424(b)(3)
                                                                      333-155350

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Accumulator(R)
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2009

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.



--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R)?

Accumulator(R) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options").


This Prospectus is not your contract. Your contract and any endorsements, riders and data pages as identified in your contract are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The description of the contract's provisions in this Prospectus is current as of the date of this Prospectus; however, because certain provisions may be changed after the date of this Prospectus in accordance with the contract, the description of the contract's provisions in this Prospectus is qualified in its entirety by the terms of the actual contract. The contract should be read carefully. You have the right to cancel the contract within a certain number of days after receipt of the contract. You should read this Prospectus in conjunction with any applicable supplements. The contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not be available at the time you purchase the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.





--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*           o EQ/Boston Advisors Equity Income
o AXA Conservative Allocation*         o EQ/Calvert Socially Responsible
o AXA Conservative-Plus Allocation*    o EQ/Capital Guardian Growth
o AXA Moderate Allocation*             o EQ/Capital Guardian Research
o AXA Moderate-Plus Allocation*        o EQ/Caywood-Scholl High Yield Bond
o EQ/AllianceBernstein International   o EQ/Common Stock Index**
o EQ/AllianceBernstein Small Cap       o EQ/Core Bond Index
  Growth                               o EQ/Davis New York Venture
o EQ/Ariel Appreciation II             o EQ/Equity 500 Index
o EQ/AXA Franklin Income Core**        o EQ/Evergreen Omega
o EQ/AXA Franklin Small Cap Value      o EQ/Focus PLUS**
  Core**                               o EQ/GAMCO Mergers and Acquisitions
o EQ/AXA Franklin Templeton Founding   o EQ/GAMCO Small Company Value
  Strategy Core**                      o EQ/Global Bond PLUS**
o EQ/AXA Mutual Shares Core**          o EQ/Global Multi-Sector Equity**
o EQ/AXA Rosenberg Value Long/Short    o EQ/Intermediate Government Bond
  Equity                               Index
o EQ/AXA Templeton Growth Core**       o EQ/International Core PLUS
o EQ/BlackRock Basic Value Equity      o EQ/International Growth
o EQ/BlackRock International Value     o EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o EQ/Large Cap Core PLUS               o EQ/Short Duration Bond
o EQ/Large Cap Growth Index            o EQ/Small Company Index
o EQ/Large Cap Growth PLUS             o EQ/T. Rowe Price Growth Stock
o EQ/Large Cap Value Index             o EQ/UBS Growth and Income
o EQ/Large Cap Value PLUS              o EQ/Van Kampen Comstock
o EQ/Long Term Bond                    o EQ/Van Kampen Mid Cap Growth
o EQ/Lord Abbett Growth and Income     o EQ/Van Kampen Real Estate
o EQ/Lord Abbett Large Cap Core        o Multimanager Aggressive Equity
o EQ/Lord Abbett Mid Cap Value         o Multimanager Core Bond
o EQ/Mid Cap Index                     o Multimanager Health Care
o EQ/Mid Cap Value PLUS                o Multimanager International Equity
o EQ/Money Market                      o Multimanager Large Cap Core Equity
o EQ/Montag & Caldwell Growth          o Multimanager Large Cap Growth
o EQ/Oppenheimer Global                o Multimanager Large Cap Value
o EQ/Oppenheimer Main Street           o Multimanager Mid Cap Growth
  Opportunity                          o Multimanager Mid Cap Value
o EQ/Oppenheimer Main Street Small     o Multimanager Multi-Sector Bond**
  Cap                                  o Multimanager Small Cap Growth
o EQ/PIMCO Ultra Short Bond**          o Multimanager Small Cap Value
o EQ/Quality Bond PLUS                 o Multimanager Technology
--------------------------------------------------------------------------------

*   The "AXA Allocation" portfolios.

** This is the variable investment option's new name, effective on or about May 1, 2009, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.


You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of the AXA Premier VIP Trust or the EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option, the fixed maturity options, and the account for special dollar cost averaging, which are discussed later in this Prospectus. If you elect a Principal guarantee benefit, the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 61/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and certain permitted variable investment option(s). The permitted variable investment options are described later in this Prospectus.

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                    X02392/Core '07/'07.5 Series
                                                                        (R-4/15)
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TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.

  We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA") (direct transfer and specified direct rollover contributions only).

o An annuity that is an investment vehicle for a qualified defined contribution plans and certain qualified defined benefit plans ("QP"). (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP, or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $4,000 to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2009, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

CONTRACT VARIATIONS. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VIII later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

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Contents of this Prospectus

--------------------------------------------------------------------------------
ACCUMULATOR(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        7
How to reach us                                                              8
Accumulator(R) at a glance -- key features                                  10

--------------------------------------------------------------------------------
FEE TABLE                                                                   13
--------------------------------------------------------------------------------
Example                                                                     17
Condensed financial information                                             19


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           20
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        20
Owner and annuitant requirements                                            25
How you can make your contributions                                         25
What are your investment options under the contract?                        26
Portfolios of the Trusts                                                    27
Allocating your contributions                                               34
Guaranteed minimum death benefit and
     Guaranteed minimum income benefit base                                 36
Annuity purchase factors                                                    38
Guaranteed minimum income benefit                                           38
Guaranteed minimum death benefit                                            41
Guaranteed withdrawal benefit for life ("GWBL")                             43
Principal guarantee benefits                                                47
Inherited IRA beneficiary continuation contract                             47
Your right to cancel within a certain number of days                        49


--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        50
--------------------------------------------------------------------------------
Your account value and cash value                                           50
Your contract's value in the variable investment options                    50
Your contract's value in the guaranteed interest option                     50
Your contract's value in the fixed maturity options                         50
Your contract's value in the account for special dollar
     cost averaging                                                         50
Insufficient account value                                                  50


----------------------
"We," "our," and "us" refer to AXA Equitable.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.


                                                  Contents of this Prospectus  3
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--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         52
--------------------------------------------------------------------------------
Transferring your account value                                             52
Disruptive transfer activity                                                52
Rebalancing your account value                                              53


--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     55
--------------------------------------------------------------------------------
Withdrawing your account value                                              55
How withdrawals are taken from your account value                           57
How withdrawals affect your Guaranteed minimum
   income benefit, Guaranteed minimum death benefit
     and Principal guarantee benefits                                       57
How withdrawals affect your GWBL and GWBL Guaranteed
     minimum death benefit                                                  58
Withdrawals treated as surrenders                                           58
Loans under Rollover TSA contracts                                          58
Surrendering your contract to receive its cash value                        59
When to expect payments                                                     59
Your annuity payout options                                                 59


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     63
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          63
Charges that the Trusts deduct                                              67
Group or sponsored arrangements                                             67
Other distribution arrangements                                             67


--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 68
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     68
Beneficiary continuation option                                             70


--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          73
--------------------------------------------------------------------------------
Overview                                                                    73
Buying a contract to fund a retirement arrangement                          73

Suspension of required minimum distributions for 2009                       73

Transfers among investment options                                          73
Taxation of nonqualified annuities                                          73
Individual retirement arrangements (IRAs)                                   76

     Traditional individual retirement annuities (traditional IRAs)         76
     Roth individual retirement annuities (Roth IRAs)                       82

Tax-sheltered annuity contracts (TSAs)                                      85
Federal and state income tax withholding and
     information reporting                                                  89
Special rules for contracts funding qualified plans                         90
Impact of taxes to AXA Equitable                                            90


--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         91
--------------------------------------------------------------------------------
About Separate Account No. 49                                               91
About the Trusts                                                            91
About our fixed maturity options                                            91
About the general account                                                   92
About other methods of payment                                              93

Dates and prices at which contract events occur                             93
About your voting rights                                                    94
Statutory compliance                                                        94

About legal proceedings                                                     95
Financial statements                                                        95
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          95
About Custodial IRAs                                                        95
Distribution of the contracts                                               96


--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           98
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
   I -- Condensed financial information                                     A-1
  II -- Purchase considerations for QP contracts                            B-1
 III -- Market value adjustment example                                     C-1
  IV -- Enhanced death benefit example                                      D-1
   V -- Hypothetical illustrations                                          E-1
  VI -- Earnings enhancement benefit example                                F-1

 VII -- State contract availability and/or variations of certain
        features and benefits                                               G-1
VIII -- Contract variations                                                 H-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this Prospectus
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Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.





                                                              Page
   3% Roll-Up to age 85                                         37
   6% Roll-Up to age 85                                         36
   6-1/2% Roll-Up to age 85                                     36
   account for special dollar cost averaging                    34
   account value                                                50
   administrative charge                                        63
   annual administrative charge                                 63
   Annual Ratchet                                               44
   Annual Ratchet to age 85 enhanced death benefit              36
   annuitant                                                    20
   annuitization                                                60
   annuity maturity date                                        61
   annuity payout options                                       59
   annuity purchase factors                                     38
   automatic annual reset program                               37
   automatic customized reset program                           37
   automatic investment program                                 93
   AXA Allocation portfolios                                 cover
   beneficiary                                                  68
   Beneficiary continuation option ("BCO")                      70
   business day                                                 93
   cash value                                                   50
   charges for state premium and other applicable taxes         66
   contract date                                                25
   contract date anniversary                                    25
   contract year                                                25
   contributions to Roth IRAs                                   82
      regular contributions                                     82
      rollovers and transfers                                   82
      conversion contributions                                  83
   contributions to traditional IRAs                            76
      regular contributions                                     76
      rollovers and transfers                                   78
   disability, terminal illness or confinement to nursing home  64
   disruptive transfer activity                                 52
   Distribution Charge                                          63
   Earnings enhancement benefit                                 42
   Earnings enhancement benefit charge                          66
   ERISA                                                        67
   Fixed-dollar option                                          35
   fixed maturity options                                       33
   Flexible Premium IRA                                      cover
   Flexible Premium Roth IRA                                 cover
   free look                                                    49
   free withdrawal amount                                       64
   general account                                              92
   General dollar cost averaging                                35
   guaranteed interest option                                   33
   Guaranteed minimum death benefit                             37
   Guaranteed minimum death benefit and Guaranteed
      minimum income benefit base                               36
   Guaranteed minimum income benefit                            38
   Guaranteed minimum income benefit and the
      Roll-Up benefit base reset option                         37
   Guaranteed minimum income benefit charge                     65
   Guaranteed minimum income benefit "no lapse guarantee"       41
   Guaranteed withdrawal benefit for life ("GWBL")              43
   Guaranteed withdrawal benefit for life charge                66
   GWBL benefit base                                            43
   IRA                                                       cover
   IRS                                                          73
   Inherited IRA                                             cover
   Investment simplifier                                        35
   investment options                                        cover
   lifetime required minimum distribution withdrawals           56
   loan reserve account                                         59
   loans under Rollover TSA                                     58
   market adjusted amount                                       33
   market value adjustment                                      33
   market timing                                                52
   Maturity date annuity payments                               62
   maturity dates                                               33
   maturity value                                               33
   Mortality and expense risks charge                           63
   NQ                                                        cover
   one-time reset option                                        37
   Online Account Access                                         8
   partial withdrawals                                          55
   participant                                                  25
   permitted variable investment options                        26
   Portfolio                                                 cover
   Principal guarantee benefits                                 47
   processing office                                             8
   QP                                                        cover
   rate to maturity                                             33
   Rebalancing                                                  53
   Rollover IRA                                              cover
   Rollover TSA                                              cover
   Roth Conversion IRA                                       cover
   Roth IRA  cover
   SAI                                                       cover
   SEC                                                       cover
   self-directed allocation                                     34
   Separate Account No. 49                                      91
   Special dollar cost averaging                                34
   standard death benefit                                       36
   substantially equal withdrawals                              56
   Spousal continuation                                         69
   systematic withdrawals                                       56
   TOPS                                                          8
   TSA                                                       cover
   traditional IRA                                           cover
   Trusts                                                       91
   unit                                                         50
   variable investment options                                  26
   wire transmittals and electronic applications                93
   withdrawal charge                                            64



                                               Index of key words and phrases  5
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To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.


-------------------------------------------------------------------------------------------
   Prospectus                              Contract or Supplemental Materials
-------------------------------------------------------------------------------------------
  fixed maturity options                   Guarantee Periods (Guaranteed Fixed
                                           Interest Accounts in supplemental materials)
  variable investment options              Investment Funds
  account value                            Annuity Account Value
  rate to maturity                         Guaranteed Rates
  unit                                     Accumulation Unit
  Guaranteed minimum death benefit         Guaranteed death benefit
  Guaranteed minimum income benefit        Guaranteed Income Benefit
  Guaranteed interest option               Guaranteed Interest Account
  Guaranteed withdrawal benefit for life   Guaranteed withdrawal benefit
  GWBL benefit base                        Guaranteed withdrawal benefit for life
                                           benefit base
  Guaranteed annual withdrawal amount      Guaranteed withdrawal benefit for life Annual
                                           withdrawal amount
  Excess withdrawal                        Guaranteed withdrawal benefit for life Excess
                                           withdrawal
-------------------------------------------------------------------------------------------

6 Index of key words and phrases

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Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  7
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HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:


--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R)
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R)
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Accumulator(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility for GWBL deferral bonuses and eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.

--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:


o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o elect to receive certain contract statements electronically;


o enroll in, modify or cancel a rebalancing program (through Online Account Access only);


o change your address (not available through TOPS);


o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and


o access Frequently Asked Questions and Service Forms (not available through
  TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ


8  Who is AXA Equitable?
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reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2) conversion of a traditional IRA to a Roth Conversion IRA or Flex ible Premium Roth IRA contract;

(3)  election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)  spousal consent for loans under Rollover TSA contracts;

(6) requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required) and contracts with the Guaranteed withdrawal benefit for life ("GWBL");

(7)  tax withholding elections;

(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) Section 1035 exchanges;

(11) direct transfers and rollovers;

(12) exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base by electing one of the following: one-time reset option, automatic annual reset program or automatic customized reset program;

(14) requests to opt out of or back into the annual ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;

(15) death claims;

(16) change in ownership (NQ only, if available under your contract);

(17) requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL");

(18) purchase by, or change of ownership to, a nonnatural owner;

(19) requests to reset the guaranteed minimum value for contracts with a Principal guarantee benefit; and

(20) requests to collaterally assign your NQ contract.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  beneficiary changes;

(2)  contract surrender and withdrawal requests;

(3) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(4) special dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  special dollar cost averaging;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION AT LEAST 30 CALENDAR DAYS PRIOR TO YOUR CONTRACT DATE ANNIVERSARY:

(1) automatic annual reset program; and

(2) automatic customized reset program.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.


                                                        Who is AXA Equitable?  9

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Accumulator(R) at a glance -- key features

--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
Professional investment      Accumulator's(R) variable investment options invest in
management                   different Portfolios managed by professional investment
                             advisers.
----------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options ("FMOs") with maturities
                               ranging from approximately 1 to 10 years (subject to
                               availability).

                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             -----------------------------------------------------------------------
                               If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value
                               adjustment due to differences in interest rates. If you
                               withdraw or transfer only a portion of a fixed maturity
                               amount, this may increase or decrease any value that you
                               have left in that fixed maturity option. If you
                               surrender your contract, a market value adjustment
                               also applies.
----------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
----------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of
cost averaging               any eligible contribution to your contract.
----------------------------------------------------------------------------------------------------
Tax considerations           o No tax on earnings inside the contract until you make
                               withdrawals from your contract or receive annuity
                               payments.
                             -----------------------------------------------------------------------
                             o No tax on transfers among investment options inside the
                               contract.
                             -----------------------------------------------------------------------
                               If you are purchasing or contributing to an
                               annuity contract which is an Individual Retirement
                               Annuity (IRA) or Tax Sheltered Annuity (TSA), or
                               to fund an employer retirement plan (QP or
                               Qualified Plan), you should be aware that such
                               annuities do not provide tax deferral benefits
                               beyond those already provided by the Internal
                               Revenue Code for these types of arrangements.
                               Before purchasing or contributing to one of these
                               contracts, you should consider whether its
                               features and benefits beyond tax deferral meet
                               your needs and goals. You may also want to
                               consider the relative features, benefits and costs
                               of these annuities compared with any other
                               investment that you may use in connection with
                               your retirement plan or arrangement. Depending on
                               your personal situation, the contract's guaranteed
                               benefits may have limited usefulness because of
                               required minimum distributions ("RMDs").
----------------------------------------------------------------------------------------------------
Guaranteed minimum             The Guaranteed minimum income benefit provides income
income benefit                 protection for you during your life once you elect to
                               annuitize the contract.
----------------------------------------------------------------------------------------------------
Guaranteed withdrawal          The Guaranteed withdrawal benefit for life option
benefit for life               ("GWBL") guarantees that you can take withdrawals of up to a maximum amount each contract year (your "Guaranteed annual withdrawal amount") beginning at age 45 or later.

                               Withdrawals are taken from your account value and continue during your lifetime even if your account value
                               falls to zero (unless it is caused by a withdrawal that
                               exceeds your Guaranteed annual withdrawal amount).
----------------------------------------------------------------------------------------------------


10 Accumulator(R) at a glance -- key features
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
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts   o NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP and Rollover TSA contracts
                         o Initial minimum:      $5,000
                         o Additional minimum:   $500 (NQ, QP and Rollover TSA contracts)
                                                 $100 monthly and $300 quarterly under our automatic investment program
                                                 (NQ, Rollover IRA and Roth conversion IRA contracts)
                                                 $50 (IRA contracts)
                                                 $1000 (Inherited IRA contracts)
------------------------------------------------------------------------------------------------------------------------------------
                       o Flexible Premium IRA and Flexible Premium Roth IRA contracts
                         o Initial minimum:      $4,000
                         o Additional minimum:   $   50
                         $50 under our automatic investment program
                       -------------------------------------------------------------------------------------------------------------
                       o Maximum contribution limitations apply to all contracts.
                       -------------------------------------------------------------------------------------------------------------
                       In general, contributions are limited to $1.5 million ($500,000 for owners or annuitants who are age
                       81 and older at contract issue) under all Accumulator(R) series contracts with the same owner or annuitant.
                       We generally limit aggregate contributions made after the first contract year to 150% of first-year contributions. Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect. For more information, please see "How you can purchase and contribute to your contract" in "Contract features and benefits" later in this
                       Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money   o Partial withdrawals
                       o Several withdrawal options on a periodic basis
                       o Loans under Rollover TSA contracts (employer or plan approval required)
                       o Contract surrender
                       o Maximum payment plan (only under contracts with GWBL)
                       o Customized payment plan (only under contracts with GWBL)
                       You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
Payout options         o Fixed annuity payout options
                       o Variable Immediate Annuity payout options (described in a separate prospectus for that option)
                       o Income Manager(R) payout options (described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit options
                       o Principal guarantee benefits
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for certain withdrawals, disability, terminal illness, or confinement to a nursing home
                       o Earnings enhancement benefit, an optional death benefit available under certain contracts
                       o Spousal continuation
                       o Beneficiary continuation option
                       o Roll-Up benefit base reset
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       Please see "Fee table" later in this section for complete details.
------------------------------------------------------------------------------------------------------------------------------------


                         Accumulator(R) at a glance -- key features 11

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----------------------------------------------------------------------
Owner and annuitant issue  NQ: 0-85
ages                       Rollover IRA, Roth Conversion
                           IRA, Flexible Premium Roth IRA
                           and Rollover TSA: 20-85
                           Flexible Premium IRA: 20-70
                           Inherited IRA: 0-70
                           QP (Defined Contribution and
                           Defined Benefit): 20-75
----------------------------------------------------------------------


The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The contract should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.



OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.


12 Accumulator(R) at a glance -- key features
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Fee table

--------------------------------------------------------------------------------


The following tables describe the fees and expenses that you will pay when buying, owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

All features listed below may not have been available at the time you purchased your contract. See Appendix VIII later in this Prospectus for more information.


The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.



------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (Deducted if you surrender your contract or make certain
withdrawals or apply your cash value to certain payout options.)(1)          7.00%

Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                       $ 350

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underly-
ing trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(2)
   If your account value on a contract date anniversary is less than
   $50,000(3)                                                                $  30
   If your account value on a contract date anniversary is $50,000
   or more                                                                   $   0
------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:
Mortality and expense risks                                                  0.80%(4)
Administrative                                                               0.30%
Distribution                                                                 0.20%
                                                                             --------
Total Separate account annual expenses                                       1.30%
------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect any of the following optional benefits
------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (Calculated as a
percentage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit and GWBL Standard death benefit                    0.00%
   Annual Ratchet to age 85                                                  0.25%
   Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85           0.80%(5)

   If you elect to reset this benefit base, if applicable, we reserve
    the right to increase your charge up to:                                 0.95%

   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85               0.65%(5)

    If you elect to reset this benefit base, if applicable, we reserve
    the right to increase your charge up to:                                 0.80%

   Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85               0.65%
   GWBL Enhanced death benefit                                               0.30%
------------------------------------------------------------------------------------------------------


                                                                      Fee table
13
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
------------------------------------------------------------------------------------------------------------------------------------
Principal guarantee benefits charge (Calculated as a percentage of the account value. Deducted annually(2) on each contract date anni-
versary for which the benefit is in effect.)

   100% Principal guarantee benefit                                      0.50%

   125% Principal guarantee benefit                                      0.75%
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (Calculated as a
percentage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)

If you elect the Guaranteed minimum income benefit that includes the
61/2% Roll-Up benefit base                                               0.80%(5)

   If you elect to reset this benefit base, we reserve the right to
   increase your charge up to:                                           1.10%

If you elect the Guaranteed minimum income benefit that includes the
6% Roll-Up benefit base                                                  0.65%(5)

   If you elect to reset this Roll-Up benefit base, we reserve the
   right to increase your charge up to:                                  0.95%
------------------------------------------------------------------------------------------------------------------------------------
Earnings enhancement benefit charge (Calculated as a percent-
age of the account value. Deducted annually(2) on each contract date
anniversary for which the benefit is in effect.)                         0.35%
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed withdrawal benefit for life benefit charge (Calcu-            0.65% for the Single Life option
lated as a percentage of the GWBL benefit base. Deducted annually(2)     0.80% for the Joint Life option
on each contract date anniversary.)

If your GWBL benefit base ratchets, we reserve the right to increase
your charge up to:                                                       0.80% for the Single Life option
                                                                         0.95% for the Joint Life option

Please see "Guaranteed withdrawal benefit for life" in "Contract features and benefits" for more information about this feature, including its benefit base and the Annual Ratchet provision, and "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses," both later in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
Net loan interest charge - Rollover TSA contracts only (Calcu-
lated and deducted daily as a percentage of the outstanding loan
amount.)                                                                 2.00%(6)


You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2008 (expenses that are deducted     Lowest     Highest
                                                                                   ----       ----
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or
other expenses)(7)                                                                 0.64%      3.65%




14 Fee table

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This table shows the fees and expenses for 2008 as an annual percentage of each
Portfolio's daily average net assets.

---------------------------------------------------------------------------------------
                                                     Manage-
                                                      ment       12b-1       Other
 Portfolio Name                                      Fees(8)   Fees(9)   Expenses(10)
---------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
---------------------------------------------------------------------------------------
AXA Aggressive Allocation                              0.10%     0.25%        0.18%
AXA Conservative Allocation                            0.10%     0.25%        0.20%
AXA Conservative-Plus Allocation                       0.10%     0.25%        0.20%
AXA Moderate Allocation                                0.10%     0.25%        0.17%
AXA Moderate-Plus Allocation                           0.10%     0.25%        0.17%
Multimanager Aggressive Equity                         0.59%     0.25%        0.16%
Multimanager Core Bond                                 0.53%     0.25%        0.18%
Multimanager Health Care                               0.95%     0.25%        0.22%
Multimanager International Equity                      0.82%     0.25%        0.21%
Multimanager Large Cap Core Equity                     0.69%     0.25%        0.21%
Multimanager Large Cap Growth                          0.75%     0.25%        0.24%
Multimanager Large Cap Value                           0.72%     0.25%        0.20%
Multimanager Mid Cap Growth                            0.80%     0.25%        0.20%
Multimanager Mid Cap Value                             0.80%     0.25%        0.19%
Multimanager Multi-Sector Bond                         0.53%     0.25%        0.18%
Multimanager Small Cap Growth                          0.85%     0.25%        0.24%
Multimanager Small Cap Value                           0.85%     0.25%        0.19%
Multimanager Technology                                0.95%     0.25%        0.22%
---------------------------------------------------------------------------------------
 EQ Advisors Trust:
---------------------------------------------------------------------------------------
EQ/AllianceBernstein International                     0.73%     0.25%        0.17%
EQ/AllianceBernstein Small Cap Growth                  0.75%     0.25%        0.14%
EQ/Ariel Appreciation II                               0.75%     0.25%        0.30%
EQ/AXA Franklin Income Core                            0.65%     0.25%        0.20%
EQ/AXA Franklin Small Cap Value Core                   0.70%     0.25%        0.23%
EQ/AXA Franklin Templeton Founding Strategy Core       0.05%     0.25%        0.19%
EQ/AXA Mutual Shares Core                              0.70%     0.25%        0.27%
EQ/AXA Rosenberg Value Long/Short Equity               1.40%     0.25%        2.00%
EQ/AXA Templeton Growth Core                           0.70%     0.25%        0.22%
EQ/BlackRock Basic Value Equity                        0.56%     0.25%        0.12%
EQ/BlackRock International Value                       0.83%     0.25%        0.20%
EQ/Boston Advisors Equity Income                       0.75%     0.25%        0.17%
EQ/Calvert Socially Responsible                        0.65%     0.25%        0.24%
EQ/Capital Guardian Growth                             0.65%     0.25%        0.15%
EQ/Capital Guardian Research                           0.65%     0.25%        0.12%
EQ/Caywood-Scholl High Yield Bond                      0.60%     0.25%        0.20%
EQ/Common Stock Index                                  0.35%     0.25%        0.11%
EQ/Core Bond Index                                     0.35%     0.25%        0.11%
EQ/Davis New York Venture                              0.85%     0.25%        0.15%
EQ/Equity 500 Index                                    0.25%     0.25%        0.14%
EQ/Evergreen Omega                                     0.65%     0.25%        0.25%
EQ/Focus PLUS                                          0.50%     0.25%        0.22%
EQ/GAMCO Mergers and Acquisitions                      0.90%     0.25%        0.23%
EQ/GAMCO Small Company Value                           0.75%     0.25%        0.14%
EQ/Global Bond PLUS                                    0.55%     0.25%        0.22%
EQ/Global Multi-Sector Equity                          0.73%     0.25%        0.36%
EQ/Intermediate Government Bond Index                  0.35%     0.25%        0.14%
EQ/International Core PLUS                             0.60%     0.25%        0.27%
EQ/International Growth                                0.85%     0.25%        0.27%
EQ/JPMorgan Value Opportunities                        0.60%     0.25%        0.16%
EQ/Large Cap Core PLUS                                 0.50%     0.25%        0.27%
EQ/Large Cap Growth Index                              0.35%     0.25%        0.13%
EQ/Large Cap Growth PLUS                               0.51%     0.25%        0.23%
EQ/Large Cap Value Index                               0.35%     0.25%        0.17%
EQ/Large Cap Value PLUS                                0.49%     0.25%        0.13%
EQ/Long Term Bond                                      0.38%     0.25%        0.14%
EQ/Lord Abbett Growth and Income                       0.65%     0.25%        0.20%
---------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------
                                                                         Total
                                                        Acquired       Annual                      Net
                                                       Fund Fees      Expenses    Fee Waiv-      Annual
                                                          and          (Before   ers and/or     Expenses
                                                        Expenses       Expense     Expense       (After
                                                      (Underlying      Limita-   Reimburse-     Expense
 Portfolio Name                                     Portfolios)(11)    tions)     ments(12)   Limitations)
-----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                                 0.94%          1.47%      (0.22)%       1.25%
AXA Conservative Allocation                               0.68%          1.23%      (0.23)%       1.00%
AXA Conservative-Plus Allocation                          0.76%          1.31%      (0.21)%       1.10%
AXA Moderate Allocation                                   0.82%          1.34%      (0.19)%       1.15%
AXA Moderate-Plus Allocation                              0.87%          1.39%      (0.19)%       1.20%
Multimanager Aggressive Equity                              --           1.00%         --         1.00%
Multimanager Core Bond                                      --           0.96%       0.00%        0.96%
Multimanager Health Care                                    --           1.42%         --         1.42%
Multimanager International Equity                           --           1.28%         --         1.28%
Multimanager Large Cap Core Equity                          --           1.15%         --         1.15%
Multimanager Large Cap Growth                               --           1.24%         --         1.24%
Multimanager Large Cap Value                                --           1.17%         --         1.17%
Multimanager Mid Cap Growth                                 --           1.25%         --         1.25%
Multimanager Mid Cap Value                                  --           1.24%         --         1.24%
Multimanager Multi-Sector Bond                              --           0.96%         --         0.96%
Multimanager Small Cap Growth                               --           1.34%         --         1.34%
Multimanager Small Cap Value                                --           1.29%         --         1.29%
Multimanager Technology                                   0.01%          1.43%         --         1.43%
-----------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
-----------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International                          --           1.15%       0.00%        1.15%
EQ/AllianceBernstein Small Cap Growth                       --           1.14%         --         1.14%
EQ/Ariel Appreciation II                                    --           1.30%      (0.15)%       1.15%
EQ/AXA Franklin Income Core                                 --           1.10%       0.00%        1.10%
EQ/AXA Franklin Small Cap Value Core                        --           1.18%       0.00%        1.18%
EQ/AXA Franklin Templeton Founding Strategy Core          0.91%          1.40%      (0.09)%       1.31%
EQ/AXA Mutual Shares Core                                   --           1.22%       0.00%        1.22%
EQ/AXA Rosenberg Value Long/Short Equity                    --           3.65%       0.00%        3.65%
EQ/AXA Templeton Growth Core                                --           1.17%       0.00%        1.17%
EQ/BlackRock Basic Value Equity                             --           0.93%         --         0.93%
EQ/BlackRock International Value                            --           1.28%       0.00%        1.28%
EQ/Boston Advisors Equity Income                            --           1.17%      (0.12)%       1.05%
EQ/Calvert Socially Responsible                             --           1.14%       0.00%        1.14%
EQ/Capital Guardian Growth                                  --           1.05%      (0.10)%       0.95%
EQ/Capital Guardian Research                                --           1.02%      (0.05)%       0.97%
EQ/Caywood-Scholl High Yield Bond                           --           1.05%       0.00%        1.05%
EQ/Common Stock Index                                       --           0.71%         --         0.71%
EQ/Core Bond Index                                          --           0.71%         --         0.71%
EQ/Davis New York Venture                                   --           1.25%         --         1.25%
EQ/Equity 500 Index                                         --           0.64%         --         0.64%
EQ/Evergreen Omega                                          --           1.15%       0.00%        1.15%
EQ/Focus PLUS                                               --           0.97%       0.00%        0.97%
EQ/GAMCO Mergers and Acquisitions                           --           1.38%         --         1.38%
EQ/GAMCO Small Company Value                                --           1.14%         --         1.14%
EQ/Global Bond PLUS                                         --           1.02%         --         1.02%
EQ/Global Multi-Sector Equity                               --           1.34%         --         1.34%
EQ/Intermediate Government Bond Index                       --           0.74%         --         0.74%
EQ/International Core PLUS                                0.06%          1.18%      (0.02)%       1.16%
EQ/International Growth                                     --           1.37%         --         1.37%
EQ/JPMorgan Value Opportunities                             --           1.01%      (0.01)%       1.00%
EQ/Large Cap Core PLUS                                    0.03%          1.05%      (0.05)%       1.00%
EQ/Large Cap Growth Index                                   --           0.73%         --         0.73%
EQ/Large Cap Growth PLUS                                    --           0.99%       0.00%        0.99%
EQ/Large Cap Value Index                                    --           0.77%         --         0.77%
EQ/Large Cap Value PLUS                                     --           0.87%       0.00%        0.87%
EQ/Long Term Bond                                           --           0.77%         --         0.77%
EQ/Lord Abbett Growth and Income                            --           1.10%      (0.10)%       1.00%
-----------------------------------------------------------------------------------------------------------


                                                                    Fee table 15
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                           www.axa-equitable.com/green


This table shows the fees and expenses for 2008 as an annual percentage of each Portfolio's daily average net assets.



-----------------------------------------------------------------------------
                                           Manage-
                                            ment       12b-1       Other
 Portfolio Name                            Fees(8)   Fees(9)   Expenses(10)
-----------------------------------------------------------------------------
 EQ Advisors Trust:
-----------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core                0.65%     0.25%        0.22%
EQ/Lord Abbett Mid Cap Value                 0.70%     0.25%        0.16%
EQ/Mid Cap Index                             0.35%     0.25%        0.12%
EQ/Mid Cap Value PLUS                        0.55%     0.25%        0.22%
EQ/Money Market                              0.30%     0.25%        0.17%
EQ/Montag & Caldwell Growth                  0.75%     0.25%        0.15%
EQ/Oppenheimer Global                        0.95%     0.25%        0.42%
EQ/Oppenheimer Main Street Opportunity       0.85%     0.25%        0.94%
EQ/Oppenheimer Main Street Small Cap         0.90%     0.25%        0.86%
EQ/PIMCO Ultra Short Bond                    0.48%     0.25%        0.17%
EQ/Quality Bond PLUS                         0.40%     0.25%        0.19%
EQ/Short Duration Bond                       0.43%     0.25%        0.13%
EQ/Small Company Index                       0.25%     0.25%        0.20%
EQ/T. Rowe Price Growth Stock                0.80%     0.25%        0.16%
EQ/UBS Growth and Income                     0.75%     0.25%        0.19%
EQ/Van Kampen Comstock                       0.65%     0.25%        0.17%
EQ/Van Kampen Mid Cap Growth                 0.70%     0.25%        0.17%
EQ/Van Kampen Real Estate                    0.90%     0.25%        0.15%
-----------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------
                                                             Total
                                              Acquired       Annual                      Net
                                             Fund Fees      Expenses    Fee Waiv-      Annual
                                                and          (Before   ers and/or     Expenses
                                              Expenses       Expense     Expense       (After
                                            (Underlying      Limita-   Reimburse-     Expense
 Portfolio Name                           Portfolios)(11)    tions)     ments(12)   Limitations)
-------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
-------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core                     --           1.12%      (0.12)%       1.00%
EQ/Lord Abbett Mid Cap Value                      --           1.11%      (0.06)%       1.05%
EQ/Mid Cap Index                                  --           0.72%         --         0.72%
EQ/Mid Cap Value PLUS                           0.03%          1.05%       0.00%        1.05%
EQ/Money Market                                   --           0.72%         --         0.72%
EQ/Montag & Caldwell Growth                       --           1.15%       0.00%        1.15%
EQ/Oppenheimer Global                             --           1.62%      (0.27)%       1.35%
EQ/Oppenheimer Main Street Opportunity            --           2.04%      (0.74)%       1.30%
EQ/Oppenheimer Main Street Small Cap              --           2.01%      (0.71)%       1.30%
EQ/PIMCO Ultra Short Bond                         --           0.90%       0.00%        0.90%
EQ/Quality Bond PLUS                              --           0.84%         --         0.84%
EQ/Short Duration Bond                            --           0.81%         --         0.81%
EQ/Small Company Index                            --           0.70%         --         0.70%
EQ/T. Rowe Price Growth Stock                     --           1.21%      (0.01)%       1.20%
EQ/UBS Growth and Income                          --           1.19%      (0.14)%       1.05%
EQ/Van Kampen Comstock                            --           1.07%      (0.07)%       1.00%
EQ/Van Kampen Mid Cap Growth                      --           1.12%      (0.02)%       1.10%
EQ/Van Kampen Real Estate                         --           1.30%      (0.04)%       1.26%
-------------------------------------------------------------------------------------------------


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable:


   The withdrawal charge percentage we use is determined by the contract year in           Contract
   which you make the withdrawal or surrender your contract. For each contribution,        Year
   we consider the contract year in which we receive that contribution to be "contract     1.........7.00%
   year 1")                                                                                2.........7.00%
                                                                                           3.........6.00%
                                                                                           4.........6.00%
                                                                                           5.........5.00%
                                                                                           6.........3.00%
                                                                                           7.........1.00%
                                                                                           8+........0.00%

(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(3) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge, if applicable, is $30 for each contract year.

(4) These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges.

(5) We reserve the right to increase this charge if you elect to reset your Roll-Up benefit base on any contract date anniversary. See both "Guaranteed minimum death benefit charge" and "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus.

(6) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(7) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2008 and for the underlying portfolios.

(8) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (12) for any expense limitation agreement information.

(9) Portfolio shares are subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The maximum annual distribution and/or service (12b-1) fee for Class B and IB shares is 0.50% of the average daily net assets attributable to those shares. Under arrangements approved by each Trust's Board of Trustees, the distribution and/or service (12b-1) fee currently is limited to 0.25% of the average daily net assets attributable to Class B and Class IB shares of the portfolios. These arrangements will be in effect at least until April 30, 2010.

(10) Other expenses shown are those incurred in 2008. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (12) for any expense limitation agreement information.


(11) Each of these variable investment options invests in a corresponding Portfolio of one of the Trusts or other unaffiliated investment companies. Each Portfolio, in turn, invests in shares of other Portfolios of the Trusts and/or shares of unaffiliated portfolios ("the underlying portfolios"). Amounts shown reflect each Portfolio's pro rata share of the fees and expenses of the underlying portfolios in which it invests. A "--" indicates that the listed Portfolio does not invest in underlying portfolios.


16 Fee table

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(12) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain Portfolios, which are effective through April 30, 2010 (unless the Board of Trustees of AXA Premier VIP Trust or EQ Advisors Trust, as applicable, consents to an earlier revision or termination of this arrangement). Under these agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the Portfolios invests and extraordinary expenses) to not more than the amount specified in the agreements. Therefore, each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce Portfolio expenses, the net expenses would be as shown in the table below:




--------------------------------------------------------------------------------
   Portfolio Name
--------------------------------------------------------------------------------
   Multimanager Aggressive Equity          0.98%
--------------------------------------------------------------------------------
   Multimanager Health Care                1.40%
--------------------------------------------------------------------------------
   Multimanager Large Cap Core Equity      1.14%
--------------------------------------------------------------------------------
   Multimanager Large Cap Growth           1.15%
--------------------------------------------------------------------------------
   Multimanager Large Cap Value            1.15%
--------------------------------------------------------------------------------
   Multimanager Mid Cap Growth             1.15%
--------------------------------------------------------------------------------
   Multimanager Small Cap Growth           1.29%
--------------------------------------------------------------------------------
   Multimanager Small Cap Value            1.23%
--------------------------------------------------------------------------------
   Multimanager Technology                 1.42%
--------------------------------------------------------------------------------
   EQ/AllianceBernstein Small Cap Growth   1.12%
--------------------------------------------------------------------------------
   EQ/Ariel Appreciation II                1.11%
--------------------------------------------------------------------------------
   EQ/Capital Guardian Growth              0.94%
--------------------------------------------------------------------------------
   EQ/Capital Guardian Research            0.96%
--------------------------------------------------------------------------------
   EQ/Davis New York Venture               1.22%
--------------------------------------------------------------------------------
   EQ/Evergreen Omega                      1.13%
--------------------------------------------------------------------------------
   EQ/GAMCO Mergers and Acquisitions       1.37%
--------------------------------------------------------------------------------
   EQ/GAMCO Small Company Value            1.12%
--------------------------------------------------------------------------------
   EQ/Global Multi-Sector Equity           1.33%
--------------------------------------------------------------------------------
   EQ/International Core PLUS              1.14%
--------------------------------------------------------------------------------
   EQ/Lord Abbett Growth and Income        0.98%
--------------------------------------------------------------------------------
   EQ/Lord Abbett Large Cap Core           0.99%
--------------------------------------------------------------------------------
   EQ/Lord Abbett Mid Cap Value            1.04%
--------------------------------------------------------------------------------
   EQ/Mid Cap Value PLUS                   1.04%
--------------------------------------------------------------------------------
   EQ/Montag & Caldwell Growth             1.13%
--------------------------------------------------------------------------------
   EQ/UBS Growth and Income                1.03%
--------------------------------------------------------------------------------
   EQ/Van Kampen Comstock                  0.98%
--------------------------------------------------------------------------------
   EQ/Van Kampen Mid Cap Growth            1.08%
--------------------------------------------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85 and the Earnings enhancement benefit with the Guaranteed minimum income benefit) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2007, which results in an estimated administrative charge of 0.009% of contract value.

The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


The example assumes that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



                                                                    Fee table 17

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
-----------------------------------------------------------------------------------------------------------------------------
                                        If you surrender your contract at the        If you annuitize at the end of the
                                          end of the applicable time period                applicable time period
-----------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                        1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation             $1,199     $2,130     $3,109      $5,536     N/A       $2,130     $3,109      $5,536
AXA Conservative Allocation           $1,174     $2,057     $2,991      $5,324     N/A       $2,057     $2,991      $5,324
AXA Conservative-Plus Allocation      $1,182     $2,082     $3,031      $5,395     N/A       $2,082     $3,031      $5,395
AXA Moderate Allocation               $1,185     $2,091     $3,046      $5,422     N/A       $2,091     $3,046      $5,422
AXA Moderate-Plus Allocation          $1,191     $2,106     $3,070      $5,466     N/A       $2,106     $3,070      $5,466
Multimanager Aggressive Equity        $1,150     $1,987     $2,877      $5,115     N/A       $1,987     $2,877      $5,115
Multimanager Core Bond                $1,145     $1,974     $2,857      $5,078     N/A       $1,974     $2,857      $5,078
Multimanager Health Care              $1,194     $2,115     $3,085      $5,492     N/A       $2,115     $3,085      $5,492
Multimanager International Equity     $1,179     $2,072     $3,016      $5,368     N/A       $2,072     $3,016      $5,368
Multimanager Large Cap Core
 Equity                               $1,165     $2,033     $2,952      $5,252     N/A       $2,033     $2,952      $5,252
Multimanager Large Cap Growth         $1,175     $2,060     $2,996      $5,333     N/A       $2,060     $2,996      $5,333
Multimanager Large Cap Value          $1,167     $2,039     $2,962      $5,270     N/A       $2,039     $2,962      $5,270
Multimanager Mid Cap Growth           $1,176     $2,063     $3,001      $5,342     N/A       $2,063     $3,001      $5,342
Multimanager Mid Cap Value            $1,175     $2,060     $2,996      $5,333     N/A       $2,060     $2,996      $5,333
Multimanager Multi-Sector Bond        $1,145     $1,974     $2,857      $5,078     N/A       $1,974     $2,857      $5,078
Multimanager Small Cap Growth         $1,185     $2,091     $3,046      $5,422     N/A       $2,091     $3,046      $5,422
Multimanager Small Cap Value          $1,180     $2,076     $3,021      $5,377     N/A       $2,076     $3,021      $5,377
Multimanager Technology               $1,195     $2,118     $3,090      $5,501     N/A       $2,118     $3,090      $5,501
-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International    $1,165     $2,033     $2,952      $5,252     N/A       $2,033     $2,952      $5,252
EQ/AllianceBernstein Small Cap
 Growth                               $1,164     $2,030     $2,947      $5,243     N/A       $2,030     $2,947      $5,243
EQ/Ariel Appreciation II              $1,181     $2,079     $3,026      $5,386     N/A       $2,079     $3,026      $5,386
EQ/AXA Franklin Income Core           $1,160     $2,017     $2,927      $5,206     N/A       $2,017     $2,927      $5,206
EQ/AXA Franklin Small Cap Value
 Core                                 $1,168     $2,042     $2,967      $5,279     N/A       $2,042     $2,967      $5,279
EQ/AXA Franklin Templeton
 Founding Strategy Core               $1,192     $2,109     $3,075      $5,474     N/A       $2,109     $3,075      $5,474
EQ/AXA Mutual Shares Core             $1,173     $2,054     $2,986      $5,315     N/A       $2,054     $2,986      $5,315
EQ/AXA Rosenberg Value
 Long/Short Equity                    $1,428     $2,779     $4,125      $7,228     N/A       $2,779     $4,125      $7,228
EQ/AXA Templeton Growth Core          $1,167     $2,039     $2,962      $5,270     N/A       $2,039     $2,962      $5,270
EQ/BlackRock Basic Value Equity       $1,142     $1,965     $2,842      $5,051     N/A       $1,965     $2,842      $5,051
EQ/BlackRock International Value      $1,179     $2,072     $3,016      $5,368     N/A       $2,072     $3,016      $5,368
EQ/Boston Advisors Equity Income      $1,167     $2,039     $2,962      $5,270     N/A       $2,039     $2,962      $5,270
EQ/Calvert Socially Responsible       $1,164     $2,030     $2,947      $5,243     N/A       $2,030     $2,947      $5,243
EQ/Capital Guardian Growth            $1,155     $2,002     $2,902      $5,161     N/A       $2,002     $2,902      $5,161
EQ/Capital Guardian Research          $1,152     $1,993     $2,887      $5,133     N/A       $1,993     $2,887      $5,133
EQ/Caywood-Scholl High Yield
 Bond                                 $1,155     $2,002     $2,902      $5,161     N/A       $2,002     $2,902      $5,161
EQ/Common Stock Index                 $1,119     $1,897     $2,732      $4,845     N/A       $1,897     $2,732      $4,845
EQ/Core Bond Index                    $1,119     $1,897     $2,732      $4,845     N/A       $1,897     $2,732      $4,845
EQ/Davis New York Venture             $1,176     $2,063     $3,001      $5,342     N/A       $2,063     $3,001      $5,342
EQ/Equity 500 Index                   $1,112     $1,875     $2,696      $4,778     N/A       $1,875     $2,696      $4,778
EQ/Evergreen Omega                    $1,165     $2,033     $2,952      $5,252     N/A       $2,033     $2,952      $5,252
EQ/Focus PLUS                         $1,146     $1,977     $2,862      $5,088     N/A       $1,977     $2,862      $5,088
EQ/GAMCO Mergers and
 Acquisitions                         $1,189     $2,103     $3,065      $5,457     N/A       $2,103     $3,065      $5,457
EQ/GAMCO Small Company Value          $1,164     $2,030     $2,947      $5,243     N/A       $2,030     $2,947      $5,243
EQ/Global Bond PLUS                   $1,152     $1,993     $2,887      $5,133     N/A       $1,993     $2,887      $5,133
EQ/Global Multi-Sector Equity         $1,185     $2,091     $3,046      $5,422     N/A       $2,091     $3,046      $5,422
EQ/Intermediate Government Bond
 Index                                $1,122     $1,906     $2,747      $4,873     N/A       $1,906     $2,747      $4,873
EQ/International Core PLUS            $1,168     $2,042     $2,967      $5,279     N/A       $2,042     $2,967      $5,279
EQ/International Growth               $1,188     $2,100     $3,060      $5,448     N/A       $2,100     $3,060      $5,448
EQ/JPMorgan Value Opportunities       $1,151     $1,990     $2,882      $5,124     N/A       $1,990     $2,882      $5,124
EQ/Large Cap Core PLUS                $1,155     $2,002     $2,902      $5,161     N/A       $2,002     $2,902      $5,161
EQ/Large Cap Growth Index             $1,121     $1,903     $2,742      $4,864     N/A       $1,903     $2,742      $4,864
EQ/Large Cap Growth PLUS              $1,149     $1,984     $2,872      $5,106     N/A       $1,984     $2,872      $5,106
-----------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                      If you do not surrender your contract at
                                       the end of the applicable time period
--------------------------------------------------------------------------------
 Portfolio Name                        1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Aggressive Allocation               $499     $1,530     $2,609     $5,536
AXA Conservative Allocation             $474     $1,457     $2,491     $5,324
AXA Conservative-Plus Allocation        $482     $1,482     $2,531     $5,395
AXA Moderate Allocation                 $485     $1,491     $2,546     $5,422
AXA Moderate-Plus Allocation            $491     $1,506     $2,570     $5,466
Multimanager Aggressive Equity          $450     $1,387     $2,377     $5,115
Multimanager Core Bond                  $445     $1,374     $2,357     $5,078
Multimanager Health Care                $494     $1,515     $2,585     $5,492
Multimanager International Equity       $479     $1,472     $2,516     $5,368
Multimanager Large Cap Core
 Equity                                 $465     $1,433     $2,452     $5,252
Multimanager Large Cap Growth           $475     $1,460     $2,496     $5,333
Multimanager Large Cap Value            $467     $1,439     $2,462     $5,270
Multimanager Mid Cap Growth             $476     $1,463     $2,501     $5,342
Multimanager Mid Cap Value              $475     $1,460     $2,496     $5,333
Multimanager Multi-Sector Bond          $445     $1,374     $2,357     $5,078
Multimanager Small Cap Growth           $485     $1,491     $2,546     $5,422
Multimanager Small Cap Value            $480     $1,476     $2,521     $5,377
Multimanager Technology                 $495     $1,518     $2,590     $5,501
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/AllianceBernstein International      $465     $1,433     $2,452     $5,252
EQ/AllianceBernstein Small Cap
 Growth                                 $464     $1,430     $2,447     $5,243
EQ/Ariel Appreciation II                $481     $1,479     $2,526     $5,386
EQ/AXA Franklin Income Core             $460     $1,417     $2,427     $5,206
EQ/AXA Franklin Small Cap Value
 Core                                   $468     $1,442     $2,467     $5,279
EQ/AXA Franklin Templeton
 Founding Strategy Core                 $492     $1,509     $2,575     $5,474
EQ/AXA Mutual Shares Core               $473     $1,454     $2,486     $5,315
EQ/AXA Rosenberg Value
 Long/Short Equity                      $728     $2,179     $3,625     $7,228
EQ/AXA Templeton Growth Core            $467     $1,439     $2,462     $5,270
EQ/BlackRock Basic Value Equity         $442     $1,365     $2,342     $5,051
EQ/BlackRock International Value        $479     $1,472     $2,516     $5,368
EQ/Boston Advisors Equity Income        $467     $1,439     $2,462     $5,270
EQ/Calvert Socially Responsible         $464     $1,430     $2,447     $5,243
EQ/Capital Guardian Growth              $455     $1,402     $2,402     $5,161
EQ/Capital Guardian Research            $452     $1,393     $2,387     $5,133
EQ/Caywood-Scholl High Yield
 Bond                                   $455     $1,402     $2,402     $5,161
EQ/Common Stock Index                   $419     $1,297     $2,232     $4,845
EQ/Core Bond Index                      $419     $1,297     $2,232     $4,845
EQ/Davis New York Venture               $476     $1,463     $2,501     $5,342
EQ/Equity 500 Index                     $412     $1,275     $2,196     $4,778
EQ/Evergreen Omega                      $465     $1,433     $2,452     $5,252
EQ/Focus PLUS                           $446     $1,377     $2,362     $5,088
EQ/GAMCO Mergers and
 Acquisitions                           $489     $1,503     $2,565     $5,457
EQ/GAMCO Small Company Value            $464     $1,430     $2,447     $5,243
EQ/Global Bond PLUS                     $452     $1,393     $2,387     $5,133
EQ/Global Multi-Sector Equity           $485     $1,491     $2,546     $5,422
EQ/Intermediate Government Bond
 Index                                  $422     $1,306     $2,247     $4,873
EQ/International Core PLUS              $468     $1,442     $2,467     $5,279
EQ/International Growth                 $488     $1,500     $2,560     $5,448
EQ/JPMorgan Value Opportunities         $451     $1,390     $2,382     $5,124
EQ/Large Cap Core PLUS                  $455     $1,402     $2,402     $5,161
EQ/Large Cap Growth Index               $421     $1,303     $2,242     $4,864
EQ/Large Cap Growth PLUS                $449     $1,384     $2,372     $5,106
--------------------------------------------------------------------------------


18 Fee table

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                           www.axa-equitable.com/green



---------------------------------------------------------------------------------------------------------------------------
                                      If you surrender your contract at the        If you annuitize at the end of the
                                        end of the applicable time period                applicable time period
---------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                      1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
---------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index            $1,125     $1,916     $2,762      $4,901     N/A       $1,916     $2,762      $4,901
EQ/Large Cap Value PLUS             $1,136     $1,947     $2,812      $4,995     N/A       $1,947     $2,812      $4,995
EQ/Long Term Bond                   $1,125     $1,916     $2,762      $4,901     N/A       $1,916     $2,762      $4,901
EQ/Lord Abbett Growth and Income    $1,160     $2,017     $2,927      $5,206     N/A       $2,017     $2,927      $5,206
EQ/Lord Abbett Large Cap Core       $1,162     $2,023     $2,937      $5,225     N/A       $2,023     $2,937      $5,225
EQ/Lord Abbett Mid Cap Value        $1,161     $2,020     $2,932      $5,215     N/A       $2,020     $2,932      $5,215
EQ/Mid Cap Index                    $1,120     $1,900     $2,737      $4,854     N/A       $1,900     $2,737      $4,854
EQ/Mid Cap Value PLUS               $1,155     $2,002     $2,902      $5,161     N/A       $2,002     $2,902      $5,161
EQ/Money Market                     $1,120     $1,900     $2,737      $4,854     N/A       $1,900     $2,737      $4,854
EQ/Montag & Caldwell Growth         $1,165     $2,033     $2,952      $5,252     N/A       $2,033     $2,952      $5,252
EQ/Oppenheimer Global               $1,215     $2,176     $3,182      $5,666     N/A       $2,176     $3,182      $5,666
EQ/Oppenheimer Main Street
 Opportunity                        $1,259     $2,303     $3,384      $6,018     N/A       $2,303     $3,384      $6,018
EQ/Oppenheimer Main Street Small
 Cap                                $1,256     $2,294     $3,370      $5,994     N/A       $2,294     $3,370      $5,994
EQ/PIMCO Ultra Short Bond           $1,139     $1,955     $2,826      $5,020     N/A       $1,955     $2,826      $5,020
EQ/Quality Bond PLUS                $1,133     $1,937     $2,797      $4,967     N/A       $1,937     $2,797      $4,967
EQ/Short Duration Bond              $1,130     $1,928     $2,782      $4,939     N/A       $1,928     $2,782      $4,939
EQ/Small Company Index              $1,118     $1,894     $2,727      $4,835     N/A       $1,894     $2,727      $4,835
EQ/T. Rowe Price Growth Stock       $1,172     $2,051     $2,982      $5,306     N/A       $2,051     $2,982      $5,306
EQ/UBS Growth and Income            $1,170     $2,045     $2,972      $5,288     N/A       $2,045     $2,972      $5,288
EQ/Van Kampen Comstock              $1,157     $2,008     $2,912      $5,179     N/A       $2,008     $2,912      $5,179
EQ/Van Kampen Mid Cap Growth        $1,162     $2,023     $2,937      $5,225     N/A       $2,023     $2,937      $5,225
EQ/Van Kampen Real Estate           $1,181     $2,079     $3,026      $5,386     N/A       $2,079     $3,026      $5,386
---------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
                                    If you do not surrender your contract at
                                     the end of the applicable time period
------------------------------------------------------------------------------
 Portfolio Name                      1 year    3 years    5 years    10 years
------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------
EQ/Large Cap Value Index              $425     $1,316     $2,262     $4,901
EQ/Large Cap Value PLUS               $436     $1,347     $2,312     $4,995
EQ/Long Term Bond                     $425     $1,316     $2,262     $4,901
EQ/Lord Abbett Growth and Income      $460     $1,417     $2,427     $5,206
EQ/Lord Abbett Large Cap Core         $462     $1,423     $2,437     $5,225
EQ/Lord Abbett Mid Cap Value          $461     $1,420     $2,432     $5,215
EQ/Mid Cap Index                      $420     $1,300     $2,237     $4,854
EQ/Mid Cap Value PLUS                 $455     $1,402     $2,402     $5,161
EQ/Money Market                       $420     $1,300     $2,237     $4,854
EQ/Montag & Caldwell Growth           $465     $1,433     $2,452     $5,252
EQ/Oppenheimer Global                 $515     $1,576     $2,682     $5,666
EQ/Oppenheimer Main Street
 Opportunity                          $559     $1,703     $2,884     $6,018
EQ/Oppenheimer Main Street Small
 Cap                                  $556     $1,694     $2,870     $5,994
EQ/PIMCO Ultra Short Bond             $439     $1,355     $2,326     $5,020
EQ/Quality Bond PLUS                  $433     $1,337     $2,297     $4,967
EQ/Short Duration Bond                $430     $1,328     $2,282     $4,939
EQ/Small Company Index                $418     $1,294     $2,227     $4,835
EQ/T. Rowe Price Growth Stock         $472     $1,451     $2,482     $5,306
EQ/UBS Growth and Income              $470     $1,445     $2,472     $5,288
EQ/Van Kampen Comstock                $457     $1,408     $2,412     $5,179
EQ/Van Kampen Mid Cap Growth          $462     $1,423     $2,437     $5,225
EQ/Van Kampen Real Estate             $481     $1,479     $2,526     $5,386
------------------------------------------------------------------------------


For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2008.



                                                                    Fee table 19

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1. Contract features and benefits


--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We can refuse to accept any application or contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of owner and contract purchased. Maximum contribution limitations also apply. The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. In some states, our rules may vary. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table, and contributions are based on the age of the older of the original owner and annuitant. Additional contributions may not be permitted in your state. Please see Appendix VII later in this Prospectus to see if additional contributions are permitted in your state.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.



--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. We currently permit aggregate contributions greater than the 150% limit if both: (i) the owner (or joint owner or joint annuitant, if applicable) is age 75 or younger; and (ii) the aggregate contributions in any year after the 150% limit is reached do not exceed 100% of the prior year's contributions. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VII later in this Prospectus.


We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We currently impose that limitation, except that we permit contributions greater than the 150% limit if both: (i) the owner (or joint owner or joint annuitant, if applicable) is 75 or younger; and (ii) the total contributions in any year after the 150% limit is reached do not exceed 100% of the prior year's contributions.

We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.

--------------------------------------------------------------------------------
The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits. The "annuitant" is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for owner
                 and annuitant   Minimum
 Contract type   issue ages      contributions                      Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 85    o $5,000 (initial)                 o After-tax money.             o No additional contributions
                                 o $500 (additional)                                                 may be made after attain-
                                 o $100 monthly and $300            o Paid to us by check or         ment of age 86, or if later,
                                   quarterly under our auto-          transfer of contract value in  the first contract date anni-
                                   matic investment program           a tax-deferred exchange        versary.*
                                   (additional)                       under Section 1035 of the
                                                                      Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------

20 Contract features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for owner
                 and annuitant   Minimum
 Contract type   issue ages      contributions                    Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 85   o $5,000 (initial)               o Eligible rollover distribu-    o No additional contributions
                                 o $50 (additional)                 tions from 403(b) plans,         may be made after attain-
                                 o $100 monthly and $300            qualified plans, and govern-     ment of age 86, or, if later,
                                   quarterly under our auto-        mental employer 457(b)           the first contract date
                                   matic investment program         plans.                           anniversary.*
                                   (additional) (subject to tax
                                   maximums)                      o Rollovers from another         o Contributions after age 70-1/2
                                                                    traditional individual retire-   must be net of required
                                                                    ment arrangement.                minimum distributions.

                                                                  o Direct custodian-to-           o Although we accept regular
                                                                    custodian transfers from         IRA contributions (limited to
                                                                    another traditional indi-        $5,000) under Rollover IRA
                                                                    vidual retirement                contracts, we intend that the
                                                                    arrangement.                     contract be used primarily
                                                                                                     for rollover and direct trans-
                                                                  o Regular IRA contributions.       fer contributions.

                                                                  o Additional catch-up            o Additional catch-up contri-
                                                                    contributions.                   butions of up to $1,000 per
                                                                                                     calendar year where the
                                                                                                     owner is at least age 50 but
                                                                                                     under age 70-1/2 at any time
                                                                                                     during the calendar year for
                                                                                                     which the contribution is
                                                                                                     made.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21
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
------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for owner
                 and annuitant   Minimum
 Contract type   issue ages      contributions                    Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85   o $5,000 (initial)              o Rollovers from another       o No additional contributions
IRA                                                                 Roth IRA.                      may be made after attain-
                                  o $50 (additional)                                               ment of age 86, or, if later,
                                  o $100 monthly and $300        o Rollovers from a "desig-        the first contract date
                                    quarterly under our auto-      nated Roth contribution         anniversary.*
                                    matic investment program       account" under a 401(k)
                                    (additional) (subject to tax   plan or 403(b) plan.
                                    maximums)                                                    o Conversion rollovers after
                                                                                                   age 70-1/2 must be net of
                                                                 o Conversion rollovers from a     required minimum distribu-
                                                                   traditional IRA or other        tions for the traditional IRA
                                                                   eligible retirement plan.       or other eligible retirement
                                                                                                   plan which is the source of
                                                                 o Direct transfers from           the conversion rollover.
                                                                   another Roth IRA.
                                                                                                 o Before 2010, you cannot roll
                                                                 o Regular Roth IRA contribu-      over funds from a traditional
                                                                   tions.                          IRA or other eligible retire-
                                                                                                   ment plan if your adjusted
                                                                 o Additional catch-up             gross income is $100,000 or
                                                                   contributions.                  more.
                                                                                                 o Although we accept regular
                                                                                                   Roth IRA contributions (lim-
                                                                                                   ited to $5,000) under Roth
                                                                                                   IRA contracts, we intend
                                                                                                   that the contract be used
                                                                                                   primarily for rollover and
                                                                                                   direct transfer contributions.
                                                                                                   o Additional catch-up contri-
                                                                                                   butions of up to $1,000 per
                                                                                                   calendar year where the
                                                                                                   owner is at least age 50 at
                                                                                                   any time during the calendar
                                                                                                   year for which the contribu-
                                                                                                   tion is made.

------------------------------------------------------------------------------------------------------------------------------------
                                                                  o With documentation of        o No additional contributions
                                                                    employer or plan approval,     may be made after attain-
                                                                    and limited to pre-tax         ment of age 86, or, if later,
                                                                    funds, direct plan-to-plan     the first contract date
                                                                    transfers from another         anniversary.*
                                                                    403(b) plan or contract
                                                                    exchanges from another       o Contributions after age 70-1/2
                                                                    403(b) contract under the      must be net of any required
                                                                    same plan.                     minimum distributions.

                                                                                                 o We do not accept employer-
                                                                  o With documentation of          remitted contributions.
                                                                    employer or plan approval,
                                                                    and limited to pre-tax       o We do not accept after tax
                                                                    funds, eligible rollover       contributions, including des-
                                                                    distributions from other       ignated Roth contributions.
                                                                    403(b) plans, qualified
                                                                    plans, governmental
                                                                    employer 457(b) plans
                                                                    or traditional IRAs.
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for owner
                 and annuitant   Minimum
 Contract type   issue ages      contributions                    Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
QP               20 through 75   o $5,000 (initial)               o Only transfer contributions
                                 o $500 (additional)                from other investments         o A separate QP contract must
                                                                    within an existing qualified     be established for each plan
                                                                    participant.
                                                                    plan trust.
                                                                                                  o We do not accept regular
                                                                  o The plan must be qualified      ongoing payroll contribu-
                                                                    under Section 401(a) of the     tions or contributions
                                                                    Internal Revenue Code.          directly from the employer.
                                                                  o For 401(k) plans, trans-      o Only one additional transfer
                                                                    ferred contributions may        contribution may be made
                                                                    not include any after-tax       during a contract year.
                                                                    contributions, including
                                                                    designated Roth contribu-     o No additional transfer con-
                                                                    tions.                          tributions after participant's
                                                                                                    attainment of age 76 or, if
                                                                                                    later, the first contract date
                                                                                                    anniversary.
                                                                                                  o Contributions after age 70-1/2
                                                                                                    must be net of any required
                                                                                                    minimum distributions.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------
Flexible         20 through 70   o $4,000 (initial)              o Regular traditional IRA       o No regular IRA contributions
Premium IRA                                                        contributions.                  in the calendar year you turn
                                 o $50 (additional)                                                age 70-1/2 and thereafter.
                                                                 o Additional catch-up
                                 o $50 monthly or quarterly        contributions.                o Regular contributions may
                                   under our automatic invest-                                     not exceed $5,000.
                                   ment program (additional)     o Eligible rollover distribu-
                                   (subject to tax maximums)       tions from 403(b) plans,      o Additional catch-up contri-
                                                                   qualified plans, and govern-    butions of up to $1,000 per
                                                                   mental employer 457(b)          calendar year where the
                                                                   plans.                          owner is at least age 50 but
                                                                                                   under age 70-1/2 at any time
                                                                 o Rollovers from another          during the calendar year for
                                                                   traditional individual retire-  which the contribution is
                                                                   ment arrangement.               made.

                                                                 o Direct custodian-             o Although we accept rollover
                                                                   to-custodian transfers from     and direct transfer contribu-
                                                                   another traditional indi-       tions under the Flexible
                                                                   vidual retirement               Premium IRA contract, we
                                                                   arrangement.                    intend that the contract be
                                                                                                   used for ongoing regular
                                                                                                   contributions.

                                                                                                 o Rollover and direct transfer
                                                                                                   contributions may be made
                                                                                                   up to attainment of age
                                                                                                   86.*

                                                                                                 o Rollover and direct transfer
                                                                                                   contributions after age 70-1/2
                                                                                                   must be net of required
                                                                                                   minimum distributions.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23
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
------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for owner
                 and annuitant   Minimum
 Contract type   issue ages      contributions                    Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium   20 through 85   o $4,000 (initial)             o Regular Roth IRA contribu-   o No additional contributions
Roth IRA                                                            tions.                         may be made after the
                                   o $50 (additional)                                              attainment of age 86, or, if
                                   o $50 monthly or quarterly     o Additional catch-up contri-    later, the first contract date
                                     under our automatic invest-    butions.                       anniversary.*
                                     ment program (additional)
                                     (subject to tax maximums)    o Rollovers from another
                                                                    Roth IRA.                    o Contributions are subject to
                                                                                                   income limits and other tax
                                                                                                   rules.
                                                                  o Rollovers from a "desig-
                                                                    nated Roth contribution      o Regular Roth IRA contribu-
                                                                    account" under a 401(k)        tions may not exceed
                                                                    plan or 403(b) plan.           $5,000.

                                                                  o Conversion rollovers from a  o Additional catch-up contri-
                                                                    traditional IRA or other       butions of up to $1,000 per
                                                                    eligible retirement plan.      calendar year where the
                                                                                                   owner is at least age 50 at
                                                                  o Direct transfers from          any time during the calendar
                                                                    another Roth IRA.              year for which the contribu-
                                                                                                   tion is made.
                                                                                                   o Although we accept rollover
                                                                                                   and direct transfer contribu-
                                                                                                   tions under the Flexible
                                                                                                   Premium Roth IRA contract,
                                                                                                   we intend that the contract
                                                                                                   be used for ongoing regular
                                                                                                   Roth IRA contributions.
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA      0-70            o $5,000 (initial)             o Direct custodian-to-         o Any additional contributions
Beneficiary                                                         custodian transfers of your    must be from the same type
                                   o $1,000 (additional)            interest as a death benefi-    of IRA of the same deceased
Continuation                                                        ciary of the deceased          owner.
Contract (tradi-                                                    owner's traditional indi-    o Non-spousal beneficiary
tional IRA or                                                       vidual retirement              direct rollover contributions
Roth IRA)                                                           arrangement or Roth IRA to     from qualified plans, 403(b)
                                                                    an IRA of the same type.       plans and governmental
                                                                                                   employer 457(b) plans may
                                                                                                   be made to an Inherited IRA
                                                                                                   contract under specified
                                                                                                   circumstances.
------------------------------------------------------------------------------------------------------------------------------------


+ Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII later in the Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and
   (ii) the date you make your first withdrawal.

*  Please see Appendix VII later in this Prospectus for state variations.


** May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).


See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.



24 Contract features and benefits

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OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

For NQ contracts (with a single owner, joint owners, or a non-natural owner) purchased through an exchange that is intended not to be taxable under Section 1035 of the Internal Revenue Code, we permit joint annuitants. We also permit joint annuitants in non-exchange sales if you elect the Guaranteed withdrawal benefit for life on a Joint life basis, and the contract is owned by a non-natural owner. In all cases, the joint annuitants must be spouses.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for Single life contracts, the surviving spouse must be the sole primary beneficiary. The determination of spousal status is made under applicable state law. Certain same-sex spouses or civil union partners may not be eligible for tax benefits under federal law and in some circumstances will be required to take post-death distributions that dilute or eliminate the value of the contractual benefit.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

Certain benefits under your contract, as described later in this Prospectus, are based on the age of the owner. If the owner of the contract is not a natural person, these benefits will be based on the age of the annuitant. Under QP contracts, all benefits are based on the age of the annuitant. In this Prospectus, when we use the terms owner and joint owner, we intend these to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If GWBL is elected, the terms owner and Successor Owner are intended to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If the contract is jointly owned or is issued to a non-natural owner and the GWBL has not been elected, benefits are based on the age of the older joint owner or older joint annuitant, as applicable.

PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST


If you are purchasing the contract to fund a charitable remainder trust and elect either the Guaranteed minimum income benefit ("GMIB") or the Guaranteed withdrawal benefit for life ("GWBL"), or an enhanced death benefit, you should strongly consider "split-funding": that is the trust holds investments in addition to this Accumulator(R) contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB, GWBL and/or the enhanced death benefit base and/or greater than the Guaranteed annual withdrawal amount under GWBL. See the discussion of these benefits later in this section.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------

Your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the



                                              Contract features and benefits  25
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required information. The contribution will be applied as of the date we receive the missing information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


If you elect the 100% Principal guarantee benefit, the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the following variable investment options: the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio ("permitted variable investment options").


If you elect the 125% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Moderate Allocation Portfolio.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect.




26  Contract features and benefits
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PORTFOLIOS OF THE TRUSTS


The AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features including those optional benefits that restrict allocations to the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.



------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust*                                                                 Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                Objective                                                applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                     o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                     o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a        o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.  o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,  o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       Long-term growth of capital.                              o AllianceBernstein L.P.
 EQUITY                                                                                 o ClearBridge Advisors, LLC
                                                                                        o Legg Mason Capital Management, Inc.
                                                                                        o Marsico Capital Management, LLC
                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND        To seek a balance of high current income and capital      o BlackRock Financial Management, Inc.
                              appreciation, consistent with a prudent level of risk.    o Pacific Investment Management Company
                                                                                          LLC
                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE      Long-term growth of capital.                              o Invesco Aim Capital Management, Inc.
                                                                                        o RCM Capital Management LLC
                                                                                        o SSgA Funds Management, Inc.
                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    Long-term growth of capital.                              o AllianceBernstein L.P.
 EQUITY                                                                                 o JPMorgan Investment Management Inc.
                                                                                        o Marsico Capital Management, LLC
                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 27
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
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust*                                                           Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                Objective                                          applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 CORE EQUITY                                                                      o Janus Capital Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o Goodman & Co. NY Ltd.
 GROWTH                                                                           o SSgA Funds Management, Inc.
                                                                                  o T. Rowe Price Associates, Inc.
                                                                                  o Westfield Capital Management Company, L.P.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 VALUE                                                                            o Institutional Capital LLC
                                                                                  o MFS Investment Management
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Long-term growth of capital.                         o AllianceBernstein L.P.
 GROWTH                                                                           o Franklin Advisers, Inc.
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Long-term growth of capital.                         o AXA Rosenberg Investment Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Tradewinds Global Investors, LLC
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR    High total return through a combination of current   o Pacific Investment Management Company
 BOND(1)                     income and capital appreciation.                       LLC
                                                                                  o Post Advisory Group, LLC
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Eagle Asset Management, Inc.
 GROWTH                                                                           o SSgA Funds Management, Inc.
                                                                                  o Wells Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Franklin Advisory Services, LLC
 VALUE                                                                            o Pacific Global Investment Management
                                                                                    Company
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY      Long-term growth of capital.                         o Firsthand Capital Management, Inc.
                                                                                  o RCM Capital Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------


28 Contract features and benefits
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
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust*                                                                 Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                Objective                                                applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II        Seeks to achieve long-term capital appreciation.        o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN INCOME          Seeks to maximize income while maintaining              o BlackRock Investment Management, LLC
 CORE(2)                        prospects for capital appreciation.                     o Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       Seeks to achieve long-term total return.                o BlackRock Investment Management, LLC
 VALUE CORE(3)                                                                          o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN TEMPLETON       Primarily seeks capital appreciation and                o AXA Equitable
 FOUNDING STRATEGY CORE(4)      secondarily seeks income.
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA MUTUAL SHARES CORE(5)   Seeks to achieve capital appreciation, which            o BlackRock Investment Management, LLC
                                may occasionally be short-term, and secondarily,        o Franklin Mutual Advisers, LLC
                                income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE          Seeks to increase value through bull markets and        o AXA Rosenberg Investment Management LLC
 LONG/SHORT EQUITY              bear markets using strategies that are designed
                                to limit exposure to general equity market risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA TEMPLETON GROWTH         Seeks to achieve long-term capital growth.              o BlackRock Investment Management, LLC
 CORE(6)                                                                                o Templeton Global Advisors Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        Seeks to achieve capital appreciation and               o BlackRock Investment Management, LLC
 EQUITY                         secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL      Seeks to provide current income and long-term           o BlackRock Investment Management
 VALUE                          growth of income, accompanied by growth of capital.       International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       Seeks to achieve a combination of growth and            o Boston Advisors, LLC
 INCOME                         income to achieve an above-average and consistent
                                total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             Seeks to achieve long-term capital appreciation.        o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                            o Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH      Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH          Seeks to maximize current income.                       o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX(7)        Seeks to achieve a total return before expenses         o AllianceBernstein L.P.
                                that approximates the total return performance
                                of the Russell 3000 Index, including reinvestment
                                of dividends, at a risk level consistent with
                                that of the Russell 3000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              Seeks to achieve a total return before expenses         o SSgA Funds Management, Inc.
                                that approximates the total return performance
                                of the Barclays Capital U.S. Aggregate Bond Index,
                                including reinvestment of dividends, at a risk
                                level consistent with that of the Barclays
                                Capital U.S, Aggregate Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       Seeks to achieve long-term growth of capital.           o Davis Selected Advisers, L.P.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 29
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
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust*                                                                  Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                Objective                                                 applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks to achieve a total return before expenses that        o AllianceBernstein L.P.
                             approximates the total return performance of the S&P
                             500 Index, including reinvestment of dividends, at a risk
                             level consistent with that of the S&P 500 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks to achieve long-term capital growth.                  o Evergreen Investment Management
                                                                                           Company, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FOCUS PLUS(8)             Seeks to achieve long-term growth of capital.               o AXA Equitable
                                                                                         o Marsico Capital Management, LLC
                                                                                         o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND         Seeks to achieve capital appreciation.                      o GAMCO Asset Management Inc.
 ACQUISITIONS
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY       Seeks to maximize capital appreciation.                     o GAMCO Asset Management Inc.
 VALUE
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS(9)       Seeks to achieve capital growth and current income.         o BlackRock Investment Management, LLC
                                                                                         o Evergreen Investment Management
                                                                                         Company, LLC
                                                                                         o First International Advisors, LLC (dba
                                                                                         "Evergreen International")
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR       Seeks to achieve long-term capital appreciation.            o BlackRock Investment Management, LLC
 EQUITY(10)                                                                              o Morgan Stanley Investment Management Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT   Seeks to achieve a total return before expenses that        o SSgA Funds Management, Inc.
 BOND INDEX                  approximates the total return performance of the Barclays
                             Capital Intermediate Government Bond Index, including
                             reinvestment of dividends, at a risk level consistent with that of the Barclays Capital Intermediate Government
                             Bond Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS   Seeks to achieve long-term growth of capital.               o AXA Equitable
                                                                                         o Hirayama Investments, LLC
                                                                                         o SSgA Funds Management, Inc.
                                                                                         o Wentworth Hauser and Violich, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH      Seeks to achieve capital appreciation.                      o MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE            Seeks to achieve long-term capital appreciation.            o JPMorgan Investment Management Inc.
 OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with a sec-    o AXA Equitable
                             ondary objective to seek reasonable current income. For     o Institutional Capital LLC
                             purposes of this Portfolio, the words "reasonable current   o SSgA Funds Management, Inc.
                             income" mean moderate income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses that        o AllianceBernstein L.P.
                             approximates the total return performance of the Russell
                             1000 Growth Index, including reinvestment of dividends
                             at a risk level consistent with that of the Russell 1000
                             Growth Index.
-----------------------------------------------------------------------------------------------------------------------------------


30 Contract features and benefits
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
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust*                                                                   Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                Objective                                                  applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS        Seeks to provide long-term capital growth.                o AXA Equitable
                                                                                          o Marsico Capital Management, LLC
                                                                                          o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX        Seeks to achieve a total return before expenses that      o SSgA Funds Management, Inc.
                                approximates the total return performance of the
                                Russell 1000 Value Index, including reinvestment
                                of dividends, at a risk level consistent with that
                                of the Russell 1000 Value Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS         Seeks to achieve capital appreciation.                    o AllianceBernstein L.P.
                                                                                          o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND               Seeks to maximize income and capital appreciation         o BlackRock Financial Management, Inc.
                                through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       Seeks to achieve capital appreciation and growth of       o Lord, Abbett & Co. LLC
 INCOME                         income without excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP        Seeks to achieve capital appreciation and growth of       o Lord, Abbett & Co. LLC
 CORE                           income with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE    Seeks to achieve capital appreciation.                    o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX                Seeks to achieve a total return before expenses that      o SSgA Funds Management, Inc.
                                approximates the total return performance of the S&P
                                Mid Cap 400 Index, including reinvestment of dividends,
                                at a risk level consistent with that of the S&P Mid Cap
                                400 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS           Seeks to achieve long-term capital appreciation.          o AXA Equitable
                                                                                          o SSgA Funds Management, Inc.
                                                                                          o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                 Seeks to obtain a high level of current income,           o The Dreyfus Corporation
                                preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            Seeks to achieve capital appreciation.                    o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL           Seeks to achieve capital appreciation.                    o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve long-term capital appreciation.          o OppenheimerFunds, Inc.
 OPPORTUNITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve capital appreciation.                    o OppenheimerFunds, Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND(11)   Seeks to generate a return in excess of traditional       o Pacific Investment Management Company,
                                money market products while maintaining an                  LLC
                                emphasis on preservation of capital and liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS            Seeks to achieve high current income consistent with      o AllianceBernstein L.P.
                                moderate risk to capital.                                 o AXA Equitable
                                                                                          o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND          Seeks to achieve current income with reduced              o BlackRock Financial Management, Inc.
                                volatility ofprincipal.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 31
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
-----------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust*                                                                      Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                Objective                                                 applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the        o AllianceBernstein L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH     Seeks to achieve long-term capital appreciation and          o T. Rowe Price Associates, Inc.
 STOCK                      secondarily, income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
                            with income as a secondary consideration.                      (Americas) Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Seeks to achieve capital growth and income.                  o Morgan Stanley Investment Management Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       Seeks to achieve capital growth.                             o Morgan Stanley Investment Management Inc.
 GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN REAL ESTATE   Seeks to provide above average current income and long-      o Morgan Stanley Investment Management Inc.
                            term capital appreciation.
-----------------------------------------------------------------------------------------------------------------------------------



* The chart below reflects the portfolio's former name in effect until on or about May 1, 2009, subject to regulatory approval. The number in the "Footnote No." column corresponds with the number contained in the chart above.




--------------------------------------------------------------------------------
 Footnote No.   Portfolio's Former Name
--------------------------------------------------------------------------------
                AXA Premier VIP Trust
--------------------------------------------------------------------------------
        (1)     Multimanager High Yield
--------------------------------------------------------------------------------
                EQ Advisors Trust
--------------------------------------------------------------------------------
        (2)     EQ/Franklin Income
--------------------------------------------------------------------------------
        (3)     EQ/Franklin Small Cap Value
--------------------------------------------------------------------------------
        (4)     EQ/Franklin Templeton Founding Strategy
--------------------------------------------------------------------------------
        (5)     EQ/Mutual Shares
--------------------------------------------------------------------------------
        (6)     EQ/Templeton Growth
--------------------------------------------------------------------------------
        (7)     EQ/AllianceBernstein Common Stock
--------------------------------------------------------------------------------
        (8)     EQ/Marsico Focus
--------------------------------------------------------------------------------
        (9)     EQ/Evergreen International Bond
--------------------------------------------------------------------------------
       (10)     EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------
       (11)     EQ/PIMCO Real Return
--------------------------------------------------------------------------------

You should consider the investment objectives, risks, and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



32 Contract features and benefits
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GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges and any optional benefit charges. See Appendix VII later in this Prospectus for state variations.


Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2009 is 1.50%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for owner and annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 17, 2009, the next available maturity date was February 16, 2016. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market


                                              Contract features and benefits  33
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value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.

ALLOCATING YOUR CONTRIBUTIONS

You may choose between self-directed and dollar cost averaging to allocate your contributions under your contract. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states-see Appendix VII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations into all available investment options must equal 100%. We reserve the right to restrict allocations to any variable investment option. If an owner or annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation


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to any special dollar cost averaging program time period must be at least
$2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

You may have your account value transferred to any of the variable investment options available under your contract. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options (subject to restrictions in certain states. See Appendix VII later in this Prospectus.) You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

If you are participating in a Principal guarantee benefit, the general dollar cost averaging program is not available.

If you elect the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, general dollar cost averaging is not available.

INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer


                                              Contract features and benefits  35
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enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation portfolio is available if you elect the 125% Principal guarantee benefit. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.
                      ----------------------------------
You may not participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program, you may participate in any of the dollar cost averaging programs except general dollar cost averaging. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in every state. See Appendix VII later in this Prospectus for more information on state availability. You may only participate in one dollar cost averaging program at a time.

GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and any enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

6-1/2% (OR 6%, IF APPLICABLE) ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    plus

o   daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to the benefit base is:

o 6-1/2% (or 6%,if applicable) with respect to the variable investment options (other than EQ/Money Market), and the account for special dollar cost averaging; the effective annual rate may be 4% in some states. Please see Appendix VII later in this Prospectus to see what applies in your state; and

o 3% with respect to the EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday. ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM


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INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions), or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you take a withdrawal from your contract, your benefit base will be reduced as described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. After such withdrawal, your benefit base is equal to the greater of either:

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal), or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).



GREATER OF 6-1/2% (OR 6% IF APPLICABLE) ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see " Withdrawal charge" in "Charges and expenses" later in the Prospectus.


3% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 3% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT). Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    plus

o   daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to the benefit base is 3%.

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday.


GREATER OF 3% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT . Your benefit base is equal to the greater of the benefit base computed for the 3% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary.


GUARANTEED MINIMUM INCOME BENEFIT AND THE ROLL-UP BENEFIT BASE RESET. You will be eligible to reset your Guaranteed minimum income benefit Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75. If you elect the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, you may reset its Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75 AND your investment option choices will be limited to the guaranteed interest option, the account for special dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The Roll-Up continues to age 85 on any reset benefit base.

If you elect both the Guaranteed minimum income benefit AND the Greater of the 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit"), you will be eligible to reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any contract date anniversary until the contract date anniversary following age 75, and your investment options will not be restricted. If you elect both options, they are not available with different Roll-Up benefit bases: each option must include either the 6-1/2% Roll-Up or 6% Roll-Up benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. If your request to reset your Roll-Up benefit base is received at our processing office more than 30 days after your contract date anniversary, your Roll-Up benefit base will reset on the next contract date anniversary on which you are eligible for a reset. You may choose one of the three available reset methods: one-time reset option, automatic annual reset program or automatic customized reset program.

--------------------------------------------------------------------------------
ONE-TIME RESET OPTION - resets your Roll-Up benefit base on a single contract date anniversary.

AUTOMATIC ANNUAL RESET PROGRAM - automatically resets your Roll-Up benefit base on each contract date anniversary you are eligible for a reset.

AUTOMATIC CUSTOMIZED RESET PROGRAM - automatically resets your Roll-Up benefit base on each contract date anniversary, if eligible, for the period you designate.
--------------------------------------------------------------------------------
If you wish to cancel your elected reset program, your request must be received by our processing office at least 30 days prior to your contract date anniversary to terminate your reset program for such contract


                                              Contract features and benefits  37
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date anniversary. Cancellation requests received after this window will be applied the following year. A reset cannot be cancelled after it has occurred. For more information, see "How to reach us" earlier in this Prospectus. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset until the next contract date anniversary. If after your death your spouse continues the contract, the benefit base will be eligible to be reset on each contract date anniversary, if applicable. The last age at which the benefit base is eligible to be reset is the contract date anniversary following owner (or older joint owner, if applicable) age 75.


If you elect to reset your Roll-Up benefit base on any contract date anniversary, we may increase the charge for the Guaranteed minimum income benefit and the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. There is no charge increase for the Annual Ratchet to age 85 enhanced death benefit. See both "Guaranteed minimum death benefit charge" and "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus for more information.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset: you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.


If you are a traditional IRA, TSA or QP contract owner, before you reset your Roll-Up benefit base, please consider the effect of the 10-year exercise waiting period on your requirement to take lifetime required minimum distributions with respect to the contract. If you must begin taking lifetime required minimum distributions during the 10-year waiting period, you may want to consider taking the annual lifetime required minimum distribution calculated for the contract from another permissible contract or funding vehicle. If you withdraw the lifetime required minimum distribution from the contract, and the required minimum distribution is more than 6-1/2% (or 6%) of the reset benefit base, the withdrawal would cause a pro-rata reduction in the benefit base. Alternatively, resetting the benefit base to a larger amount would make it less likely that the required minimum distributions would exceed the 6-1/2% (or 6%) threshold. See "Lifetime required minimum distribution withdrawals" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money." Also, see "Required minimum distributions" under "Individual retirement arrangements (IRAs)" and "Tax-sheltered annuity contracts (TSAs)" in "Tax information" and Appendix II -- "Purchase considerations for QP Contracts," later in this Prospectus.


If you elect both a "Greater of" enhanced death benefit and the Guaranteed minimum income benefit, the Roll-Up benefit bases for both are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the owner's (and any joint owner's) age and sex in certain instances. We may provide more favorable current annuity purchase factors for the annuity payout options.


GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed minimum income benefit is available if the owner is age 20 through 75 at the time the contract is issued.

Subject to state availability (see Appendix VII later in this Prospectus), you may elect one of the following:

o The Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base.

o The Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

Both options include the ability to reset your Guaranteed minimum income benefit base on each contract date anniversary until the contract date anniversary following age 75. See "Guaranteed minimum income benefit and the Roll-Up benefit base reset" earlier in this section.

If you elect the Guaranteed minimum income benefit with a "Greater of" death benefit, you can choose between one of the following two combinations:

o the Greater of the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base, or

o the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

If you elect the Guaranteed minimum income benefit without the Greater of the 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section.


If the contract is jointly owned, the Guaranteed minimum income benefit will be calculated on the basis of the older owner's age. There is an additional charge for the Guaranteed minimum income benefit which



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is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit. If you elect both the Guaranteed minimum income benefit and a "Greater of" enhanced death benefit, the Roll-Up rate you elect must be the same for both features.


If you are purchasing the contract as an Inherited IRA or if you elect a Principal guarantee benefit or the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit is not available. If you are using the contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed minimum income benefit. See "Owner and annuitant requirements" earlier in this section. For IRA, QP and Rollover TSA contracts, owners over age 60 at contract issue should consider the impact of the minimum distributions required by tax law in relation to the withdrawal limitations under the Guaranteed minimum income benefit. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus.


If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the owner's age, as follows:


--------------------------------------------------------------------------------
        Level payments
--------------------------------------------------------------------------------
        Owner's             Period certain years
    age at exercise
--------------------------------------------------------------------------------
      80 and younger                10
            81                       9
            82                       8
            83                       7
            84                       6
            85                       5
--------------------------------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.


Before you elect the Guaranteed minimum income benefit you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised automatically, based on the owner's (or older joint owner's, if applicable) current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.


o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your aggregate withdrawals during any contract year exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the


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    beginning of the contract year or in the first contract year, all contributions received in the first 90 days);

o Upon the contract date anniversary following the owner (or older joint owner, if applicable) reaching age 85.

Please note that if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6-1/2% (or 6%, if applicable) of your Roll-Up benefit base at the beginning of the contract year.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male owner age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.

--------------------------------------------------------------------------------
                                Guaranteed minimum
      Contract date        income benefit -- annual
 anniversary at exercise   income payable for life
--------------------------------------------------------------------------------
            10                     $10,065
            15                     $15,266
--------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information within 30 days following your contract date anniversary, in order to exercise this benefit. Upon exercise of the Guaranteed minimum income benefit, the owner (or older joint owner, if applicable) will become the annuitant, and the contract will be annuitized on the basis of the annuitant's life. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. Eligibility to exercise the Guaranteed minimum income benefit is based on the owner's (or older joint owner's, if applicable) age, as follows:

o If you were at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If you were at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after age 60.

o If you were at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your 85th birthday;

(ii) if you were age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your attainment of age 85;

(iii) for Accumulator(R) QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) QP contract into an Accumulator(R) Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) Since no partial exercise is permitted, owners of defined benefit QP contracts who plan to change ownership of the contract to the participant must first compare the participant's lump sum benefit amount and annuity benefit amount to the GMIB benefit amount and account value, and make a withdrawal from the contract if necessary. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus.

(v) for Accumulator(R) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(vi) if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;


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(vii)  a spouse beneficiary or younger spouse joint owner under Spousal continuation may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original owner could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The spouse beneficiary or younger spouse joint owner's age on the date of the owner's death replaces the owner's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules;

(viii) if the contract is jointly owned, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit or (b) as a single life benefit paid on the basis of the older owner's age (if applicable); and

(ix) if the contract is owned by a trust or other non-natural person, eligibility to elect or exercise the Guaranteed minimum income benefit is based on the annuitant's (or older joint annuitant's, if applicable) age, rather than the owner's.

See "Effect of the owner's death" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

Your contract provides a standard death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals (and any associated withdrawal charges). The standard death benefit is the only death benefit available for owners (or older joint owners, if applicable) ages 81 through 85 at issue. Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, information and forms necessary to effect payment, or your elected enhanced death benefit on the date of the owner's (or older joint owner's, if applicable) death, adjusted for subsequent withdrawals (and associated withdrawal charges), whichever provides the higher amount. See "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits (other than the Greater of 3% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit. Each enhanced death benefit has an additional charge. There is no additional charge for the standard death benefit.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

Subject to state availability (see Appendix VII later in this Prospectus for state availability of these benefits), your age at contract issue, and your contract type, you may elect one of the following enhanced death benefits:

Optional enhanced death benefit applicable for owner (or older joint owner, if applicable) ages 0 through 75 at issue of NQ contracts; 20 through 75 at issue of Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA contracts; 20 through 70 at issue of Flexible Premium IRA contracts; 0 through 70 at issue for Inherited IRA contracts; and 20 through 75 at issue of QP contracts.

o Annual Ratchet to age 85

o The Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85

o The Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85

Optional enhanced death benefit applicable for owner (or older joint owner, if applicable) ages 76 through 80 at issue of NQ, Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA contracts.

o The Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85

The Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85 is not available for QP, Flexible Premium IRA, and Inherited IRA contracts.

For contracts with non-natural owners, the available death benefits are based on the annuitant's age.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

As discussed earlier in this Prospectus, you can elect a "Greater of" enhanced death benefit with a corresponding Guaranteed minimum income benefit. You can elect one of the following two combinations:


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o  the Greater of 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85
   enhanced death benefit with the Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base, or

o the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

If you purchase a "Greater of" enhanced death benefit with the Guaranteed minimum income benefit, you will be eligible to reset your Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75. If you purchase a "Greater of" enhanced death benefit without the Guaranteed minimum income benefit, no reset is available. See "Guaranteed minimum income benefit and the Roll-Up benefit base reset" earlier in this section.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


If you are using the contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See "Owner and annuitant requirements" earlier in this section.


See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.


EARNINGS ENHANCEMENT BENEFIT

Subject to state and contract availability (see Appendix VII later in this Prospectus for state availability of these benefits), if you are purchasing a contract under which the Earnings enhancement benefit is available, you may elect the Earnings enhancement benefit at the time you purchase your contract, if the owner is age 75 or younger. The Earnings enhancement benefit provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Earnings enhancement benefit in an NQ, IRA or Rollover TSA contract. Once you purchase the Earnings enhancement benefit you may not voluntarily terminate this feature. If you elect the Guaranteed withdrawal benefit for life, the Earnings enhancement benefit is not available.

If you elect the Earnings enhancement benefit described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the owner (or older joint owner, if applicable) is 70 or younger when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is 70 or younger when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 40% of:

the greater of:

o the account value or

o any applicable death benefit

decreased by:

o total net contributions

For purposes of calculating your Earnings enhancement benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the spouse beneficiary or younger spouse joint owner not continued the contract plus any subsequent contributions) adjusted for each withdrawal that exceeds your Earnings enhancement benefit earnings. "Net contributions" are reduced by the amount of that excess. Earnings enhancement benefit earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal, and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

If the owner (or older joint owner, if applicable) is age 71 through 75 when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is between the ages of 71 and 75 when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 25% of:

the greater of:

o the account value or

o any applicable death benefit

decreased by:

o total net contributions

The value of the Earnings enhancement benefit is frozen on the first contract date anniversary after the owner (or older joint owner, if applicable) turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Earnings enhancement death benefit is calculated, please see Appendix VI.

For contracts continued under Spousal continuation upon the death of the spouse (or older spouse, in the case of jointly owned contracts), the account value will be increased by the value of the Earnings enhancement benefit as of the date we receive due proof of death. The benefit will then be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. The spouse may also take the death


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benefit (increased by the Earnings enhancement benefit) in a lump sum. See
"Spousal continuation" in "Payment of death benefit" later in this Prospectus for more information.

The Earnings enhancement benefit must be elected when the contract is first issued: neither the owner nor the successor owner can add it subsequently. Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature is available in your state.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL")

For an additional charge, the Guaranteed withdrawal benefit for life ("GWBL") guarantees that you can take withdrawals up to a maximum amount per year (your "Guaranteed annual withdrawal amount"). GWBL is only available at issue. This benefit is not available at issue ages younger than 45. GWBL is not available if you have elected the Guaranteed minimum income benefit, the Earnings enhancement benefit or one of our Principal guarantee benefits, described later in this Prospectus. You may elect one of our automated payment plans or you may take partial withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit. See "Accessing your money" later in this Prospectus. Your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section.

You may buy this benefit on a single life ("Single life") or a joint life ("Joint life") basis. Under a Joint life contract, lifetime withdrawals are guaranteed for the life of both the owner and successor owner.

For Joint life contracts, a successor owner may be named at contract issue only. The successor owner must be the owner's spouse. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or (ii) replace the original successor owner with your new spouse. This can only be done before the first withdrawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint life basis. For NQ contracts, you have the option to designate the successor owner as a joint owner.

For Joint life contracts owned by a non-natural owner, a joint annuitant may be named at contract issue only. The annuitant and joint annuitant must be spouses. If the annuitant and joint annuitant are no longer married, you may either: (i) drop the joint annuitant or (ii) replace the original joint annuitant with the annuitant's new spouse. This can only be done before the first withdrawal. After the first withdrawal, the joint annuitant may be dropped but cannot be replaced. If the joint annuitant is dropped after withdrawals begin, the charge continues based on a Joint life basis.


Joint life QP and TSA contracts are not permitted. This benefit is not available under an Inherited IRA contract. If you are using the contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed withdrawal benefit for life. See "Owner and annuitant requirements" earlier in this section.


The charge for the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus for a description of the charge.

You should not purchase this benefit if:

o You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see "Effect of Excess withdrawals" below in this section);

o You are not interested in taking withdrawals prior to the contract's maturity date;

o You are using the contract to fund a Rollover TSA or QP contract where withdrawal restrictions will apply; or


o You plan to use it for withdrawals prior to age 59-1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed later in this Prospectus.


For traditional IRAs, TSA and QP contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the GWBL benefit, provided you comply with the conditions described under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.


GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

o  Your GWBL benefit base increases by any subsequent contributions.


o Your GWBL benefit base may be increased on each contract date anniversary, as described below under "Annual Ratchet" and "7% deferral bonus."

o Your GWBL benefit base may be increased by the 200% Initial GWBL benefit base guarantee, as described later in this section.


o Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("Excess withdrawal"). See "Effect of Excess withdrawals" below in this section.


GUARANTEED ANNUAL WITHDRAWAL AMOUNT


Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage ("Applicable percentage") is based on the owner's age at the time of the first withdrawal. For Joint life contracts, the initial Applicable percentage is based on the age of the younger owner or successor owner at the time of the first withdrawal. If your GWBL benefit base ratchets, as described below in this section under "Annual ratchet," on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:



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--------------------------------------------------------------------------------
 Age                                       Applicable percentage
--------------------------------------------------------------------------------
45-59                                      4.0%
60-75                                      5.0%
76-85                                      6.0%
86 and older                               7.0%
--------------------------------------------------------------------------------


We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any subsequent contribution or Excess withdrawal, as described below under "Effect of Excess withdrawals" and "Subsequent contributions." The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the Guaranteed annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF EXCESS WITHDRAWALS

An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.

An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

o The GWBL benefit base is reset as of the date of the Excess with drawal to equal the lesser of: (i) the GWBL benefit base immediately prior to the Excess withdrawal and (ii) the account value immediately following the Excess withdrawal.

o The Guaranteed annual withdrawal amount is recalculated to equal the Applicable percentage multiplied by the reset GWBL benefit base.



You should not purchase the contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such withdrawals may significantly reduce or eliminate the value of the GWBL benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.


For example, assume your GWBL benefit base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your GWBL benefit base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds the greater of (i) the Guaranteed annual withdrawal amount or (ii) the 10% free withdrawal amount. A withdrawal charge would not be applied in the example above since the $8,000 withdrawal (equal to 10% of the contract's account value as of the beginning of the contract year) falls within the 10% free withdrawal amount. Under the example above, additional withdrawals during the same contract year could result in a further reduction of the GWBL benefit base and the Guaranteed annual withdrawal amount, as well as an application of withdrawal charges, if applicable. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.


In general, if you purchase the contract as a traditional IRA, QP or TSA and participate in our Automatic RMD service, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus. Loans are not available under Rollover TSA contracts if GWBL is elected.



ANNUAL RATCHET

Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the most recent GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.


If your GWBL benefit base ratchets, we may increase the charge for the benefit. Once we increase the charge, it is increased for the life of the contract. We will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract date anniversary. For a description of the charge increase, see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus.


7% DEFERRAL BONUS

At no additional charge, in each contract year in which you have not taken a withdrawal, we will increase your GWBL benefit base by an



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amount equal to 7% of your total contributions. This 7% deferral bonus is applicable for the life of the contract, subject to certain restrictions.

We will apply the 7% deferral bonus to your GWBL benefit base on each contract date anniversary until you make a withdrawal from your contract. In a contract year following an Annual Ratchet (described above), the deferral bonus will be applied to your GWBL benefit base on each contract date anniversary until you make a withdrawal. However, no deferral bonus is applied on a contract date anniversary on which an Annual Ratchet occurs.

Once you make a withdrawal, we will not apply the deferral bonus in future years unless you meet one of the exceptions that would allow you to continue to receive the deferral bonus. Those exceptions are described as follows:

o You are eligible to receive the 7% deferral bonus for any of your first ten contract years that you have not taken a withdrawal, even if you had taken a withdrawal in a prior year. For example, if you take your first withdrawal in the second contract year, you are still eligible to receive the deferral bonus in contract years three through ten. The deferral bonus is not applied in the contract year in which a withdrawal was made.

o You are eligible to receive the 7% deferral bonus to your GWBL Benefit Base on a contract date anniversary during the ten years following an Annual Ratchet, as long as no withdrawal is made in the same contract year. If a withdrawal is made during this ten-year period, no deferral bonus is applied in the contract year in which the withdrawal was made.

If the Annual Ratchet occurs on any contract date anniversary, for the next and subsequent contract years, the deferral bonus will be 7% of the most recent ratcheted GWBL benefit base, plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 7% deferral bonus will be calculated using the reset GWBL benefit base, plus any applicable contributions. The 7% deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.

On any contract date anniversary on which you are eligible for a 7% deferral bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base but, as this adjustment is the result of the 7% deferral bonus rather than the Annual Ratchet, a new ten-year period, as described above, is not started by this adjustment to the GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 7% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 7% deferral bonus will still apply.

MATURITY DATE. The last deferral bonus will be applicable on the contract's maturity date. (See "Annuity maturity date" under "Accessing your money" later in this Prospectus.)

200% INITIAL GWBL BENEFIT BASE GUARANTEE

If you have not taken a withdrawal from the contract before the later of (i) the tenth contract date anniversary, or (ii) the contract date anniversary following the owner's (or younger joint life's) attained age 70, the GWBL Benefit base will be increased to equal 200% of contributions made to the contract during the first 90 days, plus 100% of any subsequent contributions received after the first 90 days. There will be no increase if your GWBL benefit base already exceeds this initial GWBL Benefit base guarantee. This is the only time that this special increase to the GWBL Benefit base is available. However, you will continue to be eligible for the 7% deferral bonuses following this one-time increase.



SUBSEQUENT CONTRIBUTIONS

Subsequent contributions are not permitted after the later of: (i) the end of the first contract year and (ii) the date the first withdrawal is taken.

Anytime you make an additional contribution, your GWBL benefit base will be increased by the amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.


GWBL GUARANTEED MINIMUM DEATH BENEFIT

There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 45-85, and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 45-75. Please see Appendix VII later in this Prospectus to see if these guaranteed death benefits are available in your state.

The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any additional contributions less a deduction that reflects any withdrawals you make (see "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWBL Enhanced death benefit base increases by any subsequent contribution;


o Your GWBL Enhanced death benefit base increases to equal your account value if your GWBL benefit base is ratcheted, as described above in this section;

o Your GWBL Enhanced death benefit base increases by any 7% deferral bonus, as described above in this section;

o Your GWBL Enhanced death benefit base increases by the one-time 200% Initial GWBL Benefit base guarantee, if applicable;

o Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make.



                                              Contract features and benefits  45
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See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.


The death benefit is equal to your account value (without adjustment for any otherwise applicable market value adjustment but adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death (adjusted for any subsequent withdrawals and withdrawal charges), whichever provides a higher amount. For more information, see "Withdrawal charge" in "Charges and expenses" later in this Prospectus.



EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. If an Excess withdrawal results in a withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero.

However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:

o Your Accumulator(R) contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the Accumulator(R) contract will be the owner and annuitant. The successor owner, if applicable, will be the joint annuitant. If the owner is non-natural, the annuitant and joint annuitant, if applicable, will be the same as under your Accumulator(R) contract.

o  No subsequent contributions will be permitted.

o If you were taking withdrawals through the "Maximum payment plan," we will continue the scheduled withdrawal payments on the same basis.

o If you were taking withdrawals through the "Customized payment plan" or in unscheduled partial withdrawals, we will pay the balance of the Guaranteed annual withdrawal amount for that contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.

o Payments will continue at the same frequency for Single or Joint life contracts, as applicable, or annually if automatic payments were not being made.

o Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar-for-dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

o The charge for the Guaranteed withdrawal benefit for life and the GWBL Enhanced death benefit will no longer apply.

o If at the time of your death the Guaranteed annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.


OTHER IMPORTANT CONSIDERATIONS

o This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.

o Amounts withdrawn in excess of your Guaranteed annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year. Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced death benefit. See "Effect of Excess withdrawals" above in this section and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% federal income tax penalty if they are taken before age 59-1/2. See "Tax information" later in this Prospectus.

o All withdrawals reduce your account value and Guaranteed minimum death benefit. See "How withdrawals are taken from your account value" and "How withdrawals affect your Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

o The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.


o If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.

o If you transfer ownership of the contract, you terminate the GWBL benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

o Withdrawals are available under other annuity contracts we offer and the contract without purchasing a withdrawal benefit.


o For IRA, QP and TSA contracts, if you have to take a required minimum distribution ("RMD") and it is your first withdrawal under the contract, the RMD will be considered your "first withdrawal" for the purposes of establishing your GWBL Applicable percentage.


o If you elect GWBL on a Joint life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint life and Single life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. Any withdrawal made for



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   the purpose of creating another contract for your ex-spouse will reduce the benefit base(s) as described in "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" later in this Prospectus, even if pursuant to a divorce decree.

o The Federal Defense of Marriage Act precludes same-sex married couples, domestic partners, and civil union partners from being considered married under federal law. Such individuals, therefore, are not entitled to the favorable tax treatment accorded spouses under federal tax law. As a result, mandatory distributions from the contract must be made after the death of the first individual. Accordingly, the GWBL will have little or no value to the surviving same-gender spouse or partner. You should consult with your tax adviser for more information on this subject.



PRINCIPAL GUARANTEE BENEFITS

We offer two 10-year Principal guarantee benefits at an additional charge: the 100% Principal guarantee benefit and the 125% Principal guarantee benefit. You may only elect one Principal guarantee benefit ("PGB").


100% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 100% Principal guarantee benefit is equal to your initial contribution and additional permitted contributions, adjusted for withdrawals.

Under the 100% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section.


125% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 125% Principal guarantee benefit is equal to 125% of your initial contribution and additional permitted contributions, adjusted for withdrawals.

Under the 125% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Moderate Allocation Portfolio.

Under both Principal guarantee benefits, if, on the 10th contract date anniversary (or later if you've exercised a reset as explained below) ("benefit maturity date"), your account value is less than the guaranteed amount, we will increase your account value to equal the applicable guaranteed amount. Any such additional amounts added to your account value will be allocated pursuant to the allocation instructions for additional contributions we have on file. After the benefit maturity date, the guarantee will terminate.

You have the option to reset (within 30 days following each applicable contract date anniversary) the guaranteed amount to the account value or 125% of the account value, as applicable, as of your fifth and later contract date anniversaries. If you exercise this option, you are eligible for another reset on each fifth and later contract date anniversary after the last reset up to the contract date anniversary following an owner's 85th birthday. If you elect to reset the guaranteed amount, your benefit maturity date will be extended to be the 10th contract date anniversary after the anniversary on which you reset the guaranteed amount. This extension applies each time you reset the guaranteed amount.


Neither PGB is available under Inherited IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts. If you elect either PGB, you may not elect the Guaranteed minimum income benefit, the Guaranteed withdrawal benefit for life, the systematic withdrawals option or the substantially equal withdrawals option. If you purchase a PGB, you may not make additional contributions to your contract after six months from the contract issue date. If you are using the contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your Principal guarantee benefit. See "Owner and annuitant requirements" earlier in this section.

If you are planning to take required minimum distributions from the contract, this benefit may not be appropriate. See "Tax information" later in this Prospectus. If you elect a PGB and change ownership of the contract, your PGB will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.


Once you purchase a PGB, you may not voluntarily terminate this benefit. Your PGB will terminate if the contract terminates before the benefit maturity date, as defined below. If you die before the benefit maturity date and the contract continues, we will continue the PGB only if the contract can continue through the benefit maturity date. If the contract cannot so continue, we will terminate your PGB and the charge. See "Non-spousal joint owner contract continuation" in "Payment of death benefit" later in this Prospectus. The PGB will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a charge for the Principal guarantee benefits (see "Charges and expenses" later in this Prospectus). You should note that the purchase of a PGB is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued.

The purchase of a PGB is also not appropriate if you plan on terminating your contract before the benefit maturity date. The purchase of a PGB may not be appropriate if you plan on taking withdrawals from your contract before the benefit maturity date. Withdrawals from your contract before the benefit maturity date reduce the guaranteed amount under a PGB on a pro rata basis. You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option, the purchase of a PGB may not be appropriate because of the guarantees already provided by this option at no additional charge. Please note that loans (applicable to TSA contracts only) are not permitted under either PGB.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar



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year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.

The contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not be available in all states. Please speak with your financial professional for further information.

The Inherited IRA is also available to non-spousal beneficiaries of deceased plan participants in qualified plans, 403(b) plans and governmental employer 457(b) plans ("Applicable Plan(s)"). In this discussion, unless otherwise indicated, references to "deceased owner" include "deceased plan participant"; references to "original IRA" include "the deceased plan participant's interest or benefit under the Applicable Plan", and references to "individual beneficiary of a traditional IRA" include "individual non-spousal beneficiary under an Applicable Plan."

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. In the case of a non-spousal beneficiary under a deceased plan participant's Applicable Plan, the Inherited IRA can only be purchased by a direct rollover of the death benefit under the Applicable Plan. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose. The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.


The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


o You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract.


o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for owners over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.


o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract. A non-spousal beneficiary under an Applicable Plan cannot make subsequent contributions to an Inherited IRA contract.


o  You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described in "Charges and expenses" later in this Prospectus.

o The Guaranteed minimum income benefit, Spousal continuation, special dollar cost averaging program, automatic investment program, Principal guarantee benefits, the Guaranteed withdrawal benefit for life and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue tak ing required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.


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YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix VII to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct),
(ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o  you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrendering your contract to receive its cash value," later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information," later in this Prospectus.


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2. Determining your contract's value


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)  mortality and expense risks;

(ii) administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)  increased to reflect additional contributions;

(ii) decreased to reflect a withdrawal (plus applicable withdrawal charges);


(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, Principal guarantee benefits, Guaranteed withdrawal benefit for life and/or Earnings enhancement benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

                      ----------------------------------

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VII later in this Prospectus for any state variations with regard to terminating your contract.


GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL GUARANTEE BENEFITS. If you take no withdrawals, and your account value is insufficient to pay charges, we will not terminate your


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contract if you are participating in a PGB. Your contract will remain in force and we will pay your guaranteed amount at the benefit maturity date.


GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. If you elect the Guaranteed withdrawal benefit for life and your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, even if your GWBL benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, the benefit will still have value. See "Contract features and benefits" earlier in this Prospectus.


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3. Transferring your money among investment options


--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

o If an owner or annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

Some states may have additional transfer restrictions. Please see Appendix VII later in this Prospectus.


In addition, we reserve the right to restrict transfers into and among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.


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We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.


We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We currently offer two rebalancing programs that you can use to automatically reallocate your account value among your investment options. Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.


To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:


   (a) the percentage you want invested in each investment option (whole percentages only), and

   (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our asset rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.


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You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging.

If you elect a benefit that limits your variable investment options, those limitations will also apply to the rebalancing programs.


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4. Accessing your money


--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.

Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                            Method of withdrawal
--------------------------------------------------------------------------------
                    Automatic                           Pre-age     Lifetime
                     payment                             59-1/2     required
                      plans                             substan    minimum
                      (GWBL                  System-    -tially   distribu-
 Contract             only)       Partial     atic       equal       tion
--------------------------------------------------------------------------------
NQ                     Yes         Yes         Yes        No         No
--------------------------------------------------------------------------------
Rollover IRA           Yes         Yes         Yes        Yes        Yes
--------------------------------------------------------------------------------
Flexible
 Premium IRA           Yes         Yes         Yes        Yes        Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                   Yes         Yes         Yes        Yes        No
--------------------------------------------------------------------------------
Flexible Premium
 Roth IRA              Yes         Yes         Yes        Yes        No
--------------------------------------------------------------------------------
Inherited IRA          No          Yes         No         No          *
--------------------------------------------------------------------------------
QP**                   Yes         Yes         No         No         Yes
--------------------------------------------------------------------------------
Rollover TSA***        Yes         Yes         Yes        No         Yes
--------------------------------------------------------------------------------


* The contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.


** All payments are made to the trust, as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

*** Employer or plan approval required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.


AUTOMATIC PAYMENT PLANS
(For contracts with GWBL only)

You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month.



MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee.


If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.

If you take a partial withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.



CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount not greater than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee. You must elect to change the scheduled payment amount.


It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in the Prospectus, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you take a partial withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.


PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take par-


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tial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

Any request for a partial withdrawal will terminate your participation in either the Maximum payment plan or Customized payment plan, if applicable.


SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. Systematic withdrawals are not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)


We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount..


Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

The substantially equal withdrawal program is not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under


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federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.

This service is not available under defined benefit QP contracts.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------
We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH GWBL. Generally, if you elect our Automatic RMD service, any lifetime required minimum distribution payment we make to you under our Automatic RMD service will not be treated as an Excess withdrawal.

If you elect either the Maximum payment plan or the Customized payment plan AND our Automatic RMD service, we will make an extra payment, if necessary, on December 1st that will equal your lifetime required minimum distribution less all payments made through November 30 and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. The partial withdrawal may cause an Excess withdrawal and may be subject to a withdrawal charge. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary. Further, your GWBL benefit base and Guaranteed annual withdrawal amount may be reduced. See "Effect of Excess Withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you elect our Automatic RMD service and elect to take your Guaranteed annual withdrawal amount in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, on December 1st that will equal your required minimum distribution less all withdrawals made through November 30th. If prior to December 1st you make a partial withdrawal that exceeds your Guaranteed annual withdrawal amount, but not your RMD amount, that partial withdrawal will be treated as an Excess withdrawal, as well as any subsequent partial withdrawals made during the same contract year. However, if by December 1st your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as an Excess withdrawal.

FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our automatic RMD service causes your cumulative withdrawals in the contract year to exceed 6-1/2% (or 6%, if applicable) of the Roll- Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days).

Owners of tax-qualified contracts (IRA, TSA and QP) generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See "Guaranteed minimum death benefit/Guaranteed minimum income benefit Roll-Up benefit base reset" in "Contract features and benefits" earlier in this Prospectus.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. A market value adjustment will apply to withdrawals from the fixed maturity options.



HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND PRINCIPAL GUARANTEE BENEFITS

In general, withdrawals (including RMDs) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced


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by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be
$24,000 ($40,000 - $16,000).

For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in the Prospectus.

With respect to the Guaranteed minimum income benefit and the Greater of 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, withdrawals (including any applicable withdrawal charges) will reduce each of the benefits' 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6-1/2% (or 6% or 3%, as applicable) or less of the 6-1/2% (or 6% or 3%, as applicable) Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during a contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6-1/2% (or 6% or 3%, as applicable) of the benefit base on the most recent anniversary, that entire withdrawal (including RMDs) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.


HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT


Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and Guaranteed annual withdrawal amount. For more information, see "Effect of Excess withdrawals" and "Other important considerations" under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

Your GWBL Standard death benefit base is reduced by any withdrawal on a pro rata basis.

Your GWBL Enhanced death benefit base is reduced on a dollar-for-dollar basis by any withdrawal up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, your GWBL Enhanced death benefit base will be reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.


For purposes of calculating your GWBL and GWBL Guaranteed minimum death benefit amount, the amount of the excess withdrawal will include the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information on calculation of the charge, see "Withdrawal charge" later in the Prospectus.


WITHDRAWALS TREATED AS SURRENDERS


If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


SPECIAL RULES FOR THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is an Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to an Excess withdrawal. In other words, if you take an Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Guaranteed withdrawal benefit for life " in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


LOANS UNDER ROLLOVER TSA CONTRACTS


Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service" or if you elect the GWBL option or a PGB.

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o It exceeds limits of federal income tax rules;

o Interest and principal are not paid when due; or

o In some instances, service with the employer terminates.


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Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan, including any accrued but unpaid loan interest, will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the "loan reserve account." Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If such fixed maturity amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging.


For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records.



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners, while the annuitant is living) and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including the Guaranteed withdrawal benefit for life (if applicable) if your cash value is greater than your Guaranteed annual withdrawal amount remaining that year. If your cash value is not greater than your Guaranteed annual withdrawal amount remaining that year, then you will receive a supplementary life annuity contract. For more information, please see "Effect of your account value falling to zero" in "Contract features and benefits" earlier in this Prospectus. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Insufficient account value" in "Determining your contract value" and "Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

Deferred annuity contracts such as Accumulator(R) provide for conversion to payout status at or before the contract's "maturity date." This


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is called annuitization. When your contract is annuitized, your Accumulator(R)
contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VII later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the owner's and annuitant's ages at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect the Guaranteed withdrawal benefit for life and choose to annuitize your contract before the maturity date, the Guaranteed withdrawal benefit for life will terminate without value even if your GWBL benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under GWBL. See "Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this Prospectus for further information.




--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options      Life annuity with period certain
   (available for owners and annu-    Period certain annuity
   itants age 83 or less at contract
   issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each


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variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


The Income Manager(R) payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) contract is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options, no withdrawal charge is imposed under the Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R) contract date. (Please see Appendix VII later in this Prospectus for information on state variations.). Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed other than in conformance with applicable law even if you name a new annuitant. For contracts with joint annuitants, the maturity age is based on the older annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date. If you do not respond to the notice within the 30 days following the maturity date, your contract will be annuitized automatically.


If you elect the Guaranteed withdrawal benefit for life and your contract is annuitized at maturity, we will offer an annuity payout option


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that guarantees you will receive payments for life that are at least equal to the Guaranteed annual withdrawal amount that you would have received under the Guaranteed withdrawal benefit for life. At annuitization, you will no longer be able to take withdrawals in addition to the payments under this annuity payout option.

You may be eligible to elect an alternate annuity payout option. If you are eligible and elect this option, beginning as of the maturity date and for each subsequent year, the annuity payout will be the higher of two amounts that are calculated as of each contract date anniversary. The annuity payout will be the higher of: (1) the Guaranteed annual withdrawal amount and (2) the amount that the contract owner would have received if the annuity account value had been applied to a life annuity without a period certain, using either (a) the guaranteed annuity rates specified in your contract, or (b) the applicable current individual annuity rates as of the contract date anniversary, applying the rate that provides a greater benefit to the payee.

The resulting periodic payments are distributed while the owner (and if applicable, while any joint owner or successor owner) is living. Each Guaranteed withdrawal benefit for life Maturity date annuity payment will reduce the minimum death benefit pro rata. When the Guaranteed withdrawal benefit for life Maturity date annuity payments begin, you will not be permitted to make any additional withdrawals. You may, however, surrender the contract at any time on or after the maturity date to receive the contract's remaining cash value.

As described in "Contract features and benefits" under "Guaranteed withdrawal benefit for life ("GWBL")," these payments will have the potential to increase with favorable investment performance. Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your "minimum death benefit." If an enhanced death benefit had been elected, its value as of the date the annuity payout contract is issued will become your minimum death benefit, and it will no longer increase.

The minimum death benefit will be reduced dollar-for-dollar by each payment, if it is based on the value of the enhanced death benefit, or it will be reduced pro rata by each payment, if it is based on the value of the standard death benefit. If you die while there is any minimum death benefit remaining, it will be paid to your beneficiary.


Please see Appendix VII later in this Prospectus for variations that may apply in your state.


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5. Charges and expenses


--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.


o On each contract date anniversary -- a charge for each optional benefit that you elect: a death benefit (other than the Standard and GWBL Standard death benefit); the Guaranteed minimum income benefit; the Guaranteed withdrawal benefit for life; and the Earnings enhancement benefit.


o On any contract date anniversary on which you are participating in a PGB -- a charge for a PGB.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


SEPARATE ACCOUNT ANNUAL EXPENSES


MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.80% of the net assets in each variable investment option.


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% of the net assets in each variable investment option.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.



ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge


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from the fixed maturity options (if available) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits, except as noted under "Insufficient account value" in "Determining your contract value" earlier in this Prospectus.

WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non-life contingent payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options -- The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                         Contract year
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8+
--------------------------------------------------------------------------------
   Percentage of
    contribution  7%    7%    6%    6%    5%    3%    1%    0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1," and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

Please see Appendix VII later in this Prospectus for possible withdrawal charge schedule variations in your state.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in the Prospectus.

The withdrawal charge does not apply in the circumstances described below.


10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.


For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 10% free withdrawal amount defined above.


CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6-1/2% (or 6%, if applicable) of the beginning of contract year 6-1/2% (or 6%, if applicable) Roll-Up to age 85 benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6-1/2% (or 6%, if applicable) of the beginning of contract year 6-1/2% (or 6%, if applicable) Roll-Up to age 85 benefit base as long as it does not exceed the free withdrawal amount. If you are age 76-80 at issue and elected the Greater of 3% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, this waiver applies to withdrawals up to 3% of the beginning of the contract year 3% Roll-Up to age 85 benefit base. If your withdrawals exceed the amount described above, this waiver is not applicable to that withdrawal or to any subsequent withdrawals for the life of the contract.


If you elect the Guaranteed withdrawal benefit for life, we will waive any withdrawal charge for any withdrawal during the contract year up to the Guaranteed annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Also, a withdrawal charge does not apply to a withdrawal that exceeds the Guaranteed annual withdrawal amount as long as it does not exceed the free withdrawal amount. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds both the free withdrawal amount and the Guaranteed annual withdrawal amount.


DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:


(i) An owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or


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(ii)  We receive proof satisfactory to us (including certification by a licensed physician) that an owner's (or older joint owner's, if applicable) life expectancy is six months or less; or

(iii) An owner (or older joint owner, if applicable) has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

     - its main function is to provide skilled, intermediate, or custo dial nursing care;
     - it provides continuous room and board to three or more persons;
     - it is supervised by a registered nurse or licensed practical nurse;
     - it keeps daily medical records of each patient;
     - it controls and records all medications dispensed; and
     - its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.80% of the greater of the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, we reserve the right to increase the charge for this enhanced death benefit up to a maximum of 0.95% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.65% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, if applicable, we reserve the right to increase the charge for this enhanced death benefit up to a maximum of 0.80% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.65% of the greater of the 3% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GWBL ENHANCED DEATH BENEFIT. This death benefit is only available if you elect the GWBL option. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the GWBL Enhanced death benefit base.


WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options (or, if applicable, permitted variable investment options) and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (if applicable) in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of these charges for that year.

If your account value is insufficient to pay these charges, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


STANDARD DEATH BENEFIT AND GWBL STANDARD DEATH BENEFIT. There is no additional charge for these standard death benefits.


PRINCIPAL GUARANTEE BENEFITS CHARGE

If you purchase a PGB, we deduct a charge annually from your account value on each contract date anniversary on which you are participating in a PGB. The charge is equal to 0.50% of the account value for the 100% Principal guarantee benefit and 0.75% of the account value for the 125% Principal guarantee benefit. We will continue to deduct the charge until your benefit maturity date. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If such amounts are insufficient, we will deduct all or a portion from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.


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If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the owner (or older joint owner, if applicable) reaches age 85, whichever occurs first.

If you elect the Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base, the charge is equal to 0.80% of the applicable benefit base on the contract date anniversary. If you elect the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base, the charge is equal to 0.65% of the applicable benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, we reserve the right to increase the charge for this benefit up to a maximum of 1.10% for the benefit that includes the 6-1/2% Roll-Up benefit base or 0.95% for the benefit that includes the 6% Roll-Up benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset.
The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


EARNINGS ENHANCEMENT BENEFIT CHARGE

If you elect the Earnings enhancement benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE


If you elect the Guaranteed withdrawal benefit for life ("GWBL"), we deduct a charge annually as a percentage of your GWBL benefit base on each contract date anniversary. If you elect the Single Life option, the charge is equal to 0.65%. If you elect the Joint Life option, the charge is equal to 0.80%. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we reserve the right to raise the charge at the time of an Annual Ratchet. The maximum charge for the Single Life option is 0.80%. The maximum charge for the Joint Life option is 0.95%. The increased charge, if any, will apply as of the contract date anniversary on which your GWBL benefit base ratchets and on all contract date anniversaries thereafter. We will permit you to opt out of the ratchet if the charge increases.


For Joint life contracts, if the successor owner or joint annuitant is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single life. If the successor owner or joint annuitant is dropped after withdrawals begin, the charge will continue based on a Joint life.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION
ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


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CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o  Management fees ranging from 0.05% to 1.40%.

o  12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o  Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


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6. Payment of death benefit


--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. Under a contract with a non-natural owner that has joint annuitants, the surviving annuitant is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. In either case, the death benefit is increased by any amount applicable under the Earnings enhancement benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Earnings enhancement benefit, as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.


--------------------------------------------------------------------------------
When we use the terms owner and joint owner, we intend these to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If the contract is jointly owned or is issued to a non-natural owner and the GWBL has not been elected, the death benefit is payable upon the death of the older joint owner or older joint annuitant, as applicable. Under contracts with GWBL, the terms Owner and Successor Owner are intended to be references to Annuitant and Joint Annuitant, respectively if the contract has a non-natural owner.
--------------------------------------------------------------------------------
Subject to applicable laws and regulations, you may impose restrictions on the timing and manner of the payment of the death benefit to your beneficiary. For example, your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election.

You should be aware that (i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

In general, if the annuitant dies, the owner (or older joint owner, if applicable) will become the annuitant, and the death benefit is not payable. If the contract had joint annuitants, it will become a single annuitant contract.


EFFECT OF THE OWNER'S DEATH

In general, if the owner dies while the contract is in force, the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. For Joint Life contracts with GWBL, the death benefit is paid to the beneficiary at the death of the second to die of the owner and successor owner, as applicable.


There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option ("BCO"). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature, or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation." If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner, under "Spousal continuation" or under our Beneficiary continuation option, as discussed below.

If the surviving joint owner is not the surviving spouse, or, for single owner contracts, if the beneficiary is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not in excess of his/her life expectancy) if payments commence within one year of the owner's death. Any such election must


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be made in accordance with our rules at the time of death. If the beneficiary of a contract with one owner or a younger non-spousal joint owner continues the contract under the 5-year rule, in general, all guaranteed benefits and their charges will end. If a PGB election is in effect upon your death with a benefit maturity date of less than five years from the date of death, it will remain in effect. For more information on non-spousal joint owner contract continuation, see the section immediately below.


NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any death benefit (if the older owner dies first) or cash value (if the younger owner dies first) must be fully paid to the surviving joint owner within five years. The surviving owner may instead elect to receive a life annuity, provided payments begin within one year of the deceased owner's death. If the life annuity is elected, the contract and all benefits terminate.

If the older owner dies first, we will increase the account value to equal the Guaranteed minimum death benefit, if higher, and by the value of the Earnings enhancement benefit. The surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the Guaranteed minimum death benefit and charge and the Guaranteed minimum income benefit and charge will then be discontinued. Withdrawal charges will no longer apply, and no additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the death benefit is not payable, and the Guaranteed minimum death benefit and the Earnings enhancement benefit, if applicable, will continue without change. If the Guaranteed minimum income benefit cannot be exercised within the period required by federal tax laws, the benefit and charge will terminate as of the date we receive proof of death. Withdrawal charges will continue to apply and no additional contributions will be permitted.

Upon the death of either owner, if the surviving owner elects the 5-year rule and a PGB was in effect upon the owner's death with a maturity date of more than five years from the date of death, we will terminate the benefit and the charge.


SPOUSAL CONTINUATION

If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your younger spouse, or if the contract owner is a non-natural person and you and your younger spouse are joint annuitants, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death in order to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

Upon your death, the younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a Single owner contract) may elect to receive the death benefit, continue the contract under our Beneficiary continuation option (as discussed below in this section) or continue the contract, as follows:

o As of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary, we will increase the account value to equal the elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

o In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made.


o The applicable Guaranteed minimum death benefit option may continue as follows:

  -- If you elected either the Annual Ratchet to age 85 or the Greater of 6-1/2%
     (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, and if your surviving spouse is age 75 or younger on the date of your death, and you were age 84 or younger at death, the enhanced death benefit continues and will continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85. If you were age 85 or older at death, we will reinstate the Guaranteed minimum death benefit you elected. The benefit base (which had previously been frozen at age 85) will now continue to grow until the contract date anniversary following the date the surviving spouse reaches age 85.

  -- If you elected the Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, and your surviving spouse is age 80 or younger at the date of your death, and you were age 84 or younger at death, the enhanced death benefit continues and will grow according to its terms until the contract date anniversary following the surviving spouse's 85th birthday. If you were age 85 or older at death, we will reinstate the enhanced death benefit you elected. The benefit base (which had been previously frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the surviving spouse's 85th birthday. If your spouse is younger than age 75, before electing to continue the contract, your spouse should consider that he or she could purchase a new contract and elect the Greater of 6% (as opposed to 3%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit at the same cost. He or she could also purchase a contract with a "Greater of 6-1/2%" enhanced death benefit at an additional cost.

  -- If you elected either the Annual Ratchet to age 85 or the Greater of the 6-1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age



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       85 enhanced death benefit and your surviving spouse is age 76 or older on the date of your death, the Guaranteed minimum death benefit and charge will be discontinued. If you elected the Greater of the 3% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit and your surviving spouse is 81 or older, the Guaranteed minimum death benefit and charge will be discontinued.


  -- If the Guaranteed minimum death benefit continues, the Roll-Up benefit base reset, if applicable, will be based on the surviving spouse's age at the time of your death. The next available reset will be based on the contract issue date or last reset, as applicable.

  -- For single owner contracts with the GWBL Enhanced death benefit, we will discontinue the benefit and charge. However, we will freeze the GWBL Enhanced death benefit base as of the date of your death (less subsequent withdrawals), and pay it upon your spouse's death.


o The Earnings enhancement benefit will be based on the surviving spouse's age at the date of the deceased spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit and charge will be discontinued.

o If elected, PGB continues and is based on the same benefit maturity date and guaranteed amount that was guaranteed.

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the surviving spouse's age at the date of the deceased spouse's death. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If you elect the Guaranteed withdrawal benefit for life on a Joint life basis, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse. Withdrawal charges will continue to apply to all contributions made prior to the deceased spouse's death. No additional contributions will be permitted. If you elect the Guaranteed withdrawal benefit for life on a Single life basis, the benefit and charge will terminate.

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

o The Guaranteed minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit continue to be based on the older spouse's age for the life of the contract.

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

o If a PGB had been elected, the benefit continues and is based on the same benefit maturity date and guaranteed amount.

o If you elect the Guaranteed withdrawal benefit for life, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse.

o  The withdrawal charge schedule remains in effect.

If you divorce, Spousal continuation does not apply.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information. For Joint life contracts with GWBL, BCO is only available after the death of the second owner.



BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Mini-


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mum Distributions, as discussed later in this Prospectus in "Tax information"
under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o  The beneficiary replaces the deceased owner as annuitant.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o  Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o  The beneficiary automatically replaces the existing annuitant.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o  Any partial withdrawals must be at least $300.

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o  Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If the deceased is the owner or older joint owner:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the Beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Earnings enhancement benefit adjusted for any subsequent withdrawals.

o  No withdrawal charges will apply to any withdrawals by the beneficiary.

If the deceased is the younger non-spousal joint owner:

o  The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.


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7.  Tax information



--------------------------------------------------------------------------------

OVERVIEW
In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator's(R) choice of death benefits, the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit, special dollar cost averaging, selection of variable investment options, guaranteed interest option, fixed maturity options and its choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



SUSPENSION OF REQUIRED MINIMUM DISTRIBUTIONS FOR 2009

Congress has enacted a limited suspension of account-based required minimum distribution withdrawals only for calendar year 2009. The suspension does not apply to annuity payments. The suspension does not affect the determination of the Required Beginning Date. Neither lifetime nor post-death required minimum distributions need to be made during 2009. Please note that if you have previously elected to have amounts automatically withdrawn from a contract to meet required minimum distribution rules (for example, our "automatic required minimum distribution (RMD) service" or our "beneficiary continuation option" under a deceased individual's IRA contract each discussed earlier in this Prospectus) we will make distributions for calendar year 2009 unless you request in writing before we make the distribution that you want no required minimum distribution for calendar year 2009. If you receive a distribution which would have been a lifetime required minimum distribution (but for the 2009 suspension), you may preserve the tax deferral on the distribution by rolling it over within 60 days after you receive it to an IRA or other eligible retirement plan. Please note that any distribution to a nonspousal beneficiary which would have been a post-death required minimum distribution (but for the 2009 suspension) is not eligible for the 60-day rollover.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


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CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.



ANNUITY PAYMENTS


Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract. We also include Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus. In order to get annuity payment tax treatment, all amounts under the contract must be applied to the annuity payout option; we do not "partially annuitize" nonqualified deferred annuity contracts.

Your rights to apply amounts under this Accumulator(R) contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this Accumulator(R) contract constitutes an annuity contract under current federal tax rules.

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.


For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable. It reduces the investment in the contract.

Collateral assignments are taxable to the extent of any earnings in the contract at the time any portion of the contract's value is assigned as collateral. Therefore, if you assign your contract as collateral for a loan with a third party after the contract is issued but before the end of the first contract year, you may have taxable income even though you receive no payments under the contract. AXA Equitable will report any income attributable to a collateral assignment on Form 1099-R. Also, if AXA Equitable makes payments or distributions to the assignee pursuant to directions under the collateral assignment agreement, any gains in such payments may be taxable to you and reportable on Form 1099-R even though you do not receive them.


TAXATION OF LIFETIME WITHDRAWALS IF YOU ELECT THE GUARANTEED
WITHDRAWAL BENEFIT FOR LIFE

We treat Guaranteed annual withdrawals and other withdrawals as non-annuity payments for income tax purposes as discussed above.



EARNINGS ENHANCEMENT BENEFIT

In order to enhance the amount of the death benefit to be paid at the owner's death, you may purchase an Earnings enhancement benefit rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Earnings enhancement benefit rider is not part of the contract. In such a case the charges for the Earnings enhancement benefit rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to


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attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES


You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:


o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Accumulator(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Accumulator(R) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Section 1035 exchanges are generally not available after the death of the owner.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


BENEFICIARY CONTINUATION OPTION


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for a prior similar version of the NQ contract. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2";


o scheduled payments, any additional withdrawals under "Withdrawal Option 2", or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the withdrawal option selected by the beneficiary;


o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken).

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax.
Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.



INVESTOR CONTROL ISSUES


Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could



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cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.



INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis; and

o Roth IRAs, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. We also offer the Inherited IRA for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs.


This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have not applied for an opinion letter approving the respective forms of the traditional IRA and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.

AXA Equitable has submitted the respective forms of the Accumulator(R) Inherited IRA beneficiary continuation contract to the IRS for approval as to form for use as a traditional IRA or Roth IRA, respectively. We do not know if and when any such approval may be granted.


Your right to cancel within a certain number of days


You can cancel any version of the Accumulator(R) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel with a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


Contributions to traditional IRAs. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o  "regular" contributions out of earned income or compensation; or

o  tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

Regular contributions to traditional IRAs

Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000 your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are


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permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, your fully deductible contribution can be up to $5,000, or if less, your earned income. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income ("AGI") is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.


If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

Cost of living indexing adjustments apply to the income limits on deductible contributions.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 (for 2009, AGI between $55,000 and $65,000 after adjustment).

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $80,000 and $100,000 (for 2009, AGI between $89,000 and $109,000 after adjustment).


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI between $150,000 and $160,000 (for 2009, AGI between $166,000 and $176,000 after adjustment).


To determine the deductible amount of the contribution for 2009, for example, you determine AGI and subtract $55,000 if you are single, or $89,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:



 ($10,000-excess AGI)     times    the maximum       Equals the adjusted
 ____________________       x        regular            =    deductible
divided by $10,000                contribution              contribution
                                  for the year                  limit


Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on someone else's tax return and your adjusted gross income cannot exceed $50,000 ($55,000 after cost of living adjustment for 2009). The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The testing period begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution, including extensions. Saver's credit-eligible contributions may be made to a 401(k) plan, 403(b) plan, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.


Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 "catch-up" contributions.


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See "Excess contributions to traditional IRAs" later in this section for more information. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.


Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o qualified plans;

o governmental employer 457(b) plans;

o 403(b) plans; and

o other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


During calendar year 2009 only, due to the temporary suspension of account-based required minimum distribution withdrawals, you may be able to roll over to a traditional IRA a distribution that normally would not be eligible to be rolled over. Please note that distributions from inherited IRAs made to beneficiaries may not be rolled over once distributed.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.



Rollovers from "eligible retirement plans" other than traditional IRAs


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances.


There are two ways to do rollovers:

o Do it yourself:
  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover:
  You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:


o (for every year except 2009)"required minimum distributions" after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o hardship withdrawals; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.



Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your tra-


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ditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.


Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


Excess contributions to traditional IRAs


Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o regular contributions to a traditional IRA made after you reach age 70-1/2; or



o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2 (for every year except 2009).


You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;
(2) the excess contribution was due to incorrect information that the plan provided; and
(3) you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.


A distribution from a traditional IRA is not taxable if:


o the amount received is a withdrawal of excess contributions, as described under "Excess contributions to traditional IRAs" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section for more information.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you


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decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs in 2009 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.



Required minimum distributions

Background on Regulations--Required Minimum Distributions. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.


Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.


Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50%


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penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.


If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.


Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


Spousal continuation

If the contract is continued under Spousal continuation, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.


Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.


Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


Early distribution penalty tax


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.


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To meet the substantially equal periodic payments exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."


The Accumulator(R) Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o  regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or


o tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").


Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA or a Flexible Premium Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.



Regular contributions to Roth IRAs

Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that your modified adjusted gross income exceeds the following amounts (indexed for cost of living adjustment):


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000 (for 2009, $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000 (for 2009, $120,000 after adjustment).


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000 (for 2009, between $166,000 and $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000. (for 2009, between $105,000 and $120,000 after adjustment).


If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.


Rollovers and direct transfer contributions to Roth IRAs


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take


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possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o  another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan or a 403(b) plan (direct or 60-day); or


o from non-Roth accounts under another eligible retirement plan, subject to limits specified below under "Conversion rollover contributions to Roth IRAs."


You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


Conversion rollover contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan. Until 2010, you must meet AGI limits specified below.


Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. In the case of a traditional IRA conversion rollover for example, we are required to withhold 10% federal income tax from the amount treated as converted unless you properly elect out of such withholding. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

The following rules apply until 2010: You cannot make conversion rollover contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the conversion rollover. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA or other eligible retirement plan.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includable in certain circumstances.



Recharacterizations
You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution


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while it was in the IRA when calculating the amount that must be transferred.
If there was a loss, the net income you must transfer may be a negative amount.


No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


Withdrawals, payments and transfers of funds out of Roth
IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.


Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.


The following distributions from Roth IRAs are free of income tax:

o rollovers from a Roth IRA to another Roth IRA;

o direct transfers from a Roth IRA to another Roth IRA;

o qualified distributions from a Roth IRA; and


o return of excess contributions or amounts recharacterized to a traditional
  IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o you are age 59-1/2 or older; or

o you die; or

o you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions.


(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:



(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any


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    conversion in which the conversion distribution is made in 2009 and the conversion contribution is made in 2010, the conversion contribution is treated as contributed prior to other conversion contributions made in 2010.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


Required minimum distributions during life


Lifetime required minimum distributions do not apply.


Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date. The suspension of account-based required minimum distribution withdrawals for calendar year 2009 applies to post-death required minimum distribution withdrawals from Roth IRAs.


Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.


Excess contributions to Roth IRAs


Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, until 2010 conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

General


This section of this Prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)." If the rules are the same as those that apply to another kind of contract, for example, traditional IRA contracts, we will refer you to the same topic under "Traditional individual retirement annuities (traditional
IRAs)."



--------------------------------------------------------------------------------
The disclosure generally assumes that the TSA has 403(b) contract status or qualifies as a 403(b) contract. Due to the Internal Revenue Service and
Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.
--------------------------------------------------------------------------------

FINAL REGULATIONS UNDER SECTION 403(B)



In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.


PERMISSIBLE INVESTMENTS. The 2007 Regulations retain the rule that there are generally two types of investments available to fund 403(b) plans -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) funding vehicles qualify for tax deferral.


EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms. The IRS has announced relief measures for failure to have a written plan finalized by the beginning of 2009, as long as the written plan is adopted by December 31, 2009, and the plan operates in accordance with the 2007 Regulations beginning by January 1, 2009.


LIMITATIONS ON INDIVIDUAL INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from


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one 403(b) annuity contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.


EFFECT OF THE 2007 REGULATIONS ON CONTRIBUTIONS TO THE
ACCUMULATOR(R) TSA CONTRACT

The Accumulator(R) TSA contract was designed to be purchased through a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a rollover from another eligible retirement plan and does not accept employer-remitted contributions. Contributions to an Accumulator(R) TSA contract are extremely limited as described below.

Contributions to an Accumulator(R) TSA contract may only be made where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) TSA contract and other funding vehicles under the plan.


AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction.



CONTRIBUTIONS TO 403(B) ANNUITY CONTRACTS

Because the Accumulator(R) TSA contract can be issued through a direct plan-to-plan transfer or a contract exchange under the same plan, the characterization of funds in the contract can remain the same as under the prior contract. We provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other 403(b) annuity contracts.


EMPLOYER-REMITTED CONTRIBUTIONS. Employer-remitted contributions to TSA contracts made through the employer's payroll are subject to annual limits. (Tax-free plan-to-plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA contract are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA contract can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSA contracts are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS. It is unlikely that rollover or direct transfer contributions can be made for an individual no longer actively participating in a 403(b) plan; however, there may be circumstances where an individual must take a required minimum distribution from a distributing plan or contract before rolling over or transferring the distribution to the Accumulator(R) contract. The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the 403(b) annuity contract is issued if the owner is at least age 70-1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution. For calendar year 2009 only, account-based required minimum distribution withdrawals are suspended, so certain rollovers which would be impermissible in other years may be made.


ROLLOVER CONTRIBUTIONS. After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

o termination of employment with the employer who provided the funds for the plan; or

o  reaching age 59-1/2 even if still employed; or

o  disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to a traditional IRA instead.


If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.



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Because AXA Equitable does not separately account for rollover contributions from other eligible retirement plans in the Accumulator(R) TSA contract, amounts that would be free of distribution restrictions in a traditional IRA, for example, are subject to distribution restrictions in the Accumulator(R) TSA contract.


DIRECT TRANSFER CONTRIBUTIONS. A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan." 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example, with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) annuity contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.


DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Rollover TSA contract as not eligible for withdrawal until:


o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o  the owner dies; or

o the plan under which the Accumulator(R) TSA contract is purchased is terminated.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA contract distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to Accumulator(R) Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.


ANNUITY PAYMENTS. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor



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annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.



EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

   (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

   (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o  the loan does not qualify under the conditions above;

o  the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.


You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new Inherited IRA under certain circumstances.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover. Rollovers are subject to the Roth IRA conversion rules, which, prior to 2010, restrict conversions of traditional IRAs to Roth IRAs to taxpayers with adjusted gross income of no more than $100,000, whether single or married filing jointly.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules. Suspension of account-based required minimum distribution withdrawals for calendar year 2009 temporarily permits distributions which would be ineligible lifetime required minimum distributions in any other year to be rolled over to another eligible retirement plan in calendar year 2009.



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Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, contract exchange under the same 403(b) plan, or under Rev. Rul. 90-24 prior to the 2007 Regulations), are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS


Please note the temporary suspension of account-based required minimum distribution withdrawals, both lifetime and post-death, in calendar year 2009.


Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution.
The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Rollover TSA contract on the form used to establish the TSA, you do not qualify.


SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or


o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age). We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:


o We might have to withhold and/or report on amounts we pay under a free look or cancellation.



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o  We are generally required to withhold on conversion rollovers of traditional
   IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.


Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS


Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. Based on the assumption that an annuity contract owner is married and claiming three withholding exemptions, periodic annuity payments totaling less than $19,200 in 2009 will generally be exempt from federal income tax withholding. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.


A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for the life (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and designated beneficiary); or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not the plan participant's surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not the plan participant's current spouse or former spouse.

A death benefit payment to the plan participant's surviving spouse, or a qualified domestic relations order distribution to the plan participant's current or former spouse may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. More information


--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.


Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB/B shares issued by the corresponding Portfolio of its Trust.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;


(2) to combine any two or more variable investment options;


(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 49;
    and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.



ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs, which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 17, 2009 and the related price per $100 of maturity value were as shown below:





--------------------------------------------------------------------------------
    Fixed Maturity
   Options with
   February 17th         Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 17, 2009   Maturity Value
--------------------------------------------------------------------------------
        2010               3.00%*           $ 97.09
        2011               3.00%*           $ 94.26
        2012               3.00%*           $ 91.51
        2013               3.00%*           $ 88.84
        2014               3.00%*           $ 86.25
        2015               3.00%*           $ 83.74
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
    Fixed Maturity
   Options with
   February 17th         Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 17, 2009   Maturity Value
--------------------------------------------------------------------------------
        2016               3.12%            $ 80.64
        2017               3.42%            $ 76.40
        2018               3.61%            $ 72.66
        2019               3.75%            $ 69.19
--------------------------------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

   (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


   (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.



   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.



ABOUT THE GENERAL ACCOUNT

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do


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business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have its signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Rollover IRA, Roth Conversion IRA, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for QP, Inherited IRA beneficiary continuation (traditional IRA or Roth IRA) or Rollover TSA contracts. Please see Appendix VII later in this Prospectus to see if the automatic investment program is available in your state.

For NQ, Rollover IRA and Roth Conversion IRA contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. For Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount we will deduct is $50. Under the IRA contracts, these amounts are subject to the tax maximums. AIP additional contributions may be allocated to any of the variable investment options, the guaranteed interest option and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

For contracts with GWBL, AIP will be automatically terminated after the later of: (i) the end of the first contract year, or (ii) the date the first withdrawal is taken. For contracts with PGB, AIP will be automatically terminated at the end of the first six months.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

         - on a non-business day;
         - after 4:00 p.m. Eastern Time on a business day; or
         - after an early close of regular trading on the NYSE on a business day.


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o  A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information or you can call our processing office.

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.


o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts, we have the right to vote on certain matters involving the Portfolios, such as:

o  the election of trustees;

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's annuity and/or variable life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that



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apply, including but not limited to changes in the Internal Revenue Code, in
Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.



ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.


FINANCIAL STATEMENTS


The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.



TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office.

If you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, the Earnings enhancement benefit, a PGB, and/or the Guaranteed withdrawal benefit for life ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. The Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. The Benefit will also not terminate if you transfer your individually-owned contract to a trust held for your (or your and your immediate family's) benefit; the Benefit will continue to be based on your life. If you were not the annuitant under the individually-owned contract, you will become the annuitant under the new contract. Please speak with your financial professional for further information.

See Appendix VII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.


You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.

Loans are not available under your NQ contract.


In certain circumstances, you may collaterally assign all or a portion of the value of your NQ contract as security for a loan with a third party lender. The terms of the assignment are subject to our approval. The amount of the assignment may never exceed your account value on the day prior to the date we receive all necessary paperwork to effect the assignment. Only one assignment per contract is permitted, and any such assignment must be made prior to the first contract date anniversary. You must indicate that you have not purchased, and will not purchase, any other AXA Equitable (or affiliate's) NQ deferred annuity contract in the same calendar year that you purchase the contract.


A collateral assignment does not terminate your benefits under the contract. However, all withdrawals, distributions and benefit payments, as well as the exercise of any benefits, are subject to the assignee's prior approval and payment directions. We will follow such directions until AXA Equitable receives written notification satisfactory to us that the assignment has been terminated. If the owner or beneficiary fails to provide timely notification of the termination, it is possible that we could pay the assignee more than the amount of the assignment, or continue paying the assignee pursuant to existing directions after the collateral assignment has in fact been terminated. Our payment of any death benefit to the beneficiary will also be subject to the terms of the assignment until we receive written notification satisfactory to us that the assignment has been terminated.

In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict fac-


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simile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 1.25% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they


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manage sell more affiliated variable products. AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.


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9. Incorporation of certain documents by reference



--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2008 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.



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Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.30%.





UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008.




------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the year ended
                                                                                                     December 31,
                                                                                           ---------------------------------
                                                                                                2008       2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.75   $  14.58   $  13.91
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         49,051     25,941      4,973
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.51   $  11.97   $  11.46
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         16,158      4,306        590
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.04   $  12.62   $  12.12
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         17,697      6,473      1,414
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.89   $  13.27   $  12.65
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         84,689     37,645      8,363
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.90   $  14.71   $  14.01
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        141,905     75,948     17,150
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   7.73   $  13.94   $  13.65
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          3,919      2,328        869
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.07   $  10.83   $  10.27
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,411        353         63
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.68   $  19.90   $  18.04
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,019      4,042        800
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.99   $  16.46   $  14.29
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,070      1,013        213
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   6.73   $  11.09   $  11.37
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,030        639        124
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.49   $  11.27   $  11.05
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,449        440        160
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.02   $  14.40   $  14.42
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          3,987      1,992        385
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.04   $  19.62   $  18.04
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          3,778      2,421        590
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   1.90   $   2.84   $   2.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,373      3,300        989
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the year ended
                                                                                                     December 31,
                                                                                           ---------------------------------
                                                                                                2008       2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.14    $  13.22    $ 11.94
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           594         324        101
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.28    $  12.38    $ 11.90
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,633       2,506        604
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.11    $  13.61    $ 13.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,728       2,267        276
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  2.71    $   3.40    $  3.35
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         5,267       4,141        966
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.67    $  11.11    $ 10.85
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         7,157       3,823        406
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.75    $  14.14    $ 13.65
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,505       2,496        553
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.29    $  10.74    $  9.95
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,266       1,405        316
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.49    $  13.28    $ 12.09
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           807         550         81
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.07    $  10.51    $ 10.43
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         8,899       7,144        828
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.42    $   9.76    $ 10.82
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,521       1,033        123
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  5.93    $   9.52         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        48,476      21,512         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.92    $  11.67    $ 11.43
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,668       1,148        231
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 31.77    $  46.43    $ 43.04
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,862         981        156
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.54    $  19.36    $ 17.03
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,339       1,892        625
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  4.28    $   7.26    $  6.33
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         5,559       3,231        363
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.91    $  11.03    $ 10.84
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,840       3,598      1,106
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.46    $  14.23    $ 14.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           893         648        104
------------------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the year ended
                                                                                                     December 31,
                                                                                           ---------------------------------
                                                                                                2008       2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.67    $ 14.03     $ 13.69
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           365        162          37
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.71    $ 13.84     $ 12.31
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,472        881         180
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.04    $ 14.83     $ 13.00
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,333        747          58
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  4.45    $ 10.42     $ 11.22
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,673      1,065         314
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.03    $ 14.35     $ 15.23
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         5,760      5,014       1,142
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.43    $  8.13     $  7.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,692      1,046         249
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.87    $ 12.58     $ 12.32
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,289        975         291
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.81    $ 12.92     $ 11.83
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,142        524          92
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.47    $ 12.40     $ 12.50
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,432      2,011         408
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.02    $ 15.30     $ 13.60
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        10,424      5,402       1,416
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.00    $ 15.98     $ 14.99
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,947      2,442         587
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.06    $ 15.19     $ 15.64
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,612      1,507         506
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.67    $ 10.58     $ 10.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         6,707      1,895         702
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  1.56    $  2.36     $  1.98
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         9,857      2,099         449
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.57    $ 10.75     $ 10.71
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         5,798      5,018         666
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.77    $ 11.58     $ 11.10
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,631      1,541         158
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.74    $ 11.16     $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           683        487          35
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the year ended
                                                                                                     December 31,
                                                                                           ---------------------------------
                                                                                                2008       2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
 -----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.56    $ 10.76     $ 11.10
 -----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,533        886          96
 -----------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 8.95    $  9.45     $  8.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         9,821      3,197         841
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $10.21    $ 11.07     $ 10.73
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,880      1,453         364
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 9.93    $ 10.26     $  9.87
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,229        488         111
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 9.35    $ 14.39     $ 14.85
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,215      1,354         370
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T. Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 3.85    $  6.75     $  6.37
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,900      1,437         154
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 6.33    $ 10.84     $ 10.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,870      4,461         526
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 1.46    $  2.46     $  2.47
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,891      2,349         473
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 7.15    $ 11.48     $ 11.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,784      2,074         664
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $14.63    $ 34.76     $ 24.80
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         5,722      2,799         625
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 8.38    $ 16.12     $ 13.35
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,390      1,545         298
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 5.00    $  8.29
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         6,805      3,973
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 7.50    $ 14.25     $ 12.96
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           529        238          94
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $11.41    $ 11.28     $ 10.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,680      1,109         333
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 9.97    $ 13.81     $ 12.84
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,648        845         178
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 9.56    $ 12.66     $ 12.44
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,102      1,768         448
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $10.65    $ 20.44     $ 18.42
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,606      1,524         386
------------------------------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)




------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the year ended
                                                                                                     December 31,
                                                                                           ---------------------------------
                                                                                                2008       2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.36    $ 14.02     $ 13.53
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           507        349          62
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.83    $ 12.67     $ 11.54
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,190        674         176
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.83    $ 15.92     $ 15.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,483      1,212         264
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.27    $ 14.84     $ 13.44
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,229        725         212
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.36    $ 14.81     $ 15.00
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,300        778         224
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  2.98    $  5.21     $  5.09
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,840      3,439         574
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.15    $ 13.29     $ 14.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           910        704         327
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.57    $ 14.50     $ 12.42
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,902        986         112
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-5

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Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Accumulator(R) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.


This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or contributions directly from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 75, or if later, the first contract anniversary.

If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges; (2) market value adjustments; or (3) benefit base adjustments to an optional benefit. If in a defined benefit plan the plan's actuary determines that an overfunding in the QP contract has occurred, then any transfers of plan assets out of the QP contract may also result in withdrawal charges, market value adjustments or benefit base adjustments on the amount being transferred.

In order to purchase the QP contract for a defined benefit plan, the plan's actuary will be required to determine a current dollar value of each plan participant's accrued benefit so that individual contracts may be established for each plan participant. We do not permit defined contribution or defined benefit plans to pool plan assets attributable to the accrued benefits of multiple plan participants.


For defined benefit plans, the maximum percentage of actuarial value of the plan participant's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant. AXA Equitable does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit.

AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider:

o whether required minimum distributions under QP contracts would cause withdrawals in excess of 6-1/2% (or 6%, as applicable) of the Guaranteed minimum income benefit Roll-Up benefit base;

o that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and

o that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the trustee.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


B-1 Appendix II: Purchase considerations for QP contracts

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Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2009 to a fixed maturity option with a maturity date of February 15, 2017 (eight years later) at a hypothetical rate to maturity of 7.00%("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2013(a).





---------------------------------------------------------------------------------------------------------
                                                                                Hypothetical assumed
                                                                                  rate to maturity
                                                                              ("j" in the calculations
                                                                                       below)
                                                                                 February 15, 2013
---------------------------------------------------------------------------------------------------------
                                                                                   5.00%        9.00%
---------------------------------------------------------------------------------------------------------
 As of February 15, 2013 before withdrawal
---------------------------------------------------------------------------------------------------------
(1) Market adjusted amount(b)                                                  $141,389     $121,737
---------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount(c)                                                   $131,104     $131,104
---------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                         $ 10,285     $ (9,367)
---------------------------------------------------------------------------------------------------------
 On February 15, 2013 after $50,000 withdrawal
---------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                          $  3,637     $ (3,847)
---------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)    $ 46,363     $ 53,847
---------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                      $ 91,389     $ 71,737
---------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                           $ 84,741     $ 77,257
---------------------------------------------------------------------------------------------------------
(8) Maturity value(d)                                                          $111,099     $101,287
---------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:


 (a)      Number of days from the withdrawal date to the maturity date = D = 1,461

 (b)      Market adjusted amount is based on the following calculation:

           Maturity value                               $171,882
          ________________             =            ________________               where j is either 5% or 9%
                (D/365)                                  (1,461/365)
           (1+j)                                    (1+j)

 (c)      Fixed maturity amount is based on the following calculation:

           Maturity value                               $171,882
          ________________             =           ___________________
                 (D/365)                                   (1,461/365)
            (1+h)                                  (1+0.07)

 (d)      Maturity value is based on the following calculation:

                                       (D/365)                                    (1,461/365)
          Fixed maturity amount x (1+h)          = ($84,741 or $77,257) x (1+0.07)

                               Appendix III: Market value adjustment example C-1

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Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.
The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:



------------------------------------------------------------------------------------------------------------------------------------
   End of
 contract                      6-1/2% Roll-Up to age 85    6% Roll-Up to age 85    Annual Ratchet to age 85      GWBL Enhanced
   year       Account value         benefit base              benefit base              benefit base         death benefit base
------------------------------------------------------------------------------------------------------------------------------------
     1          $105,000            $  106,500 (4)            $  106,000 (6)            $  105,000 (1)          $  105,000 (7)
------------------------------------------------------------------------------------------------------------------------------------
     2          $115,500            $  113,423 (3)            $  112,360 (5)            $  115,500 (1)          $  115,500 (7)
------------------------------------------------------------------------------------------------------------------------------------
     3          $129,360            $  120,795 (3)            $  119,102 (5)            $  129,360 (1)          $  129,360 (7)
------------------------------------------------------------------------------------------------------------------------------------
     4          $103,488            $  128,647 (3)            $  126,248 (5)            $  129,360 (2)          $  135,828 (8)
------------------------------------------------------------------------------------------------------------------------------------
     5          $113,837            $  137,009 (4)            $  133,823 (6)            $  129,360 (2)          $  142,296 (8)
------------------------------------------------------------------------------------------------------------------------------------
     6          $127,497            $  145,914 (4)            $  141,852 (6)            $  129,360 (2)          $  148,764 (8)
------------------------------------------------------------------------------------------------------------------------------------
     7          $127,497            $  155,399 (4)            $  150,363 (6)            $  129,360 (2)          $  155,232 (8)
------------------------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3) At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4) At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6-1/2% Roll-Up to age 85.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(5) At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(6) At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.


GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(7) At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(8) At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.

D-1 Appendix IV: Enhanced death benefit example

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Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85" enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.47)% and 3.53% for the Accumulator(R) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the enhanced death benefit, the Earnings enhancement benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85" enhanced death benefit charge, the Earnings enhancement benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised, and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.61%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.31% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


                                      Appendix V: Hypothetical illustrations E-1

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Variable deferred annuity
Accumulator(R)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85 Guaranteed minimum death benefit
  Earnings enhancement benefit

                       Guaranteed minimum income benefit

                                                        Greater of 6-1/2%
                                                         Roll-Up to age                                 Lifetime Annual
                                                          85 or Annual                         Guaranteed Minimum Income Benefit
                                                         Ratchet to age                        ----------------------------------
                                                          85 Guaranteed    Total Death Benefit
                                                          Minimum Death     with the Earnings     Guaranteed       Hypothetical
                   Account Value        Cash Value           Benefit       enhancement benefit      Income            Income
       Contract ------------------- ------------------ ------------------- ------------------- ----------------- ----------------
 Age     Year       0%        6%       0%        6%        0%        6%        0%        6%       0%       6%       0%       6%
----- --------- --------- --------- -------- --------- --------- --------- --------- --------- -------- -------- -------- -------
 60       1      100,000   100,000   93,000    93,000   100,000  100,000    100,000  100,000     N/A      N/A      N/A      N/A
 61       2       95,488   101,467   88,488    94,467   106,500  106,500    109,100  109,100     N/A      N/A      N/A      N/A
 62       3       90,993   102,871   84,993    96,871   113,423  113,423    118,792  118,792     N/A      N/A      N/A      N/A
 63       4       86,505   104,200   80,505    98,200   120,795  120,795    129,113  129,113     N/A      N/A      N/A      N/A
 64       5       82,018   105,446   77,018   100,446   128,647  128,647    140,105  140,105     N/A      N/A      N/A      N/A
 65       6       77,523   106,598   74,523   103,598   137,009  137,009    151,812  151,812     N/A      N/A      N/A      N/A
 66       7       73,012   107,644   72,012   106,644   145,914  145,914    164,280  164,280     N/A      N/A      N/A      N/A
 67       8       68,476   108,572   68,476   108,572   155,399  155,399    177,558  177,558     N/A      N/A      N/A      N/A
 68       9       63,905   109,367   63,905   109,367   165,500  165,500    191,699  191,699     N/A      N/A      N/A      N/A
 69      10       59,291   110,015   59,291   110,015   176,257  176,257    206,760  206,760     N/A      N/A      N/A      N/A
 74      15       35,110   110,454   35,110   110,454   241,487  241,487    298,082  298,082   14,441   14,441   14,441   14,441
 79      20        8,079   104,250    8,079   104,250   330,859  330,859    423,202  423,202   22,168   22,168   22,168   22,168
 84      25            0    87,796        0    87,796         0  453,305          0  554,251      0     36,264      0     36,264
 89      30            0    77,678        0    77,678         0  482,770          0  583,716     N/A      N/A      N/A      N/A
 94      35            0    70,227        0    70,227         0  482,770          0  583,716     N/A      N/A      N/A      N/A
 95      36            0    68,592        0    68,592         0  482,770          0  583,716     N/A      N/A      N/A      N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


E-2 Appendix V: Hypothetical illustrations

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Appendix VI: Earnings enhancement benefit example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes the Earnings enhancement benefit for an owner age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:

                                                                No Withdrawal   $3,000 withdrawal   $6,000 withdrawal
------------------------------------------------------------------------------------------------------------------------------------
A   Initial contribution                                           100,000           100,000             100,000
------------------------------------------------------------------------------------------------------------------------------------
B   Death benefit: prior to withdrawal.*                           104,000           104,000             104,000
------------------------------------------------------------------------------------------------------------------------------------
    Earnings enhancement benefit earnings: death
    benefit less net contributions (prior to the withdrawal in
C                                                                   4,000             4,000               4,000
    D).
    B minus A.
------------------------------------------------------------------------------------------------------------------------------------
D   Withdrawal                                                        0               3,000               6,000
------------------------------------------------------------------------------------------------------------------------------------
    Excess of the withdrawal over the Earnings
E   enhancement benefit earnings                                      0                 0                 2,000
    greater of D minus C or zero
------------------------------------------------------------------------------------------------------------------------------------
    Net contributions (adjusted for the withdrawal in D)
F                                                                  100,000           100,000              98,000
    A minus E
------------------------------------------------------------------------------------------------------------------------------------
    Death benefit (adjusted for the withdrawal in D)
G                                                                  104,000           101,000              98,000
    B minus D
------------------------------------------------------------------------------------------------------------------------------------
    Death benefit less net contributions
H                                                                   4,000             1,000                 0
    G minus F
------------------------------------------------------------------------------------------------------------------------------------
I   Earnings enhancement benefit factor                              40%               40%                 40%
------------------------------------------------------------------------------------------------------------------------------------
    Earnings enhancement benefit
J                                                                   1,600              400                  0
    H times I
------------------------------------------------------------------------------------------------------------------------------------
    Death benefit: including Earnings enhancement benefit
K                                                                  105,600           101,400              98,000
    G plus J
------------------------------------------------------------------------------------------------------------------------------------

* The death benefit is the greater of the account value or any applicable death benefit.


                           Appendix VI: Earnings enhancement benefit example F-1
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Appendix VII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


The following information is a summary of the states where the Accumulator(R) contract or certain features and/or benefits are either not available or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state. See also Appendix VIII later in this Prospectus for information about the availability of certain features under your contract.


STATES WHERE CERTAIN ACCUMULATOR(R) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:



------------------------------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                           Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA      See "Contract features and benefits"--"Your right to can-       If you reside in the state of California and you
                cel within a certain number of days"                            are age 60 and older at the time the contract is
                                                                                issued, you may return your variable annuity
                                                                                contract within 30 days from the date that you
                                                                                receive it and receive a refund as described
                                                                                below.

                                                                                If you allocate your entire initial contribution
                                                                                to the EQ/Money Market option (and/or guaranteed
                                                                                interest option, if available), the amount of
                                                                                your refund will be equal to your contribution
                                                                                less interest, unless you make a trans- fer, in
                                                                                which case the amount of your refund will be
                                                                                equal to your account value on the date we
                                                                                receive your request to cancel at our processing
                                                                                office. This amount could be less than your
                                                                                initial contribution. If the Principal guarantee
                                                                                ben- efit or Guaranteed withdrawal benefit for
                                                                                life is elected, the investment allocation
                                                                                during the 30 day free look period is limited to
                                                                                the guaranteed interest option. If you allocate
                                                                                any portion of your initial contribution to the
                                                                                variable invest- ment options (other than the
                                                                                EQ/Money Market option) and/or fixed maturity
                                                                                options, your refund will be equal to your
                                                                                account value on the date we receive your
                                                                                request to cancel at our processing office.
------------------------------------------------------------------------------------------------------------------------------------
ILLINOIS        See "Loans under Rollover TSA contracts" in "Accessing          Your loan interest rate will not exceed 8% (or
                your money"                                                     any lower maximum rate that may become required
                                                                                by Illinois or federal law).

                See "Selecting an annuity payout option" under "Your            The following sentence replaces the first
                annuity payout options" in "Accessing your money"               sentence of the second paragraph in this
                                                                                section:

                                                                                You can choose the date annuity payments begin
                                                                                but it may not be earlier than twelve months
                                                                                from the Accumulator(R) contract date.
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Annual administrative charge                                    The annual administrative charge will not be
                                                                                deducted from amounts allocated to the
                                                                                Guaranteed interest option.

                See "Disability, terminal illness or confinement to nursing     This section is deleted in its entirety.
                home" under "Withdrawal charge" in "Charges and
                expenses" )
------------------------------------------------------------------------------------------------------------------------------------



G-1 Appendix VII: State contract availability and/or variations of certain features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                           Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
MISSISSIPPI     Automatic Investment Program                                    Not Available

                QP (defined contribution and defined benefit) contracts         Not Available

                See "How you can purchase and contribute to your con-           Additional contributions can only be made within
                tract" in "Contract features and benefits"                      the first year after the contract issue date.
                                                                                The 150% limit does not apply.
------------------------------------------------------------------------------------------------------------------------------------
The following information applies to Accumulator(R) contracts sold in New Jersey from May 29, 2007 to September 10, 2007:

NEW JERSEY      "Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to       All references to this feature are deleted in
                age 85 enhanced death benefit"                                  their entirety.

                                                                                You have the choice of the following guaranteed
                                                                                minimum death benefits: the Greater of 6%
                                                                                Roll-Up to age 85 or Annual Ratchet to age 85;
                                                                                the Greater of 3% Roll-Up to age 85 or Annual
                                                                                Ratchet to age 85; the Annual Ratchet to age 85;
                                                                                the Standard death benefit; the GWBL Standard
                                                                                death benefit; or the GWBL Enhanced death
                                                                                benefit.

                See "Guaranteed minimum death benefit charge" in "Fee           The charge for the Greater of 6% Roll-Up to age
                table"                                                          85 or Annual Ratchet to age 85 is 0.60%

                                                                                The charge for the Greater of 3% Roll-Up to age
                                                                                85 or Annual Ratchet to age 85 is 0.60%

                See "Guaranteed minimum death benefit charge" and               Footnote (4) (and all related text) is deleted
                "Guaranteed minimum income benefit charge" in "Fee              in its entirety. We do not reserve the right to
                table"                                                          increase your charge if you reset your Greater
                                                                                of 6% to age 85 or Annual Ratchet to age 85
                                                                                enhanced death benefit and Guaranteed minimum
                                                                                income benefit Roll-Up benefit base.

                See "Guaranteed minimum income benefit and the Roll-Up          All references to resetting your Roll-Up benefit
                benefit base reset" in "Contract features and benefits"         base on each contract date anniversary are
                                                                                deleted in their entirety here and throughout
                                                                                the Prospectus. Instead, if you elect the
                                                                                Guaranteed minimum income benefit alone or
                                                                                together with the Greater of 6% Roll-Up to age
                                                                                85 or Annual Ratchet to age 85 enhanced death
                                                                                benefit, you will be eligible to reset the
                                                                                Roll-Up benefit base for these guaranteed
                                                                                benefits to equal the account value as of the
                                                                                5th or later contract date anniversary. Each
                                                                                time you reset the Roll-Up benefit base, your
                                                                                Roll-Up benefit base will not be eligible for
                                                                                another reset for five years.

                                                                                The Guaranteed minimum income benefit that
                                                                                includes the 6-1/2% Roll-Up benefit base is not
                                                                                available in combination with the Greater of 6%
                                                                                Roll-Up to age 85 or Annual Ratchet to age 85
                                                                                enhanced death benefit.
------------------------------------------------------------------------------------------------------------------------------------



Appendix VII: State contract availability and/or variations of certain features and benefits G-2

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
-------------------------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                Availability or Variation
-------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY      See "Guaranteed minimum income benefit option" in    The table showing the maximum periods certain available
(CONTINUED)     "Contract features and benefits"                     under the life with a period certain payout option is
                                                                     deleted in its entirety and replaced with the following:
                                                                      ----------------------------
                                                                            Level payments
                                                                      ---------------------------
                                                                                         Period
                                                                                        certain
                                                                                         years
                                                                            Owner's    ----------
                                                                       age at exercise  IRAs   NQ
                                                                      ---------------------------
                                                                       75 and younger   10    10
                                                                             76          9    10
                                                                             77          8    10
                                                                             78          7    10
                                                                             79          7    10
                                                                             80          7    10
                                                                             81          7     9
                                                                             82          7     8
                                                                             83          7     7
                                                                             84          6     6
                                                                             85          5     5
                                                                      ---------------------------
                See "Greater of 6% Roll-Up to age 85 or Annual       The second sentence of the first paragraph and the entire
                Ratchet to age 85" under "Guaranteed minimum death   second paragraph is deleted in their entirety and replaced
                benefit charge" in "Charges and expenses"            with the following:

                                                                     The charge is equal to 0.60% of the Greater of the 6%
                                                                     Roll-Up to age 85 or the Annual Ratchet to age 85 benefit
                                                                     base.

                See "Greater of 3% Roll-Up to age 85 or Annual       The second sentence is deleted in its entirety and replaced
                Ratchet to age 85" under "Guaranteed minimum death   with the following:
                benefit charge" in "Charges and expenses"
                                                                     The charge is equal to 0.60% of the Greater of the 3%
                                                                     Roll-up to age 85 or the Annual Ratchet to age 85 benefit
                                                                     base.

                See "Guaranteed minimum income benefit charge" in    The third paragraph is deleted in its entirety.
                "Charges and expenses"
-------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA    Contributions                                        Your contract refers to contributions as premiums.

                Special dollar cost averaging program                In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

                See "Disability, terminal illness, or confinement    Item (iii) under this section is deleted in its entirety
                to  nursing home" under "Withdrawal charge" in
                "Charges and expenses"

                Required disclosure for Pennsylvania customers       Any person who knowingly and with intent to defraud any
                                                                     insurance company or other person files an application for insurance or statement of claim containing any materially
                                                                     false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
-------------------------------------------------------------------------------------------------------------------------------



G-3 Appendix VII: State contract availability and/or variations of certain features and benefits

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                 e-delivery today at www.axa-equitable.com/green

------------------------------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                           Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO     Beneficiary continuation option (IRA)                           Not Available

                IRA, Roth IRA, Inherited IRA, Rollover TSA and QP (Defined      Not Available
                Benefit) contracts

                See "How you can purchase and contribute to your con-           Specific requirements for purchasing QP
                tract" in "Contract features and benefits"                      contracts in Puerto Rico are outlined below in
                                                                                "Purchase considerations for QP (Defined
                                                                                Contribution) contracts in Puerto Rico".

                See "Exercise Rules" under "How you can purchase and            Exercise restrictions for the GMIB on a Puerto
                contribute to your contract" in "Contract features and ben-     Rico QPDC contract are described below, under
                efits"                                                          "Purchase consider- ations for QP (Defined
                                                                                Contribution) contracts in Puerto Rico", and in
                                                                                your contract.

                See "Income Manager(R) payout options" in "Accessing your       This payout option is not available with QPDC
                money"                                                          contracts.


                See "Transfers of ownership, collateral assignments, loans      Transfers of ownership of QP contracts are
                and borrowing" in "More information"                            governed by Puerto Rico law. Please consult your
                                                                                tax, legal or plan advi- sor if you intend to
                                                                                transfer ownership of your contract.

                "Purchase considerations for QP (Defined Contribution)          Purchase considerations for QP (Defined
                contracts in Puerto Rico" -- this section replaces "Appen-      Contribution) contracts in Puerto Rico:
                dix II: Purchase considerations for QP contracts" in this       Trustees who are considering the purchase of an
                Prospectus.                                                     Accumulator(R) QP contract in Puerto Rico
                                                                                should discuss with their tax, legal and plan
                                                                                advisors whether this is an appropriate
                                                                                investment vehicle for the employer's plan.
                                                                                Trustees should consider whether the plan
                                                                                provisions permit the investment of plan assets
                                                                                in the QP contract, the Guaranteed minimum
                                                                                income benefit and other guaranteed benefits,
                                                                                and the payment of death benefits in
                                                                                accordance with the requirements of Puerto Rico
                                                                                income tax rules. The QP contract and this
                                                                                Prospectus should be reviewed in full, and the
                                                                                following factors, among others, should be
                                                                                noted.

                                                                                Limits on Contract Ownership:
                                                                                o The QP contract is offered only as a funding
                                                                                  vehicle to qualified plan trusts of single
                                                                                  participant defined contribution plans that
                                                                                  are tax-qualified under Puerto Rico law, not
                                                                                  United States law. The contract is not
                                                                                  available to US qualified plans or to defined
                                                                                  benefit plans qualifying under Puerto Rico
                                                                                  law.
                                                                                o The QP contract owner is the qualified plan
                                                                                  trust. The annuitant under the contract is the
                                                                                  self-employed Puerto Rico resident, who is the
                                                                                  sole plan participant.
                                                                                o This product should not be purchased if the
                                                                                  self-employed individual anticipates having
                                                                                  additional employees become eligible for the
                                                                                  plan. We will not allow additional contracts
                                                                                  to be issued for participants other than the
                                                                                  original business owner.
                                                                                o If the business that sponsors the plan adds
                                                                                  another employee, no further contributions may
                                                                                  be made to the contract. If the employer moves
                                                                                  the funds to another funding vehicle that can
                                                                                  accommodate more than one employee, this move
                                                                                  could result in surrender charges, if
                                                                                  applicable, and the loss of guaranteed
                                                                                  benefits in the contract.
------------------------------------------------------------------------------------------------------------------------------------

Appendix VII: State contract availability and/or variations of certain features and benefits G-4

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                           www.axa-equitable.com/green



-----------------------------------------------------------------------------------------------------------
 State           Features and Benefits    Availability or Variation
-----------------------------------------------------------------------------------------------------------
PUERTO RICO                               Limits on Contributions:
(CONTINUED)                               o All contributions must be direct transfers from other
                                            investments within an existing qualified plan trust.
                                          o Employer payroll contributions are not accepted.
                                          o Only one additional transfer contribution may be made
                                            per contract year.
                                          o Checks written on accounts held in the name of the
                                            employer instead of the plan or the trustee will not be
                                            accepted.
                                          o As mentioned above, if a new employee becomes eligible
                                            for the plan, the trustee will not be permitted to make
                                            any further contributions to the contract established for
                                            the original business owner.

                                          Limits on Payments:
                                          o Loans are not available under the contract.
                                          o All payments are made to the plan trust as owner, even
                                            though the plan participant/annuitant is the ultimate
                                            recipient of the benefit payment.
                                          o AXA Equitable does no tax reporting or withholding of
                                            any kind. The plan administrator or trustee will be solely responsible for performing or providing for all such
                                            services.
                                          o AXA Equitable does not offer contracts that qualify as
                                            IRAs under Puerto Rico law. The plan trust will exercise
                                            the GMIB and must continue to hold the supplementary
                                            contract for the duration of the GMIB payments.

                                          Plan Termination:
                                          o If the plan participant terminates the business, and as a result wishes to terminate the plan, the trust would have
                                            to be kept in existence to receive payments. This could
                                            create expenses for the plan.
                                          o If the plan participant terminates the plan and the trust is dissolved, or if the plan trustee (which may or may not be the same as the plan participant) is unwilling to accept
                                            payment to the plan trust for any reason, AXA Equitable
                                            would have to change the contract from a Puerto Rico
                                            QP to NQ in order to make payments to the individual as
                                            the new owner. Depending on when this occurs, it could
                                            be a taxable distribution from the plan, with a potential
                                            tax of the entire account value of the contract. Puerto
                                            Rico income tax withholding and reporting by the plan
                                            trustee could apply to the distribution transaction.
                                          o If the plan trust is receiving GMIB payments and the trust is subsequently terminated, transforming the contract
                                            into an individually owned NQ contract, the trustee
                                            would be responsible for the applicable Puerto Rico
                                            income tax withholding and reporting on the present
                                            value of the remaining annuity payment stream.
                                          o AXA Equitable is a U.S. insurance company, therefore
                                            distributions under the NQ contract could be subject to
                                            United States taxation and withholding on a "taxable
                                            amount not determined" basis.
-----------------------------------------------------------------------------------------------------------

G-5 Appendix VII: State contract availability and/or variations of certain features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                           Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO     Tax information-- special rules for NQ contracts                Income from NQ contracts we issue is U.S.
(CONTINUED)                                                                     source. A Puerto Rico resident is subject to
                                                                                U.S. taxation on such U.S. source income. Only
                                                                                Puerto Rico source income of Puerto Rico resi-
                                                                                dents is excludable from U.S. taxation. Income
                                                                                from NQ contracts is also subject to Puerto Rico
                                                                                tax. The calculation of the taxable portion of
                                                                                amounts distributed from a contract may differ
                                                                                in the two jurisdictions. Therefore, you might
                                                                                have to file both U.S. and Puerto Rico tax
                                                                                returns, showing different amounts of income
                                                                                from the contract for each tax return. Puerto
                                                                                Rico generally provides a credit against Puerto
                                                                                Rico tax for U.S. tax paid. Depending on your
                                                                                personal situation and the timing of the
                                                                                different tax liabilities, you may not be able
                                                                                to take full advantage of this credit.
------------------------------------------------------------------------------------------------------------------------------------
TEXAS           See "Annual administrative charge" in "Charges and              The annual administrative charge will not be
                expenses"                                                       deducted from amounts allocated to the
                                                                                Guaranteed interest option.
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      Guaranteed interest option                                      Not Available

                Investment simplifier -- Fixed-dollar option                    Not Available
                and Interest sweep option

                Fixed maturity options                                          Not Available

                Income Manager(R) payout option                                 Not Available

                Earnings enhancement benefit                                    Not Available

                Special dollar cost averaging program                           o Available only at issue
                                                                                o Subsequent contributions cannot be used to
                                                                                  elect new programs. You may make subsequent
                                                                                  contributions to the initial programs while
                                                                                  they are still running.

                "Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to       All references to these features are deleted in
                age 85 enhanced death benefit"; "Greater of 6% Roll-Up          their entirety.
                to age 85 or Annual Ratchet to age 85 enhanced death
                benefit"; and "GWBL Enhanced death benefit"                     You have the choice of the following guaranteed
                                                                                minimum death benefits: the Greater of 4%
                                                                                Roll-Up to age 85 or Annual Ratchet to age 85
                                                                                enhanced death benefit; the Greater of 3%
                                                                                Roll-Up to age 85 or Annual Ratchet to age 85
                                                                                enhanced death benefit; the Annual Ratchet to
                                                                                age 85; the Standard death benefit; or the GWBL
                                                                                Standard death benefit.

                See "Guaranteed minimum death benefit charge" in "Fee           The charge for the Greater of 4% Roll-Up to age
                table" and in "Charges and expenses"                            85 or Annual Ratchet to age 85 is 0.65% and
                                                                                cannot be increased.

                See "How you can purchase and contribute to your con-           o For contracts with GWBL, the $1,500,000
                tract" in "Contract features and benefits"                        contribution limit applies for all issue ages.

                                                                                o The second sentence of the third paragraph is
                                                                                  deleted. The paragraph now reads: "We limit
                                                                                  aggregate contribu- tions made after the first
                                                                                  contract year to 150% of first-year
                                                                                  contributions."
------------------------------------------------------------------------------------------------------------------------------------



          Appendix VII: State contract availability and/or variations of certain features and benefits G-6

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
------------------------------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                           Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      See "Guaranteed minimum death benefit and Guaranteed            o If you elect the 6-1/2% (or 6%, as applicable)
(CONTINUED)     minimum income benefit base" in "Contract features and            Guaranteed minimum income benefit with the
                benefits"                                                         Greater of 4% Roll-Up to age 85 or Annual
                                                                                  Ratchet to age 85 enhanced death benefit, the
                                                                                  variable investment options (other than
                                                                                  EQ/Money Market) and the account for special
                                                                                  dollar cost averaging will roll up at an
                                                                                  annual rate of 6-1/2% (or 6%, as applicable)
                                                                                  for the Guaranteed minimum income benefit base
                                                                                  and 4% for the 4% Roll-Up to age 85 benefit
                                                                                  base.

                                                                                o If you elect the Greater of 4% Roll-Up to age
                                                                                  85 or Annual Ratchet to age 85 enhanced death
                                                                                  benefit, without a Guaranteed minimum income
                                                                                  benefit, the variable investment options
                                                                                  (other than EQ/Money Market) and the account
                                                                                  for special dollar cost averaging will roll up
                                                                                  at an annual rate of 4% for the 4% Roll-Up to
                                                                                  age 85 benefit base.

                See "Guaranteed minimum death benefit/Guaranteed mini-          Your "Greater of 4% Roll-Up to age 85 or Annual
                mum income benefit roll-up benefit benefit base reset" in       Ratchet to age 85 enhanced death benefit"
                "Contract features and benefits"                                benefit base will reset only if your account
                                                                                value is greater than your Guaranteed minimum
                                                                                income benefit Roll-Up benefit base.

                See "How withdrawals affect your Guaranteed minimum             The first sentence of the third paragraph is
                income benefit and Guaranteed minimum death benefit" in         replaced with the following:
                "Accessing your money"
                                                                                o With respect to the 6-1/2% (or 6%, as
                                                                                  applicable) Guar- anteed minimum income
                                                                                  benefit, withdrawals (including any applicable
                                                                                  withdrawal charges) will reduce the 6-1/2% (or
                                                                                  6%, as applicable) Roll-Up to age 85 benefit
                                                                                  base on a dollar-for-dollar basis, as long as
                                                                                  the sum of the withdrawals in a contract year
                                                                                  is 6-1/2% (or 6%, as applicable) or less of
                                                                                  the 6-1/2% (or 6%, as applicable) Roll-Up
                                                                                  benefit base on the contract issue date or the
                                                                                  most recent contract date anniversary, if
                                                                                  later.

                                                                                o With respect to the Guaranteed minimum income
                                                                                  benefit and the Greater of 4% Roll-Up to age
                                                                                  85 or Annual Ratchet to age 85 enhanced death
                                                                                  benefit, if elected in combination,
                                                                                  withdrawals (including any applicable with-
                                                                                  drawal charges) will reduce each of the
                                                                                  benefits' Roll-Up to age 85 benefit base on a
                                                                                  dollar-for-dollar basis, as long as the sum of
                                                                                  the withdrawals in a contract year is 6-1/2%
                                                                                  (or 6%, as applicable) or less of the
                                                                                  Guaranteed minimum income benefit's Roll-Up
                                                                                  benefit base on the contract issue date or the
                                                                                  most recent contract date anniversary, if
                                                                                  later.
 -----------------------------------------------------------------------------------------------------------------------------------



G-7 Appendix VII: State contract availability and/or variations of certain features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                           Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON                                                                      See "Guaranteed minimum death benefit" in
(continued)                                                                     "Contract features and benefits"

                                                                                See "GWBL Guaranteed minimum death benefit" under
                                                                                "Guaranteed withdrawal benefit for life ("GWBL")"
                                                                                in  "Contract features and benefits"

                                                                                See "Annual administrative charge" in "Charges and
                                                                                expenses"

                                                                                See "10% free withdrawal amount" under "Withdrawal
                                                                                charge" in "Charges and expenses"

                                                                                See "Certain withdrawals" under "Withdrawal charge"
                                                                                in "Charges and expenses"

                See "Guaranteed minimum death benefit" in                       You have a choice of the standard death benefit,
                "Contract features and benefits"                                the Annual Ratchet to age 85 enhanced death
                                                                                benefit, the Greater of 3% Roll-Up to age 85 or
                                                                                Annual Ratchet to age 85 enhanced death benefit,
                                                                                or the Greater of 4% Roll-Up to age 85 or Annual
                                                                                Ratchet to age 85 enhanced death benefit.

                See "GWBL Guaranteed minimum death benefit" under               Only the GWBL Standard death benefit is
                "Guaranteed withdrawal benefit for life ("GWBL")" in            available.
                "Contract features and benefits"

                See "Annual administrative charge" in "Charges and              The second paragraph of this section is replaced
                expenses"                                                       with the following:

                                                                                The annual administrative charge will be
                                                                                deducted from the value in the variable
                                                                                investment options on a pro rata basis. If those
                                                                                amounts are insufficient, we will deduct all or
                                                                                a portion of the charge from the account for
                                                                                special dollar cost averaging. If the contract
                                                                                is surrendered or annuitized or a death benefit
                                                                                is paid on a date other than a contract date
                                                                                anniversary, we will deduct a pro rata portion
                                                                                of that charge for the year.

                See "10% free withdrawal amount" under "Withdrawal              The 10% free withdrawal amount applies to full
                charge" in "Charges and expenses"                               surrenders.

                See "Certain withdrawals" under "Withdrawal charge" in          If you elect the Greater of 4% Roll-Up to age 85
                "Charges and expenses"                                          or Annual Ratchet to age 85 enhanced death
                                                                                benefit without a Guar- anteed minimum income
                                                                                benefit, the withdrawal charge will be waived
                                                                                for any withdrawal that, together with any prior
                                                                                withdrawals made during the contract year, does
                                                                                not exceed 6% of the beginning of contract year
                                                                                4% Roll-Up to age 85 benefit base, even if such
                                                                                withdrawals exceed the free withdrawal amount.
------------------------------------------------------------------------------------------------------------------------------------



                                Appendix VII: State contract availability and/or
                                 variations of certain features and benefits G-8

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
------------------------------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                           Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      See "Withdrawal charge" in "Charges and expenses" under         The owner (or older joint owner, if applicable)
(CONTINUED)     "Disability, terminal illness, or confinement to nursing        has qualified to receive Social Security
                home"                                                           disability benefits as certified by the Social
                                                                                Security Administration or a statement from an
                                                                                independent U.S. licensed physician stating that
                                                                                the owner (or older joint owner, if applicable)
                                                                                meets the definition of total disability for at
                                                                                least 6 continuous months prior to the notice of
                                                                                claim. Such disability must be re-certified
                                                                                every 12 months.
------------------------------------------------------------------------------------------------------------------------------------



G-9 Appendix VII: State contract availability and/or variations of certain features and benefits
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Appendix VIII: Contract variations

--------------------------------------------------------------------------------


You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.



------------------------------------------------------------------------------------------------------------------------------
 Approximate Time Period          Feature/Benefit                  Variation
------------------------------------------------------------------------------------------------------------------------------
May 2007 - February 2008         Guaranteed withdrawal             At no additional charge, during the first ten
(through March 2008 in Nevada)   benefit for life--                contract years, in each year you have not taken a
                                 5% deferral bonus                 withdrawal, we will increase your GWBL benefit base
                                                                   by an amount equal to 5% of your total contributions.
                                                                   If the Annual Ratchet (as discussed immediately
                                                                   above) occurs on any contract date anniversary, for
                                                                   the next and subsequent contract years, the bonus
                                                                   will be 5% of the most recent ratcheted GWBL benefit
                                                                   base plus any subsequent contributions. If the GWBL
                                                                   benefit base is reduced due to an Excess withdrawal,
                                                                   the 5% deferral bonus will be calculated using the
                                                                   reset GWBL benefit base plus any applicable
                                                                   contributions. The deferral bonus generally excludes
                                                                   contributions made in the prior 12 months. In the
                                                                   first contract year, the deferral bonus is determined
                                                                   using all contributions received in the first 90 days
                                                                   of the contract year. On any contract date
                                                                   anniversary on which you are eligible for a bonus, we
                                                                   will calculate the applicable bonus amount. If, when
                                                                   added to the current GWBL benefit base, the amount is
                                                                   greater than your account value, that amount will
                                                                   become your new GWBL benefit base. If that amount is
                                                                   less than or equal to your account value, your GWBL
                                                                   benefit base will be ratcheted to equal your account
                                                                   value, and the 5% deferral bonus will not apply. If
                                                                   you opt out of the Annual Ratchet (as discussed
                                                                   immediately above), the 5% deferral bonus will still
                                                                   apply.

                                 200% Initial GWBL benefit base    Not available
                                 guarantee

                                 Guaranteed annual                 The Applicable percentages for the
                                 withdrawal amount                 Guaranteed annual withdrawal
                                                                   amount are as follows:
                                                                   -------------------------------------------
                                                                    Age             Applicable percentage
                                                                   -------------------------------------------
                                                                   45-64                     4.0%
                                                                   65-74                     5.0%
                                                                   75-84                     6.0%
                                                                   85 and older              7.0%
                                                                   -------------------------------------------
                                 Guaranteed withdrawal             If you elect the Single Life option, the
                                 benefit for life benefit charge   charge is equal to 0.60%. If you elect the Joint Life
                                                                   option, the charge is equal to 0.75%.

                                                                   The maximum charge for the Single Life option is 0.75%.
                                                                   The maximum charge for the Joint Life option is 0.90%.
------------------------------------------------------------------------------------------------------------------------------


                                          Appendix VIII: Contract variations H-1
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
------------------------------------------------------------------------------------------------------------------------------
                                 How withdrawals affect your       Your GWBL Standard death benefit base and GWBL
                                 GWBL and GWBL Guaranteed          Enhanced death benefit base are reduced on a
                                 minimum death benefit             dollar-for-dollar basis by any withdrawal up to the
                                                                   Guaranteed annual withdrawal amount. Once a
                                                                   withdrawal causes cumulative withdrawals in a
                                                                   contract year to exceed your Guaranteed annual
                                                                   withdrawal amount, your GWBL Standard death benefit
                                                                   base and GWBL Enhanced death benefit base are reduced
                                                                   on a pro rata basis. If the reduced GWBL Enhanced
                                                                   death benefit base is greater than your account value
                                                                   (after the Excess withdrawal), we will further reduce
                                                                   your GWBL Enhanced death benefit base to equal your
                                                                   account value.

                                 Maximum payment plan              The amount of the withdrawal will increase following
                                                                   any Annual Ratchet or 5% deferral bonus.

                                 Customized payment plan           The amount of the withdrawal will not be increased
                                                                   following any Annual Ratchet or 5% deferral bonus.
                                                                   You must elect to change the scheduled payment amount.

                                 Annuity maturity date             The minimum death benefit will be reduced dollar-for-dollar by each payment.
------------------------------------------------------------------------------------------------------------------------------


H-2 Appendix VIII: Contract variations
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Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page
Who is AXA Equitable?                                                        2

Unit Values                                                                  2
Calculation of Annuity Payments                                              2
Custodian and Independent Registered Public Accounting Firm                  3
Distribution of the Contracts                                                3
Financial Statements                                                         3



How to Obtain an Accumulator(R) Statement of Additional Information for Separate Account No. 49

Send this request form to:
 Accumulator(R)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

-----------------------------------------------------------------------------

Please send me an Accumulator(R) SAI for Separate Account No. 49 dated
 May 1, 2009.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip




                          x02407/Core '02/`04, '07/'07.5, 8.0/8.2 and 9.0 Series

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Accumulator(R) Plus(SM)
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2009

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------


WHAT IS ACCUMULATOR(R) PLUS(SM)?

Accumulator(R) Plus(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options").

This Prospectus is not your contract. Your contract and any endorsements, riders and data pages as identified in your contract are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The description of the contract's provisions in this Prospectus is current as of the date of this Prospectus; however, because certain provisions may be changed after the date of this Prospectus in accordance with the contract, the description of the contract's provisions in this Prospectus is qualified in its entirety by the terms of the active contract. The contract should be read carefully. You have the right to cancel the contract within a certain number of days after receipt of the contract. You should read this Prospectus in conjunction with any applicable supplements. The contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not be available at the time you purchase the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*           o EQ/AXA Templeton Growth Core**
o AXA Conservative Allocation*         o EQ/BlackRock Basic Value Equity
o AXA Conservative-Plus Allocation*    o EQ/BlackRock International Value
o AXA Moderate Allocation*             o EQ/Boston Advisors Equity Income
o AXA Moderate-Plus Allocation*        o EQ/Calvert Socially Responsible
o EQ/AllianceBernstein International   o EQ/Capital Guardian Growth
o EQ/AllianceBernstein Small Cap       o EQ/Capital Guardian Research
  Growth                               o EQ/Caywood-Scholl High Yield Bond
o EQ/Ariel Appreciation II             o EQ/Common Stock Index**
o EQ/AXA Franklin Income Core**        o EQ/Core Bond Index
o EQ/AXA Franklin Small Cap Value      o EQ/Davis New York Venture
  Core**                               o EQ/Equity 500 Index
o EQ/AXA Franklin Templeton Founding   o EQ/Evergreen Omega
  Strategy Core**                      o EQ/Focus PLUS**
o EQ/AXA Mutual Shares Core**          o EQ/GAMCO Mergers and Acquisitions
o EQ/AXA Rosenberg Value Long/Short    o EQ/GAMCO Small Company Value
  Equity                               o EQ/Global Bond PLUS**
--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o EQ/Global Multi-Sector Equity**      o EQ/PIMCO Ultra Short Bond**
o EQ/Intermediate Government Bond      o EQ/Quality Bond PLUS
  Index                                o EQ/Short Duration Bond
o EQ/International Core PLUS           o EQ/Small Company Index
o EQ/International Growth              o EQ/T. Rowe Price Growth Stock
o EQ/JPMorgan Value Opportunities      o EQ/UBS Growth and Income
o EQ/Large Cap Core PLUS               o EQ/Van Kampen Comstock
o EQ/Large Cap Growth Index            o EQ/Van Kampen Mid Cap Growth
o EQ/Large Cap Growth PLUS             o EQ/Van Kampen Real Estate
o EQ/Large Cap Value Index             o Multimanager Aggressive Equity
o EQ/Large Cap Value PLUS              o Multimanager Core Bond
o EQ/Long Term Bond                    o Multimanager Health Care
o EQ/Lord Abbett Growth and Income     o Multimanager International Equity
o EQ/Lord Abbett Large Cap Core        o Multimanager Large Cap Core Equity
o EQ/Lord Abbett Mid Cap Value         o Multimanager Large Cap Growth
o EQ/Mid Cap Index                     o Multimanager Large Cap Value
o EQ/Mid Cap Value PLUS                o Multimanager Mid Cap Growth
o EQ/Money Market                      o Multimanager Mid Cap Value
o EQ/Montag & Caldwell Growth          o Multimanager Multi-Sector Bond**
o EQ/Oppenheimer Global                o Multimanager Small Cap Growth
o EQ/Oppenheimer Main Street           o Multimanager Small Cap Value
  Opportunity                          o Multimanager Technology
o EQ/Oppenheimer Main Street
  Small Cap
--------------------------------------------------------------------------------

*  The "AXA Allocation" portfolios.

** This is the variable investment option's new name, effective on or about May
   1, 2009, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.

You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of AXA Premier VIP Trust or the EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                    X02393/Plus '07/'07.5 Series

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You may also allocate amounts to the guaranteed interest option and the fixed maturity options and the account for special money market dollar cost averaging, which are discussed later in this Prospectus. If you elect a Principal guarantee benefit, the Guaranteed withdrawal benefit for life, or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special money market dollar cost averaging and certain permitted variable investment option(s). The permitted variable investment options are described later in this Prospectus.

TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA. We offer one version of the traditional IRA: "Rollover IRA." We also offer one version of the Roth IRA: "Roth Conversion IRA."

o An annuity that is an investment vehicle for qualified defined contribution plans and certain qualified defined benefit plans ("QP"), (Rollover and direct transfer contributions only.)

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required.)


A contribution of at least $10,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Expenses for the contract may be higher than for a comparable contract without a credit. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2009 is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

Contract variations. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VIII later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

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Contents of this Prospectus

--------------------------------------------------------------------------------

ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        7
How to reach us                                                              8
Accumulator(R) Plus(SM) at a glance -- key features                         10

--------------------------------------------------------------------------------
FEE TABLE                                                                   13
--------------------------------------------------------------------------------
Example                                                                     17
Condensed financial information                                             19

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           20
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        20
Owner and annuitant requirements                                            24
How you can make your contributions                                         24
What are your investment options under the contract?                        24
Portfolios of the Trusts                                                    26
Allocating your contributions                                               33
Credits                                                                     35
Guaranteed minimum death benefit and Guaranteed
     minimum income benefit base                                            36
Annuity purchase factors                                                    38
Guaranteed minimum income benefit                                           38
Guaranteed minimum death benefit                                            40
Guaranteed withdrawal benefit for life ("GWBL")                             42
Principal guarantee benefits                                                46
Your right to cancel within a certain number of days                        47

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        48
--------------------------------------------------------------------------------
Your account value and cash value                                           48
Your contract's value in the variable investment options                    48
Your contract's value in the guaranteed interest option                     48
Your contract's value in the fixed maturity options                         48
Insufficient account value                                                  48

--------------------------------------------------------------------------------

3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         50
--------------------------------------------------------------------------------

Transferring your account value                                             50
Disruptive transfer activity                                                50
Rebalancing your account value                                              51

----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                  Contents of this Prospectus  3
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--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     53
--------------------------------------------------------------------------------
Withdrawing your account value                                              53
How withdrawals are taken from your account value                           55
How withdrawals affect your Guaranteed minimum
     income benefit, Guaranteed minimum death benefit
     and Principal guarantee benefits                                       55
How withdrawals affect your GWBL and GWBL
     Guaranteed minimum death benefit                                       56
Withdrawals treated as surrenders                                           56
Loans under Rollover TSA contracts                                          56
Surrendering your contract to receive its cash value                        57
When to expect payments                                                     57
Your annuity payout options                                                 57

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     61
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          61
Charges that the Trusts deduct                                              65
Group or sponsored arrangements                                             65
Other distribution arrangements                                             65

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 66
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     66
Beneficiary continuation option                                             68

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          71
--------------------------------------------------------------------------------
Overview                                                                    71
Buying a contract to fund a retirement arrangement                          71

Suspension of required minimum distributions for 2009                       71
Transfers among investment options                                          71

Taxation of nonqualified annuities                                          71
Individual retirement arrangements (IRAs)                                   74

     Traditional individual retirement annuities (traditional IRAs)         74
     Roth individual retirement annuities (Roth IRAs)                       80

Tax-sheltered annuity contracts (TSAs)                                      83
Federal and state income tax withholding and information
     reporting                                                              87
Special rules for contracts funding qualified plans                         88

Impact of taxes to AXA Equitable                                            88


--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         89
--------------------------------------------------------------------------------
About Separate Account No. 49                                               89
About the Trusts                                                            89
About our fixed maturity options                                            89
About the general account                                                   90
About other methods of payment                                              91
Dates and prices at which contract events occur                             91
About your voting rights                                                    92

Statutory compliance                                                        92

About legal proceedings                                                     93
Financial statements                                                        93
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          93
About Custodial IRAs                                                        93
Distribution of the contracts                                               93

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          96
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
  I  -- Condensed financial information                                     A-1
 II  -- Purchase considerations for QP contracts                            B-1
III  -- Market value adjustment example                                     C-1
 IV  -- Enhanced death benefit example                                      D-1
  V  -- Hypothetical illustrations                                          E-1
 VI  -- Earnings enhancement benefit example                                F-1

VII  -- State contract availability and/or variations
        of certain features and benefits                                   G-1
VIII -- Contract variations                                                H-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this Prospectus
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Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                              Page
   3% Roll-Up to age 85                                         37
   6% Roll-Up to age 85                                         37
   6-1/2% Roll-Up to age 85                                     37
   account value                                                48
   administrative charge                                        61
   annual administrative charge                                 61
   Annual Ratchet                                               44
   Annual Ratchet to age 85 enhanced death benefit              36
   annuitant                                                    20
   annuitization                                                57
   annuity maturity date                                        59
   annuity payout options                                       57
   annuity purchase factors                                     38
   automatic annual reset program                               37
   automatic customized reset program                           37
   automatic investment program                                 91
   AXA Allocation portfolios                                 cover
   beneficiary                                                  66
   Beneficiary continuation option ("BCO")                      68
   benefit base                                                 43
   business day                                                 91
   cash value                                                   48
   charges for state premium and other applicable taxes         64
   contract date                                                24
   contract date anniversary                                    24
   contract year                                                24
   Contributions to Roth IRAs                                   80
      regular contributions                                     80
      rollovers and transfers                                   80
      conversion contributions                                  81
   contributions to traditional IRAs                            74
      regular contributions                                     74
      rollovers and transfers                                   76
   credit                                                       35
   disability, terminal illness or confinement to nursing home  62
   disruptive transfer activity                                 50
   distribution charge                                          61
   Earnings Enhancement benefit                                 64
   Earnings Enhancement benefit charge                          64
   ERISA                                                        65
   Fixed-dollar option                                          34
   fixed maturity options                                       32
   free look                                                    47
   free withdrawal amount                                       62
   general account                                              90
   General dollar cost averaging                                34
   guaranteed interest option                                   32
   Guaranteed minimum death benefit                             40
   Guaranteed minimum death benefit and Guaranteed
      minimum income benefit base                               36
   Guaranteed minimum income benefit and the Roll-Up
      benefit base reset option                                 37
   Guaranteed minimum income benefit                            38
   Guaranteed minimum income benefit "no lapse guarantee"       39
   Guaranteed minimum income benefit charge                     64
   Guaranteed withdrawal benefit for life ("GWBL")              42
   Guaranteed withdrawal benefit for life charge                64
   GWBL benefit base                                            43
   IRA                                                       cover
   IRS                                                          71
   Investment simplifier                                        34
   lifetime required minimum distribution withdrawals           54
   loan reserve account                                         57
   loans under Rollover TSA                                     56
   market adjusted amount                                       32
   market value adjustment                                      32
   market timing                                                50
   Maturity date annuity payments                               59
   maturity dates                                               32
   maturity value                                               32
   Mortality and expense risks charge                           61
   NQ                                                        cover
   one-time reset option                                        37
   Online Account Access                                         8
   partial withdrawals                                          53
   participant                                                  24
   permitted variable investment options                        25
   Portfolio                                                 cover
   Principal guarantee benefits                                 46
   processing office                                             8
   QP                                                        cover
   rate to maturity                                             32
   Rebalancing                                                  51
   Rollover IRA                                              cover
   Rollover TSA                                              cover
   Roth Conversion IRA                                       cover
   Roth IRA                                                  cover
   SAI                                                       cover
   SEC                                                       cover
   self-directed allocation                                     33
   Separate Account No. 49                                      89
   Special money market dollar cost averaging                   33
   Standard death benefit                                       36
   substantially equal withdrawals                              54
   Spousal continuation                                         67
   systematic withdrawals                                       54
   TOPS                                                          8
   TSA                                                       cover
   traditional IRA                                           cover
   Trusts                                                       89
   unit                                                         48
   variable investment options                                  25
   wire transmittals and electronic applications                91
   withdrawal charge                                            62


                                               Index of key words and phrases  5
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To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.

------------------------------------------------------------------------------------------------
 Prospectus                                 Contract or Supplemental Materials
------------------------------------------------------------------------------------------------
  fixed maturity options                   Guarantee Periods (Guaranteed Fixed Interest Accounts
                                           in supplemental materials)
  variable investment options              Investment Funds
  account value                            Annuity Account Value
  rate to maturity                         Guaranteed Rates
  unit                                     Accumulation Unit
  Guaranteed minimum death benefit         Guaranteed death benefit
  Guarantee minimum income benefit         Guaranteed Income Benefit
  guaranteed interest option               Guaranteed Interest Account
  Guaranteed withdrawal benefit for life   Guaranteed withdrawal benefit
  GWBL benefit base                        Guaranteed withdrawal benefit for life benefit base
  Guaranteed annual withdrawal amount      Guaranteed withdrawal benefit for life Annual
                                           withdrawal amount
  Excess withdrawal                        Guaranteed withdrawal benefit for life Excess
                                           withdrawal
------------------------------------------------------------------------------------------------

6 Index of key words and phrases

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Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                        Who is AXA Equitable?  7
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HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
         Accumulator(R) Plus(SM
         P.O. Box 1577
         Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
         Accumulator(R) Plus(SM
         500 Plaza Drive, 6th Floor
         Secaucus, NJ 07094

--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
         Accumulator(R) Plus(SM
         P.O. Box 1547
         Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
         Accumulator(R) Plus(SM
         500 Plaza Drive, 6th Floor
         Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility for GWBL deferral bonuses and eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 ONLINE ACCOUNT ACCESS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:


o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o elect to receive certain contract statements electronically;


o enroll in, modify or cancel a rebalancing program (through Online Account Access only);


o change your address (not available through TOPS);


o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and


o access Frequently Asked Questions and Service Forms (not available through
  TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ

8  Who is AXA Equitable?
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reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3) election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5) spousal consent for loans under Rollover TSA contracts;

(6) requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required) and contracts with the Guaranteed withdrawal benefit for life ("GWBL");

(7) tax withholding elections;

(8) election of the beneficiary continuation option;

(9) IRA contribution recharacterizations;

(10) Section 1035 exchanges;

(11) direct transfers and rollovers;

(12) exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base by electing one of the following: one-time reset option, automatic annual reset program or automatic customized reset program;

(14) requests to opt out of or back into the annual ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;

(15) death claims;

(16) change in ownership (NQ only, if available under your contract);

(17) requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL");

(18) purchase by, or change of ownership to, a non natural owner;

(19) requests to reset the guaranteed minimum value for contracts with a Principal guarantee benefit; and

(20) requests to collaterally assign your NQ contract.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  beneficiary changes;

(2)  contract surrender and withdrawal requests;

(3) general dollar cost averaging (including the fixed dollar and interest sweep options) and special money market dollar cost averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) dollar cost averaging (including the fixed dollar amount and interest sweep options); and special money market dollar cost averaging;

(3)  substantially equal withdrawals;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION AT LEAST 30 CALENDAR DAYS PRIOR TO YOUR CONTRACT DATE ANNIVERSARY:

(1) automatic annual reset program; and

(2) automatic customized reset program.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

                                                        Who is AXA Equitable?  9
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Accumulator(R) Plus(SM) at a glance -- key features

--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Professional investment   Accumulator(R) Plus(SM) variable investment options invest in different Portfolios managed by
management                professional investment advisers.

-----------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options    o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).

                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          ---------------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest       o Principal and interest guarantees.
option
                          o Interest rates set periodically.
-----------------------------------------------------------------------------------------------------------------------------------
Tax considerations        o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.

                          o No tax on transfers among variable investment options inside the contract.
                          ----------------------------------------------------------------------------------------------------------
                          If you are purchasing or contributing to an annuity contract, which is an Individual Retirement
                          Annuity (IRA) or Tax Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified
                          Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for these types of arrangements. Before purchasing or contributing to one of these contracts, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum        The Guaranteed minimum income benefit provides income protection for you during your life once
income benefit            you elect to annuitize the contract.
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed withdrawal     The Guaranteed withdrawal benefit for life option ("GWBL") guarantees that you can take
benefit for life          withdrawals up to a maximum amount each contract year (your "Guaranteed annual withdrawal amount")
                          beginning at age 45 or later. Withdrawals are taken from your account value and continue during your lifetime even if your account value falls to zero (unless it is caused by a withdrawal that exceeds your
                          Guaranteed annual withdrawal amount).
-----------------------------------------------------------------------------------------------------------------------------------
Contribution amounts      o Initial minimum:      $10,000
                          o Additional minimum:   $500 (NQ, QP and Rollover TSA contracts)
                                                  $100 monthly and $300 quarterly under our automatic investment program
                                                  (NQ, Rollover IRA and Roth conversion IRA contracts)
                                                  $50 (IRA contracts)
                          ---------------------------------------------------------------------------------------------------------
                          o Maximum contribution limitations apply to all contracts.
                          ---------------------------------------------------------------------------------------------------------
                          In general, contributions are limited to $1.5 million under all Accumulator(R) series with the same owner or annuitant. We generally limit aggregate contributions made after the first contract year to 150% of first-year contributions. Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect. For more information, please see "How you can purchase and contribute to your contract" in "Contract features and benefits" later in this Prospectus.
-----------------------------------------------------------------------------------------------------------------------------------


10 Accumulator(R) Plus(SM) at a glance -- key features
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
-----------------------------------------------------------------------------------------------------------------------------------

Credit                       We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The credit will apply to additional contribution amounts only to the extent that those amounts exceed total withdrawals from the contract. The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
-----------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Partial withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts (employer or plan approval required)
                            o Contract surrender
                            o Maximum payment plan (only under contracts with GWBL)
                            o Customized payment plan (only under contracts with GWBL)
                            You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                            optionalYou may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of benefits.
-----------------------------------------------------------------------------------------------------------------------------------
Payout options              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options (described in a separate prospectus for that option)
                            o Income Manager(R) payout options (described in a separate prospectus for that option)
-----------------------------------------------------------------------------------------------------------------------------------
Additional features         o Guaranteed minimum death benefit options
                            o Principal guarantee benefits
                            o Dollar cost averaging
                            o Automatic investment program
                            o Account value rebalancing (quarterly, semiannually, and annually)
                            o Free transfers
                            o Waiver of withdrawal charge for disability, terminal illness, confinement to a nursing home and certain other withdrawals
                            o Earnings enhancement benefit, an optional death benefit available under certain contracts
                            o Spousal continuation
                            o Beneficiary continuation option
                            o Roll-Up benefit base reset
-----------------------------------------------------------------------------------------------------------------------------------
Fees and charges            Please see "Fee table" later in this section for complete details.
-----------------------------------------------------------------------------------------------------------------------------------
Owner and annuitant issue   NQ: 0-80
ages                        Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-80
                            QP (Defined Contribution and Defined Benefit): 20-70
-----------------------------------------------------------------------------------------------------------------------------------



The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The contract should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.


                          Accumulator(R) Plus(SM) at a glance -- key features 11
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OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

12 Accumulator(R) Plus(SM) at a glance -- key features
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Fee table

--------------------------------------------------------------------------------


The following tables describe the fees and expenses that you will pay when buying, owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

All features listed below may not have been available at the time you purchased your contract. See Appendix VIII later in this Prospectus for more information.



The first table describes fees and expenses that you will pay at the time you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.


--------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn(1) (Deducted if you surrender your contract, make certain
withdrawals, or apply your cash value to certain payout options).            8.00%

Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                       $ 350
--------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
--------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------------------------
Maximum annual administrative charge(2)
   If your account value on a contract date anniversary is less than
   $50,000(3)                                                                $  30
   If your account value on a contract date anniversary is $50,000
   or more                                                                   $   0
--------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:

Mortality and expense risks                                                  0.95%(4)
Administrative                                                               0.35%
Distribution                                                                 0.25%
Total Separate account annual expenses                                       --------
                                                                             1.55%
--------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect any of the following optional benefits
--------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (Calculated as a
percentage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit and GWBL Standard death benefit                    0.00%
   Annual Ratchet to age 85                                                  0.25%
   Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85           0.80%(5)

    If you elect to reset this benefit base, if applicable, we reserve
    the right to increase your charge up to:                                 0.95%

   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85               0.65%(5)

    If you elect to reset this benefit base, if applicable, we reserve
    the right to increase your charge up to:                                 0.80%

   Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85               0.65%
   GWBL Enhanced death benefit                                               0.30%
--------------------------------------------------------------------------------------------------


                                                                    Fee table 13

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
-----------------------------------------------------------------------------------------------------------------------------------
Principal guarantee benefits charge (Calculated as a percentage of the account value. Deducted annually(2) on each contract date anni-
versary for which the benefit is in effect.)
   100% Principal guarantee benefit                                      0.50%
   125% Principal guarantee benefit                                      0.75%
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (Calculated as a
percentage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)

If you elect the Guaranteed minimum income benefit that includes the
6-1/2% Roll-Up benefit base                                              0.80%(5)

   If you elect to reset this benefit base, we reserve the right to
   increase your charge up to:                                           1.10%

If you elect the Guaranteed minimum income benefit that includes the
6% Roll-Up benefit base                                                  0.65%(5)

   If you elect to reset this Roll-Up benefit base, we reserve the
   right to increase your charge up to:                                  0.95%
-----------------------------------------------------------------------------------------------------------------------------------
Earnings enhancement benefit charge (Calculated as a percent-
age of the account value. Deducted annually(2) on each contract date
anniversary for which the benefit is in effect.)                         0.35%
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed withdrawal benefit for life benefit charge (Calcu-            0.65% for the Single Life option
lated as a percentage of the GWBL benefit base. Deducted annually(2)     0.80% for the Joint Life option
on each contract date anniversary.)

If your GWBL benefit base ratchets, we reserve the right to increase
your charge up to:                                                       0.80% for the Single Life option
                                                                         0.95% for the Joint Life option

Please see "Guaranteed withdrawal benefit for life " in "Contract features and benefits" for more information about this feature, including its benefit base and the Annual Ratchet provision, and "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses," both later in this Prospectus.
-----------------------------------------------------------------------------------------------------------------------------------
Net loan interest charge -- Rollover TSA contracts only (Cal-
culated and deducted daily as a percentage of the outstanding loan
amount)                                                                  2.00%(6)
-----------------------------------------------------------------------------------------------------------------------------------
You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.
-----------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
-----------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2008 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or
other expenses)(7)                                                                 0.64%      3.65%


14 Fee table

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
This table shows the fees and expenses for 2008 as an annual percentage of each Portfolio's daily average net assets.

---------------------------------------------------------------------------------------------
                                                     Manage-
                                                      ment      12b-1       Other
 Portfolio Name                                      Fees(8)   Fees(9)   Expenses(10)
---------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
---------------------------------------------------------------------------------------------
AXA Aggressive Allocation                              0.10%     0.25%        0.18%
AXA Conservative Allocation                            0.10%     0.25%        0.20%
AXA Conservative-Plus Allocation                       0.10%     0.25%        0.20%
AXA Moderate Allocation                                0.10%     0.25%        0.17%
AXA Moderate-Plus Allocation                           0.10%     0.25%        0.17%
Multimanager Aggressive Equity                         0.59%     0.25%        0.16%
Multimanager Core Bond                                 0.53%     0.25%        0.18%
Multimanager Health Care                               0.95%     0.25%        0.22%
Multimanager International Equity                      0.82%     0.25%        0.21%
Multimanager Large Cap Core Equity                     0.69%     0.25%        0.21%
Multimanager Large Cap Growth                          0.75%     0.25%        0.24%
Multimanager Large Cap Value                           0.72%     0.25%        0.20%
Multimanager Mid Cap Growth                            0.80%     0.25%        0.20%
Multimanager Mid Cap Value                             0.80%     0.25%        0.19%
Multimanager Multi-Sector Bond                         0.53%     0.25%        0.18%
Multimanager Small Cap Growth                          0.85%     0.25%        0.24%
Multimanager Small Cap Value                           0.85%     0.25%        0.19%
Multimanager Technology                                0.95%     0.25%        0.22%
---------------------------------------------------------------------------------------------
 EQ Advisors Trust:
---------------------------------------------------------------------------------------------
EQ/AllianceBernstein International                     0.73%     0.25%        0.17%
EQ/AllianceBernstein Small Cap Growth                  0.75%     0.25%        0.14%
EQ/Ariel Appreciation II                               0.75%     0.25%        0.30%
EQ/AXA Franklin Income Core                            0.65%     0.25%        0.20%
EQ/AXA Franklin Small Cap Value Core                   0.70%     0.25%        0.23%
EQ/AXA Franklin Templeton Founding Strategy Core       0.05%     0.25%        0.19%
EQ/AXA Mutual Shares Core                              0.70%     0.25%        0.27%
EQ/AXA Rosenberg Value Long/Short Equity               1.40%     0.25%        2.00%
EQ/AXA Templeton Growth Core                           0.70%     0.25%        0.22%
EQ/BlackRock Basic Value Equity                        0.56%     0.25%        0.12%
EQ/BlackRock International Value                       0.83%     0.25%        0.20%
EQ/Boston Advisors Equity Income                       0.75%     0.25%        0.17%
EQ/Calvert Socially Responsible                        0.65%     0.25%        0.24%
EQ/Capital Guardian Growth                             0.65%     0.25%        0.15%
EQ/Capital Guardian Research                           0.65%     0.25%        0.12%
EQ/Caywood-Scholl High Yield Bond                      0.60%     0.25%        0.20%
EQ/Common Stock Index                                  0.35%     0.25%        0.11%
EQ/Core Bond Index                                     0.35%     0.25%        0.11%
EQ/Davis New York Venture                              0.85%     0.25%        0.15%
EQ/Equity 500 Index                                    0.25%     0.25%        0.14%
EQ/Evergreen Omega                                     0.65%     0.25%        0.25%
EQ/Focus PLUS                                          0.50%     0.25%        0.22%
EQ/GAMCO Mergers and Acquisitions                      0.90%     0.25%        0.23%
EQ/GAMCO Small Company Value                           0.75%     0.25%        0.14%
EQ/Global Bond PLUS                                    0.55%     0.25%        0.22%
EQ/Global Multi-Sector Equity                          0.73%     0.25%        0.36%
EQ/Intermediate Government Bond Index                  0.35%     0.25%        0.14%
EQ/International Core PLUS                             0.60%     0.25%        0.27%
EQ/International Growth                                0.85%     0.25%        0.27%
EQ/JPMorgan Value Opportunities                        0.60%     0.25%        0.16%
EQ/Large Cap Core PLUS                                 0.50%     0.25%        0.27%
EQ/Large Cap Growth Index                              0.35%     0.25%        0.13%
EQ/Large Cap Growth PLUS                               0.51%     0.25%        0.23%
EQ/Large Cap Value Index                               0.35%     0.25%        0.17%
EQ/Large Cap Value PLUS                                0.49%     0.25%        0.13%
EQ/Long Term Bond                                      0.38%     0.25%        0.14%
---------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                      Acquired       Total
                                                     Fund Fees     Annual                      Net
                                                        and       Expenses    Fee Waiv-     Annual
                                                      Expenses     (Before   ers and/or    Expenses
                                                      (Under-      Expense     Expense       After
                                                    lying Port-    Limita-   Reimburse-     Expense
 Portfolio Name                                     folios)(11)    tions)     ments(12)   Limitations
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-----------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                               0.94%        1.47%      (0.22)%       1.25%
AXA Conservative Allocation                             0.68%        1.23%      (0.23)%       1.00%
AXA Conservative-Plus Allocation                        0.76%        1.31%      (0.21)%       1.10%
AXA Moderate Allocation                                 0.82%        1.34%      (0.19)%       1.15%
AXA Moderate-Plus Allocation                            0.87%        1.39%      (0.19)%       1.20%
Multimanager Aggressive Equity                            --         1.00%         --         1.00%
Multimanager Core Bond                                    --         0.96%       0.00%        0.96%
Multimanager Health Care                                  --         1.42%         --         1.42%
Multimanager International Equity                         --         1.28%         --         1.28%
Multimanager Large Cap Core Equity                        --         1.15%         --         1.15%
Multimanager Large Cap Growth                             --         1.24%         --         1.24%
Multimanager Large Cap Value                              --         1.17%         --         1.17%
Multimanager Mid Cap Growth                               --         1.25%         --         1.25%
Multimanager Mid Cap Value                                --         1.24%         --         1.24%
Multimanager Multi-Sector Bond                            --         0.96%         --         0.96%
Multimanager Small Cap Growth                             --         1.34%         --         1.34%
Multimanager Small Cap Value                              --         1.29%         --         1.29%
Multimanager Technology                                 0.01%        1.43%         --         1.43%
-----------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International                        --         1.15%       0.00%        1.15%
EQ/AllianceBernstein Small Cap Growth                     --         1.14%         --         1.14%
EQ/Ariel Appreciation II                                  --         1.30%      (0.15)%       1.15%
EQ/AXA Franklin Income Core                               --         1.10%       0.00%        1.10%
EQ/AXA Franklin Small Cap Value Core                      --         1.18%       0.00%        1.18%
EQ/AXA Franklin Templeton Founding Strategy Core        0.91%        1.40%      (0.09)%       1.31%
EQ/AXA Mutual Shares Core                                 --         1.22%       0.00%        1.22%
EQ/AXA Rosenberg Value Long/Short Equity                  --         3.65%       0.00%        3.65%
EQ/AXA Templeton Growth Core                              --         1.17%       0.00%        1.17%
EQ/BlackRock Basic Value Equity                           --         0.93%         --         0.93%
EQ/BlackRock International Value                          --         1.28%       0.00%        1.28%
EQ/Boston Advisors Equity Income                          --         1.17%      (0.12)%       1.05%
EQ/Calvert Socially Responsible                           --         1.14%       0.00%        1.14%
EQ/Capital Guardian Growth                                --         1.05%      (0.10)%       0.95%
EQ/Capital Guardian Research                              --         1.02%      (0.05)%       0.97%
EQ/Caywood-Scholl High Yield Bond                         --         1.05%       0.00%        1.05%
EQ/Common Stock Index                                     --         0.71%         --         0.71%
EQ/Core Bond Index                                        --         0.71%         --         0.71%
EQ/Davis New York Venture                                 --         1.25%         --         1.25%
EQ/Equity 500 Index                                       --         0.64%         --         0.64%
EQ/Evergreen Omega                                        --         1.15%       0.00%        1.15%
EQ/Focus PLUS                                             --         0.97%       0.00%        0.97%
EQ/GAMCO Mergers and Acquisitions                         --         1.38%         --         1.38%
EQ/GAMCO Small Company Value                              --         1.14%         --         1.14%
EQ/Global Bond PLUS                                       --         1.02%         --         1.02%
EQ/Global Multi-Sector Equity                             --         1.34%         --         1.34%
EQ/Intermediate Government Bond Index                     --         0.74%         --         0.74%
EQ/International Core PLUS                              0.06%        1.18%      (0.02)%       1.16%
EQ/International Growth                                   --         1.37%         --         1.37%
EQ/JPMorgan Value Opportunities                           --         1.01%      (0.01)%       1.00%
EQ/Large Cap Core PLUS                                  0.03%        1.05%      (0.05)%       1.00%
EQ/Large Cap Growth Index                                 --         0.73%         --         0.73%
EQ/Large Cap Growth PLUS                                  --         0.99%       0.00%        0.99%
EQ/Large Cap Value Index                                  --         0.77%         --         0.77%
EQ/Large Cap Value PLUS                                   --         0.87%       0.00%        0.87%
EQ/Long Term Bond                                         --         0.77%         --         0.77%
-----------------------------------------------------------------------------------------------------------------------------------


                                                                    Fee table 15
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This table shows the fees and expenses for 2008 as an annual percentage of each
Portfolio's daily average net assets.




-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Acquired     Total
                                                                               Fund Fees     Annual                      Net
                                                                                  and       Expenses    Fee Waiv-     Annual
                                                                                Expenses     (Before   ers and/or    Expenses
                                           Manage-                              (Under-      Expense     Expense       After
                                            ment       12b-1       Other      lying Port-    Limita-   Reimburse-     Expense
 Portfolio Name                            Fees(8)   Fees(9)   Expenses(10)   folios)(11)    tions)     ments(12)   Limitations
-----------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income             0.65%     0.25%        0.20%           --         1.10%      (0.10)%       1.00%
EQ/Lord Abbett Large Cap Core                0.65%     0.25%        0.22%           --         1.12%      (0.12)%       1.00%
EQ/Lord Abbett Mid Cap Value                 0.70%     0.25%        0.16%           --         1.11%      (0.06)%       1.05%
EQ/Mid Cap Index                             0.35%     0.25%        0.12%           --         0.72%         --         0.72%
EQ/Mid Cap Value PLUS                        0.55%     0.25%        0.22%         0.03%        1.05%       0.00%        1.05%
EQ/Money Market                              0.30%     0.25%        0.17%           --         0.72%         --         0.72%
EQ/Montag & Caldwell Growth                  0.75%     0.25%        0.15%           --         1.15%       0.00%        1.15%
EQ/Oppenheimer Global                        0.95%     0.25%        0.42%           --         1.62%      (0.27)%       1.35%
EQ/Oppenheimer Main Street Opportunity       0.85%     0.25%        0.94%           --         2.04%      (0.74)%       1.30%
EQ/Oppenheimer Main Street Small Cap         0.90%     0.25%        0.86%           --         2.01%      (0.71)%       1.30%
EQ/PIMCO Ultra Short Bond                    0.48%     0.25%        0.17%           --         0.90%       0.00%        0.90%
EQ/Quality Bond PLUS                         0.40%     0.25%        0.19%           --         0.84%         --         0.84%
EQ/Short Duration Bond                       0.43%     0.25%        0.13%           --         0.81%         --         0.81%
EQ/Small Company Index                       0.25%     0.25%        0.20%           --         0.70%         --         0.70%
EQ/T. Rowe Price Growth Stock                0.80%     0.25%        0.16%           --         1.21%      (0.01)%       1.20%
EQ/UBS Growth and Income                     0.75%     0.25%        0.19%           --         1.19%      (0.14)%       1.05%
EQ/Van Kampen Comstock                       0.65%     0.25%        0.17%           --         1.07%      (0.07)%       1.00%
EQ/Van Kampen Mid Cap Growth                 0.70%     0.25%        0.17%           --         1.12%      (0.02)%       1.10%
EQ/Van Kampen Real Estate                    0.90%     0.25%        0.15%           --         1.30%      (0.04)%       1.26%
-----------------------------------------------------------------------------------------------------------------------------------


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable.


  The withdrawal charge percentage we use is determined by the contract year in which you  Contract
  make the withdrawal or surrender your contract. For each contribution, we consider the   Year
  contract year in which we receive that contribution to be "contract year 1")             1.........8.00%
                                                                                           2.........8.00%
                                                                                           3.........7.00%
                                                                                           4.........7.00%
                                                                                           5.........6.00%
                                                                                           6.........5.00%
                                                                                           7.........4.00%
                                                                                           8.........3.00%
                                                                                           9+........0.00%

(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(3) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.

(4) These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.

(5) We reserve the right to increase this charge if you elect to reset your Roll-Up benefit base on any contract date anniversary. See both "Guaranteed minimum death benefit charge" and "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus.

(6) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(7) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2008 and for the underlying portfolios.

(8) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (12) for any expense limitation agreement information.

(9) Portfolio shares are subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The maximum annual distribution and/or service (12b-1) fee for Class B and IB shares is 0.50% of the average daily net assets attributable to those shares. Under arrangements approved by each Trust's Board of Trustees, the distribution and/or service (12b-1) fee currently is limited to 0.25% of the average daily net assets attributable to Class B and Class IB shares of the portfolios. These arrangements will be in effect at least until April 30, 2010.

(10) Other expenses shown are those incurred in 2008. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (12) for any expense limitation agreement information.

(11) Each of these variable investment options invests in a corresponding Portfolio of one of the Trusts or other unaffiliated investment companies. Each Portfolio, in turn, invests in shares of other Portfolios of the Trusts and/or shares of unaffiliated portfolios ("the underlying portfolios"). Amounts shown reflect each Portfolio's pro rata share of the fees and expenses of the underlying portfolios in which it invests. A "--" indicates that the listed Portfolio does not invest in underlying portfolios.

(12) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain Portfolios, which are effective through April 30, 2010 (unless the Board of Trustees of AXA Premier VIP Trust or EQ Advisors Trust, as applicable, consents to an earlier revision or termination of this arrangement). Under these agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the Portfolio invests and extraordinary expenses) to not more than the


16 Fee table

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  amounts specified in the agreements. Therefore, each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce Portfolio expenses, the net expenses would be as shown in the table below:



--------------------------------------------------------------------------------
   Portfolio Name
--------------------------------------------------------------------------------
   Multimanager Aggressive Equity          0.98%
--------------------------------------------------------------------------------
   Multimanager Health Care                1.40%
--------------------------------------------------------------------------------
   Multimanager Large Cap Core Equity      1.14%
--------------------------------------------------------------------------------
   Multimanager Large Cap Growth           1.15%
--------------------------------------------------------------------------------
   Multimanager Large Cap Value            1.15%
--------------------------------------------------------------------------------
   Multimanager Mid Cap Growth             1.15%
--------------------------------------------------------------------------------
   Multimanager Small Cap Growth           1.29%
--------------------------------------------------------------------------------
   Multimanager Small Cap Value            1.23%
--------------------------------------------------------------------------------
   Multimanager Technology                 1.42%
--------------------------------------------------------------------------------
   EQ/AllianceBernstein Small Cap Growth   1.12%
--------------------------------------------------------------------------------
   EQ/Ariel Appreciation II                1.11%
--------------------------------------------------------------------------------
   EQ/Capital Guardian Growth              0.94%
--------------------------------------------------------------------------------
   EQ/Capital Guardian Research            0.96%
--------------------------------------------------------------------------------
   EQ/Davis New York Venture               1.22%
--------------------------------------------------------------------------------
   EQ/Evergreen Omega                      1.13%
--------------------------------------------------------------------------------
   EQ/GAMCO Mergers and Acquisitions       1.37%
--------------------------------------------------------------------------------
   EQ/GAMCO Small Company Value            1.12%
--------------------------------------------------------------------------------
   EQ/Global Multi-Sector Equity           1.33%
--------------------------------------------------------------------------------
   EQ/International Core PLUS              1.14%
--------------------------------------------------------------------------------
   EQ/Lord Abbett Growth and Income        0.98%
--------------------------------------------------------------------------------
   EQ/Lord Abbett Large Cap Core           0.99%
--------------------------------------------------------------------------------
   EQ/Lord Abbett Mid Cap Value            1.04%
--------------------------------------------------------------------------------
   EQ/Mid Cap Value PLUS                   1.04%
--------------------------------------------------------------------------------
   EQ/Montag & Caldwell Growth             1.13%
--------------------------------------------------------------------------------
   EQ/UBS Growth and Income                1.03%
--------------------------------------------------------------------------------
   EQ/Van Kampen Comstock                  0.98%
--------------------------------------------------------------------------------
   EQ/Van Kampen Mid Cap Growth            1.08%
--------------------------------------------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85 and the Earnings enhancement benefit with the Guaranteed minimum income benefit) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2008, which results in an estimated administrative charge of 0.007% of contract value.


The fixed maturity options, guaranteed interest option and the account for special money market dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the special money market dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

Although your actual cost may be higher or lower, based on these assumptions, your cost would be:


                                                                    Fee table 17

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
-----------------------------------------------------------------------------------------------------------------------------
                                        If you surrender your contract at the        If you annuitize at the end of the
                                          end of the applicable time period                applicable time period
-----------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                        1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation             $1,339     $2,349     $3,403      $5,901     N/A       $2,349     $3,403      $5,901
AXA Conservative Allocation           $1,313     $2,273     $3,281      $5,685     N/A       $2,273     $3,281      $5,685
AXA Conservative-Plus Allocation      $1,322     $2,298     $3,322      $5,758     N/A       $2,298     $3,322      $5,758
AXA Moderate Allocation               $1,325     $2,308     $3,337      $5,785     N/A       $2,308     $3,337      $5,785
AXA Moderate-Plus Allocation          $1,330     $2,324     $3,363      $5,830     N/A       $2,324     $3,363      $5,830
Multimanager Aggressive Equity        $1,288     $2,200     $3,164      $5,473     N/A       $2,200     $3,164      $5,473
Multimanager Core Bond                $1,283     $2,187     $3,143      $5,436     N/A       $2,187     $3,143      $5,436
Multimanager Health Care              $1,334     $2,333     $3,378      $5,856     N/A       $2,333     $3,378      $5,856
Multimanager International Equity     $1,318     $2,289     $3,307      $5,731     N/A       $2,289     $3,307      $5,731
Multimanager Large Cap Core
 Equity                               $1,304     $2,248     $3,241      $5,612     N/A       $2,248     $3,241      $5,612
Multimanager Large Cap Growth         $1,314     $2,276     $3,287      $5,694     N/A       $2,276     $3,287      $5,694
Multimanager Large Cap Value          $1,306     $2,254     $3,251      $5,630     N/A       $2,254     $3,251      $5,630
Multimanager Mid Cap Growth           $1,315     $2,279     $3,292      $5,703     N/A       $2,279     $3,292      $5,703
Multimanager Mid Cap Value            $1,314     $2,276     $3,287      $5,694     N/A       $2,276     $3,287      $5,694
Multimanager Multi-Sector Bond        $1,283     $2,187     $3,143      $5,436     N/A       $2,187     $3,143      $5,436
Multimanager Small Cap Growth         $1,325     $2,308     $3,337      $5,785     N/A       $2,308     $3,337      $5,785
Multimanager Small Cap Value          $1,319     $2,292     $3,312      $5,740     N/A       $2,292     $3,312      $5,740
Multimanager Technology               $1,335     $2,336     $3,383      $5,865     N/A       $2,336     $3,383      $5,865
-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International    $1,304     $2,248     $3,241      $5,612     N/A       $2,248     $3,241      $5,612
EQ/AllianceBernstein Small Cap
 Growth                               $1,303     $2,245     $3,236      $5,603     N/A       $2,245     $3,236      $5,603
EQ/Ariel Appreciation II              $1,321     $2,295     $3,317      $5,749     N/A       $2,295     $3,317      $5,749
EQ/AXA Franklin Income Core           $1,299     $2,232     $3,215      $5,566     N/A       $2,232     $3,215      $5,566
EQ/AXA Franklin Small Cap Value
 Core                                 $1,307     $2,257     $3,256      $5,640     N/A       $2,257     $3,256      $5,640
EQ/AXA Franklin Templeton
 Founding Strategy Core               $1,331     $2,327     $3,368      $5,839     N/A       $2,327     $3,368      $5,839
EQ/AXA Mutual Shares Core             $1,312     $2,270     $3,276      $5,676     N/A       $2,270     $3,276      $5,676
EQ/AXA Rosenberg Value
 Long/Short Equity                    $1,577     $3,020     $4,449      $7,621     N/A       $3,020     $4,449      $7,621
EQ/AXA Templeton Growth Core          $1,306     $2,254     $3,251      $5,630     N/A       $2,254     $3,251      $5,630
EQ/BlackRock Basic Value Equity       $1,280     $2,178     $3,128      $5,408     N/A       $2,178     $3,128      $5,408
EQ/BlackRock International Value      $1,318     $2,289     $3,307      $5,731     N/A       $2,289     $3,307      $5,731
EQ/Boston Advisors Equity Income      $1,306     $2,254     $3,251      $5,630     N/A       $2,254     $3,251      $5,630
EQ/Calvert Socially Responsible       $1,303     $2,245     $3,236      $5,603     N/A       $2,245     $3,236      $5,603
EQ/Capital Guardian Growth            $1,293     $2,216     $3,189      $5,520     N/A       $2,216     $3,189      $5,520
EQ/Capital Guardian Research          $1,290     $2,206     $3,174      $5,492     N/A       $2,206     $3,174      $5,492
EQ/Caywood-Scholl High Yield
 Bond                                 $1,293     $2,216     $3,189      $5,520     N/A       $2,216     $3,189      $5,520
EQ/Common Stock Index                 $1,256     $2,107     $3,014      $5,198     N/A       $2,107     $3,014      $5,198
EQ/Core Bond Index                    $1,256     $2,107     $3,014      $5,198     N/A       $2,107     $3,014      $5,198
EQ/Davis New York Venture             $1,315     $2,279     $3,292      $5,703     N/A       $2,279     $3,292      $5,703
EQ/Equity 500 Index                   $1,249     $2,085     $2,977      $5,131     N/A       $2,085     $2,977      $5,131
EQ/Evergreen Omega                    $1,304     $2,248     $3,241      $5,612     N/A       $2,248     $3,241      $5,612
EQ/Focus PLUS                         $1,285     $2,190     $3,148      $5,445     N/A       $2,190     $3,148      $5,445
EQ/GAMCO Mergers and
 Acquisitions                         $1,329     $2,321     $3,358      $5,821     N/A       $2,321     $3,358      $5,821
EQ/GAMCO Small Company Value          $1,303     $2,245     $3,236      $5,603     N/A       $2,245     $3,236      $5,603
EQ/Global Bond PLUS                   $1,290     $2,206     $3,174      $5,492     N/A       $2,206     $3,174      $5,492
EQ/Global Multi-Sector Equity         $1,325     $2,308     $3,337      $5,785     N/A       $2,308     $3,337      $5,785
EQ/Intermediate Government Bond
 Index                                $1,259     $2,117     $3,029      $5,227     N/A       $2,117     $3,029      $5,227
EQ/International Core PLUS            $1,307     $2,257     $3,256      $5,640     N/A       $2,257     $3,256      $5,640
EQ/International Growth               $1,328     $2,317     $3,352      $5,812     N/A       $2,317     $3,352      $5,812
EQ/JPMorgan Value Opportunities       $1,289     $2,203     $3,169      $5,482     N/A       $2,203     $3,169      $5,482
EQ/Large Cap Core PLUS                $1,293     $2,216     $3,189      $5,520     N/A       $2,216     $3,189      $5,520
EQ/Large Cap Growth Index             $1,258     $2,114     $3,024      $5,218     N/A       $2,114     $3,024      $5,218
EQ/Large Cap Growth PLUS              $1,287     $2,197     $3,159      $5,464     N/A       $2,197     $3,159      $5,464
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      If you do not surrender your contract at
                                       the end of the applicable time period
--------------------------------------------------------------------------------
 Portfolio Name                        1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Aggressive Allocation               $539     $1,649     $2,803     $5,901
AXA Conservative Allocation             $513     $1,573     $2,681     $5,685
AXA Conservative-Plus Allocation        $522     $1,598     $2,722     $5,758
AXA Moderate Allocation                 $525     $1,608     $2,737     $5,785
AXA Moderate-Plus Allocation            $530     $1,624     $2,763     $5,830
Multimanager Aggressive Equity          $488     $1,500     $2,564     $5,473
Multimanager Core Bond                  $483     $1,487     $2,543     $5,436
Multimanager Health Care                $534     $1,633     $2,778     $5,856
Multimanager International Equity       $518     $1,589     $2,707     $5,731
Multimanager Large Cap Core
 Equity                                 $504     $1,548     $2,641     $5,612
Multimanager Large Cap Growth           $514     $1,576     $2,687     $5,694
Multimanager Large Cap Value            $506     $1,554     $2,651     $5,630
Multimanager Mid Cap Growth             $515     $1,579     $2,692     $5,703
Multimanager Mid Cap Value              $514     $1,576     $2,687     $5,694
Multimanager Multi-Sector Bond          $483     $1,487     $2,543     $5,436
Multimanager Small Cap Growth           $525     $1,608     $2,737     $5,785
Multimanager Small Cap Value            $519     $1,592     $2,712     $5,740
Multimanager Technology                 $535     $1,636     $2,783     $5,865
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/AllianceBernstein International      $504     $1,548     $2,641     $5,612
EQ/AllianceBernstein Small Cap
 Growth                                 $503     $1,545     $2,636     $5,603
EQ/Ariel Appreciation II                $521     $1,595     $2,717     $5,749
EQ/AXA Franklin Income Core             $499     $1,532     $2,615     $5,566
EQ/AXA Franklin Small Cap Value
 Core                                   $507     $1,557     $2,656     $5,640
EQ/AXA Franklin Templeton
 Founding Strategy Core                 $531     $1,627     $2,768     $5,839
EQ/AXA Mutual Shares Core               $512     $1,570     $2,676     $5,676
EQ/AXA Rosenberg Value
 Long/Short Equity                      $777     $2,320     $3,849     $7,621
EQ/AXA Templeton Growth Core            $506     $1,554     $2,651     $5,630
EQ/BlackRock Basic Value Equity         $480     $1,478     $2,528     $5,408
EQ/BlackRock International Value        $518     $1,589     $2,707     $5,731
EQ/Boston Advisors Equity Income        $506     $1,554     $2,651     $5,630
EQ/Calvert Socially Responsible         $503     $1,545     $2,636     $5,603
EQ/Capital Guardian Growth              $493     $1,516     $2,589     $5,520
EQ/Capital Guardian Research            $490     $1,506     $2,574     $5,492
EQ/Caywood-Scholl High Yield
 Bond                                   $493     $1,516     $2,589     $5,520
EQ/Common Stock Index                   $456     $1,407     $2,414     $5,198
EQ/Core Bond Index                      $456     $1,407     $2,414     $5,198
EQ/Davis New York Venture               $515     $1,579     $2,692     $5,703
EQ/Equity 500 Index                     $449     $1,385     $2,377     $5,131
EQ/Evergreen Omega                      $504     $1,548     $2,641     $5,612
EQ/Focus PLUS                           $485     $1,490     $2,548     $5,445
EQ/GAMCO Mergers and
 Acquisitions                           $529     $1,621     $2,758     $5,821
EQ/GAMCO Small Company Value            $503     $1,545     $2,636     $5,603
EQ/Global Bond PLUS                     $490     $1,506     $2,574     $5,492
EQ/Global Multi-Sector Equity           $525     $1,608     $2,737     $5,785
EQ/Intermediate Government Bond
 Index                                  $459     $1,417     $2,429     $5,227
EQ/International Core PLUS              $507     $1,557     $2,656     $5,640
EQ/International Growth                 $528     $1,617     $2,752     $5,812
EQ/JPMorgan Value Opportunities         $489     $1,503     $2,569     $5,482
EQ/Large Cap Core PLUS                  $493     $1,516     $2,589     $5,520
EQ/Large Cap Growth Index               $458     $1,414     $2,424     $5,218
EQ/Large Cap Growth PLUS                $487     $1,497     $2,559     $5,464
--------------------------------------------------------------------------------


18 Fee table

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
-------------------------------------------------------------------------------------------------------------------------
                                      If you surrender your contract at the        If you annuitize at the end of the
                                        end of the applicable time period                applicable time period
-------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                      1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
-------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index            $1,263     $2,127     $3,045      $5,256     N/A       $2,127     $3,045      $5,256
EQ/Large Cap Value PLUS             $1,274     $2,159     $3,097      $5,351     N/A       $2,159     $3,097      $5,351
EQ/Long Term Bond                   $1,263     $2,127     $3,045      $5,256     N/A       $2,127     $3,045      $5,256
EQ/Lord Abbett Growth and Income    $1,299     $2,232     $3,215      $5,566     N/A       $2,232     $3,215      $5,566
EQ/Lord Abbett Large Cap Core       $1,301     $2,238     $3,225      $5,584     N/A       $2,238     $3,225      $5,584
EQ/Lord Abbett Mid Cap Value        $1,300     $2,235     $3,220      $5,575     N/A       $2,235     $3,220      $5,575
EQ/Mid Cap Index                    $1,257     $2,111     $3,019      $5,208     N/A       $2,111     $3,019      $5,208
EQ/Mid Cap Value PLUS               $1,293     $2,216     $3,189      $5,520     N/A       $2,216     $3,189      $5,520
EQ/Money Market                     $1,257     $2,111     $3,019      $5,208     N/A       $2,111     $3,019      $5,208
EQ/Montag & Caldwell Growth         $1,304     $2,248     $3,241      $5,612     N/A       $2,248     $3,241      $5,612
EQ/Oppenheimer Global               $1,356     $2,396     $3,478      $6,033     N/A       $2,396     $3,478      $6,033
EQ/Oppenheimer Main Street
 Opportunity                        $1,401     $2,527     $3,686      $6,391     N/A       $2,527     $3,686      $6,391
EQ/Oppenheimer Main Street Small
 Cap                                $1,398     $2,518     $3,672      $6,366     N/A       $2,518     $3,672      $6,366
EQ/PIMCO Ultra Short Bond           $1,277     $2,167     $3,111      $5,376     N/A       $2,167     $3,111      $5,376
EQ/Quality Bond PLUS                $1,270     $2,149     $3,081      $5,323     N/A       $2,149     $3,081      $5,323
EQ/Short Duration Bond              $1,267     $2,139     $3,066      $5,294     N/A       $2,139     $3,066      $5,294
EQ/Small Company Index              $1,255     $2,104     $3,009      $5,189     N/A       $2,104     $3,009      $5,189
EQ/T. Rowe Price Growth Stock       $1,311     $2,267     $3,271      $5,667     N/A       $2,267     $3,271      $5,667
EQ/UBS Growth and Income            $1,309     $2,260     $3,261      $5,649     N/A       $2,260     $3,261      $5,649
EQ/Van Kampen Comstock              $1,295     $2,222     $3,200      $5,538     N/A       $2,222     $3,200      $5,538
EQ/Van Kampen Mid Cap Growth        $1,301     $2,238     $3,225      $5,584     N/A       $2,238     $3,225      $5,584
EQ/Van Kampen Real Estate           $1,321     $2,295     $3,317      $5,749     N/A       $2,295     $3,317      $5,749
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    If you do not surrender your contract at
                                     the end of the applicable time period
--------------------------------------------------------------------------------
 Portfolio Name                      1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------
EQ/Large Cap Value Index              $463     $1,427     $2,445     $5,256
EQ/Large Cap Value PLUS               $474     $1,459     $2,497     $5,351
EQ/Long Term Bond                     $463     $1,427     $2,445     $5,256
EQ/Lord Abbett Growth and Income      $499     $1,532     $2,615     $5,566
EQ/Lord Abbett Large Cap Core         $501     $1,538     $2,625     $5,584
EQ/Lord Abbett Mid Cap Value          $500     $1,535     $2,620     $5,575
EQ/Mid Cap Index                      $457     $1,411     $2,419     $5,208
EQ/Mid Cap Value PLUS                 $493     $1,516     $2,589     $5,520
EQ/Money Market                       $457     $1,411     $2,419     $5,208
EQ/Montag & Caldwell Growth           $504     $1,548     $2,641     $5,612
EQ/Oppenheimer Global                 $556     $1,696     $2,878     $6,033
EQ/Oppenheimer Main Street
 Opportunity                          $601     $1,827     $3,086     $6,391
EQ/Oppenheimer Main Street Small
 Cap                                  $598     $1,818     $3,072     $6,366
EQ/PIMCO Ultra Short Bond             $477     $1,467     $2,511     $5,376
EQ/Quality Bond PLUS                  $470     $1,449     $2,481     $5,323
EQ/Short Duration Bond                $467     $1,439     $2,466     $5,294
EQ/Small Company Index                $455     $1,404     $2,409     $5,189
EQ/T. Rowe Price Growth Stock         $511     $1,567     $2,671     $5,667
EQ/UBS Growth and Income              $509     $1,560     $2,661     $5,649
EQ/Van Kampen Comstock                $495     $1,522     $2,600     $5,538
EQ/Van Kampen Mid Cap Growth          $501     $1,538     $2,625     $5,584
EQ/Van Kampen Real Estate             $521     $1,595     $2,717     $5,749
--------------------------------------------------------------------------------



For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as the end of the periods shown for each of the variable investment options available as of December 31, 2008.


                                                                    Fee table 19

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1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We can refuse to accept any application or contribution from you at any time, including after you purchase the contract. We require a minimum initial contribution of $10,000 for you to purchase a contract. Maximum contribution limitations also apply. You may currently make additional contributions of at least $500 each for NQ, QP and Rollover TSA contracts and $50 each for IRA contracts, subject to limitations noted below. The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. In some states, our rules may vary. Both the owner and the annuitant named in the contract must meet the issue age requirements shown in the table, and contributions are based on the age of the older of the original owner and annuitant. Additional contributions may not be permitted in your state. Please see Appendix VII later in this Prospectus to see if additional contributions are currently permitted in your state.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------
We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. We currently permit aggregate contributions greater than the 150% limit if both: (i) the owner (or joint owner or joint annuitant, if applicable) is age
75 or younger; and (ii) the aggregate contributions in any year after the 150% limit is reached do not exceed 100% of the prior year's contributions. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VII later in this Prospectus.

We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits. The "annuitant" is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for owner
                 and annuitant   Minimum
 Contract type   issue ages      contributions                 Source of contributions        Limitations on contributions+
-----------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 80    o $10,000 (initial)           o After-tax money.             o No additional contributions
                                 o $500 (additional)                                            after attainment of age 81
                                 o $100 monthly and $300       o Paid to us by check or         or, if later, the first contract
                                   quarterly under our auto-     transfer of contract value in  date anniversary.*
                                   matic investment program      a tax-deferred exchange
                                   (additional)                  under Section 1035 of the
                                                                 Internal Revenue Code.


-----------------------------------------------------------------------------------------------------------------------------------

20 Contract features and benefits

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
-----------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for owner
                 and annuitant   Minimum
 Contract type   issue ages      contributions                 Source of contributions        Limitations on contributions+
-----------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 80   o $10,000 (initial)           o Eligible rollover distribu-    o No contributions after
                                 o $50 (additional)              tions from 403(b) plans,         attainment of age 81 or, if
                                 o $100 monthly and $300         qualified plans, and govern-     later, the first contract date
                                   quarterly under our auto-     mental employer 457(b)           anniversary.*
                                   matic investment program      plans.
                                   (additional) (subject to                                     o Contributions after age 70-1/2
                                   tax  maximums)              o Rollovers from another           must be net of required
                                                                 traditional individual retire-   minimum distributions.
                                                                 ment arrangement.
                                                                                                o Although we accept regular
                                                               o Direct custodian-to-             IRA contributions (limited to
                                                                 custodian transfers from         $5,000) under Rollover IRA
                                                                 another traditional indi-        contracts, we intend that the
                                                                 vidual retirement                contract be used primarily
                                                                 arrangement.                     for rollover and direct trans-
                                                                                                  fer contributions.
                                                               o Regular IRA contributions.
                                                                                                o Additional catch-up contri-
                                                               o Additional catch-up contri-      butions of up to $1,000 per
                                                                 butions.                         calendar year where the
                                                                                                  owner is at least age 50 but
                                                                                                  under age 70-1/2 at any time
                                                                                                  during the calendar year for
                                                                                                  which the contribution is
                                                                                                  made.
-----------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21

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
-----------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for owner
                 and annuitant   Minimum
 Contract type   issue ages      contributions                 Source of contributions        Limitations on contributions+
-----------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 80   o $10,000 (initial)          o Rollovers from another       o No additional rollover or
IRA                                                              Roth IRA.                      direct transfer contributions
                                  o $50 (additional)                                            after attainment of age 81
                                  o $100 monthly and $300      o Rollovers from a "desig-       or, if later, the first contract
                                    quarterly under our auto-    nated Roth contribution        date anniversary.*
                                    matic investment program     account" under a 401(k)
                                    (additional) (subject to     plan or 403(b) plan.          o Conversion rollovers after
                                    tax maximums)                                                age 70-1/2 must be net of
Rollover TSA**    20 through 80   o $10,000 (initial)                                            required minimum distribu-
                                  o $500 (additional)           o Conversion rollovers from a    tions for the traditional IRA
                                                                  plan which is the source of    or other eligible retirement
                                                                  traditional IRA or other       the conversion rollover.
                                                                  eligible retirement plan.
                                                                                               o Before 2010, you cannot roll
                                                                o Direct transfers from          over funds from a traditional
                                                                  another Roth IRA.              IRA or other eligible retire-
                                                                                                 ment plan if your adjusted
                                                                o Regular Roth IRA contribu-     gross income is $100,000 or more.
                                                                  tions.
                                                                                               o Although we accept regular
                                                                o Additional catch-up contri-    Roth IRA contributions (lim-
                                                                  butions.                       ited to $5,000 ) under the
                                                                                                 Roth IRA contracts, we
                                                                                                 intend that the contract be
                                                                                                 used primarily for rollover
                                                                                                 and direct transfer
                                                                                                 contributions.

                                                                                               o Additional catch-up contri-
                                                                                                 butions of up to $1,000 per
                                                                                                 calendar year where the
                                                                                                 owner is at least age 50 at
                                                                                                 any time during the calendar
                                                                                                 year for which the contribu-
                                                                                                 tion is made.
-----------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 80   o $10,000 (initial)          o With documentation of        o Additional rollover or direct
IRA                                                              employer or plan approval,     transfer contributions may
                                  o $500 (additional)            and limited to pre-tax         be made up to attainment of
                                                                 funds, direct plan-to-plan     age 81 or, if later, the first
                                                                 transfers from another         contract date anniversary.*
                                                                 403(b) plan or contract      o Contributions after age 70-1/2
                                                                 exchanges from another         must be net of any required
                                                                 403(b) contract under the      minimum distributions.
                                                                 same plan.                   o We do not accept employer-
                                                               o With documentation of          remitted contributions.
                                                                 employer or plan approval,   o We do not accept after tax
                                                                 and limited to pre-tax         contributions, including des-
                                                                 funds, eligible rollover dis-  ignated Roth contributions.
                                                                 tributions from other 403(b)
                                                                 plans, qualified plans, gov-
                                                                 ernmental employer 457(b)
                                                                 plans or traditional IRAs.
-----------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits
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
-----------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for owner
                 and annuitant   Minimum
 Contract type   issue ages      contributions            Source of contributions             Limitations on contributions+
-----------------------------------------------------------------------------------------------------------------------------------
QP               20 through 70   o $10,000 (initial)      o Only transfer contributions       o A separate QP contract must
                                                            from other investments              be established for each plan
                                 o $500 (additional)        within an existing qualified        participant.
                                                            plan trust.
                                                                                              o We do not accept regular
                                                                                                ongoing payroll contribu-
                                                          o The plan must be qualified          tions or contributions
                                                            under Section 401(a) of the         directly from the employer.
                                                            Internal Revenue Code.

                                                          o For 401(k) plans, trans-          o Only one additional transfer
                                                            ferred contributions may            contribution may be made
                                                            not include any after-tax           during a contract year.
                                                            contributions, including
                                                            designated Roth contribu-         o No additional transfer con-
                                                            tions.                              tributions after participant's
                                                                                                attainment of age 71 or, if
                                                                                                later, the first contract date
                                                                                                anniversary.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
-----------------------------------------------------------------------------------------------------------------------------------

+ Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII later in the Prospectus to see if additional contributions are permit ted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and
   (ii) the date you make your first withdrawal.

*  Please see Appendix VII later in this Prospectus for state variations.


** May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Plus(SM) Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.


                                               Contract features and benefits 23
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OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


For NQ contracts (with a single owner, joint owners, or a non-natural owner) purchased through an exchange that is intended not to be taxable under Section 1035 of the Internal Revenue Code, we permit joint annuitants. We also permit joint annuitants in non-exchange sales if you elect the Guaranteed withdrawal benefit for life on a Joint life basis, and the contract is owned by a non-natural owner. In all cases, the joint annuitants must be spouses.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for Single life contracts, the surviving spouse must be the sole primary beneficiary. The determination of spousal status is made under applicable state law. Certain same-sex spouses or civil union partners may not be eligible for tax benefits under federal law and in some circumstances will be required to take post-death distributions that dilute or eliminate the value of the contractual benefit.

The contract is not available for purchase by Charitable Remainder Trusts.

In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

Certain benefits under your contract, as described later in this Prospectus, are based on the age of the owner. If the owner of the contract is not a natural person, these benefits will be based on the age of the annuitant. Under QP contracts, all benefits are based on the age of the annuitant. In this Prospectus, when we use the terms owner and joint owner, we intend these to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If GWBL is elected, the terms owner and Successor Owner are intended to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If the contract is jointly owned or is issued to a non-natural owner and the GWBL has not been elected, benefits are based on the age of the older joint owner or older joint annuitant, as applicable.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealer, are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------

Your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------
WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the account for special money market dollar cost averaging and the fixed maturity options.

If you elect the 100% Principal guarantee benefit, the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special money market dollar cost averaging and the following variable

24  Contract features and benefits
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investment options: the AXA Allocation Portfolios and the EQ/AXA Franklin
Templeton Founding Strategy Core Portfolio ("permitted variable investment options").


If you elect the 125% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special money market dollar cost averaging and the AXA Moderate Allocation Portfolio.

VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect.


                                              Contract features and benefits  25
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PORTFOLIOS OF THE TRUSTS


The AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features including those optional benefits that restrict allocations to the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and EQ Advisors Trust for some Portfolios,. AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust*                                                                 Investment Manager (or Sub-Adviser(s), as
 Portfolio Name               Objective                                                 applicable)
-----------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                     o AXA Equitable
-----------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                     o AXA Equitable
-----------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a        o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
-----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.  o AXA Equitable
-----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,  o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       Long-term growth of capital.                              o AllianceBernstein L.P.
 EQUITY                                                                                 o ClearBridge Advisors, LLC
                                                                                        o Legg Mason Capital Management, Inc.
                                                                                        o Marsico Capital Management, LLC
                                                                                        o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND        To seek a balance of high current income and capital      o BlackRock Financial Management, Inc.
                              appreciation, consistent with a prudent level of risk.    o Pacific Investment Management Company
                                                                                          LLC
                                                                                        o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE      Long-term growth of capital.                              o Invesco Aim Capital Management, Inc.
                                                                                        o RCM Capital Management LLC
                                                                                        o SSgA Funds Management, Inc.
                                                                                        o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    Long-term growth of capital.                              o AllianceBernstein L.P.
 EQUITY                                                                                 o JPMorgan Investment Management Inc.
                                                                                        o Marsico Capital Management, LLC
                                                                                        o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------


26 Contract features and benefits
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
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust*                                                           Investment Manager (or Sub-Adviser(s), as
 Portfolio Name               Objective                                           applicable)
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 CORE EQUITY                                                                      o Janus Capital Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Thornburg Investment Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o Goodman & Co. NY Ltd.
 GROWTH                                                                           o SSgA Funds Management, Inc.
                                                                                  o T. Rowe Price Associates, Inc.
                                                                                  o Westfield Capital Management Company, L.P.
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 VALUE                                                                            o Institutional Capital LLC
                                                                                  o MFS Investment Management
                                                                                  o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Long-term growth of capital.                         o AllianceBernstein L.P.
 GROWTH                                                                           o Franklin Advisers, Inc.
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Long-term growth of capital.                         o AXA Rosenberg Investment Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Tradewinds Global Investors, LLC
                                                                                  o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR    High total return through a combination of current   o Pacific Investment Management Company
 BOND(1)                     income and capital appreciation.                       LLC
                                                                                  o Post Advisory Group, LLC
                                                                                  o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Eagle Asset Management, Inc.
 GROWTH                                                                           o SSgA Funds Management, Inc.
                                                                                  o Wells Capital Management Inc.
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Franklin Advisory Services, LLC
 VALUE                                                                            o Pacific Global Investment Management
                                                                                    Company
                                                                                  o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY      Long-term growth of capital.                         o Firsthand Capital Management, Inc.
                                                                                  o RCM Capital Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 27
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
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Advisors Trust*                                                                       Investment Manager (or Sub-Adviser(s),
 Portfolio Name                 Objective                                                  as applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN            Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
 INTERNATIONAL
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
 CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II        Seeks to achieve long-term capital appreciation.           o Ariel Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN INCOME          Seeks to maximize income while maintaining prospects       o BlackRock Investment Management, LLC
 CORE(2)                        for capital appreciation.                                  o Franklin Advisers, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       Seeks to achieve long-term total return.                   o BlackRock Investment Management, LLC
 VALUE CORE(3)                                                                             o Franklin Advisory Services, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN TEMPLETON       Primarily seeks capital appreciation and secondarily       o AXA Equitable
 FOUNDING STRATEGY CORE(4)      seeks  income.
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA MUTUAL SHARES CORE(5)   Seeks to achieve capital appreciation, which may occa-     o BlackRock Investment Management, LLC
                                sionally be short-term, and secondarily, income.           o Franklin Mutual Advisers, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE          Seeks to increase value through bull markets and bear      o AXA Rosenberg Investment Management
 LONG/SHORT EQUITY              markets using strategies that are designed to limit          LLC
                                exposure to general equity market risk.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AXA TEMPLETON GROWTH         Seeks to achieve long-term capital growth.                 o BlackRock Investment Management, LLC
 CORE(6)                                                                                   o Templeton Global Advisors Limited
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        Seeks to achieve capital appreciation and secondarily,     o BlackRock Investment Management, LLC
 EQUITY                         income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL      Seeks to provide current income and long-term growth of    o BlackRock Investment Management
 VALUE                          income, accompanied by growth of capital.                    International Limited
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       Seeks to achieve a combination of growth and income to     o Boston Advisors, LLC
 INCOME                         achieve an above-average and consistent total return.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             Seeks to achieve long-term capital appreciation.           o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                               o Bridgeway Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH      Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
 RESEARCH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH          Seeks to maximize current income.                          o Caywood-Scholl Capital Management
 YIELD BOND
-----------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX(7)        Seeks to achieve a total return before expenses that       o AllianceBernstein L.P.
                                approximates the total return performance of the Russell
                                3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              Seeks to achieve a total return before expenses that       o SSgA Funds Management, Inc.
                                approximates the total return performance of the Barclays
                                Capital U.S. Aggregate Bond Index, including reinvest-
                                ment of dividends, at a risk level consistent with that of the Barclays Capital U.S. Aggregate Bond Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       Seeks to achieve long-term growth of capital.               o Davis Selected Advisers, L.P.
-----------------------------------------------------------------------------------------------------------------------------------


28 Contract features and benefits
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
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Advisors Trust*                                                                       Investment Manager (or Sub-Adviser(s),
 Portfolio Name                 Objective                                                  as applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks to achieve a total return before expenses that          o AllianceBernstein L.P.
                             approximates the total return performance of the S&P
                             500 Index, including reinvestment of dividends, at a risk
                             level consistent with that of the S&P 500 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks to achieve long-term capital growth.                    o Evergreen Investment Managemen
                                                                                             Company, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FOCUS PLUS(8)             Seeks to achieve long-term growth of capital.                 o AXA Equitable
                                                                                           o Marsico Capital Management, LLC
                                                                                           o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND         Seeks to achieve capital appreciation.                        o GAMCO Asset Management Inc.
 ACQUISITIONS
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY       Seeks to maximize capital appreciation.                       o GAMCO Asset Management Inc.
 VALUE
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS(9)       Seeks to achieve capital growth and current income.           o BlackRock Investment Management, LLC
                                                                                           o Evergreen Investment Management
                                                                                             Company, LLC
                                                                                           o First International Advisors, LLC (dba
                                                                                             "Evergreen International")
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR       Seeks to achieve long-term capital appreciation.              o BlackRock Investment Management, LLC
 EQUITY(10)                                                                                o Morgan Stanley Investment Management
                                                                                             Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT   Seeks to achieve a total return before expenses that          o SSgA Funds Management, Inc.
 BOND INDEX                  approximates the total return performance of the Barclays
                             Capital Intermediate Government Bond Index, including
                             reinvestment of dividends, at a risk level consistent with that of the Barclays Capital Intermediate Government
                             Bond Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS   Seeks to achieve long-term growth of capital.                 o AXA Equitable
                                                                                           o Hirayama Investments, LLC
                                                                                           o SSgA Funds Management, Inc.
                                                                                           o Wentworth Hauser and Violich, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH      Seeks to achieve capital appreciation.                        o MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE            Seeks to achieve long-term capital appreciation.              o JPMorgan Investment Management Inc.
 OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with a sec-      o AXA Equitable
                             ondary objective to seek reasonable current income. For       o Institutional Capital LLC
                             purposes of this Portfolio, the words "reasonable current     o SSgA Funds Management, Inc.
                             income" mean moderate income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses that          o AllianceBernstein L.P.
                             approximates the total return performance of the Russell
                             1000 Growth Index, including reinvestment of dividends
                             at a risk level consistent with that of the Russell 1000
                             Growth Index.
-----------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 29
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
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Advisors Trust*                                                                       Investment Manager (or Sub-Adviser(s),
 Portfolio Name                 Objective                                                  as applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS        Seeks to provide long-term capital growth.                 o AXA Equitable
                                                                                           o Marsico Capital Management, LLC
                                                                                           o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX        Seeks to achieve a total return before expenses that       o SSgA Funds Management, Inc.
                                approximates the total return performance of the Russell
                                1000 Value Index, including reinvestment of dividends, at
                                a risk level consistent with that of the Russell 1000 Value
                                Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS         Seeks to achieve capital appreciation.                     o AllianceBernstein L.P.
                                                                                           o AXA Equitable
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND               Seeks to maximize income and capital appreciation          o BlackRock Financial Management, Inc.
                                through investment in long-maturity debt obligations.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       Seeks to achieve capital appreciation and growth of        o Lord, Abbett & Co. LLC
 INCOME                         income without excessive fluctuation in market value.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP        Seeks to achieve capital appreciation and growth of        o Lord, Abbett & Co. LLC
 CORE                           income with reasonable risk.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE    Seeks to achieve capital appreciation.                     o Lord, Abbett & Co. LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX                Seeks to achieve a total return before expenses that       o SSgA Funds Management, Inc.
                                approximates the total return performance of the S&P
                                Mid Cap 400 Index, including reinvestment of dividends,
                                at a risk level consistent with that of the S&P Mid Cap
                                400 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS           Seeks to achieve long-term capital appreciation.           o AXA Equitable
                                                                                           o SSgA Funds Management, Inc.
                                                                                           o Wellington Management Company LLP
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                 Seeks to obtain a high level of current income, preserve   o The Dreyfus Corporation
                                its assets and maintain liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            Seeks to achieve capital appreciation.                     o Montag & Caldwell, Inc.
 GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL           Seeks to achieve capital appreciation.                     o OppenheimerFunds, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve long-term capital appreciation.           o OppenheimerFunds, Inc.
 OPPORTUNITY
-----------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve capital appreciation.                     o OppenheimerFunds, Inc.
 SMALL CAP
-----------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND(11)   Seeks to generate a return in excess of traditional money  o Pacific Investment Management Company,
                                market products while maintaining an emphasis on             LLC
                                preservation of capital and liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS            Seeks to achieve high current income consistent with       o AllianceBernstein L.P.
                                moderate risk to capital.                                  o AXA Equitable
                                                                                           o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND          Seeks to achieve current income with reduced volatility    o BlackRock Financial Management, Inc.
                                of principal.
-----------------------------------------------------------------------------------------------------------------------------------


30 Contract features and benefits

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
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Advisors Trust*                                                                   Investment Manager (or Sub-Adviser(s), as
 Portfolio Name             Objective                                                  applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the      o AllianceBernstein L.P.
                            deduction of Portfolio expenses) the total return
                            of the Russell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH     Seeks to achieve long-term capital appreciation and        o T. Rowe Price Associates, Inc.
 STOCK                      secondarily, income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital              o UBS Global Asset Management
                            appreciation with income as a secondary                    (Americas) Inc.
                            consideration.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Seeks to achieve capital growth and income.                o Morgan Stanley Investment Management Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       Seeks to achieve capital growth.                           o Morgan Stanley Investment Management Inc.
 GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN REAL ESTATE   Seeks to provide above average current income and          o Morgan Stanley Investment Management Inc.
                            long-term capital appreciation.
-----------------------------------------------------------------------------------------------------------------------------------



* The chart below reflects the portfolio's former name in effect until on or about May 1, 2009, subject to regulatory approval. The number in the "Footnote No." column corresponds with the number contained in the chart above.



--------------------------------------------------------------------------------
 Footnote No.    Portfolio's Former Name
--------------------------------------------------------------------------------
                 AXA Premier VIP Trust
--------------------------------------------------------------------------------
        (1)     Multimanager High Yield
--------------------------------------------------------------------------------
                EQ Advisors Trust
--------------------------------------------------------------------------------
        (2)     EQ/Franklin Income
--------------------------------------------------------------------------------
        (3)     EQ/Franklin Small Cap Value
--------------------------------------------------------------------------------
        (4)     EQ/Franklin Templeton Founding Strategy
--------------------------------------------------------------------------------
        (5)     EQ/Mutual Shares
--------------------------------------------------------------------------------
        (6)     EQ/Templeton Growth
--------------------------------------------------------------------------------
        (7)     EQ/AllianceBernstein Common Stock
--------------------------------------------------------------------------------
        (8)     EQ/Marsico Focus
--------------------------------------------------------------------------------
        (9)     EQ/Evergreen International Bond
--------------------------------------------------------------------------------
       (10)     EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------
       (11)     EQ/PIMCO Real Return
--------------------------------------------------------------------------------



You should consider the investment objectives, risks, and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.


                                               Contract features and benefits 31
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GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges and any optional benefit charges. See Appendix VII later in this Prospectus for state variations.


Depending on the state where your contract is issued, your lifetime minimum ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2009 is 1.50%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers, even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for owner and annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Plus(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 17, 2009, the next available maturity date was February 16, 2016. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market

32  Contract features and benefits
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value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose between self-directed and dollar cost averaging to allocate your contributions under your contract. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option (subject to restrictions in certain states - see Appendix VII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. We reserve the right to restrict allocations to any variable investment option. If an owner or an annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
SPECIAL MONEY MARKET DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the account for special money market dollar cost averaging option (which is part of the EQ/Money Market investment option) into any of the other variable investment options. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. You may elect to participate in a 3, 6 or 12-month program at any time subject to the age limitation on contributions described earlier in this Prospectus.

Contributions into the account for special money market dollar cost averaging must be new contributions. In other words, you may not make transfers from amounts allocated in other variable investment options to initiate the program. You must allocate your entire initial contribution into the account for special money market dollar cost averaging if you are selecting the program at the time you apply for your Accumulator(R) Plus(SM) contract. Thereafter, contributions to any

                                              Contract features and benefits  33
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new program must be at least $2,000. Contributions to an existing program must be at least $250. You may only have one program in effect at any time.

Each month, we will transfer your account value in the account for special money market dollar cost averaging into the other variable investment options you select. Once the time period you selected has expired, you may then select to participate in the special money market dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for monthly transfers from the account for special money market dollar cost averaging to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the monthly transfer date from the account for special money market dollar cost averaging option will be the same as your contract date, but not later than the 28th day of the month. For a program selected after application, the first transfer date and each subsequent transfer date will be one month from the date the first contribution is made into the program, but not later than the 28th day of the month. All amounts will be transferred out by the end of the time period in effect.

The only amounts that should be transferred from the account for special money market dollar cost averaging option are your regularly scheduled transfers to the variable investment options. If you request to transfer or withdraw any other amounts from the account for special money market dollar cost averaging, we will transfer all of the value you have remaining in the account to the variable investment options according to the allocation percentages we have on file for you. You may cancel your participation in the program at any time by notifying us in writing.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

If you are participating in a Principal guarantee benefit, the general dollar cost averaging program is not available.

If you elect the Guaranteed withdrawal benefit for life, or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit option, general dollar cost averaging is not available.

INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.
                      ----------------------------------

34  Contract features and benefits
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You may not participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program you may participate in any of the dollar cost averaging programs except special money market dollar cost averaging and general dollar cost averaging. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states. See Appendix VII later in this Prospectus for more information on state availability.

CREDITS
A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions. The credit amounts attributable to your contributions are not included for purposes of calculating any of the guaranteed benefits.
The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:

--------------------------------------------------------------------------------
                                       Credit percentage
   First year total contributions         applied to
            Breakpoints                 contributions
--------------------------------------------------------------------------------
Less than $500,000                            4%
--------------------------------------------------------------------------------
$500,000-$999,999.99                        4.5%
--------------------------------------------------------------------------------
$1 million or more                            5%
--------------------------------------------------------------------------------

The percentage of the credit is based on your total first year total contributions. If you purchase a Principal guarantee benefit, you may not make additional contributions after the first six months. This credit percentage will be credited to your initial contribution and each additional contribution made in the first contract year (after adjustment as described below), as well as those in the second and later contract years. The credit will apply to additional contributions only to the extent that the sum of that contribution and prior contributions to which no credit was applied exceeds the total withdrawals made from the contract since the issue date.

Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year

----------------------

(1) The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.

Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:

     o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

     o For any subsequent contribution that results in your total contri butions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

     o If at the end of the first contract year your total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

     o The "Indication of intent" approach to first year contributions is not available in all states. Please see Appendix VII later in this Prospectus for information on state availability.

o No indication of intent:

     o For your initial contribution (if available in your state) we will apply the credit percentage based upon the above table.

     o For any subsequent contribution that results in a higher appli cable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

In addition to the recovery of any Excess Credit, we will recover all of the credit or a portion of the credit in the following situations:

o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus)(1)

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

o If the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution to which a credit was applied, we will recover the amount of such Credit. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.

                                              Contract features and benefits  35
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We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, the fixed maturity options in order of the earliest maturing date(s), any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the account for special money market dollar cost averaging. A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.

GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below. STANDARD DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

6-1/2% (OR 6%, IF APPLICABLE) ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   plus

o  daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6-1/2% (or 6%, if applicable) with respect to the variable investment options (including amounts allocated to the account for special money market dollar cost averaging, but excluding all other amounts allocated to the EQ/Money Market); the effective annual rate may be 4% in some states. Please see Appendix VII later in this Prospectus to see what applies in your state; and

o 3% with respect to the EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday.


ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),

or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you take a withdrawal from your contract, your benefit base will be reduced as described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits"in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. After such withdrawal, your benefit base is equal to the greater of either:

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if appli-


36  Contract features and benefits
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   cable) 85th birthday (plus any contributions made since the most recent
   Annual Ratchet after the date of such withdrawal).


GREATER OF 6-1/2% (OR 6%, IF APPLICABLE) ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

3% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT). Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   plus

o  daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to the benefit base is 3%.

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday.

GREATER OF THE 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT . Your benefit base is equal to the greater of the benefit base computed for the 3% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary.

GUARANTEED MINIMUM INCOME BENEFIT AND THE ROLL-UP BENEFIT BASE RESET. You will be eligible to reset your Guaranteed minimum income benefit Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75. If you elect the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, you may reset its Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75 AND your investment option choices will be limited to the guaranteed interest option, the account for special money market dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The Roll-Up continues to age 85 on any reset benefit base.

If you elect both the Guaranteed minimum income benefit AND the Greater of the 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit"), you are eligible to reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any contract date anniversary until the contract date anniversary following age 75 and your investment options will not be restricted. If you elect both options, they are not available with different Roll-Up benefit bases: each option must include either the 6-1/2% Roll-Up benefit base or 6% Roll-Up benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. If your request to reset your Roll-Up benefit base is received at our processing office more than 30 days after your contract date anniversary, your Roll-Up benefit base will reset on the next contract date anniversary on which you are eligible for a reset. You may choose one of the three available reset methods: one-time reset option, automatic annual reset program or automatic customized reset program.

--------------------------------------------------------------------------------
ONE-TIME RESET OPTION - resets your Roll-Up benefit base on a single contract date anniversary.

AUTOMATIC ANNUAL RESET PROGRAM - automatically resets your Roll-Up benefit base on each contract date anniversary you are eligible for a reset.

AUTOMATIC CUSTOMIZED RESET PROGRAM - automatically resets your Roll-Up benefit base on each contract date anniversary, if eligible, for the period you designate.
--------------------------------------------------------------------------------

If you wish to cancel your elected reset program, your request must be received by our processing office at least 30 days prior to your contract date anniversary to terminate your reset program for such contract date anniversary. Cancellation requests received after this window will be applied the following year. A reset cannot be cancelled after it has occurred. For more information, see "How to reach us" earlier in this Prospectus. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset until the next contract date anniversary. If after your death your spouse continues the contract, the benefit base will be eligible to be reset on each contract date anniversary, if applicable. The last age at which the benefit base is eligible to be reset is the contract date anniversary following owner (or older joint owner, if applicable) age 75.


If you elect to reset your Roll-Up benefit base on any contract date anniversary, we may increase the charge for the Guaranteed minimum income benefit and the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. There is no charge increase for the Annual Ratchet to age 85 enhanced death benefit. See both "Guaranteed minimum death benefit charge" and "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus for more information.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset: you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will

                                              Contract features and benefits  37
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lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.


If you are a traditional IRA, TSA or QP contract owner, before you reset your Roll-Up benefit base, please consider the effect of the 10-year exercise waiting period on your requirement to take lifetime required minimum distributions with respect to the contract. If you must begin taking lifetime required minimum distributions during the 10-year waiting period, you may want to consider taking the annual lifetime required minimum distribution calculated for the contract from another permissible contract or funding vehicle. If you withdraw the lifetime required minimum distribution from the contract, and the required minimum distribution is more than 6-1/2% (or 6%) of the reset benefit base, the withdrawal would cause a pro-rata reduction in the benefit base. Alternatively, resetting the benefit base to a larger amount would make it less likely that the required minimum distributions would exceed the 6-1/2% (or 6%) threshold. See "Lifetime required minimum distribution withdrawals" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money." Also, see "Required minimum distributions" under "Individual retirement arrangements (IRAs)" and "Tax-sheltered annuity contracts (TSAs)" in "Tax information" and Appendix II -- "Purchase considerations for QP Contracts," later in this Prospectus.


If you elect both a "Greater of" enhanced death benefit and the Guaranteed minimum income benefit, the Roll-Up benefit bases for both are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the owner's (and any joint owner's) age and sex in certain instances. We may provide more favorable current annuity purchase factors for the annuity payout options.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed minimum income benefit is available if the owner is age 20 through 75 at the time the contract is issued.

Subject to state availability (see Appendix VII later in this Prospectus), you may elect one of the following:

o The Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base.

o The Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

Both options include the ability to reset your Guaranteed minimum income benefit base on each contract date anniversary until the contract date anniversary following age 75. See "Guaranteed minimum income benefit and the Roll-Up benefit base reset" earlier in this section.

If you elect the Guaranteed minimum income benefit with a "Greater of" death benefit, you can choose between one of the following two combinations:

o the Greater of the 6-1/2 Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6-1/2 Roll-Up benefit base, or

o the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

If you elect the Guaranteed minimum income benefit without the Greater of the 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special money market dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section.

If the contract is jointly owned, the guaranteed minimum income benefit will be calculated on the basis of the older owner's age. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit. If you elect both the Guaranteed minimum income benefit and a "Greater of" enhanced death benefit, the Roll-Up rate you elect must be the same for both features.

This feature is not available if you elect a Principal guarantee benefit or the Guaranteed withdrawal benefit for life. If the owner was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised.

If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the owner's age as follows:

38  Contract features and benefits
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-------------------------------------------------------
                    Level payments
-------------------------------------------------------
    Owner's age at exercise        Period certain years
-------------------------------------------------------
       80 and younger                    10
             81                          9
             82                          8
             83                          7
             84                          6
             85                          5
-------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.


Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised automatically, based on the owner's (or older joint owner's, if applicable) current age and benefit base as follows:


o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.


o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your aggregate withdrawals during any contract year exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days);

o Upon the contract date anniversary following the owner (or older joint owner, if applicable) reaching age 85.

Please note that if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6-1/2% (or 6%, if applicable) of your Roll-Up benefit base at the beginning of the contract year.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male owner age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.

-------------------------------------------------------
                              Guaranteed minimum
      Contract date        income benefit -- annual
 anniversary at exercise   income payable for life
-------------------------------------------------------
            10                     $10,065
            15                     $15,266
-------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us along with all required information within 30 days following your contract date anniversary in order to exercise this benefit. Upon exercise of the Guaranteed minimum income benefit, the owner (or older joint owner, if applicable) will

                                              Contract features and benefits  39
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become the annuitant, and the contract will be annuitized on the basis of the annuitant's life. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payment contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus.
Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. Eligibility to exercise the Guaranteed minimum income benefit is based on the owner's (or older joint owner's, if applicable) age as follows:


o If you were at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If you were at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after age 60.

o If you were at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your 85th birthday;

(ii) if you were age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your attainment of age 85;

(iii) for Accumulator(R) Plus(SM) QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Plus(SM) QP contract into an Accumulator(R) Plus(SM) Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise, However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) since no partial exercise is permitted, owners of defined benefit QP contracts who plan to change ownership of the contract to the participant must first compare the participant's lump sum benefit amount and annuity benefit amount to the GMIB benefit amount and account value, and make a withdrawal from the contract if necessary. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus.

(v) for Accumulator(R) Plus(SM) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Plus(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(vi) if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vii) a spouse beneficiary or younger spouse joint owner under Spousal continuation may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original owner could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The spouse beneficiary or younger spouse joint owner's age on the date of the owner's death replaces the owner's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules.

(viii) if the contract is jointly owned, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit or (b) as a single life benefit paid on the basis of the older owner's age; and

(ix) if the contract is owned by a trust or other non-natural person, eligibility to elect or exercise the Guaranteed minimum income benefit is based on the annuitant's (or older joint annuitant's, if applicable) age, rather than the owner's.

See "Effect of the owner's death" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

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Your contract provides a standard death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals (and any associated withdrawal charges). Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the enhanced death benefits (not including the GWBL Enhanced death benefit), the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, information and forms necessary to effect payment, or your elected enhanced death benefit on the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals (and associated withdrawal charges) whichever provides the higher amount. See "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits (other than the Greater of the 3% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit. Each enhanced death benefit has an additional charge. There is no additional charge for the standard death benefit.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution, the account value used to calculate the applicable guaranteed minimum death benefit will not reflect any Credits applied in the one-year period prior to death. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.

Subject to state availability (see Appendix VII later in this Prospectus for state availability of these benefits), your age at contract issue, and your contract type, you may elect one of the following enhanced death benefits:

Optional enhanced death benefit applicable for owner (or older joint owner, if applicable) ages 0 through 75 at issue of NQ contracts; 20 through 75 at issue of Rollover IRA, Roth Conversion IRA, and Rollover TSA contracts; and 20 through 70 at issue of QP contracts.

o Annual Ratchet to age 85

o The Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85

o The Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85

Optional enhanced death benefit applicable for owner (or older joint owner, if applicable) ages 76 through 80 at issue of NQ, Rollover IRA, Roth Conversion IRA, and Rollover TSA contracts.

o The Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85

The Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85 is not available for QP contracts.

For contracts with non-natural owners, the available death benefits are based on the annuitant's age.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

As discussed earlier in this Prospectus, you can elect a "Greater of" enhanced death benefit with a corresponding Guaranteed minimum income benefit. You can elect one of the following two combinations:

o the Greater of 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base, or

o the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

If you purchase a "Greater of" enhanced death benefit with the Guaranteed minimum income benefit, you will be eligible to reset your Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75. If you purchase a "Greater of" enhanced death benefit without the Guaranteed minimum income benefit, no reset is available. See "Guaranteed minimum income benefit and the Roll-Up benefit base reset" earlier in this section.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced minimum death benefit.

EARNINGS ENHANCEMENT BENEFIT

Subject to state and contract availability (please see Appendix VII later in this Prospectus for state availability of these benefits), if you are purchasing a contract, under which the Earnings enhancement benefit is available, you may elect the Earnings enhancement benefit at the time you purchase your contract if the owner is age 75 or younger. The Earnings enhancement benefit provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to pur-

                                              Contract features and benefits  41
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chase the Earnings enhancement benefit in an NQ, IRA or Rollover TSA contract.
Once you purchase the Earnings enhancement benefit, you may not voluntarily terminate the feature. If you elect the Guaranteed withdrawal benefit for life, the Earnings enhancement benefit is not available.

If you elect the Earnings enhancement benefit described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the owner (or older joint owner, if applicable) is 70 or younger when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is 70 or younger when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 40% of:

the greater of:

o the account value or

o any applicable death benefit

decreased by:

o total net contributions

For purposes of calculating your Earnings enhancement benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the spouse beneficiary or younger spouse joint owner not continued the contract plus any subsequent contributions) adjusted for each withdrawal that exceeds your Earnings enhancement benefit earnings. "Net contributions" are reduced by the amount of that excess. Earnings enhancement benefit earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal, and (b) is the net contributions as adjusted by any prior withdrawals (credit amounts are not included in "net contributions"); and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

For purposes of calculating your Earnings enhancement benefit, if any contributions are made in the one-year period prior to death of the owner (or older joint owner, if applicable), the account value will not include any Credits applied in the one-year period prior to death.

If the owner (or older joint owner, if applicable) is age 71 through 75 when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is between the ages of 71 and 75 when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 25% of:

the greater of:

o the account value or

o any applicable death benefit

decreased by:

o total net contributions.

The value of the Earnings enhancement benefit is frozen on the first contract date anniversary after the owner (or older joint owner, if applicable) turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000-$16,000).

For an example of how the Earnings enhancement death benefit is calculated, please see Appendix VI.

For contracts continued under Spousal continuation upon the death of the spouse (or older spouse, in the case of jointly owned contracts), the account value will be increased by the value of the Earnings enhancement death benefit as of the date we receive due proof of death. The benefit will then be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. The spouse may also take the death benefit (increased by the Earnings enhancement benefit) in a lump sum. See "Spousal continuation" in "Payment of death benefit" later in this Prospectus for more information.

The Earnings enhancement benefit must be elected when the contract is first issued; neither the owner nor the successor owner can add it subsequently. Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature is available in your state.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL")

For an additional charge, the Guaranteed withdrawal benefit for life ("GWBL") guarantees that you can take withdrawals up to a maximum amount per year (your "Guaranteed annual withdrawal amount"). GWBL is only available at issue. This benefit is not available at issue ages younger than 45. GWBL is not available if you have elected the Guaranteed minimum income benefit, the Earnings enhancement benefit or one of our Principal guarantee benefits, described later in this prospectus. You may elect one of our automated payment plans or you may take partial withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit. See "Accessing your money" later in this Prospectus. Your investment options will be limited to the guaranteed interest option, the account for special money market dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section.

You may buy this benefit on a single life ("Single life") or a joint life ("Joint life") basis. Under a Joint life contract, lifetime withdrawals are guaranteed for the life of both the owner and successor owner.

For Joint life contracts, a successor owner may be named at contract issue only. The successor owner must be the owner's spouse. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or (ii) replace the original successor owner with your new spouse. This can only be done before the first with-

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drawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint life basis. For NQ contracts, you have the option to designate the successor owner as a joint owner.

For Joint life contracts owned by a non-natural owner, a joint annuitant may be named at contract issue only. The annuitant and joint annuitant must be spouses. If the annuitant and joint annuitant are no longer married, you may either: (i) drop the joint annuitant or (ii) replace the original joint annuitant with the annuitant's new spouse. This can only be done before the first withdrawal. After the first withdrawal, the joint annuitant may be dropped but cannot be replaced. If the joint annuitant is dropped after withdrawals begin, the charge continues based on a Joint life basis.

Joint life QP and TSA contracts are not permitted.

The charge for the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus for a description of the charge.

You should not purchase this benefit if:

o You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see "Effect of Excess withdrawals" below in this section);

o You are not interested in taking withdrawals prior to the contract's maturity date;

o You are using the contract to fund a Rollover TSA or QP contract where withdrawal restrictions will apply; or


o You plan to use it for withdrawals prior to age 59-1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed later in this Prospectus.


For traditional IRAs, TSA and QP contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the GWBL benefit, provided you comply with the conditions described under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

o  Your GWBL benefit base increases by any subsequent contributions.


o Your GWBL benefit base may be increased on each contract date anniversary, as described below under "Annual Ratchet" and "7% deferral bonus."

o Your GWBL benefit base may be increased by the 200% Initial GWBL benefit base guarantee, as described later in this section.


o Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("Excess withdrawal"). See "Effect of Excess withdrawals" below in this section.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT


Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage ("Applicable percentage") is based on the owner's age at the time of the first withdrawal. For Joint life contracts, the initial Applicable percentage is based on the age of the younger owner or successor owner at the time of the first withdrawal. If your GWBL benefit base ratchets, as described below in this section under "Annual ratchet," on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:



--------------------------------------------------------------------------------
 Age                                          Applicable percentage
--------------------------------------------------------------------------------
45-59                                                  4.0%
60-75                                                  5.0%
76-85                                                  6.0%
86 and older                                           7.0%
--------------------------------------------------------------------------------


We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any subsequent contribution or Excess withdrawal, as described below under "Effect of Excess withdrawals" and "Subsequent contributions." The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the Guaranteed annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF EXCESS WITHDRAWALS

An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.

An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

o The GWBL benefit base is reset as of the date of the Excess withdrawal to equal the lesser of: (i) the GWBL benefit base immediately prior to the Excess withdrawal and (ii) the account value immediately following the Excess withdrawal.

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o  The Guaranteed annual withdrawal amount is recalculated to equal the
   Applicable percentage multiplied by the reset GWBL benefit base.


You should not purchase the contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such withdrawals may significantly reduce or eliminate the value of the GWBL benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.


For example, assume your GWBL benefit base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your GWBL benefit base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds the greater of (i) the Guaranteed annual withdrawal amount or (ii) the 10% free withdrawal amount. A withdrawal charge would not be applied in the example above since the $8,000 withdrawal (equal to 10% of the contract's account value as of the beginning of the contract year) falls within the 10% free withdrawal amount. Under the example above, additional withdrawals during the same contract year could result in a further reduction of the GWBL benefit base and the Guaranteed annual withdrawal amount, as well as an application of withdrawal charges, if applicable. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.


In general, if you purchase the contract as a traditional IRA, QP or TSA and participate in our Automatic RMD service, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus. Loans are not available under Rollover TSA contracts if GWBL is elected.


ANNUAL RATCHET

Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the most recent GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.


If your GWBL benefit base ratchets, we may increase the charge for the benefit. Once we increase the charge, it is increased for the life of the contract. We will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract date anniversary. For a description of the charge increase, see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus.

7% DEFERRAL BONUS

At no additional charge, in each contract year in which you have not taken a withdrawal, we will increase your GWBL benefit base by an amount equal to 7% of your total contributions. This 7% deferral bonus is applicable for the life of the contract, subject to certain restrictions.

We will apply the 7% deferral bonus to your GWBL benefit base on each contract date anniversary until you make a withdrawal from your contract. In a contract year following an Annual Ratchet (described above), the deferral bonus will be applied to your GWBL benefit base on each contract date anniversary until you make a withdrawal. However, no deferral bonus is applied on a contract date anniversary on which an Annual Ratchet occurs.

Once you make a withdrawal, we will not apply the deferral bonus in future years unless you meet one of the exceptions that would allow you to continue to receive the deferral bonus. Those exceptions are described as follows:

o You are eligible to receive the 7% deferral bonus for any of your first ten contract years that you have not taken a withdrawal, even if you had taken a withdrawal in a prior year. For example, if you take your first withdrawal in the second contract year, you are still eligible to receive the deferral bonus in contract years three through ten. The deferral bonus is not applied in the contract year in which a withdrawal was made.

o You are eligible to receive the 7% deferral bonus to your GWBL Benefit Base on a contract date anniversary during the ten years following an Annual Ratchet, as long as no withdrawal is made in the same contract year. If a withdrawal is made during this ten-year period, no deferral bonus is applied in the contract year in which the withdrawal was made.

If the Annual Ratchet occurs on any contract date anniversary, for the next and subsequent contract years, the deferral bonus will be 7% of the most recent ratcheted GWBL benefit base, plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 7% deferral bonus will be calculated using the reset GWBL benefit base, plus any applicable contributions. The 7% deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.


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On any contract date anniversary on which you are eligible for a 7% deferral bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base but, as this adjustment is the result of the 7% deferral bonus rather than the Annual Ratchet, a new ten-year period, as described above, is not started by this adjustment to the GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 7% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 7% deferral bonus will still apply.

MATURITY DATE. The last deferral bonus will be applicable on the contract's maturity date. (See "Annuity maturity date" under "Accessing your money" later in this Prospectus.)

200% INITIAL GWBL BENEFIT BASE GUARANTEE

If you have not taken a withdrawal from the contract before the later of (i) the tenth contract date anniversary, or (ii) the contract date anniversary following the owner's (or younger joint life's) attained age 70, the GWBL Benefit base will be increased to equal 200% of contributions made to the contract during the first 90 days, plus 100% of any subsequent contributions received after the first 90 days. There will be no increase if your GWBL benefit base already exceeds this initial GWBL Benefit base guarantee. This is the only time that this special increase to the GWBL Benefit base is available. However, you will continue to be eligible for the 7% deferral bonuses following this one-time increase.


SUBSEQUENT CONTRIBUTIONS

Subsequent contributions are not permitted after the later of: (i) the end of the first contract year and (ii) the date the first withdrawal is taken.

Anytime you make an additional contribution, your GWBL benefit base will be increased by the amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.

GWBL GUARANTEED MINIMUM DEATH BENEFIT

There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 45-80, and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 45-75. Please see Appendix VII later in this Prospectus to see if these guaranteed death benefits are available in your state.

The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any additional contributions less a deduction that reflects any withdrawals you make (see "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWBL Enhanced death benefit base increases by any subsequent contribution;

o Your GWBL Enhanced death benefit base increases to equal your account value if your GWBL benefit base is ratcheted, as described above in this section;


o Your GWBL Enhanced death benefit base increases by any 7% deferral bonus, as described above in this section;

o Your GWBL Enhanced death benefit base increases by the one-time 200% Initial GWBL Benefit base guarantee, if applicable;


o Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make.

See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit " in "Accessing your money" later in this Prospectus.


The death benefit is equal to your account value (without adjustment for any otherwise applicable market value adjustment but adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death (adjusted for any subsequent withdrawals and withdrawal charges), whichever provides a higher amount. For more information, see "Withdrawal charge" in "Charges and expenses" later in this Prospectus.


EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. If an Excess withdrawal results in a withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero.

However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:

o Your Accumulator(R) Plus(SM) contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the Accumulator(R) Plus(SM) contract will be the owner and annuitant. The successor owner, if applicable, will be the joint annuitant. If the owner is non-natural, the annuitant and joint annuitant, if applicable, will be the same as under your Accumulator(R) Plus(SM) contract.

o  No subsequent contributions will be permitted.

o If you were taking withdrawals through the "Maximum payment plan," we will continue the scheduled withdrawal payments on the same basis.

o If you were taking withdrawals through the "Customized payment plan" or in unscheduled partial withdrawals, we will pay the balance of the Guaranteed annual withdrawal amount for that

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   contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.

o Payments will continue at the same frequency for Single or Joint life contracts, as applicable, or annually if automatic payments were not being made.

o Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar-for-dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

o The charge for the Guaranteed withdrawal benefit for life and the GWBL Enhanced death benefit will no longer apply.

o If at the time of your death the Guaranteed annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.

OTHER IMPORTANT CONSIDERATIONS

o This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.

o Amounts withdrawn in excess of your Guaranteed annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year. Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced death benefit. See "Effect of Excess withdrawals" above in this section and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty if they are taken before age 59-1/2. See "Tax information" later in this Prospectus.

o All withdrawals reduce your account value and Guaranteed minimum death benefit. See "How withdrawals are taken from your account value" and "How withdrawals affect your Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

o The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.


o If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.

o If you transfer ownership of the contract, you terminate the GWBL benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

o Withdrawals are available under other annuity contracts we offer and the contract without purchasing a withdrawal benefit.


o For IRA, QP and TSA contracts, if you have to take a required minimum distribution ('`RMD") and it is your first withdrawal under the contract, the RMD will be considered your "first withdrawal" for the purposes of establishing your GWBL Applicable percentage.


o If you elect GWBL on a Joint life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint life and Single life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. Any withdrawal made for the purpose of creating another contract for your ex-spouse will reduce the benefit base(s) as described in "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" later in this Prospectus, even if pursuant to a divorce decree.

o The Federal Defense of Marriage Act precludes same-sex married couples, domestic partners, and civil union partners from being considered married under federal law. Such individuals, therefore, are not entitled to the favorable tax treatment accorded spouses under federal tax law. As a result, mandatory distributions from the contract must be made after the death of the first individual. Accordingly, the GWBL will have little or no value to the surviving same-gender spouse or partner. You should consult with your tax adviser for more information on this subject.


PRINCIPAL GUARANTEE BENEFITS

We offer two 10-year Principal guarantee benefits at an additional charge: the 100% Principal guarantee benefit and the 125% Principal guarantee benefit. You may only elect one Principal guarantee benefit ("PGB").

100% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 100% Principal guarantee benefit is equal to your initial contribution and additional permitted contributions, adjusted for withdrawals. The guaranteed amount does not include any credits allocated to your contract.

Under the 100% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special money market dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section.

125% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 125% Principal guarantee benefit is equal to 125% of your initial contribution and additional permitted contributions, adjusted for withdrawals. The guaranteed amount does not include any credits allocated to your contract.

Under the 125% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special money market dollar cost averaging and the AXA Moderate Allocation Portfolio.

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Under both Principal guarantee benefits, if, on the 10th contract date anniversary (or later if you've exercised a reset as explained below) ("benefit maturity date"), your account value is less than the guaranteed amount, we will increase your account value to equal the applicable guaranteed amount. Any such additional amounts added to your account value will be allocated pursuant to the allocation instructions for additional contributions we have on file. After the benefit maturity date, the guarantee will terminate.

You have the option to reset (within 30 days following each applicable contract date anniversary) the guaranteed amount to the account value or 125% of the account value, as applicable, as of your fifth and later contract date anniversaries. If you exercise this option, you are eligible for another reset on each fifth and later contract date anniversary after the last reset up to the contract date anniversary following an owner's 80th birthday. If you elect to reset the guaranteed amount, your benefit maturity date will be extended to be the 10th contract date anniversary after the anniversary on which you reset the guaranteed amount. This extension applies each time you reset the guaranteed amount.

If you elect either PGB, you may not elect the Guaranteed minimum income benefit, the Guaranteed withdrawal benefit for life, the systematic withdrawals option or the substantially equal withdrawals option. If you purchase a PGB, you may not make additional contributions to your contract after six months from the contract issue date.


If you are planning to take required minimum distributions from the contract, this benefit may not be appropriate. See "Tax information" later in this Prospectus. If you elect a PGB and change ownership of the contract, your PGB will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


Once you purchase a PGB, you may not voluntarily terminate this benefit. Your PGB will terminate if the contract terminates before the benefit maturity date, as defined below. If you die before the benefit maturity date and the contract continues, we will continue the PGB only if the contract can continue through the benefit maturity date. If the contract cannot so continue, we will terminate your PGB and the charge. See "Non-spousal joint contract continuation" in "Payment of death benefit" later in this Prospectus. The PGB will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a charge for the Principal guarantee benefits (see "Charges and expenses" later in this Prospectus). You should note that the purchase of a PGB is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued.

The purchase of a PGB is also not appropriate if you plan on terminating your contract before the benefit maturity date. The purchase of a PGB may not be appropriate if you plan on taking withdrawals from your contract before the benefit maturity date. Withdrawals from your contract before the benefit maturity date reduce the guaranteed amount under a PGB on a pro rata basis. You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option, the purchase of a PGB may not be appropriate because of the guarantees already provided by this option at no additional charge. Please note that loans (applicable to TSA contracts only) are not permitted under either PGB.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER
OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix VII to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under TSA contracts) under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

o  you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrendering your contract to receive its cash value," later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information," later in this Prospectus.

                                              Contract features and benefits  47
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2. Determining your contract's value

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YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total value of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge as well as any optional benefit charges; (ii) any applicable withdrawal charge; and
(iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)     mortality and expense risks;

(ii)    administrative, and

(iii)   distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions plus the credit;

(ii)   decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, guaranteed minimum income benefit, Principal guarantee benefits, Guaranteed withdrawal benefit for life and/or Earnings enhancement benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VII later in this Prospectus for any state variations with regard to terminating your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL GUARANTEE BENEFITS. If you take no withdrawals, and your account value is insufficient to pay charges, we will not terminate your contract if you are participating in a PGB. Your contract will remain in force and we will pay your guaranteed amount at the benefit maturity date.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. If you elect the Guaranteed withdrawal benefit for life and your account value falls to zero due to

48  Determining your contract's value
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an Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, even if your GWBL benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges the benefit will still have value. See "Contract features and benefits" earlier in this Prospectus.

                                           Determining your contract's value  49
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3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

o You may not transfer any amount to the account for special money market dollar cost averaging.

o If an owner or annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the account value being allocated to the guaranteed interest option, based on the account value as of the previous business day.


In addition, we reserve the right to restrict transfers into and among variable investment options, including limitations on the number, frequency or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities

50  Transferring your money among investment options
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may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.


We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We currently offer two rebalancing programs that you can use to automatically reallocate your account value among your investment options. Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.


To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:


(a) the percentage you want invested in each investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment

                            Transferring your money among investment options  51
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options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in special money market dollar cost averaging or general dollar cost averaging.

If you elect a benefit that limits your variable investment options, those limitations will also apply to the rebalancing programs.

52  Transferring your money among investment options
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4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.

Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

--------------------------------------------------------------------------------
                                   Method of withdrawal
               -----------------------------------------------------------------
               Automatic                                             Lifetime
                payment                                Pre-age      required
                 plans                                 59-1/2        minimum
                 (GWBL                   System-   substantially   distribu-
   Contract      only)       Partial      atic         equal          tion
--------------------------------------------------------------------------------
NQ                Yes         Yes         Yes            No            No
--------------------------------------------------------------------------------
Rollover
 IRA              Yes         Yes         Yes           Yes           Yes
--------------------------------------------------------------------------------
Roth Con-
 version
 IRA              Yes         Yes         Yes           Yes            No
--------------------------------------------------------------------------------
Rollover
 TSA*             Yes         Yes         Yes            No           Yes
--------------------------------------------------------------------------------
QP**              Yes         Yes          No            No           Yes
--------------------------------------------------------------------------------

* Employer or plan approval required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.

** All payments are made to the trust, as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

AUTOMATIC PAYMENT PLANS
(For contracts with GWBL only)

You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month.


MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee.


If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.

If you take a partial withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.


CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount not greater than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee. You must elect to change the scheduled payment amount.


It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in the Prospectus, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you take a partial withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.

PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

Any request for a partial withdrawal will terminate your participation in either the Maximum payment plan or Customized payment plan, if applicable.

                                                        Accessing your money  53
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SYSTEMATIC WITHDRAWALS
(All contracts except QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of the account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. Systematic withdrawals are not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.

SUBSTANTIALLY EQUAL WITHDRAWALS
(All contracts except QP contracts)


We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.


Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

The substantially equal withdrawal program is not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA and QP contracts only -- See "Tax information" later in this Prospectus)


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit amounts withdrawn from the contract to meet RMDs will reduce the benefit base


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and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


This service is not available under defined benefit QP contracts.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------
We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH GWBL. Generally, if you elect our Automatic RMD service, any lifetime required minimum distribution payment we make to you under our Automatic RMD service will not be treated as an Excess withdrawal.

If you elect either the Maximum payment plan or the Customized payment plan AND our Automatic RMD service, we will make an extra payment, if necessary, on December 1st that will equal your lifetime required minimum distribution less all payments made through November 30 and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. The partial withdrawal may cause an Excess withdrawal and may be subject to a withdrawal charge. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary. Further, your GWBL benefit base and Guaranteed annual withdrawal amount may be reduced. See "Effect of Excess Withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you elect our Automatic RMD service and elect to take your Guaranteed annual withdrawal amount in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, on December 1st that will equal your required minimum distribution less all withdrawals made through November 30th. If prior to December 1st you make a partial withdrawal that exceeds your Guaranteed annual withdrawal amount, but not your RMD amount, that partial withdrawal will be treated as an Excess withdrawal, as well as any subsequent partial withdrawals made during the same contract year. However, if by December 1st your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as an Excess withdrawal.

FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our automatic RMD service causes your cumulative withdrawals in the contract year to exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received within the first 90 days).

Owners of tax-qualified contracts (IRA, TSA and QP) generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See "Guaranteed minimum death benefit/Guaranteed minimum income benefit Roll-Up benefit base reset." in "Contract features and benefits" earlier in this Prospectus.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment will apply to withdrawals from the fixed maturity options.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND PRINCIPAL GUARANTEE BENEFITS

In general, withdrawals (including RMDs) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000-$16,000).

For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in the Prospectus.

With respect to the Guaranteed minimum income benefit and the Greater of 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals (including any applicable withdrawal charges) will reduce each of the

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benefits' 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6-1/2% (or 6% or 3%, as applicable) or less of the 6-1/2% (or 6% or 3%, as applicable) Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during the contract year do not affect the amount of the withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6-1/2% (or 6% or 3%, as applicable) of the benefit base on the most recent anniversary, that entire withdrawal (including RMDs) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT


Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and GWBL Guaranteed annual withdrawal amount. For more information, see "Effect of Excess withdrawals" and "Other important considerations" under "Our Guaranteed withdrawal benefit for life ("GWBL") " in "Contract features and benefits" earlier in this Prospectus.

Your GWBL Standard death benefit base is reduced by any withdrawal on a pro rata basis.

Your GWBL Enhanced death benefit base is reduced on a dollar-for-dollar basis by any withdrawal up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, your GWBL Enhanced death benefit base will be reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.


For purposes of calculating your GWBL and GWBL Guaranteed minimum death benefit amount, the amount of the excess withdrawal will include the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information on calculation of the charge, see "Withdrawal charge" later in the Prospectus.

WITHDRAWALS TREATED AS SURRENDERS


If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


SPECIAL RULES FOR THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is an Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to an Excess withdrawal. In other words, if you take an Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Guaranteed withdrawal benefit for life" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

LOANS UNDER ROLLOVER TSA CONTRACTS


Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service" or if you elect the GWBL option or a PGB.

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o It exceeds limits of federal income tax rules;

o Interest and principal are not paid when due; or

o In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

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(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan, including any accrued but unpaid loan interests, will be deducted from the death benefit amounts).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the "loan reserve account". Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If those amounts are insufficient, we will deduct all or a portion of the loan from the account for special money market dollar cost averaging.


For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners while the annuitant is living) and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including the Guaranteed withdrawal benefit for life (if applicable), if your cash value is greater than your Guaranteed annual withdrawal amount remaining that year. If your cash value is not greater than your Guaranteed annual withdrawal amount remaining that year, then you will receive a supplementary life annuity contract. For more information, please see "Effect of your account value falling to zero" in "Contract features and benefits" earlier in this Prospectus. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Insufficient account value" in "Determining your contract value" and "the Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery and wire transfer service at your expense.

YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) Plus(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Plus(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Plus(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.


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Your Accumulator(R) Plus(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VII later in this Prospectus for variations that may apply to your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the owner's and annuitant's ages at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect the Guaranteed withdrawal benefit for life and choose to annuitize your contract before the maturity date, the Guaranteed withdrawal benefit for life will terminate without value even if your GWBL benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under GWBL. See "Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this Prospectus for further information.


--------------------------------------------------------------------------------
Fixed annuity payout options           Life annuity
                                       Life annuity with period
                                         certain
                                       Life annuity with refund
                                         certain
                                       Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity             Life annuity
   payout options                      Life annuity with period
                                         certain
--------------------------------------------------------------------------------
Income Manager(R) payout options       Life annuity with period
   (available for owners and annu-       certain
   itants age 83 or less at contract   Period certain annuity
   issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisers Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial profes-

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sional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R) Plus(SM).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Plus(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Plus(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


The Income Manager(R) payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) Plus(SM) is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) payout life contingent options, no withdrawal charge is imposed under the Accumulator(R) Plus(SM). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) Plus(SM) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin from the Accumulator(R) Plus(SM) contract. Generally, the date annuity payments begin may not be earlier than five years (in a limited number of jurisdictions this requirement may be more or less than 5 years) from the contract date. Please see Appendix VII later in this Prospectus for information on state variations. Except with respect to Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed other than in conformance with applicable law even if you name a new annuitant. For contracts with joint annuitants, the maturity age is based on the older annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date. If you do not respond to the notice within the 30 days following the maturity date, your contract will be annuitized automatically.

If you elect the Guaranteed withdrawal benefit for life and your contract is annuitized at maturity, we will offer an annuity payout option that guarantees you will receive payments for life that are at least equal to the Guaranteed annual withdrawal amount that you would have received under the Guaranteed withdrawal benefit for life. At annuitization, you will no longer be able to take withdrawals in addition to the payments under this annuity payout option.

You may be eligible to elect an alternate annuity payout option. If you are eligible and elect this option, beginning as of the maturity date and for each subsequent year, the annuity payout will be the higher of two


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amounts that are calculated as of each contract date anniversary. The annuity payout will be the higher of: (1) the Guaranteed annual withdrawal amount and
(2) the amount that the contract owner would have received if the annuity account value had been applied to a life annuity without a period certain, using either (a) the guaranteed annuity rates specified in your contract, or
(b) the applicable current individual annuity rates as of the contract date anniversary, applying the rate that provides a greater benefit to the payee.

The resulting periodic payments are distributed while the owner (and if applicable, while any joint owner or successor owner) is living. Each Guaranteed withdrawal benefit for life Maturity date annuity payment will reduce the minimum death benefit pro rata. When the Guaranteed withdrawal benefit for life Maturity date annuity payments begin, you will not be permitted to make any additional withdrawals. You may, however, surrender the contract at any time on or after the maturity date to receive the contract's remaining cash value.

As described in "Contract features and benefits" under "Guaranteed withdrawal benefit for life ("GWBL")," these payments will have the potential to increase with favorable investment performance. Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your "minimum death benefit." If an enhanced death benefit had been elected, its value as of the date the annuity payout contract is issued will become your minimum death benefit, and it will no longer increase.

The minimum death benefit will be reduced dollar-for-dollar by each payment, if it is based on the value of the enhanced death benefit, or it will be reduced pro rata by each payment, if it is based on the value of the standard death benefit. If you die while there is any minimum death benefit remaining, it will be paid to your beneficiary.


Please see Appendix VII later in this Prospectus for variations that may apply in your state.

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5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge for each optional benefit that you elect: a death benefit (other than the Standard and GWBL Standard death benefit); the Guaranteed minimum income benefit; the Guaranteed withdrawal benefit for life; and the Earnings enhancement benefit.

o On any contract date anniversary on which you are participating in a PGB -- a charge for a PGB.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.

SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.95% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (if available) in the order of the earliest

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maturity date(s) first. If such fixed maturity amounts are still insufficient, we will deduct all or a portion of this charge from the account for special money market dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this Prospectus.

WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non life contingent annuity payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options--The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

--------------------------------------------------------------------------------
                              Contract year
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8    9+
--------------------------------------------------------------------------------
   Percentage of
   contribution     8%    8%    7%    7%    6%    5%    4%    3%    0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in the Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6-1/2% (or 6%, if applicable) of the beginning of contract year 6-1/2% (or 6%, if applicable) Roll-Up to age 85 benefit base even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6-1/2% (or 6%, if applicable) of the beginning of contract year 6-1/2% (or 6%, if applicable) Roll-Up to age 85 benefit base as long as it does not exceed the free withdrawal amount. If you are age 76-80 at issue and elected the Greater of 3% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, this waiver applies to withdrawals up to 3% of the beginning of the contract year 3% Roll-Up to age 85 benefit base. If your withdrawals exceed the amount described above, this waiver is not applicable to that withdrawal, or to any subsequent withdrawals for the life of the contract.

If you elect the Guaranteed withdrawal benefit for life, we will waive any withdrawal charge for any withdrawals during the contract year up to the Guaranteed annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Also, a withdrawal charge does not apply to a withdrawal that exceeds the Guaranteed annual withdrawal amount as long as it does not exceed the free withdrawal amount. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds both the free withdrawal amount and the Guaranteed annual withdrawal amount.


DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME.

The withdrawal charge also does not apply if:

     (i) An owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

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     (ii)  We receive proof satisfactory to us (including certification by a licensed physician) that an owner's (or older joint owner's, if applicable) life expectancy is six months or less; or

     (iii) An owner (or older joint owner, if applicable) has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

         -- its main function is to provide skilled, intermediate, or custodial nursing care;

         -- it provides continuous room and board to three or more persons;

         -- it is supervised by a registered nurse or licensed practical nurse;

         -- it keeps daily medical records of each patient;

         -- it controls and records all medications dispensed; and

         -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition that began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.80% of the greater of the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, we reserve the right to increase the charge for this enhanced death benefit up to a maximum of 0.95% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.65% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, if applicable, we reserve the right to increase the charge for this enhanced death benefit up to a maximum of 0.80% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.65% of the greater of the 3% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GWBL ENHANCED DEATH BENEFIT. This death benefit is only available if you elect the GWBL. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the GWBL Enhanced death benefit base.


WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options (or, if applicable, the permitted variable investment options) and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state). If those amounts are still insufficient, we will deduct all or a portion of these charges from the fixed maturity options (if applicable) in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity amounts are still insufficient, we will deduct all or a portion of these charges from the account for special money market dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of these charges for that year.

If your account value is insufficient to pay these charges, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this Prospectus.


STANDARD DEATH BENEFIT AND GWBL STANDARD DEATH BENEFIT. There is no additional charge for these standard death benefits.

PRINCIPAL GUARANTEE BENEFITS CHARGE

If you purchase a PGB, we deduct a charge annually from your account value on each contract date anniversary on which you are participating in a PGB. The charge is equal 0.50% of the account value for the 100% Principal guarantee benefit and 0.75% of the account value for the 125% Principal guarantee benefit. We will continue to deduct the charge until your benefit maturity date. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If such amounts are still

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insufficient, we will deduct all or a portion of this charge from the account for special money market dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this Prospectus.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the owner (or older joint owner, if applicable) reaches age 85, whichever occurs first.

If you elect the Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base, the charge is equal to 0.80% of the applicable benefit base on the contract date anniversary. If you elect the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base, the charge is equal to 0.65% of the applicable benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, we reserve the right to increase the charge for this benefit up to a maximum of 1.10% for the benefit that includes the 6-1/2% Roll-Up benefit base or 0.95% for the benefit that includes the 6% Roll-Up benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset.
The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity amounts are still insufficient, we will deduct all or a portion of this charge from the account for special money market dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this Prospectus.

EARNINGS ENHANCEMENT BENEFIT CHARGE

If you elect the Earnings enhancement benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity amounts are still insufficient, we will deduct all or a portion of this charge from the account for special money market dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this Prospectus.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE


If you elect the Guaranteed withdrawal benefit for life ("GWBL"), we deduct a charge annually as a percentage of your GWBL benefit base on each contract date anniversary. If you elect the Single Life option, the charge is equal to 0.65%. If you elect the Joint Life option, the charge is equal to 0.80%. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If such amounts are still insufficient, we will deduct all or a portion of this charge from the account for special money market dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid, on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we reserve the right to raise the charge at the time of an Annual Ratchet. The maximum charge for the GWBL Single Life option is 0.80%. The maximum charge for the Joint Life option is 0.95%. The increased charge, if any, will apply as of the contract date anniversary on which your GWBL benefit base ratchets and on all contract date anniversaries thereafter. We will permit you to opt out of the ratchet if the charge increases.


For Joint life contracts, if the successor owner or joint annuitant is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single life. If the successor owner or joint annuitant is dropped after withdrawals begin, the charge will continue based on a Joint life basis.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

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VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION
ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate annuity payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o Management fees ranging from 0.05% to 1.40%.

o 12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or other unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding Accumulator(R) Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

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6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. Under a contract with a non-natural owner that has joint annuitants, the surviving annuitant is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. In either case, the death benefit is increased by any amount applicable under the Earnings enhancement benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Earnings enhancement benefit, as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The account value used to determine the death benefit and the Earnings enhancement benefit will first be reduced by the amount of any Credits applied in the one-year period prior to the owner's (or older joint owner's, if applicable) death. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.

--------------------------------------------------------------------------------
When we use the terms owner and joint owner, we intend these to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If the contract is jointly owned or is issued to a non-natural owner and the GWBL has not been elected, the death benefit is payable upon the death of the older joint owner or older joint annuitant, as applicable. Under contracts with GWBL, the terms Owner and Successor Owner are intended to be references to Annuitant and Joint Annuitant, respectively, if the contract has a non-natural owner.

--------------------------------------------------------------------------------



Subject to applicable laws and regulations, you may impose restrictions on the timing and manner of the payment of the death benefit to your beneficiary. For example, your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election.

You should be aware that (i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

In general, if the annuitant dies, the owner (or older joint owner, if applicable) will become the annuitant, and the death benefit is not payable. If the contract had joint annuitants, it will become a single annuitant contract.

EFFECT OF THE OWNER'S DEATH

In general, if the owner dies while the contract is in force, the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. For Joint life contracts with GWBL, the death benefit is paid to the beneficiary at the death of the second to die of the owner and successor owner.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option ("BCO"). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation." If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner under "Spousal continuation" or under our Beneficiary continuation option, as discussed below.

If the surviving joint owner is not the surviving spouse, or, for single owner contracts, if the beneficiary is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over

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a period not in excess of his/her life expectancy) if payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death. If the beneficiary of a contract with one owner or a younger non-spousal joint owner continues the contract under the 5-year rule, in general, all guaranteed benefits and their charges will end. If a PGB election is in effect upon your death with a benefit maturity date of less than five years from the date of death, it will remain in effect. For more information on non-spousal joint owner contract continuation, see the section immediately below.

NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any death benefit (if the older owner dies first) or cash value (if the younger owner dies first) must be fully paid to the surviving joint owner within five years. The surviving owner may instead elect to receive a life annuity, provided payments begin within one year of the deceased owner's death. If the life annuity is elected, the contract and all benefits terminate.

If the older owner dies first, we will increase the account value to equal the Guaranteed minimum death benefit, if higher, and by the value of the Earnings enhancement benefit. The surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If any contributions are made during the one-year period prior to the owner's death, the account value will first be reduced by any Credits applied to any such contributions. If the contract continues, the Guaranteed minimum death benefit and charge and the Guaranteed minimum income benefit and charge will then be discontinued. Withdrawal charges will no longer apply, and no additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the death benefit is not payable, and the Guaranteed minimum death benefit and the Earnings enhancement benefit, if applicable, will continue without change. If the Guaranteed minimum income benefit cannot be exercised within the period required by federal tax laws, the benefit and charge will terminate as of the date we receive proof of death. Withdrawal charges will continue to apply and no additional contributions will be permitted.

Upon the death of either owner, if the surviving owner elects the 5-year rule and a PGB was in effect upon the owner's death with a maturity date of more than five years from the date of death, we will terminate the benefit and the charge.

SPOUSAL CONTINUATION

If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your younger spouse, or if the contract owner is a non-natural person and you and your younger spouse are joint annuitants, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death in order to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

Upon your death, the younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a Single owner contract) may elect to receive the death benefit, continue the contract under our Beneficiary continuation option (as discussed below in this section) or continue the contract, as follows:

o As of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary, we will increase the account value to equal the elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit , and adjusted for any subsequent withdrawals. If any contributions are made during the one-year period prior to the owner's death, the account value will first be reduced by any Credits applied to any such contributions. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

o In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made.

o The applicable Guaranteed minimum death benefit option may continue as follows:


  -- If you elected either the Annual Ratchet to age 85 or the Greater of 6-1/2%
     (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, and if your surviving spouse is age 75 or younger on the date of your death, and you were age 84 or younger at death, the enhanced death benefit continues and will continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85. If you were age 85 or older at death, we will reinstate the Guaranteed minimum death benefit you elected. The benefit base (which had previously been frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

  -- If you elected the Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, and your surviving spouse is age 80 or younger at the date of your death, and you were age 84 or younger at death, the enhanced death benefit continues and will grow according to its terms until the contract date anniversary following the surviving spouse's 85th birthday. If you were age 85 or older at death, we will reinstate the enhanced death benefit you elected. The benefit base (which had been previously frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the surviving spouse's 85th birthday. If your spouse is younger than age 75, before electing to continue the contract,


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       your spouse should consider that he or she could purchase a new contract and elect the Greater of 6% (as opposed to 3%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit at the same cost. He or she could also purchase a contract with a "Greater of" 6-1/2% enhanced death benefit at an additional cost.


  -- If you elected either the Annual Ratchet to age 85 or the Greater of the 6-1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit and your surviving spouse is age 76 or older on the date of your death, the Guaranteed minimum death benefit and charge will be discontinued. If you elected the Greater of the 3% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit and your surviving spouse is 81 or older, the Guaranteed minimum death benefit and charge will be discontinued.

  -- If the Guaranteed minimum death benefit continues, the Roll-Up benefit base reset, if applicable, will be based on the surviving spouse's age at the time of your death. The next available reset will be based on the contract issue date or last reset, as applicable.

  -- For single owner contracts with the GWBL Enhanced death benefit, we will discontinue the benefit and charge. However, we will freeze the GWBL Enhanced death benefit base as of the date of your death (less subsequent withdrawals), and pay it upon your spouse's death.


o The Earnings enhancement benefit will be based on the surviving spouse's age at the date of the deceased spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit and charge will be discontinued.

o If elected, PGB continues and is based on the same benefit maturity date and guaranteed amount that was guaranteed.

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the surviving spouse's age at the date of the deceased spouse's death. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If you elect the Guaranteed withdrawal benefit for life on a Joint life basis, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse. Withdrawal charges will continue to apply to all contributions made prior to the deceased spouse's death. No additional contributions will be permitted. If you elect the Guaranteed withdrawal benefit for life on a Single life basis, the benefit and charge will terminate.

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

o The Guaranteed minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit continue to be based on the older spouse's age for the life of the contract.

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

o If a PGB had been elected, the benefit continues and is based on the same benefit maturity date and guaranteed amount.

o If you elect the Guaranteed withdrawal benefit for life, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse.

o   The withdrawal charge schedule remains in effect.

If you divorce, Spousal continuation does not apply.

BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information. For Joint life contracts with GWBL, BCO is only available after the death of the second owner.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit feature,

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adjusted for any subsequent withdrawals. The account value, however, will first be reduced by any Credits applied in the one-year period prior to the owner's death.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o   The beneficiary replaces the deceased owner as annuitant.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o   The beneficiary automatically replaces the existing annuitant.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary

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   chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o   Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If the deceased is the owner or older joint owner:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the Beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Earnings enhancement benefit, adjusted for any subsequent withdrawals. The account value, however, will first be reduced by any Credits applied in the one-year period prior to the owner's death.

o   No withdrawal charges will apply to any withdrawals by the beneficiary.

If the deceased is the younger non-spousal joint owner:

o   The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

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7. Tax information

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OVERVIEW
In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Plus(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Plus'(SM) extra credit on each contribution, special money market dollar cost averaging program choice of death benefits, the Guaranteed withdrawal benefit for life benefit, the Guaranteed minimum income benefit, guaranteed interest option, fixed maturity options, selection of investment funds and its choices of pay out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.


SUSPENSION OF REQUIRED MINIMUM DISTRIBUTIONS FOR 2009

Congress has enacted a limited suspension of account-based required minimum distribution withdrawals only for calendar year 2009. The suspension does not apply to annuity payments. The suspension does not affect the determination of the Required Beginning Date. Neither lifetime nor post-death required minimum distributions need to be made during 2009. Please note that if you have previously elected to have amounts automatically withdrawn from a contract to meet required minimum distribution rules (for example, our "automatic required minimum distribution (RMD) service" or our "beneficiary continuation option" under a deceased individual's IRA contract each discussed earlier in this Prospectus) we will make distributions for calendar year 2009 unless you request in writing before we make the distribution that you want no required minimum distribution for calendar year 2009. If you receive a distribution which would have been a lifetime required minimum distribution (but for the 2009 suspension), you may preserve the tax deferral on the distribution by rolling it over within 60 days after you receive it to an IRA or other eligible retirement plan. Please note that any distribution to a nonspousal beneficiary which would have been a post-death required minimum distribution (but for the 2009 suspension) is not eligible for the 60-day rollover.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

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CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract. We also include Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus. In order to get annuity payment tax treatment, all amounts under the contract must be applied to the annuity payout option; we do not "partially annuitize" nonqualified deferred annuity contracts.

Your rights to apply amounts under this Accumulator(R) Plus(SM) contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this Accumulator(R) PlusSM contract constitutes an annuity contract under current federal tax rules.

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract.


Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable. It reduces the investment in the contract.


Collateral assignments are taxable to the extent of any earnings in the contract at the time any portion of the contract's value is assigned as collateral. Therefore, if you assign your contract as collateral for a loan with a third party after the contract is issued but before the end of the first contract year, you may have taxable income even though you receive no payments under the contract. AXA Equitable will report any income attributable to a collateral assignment on Form 1099-R. Also, if AXA Equitable makes payments or distributions to the assignee pursuant to directions under the collateral assignment agreement, any gains in such payments may be taxable to you and reportable on Form 1099-R even though you do not receive them.


TAXATION OF LIFETIME WITHDRAWALS IF YOU ELECT THE GUARANTEED
WITHDRAWAL BENEFIT FOR LIFE

We treat Guaranteed annual withdrawals and other withdrawals as non-annuity payments for income tax purposes as discussed above.


EARNINGS ENHANCEMENT BENEFIT

In order to enhance the amount of the death benefit to be paid at the owner's death, you may purchase an Earnings enhancement benefit rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Earnings enhancement benefit rider is not part of the contract. In such a case, the charges for the Earnings enhancement benefit rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result which could include amending the contract (with appropriate notice to you).

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CONTRACTS PURCHASED THROUGH EXCHANGES


You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:


o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Accumulator(R) Plus(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Accumulator(R) Plus(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.

Section 1035 exchanges are generally not available after the death of the owner.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Beneficiary continuation option

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for a prior similar version of the NQ contract. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2;"


o scheduled payments, any additional withdrawals under "Withdrawal Option 2," or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the withdrawal option selected by the beneficiary;


o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken).

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.


INVESTOR CONTROL ISSUES


Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS


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could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis; and

o Roth IRAs, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).


AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").


This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have not applied for an opinion letter approving the respective forms of the traditional IRA and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.


Your right to cancel within a certain number of days


You can cancel either type of Accumulator(R) Plus(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation would have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


Contributions to traditional IRAs. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o   "regular" contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

Regular contributions to traditional IRAs

Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch up contributions" of up to $1,000 to your traditional IRA.


Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can con-


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tribute up to the lesser of $5,000 or 100% of "earned income" to a traditional
IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions." That is, your fully deductible contribution can be up to $5,000, or if less, your earned income. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income ("AGI") is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.


If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

Cost of living indexing adjustments apply to the income limits on deductible contributions.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 (for 2009, AGI between $55,000 and $65,000, after adjustment).

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $80,000 and $100,000 (for 2009, AGI between $89,000 and $109,000, after adjustment).


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI between $150,000 and $160,000 (for 2009, AGI between $166,000 and $176,000, after adjustment).


To determine the deductible amount of the contribution for 2008, for example, you determine AGI and subtract $55,000 if you are single, or $89,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

    ($10,000-excess AGI)     times    the maximum       Equals the adjusted
    --------------------       x        regular            =    deductible
    divided by $10,000                contribution             contribution
                                      for the year                limit


Additional "Saver's Credit" for contributions to a traditional
IRA or Roth IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on someone else's tax return, and your adjusted gross income cannot exceed $50,000. ($55,000, after cost of living adjustments for 2009). The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The testing period begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution, including extensions. Saver's credit-eligible contributions may be made to a 401(k) plan, 403(b) plan, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.

Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions to traditional IRAs" later in this section for more information. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you

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must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o qualified plans;

o governmental employer 457(b) plans;

o 403(b) plans; and

o other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


During calendar year 2009 only, due to the temporary suspension of account-based required minimum distribution withdrawals, you may be able to roll over to a traditional IRA a distribution that normally would not be eligible to be rolled over. Please note that distributions from inherited IRAs made to beneficiaries may not be rolled over once distributed.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


Rollovers from "eligible retirement plans" other than traditional IRAs


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. The Accumulator(R) PlusSM IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.


There are two ways to do rollovers:

o Do it yourself:
  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover:
  You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:


o (for every year except 2009) "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o hardship withdrawals; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only

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once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. The Accumulator(R) PlusSM IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

Excess contributions to traditional IRAs


Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year); or

o   regular contributions to a traditional IRA made after you reach age 70-1/2;
    or



o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2 (for every year except 2009).


You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:


o the amount received is a withdrawal of excess contributions, as described under "Excess contributions to traditional IRAs" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section for more information.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it

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accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs in 2009 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.


Required minimum distributions

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS

Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts. If you take annual withdrawal instead of annuitizing, please consult your tax adviser concerning applicability of these complex rules to your situation.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st-April
1st). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required

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minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Spousal continuation

If the contract is continued under Spousal continuation the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies using an IRS-approved distribution method. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.

To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option.

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We will calculate the substantially equal annual payments using your choice of
IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."


The Accumulator(R) Plus(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion" rollover contributions); or


o tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").


Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


Regular contributions to Roth IRAs

Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that your modified adjusted gross income exceeds the following amounts (indexed for cost of living adjustment:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000 (for 2009, $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000 (for 2009, $120,000 after adjustment).


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000 (for 2009, between $166,000 and $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000 (for 2009, between $105,000 and $120,000 after adjustment).


If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.


Rollovers and direct transfer contributions to Roth IRAs


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only

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between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan or a 403(b) plan (direct or 60-day); or

o from non-Roth accounts under another eligible retirement plan, subject to limits specified below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion rollover contributions to Roth IRAs


In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan. Until 2010, you must meet AGI limits specified below.


Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. In the case of a traditional IRA conversion rollover for example, we are required to withhold 10% federal income tax from the amount treated as converted unless you properly elect out of such withholding. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

The following rules apply until 2010: You cannot make conversion rollover contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the conversion rollover. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA or other eligible retirement plan.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.



Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

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No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA) You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth
IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o rollovers from a Roth IRA to another Roth IRA;

o direct transfers from a Roth IRA to another Roth IRA;

o qualified distributions from a Roth IRA; and

o return of excess contributions or amounts recharacterized to a traditional
  IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o you are age 59-1/2 or older; or

o you die; or

o you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:


(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2009 and the conversion contribution is made in 2010, the conversion contribution is treated as contributed prior to other conversion contributions made in 2010.


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Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death


Same as traditional IRA under "What are the required minimum distribution payments after you die?" assuming death before the Required Beginning Date. The suspension of account-based required minimum distribution withdrawals for calendar year 2009 applies to post-death required minimum distribution withdrawals from Roth IRAs.


Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.


Excess contributions to Roth IRAs


Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, until 2010, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

General


This section of the Prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)." If the rules are the same as those that apply to another kind of contract, for example, traditional IRA contracts, we will refer you to the same topic under "Traditional individual retirement annuities (traditional
IRAs)."


--------------------------------------------------------------------------------

The disclosure generally assumes that the TSA has 403(b) contract status or qualifies as a 403(b) contract. Due to the Internal Revenue Service and
Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.
--------------------------------------------------------------------------------

FINAL REGULATIONS UNDER SECTION 403(B)


In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.


PERMISSIBLE INVESTMENTS. The 2007 Regulations retain the rule that there are generally two types of investments available to fund 403(b) plans -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) funding vehicles qualify for tax deferral.


EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms. The IRS has announced relief measures for failure to have a written plan finalized by the beginning of 2009, as long as the written plan is adopted by December 31, 2009, and the plan operates in accordance with the 2007 Regulations beginning by January 1, 2009.


LIMITATIONS ON INDIVIDUAL INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had

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permitted individual-initiated, tax-free direct transfers of funds from one
403(b) annuity contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.

EFFECT OF THE 2007 REGULATIONS ON CONTRIBUTIONS TO THE ACCUMULATOR(R) PLUS(SM) TSA CONTRACT

The Accumulator(R) Plus(SM) TSA contract was designed to be purchased through a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a rollover from another eligible retirement plan and does not accept employer-remitted contributions. Contributions to an Accumulator(R) Plus(SM) TSA contract are extremely limited as described below.

Contributions to an Accumulator(R) Plus(SM) TSA contract may only be made where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Plus(SM) TSA contract and other funding vehicles under the plan.



AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Plus(SM) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction.


CONTRIBUTIONS TO 403(B) ANNUITY CONTRACTS

Because the Accumulator(R) PlusSM TSA contract can be issued through a direct plan-to-plan transfer or a contract exchange under the same plan, the characterization of funds in the contract can remain the same as under the prior contract. We provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other 403(b) annuity contracts.


EMPLOYER-REMITTED CONTRIBUTIONS. Employer-remitted contributions to TSA contracts made through the employer's payroll are subject to annual limits. (Tax-free plan-to-plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA contract are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA contract can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSA contracts are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS. It is unlikely that rollover or direct transfer contributions can be made for an individual no longer actively participating in a 403(b) plan; however, there may be circumstances where an individual must take a required minimum distribution from a distributing plan or contract before rolling over or transferring the distribution to the Accumulator(R) Plus(SM) contract. The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the annuity contract is issued if the owner is at least age 70-1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution. For calendar year 2009 only, account-based required minimum distribution withdrawals are suspended, so certain rollovers which would be impermissible in other years may be made.


ROLLOVER CONTRIBUTIONS. After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

o termination of employment with the employer who provided the funds for the plan; or

o   reaching age 59-1/2 even if still employed; or

o   disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) annuity contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to a traditional IRA instead.


If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Because AXA Equitable does not separately account for rollover contributions from other eligible retirement plans in the Accumulator(R) PlusSM TSA contract, amounts that would be free of distribution restrictions in a traditional IRA, for example, are subject to distribution restrictions in the Accumulator(R) Plus(SM) TSA contract.


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DIRECT TRANSFER CONTRIBUTIONS. A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan." 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example, with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) annuity contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) annuity plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.


WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Plus(SM) Rollover TSA contract as not eligible for withdrawal until:

o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o   the owner dies; or

o the plan under which the Accumulator(R) Plus(SM) TSA contract is purchased is terminated.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA contract distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to Accumulator(R) Plus(SM) Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.


DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.


ANNUITY PAYMENTS. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.


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PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a
TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.


EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Plus(SM) Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o   the loan does not qualify under the conditions above;

o   the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.


You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. The Accumulator(R) Plus(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover. Rollovers are subject to the Roth IRA conversion rules, which, prior to 2010, restrict conversions of traditional IRAs to Roth IRAs to taxpayers with adjusted gross income of no more than $100,000, whether single or married filing jointly.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules. Suspension of account-based required minimum distribution withdrawals for calendar year 2009 temporarily permits distributions which would be ineligible lifetime required minimum distributions in any other year to be rolled over to another eligible retirement plan in calendar year 2009.


Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, contract exchange under the same 403(b) plan, or under Rev. Rul. 90-24 prior to the 2007 Regulations), are not distributions.

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REQUIRED MINIMUM DISTRIBUTIONS


Please note the temporary suspension of account-based required minimum distribution withdrawals, both lifetime and post-death, in calendar year 2009.


Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:


o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Plus(SM) Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Plus(SM) Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.


SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age). We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING


We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

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o   We are generally required to withhold on conversion rollovers of traditional
    IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS


Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. Based on the assumption that an annuity contract owner is married and claiming three withholding exemptions, periodic annuity payments totaling less than $19,200 in 2009 will generally be exempt from federal income tax withholding. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.


A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)


Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for the life (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and designated beneficiary); or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not the plan participant's surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not the plan participant's current spouse or former spouse.

A death benefit payment to the plan participant's surviving spouse, or a qualified domestic relations order distribution to the plan participant's current or former spouse may be a distribution subject to mandatory 20% withholding.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

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8. More information

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ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.


Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB/B shares issued by the corresponding Portfolio of its Trust.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from Separate Account No. 49, or to add other separate accounts;


(2) to combine any two or more variable investment options;


(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 49;
    and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.


ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 17, 2009 and the related price per $100 of maturity value were as shown below:

--------------------------------------------------------------------------------
  Fixed Maturity
   Options with
   February 17th         Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 17, 2009   Maturity Value
--------------------------------------------------------------------------------
        2010             3.00%*            $ 97.09
        2011             3.00%*            $ 94.26
        2012             3.00%*            $ 91.51
        2013             3.00%*            $ 88.84
        2014             3.00%*            $ 86.25
        2015             3.00%*            $ 83.74
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
  Fixed Maturity
   Options with
   February 17th         Rate to            Price
 Maturity Date of    Maturity as of      Per $100 of
   Maturity Year    February 17, 2009   Maturity Value
--------------------------------------------------------------------------------
        2016              3.12%            $ 80.64
        2017              3.42%            $ 76.40
        2018              3.61%            $ 72.66
        2019              3.75%            $ 69.19
--------------------------------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


     (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.


     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative. Credits allocated to your account value are funded from our general account.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance

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laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, ROLLOVER IRA AND ROTH CONVERSION IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Rollover IRA or Roth Conversion IRA contract on a monthly or quarterly basis. AIP is not available for QP contracts or Rollover TSA contracts. Please see Appendix VII later in this Prospectus to see if the automatic investment program is available in your state.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options, the guaranteed interest option and available fixed maturity options but not the account for special money market dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

For contracts with GWBL, AIP will be automatically terminated after the later of: (i) the end of the first contract year, or (ii) the date the first withdrawal is taken. For contracts with PGB, AIP will be automatically terminated at the end of the first six months.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

         - on a non-business day;
         - after 4:00 p.m. Eastern Time on a business day; or
         - after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

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o  If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.

CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions and credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions and credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the unit value next determined after receipt of transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the Portfolios, such as:

o  the election of trustees;

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our policyowners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our policyowners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.


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ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS


The financial statements of Separate Account No. 49, as well as consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office.

If you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, the Earnings enhancement benefit, a PGB and/or the Guaranteed withdrawal benefit for life ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. The Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. The Benefit will also not terminate if you transfer your individually-owned contract to a trust held for your (or your and your immediate family's) benefit; the Benefit will continue to be based on your life. If you were not the annuitant under the individually-owned contract, you will become the annuitant under the new contract. Please speak with your financial professional for further information.

See Appendix VII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.


You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.

Loans are not available under your NQ contract.


In certain circumstances, you may collaterally assign all or a portion of the value of your NQ contract as security for a loan with a third party lender. The terms of the assignment are subject to our approval. The amount of the assignment may never exceed your account value on the day prior to the date we receive all necessary paperwork to effect the assignment. Only one assignment per contract is permitted, and any such assignment must be made prior to the first contract date anniversary. You must indicate that you have not purchased, and will not purchase, any other AXA Equitable (or affiliate's) NQ deferred annuity contract in the same calendar year that you purchase the contract.


A collateral assignment does not terminate your benefits under the contract. However, all withdrawals, distributions and benefit payments, as well as the exercise of any benefits, are subject to the assignee's prior approval and payment directions. We will follow such directions until AXA Equitable receives written notification satisfactory to us that the assignment has been terminated. If the owner or beneficiary fails to provide timely notification of the termination, it is possible that we could pay the assignee more than the amount of the assignment, or continue paying the assignee pursuant to existing directions after the collateral assignment has in fact been terminated. Our payment of any death benefit to the beneficiary will also be subject to the terms of the assignment until we receive written notification satisfactory to us that the assignment has been terminated.

In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

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AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.


The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 6.75% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 1.25% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Plus(SM) on a company and\or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and\or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending

94  More information

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the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.


In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.


Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.


                                                            More information  95
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9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2008 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


96  Incorporation of certain documents by reference
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Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.55%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AT THE DAILY ASSET CHARGE OF 1.55% AFTER DECEMBER 31, 2008




-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the years ending
                                                                                                      December 31,
                                                                                     ----------------------------------------------
                                                                                               2008       2007        2006
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.19   $  13.68    $  13.09
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
-----------------------------------------------------------------------------------------------------------------------------------
  outstanding (000's)                                                                         44,143     31,080       6,793
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.90   $  11.30    $  10.85
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                         18,171      4,087       1,202
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.30   $  11.73    $  11.29
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                         16,064      7,023       2,537
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  37.11   $  49.91    $  47.71
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                         18,036      9,394       3,387
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.84   $  13.16    $  12.57
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                        130,940     85,777      22,340
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 141.42   $ 255.59    $ 250.91
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                            423        392         361
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  19.69   $  19.30    $  18.35
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                          2,058        813         747
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.60   $  19.79    $  17.99
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                          6,749      5,611       1,983
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.15   $  20.47    $  17.82
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                          2,766      2,301       1,922
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   6.68   $  11.03    $  11.34
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                            709        507         100
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.35   $  11.14    $  10.96
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                          1,130        773         255
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                   ------------------------------------------------
                                                                                               2005        2004        2003
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.28    $  10.60          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                            342         120          --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.36    $  10.27          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                            501         286          --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.55    $  10.38          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                            671         279          --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  43.93    $  42.57    $  39.77
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                            762         659         461
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.15          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                          2,035          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 230.23    $ 224.21    $ 199.56
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                            370         430         484
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  18.07    $  18.13    $  18.07
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                            873       1,061       1,357
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.79    $  13.03    $  11.20
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                          1,000       1,008       1,052
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  16.60    $  15.12    $  13.48
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                          1,979       2,313       2,809
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.36          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                             --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                             --          --          --
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                   ------------------------------------------------
                                                                                               2002        2001         2000
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                             --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                             --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                             --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  33.91    $  39.47           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                            279         110           --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                             --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 135.53    $ 206.51     $ 235.03
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                            521         499          204
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  17.97    $  16.81     $  15.83
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                          1,226          --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.42    $   9.51     $  12.60
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                            135          --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.71    $  14.14     $  16.56
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                          3,037       2,971        1,248
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                             --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                             --          --           --
-----------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AT THE DAILY ASSET CHARGE OF 1.55% AFTER DECEMBER 31, 2008 (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                      ---------------------------------------------------------------------------------------------
                                                          2008        2007        2006        2005        2004
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $ 14.75     $ 23.62      $ 23.71     $ 19.92     $ 19.65
-----------------------------------------------------------------------------------------------------------------------------------
     Separate Account No. 49 number of units
  outstanding (000's)                                     3,421       2,381        1,301       1,147       1,430
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $ 13.67     $ 24.36      $ 22.46     $ 18.15     $ 16.63
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                     5,347       4,881        3,580       3,145       3,356
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  4.54     $  6.81      $  6.67     $  5.84     $  5.59
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                     3,897       2,391        1,207         536         306
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  5.30     $  9.83      $  8.91     $  8.60     $  8.03
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                       636         349          147          65          88
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  7.83     $ 13.35      $ 12.86     $ 12.16     $ 11.75
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                     3,107       3,136        2,540       2,470       2,815
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  7.65     $ 12.88      $ 12.87     $ 11.67     $ 11.18
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                     6,117       7,563        4,914       5,540       6,418
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  8.90     $ 11.17      $ 11.04     $ 10.38          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                     2,019       1,451          382          65          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  6.63     $ 11.07      $ 10.84          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                     5,304       3,797          665          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $ 18.62     $ 30.17      $ 29.20     $ 15.77     $ 25.07
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                     4,288       4,204        3,534       3,726       4,345
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $ 11.19     $ 10.68      $  9.92     $  9.74          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                     5,387       1,997          457           9          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  6.86     $  9.62      $  8.78     $  8.42     $  8.23
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                     1,482       1,089          319         349         400
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  7.03     $ 10.47      $ 10.42          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                     8,326       6,851        1,076          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                            $  6.38     $  9.73      $ 10.82          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                     1,829         936          153          --          --
-----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                                                                                For the years ending December 31,
                                                                       -------------------------------------------------
                                                                             2003        2002        2001        2000
------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $ 18.05     $ 13.98     $ 17.04        $ 16.40
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                       1,339       1,334       1,071            299
------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $ 13.89     $ 11.02     $ 13.42        $ 17.37
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                       3,673       4,227       4,268          2,110
------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                   --          --          --             --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                          --          --          --             --
------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  7.87     $  6.25     $  8.63             --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                         101          79          19             --
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                   --          --          --             --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                          --          --          --             --
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $ 10.23     $  7.91     $ 10.66        $ 11.05
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                       6,957       7,543       2,052            628
------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                   --          --          --             --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                          --          --          --             --
------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                   --          --          --             --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                          --          --          --             --
------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $ 23.10     $ 18.36     $ 24.03        $ 27.79
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                       4,750       5,020       4,534          1,524
------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                   --          --          --             --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                          --          --          --             --
------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  7,80     $  5.74     $  7.67        $  9.39
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                         500         378         182             47
------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                   --          --          --             --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                          --          --          --             --
------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                   --          --          --             --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                          --          --          --             --
------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

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                e-delivery today at www.axa-equitable.com/green

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AT THE DAILY ASSET CHARGE OF 1.55% AFTER DECEMBER 31, 2008 (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                        For the years ending December 31,
                                                     -------------------------------------------------------------------
                                                                 2008       2007       2006        2005         2004
------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  5.90    $  9.50           --          --          --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                            27,745     13,483           --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 10.01    $ 11.80      $ 11.59    $  10.49          --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                             1,577      1,416          425          11          --
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 19.46    $ 28.50      $ 26.49    $  22.64    $  22.05
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                             3,270      2,211          519         111          63
------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  8.81    $ 16.22      $ 14.30    $  12.18    $  10.56
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                             4,686      3,598        2,904       2,599       2,863
------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  9.55    $ 16.25      $ 14.20    $  11.48          --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                             2,704      1,865          310           5          --
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 12.80    $ 14.28      $ 14.07    $  13.73    $  13.65
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                             6,813      8,678        7,950       8,015       8,979
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  9.09    $ 15.32      $ 15.76    $  13.30    $  12.99
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                             2,921      3,721        4,048       4,589       5,234
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  6.56    $ 10.64      $ 10.41    $   9.36    $   8.87
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                             2,845      3,557        4,130       4,965       5,788
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  4.85    $  7.72      $  6.88    $   7.03    $   6.21
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                             7,722      7,920        7,569        9.117     10,421
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 10.24    $ 16.84      $ 14.80    $  13.94    $  12.99
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                             2,719      2,698        2,090       2,422       2,867
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  4.42    $ 10.36      $ 11.19    $  10.64          --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                             1,742      1,312          738         113          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  9.24    $ 16.56      $ 17.62    $  14.75    $  14.21
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                             8,454      9,126        5,695       5,091       5,823
------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 10.94    $ 10.58      $ 10.01    $   9.99          --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                             1,241      1,048          567          30          --
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                        For the years ending December 31,
                                                        ----------------------------------------------------------------
                                                                   2003       2002       2001          2000
------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --             --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                  --         --         --             --
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --             --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                  --         --         --             --
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --             --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                  --         --         --             --
------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.44    $  7.23    $  8.65        $ 11.10
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                               2,832      2,786      2,530          1,050
------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --             --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                  --         --         --             --
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 13.32    $ 13.09    $ 12.13        $ 11.41
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                              10,672     12,695      8,943          1,427
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.90    $  9.53    $ 11.97        $ 13.04
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                               6,009      6,939      6,123          1,419
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  8.08    $  6.73    $  8.66        $ 10.47
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                               6,613      7,231      7,160          2,262
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  5.82    $  4.80    $  7.08        $  9.46
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                              11,828     13,521     14,217          6,200
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.72    $  9.20    $ 14.23        $ 21.92
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                               3,344      3,796      4,345          2,112
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --             --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                  --         --         --             --
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 12.72    $ 10.04    $ 11.80        $ 11.63
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                               6,106      6,520      4,851          1,119
------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --             --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                  --         --         --             --
------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

              To receive this document electronically, sign up for
                 e-delivery today at www.axa-equitable.com/green

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AT THE DAILY ASSET CHARGE OF 1.55% AFTER DECEMBER 31, 2008 (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                For the years ending December 31,
                                           -----------------------------------------------------------------------------
                                                     2008       2007          2006       2005       2004
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  7.77     $ 12.44       $ 12.21     $ 10.58          --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                1,303       1,062           501          58          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  8.66     $ 12.75       $ 11.70     $ 10.55          --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                1,080         497           138          45          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  7.33     $ 12.20       $ 12.32     $ 11.13          --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                2,698       2,108           531         120          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $ 10.73     $ 18.25       $ 16.26     $ 15.11     $ 13.86
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                9,050       5,863         2,666       1,390       1,251
------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  6.74     $ 13.50       $ 12.70     $ 11.56     $ 11.04
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                7,091       6,060         4,317       4,297       4,997
------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  9.92     $ 16.67       $ 17.21     $ 15.54     $ 14.18
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                3,049       3,624         3,215       3,279       3,574
------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $ 28.93     $ 28.78       $ 27.92     $ 27.14     $ 26.87
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                5,634       3,506         2,933       1,954       2,306
------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  3.79     $  5.74       $  4.83     $  4.54     $  4.38
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                5,847       1,806           155          14           6
------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  6.53     $ 10.71       $ 10.70          --          --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                3,890       3,519           623          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  6.73     $ 11.54       $ 11.09          --          --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                2,347       1,565           227          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  6.70     $ 11.12       $ 10.92          --          --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                  968         683           158          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  6.52     $ 10.73       $ 11.09          --          --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                1,367       1,020           186          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $ 10.17     $ 10.76       $  9.81     $  9.92          --
------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                               11,794       3,625         1,202         300          --
------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                          ---------------------------------------------------------------
                                                                      2003        2002       2001         2000
-------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                   --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                   --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                   --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 12.74    $  9.87     $ 11.33             --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                1,338        701          89             --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  9.67    $  6.84     $  8.52        $  9.99
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                5,343      5,392       4,418            609
-------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 12.22    $  9.32     $ 11.09        $ 10.84
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                3,783      4,067       3,015            198
-------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 27.08    $ 27.35     $ 27.44        $ 26.91
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                3,186      4,967       4,110            826
-------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                   --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                   --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                   --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                   --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                   --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --          --             --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                   --         --          --             --
-------------------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

              To receive this document electronically, sign up for
                e-delivery today at www.axa-equitable.com/green

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AT THE DAILY ASSET CHARGE OF 1.55% AFTER DECEMBER 31, 2008 (CONTINUED)



-------------------------------------------------------------------------------------------------------------------------
                                                                     For the years ending December 31,
                                                 ------------------------------------------------------------------------
                                                      2008        2007        2006        2005        2004
-------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 15.10     $ 16.41       $ 15.95    $  15.60     $ 15.54
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                  1,534       1,355           630         455         480
-------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 10.20     $ 10.57       $ 10.20    $   9.97          --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                  1,549         603           205          25          --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 10.55     $ 16.27       $ 16.83    $  14.52     $ 14.15
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                  2,777       2,196         1,231         854       1,001
-------------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  9.55     $ 16.79       $ 15.90       16.83     $ 16.44
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                  2,310       2,146            71          15          --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  6.29     $ 10.80       $ 10.75          --          --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                  3,287       2,998           531          --          --
-------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  3.62     $  6.12       $  6.15    $   5.47     $  5.10
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                  2,130       1,796           424         102           6
-------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  7.08     $ 11.41       $ 11.88    $  10.41          --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                  2,035       1,990           900         131          --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 10.86     $ 25.86       $ 18.50    $  13.71     $ 10.48
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                  8,369       5,992         2,602       1,632       1,515
-------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  8.31     $ 16.02       $ 13.29    $  12.36          --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                  3,782       2,291           361          40          --
-------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  4.98     $  8.28            --          --          --
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                  6,634       4,762            --          --          --
-------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 32.90     $ 62.68       $ 57.17    $  55.24     $ 51.85
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                    210         180           171         172         181
-------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 12.02     $ 11.91       $ 11.39    $  11.14     $ 11.13
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                  3,422       2,253         1,474       1,199       1,470
-------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
-------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  9.25     $ 12.83       $ 11.96    $  11.56     $ 10.98
-------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                  2,361       1,640           696         453         565
-------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                                              For the years ending December 31,
                                                                 -------------------------------------------------------------
                                                                           2003        2002        2001      2000
------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            $ 15.21     $ 14.92          --             --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                       519         474          --             --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 --          --          --             --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                        --          --          --             --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            $ 12.21     $  8.50     $ 10.92        $ 10.87
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                     1,152         974         825            270
------------------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 --          --          --             --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                        --          --          --             --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 --          --          --             --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                        --          --          --             --
------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 --          --          --             --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                        --          --          --             --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 --          --          --             --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                        --          --          --             --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            $  8.61     $  5.61     $  6.06        $  6.49
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                     1,462       1,464       1,482            881
------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 --          --          --             --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                        --          --          --             --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 --          --          --             --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                        --          --          --             --
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            $ 46.99     $ 34.70     $ 49.56        $ 67.28
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                       211         241         249            106
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            $ 10.88     $ 10.65          --             --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                     1,625       1,594          --             --
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            $  9.94     $  7.88          --             --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                       375         264          --             --
------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-5

              To receive this document electronically, sign up for
                e-delivery today at www.axa-equitable.com/green

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AT THE DAILY ASSET CHARGE OF 1.55% AFTER DECEMBER 31, 2008 (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------
                                                                For the years ending December 31,
                                    ------------------------------------------------------------------------------------------
                                                     2008        2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $ 23.85     $ 31.67        $ 31.19     $ 28.82     $ 28.41
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                1,874       2,103          1,654       1,626       1,924
------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  9.64     $ 18.56        $ 16.77     $ 13.59     $ 11.96
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                3,649       2,753          1,168         480         411
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  7.51     $ 12.62        $ 12.21     $ 10.92     $ 10.39
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                  981         750            346         269         397
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  5.62     $ 10.45        $  9.54     $  9.68     $  9.15
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                1,942       1,621            999         613         930
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  8.93     $ 14.50        $ 14.21     $ 12.10     $ 11.47
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                3,416       2,431          1,285         919         809
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  6.62     $ 11.92        $ 10.82     $ 10.03     $  9.40
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                1,770       1,398            884         663         773
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  8.56     $ 13.58        $ 13.78     $ 12.20     $ 11.54
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                1,982       1,394            838         550         720
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  5.03     $  8.83        $  8.65     $  7.97     $  7.53
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                3,484       2,924            627         195          11
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $ 10.48     $ 17.14        $ 19.31     $ 16.89     $ 16.39
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                1,879       2,209          2,465       2,629       3,013
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                       $  6.36     $ 12.21        $ 10.49     $  9.93     $  9.07
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                4,243       3,629          2,459       2,792       3,478
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                                                  For the years ending December 31,
                                                                       -------------------------------------------------------
                                                                                2003        2002        2001       2000
------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 $ 26.55     $ 22.00     $ 23.03       $ 23.23
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                          2,218       1,906       1,632           432
------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 $ 10.30     $  7.79          --            --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                            323         108          --            --
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 $  9.62     $  7.63          --            --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                            296         201          --            --
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 $  8.71     $  6.77          --            --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                            759         424          --            --
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 $ 10.18     $  7.89          --            --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                            635         503          --            --
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 $  8.54     $  6.19          --            --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                            720         427          --            --
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 $ 10.18     $  7.35          --            --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                            545         364          --            --
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      --          --          --            --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                             --          --          --            --
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 $ 14.22     $ 10.51     $ 12.39       $ 10.69
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                          3,182       3,460       2,447           588
------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 $  8.77     $  5.65          --            --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                            278         386          --            --
------------------------------------------------------------------------------------------------------------------------------


A-6 Appendix I: Condensed financial information
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Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Accumulator(R) Plus(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Plus(SM) QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Plus(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.


This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or contributions directly from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 70, or if later, the first contract anniversary.

If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges; (2) market value adjustments; or (3) benefit base adjustments to an optional benefit. If in a defined benefit plan the plan's actuary determines that an overfunding in the QP contract has occurred, then any transfers of plan assets out of the QP contract may also result in withdrawal charges, market value adjustments or benefit base adjustments on the amount being transferred.

In order to purchase the QP contract for a defined benefit plan, the plan's actuary will be required to determine a current dollar value of each plan participant's accrued benefit so that individual contracts may be established for each plan participant. We do not permit defined contribution or defined benefit plans to pool plan assets attributable to the accrued benefits of multiple plan participants.


For defined benefit plans, the maximum percentage of actuarial value of the plan participant's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant. AXA Equitable does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant's accrued benefit.

AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider:

o whether required minimum distributions under QP contracts would cause withdrawals in excess of 6-1/2% (or 6%, as applicable) of the Guaranteed minimum income benefit Roll-Up benefit base;

o that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and

o that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, the payments will be made to the trustee.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

                       Appendix II: Purchase considerations for QP contracts B-1
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Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2009 to a fixed maturity option with a maturity date of February 15, 2017 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2013(a).



---------------------------------------------------------------------------------------------------------------
                                                                                Hypothetical assumed
                                                                                  rate to maturity
                                                                              ("j" in the calculations
                                                                                       below)
                                                                                 February 15, 2013
---------------------------------------------------------------------------------------------------------------
                                                                                   5.00%        9.00%
---------------------------------------------------------------------------------------------------------------
 As of February 15, 2013 before withdrawal
---------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount(b)                                                  $141,389     $121,737
---------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount(c)                                                   $131,104     $131,104
---------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                         $ 10,285     $ (9,367)
---------------------------------------------------------------------------------------------------------------
 On February 15, 2013 after $50,000 withdrawal
---------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                          $  3,637     $ (3,847)
---------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)    $ 46,363     $ 53,847
---------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                      $ 91,389     $ 71,737
---------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                           $ 84,741     $ 77,257
---------------------------------------------------------------------------------------------------------------
(8) Maturity value(d)                                                          $111,099     $101,287
---------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

 (a)      Number of days from the withdrawal date to the maturity date = D = 1,461
 (b)      Market adjusted amount is based on the following calculation:

          Maturity value                            $171,882
          ________________             =            ________________               where j is either 5% or 9%
               (D/365)                                   (1,461/365)
          (1+j)                                     (1+j)

 (c)      Fixed maturity amount is based on the following calculation:

          Maturity value                            $171,882
          ________________             =            ________________
               (D/365)                                      (1,461/365)
          (1+h)                                     (1+0.07)

 (d)      Maturity value is based on the following calculation:

                            (D/365)                                 (1,461/365)
Fixed maturity amount x(1+h)       = ($84,741 or $77,257) x (1+0.07)


C-1 Appendix III: Market value adjustment example
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Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit.
The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:

-----------------------------------------------------------------------------------------------------------------------------------
  End of Con-                     6-1/2% Roll-Up to age 85    6% Roll-Up to age 85    Annual Ratchet to age 85      GWBL Enhanced
  tract Year      Account Value        death benefit             benefit base              benefit base         death benefit base
-----------------------------------------------------------------------------------------------------------------------------------
       1            $109,200            $  106,500(3)            $  106,000(5)             $  109,200(1)           $  109,200(7)
-----------------------------------------------------------------------------------------------------------------------------------
       2            $120,120            $  113,423(3)            $  112,360(5)             $  120,120(1)           $  120,120(7)
-----------------------------------------------------------------------------------------------------------------------------------
       3            $134,534            $  120,795(3)            $  119,102(5)             $  134,534(1)           $  134,534(7)
-----------------------------------------------------------------------------------------------------------------------------------
       4            $107,628            $  128,647(3)            $  126,248(5)             $  134,534(2)           $  141,261(8)
-----------------------------------------------------------------------------------------------------------------------------------
       5            $118,390            $  137,009(4)            $  133,823(5)             $  134,534(2)           $  147,988(8)
-----------------------------------------------------------------------------------------------------------------------------------
       6            $132,597            $  145,914(4)            $  141,852(6)             $  134,534(2)           $  154,715(8)
-----------------------------------------------------------------------------------------------------------------------------------
       7            $132,597            $  155,399(4)            $  150,363(6)             $  134,534(2)           $  161,441(8)
-----------------------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.

GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3) At the end of contract years 1 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4) At the end of contract years 5 through 7, the enhanced death benefit will be based on the 6-1/2% Roll-Up to age 85.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(5) At the end of contract years 1 through 5, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(6) At the end of contract years 6 and 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.

GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(7) At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(8) At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.

                                 Appendix IV: Enhanced death benefit example D-1
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Appendix V: Hypothetical Illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85" enhanced minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Plus(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single$100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.72)%, 3.28% for the Accumulator(R) Plus(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85" enhanced minimum death benefit charge, the Earnings enhancement benefit charge, the Guaranteed minimum income benefit charge, and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.61%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.31% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

E-1 Appendix V: Hypothetical Illustrations
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Variable deferred annuity
Accumulator(R) Plus(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6-1/2% Roll-Up to age 85 and Annual Ratchet to age 85 Guaranteed minimum death benefit
  Earnings enhancement benefit
  Guaranteed minimum income benefit


                                                       Greater of 6-1/2%                         Guaranteed minimum income benefit
                                                       Roll-Up to age 85                             Lifetime Annual Guaranteed
                                                           or Annual                                   Minimum Income Benefit
                                                       Ratchet to age 85     Total Death Benefit ----------------------------------
                                                      Guaranteed Minimum      with the Earnings     Guaranteed       Hypothetical
                  Account Value        Cash Value        Death Benefit       enhancement benefit      Income            Income
      Contract ------------------- ------------------ ------------------     ------------------- ----------------- ----------------
 Age    Year       0%        6%       0%        6%        0%       6%    Age     0%        6%       0%       6%       0%      6%
----- -------- --------- --------- -------- --------- --------- -------- --- --------- --------- -------- -------- -------- -------
 60       1     104,000   104,000   96,000    96,000   100,000  100,000   60  100,000   100,000     N/A     N/A       N/A     N/A
 61       2      99,117   105,335   91,117    97,335   106,500  106,500   61  109,100   109,100     N/A     N/A       N/A     N/A
 62       3      94,272   106,599   87,272    99,599   113,423  113,423   62  118,792   118,792     N/A     N/A       N/A     N/A
 63       4      89,458   107,781   82,458   100,781   120,795  120,795   63  129,113   129,113     N/A     N/A       N/A     N/A
 64       5      84,665   108,872   78,665   102,872   128,647  128,647   64  140,105   140,105     N/A     N/A       N/A     N/A
 65       6      79,885   109,862   74,885   104,862   137,009  137,009   65  151,812   151,812     N/A     N/A       N/A     N/A
 66       7      75,109   110,737   71,109   106,737   145,914  145,914   66  164,280   164,280     N/A     N/A       N/A     N/A
 67       8      70,326   111,487   67,326   108,487   155,399  155,399   67  177,558   177,558     N/A     N/A       N/A     N/A
 68       9      65,529   112,097   65,529   112,097   165,500  165,500   68  191,699   191,699     N/A     N/A       N/A     N/A
 69      10      60,705   112,553   60,705   112,553   176,257  176,257   69  206,760   206,760     N/A     N/A       N/A     N/A
 74      15      35,741   111,924   35,741   111,924   241,487  241,487   74  298,082   298,082   14,441  14,441    14,441  14,441
 79      20       8,335   104,512    8,335   104,512   330,859  330,859   79  423,202   423,202   22,168  22,168    22,168  22,168
 84      25           0    86,793        0    86,793         0  453,305   84        0   554,251        0  36,264         0  36,264
 89      30           0    75,431        0    75,431         0  482,770   89        0   583,716     N/A     N/A       N/A     N/A
 94      35           0    66,643        0    66,643         0  482,770   94        0   583,716     N/A     N/A       N/A     N/A
 95      36           0    64,728        0    64,728         0  482,770   95        0   583,716     N/A     N/A       N/A     N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

                                      Appendix V: Hypothetical Illustrations E-2
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Appendix VI: Earnings enhancement benefit example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes the Earnings enhancement benefit for an owner age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:

                                                                No Withdrawal   $3,000 withdrawal   $6,000 withdrawal
---------------------------------------------------------------------------------------------------------------------------------
A   Initial contribution                                           100,000           100,000             100,000
---------------------------------------------------------------------------------------------------------------------------------
B   Death benefit: prior to withdrawal.*                           104,000           104,000             104,000
---------------------------------------------------------------------------------------------------------------------------------
    Earnings enhancement benefit earnings: death
    benefit less net contributions (prior to the withdrawal in
C                                                                   4,000             4,000               4,000
    D).
    B minus A.
---------------------------------------------------------------------------------------------------------------------------------
D   Withdrawal                                                        0               3,000               6,000
---------------------------------------------------------------------------------------------------------------------------------
    Excess of the withdrawal over the Earnings
E   enhancement benefit earnings                                      0                 0                 2,000
    greater of D minus C or zero
---------------------------------------------------------------------------------------------------------------------------------
    Net contributions (adjusted for the withdrawal in D)
F                                                                  100,000           100,000              98,000
    A minus E
---------------------------------------------------------------------------------------------------------------------------------
    Death benefit (adjusted for the withdrawal in D)
G                                                                  104,000           101,000              98,000
    B minus D
---------------------------------------------------------------------------------------------------------------------------------
    Death benefit less net contributions
H                                                                   4,000             1,000                 0
    G minus F
---------------------------------------------------------------------------------------------------------------------------------
I   Earnings enhancement benefit factor                              40%               40%                 40%
---------------------------------------------------------------------------------------------------------------------------------
    Earnings enhancement benefit
J                                                                   1,600              400                  0
    H times I
---------------------------------------------------------------------------------------------------------------------------------
    Death benefit: including Earnings enhancement benefit
K                                                                  105,600           101,400              98,000
    G plus J
---------------------------------------------------------------------------------------------------------------------------------

* The death benefit is the greater of the account value or any applicable death benefit.


F-1 Appendix VI: Earnings enhancement benefit example
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Appendix VII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


The following information is a summary of the states where the Accumulator(R) Plus(SM)) contract or certain features and/or benefits are either not available or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state. See also Appendix VIII later in this Prospectus for information about the availability of certain features under your contract.

STATES WHERE CERTAIN ACCUMULATOR(R) PLUS(SM)) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:


-----------------------------------------------------------------------------------------------------------------------------------
 State        Features and Benefits                                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA   See "Contract features and benefits"--"Your right      If you reside in the state of California and you are age 60
             to cancel within a certain number of days"             and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.
                                                                    If you allocate your entire initial contribution to the
                                                                    EQ/Money Market option (and/or guaranteed interest
                                                                    option, if available), the amount of your refund will be equal to your contribution less interest, unless you make a trans-
                                                                    fer, in which case the amount of your refund will be equal to your account value on the date we receive your request to
                                                                    cancel at our processing office. This amount could be less than your initial contribution. If the Principal guarantee ben-
                                                                    efit or Guaranteed withdrawal benefit for life is elected, the investment allocation during the 30 day free look period is limited to the guaranteed interest option. If you allocate any portion of your initial contribution to the variable invest-
                                                                    ment options (other than the EQ/Money Market option)
                                                                    and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to
                                                                    cancel at our processing office.
-----------------------------------------------------------------------------------------------------------------------------------
FLORIDA      See "Contract features and benefits" in "Credits"      The following information replaces the second bullet of the final set of bullets in this section:

                                                                    o You may annuitize your contract after thirteen months,
                                                                      however, if you elect to receive annuity payments within
                                                                      five years of the contract date, we will recover the credit that applies to any contribution made in that five years. If you start receiving annuity payments after five years from the contract date and within three years of making any
                                                                      contribution, we will recover the credit that applies to
                                                                      any contribution made within the prior three years.
-----------------------------------------------------------------------------------------------------------------------------------
ILLINOIS     See "Contract features and benefits" in "Credits"      The following information replaces the second bullet of the final set of bullets in this section:

                                                                    o You may annuitize your contract after twelve months,
                                                                      however, if you elect to receive annuity payments within
                                                                      five years of the contract date, we will recover the credit that applies to any contribution made in the first five
                                                                      years. If you start receiving annuity payments after five
                                                                      years from the contract date and within three years of
                                                                      making any contribution, we will recover the credit that
                                                                      applies to any contribution made within the prior three
                                                                      years.
-----------------------------------------------------------------------------------------------------------------------------------

                                Appendix VII: State contract availability and/or
                                 variations of certain features and benefits G-1
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
-----------------------------------------------------------------------------------------------------------------------------------
 State        Features and Benefits                                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
ILLINOIS        See "Loans under Rollover TSA contracts" in "Accessing     Your loan interest rate will not exceed 8% (or any lower
(CONTINUED)     your money"                                                maximum rate that may become required by Illinois or
                                                                           federal law).

                See "Selecting an annuity payout option" under "Your       The following sentence replaces the first sentence of
                annuity payout options" in "Accessing your money"          the second paragraph in this section:

                                                                           You can choose the date annuity payments begin but it
                                                                           may not be earlier than twelve months from the
                                                                           Accumulator(R) Plus(SM) contract date.
-----------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Annual administrative charge                               The annual administrative charge will not be deducted
                                                                           from amounts allocated to the Guaranteed interest
                See "Disability, terminal illness or confinement to        option. This section is deleted in its entirety.
                nursing home" under "Withdrawal charge" in "Charges
                and expenses"
-----------------------------------------------------------------------------------------------------------------------------------
MISSISSIPPI     Automatic Investment Program                               Not Available

                                                                           Not Available

                QP (defined contribution and defined benefit) contracts    Additional contributions can only be made within the
                                                                           first year after the contract issue date. The 150%
                See "How you can purchase and contribute to your con-      limit does not apply.
                tract" in "Contract features and benefits"
-----------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY      The following information applies to Accumulator(R) Plus(SM) contracts sold in New Jersey from May 29, 2007 to
                September 10, 2007:

                "Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to  All references to this feature are deleted in their
                age 85 enhanced death benefit"                             entirety. You have the choice of the following
                                                                           guaranteed minimum death benefits: the Greater of 6%
                See "Guaranteed minimum death benefit charge" in "Fee      Roll-Up to age 85 or Annual Ratchet to age 85; the
                table"                                                     Greater of 3% Roll-Up to age 85 or Annual Ratchet to
                                                                           age 85; the Annual Ratchet to age 85; the Standard
                See "Guaranteed minimum death benefit charge" and          death benefit; the GWBL Standard death benefit; or the
                                                                           GWBL Enhanced death benefit.

                "Guaranteed minimum income benefit charge" in "Fee         The charge for the Greater of 6% Roll-Up to age 85 or
                table"                                                     Annual Ratchet to age 85 is 0.60%

                                                                           The charge for the Greater of 3% Roll-Up to age 85 or
                                                                           Annual Ratchet to age 85 is 0.60%

                                                                           Footnote (5) (and all related text) is deleted in its
                                                                           entirety. We do not reserve the right to increase your
                                                                           charge if you reset your Greater of 6% to age 85 or
                                                                           Annual Ratchet to age 85 enhanced death benefit and
                                                                           Guaranteed minimum income benefit Roll-Up benefit base.
-----------------------------------------------------------------------------------------------------------------------------------


G-2 Appendix VII: State contract availability and/or variations of certain features and benefits

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
-----------------------------------------------------------------------------------------------------------------------------------
 State        Features and Benefits                                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY      See "Guaranteed minimum income benefit and the Roll-Up     All references to resetting your Roll-Up benefit base on
(CONTINUED)     benefit base reset" in "Contract features and benefits"    each contract date anniversary are deleted in their
                                                                           entirety here and throughout the Prospectus. Instead,
                See "Guaranteed minimum income benefit option" in          if you elect the Guaranteed minimum income benefit
                "Contract features and benefits"                           alone or together with the Greater of 6% Roll-Up to
                                                                           age 85 or Annual Ratchet to age 85 enhanced death
                                                                           benefit, you will be eligible to reset the Roll-Up
                                                                           benefit base for these guaranteed benefits to equal
                                                                           the account value as of the 5th or later contract date
                                                                           anniversary. Each time you reset the Roll-Up benefit
                                                                           base, your Roll-Up benefit base will not be eligible
                                                                           for another reset for five years.

                                                                           The guaranteed minimum income benefit that includes the
                                                                           6-1/2% Roll-Up Benefit Base is not available in
                                                                           combination with the Greater of 6% Roll-Up to age 85
                                                                           or Annual Ratchet to age 85 enhanced death benefit.

                                                                           The table showing the maximum periods certain available
                                                                           under the life with a period certain payout option is
                                                                           deleted in its entirety and replaced with the following:

                                                                                ----------------------------
                                                                                      Level payments
                                                                                ----------------------------
                                                                                                   Period
                                                                                                  certain
                                                                                                   years
                                                                                      Owner's    -----------
                                                                                 age at exercise  IRAs   NQ
                                                                                ----------------------------
                                                                                 75 and younger    10    10
                                                                                       76           9    10
                                                                                       77           8    10
                                                                                       78           7    10
                                                                                       79           7    10
                                                                                       80           7    10
                                                                                       81           7     9
                                                                                       82           7     8
                                                                                       83           7     7
                                                                                       84           6     6
                                                                                       85           5     5
                                                                                       --          --    --
                                                                                ----------------------------

                See "Greater of 6% Roll-Up to age 85 or Annual Ratchet     The second sentence of the first paragraph and the
                to age 85" under "Guaranteed minimum death benefit         entire second paragraph are deleted in their entirety
                charge" in "Charges and expenses"                          and replaced with the following:
                                                                           The charge is equal to 0.60% of the Greater of the 6%
                                                                           Roll-Up to age 85 or the Annual Ratchet to age 85
                                                                           benefit base.
                See "Greater of 3% Roll-Up to age 85 or Annual Ratchet     The second sentence is deleted in its entirety and
                to age 85" under "Guaranteed minimum death benefit         replaced with the following:
                charge" in "Charges and expenses"
                                                                           The charge is equal to 0.60% of the Greater of the 3%
                                                                           Roll-up to age 85 or the Annual Ratchet to age 85
                                                                           benefit base.
-----------------------------------------------------------------------------------------------------------------------------------

                                Appendix VII: State contract availability and/or
                                 variations of certain features and benefits G-3

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
-----------------------------------------------------------------------------------------------------------------------------------
 State        Features and Benefits                                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA   Contributions                                               Your contract refers to contributions as premiums.

                                                                           Item (iii) under this section is deleted in its entirety

               See "Disability, terminal illness, or confinement to        Any person who knowingly and with intent to defraud any
               nursing home" under "withdrawal charge" in "Charges and     insurance company or other person files an application
               expenses"                                                   for insurance or statement of claim containing any
                                                                           materially false information or conceals for the purpose
               Required disclosure for Pennsylvania customers              of misleading, information concerning any fact material
                                                                           thereto commits a fraudulent insurance act, which is
                                                                           a crime and subjects such person to criminal and civil
                                                                           penalties.
-----------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO    Beneficiary continuation option (IRA)                       Not Available

               IRA, Roth IRA, Inherited IRA, Rollover TSA and QP (Defined  Not Available
               Benefit) contracts
                                                                           Specific requirements for purchasing QP contracts in
                                                                           Puerto Rico are outlined below in "Purchase
               See "How you can purchase and contribute to your con-       considerations for QP (Defined Contribution) contracts
               tract" in "Contract features and benefits"                  in Puerto Rico".

                                                                           Exercise restrictions for the GMIB on a Puerto Rico QPDC
                                                                           contract are described below, under "Purchase consider-
               See "Exercise Rules" under "How you can purchase and        ations for QP (Defined Contribution) contracts in Puerto
               contribute to your contract" in "Contract features and      Rico", and in your contract.
               benefits"
                                                                           This payout option is not available with QPDC contracts.

                                                                           Transfers of ownership of QP contracts are governed by
               See "Income Manager(R) payout options" in "Accessing your   Puerto Rico law. Please consult your tax, legal or plan
               money"                                                      advisor if you intend to transfer ownership of your
                                                                           contract.

                                                                           Purchase considerations for QP (Defined Contribu-
               See "Transfers of ownership, collateral assignments,        tion) contracts in Puerto Rico:
               loans and borrowing" in "More information"
                                                                           Trustees who are considering the purchase of an
                                                                           Accumulator(R) Plus(SM) QP contract in Puerto Rico
               "Purchase considerations for QP (Defined Contribution)      should discuss with their tax, legal and plan advisors
               contracts in Puerto Rico" -- this section replaces "Appen-  whether this is an appropriate investment vehicle
               dix II: Purchase considerations for QP contracts" in your   for the employer's plan. Trustees should consider
               Prospectus.                                                 whether the plan provisions permit the investment of
                                                                           plan assets in the QP contract, the Guaranteed minimum
                                                                           income benefit and other guaranteed benefits, and
                                                                           the payment of death benefits in accordance with the
                                                                           requirements of Puerto Rico income tax rules. The
                                                                           QP contract and this Prospectus should be reviewed in
                                                                           full, and the following factors, among others, should
                                                                           be noted. Limits on Contract Ownership:
                                                                           o The QP contract is offered only as a funding vehicle
                                                                             to qualified plan trusts of single participant defined
                                                                             contribution plans that are tax-qualified under Puerto
                                                                             Rico law, not United States law. The contract is not
                                                                             available to US qualified plans or to defined benefit
                                                                             plans qualifying under Puerto Rico law.
                                                                           o The QP contract owner is the qualified plan trust. The
                                                                             annuitant under the contract is the self-employed
                                                                             Puerto Rico resident, who is the sole plan
                                                                             participant.
-----------------------------------------------------------------------------------------------------------------------------------


G-4 Appendix VII: State contract availability and/or variations of certain features and benefits

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
-----------------------------------------------------------------------------------------------------------------------------------
 State        Features and Benefits                                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO                                                              o This product should not be purchased if the self-
(CONTINUED)                                                                employed individual anticipates having additional
                                                                           employees become eligible for the plan. We will not
                                                                           allow additional contracts to be issued for participants
                                                                           other than the original business owner.
                                                                         o If the business that sponsors the plan adds another
                                                                           employee, no further contributions may be made to the
                                                                           contract. If the employer moves the funds to another
                                                                           funding vehicle that can accommodate more than one
                                                                           employee, this move could result in surrender charges,
                                                                           if applicable, and the loss of guaranteed benefits in
                                                                           the contract.

                                                                         Limits on Contributions:
                                                                         o All contributions must be direct transfers from other
                                                                           investments within an existing qualified plan trust.
                                                                         o Employer payroll contributions are not accepted.
                                                                         o Only one additional transfer contribution may be made
                                                                           per contract year.
                                                                         o Checks written on accounts held in the name of the
                                                                           employer instead of the plan or the trustee will not be
                                                                           accepted.
                                                                         o As mentioned above, if a new employee becomes eligible
                                                                           for the plan, the trustee will not be permitted to make
                                                                           any further contributions to the contract established
                                                                           for the original business owner.

                                                                         Limits on Payments:
                                                                         o Loans are not available under the contract.
                                                                         o All payments are made to the plan trust as owner, even
                                                                           though the plan participant/annuitant is the ultimate
                                                                           recipient of the benefit payment.
                                                                         o AXA Equitable does no tax reporting or withholding of
                                                                           any kind. The plan administrator or trustee will be
                                                                           solely responsible for performing or providing for
                                                                           all such services.
                                                                         o AXA Equitable does not offer contracts that qualify as
                                                                           IRAs under Puerto Rico law. The plan trust will exercise
                                                                           the GMIB and must continue to hold the supplementary
                                                                           contract for the duration of the GMIB payments.

                                                                         Plan Termination:
                                                                         o If the plan participant terminates the business, and
                                                                           as a result wishes to terminate the plan, the trust
                                                                           would have to be kept in existence to receive payments.
                                                                           This could create expenses for the plan.
-----------------------------------------------------------------------------------------------------------------------------------


                                Appendix VII: State contract availability and/or
                                 variations of certain features and benefits G-5

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
--------------------------------------------------------------------------------------------------------------------------------
 State        Features and Benefits                              Availability or Variation
--------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO                                                       o If the plan participant terminates the plan and the trust is
(CONTINUED)                                                       dissolved, or if the plan trustee (which may or may not be the same as the plan participant) is unwilling to accept
                                                                  payment to the plan trust for any reason, AXA Equitable
                                                                  would have to change the contract from a Puerto Rico
                                                                  QP to NQ in order to make payments to the individual as
                                                                  the new owner. Depending on when this occurs, it could
                                                                  be a taxable distribution from the plan, with a potential
                                                                  tax of the entire account value of the contract. Puerto
                                                                  Rico income tax withholding and reporting by the plan
                                                                  trustee could apply to the distribution transaction.
                                                                  o If the plan trust is receiving GMIB payments and the trust is subsequently terminated, transforming the contract
                                                                  into an individually owned NQ contract, the trustee
                                                                  would be responsible for the applicable Puerto Rico
                                                                  income tax withholding and reporting on the present
                                                                  value of the remaining annuity payment stream.
                                                                  o AXA Equitable is a U.S. insurance company, therefore
                                                                  distributions under the NQ contract could be subject to
                                                                  United States taxation and withholding on a "taxable
                                                                  amount not determined" basis.

                Tax Information-"Special rules for NQ contracts"  Income from NQ contracts we issue is U.S. source. A Puerto
                                                                  Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico resi-
                                                                  dents is excludable from U.S. taxation. Income from NQ
                                                                  contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a con-
                                                                  tract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against
                                                                  Puerto Rico tax for U.S. tax paid. Depending on your per-
                                                                  sonal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.
--------------------------------------------------------------------------------------------------------------------------------
TEXAS           See "Annual administrative charge" in             The annual administrative charge will not be deducted from
                "Charges and expenses"                            amounts allocated to the Guaranteed interest option.
--------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      Guaranteed interest option                        Not Available

                                                                  Not Available

                Investment simplifier -- Fixed-dollar option      Not Available
                and Interest sweep option
                                                                  Not Available

                                                                  Not Available

                Fixed maturity options                            All references to these features are deleted in their entirety.

                                                                  You have the choice of the following guaranteed minimum
                Income Manager(R) payout option                   death benefits: the Greater of 4% Roll-Up to age 85 or
                                                                  Annual Ratchet to age 85 enhanced death benefit; the
                Earnings enhancement benefit                      Greater of 3% Roll-Up to age 85 or Annual Ratchet to age
                                                                  85 enhanced death benefit; the Annual Ratchet to age 85;
                "Greater of 6-1/2% Roll-Up to age 85 or Annual    the Standard death benefit; or the GWBL Standard death
                Ratchet to age 85 enhanced death benefit";        benefit.
                "Greater of 6% Roll-Up to age 85 or Annual
                Ratchet to age 85 enhanced death
                benefit"; and "GWBL Enhanced death benefit"
--------------------------------------------------------------------------------------------------------------------------------


G-6 Appendix VII: State contract availability and/or variations of certain features and benefits

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
-----------------------------------------------------------------------------------------------------------------------------------
 State        Features and Benefits                                      Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      See "Guaranteed minimum death benefit charge" in "Fee    The charge for the Greater of 4% Roll-Up to age 85 or
(CONTINUED)     table" and in "Charges and expenses"                     Annual Ratchet to age 85 is 0.65% and cannot be
                                                                         increased.

                See "How you can purchase and contribute to your con-    o For contracts with GWBL, the $1,500,000 contribution
                tract" in "Contract features and benefits"                 limit applies for all issue ages.

                                                                         o The second sentence of the third paragraph is deleted.
                See "Guaranteed minimum death benefit and Guaranteed       The paragraph now reads: "We limit aggregate contribu-
                minimum income benefit base" in "Contract features and     tions made after the first contract year to 150% of
                benefits"                                                  first-year contributions."

                                                                         o If you elect the 6-1/2% (or 6%, as applicable)
                See "Guaranteed minimum death benefit/Guaranteed mini-     Guaranteed minimum income benefit with the Greater of
                mum income benefit roll-up benefit benefit base reset"     4% Roll-Up to age 85 or Annual Ratchet to age 85
                in "Contract features and benefits"                        enhanced death benefit, the variable investment options
                                                                           (including amounts allocated to the account for special
                See "How withdrawals affect your Guaranteed minimum        money market dollar cost averaging, but excluding all
                income benefit and Guaranteed minimum death benefit" in    other amounts allocated to the EQ/Money Market) will
                "Accessing your money"                                     roll up at an annual rate of 6-1/2% (or 6%, as
                                                                           applicable) for the Guaranteed minimum income benefit
                                                                           base and 4% for the 4% Roll-Up to age 85 benefit base.

                                                                         o If you elect the Greater of 4% Roll-Up to age 85 or
                                                                           Annual Ratchet to age 85 enhanced death benefit, with-
                                                                           out a Guaranteed minimum income benefit, the variable
                                                                           investment options (including amounts allocated to the
                                                                           account for special money market dollar cost averaging,
                                                                           but excluding all other amounts allocated to the
                                                                           EQ/Money Market) will roll up at an annual rate of 4%
                                                                           for the 4% Roll-Up to age 85 benefit base.

                                                                         Your "Greater of 4% Roll-Up to Age 85 or Annual Ratchet
                                                                         to age 85 enhanced death benefit" benefit base will reset
                                                                         only if your account value is greater than your Guaranteed minimum income benefit Roll-Up benefit base.

                                                                         The first sentence of the third paragraph is replaced with the following:

                                                                         o With respect to the 6-1/2% (or 6%, as applicable) Guar-
                                                                           anteed minimum income benefit, withdrawals (including
                                                                           any applicable withdrawal charges) will reduce the
                                                                           6-1/2% (or 6%, as applicable) Roll-Up to age 85 benefit
                                                                           base on a dollar-for-dollar basis, as long as the sum of
                                                                           the withdrawals in a contract year is 6-1/2% (or 6%, as
                                                                           applicable) or less of the 6-1/2% (or 6%, as applicable)
                                                                           Roll-Up benefit base on the contract issue date or the
                                                                           most recent contract date anniversary, if later.
-----------------------------------------------------------------------------------------------------------------------------------


                                Appendix VII: State contract availability and/or
                                 variations of certain features and benefits G-7

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
-----------------------------------------------------------------------------------------------------------------------------------
 State        Features and Benefits                                      Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON                                                               o With respect to the Guaranteed minimum income benefit
(CONTINUED)                                                                and the Greater of 4% Roll-Up to age 85 or Annual
                                                                           Ratchet to age 85 enhanced death benefit, if elected in
                                                                           combination, withdrawals (including any applicable
                                                                           withdrawal charges) will reduce each of the benefits'
                                                                           Roll-Up to age 85 benefit base on a dollar-for-dollar
                                                                           basis, as long as the sum of the withdrawals in a
                                                                           contract year is 6-1/2% (or 6%, as applicable) or less
                                                                           of the Guaranteed minimum income benefit's Roll-Up
                                                                           benefit base on the contract issue date or the most
                                                                           recent contract date anniversary, if later.

                                                                        o With respect to the Greater of 4% Roll-Up to age 85 or
                                                                          Annual Ratchet to age 85 enhanced death benefit, if
                                                                          elected without the Guaranteed minimum income ben-
                                                                          efit, withdrawals (including any applicable withdrawal
                                                                          charges) will reduce the 4% Roll-Up to age 85 benefit
                                                                          base on a dollar-for-dollar basis, as long as the sum of
                                                                          the withdrawals in a contract year is 6% or less of the
                                                                          4% Roll-Up to age 85 benefit base on the contract issue
                                                                          date or the most recent contract date anniversary, if
                                                                          later.

                                                                        o With respect to the Greater of 3% Roll-Up to age 85 or
                                                                          Annual Ratchet to age 85 enhanced death benefit, with-
                                                                          drawals (including any applicable withdrawal charges)
                                                                          will reduce the 3% Roll-Up to age 85 benefit base on a
                                                                          dollar-for-dollar basis, as long as the sum of the with-
                                                                          drawals in a contract year is 3% or less of the 3%
                                                                          Roll-Up to age 85 enhanced death benefit base on the
                                                                          contract issue date or the most recent contract date
                                                                          anniversary, if later.

                See "Guaranteed minimum death benefit" in               You have a choice of the standard death benefit, the Annual
                "Contract features and benefits"                        Ratchet to age 85 enhanced death benefit, the Greater of
                                                                        3% Roll-Up to age 85 or Annual Ratchet to age 85
                                                                        enhanced death benefit, or the Greater of 4% Roll-Up to
                                                                        age 85 or Annual Ratchet to age 85 enhanced death ben-
                                                                        efit.


                See "GWBL Guaranteed minimum death benefit" under       Only the GWBL Standard death benefit is available.
                "Guaranteed withdrawal benefit for life ("GWBL")" in
                "Contract features and benefits"

                See "Annual administrative charge" in "Charges and      The second paragraph of this section is replaced with the
                expenses"                                               following:

                                                                        The annual administrative charge will be deducted from the value in the variable investment options on a pro rata
                                                                        basis. If those amounts are insufficient, we will deduct
                                                                        all or a portion of the charge from the account for special money market dollar cost averaging. If the contract is
                                                                        surrendered or annuitized or a death benefit is paid on a
                                                                        date other than a contract date anniversary, we will deduct a pro rata portion of that charge for the year.



                See "10% free withdrawal amount" under "Withdrawal      The 10% free withdrawal amount applies to full surrenders.
                charge" in "Charges and expenses"
-----------------------------------------------------------------------------------------------------------------------------------


G-8 Appendix VII: State contract availability and/or variations of certain features and benefits

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
-----------------------------------------------------------------------------------------------------------------------------------
 State        Features and Benefits                                      Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      See "Certain withdrawals" under "Withdrawal charge" in   If you elect the Greater of 4% Roll-Up to age 85 or Annual
(CONTINUED)     "Charges and expenses"                                   Ratchet to age 85 enhanced death benefit without a Guar-
                                                                         anteed minimum income benefit, the withdrawal charge will
                                                                         be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed
                                                                         6% of the beginning of contract year 4% Roll-Up to age 85
                                                                         benefit base, even if such withdrawals exceed the free
                                                                         withdrawal amount.

                See "Withdrawal charge" in "Charges and expenses"        The owner (or older joint owner, if applicable) has
                under  "Disability, terminal illness, or confinement     qualified to receive Social Security disability benefits
                to nursing home"                                         as certified by the Social Security Administration or
                                                                         a statement from an independent U.S. licensed physician
                                                                         stating that the owner (or older joint owner, if
                                                                         applicable) meets the definition of total disability for
                                                                         at least 6 continuous months prior to the notice of claim.
                                                                         Such disability must be re-certified every 12 months.
-----------------------------------------------------------------------------------------------------------------------------------


                                Appendix VII: State contract availability and/or
                                 variations of certain features and benefits G-9

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Appendix VIII: Contract variations


--------------------------------------------------------------------------------


You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.



----------------------------------------------------------------------------------------------------------------------
 Approximate Time Period          Feature/Benefit                                    Variation
----------------------------------------------------------------------------------------------------------------------
May 2007 - February 2008         Guaranteed withdrawal              At no additional charge, during the first ten
(through March 2008 in Nevada)   benefit for life --                contract years, in each year you have not taken a
                                 5% deferral bonus                  withdrawal, we will increase your GWBL benefit
                                                                    base by an amount equal to 5% of your total
                                                                    contributions. If the Annual Ratchet (as discussed
                                                                    immediately above) occurs on any contract date
                                                                    anniversary, for the next and subsequent contract
                                                                    years, the bonus will be 5% of the most recent
                                                                    ratcheted GWBL benefit base plus any subsequent
                                                                    contributions. If the GWBL benefit base is reduced
                                                                    due to an Excess withdrawal, the 5% deferral bonus
                                                                    will be calculated using the reset GWBL benefit
                                                                    base plus any applicable contributions. The
                                                                    deferral bonus generally excludes contributions
                                                                    made in the prior 12 months. In the first contract
                                                                    year, the deferral bonus is determined using all
                                                                    contributions received in the first 90 days of the
                                                                    contract year. On any contract date anniversary on
                                                                    which you are eligible for a bonus, we will
                                                                    calculate the applicable bonus amount. If, when
                                                                    added to the current GWBL benefit base, the amount
                                                                    is greater than your account value, that amount
                                                                    will become your new GWBL benefit base. If that
                                                                    amount is less than or equal to your account
                                                                    value, your GWBL benefit base will be ratcheted to
                                                                    equal your account value, and the 5% deferral
                                                                    bonus will not apply. If you opt out of the Annual
                                                                    Ratchet (as discussed immediately above), the 5%
                                                                    deferral bonus

                                                                     will still apply.
                                 200% Initial GWBL benefit base      Not available
                                 guarantee
                                 Guaranteed annual withdrawal        The Applicable percentages for the
                                 amount                              Guaranteed annual withdrawal
                                                                     amount are as follows:
                                                                     -------------------------------------------
                                                                      Age             Applicable percentage
                                                                     -------------------------------------------
                                                                     45-64          4.0%
                                                                     65-74          5.0%
                                                                     75-84          6.0%
                                                                     85 and older   7.0%
                                                                     -------------------------------------------
                                 Guaranteed withdrawal benefit for   If you elect the Single Life option, the
                                 life benefit charge                 charge is equal to 0.60%. If you
                                                                     elect the Joint Life option, the charge is
                                                                     equal to 0.75%.

                                                                     The maximum charge for the Single Life
                                                                     option is 0.75%.

                                                                     The maximum charge for the Joint Life
                                                                     option is 0.90%.
----------------------------------------------------------------------------------------------------------------------


H-1 Appendix VIII: Contract variations
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
--------------------------------------------------------------------------------------------------------------------------
                              How withdrawals affect your                Your GWBL Standard death benefit base and GWBL
                              GWBL and GWBL Guaranteed                   Enhanced death benefit base are reduced on a
                              minimum death benefit                      dollar-for-dollar basis by any withdrawal up to
                                                                         the Guaranteed annual withdrawal amount. Once a
                                                                         withdrawal causes cumulative withdrawals in a
                                                                         contract year to exceed your Guaranteed annual
                                                                         withdrawal amount, your GWBL Standard death
                                                                         benefit base and GWBL Enhanced death benefit base
                                                                         are reduced on a pro rata basis. If the reduced
                                                                         GWBL Enhanced death benefit base is greater than
                                                                         your account value (after the Excess withdrawal),
                                                                         we will further reduce your GWBL Enhanced death
                                                                         benefit base to equal your account value.

                              Maximum payment plan                       The amount of the withdrawal will
                                                                         increase following any Annual
                                                                         Ratchet or 5% deferral bonus.

                              Customized payment plan                    The amount of the withdrawal will not
                                                                         be increased following any
                                                                         Annual Ratchet or 5% deferral bonus.

                                                                         You must elect to change the
                                                                         scheduled payment amount.
                              Annuity maturity date                      The minimum death benefit will be
                                                                         reduced dollar-for-dollar by each
                                                                         payment.
--------------------------------------------------------------------------------------------------------------------------


                                          Appendix VIII: Contract variations H-2
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Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                            Page

Who is AXA Equitable?                                                       2

Unit Values                                                                 2
Calculation of Annuity Payments                                             2
Custodian and Independent Registered Public Accounting Firm                 3
Distribution of the Contracts                                               3
Financial Statements                                                        3


How to obtain an Accumulator(R) Plus(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
 Accumulator(R) Plus(SM)
     P.O. Box 1547
     Secaucus, NJ 07096-1547

-----------------------------------------------------------------------------

Please send me an Accumulator(R) Plus(SM) SAI for Separate Account No. 49 dated
                                                      May 1, 2009.


--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City           State    Zip



                      X02408/Plus '02/'04, ML, '07/'07.5, 8.0/8.2 and 9.0 Series

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Accumulator(R) Select(SM)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2009

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust which contain important information about the portfolios.



--------------------------------------------------------------------------------


WHAT IS ACCUMULATOR(R) SELECT(SM)?

Accumulator(R) Select(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options").

This Prospectus is not your contract. Your contract and any endorsements, riders and data pages as identified in your contract are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The description of the contract's provisions in this Prospectus is current as of the date of this Prospectus; however, because certain provisions may be changed after the date of this Prospectus in accordance with the contract, the description of the contract's provisions in this Prospectus is qualified in its entirety by the terms of the actual contract. The contract should be read carefully. You have the right to cancel the contract within a certain number of days after receipt of the contract. You should read this Prospectus in conjunction with any applicable supplements. The contract may not currently be available in all states. There is no withdrawal charge under the contract. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VI later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not be available at the time you purchase the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*           o EQ/Capital Guardian Research
o AXA Conservative Allocation*         o EQ/Caywood-Scholl High Yield Bond
o AXA Conservative-Plus Allocation*    o EQ/Common Stock Index**
o AXA Moderate Allocation*             o EQ/Core Bond Index
o AXA Moderate-Plus Allocation*        o EQ/Davis New York Venture
o EQ/AllianceBernstein International   o EQ/Equity 500 Index
o EQ/AllianceBernstein Small Cap       o EQ/Evergreen Omega
  Growth                               o EQ/Focus PLUS**
o EQ/Ariel Appreciation II             o EQ/GAMCO Mergers and Acquisitions
o EQ/AXA Franklin Income Core**        o EQ/GAMCO Small Company Value
o EQ/AXA Franklin Small Cap Value      o EQ/Global Bond PLUS**
  Core**                               o EQ/Global Multi-Sector Equity**
o EQ/AXA Franklin Templeton Founding   o EQ/Intermediate Government Bond
  Strategy Core**                      Index
o EQ/AXA Mutual Shares Core**          o EQ/International Core PLUS
o EQ/AXA Rosenberg Value Long/Short    o EQ/International Growth
  Equity                               o EQ/JPMorgan Value Opportunities
o EQ/AXA Templeton Growth Core**       o EQ/Large Cap Core PLUS
o EQ/BlackRock Basic Value Equity      o EQ/Large Cap Growth Index
o EQ/BlackRock International Value     o EQ/Large Cap Growth PLUS
o EQ/Boston Advisors Equity Income     o EQ/Large Cap Value Index
o EQ/Calvert Socially Responsible      o EQ/Large Cap Value PLUS
o EQ/Capital Guardian Growth           o EQ/Long Term Bond
--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o EQ/Lord Abbett Growth and Income     o EQ/UBS Growth and Income
o EQ/Lord Abbett Large Cap Core        o EQ/Van Kampen Comstock
o EQ/Lord Abbett Mid Cap Value         o EQ/Van Kampen Mid Cap Growth
o EQ/Mid Cap Index                     o EQ/Van Kampen Real Estate
o EQ/Mid Cap Value PLUS                o Multimanager Aggressive Equity
o EQ/Money Market                      o Multimanager Core Bond
o EQ/Montag & Caldwell Growth          o Multimanager Health Care
o EQ/Oppenheimer Global                o Multimanager International Equity
o EQ/Oppenheimer Main Street           o Multimanager Large Cap Core Equity
  Opportunity                          o Multimanager Large Cap Growth
o EQ/Oppenheimer Main Street           o Multimanager Large Cap Value
  Small Cap                            o Multimanager Mid Cap Growth
o EQ/PIMCO Ultra Short Bond**          o Multimanager Mid Cap Value
o EQ/Quality Bond PLUS                 o Multimanager Multi-Sector Bond**
o EQ/Short Duration Bond               o Multimanager Small Cap Growth
o EQ/Small Company Index               o Multimanager Small Cap Value
o EQ/T. Rowe Price Growth Stock        o Multimanager Technology
--------------------------------------------------------------------------------



*    The "AXA Allocation" portfolios.



** This is the variable investment option's new name, effective on or about May 1, 2009, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.

You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of the AXA Premier VIP Trust or the EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.



The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                  x02394/Select '07/'07.5 Series
                                                                        (R-4/15)




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You may also allocate amounts to the guaranteed interest option, the fixed maturity options and the account for the special money market dollar cost averaging, which are discussed later in this Prospectus. If you elect a Principal guarantee benefit, the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for the special money market dollar cost averaging and certain permitted variable investment option(s). The permitted variable investment options are described later in this Prospectus.

TYPES OF CONTRACTS. We offer the contracts for use as:
o    A nonqualified annuity ("NQ") for after-tax contributions only.
o    An individual retirement annuity ("IRA"), either traditional IRA or Roth
     IRA.
     We offer one version of the traditional IRA: "Rollover IRA." We also offer one version of the Roth IRA: "Roth Conversion IRA."
o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA") (direct transfer and specified direct rollover contributions only).
o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required). A contribution of at least $25,000 is required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2009, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

Contract variations. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VII later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.



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Contents of this Prospectus

--------------------------------------------------------------------------------
ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        7
How to reach us                                                              8
Accumulator(R) Select(SM) at a glance -- key features                       10

--------------------------------------------------------------------------------
FEE TABLE                                                                   12
--------------------------------------------------------------------------------
Example                                                                     16
Condensed financial information                                             18



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           19
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        19
Owner and annuitant requirements                                            23
How you can make your contributions                                         23
What are your investment options under the contract?                        23
Portfolios of the Trusts                                                    25
Allocating your contributions                                               32
Guaranteed minimum death benefit and
     Guaranteed minimum income benefit base                                 34
Annuity purchase factors                                                    35
Guaranteed minimum income benefit                                           36
Guaranteed minimum death benefit                                            38
Guaranteed withdrawal benefit for life ("GWBL")                             40
Principal guarantee benefits                                                43
Inherited IRA beneficiary continuation contract                             44
Your right to cancel within a certain number of days                        45



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        47
--------------------------------------------------------------------------------
Your account value and cash value                                           47
Your contract's value in the variable investment options                    47
Your contract's value in the guaranteed interest option                     47
Your contract's value in the fixed maturity options                         47
Insufficient account value                                                  47



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                                     49
--------------------------------------------------------------------------------
Transferring your account value                                             49
Disruptive transfer activity                                                49
Rebalancing your account value                                              50

                                                  Contents of this Prospectus  3

----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


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--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     52
--------------------------------------------------------------------------------
Withdrawing your account value                                              52
How withdrawals are taken from your account value                           54
How withdrawals affect your Guaranteed minimum
     income benefit, Guaranteed minimum death benefit and
     Principal guarantee benefits                                           54
How withdrawals affect your GWBL and GWBL Guaranteed
     minimum death benefit                                                  54
Withdrawals treated as surrenders                                           55
Loans under Rollover TSA contracts                                          55
Surrendering your contract to receive its cash value                        55
When to expect payments                                                     56
Your annuity payout options                                                 56



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     59
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          59
Charges that the Trusts deduct                                              61
Group or sponsored arrangements                                             62
Other distribution arrangements                                             62



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 63
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     63
Beneficiary continuation option                                             65



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          68
--------------------------------------------------------------------------------
Overview                                                                    68
Buying a contract to fund a retirement arrangement                          68

Suspension of required minimum distributions for 2009                       68

Transfers among investment options                                          68
Taxation of nonqualified annuities                                          68
Individual retirement arrangements (IRAs)                                   71

     Traditional individual retirement annuities (traditional IRAs)         71
     Roth individual retirement annuities (Roth IRAs)                       77

Tax-sheltered annuity contracts (TSAs)                                      80
Federal and state income tax withholding and
     information reporting                                                  84
Impact of taxes to AXA Equitable                                            85

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         86
--------------------------------------------------------------------------------

About Separate Account No. 49                                               86

About the Trusts                                                            86
About our fixed maturity options                                            86
About the general account                                                   87
About other methods of payment                                              88
Dates and prices at which contract events occur                             88
About your voting rights                                                    89

Statutory compliance                                                        89

About legal proceedings                                                     89
Financial statements                                                        90
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          90
About Custodial IRAs                                                        90
Distribution of the contracts                                               90



--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          93
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
   I -- Condensed financial information                                    A-1
  II -- Market value adjustment example                                    B-1
 III -- Enhanced death benefit example                                     C-1
  IV -- Hypothetical illustrations                                         D-1
   V -- Earnings enhancement benefit example                               E-1
  VI -- State contract availability and/or variations of certain
           features and benefits                                           F-1

 VII -- Contract variations                                                G-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this Prospectus


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Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.





                                                                         Page in
Term                                                                  Prospectus
3% Roll-Up to age 85                                                          34
6% Roll-Up to age 85                                                          34
6-1/2% Roll-Up to age 85                                                      34
account value                                                                 47
administrative charge                                                         59
annual administrative charge                                                  59
Annual Ratchet                                                                41
Annual Ratchet to age 85 enhanced death benefit                               34
annuitant                                                                     19
annuitization                                                                 56
annuity maturity date                                                         58
annuity payout options                                                        56
annuity purchase factors                                                      35
automatic annual reset program                                                35
automatic customized reset program                                            35
automatic investment program                                                  88
AXA Allocation portfolios                                                  cover
beneficiary                                                                   63
Beneficiary continuation option ("BCO")                                       65
business day                                                                  88
cash value                                                                    47
charges for state premium and other applicable taxes                          61
contract date                                                                 23
contract date anniversary                                                     23
contract year                                                                 23
contributions to Roth IRAs                                                    77
regular contributions                                                         77
rollovers and transfers                                                       77
conversion contributions                                                      78
contributions to traditional IRAs                                             71
regular contributions                                                         71
rollovers and transfers                                                       73
disruptive transfer activity                                                  49
distribution charge                                                           59
Earnings enhancement benefit                                                  39
arnings enhancement benefit charge                                            61
ERISA                                                                         62
Fixed-dollar option                                                           33
fixed maturity options                                                        31
free look                                                                     45
general account                                                               87
General dollar cost averaging                                                 33
guaranteed interest option                                                    31
Guaranteed minimum death benefit                                              38
Guaranteed minimum death benefit and Guaranteed
minimum income benefit base                                                   34
Guaranteed minimum income benefit                                             36
Guaranteed minimum income benefit and the
Roll-Up benefit base reset option                                             35
Guaranteed minimum income benefit charge                                      60
Guaranteed minimum income benefit "no lapse guarantee"                        37
Guaranteed withdrawal benefit for life ("GWBL")                               40
Guaranteed withdrawal benefit for life charge                                 61
GWBL benefit base                                                             40
IRA                                                                        cover
IRS                                                                           68
Inherited IRA                                                              cover
investment options                                                         cover
Investment Simplifier                                                         33
Lifetime minimum distribution withdrawals                                     53
loan reserve account                                                          55
loans under Rollover TSA                                                      55
market adjusted amount                                                        31
market timing                                                                 49
Maturity date annuity payments                                                58
maturity dates                                                                31
market value adjustment                                                       31
maturity value                                                                31
Mortality and expense risks charge                                            59
NQ                                                                         cover
one-time reset option                                                         35
Online Account Access                                                         8
partial withdrawals                                                           52
permitted variable investment options                                         23
Portfolio                                                                  cover
Principal guarantee benefits                                                  43
processing office                                                             8
rate to maturity                                                              31
Rebalancing                                                                   50
Rollover IRA                                                               cover
Roth IRA                                                                   cover
SAI                                                                        cover
SEC                                                                        cover
self-directed allocation                                                      32
Separate Account No. 49                                                       86
Special money market dollar cost averaging                                    32
Spousal continuation                                                          64
Standard death benefit                                                        34
substantially equal withdrawals                                               53
Systematic withdrawals                                                        52
TOPS                                                                          8
Trusts                                                                        86
traditional IRA                                                            cover
TSA                                                                        cover
unit                                                                          47
variable investment options                                                   24
wire transmittals and electronic applications                                 88




                                               Index of key words and phrases  5


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To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.



------------------------------------------------------------------------------------------------------------------------------------
 Prospectus                              Contract or Supplemental Materials
------------------------------------------------------------------------------------------------------------------------------------
fixed maturity options                   Guarantee Periods (Guaranteed Fixed Interest Accounts in supplemental materials)
variable investment options              Investment Funds
account value                            Annuity Account Value
rate to maturity                         Guaranteed Rates
unit                                     Accumulation Unit
Guaranteed minimum death benefit         Guaranteed death benefit
Guaranteed minimum income benefit        Guaranteed Income Benefit
guaranteed interest option               Guaranteed Interest Account
Guaranteed withdrawal benefit for life   Guaranteed withdrawal benefit
GWBL benefit base                        Guaranteed withdrawal benefit for life benefit base
Guaranteed annual withdrawal amount      Guaranteed withdrawal benefit for life Annual withdrawal amount
Excess withdrawal                        Guaranteed withdrawal benefit for life Excess withdrawal
------------------------------------------------------------------------------------------------------------------------------------

6 Index of key words and phrases


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Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  7


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HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:




--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------



FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R) Select(SM)
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R) Select(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094



--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------



FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R) Select(SM)
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Accumulator(R) Select(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.





--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility for GWBL deferral bonuses and eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------



TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:


o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;


o rates to maturity for the fixed maturity options (not available through Online Account Access);


o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o    elect to receive certain contract statements electronically;


o enroll in, modify or cancel a rebalancing program (through Online Account Access only);


o    change your address (not available through TOPS);


o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and


o    access Frequently Asked Questions and Service Forms (not available through
     TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors, you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or will-


8 Who is AXA Equitable?


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ful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)  spousal consent for loans under Rollover TSA contracts;

(6) requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required) and contracts with the Guaranteed withdrawal benefit for life ("GWBL");

(7)  tax withholding elections;

(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) Section 1035 exchanges;

(11) direct transfers and rollovers;

(12) exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base by electing one of the following: one-time reset option, automatic annual reset program or automatic customized reset program;

(14) requests to opt out of or back into the annual ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;

(15) death claims;

(16) change in ownership (NQ only, if available under your contract);

(17) requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL");

(18) purchase by, or change of ownership to, a nonnatural owner;

(19) requests to reset the guaranteed minimum value for contracts with a Principal guarantee benefit; and

(20) requests to collaterally assign your NQ contract.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  beneficiary changes;

(2)  contract surrender and withdrawal requests;

(3) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(4)  special money market dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  special money market dollar cost averaging;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION AT LEAST 30 CALENDAR DAYS PRIOR TO YOUR CONTRACT DATE ANNIVERSARY:

(1)  automatic annual reset program; and

(2)  automatic customized reset program.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.


                                                        Who is AXA Equitable?  9


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Accumulator(R) Select(SM) at a glance -- key features

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Professional investment   Accumulator(R) Select(SM)'s variable investment options invest in different Portfolios managed
management                by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options    o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).
                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          ----------------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest       o Principal and interest guarantees.
option                    o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations        o  No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                          ----------------------------------------------------------------------------------------------------------
                          o  No tax on transfers among investment options inside the contract.
                          ----------------------------------------------------------------------------------------------------------
                          If you are purchasing or contributing to an annuity contract, which is an Individual Retirement Annuity
                          (IRA), or tax sheltered annuity (TSA) you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for these types of arrangements.
                          Before purchasing or contributing to one of these contracts, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum        The Guaranteed minimum income benefit provides income protection for you during your life once
income benefit            you elect to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed withdrawal     The Guaranteed withdrawal benefit for life option ("GWBL"), guarantees that you can take withdrawals of up
benefit for life          to a maximum amount each contract year (your "Guaranteed annual withdrawal amount") beginning at age 45.
                          Withdrawals are taken from your account value and continue during your lifetime even if your account value falls to zero (unless it is caused by a withdrawal that exceeds your Guaranteed annual withdrawal amount).
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts      o Initial minimum:      $25,000

                          o Additional minimum:   $500 (NQ and Rollover TSA)
                                                  $100 monthly and $300 quarterly under our automatic investment program
                                                  (NQ, Rollover IRA and Roth conversion IRA contracts)
                                                  $1,000 (Inherited IRA contracts)
                                                  $50 (IRA contracts)
                          ----------------------------------------------------------------------------------------------------------
                          o Maximum contribution limitations apply to all contracts.
                          ----------------------------------------------------------------------------------------------------------
                          In general, contributions are limited to $1.5 million ($500,000 for owners or annuitants who are age 81 and older at contract issue) under all Accumulator(R) series contracts with the same owner or annuitant.
                          We generally limit aggregate contributions made after the first contract year to 150% of first-year contributions. Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect. For more information, please see "How you can purchase and contribute to your contract" in "Contract features and benefits" later in this prospectus.
------------------------------------------------------------------------------------------------------------------------------------



10 Accumulator(R) Select(SM) at a glance -- key features


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
------------------------------------------------------------------------------------------------------------------------------------
Access to your money   o Partial withdrawals
                       o Several withdrawal options on a periodic basis
                       o Loans under Rollover TSA contracts (employer or plan approval required)
                       o Contract surrender
                       o Maximum payment plan (only under contracts with GWBL)
                       o Customized payment plan (only under contracts with GWBL)
                       You may incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
Payout options         o Fixed annuity payout options
                       o Variable Immediate Annuity payout options (described in a separate prospectus for that option)
                       o Income Manager(R) payout options (described in a separate prospectus for that option
------------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit options
                       o Principal guarantee benefits
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually and annually)
                       o Free transfers
                       o Earnings enhancement benefit, an optional death benefit available under certain contracts
                       o Spousal continuation
                       o Beneficiary continuation option
                       o Roll-Up benefit base reset
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       Please see "Fee table" later in this section for complete details.
------------------------------------------------------------------------------------------------------------------------------------
Owner and annuitant    NQ: 0-85
issue ages             Rollover IRA, Roth Conversion
                       IRA and Rollover TSA: 20-85
                       Inherited IRA: 0-70
------------------------------------------------------------------------------------------------------------------------------------



The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VI later in this Prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The contract should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.



Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.


                        Accumulator(R) Select(SM) at a glance -- key features 11


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Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying and owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.


All features listed below may not have been available at the time you purchased your contract. See Appendix VII later in this Prospectus for more information.


The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.


------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                                          $350
------------------------------------------------------------------------------------------------------------------------------------
The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underly- ing trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(1)
   If your account value on a contract date anniversary is less than
   $ 50,000(2)                                                                                  $30
   If your account value on a contract date anniversary is $50,000
   or more                                                                                      $0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:

Mortality and expense risks                                                                     1.10%(3)
Administrative                                                                                  0.25%
Distribution                                                                                    0.35%
                                                                                                ----
Total Separate account annual expenses                                                          1.70%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect any of the following optional benefits
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (Calculated as a
percentage of the applicable benefit base. Deducted annually(1) on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit and GWBL Standard death benefit                                       0.00%
   Annual Ratchet to age 85                                                                     0.25%
   Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85                              0.80%(4)

    If you elect to reset this benefit base, if applicable, we reserve
    the right to increase your charge up to:                                                    0.95%

   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85                                  0.65%(4)

    If you elect to reset this benefit base, if applicable, we reserve
    the right to increase your charge up to:                                                    0.80%

   Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85                                  0.65%
   GWBL Enhanced death benefit                                                                  0.30%
------------------------------------------------------------------------------------------------------------------------------------
Principal guarantee benefits charge (Calculated as a percentage of the account value. Deducted annually(1) on each contract date anni-
versary for which the benefit is in effect.)

   100% Principal guarantee benefit                                                             0.50%
   125% Principal guarantee benefit                                                             0.75%
------------------------------------------------------------------------------------------------------------------------------------


12 Fee table


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
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (Calculated as a
percentage of the applicable benefit base. Deducted annually(1) on each contract date anniversary for which the benefit is in effect.)

If you elect the Guaranteed minimum income benefit that includes the
6-1/2% Roll-Up benefit base                                                                     0.80%(4)

   If you elect to reset this benefit base, we reserve the right to
   increase your charge up to:                                                                  1.10%

If you elect the Guaranteed minimum income benefit that includes the
6% Roll-Up benefit base                                                                         0.65%(4)

   If you elect to reset this Roll-Up benefit base, we reserve the
   right to increase your charge up to:                                                         0.95%
------------------------------------------------------------------------------------------------------------------------------------
Earnings enhancement benefit charge (Calculated as a percent-
age of the account value. Deducted annually(1) on each contract date
anniversary for which the benefit is in effect.)                                                0.35%
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed withdrawal benefit for life benefit charge (Calcu-                                   0.65% for the Single Life option
lated as a percentage of the GWBL benefit base. Deducted annually(1)                            0.80% for the Joint Life option
on each contract date anniversary.)

If your GWBL benefit base ratchets, we reserve the right to increase
your charge up to:                                                                              0.80% for the Single Life option
                                                                                                0.95% for the Joint Life option

Please see "Guaranteed withdrawal benefit for life" in "Contract features and benefits" for more information about this feature, including its benefit base and the Annual Ratchet provision, and "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses," both later in this Prospectus.
----------------------------------------------------------------------------------------------------------------
Net loan interest charge -- Rollover TSA contracts only
(Calculated and deducted daily as a percentage of the outstanding
loan amount)                                                                                    2.00%(5)
------------------------------------------------------------------------------------------------------------------------------------
You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.




------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2008 (expenses that are deducted                  Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or               ----       ----
other expenses)(6)                                                                              0.64%      3.65%
------------------------------------------------------------------------------------------------------------------------------------




  This table shows the fees and expenses for 2008 as an annual percentage of each Portfolio's daily average net assets.

------------------------------------------------------------------------------------------------------------------------------------
                                                                         Acquired       Total
                                                                         Fund Fees     Annual
                                                                            and       Expenses    Fee Waiv-    Net Annual
                                                                          Expenses     (Before   ers and/or     Expenses
                                      Manage-                           (Underlying    Expense     Expense       (After
                                       ment       12b-1       Other       Portfo-      Limita-   Reimburse-     Expense
 Portfolio Name                       Fees(7)   Fees(8)   Expenses(9)    lios)(10)     tions)     ments(11)   Limitations)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation              0.10%     0.25%       0.18%         0.94%        1.47%      (0.22)%       1.25%
AXA Conservative Allocation            0.10%     0.25%       0.20%         0.68%        1.23%      (0.23)%       1.00%
AXA Conservative-Plus Allocation       0.10%     0.25%       0.20%         0.76%        1.31%      (0.21)%       1.10%
AXA Moderate Allocation                0.10%     0.25%       0.17%         0.82%        1.34%      (0.19)%       1.15%
AXA Moderate-Plus Allocation           0.10%     0.25%       0.17%         0.87%        1.39%      (0.19)%       1.20%
Multimanager Aggressive Equity         0.59%     0.25%       0.16%           --         1.00%         --         1.00%
------------------------------------------------------------------------------------------------------------------------------------


                                                                    Fee table 13


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

This table shows the fees and expenses for 2008 as an annual percentage of each
                    Portfolio's daily average net assets.

--------------------------------------------------------------------------------------
                                                     Manage-
                                                      ment       12b-1       Other
Portfolio Name                                       Fees(7)   Fees(8)   Expenses(9)
--------------------------------------------------------------------------------------
AXA Premier VIP Trust:
--------------------------------------------------------------------------------------
Multimanager Core Bond                                 0.53%     0.25%       0.18%
Multimanager Health Care                               0.95%     0.25%       0.22%
Multimanager International Equity                      0.82%     0.25%       0.21%
Multimanager Large Cap Core Equity                     0.69%     0.25%       0.21%
Multimanager Large Cap Growth                          0.75%     0.25%       0.24%
Multimanager Large Cap Value                           0.72%     0.25%       0.20%
Multimanager Mid Cap Growth                            0.80%     0.25%       0.20%
Multimanager Mid Cap Value                             0.80%     0.25%       0.19%
Multimanager Multi-Sector Bond                         0.53%     0.25%       0.18%
Multimanager Small Cap Growth                          0.85%     0.25%       0.24%
Multimanager Small Cap Value                           0.85%     0.25%       0.19%
Multimanager Technology                                0.95%     0.25%       0.22%
--------------------------------------------------------------------------------------
EQ Advisors Trust:
--------------------------------------------------------------------------------------
EQ/AllianceBernstein International                     0.73%     0.25%       0.17%
EQ/AllianceBernstein Small Cap Growth                  0.75%     0.25%       0.14%
EQ/Ariel Appreciation II                               0.75%     0.25%       0.30%
EQ/AXA Franklin Income Core                            0.65%     0.25%       0.20%
EQ/AXA Franklin Small Cap Value Core                   0.70%     0.25%       0.23%
EQ/AXA Franklin Templeton Founding Strategy Core       0.05%     0.25%       0.19%
EQ/AXA Mutual Shares Core                              0.70%     0.25%       0.27%
EQ/AXA Rosenberg Value Long/Short Equity               1.40%     0.25%       2.00%
EQ/AXA Templeton Growth Core                           0.70%     0.25%       0.22%
EQ/BlackRock Basic Value Equity                        0.56%     0.25%       0.12%
EQ/BlackRock International Value                       0.83%     0.25%       0.20%
EQ/Boston Advisors Equity Income                       0.75%     0.25%       0.17%
EQ/Calvert Socially Responsible                        0.65%     0.25%       0.24%
EQ/Capital Guardian Growth                             0.65%     0.25%       0.15%
EQ/Capital Guardian Research                           0.65%     0.25%       0.12%
EQ/Caywood-Scholl High Yield Bond                      0.60%     0.25%       0.20%
EQ/Common Stock Index                                  0.35%     0.25%       0.11%
EQ/Core Bond Index                                     0.35%     0.25%       0.11%
EQ/Davis New York Venture                              0.85%     0.25%       0.15%
EQ/Equity 500 Index                                    0.25%     0.25%       0.14%
EQ/Evergreen Omega                                     0.65%     0.25%       0.25%
EQ/Focus PLUS                                          0.50%     0.25%       0.22%
EQ/GAMCO Mergers and Acquisitions                      0.90%     0.25%       0.23%
EQ/GAMCO Small Company Value                           0.75%     0.25%       0.14%
EQ/Global Bond PLUS                                    0.55%     0.25%       0.22%
EQ/Global Multi-Sector Equity                          0.73%     0.25%       0.36%
EQ/Intermediate Government Bond Index                  0.35%     0.25%       0.14%
EQ/International Core PLUS                             0.60%     0.25%       0.27%
EQ/International Growth                                0.85%     0.25%       0.27%
EQ/JPMorgan Value Opportunities                        0.60%     0.25%       0.16%
EQ/Large Cap Core PLUS                                 0.50%     0.25%       0.27%
EQ/Large Cap Growth Index                              0.35%     0.25%       0.13%
EQ/Large Cap Growth PLUS                               0.51%     0.25%       0.23%
EQ/Large Cap Value Index                               0.35%     0.25%       0.17%
EQ/Large Cap Value PLUS                                0.49%     0.25%       0.13%
EQ/Long Term Bond                                      0.38%     0.25%       0.14%
EQ/Lord Abbett Growth and Income                       0.65%     0.25%       0.20%
EQ/Lord Abbett Large Cap Core                          0.65%     0.25%       0.22%
EQ/Lord Abbett Mid Cap Value                           0.70%     0.25%       0.16%
EQ/Mid Cap Index                                       0.35%     0.25%       0.12%
EQ/Mid Cap Value PLUS                                  0.55%     0.25%       0.22%
EQ/Money Market                                        0.30%     0.25%       0.17%
--------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                      Acquired       Total
                                                     Fund Fees     Annual
                                                        and       Expenses    Fee Waiv-    Net Annual
                                                      Expenses     (Before   ers and/or     Expenses
                                                    (Underlying    Expense     Expense       (After
                                                      Portfo-      Limita-   Reimburse-     Expense
Portfolio Name                                       lios)(10)     tions)     ments(11)   Limitations)
-------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
-------------------------------------------------------------------------------------------------------
Multimanager Core Bond                                    --         0.96%       0.00%        0.96%
Multimanager Health Care                                  --         1.42%         --         1.42%
Multimanager International Equity                         --         1.28%         --         1.28%
Multimanager Large Cap Core Equity                        --         1.15%         --         1.15%
Multimanager Large Cap Growth                             --         1.24%         --         1.24%
Multimanager Large Cap Value                              --         1.17%         --         1.17%
Multimanager Mid Cap Growth                               --         1.25%         --         1.25%
Multimanager Mid Cap Value                                --         1.24%         --         1.24%
Multimanager Multi-Sector Bond                            --         0.96%         --         0.96%
Multimanager Small Cap Growth                             --         1.34%         --         1.34%
Multimanager Small Cap Value                              --         1.29%         --         1.29%
Multimanager Technology                                 0.01%        1.43%         --         1.43%
-------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
-------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International                        --         1.15%       0.00%        1.15%
EQ/AllianceBernstein Small Cap Growth                     --         1.14%         --         1.14%
EQ/Ariel Appreciation II                                  --         1.30%      (0.15)%       1.15%
EQ/AXA Franklin Income Core                               --         1.10%       0.00%        1.10%
EQ/AXA Franklin Small Cap Value Core                      --         1.18%       0.00%        1.18%
EQ/AXA Franklin Templeton Founding Strategy Core        0.91%        1.40%      (0.09)%       1.31%
EQ/AXA Mutual Shares Core                                 --         1.22%       0.00%        1.22%
EQ/AXA Rosenberg Value Long/Short Equity                  --         3.65%       0.00%        3.65%
EQ/AXA Templeton Growth Core                              --         1.17%       0.00%        1.17%
EQ/BlackRock Basic Value Equity                           --         0.93%         --         0.93%
EQ/BlackRock International Value                          --         1.28%       0.00%        1.28%
EQ/Boston Advisors Equity Income                          --         1.17%      (0.12)%       1.05%
EQ/Calvert Socially Responsible                           --         1.14%       0.00%        1.14%
EQ/Capital Guardian Growth                                --         1.05%      (0.10)%       0.95%
EQ/Capital Guardian Research                              --         1.02%      (0.05)%       0.97%
EQ/Caywood-Scholl High Yield Bond                         --         1.05%       0.00%        1.05%
EQ/Common Stock Index                                     --         0.71%         --         0.71%
EQ/Core Bond Index                                        --         0.71%         --         0.71%
EQ/Davis New York Venture                                 --         1.25%         --         1.25%
EQ/Equity 500 Index                                       --         0.64%         --         0.64%
EQ/Evergreen Omega                                        --         1.15%       0.00%        1.15%
EQ/Focus PLUS                                             --         0.97%       0.00%        0.97%
EQ/GAMCO Mergers and Acquisitions                         --         1.38%         --         1.38%
EQ/GAMCO Small Company Value                              --         1.14%         --         1.14%
EQ/Global Bond PLUS                                       --         1.02%         --         1.02%
EQ/Global Multi-Sector Equity                             --         1.34%         --         1.34%
EQ/Intermediate Government Bond Index                     --         0.74%         --         0.74%
EQ/International Core PLUS                              0.06%        1.18%      (0.02)%       1.16%
EQ/International Growth                                   --         1.37%         --         1.37%
EQ/JPMorgan Value Opportunities                           --         1.01%      (0.01)%       1.00%
EQ/Large Cap Core PLUS                                  0.03%        1.05%      (0.05)%       1.00%
EQ/Large Cap Growth Index                                 --         0.73%         --         0.73%
EQ/Large Cap Growth PLUS                                  --         0.99%       0.00%        0.99%
EQ/Large Cap Value Index                                  --         0.77%         --         0.77%
EQ/Large Cap Value PLUS                                   --         0.87%       0.00%        0.87%
EQ/Long Term Bond                                         --         0.77%         --         0.77%
EQ/Lord Abbett Growth and Income                          --         1.10%      (0.10)%       1.00%
EQ/Lord Abbett Large Cap Core                             --         1.12%      (0.12)%       1.00%
EQ/Lord Abbett Mid Cap Value                              --         1.11%      (0.06)%       1.05%
EQ/Mid Cap Index                                          --         0.72%         --         0.72%
EQ/Mid Cap Value PLUS                                   0.03%        1.05%       0.00%        1.05%
EQ/Money Market                                           --         0.72%         --         0.72%
-------------------------------------------------------------------------------------------------------


14 Fee table


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
This table shows the fees and expenses for 2008 as an annual percentage of each Portfolio's daily average net assets.

--------------------------------------------------------------------------------------------------------------------------------
                                                                               Acquired       Total
                                                                              Fund Fees     Annual
                                                                                 and       Expenses    Fee Waiv-    Net Annual
                                                                               Expenses     (Before   ers and/or     Expenses
                                           Manage-                           (Underlying    Expense     Expense       (After
                                            ment       12b-1       Other       Portfo-      Limita-   Reimburse-     Expense
Portfolio Name                             Fees(7)   Fees(8)   Expenses(9)    lios)(10)     tions)     ments(11)   Limitations)
--------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
--------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth                  0.75%     0.25%       0.15%         --           1.15%       0.00%        1.15%
EQ/Oppenheimer Global                        0.95%     0.25%       0.42%         --           1.62%      (0.27)%       1.35%
EQ/Oppenheimer Main Street Opportunity       0.85%     0.25%       0.94%         --           2.04%      (0.74)%       1.30%
EQ/Oppenheimer Main Street Small Cap         0.90%     0.25%       0.86%         --           2.01%      (0.71)%       1.30%
EQ/PIMCO Ultra Short Bond                    0.48%     0.25%       0.17%         --           0.90%       0.00%        0.90%
EQ/Quality Bond PLUS                         0.40%     0.25%       0.19%         --           0.84%         --         0.84%
EQ/Short Duration Bond                       0.43%     0.25%       0.13%         --           0.81%         --         0.81%
EQ/Small Company Index                       0.25%     0.25%       0.20%         --           0.70%         --         0.70%
EQ/T. Rowe Price Growth Stock                0.80%     0.25%       0.16%         --           1.21%      (0.01)%       1.20%
EQ/UBS Growth and Income                     0.75%     0.25%       0.19%         --           1.19%      (0.14)%       1.05%
EQ/Van Kampen Comstock                       0.65%     0.25%       0.17%         --           1.07%      (0.07)%       1.00%
EQ/Van Kampen Mid Cap Growth                 0.70%     0.25%       0.17%         --           1.12%      (0.02)%       1.10%
EQ/Van Kampen Real Estate                    0.90%     0.25%       0.15%         --           1.30%      (0.04)%       1.26%
--------------------------------------------------------------------------------------------------------------------------------


Notes:

(1) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(2) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.

(3) These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges.

(4) We reserve the right to increase this charge if you elect to reset your Roll-Up benefit base on any contract date anniversary. See both "Guaranteed minimum death benefit charge" and "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus.

(5) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(6) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2008 and for the underlying portfolios.



(7) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's Shareholders. See footnote (11) for any expense limitation agreement information.



(8) Portfolio shares are subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The maximum annual distribution and/or service (12b-1) fee for Class B and IB shares is 0.50% of the average daily net assets attributable to those shares. Under arrangements approved by each Trust's Board of Trustees, the distribution and/or service (12b-1) fee currently is limited to 0.25% of the average daily net assets attributable to Class B and Class IB shares of the portfolios. These arrangements will be in effect at least until April 30, 2010.



(9) Other expenses shown are those incurred in 2008. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (11) for any expense limitation agreement information.


(10) Each of these variable investment options invests in a corresponding Portfolio of one of the Trusts or other unaffiliated investment companies. Each Portfolio, in turn, invests in shares of other Portfolios of the Trusts and/or shares of unaffiliated portfolios, ("the underlying portfolios"). Amounts shown reflect each Portfolio's pro rata share of the fees and expenses of the underlying portfolios in which it invests. A"--" indicates that the listed Portfolio does not invest in underlying portfolios.


(11) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain Portfolios, which are effective through April 30, 2010 (unless the Board of Trustees of AXA Premier VIP Trust or EQ Advisors Trust, as applicable, consents to an earlier revision or termination of this arrangement). Under these agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the Portfolio invests and extraordinary expenses) to not more than the amounts specified in the agreements. Therefore, each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce Portfolio expenses, the net expenses would be as shown in the table below:



------------------------------------------------
   Portfolio Name
------------------------------------------------
   Multimanager Aggressive Equity          0.98%
------------------------------------------------
   Multimanager Health Care                1.40%
------------------------------------------------
   Multimanager Large Cap Core Equity      1.14%
------------------------------------------------
   Multimanager Large Cap Growth           1.15%
------------------------------------------------
   Multimanager Large Cap Value            1.15%
------------------------------------------------
   Multimanager Mid Cap Growth             1.15%
------------------------------------------------
   Multimanager Small Cap Growth           1.29%
------------------------------------------------
   Multimanager Small Cap Value            1.23%
------------------------------------------------
   Multimanager Technology                 1.42%
------------------------------------------------
   EQ/AllianceBernstein Small Cap Growth   1.12%
------------------------------------------------


                                                                    Fee table 15


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------------------------------------------------
   Portfolio Name
------------------------------------------------
   EQ/Ariel Appreciation II            1.11%
------------------------------------------------
   EQ/Capital Guardian Growth          0.94%
------------------------------------------------
   EQ/Capital Guardian Research        0.96%
------------------------------------------------
   EQ/Davis New York Venture           1.22%
------------------------------------------------
   EQ/Evergreen Omega                  1.13%
------------------------------------------------
   EQ/GAMCO Mergers and Acquisitions   1.37%
------------------------------------------------
   EQ/GAMCO Small Company Value        1.12%
------------------------------------------------
   EQ/Global Multi-Sector Equity       1.33%
------------------------------------------------
   EQ/International Core PLUS          1.14%
------------------------------------------------
   EQ/Lord Abbett Growth and Income    0.98%
------------------------------------------------
   EQ/Lord Abbett Large Cap Core       0.99%
------------------------------------------------
   EQ/Lord Abbett Mid Cap Value        1.04%
------------------------------------------------
   EQ/Mid Cap Value PLUS               1.04%
------------------------------------------------
   EQ/Montag & Caldwell Growth         1.13%
------------------------------------------------
   EQ/UBS Growth and Income            1.03%
------------------------------------------------
   EQ/Van Kampen Comstock              0.98%
------------------------------------------------
   EQ/Van Kampen Mid Cap Growth        1.08%
------------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85 and the Earnings enhancement benefit with the Guaranteed minimum income benefit) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2008, which results in an estimated administrative charge of 0.004% of contract value.


The fixed maturity options, guaranteed interest option and the account for special money market dollar cost averaging are not covered by the example. However, the annual administrative charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special money market dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


The example assumes that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



16 Fee table


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
-----------------------------------------------------------------------------------------------
                                                       If you annuitize at the end of the
                                                             applicable time period
-----------------------------------------------------------------------------------------------
                                                     1 year    3 years    5 years    10 years
-----------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------
AXA Aggressive Allocation                            N/A       $2,000     $3,151      $6,223
AXA Conservative Allocation                          N/A       $1,928     $3,035      $6,020
AXA Conservative-Plus Allocation                     N/A       $1,952     $3,074      $6,088
AXA Moderate Allocation                              N/A       $1,961     $3,088      $6,114
AXA Moderate-Plus Allocation                         N/A       $1,976     $3,112      $6,156
Multimanager Aggressive Equity                       N/A       $1,858     $2,923      $5,820
Multimanager Core Bond                               N/A       $1,845     $2,903      $5,785
Multimanager Health Care                             N/A       $1,985     $3,127      $6,181
Multimanager International Equity                    N/A       $1,943     $3,059      $6,063
Multimanager Large Cap Core Equity                   N/A       $1,903     $2,996      $5,951
Multimanager Large Cap Growth                        N/A       $1,931     $3,040      $6,029
Multimanager Large Cap Value                         N/A       $1,909     $3,006      $5,968
Multimanager Mid Cap Growth                          N/A       $1,934     $3,045      $6,037
Multimanager Mid Cap Value                           N/A       $1,931     $3,040      $6,029
Multimanager Multi-Sector Bond                       N/A       $1,845     $2,903      $5,785
Multimanager Small Cap Growth                        N/A       $1,961     $3,088      $6,114
Multimanager Small Cap Value                         N/A       $1,946     $3,064      $6,071
Multimanager Technology                              N/A       $1,988     $3,132      $6,190
-----------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------
EQ/AllianceBernstein International                   N/A       $1,903     $2,996      $5,951
EQ/AllianceBernstein Small Cap Growth                N/A       $1,900     $2,991      $5,942
EQ/Ariel Appreciation II                             N/A       $1,949     $3,069      $6,080
EQ/AXA Franklin Income Core                          N/A       $1,888     $2,972      $5,908
EQ/AXA Franklin Small Cap Value Core                 N/A       $1,912     $3,011      $5,977
EQ/AXA Franklin Templeton Founding Strategy Core     N/A       $1,979     $3,117      $6,165
EQ/AXA Mutual Shares Core                            N/A       $1,925     $3,030      $6,011
EQ/AXA Rosenberg Value Long/Short Equity             N/A       $2,643     $4,148      $7,844
EQ/AXA Templeton Growth Core                         N/A       $1,909     $3,006      $5,968
EQ/BlackRock Basic Value Equity                      N/A       $1,836     $2,888      $5,758
EQ/BlackRock International Value                     N/A       $1,943     $3,059      $6,063
EQ/Boston Advisors Equity Income                     N/A       $1,909     $3,006      $5,968
EQ/Calvert Socially Responsible                      N/A       $1,900     $2,991      $5,942
EQ/Capital Guardian Growth                           N/A       $1,873     $2,947      $5,864
EQ/Capital Guardian Research                         N/A       $1,864     $2,933      $5,838
EQ/Caywood-Scholl High Yield Bond                    N/A       $1,873     $2,947      $5,864
EQ/Common Stock Index                                N/A       $1,769     $2,780      $5,561
EQ/Core Bond Index                                   N/A       $1,769     $2,780      $5,561
EQ/Davis New York Venture                            N/A       $1,934     $3,045      $6,037
EQ/Equity 500 Index                                  N/A       $1,747     $2,745      $5,497
EQ/Evergreen Omega                                   N/A       $1,903     $2,996      $5,951
EQ/Focus PLUS                                        N/A       $1,848     $2,908      $5,794
EQ/GAMCO Mergers and Acquisitions                    N/A       $1,973     $3,108      $6,148
EQ/GAMCO Small Company Value                         N/A       $1,900     $2,991      $5,942
EQ/Global Bond PLUS                                  N/A       $1,864     $2,933      $5,838
EQ/Global Multi-Sector Equity                        N/A       $1,961     $3,088      $6,114
EQ/Intermediate Government Bond Index                N/A       $1,778     $2,794      $5,588
EQ/International Core PLUS                           N/A       $1,912     $3,011      $5,977
EQ/International Growth                              N/A       $1,970     $3,103      $6,139
EQ/JPMorgan Value Opportunities                      N/A       $1,861     $2,928      $5,829
EQ/Large Cap Core PLUS                               N/A       $1,873     $2,947      $5,864
EQ/Large Cap Growth Index                            N/A       $1,775     $2,789      $5,579
EQ/Large Cap Growth PLUS                             N/A       $1,855     $2,918      $5,811
EQ/Large Cap Value Index                             N/A       $1,787     $2,809      $5,615
EQ/Large Cap Value PLUS                              N/A       $1,818     $2,859      $5,705
EQ/Long Term Bond                                    N/A       $1,787     $2,809      $5,615
EQ/Lord Abbett Growth and Income                     N/A       $1,888     $2,972      $5,908
EQ/Lord Abbett Large Cap Core                        N/A       $1,894     $2,981      $5,925
EQ/Lord Abbett Mid Cap Value                         N/A       $1,891     $2,977      $5,916
EQ/Mid Cap Index                                     N/A       $1,772     $2,785      $5,570
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                   If you surrender or do not surrender your
                                                                  contract at
                                                     the end of the applicable time period
-----------------------------------------------------------------------------------------------
                                                     1 year    3 years    5 years    10 years
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------
AXA Aggressive Allocation                             $540     $1,650     $2,801     $5,873
AXA Conservative Allocation                           $515     $1,578     $2,685     $5,670
AXA Conservative-Plus Allocation                      $524     $1,602     $2,724     $5,738
AXA Moderate Allocation                               $527     $1,611     $2,738     $5,764
AXA Moderate-Plus Allocation                          $532     $1,626     $2,762     $5,806
Multimanager Aggressive Equity                        $491     $1,508     $2,573     $5,470
Multimanager Core Bond                                $487     $1,495     $2,553     $5,435
Multimanager Health Care                              $535     $1,635     $2,777     $5,831
Multimanager International Equity                     $520     $1,593     $2,709     $5,713
Multimanager Large Cap Core Equity                    $507     $1,553     $2,646     $5,601
Multimanager Large Cap Growth                         $516     $1,581     $2,690     $5,679
Multimanager Large Cap Value                          $509     $1,559     $2,656     $5,618
Multimanager Mid Cap Growth                           $517     $1,584     $2,695     $5,687
Multimanager Mid Cap Value                            $516     $1,581     $2,690     $5,679
Multimanager Multi-Sector Bond                        $487     $1,495     $2,553     $5,435
Multimanager Small Cap Growth                         $527     $1,611     $2,738     $5,764
Multimanager Small Cap Value                          $522     $1,596     $2,714     $5,721
Multimanager Technology                               $536     $1,638     $2,782     $5,840
----------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------
EQ/AllianceBernstein International                    $507     $1,553     $2,646     $5,601
EQ/AllianceBernstein Small Cap Growth                 $506     $1,550     $2,641     $5,592
EQ/Ariel Appreciation II                              $523     $1,599     $2,719     $5,730
EQ/AXA Franklin Income Core                           $502     $1,538     $2,622     $5,558
EQ/AXA Franklin Small Cap Value Core                  $510     $1,562     $2,661     $5,627
EQ/AXA Franklin Templeton Founding Strategy Core      $533     $1,629     $2,767     $5,815
EQ/AXA Mutual Shares Core                             $514     $1,575     $2,680     $5,661
EQ/AXA Rosenberg Value Long/Short Equity              $769     $2,293     $3,798     $7,494
EQ/AXA Templeton Growth Core                          $509     $1,559     $2,656     $5,618
EQ/BlackRock Basic Value Equity                       $484     $1,486     $2,538     $5,408
EQ/BlackRock International Value                      $520     $1,593     $2,709     $5,713
EQ/Boston Advisors Equity Income                      $509     $1,559     $2,656     $5,618
EQ/Calvert Socially Responsible                       $506     $1,550     $2,641     $5,592
EQ/Capital Guardian Growth                            $496     $1,523     $2,597     $5,514
EQ/Capital Guardian Research                          $493     $1,514     $2,583     $5,488
EQ/Caywood-Scholl High Yield Bond                     $496     $1,523     $2,597     $5,514
EQ/Common Stock Index                                 $461     $1,419     $2,430     $5,211
EQ/Core Bond Index                                    $461     $1,419     $2,430     $5,211
EQ/Davis New York Venture                             $517     $1,584     $2,695     $5,687
EQ/Equity 500 Index                                   $453     $1,397     $2,395     $5,147
EQ/Evergreen Omega                                    $507     $1,553     $2,646     $5,601
EQ/Focus PLUS                                         $488     $1,498     $2,558     $5,444
EQ/GAMCO Mergers and Acquisitions                     $531     $1,623     $2,758     $5,798
EQ/GAMCO Small Company Value                          $506     $1,550     $2,641     $5,592
EQ/Global Bond PLUS                                   $493     $1,514     $2,583     $5,488
EQ/Global Multi-Sector Equity                         $527     $1,611     $2,738     $5,764
EQ/Intermediate Government Bond Index                 $464     $1,428     $2,444     $5,238
EQ/International Core PLUS                            $510     $1,562     $2,661     $5,627
EQ/International Growth                               $530     $1,620     $2,753     $5,789
EQ/JPMorgan Value Opportunities                       $492     $1,511     $2,578     $5,479
EQ/Large Cap Core PLUS                                $496     $1,523     $2,597     $5,514
EQ/Large Cap Growth Index                             $463     $1,425     $2,439     $5,229
EQ/Large Cap Growth PLUS                              $490     $1,505     $2,568     $5,461
EQ/Large Cap Value Index                              $467     $1,437     $2,459     $5,265
EQ/Large Cap Value PLUS                               $477     $1,468     $2,509     $5,355
EQ/Long Term Bond                                     $467     $1,437     $2,459     $5,265
EQ/Lord Abbett Growth and Income                      $502     $1,538     $2,622     $5,558
EQ/Lord Abbett Large Cap Core                         $504     $1,544     $2,631     $5,575
EQ/Lord Abbett Mid Cap Value                          $503     $1,541     $2,627     $5,566
EQ/Mid Cap Index                                      $462     $1,422     $2,435     $5,220
----------------------------------------------------------------------------------------------


                                                                    Fee table 17


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
--------------------------------------------------------------------------------------------------------------------------------
                                                                                     If you surrender or do not surrender your
                                             If you annuitize at the end of the                     contract at
                                                   applicable time period              the end of the applicable time period
--------------------------------------------------------------------------------------------------------------------------------
                                           1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS                      N/A       $1,873     $2,947      $5,864      $496     $1,523     $2,597     $5,514
EQ/Money Market                            N/A       $1,772     $2,785      $5,570      $462     $1,422     $2,435     $5,220
EQ/Montag & Caldwell Growth                N/A       $1,903     $2,996      $5,951      $507     $1,553     $2,646     $5,601
EQ/Oppenheimer Global                      N/A       $2,045     $3,223      $6,348      $556     $1,695     $2,873     $5,998
EQ/Oppenheimer Main Street Opportunity     N/A       $2,171     $3,421      $6,685      $600     $1,821     $3,071     $6,335
EQ/Oppenheimer Main Street Small Cap       N/A       $2,162     $3,407      $6,662      $597     $1,812     $3,057     $6,312
EQ/PIMCO Ultra Short Bond                  N/A       $1,826     $2,872      $5,729      $480     $1,476     $2,522     $5,379
EQ/Quality Bond PLUS                       N/A       $1,809     $2,844      $5,678      $474     $1,459     $2,494     $5,328
EQ/Short Duration Bond                     N/A       $1,800     $2,829      $5,651      $471     $1,450     $2,479     $5,301
EQ/Small Company Index                     N/A       $1,766     $2,775      $5,552      $460     $1,416     $2,425     $5,202
EQ/T. Rowe Price Growth Stock              N/A       $1,922     $3,025      $6,003      $513     $1,572     $2,675     $5,653
EQ/UBS Growth and Income                   N/A       $1,915     $3,015      $5,986      $511     $1,565     $2,665     $5,636
EQ/Van Kampen Comstock                     N/A       $1,879     $2,957      $5,882      $498     $1,529     $2,607     $5,532
EQ/Van Kampen Mid Cap Growth               N/A       $1,894     $2,981      $5,925      $504     $1,544     $2,631     $5,575
EQ/Van Kampen Real Estate                  N/A       $1,949     $3,069      $6,080      $523     $1,599     $2,719     $5,730
--------------------------------------------------------------------------------------------------------------------------------



For information on how your contract works under certain hypothetical circumstances, please see Appendix IV at the end of this Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2008.



18 Fee table


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1. Contract features and benefits


--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." We can refuse to accept any application or contribution from you at any time, including after you purchase the contract. We require a minimum initial contribution of $25,000 for you to purchase a contract. Maximum contribution limitations also apply. You may currently make additional contributions of at least $500 each for NQ and Rollover TSA contracts and $50 for Rollover IRA and Roth Conversion contracts and $1000 for Inherited IRA contracts, subject to limitations noted below. The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. In some states, our rules may vary. Both the owner and the annuitant named in the contract must meet the issue age requirements shown in the table, and contributions are based on the age of the older of the original owner and annuitant. Additional contributions may not be permitted in your state. Please see Appendix VI later in this Prospectus to see if additional contributions are permitted in your state.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. We currently permit aggregate contributions greater than the 150% limit if both:
(i) the owner (or joint owner or joint annuitant, if applicable) is age 75 or younger; and (ii) the aggregate contributions in any year after the 150% limit is reached do not exceed 100% of the prior year's contributions. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(r) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VI later in this Prospectus.

We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits. The "annuitant" is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Available
Contract    for owner and
type        annuitant ages    Minimum contributions
--------------------------------------------------------------------------------
NQ          0 through 85      o $25,000 (initial)

                              o $500 (additional)

                              o $100 monthly and $300
                                quarterly under our auto-
                                matic investment program
                                (additional)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Contract                                     Limitations on
type        Source of contributions          contributions+
--------------------------------------------------------------------------------
NQ          o After-tax money.               o No additional contributions
                                               after attainment of age 86
            o Paid to us by check or           or, if later, the first contract
              transfer of contract value in    date anniversary.*
              a tax-deferred exchange
              under Section 1035 of the
              Internal Revenue Code.
--------------------------------------------------------------------------------

                                               Contract features and benefits 19


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
--------------------------------------------------------------------------------
               Available
Contract       for owner and
type           annuitant ages   Minimum contributions
--------------------------------------------------------------------------------
Rollover IRA   20 through 85    o $25,000 (initial)

                                o $50 (additional)

                                o $100 monthly and $300
                                  quarterly under our auto-
                                  matic investment program
                                  (additional) (subject to tax
                                  maximums)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Contract                                        Limitations on
type            Source of contributions         contributions+
--------------------------------------------------------------------------------
Rollover IRA   o Eligible rollover distribu-    o No rollover or direct transfer
                 tions from 403(b) plans,         contributions after attain-
                 qualified plans, and govern-     ment of age 86 or, if later,
                 mental employer 457(b)           the first contract date anni-
                 plans.                           versary.*

               o Rollovers from another         o Contributions after age 70-1/2
                 traditional individual retire-   must be net of required
                 ment arrangement.                minimum distributions.

               o Direct custodian-to-           o Although we accept regular
                 custodian transfers from         IRA contributions (limited to
                 another traditional indi-        $5,000) under the Rollover
                 vidual retirement                IRA contracts, we intend
                 arrangement.                     that the contract be used
                                                  primarily for rollover and
               o Regular IRA contributions.       direct transfer contributions.

               o Additional catch-up contri-    o Additional catch-up contri-
                 butions.                         butions of up to $1000 per
                                                  calendar year where the
                                                  owner is at least age 50 but
                                                  under age 70-1/2 at any time
                                                  during the calendar year for
                                                  which the contribution is
                                                  made.
--------------------------------------------------------------------------------


20 Contract features and benefits


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
--------------------------------------------------------------------------------
                   Available
Contract           for owner and
type               annuitant ages    Minimum contributions
--------------------------------------------------------------------------------
Roth Conversion    20 through 85    o $25,000 (initial)
IRA
                                    o $50 (additional)

                                    o $100 monthly and $300
                                      quarterly under our auto-
                                      matic investment program
                                      (additional) (subject to tax
                                      maximums)
--------------------------------------------------------------------------------
Inherited IRA      0-70             o $25,000 (initial)
Beneficiary
Continuation                        o $1,000 (additional)
Contract
(traditional IRA
or Roth IRA)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Contract                                         Limitations on
type               Source of contributions       contributions+
--------------------------------------------------------------------------------
Roth Conversion    o Rollovers from another       o No additional rollover or
IRA                  Roth IRA.                      direct transfer contributions
                                                    after attainment of age 86
                   o Rollovers from a "desig-       or, if later, the first
                     nated Roth contribution        contract date anniversary.*
                     account" under a 401(k)
                     plan or 403(b) plan.         o Conversion rollovers after
                                                    age 70-1/2 must be net of
                   o Conversion rollovers from a    required minimum distribu-
                     traditional IRA or other       tions for the traditional
                     eligible retirement plan.      IRA or other eligible
                                                    retirement plan which is the
                   o Direct transfers from          source for the conversion
                     another Roth IRA.              rollover.

                   o Regular Roth IRA             o Before 2010, you cannot roll
                     contributions.                 over funds from a
                                                    traditional IRA or other
                                                    eligible retire-
                   o Additional catch-up contri-    ment plan if your adjusted
                     butions.                       gross income is $100,000 or
                                                    more.

                                                  o Although we accept regular
                                                    Roth IRA contributions (lim-
                                                    ited to $5,000) under the
                                                    Roth IRA contracts, we
                                                    intend that the contract be
                                                    used primarily for rollover
                                                    and direct transfer
                                                    contributions.

                                                  o Additional catch-up contri-
                                                    butions of up to $1,000 per
                                                    calendar year where the
                                                    owner is at least age 50 at
                                                    any time during the calendar
                                                    year for which the contribu-
                                                    tion is made.
--------------------------------------------------------------------------------
Inherited IRA      o Direct custodian-to-         o Any additional contributions
Beneficiary          custodian transfers of your    must be from the same type
Continuation         interest as a death benefi-    of IRA of the same deceased
Contract             ciary of the deceased          owner.
(traditional IRA     owner's traditional indi-
or Roth IRA)         vidual retirement            o Non-spousal beneficiary
                     arrangement or Roth IRA to     direct rollover
                     an IRA of the same type.       contributions from qualified
                                                    plans, 403(b) plans and
                                                    governmental employer 457(b)
                                                    plans may be made to an
                                                    Inherited IRA contract under
                                                    specified circumstances.
--------------------------------------------------------------------------------


                                               Contract features and benefits 21


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--------------------------------------------------------------------------------
                 Available
Contract         for owner and
type             annuitant ages    Minimum contributions
--------------------------------------------------------------------------------
Rollover TSA**   20 through 85     o $25,000 (initial)

                                   o $500 (additional)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Contract                                        Limitations on
type              Source of contributions       contributions+
--------------------------------------------------------------------------------
Rollover TSA**   o With documentation of        o No additional rollover or
                   employer or plan approval,     direct transfer contributions
                   and limited to pre-tax         after attainment of age 86
                   funds, direct plan-to-plan     or, if later, the first contract
                   transfers from another         date anniversary.*
                   403(b) plan or contract
                   exchanges from another       o Contributions after age 70-1/2
                   403(b) contract under the      must be net of any required
                   same plan.                     minimum distributions.

                 o With documentation of        o We do not accept employer-
                   employer or plan approval,     remitted contributions.
                   and limited to pre-tax
                   funds, eligible rollover     o We do not accept after tax
                   distributions from other       contributions, including de-
                   403(b) plans, qualified        signated Roth contributions.
                   plans, governmental
                   employer 457(b) plans or
                   traditional IRAs.
--------------------------------------------------------------------------------

+ Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VI later in the Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal.

*    Please see Appendix VI later in this Prospectus for state variations.


** May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Select(SM) Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).


See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.



22 Contract features and benefits


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OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit availability of the contract to other non-natural owners. Only natural persons can be joint owners.

For NQ contracts (with a single owner, joint owners or a non-natural owner) purchased through an exchange that is intended not to be taxable under Section 1035 of the Internal Revenue Code, we permit joint annuitants. We also permit joint annuitants in non-exchange sales if you elect the Guaranteed withdrawal benefit for life on a Joint life basis, and the contract is owned by a non-natural owner. In all cases, the joint annuitants must be spouses.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.


For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for Single life contracts, the surviving spouse must be the sole primary beneficiary. The determination of spousal status is made under applicable state law. Certain same-sex spouses or civil union partners may not be eligible for tax benefits under federal law and in some circumstances will be required to take post-death distributions that dilute or eliminate the value of the contractual benefit.

The contract is not available for purchase by Charitable Remainder Trusts.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.


Certain benefits under your contract, as described later in this Prospectus, are based on the age of the owner. If the owner of the contract is not a natural person, these benefits will be based on the age of the annuitant. In this Prospectus, when we use the terms owner and joint owner, we intend these to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If GWBL is elected, the terms owner and Successor Owner are intended to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If the contract is jointly owned or is issued to a non-natural owner and the GWBL has not been elected, benefits are based on the age of the older joint owner or older joint annuitant, as applicable.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
--------------------------------------------------------------------------------


Your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the account for special money market dollar cost averaging and the fixed maturity options.


If you elect the 100% Principal guarantee benefit, the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special money market dollar cost averaging and the following variable investment options: the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio ("permitted variable investment options").



                                              Contract features and benefits  23


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If you elect the 125% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special money market dollar cost averaging and the AXA Moderate Allocation Portfolio.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect.



24  Contract features and benefits


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PORTFOLIOS OF THE TRUSTS


The AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features including those optional benefits that restrict allocations to the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.



------------------------------------------------------------------------------------------
AXA Premier VIP Trust*
Portfolio Name                Objective
------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.
------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.
------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.
------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       Long-term growth of capital.
 EQUITY
------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND        To seek a balance of high current income and capital
                              appreciation, consistent with a prudent level of risk.
------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE      Long-term growth of capital.
------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    Long-term growth of capital.
 EQUITY
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
AXA Premier VIP Trust*        Investment Manager (or Sub-Adviser(s), as
Portfolio Name                applicable)
------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     o AXA Equitable
------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   o AXA Equitable
------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         o AXA Equitable
 ALLOCATION
------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       o AXA Equitable
------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             o AXA Equitable
 ALLOCATION
------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       o AllianceBernstein L.P.
 EQUITY                       o ClearBridge Advisors, LLC
                              o Legg Mason Capital Management, Inc.
                              o Marsico Capital Management, LLC
                              o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND        o BlackRock Financial Management, Inc.
                              o Pacific Investment Management Company LLC
                              o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE      o Invesco Aim Capital Management, Inc.
                              o RCM Capital Management LLC
                              o SSgA Funds Management, Inc.
                              o Wellington Management Company, LLP
------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    o AllianceBernstein L.P.
 EQUITY                       o JPMorgan Investment Management Inc.
                              o Marsico Capital Management, LLC
                              o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------


                                               Contract features and benefits 25


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
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust*                                                            Investment Manager (or Sub-Adviser(s), as
Portfolio Name               Objective                                            applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 CORE EQUITY                                                                      o Janus Capital Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o Goodman & Co. NY Ltd.
 GROWTH                                                                           o SSgA Funds Management, Inc.
                                                                                  o T. Rowe Price Associates, Inc.
                                                                                  o Westfield Capital Management Company, L.P.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 VALUE                                                                            o Institutional Capital LLC
                                                                                  o MFS Investment Management
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Long-term growth of capital.                         o AllianceBernstein L.P.
 GROWTH                                                                           o Franklin Advisers, Inc.
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Long-term growth of capital.                         o AXA Rosenberg Investment Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Tradewinds Global Investors, LLC
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR    High total return through a combination of current   o Pacific Investment Management Company LLC
 BOND(1)                     income and capital appreciation.                     o Post Advisory Group, LLC
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Eagle Asset Management, Inc.
 GROWTH                                                                           o SSgA Funds Management, Inc.
                                                                                  o Wells Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Franklin Advisory Services, LLC
 VALUE                                                                            o Pacific Global Investment Management Company
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY      Long-term growth of capital.                         o Firsthand Capital Management, Inc.
                                                                                  o RCM Capital Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust*                                                                Investment Manager (or Sub-Adviser(s), as
Portfolio Name               Objective                                            applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN         Seeks to achieve long-term growth of capital.        o AllianceBernstein L.P.
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------


26 Contract features and benefits


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
------------------------------------------------------------------------------------------
EQ Advisors Trust*
Portfolio Name                  Objective
------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      Seeks to achieve long-term growth of capital.
 CAP GROWTH
------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II        Seeks to achieve long-term capital appreciation.
------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN INCOME          Seeks to maximize income while maintaining prospects
 CORE(2)                        for capital appreciation.
------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       Seeks to achieve long-term total return.
 VALUE CORE(3)
------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN TEMPLETON       Primarily seeks capital appreciation and secondarily seeks
 FOUNDING STRATEGY CORE(4)      income.
------------------------------------------------------------------------------------------
 EQ/AXA MUTUAL SHARES CORE(5)   Seeks to achieve capital appreciation, which may occa-
                                sionally be short-term, and secondarily, income.
------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE          Seeks to increase value through bull markets and bear
 LONG/SHORT EQUITY              markets using strategies that are designed to limit expo-
                                sure to general equity market risk.
------------------------------------------------------------------------------------------
EQ/AXA TEMPLETON GROWTH         Seeks to achieve long-term capital growth.
 CORE(6)
------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        Seeks to achieve capital appreciation and secondarily,
 EQUITY                         income.
------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL      Seeks to provide current income and long-term growth of
 VALUE                          income, accompanied by growth of capital.
------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       Seeks to achieve a combination of growth and income to
 INCOME                         achieve an above-average and consistent total return.
------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             Seeks to achieve long-term capital appreciation.
 RESPONSIBLE
------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH      Seeks to achieve long-term growth of capital.
------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             Seeks to achieve long-term growth of capital.
 RESEARCH
------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH          Seeks to maximize current income.
 YIELD BOND
------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX(7)        Seeks to achieve a total return before expenses that
                                approximates the total return performance of the Russell
                                3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              Seeks to achieve a total return before expenses that
                                approximates the total return performance of the Barclays
                                Capital U.S. Aggregate Bond Index, including reinvest-
                                ment of dividends, at a risk level consistent with that of the Barclays Capital U.S. Aggregate Bond Index.
------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       Seeks to achieve long-term growth of capital.
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
EQ Advisors Trust*              Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  applicable)
------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      o AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II        o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN INCOME          o BlackRock Investment Management, LLC
 CORE(2)                        o Franklin Advisers, Inc.
------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       o BlackRock Investment Management, LLC
 VALUE CORE(3)                  o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN TEMPLETON       o AXA Equitable
 FOUNDING STRATEGY CORE(4)
------------------------------------------------------------------------------------------
 EQ/AXA MUTUAL SHARES CORE(5)   o BlackRock Investment Management, LLC
                                o Franklin Mutual Advisers, LLC
------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE          o AXA Rosenberg Investment Management LLC
 LONG/SHORT EQUITY
------------------------------------------------------------------------------------------
EQ/AXA TEMPLETON GROWTH         o BlackRock Investment Management, LLC
 CORE(6)                        o Templeton Global Advisors Limited
------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        o BlackRock Investment Management, LLC
 EQUITY
------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL      o BlackRock Investment Management
 VALUE                            International Limited
------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       o Boston Advisors, LLC
 INCOME
------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             o Calvert Asset Management Company, Inc.
 RESPONSIBLE                    o Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH      o Capital Guardian Trust Company
------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH          o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX(7)        o AllianceBernstein L.P.
------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       o Davis Selected Advisers, L.P.
------------------------------------------------------------------------------------------


                                               Contract features and benefits 27


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
------------------------------------------------------------------------------------------
EQ Advisors Trust*
Portfolio Name               Objective
------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks to achieve a total return before expenses that
                             approximates the total return performance of the S&P
                             500 Index, including reinvestment of dividends, at a risk
                             level consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks to achieve long-term capital growth.
------------------------------------------------------------------------------------------
EQ/FOCUS PLUS(8)             Seeks to achieve long-term growth of capital.
------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND         Seeks to achieve capital appreciation.
 ACQUISITIONS
------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY       Seeks to maximize capital appreciation.
 VALUE
------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS(9)       Seeks to achieve capital growth and current income.
------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR       Seeks to achieve long-term capital appreciation.
 EQUITY(10)
------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT   Seeks to achieve a total return before expenses that
 BOND INDEX                  approximates the total return performance of the Barclays
                             Capital Intermediate Government Bond Index, including
                             reinvestment of dividends, at a risk level consistent with that of the Barclays Capital Intermediate Government
                             Bond Index.
------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS   Seeks to achieve long-term growth of capital.
------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH      Seeks to achieve capital appreciation.
------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE            Seeks to achieve long-term capital appreciation.
 OPPORTUNITIES
------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with a sec-
                             ondary objective to seek reasonable current income. For
                             purposes of this Portfolio, the words "reasonable current
                             income" mean moderate income.
------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses that
                             approximates the total return performance of the Russell
                             1000 Growth Index, including reinvestment of dividends
                             at a risk level consistent with that of the Russell 1000
                             Growth Index.
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
EQ Advisors Trust*           Investment Manager (or Sub-Adviser(s), as
Portfolio Name               applicable)
------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          o AllianceBernstein L.P.
------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           o Evergreen Investment Management Company, LLC
------------------------------------------------------------------------------------------
EQ/FOCUS PLUS(8)             o AXA Equitable
                             o Marsico Capital Management, LLC
                             o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND         o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY       o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS(9)       o BlackRock Investment Management, LLC
                             o Evergreen Investment Management Company, LLC
                             o First International Advisors, LLC (dba
                             "Evergreen International")
------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR       o BlackRock Investment Management, LLC
 EQUITY(10)                  o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT   o SSgA Funds Management, Inc.
 BOND INDEX
------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS   o AXA Equitable
                             o Hirayama Investments, LLC
                             o SSgA Funds Management, Inc.
                             o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH      o MFS Investment Management
------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE            o JPMorgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       o AXA Equitable
                             o Institutional Capital LLC
                             o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    o AllianceBernstein L.P.
------------------------------------------------------------------------------------------


28 Contract features and benefits


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
------------------------------------------------------------------------------------------
EQ Advisors Trust*
Portfolio Name                  Objective
------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS        Seeks to provide long-term capital growth.
------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX        Seeks to achieve a total return before expenses that
                                approximates the total return performance of the Russell
                                1000 Value Index, including reinvestment of dividends, at
                                a risk level consistent with that of the Russell 1000 Value
                                Index.
------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS         Seeks to achieve capital appreciation.
------------------------------------------------------------------------------------------
EQ/LONG TERM BOND               Seeks to maximize income and capital appreciation
                                through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       Seeks to achieve capital appreciation and growth of
 INCOME                         income without excessive fluctuation in market value.
------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP        Seeks to achieve capital appreciation and growth of
 CORE                           income with reasonable risk.
------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE    Seeks to achieve capital appreciation.
------------------------------------------------------------------------------------------
EQ/MID CAP INDEX                Seeks to achieve a total return before expenses that
                                approximates the total return performance of the S&P
                                Mid Cap 400 Index, including reinvestment of dividends,
                                at a risk level consistent with that of the S&P Mid Cap
                                400 Index.
------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS           Seeks to achieve long-term capital appreciation.
------------------------------------------------------------------------------------------
EQ/MONEY MARKET                 Seeks to obtain a high level of current income, preserve
                                its assets and maintain liquidity.
------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            Seeks to achieve capital appreciation.
 GROWTH
------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL           Seeks to achieve capital appreciation.
------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve long-term capital appreciation.
 OPPORTUNITY
------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve capital appreciation.
 SMALL CAP
------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND(11)   Seeks to generate a return in excess of traditional money
                                market products while maintaining an emphasis on
                                preservation of capital and liquidity.
------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS            Seeks to achieve high current income consistent with
                                moderate risk to capital.
------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND          Seeks to achieve current income with reduced volatility of principal.
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
EQ Advisors Trust*              Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  applicable)
------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS        o AXA Equitable
                                o Marsico Capital Management, LLC
                                o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS         o AllianceBernstein L.P.
                                o AXA Equitable
------------------------------------------------------------------------------------------
EQ/LONG TERM BOND               o BlackRock Financial Management, Inc.
------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       o Lord, Abbett & Co. LLC
 INCOME
------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP        o Lord, Abbett & Co. LLC
 CORE
------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE    o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------
EQ/MID CAP INDEX                o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS           o AXA Equitable
                                o SSgA Funds Management, Inc.
                                o Wellington Management Company LLP
------------------------------------------------------------------------------------------
EQ/MONEY MARKET                 o The Dreyfus Corporation
------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL           o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      o OppenheimerFunds, Inc.
 OPPORTUNITY
------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      o OppenheimerFunds, Inc.
 SMALL CAP
------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND(11)   o Pacific Investment Management Company, LLC
------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS            o AllianceBernstein L.P.
                                o AXA Equitable
                                o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND          o BlackRock Financial Management, Inc.
------------------------------------------------------------------------------------------


                                               Contract features and benefits 29


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
------------------------------------------------------------------------------------------
EQ Advisors Trust*
Portfolio Name              Objective
------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH     Seeks to achieve long-term capital appreciation and
 STOCK                      secondarily, income.
------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital appreciation with income as a secondary consideration.
------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Seeks to achieve capital growth and income.
------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       Seeks to achieve capital growth.
 GROWTH
------------------------------------------------------------------------------------------
EQ/VAN KAMPEN REAL ESTATE   Seeks to provide above average current income and long-
                            term capital appreciation.
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
EQ Advisors Trust*          Investment Manager (or Sub-Adviser(s), as
Portfolio Name              applicable)
------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      o AllianceBernstein L.P.
------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH     o T. Rowe Price Associates, Inc.
 STOCK
------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    o UBS Global Asset Management
                            (Americas) Inc.
------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       o Morgan Stanley Investment Management Inc.
 GROWTH
------------------------------------------------------------------------------------------
EQ/VAN KAMPEN REAL ESTATE   o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------

* The chart below reflects the portfolio's former name in effect until on or about May 1, 2009, subject to regulatory approval. The number in the "Footnote No." column corresponds with the number contained in the chart above.




------------------------------------------------------------------------------------------
 Footnote No.   Portfolio's Former Name
------------------------------------------------------------------------------------------
                AXA Premier VIP Trust
------------------------------------------------------------------------------------------
        (1)     Multimanager High Yield
------------------------------------------------------------------------------------------
                EQ Advisors Trust
------------------------------------------------------------------------------------------
        (2)     EQ/Franklin Income
------------------------------------------------------------------------------------------
        (3)     EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------
        (4)     EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------
        (5)     EQ/Mutual Shares
------------------------------------------------------------------------------------------
        (6)     EQ/Templeton Growth
------------------------------------------------------------------------------------------
        (7)     EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------
        (8)     EQ/Marsico Focus
------------------------------------------------------------------------------------------
        (9)     EQ/Evergreen International Bond
------------------------------------------------------------------------------------------
     (10)       EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------
     (11)       EQ/PIMCO Real Return
------------------------------------------------------------------------------------------



You should consider the investment objectives, risks, and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The Prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



30 Contract features and benefits


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GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)  the minimum interest rate guaranteed over the life of the contract,

(2)  the yearly guaranteed interest rate for the calendar year, and

(3)  the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges and any optional benefit charges. See Appendix VI later in this Prospectus for state variations.


Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2009 is 1.50%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers to and from the guaranteed interest option.

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VI later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for owner and annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Select(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)  withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 17, 2009, the next available maturity date was February 16, 2016. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable


                                              Contract features and benefits  31


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market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options, (adjusted to reflect a similar maturity date) and

(b)  the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose between self-directed and dollar cost averaging to allocate your contributions under your contract. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option (subject to restrictions in certain states--see Appendix VI later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. We reserve the right to restrict allocations to any variable investment option. If an owner or annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL MONEY MARKET DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the account for special money market dollar cost averaging option (which is part of the EQ/Money Market investment option) into any of the other variable investment options. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. You may elect to participate in a 3, 6 or 12-month program at any time subject to the age limitation on contributions described earlier in this Prospectus.

Contributions into the account for special money market dollar cost averaging must be new contributions. In other words, you may not make transfers from amounts allocated in other variable investment options to initiate the program. You must allocate your entire initial contribution into the account for special money market dollar cost averaging if you are selecting the program at the time you apply for your Accumulator(R) Select(SM) contract. Therefore, contributions to any new program must be at least $2,000. Contributions to an existing program must be at least $250. You may only have one program in effect at any time.

Each month, we will transfer your account value in the account for special money market dollar cost averaging into the other variable investment options you select. Once the time period you selected has expired, you may then select to participate in the special money market dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for monthly transfers from the account for special money market dollar cost averaging


32  Contract features and benefits


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to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the monthly transfer date from the account for special money market dollar cost averaging option will be the same as your contract date, but not later than the 28th day of the month. For a program selected after application, the first transfer date and each subsequent transfer date will be one month from the date the first contribution is made into the program, but not later than the 28th day of the month. All amounts will be transferred out by the end of the time period in effect.

The only amounts that should be transferred from the account for special money market dollar cost averaging option are your regularly scheduled transfers to the variable investment options. If you request to transfer or withdraw any other amounts from the account special money market dollar cost averaging, we will transfer all of the value you have remaining in the account to the variable investments according to the allocation percentages we have on file for you. You may cancel your participation in the program at any time by notifying us in writing.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

If you are participating in a Principal guarantee benefit, the general dollar cost averaging program is not available.

If you elect the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, general dollar cost averaging is not available.


INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                      ----------------------------------

You may not participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program you may participate in any of the dollar cost averaging programs except special money market dollar cost averaging and general dollar cost averaging. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum benefit base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier program.


                                              Contract features and benefits  33


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Not all dollar cost averaging programs are available in all states (see Appendix
VI later in this Prospectus for more information on state availability).


GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

This section does not apply if you elect GWBL. For information about the GWBL Enhanced death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     less

o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus.

6-1/2% (OR 6%, IF APPLICABLE) ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     plus

o    daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6-1/2% (or 6%, if applicable) with respect to the variable investment options (including amounts allocated to the account for special money market dollar cost averaging, but excluding all other amounts allocated to the EQ/Money Market) ; the effective annual rate may be 4% in some states. Please see Appendix VI later in this Prospectus to see what applies in your state; and

o 3% with respect to the EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday.


ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions), or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you take a withdrawal from your contract, your benefit base will be reduced as described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus. After such withdrawal, your benefit base is equal to the greater of either:

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal), or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).


GREATER OF THE 6-1/2% (OR 6%, IF APPLICABLE) ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary.

3% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT). Your benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     plus

o    daily roll-up

The effective annual roll-up rate credited to the benefit base is 3%.

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday.

GREATER OF THE 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 3% Roll-Up to age 85 or the ben-


34  Contract features and benefits


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efit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary.

GUARANTEED MINIMUM INCOME BENEFIT AND THE ROLL-UP BENEFIT BASE RESET. You will be eligible to reset your Guaranteed minimum income benefit Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75. If you elect the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, you may reset its Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75 AND your investment option choices will be limited to the guaranteed interest option, the account for special money market dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The Roll-Up continues to age 85 on any reset benefit base.

If you elect both the Guaranteed minimum income benefit AND the Greater of the 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit"), you will be eligible to reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any contract date anniversary until the contract date anniversary following age 75 and your investment options will not be restricted. If you elect both options, they are not available with different Roll-Up benefit bases: each option must include either the 6-1/2% Roll-Up or 6% Roll-Up benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. If your request to reset your Roll-Up benefit base is received at our processing office more than 30 days after your contract date anniversary, your Roll-Up benefit base will reset on the next contract date anniversary on which you are eligible for a reset. You may choose one of the three available reset methods: one-time reset option, automatic annual reset program or automatic customized reset program.

--------------------------------------------------------------------------------
ONE-TIME RESET OPTION - resets your Roll-Up benefit base on a single contract date anniversary.
AUTOMATIC ANNUAL RESET PROGRAM - automatically resets your Roll-Up benefit base on each contract date anniversary you are eligible for a reset.
AUTOMATIC CUSTOMIZED RESET PROGRAM - automatically resets your Roll-Up benefit base on each contract date anniversary, if eligible, for the period you designate.
--------------------------------------------------------------------------------


If you wish to cancel your elected reset program, your request must be received by our processing office at least 30 days prior to your contract date anniversary to terminate your reset program for such contract date anniversary. Cancellation requests received after this window will be applied the following year. A reset cannot be cancelled after it has occurred. For more information, see "How to reach us" earlier in this Prospectus. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset until the next contract date anniversary. If after your death your spouse continues the contract, the benefit base will be eligible to be reset on each contract date anniversary, if applicable. The last age at which the benefit base is eligible to be reset is the contract date anniversary following owner (or older joint owner, if applicable) age 75.


If you elect to reset your Roll-Up benefit base on any contract date anniversary, we may increase the charge for the Guaranteed minimum income benefit and the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. There is no charge increase for the Annual Ratchet to age 85 enhanced death benefit. See both "Guaranteed minimum death benefit charge" and "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus for more information.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit from the date of the reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.


If you are a traditional IRA or TSA contract owner, before you reset your Roll-Up benefit base, please consider the effect of the 10-year exercise waiting period on your requirement to take lifetime required minimum distributions with respect to the contract. If you must begin taking lifetime required minimum distributions during the 10-year waiting period, you may want to consider taking the annual lifetime required minimum distribution calculated for the contract from another permissible contract or funding vehicle. If you withdraw the lifetime required minimum distribution from the contract, and the required minimum distribution is more than 6-1/2% (or 6%) of the reset benefit base, the withdrawal would cause a pro-rata reduction in the benefit base. Alternatively, resetting the benefit base to a larger amount would make it less likely that the required minimum distributions would exceed the 6-1/2% (or 6%) threshold. See "Lifetime required minimum distribution withdrawals" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money." Also, see "Required minimum distributions" under "Individual retirement arrangements (IRAs)" and "Tax-sheltered annuity contracts
(TSAs)" in "Tax information", later in this Prospectus.


If you elect both the "Greater of" enhanced death benefit and the Guaranteed minimum income benefit, the Roll-Up benefit bases for both are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit


                                              Contract features and benefits  35


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and annuity payout options. The Guaranteed minimum income benefit is discussed under "Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the owner's (and any joint owner's) age and sex in certain instances. We may provide more favorable current annuity purchase factors for the annuity payout options.


GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed minimum income benefit is available if the owner is age 20 through 75 at the time the contract is issued.

Subject to state availability (see Appendix VII later in this Prospectus), you may elect one of the following:

o The Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base.

o The Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

Both options include the ability to reset your Guaranteed minimum income benefit base on each contract date anniversary until the contract date anniversary following age 75. See "Guaranteed minimum income benefit and the Roll-Up benefit base reset" earlier in this section.

If you elect the Guaranteed minimum income benefit with a "Greater of" death benefit, you can choose between one of the following two combinations:

o the Greater of the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base, or

o the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

If you elect the Guaranteed minimum income benefit without the Greater of the 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special money market dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section.

If the contract is jointly owned, the Guaranteed minimum income benefit will be calculated on the basis of the older owner's age. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit. If you elect both the Guaranteed minimum income benefit and a "Greater of" enhanced death benefit, the Roll-Up rate you elect must be the same for both features.


If you are purchasing the contract as an Inherited IRA, or if you elect a Principal guarantee benefit or the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit is not available. For IRA and Rollover TSA contracts, owners over age 60 at contract issue should consider the impact of the minimum distributions required by tax law in relation to the withdrawal limitations under the Guaranteed minimum income benefit. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus.


If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the owner's age as follows:

--------------------------------------------------------
                     Level payments
--------------------------------------------------------
     Owner's               Period certain years
 age at exercise
--------------------------------------------------------
  80 and younger                   10
        81                          9
        82                          8
        83                          7
        84                          6
        85                          5
--------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current



36  Contract features and benefits


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annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.


When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.


Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised automatically, based on the owner's (or older joint owner's, if applicable) current age and benefit base, as follows:


o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.


o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your aggregate withdrawals during any contract year exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days);

o Upon the contract date anniversary following the owner (or older joint owner, if applicable) reaching age 85.

Please note that if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6-1/2% (or 6%, if applicable) of your Roll-Up benefit base at the beginning of the contract year.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male owner age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account.


--------------------------------------------------------------
                              Guaranteed minimum income
      Contract date        benefit -- annual income pay-
 anniversary at exercise           able for life
--------------------------------------------------------------
            10             $10,065
            15             $15,266
--------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, within 30 days following your contract date anniversary in order to exercise this benefit. Upon exercise of the Guaranteed minimum income benefit, the owner (or older joint owner) will become the annuitant, and the contract will be annuitized on the basis of the annuitant's life. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, then end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. Eligibility to exercise the Guaranteed minimum income benefit is based on the owner's (or older joint owner's, if applicable) age as follows:


o If you were at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If you were at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after age 60.

o If you were at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your 85th birthday;

(ii)  if you were age 75 when the contract was issued or the Roll-Up

                                              Contract features and benefits  37


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      benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your attainment of age 85;

(iii) for Accumulator(R) Select(SM) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Select(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(iv) if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(v) a spouse beneficiary or younger spouse joint owner under Spousal continuation may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original owner could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The spouse beneficiary or younger spouse joint owner's age on the date of the owner's death replaces the owner's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules.

(vi) if the contract is jointly owned, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit or (b) as a single life benefit paid on the older owner's age; and

(vii) if the contract is owned by a trust or other non-natural person, eligibility to elect or exercise the Guaranteed minimum income benefit is based on the annuitant's (or older joint annuitant's, if applicable) age, rather than the owner's.

See "Effect of the owner's death" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

Your contract provides a standard death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals. The standard death benefit is the only death benefit available for owners (or older joint owners, if applicable) ages 81 through 85 at issue. Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the enhanced death benefits, (not including the GWBL Enhanced death benefit) the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals, whichever provides the higher amount. See "Payment of death benefit" later in this Prospectus for more information.

Any of enhanced death benefits (other than the Greater of 3% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit. Each enhanced death benefit has an additional charge. There is no additional charge for the standard death benefit.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

Subject to state availability (see Appendix VI later in this Prospectus for state availability of these benefits), your age at contract issue, and your contract type, you may elect one of the following enhanced death benefits:

Optional enhanced death benefit applicable for owner (or older joint owner, if applicable) ages 0 through 75 at issue of NQ contracts; 20 through 75 at issue of Rollover IRA, Roth Conversion IRA, and Rollover TSA contracts; 0 through 70 at issue for Inherited IRA contracts.

o    Annual Ratchet to age 85

o    The Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85

o    The Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85

Optional enhanced death benefit applicable for owner (or older joint owner, if applicable) ages 76 through 80 at issue of NQ, Rollover IRA, Roth Conversion IRA, and Rollover TSA contracts.

o    The Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85


38  Contract features and benefits


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The Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85 is not available for Inherited IRA contracts.

For contracts with non-natural owners, the available death benefits are based on the annuitant's age.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

As discussed earlier in this Prospectus, you can elect a "Greater of" enhanced death benefit with a corresponding Guaranteed minimum income benefit. You can elect one of the following two combinations:

o the Greater of 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base, or

o the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

If you purchase a "Greater of" enhanced death benefit with the Guaranteed minimum income benefit, you will be eligible to reset your Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75. If you purchase a "Greater of" enhanced death benefit without the Guaranteed minimum income benefit, no reset is available. See "Guaranteed minimum income benefit and the Roll-Up benefit base reset" earlier in this section.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix III later in this Prospectus for an example of how we calculate an enhanced death benefit.


EARNINGS ENHANCEMENT BENEFIT

Subject to state and contract availability (see Appendix VI later in this Prospectus for state availability of these benefits), if you are purchasing a contract under which the Earnings enhancement benefit is available, you may elect the Earnings enhancement benefit at the time you purchase your contract, if the owner is age 75 or younger. The Earnings enhancement benefit provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Earnings enhancement benefit in an NQ, IRA or Rollover TSA contract. Once you purchase the Earnings enhancement benefit , you may not voluntarily terminate this feature. If you elect the Guaranteed withdrawal benefit for life the Earnings enhancement benefit is not available.

If you elect the Earnings enhancement benefit option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the owner (or older joint owner, if applicable) is 70 or younger when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is 70 or younger when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 40% of:

the greater of:

o    the account value or

o    any applicable death benefit

decreased by:

o    total net contributions

For purposes of calculating your Earnings enhancement benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the spouse beneficiary or younger spouse joint owner not continued the contract plus any subsequent contributions) adjusted for each withdrawal that exceeds your Earnings enhancement benefit earnings. "Net contributions" are reduced by the amount of that excess. Earnings enhancement benefit earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal, and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

If the owner (or older joint owner, if applicable) is age 71 through 75 when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is between the ages of 71 and 75 when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 25% of:

the greater of:

o    the account value or

o    any applicable death benefit

decreased by:

o    total net contributions

The value of the Earnings enhancement benefit is frozen on the first contract date anniversary after the owner (or older joint owner, if applicable) turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Earnings enhancement death benefit is calculated, please see Appendix V.

For contracts continued under Spousal continuation, upon the death of the spouse (or older spouse, in the case of jointly owned contracts), the


                                              Contract features and benefits  39


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account value will be increased by the value of the Earnings enhancement benefit as of the date we receive due proof of death. The benefit will then be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. The spouse may also take the death benefit (increased by the Earnings enhancement benefit) in a lump sum. See "Spousal continuation" in "Payment of death benefit" later in this Prospectus for more information.

The Earnings enhancement benefit must be elected when the contract is first issued: neither the owner nor the successor owner can add it subsequently. Ask your financial professional or see Appendix VI later in this Prospectus to see if this feature is available in your state


GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL")

For an additional charge, the Guaranteed withdrawal benefit for life ("GWBL") guarantees that you can take withdrawals up to a maximum amount per year (your "Guaranteed annual withdrawal amount"). GWBL is only available at issue. This benefit is not available at issue ages younger than 45. GWBL is not available if you have elected the Guaranteed minimum income benefit, the Earnings enhancement benefit or one of our Principal guarantee benefits, described later in this Prospectus. You may elect one of our automated payment plans or you may take partial withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit. See "Accessing your money" later in this Prospectus. Your investment options will be limited to the guaranteed interest option, the account for special money market dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section.

You may buy this benefit on a single life ("Single life") or a joint life ("Joint life") basis. Under a Joint life contract, lifetime withdrawals are guaranteed for the life of both the owner and successor owner.

For Joint life contracts, a successor owner may be named at contract issue only. The successor owner must be the owner's spouse. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or
(ii) replace the original successor owner with your new spouse. This can only be done before the first withdrawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint life basis. For NQ contracts, you have the option to designate the successor owner as a joint owner.

For Joint life contracts owned by a non-natural owner, a joint annuitant may be named at contract issue only. The annuitant and joint annuitant must be spouses. If the annuitant and joint annuitant are no longer married, you may either: (i) drop the joint annuitant or (ii) replace the original joint annuitant with the annuitant's new spouse. This can only be done before the first withdrawal. After the first withdrawal, the joint annuitant may be dropped but cannot be replaced. If the joint annuitant is dropped after withdrawals begin, the charge continues based on a Joint life basis.

Joint life TSA contracts are not permitted. This benefit is not available under an Inherited IRA contract.

The charge for the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus for a description of the charge.

You should not purchase this benefit if:

o You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see "Effect of Excess withdrawals" below in this section);

o You are not interested in taking withdrawals prior to the contract's maturity date;

o You are using the contract to fund a Rollover TSA contract where withdrawal restrictions will apply; or.


o You plan to use it for withdrawals prior to age 59-1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed later in this Prospectus.


For traditional IRAs and TSA contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the GWBL benefit, provided you comply with the conditions described under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.


GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

o    Your GWBL benefit base increases by any subsequent contributions.


o Your GWBL benefit base may be increased on each contract date anniversary, as described below under "Annual Ratchet" and "7% deferral bonus."

o Your GWBL benefit base may be increased by the 200% Initial GWBL benefit base guarantee, as described later in this section.


o Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("Excess withdrawal"). See "Effect of Excess withdrawals" below in this section.


GUARANTEED ANNUAL WITHDRAWAL AMOUNT


Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage ("Applicable percentage") is based on the owner's age at the time of the first withdrawal. For Joint life contracts, the initial Applicable percentage is based on the age of the younger owner or successor owner at the time of the first withdrawal. If your GWBL benefit base ratchets,



40  Contract features and benefits


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as described below in this section under "Annual ratchet," on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:



-----------------------------------------
Age               Applicable percentage
-----------------------------------------
45-59          4.0%
60-75          5.0%
76-85          6.0%
86 and older   7.0%
-----------------------------------------


We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any subsequent contribution or Excess withdrawal, as described below under "Effect of Excess withdrawals" and "Subsequent contributions." The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.


EFFECT OF EXCESS WITHDRAWALS

An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.

An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

o The GWBL benefit base is reset as of the date of the Excess with drawal to equal the lesser of: (i) the GWBL benefit base immediately prior to the Excess withdrawal and (ii) the account value immediately following the Excess withdrawal.

o The Guaranteed annual withdrawal amount is recalculated to equal the Applicable percentage multiplied by the reset GWBL benefit base.


You should not purchase the contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such withdrawals may significantly reduce or eliminate the value of the GWBL benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.


For example, assume your GWBL benefit base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your GWBL benefit base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.


In general, if you purchase the contract as a traditional IRA or TSA and participate in our Automatic RMD service, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus. Loans are not available under Rollover TSA contracts if GWBL is elected.



ANNUAL RATCHET

Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the most recent GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.


If your GWBL benefit base ratchets, we may increase the charge for the benefit. Once we increase the charge, it is increased for the life of the contract. We will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract date anniversary. For a description of the charge increase, see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus.


7% DEFERRAL BONUS

At no additional charge, in each contract year in which you have not taken a withdrawal, we will increase your GWBL benefit base by an amount equal to 7% of your total contributions. This 7% deferral bonus is applicable for the life of the contract, subject to certain restrictions.

We will apply the 7% deferral bonus to your GWBL benefit base on each contract date anniversary until you make a withdrawal from your contract. In a contract year following an Annual Ratchet (described above), the deferral bonus will be applied to your GWBL benefit base on each contract date anniversary until you make a withdrawal. However, no deferral bonus is applied on a contract date anniversary on which an Annual Ratchet occurs.



                                              Contract features and benefits  41


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Once you make a withdrawal, we will not apply the deferral bonus in future years unless you meet one of the exceptions that would allow you to continue to receive the deferral bonus. Those exceptions are described as follows:

o You are eligible to receive the 7% deferral bonus for any of your first ten contract years that you have not taken a withdrawal, even if you had taken a withdrawal in a prior year. For example, if you take your first withdrawal in the second contract year, you are still eligible to receive the deferral bonus in contract years three through ten. The deferral bonus is not applied in the contract year in which a withdrawal was made.

o You are eligible to receive the 7% deferral bonus to your GWBL Benefit Base on a contract date anniversary during the ten years following an Annual Ratchet, as long as no withdrawal is made in the same contract year. If a withdrawal is made during this ten-year period, no deferral bonus is applied in the contract year in which the withdrawal was made.

If the Annual Ratchet occurs on any contract date anniversary, for the next and subsequent contract years, the deferral bonus will be 7% of the most recent ratcheted GWBL benefit base, plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 7% deferral bonus will be calculated using the reset GWBL benefit base, plus any applicable contributions. The 7% deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.

On any contract date anniversary on which you are eligible for a 7% deferral bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base but, as this adjustment is the result of the 7% deferral bonus rather than the Annual Ratchet, a new ten-year period, as described above, is not started by this adjustment to the GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 7% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 7% deferral bonus will still apply.

MATURITY DATE. The last deferral bonus will be applicable on the contract's maturity date. (See "Annuity maturity date" under "Accessing your money" later in this Prospectus.)

200% INITIAL GWBL BENEFIT BASE GUARANTEE

If you have not taken a withdrawal from the contract before the later of (i) the tenth contract date anniversary, or (ii) the contract date anniversary following the owner's (or younger joint life's) attained age 70, the GWBL Benefit base will be increased to equal 200% of contributions made to the contract during the first 90 days, plus 100% of any subsequent contributions received after the first 90 days. There will be no increase if your GWBL benefit base already exceeds this initial GWBL Benefit base guarantee. This is the only time that this special increase to the GWBL Benefit base is available. However, you will continue to be eligible for the 7% deferral bonuses following this one-time increase.


SUBSEQUENT CONTRIBUTIONS

Subsequent contributions are not permitted after the later of: (i) the end of the first contract year and (ii) the date the first withdrawal is taken.

Anytime you make an additional contribution, your GWBL benefit base will be increased by the amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.


GWBL GUARANTEED MINIMUM DEATH BENEFIT

There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 45-85, and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 45-75. Please see Appendix VI later in this Prospectus to see if these guaranteed death benefits are available in your state.

The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any additional contributions less a deduction that reflects any withdrawals you make (see "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWBL Enhanced death benefit base increases by any subsequent contribution;

o Your GWBL Enhanced death benefit base increases to equal your account value if your GWBL benefit base is ratcheted, as described above in this section;


o Your GWBL Enhanced death benefit base increases by any 7% deferral bonus, as described above in this section;

o Your GWBL Enhanced death benefit base increases by the one-time 200% Initial GWBL Benefit base guarantee, if applicable;

o Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make.


See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.


The death benefit is equal to your account value (without adjustment for any otherwise applicable market value adjustment but adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death (adjusted for any subsequent withdrawals), whichever provides a higher amount.



42  Contract features and benefits


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EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. If an Excess withdrawal results in a withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero.

However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:

o Your Accumulator(R) Select(SM) contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the Accumulator(R) Select(SM) contract will be the owner and annuitant. The successor owner, if applicable, will be the joint annuitant. If the owner is non-natural, the annuitant and joint annuitant, if applicable, will be the same as under your Accumulator(R) Select(SM) contract.

o    No subsequent contributions will be permitted.

o If you were taking withdrawals through the "Maximum payment plan," we will continue the scheduled withdrawal payments on the same basis.

o If you were taking withdrawals through the "Customized payment plan" or in unscheduled partial withdrawals, we will pay the balance of the Guaranteed annual withdrawal amount for that contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.

o Payments will continue at the same frequency for Single or Joint life contracts, as applicable, or annually if automatic payments were not being made.

o Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar for dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

o The charge for the Guaranteed withdrawal benefit for life and the GWBL Enhanced death benefit will no longer apply.

o If at the time of your death the Guaranteed annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.


OTHER IMPORTANT CONSIDERATIONS

o This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.

o Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced death benefit. See "Effect of Excess withdrawals" above in this section and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o Withdrawals are not considered annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty if they are taken before age 59-1/2. See "Tax information" later in this Prospectus.

o All withdrawals reduce your account value and Guaranteed minimum death benefit. See "How withdrawals are taken from your account value" and "How withdrawals affect your Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

o The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.

o If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.


o If you transfer ownership of the contract, you terminate the GWBL benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

o Withdrawals are available under other annuity contracts we offer and the contract without purchasing a withdrawal benefit.


o For IRA and TSA contracts, if you have to take a required minimum distribution ("RMD") and it is your first withdrawal under the contract, the RMD will be considered your "first withdrawal" for the purposes of establishing your GWBL Applicable percentage.


o If you elect GWBL on a Joint life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint life and Single life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. Any withdrawal made for the purpose of creating another contract for your ex-spouse will reduce the benefit base(s) as described in "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" later in this Prospectus, even if pursuant to a divorce decree.

o The Federal Defense of Marriage Act precludes same-sex married couples, domestic partners, and civil union partners from being considered married under federal law. Such individuals, therefore, are not entitled to the favorable tax treatment accorded spouses under federal tax law. As a result, mandatory distributions from the contract must be made after the death of the first individual. Accordingly, the GWBL will have little or no value to the surviving same-gender spouse or partner. You should consult with your tax adviser for more information on this subject.


PRINCIPAL GUARANTEE BENEFITS

We offer two 10-year Principal guarantee benefits at an additional charge: the 100% Principal guarantee benefit and the 125% Principal guarantee benefit. You may only elect one Principal guarantee benefit ("PGB").


                                              Contract features and benefits  43


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100% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 100% Principal guarantee benefit is equal to your initial contribution and additional permitted contributions, adjusted for withdrawals.

Under the 100% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special money market dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section.

125% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 125% Principal guarantee benefit is equal to 125% of your initial contribution and additional permitted contributions, adjusted for withdrawals.

Under the 125% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special money market dollar cost averaging and the AXA Moderate Allocation Portfolio.

Under both Principal guarantee benefits, if, on the 10th contract date anniversary (or later if you've exercised a reset as explained below) ("benefit maturity date"), your account value is less than the guaranteed amount, we will increase your account value to equal the applicable guaranteed amount. Any such additional amounts added to your account value will be allocated pursuant to the allocation instructions for additional contributions we have on file. After the benefit maturity date, the guarantee will terminate.

You have the option to reset (within 30 days following each applicable contract date anniversary) the guaranteed amount to the account value or 125% of the account value, as applicable, as of your fifth and later contract date anniversaries. If you exercise this option, you are eligible for another reset on each fifth and later contract date anniversary after the last reset up to the contract date anniversary following an owner's 85th birthday. If you elect to reset the guaranteed amount, your benefit maturity date will be extended to be the 10th contract date anniversary after the anniversary on which you reset the guaranteed amount. This extension applies each time you reset the guaranteed amount.

Neither PGB is available under Inherited IRA contracts. If you elect either PGB, you may not elect the Guaranteed minimum income benefit, the Guaranteed withdrawal benefit for life, the systematic withdrawals option or the substantially equal withdrawals options. If you purchase a PGB, you may not make additional contributions to your contract after six months from the contract issue date.


If you are planning to take required minimum distributions from the contract, this benefit may not be appropriate. See "Tax information" later in this Prospectus. If you elect a PGB and change ownership of the contract, your PGB will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


Once you purchase a PGB, you may not voluntarily terminate this benefit. Your PGB will terminate if the contract terminates before the benefit maturity date, as defined below. If you die before the benefit maturity date and the contract continues, we will continue the PGB only if the contract can continue through the benefit maturity date. If the contract cannot so continue, we will terminate your PGB and the charge. See "Non-spousal joint owner contract continuation" in "Payment of death benefit" later in this Prospectus. The PGB will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a charge for the Principal guarantee benefits (see "Charges and expenses" later in this Prospectus). You should note that the purchase of a PGB is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued.

The purchase of a PGB is also not appropriate if you plan on terminating your contract before the benefit maturity date. The purchase of a PGB may not be appropriate if you plan on taking withdrawals from your contract before the benefit maturity date. Withdrawals from your contract before the benefit maturity date reduce the guaranteed amount under a PGB on a pro rata basis. You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option, the purchase of a PGB may not be appropriate because of the guarantees already provided by this option at no additional charge. Please note that loans (applicable to TSA contracts only) are not permitted under either PGB.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.

The contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not be available in all states. Please speak with your financial professional for further information.

The Inherited IRA is also available to non-spousal beneficiaries of deceased plan participants in qualified plans, 403(b) plans and governmental employer 457(b) plans ("Applicable Plan(s)"). In this



44  Contract features and benefits


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discussion, unless otherwise indicated, references to "deceased owner" include
"deceased plan participant"; references to "original IRA" include "the deceased plan participant's interest or benefit under the Applicable Plan", and references to "individual beneficiary of a traditional IRA" include "individual non-spousal beneficiary under an Applicable Plan."


The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. In the case of a non-spousal beneficiary under a deceased plan participant's Applicable Plan, the Inherited IRA can only be purchased by a direct rollover of the death benefit under the Applicable Plan. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose. The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.


The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


o You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract.



o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for owners over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.


o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract. A non-spousal beneficiary under an Applicable Plan cannot make subsequent contributions to an Inherited IRA contract.


o    You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300.

o The Guaranteed minimum income benefit, Spousal continuation, special money market dollar cost averaging, automatic investment program, Principal guarantee benefits, the Guaranteed withdrawal benefit for life and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix VI to find out what applies in your state.

Generally, your refund will be the same as any other surrender and you will receive your account value (less loan reserve account under TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract, which will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.


                                              Contract features and benefits  45


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If you fully convert an existing traditional IRA contract to a Roth Conversion
IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.

In addition to the cancellation right described above, you have the right to surrender your contract rather than cancel it. Please see "Surrendering your contract to receive its cash value," later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information," later in this Prospectus.


46  Contract features and benefits


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2. Determining your contract's value


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applicable to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  increased to reflect additional contributions;

(iii) decreased to reflect a withdrawal;

(iv) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(v) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, Principal guarantee benefits, Guaranteed withdrawal benefit for life and/or Earnings enhancement benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VI later in this Prospectus for any state variations with regard to terminating your contract.


GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.


PRINCIPAL GUARANTEE BENEFITS. If you take no withdrawals, and your account value is insufficient to pay charges, we will not terminate your contract if you are participating in a PGB. Your contract will remain in force and we will pay your guaranteed amount at the benefit maturity date.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. If you elect the Guaranteed withdrawal benefit for life and your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, even if your GWBL benefit base is greater than zero. If, however, your account


                                           Determining your contract's value  47


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value falls to zero, either due to a withdrawal or surrender that is not an
Excess withdrawal or due to a deduction of charges, the benefit will still have value. See "Contract features and benefits" earlier in this Prospectus.


48  Determining your contract's value


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3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

o You may not transfer any amount to the account for special money market dollar cost averaging.

o If an owner or annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the account value being allocated to the guaranteed interest option, based on the account value as of the previous business day.


In addition, we reserve the right to restrict transfers into and among variable investment options including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities


                            Transferring your money among investment options  49


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may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.


When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We currently offer two rebalancing programs that you can use to automatically reallocate your account value among your investment options. Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.


To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:


(a) the percentage you want invested in each investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semi-annually, or annually on a contract year basis)


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can be made online through Online Account Access or by calling our TOPS system toll free. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.


50  Transferring your money among investment options


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If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in special money market dollar cost averaging or general dollar cost averaging.

If you elect a benefit that limits your variable investment options, those limitations will also apply to the rebalancing programs.


                            Transferring your money among investment options  51


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4. Accessing your money


--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.

Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


--------------------------------------------------------------------------------
                               Method of withdrawal
                   ---------------------------------------------
                   Automatic                            Pre-age      Lifetime
                    payment                              59-1/2     required
                     plans                               sub-       minimum
                     (GWBL                  System-   stantially   distribu-
      Contract       only)       Partial     atic        equal        tion
--------------------------------------------------------------------------------
NQ                    Yes         Yes         Yes         No          No
--------------------------------------------------------------------------------
Rollover IRA          Yes         Yes         Yes         Yes         Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                  Yes         Yes         Yes         Yes         No
--------------------------------------------------------------------------------
Rollover TSA*         Yes         Yes         Yes         No          Yes
--------------------------------------------------------------------------------
Inherited IRA         No          Yes         No          No          **
--------------------------------------------------------------------------------

* Employer or plan approval required for all transactions. Your ability to take with drawals or loans from, or surrender your TSA contract may be limited. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.


** The contract pays out post-death required minimum distributions. See "Inherited beneficiary contract" in "Contract, features and benefits" earlier in this Prospectus.



AUTOMATIC PAYMENT PLANS
(For contracts with GWBL only)

You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month.



MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee.


If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.

If you take a partial withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.



CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount not greater than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee. You must elect to change the scheduled payment amount.


It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in the Prospectus, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you take a partial withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.


PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

Any request for a partial withdrawal will terminate your participation in either the Maximum payment plan or Customized payment plan, if applicable.


SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRAs)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required).


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You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time. Systematic withdrawals are not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.

SUBSTANTIALLY EQUAL WITHDRAWALS
(All Rollover IRA and Roth Conversion IRA contracts)


We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.


The substantially equal withdrawal program is not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.


FOR CONTRACTS WITH GWBL. Generally, if you elect our automatic RMD service, any lifetime required minimum distribution payment we make to you under our automatic RMD service will not be treated as an Excess withdrawal.

If you elect either the Maximum payment plan or the Customized payment plan AND our Automatic RMD service, we will make an extra


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payment, if necessary, on December 1st that will equal your lifetime required minimum distribution less all payments made through November 30 and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. Also, the partial withdrawal may cause an Excess withdrawal. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary. Further, your GWBL benefit base and Guaranteed annual withdrawal amount may be reduced. See "Effect of Excess Withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you elect our Automatic RMD service and elect to take your Guaranteed annual withdrawal amount in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, on December 1st that will equal your required minimum distribution less all withdrawals made through November 30th. If prior to December 1st you make a partial withdrawal that exceeds your Guaranteed annual withdrawal amount, but not your RMD amount, that partial withdrawal will be treated as an Excess withdrawal, as well as any subsequent partial withdrawals made during the same contract year. However, if by December 1st your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as an Excess withdrawal.

FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our automatic RMD service causes your cumulative withdrawals in the contract year to exceed 6-1/2% (or 6%, if applicable) of the Roll- Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received within the first 90 days).

Owners of tax-qualified contracts (IRA and TSA) generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See "Guaranteed minimum death benefit/Guaranteed minimum income benefit Roll-Up benefit base reset." in "Contract features and benefits" earlier in this Prospectus.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options, and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to withdrawals from the fixed maturity options.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND PRINCIPAL GUARANTEE BENEFITS

In general, withdrawals (including RMDs) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

With respect to the Guaranteed minimum income benefit and the Greater of 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6-1/2% (or 6% or 3%, as applicable) or less of the 6-1/2% (or 6% or 3%, as applicable) Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6-1/2% (or 6% or 3%, as applicable) of the benefit base on the most recent anniversary, that entire withdrawal (including RMDs) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.


HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT


Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and Guaranteed annual withdrawal amount. For more information, see "Effect of Excess withdrawals" and "Other important considerations" under "Our Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this prospectus.

Your GWBL Standard death benefit base is reduced by any withdrawal on a pro rata basis.

Your GWBL Enhanced death benefit base is reduced on a dollar-for-dollar basis by any withdrawal up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal



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amount, your GWBL Enhanced death benefit base will be reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.



WITHDRAWALS TREATED AS SURRENDERS


If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


SPECIAL RULES FOR THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is an Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to an Excess withdrawal. In other words, if you take an Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Guaranteed withdrawal benefit for life" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


LOANS UNDER ROLLOVER TSA CONTRACTS


Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service" or if you elect the GWBL option or a PGB.

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o    It exceeds limits of federal income tax rules;

o    Interest and principal are not paid when due; or

o    In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan, including any accrued but unpaid loan interest, will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VI later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the "loan reserve account." Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If such fixed maturity amounts are insufficient, we will deduct all or a portion of the loan from the account for special money market dollar cost averaging.


For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records.



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners while the annuitant is living) and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer


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or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including the Guaranteed withdrawal benefit for life (if applicable) if your cash value is greater than your Guaranteed annual withdrawal amount remaining that year. If your cash value is not greater than your Guaranteed annual withdrawal amount remaining that year, then you will receive a supplementary life annuity contract. For more information, please see "Effect of your account value falling to zero" in "Contract features and benefits" earlier in this Prospectus. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Insufficient account value" in "Determining your contract value" and Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as the result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery and wire transfer service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) Select(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Select(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Select(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Select(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VI later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the owner's and annuitant's ages at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect the Guaranteed withdrawal benefit for life and choose to annuitize your contract before the maturity date, the Guaranteed withdrawal benefit for life will terminate without value even if your GWBL benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under GWBL. See "Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this Prospectus for further information.




----------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
----------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period certain
----------------------------------------------------------------------
Income Manager(R) payout options      Life annuity with period certain
   (available for owners and annu-    Period certain annuity
   itants age 83 or less at contract
   issue)
----------------------------------------------------------------------

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o    Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the Rollover TSA contract.

You may choose to apply only part of the account value of your Accumulator(R) Select(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Select(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


The Income Manager(R) payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R) Select(SM) contract date. Please see Appendix VI later in this Prospectus for information on state variations. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase


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factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) payout option is chosen.

ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed other than in conformance with applicable law even if you name a new annuitant. For contracts with joint annuitants, the maturity age is based on the older annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date. If you do not respond to the notice within the 30 days following the maturity date, your contract will be annuitized automatically.

If you elect the Guaranteed withdrawal benefit for life and your contract is annuitized at maturity, we will offer an annuity payout option that guarantees you will receive payments for life that are at least equal to the Guaranteed annual withdrawal amount that you would have received under the Guaranteed withdrawal benefit for life. At annuitization, you will no longer be able to take withdrawals in addition to the payments under this annuity payout option.

You may be eligible to elect an alternate annuity payout option. If you are eligible and elect this option, beginning as of the maturity date and for each subsequent year, the annuity payout will be the higher of two amounts that are calculated as of each contract date anniversary. The annuity payout will be the higher of: (1) the Guaranteed annual withdrawal amount and (2) the amount that the contract owner would have received if the annuity account value had been applied to a life annuity without a period certain, using either (a) the guaranteed annuity rates specified in your contract, or (b) the applicable current individual annuity rates as of the contract date anniversary, applying the rate that provides a greater benefit to the payee.

The resulting periodic payments are distributed while the owner (and if applicable, while any joint owner or successor owner) is living. Each Guaranteed withdrawal benefit for life Maturity date annuity payment will reduce the minimum death benefit pro rata. When the Guaranteed withdrawal benefit for life Maturity date annuity payments begin, you will not be permitted to make any additional withdrawals. You may, however, surrender the contract at any time on or after the maturity date to receive the contract's remaining cash value.

As described in "Contract features and benefits" under "Guaranteed withdrawal benefit for life ("GWBL")," these payments will have the potential to increase with favorable investment performance. Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your "minimum death benefit." If an enhanced death benefit had been elected, its value as of the date the annuity payout contract is issued will become your minimum death benefit, and it will no longer increase.

The minimum death benefit will be reduced dollar-for-dollar by each payment, if it is based on the value of the enhanced death benefit, or it will be reduced pro rata by each payment, if it is based on the value of the standard death benefit. If you die while there is any minimum death benefit remaining, it will be paid to your beneficiary.


Please see Appendix VI later in this Prospectus for variations that may apply in your state.


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5. Charges and expenses


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CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.


o On each contract date anniversary -- a charge for each optional benefit that you elect: a death benefit (other than the Standard and GWBL Standard death benefit); the Guaranteed minimum income benefit; the Guaranteed withdrawal benefit for life; and the Earnings enhancement benefit.


o On any contract date anniversary on which you are participating in a PGB -- a charge for a PGB.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

SEPARATE ACCOUNT ANNUAL EXPENSES


MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VI later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (if available) in the order of the earliest maturity date(s) first. If such fixed maturity amounts are still insufficient, we will deduct all or a portion of this charge from the account for special money market dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.


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If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this Prospectus.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.80% of the greater of the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, if applicable, we reserve the right to increase the charge for this enhanced death benefit up to a maximum of 0.95% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.65% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, if applicable, we reserve the right to increase the charge for this enhanced death benefit up to a maximum of 0.80% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.65% of the greater of the 3% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.


GWBL ENHANCED DEATH BENEFIT. This death benefit is only available if you elect the GWBL. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the GWBL Enhanced death benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options (or, if applicable, the permitted variable investment options) and the guaranteed interest option on a pro rata basis (see Appendix VI later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state). If those amounts are still insufficient, we will deduct all or a portion of these charges from the fixed maturity options (if applicable) in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity amounts are still insufficient, we will deduct all or a portion of these charges from the account for special money market dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of these charges for that year.

If your account value is insufficient to pay these charges, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this Prospectus.


STANDARD DEATH BENEFIT AND GWBL STANDARD DEATH BENEFIT. There is no additional charge for these standard death benefits.


PRINCIPAL GUARANTEE BENEFITS CHARGE

If you purchase a PGB, we deduct a charge annually from your account value on each contract date anniversary on which you are participating in a PGB. The charge is equal to 0.50% of the account value for the 100% Principal guarantee benefit and 0.75% of the account value for the 125% Principal guarantee benefit. We will continue to deduct the charge until your benefit maturity date. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option (see Appendix VI later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If such amounts are still insufficient, we will deduct all or a portion of this charge from the account for special money market dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the owner (or older joint owner, if applicable) reaches age 85, whichever occurs first.

If you elect the Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base, the charge is equal to 0.80% of the applicable benefit base on the contract date anniversary. If you elect the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base, the charge is equal to 0.65% of the applicable benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, we reserve the right to increase the charge for this benefit up to a maximum of 1.10% for the benefit that includes the 6-1/2% Roll-Up benefit base or 0.95% for the benefit that includes the 6% Roll-Up benefit base. You will be notified of the increased charge at


60  Charges and expenses


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the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (see Appendix VI later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity amounts are still insufficient, we will deduct all or a portion of this charge from the account for special money market dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this Prospectus.


EARNINGS ENHANCEMENT BENEFIT CHARGE

If you elect the Earnings enhancement benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity amounts are still insufficient, we will deduct all or a portion of this charge from the account for special money market dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this Prospectus.


GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE


If you elect the Guaranteed withdrawal benefit for life ("GWBL"), we deduct a charge annually as a percentage of your GWBL benefit base on each contract date anniversary. If you elect the Single Life option, the charge is equal to 0.65%. If you elect the Joint Life option, the charge is equal to 0.80%. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VI later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If such amounts are still insufficient, we will deduct all or a portion of this charge from the account for special money market dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we reserve the right to raise the charge at the time of an Annual Ratchet. The maximum charge for the Single Life option is 0.80%. The maximum charge for the Joint Life option is 0.95%. The increased charge, if any, will apply as of the contract date anniversary on which your GWBL benefit base ratchets and on all contract date anniversaries thereafter. We will permit you to opt out of the ratchet if the charge increases.


For Joint life contracts, if the successor owner or joint annuitant is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single life. If the successor owner or joint annuitant is dropped after withdrawals begin, the charge will continue based on a Joint life.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the variable Immediate Annuity payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

     o    Management fees ranging from 0.05% to 1.40%.

     o    12b-1 fees of 0.25%.

     o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

     o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or other unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


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GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


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6. Payment of death benefit


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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. Under a contract with a non-natural owner that has joint annuitants, the surviving annuitant is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. In either case, the death benefit is increased by any amount applicable under the Earnings enhancement benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Earnings enhancement benefit, as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.


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When we use the terms owner and joint owner, we intend these to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If the contract is jointly owned or is issued to a non- natural owner and the GWBL has not been elected, the death benefit is payable upon the death of the older joint owner or older joint annuitant, as applicable. Under contracts with GWBL, the terms Owner and Successor Owner are intended to be references to Annuitant and Joint Annuitant, respectively, if the contract has a non-natural owner.
--------------------------------------------------------------------------------

Subject to applicable laws and regulations, you may impose restrictions on the timing and manner of the payment of the death benefit to your beneficiary. For example, your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that (i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

In general, if the annuitant dies, the owner (or older joint owner, if applicable) will become the annuitant, and the death benefit is not payable. If the contract had joint annuitants, it will become a single annuitant contract.


EFFECT OF THE OWNER'S DEATH

In general, if the owner dies while the contract is in force, the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. For Joint life contracts with GWBL, the death benefit is paid to the beneficiary at the death of the second to die of the owner and successor owner.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option ("BCO"). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation." If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner under "Spousal continuation" or under our Beneficiary continuation option, as discussed below.

If the surviving joint owner is not the surviving spouse, or, for single owner contracts, if the beneficiary is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not in excess of his/her life expectancy) if payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death. If the ben-


                                                    Payment of death benefit  63


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eficiary of a contract with one owner or a younger non-spousal joint owner continues the contract under the 5-year rule, in general, all guaranteed benefits and their charges will end. If a PGB election is in effect upon your death with a benefit maturity date of less than five years from the date of death, it will remain in effect. For more information on non-spousal joint owner contract continuation, see the section immediately below.

NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any death benefit (if the older owner dies first) or cash value (if the younger owner dies first) must be fully paid to the surviving joint owner within five years. The surviving owner may instead elect to receive a life annuity, provided payments begin within one year of the deceased owner's death. If the life annuity is elected, the contract and all benefits terminate.

If the older owner dies first, we will increase the account value to equal the Guaranteed minimum death benefit, if higher, and by the value of the Earnings enhancement benefit. The surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the Guaranteed minimum death benefit and charge and the Guaranteed minimum income benefit and charge will then be discontinued. No additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the death benefit is not payable, and the Guaranteed minimum death benefit and the Earnings enhancement benefit, if applicable, will continue without change. If the Guaranteed minimum income benefit cannot be exercised within the period required by federal tax laws, the benefit and charge will terminate as of the date we receive proof of death. No additional contributions will be permitted.

Upon the death of either owner, if the surviving owner elects the 5-year rule and a PGB was in effect upon the owner's death with a maturity date of more than five years from the date of death, we will terminate the benefit and the charge.

SPOUSAL CONTINUATION

If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your younger spouse or if the contract owner is a non-natural person and you and your younger spouse are joint annuitants, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death in order to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

Upon your death, the younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a Single owner contract) may elect to receive the death benefit, continue the contract under our Beneficiary continuation option (as discussed below in this section) or continue the contract, as follows:

o As of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary, we will increase the account value to equal the elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

o The applicable Guaranteed minimum death benefit option may continue as follows:


          -- If you elected either the Annual Ratchet to age 85 or the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, and if your surviving spouse is age 75 or younger on the date of your death, and you were age 84 or younger at death, the enhanced death benefit continues and will continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age
               85. If you were age 85 or older at death, we will reinstate the Guaranteed minimum death benefit you elected. The benefit base (which had previously been frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

          -- If you elected the Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, and your surviving spouse is age 80 or younger at the date of your death, and you were age 84 or younger at death, the enhanced death benefit continues and will grow according to its terms until the contract date anniversary following the surviving spouse's 85th birthday. If you were age 85 or older at death, we will reinstate the enhanced death benefit you elected. The benefit base (which had been previously frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the surviving spouse's 85th birthday. If your spouse is younger than age 75, before electing to continue the contract, your spouse should consider that he or she could purchase a new contract and elect the Greater of 6% (as opposed to 3%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit at the same cost. He or she could also purchase a contract with a "Greater of 6-1/2%" enhanced death benefit at an additional cost.

          -- If you elected either the Annual Ratchet to age 85 or the Greater of the 6-1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit and your surviving spouse is age 76 or older on the date of your death, the Guaranteed minimum death benefit and charge will be discontinued. If you elected the Greater of the 3% Roll-Up to



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               age 85 or the Annual Ratchet to age 85 enhanced death benefit and your surviving spouse is 81 or older, the Guaranteed minimum death benefit and charge will be discontinued.


          -- If the Guaranteed minimum death benefit continues, Roll-Up benefit base reset, if applicable, will be based on the surviving spouse's age at the time of your death. The next available reset will be based on the contract issue date or last reset, as applicable.

          -- For single owner contracts with the GWBL Enhanced death benefit, we will discontinue the benefit and charge. However, we will freeze the GWBL Enhanced death benefit base as of the date of your death (less subsequent withdrawals), and pay it upon your spouse's death.



o The Earnings enhancement benefit will be based on the surviving spouse's age at the date of the deceased spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit and charge will be discontinued.

o If elected, PGB continues and is based on the same benefit maturity date and guaranteed amount that was guaranteed.

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the surviving spouse's age at the date of the deceased spouse's death. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If you elect the Guaranteed withdrawal benefit for life on a Joint life basis, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse. No additional contributions will be permitted. If you elect the Guaranteed withdrawal benefit for life on a Single life basis, the benefit and charge will terminate.

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

o The Guaranteed minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit continue to be based on the older spouse's age for the life of the contract.

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

o If a PGB had been elected, the benefit continues and is based on the same benefit maturity date and guaranteed amount.

o If you elect the Guaranteed withdrawal benefit for life, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse.

If you divorce, Spousal continuation does not apply.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VI later in this Prospectus for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information. For Joint life contracts with GWBL, BCO is only available after the death of the second owner.




BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual pay-


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ments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o    The beneficiary replaces the deceased owner as annuitant.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The beneficiary automatically replaces the existing annuitant.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o    Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled pay-


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     ments based on the remaining life expectancy of the deceased beneficiary
     (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If the deceased is the owner or the older joint owner:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the Beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Earnings enhancement benefit, adjusted for any subsequent withdrawals.

If the deceased is the younger non-spousal joint owner:

o    The annuity account value will not be reset to the death benefit amount.


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7. Tax information


--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Select(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, the amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Select(SM)'s special money market dollar cost averaging program, choice of death benefits, the Guaranteed withdrawal for life benefit, the Guaranteed minimum income benefit, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract.



SUSPENSION OF REQUIRED MINIMUM DISTRIBUTIONS FOR 2009

Congress has enacted a limited suspension of account-based required minimum distribution withdrawals only for calendar year 2009. The suspension does not apply to annuity payments. The suspension does not affect the determination of the Required Beginning Date. Neither lifetime nor post-death required minimum distributions need to be made during 2009. Please note that if you have previously elected to have amounts automatically withdrawn from a contract to meet required minimum distribution rules (for example, our "automatic required minimum distribution (RMD) service" or our "beneficiary continuation option" under a deceased individual's IRA contract each discussed earlier in this Prospectus) we will make distributions for calendar year 2009 unless you request in writing before we make the distribution that you want no required minimum distribution for calendar year 2009. If you receive a distribution which would have been a lifetime required minimum distribution (but for the 2009 suspension), you may preserve the tax deferral on the distribution by rolling it over within 60 days after you receive it to an IRA or other eligible retirement plan. Please note that any distribution to a nonspousal beneficiary which would have been a post-death required minimum distribution (but for the 2009 suspension) is not eligible for the 60-day rollover.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:


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o    if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.



ANNUITY PAYMENTS


Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract. We also include Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus. In order to get annuity payment tax treatment, all amounts under the contract must be applied to the annuity payout option; we do not "partially annuitize" nonqualified deferred annuity contracts.

Your rights to apply amounts under this Accumulator(R) Select(SM) contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this Accumulator(R) Select(SM) contract constitutes an annuity contract under current federal tax rules.

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.


For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable. It reduces the investment in the contract.


Collateral assignments are taxable to the extent of any earnings in the contract at the time any portion of the contract's value is assigned as collateral. Therefore, if you assign your contract as collateral for a loan with a third party after the contract is issued but before the end of the first contract year, you may have taxable income even though you receive no payments under the contract. AXA Equitable will report any income attributable to a collateral assignment on Form 1099-R. Also, if AXA Equitable makes payments or distributions to the assignee pursuant to directions under the collateral assignment agreement, any gains in such payments may be taxable to you and reportable on Form 1099-R even though you do not receive them.



TAXATION OF LIFETIME WITHDRAWALS IF YOU ELECT THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

We treat Guaranteed annual withdrawals and other withdrawals as non-annuity payments for income tax purposes as discussed above.



EARNINGS ENHANCEMENT BENEFIT

In order to enhance the amount of the death benefit to be paid at the owner's death, you may purchase an Earnings enhancement benefit rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Earnings enhancement benefit rider is not part of the contract. In such a case the charges for the Earnings enhancement benefit rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES


You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:



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o    the contract that is the source of the funds you are using to purchase the
     NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Accumulator(R) Select(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Accumulator(R) Select(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.

Section 1035 exchanges are generally not available after the death of the owner.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract. Please consult with your tax adviser before electing this feature.


BENEFICIARY CONTINUATION OPTION


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for a prior similar version of the NQ contract. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2";


o scheduled payments, any additional withdrawals under "Withdrawal Option 2", or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the withdrawal option selected by the beneficiary;


o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken).

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.


INVESTOR CONTROL ISSUES


Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.



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INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o    Traditional IRAs, typically funded on a pre-tax basis; and

o    Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).


AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We also offer the Inherited IRA for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs.


This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have not applied for an opinion letter approving the respective forms of the traditional IRA and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.

AXA Equitable has submitted the respective forms of the Accumulator(R) Select(SM) Inherited IRA beneficiary continuation contract to the IRS for approval as to form for use as a traditional IRA or Roth IRA, respectively. We do not know if and when any such approval may be granted.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


You can cancel any version of the Accumulator(R) Select(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o    "regular" contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other


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spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions." That is, your fully deductible contribution can be up to $5,000, or if less, your earned income. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income ("AGI") is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.


If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

Cost of living indexing adjustments apply to the income limits on deductible contributions.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 (for 2009, AGI between $55,000 and $65,000, after adjustment).

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $80,000 and $100,000 (for 2009, AGI between $89,000 and $109,000, after adjustment).


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI between $150,000 and $160,000 (for 2009, AGI between $166,000 and $176,000, after adjustment).


To determine the deductible amount of the contribution for 2008, for example, you determine AGI and subtract $53,000 if you are single, or $89,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:



    ($10,000-excess AGI)     times    the maximum       Equals  the adjusted
    --------------------       x        regular            =     deductible
     divided by $10,000               contribution              contribution
                                      for the year                  limit

ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on someone else's tax return, and your adjusted gross income cannot exceed $50,000 ($55,000, after cost of living adjustments for 2009) . The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The testing period begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution, including extensions. Saver's credit-eligible contributions may be made to a 401(k) plan, 403(b) plan, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions to traditional IRAs" later in this section for more information. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.



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If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.


ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o    governmental employer 457(b) plans;

o    403(b) plans; and

o    other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


During calendar year 2009 only, due to the temporary suspension of account-based required minimum distribution withdrawals, you may be able to roll over to a traditional IRA a distribution that normally would not be eligible to be rolled over. Please note that distributions from inherited IRAs made to beneficiaries may not be rolled over once distributed.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.



ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances.


There are two ways to do rollovers:

o    Do it yourself:
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover:
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:


o (for every year except 2009) "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    death benefit payments to a beneficiary who is not your surviving spouse;
     or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your tra-


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ditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS


Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year); or

o    regular contributions to a traditional IRA made after you reach age 70-1/2;
     or



o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2 (for every year except 2009).


You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:


o the amount received is a withdrawal of excess contributions, as described under "Excess contributions to traditional IRAs" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section for more information.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that


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plan about whether the plan accepts rollovers and, if so, the types it accepts.
You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs in 2009 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum


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distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


SPOUSAL CONTINUATION

If the contract is continued under Spousal continuation, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies using an IRS-approved distribution method). We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.

To meet the substantially equal periodic payments exception, you could elect to apply your contract value to an Income Manager(R) (life


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annuity with a period certain) payout annuity contract (level payments version).
You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."


The Accumulator(R) Select(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or


o tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").


Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.



REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that your modified adjusted gross income exceeds the following amounts (indexed for cost of living adjustment):


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000 (for 2009, $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000 (for 2009, $120,000 after adjustment).


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000 (for 2009, between $166,000 and $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000 (for 2009, between $105,000 and $120,000 after adjustment).


If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.



ROLLOVERS AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS



WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to


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another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o    another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan or a 403(b) plan (direct or 60-day); or

o from non-Roth accounts under another eligible retirement plan, subject to limits specified below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS


In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan. Until 2010, you must meet AGI limits specified below.


Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. In the case of a traditional IRA conversion rollover for example, we are required to withhold 10% federal income tax from the amount treated as converted unless you properly elect out of such withholding. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

The following rules apply until 2010: You cannot make conversion rollover contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the conversion rollover. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA or other eligible retirement plan.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.




RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution


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while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.


No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o    rollovers from a Roth IRA to another Roth IRA;

o    direct transfers from a Roth IRA to another Roth IRA;

o    qualified distributions from a Roth IRA; and

o    return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 59-1/2 or older; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:


(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2009



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     and the conversion contribution is made in 2010, the conversion contribution is treated as contributed prior to other conversion contributions made in 2010.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH


Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date. The suspension of account-based required minimum distribution withdrawals for calendar year 2009 applies to post-death required minimum distribution withdrawals from Roth IRAs.



PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.



EXCESS CONTRIBUTIONS TO ROTH IRAS


Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, until 2010, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL


This section of the Prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)." If the rules are the same as those that apply to another kind of contract, for example, traditional IRA contracts, we will refer you to the same topic under "Traditional individual retirement annuities (traditional
IRAs)."



--------------------------------------------------------------------------------
The disclosure generally assumes that the TSA has 403(b) contract status or qualifies as a 403(b) contract. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.
--------------------------------------------------------------------------------


FINAL REGULATIONS UNDER SECTION 403(B)


In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.


PERMISSIBLE INVESTMENTS. The 2007 Regulations retain the rule that there are generally two types of investments available to fund 403(b) plans -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) funding vehicles qualify for tax deferral.


EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms. The IRS has announced relief measures for failure to have a written plan finalized by the beginning of 2009, as long as the written plan is adopted by December 31, 2009, and the plan operates in accordance with the 2007 Regulations beginning by January 1, 2009.


LIMITATIONS ON INDIVIDUAL INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from


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one 403(b) annuity contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.

EFFECT OF THE 2007 REGULATIONS ON CONTRIBUTIONS TO THE ACCUMULATOR(R) SELECT(SM) TSA CONTRACT

The Accumulator(R) Select(SM) TSA contract was designed to be purchased through a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a rollover from another eligible retirement plan and does not accept employer-remitted contributions. Contributions to an Accumulator(R) Select(SM) TSA contract are extremely limited as described below.

Contributions to an Accumulator(R) Select(SM) TSA contract may only be made where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Select(SM) TSA contract and other funding vehicles under the plan.


AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Select(SM) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction.



CONTRIBUTIONS TO 403(B) ANNUITY CONTRACTS

Because the Accumulator(R) Select(SM) TSA contract can be issued through a direct plan-to-plan transfer or a contract exchange under the same plan, the characterization of funds in the contract can remain the same as under the prior contract. We provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other 403(b) annuity contracts.


EMPLOYER-REMITTED CONTRIBUTIONS. Employer-remitted contributions to TSA contracts made through the employer's payroll are subject to annual limits. (Tax-free plan-to-plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA contract are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA contract can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSA contracts are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS. It is unlikely that rollover or direct transfer contributions can be made for an individual no longer actively participating in a 403(b) plan; however, there may be circumstances where an individual must take a required minimum distribution from a distributing plan or contract before rolling over or transferring the distribution to the Accumulator(R) Select(SM) contract. The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the 403(b) annuity contract is issued if the owner is at least age 70-1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution. For calendar year 2009 only, account-based required minimum distribution withdrawals are suspended, so certain rollovers which would be impermissible in other years may be made.


ROLLOVER CONTRIBUTIONS. After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

o termination of employment with the employer who provided the funds for the plan; or

o    reaching age 59-1/2 even if still employed; or

o    disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to a traditional IRA instead.


If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.



                                                             Tax information  81


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Because AXA Equitable does not separately account for rollover contributions from other eligible retirement plans in the Accumulator(R) Select(SM) TSA contract, amounts that would be free of distribution restrictions in a traditional IRA, for example, are subject to distribution restrictions in the Accumulator(R) Select(SM) TSA contract.


DIRECT TRANSFER CONTRIBUTIONS. A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan." 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example, with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) annuity contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.


DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Select(SM) Rollover TSA contract as not eligible for withdrawal until:


o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o    the owner dies; or

o the plan under which the Accumulator(R) Select(SM) TSA contract is purchased is terminated.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA contract distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to Accumulator(R) Select(SM) Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.


ANNUITY PAYMENTS. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and



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survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.



EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Select(SM) Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.


You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. The Accumulator(R) Select(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any Taxable portion of the amount rolled over will be taxed at the time of the rollover. Rollovers are subject to the Roth IRA conversion rules, which, prior to 2010, restrict conversions of traditional IRAs to taxpayers with adjusted gross income of no more than $100,000, whether single or married filing jointly.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules. Suspension of account-based required minimum distribution withdrawals for calendar year 2009 temporarily permits distributions which would



                                                             Tax information  83


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be ineligible lifetime required minimum distributions in any other year to be rolled over to another eligible retirement plan in calendar year 2009.


Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, contract exchange under the same 403(b) plan, or under Rev. Rul. 90-24 prior to the 2007 Regulations), are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS


Please note the temporary suspension of account-based required minimum distribution withdrawals, both lifetime and post-death, in calendar year 2009.


Generally the same as traditional IRA with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Select(SM) Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Select(SM) Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.


SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age). We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.


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o    We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS


Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. Based on the assumption that an annuity contract owner is married and claiming three withholding exemptions, periodic annuity payments totaling less than $19,200 in 2009 will generally be exempt from federal income tax withholding. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.


A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for the life (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and designated beneficiary); or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not the plan participant's surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not the plan participant's current spouse or former spouse.

A death benefit payment to the plan participant's surviving spouse, or a qualified domestic relations order distribution to the plan participant's current or former spouse may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. More information


--------------------------------------------------------------------------------


ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.


Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although the Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB/B shares issued by the corresponding Portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from Separate Account No. 49 or to add other separate accounts;


(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;


(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 49;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.



ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio. The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of the Trusts may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan and other aspects of its operations, appears in the prospectuses for each Trust which generally accompany this Prospectus, or in their respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 17, 2009 and the related price per $100 of maturity value were as shown below:




----------------------------------------------------------
  Fixed Maturity
   Options with
   February 17th          Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 17, 2009   Maturity Value
----------------------------------------------------------
        2010             3.00%*            $ 97.09
        2011             3.00%*            $ 94.26
        2012             3.00%*            $ 91.51
        2013             3.00%*            $ 88.84
        2014             3.00%*            $ 86.25
        2015             3.00%*            $ 83.74
        2016             3.12%             $ 80.64
        2017             3.42%             $ 76.40
        2018             3.61%             $ 72.66
----------------------------------------------------------


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----------------------------------------------------------
   Fixed Maturity
   Options with
   February 17th         Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 17, 2009   Maturity Value
----------------------------------------------------------
       2019                3.75%          $ 69.19
----------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


     (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.



     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity option, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.



ABOUT THE GENERAL ACCOUNT

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an invest-


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ment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, ROLLOVER IRA OR ROTH CONVERSION IRA CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Rollover IRA or Roth Conversion IRA contract on a monthly or quarterly basis. AIP is not available for Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts. Please see Appendix VI later in this Prospectus to see if the automatic investment program is available in your state.


The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options, the guaranteed interest option and available fixed maturity options but not the account for special money market dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

For contracts with GWBL, AIP will be automatically terminated after the later of : (i) the end of the first contract year, or (ii) the date the first withdrawal is taken. For contracts with PGB, AIP will be automatically terminated at the end of the first six months.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

         - on a non-business day;
         - after 4:00 p.m. Eastern Time on a business day; or
         - after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.


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o    When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the Portfolios, such as:

o    the election of trustees; or

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.



ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered


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material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distributions of the contracts.


FINANCIAL STATEMENTS


The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.



TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office.

If you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, the Earnings enhancement benefit, a PGB, and/or the Guaranteed withdrawal for life ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. The Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. The Benefit will also not terminate if you transfer your individually-owned contract to a trust held for your (or your and your immediate family's) benefit; the Benefit will continue to be based on your life. If you were not the annuitant under the individually-owned contract, you will become the annuitant under the new contract. Please speak with your financial professional for further information.

See Appendix VI later in this Prospectus for any state variations with regard to terminating any benefits under your contract.


You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA or Rollover TSA contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA or Rollover TSA contract to another similar arrangement under federal income tax rules.

Loans are not available under your NQ contract.


In certain circumstances, you may collaterally assign all or a portion of the value of your NQ contract as security for a loan with a third party lender. The terms of the assignment are subject to our approval. The amount of the assignment may never exceed your account value on the day prior to the date we receive all necessary paperwork to effect the assignment. Only one assignment per contract is permitted, and any such assignment must be made prior to the first contract date anniversary. You must indicate that you have not purchased, and will not purchase, any other AXA Equitable (or affiliate's) NQ deferred annuity contract in the same calendar year that you purchase the contract.


A collateral assignment does not terminate your benefits under the contract. However, all withdrawals, distributions and benefit payments, as well as the exercise of any benefits, are subject to the assignee's prior approval and payment directions. We will follow such directions until AXA Equitable receives written notification satisfactory to us that the assignment has been terminated. If the owner or beneficiary fails to provide timely notification of the termination, it is possible that we could pay the assignee more than the amount of the assignment, or continue paying the assignee pursuant to existing directions after the collateral assignment has in fact been terminated. Our payment of any death benefit to the beneficiary will also be subject to the terms of the assignment until we receive written notification satisfactory to us that the assignment has been terminated.

In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.


ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY


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10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.00% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 2.00% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 1.25% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Select(SM) on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on


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facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.


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9. Incorporation of certain documents by reference



--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2008 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.



                             Incorporation of certain documents by reference  93

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                           www.axa-equitable.com/green


Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.70%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2008.
---------------------------------------------------------------------------------------------------------------
                                                                                               For the years
                                                                                            ending December 31,
                                                                                           --------------------
                                                                                               2008       2007
---------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.00    $  15.05
---------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 8,484       6,377
---------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.29    $  11.76
---------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 5,824       2,454
---------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.82    $  12.40
---------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 4,505       2,753
---------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 35.84    $  48.27
---------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 4,019       3,098
---------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.69    $  14.45
---------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                27,177      23,506
---------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $134.51    $ 243.48
---------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    63          65
---------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 19.16    $  18.82
---------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   948         404
---------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.40    $  19.41
---------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 1,924       2,236
---------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.96    $  20.14
---------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   421         443
---------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.65    $  10.99
---------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   339         227
---------------------------------------------------------------------------------------------------------------
EQ/AXA Rosenberg Value Long/Short Equity
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.26    $  11.07
---------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   458         383
---------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 14.49    $  23.24
---------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   834         842
---------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 13.43    $  23.97
---------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 1,000       1,136
---------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  4.47    $   6.71
---------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   730         571
---------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
                                                                                           ---------------------------------
                                                                                              2006        2005        2004
----------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  14.43    $  12.45    $  11.72
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                  3,109       1,519         656
----------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.31    $  10.82    $  10.74
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                  1,800       1,000         281
----------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.96    $  11.19    $  11.02
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                  3,022       2,176         414
----------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  46.21    $  42.61    $  41.36
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                  2,325       1,725         893
----------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.82    $  12.28    $  11.71
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 14,705       6,917       2,788
----------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 239.38    $ 219.99    $ 214.55
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                     73          73          64
----------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  17.92    $  17.67    $  17.76
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    376         481         416
----------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  17.67    $  14.55    $  12.84
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                  1,508       1,037         649
----------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  17.56    $  16.39    $  14.95
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    462         372         312
----------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.31    $  10.35          --
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    123          40          --
----------------------------------------------------------------------------------------------------------------------------
EQ/AXA Rosenberg Value Long/Short Equity
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.91    $  10.94          --
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 13,017         784          --
----------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  23.37    $  19.66    $  19.43
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    856         849         802
----------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  22.13    $  17.91    $  16.44
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                  1,052         782         522
----------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   6.59    $   5.78    $   5.54
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    504         326          15
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending
                                                                                                December 31,
                                                                                            ---------------------------------
                                                                                               2003        2002
-----------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.66          --
-----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                     32          --
-----------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.30          --
-----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                      1          --
-----------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.41          --
-----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                     84          --
-----------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  38.70    $  33.05
-----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    383          86
-----------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.66          --
-----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                     46          --
-----------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 191.26    $ 130.09
-----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                     29           9
-----------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  17.72    $  17.65
-----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    458         259
-----------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.05    $   8.32
-----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    530         142
-----------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.34    $   9.63
-----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    478         121
-----------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                     --          --
-----------------------------------------------------------------------------------------------------------------------------
EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                     --          --
-----------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  17.87    $  13.86
-----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    502         184
-----------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.75    $  10.92
-----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    441         161
-----------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                     --          --
-----------------------------------------------------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information

              To receive this document electronically, sign up for
                e-delivery today at www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)

------------------------------------------------------------------------------------------------------------------------
                                                                                                For the years ending
                                                                                                    December 31,
                                                                                           -----------------------------
                                                                                            2008       2007       2006
------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
 Unit value                                                                                 $ 5.23    $  9.71    $  8.81
 Separate Account No. 49 number of units outstanding (000's)                                   286        373        353
EQ/Capital Guardian Growth
 Unit value                                                                                 $ 7.70    $ 13.14    $ 12.67
 Separate Account No. 49 number of units outstanding (000's)                                 1,426      1,289      1,484
EQ/Capital Guardian Research
 Unit value                                                                                 $ 7.54    $ 12.71    $ 12.72
 Separate Account No. 49 number of units outstanding (000's)                                 2,528      3,063      1,393
EQ/Caywood-Scholl High Yield Bond
 Unit value                                                                                 $ 8.85    $ 11.12    $ 11.01
 Separate Account No. 49 number of units outstanding (000's)                                 1,204        180        225
EQ/Davis New York Venture
 Unit value                                                                                 $ 6.60    $ 11.05    $ 10.84
 Separate Account No. 49 number of units outstanding (000's)                                 1,517      1,189        216
EQ/Equity 500 Index
 Unit value                                                                                 $18.20    $ 29.54    $ 28.64
 Separate Account No. 49 number of units outstanding (000's)                                 1,308      1,547      1,418
EQ/Evergreen International Bond
 Unit value                                                                                 $11.14    $ 10.64    $  9.90
 Separate Account No. 49 number of units outstanding (000's)                                 1,063        476        185
EQ/Evergreen Omega
 Unit value                                                                                 $ 6.75    $  9.49    $  8.67
 Separate Account No. 49 number of units outstanding (000's)                                   353        249        215
EQ/Franklin Income
 Unit value                                                                                 $ 7.01    $ 10.45    $ 10.42
 Separate Account No. 49 number of units outstanding (000's)                                 1,649      1,574        368
EQ/Franklin Small Cap Value
 Unit value                                                                                 $ 6.36    $  9.71    $ 10.81
 Separate Account No. 49 number of units outstanding (000's)                                   377        421         38
EQ/Franklin Templeton Founding Strategy
 Unit value                                                                                 $ 5.89    $  9.49         --
 Separate Account No. 49 number of units outstanding (000's)                                 5,195      2,805         --
EQ/GAMCO Mergers and Acquisitions
 Unit value                                                                                 $ 9.95    $ 11.75    $ 11.56
 Separate Account No. 49 number of units outstanding (000's)                                   305        337        193
EQ/GAMCO Small Company Value
 Unit value                                                                                 $18.86    $ 27.67    $ 25.76
 Separate Account No. 49 number of units outstanding (000's)                                   610        618        233
EQ/International Core PLUS
 Unit value                                                                                 $ 8.68    $ 16.01    $ 14.13
 Separate Account No. 49 number of units outstanding (000's)                                 2,341      2,289      3,208
EQ/International Growth
 Unit value                                                                                 $ 9.50    $ 16.18    $ 14.17
 Separate Account No. 49 number of units outstanding (000's)                                   796        665        269
EQ/JPMorgan Core Bond
 Unit value                                                                                 $12.59    $ 14.07    $ 13.88
 Separate Account No. 49 number of units outstanding (000's)                                 1,216      1,473      1,477
EQ/JPMorgan Value Opportunities
 Unit value                                                                                 $ 8.93    $ 15.08    $ 15.53
 Separate Account No. 49 number of units outstanding (000's)                                   280        288        351
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                              For the years ending
                                                                                                   December 31,
                                                                                           ------------------------------
                                                                                             2005       2004       2003
-------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.51    $  7.96    $  7.82
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   314        204        249
-------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 12.00    $ 11.62    $ 11.20
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   351        160        164
-------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 11.55    $ 11.08    $ 10.16
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 1,585      1,200        776
-------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.37         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    81         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 25.31    $ 24.66    $ 22.76
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 1,604      1,386      1,074
-------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.74         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                     8         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.33    $  8.15    $  7.75
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   280        377        218
-------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.48         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    77         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 22.05    $ 21.50         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    79          9         --
-------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 12.06    $ 10.47    $  9.38
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 2,337      1,926      1,026
-------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 11.47         --         --
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    56         --         --
-------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 13.57    $ 13.50    $ 13.20
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 1,527      1,343      1,175
-------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
-------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 13.12    $ 12.84    $ 11.78
-------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   347        370        307
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                                     For the years ending
                                                                                           December 31,
                                                                                     ---------------------
                                                                                              2002
----------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.22
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    42
----------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.19
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    40
----------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.86
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   200
----------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --
----------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --
----------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 18.11
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   399
----------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --
----------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  5.70
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    32
----------------------------------------------------------------------------------------------------------
EQ/Franklin Income
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --
----------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --
----------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --
----------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --
----------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --
----------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.19
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   282
----------------------------------------------------------------------------------------------------------
EQ/International Growth
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --
----------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 12.99
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   441
----------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.45
----------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   128
----------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

              To receive this document electronically, sign up for
                e-delivery today at www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)

----------------------------------------------------------------------------------------------------------------
                                                                                               For the years
                                                                                            ending December 31,
                                                                                            --------------------
                                                                                             2008       2007
----------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.46     $ 10.50
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   389         458
----------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 4.78     $  7.62
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 1,004       1,050
----------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $10.06     $ 16.57
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   298         492
----------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 4.39     $ 10.32
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   847         809
----------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 9.09     $ 16.31
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 2,668       3,123
----------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $10.88     $ 10.54
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   237         248
----------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 7.73     $ 12.39
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   351         369
----------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 8.62     $ 12.70
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   425         442
----------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 7.29     $ 12.15
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   922         888
----------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $10.61     $ 18.08
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 3,228       3,346
----------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.66     $ 13.35
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 1,863       2,166
----------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 9.74     $ 16.40
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   902       1,069
----------------------------------------------------------------------------------------------------------------
EQ/Money Market
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $27.75     $ 27.65
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 1,943       1,051
----------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 3.74     $  5.66
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 1,560         657
----------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.50     $ 10.69
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 1,644       1,727
----------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.71     $ 11.51
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   786         674
----------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.68     $ 11.10
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   130         154
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
                                                                                           ---------------------------------
                                                                                               2006        2005       2004
----------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.28    $  9.26    $  8.79
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    510        603        610
----------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.80    $  6.96    $  6.16
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                  1,042      1,055        981
----------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.58    $ 13.76    $ 12.84
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    192        184        149
----------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.17    $ 10.63         --
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    532        144         --
----------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 17.38    $ 14.57    $ 14.06
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                  2,507      2,363      2,169
----------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.98    $  9.98         --
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    135        173         --
----------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.18    $ 10.57         --
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    308         83         --
----------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.67    $ 10.54         --
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    196         84         --
----------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.29    $ 11.12         --
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    591        290         --
----------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 16.13    $ 15.01    $ 13.79
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                  2,714      2,354      1,938
----------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.57    $ 11.47    $ 10.97
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                  1,890      1,556      1,391
----------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 16.96    $ 15.34    $ 14.02
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                  1,156      1,107      1,007
----------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 26.86    $ 26.15    $ 25.92
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   1102        845        349
----------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  4.77    $  4.49    $  4.34
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                     83         72         22
----------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.70         --         --
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    258         --         --
----------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.08         --         --
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                     83         --         --
----------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
----------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.92         --         --
----------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                     20         --         --
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending
                                                                                               December 31,
                                                                                          ----------------------
                                                                                              2003       2002
----------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.03    $  6.69
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   598        229
----------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  5.78    $  4.77
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   856        341
----------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 11.60    $  9.12
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    93         38
----------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --         --
----------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 12.60    $  9.96
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 1,481        530
----------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --         --
----------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --         --
----------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --         --
----------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --         --
----------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 12.69    $  9.85
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                 1,510        386
----------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.62    $  6.81
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   883        285
----------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 12.10    $  9.24
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   636        237
----------------------------------------------------------------------------------------------------------------
EQ/Money Market
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 26.17    $ 26.47
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                   434        630
----------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --         --
----------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --         --
----------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --         --
----------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
----------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)                                    --         --
----------------------------------------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)

----------------------------------------------------------------------------------------------------------------
                                                                                               For the years
                                                                                          ----------------------
                                                                                           ending December 31,
----------------------------------------------------------------------------------------------------------------
                                                                                               2008       2007
----------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 6.50     $ 10.70
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   340         277
----------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $10.11     $ 10.72
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                 2,525       1,235
----------------------------------------------------------------------------------------------------------------
 EQ/ Quality Bond PLUS
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $14.75     $ 16.06
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   502         626
----------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $10.15     $ 10.53
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   475         262
----------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $10.37     $ 16.02
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   720         713
----------------------------------------------------------------------------------------------------------------
 EQ/T. Rowe Price Growth Stock
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 9.26     $ 16.30
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   421         401
----------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 6.27     $ 10.78
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   848         853
----------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 3.56     $  6.04
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   153          89
----------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 7.04     $ 11.36
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   545         539
----------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $10.67     $ 25.45
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                 1,528       1,726
----------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 8.26     $ 15.95
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   695         782
----------------------------------------------------------------------------------------------------------------
 EQ Van Kampen Real Estate
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 4.97     $  8.27
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                 1,342       1,440
----------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $31.77     $ 60.62
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    53          56
----------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $11.89     $ 11.80
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                 3,511       1,494
----------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 9.15     $ 12.72
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   429         390
----------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $23.07     $ 30.68
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   523         526
----------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 9.54     $ 18.39
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   951       1,047
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
                                                                                           ---------------------------------
                                                                                               2006        2005       2004
----------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.09         --          --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     19         --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.78    $  9.91          --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    730        286          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/ Quality Bond PLUS
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 15.63    $ 15.31     $ 15.27
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    590        573         555
----------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.17    $  9.96          --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    202         60          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 16.60    $ 14.35     $ 14.00
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    744        596         575
----------------------------------------------------------------------------------------------------------------------------
 EQ/T. Rowe Price Growth Stock
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 15.46    $ 16.39     $ 16.03
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     47         41           6
----------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.75         --          --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    178         --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  6.07    $  5.41     $  5.05
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    104         69          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.85    $ 10.40          --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    602        296          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 18.23    $ 13.53     $ 10.37
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   1239        755         609
----------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 13.26    $ 12.34          --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    297        179          --
----------------------------------------------------------------------------------------------------------------------------
 EQ Van Kampen Real Estate
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     --         --          --
----------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 55.37    $ 53.59     $ 50.38
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     47         25          28
----------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.30    $ 11.08     $ 11.07
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  2,030      1,611       1,424
----------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.87    $ 11.49     $ 10.93
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    400        338         284
----------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 30.26    $ 28.00     $ 27.64
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    758        755         771
----------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 16.64    $ 13.51     $ 11.90
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  1,030        783         806
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending
                                                                                               December 31,
                                                                                          ----------------------
                                                                                              2003       2002
----------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     --          --
----------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     --          --
----------------------------------------------------------------------------------------------------------------
 EQ/ Quality Bond PLUS
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 14.97     $ 14.71
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    512         198
----------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     --          --
----------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.10     $  8.44
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    449         122
----------------------------------------------------------------------------------------------------------------
 EQ/T. Rowe Price Growth Stock
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     --          --
----------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     --          --
----------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     --          --
----------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     --          --
----------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.53     $  5.56
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    457          69
----------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     --          --
----------------------------------------------------------------------------------------------------------------
 EQ Van Kampen Real Estate
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     --          --
----------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 45.72     $ 33.82
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                     10           4
----------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.84     $ 10.63
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  1,202         628
----------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.91     $  7.87
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    143          57
----------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 25.87     $ 21.48
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    557         125
----------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.27     $  7.78
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    360         135
----------------------------------------------------------------------------------------------------------------


                                            Appendix I: Condensed financial
information A-4

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                e-delivery today at www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)

----------------------------------------------------------------------------------------------------------------
                                                                                For the years ending December 31,
----------------------------------------------------------------------------------------------------------------
                                                                                        2008       2007
----------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                          $ 7.43     $ 12.50
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                            447         473
----------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                          $ 5.56     $ 10.35
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                            840         881
----------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                          $ 8.83     $ 14.37
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                            921       1,210
----------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                          $ 6.55     $ 11.81
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                            813         934
----------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                          $ 8.47     $ 13.46
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                            727         805
----------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                          $ 4.95     $  8.71
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                            687         788
----------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                          $10.31     $ 16.88
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                            666         748
----------------------------------------------------------------------------------------------------------------
 Multimanager Technology
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                          $ 6.29     $ 12.10
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                            462         597
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
                                                                                           ---------------------------------
                                                                                               2006        2005       2004
----------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.11     $ 10.85     $ 10.34
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    453         353         272
----------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.47     $  9.62     $  9.10
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  1,014         980         876
----------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 14.10     $ 12.02     $ 11.42
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  1,363       1,238       1,242
----------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.74     $  9.96     $  9.35
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                  1,035       1,075       1,055
----------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 13.68     $ 12.13     $ 11.49
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   1010         876       1,011
----------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.54     $  7.89     $  7.46
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    475         242          59
----------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 19.05     $ 16.69     $ 16.22
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   1201         991         884
----------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.41     $  9.87     $  9.02
----------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    350         311         306
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending
                                                                                               December 31,
                                                                                          ----------------------
                                                                                              2003       2002
----------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.59    $  7.61
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   238        104
----------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.68    $  6.76
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   792        408
----------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.15    $  7.88
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   726        316
----------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.52    $  6.18
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   731        292
----------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.15    $  7.34
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   560        206
----------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    --         --
----------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 14.09    $ 10.43
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                   641        270
----------------------------------------------------------------------------------------------------------------
 Multimanager Technology
----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.74    $  5.64
----------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                                    98         14
----------------------------------------------------------------------------------------------------------------


A-5 Appendix I: Condensed financial information

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Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2009 to a fixed maturity option with a maturity date of February 15, 2017 (eight years later) at a hypothetical rate to maturity of 7.00%("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2013(a).





-----------------------------------------------------------------------------------------------------------
                                                                      Hypothetical assumed rate to maturity
                                                                          ("j" in the calculations below)
                                                                                  February 15, 2013
                                                            -----------------------------------------------
                                                                                   5.00%        9.00%
-----------------------------------------------------------------------------------------------------------
 As of February 15, 2013 before withdrawal
-----------------------------------------------------------------------------------------------------------
(1) Market adjusted amount(b)                                                     $141,389     $121,737
-----------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount(c)                                                      $131,104     $131,104
-----------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                            $ 10,285     $ (9,367)
-----------------------------------------------------------------------------------------------------------
 On February 15, 2013 after $50,000 withdrawal
-----------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                             $  3,637     $ (3,847)
-----------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)       $ 46,363     $ 53,847
-----------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                         $ 91,389     $ 71,737
-----------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                              $ 84,741     $ 77,257
-----------------------------------------------------------------------------------------------------------
(8) Maturity value(d)                                                             $111,099     $101,287
-----------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:


 (a)      Number of days from the withdrawal date to the maturity date = D = 1,461

 (b)      Market adjusted amount is based on the following calculation:
          Maturity value                            $171,882
          ________________             =            ________________               where j is either 5% or 9%
                                                      (1+j)(1,461/365)
            (1+j)(D/365)

 (c)      Fixed maturity amount is based on the following calculation:
          Maturity value                            $171,882
          ________________             =            ________________
            (1+h)(D/365)                              (1+0.07)(1,461/365)

 (d)      Maturity value is based on the following calculation:

          Fixed maturity amount - (1+h)(D/365) = ($84,741 or $77,257) - (1+0.07)(1,461/365)

                                Appendix II: Market value adjustment example B-1

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Appendix III: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:



------------------------------------------------------------------------------------------------------------------------------------
  End of
 contract                      6-1/2% Roll-Up to age 85    6% Roll-Up to age 85    Annual Ratchet to age 85      GWBL Enhanced
   year       Account value      death benefit base        death benefit base        death benefit base      death benefit base
------------------------------------------------------------------------------------------------------------------------------------
     1          $105,000            $  106,500(4)             $  106,000(6)             $  105,000(1)           $  105,000(7)
------------------------------------------------------------------------------------------------------------------------------------
     2          $115,500            $  113,423(3)             $  112,360(5)             $  115,500(1)           $  115,500(7)
------------------------------------------------------------------------------------------------------------------------------------
     3          $129,360            $  120,795(3)             $  119,102(5)             $  129,360(1)           $  129,360(7)
------------------------------------------------------------------------------------------------------------------------------------
     4          $103,488            $  128,647(3)             $  126,248(5)             $  129,360(2)           $  135,828(8)
------------------------------------------------------------------------------------------------------------------------------------
     5          $113,837            $  137,009(4)             $  133,823(6)             $  129,360(2)           $  142,296(8)
------------------------------------------------------------------------------------------------------------------------------------
     6          $127,497            $  145,914(4)             $  141,852(6)             $  129,360(2)           $  148,764(8)
------------------------------------------------------------------------------------------------------------------------------------
     7          $127,497            $  155,399(4)             $  150,363(6)             $  129,360(2)           $  155,232(8)
------------------------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3) At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4) At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6-1/2% Roll-Up to age 85.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(5) At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(6) At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.


GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(7) At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(8) At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.

C-1 Appendix III: Enhanced death benefit example


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Appendix IV: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6-1/2% Roll-Up to Age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Select(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.87)%, 3.13% for the Accumulator(R) Select(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the Greater of 6-1/2% Roll-Up to age 85 and the Annual Ratchet to age 85 Guaranteed minimum death benefit charge, the Earnings enhancement benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.61%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.31% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


                                     Appendix IV: Hypothetical illustrations D-1


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Variable deferred annuity
Accumulator(R) Select(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85 Guaranteed minimum death benefit
  Earnings enhancement benefit
  Guaranteed minimum income benefit

                                                         Greater of 6-1/2%
                                                               Roll-
                                                          Up to age 85 or                                Lifetime Annual
                                                         Annual Ratchet to  Total Death Benefit Guaranteed Minimum Income Benefit
                                                         age 85 Guaranteed   with the Earnings  ----------------------------------
                                                           Minimum Death                           Guaranteed       Hypothetical
                   Account Value         Cash Value           Benefit       enhancement benefit      Income            Income
       Contract ------------------- ------------------- ------------------- ------------------- ----------------- ----------------
Age      Year       0%        6%        0%        6%        0%        6%        0%        6%       0%       6%       0%       6%
      --------- --------- --------- --------- --------- --------- --------- --------- --------- -------- -------- -------- -------
 60       1      100,000   100,000   100,000   100,000   100,000  100,000    100,000  100,000      N/A     N/A       N/A     N/A
 61       2       95,090   101,069    95,090   101,069   106,500  106,500    109,100  109,100      N/A     N/A       N/A     N/A
 62       3       90,226   102,056    90,226   102,056   113,423  113,423    118,792  118,792      N/A     N/A       N/A     N/A
 63       4       85,401   102,953    85,401   102,953   120,795  120,795    129,113  129,113      N/A     N/A       N/A     N/A
 64       5       80,604   103,750    80,604   103,750   128,647  128,647    140,105  140,105      N/A     N/A       N/A     N/A
 65       6       75,828   104,434    75,828   104,434   137,009  137,009    151,812  151,812      N/A     N/A       N/A     N/A
 66       7       71,062   104,996    71,062   104,996   145,914  145,914    164,280  164,280      N/A     N/A       N/A     N/A
 67       8       66,297   105,420    66,297   105,420   155,399  155,399    177,558  177,558      N/A     N/A       N/A     N/A
 68       9       61,523   105,695    61,523   105,695   165,500  165,500    191,699  191,699      N/A     N/A       N/A     N/A
 69      10       56,731   105,806    56,731   105,806   176,257  176,257    206,760  206,760      N/A     N/A       N/A     N/A
 74      15       32,010   103,298    32,010   103,298   241,487  241,487    298,082  298,082    14,441  14,441    14,441  14,441
 79      20        4,992    93,756     4,992    93,756   330,859  330,859    423,202  423,202    22,168  22,168    22,168  22,168
 84      25            0    73,682         0    73,682         0  453,305          0  554,251         0  36,264         0  36,264
 89      30            0    59,759         0    59,759         0  482,770          0  583,716      N/A     N/A       N/A     N/A
 94      35            0    48,104         0    48,104         0  482,770          0  583,716      N/A     N/A       N/A     N/A
 95      36            0    45,546         0    45,546         0  482,770          0  583,716      N/A     N/A       N/A     N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


D-2 Appendix IV: Hypothetical illustrations


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Appendix V: Earnings enhancement benefit example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Earnings enhancement benefit for an owner age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:

------------------------------------------------------------------------------------------------------------------------------------
                                                                 No Withdrawal   $3,000 withdrawal   $6,000 withdrawal
------------------------------------------------------------------------------------------------------------------------------------
A   INITIAL CONTRIBUTION                                            100,000           100,000             100,000
------------------------------------------------------------------------------------------------------------------------------------
B   DEATH BENEFIT: prior to withdrawal.*                            104,000           104,000             104,000
------------------------------------------------------------------------------------------------------------------------------------
    EARNINGS ENHANCEMENT BENEFIT EARNINGS: death
C   benefit less net contributions (prior to the withdrawal in       4,000             4,000               4,000
    D). B minus A.
------------------------------------------------------------------------------------------------------------------------------------
D   WITHDRAWAL                                                         0               3,000               6,000
------------------------------------------------------------------------------------------------------------------------------------
    EXCESS OF THE WITHDRAWAL OVER THE EARNINGS
E   ENHANCEMENT BENEFIT EARNINGS                                       0                 0                 2,000
    greater of D minus C or zero
------------------------------------------------------------------------------------------------------------------------------------
    NET CONTRIBUTIONS (adjusted for the withdrawal in D)
F   A minus E                                                       100,000           100,000              98,000
------------------------------------------------------------------------------------------------------------------------------------
    DEATH BENEFIT (adjusted for the withdrawal in D)
G   B minus D                                                       104,000           101,000              98,000
------------------------------------------------------------------------------------------------------------------------------------
    DEATH BENEFIT LESS NET CONTRIBUTIONS
H   G minus F                                                        4,000             1,000                 0
------------------------------------------------------------------------------------------------------------------------------------
I   EARNINGS ENHANCEMENT BENEFIT FACTOR                               40%               40%                 40%
------------------------------------------------------------------------------------------------------------------------------------
    EARNINGS ENHANCEMENT BENEFIT
J   H times I                                                        1,600              400                  0
------------------------------------------------------------------------------------------------------------------------------------
    DEATH BENEFIT: including Earnings enhancement benefit
K   G plus J                                                        105,600           101,400              98,000
------------------------------------------------------------------------------------------------------------------------------------

* The death benefit is the greater of the account value or any applicable death benefit.


                            Appendix V: Earnings enhancement benefit example E-1


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Appendix VI: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


The following information is a summary of the states where the Accumulator(R) Select(SM) contract or certain features and/or benefits are either not available or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state. See also Appendix VII later in this Prospectus for information about the availability of certain features under your contract.


STATES WHERE CERTAIN ACCUMULATOR(R) SELECT(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:



------------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                                               Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA      See "Contract features and benefits"--"Your right to can-           If you reside in the state of California
                cel within a certain number of days"                                and you are age 60 and older at the time
                                                                                    the contract is issued, you may return your
                                                                                    variable annuity contract within 30 days
                                                                                    from the date that you receive it and
                                                                                    receive a refund as described below.

                                                                                    If you allocate your entire initial
                                                                                    contribution to the EQ/Money Market option
                                                                                    (and/or guaranteed interest option, if
                                                                                    available), the amount of your refund will
                                                                                    be equal to your contribution less
                                                                                    interest, unless you make a trans- fer, in
                                                                                    which case the amount of your refund will
                                                                                    be equal to your account value on the date
                                                                                    we receive your request to cancel at our
                                                                                    processing office. This amount could be
                                                                                    less than your initial contribution. If the
                                                                                    Principal guarantee ben- efit or Guaranteed
                                                                                    withdrawal benefit for life is elected, the
                                                                                    investment allocation during the 30 day
                                                                                    free look period is limited to the
                                                                                    guaranteed interest option. If you allocate
                                                                                    any portion of your initial contribution to
                                                                                    the variable invest- ment options (other
                                                                                    than the EQ/Money Market option) and/or
                                                                                    fixed maturity options, your refund will be
                                                                                    equal to your account value on the date we
                                                                                    receive your request to cancel at our
                                                                                    processing office.
------------------------------------------------------------------------------------------------------------------------------------
ILLINOIS        See "Loans under Rollover TSA contracts" in "Accessing              Your loan interest rate will not exceed 8%
                your money"                                                         (or any lower maximum rate that may become
                                                                                    required by Illinois or fed- eral law).
                See "Selecting an annuity payout option" under "Your
                annuity payout options" in "Accessing your money"                   The following sentence replaces the first
                                                                                    sentence of the second paragraph in this
                                                                                    section:

                                                                                    You can choose the date annuity payments
                                                                                    begin but it may not be earlier than twelve
                                                                                    months from the Accumulator(R) Select(SM)
                                                                                    contract date.
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Annual administrative charge                                        The annual administrative charge will not
                                                                                    be deducted from amounts allocated to the
                                                                                    Guaranteed interest option.
------------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY      The following information applies to Accumulator(R) Select(SM) contracts sold in New Jersey from August 6, 2007 to September 10, 2007:

                "Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to           All references to this feature are deleted
                age 85 enhanced death benefit"                                      in their entirety.
------------------------------------------------------------------------------------------------------------------------------------

F-1 Appendix VI: State contract availability and/or variations of certain features and benefits


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
------------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                                               Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY                                                                          You have the choice of the following
(CONTINUED)                                                                         guaranteed minimum death benefits: the
                                                                                    Greater of 6% Roll-Up to age 85 or Annual
                                                                                    Ratchet to age 85; the Greater of 3%
                                                                                    Roll-Up to age 85 or Annual Ratchet to age
                                                                                    85; the Annual Ratchet to age 85; the
                                                                                    Standard death benefit; the GWBL Standard
                                                                                    death benefit; or the GWBL Enhanced death
                                                                                    benefit.

                See "Guaranteed minimum death benefit charge" in "Fee               The charge for the Greater of 6% Roll-Up to
                table"                                                              age 85 or Annual Ratchet to age 85 is 0.60%

                                                                                    The charge for the Greater of 3% Roll-Up to
                                                                                    age 85 or Annual Ratchet to age 85 is 0.60%

                See "Guaranteed minimum death benefit charge" and                   Footnote (3) (and all related text) is
                "Guaranteed minimum income benefit charge" in "Fee                  deleted in its entirety. We do not reserve
                table"                                                              the right to increase your charge if you
                                                                                    reset your Greater of 6% to age 85 or
                                                                                    Annual Ratchet to age 85 enhanced death
                                                                                    benefit and Guaranteed minimum income
                                                                                    benefit Roll-Up benefit base.

                See "Guaranteed minimum income benefit and the Roll-Up              All references to resetting your Roll-Up
                benefit base reset" in "Contract features and benefits"             benefit base on each contract date
                                                                                    anniversary are deleted in their entirety
                                                                                    here and throughout the Prospectus.
                                                                                    Instead, if you elect the Guaranteed
                                                                                    minimum income benefit alone or together
                                                                                    with the Greater of 6% Roll-Up to age 85 or
                                                                                    Annual Ratchet to age 85 enhanced death
                                                                                    benefit, you will be eligible to reset the
                                                                                    Roll-Up benefit base for these guaranteed
                                                                                    benefits to equal the account value as of
                                                                                    the 5th or later contract date anniversary.
                                                                                    Each time you reset the Roll-Up benefit
                                                                                    base, your Roll-Up benefit base will not be
                                                                                    eligible for another reset for five years.
                                                                                    The Guaranteed minimum income benefit that
                                                                                    includes the 6-1/2% Roll-Up benefit base is
                                                                                    not available in combination with the
                                                                                    Greater of 6% Roll-Up to age 85 or Annual
                                                                                    Ratchet to age 85 enhanced death benefit.

                See "Guaranteed minimum income benefit option" in                   The table showing the maximum periods
                "Contract features and benefits"                                    certain available under the life with a
                                                                                    period certain payout option is deleted in
                                                                                    its entirety and replaced with the
                                                                                    following:

                                                                                                   Level payments
                                                                                    ------------------------------------------
                                                                                                        Period certain years
                                                                                           Owner's    ------------------------
                                                                                      age at exercise       IRAs        NQ
                                                                                    ------------------------------------------
                                                                                      75 and younger         10         10
                                                                                            76                9         10
                                                                                            77                8         10
                                                                                            78                7         10
                                                                                            79                7         10
                                                                                            80                7         10
                                                                                            81                7          9
                                                                                            82                7          8
                                                                                            83                7          7
                                                                                            84                6          6
                                                                                            85                5          5
                                                                                            --               --         --

                                 Appendix VI: State contract availability and/or variations of certain features and benefits F-2


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
------------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                                               Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY      See "Greater of 6% Roll-Up to age 85 or Annual Ratchet              The second sentence of the first paragraph
(CONTINUED)     to age 85" under "Guaranteed minimum death benefit                  and the entire second paragraph are deleted
                charge" in "Charges and expenses"                                   in their entirety and replaced with the
                                                                                    following:

                                                                                    The charge is equal to 0.60% of the Greater
                                                                                    of the 6% Roll-Up to age 85 or the Annual
                                                                                    Ratchet to age 85 benefit base.

                See "Greater of 3% Roll-Up to age 85 or Annual Ratchet              The second sentence is deleted in its
                to age 85" under "Guaranteed minimum death benefit                  entirety and replaced with the following:
                charge" in "Charges and expenses"
                                                                                    The charge is equal to 0.60% of the Greater
                                                                                    of the 3% Roll-up to age 85 or the Annual
                                                                                    Ratchet to age 85 benefit base.

                See "Guaranteed minimum income benefit charge" in                   The third paragraph is deleted in its
                "Charges and expenses"                                              entirety.
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA    Contributions                                                       Your contract refers to contributions as
                                                                                    premiums.

                Required disclosure for Pennsylvania customers                      Any person who knowingly and with intent to
                                                                                    defraud any insurance company or other
                                                                                    person files an application for insurance
                                                                                    or statement of claim containing any
                                                                                    materially false information or conceals
                                                                                    for the purpose of misleading, information
                                                                                    concerning any fact material thereto
                                                                                    commits a fraudulent insurance act, which
                                                                                    is a crime and subjects such person to
                                                                                    criminal and civil penalties.
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO     IRA, Roth IRA, Inherited IRA and Rollover TSA contracts             Not Available

                Beneficiary continuation option (IRA)                               Not Available

                Tax Information -- Special rules for NQ contracts                   Income from NQ contracts we issue is U.S.
                                                                                    source. A Puerto Rico resident is subject
                                                                                    to U.S. taxation on such U.S. source
                                                                                    income. Only Puerto Rico source income of
                                                                                    Puerto Rico resi- dents is excludable from
                                                                                    U.S. taxation. Income from NQ contracts is
                                                                                    also subject to Puerto Rico tax. The
                                                                                    calculation of the taxable portion of
                                                                                    amounts distributed from a con- tract may
                                                                                    differ in the two jurisdictions. Therefore,
                                                                                    you might have to file both U.S. and Puerto
                                                                                    Rico tax returns, showing different amounts
                                                                                    of income from the contract for each tax
                                                                                    return. Puerto Rico generally provides a
                                                                                    credit against Puerto Rico tax for U.S. tax
                                                                                    paid. Depending on your per- sonal
                                                                                    situation and the timing of the different
                                                                                    tax liabilities, you may not be able to
                                                                                    take full advantage of this credit.
------------------------------------------------------------------------------------------------------------------------------------
TEXAS           See "Annual administrative charge" in "Charges and                  The annual administrative charge will not
                expenses"                                                           be deducted from amounts allocated to the
                                                                                    Guaranteed interest option.
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      Guaranteed interest option                                          Not Available

                Investment simplifier -- Fixed-dollar option                        Not Available
                and Interest sweep option

                Fixed maturity options                                              Not Available

                Income Manager(R) payout option                                     Not Available

                Earnings enhancement benefit                                        Not Available
------------------------------------------------------------------------------------------------------------------------------------

F-3 Appendix VI: State contract availability and/or variations of certain features and benefits


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
------------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                                               Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      "Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to           All references to these features are
(CONTINUED)     age 85 enhanced death benefit"; "Greater of 6% Roll-Up              deleted in their entirety.
                to age 85 or Annual Ratchet to age 85 enhanced death
                benefit"; and "GWBL Enhanced death benefit"                         You have the choice of the following
                                                                                    guaranteed minimum death benefits: the
                                                                                    Greater of 4% Roll-Up to age 85 or Annual
                                                                                    Ratchet to age 85 enhanced death benefit;
                                                                                    the Greater of 3% Roll-Up to age 85 or
                                                                                    Annual Ratchet to age 85 enhanced death
                                                                                    benefit; the Annual Ratchet to age 85; the
                                                                                    Standard death benefit; or the GWBL
                                                                                    Standard death benefit.

                See "Guaranteed minimum death benefit charge" in "Fee               The charge for the Greater of 4% Roll-Up to
                table" and in "Charges and expenses"                                age 85 or Annual Ratchet to age 85 is 0.65%
                                                                                    and cannot be increased.

                See "How you can purchase and contribute to your con-               o For contracts with GWBL, the $1,500,000
                tract" in "Contract features and benefits"                            contribution limit applies for all issue
                                                                                      ages.

                                                                                    o The second sentence of the third
                                                                                      paragraph is deleted. The paragraph now
                                                                                      reads: "We limit aggregate contribu- tions
                                                                                      made after the first contract year to 150%
                                                                                      of first- year contributions."

                See "Guaranteed minimum death benefit and Guaranteed                o If you elect the 6-1/2% (or 6%, as
                minimum income benefit base" in "Contract features and                applicable) Guaranteed minimum income
                benefits"                                                             benefit with the Greater of 4% Roll-Up to
                                                                                      age 85 or Annual Ratchet to age 85 enhanced
                                                                                      death benefit, the variable investment
                                                                                      options (including amounts allocated to the
                                                                                      account for special money market dollar
                                                                                      cost averaging, but excluding all other
                                                                                      amounts allocated to the EQ/Money Market)
                                                                                      will roll up at an annual rate of 6-1/2%
                                                                                      (or 6%, as applicable) for the Guaranteed
                                                                                      minimum income benefit base and 4% for the
                                                                                      4% Roll-Up to age 85 benefit base.

                                                                                    o If you elect the Greater of 4% Roll-Up to
                                                                                      age 85 or Annual Ratchet to age 85 enhanced
                                                                                      death benefit, with- out a Guaranteed
                                                                                      minimum income benefit, the variable
                                                                                      investment options (including amounts
                                                                                      allocated to the account for special money
                                                                                      market dollar cost averaging, but excluding
                                                                                      all other amounts allocated to the EQ/Money
                                                                                      Market) will roll up at an annual rate of
                                                                                      4% for the 4% Roll-Up to age 85 benefit
                                                                                      base.

                See "Guaranteed minimum death benefit/Guaranteed mini-              Your "Greater of 4% Roll-Up to age 85 or
                mum income benefit roll-up benefit base reset" in                   Annual Ratchet to age 85 enhanced death
                "Contract features and benefits"                                    benefit" benefit base will reset only if
                                                                                    your account value is greater than your
                                                                                    Guaranteed minimum income benefit Roll-Up
                                                                                    benefit base.
------------------------------------------------------------------------------------------------------------------------------------

                                 Appendix VI: State contract availability and/or variations of certain features and benefits F-4


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
------------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                                               Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      See "How withdrawals affect your Guaranteed minimum                 The first sentence of the third paragraph
(CONTINUED)     income benefit and Guaranteed minimum death benefit" in             is replaced with the following:
                "Accessing your money"
                                                                                    o With respect to the 6-1/2% (or 6%, as
                                                                                      applicable) Guar- anteed minimum income
                                                                                      benefit, withdrawals (including any
                                                                                      applicable withdrawal charges) will
                                                                                      reduce the 6-1/2% (or 6%, as applicable)
                                                                                      Roll-Up to age 85 benefit base on a
                                                                                      dollar-for-dollar basis, as long as the
                                                                                      sum of the withdrawals in a contract year
                                                                                      is 6-1/2% (or 6%, as applicable) or less
                                                                                      of the 6-1/2% (or 6%, as applicable)
                                                                                      Roll-Up benefit base on the contract
                                                                                      issue date or the most recent contract
                                                                                      date anniversary, if later.

                                                                                    o With respect to the Guaranteed minimum
                                                                                      income benefit and the Greater of 4%
                                                                                      Roll-Up to age 85 or Annual Ratchet to
                                                                                      age 85 enhanced death benefit, if elected
                                                                                      in combination, withdrawals (including
                                                                                      any applicable with- drawal charges) will
                                                                                      reduce each of the benefits' Roll-Up to
                                                                                      age 85 benefit base on a
                                                                                      dollar-for-dollar basis, as long as the
                                                                                      sum of the withdrawals in a contract year
                                                                                      is 6-1/2% (or 6%, as applicable) or less
                                                                                      of the Guaranteed minimum income
                                                                                      benefit's Roll-Up benefit base on the
                                                                                      contract issue date or the most recent
                                                                                      contract date anniversary, if later.

                                                                                    o With respect to the Greater of 4% Roll-Up
                                                                                      to age 85 or Annual Ratchet to age 85
                                                                                      enhanced death benefit, if elected
                                                                                      without the Guaranteed minimum income
                                                                                      ben- efit, withdrawals (including any
                                                                                      applicable withdrawal charges) will
                                                                                      reduce the 4% Roll-Up to age 85 benefit
                                                                                      base on a dollar-for-dollar basis, as
                                                                                      long as the sum of the withdrawals in a
                                                                                      contract year is 6% or less of the 4%
                                                                                      Roll-Up to age 85 benefit base on the
                                                                                      contract issue date or the most recent
                                                                                      contract date anniversary, if later.



                                                                                    o With respect to the Greater of 3% Roll-Up
                                                                                      to age 85 or Annual Ratchet to age 85
                                                                                      enhanced death benefit, with- drawals
                                                                                      (including any applicable withdrawal
                                                                                      charges) will reduce the 3% Roll-Up to
                                                                                      age 85 benefit base on a
                                                                                      dollar-for-dollar basis, as long as the
                                                                                      sum of the with- drawals in a contract
                                                                                      year is 3% or less of the 3% Roll-Up to
                                                                                      age 85 enhanced death benefit base on the
                                                                                      contract issue date or the most recent
                                                                                      contract date anniversary, if later.

                See "Guaranteed minimum death benefit" in                           You have a choice of the standard death
                "Contract features and benefits"                                    benefit, the Annual Ratchet to age 85
                                                                                    enhanced death benefit, the Greater of 3%
                                                                                    Roll-Up to age 85 or Annual Ratchet to age
                                                                                    85 enhanced death benefit, or the Greater
                                                                                    of 4% Roll-Up to age 85 or Annual Ratchet
                                                                                    to age 85 enhanced death ben- efit.

                See "GWBL Guaranteed minimum death benefit" under                   Only the GWBL Standard death benefit is
                "Guaranteed withdrawal benefit for life ("GWBL")" in                available.
                "Contract features and benefits"
------------------------------------------------------------------------------------------------------------------------------------

F-5 Appendix VI: State contract availability and/or variations of certain features and benefits


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
------------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                                               Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      See "Annual administrative charge" in "Charges and                  The second paragraph of this section is
(CONTINUED)     expenses"                                                           replaced with the following:

                                                                                    The annual administrative charge will be
                                                                                    deducted from the value in the variable
                                                                                    investment options on a pro rata basis. If
                                                                                    those amounts are insufficient, we will
                                                                                    deduct all or a portion of the charge from
                                                                                    the account for special money market dollar
                                                                                    cost averaging. If the contract is
                                                                                    surrendered or annuitized or a death
                                                                                    benefit is paid on a date other than a
                                                                                    contract date anniversary, we will deduct a
                                                                                    pro rata por- tion of that charge for the
                                                                                    year.
------------------------------------------------------------------------------------------------------------------------------------

                                 Appendix VI: State contract availability and/or variations of certain features and benefits F-6


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Appendix VII: Contract variations


--------------------------------------------------------------------------------


You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VI earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.



------------------------------------------------------------------------------------------------------------------------------------
Approximate Time Period          Feature/Benefit                     Variation
------------------------------------------------------------------------------------------------------------------------------------
May 2007 - February 2008         Guaranteed withdrawal               At no additional charge, during the first ten contract
(through March 2008 in Nevada)   benefit for life -- 5% deferral     years, in each year you have not taken a withdrawal, we
                                 bonus                               will increase your GWBL benefit base by an amount equal to
                                                                     5% of your total contributions. If the Annual Ratchet (as
                                                                     discussed immediately above) occurs on any contract date
                                                                     anniversary, for the next and subsequent contract years,
                                                                     the bonus will be 5% of the most recent ratcheted GWBL
                                                                     benefit base plus any subsequent contributions. If the
                                                                     GWBL benefit base is reduced due to an Excess withdrawal,
                                                                     the 5% deferral bonus will be calculated using the reset
                                                                     GWBL benefit base plus any applicable contributions. The
                                                                     deferral bonus generally excludes contributions made in
                                                                     the prior 12 months. In the first contract year, the
                                                                     deferral bonus is determined using all contributions
                                                                     received in the first 90 days of the contract year. On any contract date anniversary on which you are eligible for a
                                                                     bonus, we will calculate the applicable bonus amount. If,
                                                                     when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become
                                                                     your new GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will
                                                                     be ratcheted to equal your account value, and the 5%
                                                                     deferral bonus will not apply. If you opt out of the
                                                                     Annual Ratchet (as discussed immediately above), the 5%
                                                                     deferral bonus will still apply.

                                 200% Initial GWBL benefit base      Not available
                                 guarantee

                                 Guaranteed annual withdrawal        The Applicable percentages for the Guaranteed annual
                                 amount                               withdrawal amount are as follows:
                                                                     ----------------------------------------------------------
                                                                      Age                   Applicable percentage
                                                                     ----------------------------------------------------------
                                                                     45-64                          4.0%
                                                                     65-74                          5.0%
                                                                     75-84                          6.0%
                                                                     85 and older                   7.0%
                                                                     ----------------------------------------------------------

                                 Guaranteed withdrawal benefit for   If you elect the Single Life option, the charge is equal
                                 life benefit charge                 to 0.60%. If you elect the Joint Life option, the charge
                                                                     is equal to 0.75%.

                                                                     The maximum charge for the Single Life option is 0.75%.
                                                                     The maximum charge for the Joint Life option is 0.90%.
------------------------------------------------------------------------------------------------------------------------------------


G-1 Appendix VII: Contract variations


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
------------------------------------------------------------------------------------------------------------------------------------
                                 How withdrawals affect your         Your GWBL Standard death benefit base and GWBL Enhanced
                                 GWBL and GWBL Guaranteed            death benefit base are reduced on a dollar-for-dollar
                                 minimum death benefit               basis by any withdrawal up to the Guaranteed annual
                                                                     withdrawal amount. Once a withdrawal causes cumulative
                                                                     withdrawals in a contract year to exceed your Guaranteed
                                                                     annual withdrawal amount, your GWBL Standard death benefit base and GWBL Enhanced death benefit base are reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess
                                                                     withdrawal), we will further reduce your GWBL Enhanced
                                                                     death benefit base to equal your account value.

                                 Maximum payment plan                The amount of the withdrawal will increase following any
                                                                     Annual Ratchet or 5% deferral bonus.

                                 Customized payment plan             The amount of the withdrawal will not be increased
                                                                     following any Annual Ratchet or 5% deferral bonus. You
                                                                     must elect to change the scheduled payment amount.

                                 Annuity maturity date               The minimum death benefit will be reduced
                                                                     dollar-for-dollar by each payment.
------------------------------------------------------------------------------------------------------------------------------------


                                           Appendix VII: Contract variations G-2


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Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                           Page

Who is AXA Equitable?                                                       2
Unit Values                                                                 2


Calculation of Annuity Payments                                             2
Custodian and Independent Registered Public Accounting Firm                 3
Distribution of the Contracts                                               3
Financial Statements                                                        3



HOW TO OBTAIN AN ACCUMULATOR(R) SELECT(SM) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
 Accumulator(R) Select(SM)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

   -

Please send me an Accumulator(R) Select(SM) SAI for Separate Account No. 49
                                                       dated May 1, 2009.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip











                        x02409/Select '02/'04, '07/'07.5, 8.0/8.2 and 9.0 Series

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Accumulator(R) Elite(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2009

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.



--------------------------------------------------------------------------------


WHAT IS ACCUMULATOR(R) ELITE(SM)?

Accumulator(R) Elite(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options or the account for special dollar cost averaging ("investment options").

This Prospectus is not your contract. Your contract and any endorsements, riders and data pages as identified in your contract are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The description of the contract's provisions in this Prospectus is current as of the date of this Prospectus; however, because certain provisions may be changed after the date of this Prospectus in accordance with the contract, the description of the contract's provisions in this Prospectus is qualified in its entirety by the terms of the actual contract. The contract should be read carefully. You have the right to cancel the contract within a certain number of days after receipt of the contract. You should read this Prospectus in conjunction with any applicable supplement. The contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not be available at the time you purchase the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.





--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*          o EQ/AXA Templeton Growth Core**
o AXA Conservative Allocation*        o EQ/BlackRock Basic Value Equity
o AXA Conservative-Plus Allocation*   o EQ/BlackRock International Value
o AXA Moderate Allocation*            o EQ/Boston Advisors Equity Income
o AXA Moderate-Plus Allocation*       o EQ/Calvert Socially Responsible
o EQ/AllianceBernstein International  o EQ/Capital Guardian Growth
o EQ/AllianceBernstein Small Cap      o EQ/Capital Guardian Research
  Growth                              o EQ/Caywood-Scholl High Yield Bond
o EQ/Ariel Appreciation II            o EQ/Common Stock Index**
o EQ/AXA Franklin Income Core**       o EQ/Core Bond Index
o EQ/AXA Franklin Small Cap Value     o EQ/Davis New York Venture
  Core**                              o EQ/Equity 500 Index
o EQ/AXA Franklin Templeton Founding  o EQ/Evergreen Omega
  Strategy Core**                     o EQ/Focus PLUS**
o EQ/AXA Mutual Shares Core**         o EQ/GAMCO Mergers and Acquisitions
o EQ/AXA Rosenberg Value Long/Short   o EQ/GAMCO Small Company Value
  Equity                              o EQ/Global Bond PLUS**
--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o EQ/Global Multi-Sector Equity**     o EQ/PIMCO Ultra Short Bond**
o EQ/Intermediate Government Bond     o EQ/Quality Bond PLUS
  Index                               o EQ/Short Duration Bond
o EQ/International Core PLUS          o EQ/Small Company Index
o EQ/International Growth             o EQ/T. Rowe Price Growth Stock
o EQ/JPMorgan Value Opportunities     o EQ/UBS Growth and Income
o EQ/Large Cap Core PLUS              o EQ/Van Kampen Comstock
o EQ/Large Cap Growth Index           o EQ/Van Kampen Mid Cap Growth
o EQ/Large Cap Growth PLUS            o EQ/Van Kampen Real Estate
o EQ/Large Cap Value Index            o Multimanager Aggressive Equity
o EQ/Large Cap Value Plus             o Multimanager Core Bond
o EQ/Long Term Bond                   o Multimanager Health Care
o EQ/Lord Abbett Growth and Income    o Multimanager International Equity
o EQ/Lord Abbett Large Cap Core       o Multimanager Large Cap Core Equity
o EQ/Lord Abbett Mid Cap Value        o Multimanager Large Cap Growth
o EQ/Mid Cap Index                    o Multimanager Large Cap Value
o EQ/Mid Cap Value PLUS               o Multimanager Mid Cap Growth
o EQ/Money Market                     o Multimanager Mid Cap Value
o EQ/Montag & Caldwell Growth         o Multimanager Multi-Sector Bond**
o EQ/Oppenheimer Global               o Multimanager Small Cap Growth
o EQ/Oppenheimer Main Street          o Multimanager Small Cap Value
  Opportunity                         o Multimanager Technology
o EQ/Oppenheimer Main Street
  Small Cap



*   The "AXA Allocation" portfolios.

** This is the variable investment option's new name, effective on or about May 1, 2009, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.

You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of the AXA Premier VIP Trust or the EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.


The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                  X02395 Elite '07/'07.5 Series
                                                                        (R-4/15)


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You may also allocate amounts to the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging, which are discussed later in this Prospectus. If you elect a Principal guarantee benefit, the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging, and certain permitted variable investment option(s). The permitted variable investment options are described later in this Prospectus.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA. We offer one version of the traditional IRA: "Rollover IRA." We also offer one version of the Roth IRA: "Roth Conversion IRA."

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA" (direct transfer and specified direct rollover contributions only).

o An annuity that is an investment vehicle for qualified defined contribution plan and certain qualified defined benefit plans ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

A contribution of at least $10,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2009 is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.


Contract variations. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VIII later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.


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Contents of this Prospectus

--------------------------------------------------------------------------------
ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        7
How to reach us                                                              8
Accumulator(R) Elite(SM) at a glance -- key features                        10

--------------------------------------------------------------------------------
FEE TABLE                                                                   13
--------------------------------------------------------------------------------
Example                                                                     17
Condensed financial information                                             19



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           20
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        20
Owner and annuitant requirements                                            23
How you can make your contributions                                         23
What are your investment options under the contract?                        24
Portfolios of the Trusts                                                    25
Allocating your contributions                                               32
Guaranteed minimum death benefit and
   Guaranteed minimum income benefit base                                   34
Annuity purchase factors                                                    36
Guaranteed minimum income benefit                                           36
Guaranteed minimum death benefit                                            39
Guaranteed withdrawal benefit for life ("GWBL")                             41
Principal guarantee benefits                                                45
Inherited IRA beneficiary continuation contract                             45
Your right to cancel within a certain number of days                        46



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        48
--------------------------------------------------------------------------------
Your account value and cash value                                           48
Your contract's value in the variable investment options                    48
Your contract's value in the guaranteed interest option                     48
Your contract's value in the fixed maturity options                         48
Your contract's value in the account for special dollar cost
   averaging                                                                48
Insufficient account value                                                  48



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                       50
--------------------------------------------------------------------------------
Transferring your account value                                             50
Disruptive transfer activity                                                50
Rebalancing your account value                                              51


----------------------
"We," "our," and "us" refer to AXA Equitable.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.



                                                  Contents of this Prospectus  3

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--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     53
--------------------------------------------------------------------------------
Withdrawing your account value                                              53
How withdrawals are taken from your account value                           55
How withdrawals affect your Guaranteed minimum income
   benefit, Guaranteed minimum death benefit and
   Principal guarantee benefits                                             55
How withdrawals affect your GWBL and
   GWBL Guaranteed minimum death benefit                                    56
Withdrawals treated as surrenders                                           56
Loans under Rollover TSA contracts                                          56
Surrendering your contract to receive its cash value                        57
When to expect payments                                                     57
Your annuity payout options                                                 57



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     61
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          61
Charges that the Trusts deduct                                              65
Group or sponsored arrangements                                             65
Other distribution arrangements                                             65



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 66
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     66
Beneficiary continuation option                                             68



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          71
--------------------------------------------------------------------------------
Overview                                                                    71
Buying a contract to fund a retirement arrangement                          71


Suspension of required minimum distributions for 2009                       71


Transfers among investment options                                          71
Taxation of nonqualified annuities                                          71
Individual retirement arrangements (IRAs)                                   74


   Traditional individual retirement annuities (traditional IRAs)           74
   Roth individual retirement annuities (Roth IRAs)                         80


Tax-Sheltered Annuity contracts (TSAs)                                      83
Federal and state income tax withholding and
   information reporting                                                    87
Special rules for contracts funding qualified plans                         88
Impact of taxes to AXA Equitable                                            88

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         89
--------------------------------------------------------------------------------


About Separate Account No. 49                                               89


About the Trusts                                                            89
About our fixed maturity options                                            89
About the general account                                                   90
About other methods of payment                                              91
Dates and prices at which contract events occur                             91
About your voting rights                                                    92


Statutory compliance                                                        92


About legal proceedings                                                     93
Financial statements                                                        93
Transfers of ownership, collateral assignments, loans
   and borrowing                                                            93
About Custodial IRAs                                                        93
Distribution of the contracts                                               94



--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          96
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I    -- Condensed financial information                                    A-1

II   -- Purchase considerations for QP contracts                           B-1
III  -- Market value adjustment example                                    C-1
IV   -- Enhanced death benefit example                                     D-1
V    -- Hypothetical illustrations                                         E-1
VI   -- Earnings enhancement benefit example                               F-1
VII  -- State contract availability and/or variations of
        certain features and benefits                                      G-1


VIII -- Contract variations                                                H-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this Prospectus


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Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                                     Page in
   Term                                                           Prospectus
   3% Roll-Up to age 85                                                   35
   6% Roll-Up to age 85                                                   35
   6-1/2% Roll-Up to age 85                                               35
   account value                                                          48
   administrative charge                                                  17
   annual administrative charge                                           61
   Annual Ratchet                                                         42
   Annual Ratchet to age 85 enhanced death benefit                        34
   annuitant                                                              20
   annuitization                                                          58
   annuity maturity date                                                  60
   annuity payout options                                                 57
   annuity purchase factors                                               36
   automatic annual reset program                                         35
   automatic customized reset program                                     35
   automatic investment program                                           91
   AXA Allocation portfolios                                           cover
   beneficiary                                                            66
   Beneficiary continuation option ("BCO")                                68
   business day                                                           91
   cash value                                                             48
   charges for state premium and other applicable taxes                   64
   contract date                                                          23
   contract date anniversary                                              23
   contract year                                                          23
   contributions to Roth IRAs                                             80
     regular contributions                                                80
     rollovers and direct transfers                                       80
     conversion contributions                                             81
   contributions to traditional IRAs                                      74
     regular contributions                                                74
     rollovers and transfers                                              76
   disability, terminal illness or confinement to nursing home            62
   disruptive transfer activity                                           50
   distribution charge                                                    61
   Earnings enhancement benefit                                           40
   Earnings enhancement benefit charge                                    64
   ERISA                                                                  65
   fixed-dollar option                                                    33
   fixed maturity options                                                 31
   free look                                                              47
   free withdrawal amount                                                 62
   general account                                                        90
   general dollar cost averaging                                          33
   guaranteed interest option                                             31
   Guaranteed minimum death benefit                                       39
   Guaranteed minimum death benefit and
     Guaranteed minimum income benefit base                               34
   Guaranteed minimum income benefit and the
     Roll-Up benefit base reset option                                    34
   Guaranteed minimum income benefit                                      36
   Guaranteed minimum income benefit charge                               64
   Guaranteed minimum income benefit "no lapse guarantee"                 37
   Guaranteed withdrawal benefit for life ("GWBL")                        41
   Guaranteed withdrawal benefit for life charge                          41
   GWBL benefit base                                                      41


                                                                     Page in
   Term                                                           Prospectus
   Inherited IRA                                                       cover
   investment options                                                  cover
   Investment simplifier                                                  33
   IRA                                                                 cover
   IRS                                                                    71
   lifetime required minimum distribution withdrawals                     54
   loan reserve account                                                   57
   loans under rollover TSA                                               56
   market adjusted amount                                                 31
   market timing                                                          50
   market value adjustment                                                31
   maturity dates                                                         31
   maturity value                                                         31
   Maturity date annuity payments                                         60
   Mortality and expense risks charge                                     61
   NQ                                                                  cover
   one-time reset option                                                  35
   Online Account Access                                                   8
   partial withdrawals                                                    41
   participant                                                            23
   permitted variable investment options                                  24
   Portfolio                                                           cover
   Principal guarantee benefits                                           45
   processing office                                                       8
   QP                                                                  cover
   rate to maturity                                                       31
   Rebalancing                                                            34
   Rollover IRA                                                        cover
   Rollover TSA                                                        cover
   Roth Conversion IRA                                                 cover
   Roth IRA                                                            cover
   SAI                                                                 cover
   SEC                                                                 cover
   self-directed allocation                                               32
   Separate Account No. 49                                                89
   Special dollar cost averaging                                          32
   Spousal continuation                                                   67
   standard death benefit                                                 34
   substantially equal withdrawals                                        54
   systematic withdrawals                                                 54
   TOPS                                                                    8
   TSA                                                                 cover
   traditional IRA                                                     cover
   Trusts                                                                 89
   unit                                                                   48
   variable investment options                                            24
   wire transmittals and electronic applications                          91
   withdrawal charge                                                      62



                                               Index of key words and phrases  5


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To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.


     -------------------------------------------------------------------------------------------------------------------------------
      Prospectus                              Contract or Supplemental Materials
     -------------------------------------------------------------------------------------------------------------------------------
     fixed maturity options                   Guarantee Periods (Guaranteed Fixed Interest Accounts in supplemental materials)
     variable investment options              Investment Funds
     account value                            Annuity Account Value
     rate to maturity                         Guaranteed Rates
     unit                                     Accumulation Unit
     Guaranteed minimum death benefit         Guaranteed death benefit
     Guaranteed minimum income benefit        Guaranteed Income Benefit
     guaranteed interest option               Guaranteed Interest Account
     Guaranteed withdrawal benefit for life   Guaranteed withdrawal benefit
     GWBL benefit base                        Guaranteed withdrawal benefit for life benefit base
     Guaranteed annual withdrawal             Guaranteed withdrawal benefit for life Annual withdrawal amount amount
     Excess withdrawal                        Guaranteed withdrawal benefit for life Excess withdrawal
     -------------------------------------------------------------------------------------------------------------------------------

6 Index of key words and phrases


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Who is AXA Equitable?


--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  7


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HOW TO REACH US


Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R) Elite(SM)
     P.O. Box 1577
     Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R) Elite(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R) Elite(SM)
     P.O. Box 1547
     Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Accumulator(R) Elite(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.



--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility for GWBL deferral bonuses and eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:


o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;


o rates to maturity for the fixed maturity options (not available through Online Account Access);


o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o elect to receive certain statements electronically;


o enroll in, modify or cancel a rebalancing program (through Online Account Access only);


o change your address (not available through TOPS);


o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and


o access Frequently Asked Questions and Service Forms (not available through
  TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will


8  Who is AXA Equitable?


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provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)  spousal consent for loans under Rollover TSA contracts;

(6) requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required) and contracts with the Guaranteed withdrawal benefit for life ("GWBL");

(7)  tax withholding elections;

(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) Section 1035 exchanges;

(11) direct transfer and rollovers;

(12) exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base by electing one of the following: one-time reset option, automatic annual reset program or automatic customized reset program;

(14) requests to opt out of or back into the annual ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;

(15) death claims;

(16) change in ownership (NQ only, if available under your contract);

(17) requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL");

(18) purchase by, or change of ownership to, a non natural owner;

(19) requests to reset the guaranteed minimum value for contracts with a Principal guarantee benefit; and

(20) requests to collaterally assign your NQ contract.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  beneficiary changes;

(2)  contract surrender and withdrawal requests;

(3) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(4)  special dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  special dollar cost averaging;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION AT LEAST 30 CALENDAR DAYS PRIOR TO YOUR CONTRACT DATE ANNIVERSARY:

(1) automatic annual reset program; and

(2) automatic customized reset program.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.


                                                        Who is AXA Equitable?  9


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Accumulator(R) Elite(SM) at a glance -- key features


------------------------------------------------------------------------------------------------------------------------------------
Professional investment      Accumulator(R) Elite(SM)'s variable investment options invest in different
management                   Portfolios managed by professional management investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o  Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).

                             o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o  Principal and interest guarantees.
option
                             o  Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations           o  No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                             -------------------------------------------------------------------------------------------------------
                             o  No tax on transfers among investment options inside the contract.
                             -------------------------------------------------------------------------------------------------------
                             If you are purchasing or contributing to an annuity contract, which is an Individual Retirement Annuity
                             (IRA) or Tax Sheltered Annuity (TSA) or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for these types of arrangements. Before purchasing or contributing to one of these contracts, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum           The Guaranteed minimum income benefit provides income protection for you during your life once you
income benefit               elect to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed withdrawal        The Guaranteed withdrawal benefit for life option ("GWBL") guarantees that you can take withdrawals up
benefit for life             to a maximum amount each contract year (your "Guaranteed annual withdrawal amount") beginning at age 45 or later. Withdrawals are taken from your account value and continue during your lifetime even if your account value falls to zero (unless it is caused by a withdrawal that exceeds your Guaranteed annual withdrawal amount).
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o  Initial minimum:      $10,000

                             o  Additional minimum:   $500 (NQ, QP and Rollover TSA contracts)
                                                      $100 monthly and $300 quarterly under our automatic investment program
                                                      (NQ, Rollover IRA and Roth conversion IRA contracts)
                                                      $1,000 (Inherited IRA contracts)
                                                      $50 (IRA contracts)
------------------------------------------------------------------------------------------------------------------------------------


10 Accumulator(R) Elite(SM) at a glance -- key features


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
                             -------------------------------------------------------------------------------------------------------
                             o  Maximum contribution limitations apply to all contracts.
                             -------------------------------------------------------------------------------------------------------
                             In general, contributions are limited to $1.5 million ($500,000 for owners or annuitants who are age 81 and older at contract issue) under all Accumulator(R) series contracts with the same owner or annuitant. We generally limit aggregate contributions made after the first contract year to 150% of the first-year contributions. Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect. For more information, please see "How you can purchase and contribute to your contract" in "Contract features and benefits" later in this prospectus.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money         o  Partial withdrawals

                             o  Several withdrawal options on a periodic basis

                             o  Loans under Rollover TSA contracts (employer or plan approval required)

                             o  Contract surrender

                             o  Maximum payment plan (only under contracts with GWBL)

                             o  Customized payment plan (only under contracts with GWBL)

                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
Payout options               o  Fixed annuity payout options

                             o  Variable Immediate Annuity payout options (described in a separate prospectus for that option)

                             o  Income Manager(SM) payout options (described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------
Additional features          o  Guaranteed minimum death benefit options

                             o  Principal guarantee benefits

                             o  Dollar cost averaging

                             o  Automatic investment program

                             o  Account value rebalancing (quarterly, semiannually, and annually)

                             o  Free transfers

                             o  Waiver of withdrawal charge for disability, terminal illness, confinement to a nursing home and certain other withdrawals

                             o  Earnings enhancement benefit, an optional death benefit available under certain contracts

                             o  Spousal continuation

                             o  Beneficiary continuation option

                             o  Roll-Up benefit base reset
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges             Please see "Fee table" later in this section for complete details.
------------------------------------------------------------------------------------------------------------------------------------
Owner and annuitant issue    NQ: 0-85
ages                         Rollover IRA, Roth Conversion
                             IRA and Rollover TSA: 20-85
                             Inherited IRA: 0-70
                             QP (Defined Contribution and Defined Benefit): 20-75
------------------------------------------------------------------------------------------------------------------------------------



The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The contract should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.



                         Accumulator(R) Elite(SM) at a glance -- key features 11


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Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.


12 Accumulator(R) Elite(SM) at a glance -- key features


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Fee table

--------------------------------------------------------------------------------


The following tables describe the fees and expenses that you will pay when buying, owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

All features listed below may not have been available at the time you purchased your contract. See Appendix VIII later in this Prospectus for more information.


The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.




------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn(1) (Deducted if you surrender your contract or make certain
withdrawals or apply your cash value to certain payout options).             8.00%

Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                       $ 350
------------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underly-
ing trust portfolio fees and expenses.

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(2)
   If your account value on a contract date anniversary is less than
   $50,000(3)                                                                $  30
   If your account value on a contract date anniversary is $50,000
   or more                                                                   $   0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:

Mortality and expense risks                                                  1.10%(4)
Administrative                                                               0.30%
Distribution                                                                 0.25%
                                                                             --------
Total Separate account annual expenses                                       1.65%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect any of the following optional benefits
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (Calculated as a
percentage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit and GWBL Standard death benefit                    0.00%
   Annual Ratchet to age 85                                                  0.25%
   Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85           0.80%(5)

     If you elect to reset this benefit base, if applicable, we reserve
     the right to increase your charge up to:                                0.95%

   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85               0.65%(5)

     If you elect to reset this benefit base, if applicable, we reserve
     the right to increase your charge up to:                                0.80%

   Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85               0.65%
   GWBL Enhanced death benefit                                               0.30%
------------------------------------------------------------------------------------------------------------------------------------


                                                                    Fee table 13


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
------------------------------------------------------------------------------------------------------------------------------------
Principal guarantee benefits charge (Calculated as a percentage of the account value. Deducted annually(2) on each contract date anni-
versary for which the benefit is in effect.)
   100% Principal guarantee benefit                                          0.50%
   125% Principal guarantee benefit                                          0.75%
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (Calculated as a
percentage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)

If you elect the Guaranteed minimum income benefit that includes the
6-1/2% Roll-Up benefit base                                                  0.80%(5)

   If you elect to reset this benefit base, we reserve the right to
   increase your charge up to:                                               1.10%

If you elect the Guaranteed minimum income benefit that includes the
6% Roll-Up benefit base                                                      0.65%(5)

   If you elect to reset this Roll-Up benefit base, we reserve the
   right to increase your charge up to:                                      0.95%
------------------------------------------------------------------------------------------------------------------------------------
Earnings enhancement benefit charge (Calculated as a percent-
age of the account value. Deducted annually(2) on each contract date
anniversary for which the benefit is in effect.)                             0.35%
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed withdrawal benefit for life benefit charge (Calcu-                0.65% for the Single Life option
lated as a percentage of the GWBL benefit base. Deducted annually(2)         0.80% for the Joint Life option
on each contract date anniversary.)
If your GWBL benefit base ratchets, we reserve the right to increase
your charge up to:                                                           0.80% for the Single Life option
                                                                             0.95% for the Joint Life option

Please see "Guaranteed withdrawal benefit for life" in "Contract features and benefits" for more information about this feature, including its benefit base and the Annual Ratchet provision, and "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses," both later in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
Net loan interest charge - Rollover TSA contracts only (calcu-
lated and deducted daily as a percentage of the outstanding loan
amount)                                                                      2.00%(6)
------------------------------------------------------------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2008 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ----       ----
other expenses)(7)                                                                 0.64%      3.65%




This table shows the fees and expenses for 2008 as an annual percentage of each Portfolio's daily average net assets.

------------------------------------------------------------------------------------------------------------------------------------
                                                                             Acquired                                      Net
                                                                               Fund        Total Annual    Fee Waivers    Annual
                                                                             Fees and        Expenses        and/or      Expenses
                                                                             Expenses        (Before         Expense      (After
                                 Manage-                      Other         (Underlying      Expense       Reimburse-     Expense
 Portfolio Name                ment Fees(8)  12b-1 Fees(9)  Expenses(10)  Portfolios)(11)  Limitations)     ments(12)   Limitations)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation         0.10%         0.25%          0.18%           0.94%          1.47%         (0.22)%        1.25%
AXA Conservative Allocation       0.10%         0.25%          0.20%           0.68%          1.23%         (0.23)%        1.00%
------------------------------------------------------------------------------------------------------------------------------------


14 Fee table


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
---------------------------------------------------------------------------------------------
                                                   Manage-                          Other
 Portfolio Name                                 ment Fees(8)    12b-1 Fees(9)   Expenses(10)
---------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
---------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation                    0.10%           0.25%           0.20%
AXA Moderate Allocation                             0.10%           0.25%           0.17%
AXA Moderate-Plus Allocation                        0.10%           0.25%           0.17%
Multimanager Aggressive Equity                      0.59%           0.25%           0.16%
Multimanager Core Bond                              0.53%           0.25%           0.18%
Multimanager Health Care                            0.95%           0.25%           0.22%
Multimanager International Equity                   0.82%           0.25%           0.21%
Multimanager Large Cap Core Equity                  0.69%           0.25%           0.21%
Multimanager Large Cap Growth                       0.75%           0.25%           0.24%
Multimanager Large Cap Value                        0.72%           0.25%           0.20%
Multimanager Mid Cap Growth                         0.80%           0.25%           0.20%
Multimanager Mid Cap Value                          0.80%           0.25%           0.19%
Multimanager Multi-Sector Bond                      0.53%           0.25%           0.18%
Multimanager Small Cap Growth                       0.85%           0.25%           0.24%
Multimanager Small Cap Value                        0.85%           0.25%           0.19%
Multimanager Technology                             0.95%           0.25%           0.22%
---------------------------------------------------------------------------------------------
 EQ Advisors Trust:
---------------------------------------------------------------------------------------------
EQ/AllianceBernstein International                  0.73%           0.25%           0.17%
EQ/AllianceBernstein Small Cap Growth               0.75%           0.25%           0.14%
EQ/Ariel Appreciation II                            0.75%           0.25%           0.30%
EQ/AXA Franklin Income Core                         0.65%           0.25%           0.20%
EQ/AXA Franklin Small Cap Value Core                0.70%           0.25%           0.23%
EQ/AXA Franklin Templeton Founding Strategy         0.05%           0.25%           0.19%
Core
EQ/AXA Mutual Shares Core                           0.70%           0.25%           0.27%
EQ/AXA Rosenberg Value Long/Short Equity            1.40%           0.25%           2.00%
EQ/AXA Templeton Growth Core                        0.70%           0.25%           0.22%
EQ/BlackRock Basic Value Equity                     0.56%           0.25%           0.12%
EQ/BlackRock International Value                    0.83%           0.25%           0.20%
EQ/Boston Advisors Equity Income                    0.75%           0.25%           0.17%
EQ/Calvert Socially Responsible                     0.65%           0.25%           0.24%
EQ/Capital Guardian Growth                          0.65%           0.25%           0.15%
EQ/Capital Guardian Research                        0.65%           0.25%           0.12%
EQ/Caywood-Scholl High Yield Bond                   0.60%           0.25%           0.20%
EQ/Common Stock Index                               0.35%           0.25%           0.11%
EQ/Core Bond Index                                  0.35%           0.25%           0.11%
EQ/Davis New York Venture                           0.85%           0.25%           0.15%
EQ/Equity 500 Index                                 0.25%           0.25%           0.14%
EQ/Evergreen Omega                                  0.65%           0.25%           0.25%
EQ/Focus PLUS                                       0.50%           0.25%           0.22%
EQ/GAMCO Mergers and Acquisitions                   0.90%           0.25%           0.23%
EQ/GAMCO Small Company Value                        0.75%           0.25%           0.14%
EQ/Global Bond PLUS                                 0.55%           0.25%           0.22%
EQ/Global Multi-Sector Equity                       0.73%           0.25%           0.36%
EQ/Intermediate Government Bond Index               0.35%           0.25%           0.14%
EQ/International Core PLUS                          0.60%           0.25%           0.27%
EQ/International Growth                             0.85%           0.25%           0.27%
EQ/JPMorgan Value Opportunities                     0.60%           0.25%           0.16%
EQ/Large Cap Core PLUS                              0.50%           0.25%           0.27%
EQ/Large Cap Growth Index                           0.35%           0.25%           0.13%
EQ/Large Cap Growth PLUS                            0.51%           0.25%           0.23%
EQ/Large Cap Value Index                            0.35%           0.25%           0.17%
EQ/Large Cap Value PLUS                             0.49%           0.25%           0.13%
EQ/Long Term Bond                                   0.38%           0.25%           0.14%
EQ/Lord Abbett Growth and Income                    0.65%           0.25%           0.20%
EQ/Lord Abbett Large Cap Core                       0.65%           0.25%           0.22%
EQ/Lord Abbett Mid Cap Value                        0.70%           0.25%           0.16%
EQ/Mid Cap Index                                    0.35%           0.25%           0.12%
---------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                   Acquired                                          Net
                                                     Fund         Total Annual    Fee Waivers       Annual
                                                   Fees and         Expenses        and/or         Expenses
                                                   Expenses         (Before         Expense        (After
                                                 (Underlying        Expense       Reimburse-       Expense
 Portfolio Name                                Portfolios)(11)    Limitations)     ments(12)     Limitations)
-------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation                     0.76%            1.31%          (0.21)%        1.10%
AXA Moderate Allocation                              0.82%            1.34%          (0.19)%        1.15%
AXA Moderate-Plus Allocation                         0.87%            1.39%          (0.19)%        1.20%
Multimanager Aggressive Equity                         --             1.00%             --          1.00%
Multimanager Core Bond                                 --             0.96%           0.00%         0.96%
Multimanager Health Care                               --             1.42%             --          1.42%
Multimanager International Equity                      --             1.28%             --          1.28%
Multimanager Large Cap Core Equity                     --             1.15%             --          1.15%
Multimanager Large Cap Growth                          --             1.24%             --          1.24%
Multimanager Large Cap Value                           --             1.17%             --          1.17%
Multimanager Mid Cap Growth                            --             1.25%             --          1.25%
Multimanager Mid Cap Value                             --             1.24%             --          1.24%
Multimanager Multi-Sector Bond                         --             0.96%             --          0.96%
Multimanager Small Cap Growth                          --             1.34%             --          1.34%
Multimanager Small Cap Value                           --             1.29%             --          1.29%
Multimanager Technology                              0.01%            1.43%             --          1.43%
-------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
-------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International                     --             1.15%           0.00%         1.15%
EQ/AllianceBernstein Small Cap Growth                  --             1.14%             --          1.14%
EQ/Ariel Appreciation II                               --             1.30%          (0.15)%        1.15%
EQ/AXA Franklin Income Core                            --             1.10%           0.00%         1.10%
EQ/AXA Franklin Small Cap Value Core                   --             1.18%           0.00%         1.18%
EQ/AXA Franklin Templeton Founding Strategy          0.91%            1.40%          (0.09)%        1.31%
Core
EQ/AXA Mutual Shares Core                              --             1.22%           0.00%         1.22%
EQ/AXA Rosenberg Value Long/Short Equity               --             3.65%           0.00%         3.65%
EQ/AXA Templeton Growth Core                           --             1.17%           0.00%         1.17%
EQ/BlackRock Basic Value Equity                        --             0.93%             --          0.93%
EQ/BlackRock International Value                       --             1.28%           0.00%         1.28%
EQ/Boston Advisors Equity Income                       --             1.17%          (0.12)%        1.05%
EQ/Calvert Socially Responsible                        --             1.14%           0.00%         1.14%
EQ/Capital Guardian Growth                             --             1.05%          (0.10)%        0.95%
EQ/Capital Guardian Research                           --             1.02%          (0.05)%        0.97%
EQ/Caywood-Scholl High Yield Bond                      --             1.05%           0.00%         1.05%
EQ/Common Stock Index                                  --             0.71%             --          0.71%
EQ/Core Bond Index                                     --             0.71%             --          0.71%
EQ/Davis New York Venture                              --             1.25%             --          1.25%
EQ/Equity 500 Index                                    --             0.64%             --          0.64%
EQ/Evergreen Omega                                     --             1.15%           0.00%         1.15%
EQ/Focus PLUS                                          --             0.97%           0.00%         0.97%
EQ/GAMCO Mergers and Acquisitions                      --             1.38%             --          1.38%
EQ/GAMCO Small Company Value                           --             1.14%             --          1.14%
EQ/Global Bond PLUS                                    --             1.02%             --          1.02%
EQ/Global Multi-Sector Equity                          --             1.34%             --          1.34%
EQ/Intermediate Government Bond Index                  --             0.74%             --          0.74%
EQ/International Core PLUS                           0.06%            1.18%          (0.02)%        1.16%
EQ/International Growth                                --             1.37%             --          1.37%
EQ/JPMorgan Value Opportunities                        --             1.01%          (0.01)%        1.00%
EQ/Large Cap Core PLUS                               0.03%            1.05%          (0.05)%        1.00%
EQ/Large Cap Growth Index                              --             0.73%             --          0.73%
EQ/Large Cap Growth PLUS                               --             0.99%           0.00%         0.99%
EQ/Large Cap Value Index                               --             0.77%             --          0.77%
EQ/Large Cap Value PLUS                                --             0.87%           0.00%         0.87%
EQ/Long Term Bond                                      --             0.77%             --          0.77%
EQ/Lord Abbett Growth and Income                       --             1.10%          (0.10)%        1.00%
EQ/Lord Abbett Large Cap Core                          --             1.12%          (0.12)%        1.00%
EQ/Lord Abbett Mid Cap Value                           --             1.11%          (0.06)%        1.05%
EQ/Mid Cap Index                                       --             0.72%             --          0.72%
-------------------------------------------------------------------------------------------------------------


                                                                    Fee table 15


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
----------------------------------------------------------------------------------------
                                              Manage-                          Other
 Portfolio Name                            ment Fees(8)    12b-1 Fees(9)    Expenses(10)
----------------------------------------------------------------------------------------
 EQ Advisors Trust:
----------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS                          0.55%           0.25%           0.22%
EQ/Money Market                                0.30%           0.25%           0.17%
EQ/Montag & Caldwell Growth                    0.75%           0.25%           0.15%
EQ/Oppenheimer Global                          0.95%           0.25%           0.42%
EQ/Oppenheimer Main Street Opportunity         0.85%           0.25%           0.94%
EQ/Oppenheimer Main Street Small Cap           0.90%           0.25%           0.86%
EQ/PIMCO Ultra Short Bond                      0.48%           0.25%           0.17%
EQ/Quality Bond PLUS                           0.40%           0.25%           0.19%
EQ/Short Duration Bond                         0.43%           0.25%           0.13%
EQ/Small Company Index                         0.25%           0.25%           0.20%
EQ/T. Rowe Price Growth Stock                  0.80%           0.25%           0.16%
EQ/UBS Growth and Income                       0.75%           0.25%           0.19%
EQ/Van Kampen Comstock                         0.65%           0.25%           0.17%
EQ/Van Kampen Mid Cap Growth                   0.70%           0.25%           0.17%
EQ/Van Kampen Real Estate                      0.90%           0.25%           0.15%
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                              Acquired                                          Net
                                                Fund          Total Annual    Fee Waivers      Annual
                                              Fees and          Expenses        and/or        Expenses
                                              Expenses          (Before         Expense        (After
                                            (Underlying         Expense       Reimburse-      Expense
 Portfolio Name                            Portfolios)(11)    Limitations)     ments(12)    Limitations)
--------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
--------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS                           0.03%            1.05%           0.00%         1.05%
EQ/Money Market                                   --             0.72%             --          0.72%
EQ/Montag & Caldwell Growth                       --             1.15%           0.00%         1.15%
EQ/Oppenheimer Global                             --             1.62%          (0.27)%        1.35%
EQ/Oppenheimer Main Street Opportunity            --             2.04%          (0.74)%        1.30%
EQ/Oppenheimer Main Street Small Cap              --             2.01%          (0.71)%        1.30%
EQ/PIMCO Ultra Short Bond                         --             0.90%           0.00%         0.90%
EQ/Quality Bond PLUS                              --             0.84%             --          0.84%
EQ/Short Duration Bond                            --             0.81%             --          0.81%
EQ/Small Company Index                            --             0.70%             --          0.70%
EQ/T. Rowe Price Growth Stock                     --             1.21%          (0.01)%        1.20%
EQ/UBS Growth and Income                          --             1.19%          (0.14)%        1.05%
EQ/Van Kampen Comstock                            --             1.07%          (0.07)%        1.00%
EQ/Van Kampen Mid Cap Growth                      --             1.12%          (0.02)%        1.10%
EQ/Van Kampen Real Estate                         --             1.30%          (0.04)%        1.26%
--------------------------------------------------------------------------------------------------------


Notes:


(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable.

     The withdrawal charge percentage we use is determined by the contract year in which       Contract
     you make the withdrawal or surrender your contract. For each contribution, we consider    Year
     the contract year in which we receive that contribution to be "contract year 1"           1......................8.00%
                                                                                               2......................7.00%
                                                                                               3......................6.00%
                                                                                               4......................5.00%
                                                                                               5+.....................0.00%

(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(3) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.

(4) These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges.

(5) We reserve the right to increase this charge if you elect to reset your Roll-Up benefit base on any contract date anniversary. See both "Guaranteed minimum death benefit charge" and "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus.

(6) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(7) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2008 and for the underlying portfolios.

(8) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (12) for any expense limitation agreement information.

(9) Portfolio shares are subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The maximum annual distribution and/or service (12b-1) fee for Class B and IB shares is 0.50% of the average daily net assets attributable to those shares. Under arrangements approved by each Trust's Board of Trustees, the distribution and/or service (12b-1) fee currently is limited to 0.25% of the average daily net assets attributable to Class B and Class IB shares of the portfolios. These arrangements will be in effect at least until April 30, 2010.

(10) Other expenses shown are those incurred in 2008. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (12) for any expense limitation agreement information.


(11) Each of these variable investment options invests in a corresponding Portfolio of one of the Trusts or other unaffiliated investment companies. Each Portfolio, in turn, invests in shares of other Portfolios of the Trusts and/or shares of unaffiliated portfolios ("the underlying portfolios"). Amounts shown reflect each Portfolio's pro rata share of the fees and expenses of the underlying portfolios in which it invests. A "--" indicates that the listed Portfolio does not invest in underlying portfolios.


(12) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A"--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into expense limitation agreements with respect to certain Portfolios, which are effective through April 30, 2010 (unless the Board of Trustees of AXA Premier VIP Trust or EQ Advisors Trust, as applicable, consents to an earlier revision or termination of this arrangement). Under these agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the Portfolio invests and extraordinary expenses) to not more than the amounts specified in the agreements. Therefore, each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce Portfolio expenses, the net expenses would be as shown in the table below:



     --------------------------------------------
      Portfolio Name
     --------------------------------------------
     Multimanager Aggressive Equity       0.98%
     --------------------------------------------
     Multimanager Health Care             1.40%
     --------------------------------------------
     Multimanager Large Cap Core Equity   1.14%
     --------------------------------------------
     Multimanager Large Cap Growth        1.15%
     --------------------------------------------


16 Fee table


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     ---------------------------------------------
      Portfolio Name
     ---------------------------------------------
     Multimanager Large Cap Value            1.15%
     Multimanager Mid Cap Growth             1.15%
     Multimanager Small Cap Growth           1.29%
     Multimanager Small Cap Value            1.23%
     Multimanager Technology                 1.42%
     EQ/AllianceBernstein Small Cap Growth   1.12%
     EQ/Ariel Appreciation II                1.11%
     EQ/Capital Guardian Growth              0.94%
     EQ/Capital Guardian Research            0.96%
     EQ/Davis New York Venture               1.22%
     EQ/Evergreen Omega                      1.13%
     EQ/GAMCO Mergers and Acquisitions       1.37%
     EQ/GAMCO Small Company Value            1.12%
     EQ/Global Multi-Sector Equity           1.33%
     EQ/International Core PLUS              1.14%
     EQ/Lord Abbett Growth and Income        0.98%
     EQ/Lord Abbett Large Cap Core           0.99%
     EQ/Lord Abbett Mid Cap Value            1.04%
     EQ/Mid Cap Value PLUS                   1.04%
     EQ/Montag & Caldwell Growth             1.13%
     EQ/UBS Growth and Income                1.03%
     EQ/Van Kampen Comstock                  0.98%
     EQ/Van Kampen Mid Cap Growth            1.08%
     ---------------------------------------------

EXAMPLE


This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85 and the Earnings enhancement benefit with the Guaranteed minimum income benefit) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2008, which results in an estimated administrative charge of 0.006% of contract value.


The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.


Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


                                                                    Fee table 17


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
-----------------------------------------------------------------------------------------------------------------------------
                                        If you surrender your contract at the        If you annuitize at the end of the
                                          end of the applicable time period                applicable time period
 Portfolio Name                       1 year     3 years    5 years    10 years   1 year    3 years    5 years    10 years
-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation             $1,335     $2,236     $2,778      $5,833     N/A       $2,236     $2,778      $5,833
AXA Conservative Allocation           $1,310     $2,163     $2,662      $5,629     N/A       $2,163     $2,662      $5,629
AXA Conservative-Plus Allocation      $1,319     $2,187     $2,700      $5,697     N/A       $2,187     $2,700      $5,697
AXA Moderate Allocation               $1,322     $2,196     $2,715      $5,723     N/A       $2,196     $2,715      $5,723
AXA Moderate-Plus Allocation          $1,327     $2,212     $2,739      $5,766     N/A       $2,212     $2,739      $5,766
Multimanager Aggressive Equity        $1,286     $2,093     $2,549      $5,428     N/A       $2,093     $2,549      $5,428
Multimanager Core Bond                $1,282     $2,081     $2,529      $5,392     N/A       $2,081     $2,529      $5,392
Multimanager Health Care              $1,330     $2,221     $2,754      $5,791     N/A       $2,221     $2,754      $5,791
Multimanager International Equity     $1,315     $2,178     $2,686      $5,672     N/A       $2,178     $2,686      $5,672
Multimanager Large Cap Core
 Equity                               $1,302     $2,139     $2,623      $5,559     N/A       $2,139     $2,623      $5,559
Multimanager Large Cap Growth         $1,311     $2,166     $2,666      $5,637     N/A       $2,166     $2,666      $5,637
Multimanager Large Cap Value          $1,304     $2,145     $2,632      $5,577     N/A       $2,145     $2,632      $5,577
Multimanager Mid Cap Growth           $1,312     $2,169     $2,671      $5,646     N/A       $2,169     $2,671      $5,646
Multimanager Mid Cap Value            $1,311     $2,166     $2,666      $5,637     N/A       $2,166     $2,666      $5,637
Multimanager Multi-Sector Bond        $1,282     $2,081     $2,529      $5,392     N/A       $2,081     $2,529      $5,392
Multimanager Small Cap Growth         $1,322     $2,196     $2,715      $5,723     N/A       $2,196     $2,715      $5,723
Multimanager Small Cap Value          $1,316     $2,181     $2,691      $5,680     N/A       $2,181     $2,691      $5,680
Multimanager Technology               $1,331     $2,224     $2,758      $5,799     N/A       $2,224     $2,758      $5,799
-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International    $1,302     $2,139     $2,623      $5,559     N/A       $2,139     $2,623      $5,559
EQ/AllianceBernstein Small Cap
 Growth                               $1,301     $2,136     $2,618      $5,551     N/A       $2,136     $2,618      $5,551
EQ/Ariel Appreciation II              $1,318     $2,184     $2,696      $5,689     N/A       $2,184     $2,696      $5,689
EQ/AXA Franklin Income Core           $1,297     $2,123     $2,598      $5,516     N/A       $2,123     $2,598      $5,516
EQ/AXA Franklin Small Cap Value
 Core                                 $1,305     $2,148     $2,637      $5,585     N/A       $2,148     $2,637      $5,585
EQ/AXA Franklin Templeton
 Founding Strategy Core               $1,328     $2,215     $2,744      $5,774     N/A       $2,215     $2,744      $5,774
EQ/AXA Mutual Shares Core             $1,309     $2,160     $2,657      $5,620     N/A       $2,160     $2,657      $5,620
EQ/AXA Rosenberg Value
 Long/Short Equity                    $1,564     $2,879     $3,777      $7,462     N/A       $2,879     $3,777      $7,462
EQ/AXA Templeton Growth Core          $1,304     $2,145     $2,632      $5,577     N/A       $2,145     $2,632      $5,577
EQ/BlackRock Basic Value Equity       $1,279     $2,072     $2,515      $5,366     N/A       $2,072     $2,515      $5,366
EQ/BlackRock International Value      $1,315     $2,178     $2,686      $5,672     N/A       $2,178     $2,686      $5,672
EQ/Boston Advisors Equity Income      $1,304     $2,145     $2,632      $5,577     N/A       $2,145     $2,632      $5,577
EQ/Calvert Socially Responsible       $1,301     $2,136     $2,618      $5,551     N/A       $2,136     $2,618      $5,551
EQ/Capital Guardian Growth            $1,291     $2,108     $2,574      $5,472     N/A       $2,108     $2,574      $5,472
EQ/Capital Guardian Research          $1,288     $2,099     $2,559      $5,445     N/A       $2,099     $2,559      $5,445
EQ/Caywood-Scholl High Yield
 Bond                                 $1,291     $2,108     $2,574      $5,472     N/A       $2,108     $2,574      $5,472
EQ/Common Stock Index                 $1,256     $2,004     $2,406      $5,167     N/A       $2,004     $2,406      $5,167
EQ/Core Bond Index                    $1,256     $2,004     $2,406      $5,167     N/A       $2,004     $2,406      $5,167
EQ/Davis New York Venture             $1,312     $2,169     $2,671      $5,646     N/A       $2,169     $2,671      $5,646
EQ/Equity 500 Index                   $1,248     $1,983     $2,371      $5,103     N/A       $1,983     $2,371      $5,103
EQ/Evergreen Omega                    $1,302     $2,139     $2,623      $5,559     N/A       $2,139     $2,623      $5,559
EQ/Focus PLUS                         $1,283     $2,084     $2,534      $5,401     N/A       $2,084     $2,534      $5,401
EQ/GAMCO Mergers and
 Acquisitions                         $1,326     $2,209     $2,734      $5,757     N/A       $2,209     $2,734      $5,757
EQ/GAMCO Small Company Value          $1,301     $2,136     $2,618      $5,551     N/A       $2,136     $2,618      $5,551
EQ/Global Bond PLUS                   $1,288     $2,099     $2,559      $5,445     N/A       $2,099     $2,559      $5,445
EQ/Global Multi-Sector Equity         $1,322     $2,196     $2,715      $5,723     N/A       $2,196     $2,715      $5,723
EQ/Intermediate Government Bond
 Index                                $1,259     $2,013     $2,421      $5,195     N/A       $2,013     $2,421      $5,195
EQ/International Core PLUS            $1,305     $2,148     $2,637      $5,585     N/A       $2,148     $2,637      $5,585
EQ/International Growth               $1,325     $2,205     $2,729      $5,749     N/A       $2,205     $2,729      $5,749
EQ/JPMorgan Value Opportunities       $1,287     $2,096     $2,554      $5,437     N/A       $2,096     $2,554      $5,437
EQ/Large Cap Core PLUS                $1,291     $2,108     $2,574      $5,472     N/A       $2,108     $2,574      $5,472
EQ/Large Cap Growth Index             $1,258     $2,010     $2,416      $5,186     N/A       $2,010     $2,416      $5,186
EQ/Large Cap Growth PLUS              $1,285     $2,090     $2,544      $5,419     N/A       $2,090     $2,544      $5,419



                                       If you do not surrender your contract at
                                        the end of the applicable time period
--------------------------------------------------------------------------------
 Portfolio Name                        1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Aggressive Allocation               $535     $1,636     $2,778     $5,833
AXA Conservative Allocation             $510     $1,563     $2,662     $5,629
AXA Conservative-Plus Allocation        $519     $1,587     $2,700     $5,697
AXA Moderate Allocation                 $522     $1,596     $2,715     $5,723
AXA Moderate-Plus Allocation            $527     $1,612     $2,739     $5,766
Multimanager Aggressive Equity          $486     $1,493     $2,549     $5,428
Multimanager Core Bond                  $482     $1,481     $2,529     $5,392
Multimanager Health Care                $530     $1,621     $2,754     $5,791
Multimanager International Equity       $515     $1,578     $2,686     $5,672
Multimanager Large Cap Core
 Equity                                 $502     $1,539     $2,623     $5,559
Multimanager Large Cap Growth           $511     $1,566     $2,666     $5,637
Multimanager Large Cap Value            $504     $1,545     $2,632     $5,577
Multimanager Mid Cap Growth             $512     $1,569     $2,671     $5,646
Multimanager Mid Cap Value              $511     $1,566     $2,666     $5,637
Multimanager Multi-Sector Bond          $482     $1,481     $2,529     $5,392
Multimanager Small Cap Growth           $522     $1,596     $2,715     $5,723
Multimanager Small Cap Value            $516     $1,581     $2,691     $5,680
Multimanager Technology                 $531     $1,624     $2,758     $5,799
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/AllianceBernstein International      $502     $1,539     $2,623     $5,559
EQ/AllianceBernstein Small Cap
 Growth                                 $501     $1,536     $2,618     $5,551
EQ/Ariel Appreciation II                $518     $1,584     $2,696     $5,689
EQ/AXA Franklin Income Core             $497     $1,523     $2,598     $5,516
EQ/AXA Franklin Small Cap Value
 Core                                   $505     $1,548     $2,637     $5,585
EQ/AXA Franklin Templeton
 Founding Strategy Core                 $528     $1,615     $2,744     $5,774
EQ/AXA Mutual Shares Core               $509     $1,560     $2,657     $5,620
EQ/AXA Rosenberg Value
 Long/Short Equity                      $764     $2,279     $3,777     $7,462
EQ/AXA Templeton Growth Core            $504     $1,545     $2,632     $5,577
EQ/BlackRock Basic Value Equity         $479     $1,472     $2,515     $5,366
EQ/BlackRock International Value        $515     $1,578     $2,686     $5,672
EQ/Boston Advisors Equity Income        $504     $1,545     $2,632     $5,577
EQ/Calvert Socially Responsible         $501     $1,536     $2,618     $5,551
EQ/Capital Guardian Growth              $491     $1,508     $2,574     $5,472
EQ/Capital Guardian Research            $488     $1,499     $2,559     $5,445
EQ/Caywood-Scholl High Yield
 Bond                                   $491     $1,508     $2,574     $5,472
EQ/Common Stock Index                   $456     $1,404     $2,406     $5,167
EQ/Core Bond Index                      $456     $1,404     $2,406     $5,167
EQ/Davis New York Venture               $512     $1,569     $2,671     $5,646
EQ/Equity 500 Index                     $448     $1,383     $2,371     $5,103
EQ/Evergreen Omega                      $502     $1,539     $2,623     $5,559
EQ/Focus PLUS                           $483     $1,484     $2,534     $5,401
EQ/GAMCO Mergers and
 Acquisitions                           $526     $1,609     $2,734     $5,757
EQ/GAMCO Small Company Value            $501     $1,536     $2,618     $5,551
EQ/Global Bond PLUS                     $488     $1,499     $2,559     $5,445
EQ/Global Multi-Sector Equity           $522     $1,596     $2,715     $5,723
EQ/Intermediate Government Bond
 Index                                  $459     $1,413     $2,421     $5,195
EQ/International Core PLUS              $505     $1,548     $2,637     $5,585
EQ/International Growth                 $525     $1,605     $2,729     $5,749
EQ/JPMorgan Value Opportunities         $487     $1,496     $2,554     $5,437
EQ/Large Cap Core PLUS                  $491     $1,508     $2,574     $5,472
EQ/Large Cap Growth Index               $458     $1,410     $2,416     $5,186
EQ/Large Cap Growth PLUS                $485     $1,490     $2,544     $5,419
--------------------------------------------------------------------------------


18 Fee table

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                           www.axa-equitable.com/green




---------------------------------------------------------------------------------------------------------------------------
                                     If you surrender your contract at the        If you annuitize at the end of the
                                       end of the applicable time period                applicable time period
---------------------------------------------------------------------------------------------------------------------------
 Portfolio Name                     1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
---------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index            $1,262     $2,023     $2,435      $5,222     N/A       $2,023     $2,435      $5,222
EQ/Large Cap Value PLUS             $1,272     $2,053     $2,485      $5,312     N/A       $2,053     $2,485      $5,312
EQ/Long Term Bond                   $1,262     $2,023     $2,435      $5,222     N/A       $2,023     $2,435      $5,222
EQ/Lord Abbett Growth and Income    $1,297     $2,123     $2,598      $5,516     N/A       $2,123     $2,598      $5,516
EQ/Lord Abbett Large Cap Core       $1,299     $2,130     $2,608      $5,533     N/A       $2,130     $2,608      $5,533
EQ/Lord Abbett Mid Cap Value        $1,298     $2,127     $2,603      $5,525     N/A       $2,127     $2,603      $5,525
EQ/Mid Cap Index                    $1,257     $2,007     $2,411      $5,176     N/A       $2,007     $2,411      $5,176
EQ/Mid Cap Value PLUS               $1,291     $2,108     $2,574      $5,472     N/A       $2,108     $2,574      $5,472
EQ/Money Market                     $1,257     $2,007     $2,411      $5,176     N/A       $2,007     $2,411      $5,176
EQ/Montag & Caldwell Growth         $1,302     $2,139     $2,623      $5,559     N/A       $2,139     $2,623      $5,559
EQ/Oppenheimer Global               $1,351     $2,281     $2,850      $5,958     N/A       $2,281     $2,850      $5,958
EQ/Oppenheimer Main Street
 Opportunity                        $1,395     $2,407     $3,049      $6,298     N/A       $2,407     $3,049      $6,298
EQ/Oppenheimer Main Street Small
 Cap                                $1,392     $2,398     $3,035      $6,274     N/A       $2,398     $3,035      $6,274
EQ/PIMCO Ultra Short Bond           $1,275     $2,061     $2,498      $5,336     N/A       $2,061     $2,498      $5,336
EQ/Quality Bond PLUS                $1,269     $2,044     $2,470      $5,285     N/A       $2,044     $2,470      $5,285
EQ/Short Duration Bond              $1,266     $2,035     $2,455      $5,258     N/A       $2,035     $2,455      $5,258
EQ/Small Company Index              $1,255     $2,001     $2,401      $5,158     N/A       $2,001     $2,401      $5,158
EQ/T. Rowe Price Growth Stock       $1,308     $2,157     $2,652      $5,611     N/A       $2,157     $2,652      $5,611
EQ/UBS Growth and Income            $1,306     $2,151     $2,642      $5,594     N/A       $2,151     $2,642      $5,594
EQ/Van Kampen Comstock              $1,293     $2,114     $2,583      $5,489     N/A       $2,114     $2,583      $5,489
EQ/Van Kampen Mid Cap Growth        $1,299     $2,130     $2,608      $5,533     N/A       $2,130     $2,608      $5,533
EQ/Van Kampen Real Estate           $1,318     $2,184     $2,696      $5,689     N/A       $2,184     $2,696      $5,689
---------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------
                                    If you do not surrender your contract at
                                     the end of the applicable time period
------------------------------------------------------------------------------
 Portfolio Name                      1 year    3 years    5 years    10 years
------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------
EQ/Large Cap Value Index              $462     $1,423     $2,435     $5,222
EQ/Large Cap Value PLUS               $472     $1,453     $2,485     $5,312
EQ/Long Term Bond                     $462     $1,423     $2,435     $5,222
EQ/Lord Abbett Growth and Income      $497     $1,523     $2,598     $5,516
EQ/Lord Abbett Large Cap Core         $499     $1,530     $2,608     $5,533
EQ/Lord Abbett Mid Cap Value          $498     $1,527     $2,603     $5,525
EQ/Mid Cap Index                      $457     $1,407     $2,411     $5,176
EQ/Mid Cap Value PLUS                 $491     $1,508     $2,574     $5,472
EQ/Money Market                       $457     $1,407     $2,411     $5,176
EQ/Montag & Caldwell Growth           $502     $1,539     $2,623     $5,559
EQ/Oppenheimer Global                 $551     $1,681     $2,850     $5,958
EQ/Oppenheimer Main Street
 Opportunity                          $595     $1,807     $3,049     $6,298
EQ/Oppenheimer Main Street Small
 Cap                                  $592     $1,798     $3,035     $6,274
EQ/PIMCO Ultra Short Bond             $475     $1,461     $2,498     $5,336
EQ/Quality Bond PLUS                  $469     $1,444     $2,470     $5,285
EQ/Short Duration Bond                $466     $1,435     $2,455     $5,258
EQ/Small Company Index                $455     $1,401     $2,401     $5,158
EQ/T. Rowe Price Growth Stock         $508     $1,557     $2,652     $5,611
EQ/UBS Growth and Income              $506     $1,551     $2,642     $5,594
EQ/Van Kampen Comstock                $493     $1,514     $2,583     $5,489
EQ/Van Kampen Mid Cap Growth          $499     $1,530     $2,608     $5,533
EQ/Van Kampen Real Estate             $518     $1,584     $2,696     $5,689
------------------------------------------------------------------------------



For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2008.



                                                                    Fee table 19

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1. Contract features and benefits


--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." We can refuse to accept any application or contribution from you at any time, including after you purchase the contract. We require a minimum initial contribution of $10,000 for you to purchase a contract. Maximum contribution limitations also apply. You may currently make additional contributions of: (i) at least $500 each for NQ, QP and Rollover TSA contracts;
(ii) $50 each for Rollover IRA and Roth conversion IRA contracts; and (iii) $1,000 for Inherited IRA contracts, subject to limitations noted below. The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. In some states, our rules may vary. Both the owner and the annuitant named in the contract must meet the issue age requirements shown in the table and contributions are based on the age of the older of the original owner and annuitant. Additional contributions may not be permitted in your state. Please see Appendix VII later in this Prospectus to see if additional contributions are permitted in your state.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. We currently permit aggregate contributions greater than the 150% limit if both: (i) the owner (or joint owner or joint annuitant, if applicable) is age 75 or younger; and (ii) the aggregate contributions in any year after the 150% limit is reached do not exceed 100% of the prior year's contributions. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VII later in this Prospectus.


We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.

--------------------------------------------------------------------------------
The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits. The "annuitant" is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
               Available for
               owner and
               annuitant       Minimum                                                             Limitations on
Contract type  issue ages      contributions                 Source of contributions               contributions+
------------------------------------------------------------------------------------------------------------------------------------
NQ             0 through 85    o $10,000 (initial)           o After-tax money.                    o No additional contributions may
                                                                                                     be made after attainment of age
                               o $500 (additional)           o Paid to us by check or transfer of    86, or if later, the first
                                                               contract value in a tax-deferred      contract date anniversary*
                               o $100 monthly and $300         exchange under Section 1035 of
                                 quarterly under our auto-     the Internal Revenue Code.
                                 matic investment
                                 program (additional)
------------------------------------------------------------------------------------------------------------------------------------

20 Contract features and benefits


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
------------------------------------------------------------------------------------------------------------------------------------
                  Available for
                  owner and
                  annuitant       Minimum                                                           Limitations on
 Contract type    issue ages      contributions                     Source of contributions        contributions+
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA      20 through 85   o $10,000 (initial)              o Eligible rollover             o No rollover or direct
                                                                     distributions from 403(b)       transfer con- tributions may
                                  o $50 (additional)                 plans, qualified plans, and     be made after attainment of
                                                                     governmental employer 457(b)    age 86, or if later, the
                                  o $100 monthly and $300            plans.                          first contract date
                                    quarterly under our auto-                                        anniversary.*
                                    matic investment program       o Rollovers from another
                                    (additional) (subject to tax     tradi- tional individual      o Contributions after age
                                    maximums)                        retirement arrangement.         70-1/2 must be net of
                                                                                                     required minimum
                                                                   o Direct                          distributions.
                                                                     custodian-to-custodian
                                                                     transfers from another        o Although we accept regular
                                                                     traditional individual          IRA contributions (limited
                                                                     retirement arrangement.         to $5,000), under the
                                                                                                     Rollover IRA contracts, we
                                                                   o Regular IRA contributions.      intend that the contract be
                                                                                                     used primarily for rollover
                                                                   o Additional catch-up             and direct transfer
                                                                     contributions.                  contributions.

                                                                                                   o Additional catch-up
                                                                                                     contributions of up to
                                                                                                     $1,000 per calendar year
                                                                                                     where the owner is at least
                                                                                                     age 50 but under age 70-1/2
                                                                                                     at any time during the
                                                                                                     calendar year for which the
                                                                                                     contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85   o $10,000 (initial)              o Rollovers from another Roth   o No additional rollover or
IRA                                                                  IRA.                            direct transfer
                                  o $50 (additional)                                                 contributions may be made
                                                                   o Rollovers from a "designated    after attainment of age 86,
                                  o $100 monthly and $300            Roth contribution account"      or if later, the first
                                    quarterly under our auto-        under a 401(k) plan or          contract date anniversary.*
                                    matic investment program         403(b) plan.
                                    (additional) (subject to tax                                   o Conversion rollovers after
                                    maximums)                      o Conversion rollovers from a     age 70-1/2 must be net of
                                                                     traditional IRA or other        required minimum
                                                                     eligible retirement plan.       distributions for the
                                                                                                     traditional IRA or other
                                                                   o Direct transfers from           eligible retirement plan
                                                                     another Roth IRA.               which is the source of the
                                                                                                     conversion rollover.
                                                                   o Regular Roth IRA
                                                                     contributions.                o Before 2010, you cannot roll
                                                                                                     over funds from a
                                                                   o Additional catch-up             traditional IRA or other
                                                                     contributions.                  eligible retirement plan if
                                                                                                     your adjusted gross income
                                                                                                     is $100,000 or more.

                                                                                                   o Although we accept regular
                                                                                                     Roth IRA contributions
                                                                                                     (limited to $5,000) under
                                                                                                     the Roth IRA contracts, we
                                                                                                     intend that the contract be
                                                                                                     used primarily for rollover
                                                                                                     and direct transfer
                                                                                                     contributions.

                                                                                                   o Additional catch-up
                                                                                                     contributions of up to
                                                                                                     $1,000 per calendar year
                                                                                                     where the owner is at least
                                                                                                     age 50 at any time during
                                                                                                     the calendar year for
                                                                                                     which the contribution is
                                                                                                     made.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21


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
------------------------------------------------------------------------------------------------------------------------------
                      Available for
                      owner and
                      annuitant       Minimum                                                Limitations on
 Contract type        issue ages      contributions             Source of contributions      contributions+
------------------------------------------------------------------------------------------------------------------------------
Inherited IRA         0 through 70    o $10,000 (initial)      o Direct                      o Any additional contributions
Beneficiary Con-                                                 custodian-to-custodian        must be from the same type
                                      o $1,000 (additional)      transfers of your interest    of IRA of the same deceased
tinuation Contract                                               as a death beneficiary of     owner.
(traditional IRA or                                              the deceased owner's
Roth IRA)                                                        traditional individual      o Non-spousal beneficiary
                                                                 retirement arrangement or     direct rollover
                                                                 Roth IRA to an IRA of the     contributions from quali-
                                                                 same type.                    fied plans, 403(b) plans and
                                                                                               governmental employer 457(b)
                                                                                               plans may be made to an
                                                                                               Inher- ited IRA contract
                                                                                               under specified
                                                                                               circumstances.
------------------------------------------------------------------------------------------------------------------------------
Rollover TSA**        20 through 85   o $10,000 (initial)      o With documentation of       o No additional rollover or
                                                                 employer or plan approval,    direct transfer
                                      o $500 (additional)        and limited to pre-tax        contributions may be made
                                                                 funds, direct plan-to-plan    after attainment of age 86,
                                                                 transfers from another        or if later, the first
                                                                 403(b) plan or contract       contract date anniversary.*
                                                                 exchanges from another
                                                                 403(b) contract under the   o Contributions after age
                                                                 same plan.                    70-1/2 must be net of any
                                                                                               required minimum
                                                               o With documentation of         distributions.
                                                                 employer or plan approval,
                                                                 and limited to pre-tax      o We do not accept employer-
                                                                 funds, eligible rollover      remitted contributions.
                                                                 distributions from other
                                                                 403(b) plans, qualified     o We do not accept after tax
                                                                 plans, govern- mental         contri- butions, including
                                                                 employer 457(b) plans or      designated Roth
                                                                 traditional IRAs.             contributions.
------------------------------------------------------------------------------------------------------------------------------
QP                    20 through 75   o $10,000 (initial)      o Only transfer contributions o A separate QP contract must
                                                                 from other investments        be established for each plan
                                      o $500 (additional)        within an existing defined    participant.
                                                                 qualified plan trust.
                                                                                             o We do not accept regular
                                                               o The plan must be qualified    ongoing payroll
                                                                 under Section 401(a) of the   contributions or contribu-
                                                                 Internal Revenue Code.        tions directly from the
                                                                                               employer.
                                                               o For 401(k) plans,
                                                                 transferred contributions   o Only one additional transfer
                                                                 may not include any           con- tribution may be made
                                                                 after-tax contributions,      during a contract year.
                                                                 including designated Roth
                                                                 contri- butions.            o No additional transfer
                                                                                               contribu- tions after
                                                                                               participant's attainment of
                                                                                               age 76 or, if later, the
                                                                                               first contract date
                                                                                               anniversary.

                                                                                             o Contributions after age
                                                                                               70-1/2 must be net of any
                                                                                               required minimum
                                                                                               distribution.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------


+ Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII later in the Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contri butions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal.

* Please see Appendix VII later in this Prospectus for information on state variations.


** May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Elite(SM) Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.



22 Contract features and benefits


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OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


For NQ contracts (with a single owner, joint owners or a non-natural owner) purchased through an exchange that is intended not to be taxable under Section 1035 of the Internal Revenue Code, we permit joint annuitants. We also permit joint annuitants in non-exchange sales if you elect the Guaranteed withdrawal benefit for life on a Joint life basis, and the contract is owned by a non-natural owner. In all cases, the joint annuitants must be spouses.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for Single life contracts, the surviving spouse must be the sole primary beneficiary. The determination of spousal status is made under applicable state law. Certain same-sex spouses or civil union partners may not be eligible for tax benefits under federal law and in some circumstances will be required to take post-death distributions that dilute or eliminate the value of the contractual benefit.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

Certain benefits under your contract, as described later in this Prospectus, are based on the age of the owner. If the owner of the contract is not a natural person, these benefits will be based on the age of the annuitant. Under QP contracts, all benefits are based on the age of the annuitant. In this Prospectus, when we use the terms owner and joint owner, we intend these to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If GWBL is elected, the terms owner and Successor Owner are intended to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If the contract is jointly owned or is issued to a non-natural owner and the GWBL has not been elected, benefits are based on the age of the older joint owner or older joint annuitant, as applicable.

PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST


If you are purchasing the contract to fund a charitable remainder trust and elect either the Guaranteed minimum income benefit ("GMIB") or the Guaranteed withdrawal benefit for life ("GWBL"), or an enhanced death benefit, you should strongly consider "split-funding": that is the trust holds investments in addition to this Accumulator(R) Elite(SM) contract. Charitable remainder trusts, are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) Elite(SM) contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB, GWBL and/or the enhanced death benefit base and/or greater than the Guaranteed annual withdrawal amount under GWBL. See the discussion of these benefits later in this section.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS


 Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealer. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------


Your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the



                                              Contract features and benefits  23


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required information. The contribution will be applied as of the date we receive the missing information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


If you elect the 100% Principal guarantee benefit, the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the following variable investment options: the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio ("permitted variable investment options").


If you elect the 125% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Moderate Allocation Portfolio.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect.



24  Contract features and benefits


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PORTFOLIOS OF THE TRUSTS


The AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features including those optional benefits that restrict allocations to the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust*                                                                 Investment Manager (or Sub-Adviser(s), as
 Portfolio Name               Objective                                                 applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                     o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                     o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a        o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.  o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,  o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       Long-term growth of capital.                              o AllianceBernstein L.P.
 EQUITY
                                                                                        o ClearBridge Advisors, LLC

                                                                                        o Legg Mason Capital Management, Inc.

                                                                                        o Marsico Capital Management, LLC

                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND        To seek a balance of high current income and capital      o BlackRock Financial Management, Inc.
                              appreciation, consistent with a prudent level of risk.
                                                                                        o Pacific Investment Management Company
                                                                                          LLC

                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE      Long-term growth of capital.                              o Invesco Aim Capital Management, Inc.

                                                                                        o RCM Capital Management LLC

                                                                                        o SSgA Funds Management, Inc.

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    Long-term growth of capital.                              o AllianceBernstein L.P.
 EQUITY
                                                                                        o JPMorgan Investment Management Inc.

                                                                                        o Marsico Capital Management, LLC

                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 25


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
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust*                                                                 Investment Manager (or Sub-Adviser(s), as
 Portfolio Name               Objective                                                 applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                               o AllianceBernstein L.P.
 CORE EQUITY
                                                                                        o Janus Capital Management LLC

                                                                                        o SSgA Funds Management, Inc.

                                                                                        o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                               o Goodman & Co. NY Ltd.
 GROWTH
                                                                                        o SSgA Funds Management, Inc.

                                                                                        o T. Rowe Price Associates, Inc.

                                                                                        o Westfield Capital Management Company, L.P.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                               o AllianceBernstein L.P.
 VALUE
                                                                                        o Institutional Capital LLC

                                                                                        o MFS Investment Management

                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Long-term growth of capital.                               o AllianceBernstein L.P.
 GROWTH
                                                                                        o Franklin Advisers, Inc.

                                                                                        o SSgA Funds Management, Inc.

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Long-term growth of capital.                               o AXA Rosenberg Investment Management LLC

                                                                                        o SSgA Funds Management, Inc.

                                                                                        o Tradewinds Global Investors, LLC

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR    High total return through a combination of current         o Pacific Investment Management Company
 BOND(1)                     income and capital appreciation.                             LLC

                                                                                        o Post Advisory Group, LLC

                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                               o Eagle Asset Management, Inc.
 GROWTH
                                                                                        o SSgA Funds Management, Inc.

                                                                                        o Wells Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                               o Franklin Advisory Services, LLC
 VALUE
                                                                                        o Pacific Global Investment Management
                                                                                          Company

                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY      Long-term growth of capital.                               o Firsthand Capital Management, Inc.

                                                                                        o RCM Capital Management LLC

                                                                                        o SSgA Funds Management, Inc.

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------


26 Contract features and benefits


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
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust*                                                                        Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                Objective                                                   applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN           Seeks to achieve long-term growth of capital.               o AllianceBernstein L.P.
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL     Seeks to achieve long-term growth of capital.               o AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II       Seeks to achieve long-term capital appreciation.            o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN INCOME         Seeks to maximize income while maintaining prospects        o BlackRock Investment Management, LLC
 CORE(2)                       for capital appreciation.                                   o Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP      Seeks to achieve long-term total return.                    o BlackRock Investment Management, LLC
 VALUE CORE(3)                                                                             o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN TEMPLETON      Primarily seeks capital appreciation and secondarily seeks  o AXA Equitable
 FOUNDING STRATEGY CORE(4)     income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA MUTUAL SHARES CORE(5)   Seeks to achieve capital appreciation, which may occa-      o BlackRock Investment Management, LLC
                               sionally be short-term, and secondarily, income.            o Franklin Mutual Advisers, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE         Seeks to increase value through bull markets and bear       o AXA Rosenberg Investment Management LLC
 LONG/SHORT EQUITY             markets using strategies that are designed to limit expo-
                               sure to general equity market risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA TEMPLETON GROWTH        Seeks to achieve long-term capital growth.                  o BlackRock Investment Management, LLC
 CORE(6)                                                                                   o Templeton Global Advisors Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE       Seeks to achieve capital appreciation and secondarily,      o BlackRock Investment Management, LLC
 EQUITY                        income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL     Seeks to provide current income and long-term growth of     o BlackRock Investment Management
 VALUE                         income, accompanied by growth of capital.                     International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY      Seeks to achieve a combination of growth and income to      o Boston Advisors, LLC
 INCOME                        achieve an above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY            Seeks to achieve long-term capital appreciation.            o Calvert Asset Management Company, Inc
 RESPONSIBLE                                                                               o Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH     Seeks to achieve long-term growth of capital.               o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            Seeks to achieve long-term growth of capital.               o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         Seeks to maximize current income.                           o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX(7)       Seeks to achieve a total return before expenses that        o AllianceBernstein L.P.
                               approximates the total return performance of the Russell
                               3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX             Seeks to achieve a total return before expenses that        o SSgA Funds Management, Inc.
                               approximates the total return performance of the Barclays
                               Capital U.S. Aggregate Bond Index, including reinvest-
                               ment of dividends, at a risk level consistent with that of the Barclays Capital U.S. Aggregate Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE      Seeks to achieve long-term growth of capital.               o Davis Selected Advisers, L.P.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 27


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
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust*                                                                       Investment Manager (or Sub-Adviser(s), as
 Portfolio Name              Objective                                                    applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks to achieve a total return before expenses that         o AllianceBernstein L.P.
                             approximates the total return performance of the S&P
                             500 Index, including reinvestment of dividends, at a risk
                             level consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks to achieve long-term capital growth.                   o Evergreen Investment Management
                                                                                            Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FOCUS PLUS(8)             Seeks to achieve long-term growth of capital.                o AXA Equitable

                                                                                          o Marsico Capital Management, LLC

                                                                                          o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND         Seeks to achieve capital appreciation.                       o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY       Seeks to maximize capital appreciation.                      o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS(9)       Seeks to achieve capital growth and current income.          o BlackRock Investment Management, LLC

                                                                                          o Evergreen Investment Management
                                                                                            Company, LLC

                                                                                          o First International Advisors, LLC (dba
                                                                                            "Evergreen International")
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR       Seeks to achieve long-term capital appreciation.             o BlackRock Investment Management, LLC
 EQUITY(10)
                                                                                          o Morgan Stanley Investment Management Inc
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT   Seeks to achieve a total return before expenses that         o SSgA Funds Management, Inc.
 BOND INDEX                  approximates the total return performance of the Barclays
                             Capital Intermediate Government Bond Index, including
                             reinvestment of dividends, at a risk level consistent with that of the Barclays Capital Intermediate Government
                             Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS   Seeks to achieve long-term growth of capital.                o AXA Equitable

                                                                                          o Hirayama Investments, LLC

                                                                                          o SSgA Funds Management, Inc.

                                                                                          o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH      Seeks to achieve capital appreciation.                       o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE            Seeks to achieve long-term capital appreciation.             o JPMorgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with a sec-     o AXA Equitable
                             ondary objective to seek reasonable current income. For
                             purposes of this Portfolio, the words "reasonable current    o Institutional Capital LLC
                             income" mean moderate income.
                                                                                          o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses that         o AllianceBernstein L.P.
                             approximates the total return performance of the Russell
                             1000 Growth Index, including reinvestment of dividends
                             at a risk level consistent with that of the Russell 1000
                             Growth Index.
------------------------------------------------------------------------------------------------------------------------------------


28 Contract features and benefits


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
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust*                                                                        Investment Manager (or Sub-Adviser(s), as
 Portfolio Name               Objective                                                    applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS      Seeks to provide long-term capital growth.                   o AXA Equitable

                                                                                           o Marsico Capital Management, LLC

                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX      Seeks to achieve a total return before expenses that         o SSgA Funds Management, Inc.
                              approximates the total return performance of the Russell
                              1000 Value Index, including reinvestment of dividends, at
                              a risk level consistent with that of the Russell 1000 Value
                              Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS       Seeks to achieve capital appreciation.                       o AllianceBernstein L.P.
                                                                                           o AXA Equitable

------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND             Seeks to maximize income and capital appreciation            o BlackRock Financial Management, Inc.
                              through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND     Seeks to achieve capital appreciation and growth of          o Lord, Abbett & Co. LLC
 INCOME                       income without excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP      Seeks to achieve capital appreciation and growth of          o Lord, Abbett & Co. LLC
 CORE                         income with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE  Seeks to achieve capital appreciation.                       o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX              Seeks to achieve a total return before expenses that         o SSgA Funds Management, Inc.
                              approximates the total return performance of the S&P
                              Mid Cap 400 Index, including reinvestment of dividends,
                              at a risk level consistent with that of the S&P Mid Cap
                              400 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS         Seeks to achieve long-term capital appreciation.             o AXA Equitable

                                                                                           o SSgA Funds Management, Inc.

                                                                                           o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET               Seeks to obtain a high level of current income, preserve     o The Dreyfus Corporation
                              its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL          Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL         Seeks to achieve capital appreciation.                       o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET    Seeks to achieve long-term capital appreciation.             o OppenheimerFunds, Inc.
 OPPORTUNITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET    Seeks to achieve capital appreciation.                       o OppenheimerFunds, Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND(11) Seeks to generate a return in excess of traditional money    o Pacific Investment Management Company,
                              market products while maintaining an emphasis on               LLC
                              preservation of capital and liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS          Seeks to achieve high current income consistent with         o AllianceBernstein L.P.
                              moderate risk to capital.
                                                                                           o AXA Equitable

                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND        Seeks to achieve current income with reduced volatility of   o BlackRock Financial Management, Inc.
                              principal.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 29


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
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust*                                                                      Investment Manager (or Sub-Adviser(s), as
 Portfolio Name             Objective                                                    applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the        o AllianceBernstein L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH     Seeks to achieve long-term capital appreciation and          o T. Rowe Price Associates, Inc.
 STOCK                      secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
                            with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Seeks to achieve capital growth and income.                  o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       Seeks to achieve capital growth.                             o Morgan Stanley Investment Management Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN REAL ESTATE   Seeks to provide above average current income and long-      o Morgan Stanley Investment Management Inc.
                            term capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------



* The chart below reflects the portfolio's former name in effect until on or about May 1, 2009, subject to regulatory approval. The number in the "Footnote No." column corresponds with the number contained in the chart above.

      ---------------------------------------------------------
      Footnote No.     Portfolio's Former Name
      ---------------------------------------------------------
                       AXA Premier VIP Trust
      ---------------------------------------------------------
           (1)         Multimanager High Yield
      ---------------------------------------------------------
                       EQ Advisors Trust
      ---------------------------------------------------------
           (2)         EQ/Franklin Income
      ---------------------------------------------------------
           (3)         EQ/Franklin Small Cap Value
      ---------------------------------------------------------
           (4)         EQ/Franklin Templeton Founding Strategy
      ---------------------------------------------------------
           (5)         EQ/Mutual Shares
      ---------------------------------------------------------
           (6)         EQ/Templeton Growth
      ---------------------------------------------------------
           (7)         EQ/AllianceBernstein Common Stock
      ---------------------------------------------------------
           (8)         EQ/Marsico Focus
      ---------------------------------------------------------
           (9)         EQ/Evergreen International Bond
      ---------------------------------------------------------
           (10)        EQ/Van Kampen Emerging Markets Equity
      ---------------------------------------------------------
           (11)        EQ/PIMCO Real Return
      ---------------------------------------------------------
You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



30 Contract features and benefits


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GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges, and any optional benefit charges. See Appendix VII later in this Prospectus for state variations.


Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2009 is 1.50%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfer from the guaranteed interest option.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for owner and annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Elite(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed below in "Allocating your contributions," would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 17, 2009 the next available maturity date was February 16, 2016. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market Option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market


                                              Contract features and benefits  31


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value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.

ALLOCATING YOUR CONTRIBUTIONS

You may choose between self-directed and dollar cost averaging to allocate your contributions under your contract. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states -- see Appendix VII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. We reserve the right to restrict allocations to any variable investment option. If an owner or annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation


32  Contract features and benefits


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to any special dollar cost averaging program time period must be at least
$2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

You may have your account value transferred to any of the variable investment options available under your contract. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) Elite(SM) contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Elite(SM) contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

If you are participating in a Principal guarantee benefit, the general dollar cost averaging program is not available.

If you elect the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, general dollar cost averaging is not available.

INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, this option is subject to the guaranteed


                                              Contract features and benefits  33


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interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                       ----------------------------------

You may not participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program you may participate in any of the dollar cost averaging programs except general dollar cost averaging. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states (see Appendix VII later in this Prospectus for more information on state availability).


GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

6-1/2% (OR 6%, IF APPLICABLE) ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  plus

o daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6-1/2% (or 6%, if applicable) with respect to the variable investment options (other than EQ/Money Market) and the account for special dollar cost averaging; the effective annual rate may be 4% in some states. Please see Appendix VII later in this Prospectus to see what applies in your state; and

o 3% with respect to the EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday.

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM


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INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),

or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you take a withdrawal from your contract, your benefit base will be reduced as described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. After such withdrawal, your benefit base is equal to the greater of either:

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).


GREATER OF 6-1/2% (OR 6%, IF APPLICABLE) ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME
BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6-1/2% (or 6%, as applicable) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.


3% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT). Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  plus

o daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to the benefit base is 3%.

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday.

GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 3% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary.

GUARANTEED MINIMUM INCOME BENEFIT AND THE ROLL-UP BENEFIT BASE RESET. You will be eligible to reset your Guaranteed minimum income benefit Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75. If you elect the Guaranteed minimum income benefit without the Greater of 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, you may reset its Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75 AND your investment option choices will be limited to the guaranteed interest option, the account for special dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The Roll-Up continues to age 85 on any reset benefit base.

If you elect both the Guaranteed minimum income benefit AND the Greater of 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit"), you will be eligible to reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any contract date anniversary until the contract date anniversary following age 75 and your investment options will not be restricted. If you elect both options, they are not available with different Roll-Up benefit bases: each option must include either the 6-1/2% Roll-Up or 6% Roll-Up benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. If your request to reset your Roll-Up benefit base is received at our processing office more than 30 days after your contract date anniversary, your Roll-Up benefit base will reset on the next contract date anniversary on which you are eligible for a reset. You may choose one of the three available reset methods: one-time reset option, automatic annual reset program or automatic customized reset program.

--------------------------------------------------------------------------------
ONE-TIME RESET OPTION - resets your Roll-Up benefit base on a single contract date anniversary.
AUTOMATIC ANNUAL RESET PROGRAM - automatically resets your Roll-Up benefit base on each contract date anniversary you are eligible for a reset.
AUTOMATIC CUSTOMIZED RESET PROGRAM - automatically resets your Roll-Up benefit base on each contract date anniversary, if eligible, for the period you designate.
--------------------------------------------------------------------------------

If you wish to cancel your elected reset program, your request must be received by our processing office at least 30 days prior to your contract date anniversary to terminate your reset program for such contract


                                              Contract features and benefits  35

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date anniversary. Cancellation requests received after this window will be applied the following year. A reset cannot be cancelled after it has occurred. For more information, see "How to reach us" earlier in this Prospectus. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset until the next contract date anniversary. If after your death your spouse continues the contract, the benefit base will be eligible to be reset on each contract date anniversary, if applicable. The last age at which the benefit base is eligible to be reset is the contract date anniversary following owner (or older joint owner, if applicable) age 75.


If you elect to reset your Roll-Up benefit base on any contract date anniversary, we may increase the charge for the Guaranteed minimum income benefit and the Greater of 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. There is no charge increase for the Annual Ratchet to age 85 enhanced death benefit. See both "Guaranteed minimum death benefit charge" and "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus for more information.


It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise Rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus. If you are a traditional IRA, TSA or QP contract owner, before you reset your Roll-Up benefit base, please consider the effect of the 10-year exercise waiting period on your requirement to take lifetime required minimum distributions with respect to the contract. If you must begin taking lifetime required minimum distributions during the 10-year waiting period, you may want to consider taking the annual lifetime required minimum distribution calculated for the contract from another permissible contract or funding vehicle. If you withdraw the lifetime required minimum distribution from the contract, and the required minimum distribution is more than 6-1/2% (or 6%) of the reset benefit base, the withdrawal would cause a pro-rata reduction in the benefit base. Alternatively, resetting the benefit base to a larger amount would make it less likely that the required minimum distributions would exceed the 6-1/2% (or 6%) threshold. See "Lifetime required minimum distribution withdrawals" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money." Also, see "Required minimum distributions" under "Individual retirement arrangements (IRAs)" and "Tax-sheltered annuity contracts (TSAs)" in "Tax information" and Appendix II- "Purchase considerations for QP Contracts," later in this Prospectus.


If you elect both a "Greater of" enhanced death benefit and the Guaranteed minimum income benefit, the Roll-Up benefit bases for both are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the owner's (and any joint owner's) age and sex in certain instances. We may provide more favorable current annuity purchase factors for the annuity payout options.


GUARANTEED MINIMUM INCOME BENEFIT
The Guaranteed minimum income benefit is available if the owner is age 20 through 75 at the time the contract is issued.

Subject to state availability (see Appendix VII later in this Prospectus), you may elect one of the following:

o The Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base.

o The Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

Both options include the ability to reset your Guaranteed minimum income benefit base on each contract date anniversary until the contract date anniversary following age 75. See "Guaranteed minimum income benefit and the Roll-Up benefit base reset" earlier in this section.

If you elect the Guaranteed minimum income benefit with a "Greater of" death benefit, you can choose between one of the following two combinations:

o the Greater of the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base, or

o the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

If you elect the Guaranteed minimum income benefit without the Greater of the 6-1/2% (or 6%) Roll-Up to age 85 or the Annual ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section.

If the contract is jointly owned, the guaranteed minimum income benefit will be calculated on the basis of the older owner's age. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily ter-


36  Contract features and benefits


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minate this benefit. If you elect both the Guaranteed minimum income benefit and a "Greater of" enhanced death benefit, the Roll-Up rate you elect must be the same for both features.


If you are purchasing the contract as an inherited IRA, or if you elect a Principal guarantee benefit, or the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit is not available. If you are using the contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed minimum income benefit. See "Owner and annuitant requirements" earlier in this section. For IRA, QP and Rollover TSA contracts, owners over age 60 at contract issue should consider the impact of the minimum distributions required by tax law in relation to the withdrawal limitations under the Guaranteed minimum income benefit. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus.


If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the owner's age as follows:


-----------------------------------------------------
                    Level payments
-----------------------------------------------------
                                  Period certain
                                      years
                              -----------------------
    Owner's age at exercise
-----------------------------------------------------
         80 and younger                10
               81                      9
               82                      8
               83                      7
               84                      6
               85                      5
-----------------------------------------------------
We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------


When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.


Before you elect the Guaranteed minimum income benefit, you should consider the fact that the it provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised automatically, based on the owner's (or older joint owner's, if applicable) current age and benefit base as follows:


o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.


o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your aggregate withdrawals during any contract year exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days);


                                              Contract features and benefits  37


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o Upon the contract date anniversary following the owner (or older joint owner, if applicable) reaching age 85.

Please note that if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6-1/2% (or 6%, if applicable) of your Roll-Up benefit base at the beginning of the contract year.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male owner age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under rollover TSA contracts.


----------------------------------------------------------
                             Guaranteed minimum income
      Contract date          benefit -- annual income
 anniversary at exercise         payable for life
----------------------------------------------------------
           10                       $10,065
           15                       $15,266
----------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information within 30 days following your contract date anniversary, in order to exercise this benefit. Upon exercise of the Guaranteed minimum income benefit, the owner (or older joint owner) will become the annuitant, and the contract will be annuitized on the basis of the annuitant's life. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payment contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. Eligibility to exercise the Guaranteed minimum income benefit is based on the owner's (or older joint owner's, if applicable) age as follows:


o If you were at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If you were at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after age 60.

o If you were at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your 85th birthday;

(ii) if you were age 75 when the contract was issued, or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your attainment of age 85;

(iii) for Accumulator(R) Elite(SM) QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Elite(SM) QP contract into an Accumulator(R) Elite(SM) Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) Since no partial exercise is permitted, owners of defined benefit QP contracts who plan to change ownership of the contract to the participant must first compare the participant's lump sum benefit amount and annuity benefit amount to the GMIB benefit amount and account value, and make a withdrawal from the contract if necessary. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this prospectus.

(v) for Accumulator(R) Elite(SM) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Elite(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(vi) if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;


38  Contract features and benefits


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(vii)  a spouse beneficiary or younger spouse joint owner under Spousal continuation may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original owner could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The spouse beneficiary or younger spouse joint owner's age on the date of the owner's death replaces the owner's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules;

(viii) if the contract is jointly owned, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit or (b) as a single life benefit paid on the basis of the older owner's age; and

(ix) if the contract is owned by a trust or other non-natural person, eligibility to elect or exercise the Guaranteed minimum income benefit is based on the annuitant's (or older joint annuitant's, if applicable) age, rather than the owner's.

See "Effect of the owner's death" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

Your contract provides a standard death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals (and any associated withdrawal charges). The standard death benefit is the only death benefit available for owners (or older joint owners, if applicable) ages 81 through 85 at issue. Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, information and forms necessary to effect payment, or your elected enhanced death benefit on the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals (and associated withdrawal charges), whichever provides the higher amount. See "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits (other than the Greater of 3% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit. Each enhanced death benefit has an additional charge. There is no additional charge for the standard death benefit.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

Subject to state availability (see Appendix VII later in this Prospectus for state availability of these benefits), your age at contract issue, and your contract type, you may elect one of the following enhanced death benefits:

Optional enhanced death benefit applicable for owner (or older joint owner, if applicable) ages 0 through 75 at issue of NQ contracts; 20 through 75 at issue of Rollover IRA, Roth Conversion IRA, and Rollover TSA contracts; 0 through 70 at issue for Inherited IRA contracts; and 20 through 75 at issue of QP contracts.

o Annual Ratchet to age 85

o The Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85

o The Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85

Optional enhanced death benefit applicable for owner (or older joint owner, if applicable) ages 76 through 80 at issue of NQ, Rollover IRA, Roth Conversion IRA, and Rollover TSA contracts.

o The Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85

The Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85 is not available for QP and Inherited IRA contracts.

For contracts with non-natural owners, the available death benefits are based on the annuitant's age.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

As discussed earlier in this Prospectus, you can elect a "Greater of" enhanced death benefit with a corresponding Guaranteed minimum income benefit. You can elect one of the following two combinations:

o the Greater of 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base, or


                                              Contract features and benefits  39


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o the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit with the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

If you purchase a "Greater of" enhanced death benefit with the Guaranteed minimum income benefit, you will be eligible to reset your Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75. If you purchase a "Greater of" enhanced death benefit without the Guaranteed minimum income benefit, no reset is available. See "Guaranteed minimum income benefit and the Roll-Up benefit base reset" earlier in this section.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

If you are using this contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See "Owner and annuitant requirements" earlier in this section.


See Appendix IV later in the Prospectus for an example of how we calculate an enhanced death benefit.



Earnings enhancement benefit

Subject to state and contract availability (see Appendix VII later in this Prospectus for state availability of these benefits), if you are purchasing a contract, under which the Earnings enhancement benefit is available, you may elect the Earnings enhancement benefit at the time you purchase your contract, if the owner is age 75 or younger. The Earnings enhancement benefit provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Earnings enhancement benefit in an NQ, IRA or Rollover TSA contract. Once you purchase the Earnings enhancement benefit, you may not voluntarily terminate this feature. If you elect the Guaranteed withdrawal benefit for life, the Earnings enhancement benefit is not available.

If you elect the Earnings enhancement benefit described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the owner (or older joint owner, if applicable) is 70 or younger when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is 70 or younger when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 40% of:

the greater of:

o the account value or

o any applicable death benefit

Decreased by:

o total net contributions.

For purposes of calculating your Earnings enhancement benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the spouse beneficiary or younger spouse joint owner not continued the contract plus any subsequent contributions) adjusted for each withdrawal that exceeds your Earnings enhancement benefit earnings. "Net contributions" are reduced by the amount of that excess. Earnings enhancement benefit earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal, and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

If the owner (or older joint owner, if applicable) is age 71 through 75 when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is between the ages of 71 and 75 when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 25% of:

the greater of:

o the account value or

o any applicable death benefit

Decreased by:

o total net contributions.

The value of the Earnings enhancement benefit is frozen on the first contract date anniversary after the owner (or older joint owner, if applicable) turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Earnings enhancement benefit death benefit is calculated, please see Appendix VI.

For contracts continued under Spousal continuation, upon the death of the spouse (or older spouse, in the case of jointly owned contracts), the account value will be increased by the value of the Earnings enhancement benefit as of the date we receive due proof of death. The benefit will then be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. The spouse may also take the death benefit (increased by the Earnings enhancement benefit) in a lump sum. See "Spousal continuation" in "Payment of death benefit" later in this Prospectus for more information.


40  Contract features and benefits


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The Earnings enhancement benefit must be elected when the contract is first issued: neither the owner nor the successor owner can add it subsequently. Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature is available in your state.


GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL")

For an additional charge, the Guaranteed withdrawal benefit for life ("GWBL") guarantees that you can take withdrawals up to a maximum amount per year (your "Guaranteed annual withdrawal amount"). GWBL is only available at issue. This benefit is not available at issue ages younger than 45. GWBL is not available if you have elected the Guaranteed minimum income benefit, the Earnings enhancement benefit or one of our Principal guarantee benefits, described later in this Prospectus. You may elect one of our automated payment plans or you may take partial withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit. See "Accessing your money" later in this Prospectus. Your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section.

You may buy this benefit on a single life ("Single life") or a joint life ("Joint life") basis. Under a Joint life contract, lifetime withdrawals are guaranteed for the life of both the owner and successor owner.

For Joint life contracts, a successor owner may be named at contract issue only. The successor owner must be the owner's spouse. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or (ii) replace the original successor owner with your new spouse. This can only be done before the first withdrawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint Life basis. For NQ contracts, you have the option to designate the successor owner as a joint owner.

For Joint life contracts owned by a non-natural owner, a joint annuitant may be named at contract issue only. The annuitant and joint annuitant must be spouses. If the annuitant and joint annuitant are no longer married, you may either: (i) drop the joint annuitant or (ii) replace the original joint annuitant with the annuitant's new spouse. This can only be done before the first withdrawal. After the first withdrawal, the joint annuitant may be dropped but cannot be replaced. If the joint annuitant is dropped after withdrawals begin, the charge continues based on a Joint life basis.


Joint life QP and TSA contracts are not permitted. This benefit is not available under an Inherited IRA contract. If you are using the contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed withdrawal benefit for life. See "Owner and annuitant requirements" earlier in this section.


The charge for the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus for a description of the charge.

You should not purchase this benefit if:

o You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see "Effect of Excess withdrawals" below in this section);

o You are not interested in taking withdrawals prior to the contract's maturity date;

o You are using the contract to fund a Rollover TSA or QP contract where withdrawal restrictions will apply; or


o You plan to use it for withdrawals prior to age 59-1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed later in this Prospectus.


For traditional IRAs, TSA and QP contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the GWBL benefit, provided you comply with the conditions described under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.


GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWBL benefit base increases by any subsequent contributions.


o Your GWBL benefit base may be increased on each contract date anniversary, as described below under "Annual Ratchet" and "7% deferral bonus."

o Your GWBL benefit base may be increased by the 200% Initial GWBL benefit base guarantee, as described later in this section.


o Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("Excess withdrawal"). See "Effect of Excess withdrawals" below in this section.


GUARANTEED ANNUAL WITHDRAWAL AMOUNT


Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage ("Applicable percentage") is based on the owner's age at the time of the first withdrawal. For Joint life contracts, the initial Applicable percentage is based on the age of the younger owner or successor owner at the time of the first withdrawal. If your GWBL benefit base ratchets, as described below in this section under "Annual ratchet," on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:



                                              Contract features and benefits  41


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------------------------------------------
 Age              Applicable percentage
------------------------------------------
45-59                    4.0%
60-75                    5.0%
76-85                    6.0%
86 and older             7.0%
------------------------------------------


We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any subsequent contribution or Excess withdrawal, as described below under "Effect of Excess withdrawals" and "Subsequent contributions." The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the Guaranteed annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF EXCESS WITHDRAWALS

An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.

An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

o The GWBL benefit base is reset as of the date of the Excess with drawal to equal the lesser of: (i) the GWBL benefit base immediately prior to the Excess withdrawal and (ii) the account value immediately following the Excess withdrawal.

o The Guaranteed annual withdrawal amount is recalculated to equal the Applicable percentage multiplied by the reset GWBL benefit base.


You should not purchase the contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such withdrawals may significantly reduce or eliminate the value of the GWBL benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.


For example, assume your GWBL benefit base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your GWBL benefit base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds the greater of (i) the Guaranteed annual withdrawal amount or (ii) the 10% free withdrawal amount. A withdrawal charge would not be applied in the example above since the $8,000 withdrawal (equal to 10% of the contract's account value as of the beginning of the contract year) falls within the 10% free withdrawal amount. Under the example above, additional withdrawals during the same contract year could result in a further reduction of the GWBL benefit base and the Guaranteed annual withdrawal amount, as well as an application of withdrawal charges, if applicable. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.


In general, if you purchase the contract as a traditional IRA, QP or TSA and participate in our Automatic RMD service, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus. Loans are not available under Rollover TSA contracts if GWBL is elected.



ANNUAL RATCHET

Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the most recent GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.


If your GWBL benefit base ratchets, we may increase the charge for the benefit. Once we increase the charge, it is increased for the life of the contract. We will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract date anniversary. For a description of the charge increase, see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus.


7% DEFERRAL BONUS

At no additional charge, in each contract year in which you have not taken a withdrawal, we will increase your GWBL benefit base by an



42  Contract features and benefits


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amount equal to 7% of your total contributions. This 7% deferral bonus is applicable for the life of the contract, subject to certain restrictions.

We will apply the 7% deferral bonus to your GWBL benefit base on each contract date anniversary until you make a withdrawal from your contract. In a contract year following an Annual Ratchet (described above), the deferral bonus will be applied to your GWBL benefit base on each contract date anniversary until you make a withdrawal. However, no deferral bonus is applied on a contract date anniversary on which an Annual Ratchet occurs.

Once you make a withdrawal, we will not apply the deferral bonus in future years unless you meet one of the exceptions that would allow you to continue to receive the deferral bonus. Those exceptions are described as follows:

o You are eligible to receive the 7% deferral bonus for any of your first ten contract years that you have not taken a withdrawal, even if you had taken a withdrawal in a prior year. For example, if you take your first withdrawal in the second contract year, you are still eligible to receive the deferral bonus in contract years three through ten. The deferral bonus is not applied in the contract year in which a withdrawal was made.

o You are eligible to receive the 7% deferral bonus to your GWBL Benefit Base on a contract date anniversary during the ten years following an Annual Ratchet, as long as no withdrawal is made in the same contract year. If a withdrawal is made during this ten-year period, no deferral bonus is applied in the contract year in which the withdrawal was made.

If the Annual Ratchet occurs on any contract date anniversary, for the next and subsequent contract years, the deferral bonus will be 7% of the most recent ratcheted GWBL benefit base, plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 7% deferral bonus will be calculated using the reset GWBL benefit base, plus any applicable contributions. The 7% deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.

On any contract date anniversary on which you are eligible for a 7% deferral bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base but, as this adjustment is the result of the 7% deferral bonus rather than the Annual Ratchet, a new ten-year period, as described above, is not started by this adjustment to the GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 7% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 7% deferral bonus will still apply.

MATURITY DATE. The last deferral bonus will be applicable on the contract's maturity date. (See "Annuity maturity date" under "Accessing your money" later in this Prospectus.)

200% INITIAL GWBL BENEFIT BASE GUARANTEE

If you have not taken a withdrawal from the contract before the later of (i) the tenth contract date anniversary, or (ii) the contract date anniversary following the owner's (or younger joint life's) attained age 70, the GWBL Benefit base will be increased to equal 200% of contributions made to the contract during the first 90 days, plus 100% of any subsequent contributions received after the first 90 days. There will be no increase if your GWBL benefit base already exceeds this initial GWBL Benefit base guarantee. This is the only time that this special increase to the GWBL Benefit base is available. However, you will continue to be eligible for the 7% deferral bonuses following this one-time increase.



SUBSEQUENT CONTRIBUTIONS

Subsequent contributions are not permitted after the later of: (i) the end of the first contract year and (ii) the date the first withdrawal is taken.

Anytime you make an additional contribution, your GWBL benefit base will be increased by the amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.


GWBL GUARANTEED MINIMUM DEATH BENEFIT

There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 45-85, and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 45-75. Please see Appendix VII later in this Prospectus to see if these guaranteed death benefits are available in your state.

The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any additional contributions less a deduction that reflects any withdrawals you make (see "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWBL Enhanced death benefit base increases by any subsequent contribution;

o Your GWBL Enhanced death benefit base increases to equal your account value if your GWBL benefit base is ratcheted, as described above in this section;


o Your GWBL Enhanced death benefit base increases by any 7% deferral bonus, as described above in this section;

o Your GWBL Enhanced death benefit base increases by the one-time 200% Initial GWBL Benefit base guarantee, if applicable;


o Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make.


                                              Contract features and benefits  43


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See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.


The death benefit is equal to your account value (without adjustment for any otherwise applicable market value adjustment but adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death (adjusted for any subsequent withdrawals and withdrawal charges), whichever provides a higher amount. For more information, see "Withdrawal charge" in "Charges and expenses" later in this Prospectus.



EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. If an Excess withdrawal results in a withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero.

However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:

o Your Accumulator(R) Elite(SM) contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the Accumulator(R) Elite(SM) contract will be the owner and annuitant. The successor owner, if applicable, will be the joint annuitant. If the owner is non-natural, the annuitant and joint annuitant, if applicable, will be the same as under the your Accumulator(R) Elite(SM) contract.

o No subsequent contributions will be permitted.

o If you were taking withdrawals through the "Maximum payment plan," we will continue the scheduled withdrawal payments on the same basis.

o If you were taking withdrawals through the "Customized payment plan" or in unscheduled partial withdrawals, we will pay the balance of the Guaranteed annual withdrawal amount for that contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.

o Payments will continue at the same frequency for Single or Joint life contracts, as applicable, or annually if automatic payments were not being made.

o Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar for dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

o The charge for the Guaranteed withdrawal benefit for life and the GWBL Enhanced death benefit will no longer apply.

o If at the time of your death the Guaranteed annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.


OTHER IMPORTANT CONSIDERATIONS

o This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.

o Amounts withdrawn in excess of your Guaranteed annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year. Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced death benefit. See "Effect of Excess withdrawals" above in this section and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty if they are taken before age 59-1/2. See "Tax information" later in this Prospectus.

o All withdrawals reduce your account value and Guaranteed minimum death benefit. See "How withdrawals are taken from your account value" and "How withdrawals affect your Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

o The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.

o If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.


o If you transfer ownership of the contract, you terminate the GWBL benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

o Withdrawals are available under other annuity contracts we offer and the contract without purchasing a withdrawal benefit.


o For IRA, QP and TSA contracts, if you have to take a required minimum distribution ("RMD") and it is your first withdrawal under the contract, the RMD will be considered your "first withdrawal" for the purposes of establishing your GWBL Applicable percentage.


o If you elect GWBL on a Joint life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint life and Single life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. Any withdrawal made for



44  Contract features and benefits


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  the purpose of creating another contract for your ex-spouse will reduce the benefit base(s) as described in "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" later in this Prospectus, even if pursuant to a divorce decree.

o The Federal Defense of Marriage Act precludes same-sex married couples, domestic partners, and civil union partners from being considered married under federal law. Such individuals, therefore, are not entitled to the favorable tax treatment accorded spouses under federal tax law. As a result, mandatory distributions from the contract must be made after the death of the first individual. Accordingly, the GWBL will have little or no value to the surviving same-gender spouse or partner. You should consult with your tax adviser for more information on this subject.



PRINCIPAL GUARANTEE BENEFITS

We offer two 10-year Principal guarantee benefits at an additional charge: the 100% Principal guarantee benefit and the 125% Principal guarantee benefit. You may only elect one Principal guarantee benefit ("PGB").

100% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 100% Principal guarantee benefit is equal to your initial contribution and additional permitted contributions, adjusted for withdrawals.

Under the 100% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" earlier in this section.

125% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 125% Principal guarantee benefit is equal to 125% of your initial contribution and additional permitted contributions, adjusted for withdrawals.

Under the 125% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Moderate Allocation Portfolio.

Under both Principal guarantee benefits, if, on the 10th contract date anniversary (or later if you've exercised a reset as explained below) ("benefit maturity date"), your account value is less than the guaranteed amount, we will increase your account value to equal the applicable guaranteed amount. Any such additional amounts added to your account value will be allocated pursuant to the allocation instructions for additional contributions we have on file. After the benefit maturity date, the guarantee will terminate.

You have the option to reset (within 30 days following each applicable contract date anniversary) the guaranteed amount to the account value or 125% of the account value, as applicable, as of your fifth and later contract date anniversaries. If you exercise this option, you are eligible for another reset on each fifth and later contract date anniversary after the last reset up to the contract date anniversary following an owner's 85th birthday. If you elect to reset the guaranteed amount, your benefit maturity date will be extended to be the 10th contract date anniversary after the anniversary on which you reset the guaranteed amount. This extension applies each time you reset the guaranteed amount.


Neither PGB is available under Inherited IRA contracts. If you elect either PGB, you may not elect the Guaranteed minimum income benefit, the Guaranteed withdrawal benefit for life, the systematic withdrawals option or the substantially equal withdrawals option. If you purchase a PGB, you may not make additional contributions to your contract after six months from the contract issue date. If you are using the contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your Principal guarantee benefit. See "Owner and annuitant requirements" earlier in this section.

If you are planning to take required minimum distributions from the contract, this benefit may not be appropriate. See "Tax information" later in this Prospectus. If you elect a PGB and change ownership of the contract, your PGB will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


Once you purchase a PGB, you may not voluntarily terminate this benefit. Your PGB will terminate if the contract terminates before the benefit maturity date, as defined below. If you die before the benefit maturity date and the contract continues, we will continue the PGB only if the contract can continue through the benefit maturity date. If the contract cannot so continue, we will terminate your PGB and the charge. See "Non-spousal joint owner contract continuation" in "Payment of death benefit" later in this Prospectus. The PGB will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a charge for the Principal guarantee benefits (see "Charges and expenses" later in this Prospectus). You should note that the purchase of a PGB is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued.

The purchase of a PGB is also not appropriate if you plan on terminating your contract before the benefit maturity date. The purchase of a PGB may not be appropriate if you plan on taking withdrawals from your contract before the benefit maturity date. Withdrawals from your contract before the benefit maturity date reduce the guaranteed amount under a PGB on a pro rata basis. You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option, the purchase of a PGB may not be appropriate because of the guarantees already provided by this option at no additional charge. Please note that loans (applicable to TSA contracts only) are not permitted under either PGB.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make a payment, a written request to suspend the 2009 distribution.



                                              Contract features and benefits  45


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The contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not be available in all states. Please speak with your financial professional for further information.

The Inherited IRA is also available to non-spousal beneficiaries of deceased plan participants in qualified plans, 403(b) plans and governmental employer 457(b) plans ("Applicable Plan(s)"). In this discussion, unless otherwise indicated, references to "deceased owner" include "deceased plan participant"; references to "original IRA" include "the deceased plan participant's interest or benefit under the Applicable Plan", and references to "individual beneficiary of a traditional IRA" include "individual non-spousal beneficiary under an Applicable Plan."

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. In the case of a non-spousal beneficiary under a deceased plan participant's Applicable Plan, the Inherited IRA can only be purchased by a direct rollover of the death benefit under the Applicable Plan. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose. The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.


The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


o You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract.



o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for owners over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.


o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract. A non-spousal beneficiary under an Applicable Plan cannot make subsequent contributions to an Inherited IRA contract.


o You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described in "Charges and expenses" later in this Prospectus.

o The Guaranteed minimum income benefit, Spousal continuation, special dollar cost averaging program automatic investment program, Principal guarantee benefits, the Guaranteed withdrawal benefit for life and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges (if applicable under your contract) will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER
OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must


46  Contract features and benefits


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mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix VII to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct),
(ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract, and (iv) any interest in the account for special dollar cost averaging through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii), or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrendering your contract to receive its cash value," later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information," later in this Prospectus.


                                              Contract features and benefits  47


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2.  Determining your contract's value



--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging and (v) the loan reserve account (applicable to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge as well as optional benefit charges; (ii) any applicable withdrawal charges and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)    mortality and expense;

(ii)   administrative expenses; and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, Principal guarantee benefits, Guaranteed withdrawal benefit for life and/or Earnings enhancement benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.


If you apply for the contract by electronic means, please see Appendix VII for additional information.



INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VII later in this Prospectus for any state variations with regard to terminating your contract.


GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL GUARANTEE BENEFITS. If you take no withdrawals, and your account value is insufficient to pay charges, we will not terminate your


48  Determining your contract's value


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contract if you are participating in a PGB. Your contract will remain in force and we will pay your guaranteed amount at the benefit maturity date.


GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. If you elect the Guaranteed withdrawal benefit for life and your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, even if your GWBL benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, the benefit will still have value. See "Contract features and benefits" earlier in this Prospectus.


                                           Determining your contract's value  49


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3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

o If an owner or annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.


In addition, we reserve the right to restrict transfers into and among variable investment options including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring. We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies,


50  Transferring your money among investment options


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which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.


When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We currently offer two rebalancing programs that you can use to automatically reallocate your account value among your investment options. Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.


To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:


(a) the percentage you want invested in each investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in "Transferring your account value"


                            Transferring your money among investment options  51


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earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging.

If you elect a benefit that limits your variable investment options, those limitations will also apply to the rebalancing programs.


52  Transferring your money among investment options


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4. Accessing your money


--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.

Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


--------------------------------------------------------------------------------
                                 Method of withdrawal
              ------------------------------------------------------------------
               Automatic                            Pre-age
                payment                             59-1/2       Lifetime
                 plans                             substan-      required
                 (GWBL                   System-    tially       minimum
   Contract      only)      Partial       atic       equal     distribution
--------------------------------------------------------------------------------
NQ                Yes         Yes         Yes         No          No
--------------------------------------------------------------------------------
Rollover
 IRA              Yes         Yes         Yes         Yes         Yes
--------------------------------------------------------------------------------
Roth
 Conver-
 sion IRA         Yes         Yes         Yes         Yes         No
--------------------------------------------------------------------------------
Inherited
 IRA              No          Yes          No         No           *
--------------------------------------------------------------------------------
QP**              Yes         Yes          No         No          Yes
--------------------------------------------------------------------------------
Rollover
 TSA***           Yes         Yes         Yes         No          Yes
--------------------------------------------------------------------------------


* The contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.


** All payments are made to the trust as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

*** Employer or plan approval required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.



AUTOMATIC PAYMENT PLANS
(For contracts with GWBL only)

You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month.



MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee.

If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.


If you take a partial withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.



CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount not greater than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee. You must elect to change the scheduled payment amount.


It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in the Prospectus, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you take a partial withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.


PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take par-


                                                        Accessing your money  53


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tial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

Any request for a partial withdrawal will terminate your participation in either the Maximum payment plan or Customized payment plan, if applicable.


SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. Systematic withdrawals are not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts)


We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.


Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

The substantially equal withdrawal program is not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make a payment, a written request to suspend the 2009 distribution.

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet



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these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


This service is not available under defined benefit QP contracts


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH GWBL. Generally, if you elect our Automatic RMD service, any lifetime required minimum distribution payment we make to you under our Automatic RMD service will not be treated as an Excess withdrawal.

If you elect either the Maximum payment plan or the Customized payment plan AND our Automatic RMD service, we will make an extra payment, if necessary, on December 1st that will equal your lifetime required minimum distribution less all payments made through November 30 and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. The partial withdrawal may cause an Excess withdrawal and may be subject to a withdrawal charge. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary. Further, your GWBL benefit base and Guaranteed annual withdrawal amount may be reduced. See "Effect of Excess Withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you elect our Automatic RMD service and elect to take your Guaranteed annual withdrawal amount in partial withdrawals without electing one of our available payment plans, we will make a payment, if necessary, on December 1st that will equal your required minimum distribution less all withdrawals made through November 30th. If prior to December 1st you make a partial withdrawal that exceeds your Guaranteed annual withdrawal amount, but not your RMD amount, that partial withdrawal will be treated as an Excess withdrawal, as well as any subsequent partial withdrawals made during the same contract year. However, if by December 1st your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as an Excess withdrawal.

FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our automatic RMD service causes your cumulative withdrawals in the contract year to exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received within the first 90 days).

Owners of tax-qualified contracts (IRA, TSA and QP) generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See "Guaranteed minimum death benefit/Guaranteed minimum income benefit Roll-Up benefit base reset" in "Contract features and benefits" earlier in this Prospectus.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. A market value adjustment will apply to withdrawals from the fixed maturity options.



HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND PRINCIPAL GUARANTEE BENEFITS

In general, withdrawals (including RMDs) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new benefit after the withdrawal would be $24,000 ($40,000-$16,000).


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For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For information on the calculation of the charge, see "Withdrawal charge" later in the Prospectus.

With respect to the Guaranteed minimum income benefit and the Greater of 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals (including any applicable withdrawal charges) will reduce each of the benefits' 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6-1/2% (or 6% or 3%, as applicable) or less of the 6-1/2% (or 6% or 3%, as applicable) Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for- dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6-1/2% (or 6% or 3%, as applicable) of the benefit base on the most recent anniversary, that entire withdrawal (including RMDs) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6-1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.


HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT


Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and Guaranteed annual withdrawal amount. For more information, see "Effect of Excess withdrawals" and "Other important considerations" under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

Your GWBL Standard death benefit base is reduced by any withdrawal on a pro rata basis.

Your GWBL Enhanced death benefit base is reduced on a dollar-for-dollar basis by any withdrawal up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, your GWBL Enhanced death benefit base will be reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.


For purposes of calculating your GWBL and GWBL Guaranteed minimum death benefit amount, the amount of the excess withdrawal will include the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in the Prospectus.


WITHDRAWALS TREATED AS SURRENDERS


If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.



SPECIAL RULES FOR THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is an Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to an Excess withdrawal. In other words, if you take an Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Guaranteed withdrawal benefit for life" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


LOANS UNDER ROLLOVER TSA CONTRACTS


Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service" or if you elect the GWBL option or a PGB.

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o It exceeds limits of federal income tax rules;

o Interest and principal are not paid when due; or

o In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.



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Before we make a loan, you must properly complete and sign a loan request form.
Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan, including any accrued but unpaid loan interest, will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the "loan reserve account." Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options, in the order of the earliest maturity date(s) first. A market value adjustment may apply. If such fixed maturity amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging.


For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records.



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts, with non-natural owners while the annuitant is living) and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including the Guaranteed withdrawal benefit for life (if applicable), if your cash value is greater than your Guaranteed annual withdrawal amount remaining that year. If your cash value is not greater than your Guaranteed annual withdrawal amount remaining that year, then you will receive a supplementary life annuity contract. For more information, please see "Effect of your account value falling to zero" in "Contract features and benefits" earlier in this Prospectus. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6-1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Insufficient account value" in "Determining your contract value" and "Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charges) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Deferred annuity contracts such as Accumulator(R) Elite(SM) provide for conversion to payout status at or before the contract's "maturity date."


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This is called annuitization. When your contract is annuitized your
Accumulator(R) Elite(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Elite(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Elite(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VII later in this Prospectus for variations that may apply to your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the owner's and annuitant's ages at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect the Guaranteed withdrawal benefit for life and choose to annuitize your contract before the maturity date, the Guaranteed withdrawal benefit for life will terminate without value even if your GWBL benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under GWBL. See "Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this Prospectus for further information.


-------------------------------------------------------------------
Fixed annuity payout options           Life annuity
                                       Life annuity with period
                                         certain
                                       Life annuity with refund
                                         certain
                                       Period certain annuity
-------------------------------------------------------------------
Variable Immediate Annuity             Life annuity
   payout options                      Life annuity with period
                                         certain
-------------------------------------------------------------------
Income Manager(R) payout options       Life annuity with period
   (available for owners and annu-       certain
   itants age 83 or less at contract   Period certain annuity
   issue)
-------------------------------------------------------------------
o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and


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survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your contract.

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Elite(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Elite(SM), and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


The Income Manager(R) payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under our contract is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options no withdrawal charge is imposed under your contract. If the withdrawal charge that otherwise would have been applied to your account value under your contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R) Elite(SM) contract date. Please see Appendix VII later in this Prospectus for information on state variations. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future)


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among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) payout option is chosen.

ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed other than in conformance with applicable law even if you name a new annuitant. For contracts with joint annuitants, the maturity age is based on the older annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date. If you do not respond to the notice within the 30 days following the maturity date, your contract will be annuitized automatically.

If you elect the Guaranteed withdrawal benefit for life and your contract is annuitized at maturity, we will offer an annuity payout option that guarantees you will receive payments for life that are at least equal to the Guaranteed annual withdrawal amount that you would have received under the Guaranteed withdrawal benefit for life. At annuitization, you will no longer be able to take withdrawals in addition to the payments under this annuity payout option.

You may be eligible to elect an alternate annuity payout option. If you are eligible and elect this option, beginning as of the maturity date and for each subsequent year, the annuity payout will be the higher of two amounts that are calculated as of each contract date anniversary. The annuity payout will be the higher of: (1) the Guaranteed annual withdrawal amount and (2) the amount that the contract owner would have received if the annuity account value had been applied to a life annuity without a period certain, using either (a) the guaranteed annuity rates specified in your contract, or (b) the applicable current individual annuity rates as of the contract date anniversary, applying the rate that provides a greater benefit to the payee.

The resulting periodic payments are distributed while the owner (and if applicable, while any joint owner or successor owner) is living. Each Guaranteed withdrawal benefit for life Maturity date annuity payment will reduce the minimum death benefit pro rata. When the Guaranteed withdrawal benefit for life Maturity date annuity payments begin, you will not be permitted to make any additional withdrawals. You may, however, surrender the contract at any time on or after the maturity date to receive the contract's remaining cash value.

As described in "Contract features and benefits" under "Guaranteed withdrawal benefit for life ("GWBL")," these payments will have the potential to increase with favorable investment performance. Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your "minimum death benefit." If an enhanced death benefit had been elected, its value as of the date the annuity payout contract is issued will become your minimum death benefit, and it will no longer increase.

The minimum death benefit will be reduced dollar-for-dollar by each payment, if it is based on the value of the enhanced death benefit, or it will be reduced pro rata by each payment, if it is based on the value of the standard death benefit. If you die while there is any minimum death benefit remaining, it will be paid to your beneficiary.


Please see Appendix VII later in this Prospectus for variations that may apply in your state.


60  Accessing your money


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5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.


o On each contract date anniversary -- a charge for each optional benefit you elect: a death benefit (other than the Standard and GWBL Standard death benefit); the Guaranteed minimum income benefit; the Guaranteed withdrawal benefit for life; and the Earnings enhancement benefit.


o On any contract date anniversary on which you are participating in a PGB -- a charge for a PGB.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% of the net assets in each variable investment option.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (if available) in order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered


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or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceeds the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or to apply your cash value to a non-life contingent annuity payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options -- the amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus.

The withdrawal charge equals a percentage of the contributions withdrawn in any of the first four years after we receive a contribution. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                        Contract year
--------------------------------------------------------------------------------
                                    1     2     3     4      5
--------------------------------------------------------------------------------
     Percentage of contribution     8%    7%    6%    5%     0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1" and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and withdrawal charge from your account value. The amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in the Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase the 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract), and (2) the 10% free withdrawal amount defined above.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6-1/2% (or 6%, if applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6-1/2% (or 6%, if applicable) of the beginning of contract year 6-1/2% (or 6%, if applicable) Roll-Up to age 85 benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6-1/2% (or 6%, if applicable) of the beginning of contract year 6-1/2% (or 6%, if applicable) Roll-Up to age 85 benefit base as long as it does not exceed the free withdrawal amount. If you are age 76-80 at issue and elected the Greater of 3% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, this waiver applies to withdrawals up to 3% of the beginning of the contract year 3% Roll-Up to age 85 benefit base. If your withdrawals exceed the amount described above, this waiver is not applicable to that withdrawal, or to any subsequent withdrawals for the life of the contract.

If you elect the Guaranteed withdrawal benefit for life, we will waive any withdrawal charge for any withdrawals during the contract year up to the Guaranteed annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Also, a withdrawal charge does not apply to a withdrawal that exceeds the Guaranteed annual withdrawal amount as long as it does not exceed the free withdrawal amount. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds both the free withdrawal amount and the Guaranteed annual withdrawal amount.

DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i) An owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that an owner's (or older joint owner's, if applicable) life expectancy is six months or less; or


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(iii) An owner (or older joint owner, if applicable) has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;
      -- it provides continuous room and board to three or more persons;
      -- it is supervised by a registered nurse or licensed practical nurse; -- it keeps daily medical records of each patient;
      -- it controls and records all medications dispensed; and -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.80% of the Greater of the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, we reserve the right to increase the charge for this enhanced death benefit up to a maximum of 0.95% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.65% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, if applicable, we reserve the right to increase the charge for this enhanced death benefit up to a maximum of 0.80% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.65% of the Greater of the 3% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.


GWBL ENHANCED DEATH BENEFIT. This death benefit is only available if you elect the GWBL option. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the GWBL Enhanced death benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options (or, if applicable, the permitted variable investment options) and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (if applicable) in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of these charges for that year.

If your account value is insufficient to pay these charges, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


STANDARD DEATH BENEFIT AND GWBL STANDARD DEATH BENEFIT. There is no additional charge for these standard death benefits.


PRINCIPAL GUARANTEE BENEFITS CHARGE

If you purchase a PGB, we deduct a charge annually from your account value on each contract date anniversary on which you are participating in a PGB. The charge is equal to 0.50% of the account value for the 100% Principal guarantee benefit and 0.75% of the account value for the 125% Principal guarantee benefit. We will continue to deduct this charge until your benefit maturity date. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If such amounts are insufficient, we will deduct all or a portion from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaran-


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teed benefits except as noted under "Insufficient account value" in
"Determining your contract value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the owner (or older joint owner, if applicable) reaches age 85, whichever occurs first.

If you elect the Guaranteed minimum income benefit that includes the 6-1/2% Roll-Up benefit base, the charge is equal to 0.80% of the applicable benefit base on the contract date anniversary. If you elect the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base, the charge is equal to 0.65% of the applicable benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, we reserve the right to increase the charge for this benefit up to a maximum of 1.10% for the benefit that includes the 6-1/2% Roll-Up benefit base or 0.95% for the benefit that includes the 6% Roll-Up benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset.
The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, if applicable, we reserve the right to increase the charge for this benefit up to a maximum of 0.95% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


EARNINGS ENHANCEMENT BENEFIT CHARGE

If you elect the Earnings enhancement benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract value" earlier in this Prospectus.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE


If you elect the Guaranteed withdrawal benefit for life ("GWBL"), we deduct a charge annually as a percentage of your GWBL benefit base on each contract date anniversary. If you elect the Single Life option, the charge is equal to 0.65%. If you elect the Joint Life option, the charge is equal to 0.80%. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we reserve the right to raise the charge at the time of an Annual Ratchet. The maximum charge for the Single Life option is 0.80%. The maximum charge for the Joint Life option is 0.95%. The increased charge, if any, will apply as of the contract date anniversary on which your GWBL benefit base ratchets and on all contract date anniversaries thereafter. We will permit you to opt out of the ratchet if the charge increases.


For Joint life contracts, if the successor owner or joint annuitant is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single life. If the successor owner or joint annuitant is dropped after withdrawals begin, the charge will continue based on a Joint life.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION
ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


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CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o Management fees ranging from 0.05% to 1.40%.

o 12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                        Charges and expenses  65



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6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. Under a contract with a non-natural owner that has joint annuitants, the surviving annuitant is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. In either case, the death benefit is increased by any amount applicable under the Earnings enhancement benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Earnings enhancement benefit, as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.


--------------------------------------------------------------------------------
When we use the terms owner and joint owner, we intend these to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If the contract is jointly owned or is issued to a non-natural owner and the GWBL has not been elected, the death benefit is payable upon the death of the older joint owner or older joint annuitant, as applicable. Under contracts with GWBL, the terms Owner and Successor Owner are intended to be references to Annuitant and Joint Annuitant, respectively, if the contract has a non-natural owner.
--------------------------------------------------------------------------------

Subject to applicable laws and regulations, you may impose restrictions on the timing and manner of the payment of the death benefit to your beneficiary. For example, your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election.

You should be aware that (i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

In general, if the annuitant dies, the owner (or older joint owner, if applicable) will become the annuitant, and the death benefit is not payable. If the contract had joint annuitants, it will become a single annuitant contract.


EFFECT OF THE OWNER'S DEATH

In general, if the owner dies while the contract is in force, the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. For Joint life contracts with GWBL, the death benefit is paid to the beneficiary at the death of the second to die of the owner and successor owner.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option ("BCO"). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation." If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner under "Spousal continuation" or under our Beneficiary continuation option, as discussed below.

If the surviving joint owner is not the surviving spouse or, for single owner contracts, if the beneficiary is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not in excess of his/her life expectancy) if payments commence within one year of the owner's death. Any such election must


66  Payment of death benefit


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be made in accordance with our rules at the time of death. If the beneficiary of a contract with one owner or a younger non-spousal joint owner continues the contract under the 5-year rule, in general, all guaranteed benefits and their charges will end. If a PGB election is in effect upon your death with a benefit maturity date of less than five years from the date of death, it will remain in effect. For more information on non-spousal joint owner contract continuation, see the section immediately below.


NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any death benefit (if the older owner dies first) or cash value (if the younger owner dies first) must be fully paid to the surviving joint owner within five years. The surviving owner may instead elect to receive a life annuity, provided payments begin within one year of the deceased owner's death. If the life annuity is elected, the contract and all benefits terminate.

If the older owner dies first, we will increase the account value to equal the Guaranteed minimum death benefit, if higher, and by the value of the Earnings enhancement benefit. The surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the Guaranteed minimum death benefit and charge and the Guaranteed minimum income benefit and charge will then be discontinued. Withdrawal charges will no longer apply, and no additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the death benefit is not payable, and the Guaranteed minimum death benefit and the Earnings enhancement benefit, if applicable, will continue without change. If the Guaranteed minimum income benefit cannot be exercised within the period required by federal tax laws, the benefit and charge will terminate as of the date we receive proof of death. Withdrawal charges will continue to apply and no additional contributions will be permitted.

Upon the death of either owner, if the surviving owner elects the 5-year rule and a PGB was in effect upon the owner's death with a maturity date of more than five years from the date of death, we will terminate the benefit and the charge.


SPOUSAL CONTINUATION

If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your younger spouse or if the contract owner is a non-natural person and you and your younger spouse are joint annuitants, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death in order to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

Upon your death, the younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a Single owner contract) may elect to receive the death benefit, continue the contract under our Beneficiary continuation option (as discussed below in this section) or continue the contract as follows:

o As of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary, we will increase the account value to equal the elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

o In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made.


o The applicable Guaranteed minimum death benefit option may continue as follows:

   -- If you elected either the Annual Ratchet to age 85 or the Greater of 6-1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, and if your surviving spouse is age 75 or younger on the date of your death, and you were age 84 or younger at death, the enhanced death benefit continues and will continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85. If you were age 85 or older at death, we will reinstate the Guaranteed minimum death benefit you elected. The benefit base (which had previously been frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

   -- If you elected the Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, and your surviving spouse is age 80 or younger at the date of your death, and you were age 84 or younger at death, the enhanced death benefit continues and will grow according to its terms until the contract date anniversary following the surviving spouse's 85th birthday. If you were age 85 or older at death, we will reinstate the enhanced death benefit you elected. The benefit base (which had been previously frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the surviving spouse's 85th birthday. If your spouse is younger than age 75, before electing to continue the contract, your spouse should consider that he or she could purchase a new contract and elect the Greater of 6% (as opposed to 3%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit at the same cost. He or she could also purchase a contract with a "Greater of " 6-1/2% enhanced death benefit at an additional cost.



                                                    Payment of death benefit  67


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   -- If you elected either the Annual Ratchet to age 85 or the Greater of the
      6-1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit and your surviving spouse is age 76 or older on the date of your death, the Guaranteed minimum death benefit and charge will be discontinued. If you elected the Greater of the 3% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit and your surviving spouse is 81 or older, the Guaranteed minimum death benefit and charge will be discontinued.

   -- If the Guaranteed minimum death benefit continues, the Roll-Up benefit base reset, if applicable, will be based on the surviving spouse's age at the time of your death. The next available reset will be based on the contract issue date or last reset, as applicable.

   -- For single owner contracts with the GWBL Enhanced death benefit, we will discontinue the benefit and charge. However, we will freeze the GWBL Enhanced death benefit base as of the date of your death (less subsequent withdrawals), and pay it upon your spouse's death.


o The Earnings enhancement benefit will be based on the surviving spouse's age at the date of the deceased spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit and charge will be discontinued.

o If elected, PGB continues and is based on the same benefit maturity date and guaranteed amount that was guaranteed.

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the surviving spouse's age at the date of the deceased spouse's death. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If you elect the Guaranteed withdrawal benefit for life on a Joint life basis, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse. Withdrawal charges will continue to apply to all contributions made prior to the deceased spouse's death. No additional contributions will be permitted. If you elect the Guaranteed withdrawal benefit for life on a Single life basis, the benefit and charge will terminate.

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

o The Guaranteed minimum death benefit and the Earnings enhancement benefit and the Guaranteed minimum income benefit continue to be based on the older spouse's age for the life of the contract.

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

o If a PGB had been elected, the benefit continues and is based on the same benefit maturity date and guaranteed amount.

o If you elect the Guaranteed withdrawal benefit for life, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse.

o  The withdrawal charge schedule remains in effect.

If you divorce, Spousal continuation does not apply.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information. For Joint life contracts with GWBL, BCO is only available after the death of the second owner.



BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Mini-


68  Payment of death benefit


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mum Distributions, as discussed later in this Prospectus in "Tax information"
under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make a payment, a written request to suspend the 2009 distribution.


Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o  The beneficiary replaces the deceased owner as annuitant.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o  Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o  The beneficiary automatically replaces the existing annuitant.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB or the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o  Any partial withdrawals must be at least $300.

                                                    Payment of death benefit  69


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o  Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If the deceased is the owner or the older joint owner:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the Beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit adjusted for any subsequent withdrawals.

o  No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner deceased is the younger non-spousal joint owner:

o  The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.


70  Payment of death benefit


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7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Elite(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth Conversion IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Elite(SM)'s Guaranteed minimum income benefit, the Guaranteed withdrawal benefit for life, dollar cost averaging, choice of death benefits, selection of variable investment options, guaranteed interest option, fixed maturity options and its choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



SUSPENSION OF REQUIRED MINIMUM DISTRIBUTIONS FOR 2009

Congress has enacted a limited suspension of account-based required minimum distribution withdrawals only for calendar year 2009. The suspension does not apply to annuity payments. The suspension does not affect the determination of the Required Beginning Date. Neither lifetime nor post-death required minimum distributions need to be made during 2009. Please note that if you have previously elected to have amounts automatically withdrawn from a contract to meet required minimum distribution rules (for example, our "automatic required minimum distribution (RMD) service" or our "beneficiary continuation option" under a deceased individual's IRA contract each discussed earlier in this Prospectus) we will make distributions for calendar year 2009 unless you request in writing before we make the distribution that you want no required minimum distribution for calendar year 2009. If you receive a distribution which would have been a lifetime required minimum distribution (but for the 2009 suspension), you may preserve the tax deferral on the distribution by rolling it over within 60 days after you receive it to an IRA or other eligible retirement plan. Please note that any distribution to a nonspousal beneficiary which would have been a post-death required minimum distribution (but for the 2009 suspension) is not eligible for the 60-day rollover.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


                                                             Tax information  71


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CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.



ANNUITY PAYMENTS


Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract. We also include Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus. In order to get annuity payment tax treatment, all amounts under the contract must be applied to the annuity payout option; we do not "partially annuitize" nonqualified deferred annuity contracts.

Your rights to apply amounts under this Accumulator(R) Elite(SM) contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this Accumulator(R) Elite(SM) contract constitutes an annuity contract under current federal tax rules.


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable. It reduces the investment in the contract.


Collateral assignments are taxable to the extent of any earnings in the contract at the time any portion of the contract's value is assigned as collateral. Therefore, if you assign your contract as collateral for a loan with a third party after the contract is issued but before the end of the first contract year, you may have taxable income even though you receive no payments under the contract. AXA Equitable will report any income attributable to a collateral assignment on Form 1099-R. Also, if AXA Equitable makes payments or distributions to the assignee pursuant to directions under the collateral assignment agreement, any gains in payments may be taxable to you and reportable on Form 1099-R even though you do not receive them.



TAXATION OF LIFETIME WITHDRAWALS IF YOU ELECT THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

We treat Guaranteed annual withdrawals and other withdrawals as non-annuity payments for income tax purposes as discussed above.



EARNINGS ENHANCEMENT BENEFIT

In order to enhance the amount of the death benefit to be paid at the owner's death, you may purchase an Earnings enhancement benefit rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Earnings enhancement benefit rider is not part of the contract. In such a case, the charges for the Earnings enhancement benefit rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


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CONTRACTS PURCHASED THROUGH EXCHANGES


You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:


o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Accumulator(R) Elite(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Accumulator(R) Elite(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.

Section 1035 exchanges are generally not available after the death of the owner.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Beneficiary continuation option


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for a prior similar version of the NQ contract. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2;"


o scheduled payments, any additional withdrawals under "Withdrawal Option 2," or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the withdrawal option selected by the beneficiary;


o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling does not specifically address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken).

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.


INVESTOR CONTROL ISSUES


Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to



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modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o  Traditional IRAs, typically funded on a pre-tax basis; and

o  Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).


AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We also offer the Inherited IRA for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs.


This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have not applied for an opinion letter approving the respective forms of the traditional IRA and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.

AXA Equitable has submitted the respective forms of the Accumulator(R) Elite(SM) Inherited IRA beneficiary continuation contract to the IRS for approval as to form for use as a traditional IRA or Roth IRA, respectively. We do not know if and when any such approval may be granted.



Your right to cancel within a certain number of days


You can cancel any version of the Accumulator(R) Elite(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel with in a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES
(TRADITIONAL IRAS)


Contributions to traditional IRAs. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o  "regular" contributions out of earned income or compensation; or

o  tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers")


Regular contributions to traditional IRAs

Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch up contributions" of up to $1,000 to your traditional IRA.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to


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traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions." That is, your fully deductible contribution can be up to $5,000 , or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income ("AGI") is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.


If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

Cost of living indexing adjustments apply to the income limits on deductible contributions.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 (for 2009, AGI between $55,000 and $65,000 after adjustment).

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $80,000 and $100,000 (for 2009, AGI between $89,000 and $109,000 after adjustment).

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI between $150,000 and $160,000 (for 2009, AGI between $166,000 and $176,000 after adjustment).

To determine the deductible amount of the contribution for 2009, for example, you determine AGI and subtract $55,000 if you are single, or $89,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


  ($10,000-excess AGI)     times    the maximum       Equals the adjusted
  --------------------       x        regular      =     deductible
  divided by $10,000               contribution         contribution
                                   for the year            limit



Additional "Saver's Credit" for contributions to a traditional
IRA or Roth IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on someone else's tax return, and your adjusted gross income cannot exceed $50,000 ($55,000, after cost of living adjustment for 2009). The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The testing period begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution, including extensions. Saver's credit-eligible contributions may be made to a 401(k) plan, 403(b) plan, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.

Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $5,000 per person limit for the applicable taxable year . The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions to traditional IRAs" later in this section for more information. You must keep your own records of deductible and non-




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deductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.


Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o  qualified plans;

o  governmental employer 457(b) plans;

o  403(b) plans ; and

o  other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


During calendar year 2009 only, due to the temporary suspension of account-based required minimum distribution withdrawals, you may be able to roll over to a traditional IRA a distribution that normally would not be eligible to be rolled over. Please note that distributions from inherited IRAs made to beneficiaries may not be rolled over once distributed.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.



Rollovers from "eligible retirement plans" other than traditional IRAs


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances.


There are two ways to do rollovers:

o  Do it yourself:
   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o  Direct rollover:
   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:


o (for every year except 2009) "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.


Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.


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Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

Excess contributions to traditional IRAs


Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year); or

o  regular contributions to a traditional IRA made after you reach age 70-1/2;
   or


o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2 (for every year except 2009).


You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:


o the amount received is a withdrawal of excess contributions, as described under "Excess contributions to traditional IRAs" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section for more information.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it


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accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs in 2009 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.



Required minimum distributions

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS

Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing, Please consult your tax adviser concerning applicability of these complex rules to your situation.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 701/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required


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minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


Spousal continuation

If the contract is continued under Spousal continuation, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.


Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.


Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies using an IRS-approved distribution method. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.

To meet the substantially equal periodic payments exception, you could elect to apply your contract value to an Income Manager(R) (life


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annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.



ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."


The Accumulator(R) Elite(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o  regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion" rollover contributions); or


o tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").


Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.



Regular contributions to Roth IRAs

Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the years is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be able to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that your modified adjusted gross income exceeds the following amounts (indexed for cost of living adjustment);


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000 (for 2009 $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000 (for 2009, $120,000 after adjustment).


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000 (for 2009, between $166,000 and $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000 (for 2009, between $105,000 and $120,000 after adjustment).


If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.



Rollovers and direct transfer contributions to Roth IRAs



What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to


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another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o  another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan or a 403(b) plan (direct or 60-day); or

o from non-Roth accounts under another eligible retirement plan, subject to limits specified below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


Conversion rollover contributions to Roth IRAs


In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan. Until 2010, you must meet AGI limits specified below.


Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. In the case of a traditional IRA conversion rollover for example, we are required to withhold 10% federal income tax from the amount treated as converted unless you properly elect out of such withholding. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

The following rules apply until 2010: You cannot make conversion rollover contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the conversion rollover. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA or other eligible retirement plan.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.



Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution


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while it was in the IRA when calculating the amount that must be transferred.
If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


Withdrawals, payments and transfers of funds out of Roth
IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o  rollovers from a Roth IRA to another Roth IRA;

o  direct transfers from a Roth IRA to another Roth IRA;

o  qualified distributions from a Roth IRA; and

o  return of excess contributions or amounts recharacterized to a traditional
   IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o  you are age 59-1/2 or older; or

o  you die; or

o  you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

    (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

    (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


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(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2009 and the conversion contribution is made in 2010, the conversion contribution is treated as contributed prior to other conversion contributions made in 2010.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?" assuming death before the Required Beginning Date. The suspension of account-based required minimum distribution withdrawals for calendar year 2009 applies to post-death required minimum distribution withdrawals from Roth IRAs.

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions to Roth IRAs

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, until 2010, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the Prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)." If the rules are the same as those that apply to another kind of contract, for example, traditional IRA contracts, we will refer you to the same topic under "Traditional individual retirement annuities (traditional
IRAs)."

--------------------------------------------------------------------------------
The disclosure generally assumes that the TSA has 403(b) contract status or qualifies as a 403(b) contract. Due to the Internal Revenue Service and
Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.
--------------------------------------------------------------------------------

FINAL REGULATIONS UNDER SECTION 403(B)

In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.

PERMISSIBLE INVESTMENTS. The 2007 Regulations retain the rule that there are generally two types of investments available to fund 403(b) plans -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) funding vehicles qualify for tax deferral.


EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms. The IRS has announced relief measures for failure to have a written plan finalized by the beginning of 2009, as long as the



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written plan is adopted by December 31, 2009, and the plan operates in accordance with the 2007 Regulations beginning by January 1, 2009.

LIMITATIONS ON INDIVIDUAL INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.


EFFECT OF THE 2007 REGULATIONS ON CONTRIBUTIONS TO THE ACCUMULATOR(R) ELITE(SM) TSA CONTRACT

The Accumulator(R) Elite(SM) TSA contract was designed to be purchased through a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a rollover from another eligible retirement plan and does not accept employer-remitted contributions. Contributions to an Accumulator(R) Elite(SM) TSA contract are extremely limited as described below.


Contributions to an Accumulator(R) Elite(SM) TSA contract may only be made where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Elite(SM) TSA contract and other funding vehicles under the plan.


AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Elite(SM) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction.



CONTRIBUTIONS TO 403(B) ANNUITY CONTRACTS

Because the Accumulator(R) Elite(SM) TSA contract can be issued through a direct plan-to-plan transfer or a contract exchange under the same plan, the characterization of funds in the contract can remain the same as under the prior contract. We provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other 403(b) annuity contracts.


EMPLOYER-REMITTED CONTRIBUTIONS. Employer-remitted contributions to TSA contracts made through the employer's payroll are subject to annual limits. (Tax-free plan-to-plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA contract are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA contract can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSA contracts are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS. It is unlikely that rollover or direct transfer contributions can be made for an individual no longer actively participating in a 403(b) plan; however, there may be circumstances where an individual must take a required minimum distribution from a distributing plan or contract before rolling over or transferring the distribution to the Accumulator(R) Plus(SM) contract. The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the 403(b) annuity contract is issued if the owner is at least age 70-1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution. For calendar year 2009 only, account-based required minimum distribution withdrawals are suspended, so certain rollovers which would be impermissible in other years may be made.


ROLLOVER CONTRIBUTIONS. After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

o termination of employment with the employer who provided the funds for the plan; or

o  reaching age 59-1/2 even if still employed; or

o  disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to a traditional IRA instead.


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If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.


Because AXA Equitable does not separately account for rollover contributions from other eligible retirement plans in the Accumulator(R) Plus(SM) TSA contract, amounts that would be free of distribution restrictions in a traditional IRA, for example, are subject to distribution restrictions in the Accumulator(R) Plus(SM) TSA contract.


DIRECT TRANSFER CONTRIBUTIONS. A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan." 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example, with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) annuity contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Elite(SM) Rollover TSA contract as not eligible for withdrawal until:


o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o  the owner dies; or

o the plan under which the Accumulator(R) Elite(SM) TSA contract is purchased is terminated.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA contract distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to Accumulator(R) Elite(SM) Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.


Annuity payments. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus. If you elect an annuity



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payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.


Payments to a beneficiary after your death. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new Inherited IRA under certain circumstances.



EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

   (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

   (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Elite(SM) Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o  the loan does not qualify under the conditions above;

o  the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

Tax-deferred rollovers and funding vehicle transfers. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.


You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. The Accumulator(R) Elite(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover. Rollovers are subject to the Roth IRA conversion rules, which, prior to 2010, restrict conversions of traditional IRAs to Roth IRAs to taxpayers with adjusted gross income of no more than $100,000, whether single or married filing jointly.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules. Suspension of account-based required minimum distribution withdrawals for calendar year 2009 temporarily permits distributions which would



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be ineligible lifetime required minimum distributions in any other year to be rolled over to another eligible retirement plan in calendar year 2009.


Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, contract exchange under the same 403(b) plan, or under Rev. Rul. 90-24 prior to the 2007 Regulations), are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS


Please note the temporary suspension of account-based required minimum distribution withdrawals, both lifetime and post-death, in calendar year 2009.


Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Elite(SM) Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Elite(SM) Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.


SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age). We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.


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o  We are generally required to withhold on conversion rollovers of traditional
   IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS


Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. Based on the assumption that an annuity contract owner is married and claiming three withholding exemptions, periodic annuity payments totaling less than $19,200 in 2009 will generally be exempt from federal income tax withholding. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.


A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for the life (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and designated beneficiary); or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not the plan participant's surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not the plan participant's current spouse or former spouse.

A death benefit payment to the plan participant's surviving spouse, or a qualified domestic relations order distribution to the plan participant's current or former spouse may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


IMPACT ON TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. More information

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ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.


The Separate Account is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB/B shares issued by the corresponding Portfolio of its Trust.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from Separate Account No. 49 or to add other separate accounts;


(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;


(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 49;
    and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.



ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 17, 2009 and the related price per $100 of maturity value were as shown below:




--------------------------------------------------------------------------------
    Fixed Maturity
    Options with
    February 17th              Rate to                  Price
  Maturity Date of          Maturity as of           Per $100 of
    Maturity Year         February 17, 2009         Maturity Value
--------------------------------------------------------------------------------
        2010                    3.00%*                  $ 97.09
        2011                    3.00%*                  $ 94.26
        2012                    3.00%*                  $ 91.51
        2013                    3.00%*                  $ 88.84
        2014                    3.00%*                  $ 86.25
        2015                    3.00%*                  $ 83.74
        2016                    3.12%                   $ 80.64
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
    Fixed Maturity
    Options with
    February 17th              Rate to                  Price
  Maturity Date of          Maturity as of           Per $100 of
    Maturity Year         February 17, 2009         Maturity Value
--------------------------------------------------------------------------------
        2017                   3.42%                   $ 76.40
        2018                   3.61%                   $ 72.66
        2019                   3.75%                   $ 69.19
--------------------------------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


    (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.


    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.



ABOUT THE GENERAL ACCOUNT

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contract in the general account have not


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been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, ROLLOVER IRA OR ROTH CONVERSION IRA CONTRACTS

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Rollover IRA or Roth Conversion IRA contract on a monthly or quarterly basis. AIP is not available for Inherited IRA Beneficiary Continuation (traditional IRA and Roth IRA), QP or Rollover TSA contracts. Please see Appendix VII later in this Prospectus to see if the automatic investment program is available in your state.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Rollover IRA and Roth Conversion IRA contracts these amounts are subject to tax maximums. AIP additional contributions may be allocated to any of the variable investment options, the guaranteed interest option and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

For contracts with GWBL, AIP will be automatically terminated after the later of: (i) the end of the first contract year, or (ii) the date the first withdrawal is taken. For contracts with PGB, AIP will be automatically terminated at the end of the first six months.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

         - on a non-business day;
         - after 4:00 p.m. Eastern Time on a business day; or
         - after an early close of regular trading on the NYSE on a business day.


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o   A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information, or you can call our processing office.

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the Portfolios, such as:

o   the election of trustees; or

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in the prospectuses for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustee or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that



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apply, including but not limited to changes in the Internal Revenue Code, in
Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.


ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or distribution of the contracts.

FINANCIAL STATEMENTS


The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office.

If you elected the Guaranteed minimum death benefit, a PGB, the Earnings enhancement benefit and/or the Guaranteed withdrawal benefit for life ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. The Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. The Benefit will also not terminate if you transfer your individually-owned contract to a trust held for your (or your and your immediate family's) benefit; the Benefit will continue to be based on your life. If you were not the annuitant under the individually-owned contract, you will become the annuitant under the new contract. Please speak with your financial professional for further information.

See Appendix VII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.


You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.

Loans are not available under your NQ contract.


In certain circumstances, you may collaterally assign all or a portion of the value of your NQ contract as security for a loan with a third party lender. The terms of the assignment are subject to our approval. The amount of the assignment may never exceed your account value on the day prior to the date we receive all necessary paperwork to effect the assignment. Only one assignment per contract is permitted, and any such assignment must be made prior to the first contract date anniversary. You must indicate that you have not purchased, and will not purchase, any other AXA Equitable (or affiliate's) NQ deferred annuity contract in the same calendar year that you purchase the contract.


A collateral assignment does not terminate your benefits under the contract. However, all withdrawals, distributions and benefit payments, as well as the exercise of any benefits, are subject to the assignee's prior approval and payment directions. We will follow such directions until AXA Equitable receives written notification satisfactory to us that the assignment has been terminated. If the owner or beneficiary fails to provide timely notification of the termination, it is possible that we could pay the assignee more than the amount of the assignment, or continue paying the assignee pursuant to existing directions after the collateral assignment has in fact been terminated. Our payment of any death benefit to the beneficiary will also be subject to the terms of the assignment until we receive written notification satisfactory to us that the assignment has been terminated.

In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.


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DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 6.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 1.25% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Elite(SM) on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable product. AXA Advisors may provide other forms of compensation to its financial professionals,


94  More information


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including health and retirement benefits. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.


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9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2008 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.



96  Incorporation of certain documents by reference


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Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.65%.





UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

------------------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                             -----------------------------------------------------------------------
                                                                2008        2007         2006         2005        2004     2003
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $    9.02   $   15.09      $   14.45   $  12.46    $  11.72   $ 10.66
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          88,738      64,596         32,813     12,508       4,674       195
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   10.32   $   11.79      $   11.33   $  10.83    $  10.75   $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          42,602      10,068          5,935      3,738       1,736       116
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $    9.85   $   12.43      $   11.98   $  11.20    $  11.03   $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          39,676      23,580         16,150      9,271       3,928       215
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $    9.76   $   13.13      $   12.57   $  11.58    $  11.24   $ 10.51
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         162,336     117,390         83,885     52,197      21,440       970
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $    9.72   $   14.48      $   13.84   $  12.29    $  11.72   $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         307,331     240,939        152,231     69,680      21,528       560
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $    7.70   $   13.93      $   13.69   $  12.58    $  12.26   $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           7,635       7,057          7,207      5,402       2,957       158
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   10.94   $   10.74      $   10.22   $  10.07    $  10.12   $ 10.09
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           5,624       2,177          1,691      1,398         905        69
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $    9.54   $   19.68      $   17.91   $  14.74    $  13.00   $ 11.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          12,678      12,529          7,675      3,716       1,270        66
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $    8.85   $   16.27      $   14.18   $  13.22    $  12.06   $ 10.75
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           4,155       3,846          2,926      1,783         913        81
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $    6.66   $   11.00      $   11.32   $  10.35          --        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           2,446       1,556            907        118          --        --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   10.29   $   11.10      $   10.92   $  10.95    $  10.35   $ 10.16
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           4,525       3,847          3,611      2,568         878        43
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $    8.88   $   14.23      $   14.30   $  12.02    $  11.87   $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           8,195       7,001          5,785      4,888       3,020       210
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   10.87   $   19.38      $   17.89   $  14.47    $  13.27   $ 11.09
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           8,942       9,184          7,223      4,026       1,161        30
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $    4.49   $    6.74      $    6.61   $   5.80    $   5.55        --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           6,763       5,771          4,814      3,177         208        --
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1


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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                             -----------------------------------------------------------------------
                                                                2008        2007         2006         2005        2004     2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  7.03     $  13.04        $  11.83    $ 11.43     $ 10.68    $ 10.49
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           994          982             894        571         194          5
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  7.17     $  12.24        $  11.80    $ 11.17     $ 10.80    $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        10,512        9,279           6,225      2,419         273         15
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  7.97     $  13.44        $  13.44    $ 12.20     $ 11.69    $ 10.72
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        15,308       17,200           6,674      4,879       2,900         86
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.86     $  11.14        $  11.02    $ 10.38          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2,932        2,709           1,957        563          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  6.61     $  11.06        $  10.84         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        12,038        7,823           1,788         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.63     $  14.00        $  13.56    $ 11.98     $ 11.67    $ 10.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        13,591       11,756           9,866      7,495       4,181        204
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 11.16     $  10.65        $   9.91    $  9.74          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         8,932        4,959           2,013        172          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.34     $  13.11        $  11.98    $ 11.50     $ 11.25    $ 10.69
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2,848        2,691           1,979      1,528       1,146        126
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  7.01     $  10.46        $  10.42         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        22,020       19,931           3,992         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  6.36     $   9.71        $  10.81         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3,589        2,069             384         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  5.90     $   9.50              --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        73,834       36,003              --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.97     $  11.77        $  11.57    $ 10.48          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2,617        2,502           1,759        442          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 19.06     $  27.94        $  26.00    $ 22.24     $ 21.68         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         4,032        3,011           1,796        802          76         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.36     $  19.11        $  16.87    $ 14.38     $ 12.48    $ 11.17
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        12,557       12,092          11,624      7,243       3,564        178
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.52     $  16.21        $  14.18    $ 11.48          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         4,806        3,860           1,674        373          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.76     $  10.89        $  10.74    $ 10.50     $ 10.44    $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        13,286       14,134          11,680      7,995       3,501        284
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.33     $  14.06        $  14.47    $ 12.22     $ 11.96    $ 10.97
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2,028        2,094           1,769      1,018         473         42
------------------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information


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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                             -----------------------------------------------------------------------
                                                                2008        2007         2006         2005        2004     2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.53      $  13.85       $  13.56    $  12.21     $ 11.58    $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,341         1,364          1,455       1,271         643         69
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.57      $  13.66       $  12.19    $  12.46     $ 11.02    $ 10.34
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         4,045         3,311          2,506       1,386         595         44
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.90      $  14.66       $  12.89    $  12.16     $ 11.34    $ 10.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2,429         2,960          1,215         705         369         29
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  4.40      $  10.34       $  11.17    $  10.63          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         6,687         7,005          5,957         563          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  7.90      $  14.17       $  15.10    $  12.65     $ 12.20    $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        17,618        19,894         14,100       9,522       5,080        310
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.90      $  10.55       $   9.99    $   9.98          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,905         1,635            878         743          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  7.74      $  12.41       $  12.19    $  10.58          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3,958         3,773          3,163         874          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.63      $  12.71       $  11.68    $  10.54          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2,823         1,698          1,248         527          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  7.30      $  12.17       $  12.30    $  11.13          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         8,482         7,885          5,585       2,163          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.86      $  15.09       $  13.45    $  12.51     $ 11.49    $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        27,244        25,093         20,022      11,881       5,249        435
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  7.86      $  15.77       $  14.84    $  13.53     $ 12.93    $ 11.33
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        10,589        10,337          8,706       5,920       3,260        291
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.92      $  15.00       $  15.51    $  14.02     $ 12.80    $ 11.04
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         5,726         6,668          6,490       4,526       2,213        149
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.59      $  10.55       $  10.24    $   9.97     $  9.87    $  9.96
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        26,885         8,854          4,632       2,041       1,005         42
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  3.76      $   5.69       $   4.79    $   4.51     $  4.35         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         8,750         4,503          1,430         883          38         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  6.51      $  10.70       $  10.70          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        11,898        12,811          2,470          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  6.71      $  11.52       $  11.08          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         4,013         2,779            367          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  6.68      $  11.11       $  10.92          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           969           743            133          --          --         --
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3


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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                             -----------------------------------------------------------------------
                                                                2008        2007         2006         2005        2004     2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  6.50      $  10.71       $ 11.09          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         2,314         1,662           182          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.13      $  10.73       $  9.79     $  9.91          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        25,636        14,527         8,303       3,300          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.07      $  10.96       $ 10.66     $ 10.44     $ 10.40    $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         4,558         4,138         3,340       2,303       1,119         95
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.16      $  10.55       $ 10.18     $  9.96          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         5,000         2,217         1,594         402          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.21      $  14.21       $ 14.72     $ 12.72     $ 12.40    $ 10.71
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         4,820         4,773         4,061       2,210       1,215         79
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.36      $  16.46       $ 15.61     $ 16.53     $ 16.17         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3,779         3,120           907         526          22         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  6.28      $  10.79       $ 10.75          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         9,057        10,518         2,001          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  3.58      $   6.07       $  6.10     $  5.43     $  5.07         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3,308         3,079         2,346         952          71         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  7.05      $  11.38       $ 11.86     $ 10.41          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        10,821         9,921         7,856       2,852          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 14.40      $  34.34       $ 24.59     $ 18.24     $ 13.97    $ 11.48
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         9,040         8,306         6,050       3,408       1,047         46
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.28      $  15.97       $ 13.27     $ 12.35          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         6,915         5,059         2,350         533          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  4.97      $   8.27            --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        13,059        11,901            --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  7.43      $  14.17       $ 12.93     $ 12.51     $ 11.75    $ 10.66
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,350         1,191           976         442         210         15
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 11.17      $  11.08       $ 10.61     $ 10.39     $ 10.38    $ 10.16
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        11,031         6,566         5,315       4,566       2,210        301
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.79      $  13.61       $ 12.70     $ 12.28     $ 11.67    $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         4,575         4,083         3,143       1,765         716         86
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.46      $  12.58       $ 12.40     $ 11.47     $ 11.32    $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         6,601         7,716         6,956       5,292       3,135        282
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.46      $  20.15       $ 18.23     $ 14.79     $ 13.02    $ 11.23
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         7,867         7,136         5,220       2,536       1,127         65
------------------------------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information


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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                             -----------------------------------------------------------------------
                                                                2008        2007         2006         2005        2004     2003
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.22      $ 13.82        $ 13.38     $ 11.98     $ 11.41    $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         1,797        1,624          1,487       1,016         456         20
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  6.71      $ 12.49        $ 11.42     $ 11.59     $ 10.97    $ 10.45
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         3,987        3,875          3,137       2,204       1,141         59
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.65      $ 15.69        $ 15.40     $ 13.12     $ 12.46    $ 11.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         6,951        6,335          5,165       3,109       1,455         59
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.12      $ 14.63        $ 13.30     $ 12.33     $ 11.57    $ 10.53
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         4,317        3,883          3,570       2,515       1,381         97
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.20      $ 14.60        $ 14.83     $ 13.15     $ 12.45    $ 10.99
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         4,175        4,025          3,627       2,566       1,506        103
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  4.98      $  8.75        $  8.58     $  7.91     $  7.49         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         6,845        6,231          3,530       1,416          31         --
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.02      $ 13.12        $ 14.80     $ 12.96     $ 12.59    $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         6,403        7,224          7,719       5,307       2,979        191
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  7.44      $ 14.29        $ 12.29     $ 11.65     $ 10.64    $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         4,301        3,743          2,164       1,431         675         35
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-5


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Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Accumulator(R) Elite(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Elite(SM) QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Elite(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.


This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or contributions directly from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 75, or if later, the first contract anniversary.

If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges; (2) market value adjustments; or (3) benefit base adjustments to an optional benefit. If in a defined benefit plan the plan's actuary determines that an overfunding in the QP contract has occurred, then any transfers of plan assets out of the QP contract may also result in withdrawal charges, market value adjustments or benefit base adjustments on the amount being transferred.

In order to purchase the QP contract for a defined benefit plan, the plan's actuary will be required to determine a current dollar value of each plan participant's accrued benefit so that individual contracts may be established for each plan participant. We do not permit defined contribution or defined benefit plans to pool plan assets attributable to the accrued benefits of multiple plan participants.


For defined benefit plans, the maximum percentage of actuarial value of the plan participant's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant. AXA Equitable does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit.

AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider:

o whether required minimum distributions under QP contracts would cause withdrawals in excess of 6-1/2% (or 6-1/2%,as applicable) of the Guaranteed minimum income benefit Roll-Up benefit base; ;

o provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and

o if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the trustee.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


B-1 Appendix II: Purchase considerations for QP contracts


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Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2009 to a fixed maturity option with a maturity date of February 15, 2017 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2013(a).





-----------------------------------------------------------------------------------------------------------
                                                                                Hypothetical assumed
                                                                                  rate to maturity
                                                                           ("j" in the calculations below)
                                                                                 February 15, 2013
-----------------------------------------------------------------------------------------------------------
                                                                                   5.00%        9.00%
-----------------------------------------------------------------------------------------------------------
 As of February 15, 2013 before withdrawal
-----------------------------------------------------------------------------------------------------------
(1) Market adjusted amount(b)                                                  $141,389     $121,737
-----------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount(c)                                                   $131,104     $131,104
-----------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                         $ 10,285     $ (9,367)
 On February 15, 2013 after $50,000 withdrawal
-----------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                          $  3,637     $ (3,847)
-----------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)    $ 46,363     $ 53,847
-----------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                      $ 91,389     $ 71,737
-----------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                           $ 84,741     $ 77,257
-----------------------------------------------------------------------------------------------------------
(8) Maturity value(d)                                                          $111,099     $101,287
-----------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:


 (a) Number of days from the withdrawal date to the maturity date = D = 1,461

 (b) Market adjusted amount is based on the following calculation:

      Maturity value                                 $171,882
     ---------------             =               ----------------            where j is either 5% or 9%
            (D/365)                                   (1,461/365)
       (1+j)                                     (1+j)

 (c) Fixed maturity amount is based on the following calculation:

      Maturity value                                $171,882
     ---------------             =               -------------------
            (D/365)                                      (1,461/365)
       (1+h)                                     (1+0.07)

 (d) Maturity value is based on the following calculation:
                                  (D/365)                                  (1,461/365)
     Fixed maturity amount x (1+h)        = ($84,741 or $77,257) x (1+0.07)


                               Appendix III: Market value adjustment example C-1


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Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:



------------------------------------------------------------------------------------------------------------------------------------
  End of
 contract                      6-1/2% Roll-Up to age 85    6% Roll-Up to age 85    Annual Ratchet to age 85      GWBL Enhanced
   year       Account value      death benefit base        death benefit base        death benefit base      death benefit base
------------------------------------------------------------------------------------------------------------------------------------
     1          $105,000            $  106,500(4)             $  106,000(6)             $  105,000(1)           $  105,000(7)
------------------------------------------------------------------------------------------------------------------------------------
     2          $115,500            $  113,423(3)             $  112,360(5)             $  115,500(1)           $  115,500(7)
------------------------------------------------------------------------------------------------------------------------------------
     3          $129,360            $  120,795(3)             $  119,102(5)             $  129,360(1)           $  129,360(7)
------------------------------------------------------------------------------------------------------------------------------------
     4          $103,488            $  128,647(3)             $  126,248(5)             $  129,360(2)           $  135,828(8)
------------------------------------------------------------------------------------------------------------------------------------
     5          $113,837            $  137,009(4)             $  133,823(6)             $  129,360(2)           $  142,296(8)
------------------------------------------------------------------------------------------------------------------------------------
     6          $127,497            $  145,914(4)             $  141,852(6)             $  129,360(2)           $  148,764(8)
------------------------------------------------------------------------------------------------------------------------------------
     7          $127,497            $  155,399(4)             $  150,363(6)             $  129,360(2)           $  155,232(8)
------------------------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6-1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3) At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4) At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6-1/2% Roll-Up to age 85.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(5) At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(6) At the end of contract years 1, and 5 through 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.


GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(7) At the end of contract years 1 through 3, the GWBL enhanced death benefit is equal to the current account value.

(8) At the end of contract years 4 through 7, the GWBL enhanced death benefit is greater than the current account value.

D-1 Appendix IV: Enhanced death benefit example


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Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6-1/2% Roll-Up to age 85 or the Annual Ratchet to age 85" enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Elite(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.82)% and 3.18% for the Accumulator(R) Elite(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6-1/2% Roll-Up to age 85 or Annual Ratchet to age 85" enhanced death benefit charge, the Earnings enhancement benefit charge, the Guaranteed minimum income benefit charge, and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.61%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.31% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios, as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


                                      Appendix V: Hypothetical illustrations E-1


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Variable deferred annuity
Accumulator(R) Elite(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6-1/2% Roll-Up or Annual Ratchet to age 85 Guaranteed minimum death benefit
  Earnings enhancement benefit
  Guaranteed minimum income benefit

                                                        Greater of 6-1/2%
                                                        Roll-Up to age 85                               Lifetime Annual
                                                        or Annual Ratchet                              Guaranteed Minimum
                                                            to age 85                                    Income Benefit
                                                           Guaranteed      Total Death Benefit ----------------------------------
                                                          Minimum Death     with the Earnings     Guaranteed       Hypothetical
                   Account Value        Cash Value           Benefit       enhancement benefit      Income            Income
       Contract ------------------- ------------------ ------------------- ------------------- ----------------- ----------------
 Age     Year       0%        6%       0%        6%        0%        6%        0%        6%       0%       6%       0%       6%
----- --------- --------- --------- -------- --------- --------- --------- --------- --------- -------- -------- -------- -------
 60        1     100,000   100,000   92,000    92,000   100,000  100,000    100,000  100,000      N/A     N/A       N/A     N/A
 61        2      95,140   101,119   88,140    94,119   106,500  106,500    109,100  109,100      N/A     N/A       N/A     N/A
 62        3      90,322   102,158   84,322    96,158   113,423  113,423    118,792  118,792      N/A     N/A       N/A     N/A
 63        4      85,538   103,109   80,538    98,109   120,795  120,795    129,113  129,113      N/A     N/A       N/A     N/A
 64        5      80,780   103,961   80,780   103,961   128,647  128,647    140,105  140,105      N/A     N/A       N/A     N/A
 65        6      76,038   104,703   76,038   104,703   137,009  137,009    151,812  151,812      N/A     N/A       N/A     N/A
 66        7      71,303   105,324   71,303   105,324   145,914  145,914    164,280  164,280      N/A     N/A       N/A     N/A
 67        8      66,566   105,810   66,566   105,810   155,399  155,399    177,558  177,558      N/A     N/A       N/A     N/A
 68        9      61,817   106,149   61,817   106,149   165,500  165,500    191,699  191,699      N/A     N/A       N/A     N/A
 69       10      57,046   106,325   57,046   106,325   176,257  176,257    206,760  206,760      N/A     N/A       N/A     N/A
 74       15      32,387   104,172   32,387   104,172   241,487  241,487    298,082  298,082    14,441  14,441    14,441  14,441
 79       20       5,363    95,024    5,363    95,024   330,859  330,859    423,202  423,202    22,168  22,168    22,168  22,168
 84       25           0    75,369        0    75,369         0  453,305          0  554,251         0  36,264         0  36,264
 89       30           0    61,874        0    61,874         0  482,770          0  583,716      N/A     N/A       N/A     N/A
 94       35           0    50,681        0    50,681         0  482,770          0  583,716      N/A     N/A       N/A     N/A
 95       36           0    48,250        0    48,250         0  482,770          0  583,716      N/A     N/A       N/A     N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


E-2 Appendix V: Hypothetical illustrations


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Appendix VI: Earnings enhancement benefit example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes the Earnings enhancement benefit for an owner age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:

                                                                No Withdrawal   $3,000 withdrawal   $6,000 withdrawal
    ---------------------------------------------------------------------------------------------------------------------
A   Initial contribution                                           100,000           100,000             100,000
    ---------------------------------------------------------------------------------------------------------------------
B   Death benefit: prior to withdrawal.*                           104,000           104,000             104,000
    ---------------------------------------------------------------------------------------------------------------------
C   Earnings enhancement benefit earnings: death
    benefit less net contributions (prior to the withdrawal in
    D).                                                             4,000             4,000               4,000
    B minus A.
    ---------------------------------------------------------------------------------------------------------------------
D   Withdrawal                                                        0               3,000               6,000
    ---------------------------------------------------------------------------------------------------------------------
E   Excess of the withdrawal over the Earnings
    enhancement benefit earnings                                      0                 0                 2,000
    greater of D minus C or zero
    ---------------------------------------------------------------------------------------------------------------------
F   Net contributions (adjusted for the withdrawal in D)
    A minus E                                                      100,000           100,000              98,000
    ---------------------------------------------------------------------------------------------------------------------
G   Death benefit (adjusted for the withdrawal in D)
    B minus D                                                      104,000           101,000              98,000
    ---------------------------------------------------------------------------------------------------------------------
H   Death benefit less net contributions
    G minus F                                                       4,000             1,000                 0
    ---------------------------------------------------------------------------------------------------------------------
I   Earnings enhancement benefit factor                              40%               40%                 40%
    ---------------------------------------------------------------------------------------------------------------------
J   Earnings enhancement benefit
    H times I                                                       1,600              400                  0
    ---------------------------------------------------------------------------------------------------------------------
K   Death benefit: Including Earnings enhancement benefit
    G plus J                                                       105,600           101,400              98,000
    ---------------------------------------------------------------------------------------------------------------------

* The death benefit is the greater of the account value or any applicable death benefit.


                           Appendix VI: Earnings enhancement benefit example F-1


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Appendix VII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


The following information is a summary of the states where the Accumulator(R) Elite(SM) contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state. See also Appendix VIII later in this Prospectus for information about the availability of certain features under your contract.


STATES WHERE CERTAIN ACCUMULATOR(R) ELITE(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:




-----------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------
CALIFORNIA      See "Contract features and benefits"--       If you reside in the state of California and you are age 60
                "Your right to cancel within a certain       and older at the time the contract is issued, you may return
                number of days"                              your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

                                                             If you allocate your entire initial contribution to the
                                                             EQ/Money Market option (and/or guaranteed interest
                                                             option, if available), the amount of your refund will be equal to your contribution less interest, unless you make a trans-
                                                             fer, in which case the amount of your refund will be equal to your account value on the date we receive your request to
                                                             cancel at our processing office. This amount could be less than your initial contribution. If the Principal guarantee ben-
                                                             efit or Guaranteed withdrawal benefit for life is elected, the investment allocation during the 30 day free look period is limited to the guaranteed interest option. If you allocate any portion of your initial contribution to the variable invest-
                                                             ment options (other than the EQ/Money Market option)
                                                             and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to
                                                             cancel at our processing office.

-----------------------------------------------------------------------------------------------------------------------------
ILLINOIS        See "Loans under Rollover TSA contracts"     Your loan interest rate will not exceed 8% (or any lower
                in "Accessing your money"                    maximum rate that may become required by Illinois or fed-
                                                             eral law).

                See "Selecting an annuity payout option"     The following sentence replaces the first sentence of the
                under "Your annuity payout options" in       second paragraph in this section:
                "Accessing your money"
                                                             You can choose the date annuity payments begin but it may
                                                             not be earlier than twelve months from the Accumulator(R)
                                                             Elite(SM) contract date.
-----------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Annual administrative charge                 The annual administrative charge will not be deducted from amounts allocated to the Guaranteed interest option.

                See "Disability, terminal illness or         This section is deleted in its entirety.
                confinement to nursing home" under
                "Withdrawal charge" in "Charges and
                expenses"
-----------------------------------------------------------------------------------------------------------------------------
MISSISSIPPI     Automatic Investment Program                 Not Available

                QP (defined contribution and defined         Not Available
                benefit) contracts

                See "How you can purchase and contribute     Additional contributions can only be made within the first
                to your contract" in "Contract features      year after the contract issue date. The 150% limit does not
                and benefits"                                apply.
-----------------------------------------------------------------------------------------------------------------------------


G-1 Appendix VII: State contract availability and/or variations of certain features and benefits

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
-----------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
The following information applies to Accumulator(R) Elite(SM) contracts sold in New Jersey from May 29, 2007 to September 10, 2007:

NEW JERSEY   "Greater of 6-1/2% Roll-Up to age 85 or Annual  All references to this feature are deleted in their entirety.
             Ratchet to age 85 enhanced death benefit"
                                                             You have the choice of the following guaranteed minimum
                                                             death benefits: the Greater of 6% Roll-Up to age 85 or
                                                             Annual Ratchet to age 85; the Greater of 3% Roll-Up to
                                                             age 85 or Annual Ratchet to age 85; the Annual Ratchet to
                                                             age 85; the Standard death benefit; the GWBL Standard
                                                             death benefit; or the GWBL Enhanced death benefit.

             See "Guaranteed minimum death benefit charge"   The charge for the Greater of 6% Roll-Up to age 85 or
             in "Fee table"                                  Annual Ratchet to age 85 is 0.60%

                                                             The charge for the Greater of 3% Roll-Up to age 85 or
                                                             Annual Ratchet to age 85 is 0.60%

             See "Guaranteed minimum death benefit charge"   Footnote (4) (and all related text) is deleted in its entirety.
             and "Guaranteed minimum income benefit charge"  We do not reserve the right to increase your charge if you
             in "Fee table"                                  reset your Greater of 6% to age 85 or Annual Ratchet to
                                                             age 85 enhanced death benefit and Guaranteed minimum
                                                             income benefit Roll-Up benefit base.

             See "Guaranteed minimumincome benefit and the   All references to resetting your Roll-Up benefit base on each
             Roll-Up benefit base reset" in "Contract        contract date anniversary are deleted in their entirety here
             features and benefits"                          and throughout the Prospectus. Instead, if you elect the
                                                             Guaranteed minimum income benefit alone or together with
                                                             the Greater of 6% Roll-Up to age 85 or Annual Ratchet to
                                                             age 85 enhanced death benefit, you will be eligible to reset the Roll-Up benefit base for these guaranteed benefits to
                                                             equal the account value as of the 5th or later contract date anniversary. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset for five years. The Guaranteed minimum income ben-
                                                             efit that includes 6-1/2% Roll-Up benefit base is not available in combination with the Greater of 6% Roll-Up to age 85 or
                                                             Annual Ratchet to age 85 enhanced death benefit.
-----------------------------------------------------------------------------------------------------------------------------------


Appendix VII: State contract availability and/or variations of certain features and benefits G-2

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
-----------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY      See "Guaranteed minimum income benefit       The table showing the maximum periods certain available
(CONTINUED)     option" in "Contract features and benefits"  under the life with a period certain payout option is deleted in its entirely and replaced with the following:

                                                             --------------------------------------------
                                                                              Level payments
                                                             --------------------------------------------
                                                                                           Period certain
                                                                                              years
                                                                   Owner's               ---------------
                                                              age at exercise             IRAs       NQ
                                                             ----------------            ------      ---
                                                              75 and younger              10         10
                                                                    76                     9         10
                                                                    77                     8         10
                                                                    78                     7         10
                                                                    79                     7         10
                                                                    80                     7         10
                                                                    81                     7          9
                                                                    82                     7          8
                                                                    83                     7          7
                                                                    84                     6          6
                                                                    85                     5          5
                                                             --------------------------------------------

               See "Greater of 6% Roll-Up to age 85          The second sentence of the first paragraph and the entire
               or Annual Ratchet to age 85" under            second paragraph are deleted in their entirety and replaced
               "Guaranteed minimum death benefit             with the following:
               charge" in "Charges and expenses"
                                                             The charge is equal to 0.60% of the Greater of the 6%
                                                             Roll-Up to age 85 or the Annual Ratchet to age 85 benefit
                                                             base.

               See "Greater of 3% Roll-Up to age 85          The second sentence is deleted in its entirety and replaced
               or Annual Ratchet to age 85" under            with the following:
               "Guaranteed minimum death benefit
               charge" in "Charges and expenses"             The charge is equal to 0.60% of the Greater of the 3%
                                                             Roll-up to age 85 or the Annual Ratchet to age 85 benefit
                                                             base.

               See "Guaranteed minimum income                The third paragraph is deleted in its entirety.
               benefit charge" in "Charges and
               expenses"
-----------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA   Contributions                                 Your contract refers to contributions as premiums.

               Special dollar cost averaging program         In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

               See "Disability, terminal illness, or         o  Item (iii) under this section is deleted in its entirety.
               confinement to nursing home" under
               "withdrawal charge" in "Charges and
               expenses"

               Required disclosure for Pennsylvania          Any person who knowingly and with intent
               customers                                     to defraud any insurance company or other
                                                             person files an application for insurance
                                                             or statement of claim containing any
                                                             materially false information or conceals
                                                             for the purpose of misleading, information
                                                             concerning any fact material thereto commits
                                                             a fraudulent insurance act, which is a crime
                                                             and subjects such person to criminal and
                                                             civil penalties.
-----------------------------------------------------------------------------------------------------------------------------------


G-3 Appendix VII: State contract availability and/or variations of certain features and benefits

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
-----------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO   Beneficiary continuation option (IRA)          Not Available

              IRA, Roth IRA, Inherited IRA, Rollover         Not Available
              TSA and QP (Defined Benefit) contracts

              See "How you can purchase and contribute       Specific requirements for purchasing QP contracts in Puerto
              to your contract" in "Contract features and    Rico are outlined below in "Purchase considerations for QP
              benefits"                                      (Defined Contribution) contracts in Puerto Rico".

              See "Exercise Rules" under "How you can        Exercise restrictions for the GMIB on a Puerto Rico QPDC
              purchase and contribute to your contract"      contract are described below, under "Purchase consider-
              in "Contract features and benefits"            ations for QP (Defined Contribution) contracts in Puerto
                                                             Rico", and in your contract.

              See "Income Manager(R) payout options"         This payout option is not available with QPDC contracts.
              in "Accessing your money"

              See "Transfers of ownership, collateral        Transfers of ownership of QP contracts are governed by
              assignments, loans and borrowing" in           Puerto Rico law. Please consult your tax, legal or plan advi-
              "More information"                             sor if you intend to transfer ownership of your contract.

              "Purchase considerations for QP (Defined       Purchase considerations for QP (Defined Contribu-
              Contribution) contracts in Puerto Rico" --     tion) contracts in Puerto Rico:
              this section replaces "Appendix II: Purchase   Trustees who are considering the purchase of an Accumula-
              considerations for QP contracts" in your       tor(R) Elite(SM) QP contract in Puerto Rico should discuss with
              Prospectus.                                    their tax, legal and plan advisors whether this is an appro-
                                                             priate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the
                                                             investment of plan assets in the QP contract, the Guaran-
                                                             teed minimum income benefit and other guaranteed
                                                             benefits, and the payment of death benefits in accordance
                                                             with the requirements of Puerto Rico income tax rules. The
                                                             QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted.

                                                             Limits on Contract Ownership:
                                                             o The QP contract is offered only as a funding vehicle to
                                                               qualified plan trusts of single participant defined contri-
                                                               bution plans that are tax-qualified under Puerto Rico law, not United States law. The contract is not available to US qualified plans or to defined benefit plans qualifying
                                                               under Puerto Rico law.

                                                             o The QP contract owner is the qualified plan trust. The
                                                               annuitant under the contract is the self-employed Puerto
                                                               Rico resident, who is the sole plan participant.

                                                             o This product should not be purchased if the self-
                                                               employed individual anticipates having additional
                                                               employees become eligible for the plan. We will not
                                                               allow additional contracts to be issued for participants
                                                               other than the original business owner.

                                                             o If the business that sponsors the plan adds another
                                                               employee, no further contributions may be made to the
                                                               contract. If the employer moves the funds to another
                                                               funding vehicle that can accommodate more than one
                                                               employee, this move could result in surrender charges, if
                                                               applicable, and the loss of guaranteed benefits in the
                                                               contract.
-----------------------------------------------------------------------------------------------------------------------------------

                                Appendix VII: State contract availability and/or
                                 variations of certain features and benefits G-4

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
-----------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO                                                  Limits on Contributions:
(CONTINUED)                                                  o All contributions must be direct transfers from other
                                                               investments within an existing qualified plan trust.

                                                             o Employer payroll contributions are not accepted.

                                                             o Only one additional transfer contribution may be made
                                                               per contract year.

                                                             o Checks written on accounts held in the name of the
                                                               employer instead of the plan or the trustee will not be
                                                               accepted.

                                                             o As mentioned above, if a new employee becomes eligible
                                                               for the plan, the trustee will not be permitted to make
                                                               any further contributions to the contract established for
                                                               the original business owner.

                                                             Limits on Payments:
                                                             o Loans are not available under the contract.

                                                             o All payments are made to the plan trust as owner, even
                                                               though the plan participant/annuitant is the ultimate
                                                               recipient of the benefit payment.

                                                             o AXA Equitable does no tax reporting or withholding of
                                                               any kind. The plan administrator or trustee will be solely responsible for performing or providing for all such
                                                               services.

                                                             o AXA Equitable does not offer contracts that qualify as
                                                               IRAs under Puerto Rico law. The plan trust will exercise
                                                               the GMIB and must continue to hold the supplementary
                                                               contract for the duration of the GMIB payments.

                                                             Plan Termination:
                                                             o If the plan participant terminates the business, and as a result wishes to terminate the plan, the trust would have
                                                               to be kept in existence to receive payments. This could
                                                               create expenses for the plan.

                                                             o If the plan participant terminates the plan and the trust is the same as the plan participant) is unwilling to accept
                                                               payment to the plan trust for any reason, AXA Equitable
                                                               payment to the plan trust for any reason, AXA Equitable
                                                               would have to change the contract from a Puerto Rico
                                                               QP to NQ in order to make payments to the individual as
                                                               the new owner. Depending on when this occurs, it could
                                                               be a taxable distribution from the plan, with a potential
                                                               tax of the entire account value of the contract. Puerto
                                                               Rico income tax withholding and reporting by the plan
                                                               trustee could apply to the distribution transaction.

                                                             o If the plan trust is receiving GMIB payments and the trust is subsequently terminated, transforming the contract
                                                               into an individually owned NQ contract, the trustee
                                                               would be responsible for the applicable Puerto Rico
                                                               income tax withholding and reporting on the present
                                                               value of the remaining annuity payment stream.
-----------------------------------------------------------------------------------------------------------------------------------

G-5 Appendix VII: State contract availability and/or variations of certain features and benefits


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
-----------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO                                                  o AXA Equitable is a U.S. insurance company, therefore
(CONTINUED)                                                    distributions under the NQ contract could be subject to
                                                               United States taxation and withholding on a "taxable
                                                               amount not determined" basis.

                Tax information -- Special rules for NQ      Income from NQ contracts we issue is U.S. source. A Puerto
                contracts                                    Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico resi-
                                                             dents is excludable from U.S. taxation. Income from NQ
                                                             contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a con-
                                                             tract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against
                                                             Puerto Rico tax for U.S. tax paid. Depending on your per-
                                                             sonal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.
-----------------------------------------------------------------------------------------------------------------------------------
TEXAS           See "Annual administrative charge" in        The annual administrative charge will not be deducted from
                "Charges and expenses"                       amounts allocated to the Guaranteed interest option.
-----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      Guaranteed interest option                   Not Available
                Investment simplifier -- Fixed-dollar        Not Available
                option and Interest sweep option
                Fixed maturity options                       Not Available
                Income Manager(R) payout option              Not Available
                Earnings enhancement benefit                 Not Available
                Special dollar cost averaging program        o Available only at issue

                                                             o Subsequent contributions cannot be used to elect new
                                                               programs. You may make subsequent contributions to
                                                               the initial programs while they are still running.

                "Greater of 6-1/2% Roll-Up to age 85 or      All references to these features are deleted in their entirety.
                Annual Ratchet to age 85 enhanced death
                benefit"; "Greater of 6% Roll-Up to age 85   You have the choice of the following guaranteed minimum
                or Annual Ratchet to age 85 enhanced death   death benefits: the Greater of 4% Roll-Up to age 85 or
                benefit"; and "GWBL Enhanced death benefit"  Annual Ratchet to age 85 enhanced death benefit; the
                                                             Greater of 3% Roll-Up to age 85 or Annual Ratchet to age
                                                             85 enhanced death benefit; the Annual Ratchet to age 85;
                                                             the Standard death benefit; or the GWBL Standard death
                                                             benefit.

                See "Guaranteed minimum death benefit        The charge for the Greater of 4% Roll-Up to age 85 or
                charge" in "Fee table" and in "Charges       Annual Ratchet to age 85 is 0.65% and cannot be
                and expenses"                                increased.

                See "How you can purchase and contribute to  o For contracts with GWBL, the $1,500,000 contribution
                your contract" in "Contract features and       limit applies for all issue ages.
                benefits"
                                                             o The second sentence of the third paragraph is deleted.
                                                               The paragraph now reads: "We limit aggregate contribu-
                                                               tions made after the first contract year to 150% of first-
                                                               year contributions."
-----------------------------------------------------------------------------------------------------------------------------------

                                Appendix VII: State contract availability and/or
                                 variations of certain features and benefits G-6

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
-----------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      See "Guaranteed minimum death benefit        o If you elect the 6-1/2% (or 6%, as applicable) Guaranteed
(CONTINUED)     and Guaranteed Minimum income benefit base"    minimum income benefit with the Greater of 4% Roll-Up
                in "Contract features and benefits"            to age 85 or Annual Ratchet to age 85 enhanced death
                                                               benefit, the variable investment options (other than
                                                               EQ/Money Market) and the account for special dollar
                                                               cost averaging will roll up at an annual rate of 6-1/2% (or
                                                               6%, as applicable) for the Guaranteed minimum income
                                                               benefit base and 4% for the 4% Roll-Up to age 85 ben-
                                                               efit base.

                                                             o If you elect the Greater of 4% Roll-Up to age 85 or
                                                               Annual Ratchet to age 85 enhanced death benefit, with-
                                                               out a Guaranteed minimum income benefit, the variable
                                                               investment options (other than EQ/Money Market) and
                                                               the account for special dollar cost averaging will roll up at an annual rate of 4% for the 4% Roll-Up to age 85
                                                               benefit base.

                See "Guaranteed minimum death benefit/       Your "Greater of 4% Roll-Up to Age 85 or Annual Ratchet
                Guaranteed minimum income benefit roll-up    to age 85 enhanced death benefit" benefit base will reset
                benefit benefit base reset" in               only if your account value is greater than your Guaranteed
                "Contract features and benefits"             minimum income benefit Roll-Up base.

                See "How withdrawals affect your             The first sentence of the third paragraph is replaced with
                Guaranteed minimum income benefit and        the following:
                Guaranteed minimum death benefit" in
                "Accessing your money"                       o With respect to the 6-1/2% (or 6%, as applicable) Guar-
                                                               anteed minimum income benefit, withdrawals (including
                                                               any applicable withdrawal charges) will reduce the
                                                               6-1/2% (or 6%, as applicable) Roll-Up to age 85 benefit
                                                               base on a dollar-for-dollar basis, as long as the sum of
                                                               the withdrawals in a contract year is 6-1/2% (or 6%, as
                                                               applicable) or less of the 6-1/2% (or 6%, as applicable)
                                                               Roll-Up benefit base on the contract issue date or the
                                                               most recent contract date anniversary, if later.

                                                             o With respect to the Guaranteed minimum income benefit
                                                               and the Greater of 4% Roll-Up to age 85 or Annual
                                                               Ratchet to age 85 enhanced death benefit, if elected in
                                                               combination, withdrawals (including any applicable with-
                                                               drawal charges) will reduce each of the benefits' Roll-Up
                                                               to age 85 benefit base on a dollar-for-dollar basis, as
                                                               long as the sum of the withdrawals in a contract year is
                                                               6-1/2% (or 6%, as applicable) or less of the Guaranteed
                                                               minimum income benefit's Roll-Up benefit base on the
                                                               contract issue date or the most recent contract date
                                                               anniversary, if later.
-----------------------------------------------------------------------------------------------------------------------------------

G-7 Appendix VII: State contract availability and/or variations of certain features and benefits


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
-----------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON                                                   o   With respect to the Greater of 4% Roll-Up to age 85 or
(CONTINUED)                                                  Annual Ratchet to age 85 enhanced death benefit, if
                                                             elected without the Guaranteed minimum income ben-
                                                             efit, withdrawals (including any applicable withdrawal
                                                             charges) will reduce the 4% Roll-Up to age 85 benefit
                                                             base on a dollar-for-dollar basis, as long as the sum of
                                                             the withdrawals in a contract year is 6% or less of the
                                                             4% Roll-Up to age 85 benefit base on the contract issue
                                                             date or the most recent contract date anniversary, if
                                                             later.

                                                             o   With respect to the Greater of 3% Roll-Up to age 85 or
                                                             Annual Ratchet to age 85 enhanced death benefit, with-
                                                             drawals (including any applicable withdrawal charges)
                                                             will reduce the 3% Roll-Up to age 85 benefit base on a
                                                             dollar-for-dollar basis, as long as the sum of the with-
                                                             drawals in a contract year is 3% or less of the 3%
                                                             Roll-Up to age 85 enhanced death benefit base on the
                                                             contract issue date or the most recent contract date
                                                             anniversary, if later.

                See "Guaranteed minimum death benefit"       You have a choice of the standard death benefit, the Annual
                in "Contract features and benefits"          Ratchet to age 85 enhanced death benefit, the Greater of
                                                             3% Roll-Up to age 85 or Annual Ratchet to age 85
                                                             enhanced death benefit, or the Greater of 4% Roll-Up to
                                                             age 85 or Annual Ratchet to age 85 enhanced death ben-
                                                             efit.

                See "GWBL Guaranteed minimum death benefit"  Only the GWBL Standard death benefit is available.
                under "Guaranteed withdrawal benefit for
                life ("GWBL")" in "Contract features and
                benefits"


                See "Annual administrative charge" in        The second paragraph of this section is replaced with the
                "Charges and expenses"                       following:

                                                             The annual administrative charge will be deducted from the value in the variable investment options on a pro rata basis.
                                                             If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar
                                                             cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of that charge for the year.

                See "10% free withdrawal amount" under       The 10% free withdrawal amount applies to full surrenders.
                "Withdrawal charge" in "Charges and
                expenses"

                See "Certain withdrawals" under              If you elect the Greater of 4% Roll-Up to age 85 or Annual
                "Withdrawal charge" in "Charges              Ratchet to age 85 enhanced death benefit without a Guar-
                and expenses"                                anteed minimum income benefit, the withdrawal charge will
                                                             be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed
                                                             6% of the beginning of contract year 4% Roll-Up to age 85
                                                             benefit base, even if such withdrawals exceed the free with-
                                                             drawal amount.
-----------------------------------------------------------------------------------------------------------------------------------

                                Appendix VII: State contract availability and/or
                                 variations of certain features and benefits G-8


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
-----------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      See "Withdrawal charge" in "Charges and      The owner (or older joint owner, if applicable) has qualified
(CONTINUED)     expenses" under "Disability, terminal        to receive Social Security disability benefits as certified by
                illness, or confinement to nursing home"     the Social Security Administration or a statement from an
                                                             independent U.S. licensed physician stating that the owner
                                                             (or older joint owner, if applicable) meets the definition of total disability for at least 6 continuous months prior to the notice of claim. Such disability must be re-certified every 12 months.
-----------------------------------------------------------------------------------------------------------------------------------


G-9 Appendix VII: State contract availability and/or variations of certain features and benefits


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Appendix VIII: Contract variations


--------------------------------------------------------------------------------


You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.



-----------------------------------------------------------------------------------------------------------------------------------
Approximate Time Period          Feature/Benefit                     Variation
-----------------------------------------------------------------------------------------------------------------------------------
May 2007 - February 2008         Guaranteed withdrawal               At no additional charge, during the first ten contract years,
(through March 2008 in Nevada)   benefit for life--                  in each year you have not taken a withdrawal, we will increase
                                 5% deferral bonus                   your GWBL benefit base by an amount equal to 5% of your total contributions. If the Annual Ratchet (as discussed immediately above) occurs on any contract date anniversary, for the next and subsequent contract years, the bonus will be 5% of the most recent ratcheted GWBL benefit base plus any subsequent
                                                                     contributions. If the GWBL benefit base is reduced due to an
                                                                     Excess withdrawal, the 5% deferral bonus will be calculated using the reset GWBL benefit base plus any applicable
                                                                     contributions. The deferral bonus generally excludes
                                                                     contributions made in the prior 12 months. In the first
                                                                     contract year, the deferral bonus is determined using all
                                                                     contributions received in the first 90 days of the contract year. On any contract date anniversary on which you are
                                                                     eligible for a bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 5% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 5% deferral bonus will still apply.

                                 200% Initial GWBL benefit base      Not available
                                 guarantee

                                 Guaranteed annual withdrawal        The Applicable percentages for the Guaranteed annual
                                 amount                              withdrawal amount are as follows:
                                                                     -------------------------------------------
                                                                      Age             Applicable percentage
                                                                     -----          ---------------------------
                                                                     45-64                    4.0%
                                                                     65-74                    5.0%
                                                                     75-84                    6.0%
                                                                     85 and older             7.0%
                                                                     --------------           ---
                                                                     -------------------------------------------
                                 Guaranteed withdrawal benefit for   If you elect the Single Life option, the charge is equal
                                 life benefit charge                 to 0.60%. If you elect the Joint Life option, the charge is equal to 0.75%.

                                                                     The maximum charge for the Single Life option is 0.75%.

                                                                     The maximum charge for the Joint Life option is 0.90%.
-----------------------------------------------------------------------------------------------------------------------------------


                                          Appendix VIII: Contract variations H-1


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
-----------------------------------------------------------------------------------------------------------------------------------
Approximate Time Period          Feature/Benefit                    Variation
-----------------------------------------------------------------------------------------------------------------------------------
                                 How withdrawals affect your        Your GWBL Standard death benefit base and GWBL Enhanced death
                                 GWBL and GWBL Guaranteed           benefit base are reduced on a dollar-for-dollar basis by any
                                 minimum death benefit              withdrawal up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, your GWBL
                                                                    Standard death benefit base and GWBL Enhanced death benefit base are reduced on a pro rata basis. If the reduced GWBL
                                                                    Enhanced death benefit base is greater than your account value
                                                                    (after the Excess withdrawal), we will further reduce your GWBL
                                                                    Enhanced death benefit base to equal your account value.

                                 Maximum payment plan               The amount of the withdrawal will increase following any Annual
                                                                    Ratchet or 5% deferral bonus.

                                 Customized payment plan            The amount of the withdrawal will not be increased following any
                                                                    Annual Ratchet or 5% deferral bonus. You must elect to change the scheduled payment amount.

                                 Annuity maturity date              The minimum death benefit will be reduced dollar-for-dollar by each payment.
-----------------------------------------------------------------------------------------------------------------------------------


H-2 Appendix VIII: Contract variations


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Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                           Page

Who is AXA Equitable?                                                       2
Unit Values                                                                 2
Calculation of Annuity Payments                                             2
Custodian and Independent Registered Public Accounting Firm                 3
Distribution of the Contracts                                               3
Financial Statements                                                        3



How to obtain an Accumulator(R) Elite(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
  Accumulator(R) Elite(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547

-----------------------------------------------------------------------------

Please send me an Accumulator(R) Elite(SM) SAI for Separate Account No. 49 dated May 1, 2009.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip








                         x02410/Elite '02/'04, '07/'07.5, 8.0/8.2 and 9.0 Series

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The Accumulator(R) Series

A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2009

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------


WHAT IS THE ACCUMULATOR(R) SERIES?

The Accumulator(R) Series are deferred annuity contracts issued by AXA Equitable Life Insurance Company. The contracts provide for the accumulation of retirement savings and for income. The contracts offer income and death benefit protection as well. They also offer a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging+ ("investment options").

This Prospectus is not your contract. Your contract and any endorsements, riders and data pages as identified in your contract are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The description of the contract's provisions in this Prospectus is current as of the date of this Prospectus; however, because certain provisions may be changed after the date of this Prospectus in accordance with the contract, the description of the contract's provisions in this Prospectus is qualified in its entirety by the terms of the actual contract. The contract should be read carefully. You have the right to cancel the contract within a certain number of days after receipt of the contract. You should read this Prospectus in conjunction with any applicable supplements. The contracts may not be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not be available at the time you purchase the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.

----------------------
+ Not available for Accumulator(R) Select(SM) and Accumulator(R) Plus(SM) contracts






--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*           o EQ/Boston Advisors Equity Income
o AXA Conservative Allocation*         o EQ/Calvert Socially Responsible
o AXA Conservative-Plus Allocation*    o EQ/Capital Guardian Growth
o AXA Moderate Allocation*             o EQ/Capital Guardian Research
o AXA Moderate-Plus Allocation*        o EQ/Caywood-Scholl High Yield Bond
o EQ/AllianceBernstein International   o EQ/Common Stock Index**
o EQ/AllianceBernstein Small Cap       o EQ/Core Bond Index
  Growth                               o EQ/Davis New York Venture
o EQ/Ariel Appreciation II             o EQ/Equity 500 Index
o EQ/AXA Franklin Income Core**        o EQ/Evergreen Omega
o EQ/AXA Franklin Small Cap Value      o EQ/Focus PLUS**
  Core**                               o EQ/GAMCO Mergers and Acquisitions
o EQ/AXA Franklin Templeton Founding   o EQ/GAMCO Small Company Value
  Strategy Core**                      o EQ/Global Bond PLUS**
o EQ/AXA Mutual Shares Core**          o EQ/Global Multi-Sector Equity**
o EQ/AXA Rosenberg Value Long/Short    o EQ/Intermediate Government Bond
  Equity                                 Index
o EQ/AXA Templeton Growth Core**       o EQ/International Core PLUS
o EQ/BlackRock Basic Value Equity      o EQ/International Growth
o EQ/BlackRock International Value     o EQ/JPMorgan Value Opportunities


--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o EQ/Large Cap Core PLUS               o EQ/Short Duration Bond
o EQ/Large Cap Growth Index            o EQ/Small Company Index
o EQ/Large Cap Growth PLUS             o EQ/T. Rowe Price Growth Stock
o EQ/Large Cap Value Index             o EQ/UBS Growth and Income
o EQ/Large Cap Value PLUS              o EQ/Van Kampen Comstock
o EQ/Long Term Bond                    o EQ/Van Kampen Mid Cap Growth
o EQ/Lord Abbett Growth and Income     o EQ/Van Kampen Real Estate
o EQ/Lord Abbett Large Cap Core        o Multimanager Aggressive Equity
o EQ/Lord Abbett Mid Cap Value         o Multimanager Core Bond
o EQ/Mid Cap Index                     o Multimanager Health Care
o EQ/Mid Cap Value PLUS                o Multimanager International Equity
o EQ/Money Market                      o Multimanager Large Cap Core Equity
o EQ/Montag & Caldwell Growth          o Multimanager Large Cap Growth
o EQ/Oppenheimer Global                o Multimanager Large Cap Value
o EQ/Oppenheimer Main Street           o Multimanager Mid Cap Growth
  Opportunity                          o Multimanager Mid Cap Value
o EQ/Oppenheimer Main Street Small     o Multimanager Multi-Sector Bond**
  Cap                                  o Multimanager Small Cap Growth
o EQ/PIMCO Ultra Short Bond**          o Multimanager Small Cap Value
o EQ/Quality Bond PLUS                 o Multimanager Technology
--------------------------------------------------------------------------------



*    The "AXA Allocation" portfolios.

** This is the variable investment option's new name, effective on or about May 1, 2009, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.

You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of the AXA Premier VIP Trust or the EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option, the fixed maturity options, and, if applicable under your Accumulator(R) Series contract, the account for special dollar cost averaging, which are discussed later in this Prospectus. If you elect the Guaranteed withdrawal benefit for life or a Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, certain permitted variable investment options and, if applicable under your Accumulator(R) Series contract, the account for special dollar cost averaging. The permitted variable investment options are described later in this Prospectus.


The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                            X02257/'06/'06.5 All



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TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o    An individual retirement annuity ("IRA"), either traditional IRA or Roth
     IRA.

     We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA") (direct transfer contributions only).

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).


o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

Not all types of contracts are available with each version of the Accumulator(R) Series contracts. See "How you can purchase and contribute to your contract" in "Contract features and benefits" for more information.


Contract variations.

Accumulator(R) Select(SM) contracts are no longer being sold. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VII later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2009, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.


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Contents of this Prospectus

--------------------------------------------------------------------------------

THE ACCUMULATOR(R) SERIES
--------------------------------------------------------------------------------

Index of key words and phrases                                               5
Who is AXA Equitable?                                                        7
How to reach us                                                              8

The Accumulator(R) Series at a glance -- key features                       10


--------------------------------------------------------------------------------
FEE TABLE                                                                   13
--------------------------------------------------------------------------------

Examples                                                                    15

Condensed financial information                                             16


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           17
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        17
Owner and annuitant requirements                                            24
How you can make your contributions                                         24
What are your investment options under the contract?                        25
Portfolios of the Trusts                                                    26
Allocating your contributions                                               33

Credits (for Accumulator(R) Plus(SM) contracts only)                        35

Guaranteed minimum death benefit and
   Guaranteed minimum income benefit base                                   36
Annuity purchase factors                                                    38
Guaranteed minimum income benefit option                                    38
Guaranteed minimum death benefit                                            41
Guaranteed withdrawal benefit for life ("GWBL")                             43
Principal guarantee benefits                                                47
Inherited IRA beneficiary continuation contract                             48
Your right to cancel within a certain number of days                        48



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        50
--------------------------------------------------------------------------------
Your account value and cash value                                           50
Your contract's value in the variable investment options                    50
Your contract's value in the guaranteed interest option                     50
Your contract's value in the fixed maturity options                         50
Your contract's value in the account for special dollar
   cost averaging                                                           50
Insufficient account value                                                  50

----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


                                                  Contents of this Prospectus  3

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--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         52
--------------------------------------------------------------------------------
Transferring your account value                                             52
Disruptive transfer activity                                                52
Rebalancing your account value                                              53



--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     55
--------------------------------------------------------------------------------
Withdrawing your account value                                              55
How withdrawals are taken from your account value                           57
How withdrawals affect your Guaranteed minimum
   income benefit, Guaranteed minimum death benefit
   and Principal guarantee benefits                                         57
How withdrawals affect your GWBL and GWBL Guaranteed
   minimum death benefit                                                    58
Withdrawals treated as surrenders                                           58
Loans under Rollover TSA contracts                                          58
Surrendering your contract to receive its cash value                        59
When to expect payments                                                     59
Your annuity payout options                                                 60



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     63
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          63
Charges that the Trusts deduct                                              67
Group or sponsored arrangements                                             67
Other distribution arrangements                                             67



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 68
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     68
Beneficiary continuation option                                             70



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          73
--------------------------------------------------------------------------------
Overview                                                                    73
Buying a contract to fund a retirement arrangement                          73

Suspension of required minimum distributions for 2009                       73

Transfers among investment options                                          74
Taxation of nonqualified annuities                                          74
Individual retirement arrangements (IRAs)                                   76

   Traditional individual retirement annuities (traditional IRAs)           76
   Roth individual retirement annuities (Roth IRAs)                         82

Tax-sheltered annuity contracts (TSAs)                                      85
Federal and state income tax withholding and
   information reporting                                                    90
Special rules for contracts funding qualified plans                         91
Impact of taxes to AXA Equitable                                            91

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         92
--------------------------------------------------------------------------------

About Separate Account No. 49                                               92

About the Trusts                                                            92
About our fixed maturity options                                            92
About the general account                                                   93
About other methods of payment                                              94
Dates and prices at which contract events occur                             94
About your voting rights                                                    95

Statutory compliance                                                        96

About legal proceedings                                                     96
Financial statements                                                        96
Transfers of ownership, collateral assignments,
   loans and borrowing                                                      96
About Custodial IRAs                                                        96
Distribution of the contracts                                               96



--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           99
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
   I -- Condensed financial information                                    A-1
  II -- Purchase considerations for QP contracts                           B-1
 III -- Market value adjustment example                                    C-1
  IV -- Enhanced death benefit example                                     D-1
   V -- Hypothetical illustrations                                         E-1
  VI -- Earnings enhancement benefit example                               F-1
 VII -- State contract availability and/or variations of certain
        features and benefits                                              G-1

VIII -- Contract variations                                                H-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this Prospectus

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Index of key words and phrases

--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this Prospectus.




                                                              Page
   6% Roll-Up to age 85                                         37
   12 month dollar cost averaging                               34
   account for special dollar cost averaging                    33
   account value                                                50
   administrative charge                                        64
   annual administrative charge                                 64
   Annual Ratchet                                               45
   Annual Ratchet to age 85 enhanced death benefit              37
   annuitant                                                    17
   annuitization                                                60
   annuity maturity date                                        62
   annuity payout options                                       60
   annuity purchase factors                                     38
   automatic annual reset program                               38
   automatic customized reset program                           38
   automatic investment program                                 94
   AXA Allocation portfolios                                 cover
   beneficiary                                                  68
   Beneficiary continuation option ("BCO")                      70
   business day                                                 94
   cash value                                                   50
   charges for state premium and other applicable taxes         67
   contract date                                                24
   contract date anniversary                                    24
   contract year                                                24
   contributions to Roth IRAs                                   82
      regular contributions                                     82
      rollovers and transfers                                   83
      conversion contributions                                  83
   contributions to traditional IRAs                            76
      regular contributions                                     76
      rollovers and transfers                                   78
   Credit                                                       35
   disability, terminal illness or confinement to nursing home  65
   disruptive transfer activity                                 52
   distribution charge                                          63
   Earnings enhancement benefit                                 42
   Earnings enhancement benefit charge                          66
   ERISA                                                        67
   fixed-dollar option                                          35
   fixed maturity options                                       32
   Flexible Premium IRA                                      cover
   Flexible Premium Roth IRA                                 cover
   free look                                                    48
   free withdrawal amount                                       64
   general account                                              93
   general dollar cost averaging                                34
   guaranteed interest option                                   32
   Guaranteed minimum death benefit                             41
   Guaranteed minimum death benefit and Guaranteed
      minimum income benefit base                               36
   Guaranteed minimum death benefit/Guaranteed
      minimum income benefit roll-up benefit
      base reset option                                         41
   Guaranteed minimum income benefit                            38
   Guaranteed minimum income benefit charge                     65
   Guaranteed minimum income benefit "no lapse guarantee"       41
   Guaranteed withdrawal benefit for life ("GWBL")              43
   Guaranteed withdrawal benefit for life charge                66
   GWBL benefit base                                            44
   Inherited IRA                                             cover
   investment options                                        cover
   Investment simplifier                                        35
   IRA                                                       cover
   IRS                                                          73
   lifetime required minimum distribution withdrawals           56
   loan reserve account                                         59
   loans under Rollover TSA                                     58
   market adjusted amount                                       32
   market timing                                                52
   market value adjustment                                      32
   maturity dates                                               32
   maturity value                                               32
   Mortality and expense risks charge                           63
   NQ                                                        cover
   one-time reset option                                        38
   Online Account Access                                         8
   partial withdrawals                                          55
   permitted variable investment options                        25
   Portfolio                                                 cover
   Principal guarantee benefits                                 47
   processing office                                             8
   QP                                                        cover
   rate to maturity                                             32
   rebalancing                                                  53
   Rollover IRA                                              cover
   Rollover TSA                                              cover
   Roth Conversion IRA                                       cover
   Roth IRA                                                  cover
   SAI                                                       cover
   SEC                                                       cover
   self-directed allocation                                     33
   Separate Account No. 49                                      92
   special dollar cost averaging                                33
   Spousal continuation                                         69
   standard death benefit                                       37
   substantially equal withdrawals                              56
   systematic withdrawals                                       56
   TOPS                                                          8
   TSA                                                       cover
   traditional IRA                                           cover
   Trusts                                                       86
   unit                                                         50
   variable investment options                                  25
   wire transmittals and electronic applications                94
   withdrawal charge                                            64



To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.



                                                Index of key words and phrases 5

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
--------------------------------------------------------------------------------------
Prospectus                               Contract or Supplemental Materials
--------------------------------------------------------------------------------------
fixed maturity options                   Guarantee Periods (Guaranteed Fixed
                                         Interest Accounts in supplemental materials)
variable investment options              Investment Funds
account value                            Annuity Account Value
rate to maturity                         Guaranteed Rates
unit                                     Accumulation Unit
Guaranteed minimum death benefit         Guaranteed death benefit
Guaranteed minimum income benefit        Guaranteed Income Benefit
guaranteed interest option               Guaranteed Interest Account
Guaranteed withdrawal benefit for life   Guaranteed withdrawal benefit
GWBL benefit base                        Guaranteed withdrawal benefit for life
                                         benefit base
Guaranteed annual withdrawal amount      Guaranteed withdrawal benefit for life Annual
                                         withdrawal amount
Excess withdrawal                        Guaranteed withdrawal benefit for life Excess
                                         withdrawal
--------------------------------------------------------------------------------------

6 Index of key words and phrases

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Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  7

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HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:




--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------



FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     The Accumulator(R) Series
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     The Accumulator(R) Series
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094





--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------



FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     The Accumulator(R) Series
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     The Accumulator(R) Series
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.




--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility for GWBL deferral bonuses and eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------


TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:


o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;


o rates to maturity for the fixed maturity options (not available through Online Account Access);


o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o    elect to receive certain contract statements electronically;


o enroll in, modify or cancel a rebalancing program (through Online Account Access only)


o    change your address (not available through TOPS);


o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and


o    access Frequently Asked Questions and Service Forms (not available through
     TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any



8  Who is AXA Equitable?

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act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial profes sional (available only for contracts distributed through AXA Distributors);


(2) conversion of a traditional IRA to a Roth Conversion IRA or, depending on your contract, Flexible Premium Roth IRA contract;


(3)  election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)  spousal consent for loans under Rollover TSA contracts;

(6) requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required) and contracts with the Guaranteed withdrawal benefit for life ("GWBL");

(7)  tax withholding elections;

(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) Section 1035 exchanges;

(11) direct transfers and rollovers;

(12) exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base (for contracts that have both the Guaranteed minimum income benefit and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit);


(14) requests to opt out of or back into the Annual Ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;


(15) death claims;

(16) change in ownership (NQ only, if available under your contract);


(17) purchase by, or change of ownership to, a non-natural owner;

(18) requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL"); and


(19) requests to reset the guaranteed minimum value for contracts with a Principal guarantee benefit.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  beneficiary changes;

(2)  contract surrender and withdrawal requests;


(3) general dollar cost averaging (including the fixed dollar and interest sweep options);

(4) 12 month dollar cost averaging (for Accumulator(R) Select(SM) contracts only); and

(5) special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts only).



TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);


(3) 12 month dollar cost averaging (for Accumulator(R) Select(SM) contracts only);

(4) special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts only);


(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and


(7)  the date annuity payments are to begin.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION AT LEAST 30 CALENDAR DAYS PRIOR TO YOUR CONTRACT DATE ANNIVERSARY:

(1)  automatic annual reset program; and

(2)  automatic customized reset program.

----------------------
You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.



SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.


                                                        Who is AXA Equitable?  9

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The Accumulator(R) Series at a glance -- key features



--------------------------------------------------------------------------------
Professional investment      The Accumulator(R) Series' variable investment
management                   options invest in different Portfolios managed by
                             professional investment advisers.
--------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options ("FMOs") with maturities
                               ranging from approximately 1 to 10 years (subject to availability).

                             o Each fixed maturity option offers a guarantee of
                               principal and interest rate if you hold it to maturity.
                             ---------------------------------------------------
                             If you make withdrawals or transfers from a fixed
                             maturity option before maturity, there will be a
                             market value adjustment due to differences in
                             interest rates. If you withdraw or transfer only a
                             portion of a fixed maturity amount, this may
                             increase or decrease any value that you have left
                             in that fixed maturity option. If you surrender
                             your contract, a market value adjustment also
                             applies.
--------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
--------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a
cost averaging               portion of any eligible contribution to your
                             contract (available for Accumulator(R) and
                             Accumulator(R) Elite(SM) contracts only).
--------------------------------------------------------------------------------
Tax considerations           o No tax on earnings inside the contract until you
                               make withdrawals from your contract or receive annuity payments.
                             ---------------------------------------------------
                             o No tax on transfers among investment options
                               inside the contract.
                             ---------------------------------------------------
                             If you are purchasing or contributing to an annuity
                             contract which is an Individual Retirement Annuity
                             (IRA) or Tax Sheltered Annuity (TSA), or to fund an
                             employer retirement plan (QP or Qualified Plan),
                             you should be aware that such annuities do not
                             provide tax deferral benefits beyond those already
                             provided by the Internal Revenue Code for these
                             types of arrangements. Before purchasing or
                             contributing to one of the contracts, you should
                             consider whether its features and benefits beyond
                             tax deferral meet your needs and goals. You may
                             also want to consider the relative features,
                             benefits and costs of these annuities compared with
                             any other investment that you may use in connection
                             with your retirement plan or arrangement. Depending
                             on your personal situation, the contract's
                             guaranteed benefits may have limited usefulness
                             because of required minimum distributions ("RMDs").
--------------------------------------------------------------------------------
Guaranteed minimum           The Guaranteed minimum income benefit provides
income benefit               income protection for you during your life once you
                             elect to annuitize the contract.
--------------------------------------------------------------------------------
Guaranteed withdrawal        The Guaranteed withdrawal benefit for life option
benefit for life             ("GWBL") guarantees that you can take withdrawals
                             up to a maximum amount each contract year (your
                             "Guaranteed annual withdrawal amount") beginning at age 45 or later.

                             Withdrawals are taken from your account value and continue during your lifetime even if your account value falls to zero (unless it is caused by a withdrawal that exceeds your Guaranteed annual withdrawal amount).
--------------------------------------------------------------------------------



10 The Accumulator(R) Series at a glance -- key features

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
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts   The chart below shows the minimum initial and additional contribution amounts under the contracts. Initial contribution amounts are provided for informational purposes only. Please see "How you can purchase and contribute to your contract" under "Contract features and benefits" for more information.


                                                                  Accumulator(R)       Accumulator(R)          Accumulator(R)
                                                Accumulator(R)    Plus(SM)             Elite(SM)               Select(SM)
                       ------------------------------------------------------------------------------------------------------------

                       NQ                       $5,000 ($500)*    $ 10,000 ($500)*     $10,000 ($500)*         $25,000 ($500)*
                       ------------------------------------------------------------------------------------------------------------
                       Rollover IRA             $5,000 ($50)      $ 10,000 ($50)       $10,000 ($50)           $25,000 ($50)
                       ------------------------------------------------------------------------------------------------------------
                       Flexible Premium IRA     $4,000 ($50)**    n/a                  n/a                     n/a
                       ------------------------------------------------------------------------------------------------------------
                       Roth Conversion IRA      $5,000 ($50)      $ 10,000 ($50)       $10,000 ($50)           $25,000 ($50)
                       ------------------------------------------------------------------------------------------------------------
                       Flexible Premium         $4,000 ($50)**    n/a                  n/a                     n/a
                       Roth IRA
                       ------------------------------------------------------------------------------------------------------------
                       Inherited IRA
                       Beneficiary
                       Continuation contract    $5,000 ($1,000)   n/a                  $10,000 ($1,000)        $25,000 ($1,000)
                       (traditional IRA or
                       Roth IRA) ("Inherited
                       IRA")
                       ------------------------------------------------------------------------------------------------------------
                       QP                       $5,000 ($500)     $ 10,000 ($500)      $10,000 ($500)          n/a
                       ------------------------------------------------------------------------------------------------------------
                       Rollover TSA             $5,000 ($500)     $ 10,000 ($500)      $10,000 ($500)          $25,000 ($500)
                       ------------------------------------------------------------------------------------------------------------
                       *  $100 monthly and $300 quarterly under our automatic
                          investment program.
                       ** $50 monthly or quarterly under our automatic
                          investment program.

                       o  Maximum contribution limitations apply to all contracts.
                       -------------------------------------------------------------------------------------------------------------
                       In general, contributions are limited to $1.5 million (for Accumulator(R), Accumulator(R) Elite(SM) and
                       Accumulator(R) Select(SM) contracts, there is a $500,000 maximum for owners or annuitants who are age 81 and older at contract issue unless you elect GWBL) under all Accumulator(R) Series contracts with the same owner or annuitant. We generally limit aggregate contributions made after the first contract year to 150% of first-year contributions. Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect. For more information, please see "How you can purchase and contribute to your contract" in "Contract features and benefits" later in this Prospectus.

------------------------------------------------------------------------------------------------------------------------------------
Credit                 We allocate your contributions to your account value. We allocate a Credit to your account value at the same
(Accumulator(R)        time that we allocate your contributions. The Credit will apply to additional contribution amounts only to
Plus(SM) contracts     the extent that those amounts exceed total withdrawals from the contract. The amount of Credit may be up to
only)                  5% of each contribution, depending on certain factors. The Credit is subject to recovery by us in certain limited circumstances.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money   o Partial withdrawals

                       o Several withdrawal options on a periodic basis

                       o Loans under Rollover TSA contracts (employer or plan approval required)

                       o Contract surrender

                       o Maximum payment plan (only under contracts with GWBL)

                       o Customized payment plan (only under contracts with GWBL)

                       You may incur a withdrawal charge (not applicable to Accumulator(R) Select(SM) contracts) for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------


                        The Accumulator(R) Series at a glance -- key features 11

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
------------------------------------------------------------------------------------------------------------------------------------
Payout options         o Fixed annuity payout options

                       o Variable Immediate Annuity payout options (described in a separate prospectus for that option)

                       o Income Manager(R) payout options (described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit options

                       o Principal guarantee benefits

                       o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and annually)

                       o Free transfers

                       o Waiver of withdrawal charge for certain withdrawals, disability, terminal illness, or confinement to a nursing home (not applicable to Accumulator(R) Select(SM) contracts)

                       o Earnings enhancement benefit, an optional death benefit available under certain contracts

                       o Spousal continuation

                       o Beneficiary continuation option

                       o Guaranteed minimum death benefit/Guaranteed minimum
                         income benefit roll-up benefit base reset
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       Please see "Fee table" later in this section for complete details.
------------------------------------------------------------------------------------------------------------------------------------
Owner and annuitant    Please see "How you can purchase and contribute to your contract" in "Contract features and benefits" for
issue ages             owner and annuitant issue ages applicable to your contract.
------------------------------------------------------------------------------------------------------------------------------------



The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The contract should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.



OTHER CONTRACTS
We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.


12 The Accumulator(R) Series at a glance -- key features

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Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

All features listed below may not have been available at the time you purchased your contract. See Appendix VIII later in this Prospectus for more information.



The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.



-----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
-----------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions           Accumulator(R) Accumulator(R)  Accumulator(R)  Accumulator(R)
withdrawn (deducted if you surrender your contract or make                          Plus(SM)        Elite(SM)       Select(SM)
certain withdrawals or apply your cash value to certain
payout options).(1)                                                     7.00%          8.00%           8.00%           N/A
-----------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a variable payout option upon annuitization
(which is described in a separate prospectus for that option)        $350
-----------------------------------------------------------------------------------------------------------------------------------



The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

-----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
-----------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(2)
   If your account value on a contract date anniversary is less
   than $50,000(3)                                                   $  30
   If your account value on a contract date anniversary is
   $50,000 or more                                                   $   0

-----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
-----------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:                                    Accumulator(R) Accumulator(R)  Accumulator(R)  Accumulator(R)
                                                                                    Plus(SM)        Elite(SM)       Select(SM)
Mortality and expense risks                                          0.80%(4)       0.95%           1.10%           1.10%
Administrative                                                       0.30%          0.35%           0.30%           0.25%
Distribution                                                         0.20%          0.25%           0.25%           0.35%
Total Separate account annual expenses                               1.30%          1.55%           1.65%           1.70%

-----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect any of the following optional benefits
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (Calculated as a
percentage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit and GWBL Standard death benefit            0.00%
   Annual Ratchet to age 85                                          0.25%
   Greater of 6% Roll-Up to age 85 or Annual Ratchet to
   age 85                                                            0.60% or 0.65%*
   GWBL Enhanced death benefit                                       0.30%

*Please see Appendix VIII later in this Prospectus for more information on the charge applicable under your
Accumulator(R) Series contract.
-----------------------------------------------------------------------------------------------------------------------------------


                                                                    Fee table 13

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
-----------------------------------------------------------------------------------------------------------------------------------
Principal guarantee benefits charge (Calculated as a percent-
age of the account value. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)

   100% Principal guarantee benefit                                    0.50%

   125% Principal guarantee benefit                                    0.75%
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (Calculated as
a percentage of the applicable benefit base. Deducted annually(2) on
each contract date anniversary for which the benefit is in effect.)    0.65%
-----------------------------------------------------------------------------------------------------------------------------------
Earnings enhancement benefit charge (Calculated as a per-
centage of the account value. Deducted annually(2) on each contract
date anniversary for which the benefit is in effect.)                  0.35%
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed withdrawal benefit for life benefit charge                  0.60% for the Single Life option
(Calculated as a percentage of the GWBL benefit base. Deducted         0.75% for the Joint Life option
annually(2) on each contract date anniversary.)

If your GWBL benefit base ratchets, we reserve the right to increase
your charge up to:                                                     0.75% for the Single Life option
                                                                       0.90% for the Joint Life option

Please see "Guaranteed withdrawal benefit for life" ("GWBL") in "Contract features and benefits" for more information about this feature, includ- ing its benefit base and the Annual Ratchet provision, and "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses," both later in this Prospectus.
-----------------------------------------------------------------------------------------------------------------------------------
Net loan interest charge - Rollover TSA contracts only (Cal-
culated and deducted daily as a percentage of the outstanding loan
amount.)                                                               2.00%(5)
-----------------------------------------------------------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

-----------------------------------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
Total Annual Portfolio Operating Expenses for 2008 (expenses that are deducted        Lowest          Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or     ------          -------
other expenses)(6)                                                                      0.64%            3.65%



Notes:



(1)  Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable:

     The withdrawal charge percentage we use is determined by     Contract                    Accumulator(R)     Accumulator(R)
     the contract year in which you make the withdrawal or        Year        Accumulator(R)     Plus(SM)           Elite(SM)
     surrender your contract. For each contribution, we consider  1..........     7.00%           8.00%              8.00%
     the contract year in which we receive that contribution      2..........     7.00%           8.00%              7.00%
     to be "contract  year 1")                                    3..........     6.00%           7.00%              6.00%
                                                                  4..........     6.00%           7.00%              5.00%
                                                                  5..........     5.00%           6.00%              0.00%
                                                                  6..........     3.00%           5.00%              0.00%
                                                                  7..........     1.00%           4.00%              0.00%
                                                                  8..........     0.00%           3.00%              0.00%
                                                                  9+.........     0.00%           0.00%              0.00%


(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(3) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge, if applicable, is $30 for each contract year.

(4) These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges. For Accumulator(R) Plus(SM) contracts, the charges also compensate us for the expense associated with the Credit.

(5) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan inter est is calculated and for restrictions that may apply.

(6) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2008 and for the underlying portfolios.


14 Fee table

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EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

These examples below show the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 and the Earnings enhancement benefit with either the Guaranteed minimum income benefit (with the annual reset feature) or the 125% Principal guarantee benefit) would pay in the situations illustrated. All values in the expense examples were calculated with the Guaranteed minimum income benefit except for the AXA Moderate Allocation portfolio. The AXA Moderate Allocation portfolio is calculated with either the Guaranteed minimum income benefit or the 125% Principal guarantee benefit depending on which benefit yielded the higher expenses. These examples use an average annual administrative charge based on the charges paid in 2008, which results in an estimated administrative charge calculated as a percentage of contract value, as follows: Accumulator(R) 0.009%; Accumulator(R) Plus(SM) 0.007%; Accumulator(R) Elite(SM) 0.006%; and Accumulator(R) Select(SM) 0.004%.

The fixed maturity options, guaranteed interest option, the account for special dollar cost averaging (if applicable under your contract) and the 12 month dollar cost averaging program (if applicable under your contract) are not covered by these examples. However, the annual administrative charge, the withdrawal charge (if applicable under your contract), the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option, the account for special dollar cost averaging and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions your costs would be:





------------------------------------------------------------------------------------------------------------------------------------
                                                                          Accumulator(R)
------------------------------------------------------------------------------------------------------------------------------------
                                        If you surrender your contract at the        If you annuitize at the end of the
                                          end of the applicable time period                applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios  $1,395    $2,678     $3,951      $6,847     N/A       $2,678     $3,951      $6,847
(b) assuming minimum fees and
    expenses of any of the Portfolios  $1,079    $1,771     $2,512      $4,343     N/A       $1,771     $2,512      $4,343
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                      If you do not surrender your contract at
                                       the end of the applicable time period
---------------------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years
---------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios  $695      $2,078     $3,451     $6,847
(b) assuming minimum fees and
    expenses of any of the Portfolios  $379      $1,171     $2,012     $4,343
---------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                                   Accumulator(R) Plus(SM)
------------------------------------------------------------------------------------------------------------------------------------
                                        If you surrender your contract at the        If you annuitize at the end of the
                                          end of the applicable time period                applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios  $1,545    $2,919     $4,276      $7,244     N/A       $2,919     $4,276     $7,244
(b) assuming minimum fees and
    expenses of any of the Portfolios  $1,216    $1,982     $2,794      $4,700     N/A       $1,982     $2,794     $4,700
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                      If you do not surrender your contract at
                                       the end of the applicable time period
---------------------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years
---------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios  $745     $2,219      $3,676     $7,244
(b) assuming minimum fees and
    expenses of any of the Portfolios  $416     $1,282      $2,194     $4,700
---------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                                     Accumulator(R) Elite(SM)
------------------------------------------------------------------------------------------------------------------------------------
                                        If you surrender your contract at the        If you annuitize at the end of the
                                          end of the applicable time period                applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios  $1,532    $2,779     $3,605     $7,086      N/A       $2,779     $3,605     $7,086
(b) assuming minimum fees and
    expenses of any of the Portfolios  $1,216    $1,879     $2,187     $4,675      N/A       $1,879     $2,187     $4,675
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                     If you do not surrender your contract at
                                       the end of the applicable time period
---------------------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years
---------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios  $732      $2,179     $3,605     $7,086
(b) assuming minimum fees and
    expenses of any of the Portfolios  $416      $1,279     $2,187     $4,675
---------------------------------------------------------------------------------------




                                                                    Fee table 15


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
------------------------------------------------------------------------------------------------------------------------------------
                                                                        Accumulator(R) Select(SM)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                         If you surrender or do not surrender
                                           If you annuitize at the end of the                 your contract at the end of
                                                applicable time period                         the applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                        1 year     3 years     5 years     10 years    1 year     3 years     5 years     10 years
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios   N/A        $2,543      $3,976      $7,469      $737       $2,193      $3,626      $7,119
(b) assuming minimum fees and
    expenses of any of the Portfolios   N/A        $1,644      $2,562      $5,070      $421       $1,294      $2,212      $4,720
------------------------------------------------------------------------------------------------------------------------------------



For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2008.



16 Fee table

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1. Contract features and benefits


--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We can refuse to accept any application or contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. In some states, our rules may vary. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table, and contributions are based on the age of the older of the original owner and annuitant. Additional contributions may not be permitted in your state. Please see Appendix VII later in this Prospectus to see if additional contributions are permitted in your state.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VII later in this Prospectus.

We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining, contract benefits. The "annuitant" is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits.
--------------------------------------------------------------------------------


----------------------------------------------
                 Available
                 for owner
                 and annuitant
 Contract type   issue ages
----------------------------------------------
NQ               Accumulator(R)
                 Accumulator(R) Elite(SM)
                 Accumulator(R) Select(SM)
                 0 through 85

                 Accumulator(R) Plus(SM)
                 0 through 80
----------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  Minimum
 Contract type   contributions                               Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
NQ               o Accumulator(R)                            o After-tax money.             o Accumulator(R)
                   $5,000 (initial)                                                           Accumulator(R) Select(SM)
                                                             o Paid to us by check or         No additional contributions
                 o Accumulator(R) Plus(SM)                     transfer of contract value     may be made after attain-
                   Accumulator(R) Elite(SM)                    in a tax-deferred exchange     ment of age 86, or if later,
                   $10,000 (initial)                           under Section 1035 of the      the first contract date anni-
                                                               Internal Revenue Code.         versary.*
                 o Accumulator(R) Select(SM)
                   $25,000 (initial)                                                        o Accumulator(R) Plus(SM)
                                                                                              No additional contributions
                 o The Accumulator(R) Series                                                  after attainment of age 81
                   $500 (additional)                                                          or, if later, the first contract
                                                                                              date anniversary.*
                 o The Accumulator(R) Series
                   $100 monthly and $300                                                    o Accumulator(R) Elite(SM)
                   quarterly under our auto-                                                  No additional contributions
                   matic investment program                                                   after attainment of age 87.*
                   (additional)
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

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
-----------------------------------------------
                 Available
                 for owner
                 and annuitant
 Contract type   issue ages
-----------------------------------------------
Rollover IRA     Accumulator(R)
                 Accumulator(R) Elite(SM)
                 Accumulator(R) Select(SM)
                 20 through 85

                 Accumulator(R) Plus(SM)
                 20 through 80
-----------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                 Minimum
 Contract type   contributions                              Source of contributions          Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     o Accumulator(R)                           o Eligible rollover distribu-    o Accumulator(R)
                   $5,000 (initial)                           tions from 403(b) plans,         No additional contributions
                                                              qualified plans, and govern-     may be made after attain-
                 o Accumulator(R) Plus(SM)                    mental employer 457(b)           ment of age 86, or, if later,
                   Accumulator(R) Elite(SM)                   plans.                           the first contract date anni-
                   $10,000 (initial)                                                           versary.*
                                                            o Rollovers from another
                 o Accumulator(R) Select(SM)                  traditional individual         o Accumulator(R) Plus(SM)
                   $25,000 (initial)                          retirement arrangement.          No contributions after
                                                                                               attainment of age 81 or, if
                 o The Accumulator(R) Series                o Direct custodian-to-             later, the first contract date
                   $50 (additional)                           custodian transfers from         anniversary.*
                                                              another traditional indi-
                                                              vidual retirement              o Accumulator(R) Elite(SM)
                                                              arrangement.                     No rollover or direct transfer
                                                                                               contributions after attain-
                                                            o Regular IRA contributions.       ment of age 87.*

                                                            o Additional catch-up            o Accumulator(R) Select(SM)
                                                              contributions                    No rollover or direct transfer
                                                            .                                  contributions after attain-
                                                                                               ment of age 86 or, if later,
                                                                                               the first contract date anni-
                                                                                               versary.*

                                                                                             o Contributions after
                                                                                               age 70-1/2 must be net of
                                                                                               required minimum distribu-
                                                                                               tions.

                                                                                             o Although we accept regular
                                                                                               IRA contributions (limited to
                                                                                               $5,000) under Rollover IRA
                                                                                               contracts, we intend that the
                                                                                               contract be used primarily
                                                                                               for rollover and direct trans-
                                                                                               fer contributions.

                                                                                             o Additional catch-up contri-
                                                                                               butions of up to $1,000 per
                                                                                               calendar year where the
                                                                                               owner is at least age 50 but
                                                                                               under age 70-1/2 at any time
                                                                                               during the calendar year for
                                                                                               which the contribution is
                                                                                               made.
------------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
                  Available
                  for owner
                  and annuitant
 Contract type    issue ages
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   Accumulator(R)
IRA               Accumulator(R) Elite(SM)
                  Accumulator(R) Select(SM)
                  20 through 85

                  Accumulator(R) Plus(SM)
                  20 through 80
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                  Minimum
 Contract type    contributions                              Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   o Accumulator(R)                           o Rollovers from another       o Accumulator(R)
IRA                 $5,000 (initial)                           Roth IRA.                      No additional contributions
                                                                                              may be made after attain-
                  o Accumulator(R) Plus(SM)                  o Rollovers from a "desig-       ment of age 86, or, if later,
                    Accumulator(R) Elite(SM)                   nated Roth contribution        the first contract date anni-
                    $10,000 (initial)                          account" under a 401(k)        versary.*
                                                               plan or 403(b) plan.
                  o Accumulator(R) Select(SM)                                               o Accumulator(R) Plus(SM)
                    $25,000 (initial)                        o Conversion rollovers from a    No additional rollover or
                                                               traditional IRA or other       direct contributions after
                  o The Accumulator(R) Series                  eligible retirement plan.      attainment of age 81 or, if
                    $50 (additional)                                                          later, the first contract date
                                                             o Direct transfers from          anniversary.*
                                                               another Roth IRA.
                                                                                            o Accumulator(R) Elite(SM)
                                                             o Regular Roth IRA contribu-     No rollover or direct transfer
                                                               tions.                         contributions after attain-
                                                                                              ment of age 87.*
                                                             o Additional catch-up
                                                               contributions.               o Accumulator(R) Select(SM)
                                                                                              No additional rollover or
                                                                                              direct transfer contributions
                                                                                              after attainment of age 86
                                                                                              or, if later, the first contract
                                                                                              date anniversary.*

                                                                                            o Conversion rollovers after
                                                                                              age 70-1/2 must be net of
                                                                                              required minimum distribu-
                                                                                              tions for the traditional IRA
                                                                                              or other eligible retirement
                                                                                              plan which is the source of
                                                                                              the conversion rollover.

                                                                                            o Before 2010, you cannot roll
                                                                                              over funds from a traditional
                                                                                              IRA or other eligible retire-
                                                                                              ment plan if your adjusted
                                                                                              gross income is $100,000 or
                                                                                              more.

                                                                                            o Although we accept regular
                                                                                              Roth IRA contributions (lim-
                                                                                              ited to $5,000) under Roth
                                                                                              IRA contracts, we intend
                                                                                              that the contract be used
                                                                                              primarily for rollover and
                                                                                              direct transfer contributions.

                                                                                            o Additional catch-up contri-
                                                                                              butions of up to $1,000 per
                                                                                              calendar year where the
                                                                                              owner is at least age 50 at
                                                                                              any time during the calendar
                                                                                              year for which the contribu-
                                                                                              tion is made.
------------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits 19

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
------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for owner
                 and annuitant
 Contract type   issue ages
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA**   Accumulator(R)
                 Accumulator(R) Elite(SM)
                 Accumulator(R) Select(SM)
                 20 through 85

                 Accumulator(R) Plus(SM)
                 20 through 80
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                 Minimum
 Contract type   contributions                         Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA**   o Accumulator(R)                      o With documentation of           o Accumulator(R)
                   $5,000 (initial)                      employer or plan approval,        No additional contributions
                                                         and limited to pre-tax            may be made after attain-
                 o Accumulator(R) Plus(SM)               funds, direct plan-to-plan        ment of age 86, or, if later,
                   Accumulator(R) Elite(SM)              transfers from another            the first contract date anni-
                   $10,000 (initial)                     403(b) plan or contract           versary.*
                                                         exchanges from another
                 o Accumulator(R) Select(SM)             403(b) contract under the       o Accumulator(R) Plus(SM)
                   $25,000 (initial)                     same plan.                        No additional rollover or
                                                                                           direct contributions after
                 o The Accumulator(R) Series           o With documentation of             attainment of age 81 or, if
                   $500 (additional)                     employer or plan approval,        later, the first contract date
                                                         and limited to pre-tax            anniversary.*
                                                         funds, eligible rollover dis-
                                                         tributions from other 403(b)    o Accumulator(R) Elite(SM)
                                                         plans, qualified plans, gov-      No rollover or direct transfer
                                                         ernmental employer 457(b)         contributions after attain-
                                                         plans or traditional IRAs.        ment of age 87.*

                                                                                         o Accumulator(R) Select(SM)
                                                                                           No additional rollover or
                                                                                           direct transfer contributions
                                                                                           after attainment of age 86
                                                                                           or, if later, the first contract
                                                                                           date anniversary.*

                                                                                         o Contributions after age 70-1/2
                                                                                           must be net of any required
                                                                                           minimum distributions.

                                                                                         o We do not accept employer-
                                                                                           remitted contributions.

                                                                                         o We do not accept after-tax
                                                                                           contributions, including des-
                                                                                           ignated Roth contributions.
------------------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
                     Available
                     for owner
                     and annuitant
 Contract type       issue ages
------------------------------------------------------------------------------------------------------------------------------------
QP                   Accumulator(R)
(Accumulator(R),     Accumulator(R) Elite(SM)
Accumulator(R)       20 through 75
Plus(SM) and
Accumulator(R)       Accumulator(R) Plus(SM)
Elite(SM) contracts  20 through 70
only)

------------------------------------------------------------------------------------------------------------------------------------
                     Minimum
 Contract type       contributions                     Source of contributions         Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
QP                   o Accumulator(R)                  o Only transfer contributions   o A separate QP contract must
(Accumulator(R),       Accumulator(R) Elite(SM)          from other investments          be established for each plan
Accumulator(R)         $5,000 (initial)                  within an existing defined      participant.
Plus(SM) and                                             contribution qualified plan
Accumulator(R)       o Accumulator(R) Plus(SM)           trust.                        o We do not accept regular
Elite(SM) contracts    $10,000 (initial)                                                 ongoing payroll contribu-
only)                                                  o The plan must be qualified      tions or contributions
                     o The Accumulator(R) Series         under Section 401(a) of the     directly from the employer.
                       $500 (additional)                 Internal Revenue Code.
                                                                                       o Only one additional transfer
                                                       o For 401(k) plans, trans-        contribution may be made
                                                         ferred contributions may        during a contract year.
                                                         not include any after-tax
                                                         contributions, including      o No additional transfer con-
                                                         designated Roth contribu-       tributions after participant's
                                                         tions.                          attainment of age 76 (age
                                                                                         71 under Accumulator(R)
                                                                                         Plus(SM) contracts) or, if later,
                                                                                         the first contract date
                                                                                         anniversary.

                                                                                       o Contributions after age 70-1/2
                                                                                         must be net of any required
                                                                                         minimum distributions.

                                                                                       o We do not accept contribu-
                                                                                         tions from defined benefit
                                                                                         plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21

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
------------------------------------------------------------------------------------------------------------------------------------
                      Available
                      for owner
                      and annuitant    Minimum
 Contract type        issue ages      contributions                 Source of contributions          Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium      20 through 70   o $4,000 (initial)            o Regular traditional IRA        o No regular IRA contributions
IRA                                                                   contributions.                   in the calendar year you turn
(Accumulator(R)                       o $50 (additional)                                               age 70-1/2 and thereafter.
contracts only)                                                     o Additional catch-up
                                      o $50 monthly or quarterly      contributions.                 o Regular contributions may
                                        under our automatic invest-                                    not exceed $5,000.
                                        ment program (additional)   o Eligible rollover distribu-
                                                                      tions from 403(b) plans,       o Additional catch-up contri-
                                                                      qualified plans, and govern-     butions of up to $1,000 per
                                                                      mental employer 457(b)           calendar year where the
                                                                      plans.                           owner is at least age 50 but
                                                                                                       under age 70-1/2 at any time
                                                                    o Rollovers from another           during the calendar year for
                                                                      traditional individual retire-   which the contribution is
                                                                      ment arrangement.                made.

                                                                    o Direct custodian-              o Although we accept rollover
                                                                      to-custodian transfers from      and direct transfer contribu-
                                                                      another traditional indi-        tions under the Flexible
                                                                      vidual retirement                Premium IRA contract, we
                                                                      arrangement.                     intend that the contract be
                                                                                                       used for ongoing regular
                                                                                                       contributions.

                                                                                                     o Rollover and direct transfer
                                                                                                       contributions may be made
                                                                                                       up to attainment of age
                                                                                                       86.*

                                                                                                     o Rollover and direct transfer
                                                                                                       contributions after age
                                                                                                       70-1/2 must be net of
                                                                                                       required minimum
                                                                                                       distributions.
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
                       Available
                       for owner
                       and annuitant   Minimum
 Contract type         issue ages      contributions                 Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium       20 through 85   o $4,000 (initial)            o Regular Roth IRA contribu-   o No additional contributions
Roth IRA                                                               tions.                         may be made after the
(Accumulator(R)                        o $50 (additional)                                             attainment of age 86, or, if
contracts only)                                                      o Additional catch-up contri-    later, the first contract date
                                       o $50 monthly or quarterly      butions.                       anniversary.*
                                         under our automatic invest-
                                         ment program (additional)   o Rollovers from another       o Contributions are subject to
                                                                       Roth IRA.                      income limits and other tax
                                                                                                      rules.
                                                                     o Rollovers from a "desig-
                                                                       nated Roth contribution      o Regular Roth IRA contribu-
                                                                       account" under a 401(k)        tions may not exceed
                                                                       plan or 403(b) plan.           $5,000.

                                                                     o Conversion rollovers from a  o Additional catch-up contri-
                                                                       traditional IRA or other       butions of up to $1,000 per
                                                                       eligible retirement plan.      calendar year where the
                                                                                                      owner is at least age 50 at
                                                                     o Direct transfers from          any time during the calendar
                                                                       another Roth IRA.              year for which the contribu-
                                                                                                      tion is made.

                                                                                                    o Although we accept rollover
                                                                                                      and direct transfer contribu-
                                                                                                      tions under the Flexible
                                                                                                      Premium Roth IRA contract,
                                                                                                      we intend that the contract
                                                                                                      be used for ongoing regular
                                                                                                      Roth IRA contributions.
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA          0-70            o Accumulator(R)              o Direct custodian-to-         o Any additional contributions
Beneficiary                              $ 5,000 (initial)             custodian transfers of your    must be from the same type
Continuation                                                           interest as a death benefi-    of IRA of the same deceased
Contract (tradi-                       o Accumulator(R) Elite(SM)      ciary of the deceased          owner.
tional IRA or                            $10,000 (initial)             owner's traditional indi-
Roth IRA)                                                              vidual retirement            o Non-spousal beneficiary
(Accumulator(R),                       o Accumulator(R) Select(SM)     arrangement or Roth IRA to     direct rollover contributions
Accumulator(R)                           $25,000 (initial)             an IRA of the same type.       from qualified plans, 403(b)
Elite(SM) and                                                                                         plans and governmental
Accumulator(R)                         o The Accumulator(R) Series                                    employer 457(b) plans may
Select(SM) contracts                     $ 1,000 (additional)                                         be made to an Inherited IRA
only)                                                                                                 contract under specified
                                                                                                      circumstances.
------------------------------------------------------------------------------------------------------------------------------------


+ Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII later in the Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal.

*    Please see Appendix VII later in this Prospectus for state variations.


** May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Series Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).


See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.



                                               Contract features and benefits 23

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OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit the availability of the Accumulator(R) Select(SM) contract to other non-natural owners. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for Single life contracts, the surviving spouse must be the sole primary beneficiary. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules. Certain same-sex spouses or civil union partners may not be eligible for tax benefits under federal law and in some circumstances will be required to take post-death distributions that dilute or eliminate the value of the contractual benefit.

Accumulator(R) Select(SM) and Accumulator(R) Plus(SM) contracts are not available for purchase by Charitable Remainder Trusts.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.


Certain benefits under your contract, as described later in this Prospectus, are based on the age of the owner. If the owner of the contract is not a natural person, these benefits will be based on the age of the annuitant. If the contract is jointly owned and GWBL has not been elected, benefits are based on the age of the older joint owner. In this Prospectus, when we use the term "owner", we intend this to be a reference to the annuitant if the contract has a non-natural owner. If GWBL is elected, the terms "owner" and "successor owner" are intended to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. We do not permit joint annuitants unless you elect the Guaranteed withdrawal benefit for life on a Joint Life basis, and the contract is owned by a non-natural owner. Under QP contracts, all benefits are based on the age of the annuitant.



PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST


(This section only applies to Accumulator(R) and Accumulator(R) Elite(SM) contracts.)

If you are purchasing the contract to fund a charitable remainder trust and elect either the Guaranteed minimum income benefit ("GMIB") or the Guaranteed withdrawal benefit for life ("GWBL"), or an enhanced death benefit, you should strongly consider "split-funding": that is, the trust holds investments in addition to this Accumulator(R) Series contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) Series contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB, GWBL and/or the enhanced death benefit base and/or greater than the Guaranteed annual withdrawal amount under GWBL. See the discussion of these benefits later in this section.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


--------------------------------------------------------------------------------

The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12 month period beginning on your contract date and each 12 month period after that date is a "contract year." The end of each 12 month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
--------------------------------------------------------------------------------

Your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the



24  Contract features and benefits

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required information. The contribution will be applied as of the date we receive the missing information.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options, and the account for special dollar cost averaging. If you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the following variable investment options: the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio ("permitted variable investment options").


If you elect the 125% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Moderate Allocation Portfolio.


Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.



VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect.



                                              Contract features and benefits  25

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PORTFOLIOS OF THE TRUSTS


The AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risk associated with certain guaranteed features, including those optional benefits that restrict allocations to the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust --
Class B shares*                                                                          Investment Manager (or Sub-Adviser(s),
Portfolio Name                Objective                                                  as applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o ClearBridge Advisors, LLC
                                                                                         o Legg Mason Capital Management, Inc.
                                                                                         o Marsico Capital Management, LLC
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND        To seek a balance of high current income and capital       o BlackRock Financial Management, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company LLC
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE      Long-term growth of capital.                               o Invesco Aim Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o SSgA Funds Management, Inc.
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o JPMorgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


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
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust --
Class B shares*                                                                   Investment Manager (or Sub-Adviser(s), as
Portfolio Name                Objective                                           applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 CORE EQUITY                                                                      o Janus Capital Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o Goodman & Co. NY Ltd.
 GROWTH                                                                           o SSgA Funds Management, Inc.
                                                                                  o T. Rowe Price Associates, Inc.
                                                                                  o Westfield Capital Management Company, L.P.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 VALUE                                                                            o Institutional Capital LLC
                                                                                  o MFS Investment Management
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Long-term growth of capital.                         o AllianceBernstein L.P.
 GROWTH                                                                           o Franklin Advisers, Inc.
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Long-term growth of capital.                         o AXA Rosenberg Investment Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Tradewinds Global Investors, LLC
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR    High total return through a combination of current   o Pacific Investment Management Company
 BOND(1)                     income and capital appreciation.                       LLC
                                                                                  o Post Advisory Group, LLC
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Eagle Asset Management, Inc.
 GROWTH                                                                           o SSgA Funds Management, Inc.
                                                                                  o Wells Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Franklin Advisory Services, LLC
 VALUE                                                                            o Pacific Global Investment Management
                                                                                    Company
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY      Long-term growth of capital.                         o Firsthand Capital Management, Inc.
                                                                                  o RCM Capital Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 27

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
------------------------------------------------------------------------------------------------------------------------------------
EQ/Advisors Trust --
Class IB shares*                                                                         Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  Objective                                                applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN            Seeks to achieve long-term growth of capital.            o AllianceBernstein L.P.
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      Seeks to achieve long-term growth of capital.            o AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II        Seeks to achieve long-term capital appreciation.         o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN INCOME          Seeks to maximize income while maintaining prospects     o BlackRock Investment Management, LLC
 CORE(2)                        for capital appreciation.                                o Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       Seeks to achieve long-term total return.                 o BlackRock Investment Management, LLC
 VALUE CORE(3)                                                                           o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN TEMPLETON       Primarily seeks capital appreciation and secondarily     o AXA Equitable
 FOUNDING STRATEGY CORE(4)      seeks income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA MUTUAL SHARES CORE(5)    Seeks to achieve capital appreciation, which may occa-   o BlackRock Investment Management, LLC
                                sionally be short-term, and secondarily, income.         o Franklin Mutual Advisers, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE          Seeks to increase value through bull markets and bear    o AXA Rosenberg Investment Management LLC
 LONG/SHORT EQUITY              markets using strategies that are designed to limit
                                exposure to general equity market risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA TEMPLETON GROWTH         Seeks to achieve long-term capital growth.               o BlackRock Investment Management, LLC
 CORE(6)
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        Seeks to achieve capital appreciation and secondarily,   o Templeton Global Advisors Limited
 EQUITY                         income.                                                  o BlackRock Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL      Seeks to provide current income and long-term growth     o BlackRock Investment Management
 VALUE                          of income, accompanied by growth of capital.               International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       Seeks to achieve a combination of growth and income to   o Boston Advisors, LLC
 INCOME                         achieve an above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             Seeks to achieve long-term capital appreciation.         o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                             o Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH      Seeks to achieve long-term growth of capital.            o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             Seeks to achieve long-term growth of capital.            o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH          Seeks to maximize current income.                        o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX(7)        Seeks to achieve a total return before expenses that     o AllianceBernstein L.P.
                                approximates the total return performance of the
                                Russell 3000 Index, including reinvestment of
                                dividends, at a risk level consistent with that of
                                the Russell 3000 index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              Seeks to achieve a total return before expenses that     o SSgA Funds Management, Inc.
                                approximates the total return performance of the
                                Barclays Capital U.S. Aggregate Bond Index, including
                                reinvestment of dividends, at a risk level consistent
                                with that of the Barclays Capital U.S. Aggregate Bond
                                Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       Seeks to achieve long-term growth of capital.            o Davis Selected Advisers, L.P.
------------------------------------------------------------------------------------------------------------------------------------


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
------------------------------------------------------------------------------------------------------------------------------------
EQ/Advisors Trust --
Class IB shares*                                                                         Investment Manager (or Sub-Adviser(s),
Portfolio Name               Objective                                                   as applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks to achieve a total return before expenses that        o AllianceBernstein L.P.
                             approximates the total return performance of the S&P
                             500 Index, including reinvestment of dividends, at a risk
                             level consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks to achieve long-term capital growth.                  o Evergreen Investment Management
                                                                                           Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FOCUS PLUS(8)             Seeks to achieve long-term growth of capital.               o AXA Equitable
                                                                                         o Marsico Capital Management, LLC
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND         Seeks to achieve capital appreciation.                      o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY       Seeks to maximize capital appreciation.                     o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS(9)       Seeks to achieve capital growth and current income.         o BlackRock Investment Management, LLC
                                                                                         o Evergreen Investment Management
                                                                                           Company, LLC
                                                                                         o First International Advisors, LLC (dba
                                                                                           "Evergreen International")
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR       Seeks to achieve long-term capital appreciation.            o BlackRock Investment Management, LLC
 EQUITY(10)                                                                              o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT   Seeks to achieve a total return before expenses that        o SSgA Funds Management, Inc.
 BOND INDEX                  approximates the total return performance of the Barclays
                             Capital Intermediate Government Bond Index, including
                             reinvestment of dividends, at a risk level consistent with that of the Barclays Capital Intermediate Government
                             Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS   Seeks to achieve long-term growth of capital.               o AXA Equitable
                                                                                         o  Hirayama Investments, LLC
                                                                                         o SSgA Funds Management, Inc.
                                                                                         o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH      Seeks to achieve capital appreciation.                      o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE            Seeks to achieve long-term capital appreciation.            o JPMorgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with a sec-    o AXA Equitable
                             ondary objective to seek reasonable current income. For     o Institutional Capital LLC
                             purposes of this Portfolio, the words "reasonable current   o SSgA Funds Management, Inc.
                             income" mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses that        o AllianceBernstein L.P.
                             approximates the total return performance of the Russell
                             1000 Growth Index, including reinvestment of dividends
                             at a risk level consistent with that of the Russell 1000
                             Growth Index.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 29

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
------------------------------------------------------------------------------------------------------------------------------------
EQ/Advisors Trust --
Class IB shares*                                                                         Investment Manager (or Sub-Adviser(s),
Portfolio Name                  Objective                                                as applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS        Seeks to provide long-term capital growth.               o AXA Equitable
                                                                                         o Marsico Capital Management, LLC
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX        Seeks to achieve a total return before expenses that     o SSgA Funds Management, Inc.
                                approximates the total return performance of the
                                Russell 1000 Value Index, including reinvestment of
                                dividends, at a risk level consistent with that of the
                                Russell 1000 Value Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS         Seeks to achieve capital appreciation.                   o AllianceBernstein L.P.
                                                                                         o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND               Seeks to maximize income and capital appreciation        o BlackRock Financial Management, Inc.
                                through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       Seeks to achieve capital appreciation and growth of      o Lord, Abbett & Co. LLC
 INCOME                         income without excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP        Seeks to achieve capital appreciation and growth of      o Lord, Abbett & Co. LLC
 CORE                           income with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE    Seeks to achieve capital appreciation.                   o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX                Seeks to achieve a total return before expenses that     o SSgA Funds Management, Inc.
                                approximates the total return performance of the S&P
                                Mid Cap 400 Index, including reinvestment of dividends,
                                at a risk level consistent with that of the S&P Mid Cap
                                400 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS           Seeks to achieve long-term capital appreciation.         o AXA Equitable
                                                                                         o SSgA Funds Management, Inc.
                                                                                         o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                 Seeks to obtain a high level of current income,          o The Dreyfus Corporation
                                preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            Seeks to achieve capital appreciation.                   o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL           Seeks to achieve capital appreciation.                   o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve long-term capital appreciation.         o OppenheimerFunds, Inc.
 OPPORTUNITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve capital appreciation.                   o OppenheimerFunds, Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND(11)   Seeks to generate a return in excess of traditional      o Pacific Investment Management Company,
                                money market products while maintaining an emphasis on     LLC
                                preservation of capital and liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS            Seeks to achieve high current income consistent with     o AllianceBernstein L.P.
                                moderate risk to capital.                                o AXA Equitable
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND          Seeks to achieve current income with reduced volatility  o BlackRock Financial Management, Inc.
                                of principal.
------------------------------------------------------------------------------------------------------------------------------------


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
------------------------------------------------------------------------------------------------------------------------------------
EQ/Advisors Trust --
Class IB shares*                                                                         Investment Manager (or Sub-Adviser(s),
Portfolio Name              Objective                                                    as applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the        o AllianceBernstein L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH     Seeks to achieve long-term capital appreciation and          o T. Rowe Price Associates, Inc.
 STOCK                      secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
                            with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Seeks to achieve capital growth and income.                  o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       Seeks to achieve capital growth.                             o Morgan Stanley Investment Management Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN REAL ESTATE   Seeks to provide above average current income and long-      o Morgan Stanley Investment Management Inc.
                            term capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------



* The chart below reflects the portfolio's former name in effect until on or about May 1, 2009, subject to regulatory approval. The number in the "Footnote No." column corresponds with the number contained in the chart above.





-------------------------------------------------------------
 Footnote No.   Portfolio's Former Name
-------------------------------------------------------------
                AXA Premier VIP Trust
-------------------------------------------------------------
     (1)        Multimanager High Yield
-------------------------------------------------------------
                EQ Advisors Trust
-------------------------------------------------------------
     (2)        EQ/Franklin Income
-------------------------------------------------------------
     (3)        EQ/Franklin Small Cap Value
-------------------------------------------------------------
     (4)        EQ/Franklin Templeton Founding Strategy
-------------------------------------------------------------
     (5)        EQ/Mutual Shares
-------------------------------------------------------------
     (6)        EQ/Templeton Growth
-------------------------------------------------------------
     (7)        EQ/AllianceBernstein Common Stock
-------------------------------------------------------------
     (8)        EQ/Marsico Focus
-------------------------------------------------------------
     (9)        EQ/Evergreen International Bond
-------------------------------------------------------------
     (10)       EQ/Van Kampen Emerging Markets Equity
-------------------------------------------------------------
     (11)       EQ/PIMCO Real Return
-------------------------------------------------------------



You should consider the investment objectives, risks, and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at 1-800-789-7771.



                                               Contract features and benefits 31

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GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)  the minimum interest rate guaranteed over the life of the contract,

(2)  the yearly guaranteed interest rate for the calendar year, and

(3)  the current interest rate.


We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges (if applicable under your Accumulator(R) Series contract) and any optional benefit charges. See Appendix VII later in this Prospectus for state variations.

Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2009 is 1.50%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.


FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than twelve different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for owner and annuitant ages 76 and older. See "Allocating your contributions" below.


Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Series contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed below in "Allocating your contributions," would apply:


(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or



(b) withdraw the maturity value (for all contracts except Accumulator(R) Select(SM), there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 17, 2009, the next available maturity date was February 16, 2016. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value


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adjustment, positive or negative, resulting from a withdrawal or transfer
(including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)  the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING


(This section only applies to Accumulator(R) and Accumulator(R) Elite(SM) contracts.)


The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.

ALLOCATING YOUR CONTRIBUTIONS

You may choose between self-directed and dollar cost averaging to allocate your contributions under your contract. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states-see Appendix VII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. For Accumulator(R) Plus(SM), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contract owners, no more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. We reserve the right to restrict allocations to any variable investment option. If an owner or annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. The special dollar cost averaging program is only available to Accumulator(R) and Accumulator(R)



                                              Contract features and benefits  33

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Elite(SM) contract owners. Under the program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

You may have your account value transferred to any of the variable investment options available under your contract. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) Series contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Series contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.


We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. Please see Appendix VII for more information on state availability or certain restrictions in your state.


You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

If you are participating in a Principal guarantee benefit, the general dollar cost averaging program is not available.

If you elect the Guaranteed withdrawal benefit for life, general dollar cost averaging is not available.


12 MONTH DOLLAR COST AVERAGING PROGRAM. The 12 month dollar cost averaging program is only available to Accumulator(R) Select(SM) contract owners. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described earlier in this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select(SM) contract; thereafter, initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you



34  Contract features and benefits

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may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

You may not participate in the 12 month dollar cost averaging program if you elect the Guaranteed withdrawal benefit for life or a Principal guarantee benefit.



INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.



In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging (available in Accumulator(R) and Accumulator(R) Elite(SM) contracts only), the fixed dollar option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.


If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                      ----------------------------------


You may not participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program, you may participate in any of the dollar cost averaging programs except general dollar cost averaging, and for Accumulator(R) Select(SM) contract owners, the 12 month dollar cost averaging program. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states. See Appendix VII later in this Prospectus for more information on state availability.



CREDITS (for Accumulator(R) Plus(SM) contracts only)

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions. The credit amounts attributable to your contributions are not included for purposes of calculating any of the guaranteed benefits.

The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:



                                              Contract features and benefits  35

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-----------------------------------------------------------
                                       Credit percentage
   First year total contributions         applied to
            Breakpoints                 contributions
-----------------------------------------------------------
Less than $500,000                            4%
-----------------------------------------------------------
$500,000-$999,999.99                         4.5%
-----------------------------------------------------------
$1 million or more                            5%
-----------------------------------------------------------

The percentage of the credit is based on your total first year contributions. If you purchase a Principal guarantee benefit, you may not make additional contributions after the first six months. This credit percentage will be credited to your initial contribution and each additional contribution made in the first contract year (after adjustment as described below), as well as those in the second and later contract years. The credit will apply to additional contributions only to the extent that the sum of that contribution and prior contributions to which no credit was applied exceeds the total withdrawals made from the contract since the issue date.

Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:

     o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

     o For any subsequent contribution that results in your total contri butions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

     o If at the end of the first contract year your total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

     o The "Indication of intent" approach to first year contributions is not available in all states. Please see Appendix VII later in this Prospectus for information on state availability.

o    No indication of intent:

     o For your initial contribution (if available in your state) we will apply the credit percentage based upon the above table.

     o For any subsequent contribution that results in a higher appli cable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

In addition to the recovery of any Excess Credit, we will recover all of the credit or a portion of the credit in the following situations:

o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus).

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

o If the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution to which a credit was applied, we will recover the amount of such Credit. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturing date(s). A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.



GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and any enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.


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STANDARD DEATH BENEFIT. Your benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     less


o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.



6% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     plus

o    daily roll-up; less


o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.

The effective annual roll-up rate credited to this benefit base is:

o 6% with respect to the variable investment options (other than EQ/Intermediate Government Bond Index, EQ/Money Market and EQ/Short Duration Bond), the account for special dollar cost averaging (Accumulator(R) and Accumulator(R) Elite(SM) contracts only) and monies allocated to the 12 month dollar cost averaging program (Accumulator(R) Select(SM) contracts only); the effective annual rate may be 4% in some states. Please see Appendix VII later in this Prospectus to see what applies in your state; and

o 3% with respect to the EQ/Intermediate Government Bond Index, EQ/Money Market and EQ/Short Duration Bond variable investment options, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday. For contracts with non-natural owners, the benefit base stops rolling up on the contract date anniversary following the annuitant's 85th birthday.



ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),

or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you take a withdrawal from your contract, your benefit base will be reduced as described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits"in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners. After such withdrawal, your benefit base is equal to the greater of either:

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).


For contracts with non-natural owners, the last contract date anniversary a ratchet could occur is based on the annuitant's age.



GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners.


In Washington a different roll-up rate applies to the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit. See Appendix VII later in this Prospectus.



GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any contract date anniversary until the contract date anniversary following age 75,



                                              Contract features and benefits  37

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if your contract has an annual reset. If your contract has a five year reset, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any 5th or later contract date anniversary until the contract date anniversary following age 75. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. If your contract is eligible for an annual reset and your request to reset your Roll-Up benefit base is received at our processing office more than 30 days after your contract date anniversary, your Roll-Up benefit base will reset on the next contract date anniversary on which you are eligible for a reset. If your contract is eligible for an annual reset, you may choose one of the three available reset methods: one-time reset option, automatic annual reset program or automatic customized reset program.

--------------------------------------------------------------------------------
ONE-TIME RESET OPTION - resets your Roll-Up benefit base on a single contract date anniversary.

AUTOMATIC ANNUAL RESET PROGRAM - automatically resets your Roll-Up benefit base on each contract date anniversary you are eligible for a reset.

AUTOMATIC CUSTOMIZED RESET PROGRAM - automatically resets your Roll-Up benefit base on each contract date anniversary, if eligible, for the period you designate.
--------------------------------------------------------------------------------

If you wish to cancel your elected reset program, your request must be received by our processing office at least 30 days prior to your contract date anniversary to terminate your reset program for such contract date anniversary. Cancellation requests received after this window will be applied the following year. A reset cannot be cancelled after it has occurred. For more information, see "How to reach us" earlier in this Prospectus. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset until the next contract date anniversary or for five years, depending upon the reset period available under your contract. Please see Appendix VIII later in this Prospectus for more information on the reset feature available under your contract. If after your death your spouse continues the contract and your contract has an annual reset, the benefit base will be eligible to be reset on each contract date anniversary, if applicable. However, if your contract has a five year reset, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is the contract date anniversary following owner (or older joint owner, if applicable) age 75. For contracts with non-natural owners, reset eligibility is based on the annuitant's age.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.


If you are a traditional IRA, TSA or QP contract owner, before you reset your Roll-Up benefit base, please consider the effect of the 10-year exercise waiting period on your requirement to take lifetime required minimum distributions with respect to the contract. If you must begin taking lifetime required minimum distributions during the 10-year waiting period, you may want to consider taking the annual lifetime required minimum distribution calculated for the contract from another permissible contract or funding vehicle. If you withdraw the lifetime required minimum distribution from the contract, and the required minimum distribution is more than 6% of the reset benefit base, the withdrawal would cause a pro-rata reduction in the benefit base. Alternatively, resetting the benefit base to a larger amount would make it less likely that the required minimum distributions would exceed the 6% threshold. See "Lifetime required minimum distribution withdrawals" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money." Also, see "Required minimum distributions" under "Individual retirement arrangements (IRAs)" and "Tax-sheltered annuity contracts (TSAs)" in "Tax information" and Appendix II -- "Purchase considerations for QP Contracts," later in this Prospectus.


The Roll-Up benefit base for both the "Greater of" enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.


ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus.

Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the owner's (and any joint owner's) age and sex in certain instances. Your contract may specify different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options.



GUARANTEED MINIMUM INCOME BENEFIT OPTION

The Guaranteed minimum income benefit is available if the owner is age 20 through 75 at the time the contract is issued. If the contract is jointly owned, the Guaranteed minimum income benefit will be calculated on the basis of the older owner's age. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in


38  Contract features and benefits

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"Charges and expenses" later in this Prospectus. Once you purchase the
Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.


If you are purchasing the contract as an Inherited IRA or if you elect a Principal guarantee benefit or the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit is not available. If you are using the contract to fund a charitable remainder trust (for Accumulator(R) and Accumulator(R) Elite(SM) contracts only), you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your Guaranteed minimum income benefit. See "Owner and annuitant requirements" earlier in this section. For IRA, QP and Rollover TSA contracts, owners over age 60 at contract issue should consider the impact of the minimum distributions required by tax law in relation to the withdrawal limitations under the Guaranteed minimum income benefit. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus.


If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the owner's age, as follows:


-----------------------------------------------
                Level payments
-----------------------------------------------
                      Period certain years
      Owner's       ---------------------------
  age at exercise       IRAs         NQ
-----------------------------------------------
   75 and younger        10          10
         76               9          10
         77               8          10
         78               7          10
         79               7          10
         80               7          10
         81               7           9
         82               7           8
         83               7           7
         84               6           6
         85               5           5
-----------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining (if applicable under your Accumulator(R) Series contract), to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. For certain contracts, the guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.



                                              Contract features and benefits  39

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GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised automatically, based on the owner's (or older joint owner's, if applicable) current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.


o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days);

o Upon the contract date anniversary following the owner (or older joint owner, if applicable) reaching age 85.

Please note that if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6% of your Roll-Up benefit base.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male owner age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Short Duration Bond variable investment options, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.



--------------------------------------------------------------------------------
                          Guaranteed             Guaranteed mini-
                       minimum income           mum income benefit
                      benefit -- annual          -- annual income
                     income payable for        payable for life (for
    Contract        life (for contracts        contracts with the
     date            with the five year         annual Roll-Up ben-
  anniversary       Roll-Up benefit base          efit base reset
  at exercise          reset feature)                feature).
--------------------------------------------------------------------------------
      10                  $11,891                    $10,065
      15                  $18,597                    $15,266
--------------------------------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, within 30 days following your contract date anniversary in order to exercise this benefit. Upon exercise of the Guaranteed minimum income benefit, the owner will become the annuitant, and the contract will be annuitized on the basis of the owner's life. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).


EXERCISE RULES. Eligibility to exercise the Guaranteed minimum income benefit is based on the owner's (or older joint owner's, if applicable) age as follows:


o If you were at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If you were at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after age 60.

o If you were at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

40  Contract features and benefits

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(i)    the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your 85th birthday;

(ii) if you were age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your attainment of age 85;


(iii) for the Accumulator(R) Series QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Series QP contract into an Accumulator(R) Series Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) for the Accumulator(R) Series Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to the Accumulator(R) Series Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;


(v) if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi) a spouse beneficiary or younger spouse joint owner under Spousal continuation may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original owner could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The spouse beneficiary or younger spouse joint owner's age on the date of the owner's death replaces the owner's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules;


(vii) if the contract is jointly owned, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit, or (b) as a single life benefit paid on the basis of the older owner's age; and


(viii) if the contract is owned by a trust or other non-natural person, eligibility to elect or exercise the Guaranteed minimum income benefit is based on the annuitant's age, rather than the owner's.

See "Effect of the owner's death" under "Payment of death benefit" later in this Prospectus for more information.


Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.


Your contract provides a standard death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges, if applicable under your Accumulator(R) Series contract). The standard death benefit is the only death benefit available for owners (or older joint owners, if applicable) ages 76 through 85 at issue (ages 76 through 80 at issue for Accumulator(R) Plus(SM) contracts). Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the enhanced death benefits (not including the GWBL Enhanced death benefit), the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, information and forms necessary to effect payment, or your elected enhanced death benefit on the date of the owner's (or older joint owner's, if applicable) death, adjusted for any subsequent withdrawals (and associated withdrawal charges, if applicable under your Accumulator(R) Series contract), whichever provides the higher amount. See "Payment of death benefit" later in this Prospectus for more information.


Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. For contracts with non-natural owners, the death benefit will be payable upon the death of the annuitant. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.


                                              Contract features and benefits  41

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For Accumulator(R) Plus(SM) contracts, if the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution, the account value used to calculate the applicable guaranteed minimum death benefit will not reflect any Credits applied in the one-year period prior to death. For Joint life GWBL contracts, we will only recover the Credit if the second owner dies within the one-year period following a contribution.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR OWNER (OR OLDER JOINT OWNER, IF APPLICABLE) AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS (20 THROUGH 70 AT ISSUE FOR ACCUMULATOR(R) PLUS(SM) QP CONTRACTS). FOR CONTRACTS WITH NON-NATURAL OWNERS, THE AVAILABLE DEATH BENEFITS ARE BASED ON THE ANNUITANT'S AGE. SEE "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" EARLIER IN THIS PROSPECTUS.

Subject to state availability, you may elect one of the following enhanced death benefits (see Appendix VII later in this Prospectus for state availability of these benefits):


o    Annual Ratchet to age 85.

o    The Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.


Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

If you are using your Accumulator(R) or Accumulator(R) Elite(SM) contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See "Owner and annuitant requirements" earlier in this section.


See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.


EARNINGS ENHANCEMENT BENEFIT


Subject to state and contract availability, if you are purchasing a contract under which the Earnings enhancement benefit is available, you may elect the benefit at the time you purchase your contract (see Appendix VII later in this Prospectus for state availability of these benefits). The Earnings enhancement benefit provides an additional death benefit as described below. See "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Earnings enhancement benefit in an NQ, IRA or Rollover TSA contract. Once you purchase the Earnings enhancement benefit, you may not voluntarily terminate the feature. If you elect the Guaranteed withdrawal benefit for life, the Earnings enhancement benefit is not available.


If you elect the Earnings enhancement benefit described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the owner (or older joint owner, if applicable) is 70 or younger when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is 70 or younger when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 40% of:

the greater of:


o    the account value, or


o    any applicable death benefit

decreased by:

o    total net contributions


For purposes of calculating your Earnings enhancement benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the spouse beneficiary or younger spouse joint owner not continued the contract plus any subsequent contributions) adjusted for each withdrawal that exceeds your Earnings enhancement benefit earnings. "Net contributions" are reduced by the amount of that excess. Earnings enhancement benefit earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal, and (b) is the net contributions as adjusted by any prior withdrawals (for Accumulator(R) Plus(SM contracts, Credit amounts are not included in "net contributions"); and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

For Accumulator(R) Plus(SM) contracts, for purposes of calculating your Earnings enhancement benefit, if any contributions are made in the one-year period prior to death of the owner (or older joint owner, if applicable), the account value will not include any Credits applied in the one-year period prior to death.


If the owner (or older joint owner, if applicable) is age 71 through 75 when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is between the ages of 71 and 75 when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 25% of:

the greater of:


o    the account value, or


o    any applicable death benefit

decreased by:

o    total net contributions

42  Contract features and benefits

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The value of the Earnings enhancement benefit is frozen on the first contract date anniversary after the owner (or older joint owner, if applicable) turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For contracts with non-natural owners, your eligibility to elect the Earnings enhancement benefit will be based on the annuitant's age.

For an example of how the Earnings enhancement benefit is calculated, please see Appendix VI.


For contracts continued under Spousal continuation upon the death of the spouse (or older spouse, in the case of jointly owned contracts), the account value will be increased by the value of the Earnings enhancement benefit as of the date we receive due proof of death. The benefit will then be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. The spouse may also take the death benefit (increased by the Earnings enhancement benefit) in a lump sum. See "Spousal continuation" in "Payment of death benefit" later in this Prospectus for more information.


The Earnings enhancement benefit must be elected when the contract is first issued. Neither the owner nor the successor owner can add it after the contract has been issued. Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature is available in your state.


GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL")


For an additional charge, the Guaranteed withdrawal benefit for life ("GWBL") guarantees that you can take withdrawals up to a maximum amount per year (your "Guaranteed annual withdrawal amount"). GWBL is only available at issue. This benefit is not available at issue ages younger than 45. GWBL is not available if you have elected the Guaranteed minimum income benefit, the Earnings enhancement benefit or one of our Principal guarantee benefits described later in this Prospectus. You may elect one of our automated payment plans or you may take partial withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit. See "Accessing your money" later in this Prospectus for more information.

If you elect the GWBL, your investment options will be limited to the permitted variable investment options, the guaranteed interest option and the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite(SM) contracts only). Please note that the 12 month dollar cost averaging program (for Accumulator(R) Select(SM) contracts only) and our general dollar cost averaging program are not available if you elect the GWBL, but the investment simplifier program is available if you elect the GWBL. See "What are your investment options under the contract?" earlier in this section.

You may buy this benefit on a single life ("Single Life") or a joint life ("Joint Life") basis. Under a Joint Life contract, lifetime withdrawals are guaranteed for the life of both the owner and successor owner (or annuitant and joint annuitant, as applicable).

For Joint Life contracts, a successor owner may be named at contract issue only. The successor owner must be the owner's spouse. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or
(ii) replace the original successor owner with your new spouse. This can only be done before the first withdrawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint Life basis. For NQ contracts, you have the option to designate the successor owner as a joint owner.

For Joint Life contracts owned by a non-natural owner, a joint annuitant may be named at contract issue only. The annuitant and joint annuitant must be spouses. If the annuitant and joint annuitant are no longer married, you may either: (i) drop the joint annuitant or (ii) replace the original joint annuitant with the annuitant's new spouse. This can only be done before the first withdrawal. After the first withdrawal, the joint annuitant may be dropped but cannot be replaced. If the joint annuitant is dropped after withdrawals begin, the charge continues based on a Joint Life basis. Joint annuitants are not permitted under any other contracts.

This benefit is not available under an Inherited IRA contract. Joint Life QP and TSA contracts are not permitted in connection with this benefit. If you are using your Accumulator(R) or Accumulator(R) Elite(SM) contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed withdrawal benefit for life. See "Owner and annuitant requirements" earlier in this section.


The cost of the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus for a description of the charge.

You should not purchase this benefit if:

o You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see "Effect of Excess withdrawals" below in this section);

o You are not interested in taking withdrawals prior to the contract's maturity date;

o You are using the contract to fund a Rollover TSA or QP contract where withdrawal restrictions will apply; or

o You plan to use it for withdrawals prior to age 59-1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed later in this Prospectus.

The Federal Defense of Marriage Act precludes same-sex married couples, domestic partners, and civil union partners from being considered married under federal law. Such individuals, therefore, are not


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entitled to the favorable tax treatment accorded spouses under federal tax law.
As a result, mandatory distributions from the contract must be made after the death of the first individual. Accordingly, the GWBL will have little or no value to the surviving same-gender spouse or partner. You should consult with your tax adviser for more information on this subject.

For traditional IRAs, TSA and QP contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the GWBL benefit, provided you comply with the conditions described under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.


GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

o    Your GWBL benefit base increases by any subsequent contributions.


o Your GWBL benefit base may be increased on each contract date anniversary, as described below under "Annual Ratchet" and "5% deferral bonus."


o Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("Excess withdrawal"). See "Effect of Excess withdrawals" below in this section.


GUARANTEED ANNUAL WITHDRAWAL AMOUNT


Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage ("Applicable percentage") is based on the owner's age at the time of the first withdrawal. For Joint Life contracts, the initial Applicable percentage is based on the age of the owner or successor owner, whoever is younger at the time of the first withdrawal. For contracts held by non-natural owners, the initial Applicable percentage is based on either the annuitant's age or on the younger annuitant's age, if applicable, at the time of the first withdrawal. If your GWBL benefit base ratchets, as described below in this section under "Annual Ratchet," on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:



-----------------------------------------
 Age            Applicable percentage
-----------------------------------------
45-64                   4.0%
65-74                   5.0%
75-84                   6.0%
85 and older            7.0%
-----------------------------------------

We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any subsequent contribution or Excess withdrawal, as described below under "Effect of Excess withdrawals" and "Subsequent contributions." The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.


The withdrawal charge, if applicable under your Accumulator(R) Series contract, is waived for withdrawals up to the Guaranteed annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.



EFFECT OF EXCESS WITHDRAWALS

An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.

An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:


o The GWBL benefit base is reset as of the date of the Excess withdrawal to equal the lesser of: (i) the GWBL benefit base immediately prior to the Excess withdrawal, and (ii) the account value immediately following the Excess withdrawal.


o The Guaranteed annual withdrawal amount is recalculated to equal the Applicable percentage multiplied by the reset GWBL benefit base.


You should not purchase the contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such withdrawals may significantly reduce or eliminate the value of the GWBL benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.

For example, assume your GWBL benefit base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your GWBL benefit base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.



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Withdrawal charges, if applicable under your Accumulator(R) Series contract, are applied to the amount of the withdrawal that exceeds the greater of (i) the Guaranteed annual withdrawal amount or (ii) the 10% free withdrawal amount. A withdrawal charge would not be applied in the example above since the $8,000 withdrawal (equal to 10% of the contract's account value as of the beginning of the contract year) falls within the 10% free withdrawal amount. Under the example above, additional withdrawals during the same contract year could result in a further reduction of the GWBL benefit base and the Guaranteed annual withdrawal amount, as well as an application of withdrawal charges, if applicable. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "Insufficient account value" in "Determining your contract's value" later in this Prospectus.

In general, if you purchase the contract as a traditional IRA, QP or TSA and participate in our Automatic RMD service, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus. Loans are not available under Rollover TSA contracts if GWBL is elected.



ANNUAL RATCHET

Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the most recent GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.

If your GWBL benefit base ratchets, we may increase the charge for the benefit. Once we increase the charge, it is increased for the life of the contract. We will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract date anniversary. For a description of the charge increase, see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus.


5% DEFERRAL BONUS

At no additional charge, during the first ten contract years, in each year you have not taken a withdrawal, we will increase your GWBL benefit base by an amount equal to 5% of your total contributions. If the Annual Ratchet (as discussed immediately above) occurs on any contract date anniversary, for the next and subsequent contract years, the bonus will be 5% of the most recent ratcheted GWBL benefit base plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 5% deferral bonus will be calculated using the reset GWBL benefit base plus any applicable contributions. The deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.

On any contract date anniversary on which you are eligible for a bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 5% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 5% deferral bonus will still apply.


SUBSEQUENT CONTRIBUTIONS


Subsequent contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date the first withdrawal is taken.


Anytime you make an additional contribution, your GWBL benefit base will be increased by the amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.


GWBL GUARANTEED MINIMUM DEATH BENEFIT


There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 45-85 (issue ages 45-80 for Accumulator(R) Plus(SM) contracts), and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 45-75. Please see Appendix VII later in this Prospectus to see if these guaranteed death benefits are available in your state.


The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any additional contributions less a deduction that reflects any withdrawals you make (see "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWBL Enhanced death benefit base increases by any subsequent contribution;


o Your GWBL Enhanced death benefit base increases to equal your account value if your GWBL benefit base is ratcheted, as described above in this section;

o Your GWBL Enhanced death benefit base increases by any 5% deferral bonus, as described above in this section; and

o Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make.


See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.


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The death benefit is equal to your account value (adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death (adjusted for any subsequent withdrawals and associated withdrawal charges, if applicable), whichever provides a higher amount. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.



EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. If an Excess withdrawal results in a withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero.

However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:


o Your Accumulator(R) Series contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the Accumulator(R) Series contract will be the owner and annuitant. The successor owner, if applicable, will be the joint annuitant. If the owner is non-natural, the annuitant and joint annuitant, if applicable, will be the same as under your Accumulator(R) Series contract.


o    No subsequent contributions will be permitted.

o If you were taking withdrawals through the "Maximum payment plan," we will continue the scheduled withdrawal payments on the same basis.

o If you were taking withdrawals through the "Customized payment plan" or in unscheduled partial withdrawals, we will pay the balance of the Guaranteed annual withdrawal amount for that contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.


o Payments will continue at the same frequency for Single or Joint Life contracts, as applicable, or annually if automatic payments were not being made.


o Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar for dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

o The charge for the Guaranteed withdrawal benefit for life and the GWBL Enhanced death benefit will no longer apply.

o If at the time of your death the Guaranteed annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.

OTHER IMPORTANT CONSIDERATIONS

o This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.


o Amounts withdrawn in excess of your Guaranteed annual withdrawal amount may be subject to a withdrawal charge, if applicable under your Accumulator(R) Series contract, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year. Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced death benefit. See "Effect of Excess withdrawals" above in this section and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty if they are taken before age 59-1/2. See "Tax information" later in this Prospectus.


o All withdrawals reduce your account value and Guaranteed minimum death benefit. See "How withdrawals are taken from your account value" and "How withdrawals affect your Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

o The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.

o If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.


o If you transfer ownership of the contract, you terminate the GWBL benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

o Withdrawals are available under other annuity contracts we offer and the contract without purchasing a withdrawal benefit.


o For IRA, QP and TSA contracts, if you have to take a required minimum distribution ("RMD") and it is your first withdrawal under the contract, the RMD will be considered your "first withdrawal" for the purposes of establishing your GWBL Applicable percentage.


o If you elect GWBL on a Joint Life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint Life and Single Life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. Any withdrawal made for the purpose of creating another contract for your ex-spouse will reduce the benefit base(s) as described in "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" later in this Prospectus, even if pursuant to a divorce decree.



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o    The Federal Defense of Marriage Act precludes same-sex married couples, domestic partners, and civil union partners from being considered married under federal law. Such individuals, therefore, are not entitled to the favorable tax treatment accorded spouses under federal tax law. As a result, mandatory distributions from the contract must be made after the death of the first individual. Accordingly, a Joint life GWBL will have little or no value to the surviving same-sex spouse or partner. You should consult with your tax adviser for more information on this subject.



PRINCIPAL GUARANTEE BENEFITS

We offer two 10-year Principal guarantee benefits at an additional charge: the 100% Principal guarantee benefit and the 125% Principal guarantee benefit. You may only elect one Principal guarantee benefit ("PGB").



100% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 100% Principal guarantee benefit is equal to your initial contribution and additional permitted contributions, adjusted for withdrawals. For Accumulator(R) Plus(SM) contracts, the guaranteed amount does not include any Credits allocated to your contract.

Under the 100% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging and the permitted variable investment options. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.


125% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 125% Principal guarantee benefit is equal to 125% of your initial contribution and additional permitted contributions, adjusted for withdrawals. For Accumulator(R) Plus(SM) contracts, the guaranteed amount does not include any Credits allocated to your contract.

Under the 125% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Moderate Allocation Portfolio. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.


Under both Principal guarantee benefits, if, on the 10th contract date anniversary (or later if you've exercised a reset as explained below) ("benefit maturity date"), your account value is less than the guaranteed amount, we will increase your account value to equal the applicable guaranteed amount. Any such additional amounts added to your account value will be allocated pursuant to the allocation instructions for additional contributions we have on file. After the benefit maturity date, the guarantee will terminate.


You have the option to reset (within 30 days following each applicable contract date anniversary) the guaranteed amount to the account value or 125% of the account value, as applicable, as of your fifth and later contract date anniversaries. If you exercise this option, you are eligible for another reset on each fifth and later contract date anniversary after the last reset up to the contract date anniversary following an owner's 85th birthday (an owner's 80th birthday under Accumulator(R) Plus(SM) contracts). If you elect to reset the guaranteed amount, your benefit maturity date will be extended to be the 10th contract date anniversary after the anniversary on which you reset the guaranteed amount. This extension applies each time you reset the guaranteed amount.

Neither PGB is available under Inherited IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts. If you elect either PGB, you may not elect the Guaranteed minimum income benefit, the Guaranteed withdrawal benefit for life, the systematic withdrawals option or the substantially equal withdrawals option. Also, for Accumulator(R) Select(SM) contracts, the 12 month dollar cost averaging program is not available if you elect one of the PGB options. If you purchase a PGB, you may not make additional contributions to your contract after six months from the contract issue date.

If you are using your Accumulator(R) or Accumulator(R) Elite(SM) contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your Principal guarantee benefit. See "Owner and annuitant requirements" earlier in this section.

If you are planning to take required minimum distributions from the contract, this benefit may not be appropriate. See "Tax information" later in this Prospectus. If you elect a PGB and change ownership of the contract, your PGB will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.


Once you purchase a PGB, you may not voluntarily terminate this benefit. Your PGB will terminate if the contract terminates before the benefit maturity date, as defined below. If you die before the benefit maturity date and the contract continues, we will continue the PGB only if the contract can continue through the benefit maturity date. If the contract cannot so continue, we will terminate your PGB and the charge. See "Non-spousal joint owner contract continuation" in "Payment of death benefit" later in this Prospectus. The PGB will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a charge for the Principal guarantee benefits (see "Charges and expenses" later in this Prospectus). You should note that the purchase of a PGB is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued.

The purchase of a PGB is also not appropriate if you plan on terminating your contract before the benefit maturity date. The purchase of a PGB may not be appropriate if you plan on taking withdrawals from your contract before the benefit maturity date. Withdrawals from your contract before the benefit maturity date reduce the guaranteed amount under a PGB on a pro rata basis. You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option, the purchase of a PGB may not be appropriate because of the guarantees already provided by this option at no additional charge. Please note that loans (applicable to TSA contracts only) are not permitted under either PGB.


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INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


(For Accumulator(R), Accumulator(R) Select(SM) and Accumulator(R) Elite(SM) contracts only)

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.

The contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the Inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not be available in all states. Please speak with your financial professional for further information.

The Inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the Inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the Inherited IRA beneficiary continuation contract.

The Inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the Inherited IRA beneficiary continuation contract:


o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


o You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract.


o The beneficiary of the original IRA will be the annuitant under the Inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust will be the annuitant.

o An Inherited IRA beneficiary continuation contract is not available for owners over age 70.


o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

o    You may make transfers among the investment options.


o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners.

o The Guaranteed minimum income benefit, Spousal continuation, the special and 12 month dollar cost averaging programs (if available), automatic investment program, Principal guarantee benefits, the Guaranteed withdrawal benefit for life and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.


o If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.


o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges (if applicable under your Accumulator(R) Series contract) will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations


48  Contract features and benefits

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may apply. Please contact your financial professional and/or see Appendix VII to find out what applies in your state.


Generally, your refund will equal your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.

For Accumulator(R) Plus(SM) contract owners, please note that you will forfeit the Credit by exercising this right of cancellation.


We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.


In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrendering your contract to receive its cash value," later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information," later in this Prospectus.



                                              Contract features and benefits  49

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2. Determining your contract's value


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging (applies to Accumulator(R) and Accumulator(R) Elite(SM) contracts only); and (v) the loan reserve account (applies to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as any optional benefit charges; (ii) any applicable withdrawal charges (not applicable to Accumulator(R) Select(SM) contracts); and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.


The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:


(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:


(i) increased to reflect additional contributions (plus the Credit for Accumulator(R) Plus(SM) contracts);

(ii) decreased to reflect a withdrawal (plus withdrawal charges if applicable under your Accumulator(R) Series contract);


(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, Principal guarantee benefits, Guaranteed withdrawal benefit for life and/or Earnings enhancement benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.



YOUR CONTRACT'S VALUE IN THE FIXED MATURITY
OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING


(For Accumulator(R) and Accumulator(R) Elite(SM) contracts only)


Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

                      ----------------------------------

If you apply for the contract by electronic means, please see Appendix VII for additional information.



INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VII later in this Prospectus for any state variations with regard to terminating your contract.


GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaran-


50  Determining your contract's value

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teed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL GUARANTEE BENEFITS. If you take no withdrawals, and your account value is insufficient to pay charges, we will not terminate your contract if you are participating in a PGB. Your contract will remain in force and we will pay your guaranteed amount at the benefit maturity date.


GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. If you elect the Guaranteed withdrawal benefit for life and your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, even if your GWBL benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, the benefit will still have value. See "Contract features and benefits" earlier in this Prospectus.


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3. Transferring your money among investment options


--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:


o You may not transfer any amount to the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.


o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.


o For Accumulator(R) Select(SM) contract owners, you may not transfer any amount to the 12 month dollar cost averaging program.


o If an owner or annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.


o For Accumulator(R) Plus(SM), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contract owners, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.


Some states may have additional transfer restrictions. Please see Appendix VII later in this Prospectus.


In addition, we reserve the right to restrict transfers into and among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:


(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or


(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies


52  Transferring your money among investment options

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tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.


When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We currently offer two rebalancing programs that you can use to automatically reallocate your account value among your investment options. Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.


To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:


     (a) the percentage you want invested in each investment option (whole percentages only), and

     (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can be



                            Transferring your money among investment options  53

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made online through Online Account Access. See "How to reach us" in "Who is AXA
Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.


If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging or, in the case of Accumulator(R) Select(SM) contract owners, 12 month dollar cost averaging.


If you elect a benefit that limits your variable investment options, those limitations will also apply to the rebalancing programs.


54  Transferring your money among investment options

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4. Accessing your money


--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.


Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.





--------------------------------------------------------------------------------
                                       Method of withdrawal
                  --------------------------------------------------------------
                   Automatic                                            Lifetime
                    payment                                Pre-age     required
                     plans                                 59-1/2        minimum
                     (GWBL                             substantially   distribu-
 Contract+           only)     Partial     Systematic      equal         tion
--------------------------------------------------------------------------------
NQ                    Yes        Yes          Yes            No           No
--------------------------------------------------------------------------------
Rollover IRA          Yes        Yes          Yes           Yes          Yes
--------------------------------------------------------------------------------
Flexible
 Premium IRA          Yes        Yes          Yes           Yes          Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                  Yes        Yes          Yes           Yes           No
--------------------------------------------------------------------------------
Flexible
 Premium Roth
 IRA                  Yes        Yes          Yes           Yes           No
--------------------------------------------------------------------------------
Inherited IRA         No         Yes           No            No           *
--------------------------------------------------------------------------------
QP**                  Yes        Yes           No            No          Yes
--------------------------------------------------------------------------------
Rollover
 TSA***               Yes        Yes          Yes            No          Yes
--------------------------------------------------------------------------------



+ Please note that not all contract types are available under the Accumulator(R) Series of contracts.

* The contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.


** All payments are made to the trust as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

*** Employer or plan approval required for all transactions. Your ability to take with drawals or loans from, or surrender your TSA contract may be limited. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.



AUTOMATIC PAYMENT PLANS
(For contracts with GWBL only)

You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month.


MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase following any Annual Ratchet or 5% deferral bonus.

If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.

If you take a partial withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.


CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount not greater than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased following any Annual Ratchet or 5% deferral bonus. You must elect to change the scheduled payment amount.

It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in the Prospectus, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you take a partial withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.


PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.


For all contracts except Accumulator(R) Select(SM), partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount. For more information, see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus. Under



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Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

Any request for a partial withdrawal will terminate your participation in either the Maximum payment plan or Customized payment plan, if applicable.


SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP)


You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.


If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners.


We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.


For all contracts except Accumulator(R) Select(SM), systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. Also, systematic withdrawals are not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)


We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) Series contract). Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

For all contracts except Accumulator(R) Select(SM), substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Also, the substantially equal withdrawal program is not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.



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We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules.
This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) Series contract). Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


For all contracts except Accumulator(R) Select(SM), we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.


Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH GWBL. Generally, if you elect our Automatic RMD service, any lifetime required minimum distribution payment we make to you under our Automatic RMD service will not be treated as an Excess withdrawal.


If you elect either the Maximum payment plan or the Customized payment plan AND our Automatic RMD service, we will make an extra payment, if necessary, on December 1st that will equal your lifetime required minimum distribution less all payments made through November 30th and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. The partial withdrawals may cause an Excess withdrawal and may be subject to a withdrawal charge (if applicable under your Accumulator(R) Series contract). You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary. Further, your GWBL benefit base and Guaranteed annual withdrawal amount may be reduced. See "Effect of Excess Withdrawals" in "Contract features and benefits" earlier in this Prospectus.


If you elect our Automatic RMD service and elect to take your Guaranteed annual withdrawal amount in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, on December 1st that will equal your required minimum distribution less all withdrawals made through November 30th. If prior to December 1st you make a partial withdrawal that exceeds your Guaranteed annual withdrawal amount, but not your RMD amount, that partial withdrawal will be treated as an Excess withdrawal, as well as any subsequent partial withdrawals made during the same contract year. However, if by December 1st your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as an Excess withdrawal.


FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our automatic RMD service causes your cumulative withdrawals in the contract year to exceed 6% of the Roll- Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received within the first 90 days).


Owners of tax-qualified contracts (IRA, TSA and QP) generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See "Guaranteed minimum death benefit/Guaranteed minimum income benefit Roll-Up benefit base reset" in "Contract features and benefits" earlier in this Prospectus.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. For Accumulator(R)and Accumulator(R) Elite(SM) contracts only, if the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. A market value adjustment will apply to withdrawals from the fixed maturity options.



HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND PRINCIPAL GUARANTEE BENEFITS

In general, withdrawals (including RMDs) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you


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withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X ..40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners.

With respect to the Guaranteed minimum income benefit and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, withdrawals (including any applicable withdrawal charges, if applicable) will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during a contract year do not affect the amount of the withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal (including RMDs) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.



HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT

Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and Guaranteed annual withdrawal amount. For more information, see "Effect of Excess withdrawals" and "Other important considerations" under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

Your GWBL Standard death benefit base and GWBL Enhanced death benefit base are reduced on a dollar-for-dollar basis up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, however, your GWBL Standard death benefit base and GWBL Enhanced death benefit base are reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.



For purposes of calculating your GWBL and GWBL Guaranteed minimum death benefit amount, the amount of the Excess withdrawal will include the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information on calculation of the charge, see "Withdrawal charge" later in the Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners.



WITHDRAWALS TREATED AS SURRENDERS


If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is an Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to an Excess withdrawal. In other words, if you take an Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus. Please also see "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



LOANS UNDER ROLLOVER TSA CONTRACTS


Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service" or if you elect the GWBL option or a PGB.

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o    It exceeds limits of federal income tax rules;

o    Interest and principal are not paid when due; or


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o    In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan, including any accrued but unpaid loan interest, will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the "loan reserve account." Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. For Accumulator(R) and Accumulator(R) Elite(SM) contracts only, if such fixed maturity amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records. For Accumulator(R) Plus(SM) contracts, loan repayments are not considered contributions and therefore are not eligible for additional Credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners, while the annuitant is living) and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.


All benefits under the contract will terminate as of the date we receive the required information, including the Guaranteed withdrawal benefit for life (if applicable) if your cash value is greater than your Guaranteed annual withdrawal amount remaining that year. If your cash value is not greater than your Guaranteed annual withdrawal amount remaining that year, then you will receive a supplementary life annuity contract. For more information, please see "Effect of your account value falling to zero" in "Contract features and benefits" earlier in this Prospectus. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Insufficient account value" in "Determining your contract's value" and "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS


Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge, if applicable) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:


(1)  the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.


We can defer payment of any portion of your value in the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R)



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Elite(SM) contract owners only. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.


All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as those in the Accumulator(R) Series provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Series contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Series contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Series contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VII later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the owner's and annuitant's ages at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect the Guaranteed withdrawal benefit for life and choose to annuitize your contract before the maturity date, the Guaranteed withdrawal benefit for life will terminate without value even if your GWBL benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under GWBL. See "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus for further information.



--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options      Life annuity with period certain
   (available for owners and annu-    Period certain annuity
   itants age 83 or less at contract
   issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.


The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.



FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


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VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.


Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R) Series contract. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners.


For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.


You may choose to apply your account value of your Accumulator(R) Series contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Series contract and we will deduct any applicable withdrawal charge, if applicable under your Accumulator(R) Series contract. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION


(For the purposes of this section, please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.)

The amount applied to purchase an annuity payout option varies depending on the payout option that you choose and the timing of your purchase as it relates to any withdrawal charges that apply under your Accumulator(R) Series contract. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.


For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.


The withdrawal charge applicable under your Accumulator(R) Series contract is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options, no withdrawal charge is imposed under your Accumulator(R) Series contract. If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) Series contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."



SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from your Accumulator(R), Accumulator(R) Elite(SM) or Accumulator(R) Select(SM) contract date or not earlier than five years (in a limited number of jurisdictions this requirement may be more or less than five years) from your Accumulator(R) Plus(SM) contract date. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

For Accumulator(R) Plus(SM) contracts, if you start receiving annuity payments within three years of making any contribution, we will recover the Credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.


The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less


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than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) payout option is chosen.



ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed other than in conformance with applicable law even if you name a new annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.

If you elect the Guaranteed withdrawal benefit for life and your contract is annuitized at maturity, we will offer an annuity payout option that guarantees you will receive payments for life that are at least equal to what you would have received under the Guaranteed withdrawal benefit for life. At annuitization, you will no longer be able to take withdrawals in addition to the payments under this annuity payout option. You will still be able to surrender the contract at any time for any remaining account value. As described in "Contract features and benefits" under "Guaranteed withdrawal benefit for life ("GWBL")," these payments will have the potential to increase with favorable investment performance. Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your "minimum death benefit." If the enhanced death benefit had been elected, its value as of the date the annuity payout contract is issued will become your minimum death benefit, and it will continue to ratchet annually if your account value is greater than your minimum death benefit base. The minimum death benefit will be reduced dollar-for-dollar by each payment. If you die while there is any minimum death benefit remaining, it will be paid to your beneficiary.


Please see Appendix VII later in this Prospectus for variations that may apply in your state.


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5. Charges and expenses


--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.


o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge (not applicable to Accumulator(R) Select(SM) contracts).


o On each contract date anniversary -- a charge for each optional benefit you elect: a death benefit (other than the Standard and GWBL Standard death benefit); the Guaranteed minimum income benefit; the Guaranteed withdrawal benefit for life; and the Earnings enhancement benefit.


o On any contract date anniversary on which you are participating in a PGB -- a charge for a PGB.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.


To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


SEPARATE ACCOUNT ANNUAL EXPENSES



MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

     Accumulator(R): 0.80%
     Accumulator(R) Plus(SM): 0.95%
     Accumulator(R) Elite(SM): 1.10%
     Accumulator(R) Select(SM): 1.10%


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. For Accumulator(R) Plus(SM) contracts, a portion of this charge also compensates us for the contract Credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.


ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

     Accumulator(R): 0.30%
     Accumulator(R) Plus(SM): 0.35%
     Accumulator(R) Elite(SM): 0.30%
     Accumulator(R) Select(SM): 0.25%


DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

     Accumulator(R): 0.20%
     Accumulator(R) Plus(SM): 0.25%
     Accumulator(R) Elite(SM): 0.25%
     Accumulator(R) Select(SM): 0.35%


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ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (if available) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging or the account for 12 month dollar cost averaging, as applicable. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only and the account for 12 month dollar cost averaging is available for Accumulator(R) Select(SM) contract owners only..

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



WITHDRAWAL CHARGE


(For Accumulator(R), Accumulator(R) Plus(SM) and Accumulator(R) Elite(SM) contracts only)

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or to apply your cash value to a non-life contingent annuity payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options--The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus. For Accumulator(R) Plus(SM) contracts, a portion of this charge also compensates us for the contract Credit. For a discussion of the Credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. For Accumulator(R) Plus(SM) contracts, we do not consider Credits to be contributions. Therefore, there is no withdrawal charge associated with a Credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:




--------------------------------------------------------------------------------
                          Withdrawal charge as a % of contribution
                                       Contract Year
--------------------------------------------------------------------------------
                     1     2     3     4      5      6     7      8      9
--------------------------------------------------------------------------------
  Accumulator(R)     7%    7%    6%    6%     5%     3%    1%    0%(a)   --
--------------------------------------------------------------------------------
  Accumulator(R)
      Plus(SM)       8%    8%    7%    7%     6%     5%    4%     3%    0%(b)
--------------------------------------------------------------------------------
  Accumulator(R)
     Elite(SM)       8%    7%    6%    5%     0%(c)  --    --     --     --
--------------------------------------------------------------------------------

(a) Charge does not apply in the 8th and subsequent contract years following contribution.

(b) Charge does not apply in the 9th and subsequent contract years following contribution.

(c) Charge does not apply in the 5th and subsequent contract years following contribution.


For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1" and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.


Please see Appendix VII later in this Prospectus for possible withdrawal charge schedule variations in your state.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.


For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in this Prospectus.


The withdrawal charge does not apply in the circumstances described below.


10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For Accumulator(R) and Accumulator(R) Elite(SM) NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have



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not been withdrawn (earnings in the contract) and (2) the 10% free withdrawal amount defined above.


Certain withdrawals. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year 6% Roll-Up to age 85 benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6% of the beginning of contract year 6% Roll-Up to age 85 benefit base as long as it does not exceed the free withdrawal amount. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal nor to any subsequent withdrawal for the life of the contract.


If you elect the Guaranteed withdrawal benefit for life, we will waive any withdrawal charge for any withdrawals during the contract year up to the Guaranteed annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Also, a withdrawal charge does not apply to a withdrawal that exceeds the Guaranteed annual withdrawal amount as long as it does not exceed the free withdrawal amount. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds both the free withdrawal amount and the Guaranteed annual withdrawal amount.


DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:


(i) An owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that an owner's (or older joint owner's, if applicable) life expectancy is six months or less; or

(iii) An owner (or older joint owner, if applicable) has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

       - its main function is to provide skilled, intermediate, or custodial nursing care;
       -   it provides continuous room and board to three or more persons;
       -   it is supervised by a registered nurse or licensed practical nurse;
       -   it keeps daily medical records of each patient;
       -   it controls and records all medications dispensed; and
       -   its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to either 0.65% or 0.60% of the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 benefit base, depending upon when and where you purchased your contract. Please see Appendix VIII later in this Prospectus for more information on the Guaranteed minimum death benefit charge applicable to your contract.

GWBL ENHANCED DEATH BENEFIT. This death benefit is only available if you elect the GWBL option. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the GWBL Enhanced death benefit base.


WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options (or, if applicable, the permitted variable investment options) and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (if applicable) in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of these charges for that year.

If your account value is insufficient to pay these charges, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


STANDARD DEATH BENEFIT AND GWBL STANDARD DEATH BENEFIT. There is no additional charge for these standard death benefits.


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PRINCIPAL GUARANTEE BENEFITS CHARGE


If you purchase a PGB, we deduct a charge annually from your account value on each contract date anniversary on which you are participating in a PGB. The charge is equal to 0.50% of the account value for the 100% Principal guarantee benefit and 0.75% of the account value for the 125% Principal guarantee benefit. We will continue to deduct the charge until your benefit maturity date. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If such amounts are insufficient, we will deduct all or a portion from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.


If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the owner (or older joint owner, if applicable) reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.


If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

EARNINGS ENHANCEMENT BENEFIT CHARGE


If you elect the Earnings enhancement benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE


If you elect the Guaranteed withdrawal benefit for life ("GWBL"), we deduct a charge annually as a percentage of your GWBL benefit base on each contract date anniversary. If you elect the Single Life option, the charge is equal to 0.60%. If you elect the Joint Life option, the charge is equal to 0.75%. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only.


If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we reserve the right to raise the charge at the time of an Annual Ratchet. The maximum charge for the Single Life option is 0.75%. The maximum charge for the Joint Life option is 0.90%. The increased charge, if any, will apply as of the contract date anniversary on which your GWBL benefit base ratchets and on all contract date anniversaries thereafter. We will permit you to opt out of the ratchet if the charge increases.


For Joint Life contracts, if the successor owner or joint annuitant is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single Life. If the successor owner or joint annuitant is dropped after withdrawals begin, the charge will continue based on a Joint Life basis.



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CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o      Management fees.

o      12b-1 fees.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o      Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge (if applicable under your Accumulator(R) Series contract) or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding Accumulator(R) Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


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6. Payment of death benefit


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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. In either case, the death benefit is increased by any amount applicable under the Earnings enhancement benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Earnings enhancement benefit, as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. For Accumulator(R) Plus(SM) contracts, the account value used to determine the death benefit and the Earnings enhancement benefit will first be reduced by the amount of any Credits applied in the one-year period prior to the owner's (or older joint owner's, if applicable) death. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.


Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

In general, if the annuitant dies, the owner (or older joint owner, if applicable) will become the annuitant, and the death benefit is not payable.


EFFECT OF THE OWNER'S DEATH

In general, if the owner dies while the contract is in force, the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. If the contract has a non-natural owner, the death benefit is payable upon the death of the annuitant. For Joint Life contracts with GWBL, the death benefit is paid to the beneficiary at the death of the second to die of the owner and successor owner, or the annuitant and joint annuitant, as applicable.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option ("BCO"). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation." If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner as discussed below, under "Spousal continuation" or under our Beneficiary continuation option, as discussed below.

If the beneficiary is not the surviving spouse or if the surviving joint owner is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not in excess of his/her life expectancy) if payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death. If the beneficiary of a contract with one owner or a younger non-spousal joint owner continues the contract under the 5-year rule, in general, all guaranteed benefits and their charges will end. If a PGB election is in effect upon your death with a benefit maturity date of less than five years from the date of death, it will remain in effect. For more information on non-spousal joint owner contract continuation, see the section immediately below.


68  Payment of death benefit

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NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any death benefit (if the older owner dies first) or cash value (if the younger owner dies first) must be fully paid to the surviving joint owner within five years. The surviving owner may instead elect to receive a life annuity, provided payments begin within one year of the deceased owner's death. If the life annuity is elected, the contract and all benefits terminate.


If the older owner dies first, we will increase the account value to equal the Guaranteed minimum death benefit, if higher, and by the value of the Earnings enhancement benefit. The surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. For Accumulator(R) Plus(SM) contracts, if any contributions are made during the one-year period prior to the owner's death, the account value will first be reduced by any Credits applied to any such contributions.

If the contract continues, the Guaranteed minimum death benefit and charge and the Guaranteed minimum income benefit and charge will then be discontinued. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will no longer apply, and no additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the death benefit is not payable, and the Guaranteed minimum death benefit and the Earnings enhancement benefit, if applicable, will continue without change. If the Guaranteed minimum income benefit cannot be exercised within the period required by federal tax laws, the benefit and charge will terminate as of the date we receive proof of death. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will continue to apply and no additional contributions will be permitted.


Upon the death of either owner, if the surviving owner elects the 5-year rule and a PGB was in effect upon the owner's death with a maturity date of more than five years from the date of death, we will terminate the benefit and the charge.


SPOUSAL CONTINUATION

If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your spouse, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death in order to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

The younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a Single owner contract), may elect to receive the death benefit or continue the contract, as follows:


o As of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary, we will increase the account value to equal the elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, and adjusted for any subsequent withdrawals. For Accumulator(R) Plus(SM) contracts, if any contributions are made during the one-year period prior to the owner's death, the account value will first be reduced by any Credits applied to any such contributions. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

o In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners.


o The applicable Guaranteed minimum death benefit option may continue as follows:


     - If the surviving spouse is age 75 or younger on the date of your death, and you were age 84 or younger at death, the Guaranteed minimum death benefit you elected continues and will continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

     - If the surviving spouse is age 75 or younger on the date of your death, and you were age 85 or older at death, we will reinstate the Guaranteed minimum death benefit you elected. The benefit base (which had previously been frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

     - If the surviving spouse is age 76 or over on the date of your death, the Guaranteed minimum death benefit and charge will be discontinued.

     - If the Guaranteed minimum death benefit continues, the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset, if applicable, will be based on the surviving spouse's age at the time of your death. The next available reset will be based on the contract issue date or last reset, as applicable.

     - For single owner contracts with the GWBL Enhanced death benefit, we will discontinue the benefit and charge. However, we will freeze the GWBL Enhanced death benefit base as of the date of your death (less subsequent withdrawals), and pay it upon your spouse's death.


o The Earnings enhancement benefit will be based on the surviving spouse's age at the date of the deceased spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the


                                                    Payment of death benefit  69

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     surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit and charge will be discontinued.

o If elected, PGB continues and is based on the same benefit maturity date and guaranteed amount that was guaranteed.

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the surviving spouse's age at the date of the deceased spouse's death. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.


o If you elect the Guaranteed withdrawal benefit for life on a Joint Life basis, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will continue to apply to all contributions made prior to the deceased spouse's death. No additional contributions will be permitted. If you elect the Guaranteed withdrawal benefit for life on a Single Life basis, the benefit and charge will terminate.


o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

o The Guaranteed minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit continue to be based on the older spouse's age for the life of the contract.

o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant.

o If a PGB had been elected, the benefit continues and is based on the same benefit maturity date and guaranteed amount.

o If you elect the Guaranteed withdrawal benefit for life, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse.


o The withdrawal charge schedule, if applicable under your Accumulator(R) Series contract, remains in effect.


If you divorce, Spousal continuation does not apply.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information. For Joint Life contracts with GWBL, the beneficiary continuation option is only available after the death of the second owner.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, adjusted for any subsequent withdrawals. For Accumulator (R) Plus(SM) contracts, the account value will first be reduced by any Credits applied in the one-year period prior to the owner's death.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o    The beneficiary replaces the deceased owner as annuitant.

70  Payment of death benefit

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o    This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The beneficiary automatically replaces the existing annuitant.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o    Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


If the deceased is the owner or the older joint owner:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the Beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Earnings enhancement benefit adjusted for any subsequent withdrawals. For Accumulator(R) Plus(SM) contracts, the account value will first be reduced by any Credits applied in a one-year period prior to the owner's death.



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o    No withdrawal charges, if applicable under your Accumulator(R) Series contract, will apply to any withdrawals by the beneficiary.


If the deceased is the younger non-spousal joint owner:

o    The annuity account value will not be reset to the death benefit amount.


o The contract's withdrawal charge schedule, if applicable under your Accumulator(R) Series contract, will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners.



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7.  Tax information


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OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Series contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles.

Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits available under the Accumulator(R) Series, such as:

o    choice of death benefits;

o    choices of investment options;

o    choices of payout options;

o    the Guaranteed withdrawal benefit for life;

o    the Guaranteed minimum income benefit

o special dollar cost averaging (available for Accumulator(R) and Accumulator(R) Elite(SM) contracts only);

o 12 month dollar cost averaging (available for Accumulator(R) Select(SM contracts only);

o the Credit applied to certain contributions (available for Accumulator(R) Plus(SM contracts only).

Also, you should consider the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



SUSPENSION OF REQUIRED MINIMUM DISTRIBUTIONS FOR 2009

Congress has enacted a limited suspension of account-based required minimum distribution withdrawals only for calendar year 2009. The suspension does not apply to annuity payments. The suspension does not affect the determination of the Required Beginning Date. Neither lifetime nor post-death required minimum distributions need to be made during 2009. Please note that if you have previously elected to have amounts automatically withdrawn from a contract to meet required minimum distribution rules (for example, our "automatic required minimum distribution (RMD) service" or our "beneficiary continuation option" under a deceased individual's IRA contract each discussed earlier in this Prospectus) we will make distributions for calendar year 2009 unless you request in writing before we make the distribution that you want no required minimum distribution for calendar year 2009. If you receive a distribution which would have been a lifetime required minimum distribution (but for the 2009 suspension), you may preserve the tax deferral on the distribution by rolling it over within 60 days after you receive it to an IRA or other eligible retirement plan. Please note that any distribution to a nonspousal beneficiary which would have been a post-death required minimum distribution (but for the 2009 suspension) is not eligible for the 60-day rollover.



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TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract. We also include Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus. In order to get annuity payment tax treatment, all amounts under the contract must be applied to the annuity payout option; we do not "partially annuitize" nonqualified deferred annuity contracts.

Your rights to apply amounts under this Accumulator(R) Series contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this Accumulator(R) Series contract constitutes an annuity contract under current federal tax rules.


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable. It reduces the investment in the contract.


TAXATION OF LIFETIME WITHDRAWALS IF YOU ELECT THE GUARANTEED
WITHDRAWAL BENEFIT FOR LIFE

We treat Guaranteed annual withdrawals and other withdrawals as non-annuity payments for income tax purposes as discussed above.



EARNINGS ENHANCEMENT BENEFIT


In order to enhance the amount of the death benefit to be paid at the owner's death, you may purchase an Earnings enhancement benefit rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Earnings enhancement benefit rider is not part of the contract. In such a case, the charges for the Earnings enhancement benefit rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).



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CONTRACTS PURCHASED THROUGH EXCHANGES


You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o the owner and the annuitant are the same under the source contract and the Accumulator(R) Series NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Accumulator(R) Series NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Section 1035 exchanges are generally not available after the death of the owner.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


BENEFICIARY CONTINUATION OPTION


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for a prior similar version of the NQ contract. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2";


o scheduled payments, any additional withdrawals under "Withdrawal Option 2", or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the withdrawal option selected by the beneficiary;


o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken).

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.



INVESTOR CONTROL ISSUES


Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS



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could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)



GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o    Traditional IRAs, typically funded on a pre-tax basis; and

o    Roth IRAs, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).


AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and for Accumulator(R) contracts only, the Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and for Accumulator(R) contracts only, the Flexible Premium Roth IRA. We also offer the Inherited IRA (available for all Accumulator(R) Series contracts except Accumulator(R) Plus(SM) for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs.


This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).


AXA Equitable has applied for opinion letters from the IRS to approve the respective forms of the Accumulator(R) Series traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. It is not clear if and when any such approval may be received. We have in the past received IRS opinion letters approving the respective forms of similar traditional IRA and Roth IRA endorsements for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Series traditional and Roth IRA contracts.

AXA Equitable has also submitted the respective forms of the Accumulator(R) Series Inherited IRA beneficiary continuation contract to the IRS for approval as to form for use as a traditional IRA or Roth IRA, respectively. We do not know if and when any such approval may be granted.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

You can cancel either type of the Accumulator(R) Series IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel with a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o    "regular" contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.



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If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.


SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, your fully deductible contribution can be up to $5,000, or if less, your earned income. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income ("AGI") is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.


If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

Cost of living indexing adjustments apply to the income limits on deductible contributions.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 (for 2009, AGI between $55,000 and $65,000 after adjustment).

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $80,000 and $100,000 (for 2009, AGI between $89,000 and $109,000 after adjustment).

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI between $150,000 and $160,000 (for 2009, AGI between $166,000 and $176,000 after adjustment).

To determine the deductible amount of the contribution for 2009, for example, you determine AGI and subtract $55,000 if you are single, or $89,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)     times    the maximum       Equals    the adjusted
---------------------       x        regular            =       deductible
 divided by $10,000                contribution                contribution
                                   for the year                    limit


ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A
TRADITIONAL IRA OR ROTH IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit", you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on someone else's tax return and your adjusted gross income cannot exceed $50,000 ($55,000 after cost of living adjustments for 2009). The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The testing period begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution, including extensions. Saver's credit-eligible contributions may be made to a 401(k) plan, 403(b) plan, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.



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NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions to traditional IRAs" later in this section for more information. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.


ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o    governmental employer 457(b) plans;

o    403(b) plans; and

o    other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


During calendar year 2009 only, due to the temporary suspension of account-based required minimum distribution withdrawals, you may be able to roll over to a traditional IRA a distribution that normally would not be eligible to be rolled over. Please note that distributions from inherited IRAs made to beneficiaries may not be rolled over once distributed.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN
TRADITIONAL IRAS


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. The Accumulator(R) Series IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.


There are two ways to do rollovers:

o    Do it yourself:
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover:
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a 403(b) plan, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:


o (for every year except 2009) "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    death benefit payments to a beneficiary who is not your surviving spouse;
     or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty



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if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.



ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. The Accumulator(R) Series IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS


Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o    regular contributions to a traditional IRA made after you reach age 70-1/2;
     or


o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2 (for every year except 2009).


You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF
TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year



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plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:


o the amount received is a withdrawal of excess contributions, as described under "Excess contributions to traditional IRAs" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section for more information.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs in 2009 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.



REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS--REQUIRED MINIMUM DISTRIBUTIONS.

Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from the contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not



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enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.


Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that -you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.


If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.


SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


SPOUSAL CONTINUATION

If the contract is continued under Spousal continuation, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions:


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o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.


To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Series Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS. Individuals may make four different types of contributions to a Roth IRA:


o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or


o tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").


Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA or a Flexible Premium Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.



REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.


With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that your modified adjusted gross income exceeds the following amounts (indexed for cost of living adjustment):


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000 (for 2009, $176,000 after adjustment); or



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o    your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000 (for 2009, $120,000 after adjustment).


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000 (for 2009, between $166,000 and $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000 (for 2009, between $105,000 and $120,000 after adjustment).


If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.



ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS



WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o    another Roth IRA;


o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");


o a "designated Roth contribution account" under a 401(k) plan or a 403(b) plan (direct or 60-day); or

o from non-Roth accounts under another eligible retirement plan, subject to limits specified below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS


In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan. Until 2010, you must meet AGI limits specified below.


Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. In the case of a traditional IRA conversion rollover for example, we are required to withhold 10% federal income tax from the amount treated as converted unless you properly elect out of such withholding. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

The following rules apply until 2010: You cannot make conversion rollover contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the conversion rollover. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA or other eligible retirement plan.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."


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You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.



RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH
IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.


Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.


The following distributions from Roth IRAs are free of income tax:

o    rollovers from a Roth IRA to another Roth IRA;

o    direct transfers from a Roth IRA to another Roth IRA;

o    qualified distributions from a Roth IRA; and

o    return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 59-1/2 or older; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).


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You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:


(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2009 and the conversion contribution is made in 2010, the conversion contribution is treated as contributed prior to other conversion contributions made in 2010.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH


Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date. The suspension of account-based required minimum distribution withdrawals for calendar year 2009 applies to post-death required minimum distribution withdrawals from Roth IRAs.



PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.



EXCESS CONTRIBUTIONS TO ROTH IRAS


Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, until 2010, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the Prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)." If the rules are the same as those that apply to another kind of contract, for example,


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traditional IRA contracts, we will refer you to the same topic under
"Traditional individual retirement annuities (traditional IRAs)."



--------------------------------------------------------------------------------
The disclosure generally assumes that the TSA has 403(b) contract status or qualifies as a 403(b) contract. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.
--------------------------------------------------------------------------------

FINAL REGULATIONS UNDER SECTION 403(B)

In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.

PERMISSIBLE INVESTMENTS. The 2007 Regulations retain the rule that there are generally two types of investments available to fund 403(b) plans -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) funding vehicles qualify for tax deferral.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms. The IRS has announced relief measures for failure to have a written plan finalized by the beginning of 2009, as long as the written plan is adopted by December 31, 2009, and the plan operates in accordance with the 2007 Regulations beginning by January 1, 2009.

LIMITATIONS ON INDIVIDUAL INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.


EFFECT OF THE 2007 REGULATIONS ON CONTRIBUTIONS TO THE ACCUMULATOR(R) SERIES TSA CONTRACTS

Each Accumulator(R) Series TSA contract was designed to be purchased through a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a rollover from another eligible retirement plan and does not accept employer-remitted contributions. Contributions to an Accumulator(R) Series TSA contract are extremely limited as described below.

Contributions to an Accumulator(R) Series TSA contract may only be made where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Series TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Series TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction.


CONTRIBUTIONS TO 403(B) ANNUITY CONTRACTS

Because the Accumulator(R) Series TSA contract can be issued through a direct plan-to-plan transfer or a contract exchange under the same plan, the characterization of funds in the contract can remain the same as under the prior contract. We provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other 403(b) annuity contracts.


EMPLOYER-REMITTED CONTRIBUTIONS. Employer-remitted contributions to TSA contracts made through the employer's payroll are subject to annual limits. (Tax-free plan-to-plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA contract are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA contract can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSA contracts are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS. It is unlikely that rollover or direct transfer contributions can be made for an individual no longer actively participating in a 403(b) plan; however, there may be circumstances where an individual must take a required minimum



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distribution from a distributing plan or contract before rolling over or transferring the distribution to the Accumulator(R) Series contract. The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the 403(b) annuity contract is issued if the owner is at least age 70-1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution. For calendar year 2009 only, account-based required minimum distribution withdrawals are suspended, so certain rollovers which would be impermissible in other years may be made.


ROLLOVER CONTRIBUTIONS. After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

o termination of employment with the employer who provided the funds for the plan; or

o    reaching age 59-1/2 even if still employed; or

o    disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to a traditional IRA instead.


If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Because AXA Equitable does not separately account for rollover contributions from other eligible retirement plans in the Accumulator(R) Series TSA contract, amounts that would be free of distribution restrictions in a traditional IRA, for example, are subject to distribution restrictions in the Accumulator(R) Series TSA contract.


DIRECT TRANSFER CONTRIBUTIONS. A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan." 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example, with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) annuity contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.


DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its


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designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.


WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Series Rollover TSA contract as not eligible for withdrawal until:

o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o    the owner dies; or

o the plan under which the Accumulator(R) Series TSA contract is purchased is terminated.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA contract distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Series Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.


DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.


ANNUITY PAYMENTS. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.



EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumu-


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     lator(R) Series Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.


o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.


You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Series IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover. Rollovers are subject to the Roth IRA conversion rules, which, prior to 2010, restrict conversions of traditional IRAs to Roth IRAs to taxpayers with adjusted gross income of no more than $100,000, whether single or married filing jointly.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules. Suspension of account-based required minimum distribution withdrawals for calendar year 2009 temporarily permits distributions which would be ineligible lifetime required minimum distributions in any other year to be rolled over to another eligible retirement plan in calendar year 2009.


Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, contract exchange under the same 403(b) plan, or under Rev. Rul. 90-24 prior to the 2007 Regulations), are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS


Please note the temporary suspension of account-based required minimum distribution withdrawals, both lifetime and post-death, in calendar year 2009.


Generally the same as traditional IRA with these differences:


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.

The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.


o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Series Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Series Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.



SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in


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effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age). We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59-1/2.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS


Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. Based on the assumption that an annuity contract owner is married and claiming three withholding exemptions, periodic annuity payments totaling less than $19,200 in 2009 will generally be exempt from federal income tax withholding. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.


A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a



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qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.



MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans and TSA contracts are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. All distributions from a TSA contract or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for the life (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and designated beneficiary); or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not the plan participant's surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not the plan participant's current spouse or former spouse.

A death benefit payment to the plan participant's surviving spouse, or a qualified domestic relations order distribution to the plan participant's current or former spouse may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. More information


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ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.


Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB/B shares issued by the corresponding Portfolio of its Trust.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;


(2)  to combine any two or more variable investment options;


(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 49;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.



ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs, which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 17, 2009 and the related price per $100 of maturity value were as shown below:





-------------------------------------------------------------
  Fixed Maturity
  Options with
  February 17th           Rate to            Price
 Maturity Date of      Maturity as of     Per $100 of
   Maturity Year     February 17, 2009   Maturity Value
-------------------------------------------------------------
        2010                3.00%*          $ 97.09
        2011                3.00%*          $ 94.26
        2012                3.00%*          $ 91.51
        2013                3.00%*          $ 88.84
        2014                3.00%*          $ 86.25
        2015                3.00%*          $ 83.74
-------------------------------------------------------------


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-------------------------------------------------------------
  Fixed Maturity
  Options with
  February 17th           Rate to            Price
 Maturity Date of      Maturity as of     Per $100 of
   Maturity Year     February 17, 2009   Maturity Value
-------------------------------------------------------------
        2016                3.12%           $ 80.64
        2017                3.42%           $ 76.40
        2018                3.61%           $ 72.66
        2019                3.75%           $ 69.19
-------------------------------------------------------------

* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


     (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.


     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.



INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.



ABOUT THE GENERAL ACCOUNT

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative. For Accumulator(R) Plus(SM) contracts, Credits allocated to your account value are funded from our general account.



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The general account is subject to regulation and supervision by the Insurance
Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.


We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.


Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.


In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts. Please see Appendix VII later in this Prospectus to see if the automatic investment program is available in your state.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. Under the IRA contracts, these amounts are subject to the tax maximums. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

For contracts with the Guaranteed withdrawal benefit for life, AIP will be automatically terminated after the later of: (i) the end of the first contract year, or (ii) the date the first withdrawal is taken. For contracts with PGB, AIP will be automatically terminated at the end of the first six months.


You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.


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o    If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

     -    on a non-business day;

     -    after 4:00 p.m. Eastern Time on a business day; or

     -    after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.



CONTRIBUTIONS, CREDITS AND TRANSFERS

o Contributions (and Credits, for Accumulator(R) Plus(SM) contracts only) allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions (and Credits, for Accumulator(R) Plus(SM) contracts only) allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions (and Credits, for Accumulator(R) Plus(SM) contracts only) allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite(SM) contract owners only. Your financial professional can provide information or you can call our processing office.


o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS


As the owner of the shares of the Trusts, we have the right to vote on certain matters involving the Portfolios, such as:

o    the election of trustees; or


o the formal approval of independent public accounting firms selected for each Trust; or


o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or variable life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


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CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.



ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.


FINANCIAL STATEMENTS


The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office.


You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.


For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, the Earnings enhancement benefit, a PGB, and/or the Guaranteed withdrawal benefit for life (collectively, the "Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However, the Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. Please speak with your financial professional for further information.


See Appendix VII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself.


Loans are not available (except for Rollover TSA contracts, subject to plan or employer approval) and you cannot assign IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under Federal income tax rules. In the case of such a transfer which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.



ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.


DISTRIBUTION OF THE CONTRACTS


The Accumulator(R) Series contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers


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and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA").
Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.


Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA
Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.


Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 1.25% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.


The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or the Accumulator(R) Series contracts on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.


The Distributors receive 12b-1 fees from certain Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, finan-


These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, finan-


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cial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.


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9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2008 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.



                             Incorporation of certain documents by reference  99

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Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.30%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 For the years ended
                                                                                                    December 31,
                                                                                        -------------------------------------------
                                                                                             2008       2007        2006
-----------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   8.75   $  14.58   $  13.91
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         49,051     25,941      4,973
-----------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.51   $  11.97   $  11.46
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         16,158      4,306        590
-----------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.04   $  12.62   $  12.12
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         17,697      6,473      1,414
-----------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.89   $  13.27   $  12.65
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         84,689     37,645      8,363
-----------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.90   $  14.71   $  14.01
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        141,905     75,948     17,150
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   7.73   $  13.94   $  13.65
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,919      2,328        869
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.07   $  10.83   $  10.27
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          2,411        353         63
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.68   $  19.90   $  18.04
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          7,019      4,042        800
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   8.99   $  16.46   $  14.29
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          2,070      1,013        213
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   6.73   $  11.09   $  11.37
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,030        639        124
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.49   $  11.27   $  11.05
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,449        440        160
-----------------------------------------------------------------------------------------------------------------------------------
EQBlackRock Basic Value Equity
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.02   $  14.40   $  14.42
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,987      1,992        385
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Black Rock International Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.04   $  19.62   $  18.04
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,778      2,421        590
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   1.90   $   2.84   $   2.77
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          8,373      3,300        989
-----------------------------------------------------------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 For the years ended
                                                                                                    December 31,
                                                                                        -------------------------------------------
                                                                                             2008       2007       2006
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.14    $  13.22    $ 11.94
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           594         324        101
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.28    $  12.38    $ 11.90
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         3,633       2,506        604
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.11    $  13.61    $ 13.57
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,728       2,267        276
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  2.71    $   3.40    $  3.35
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         5,267       4,141        966
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.67    $  11.11    $ 10.85
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         7,157       3,823        406
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.75    $  14.14    $ 13.65
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,505       2,496        553
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 11.29    $  10.74    $  9.95
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,266       1,405        316
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.49    $  13.28    $ 12.09
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           807         550         81
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.07    $  10.51    $ 10.43
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         8,899       7,144        828
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.42    $   9.76    $ 10.82
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,521       1,033        123
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  5.93    $   9.52         --
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        48,476      21,512         --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.92    $  11.67    $ 11.43
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,668       1,148        231
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 31.77    $  46.43    $ 43.04
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,862         981        156
-----------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.54    $  19.36    $ 17.03
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         3,339       1,892        625
-----------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  4.28    $   7.26    $  6.33
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         5,559       3,231        363
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.91    $  11.03    $ 10.84
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         3,840       3,598      1,106
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.46    $  14.23    $ 14.59
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           893         648        104
-----------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 For the years ended
                                                                                                     December 31,
                                                                                         -------------------------------------------
                                                                                              2008       2007       2006
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.67    $ 14.03     $ 13.69
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           365        162          37
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.71    $ 13.84     $ 12.31
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,472        881         180
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.04    $ 14.83     $ 13.00
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,333        747          58
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  4.45    $ 10.42     $ 11.22
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,673      1,065         314
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.03    $ 14.35     $ 15.23
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         5,760      5,014       1,142
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.43    $  8.13     $  7.67
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,692      1,046         249
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.87    $ 12.58     $ 12.32
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,289        975         291
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.81    $ 12.92     $ 11.83
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,142        524          92
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.47    $ 12.40     $ 12.50
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         3,432      2,011         408
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.02    $ 15.30     $ 13.60
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        10,424      5,402       1,416
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.00    $ 15.98     $ 14.99
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         3,947      2,442         587
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.06    $ 15.19     $ 15.64
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,612      1,507         506
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.67    $ 10.58     $ 10.24
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         6,707      1,895         702
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  1.56    $  2.36     $  1.98
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         9,857      2,099         449
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.57    $ 10.75     $ 10.71
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         5,798      5,018         666
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.77    $ 11.58     $ 11.10
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,631      1,541         158
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.74    $ 11.16     $ 10.93
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           683        487          35
-----------------------------------------------------------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information

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                 e-delivery today at www.axa-equitable.com/green


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 For the years ended
                                                                                                    December 31,
                                                                                        -------------------------------------------
                                                                                             2008       2007       2006
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.56    $ 10.76     $ 11.10
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,533        886          96
-----------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 8.95    $  9.45     $  8.59
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         9,821      3,197         841
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $10.21    $ 11.07     $ 10.73
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,880      1,453         364
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 9.93    $ 10.26     $  9.87
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,229        488         111
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 9.35    $ 14.39     $ 14.85
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,215      1,354         370
-----------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price Growth Stock
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 3.85    $  6.75     $  6.37
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,900      1,437         154
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.33    $ 10.84     $ 10.76
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,870      4,461         526
-----------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 1.46    $  2.46     $  2.47
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,891      2,349         473
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 7.15    $ 11.48     $ 11.93
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,784      2,074         664
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $14.63    $ 34.76     $ 24.80
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         5,722      2,799         625
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 8.38    $ 16.12     $ 13.35
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         3,390      1,545         298
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Real Estate
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 5.00    $  8.29
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         6,805      3,973
-----------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 7.50    $ 14.25     $ 12.96
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           529        238          94
-----------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $11.41    $ 11.28     $ 10.76
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,680      1,109         333
-----------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 9.97    $ 13.81     $ 12.84
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,648        845         178
-----------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 9.56    $ 12.66     $ 12.44
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,102      1,768         448
-----------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $10.65    $ 20.44     $ 18.42
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,606      1,524         386
-----------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-4

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                 e-delivery today at www.axa-equitable.com/green


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 For the years ended
                                                                                                    December 31,
                                                                                        -------------------------------------------
                                                                                             2008       2007       2006
-----------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.36    $ 14.02     $ 13.53
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           507        349          62
-----------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.83    $ 12.67     $ 11.54
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,190        674         176
-----------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.83    $ 15.92     $ 15.57
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,483      1,212         264
-----------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.27    $ 14.84     $ 13.44
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,229        725         212
-----------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.36    $ 14.81     $ 15.00
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,300        778         224
-----------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  2.98    $  5.21     $  5.09
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,840      3,439         574
-----------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.15    $ 13.29     $ 14.93
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           910        704         327
-----------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.57    $ 14.50     $ 12.42
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,902        986         112
-----------------------------------------------------------------------------------------------------------------------------------



A-5 Appendix I: Condensed financial information

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The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.70%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              For the years
                                                                                            ended December 31,
                                                                                        -------------------------------------------
                                                                                            2008        2007
-----------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.00    $  15.05
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         8,484       6,377
-----------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.29    $  11.76
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         5,824       2,454
-----------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.82    $  12.40
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         4,505       2,753
-----------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 35.84    $  48.27
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         4,019       3,098
-----------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.69    $  14.45
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                        27,177      23,506
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $134.51    $ 243.48
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            63          65
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 19.16    $  18.82
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           948         404
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.40    $  19.41
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,924       2,236
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.96    $  20.14
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           421         443
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.65    $  10.99
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           339         227
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.26    $  11.07
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           458         383
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 14.49    $  23.24
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           834         842
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended December 31,
                                                                                        -------------------------------------------
                                                                                             2006        2005        2004
-----------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  14.43    $  12.45    $  11.72
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,109       1,519         656
-----------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.31    $  10.82    $  10.74
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,800       1,000         281
-----------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.96    $  11.19    $  11.02
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,022       2,176         414
-----------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  46.21    $  42.61    $  41.36
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,325       1,725         893
-----------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.82    $  12.28    $  11.71
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         14,705       6,917       2,788
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 239.38    $ 219.99    $ 214.55
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             73          73          64
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  17.92    $  17.67    $  17.76
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            376         481         416
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  17.67    $  14.55    $  12.84
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,508       1,037         649
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  17.56    $  16.39    $  14.95
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            462         372         312
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.31    $  10.35          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            123          40          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.91    $  10.94          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         13,017         784          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  23.37    $  19.66    $  19.43
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            856         849         802
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended
                                                                                               December 31,
                                                                                        -------------------------------------------
                                                                                            2003        2002
-----------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.66          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             32          --
-----------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.30          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                              1          --
-----------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.41          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             84          --
-----------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  38.70    $  33.05
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            383          86
-----------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.66          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             46          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 191.26    $ 130.09
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             29           9
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  17.72    $  17.65
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            458         259
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.05    $   8.32
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            530         142
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.34    $   9.63
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            478         121
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  17.87    $  13.86
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            502         184
-----------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-6

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                e-delivery today at www.axa-equitable.com/green


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the years
                                                                                            ended December 31,
                                                                                        -------------------------------------------
                                                                                             2008        2007
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 13.43     $ 23.97
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,000       1,136
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  4.47     $  6.71
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            730         571
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  5.23     $  9.71
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            286         373
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.70     $ 13.14
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,426       1,289
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.54     $ 12.71
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,528       3,063
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.85     $ 11.12
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,204         180
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.60     $ 11.05
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,517       1,189
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 18.20     $ 29.54
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,308       1,547
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.14     $ 10.64
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,063         476
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.75     $  9.49
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            353         249
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.01     $ 10.45
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,649       1,574
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.36     $  9.71
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            377         421
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  5.89     $  9.49
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          5,195       2,805
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended December 31,
                                                                                            ---------------------------------------
                                                                                               2006        2005        2004
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 22.13     $ 17.91     $ 16.44
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           1052         782         522
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.59     $  5.78     $  5.54
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            504         326          15
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.81     $  8.51     $  7.96
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            353         314         204
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.67     $ 12.00     $ 11.62
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,484         351         160
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.72     $ 11.55     $ 11.08
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,393       1,585       1,200
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.01     $ 10.37          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            225          81          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.84          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            216          --          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 28.64     $ 25.31     $ 24.66
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,418       1,604       1,386
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.90     $  9.74          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            185           8          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.67     $  8.33     $  8.15
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            215         280         377
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.42          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            368          --          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.81          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             38          --          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --          --
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended
                                                                                               December 31,
                                                                                        -------------------------------------------
                                                                                             2003        2002
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 13.75     $ 10.92
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            441         161
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.82     $  6.22
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            249          42
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.20     $  9.19
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            164          40
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.16     $  7.86
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            776         200
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 22.76     $ 18.11
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,074         399
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.75     $  5.70
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            218          32
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --
-----------------------------------------------------------------------------------------------------------------------------------


A-7 Appendix I: Condensed financial information

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                 e-delivery today at www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              For the years
                                                                                            ended December 31,
                                                                                        -------------------------------------------
                                                                                            2008        2007
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 9.95     $ 11.75
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           305         337
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $18.86     $ 27.67
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           610         618
-----------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 8.68     $ 16.01
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         2,341       2,289
-----------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 9.50     $ 16.18
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           796         665
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $12.59     $ 14.07
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,216       1,473
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 8.93     $ 15.08
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           280         288
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.46     $ 10.50
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           389         458
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 4.78     $  7.62
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,004       1,050
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $10.06     $ 16.57
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           298         492
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 4.39     $ 10.32
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           847         809
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 9.09     $ 16.31
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         2,668       3,123
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $10.88     $ 10.54
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           237         248
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 7.73     $ 12.39
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           351         369
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended December 31,
                                                                                        -------------------------------------------
                                                                                              2006        2005        2004
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.56     $ 10.48          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            193          77          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 25.76     $ 22.05     $ 21.50
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            233          79           9
-----------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.13     $ 12.06     $ 10.47
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,208       2,337       1,926
-----------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.17     $ 11.47          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            269          56          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 13.88     $ 13.57     $ 13.50
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,477       1,527       1,343
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 15.53     $ 13.12     $ 12.84
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            351         347         370
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.28     $  9.26     $  8.79
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            510         603         610
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.80     $  6.96     $  6.16
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,042       1,055         981
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.58     $ 13.76     $ 12.84
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            192         184         149
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.17     $ 10.63          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            532         144          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 17.38     $ 14.57     $ 14.06
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,507       2,363       2,169
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.98     $  9.98          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            135         173          --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.18     $ 10.57          --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            308          83          --
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ended
                                                                                              December 31,
                                                                                          -----------------------------------------
                                                                                             2003       2002
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.38    $  7.19
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,026        282
-----------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 13.20    $ 12.99
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,175        441
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 11.78    $  9.45
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           307        128
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.03    $  6.69
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           598        229
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  5.78    $  4.77
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           856        341
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 11.60    $  9.12
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            93         38
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 12.60    $  9.96
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,481        530
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --
-----------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --
-----------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-8

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              For the years
                                                                                            ended December 31,
                                                                                          ------------------------------------------
                                                                                              2008        2007
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 8.62     $ 12.70
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           425         442
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 7.29     $ 12.15
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           922         888
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $10.61     $ 18.08
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         3,228       3,346
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.66     $ 13.35
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,863       2,166
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 9.74     $ 16.40
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           902       1,069
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $27.75     $ 27.65
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,943       1,051
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 3.74     $  5.66
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,560         657
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.50     $ 10.69
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,644       1,727
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.71     $ 11.51
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           786         674
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.68     $ 11.10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           130         154
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.50     $ 10.70
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           340         277
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $10.11     $ 10.72
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         2,525       1,235
------------------------------------------------------------------------------------------------------------------------------------
EQ/ Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $14.75     $ 16.06
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           502         626
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                              2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.67     $ 10.54          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            196          84          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.29     $ 11.12          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            591         290          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 16.13     $ 15.01     $ 13.79
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,714       2,354       1,938
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.57     $ 11.47     $ 10.97
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,890       1,556       1,391
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 16.96     $ 15.34     $ 14.02
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,156       1,107       1,007
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 26.86     $ 26.15     $ 25.92
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           1102         845         349
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  4.77     $  4.49     $  4.34
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             83          72          22
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.70          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            258          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.08          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             83          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.92          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             20          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.09          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             19          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.78     $  9.91          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            730         286          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/ Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 15.63     $ 15.31     $ 15.27
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            590         573         555
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended
                                                                                                December 31,
                                                                                           -----------------------------------------
                                                                                                2003      2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.69    $  9.85
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,510        386
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.62    $  6.81
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            883        285
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.10    $  9.24
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            636        237
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 26.17    $ 26.47
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            434        630
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/ Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.97    $ 14.71
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            512        198
------------------------------------------------------------------------------------------------------------------------------------


A-9 Appendix I: Condensed financial information

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                e-delivery today at www.axa-equitable.com/green


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ended December 31,
                                                                                           -----------------------------------------
                                                                                              2008        2007
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.15     $ 10.53
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            475         262
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.37     $ 16.02
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            720         713
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.26     $ 16.30
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            421         401
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.27     $ 10.78
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            848         853
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  3.56     $  6.04
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            153          89
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.04     $ 11.36
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            545         539
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.67     $ 25.45
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,528       1,726
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.26     $ 15.95
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            695         782
------------------------------------------------------------------------------------------------------------------------------------
EQ Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  4.97     $  8.27
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,342       1,440
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 31.77     $ 60.62
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             53          56
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.89     $ 11.80
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,511       1,494
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.15     $ 12.72
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            429         390
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 23.07     $ 30.68
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            523         526
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                              2006       2005        2004
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.17    $  9.96          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            202         60          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 16.60    $ 14.35     $ 14.00
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            744        596         575
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 15.46    $ 16.39     $ 16.03
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             47         41           6
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.75         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            178         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.07    $  5.41     $  5.05
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            104         69          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.85    $ 10.40          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            602        296          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 18.23    $ 13.53     $ 10.37
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           1239        755         609
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 13.26    $ 12.34          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            297        179          --
------------------------------------------------------------------------------------------------------------------------------------
EQ Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 55.37    $ 53.59     $ 50.38
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             47         25          28
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.30    $ 11.08     $ 11.07
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,030      1,611       1,424
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.87    $ 11.49     $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            400        338         284
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 30.26    $ 28.00     $ 27.64
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            758        755         771
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended
                                                                                                December 31,
                                                                                           -----------------------------------------
                                                                                                2003       2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.10    $  8.44
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            449        122
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.53    $  5.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            457         69
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 45.72    $ 33.82
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             10          4
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.84    $ 10.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,202        628
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.91    $  7.87
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            143         57
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 25.87    $ 21.48
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            557        125
------------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-10

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                e-delivery today at www.axa-equitable.com/green


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the years
                                                                                             ended December 31,
                                                                                           -----------------------------------------
                                                                                               2008        2007
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 9.54     $ 18.39
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           951       1,047
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 7.43     $ 12.50
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           447         473
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 5.56     $ 10.35
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           840         881
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 8.83     $ 14.37
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           921       1,210
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.55     $ 11.81
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           813         934
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 8.47     $ 13.46
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           727         805
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 4.95     $  8.71
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           687         788
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $10.31     $ 16.88
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           666         748
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 6.29     $ 12.10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           462         597
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                                2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 16.64     $ 13.51     $ 11.90
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,030         783         806
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.11     $ 10.85     $ 10.34
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            453         353         272
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.47     $  9.62     $  9.10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,014         980         876
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.10     $ 12.02     $ 11.42
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,363       1,238       1,242
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.74     $  9.96     $  9.35
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,035       1,075       1,055
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 13.68     $ 12.13     $ 11.49
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           1010         876       1,011
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.54     $  7.89     $  7.46
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            475         242          59
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 19.05     $ 16.69     $ 16.22
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           1201         991         884
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.41     $  9.87     $  9.02
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            350         311         306
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended
                                                                                                December 31,
                                                                                           -----------------------------------------
                                                                                                2003       2002
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.27    $  7.78
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            360        135
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.59    $  7.61
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            238        104
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.68    $  6.76
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            792        408
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.15    $  7.88
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            726        316
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.52    $  6.18
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            731        292
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.15    $  7.34
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            560        206
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.09    $ 10.43
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            641        270
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.74    $  5.64
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             98         14
------------------------------------------------------------------------------------------------------------------------------------




A-11 Appendix I: Condensed financial information

    To receive this document electronically, sign up for e-delivery today at
                           www.axa-equitable.com/green

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.55%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the years ended
                                                                                                      December 31,
                                                                                           -----------------------------------------
                                                                                               2008       2007        2006
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   8.19   $  13.68    $  13.09
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         44,143     31,080       6,793
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.90   $  11.30    $  10.85
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         18,171      4,087       1,202
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.30   $  11.73    $  11.29
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         16,064      7,023       2,537
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  37.11   $  49.91    $  47.71
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         18,036      9,394       3,387
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   8.84   $  13.16    $  12.57
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                        130,940     85,777      22,340
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 141.42   $ 255.59    $ 250.91
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            423        392         361
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  19.69   $  19.30    $  18.35
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,058        813         747
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.60   $  19.79    $  17.99
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          6,749      5,611       1,983
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.15   $  20.47    $  17.82
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,766      2,301       1,922
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   6.68   $  11.03    $  11.34
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            709        507         100
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.35   $  11.14    $  10.96
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,130        773         255
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  14.75   $  23.62    $  23.71
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,421      2,381       1,301
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                               2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.28    $  10.60          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            342         120          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.36    $  10.27          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            501         286          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.55    $  10.38          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            671         279          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  43.93    $  42.57    $  39.77
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            762         659         461
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.15          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,035          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 230.23    $ 224.21    $ 199.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            370         430         484
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  18.07    $  18.13    $  18.07
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            873       1,061       1,357
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  14.79    $  13.03    $  11.20
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,000       1,008       1,052
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  16.60    $  15.12    $  13.48
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,979       2,313       2,809
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.36          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  19.92    $  19.65    $  18.05
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,147       1,430       1,339
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                               2002        2001         2000
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  33.91    $  39.47           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            279         110           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 135.53    $ 206.51     $ 235.03
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            521         499          204
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  17.97    $  16.81     $  15.83
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,226          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   8.42    $   9.51     $  12.60
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            135          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.71    $  14.14     $  16.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,037       2,971        1,248
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.98    $  17.04     $  16.40
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,334       1,071          299
------------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-12

              To receive this document electronically, sign up for
                 e-delivery today at www.axa-equitable.com/green


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ended December 31,
                                                                                           -----------------------------------------
                                                                                               2008        2007
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.67    $  24.36
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          5,347       4,881
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   4.54    $   6.81
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,897       2,391
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   5.30    $   9.83
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            636         349
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   7.83    $  13.35
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,107       3,136
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   7.65    $  12.88
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          6,117       7,563
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   8.90    $  11.17
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,019       1,451
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   6.63    $  11.07
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          5,304       3,797
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  18.62    $  30.17
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          4,288       4,204
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.19    $  10.68
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          5,387       1,997
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   6.86    $   9.62
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,482       1,089
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   7.03    $  10.47
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          8,326       6,851
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   6.38    $   9.73
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,829         936
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   5.90    $   9.50
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         27,745      13,483
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                               2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 22.46     $ 18.15     $ 16.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,580       3,145       3,356
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.67     $  5.84     $  5.59
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,207         536         306
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.91     $  8.60     $  8.03
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            147          65          88
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.86     $ 12.16     $ 11.75
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,540       2,470       2,815
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.87     $ 11.67     $ 11.18
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          4,914       5,540       6,418
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.04     $ 10.38          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            382          65          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.84          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            665          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 29.20     $ 15.77     $ 25.07
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,534       3,726       4,345
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.92     $  9.74          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            457           9          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.78     $  8.42     $  8.23
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            319         349         400
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.42          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,076          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.82          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            153          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For the years ended December 31,
                                                                                ----------------------------------------------------
                                                                                    2003        2002        2001      2000
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                      $ 13.89     $ 11.02     $ 13.42    $ 17.37
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                               3,673       4,227       4,268      2,110
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                           --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                  --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                      $  7.87     $  6.25     $  8.63         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                 101          79          19         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                           --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                  --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                      $ 10.23     $  7.91     $ 10.66    $ 11.05
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                               6,957       7,543       2,052        628
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                           --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                  --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                           --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                  --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                      $ 23.10     $ 18.36     $ 24.03    $ 27.79
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                               4,750       5,020       4,534      1,524
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                           --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                  --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                      $  7,80     $  5.74     $  7.67    $  9.39
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                 500         378         182         47
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                           --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                  --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                           --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                  --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                           --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                  --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------


A-13 Appendix I: Condensed financial information

              To receive this document electronically, sign up for
                 e-delivery today at www.axa-equitable.com/green


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ended December 31,
                                                                                           -----------------------------------------
                                                                                              2008        2007
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.01     $ 11.80
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,577       1,416
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 19.46     $ 28.50
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,270       2,211
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.81     $ 16.22
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          4,686       3,598
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.55     $ 16.25
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,704       1,865
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.80     $ 14.28
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          6,813       8,678
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.09     $ 15.32
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,921       3,721
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.56     $ 10.64
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,845       3,557
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  4.85     $  7.72
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          7,722       7,920
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.24     $ 16.84
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,719       2,698
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  4.42     $ 10.36
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,742       1,312
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.24     $ 16.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          8,454       9,126
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.94     $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,241       1,048
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.77     $ 12.44
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,303       1,062
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                               2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.59    $  10.49          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            425          11          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 26.49    $  22.64    $  22.05
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            519         111          63
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.30    $  12.18    $  10.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,904       2,599       2,863
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.20    $  11.48          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            310           5          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.07    $  13.73    $  13.65
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          7,950       8,015       8,979
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 15.76    $  13.30    $  12.99
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          4,048       4,589       5,234
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.41    $   9.36    $   8.87
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          4,130       4,965       5,788
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.88    $   7.03    $   6.21
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          7,569        9.117     10,421
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.80    $  13.94    $  12.99
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,090       2,422       2,867
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.19    $  10.64          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            738         113          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 17.62    $  14.75    $  14.21
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          5,695       5,091       5,823
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.01    $   9.99          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            567          30          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.21    $  10.58          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            501          58          --
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                               2003       2002       2001      2000
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.44    $  7.23    $  8.65     $ 11.10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         2,832      2,786      2,530       1,050
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 13.32    $ 13.09    $ 12.13     $ 11.41
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                        10,672     12,695      8,943       1,427
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 11.90    $  9.53    $ 11.97     $ 13.04
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         6,009      6,939      6,123       1,419
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.08    $  6.73    $  8.66     $ 10.47
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         6,613      7,231      7,160       2,262
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  5.82    $  4.80    $  7.08     $  9.46
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                        11,828     13,521     14,217       6,200
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 11.72    $  9.20    $ 14.23     $ 21.92
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         3,344      3,796      4,345       2,112
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 12.72    $ 10.04    $ 11.80     $ 11.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         6,106      6,520      4,851       1,119
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-14

              To receive this document electronically, sign up for
                 e-delivery today at www.axa-equitable.com/green


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the years
                                                                                             ended December 31,
                                                                                           -----------------------------------------
                                                                                             2008       2007
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.66     $ 12.75
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,080         497
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.33     $ 12.20
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         2,698       2,108
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.73     $ 18.25
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         9,050       5,863
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.74     $ 13.50
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         7,091       6,060
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.92     $ 16.67
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         3,049       3,624
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 28.93     $ 28.78
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         5,634       3,506
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  3.79     $  5.74
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         5,847       1,806
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.53     $ 10.71
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         3,890       3,519
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.73     $ 11.54
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         2,347       1,565
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.70     $ 11.12
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           968         683
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.52     $ 10.73
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,367       1,020
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.17     $ 10.76
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                        11,794       3,625
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 15.10     $ 16.41
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,534       1,355
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                             2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.70     $ 10.55          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            138          45          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.32     $ 11.13          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            531         120          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 16.26     $ 15.11     $ 13.86
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,666       1,390       1,251
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.70     $ 11.56     $ 11.04
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          4,317       4,297       4,997
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 17.21     $ 15.54     $ 14.18
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,215       3,279       3,574
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 27.92     $ 27.14     $ 26.87
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,933       1,954       2,306
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  4.83     $  4.54     $  4.38
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            155          14           6
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.70          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            623          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.09          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            227          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.92          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            158          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.09          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            186          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.81     $  9.92          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,202         300          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 15.95     $ 15.60     $ 15.54
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            630         455         480
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                             2003        2002       2001      2000
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.74    $  9.87     $ 11.33        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,338        701          89        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.67    $  6.84     $  8.52   $  9.99
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          5,343      5,392       4,418       609
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.22    $  9.32     $ 11.09   $ 10.84
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,783      4,067       3,015       198
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 27.08    $ 27.35     $ 27.44   $ 26.91
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,186      4,967       4,110       826
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 15.21    $ 14.92          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            519        474          --        --
------------------------------------------------------------------------------------------------------------------------------------


A-15 Appendix I: Condensed financial information

              To receive this document electronically, sign up for
                 e-delivery today at www.axa-equitable.com/green


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ended December 31,
                                                                                           -----------------------------------------
                                                                                               2008        2007
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.20     $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,549         603
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.55     $ 16.27
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,777       2,196
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.55     $ 16.79
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,310       2,146
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.29     $ 10.80
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,287       2,998
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  3.62     $  6.12
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,130       1,796
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.08     $ 11.41
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,035       1,990
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.86     $ 25.86
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          8,369       5,992
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.31     $ 16.02
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,782       2,291
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  4.98     $  8.28
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          6,634       4,762
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 32.90     $ 62.68
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            210         180
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.02     $ 11.91
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,422       2,253
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.25     $ 12.83
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,361       1,640
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 23.85     $ 31.67
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,874       2,103
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                               2006        2005       2004
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.20    $  9.97          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            205         25          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 16.83    $ 14.52     $ 14.15
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,231        854       1,001
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 15.90      16.83     $ 16.44
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             71         15          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.75         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            531         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.15    $  5.47     $  5.10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            424        102           6
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.88    $ 10.41          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            900        131          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 18.50    $ 13.71     $ 10.48
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,602      1,632       1,515
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 13.29    $ 12.36          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            361         40          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 57.17    $ 55.24     $ 51.85
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            171        172         181
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.39    $ 11.14     $ 11.13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,474      1,199       1,470
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.96    $ 11.56     $ 10.98
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            696        453         565
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 31.19    $ 28.82     $ 28.41
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,654      1,626       1,924
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended December 31,
                                                                                          ------------------------------------------
                                                                                              2003        2002       2001     2000
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 12.21    $  8.50     $ 10.92    $ 10.87
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,152        974         825        270
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.61    $  5.61     $  6.06    $  6.49
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,462      1,464       1,482        881
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 46.99    $ 34.70     $ 49.56    $ 67.28
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           211        241         249        106
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.88    $ 10.65          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         1,625      1,594          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.94    $  7.88          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                           375        264          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 26.55    $ 22.00     $ 23.03    $ 23.23
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                         2,218      1,906       1,632        432
------------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-16

              To receive this document electronically, sign up for
                 e-delivery today at www.axa-equitable.com/green


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the years
                                                                                             ended December 31,
                                                                                           -----------------------------------------
                                                                                              2008       2007
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 9.64     $ 18.56
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                         3,649       2,753
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 7.51     $ 12.62
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                           981         750
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 5.62     $ 10.45
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                         1,942       1,621
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 8.93     $ 14.50
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                         3,416       2,431
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 6.62     $ 11.92
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                         1,770       1,398
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 8.56     $ 13.58
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                         1,982       1,394
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 5.03     $  8.83
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                         3,484       2,924
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $10.48     $ 17.14
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                         1,879       2,209
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 6.36     $ 12.21
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units
  outstanding (000's)                                                                         4,243       3,629
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                             2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 16.77     $ 13.59     $ 11.96
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,168         480         411
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.21     $ 10.92     $ 10.39
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            346         269         397
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.54     $  9.68     $  9.15
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            999         613         930
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.21     $ 12.10     $ 11.47
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          1,285         919         809
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.82     $ 10.03     $  9.40
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            884         663         773
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 13.78     $ 12.20     $ 11.54
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            838         550         720
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.65     $  7.97     $  7.53
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            627         195          11
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 19.31     $ 16.89     $ 16.39
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,465       2,629       3,013
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.49     $  9.93     $  9.07
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          2,459       2,792       3,478
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                             2003        2002       2001     2000
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.30    $  7.79          --       --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            323        108          --       --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.62    $  7.63          --       --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            296        201          --       --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.71    $  6.77          --       --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            759        424          --       --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.18    $  7.89          --       --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            635        503          --       --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.54    $  6.19          --       --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            720        427          --       --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.18    $  7.35          --       --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            545        364          --       --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --       --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                             --         --          --       --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.22    $ 10.51     $ 12.39  $ 10.69
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                          3,182      3,460       2,447      588
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.77    $  5.65          --       --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units
 outstanding (000's)                                                                            278        386          --       --
------------------------------------------------------------------------------------------------------------------------------------




A-17 Appendix I: Condensed financial information

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                           www.axa-equitable.com/green

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.65%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ended December 31,
                                                                                           -----------------------------------------
                                                                                              2008        2007
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $    9.02   $   15.09
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          88,738      64,596
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   10.32   $   11.79
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          42,602      10,068
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $    9.85   $   12.43
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          39,676      23,580
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $    9.76   $   13.13
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         162,336     117,390
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $    9.72   $   14.48
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         307,331     240,939
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $    7.70   $   13.93
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           7,635       7,057
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   10.94   $   10.74
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           5,624       2,177
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $    9.54   $   19.68
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          12,678      12,529
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $    8.85   $   16.27
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           4,155       3,846
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $    6.66   $   11.00
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           2,446       1,556
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   10.29   $   11.10
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           4,525       3,847
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $    8.88   $   14.23
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           8,195       7,001
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   10.87   $   19.38
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           8,942       9,184
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $    4.49   $    6.74
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           6,763       5,771
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $    7.03   $   13.04
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             994         982
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $    7.17   $   12.24
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          10,512       9,279
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ended December 31,
                                                                                         -------------------------------------------
                                                                                           2006        2005       2004     2003
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   14.45   $  12.46    $  11.72  $ 10.66
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                       32,813     12,508       4,674      195
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   11.33   $  10.83    $  10.75  $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        5,935      3,738       1,736      116
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   11.98   $  11.20    $  11.03  $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                       16,150      9,271       3,928      215
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   12.57   $  11.58    $  11.24  $ 10.51
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                       83,885     52,197      21,440      970
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   13.84   $  12.29    $  11.72  $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                      152,231     69,680      21,528      560
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   13.69   $  12.58    $  12.26  $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        7,207      5,402       2,957      158
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   10.22   $  10.07    $  10.12  $ 10.09
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        1,691      1,398         905       69
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   17.91   $  14.74    $  13.00  $ 11.19
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        7,675      3,716       1,270       66
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   14.18   $  13.22    $  12.06  $ 10.75
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        2,926      1,783         913       81
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   11.32   $  10.35          --       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          907        118          --       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   10.92   $  10.95    $  10.35  $ 10.16
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        3,611      2,568         878       43
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   14.30   $  12.02    $  11.87  $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        5,785      4,888       3,020      210
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   17.89   $  14.47    $  13.27  $ 11.09
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        7,223      4,026       1,161       30
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $    6.61   $   5.80    $   5.55       --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        4,814      3,177         208       --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   11.83   $  11.43    $  10.68  $ 10.49
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          894        571         194        5
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                             $   11.80   $  11.17    $  10.80  $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        6,225      2,419         273       15
------------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-18

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                 e-delivery today at www.axa-equitable.com/green


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the years ended
                                                                                                      December 31,
                                                                                         -------------------------------------------
                                                                                            2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.97    $  13.44    $  13.44
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        15,308      17,200       6,674
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.86    $  11.14    $  11.02
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,932       2,709       1,957
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.61    $  11.06    $  10.84
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        12,038       7,823       1,788
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.63    $  14.00    $  13.56
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        13,591      11,756       9,866
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 11.16    $  10.65    $   9.91
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         8,932       4,959       2,013
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.34    $  13.11    $  11.98
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,848       2,691       1,979
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.01    $  10.46    $  10.42
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        22,020      19,931       3,992
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.36    $   9.71    $  10.81
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         3,589       2,069         384
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  5.90    $   9.50          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        73,834      36,003          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.97    $  11.77    $  11.57
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,617       2,502       1,759
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 19.06    $  27.94    $  26.00
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,032       3,011       1,796
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.36    $  19.11    $  16.87
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        12,557      12,092      11,624
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.52    $  16.21    $  14.18
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,806       3,860       1,674
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.76    $  10.89    $  10.74
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        13,286      14,134      11,680
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.33    $  14.06    $  14.47
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,028       2,094       1,769
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.53    $  13.85    $  13.56
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,341       1,364       1,455
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.57    $  13.66    $  12.19
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,045       3,311       2,506
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                                2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.20     $ 11.69     $ 10.72
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,879       2,900          86
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.38          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            563          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.98     $ 11.67     $ 10.76
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          7,495       4,181         204
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.74          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            172          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.50     $ 11.25     $ 10.69
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,528       1,146         126
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.48          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            442          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 22.24     $ 21.68          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            802          76          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.38     $ 12.48     $ 11.17
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          7,243       3,564         178
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.48          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            373          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.50     $ 10.44     $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          7,995       3,501         284
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.22     $ 11.96     $ 10.97
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,018         473          42
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.21     $ 11.58     $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,271         643          69
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.46     $ 11.02     $ 10.34
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,386         595          44
------------------------------------------------------------------------------------------------------------------------------------


A-19 Appendix I: Condensed financial information

              To receive this document electronically, sign up for
                 e-delivery today at www.axa-equitable.com/green


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the years ended
                                                                                                      December 31,
                                                                                           -----------------------------------------
                                                                                            2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.90    $  14.66    $  12.89
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,429       2,960       1,215
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  4.40    $  10.34    $  11.17
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         6,687       7,005       5,957
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.90    $  14.17    $  15.10
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        17,618      19,894      14,100
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.90    $  10.55    $   9.99
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,905       1,635         878
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.74    $  12.41    $  12.19
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         3,958       3,773       3,163
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.63    $  12.71    $  11.68
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,823       1,698       1,248
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.30    $  12.17    $  12.30
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         8,482       7,885       5,585
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.86    $  15.09    $  13.45
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        27,244      25,093      20,022
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.86    $  15.77    $  14.84
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        10,589      10,337       8,706
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.92    $  15.00    $  15.51
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         5,726       6,668       6,490
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.59    $  10.55    $  10.24
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        26,885       8,854       4,632
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  3.76    $   5.69    $   4.79
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         8,750       4,503       1,430
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.51    $  10.70    $  10.70
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        11,898      12,811       2,470
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.71    $  11.52    $  11.08
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,013       2,779         367
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.68    $  11.11    $  10.92
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           969         743         133
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.50    $  10.71    $  11.09
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,314       1,662         182
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.13    $  10.73    $   9.79
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        25,636      14,527       8,303
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                                2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.16     $ 11.34     $ 10.24
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            705         369          29
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.63          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            563          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.65     $ 12.20     $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          9,522       5,080         310
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.98          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            743          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.58          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            874          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.54          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            527          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.13          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          2,163          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.51     $ 11.49     $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         11,881       5,249         435
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.53     $ 12.93     $ 11.33
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          5,920       3,260         291
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  14.02     $ 12.80     $ 11.04
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,526       2,213         149
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.97     $  9.87     $  9.96
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          2,041       1,005          42
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   4.51     $  4.35          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            883          38          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.91          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,300          --          --
------------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-20

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ended December 31,
                                                                                           -----------------------------------------
                                                                                              2008        2007
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.07    $  10.96
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,558       4,138
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.16    $  10.55
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          5,000       2,217
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.21    $  14.21
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,820       4,773
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.36    $  16.46
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,779       3,120
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   6.28    $  10.79
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          9,057      10,518
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   3.58    $   6.07
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,308       3,079
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   7.05    $  11.38
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         10,821       9,921
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  14.40    $  34.34
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          9,040       8,306
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   8.28    $  15.97
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          6,915       5,059
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   4.97    $   8.27
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         13,059      11,901
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   7.43    $  14.17
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,350       1,191
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.17    $  11.08
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         11,031       6,566
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.79    $  13.61
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,575       4,083
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.46    $  12.58
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          6,601       7,716
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.46    $  20.15
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          7,867       7,136
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   8.22    $  13.82
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,797       1,624
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   6.71    $  12.49
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,987       3,875
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ended December 31,
                                                                                         -------------------------------------------
                                                                                            2006        2005        2004      2003
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 10.66     $ 10.44     $ 10.40   $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        3,340       2,303       1,119        95
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 10.18     $  9.96          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        1,594         402          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 14.72     $ 12.72     $ 12.40   $ 10.71
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        4,061       2,210       1,215        79
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 15.61     $ 16.53     $ 16.17        --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          907         526          22        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 10.75          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        2,001          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  6.10     $  5.43     $  5.07        --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        2,346         952          71        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 11.86     $ 10.41          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        7,856       2,852          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 24.59     $ 18.24     $ 13.97   $ 11.48
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        6,050       3,408       1,047        46
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 13.27     $ 12.35          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        2,350         533          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                    --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 12.93     $ 12.51     $ 11.75   $ 10.66
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          976         442         210        15
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 10.61     $ 10.39     $ 10.38   $ 10.16
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        5,315       4,566       2,210       301
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 12.70     $ 12.28     $ 11.67   $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        3,143       1,765         716        86
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 12.40     $ 11.47     $ 11.32   $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        6,956       5,292       3,135       282
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 18.23     $ 14.79     $ 13.02   $ 11.23
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        5,220       2,536       1,127        65
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 13.38     $ 11.98     $ 11.41   $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        1,487       1,016         456        20
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 11.42     $ 11.59     $ 10.97   $ 10.45
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        3,137       2,204       1,141        59
------------------------------------------------------------------------------------------------------------------------------------


A-21 Appendix I: Condensed financial information


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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the years ended
                                                                                                      December 31,
                                                                                           -----------------------------------------
                                                                                             2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.65     $ 15.69     $ 15.40
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         6,951       6,335       5,165
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.12     $ 14.63     $ 13.30
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,317       3,883       3,570
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.20     $ 14.60     $ 14.83
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,175       4,025       3,627
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  4.98     $  8.75     $  8.58
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         6,845       6,231       3,530
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.02     $ 13.12     $ 14.80
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         6,403       7,224       7,719
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.44     $ 14.29     $ 12.29
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,301       3,743       2,164
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ended December 31,
                                                                                           -----------------------------------------
                                                                                              2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 13.12     $ 12.46     $ 11.07
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,109       1,455          59
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.33     $ 11.57     $ 10.53
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          2,515       1,381          97
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 13.15     $ 12.45     $ 10.99
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          2,566       1,506         103
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.91     $  7.49          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,416          31          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.96     $ 12.59     $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          5,307       2,979         191
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.65     $ 10.64     $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,431         675          35
------------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-22


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Appendix II: Purchase considerations for QP contracts*


--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Accumulator(R) Series QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Series QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Series QP contract to fund a plan for the contract's features and benefits other than tax deferral after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.

We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 75 (70, under Accumulator(R) Plus(SM) contracts), or if later, the first contract anniversary.

If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges; (2) market value adjustments; or (3) benefit base adjustments to an optional benefit.


AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for participants after age 70-1/2, trustees should consider:

o whether required minimum distributions under QP contracts would cause withdrawals in excess of 6% of the Guaranteed minimum income benefit Roll-Up benefit base;

o that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and

o that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the trustee.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.



* QP contracts are available for Accumulator(R), Accumulator(R) Plus(SM) and Accumulator(R) Elite(SM) contracts owners only.



B-1 Appendix II: Purchase considerations for QP contracts*


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Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2009 to a fixed maturity option with a maturity date of February 15, 2017 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculation below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2013(a). Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners.





------------------------------------------------------------------------------------------------------------------------------------
                                                                                Hypothetical assumed
                                                                                rate to maturity(j)
                                                                              ("j" in the calculation
                                                                                       below)
                                                                                 February 15, 2013
                                                                              ------------------------------------------------------
                                                                                   5.00%        9.00%
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 As of February 15, 2013 before withdrawal
------------------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount(b)                                                  $141,389     $121,737
------------------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount(c)                                                   $131,104     $131,104
------------------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                         $ 10,285     $ (9,367)
------------------------------------------------------------------------------------------------------------------------------------
 On February 15, 2013 after $50,000 withdrawal
------------------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                          $  3,637     $ (3,847)
------------------------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)    $ 46,363     $ 53,847
------------------------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                      $ 91,389     $ 71,737
------------------------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                           $ 84,741     $ 77,257
------------------------------------------------------------------------------------------------------------------------------------
(8) Maturity value(d)                                                          $111,099     $101,287
------------------------------------------------------------------------------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)      Number of days from the withdrawal date to the maturity date = D = 1,461

(b)      Market adjusted amount is based on the following calculation:

          Maturity value                              $171,882
         ---------------             =           -------------------     where j is either 5% or 9%
               (D/365)                                 (1,461/365)
          (1+j)                                   (1+j)


(c)      Fixed maturity amount is based on the following calculation:

          Maturity value                               $171,882
         ---------------             =           --------------------
               (D/365)                                    (1,461/365)
          (1+h)                                   (1+0.07)

(d)      Maturity value is based on the following calculation:
                                      (D/365)                                  (1,461/365)
         Fixed maturity amount - (1+h)        = ($84,741 or $77,257) - (1+0.07)

                               Appendix III: Market value adjustment example C-1


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Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.


The following illustrates the enhanced death benefit calculation for Accumulator(R), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contracts. The enhanced death benefit calculation for Accumulator(R) Plus(SM) contracts is illustrated on the next page. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:



--------------------------------------------------------------------------------------------------------
  End of
 contract                        6% Roll-Up to age 85     Annual Ratchet to age 85       GWBL Enhanced
   year        Account value        benefit base               benefit base          death benefit base
--------------------------------------------------------------------------------------------------------
     1          $105,000            $  106,000(4)              $  105,000(1)            $  105,000(5)
--------------------------------------------------------------------------------------------------------
     2          $115,500            $  112,360(3)              $  115,500(1)            $  115,500(5)
--------------------------------------------------------------------------------------------------------
     3          $129,360            $  119,102(3)              $  129,360(1)            $  129,360(5)
--------------------------------------------------------------------------------------------------------
     4          $103,488            $  126,248(3)              $  129,360(2)            $  135,828(6)
--------------------------------------------------------------------------------------------------------
     5          $113,837            $  133,823(4)              $  129,360(2)            $  142,296(6)
--------------------------------------------------------------------------------------------------------
     6          $127,497            $  141,852(4)              $  129,360(2)            $  148,764(6)
--------------------------------------------------------------------------------------------------------
     7          $127,497            $  150,363(4)              $  129,360(2)            $  155,232(6)
--------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3) At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4) At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.


GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(5) At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.


(6) At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.


D-1 Appendix IV: Enhanced death benefit example


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The following illustrates the enhanced death benefit calculation for
Accumulator(R) Plus(SM) contracts. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options) , no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:






--------------------------------------------------------------------------------------------------------------------
  End of Contract                        6% Roll-Up to age 85     Annual Ratchet to age 85       GWBL Enhanced
       Year            Account Value        benefit base               benefit base          death benefit base
--------------------------------------------------------------------------------------------------------------------
         1              $109,200            $  106,000(3)              $  109,200(1)            $  109,200(5)
--------------------------------------------------------------------------------------------------------------------
         2              $120,120            $  112,360(3)              $  120,120(1)            $  120,120(5)
--------------------------------------------------------------------------------------------------------------------
         3              $134,534            $  119,102(3)              $  134,534(1)            $  134,534(5)
--------------------------------------------------------------------------------------------------------------------
         4              $107,628            $  126,248(3)              $  134,534(3)            $  141,261(6)
--------------------------------------------------------------------------------------------------------------------
         5              $118,390            $  133,823(3)              $  134,534(2)            $  147,988(6)
--------------------------------------------------------------------------------------------------------------------
         6              $132,597            $  141,852(4)              $  134,534(2)            $  154,715(6)
--------------------------------------------------------------------------------------------------------------------
         7              $132,597            $  150,363(4)              $  134,534(2)            $  161,441(6)
--------------------------------------------------------------------------------------------------------------------



The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3) At the end of contract years 1 through 5, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4) At the end of contract years 6 and 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.


GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(5) At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(6) At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.


                                 Appendix IV: Enhanced death benefit example D-2


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Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85" enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for Accumulator(R), Accumulator(R) Plus(SM), Accumulator(R) Elite(SM) and Accumulator(R) Select(SM) contracts, respectively. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.47)%, 3.53% for the Accumulator(R) contracts; (2.72)% and 3.28% for Accumulator(R) Plus(SM) contracts (2.82)% and 3.18% for Accumulator(R) Elite(SM) contracts; and (2.87)% and 3.13% for Accumulator(R) Select(SM) contracts, respectively at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85" enhanced death benefit charge, the Earnings enhancement benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.61%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.31% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


E-1 Appendix V: Hypothetical illustrations


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Variable deferred annuity
Accumulator(R)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 Guaranteed minimum death benefit
  Earnings enhancement benefit
  Guaranteed minimum income benefit

                                                          Greater of 6%
                                                         Roll-Up to age                                 Lifetime Annual
                                                          85 or Annual                         Guaranteed Minimum Income Benefit
                                                         Ratchet to age                        ----------------------------------
                                                          85 Guaranteed    Total Death Benefit
                                                          Minimum Death     with the Earnings     Guaranteed       Hypothetical
                   Account Value        Cash Value           Benefit       enhancement benefit      Income            Income
       Contract ------------------- ------------------ ------------------- ------------------- ----------------- ----------------
 Age     Year       0%        6%       0%        6%        0%        6%        0%        6%       0%       6%       0%       6%
----- --------- --------- --------- -------- --------- --------- --------- --------- --------- -------- -------- -------- -------
 60        1     100,000  100,000    93,000    93,000   100,000  100,000    100,000  100,000     N/A      N/A      N/A      N/A
 61        2      95,814  101,793    88,814    94,793   106,000  106,000    108,400  108,400     N/A      N/A      N/A      N/A
 62        3      91,664  103,561    85,664    97,561   112,360  112,360    117,304  117,304     N/A      N/A      N/A      N/A
 63        4      87,542  105,297    81,542    99,297   119,102  119,102    126,742  126,742     N/A      N/A      N/A      N/A
 64        5      83,443  106,995    78,443   101,995   126,248  126,248    136,747  136,747     N/A      N/A      N/A      N/A
 65        6      79,360  108,649    76,360   105,649   133,823  133,823    147,352  147,352     N/A      N/A      N/A      N/A
 66        7      75,288  110,250    74,288   109,250   141,852  141,852    158,593  158,593     N/A      N/A      N/A      N/A
 67        8      71,219  111,792    71,219   111,792   150,363  150,363    170,508  170,508     N/A      N/A      N/A      N/A
 68        9      67,148  113,265    67,148   113,265   159,385  159,385    183,139  183,139     N/A      N/A      N/A      N/A
 69       10      63,066  114,661    63,066   114,661   168,948  168,948    196,527  196,527     N/A      N/A      N/A      N/A
 74       15      42,189  120,101    42,189   120,101   226,090  226,090    276,527  276,527   13,520   13,520   13,520   13,520
 79       20      19,789  121,747    19,789   121,747   302,560  302,560    383,584  383,584   20,272   20,272   20,272   20,272
 84       25           0  117,366         0   117,366         0  404,893          0  493,179   32,391   32,391   32,391   32,391
 89       30           0  119,173         0   119,173         0  429,187          0  517,472     N/A      N/A      N/A      N/A
 94       35           0  124,445         0   124,445         0  429,187          0  517,472     N/A      N/A      N/A      N/A
 95       36           0  125,602         0   125,602         0  429,187          0  517,472     N/A      N/A      N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



                                      Appendix V: Hypothetical illustrations E-2


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Variable deferred annuity
Accumulator(R) Plus(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 Guaranteed minimum death benefit
  Earnings enhancement benefit
  Guaranteed minimum income benefit


                                                          Greater of 6%
                                                         Roll-Up to age                                 Lifetime Annual
                                                          85 or Annual                         Guaranteed Minimum Income Benefit
                                                         Ratchet to age                        ----------------------------------
                                                          85 Guaranteed    Total Death Benefit
                                                          Minimum Death     with the Earnings     Guaranteed       Hypothetical
                   Account Value        Cash Value           Benefit       enhancement benefit      Income            Income
       Contract ------------------- ------------------ ------------------- ------------------- ----------------- ----------------
 Age     Year       0%        6%       0%        6%        0%        6%        0%        6%       0%       6%       0%       6%
----- --------- --------- --------- -------- --------- --------- --------- --------- --------- -------- -------- -------- -------
 60        1     104,000  104,000    96,000    96,000   100,000  100,000    100,000  100,000      N/A     N/A       N/A     N/A
 61        2      99,443  105,661    91,443    97,661   106,000  106,000    108,400  108,400      N/A     N/A       N/A     N/A
 62        3      94,943  107,288    87,943   100,288   112,360  112,360    117,304  117,304      N/A     N/A       N/A     N/A
 63        4      90,492  108,875    83,492   101,875   119,102  119,102    126,742  126,742      N/A     N/A       N/A     N/A
 64        5      86,085  110,415    80,085   104,415   126,248  126,248    136,747  136,747      N/A     N/A       N/A     N/A
 65        6      81,714  111,902    76,714   106,902   133,823  133,823    147,352  147,352      N/A     N/A       N/A     N/A
 66        7      77,372  113,328    73,372   109,328   141,852  141,852    158,593  158,593      N/A     N/A       N/A     N/A
 67        8      73,052  114,685    70,052   111,685   150,363  150,363    170,508  170,508      N/A     N/A       N/A     N/A
 68        9      68,747  115,965    68,747   115,965   159,385  159,385    183,139  183,139      N/A     N/A       N/A     N/A
 69       10      64,449  117,157    64,449   117,157   168,948  168,948    196,527  196,527      N/A     N/A       N/A     N/A
 74       15      42,763  121,439    42,763   121,439   226,090  226,090    276,527  276,527    13,520  13,520    13,520  13,520
 79       20      19,893  121,693    19,893   121,693   302,560  302,560    383,584  383,584    20,272  20,272    20,272  20,272
 84       25           0  115,710         0   115,710         0  404,893          0  493,179         0  32,391         0  32,391
 89       30           0  115,716         0   115,716         0  429,187          0  517,472      N/A     N/A       N/A     N/A
 94       35           0  118,853         0   118,853         0  429,187          0  517,472      N/A     N/A       N/A     N/A
 95       36           0  119,537         0   119,537         0  429,187          0  517,472      N/A     N/A       N/A     N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



E-3 Appendix V: Hypothetical illustrations


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Variable deferred annuity
Accumulator(R) Elite(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 Guaranteed minimum death benefit
  Earnings enhancement benefit
  Guaranteed minimum income benefit


                                                          Greater of 6%
                                                         Roll-Up to age                                 Lifetime Annual
                                                          85 or Annual                         Guaranteed Minimum Income Benefit
                                                         Ratchet to age                        ----------------------------------
                                                          85 Guaranteed    Total Death Benefit
                                                          Minimum Death     with the Earnings     Guaranteed       Hypothetical
                   Account Value        Cash Value           Benefit       enhancement benefit      Income            Income
       Contract ------------------- ------------------ ------------------- ------------------- ----------------- ----------------
 Age     Year       0%        6%       0%        6%        0%        6%        0%        6%       0%       6%       0%       6%
----- --------- --------- --------- -------- --------- --------- --------- --------- --------- -------- -------- -------- -------
 60        1     100,000  100,000    92,000    92,000   100,000  100,000    100,000  100,000      N/A     N/A       N/A     N/A
 61        2      95,466  101,445    88,466    94,445   106,000  106,000    108,400  108,400      N/A     N/A       N/A     N/A
 62        3      90,992  102,847    84,992    96,847   112,360  112,360    117,304  117,304      N/A     N/A       N/A     N/A
 63        4      86,571  104,202    81,571    99,202   119,102  119,102    126,742  126,742      N/A     N/A       N/A     N/A
 64        5      82,197  105,502    82,197   105,502   126,248  126,248    136,747  136,747      N/A     N/A       N/A     N/A
 65        6      77,863  106,740    77,863   106,740   133,823  133,823    147,352  147,352      N/A     N/A       N/A     N/A
 66        7      73,562  107,909    73,562   107,909   141,852  141,852    158,593  158,593      N/A     N/A       N/A     N/A
 67        8      69,285  109,000    69,285   109,000   150,363  150,363    170,508  170,508      N/A     N/A       N/A     N/A
 68        9      65,026  110,005    65,026   110,005   159,385  159,385    183,139  183,139      N/A     N/A       N/A     N/A
 69       10      60,777  110,913    60,777   110,913   168,948  168,948    196,527  196,527      N/A     N/A       N/A     N/A
 74       15      39,346  113,635    39,346   113,635   226,090  226,090    276,527  276,527    13,520  13,520    13,520  13,520
 79       20      16,826  112,081    16,826   112,081   302,560  302,560    383,584  383,584    20,272  20,272    20,272  20,272
 84       25           0  104,030         0   104,030         0  404,893          0  493,179         0  32,391         0  32,391
 89       30           0  101,688         0   101,688         0  429,187          0  517,472      N/A     N/A       N/A     N/A
 94       35           0  102,114         0   102,114         0  429,187          0  517,472      N/A     N/A       N/A     N/A
 95       36           0  102,206         0   102,206         0  429,187          0  517,472      N/A     N/A       N/A     N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



                                      Appendix V: Hypothetical illustrations E-4


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Variable deferred annuity
Accumulator(R) Select(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 Guaranteed minimum death benefit
  Earnings enhancement benefit
  Guaranteed minimum income benefit


                                                           Greater of 6%
                                                          Roll-Up to age                                 Lifetime Annual
                                                           85 or Annual                         Guaranteed Minimum Income Benefit
                                                          Ratchet to age                        ----------------------------------
                                                           85 Guaranteed    Total Death Benefit
                                                           Minimum Death     with the Earnings     Guaranteed       Hypothetical
                   Account Value        Cash Value            Benefit       enhancement benefit      Income            Income
       Contract ------------------- ------------------- ------------------- ------------------- ----------------- ----------------
 Age     Year       0%        6%        0%        6%        0%        6%        0%        6%       0%       6%       0%       6%
----- --------- --------- --------- --------- --------- --------- --------- --------- --------- -------- -------- -------- -------
 60        1     100,000   100,000   100,000   100,000   100,000  100,000    100,000  100,000      N/A     N/A       N/A     N/A
 61        2      95,416   101,395    95,416   101,395   106,000  106,000    108,400  108,400      N/A     N/A       N/A     N/A
 62        3      90,896   102,746    90,896   102,746   112,360  112,360    117,304  117,304      N/A     N/A       N/A     N/A
 63        4      86,433   104,046    86,433   104,046   119,102  119,102    126,742  126,742      N/A     N/A       N/A     N/A
 64        5      82,021   105,290    82,021   105,290   126,248  126,248    136,747  136,747      N/A     N/A       N/A     N/A
 65        6      77,651   106,470    77,651   106,470   133,823  133,823    147,352  147,352      N/A     N/A       N/A     N/A
 66        7      73,318   107,578    73,318   107,578   141,852  141,852    158,593  158,593      N/A     N/A       N/A     N/A
 67        8      69,012   108,606    69,012   108,606   150,363  150,363    170,508  170,508      N/A     N/A       N/A     N/A
 68        9      64,727   109,545    64,727   109,545   159,385  159,385    183,139  183,139      N/A     N/A       N/A     N/A
 69       10      60,456   110,386    60,456   110,386   168,948  168,948    196,527  196,527      N/A     N/A       N/A     N/A
 74       15      38,951   112,735    38,951   112,735   226,090  226,090    276,527  276,527    13,520  13,520    13,520  13,520
 79       20      16,420   110,751    16,420   110,751   302,560  302,560    383,584  383,584    20,272  20,272    20,272  20,272
 84       25           0   102,217         0   102,217         0  404,893          0  493,179         0  32,391         0  32,391
 89       30           0    99,340         0    99,340         0  429,187          0  517,472      N/A     N/A       N/A     N/A
 94       35           0    99,153         0    99,153         0  429,187          0  517,472      N/A     N/A       N/A     N/A
 95       36           0    99,113         0    99,113         0  429,187          0  517,472      N/A     N/A       N/A     N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



E-5 Appendix V: Hypothetical illustrations


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Appendix VI: Earnings enhancement benefit example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes the Earnings enhancement benefit for an owner age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:


                                                                No withdrawal   $3,000 withdrawal   $6,000 withdrawal
---------------------------------------------------------------------------------------------------------------------
A   Initial contribution                                           100,000           100,000             100,000
---------------------------------------------------------------------------------------------------------------------
B   Death benefit: prior to withdrawal.*                           104,000           104,000             104,000
---------------------------------------------------------------------------------------------------------------------
    Earnings enhancement benefit earnings: death
    benefit less net contributions (prior to the withdrawal in
C   D).                                                             4,000             4,000               4,000
    B minus A.
---------------------------------------------------------------------------------------------------------------------
D   Withdrawal                                                        0               3,000               6,000
---------------------------------------------------------------------------------------------------------------------
    Excess of the withdrawal over the Earnings
E   enhancement benefit earnings                                      0                 0                 2,000
    greater of D minus C or zero
---------------------------------------------------------------------------------------------------------------------
    Net contributions (adjusted for the withdrawal in D)
F   A minus E                                                      100,000           100,000              98,000
---------------------------------------------------------------------------------------------------------------------
    Death benefit (adjusted for the withdrawal in D)
G   B minus D                                                      104,000           101,000              98,000
---------------------------------------------------------------------------------------------------------------------
    Death benefit less net contributions
H   G minus F                                                       4,000             1,000                 0
---------------------------------------------------------------------------------------------------------------------
I   Earnings enhancement benefit factor                              40%               40%                 40%
---------------------------------------------------------------------------------------------------------------------
    Earnings enhancement benefit
J   H times I                                                       1,600              400                  0
---------------------------------------------------------------------------------------------------------------------
    Death benefit: including the Earnings enhancement
K   benefit G plus J                                               105,600           101,400              98,000
---------------------------------------------------------------------------------------------------------------------


* The death benefit is the greater of the account value or any applicable death benefit.


                           Appendix VI: Earnings enhancement benefit example F-1


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Appendix VII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


The following information is a summary of the states where the Accumulator(R) Series contracts or certain features and/or benefits in the contracts are either not available or vary from the respective contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state. See also Appendix VIII later in this Prospectus for information about the availability of certain features under your contract.


STATES WHERE CERTAIN ACCUMULATOR(R) SERIES CONTRACT'S FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:



------------------------------------------------------------------------------------------
 State                     Features and Benefits
------------------------------------------------------------------------------------------
CALIFORNIA                See "Contract features and benefits"--"Your right to can-
                          cel within a certain number of days"
------------------------------------------------------------------------------------------
FLORIDA                   See "Contract features and benefits" in "Credits"
                          (For Accumulator(R) Plus(SM) contracts only)
------------------------------------------------------------------------------------------
OREGON                    See "We require that the following types of communica-
(For Accumulator(R),      tions be on specific forms we provide for that purpose:" in
Accumulator(R) Plus(SM)   "Who is AXA Equitable?"
and Accumulator(R)
Elite(SM) contracts only
--Accumulator(R)          Flexible Premium IRA, Flexible Premium Roth IRA and QP
Select(SM) contracts not  contracts
available)

                          Fixed maturity options

                          Automatic investment program
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
 State                     Availability or Variation
------------------------------------------------------------------------------------------
CALIFORNIA                If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

                          If you allocate your entire initial contribution to the
                          EQ/Money Market option (and/or guaranteed interest
                          option, if available), the amount of your refund will be equal to your contribution less interest, unless you make a trans-
                          fer, in which case the amount of your refund will be equal to your account value on the date we receive your request to
                          cancel at our processing office. This amount could be less than your initial contribution. If the Principal guarantee ben-
                          efit or Guaranteed withdrawal benefit for life is elected, the investment allocation during the 30 day free look period is limited to the guaranteed interest option. If you allocate any portion of your initial contribution to the variable invest-
                          ment options (other than the EQ/Money Market option)
                          and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to
                          cancel at our processing office.
------------------------------------------------------------------------------------------
FLORIDA                   The following information replaces the second bullet to the final set of bullets in this section:

                          o You may annuitize your contract after thirteen months,
                            however, if you elect to receive annuity payments within
                            five years of the contract date, we will recover the credit that applies to any contribution made in that five years. If you start receiving annuity payments after five years from the contract date and within three years of making any
                            contribution, we will recover the credit that applies to
                            any contribution made within the prior three years.
------------------------------------------------------------------------------------------
OREGON                    The following is added:
(For Accumulator(R),       (20) requests for required minimum distributions, other
Accumulator(R) Plus(SM)         than pursuant to our automatic RMD service.
and Accumulator(R)
Elite(SM) contracts only
--Accumulator(R)          Not Available
Select(SM) contracts not
available)

                          Not Available
                          Not Available
------------------------------------------------------------------------------------------


G-1 Appendix VII: State contract availability and/or variations of certain features and benefits


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
------------------------------------------------------------------------------------------
 State           Features and Benefits
------------------------------------------------------------------------------------------
OREGON          Special dollar cost averaging program
(CONTINUED)     (For Accumulator(R) and Accumulator(R) Elite(SM) contracts only)

                See "How you can purchase and contribute to your con-tract" in "Contract features and benefits"

                See "Guaranteed minimum death benefit/Guaranteed mini-mum income benefit roll-up benefit base reset" in "Contract features and benefits"

                See "Lifetime required minimum distribution withdrawals" under "Withdrawing your account value" in "Accessing your money"

                See "Selecting an annuity payout option" under "Your annuity payout options" in "Accessing your money"

                See "Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85" under "Guaranteed minimum death benefit charge" in "Charges and expenses"

                See "Disability, terminal illness, or confinement to nursing home" under "Withdrawal charge" in "Charges and
                expenses"
------------------------------------------------------------------------------------------
PENNSYLVANIA    Contributions

                Special dollar cost averaging program
                (For Accumulator(R) and Accumulator(R) Elite(SM) contracts only)

                See "Disability, terminal illness, or confinement to nursing home" under "Withdrawal charge" in "Charges and
                expenses" (For Accumulator(R), Accumulator(R) Plus(SM) and
                Accumulator(R) Elite(SM) contracts only)
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
 State           Availability or Variation
------------------------------------------------------------------------------------------
OREGON          o   Available only during the first contract year.
(CONTINUED)     o   Subsequent contributions cannot be used to elect new
                    programs after the first contract year. You may make
                    subsequent contributions to the initial programs while
                    they are still running.

                Additional contributions are limited to the first year after the contract issue date only.

                The Roll-Up benefit base is eligible for reset beginning on the fifth contract date anniversary and on each fifth or later contract date anniversary after a reset.

                The following replaces the third paragraph:

                We generally will not impose a withdrawal charge on mini-mum distribution withdrawals even if you are not enrolled in our automatic RMD service except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawals exceed the 10% free withdrawal amount. In order to avoid a with-drawal charge in connection with minimum distribution withdrawals outside of our automatic RMD service, you must notify us using our request form. Such minimum distri-bution withdrawals must be based solely on your contract's account value.

                for Accumulator(R) contracts:

                An annuity commencement date earlier than seven years from the contract issue date may not be elected.

                for Accumulator(R) Elite(SM) contracts:

                An annuity commencement date earlier than four years from the contract issue date may not be elected.
                for Accumulator(R) Plus(SM) contracts:

                An annuity commencement date earlier than eight years from the contract issue date may not be elected.

                The charge is equal to 0.60% of the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 benefit base.

                Item (i) under this section is deleted in its entirety
------------------------------------------------------------------------------------------
PENNSYLVANIA    Your contract refers to contributions as premiums.

                In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

                Item (iii) under this section is deleted in its entirety.
------------------------------------------------------------------------------------------


 Appendix VII: State contract availability and/or variations of certain features and benefits G-2


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
--------------------------------------------------------------------------------
 State          Features and Benefits
--------------------------------------------------------------------------------
PENNSYLVANIA   Required disclosure for Pennsylvania customers
(CONTINUED)
--------------------------------------------------------------------------------
PUERTO RICO    IRA, Roth IRA, Inherited IRA, QP and Rollover TSA contracts

               Beneficiary continuation option (IRA)

               Tax Information--Special rules for NQ contracts
--------------------------------------------------------------------------------
TEXAS          See "Charges that AXA Equitable deducts" under "Annual
               administrative charge" in "Charges and expenses"
--------------------------------------------------------------------------------
WASHINGTON     Guaranteed interest option

               Investment simplifier -- Fixed-dollar option and Interest sweep option

               Fixed maturity options

               Income Manager(R) payout option

               Earnings enhancement benefit

               Special dollar cost averaging program
               (For Accumulator(R) and Accumulator(R) Elite(SM) contracts only)


               "Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit"


               See "Guaranteed minimum death benefit charge" in "Fee
               table" and in "Charges and expenses"
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 State          Availability or Variation
--------------------------------------------------------------------------------
PENNSYLVANIA   Any person who knowingly and with intent to defraud any
(CONTINUED)    insurance company or other person files an application for insurance or statement of claim containing any materially
               false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
--------------------------------------------------------------------------------
PUERTO RICO    Not Available

               Not Available

               Income from NQ contracts we issue is U.S. source. A Puerto
               Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico resi-
               dents is excludable from U.S. taxation. Income from NQ
               contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a con-
               tract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against
               Puerto Rico tax for U.S. tax paid. Depending on your per-
               sonal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.
--------------------------------------------------------------------------------
TEXAS          We will deduct the annual administrative charge on a pro
               rata basis but only from your value in the variable invest-
               ment options. We will not deduct this charge from your
               value in the guaranteed interest option.
--------------------------------------------------------------------------------
WASHINGTON     Not Available

               Not Available

               Not Available

               Not Available

               Not Available

               o   Available only at issue
               o Subsequent contributions cannot be used to elect new programs. You may make subsequent contributions to the initial programs while they are still running.

               All references to this feature are deleted in their entirety.

               You have the choice of the following guaranteed minimum death benefits: the Greater of 4% Roll-Up to age 85 or Annual Ratchet to age 85; the Annual Ratchet to age 85;
               the Standard death benefit; the GWBL Enhanced death benefit; or the GWBL Standard death benefit.

               The charge for the Greater of 4% Roll-Up to age 85 or
               Annual Ratchet to age 85 is 0.60%
--------------------------------------------------------------------------------


G-3 Appendix VII: State contract availability and/or variations of certain features and benefits


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
--------------------------------------------------------------------------------
 State           Features and Benefits
--------------------------------------------------------------------------------
WASHINGTON      See "Guaranteed minimum death benefit and Guaranteed
(CONTINUED)     minimum income benefit base" in "Contract features and
                benefits"

                See "Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset" in "Contract features and benefits"


                See "Guaranteed minimum death benefit" in "Contract features and benefits"


                See "Annual administrative charge" in "Charges and
                expenses"
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 State           Availability or Variation
--------------------------------------------------------------------------------
WASHINGTON      o   If you elect the 6% Guaranteed minimum income benefit with
(CONTINUED)         the Greater of 4% Roll-Up to age 85 or Annual Ratchet to age
                    85 enhanced death benefit, the variable investment options
                    (other than those variable investment options that roll up at 3%), the account for special dollar cost averaging
                    program and the account for 12 month dollar cost averaging will roll up at an annual rate of 6% for the Guaranteed
                    minimum income benefit base and 4% for the 4% Roll-Up to age
                    85 benefit base.

                o   If you elect the Greater of 4% Roll-Up to age 85 or Annual
                    Ratchet to age 85 enhanced death benefit, with- out the Guaranteed minimum income benefit, the variable investment options (other than those variable investment options that roll up at 3%), the account for special dollar cost averaging program and the account for 12 month dollar cost averaging will roll up at an annual rate of 4% for the 4%
                    Roll-Up to age 85 benefit base.

                Your "Greater of 4% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit" benefit base will reset only if your account value is greater than your Guaranteed minimum income benefit roll-up benefit base.

                You have a choice of the Standard death benefit, the Annual Ratchet to age 85 enhanced death benefit, or the Greater of 4% Roll-Up to age 85 or Annual Ratchet to age
                85 enhanced death benefit.

                The second paragraph of this section is replaced with the following:

                For Accumulator(R) and Accumulator(R) Elite(SM) contracts:
                The annual administrative charge will be deducted from the value in the variable investment options on a pro rata basis.
                If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of that charge for the year.

                For Accumulator(R) Select(SM) contracts:

                The annual administrative charge will be deducted from the value in the variable investment options on a pro rata basis.
                If those amounts are insufficient, we will deduct all or a portion of the charge from the account for 12 month dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of that charge for the year.

                For Accumulator(R) Plus(SM) contracts:

                The annual administrative charge will be deducted from the value in the variable investment options on a pro rata basis.
                If the contract is surrendered or annuitized or a death ben-
                efit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of that charge for the year.
--------------------------------------------------------------------------------


          Appendix VII: State contract availability and/or variations of certain features and benefits G-4


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
--------------------------------------------------------------------------------
 State           Features and Benefits
--------------------------------------------------------------------------------
WASHINGTON      See "How withdrawals affect your Guaranteed minimum
(CONTINUED)     income benefit, Guaranteed minimum death benefit and
                Principal guarantee benefits" in "Accessing your money"

                See "10% free withdrawal amount" under "Withdrawal charge" in "Charges and expenses" (For Accumulator(R), Accumulator(R) Plus(SM) and Accumulator(R) Elite(SM) contracts only)

                See "Certain withdrawals" under "Withdrawal charge" in "Charges and expenses" (For Accumulator(R), Accumulator(R)
                Plus(SM) and Accumulator(R) Elite(SM) contracts only)

                See "Withdrawal charge" in "Charges and expenses" under
                "Disability, terminal illness, or confinement to nursing
                home" (For Accumulator(R), Accumulator(R) Plus(SM) and Accu-
                mulator(R) Elite(SM) contracts only)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 State           Availability or Variation
--------------------------------------------------------------------------------
WASHINGTON      The first sentence of the third paragraph is replaced with
(CONTINUED)     the following:

                With respect to the Guaranteed minimum income benefit and the Greater of 4% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, withdrawals (including any applicable withdrawal charges) will reduce each of the benefits' Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of the withdrawals in a contract year is 6% or less of each benefit's Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. With respect to the Greater of 4%
                Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, if elected without the Guaranteed minimum income benefit, withdrawals (including any applicable with-drawal charges) will reduce the 4% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of the withdrawals in a contract year is 6% or less of the 4% Roll-Up to age 85 benefit base on the contract issue date or the most recent contract date anniversary, if later.

                The 10% free withdrawal amount applies to full surrenders.

                If you elect the Greater of 4% Roll-Up to age 85 or Annual
                Ratchet to age 85 enhanced death benefit without a Guar-anteed minimum income benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed
                6% of the beginning of contract year 4% Roll-Up to age 85 benefit base, even if such withdrawals exceed the free with-drawal amount.

                The owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration or a statement from an
                independent U.S. licensed physician stating that the owner
                (or older joint owner, if applicable) meets the definition of total disability for at least 6 continuous months prior to the notice of claim. Such disability must be re-certified every 12 months.
--------------------------------------------------------------------------------


G-5 Appendix VII: State contract availability and/or variations of certain features and benefits


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Appendix VIII: Contract variations

--------------------------------------------------------------------------------

You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.

------------------------------------------------------------------------------------------------------------------------------------
 Approximate Time Period            Feature/Benefit                             Variation
------------------------------------------------------------------------------------------------------------------------------------
July 10, 2006 - January 15, 2007   Greater of 6% Roll-Up to age 85 or Annual   The fee for this benefit is 0.60%.
                                   Ratchet to age 85 enhanced death benefit

                                   Guaranteed minimum death benefit/           The Roll-Up benefit base is eligible for reset
                                   Guaranteed minimum income benefit roll-up   beginning on the fifth contract date anniversary
                                   benefit base reset                          and on each fifth or later contract date
                                                                               anniversary after a reset.
------------------------------------------------------------------------------------------------------------------------------------
January 16, 2007 - present         Greater of 6% Roll-Up to age 85 or Annual   The fee for this benefit is 0.65%.*
                                   Ratchet to age 85 enhanced death benefit

                                   Guaranteed minimum death benefit/           The Roll-Up benefit base is eligible for reset
                                   Guaranteed minimum income benefit roll-up   annually.*
                                   benefit base reset
------------------------------------------------------------------------------------------------------------------------------------

*    This charge and feature are not available to contracts issued in Oregon.


                                          Appendix VIII: Contract variations H-1


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Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                           Page

Who is AXA Equitable?                                                         2
Unit Values                                                                   2
Calculation of Annuity Payments                                               2
Custodian and Independent Registered Public Accounting Firm                   3
Distribution of the Contracts                                                 3
Financial Statements                                                          3


How to obtain an Accumulator(R) Series Statement of Additional Information for Separate Account No. 49


Send this request form to:
 Accumulator(R)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Accumulator(R) Series SAI for Separate Account No. 49 dated
                                                                    May 1, 2009.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                                    State                   Zip




                                                            x02411/'06/'06.5 All

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Accumulator(R)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2009

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.



--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R)?

Accumulator(R) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options").


This Prospectus is not your contract. Your contract and any endorsements, riders and data pages as identified in your contract are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The description of the contract's provisions in this Prospectus is current as of the date of this Prospectus; however, because certain provisions may be changed after the date of this Prospectus in accordance with the contract, the description of the contract's provisions in this Prospectus is qualified in its entirety by the terms of the actual contract. The contract should be read carefully. You have the right to cancel the contract within a certain number of days after receipt of the contract. You should read this Prospectus in conjunction with any applicable supplements. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.





--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*           o EQ/BlackRock Basic Value Equity
o AXA Conservative Allocation*         o EQ/BlackRock International Value
o AXA Conservative-Plus Allocation*    o EQ/Boston Advisors Equity Income
o AXA Moderate Allocation*             o EQ/Calvert Socially Responsible
o AXA Moderate-Plus Allocation*        o EQ/Capital Guardian Growth
o EQ/AllianceBernstein International   o EQ/Capital Guardian Research
o EQ/AllianceBernstein Small Cap       o EQ/Caywood-Scholl High Yield Bond
  Growth                               o EQ/Common Stock Index**
o EQ/Ariel Appreciation II             o EQ/Core Bond Index
o EQ/AXA Franklin Income Core**        o EQ/Davis New York Venture
o EQ/AXA Franklin Small Cap Value      o EQ/Equity 500 Index
  Core**                               o EQ/Evergreen Omega
o EQ/AXA Franklin Templeton Founding   o EQ/Focus PLUS**
  Strategy Core**                      o EQ/GAMCO Mergers and Acquisitions
o EQ/AXA Mutual Shares Core**          o EQ/GAMCO Small Company Value
o EQ/AXA Rosenberg Value Long/Short    o EQ/Global Bond PLUS**
  Equity                               o EQ/Global Multi-Sector Equity**
o EQ/AXA Templeton Growth Core**
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o EQ/Intermediate Government Bond      o EQ/PIMCO Ultra Short Bond**
  Index                                o EQ/Quality Bond PLUS
o EQ/International Core PLUS           o EQ/Short Duration Bond
o EQ/International Growth              o EQ/Small Company Index
o EQ/JPMorgan Value Opportunities      o EQ/T. Rowe Price Growth Stock
o EQ/Large Cap Core PLUS               o EQ/UBS Growth and Income
o EQ/Large Cap Growth Index            o EQ/Van Kampen Comstock
o EQ/Large Cap Growth PLUS             o EQ/Van Kampen Mid Cap Growth
o EQ/Large Cap Value Index             o EQ/Van Kampen Real Estate
o EQ/Large Cap Value PLUS              o Multimanager Aggressive Equity
o EQ/Long Term Bond                    o Multimanager Core Bond
o EQ/Lord Abbett Growth and Income     o Multimanager Health Care
o EQ/Lord Abbett Large Cap Core        o Multimanager International Equity
o EQ/Lord Abbett Mid Cap Value         o Multimanager Large Cap Core Equity
o EQ/Mid Cap Index                     o Multimanager Large Cap Growth
o EQ/Mid Cap Value PLUS                o Multimanager Large Cap Value
o EQ/Money Market                      o Multimanager Mid Cap Growth
o EQ/Montag & Caldwell Growth          o Multimanager Mid Cap Value
o EQ/Oppenheimer Global                o Multimanager Multi-Sector Bond**
o EQ/Oppenheimer Main Street           o Multimanager Small Cap Growth
  Opportunity                          o Multimanager Small Cap Value
o EQ/Oppenheimer Main Street           o Multimanager Technology
  Small Cap
--------------------------------------------------------------------------------



*    The "AXA Allocation" portfolios.

** This is the variable investment option's new name, effective on or about May 1, 2009, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.

You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of the AXA Premier VIP Trust or the EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.


You may also allocate amounts to the guaranteed interest option, the fixed maturity options, and the account for special dollar cost averaging, which are discussed later in this Prospectus.



The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                      X02396/Core '02/'04 Series



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TYPES OF CONTRACTS. Contracts were offered for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o    An individual retirement annuity ("IRA"), either traditional IRA or Roth
     IRA.

     Two versions of the traditional IRA were offered: "Rollover IRA" and applicable benefit base. The

     Conversion IRA" and "Flexible Premium Roth IRA."

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA") (direct transfer contributions only).

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

A contribution of at least $5,000 was required to purchase an NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP, or Rollover TSA contract. A contribution of $2,000 was required to purchase a Flexible Premium IRA and Flexible Premium Roth IRA contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2009, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

The contract is no longer available for new purchasers. The contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix IX later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.



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Contents of this Prospectus

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)
--------------------------------------------------------------------------------
ACCUMULATOR(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                                 5
Who is AXA Equitable?                                                          7
How to reach us                                                                8
Accumulator(R) at a glance -- key features                                    10

--------------------------------------------------------------------------------
FEE TABLE                                                                     14
--------------------------------------------------------------------------------
Example                                                                       16
Condensed financial information                                               16



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                             17
--------------------------------------------------------------------------------
How you can contribute to your contract                                       17
Owner and annuitant requirements                                              24
How you can make your contributions                                           24
What are your investment options under the contract?                          24
Portfolios of the Trusts                                                      25
Allocating your contributions                                                 32
Guaranteed minimum death benefit and
     Guaranteed minimum income benefit base                                   35
Annuity purchase factors                                                      36
Guaranteed minimum income benefit option*                                     37
Guaranteed minimum death benefit                                              39
Principal Protector(SM)                                                       41
Inherited IRA beneficiary continuation contract                               44
Your right to cancel within a certain number of days                          45



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                          46
--------------------------------------------------------------------------------
Your account value and cash value                                             46
Your contract's value in the variable investment options                      46
Your contract's value in the guaranteed interest option                       46
Your contract's value in the fixed maturity options                           46
Your contract's value in the account for special dollar
     cost averaging                                                           46
Insufficient account value                                                    46


----------------------
* Depending on when you purchased your contract, this benefit may be called the "Living Benefit." Accordingly, if applicable, all references to the Guaranteed minimum income benefit in this Prospectus and any related registration statement documents are references to the Living Benefit.

"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                  Contents of this Prospectus  3


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--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                           48
--------------------------------------------------------------------------------
Transferring your account value                                               48
Disruptive transfer activity                                                  48
Rebalancing your account value                                                49



--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                       51
--------------------------------------------------------------------------------
Withdrawing your account value                                                51
How withdrawals are taken from your account value                             53
How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income
   benefit, Guaranteed minimum death benefit and
   Guaranteed principal benefit option 2                                      53
How withdrawals affect Principal Protector(SM)                                53
Withdrawals treated as surrenders                                             53
Loans under Rollover TSA contracts                                            54
Surrendering your contract to receive its cash value                          54
When to expect payments                                                       55
Your annuity payout options                                                   55



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                       58
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                            58
Charges that the Trusts deduct                                                62
Group or sponsored arrangements                                               62
Other distribution arrangements                                               62



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                   63
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                       63
How death benefit payment is made                                             64
Beneficiary continuation option                                               65



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                            69
--------------------------------------------------------------------------------
Overview                                                                      69
Contracts that fund a retirement arrangement                                  69

Suspension of required minimum distributions for 2009                         69

Transfers among investment options                                            69
Taxation of nonqualified annuities                                            69
Individual retirement arrangements (IRAs)                                     71

     Traditional individual retirement annuities (traditional IRAs)           72
     Roth individual retirement annuities (Roth IRAs)                         77

Tax-sheltered annuity contracts (TSAs)                                        81
Federal and state income tax withholding and
     information reporting                                                    85
Special rules for contracts funding qualified plans                           86
Impact of taxes to AXA Equitable                                              86

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                           87
--------------------------------------------------------------------------------
About Separate Account No. 49                                                 87
About the Trusts                                                              87
About our fixed maturity options                                              87
About the general account                                                     88
About other methods of payment                                                89
Dates and prices at which contract events occur                               89
About your voting rights                                                      90

Statutory compliance                                                          90

About legal proceedings                                                       91
Financial statements                                                          91
Transfers of ownership, collateral assignments, loans
     and borrowing                                                            91
Distribution of the contracts                                                 91



--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                             93
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
   I -- Condensed financial information                                      A-1
  II -- Purchase considerations for QP contracts                             B-1
 III -- Market value adjustment example                                      C-1
  IV -- Enhanced death benefit example                                       D-1
   V -- Hypothetical illustrations                                           E-1
  VI -- Guaranteed principal benefit example                                 F-1
 VII -- Protection Plus(SM) example                                          G-1
VIII -- State contract availability and/or variations of certain
        features and benefits                                                H-1
  IX -- Contract variations                                                  I-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this Prospectus


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Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.





                                                                            Page
6% Roll-Up to age 85 enhanced death benefit                                   35
account for special dollar cost averaging                                     32
account value                                                                 46
administrative charge                                                         58
annual administrative charge                                                  58
Annual Ratchet to age 85 enhanced death benefit                               36
annuitant                                                                     17
annuitization                                                                 55
annuity maturity date                                                         57
annuity payout options                                                        55
annuity purchase factors                                                      36
automatic investment program                                                  89
beneficiary                                                                   63
Beneficiary continuation option ("BCO")                                       65
business day                                                                  89
cash value                                                                    46
charges for state premium and other applicable taxes                          62
contract date                                                                 24
contract date anniversary                                                     24
contract year                                                                 24
contributions to Roth IRAs                                                    78
   regular contributions                                                      78
   rollovers and transfers                                                    78
   conversion contributions                                                   79
contributions to traditional IRAs                                             72
   regular contributions                                                      72
   rollovers and transfers                                                    73
disability, terminal illness or confinement to nursing home                   60
disruptive transfer activity                                                  48
Distribution Charge                                                           58
ERISA                                                                         62
Fixed-dollar option                                                           34
fixed maturity options                                                        31
Flexible Premium IRA                                                       cover
Flexible Premium Roth IRA                                                  cover
free look                                                                     45
free withdrawal amount                                                        59
general account                                                               88
General dollar cost averaging                                                 34
guaranteed interest option                                                    31
Guaranteed minimum death benefit                                              39
Guaranteed minimum death benefit charge                                       60
Guaranteed minimum death benefit and Guaranteed
   minimum income benefit base                                                35
Guaranteed minimum death benefit/guaranteed
   minimum income benefit roll-up benefit
   base reset option                                                          39
Guaranteed minimum income benefit                                             37
Guaranteed minimum income benefit charge                                      60
Guaranteed minimum income benefit "no lapse guarantee"                        38
Guaranteed principal benefits                                                 32
IRA                                                                        cover
IRS                                                                           69
Inherited IRA                                                              cover
Investment simplifier                                                         34
investment options                                                         cover


                                                                            Page
lifetime required minimum distribution withdrawals                            52
loan reserve account                                                          54
loans under Rollover TSA                                                      54
market adjusted amount                                                        31
market value adjustment                                                       31
market timing                                                                 48
maturity dates                                                                31
maturity value                                                                31
Mortality and expense risks charge                                            58
NQ                                                                         cover
Online Account Access                                                          8
Optional step up charge                                                       62
partial withdrawals                                                           51
Portfolio                                                                  cover
Principal assurance                                                           33
Principal Protector(SM)                                                       41
Principal Protector(SM) charge                                                61
processing office                                                              8
Protection Plus(SM)                                                           40
Protection Plus(SM) charge                                                    61
QP                                                                         cover
rate to maturity                                                              31
Rebalancing                                                                   49
Rollover IRA                                                               cover
Rollover TSA                                                               cover
Roth Conversion IRA                                                        cover
Roth IRA                                                                   cover
SAI                                                                        cover
SEC                                                                        cover
self-directed allocation                                                      32
Separate Account No. 49                                                       87
special dollar cost averaging                                                 34
Spousal protection                                                            65
standard death benefit                                                        35
substantially equal withdrawals                                               52
Successor owner and annuitant                                                 64
systematic withdrawals                                                        51
TOPS                                                                           8
TSA                                                                        cover
traditional IRA                                                            cover
Trusts                                                                        86
unit                                                                          46
variable investment options                                                   24
wire transmittals and electronic applications                                 89
withdrawal charge                                                             59




                                               Index of key words and phrases  5


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To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Also, depending on when you purchased your contract, some of these may not apply to you or may be named differently under your contract. Your financial professional can provide further explanation about your contract.


--------------------------------------------------------------------------------
Prospectus                          Contract or Supplemental Materials
--------------------------------------------------------------------------------
fixed maturity options              Guarantee Periods (Guaranteed Fixed
                                    Interest Accounts in supplemental materials)
variable investment options         Investment Funds
account value                       Annuity Account Value
rate to maturity                    Guaranteed Rates
unit                                Accumulation Unit
Guaranteed minimum death benefit    Guaranteed death benefit
Guaranteed minimum income benefit   Guaranteed Income Benefit or Living Benefit
Guaranteed interest option          Guaranteed Interest Account
Principal Protector(SM)             Guaranteed withdrawal benefit
GWB benefit base                    Principal Protector(SM) benefit base
GWB Annual withdrawal amount        Principal Protector(SM) Annual withdrawal
                                    amount
GWB Annual withdrawal option        Principal Protector(SM) Annual withdrawal
                                    option
GWB Excess withdrawal               Principal Protector(SM) Excess withdrawal
--------------------------------------------------------------------------------

6 Index of key words and phrases


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Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  7


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HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:





--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R)
     P.O. Box 1577
     Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094





--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R)
     P.O. Box 1547
     Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Accumulator(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:


o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o    rates to maturity for the fixed maturity options;

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o    elect to receive certain contract statements electronically;


o enroll in , modify or cancel a rebalancing program (through Online Account Access only);


o    change your address (not available through TOPS);


o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and


o    access Frequently Asked Questions and Service Forms (not available through
     TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market tim-


8  Who is AXA Equitable?


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ing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2) conversion of a traditional IRA to a Roth Conversion IRA or Flex ible Premium Roth IRA contract;

(3)  election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)  spousal consent for loans under Rollover TSA contracts;

(6)  requests for withdrawals or surrenders from Rollover TSA contracts;

(7)  tax withholding elections;

(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) Section 1035 exchanges;

(11) direct transfers and rollovers;

(12) exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(14) requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base, if applicable, under the Optional step up provision;

(15) requests to terminate or reinstate your GWB, if applicable, under the Beneficiary continuation option, if applicable;

(16) death claims;

(17) purchase by, or change of ownership to, a non-natural person;

(18) change in ownership (NQ only if available under your contract); and

(19) enrollment in our "automatic required minimum distribution (RMD) service."


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  beneficiary changes;

(2)  contract surrender and withdrawal requests;

(3) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(4)  special dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  special dollar cost averaging;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.


                                                        Who is AXA Equitable?  9


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Accumulator(R) at a glance -- key features

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)
--------------------------------------------------------------------------------

Professional investment      Accumulator's(R) variable investment options invest in different Portfolios managed by professional
management                   investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).

                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                             o Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations           o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                             -------------------------------------------------------------------------------------------------------
                             o No tax on transfers among investment options inside the contract.
                             -------------------------------------------------------------------------------------------------------
                             You should be aware that annuity contracts that were purchased as an Individual Retirement Annuity
                             (IRA) or Tax Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for these types of arrangements. Before you purchased your contract, you should have considered its features and benefits beyond tax deferral, as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement, to determine whether it would meet your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions
                             ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum           The Guaranteed minimum income benefit provides income protection for you during the annuitant's life
income benefit (or "Living   once you elect to annuitize the contract.
Benefit")
------------------------------------------------------------------------------------------------------------------------------------
Principal Protector(SM)      Principal Protector(SM) is our optional Guaranteed withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed a specified amount. This feature may not have been available under your contract.
------------------------------------------------------------------------------------------------------------------------------------



10 Accumulator(R) at a glance -- key features


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
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts   NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP and Rollover TSA contracts
                         o Initial minimum:      $5,000
                         o Additional minimum:   $500 (NQ, QP and Rollover TSA contracts)
                                                 $100 monthly and $300 quarterly under our automatic investment program
                                                 (NQ contracts)
                                                 $50 (IRA contracts)
                                                 $1,000 (Inherited IRA contracts)
                       -------------------------------------------------------------------------------------------------------------
                       Flexible Premium IRA and Flexible Premium Roth IRA contracts
                         o Initial minimum:      $2,000
                         o Additional minimum:   $   50
                       -------------------------------------------------------------------------------------------------------------
                       o Maximum contribution limitations apply to all contracts.
                       -------------------------------------------------------------------------------------------------------------
                       In general, contributions are limited to $1.5 million ($500,000 for certain owners or annuitants who are age
                       81 and older at contract issue). Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions. For more information, please see "How you can contribute to your contract" in "Contract features and benefits" later in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money   o Partial withdrawals

                       o Several withdrawal options on a periodic basis

                       o Loans under Rollover TSA contracts (employer or plan approval required)

                       o Contract surrender

                       You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
Payout options         o Fixed annuity payout options

                       o Variable Immediate Annuity payout options (described in a separate prospectus for that option)

                       o Income Manager(R) payout options (described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------
Additional features*   o Guaranteed minimum death benefit options

                       o Guaranteed principal benefit options (including Principal assurance)

                       o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semi-annually, and annually)

                       o Free transfers

                       o Waiver of withdrawal charge for certain withdrawals, disability, terminal illness, or confinement to a nursing home

                       o Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)

                       o Spousal protection (not available under certain contracts)

                       o Successor owner/annuitant

                       o Beneficiary continuation option
                       o Guaranteed minimum income benefit no lapse guarantee (available under contracts with applications that were signed and submitted on or after January 1, 2005 subject to state availability)

                       o Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset (available under contracts with applications that were signed and submitted on or after October 1, 2005 subject to state availability)

*    Not all features are available under all contracts. Please see Appendix IX later in this Prospectus for more information.
------------------------------------------------------------------------------------------------------------------------------------




                                   Accumulator(R) at a glance -- key features 11


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
Fees and charges+              o Daily charges on amounts invested in variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.25%.

                               o The charges for the Guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Guaranteed minimum death benefit and
                                 Guaranteed minimum income benefit base" in "Contract features and benefits" later in this
                                 Prospectus.

                               o An annual charge of 0.65% of the applicable benefit base charge for the optional Guaranteed minimum income benefit until you exercise the benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in
                                 "Contract features and benefits" later in this Prospectus.

                               o An annual charge for the optional Guaranteed principal benefit option 2 (if available) deducted on the first ten contract date anniversaries equal to 0.50% of the account value.

                               o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value on the contract date anniversary is $50,000 or more, we will not deduct the charge.

                               o An annual charge of 0.35% of your account value for the Protection Plus(SM) optional death benefit.

                               o An annual charge of 0.35% of your account value for the 5% GWB Annual withdrawal option (if available) or 0.50% of your account value for the 7% GWB Annual withdrawal option (if available)
                                 for the Principal Protector(SM) benefit. If you "step up" your GWB benefit base, we reserve the right to raise the charge up to 0.60% and 0.80%, respectively. See "Principal Protector(SM)" in
                                 "Contract features and benefits" later in this Prospectus.

                               o No sales charge is deducted at the time you make contributions.

                               o During the first seven contract years following a contribution, a charge of up to 7% will be deducted from amounts that you withdraw that exceed 10% of your account value. We use your account value at the beginning of each contract year to calculate the 10% amount available. There is no withdrawal charge in the eighth and later contract years following a contribution. Certain other exemptions may apply. Certain contracts may provide for a higher free withdrawal amount. See
                                 Appendix IX later in this Prospectus for the free withdrawal amount that applies to your contract.
                                 ---------------------------------------------------------------------------------------------------
                                 The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                                 ---------------------------------------------------------------------------------------------------

                               o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                               o We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                               o Annual expenses of the Trusts' Portfolios are calculated as a percentage of the average daily net assets invested in each Portfolio. Please see "Fee table" later in this Prospectus for details.

+ The fees and charges shown in this section are the maximum charges a contract owner will pay. Please see your contract for the fees and charges that apply to you. Also, some of the optional benefits may not be available under your contract.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages*          NQ: 0-85
                               Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA and Rollover TSA: 20-85
                               Flexible Premium IRA: 20-70
                               Inherited IRA: 0-70
                               QP: 20-75

* If you are an existing contract owner, you may have purchased your contract at an older issue age.
------------------------------------------------------------------------------------------------------------------------------------


12 Accumulator(R) at a glance -- key features
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The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The contract should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.



OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.


                                   Accumulator(R) at a glance -- key features 13


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Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. The fees and charges shown in this section are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX later in this Prospectus for the fees and charges that apply under your contract.

All features listed below may not have been available at the time you purchased your contract. See Appendix IX later in this Prospectus for more information.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.



------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (Deducted if you surrender your contract or make certain
withdrawals or apply your cash value to certain payout options.)(1)         7.00%

Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                      $ 350
------------------------------------------------------------------------------------------------------------------------------------


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(2)
   If your account value on a contract date anniversary is less than
   $50,000(3)                                                               $  30
   If your account value on a contract date anniversary is $50,000
   or more                                                                  $   0
------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES

Mortality and expense risks                                                 0.75%(4)
Administrative                                                              0.30%
Distribution                                                                0.20%
                                                                            -------
Total Separate account annual expenses                                      1.25%
------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect any of the following optional benefits
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (Calculated as a
percentage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                   0.00%
   Annual Ratchet to age 85                                                 0.30% of the Annual Ratchet to age 85 benefit base
                                                                            (maximum);
                                                                            0.25% (current)
   6% Roll-Up to age 85                                                     0.45% of the 6% Roll-Up to age 85 benefit base
   Greater of 5% Roll-Up to age 85 or Annual Ratchet to age 85              0.50% of the greater of 5% Roll-Up to age 85 benefit
                                                                            base of the Annual Ratchet to age 85 benefit base, as
                                                                            applicable.

   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85              0.60% of the greater of 6% Roll-Up to age 85 benefit
                                                                            base or the Annual Ratchet to age 85 benefit base, as
                                                                            applicable
------------------------------------------------------------------------------------------------------------------------------------


14 Fee table


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
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed principal benefit charge for option 2 (calculated as a percentage of the account value. Deducted annually(2) on the first 10
contract date anniversaries.)                                            0.50%
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit (or "Living Benefit")
charge (Calculated as a percentage of the applicable benefit base.
Deducted annually(2) on each contract date anniversary for which the
benefit is in effect.)                                                   0.65%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (Calculated as a percentage of the account value. Deducted annually(2) on each contract date anniver-
sary for which the benefit is in effect.)                                0.35%
------------------------------------------------------------------------------------------------------------------------------------
Principal Protector(SM) benefit charge (Calculated as a percentage       0.35% for the 5% GWB
of the account value. Deducted annually(2) on each contract date anni-   Annual withdrawal option
versary, provided your GWB benefit base is greater than zero.)
                                                                         0.50% for the 7% GWB
                                                                         Annual withdrawal option

If you "step up" your GWB benefit base, we reserve the right to          0.60% for the 5% GWB
increase your charge up to:                                              Annual withdrawal option

                                                                         0.80% for the 7% GWB
                                                                         Annual withdrawal option

Please see "Principal Protector(SM)" in "Contract features and benefits" for more information about this feature, including its benefit base and the optional step up provision, and "Principal Protector(SM) charge" in "Charges and expenses," both later in this
Prospectus, for more information about when the charge applies.
------------------------------------------------------------------------------------------------------------------------------------
Net loan interest charge - Rollover TSA contracts only (Calcu-
lated and deducted daily as a percentage of the outstanding loan
amount.)                                                                 2.00%(5)
------------------------------------------------------------------------------------------------------------------------------------


     You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2008 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ----       ----
other expenses)(6)                                                                 0.64%      3.65%


Notes:


(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable:


     The withdrawal charge percentage we use is determined by the contract year in         Contract
     which you make the withdrawal or surrender your contract. For each contribution,      Year
     we consider the contract year in which we receive that contribution to be "contract   1.........7.00%
     year 1")                                                                              2.........7.00%
                                                                                           3.........6.00%
                                                                                           4.........6.00%
                                                                                           5.........5.00%
                                                                                           6.........3.00%
                                                                                           7.........1.00%
                                                                                           8+........0.00%

(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply under your contract. See Appendix IX later in this Prospectus for more information. For Principal Protector(SM) only (if available), if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector(SM), the pro rata deduction for the Principal Protector(SM) charge is waived.

(3) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge, if applicable , is $30 for each contract year.

(4) These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges.

(5) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

                                                                    Fee table 15


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  "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2008 and for the underlying portfolios. (6)


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2008, which results in an estimated administrative charge of 0.009% of contract value.


The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:





------------------------------------------------------------------------------------------------------------------------------------
                                           If you surrender your contract at the        If you annuitize at the end of the
                                            end of the applicable time period                applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                          1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios    $1,385     $2,647     $3,902      $6,757     N/A       $2,647     $3,902      $6,757
(b) assuming minimum fees and
    expenses of any of the Portfolios    $1,069     $1,739     $2,457      $4,231     N/A       $1,739     $2,457      $4,231
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                      If you do not surrender your contract at
                                       the end of the applicable time period
--------------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios   $685     $2,047     $3,402     $6,757
(b) assuming minimum fees and
    expenses of any of the Portfolios   $369     $1,139     $1,957     $4,231
--------------------------------------------------------------------------------



CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2008.



16 Fee table


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1. Contract features and benefits


--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. In some states, our rules may vary. All ages in the table refer to the age of the annuitant named in the contract. Initial contribution amounts are provided for informational purposes only. The contract is no longer available to new purchasers.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VIII later in this Prospectus.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant   Minimum
Contract type    issue ages*     contributions                  Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 85    o $5,000 (initial)             o After-tax money.             o For annuitants up to age 83
                                                                                                 at contract issue, no addi-
                                 o $500 (additional)            o Paid to us by check or         tional contributions may be
                                                                  transfer of contract value     made after attainment of
                                 o $100 monthly and $300          in a tax-deferred exchange     age 84, or, if later, the first
                                   quarterly under our auto-      under Section 1035 of the      contract date anniversary.*
                                   matic investment program       Internal Revenue Code.
                                   (additional)                                                o For annuitants age 84 or
                                                                                                 older at contract issue,
                                                                                                 additional contributions may
                                                                                                 be made up to one year
                                                                                                 from contract issue.*
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 17


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
------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant   Minimum
Contract type    issue ages*     contributions                  Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 85   o $5,000 (initial)             o Eligible rollover distribu-    o For annuitants up to age 83
                                                                  tions from 403(b) plans,         at contract issue, no addi-
                                 o $50 (additional)               qualified plans, and govern-     tional contributions may be
                                                                  mental employer 457(b)           made after attainment of
                                                                  plans.                           age 84, or, if later, the first
                                                                                                   contract date anniversary.*
                                                                o Rollovers from another
                                                                  traditional individual retire- o For annuitants age 84 or
                                                                  ment arrangement.                older at contract issue, addi-
                                                                                                   tional contributions may be
                                                                o Direct custodian-to-             made up to one year from
                                                                  custodian transfers from         contract issue.*
                                                                  another traditional indi-
                                                                  vidual retirement              o Contributions after age 70-1/2
                                                                  arrangement.                     must be net of required
                                                                                                   minimum distributions.
                                                                o Regular IRA contributions.
                                                                                                 o Although we accept regular
                                                                o Additional catch-up              IRA contributions (limited to
                                                                  contributions.                   $5,000) under rollover IRA
                                                                                                   contracts, we intend that the
                                                                                                   contract be used primarily
                                                                                                   for rollover and direct trans-
                                                                                                   fer contributions.

                                                                                                 o Additional catch-up contri-
                                                                                                   butions of up to $1,000 per
                                                                                                   calendar year where the
                                                                                                   owner is at least age 50 but
                                                                                                   under age 70-1/2 at any time
                                                                                                   during the calendar year for
                                                                                                   which the contribution is
                                                                                                   made.
------------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits


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
------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant   Minimum
Contract type    issue ages*     contributions                  Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion  20 through 85   o $5,000 (initial)             o Rollovers from another       o For annuitants up to age 83
IRA                                                               Roth IRA.                      at contract issue, no addi-
                                 o $50 (additional)                                              tional contributions may be
                                                                o Rollovers from a "desig-       made after attainment of
                                                                  nated Roth contribution        age 84, or, if later, the first
                                                                  account" under a 401(k)        contract date anniversary.*
                                                                  plan or 403(b) plan.
                                                                                               o For annuitants age 84 or
                                                                o Conversion rollovers from a    older at contract issue, addi-
                                                                  traditional IRA or other       tional contributions may be
                                                                  eligible retirement plan.      made up to one year from
                                                                                                 contract issue.*
                                                                o Direct transfers from
                                                                  another Roth IRA.            o Conversion rollovers after
                                                                                                 age 70-1/2 must be net of
                                                                o Regular Roth IRA contribu-     required minimum distribu-
                                                                  tions.                         tions for the traditional IRA
                                                                                                 or other eligible retirement
                                                                o Additional catch-up            plan which is the source of
                                                                  contributions.                 the conversion rollover.

                                                                                               o Before 2010, you cannot roll
                                                                                                 over funds from a traditional
                                                                                                 IRA or other eligible retire-
                                                                                                 ment plan if your adjusted
                                                                                                 gross income is $100,000 or
                                                                                                 more.

                                                                                               o Although we accept regular
                                                                                                 Roth IRA contributions (lim-
                                                                                                 ited to $5,000) under Roth
                                                                                                 IRA contracts, we intend
                                                                                                 that the contract be used
                                                                                                 primarily for rollover and
                                                                                                 direct transfer contributions.

                                                                                               o Additional catch-up contri-
                                                                                                 butions of up to $1,000 per
                                                                                                 calendar year where the
                                                                                                 owner is at least age 50 at
                                                                                                 any time during the calendar
                                                                                                 year for which the contribu-
                                                                                                 tion is made.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19


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
------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant   Minimum
Contract type    issue ages*     contributions                  Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA**   20 through 85   o $5,000 (initial)             o With documentation of        o For annuitants up to age 83
                                                                  employer or plan approval,     at contract issue, no addi-
                                 o $500 (additional)              and limited to pre-tax         tional contributions may be
                                                                  funds, direct plan-to-plan     made after attainment of
                                                                  transfers from another         age 84,or, if later, the first
                                                                  403(b) plan or contract        contract date anniversary.*
                                                                  exchanges from another
                                                                  403(b) contract under the    o For annuitants age 84 or
                                                                  same plan.                     older at contract issue, addi-
                                                                                                 tional contributions may be
                                                                o With documentation of          made up to one year from
                                                                  employer or plan approval,     contract issue.*
                                                                  and limited to pre-tax
                                                                  funds, eligible rollover dis-o Contributions after age 70-1/2
                                                                  tributions from other 403(b)   must be net of any required
                                                                  plans, qualified plans, gov-   minimum distributions.
                                                                  ernmental employer 457(b)
                                                                  plans or traditional IRAs.   o We do not accept employer-
                                                                                                 remitted contributions.

                                                                                               o We do not accept after tax
                                                                                                 contributions, including des-
                                                                                                 ignated Roth contributions.
------------------------------------------------------------------------------------------------------------------------------------
QP               20 through 75   o $5,000 (initial)             o Only transfer contributions   o A separate QP contract must
                                                                  from other investments          be established for each plan
                                 o $500 (additional)              within an existing defined      participant.
                                                                  contribution qualified plan
                                                                  trust.                        o We do not accept regular
                                                                                                  ongoing payroll contribu-
                                                                o The plan must be qualified      tions or contributions
                                                                  under Section 401(a) of the     directly from the employer.
                                                                  Internal Revenue Code.
                                                                                                o Only one additional transfer
                                                                o For 401(k) plans, trans-        contribution may be made
                                                                  ferred contributions may        during a contract year.
                                                                  not include any after-tax
                                                                  contributions, including      o No additional transfer con-
                                                                  designated Roth contribu-       tributions after participant's
                                                                  tions.                          attainment of age 76 or, if
                                                                                                  later, the first contract date
                                                                                                  anniversary.

                                                                                                o Contributions after age 70-1/2
                                                                                                  must be net of any required
                                                                                                  minimum distributions.

                                                                                                o We do not accept contribu-
                                                                                                  tions from defined benefit
                                                                                                  plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits


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
------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant   Minimum
Contract type    issue ages*     contributions                  Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium 20 through 70   o $2,000 (initial)             o Regular traditional IRA        o No regular IRA contributions
IRA                                                               contributions.                   in the calendar year you turn
                                 o $50 (additional)                                                age 70-1/2 and thereafter.
                                                                o Additional catch-up
                                 o $50 under our automatic        contributions.                 o Regular contributions may
                                   investment program (addi-                                       not exceed $5,000.
                                   tional)                      o Eligible rollover distribu-
                                                                  tions from other 403(b)        o Additional catch-up contri-
                                                                  plans, qualified plans, and      butions of up to $1,000 per
                                                                  governmental employer            calendar year where the
                                                                  457(b) plans.                    owner is at least age 50 but
                                                                                                   under age 70-1/2 at any time
                                                                o Rollovers from another           during the calendar year for
                                                                  traditional individual retire-   which the contribution is
                                                                  ment arrangement.                made.

                                                                o Direct custodian-to-custodian  o Although we accept rollover
                                                                  transfers from another tra-      and direct transfer contribu-
                                                                  ditional individual              tions under the Flexible
                                                                  retirement arrangement.          Premium IRA contract, we
                                                                                                   intend that the contract be
                                                                                                   used for ongoing regular
                                                                                                   contributions.

                                                                                                 o Rollover and direct transfer
                                                                                                   contributions may be made
                                                                                                   up to attainment of age
                                                                                                   84.*

                                                                                                 o Rollover and direct transfer
                                                                                                   contributions after age 70-1/2
                                                                                                   must be net of required
                                                                                                   minimum distributions.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21


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
------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant   Minimum
Contract type    issue ages*     contributions                  Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium 20 through 85   o $2,000 (initial)             o Regular Roth IRA             o For annuitants up to age 83
Roth IRA                                                          contributions.                 at contract issue, no addi-
                                 o $50 (additional)                                              tional contributions may be
                                                                o Additional catch-up            made after the attainment
                                 o $50 under our automatic        contributions.                 of age 84, or, if later, the first
                                   investment program (addi-                                     contract date anniversary.*
                                   tional)                      o Rollovers from another
                                                                  Roth IRA.                    o Contributions are subject to
                                                                                                 income limits and other tax
                                                                o Rollovers from a "desig-       rules.
                                                                  nated Roth contribution
                                                                  account" under a 401(k)      o Regular Roth IRA contribu-
                                                                  plan or 403(b) plan.           tions may not exceed
                                                                                                 $5,000.
                                                                o Conversion rollovers from a
                                                                  traditional IRA or other     o Additional catch-up contri-
                                                                eligible retirement plan.        butions of up to $1,000 per
                                                                                                 calendar year where the
                                                                o Direct transfers from          owner is at least age 50 at
                                                                  another Roth IRA.              any time during the calendar
                                                                                                 year for which the contribu-
                                                                                                 tion is made.

                                                                                               o Although we accept rollover
                                                                                                 and direct transfer contribu-
                                                                                                 tions under the Flexible
                                                                                                 Premium Roth IRA contract,
                                                                                                 we intend that the contract
                                                                                                 be used for ongoing regular
                                                                                                 Roth IRA contributions.

                                                                                               o For annuitants age 84 and
                                                                                                 older at contract issue, addi-
                                                                                                 tional contributions may be
                                                                                                 made up to one year from
                                                                                                 contract issue.*
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits


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
------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant   Minimum
Contract type    issue ages*     contributions                  Source of contributions        Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA    0-70            o $5,000 (initial)             o Direct custodian-to-        o Any additional contributions
Beneficiary                                                       custodian transfers of your   must be from the same type
Continuation                     o $1,000 (additional)            interest as a death benefi-   of IRA of the same deceased
Contract (tradi-                                                  ciary of the deceased         owner.
tional IRA or                                                     owner's traditional indi-
Roth IRA)                                                         vidual retirement           o Non-spousal beneficiary
                                                                  arrangement or Roth IRA to    direct rollover contributions
                                                                  an IRA of the same type.      from qualified plans, 403(b)
                                                                  plans and governmental        employer 457(b) plans may
                                                                                                be made to an Inherited IRA
                                                                                                contract under specified
                                                                                                circumstances.
------------------------------------------------------------------------------------------------------------------------------------


+ Additional contributions may not be permitted under certain conditions in your state. If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Please see Appendix VIII later in the Prospectus to see if additional contributions are permitted in your state.

*    Please see Appendix IX for variations that may apply to your contract.


** May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).


See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.



                                               Contract features and benefits 23


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OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

If the Spousal protection feature is available under your contract and is elected, the spouses must be joint owners, one of the spouses must be the annuitant, and both must be named as the only primary beneficiaries. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.


In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II later in this Prospectus for more information on QP contracts.


PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST. If you purchased the contract to fund a charitable remainder trust and elected either the Guaranteed minimum income benefit ("GMIB") or an enhanced death benefit, you should strongly consider "split-funding": that is, the trust holds investments in addition to this Accumulator(R) contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB and/or the enhanced death benefit base. See the discussion of these benefits later in this section.




HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions.




24  Contract features and benefits


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PORTFOLIOS OF THE TRUSTS


The AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust--Class B
Shares*                                                                                    Investment Manager (or Sub-Adviser(s), as
Portfolio Name                   Objective                                                 applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION        Seeks long-term capital appreciation.                     o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION      Seeks a high level of current income.                     o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS            Seeks current income and growth of capital, with a        o AXA Equitable
 ALLOCATION                      greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION          Seeks long-term capital appreciation and current income.  o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS                Seeks long-term capital appreciation and current income,  o AXA Equitable
 ALLOCATION                      with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE          Long-term growth of capital.                              o AllianceBernstein L.P.
 EQUITY                                                                                    o ClearBridge Advisors, LLC
                                                                                           o Legg Mason Capital Management, Inc.
                                                                                           o Marsico Capital Management, LLC
                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND           To seek a balance of high current income and capital      o BlackRock Financial Management, Inc.
                                 appreciation, consistent with a prudent level of risk.    o Pacific Investment Management Company
                                                                                             LLC
                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE         Long-term growth of capital.                              o Invesco Aim Capital Management, Inc.
                                                                                           o RCM Capital Management LLC
                                                                                           o SSgA Funds Management, Inc.
                                                                                           o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL       Long-term growth of capital.                              o AllianceBernstein L.P.
 EQUITY                                                                                    o JPMorgan Investment Management Inc.
                                                                                           o Marsico Capital Management, LLC
                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 25


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
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust--Class B
Shares*                                                                                 Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  Objective                                               applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP          Long-term growth of capital.                            o AllianceBernstein L.P.
 CORE EQUITY                                                                            o Janus Capital Management LLC
                                                                                        o SSgA Funds Management, Inc.
                                                                                        o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP          Long-term growth of capital.                            o Goodman & Co. NY Ltd.
 GROWTH                                                                                 o SSgA Funds Management, Inc.
                                                                                        o T. Rowe Price Associates, Inc.
                                                                                        o Westfield Capital Management Company, L.P.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP          Long-term growth of capital.                            o AllianceBernstein L.P.
 VALUE                                                                                  o Institutional Capital LLC
                                                                                        o MFS Investment Management
                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP            Long-term growth of capital.                            o AllianceBernstein L.P.
 GROWTH                                                                                 o Franklin Advisers, Inc.
                                                                                        o SSgA Funds Management, Inc.
                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE      Long-term growth of capital.                            o AXA Rosenberg Investment Management LLC
                                                                                        o SSgA Funds Management, Inc.
                                                                                        o Tradewinds Global Investors, LLC
                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR       High total return through a combination of current      o Pacific Investment Management Company
 BOND(1)                        income and capital appreciation.                          LLC
                                                                                        o Post Advisory Group, LLC
                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP          Long-term growth of capital.                            o Eagle Asset Management, Inc.
 GROWTH                                                                                 o SSgA Funds Management, Inc.
                                                                                        o Wells Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP          Long-term growth of capital.                            o Franklin Advisory Services, LLC
 VALUE                                                                                  o Pacific Global Investment Management
                                                                                          Company
                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY         Long-term growth of capital.                            o Firsthand Capital Management, Inc.
                                                                                        o RCM Capital Management LLC
                                                                                        o SSgA Funds Management, Inc.
                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------


26 Contract features and benefits


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

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust--Class IB
Shares*                                                                                 Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  Objective                                               applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II        Seeks to achieve long-term capital appreciation.        o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN INCOME          Seeks to maximize income while maintaining prospects    o BlackRock Investment Management, LLC
 CORE(2)                        for capital appreciation.                               o Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       Seeks to achieve long-term total return.                o BlackRock Investment Management, LLC
 VALUE CORE(3)                                                                          o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN TEMPLETON       Primarily seeks capital appreciation and secondarily    o AXA Equitable
 FOUNDING STRATEGY CORE(4)      seeks income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA MUTUAL SHARES CORE(5)   Seeks to achieve capital appreciation, which may occa-   o BlackRock Investment Management, LLC
                                sionally be short-term, and secondarily, income.        o Franklin Mutual Advisers, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE          Seeks to increase value through bull markets and bear   o AXA Rosenberg Investment Management LLC
 LONG/SHORT EQUITY              markets using strategies that are designed to limit
                                exposure to general equity market risk.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/AXA TEMPLETON GROWTH         Seeks to achieve long-term capital growth.              o BlackRock Investment Management, LLC
 CORE(6)                                                                                o Templeton Global Advisors Limited
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        Seeks to achieve capital appreciation and secondarily,  o BlackRock Investment Management, LLC
 EQUITY                         income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL      Seeks to provide current income and long-term growth    o BlackRock Investment Management
 VALUE                          of income, accompanied by growth of capital.              International Limited
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       Seeks to achieve a combination of growth and income to  o Boston Advisors, LLC
 INCOME                         achieve an above-average and consistent total return.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             Seeks to achieve long-term capital appreciation.        o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                            o Bridgeway Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH      Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
 RESEARCH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH          Seeks to maximize current income.                       o Caywood-Scholl Capital Management
 YIELD BOND
-----------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX(7)        Seeks to achieve a total return before expenses that    o AllianceBernstein L.P.
                                approximates the total return performance of the
                                Russell 3000 Index, including reinvestment of
                                dividends, at a risk level consistent with that of
                                the Russell 3000 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              Seeks to achieve a total return before expenses that    o SSgA Funds Management, Inc.
                                approximates the total return performance of the
                                Barclays Capital U.S. Aggregate Bond Index, including
                                reinvestment of dividends, at a risk level consistent
                                with that of the Barclays Capital U.S. Aggregate Bond
                                Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       Seeks to achieve long-term growth of capital.           o Davis Selected Advisers, L.P.
-----------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 27
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
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust--Class IB
Shares*                                                                                 Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  Objective                                               applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX           Seeks to achieve a total return before expenses that      o AllianceBernstein L.P.
                              approximates the total return performance of the S&P
                              500 Index, including reinvestment of dividends, at a
                              risk level consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA            Seeks to achieve long-term capital growth.                o Evergreen Investment Management
                                                                                          Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FOCUS PLUS(8)              Seeks to achieve long-term growth of capital.             o AXA Equitable
                                                                                        o Marsico Capital Management, LLC
                                                                                        o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND          Seeks to achieve capital appreciation.                    o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY        Seeks to maximize capital appreciation.                   o GAMCO Asset Management Inc.
 VALUE
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS(9)        Seeks to achieve capital growth and current income.       o BlackRock Investment Management, LLC
                                                                                        o Evergreen Investment Management
                                                                                          Company, LLC
                                                                                        o First International Advisors, LLC (dba
                                                                                          "Evergreen International")
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR        Seeks to achieve long-term capital appreciation.          o BlackRock Investment Management, LLC
 EQUITY(10)                                                                             o Morgan Stanley Investment Management Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT    Seeks to achieve a total return before expenses that      o SSgA Funds Management, Inc.
 BOND INDEX                   approximates the total return performance of the
                              Barclays Capital Intermediate Government Bond Index,
                              including Barclays reinvestment of dividends, at a risk
                              level consistent with that of the Barclays Capital
                              Intermediate Government Bond Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS    Seeks to achieve long-term growth of capital.             o AXA Equitable
                                                                                        o Hirayama Investments, LLC
                                                                                        o SSgA Funds Management, Inc.
                                                                                        o Wentworth Hauser and Violich, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH       Seeks to achieve capital appreciation.                    o MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE             Seeks to achieve long-term capital appreciation.          o JP Morgan Investment Management Inc.
 OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS        Seeks to achieve long-term growth of capital with a sec-  o AXA Equitable
                              ondary objective to seek reasonable current income. For   o Institutional Capital LLC
                              purposes of this Portfolio, the words "reasonable         o SSgA Funds Management, Inc.
                              current income" mean moderate income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX     Seeks to achieve a total return before expenses that      o AllianceBernstein L.P.
                              approximates the total return performance of the Russell
                              1000 Growth Index, including reinvestment of dividends
                              at a risk level consistent with that of the Russell 1000
                              Growth Index.
-----------------------------------------------------------------------------------------------------------------------------------


28 Contract features and benefits


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
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust--Class IB
Shares*                                                                                 Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  Objective                                               applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS        Seeks to provide long-term capital growth.              o AXA Equitable
                                                                                        o Marsico Capital Management, LLC

-----------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX        Seeks to achieve a total return before expenses that    o SSgA Funds Management, Inc.
                                approximates the total return performance of the
                                Russell 1000 Value Index, including reinvestment of
                                dividends, at a risk level consistent with that of the
                                Russell 1000 Value Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS         Seeks to achieve capital appreciation.                  o AllianceBernstein L.P.
                                                                                        o AXA Equitable
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND               Seeks to maximize income and capital appreciation       o BlackRock Financial Management, Inc.
                                through investment in long-maturity debt obligations.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       Seeks to achieve capital appreciation and growth of     o Lord, Abbett & Co. LLC
 INCOME                         income without excessive fluctuation in market value.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP        Seeks to achieve capital appreciation and growth of     o Lord, Abbett & Co. LLC
 CORE                           income with reasonable risk.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE    Seeks to achieve capital appreciation.                  o Lord, Abbett & Co. LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX                Seeks to achieve a total return before expenses that    o SSgA Funds Management, Inc.
                                approximates the total return performance of the S&P
                                Mid Cap 400 Index, including reinvestment of dividends,
                                at a risk level consistent with that of the S&P Mid Cap
                                400 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS           Seeks to achieve long-term capital appreciation.        o AXA Equitable
                                                                                        o SSgA Funds Management, Inc.
                                                                                        o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                 Seeks to obtain a high level of current income,         o The Dreyfus Corporation
                                preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            Seeks to achieve capital appreciation.                  o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL           Seeks to achieve capital appreciation.                  o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve long-term capital appreciation.        o OppenheimerFunds, Inc.
 OPPORTUNITY
-----------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve capital appreciation.                  o OppenheimerFunds, Inc.
 SMALL CAP
-----------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND(11)   Seeks to generate a return in excess of traditional     o Pacific Investment Management Company,
                                money market products while maintaining an emphasis on     LLC
                                preservation of capital and liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS            Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
                                moderate risk to capital.                               o AXA Equitable
                                                                                        o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND          Seeks to achieve current income with reduced volatility o BlackRock Financial Management, Inc.
                                of principal.
-----------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 29


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
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust--Class IB
Shares*                                                                                 Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  Objective                                               applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX          Seeks to replicate as closely as possible (before the   o AllianceBernstein L.P.
                                deduction of Portfolio expenses) the total return of
                                the Russell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH         Seeks to achieve long-term capital appreciation and     o T. Rowe Price Associates, Inc.
 STOCK                          secondarily, income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME        Seeks to achieve total return through capital           o UBS Global Asset Management
                                appreciiation with income as a secondary consideration.   (Americas) Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK        Seeks to achieve capital growth and income.               o Morgan Stanley Investment Management Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP         Seeks to achieve capital growth.                          o Morgan Stanley Investment Management Inc.
 GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN REAL ESTATE     Seeks to provide above average current income and long-   o Morgan Stanley Investment Management Inc.
                              term capital appreciation.
-----------------------------------------------------------------------------------------------------------------------------------



* The chart below reflects the portfolio's former name in effect until on or about May 1, 2009, subject to regulatory approval. The number in the "Footnote No." column corresponds with the number contained in the chart above.





-------------------------------------------------------------------------------
 Footnote No.    Portfolio's Former Name
-------------------------------------------------------------------------------
                 AXA Premier VIP Trust
-------------------------------------------------------------------------------
        (1)     Multimanager High Yield
-------------------------------------------------------------------------------
                 EQ Advisors Trust
-------------------------------------------------------------------------------
        (2)     EQ/Franklin Income
-------------------------------------------------------------------------------
        (3)     EQ/Franklin Small Cap Value
-------------------------------------------------------------------------------
        (4)     EQ/Franklin Templeton Founding Strategy
-------------------------------------------------------------------------------
        (5)     EQ/Mutual Shares
-------------------------------------------------------------------------------
        (6)     EQ/Templeton Growth
-------------------------------------------------------------------------------
        (7)     EQ/AllianceBernstein Common Stock
-------------------------------------------------------------------------------
        (8)     EQ/Marsico Focus
-------------------------------------------------------------------------------
        (9)     EQ/Evergreen International Bond
-------------------------------------------------------------------------------
       (10)     EQ/Van Kampen Emerging Markets Equity
-------------------------------------------------------------------------------
       (11)     EQ/PIMCO Real Return
-------------------------------------------------------------------------------




You should consider the investment objectives, risks, and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



30 Contract features and benefits


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GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges and any optional benefit charges. See Appendix VIII later in this Prospectus for state variations.


Depending on the state where your contract was issued, your lifetime minimum rate ranges from 1.50% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2009 is 1.50%, 2.25%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.


See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VIII later in this Prospectus to see if fixed maturity options are available in your state.
--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
Under the Special 10 year fixed maturity option (which is available only under contracts that offer GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "The guaranteed principal benefits" below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 17, 2009, the next available maturity date was February 16, 2016. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value


                                              Contract features and benefits  31


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adjustment, positive or negative, resulting from a withdrawal or transfer
(including a deduction for withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amounts of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you selected was shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.



ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits (at contract issue only) or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states-See Appendix VIII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



THE GUARANTEED PRINCIPAL BENEFITS (INCLUDING PRINCIPAL ASSURANCE)

We offered a guaranteed principal benefit ("GPB") with two options. See Appendix VIII later in this Prospectus for more information on state availability and Appendix IX for contract variation and/or availability of these benefits. You could only elect one of the GPBs. Neither GPB was available under Inherited IRA contracts. We did not offer either GPB when the rate to maturity for the applicable fixed maturity option was 3%. Both GPB options allow you to allocate a portion of your total contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1 (also known as Principal assurance). If you elected either GPB, you could not elect the Guaranteed minimum income benefit, Principal Protector(SM), the systematic withdrawals option or the substantially equal withdrawals option. However, certain contract owners who elected GPB are not subject to these restrictions. See Appendix IX for information on what applies under your contract.

You could elect GPB Option 1 only if the annuitant was age 80 or younger when the contract was issued (after age 75, only the 7-year fixed maturity option was available). You could elect GPB Option 2 only if the annuitant was age 75 or younger when the contract was issued. GPB Option 2 is not available for purchase with any Flexible


32  Contract features and benefits


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Premium IRA contract whether traditional or Roth. If you purchased an IRA, QP or Rollover TSA contract, before you either purchased GPB Option 2 or elected GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should have considered whether your value in the variable investment options, guaranteed interest option and permissible funds outside the contract were sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elected GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.



GUARANTEED PRINCIPAL BENEFIT OPTION 1 (UNDER CERTAIN CONTRACTS, THIS FEATURE IS CALLED "PRINCIPAL ASSURANCE"). GPB Option 1 was available at contract issue only. Under GPB Option 1, you selected a fixed maturity option at the time you signed your application. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option was calculated based upon the rate to maturity then in effect for the fixed maturity option you chose. Your contract contains information on the amount of your contribution allocated to the fixed maturity option. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. You allocated the remainder of your initial contribution to the investment options and guaranteed interest option however you chose (unless you elected a dollar cost averaging program, in which case the remainder of your initial contribution was allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.


GUARANTEED PRINCIPAL BENEFIT OPTION 2. GPB Option 2 was only available at contract issue. IF YOU PURCHASED GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable. This feature was not available under all contracts.

We have specified the portion of your initial contribution, and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract contains information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

If you purchased the Guaranteed principal benefit option 2, you can not voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.


There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 would not have been appropriate if you wanted to make additional contributions to your contract beyond the first six months after your contract was issued. If you later decide that you would like to make additional contributions to the Accumulator(R) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under the contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).


The purchase of GPB Option 2 also would not have been appropriate if you planned on terminating your contract before the maturity date of


                                              Contract features and benefits  33


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the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example, the guaranteed death benefits and Protection Plus(SM)). You should also note that if you intended to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 would not have been appropriate because of the guarantees already provided by these options. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging." If you elect Principal Protector(SM), you may not participate in the special dollar cost averaging program.

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program was selected at the time you applied to purchase the Accumulator(R) contract, a 60 day rate lock was applied from the date of application. Any contribution(s) received during that 60 day period were credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option


34  Contract features and benefits


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and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, the option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. On the last day of each month, we check to see whether you have at least $7,500 in the guaranteed interest option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.
                      ----------------------------------
You may not currently participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program you may participate in any of the dollar cost averaging programs except general dollar cost averaging. If you elect a GPB and a dollar cost averaging program, 100% of your contributions not allocated to the fixed maturity option under the GPB must be allocated to the dollar cost averaging program you elect. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in every state. See Appendix VIII later in this Prospectus for more information on state availability.


GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit (known as the "Living Benefit" under certain existing contracts) and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
    less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

6% (OR 5%) ROLL-UP TO AGE 85 (USED FOR THE 6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF 6% (OR 5%) ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
    plus

o daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to the benefit base is:


o 6% (or 5%) with respect to the variable investment options (other than EQ/Intermediate Government Bond Index, EQ/Money Market and EQ/Short Duration Bond), and the account for special dollar



                                              Contract features and benefits  35


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  cost averaging; the effective annual rate is 4% in Washington. Please see
  Appendix VIII later in this Prospectus to see what roll-up rate applies in your state or Appendix IX for what applies to your contract; and


o 3% with respect to the EQ/Intermediate Government Bond Index, EQ/Money Market, and EQ/Short Duration Bond, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


The benefit base stops rolling up after the contract date anniversary following the annuitant's 85th birthday.


ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),
                                       or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you take a withdrawal from your contract, your benefit base will be reduced as described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. After such withdrawal, your benefit base is equal to the greater of either:

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),
                                       or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).


GREATER OF 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% (or 5%) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.


We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit will not be eligible for another reset for five years. If after your death your spouse continues the contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.



It is important to note that once you have reset your Roll-Up benefit base a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

For information about whether the Guaranteed death benefit/
Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please contact your financial professional for more information about availability in your state.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors


36  Contract features and benefits


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for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


GUARANTEED MINIMUM INCOME BENEFIT OPTION


(DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, THIS BENEFIT MAY BE CALLED THE "LIVING BENEFIT." SEE APPENDIX IX LATER IN THIS PROSPECTUS FOR MORE INFORMATION.)

The Guaranteed minimum income benefit was available at issue if the annuitant was age 20 through 75 at the time the contract was issued. If you elected the Guaranteed minimum income benefit at purchase, you pay an additional charge that is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.


If you purchased the contract as an Inherited IRA or if you elected a GPB option or Principal Protector(SM), the Guaranteed minimum income benefit is not available. Depending on when you purchased your contract, the Guaranteed minimum income benefit may have been available with Principal assurance. See Appendix IX later in this Prospectus for more information.

If you purchased the contract to fund a charitable remainder trust, you must take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed minimum income benefit. See "Owner and annuitant requirements" earlier in this section. If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.


Depending on when you purchased your contract, if you elected the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information. Please see Appendix IX later in this Prospectus.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. Depending on when you purchased your contract, your options may be different. See Appendix IX later in this Prospectus for more information. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age, as follows:


--------------------------------------------------------------------------------
                       Level payments
--------------------------------------------------------------------------------
                                  Period certain years
         Annuitant's -----------------------------------------------------------
     age at exercise                 IRAs         NQ
      75 and younger                 10          10
--------------------------------------------------------------------------------
            76                        9          10
            77                        8          10
            78                        7          10
            79                        7          10
            80                        7          10
            81                        7           9
            82                        7           8
            83                        7           7
            84                        6           6
            85                        5           5

--------------------------------------------------------------------------------
We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.


The Guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit


                                              Contract features and benefits  37


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under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". Subject to availability, in general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.


o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o   On the contract date anniversary following the annuitant's 85th birthday.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is dependent on when, and in what state, you purchased your contract. Please see Appendices VIII and IX, later in this Prospectus.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option, if available) or the loan reserve account under Rollover TSA contracts.


-------------------------------------------------------------------------------
                                      Guaranteed minimum
      Contract date                income benefit -- annual
 anniversary at exercise            income payable for life
-------------------------------------------------------------------------------
            10                            $11,891
            15                            $18,597
-------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:

o If the annuitant was at least age 20 and not older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and not older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii)  if the annuitant was age 75 when the contract was issued or the

38  Contract features and benefits


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      Roll-Up benefit base was reset, if applicable, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85.

(iii) for Accumulator(R) QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) QP contract into an Accumulator(R) Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee (if available), a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) for Accumulator(R) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(v) if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If Spousal Protection is available under your contract and is elected, and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner/annuitant; and

(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

o A successor owner who is not the annuitant may not be able to exercise the Guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.

o If the successor owner is the annuitant, the Guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

o If you designate your surviving spouse as successor owner, the Guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above, even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a standard death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals (and any associated withdrawal charges), and any taxes that apply. The standard death benefit was the only death benefit available for annuitants who were ages 76 through 85 at issue. The applicable issue ages may be different for certain contract owners, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. Once your contract has been issued, you may not change or voluntarily terminate your death benefit.

If you elected one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms neces-


                                              Contract features and benefits  39


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sary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death, adjusted for subsequent withdrawals (and associated withdrawal charges) and taxes that apply, whichever provides the higher amount. If you elected the Spousal protection option, if available, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

If you elected one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; 0 THROUGH 70 AT ISSUE FOR INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS. DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, YOUR AVAILABLE ISSUE AGES MAY HAVE BEEN OLDER AT THE TIME YOU PURCHASED YOUR CONTRACT.

Subject to state and contract availability (please see Appendix VIII for state availability of these benefits and Appendix IX for contract variations later in this Prospectus), the following enhanced death benefits were available:

o Annual Ratchet to age 85.

o 6% Roll-Up to age 85.


o The Greater of 5% Roll-Up to age 85 or Annual Ratchet to age 85.

o The Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

If you elected Principal Protector(SM), only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit were available.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


If you are using the contract to fund a charitable remainder trust, you must take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See "Owner and annuitant requirements" earlier in this section.


See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.


PROTECTION PLUS(SM)

The following section provides information about the Protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when your contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract. If you purchased the Protection Plus(SM) feature, you may not voluntarily terminate this feature. If you elected Principal Protector(SM), the Protection Plus(SM) feature is not available.

Depending on when you purchased your contract, if you elected the Protection Plus(SM) option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus(SM) earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus(SM) earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death. If you are an existing contract owner, your net contributions may be reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and any TSA loans). For information about what applies to your contract, see Appendix IX later in this Prospectus.


40  Contract features and benefits


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If the annuitant was age 71 through 75 (this age may be higher for certain contract owners, depending on when you purchased your contract) when we issued your contract (or if the successor owner/ annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant under a contract where Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Protection Plus(SM) death benefit is calculated, please see Appendix VII.

If you elected Spousal protection, the Protection Plus(SM) benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus(SM) benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus(SM) benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Ask your financial professional or see Appendix VIII later in this Prospectus to see if this feature was available in your state.


PRINCIPAL PROTECTOR(SM)

The following section provides information about the Principal Protector(SM) option, which was only available at the time you purchased your contract. If Principal Protector(SM) was not elected when your contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently.

As described below, Principal Protector(SM) provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your GWB Annual withdrawal amount. Principal Protector(SM) is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector(SM) could be elected at contract issue, for an additional charge, if the annuitant was age 0 through 85 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elected this benefit, you cannot terminate it.

Depending on when you purchased your contract, this feature may not have been available. See Appendix IX later in this Prospectus for more information.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector(SM) provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector(SM) will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector(SM) and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector(SM) under the Beneficiary continuation option is subject to state availability. If it was approved in your state, it was added to your contract if you had already elected GWB. See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector(SM) under the Beneficiary continuation option.


If you purchased the contract as a TSA, QP or Inherited IRA, Principal Protector(SM) was not available. This benefit was also not available if you elected the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus(SM), GPB Option 1 or GPB Option 2 or the special dollar cost averaging program. This benefit may not have been available under your contract. For more information, please see Appendix IX later in this Prospectus.


If you elected the Principal Protector(SM) option and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector(SM) makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector(SM) guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you. Please consult your tax adviser.

YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:


                                              Contract features and benefits  41


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o Your GWB benefit base increases by any additional contributions.

o Your GWB benefit base decreases by the dollar amount of withdrawals.

o Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

o Your GWB benefit base may also be increased under the Optional step up provision.

o Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector(SM).


YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchased your contract, you chose between two available GWB Annual withdrawal options:

o 7% GWB Annual withdrawal option

o 5% GWB Annual withdrawal option

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the GWB Annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.


EFFECT OF GWB EXCESS WITHDRAWALS

A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal (including any applicable withdrawal charge), and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

o If the account value after the deduction of the withdrawal is less than the GWB benefit base, then the GWB benefit base is reset equal to the account value.

o If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

o The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of Principal Protector(SM). If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.

Withdrawal charges, if applicable, are applied to the amount of the withdrawal exceeding the Guaranteed annual withdrawal amount, assuming the Guaranteed annual withdrawal amount is greater than the 10% free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Using the example above, if the $8,000 withdrawal is a withdrawal of contributions subject to the withdrawal charge, the withdrawal charge would apply to the $3,000 (the amount of the withdrawal charge above the Guaranteed annual withdrawal amount of $5,000). See "Certain withdrawals" in "Charges and expenses" later in this Prospectus.

You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.


In general, if you purchase the contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.


If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no


42  Contract features and benefits


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additional withdrawals are taken. If your beneficiary chooses the "5-year rule"
instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.


EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract date anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract date anniversary, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract date anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.


EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, no additional contributions will be permitted.



THE OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract date anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector(SM) charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation option election. As of the date of the GWB benefit base step up, your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and
(ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.


OTHER IMPORTANT CONSIDERATIONS

o Principal Protector(SM) protects your principal only through withdrawals. Your account value may be less than your total contributions.

o You can take withdrawals under your contract without purchasing Principal Protector(SM). In other words, you do not need this benefit to make withdrawals.

o Amounts withdrawn in excess of your GWB Annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year.

o Withdrawals made under Principal Protector(SM) will be treated, for tax purposes, in the same way as other withdrawals under your contract.

o All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector(SM) does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect


                                              Contract features and benefits  43


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   Principal Protector(SM). See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

o GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

o If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector(SM) if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector(SM) when you have a GWB benefit base that is greater than zero.

o If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.

The contract was available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not have been available in all states. Please speak with your financial professional for further information.

Depending on when you purchased your contract, the contract may not have been available. See Appendix IX later in this Prospectus for more information.


The inherited IRA beneficiary continuation contract could only have been purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries are treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract could have been purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but may have elected to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


o You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract.



o The beneficiary of the original IRA is the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust is the annuitant.


o An inherited IRA beneficiary continuation contract was not available for annuitants over age 70.

o The initial contribution had to be a direct transfer from the deceased owner's original IRA and was subject to minimum contribution amounts. See "How you can contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

o   You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described in "Charges and expenses" later in this Prospectus.


44  Contract features and benefits


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o   The Guaranteed minimum income benefit, successor owner/ annuitant feature, special dollar cost averaging program, automatic investment program, GPB Options 1 and 2, Principal Protector(SM) and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract, whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              Contract features and benefits  45


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2. Determining your contract's value


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges*; (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.
                      ----------------------------------
* Depending on when you purchased your contract, your account value will be reduced by a pro rata portion of the administrative charge only. See Appendix IX later in this Prospectus for more information.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);


(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, if applicable, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2, Principal Protector(SM) and/or Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.


INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VIII later in this Prospectus for any state variations with regard to the termination of your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.


PRINCIPAL PROTECTOR(SM) (NOT AVAILABLE UNDER ALL CONTRACTS). If you elected Principal Protector(SM) and your account value falls to zero due to


46  Determining your contract's value


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a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:

o If your GWB benefit base equals zero, we will terminate your contract and make no payment.

o If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

o If your GWB benefit base is greater than the balance of your remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

o If the Beneficiary continuation option is elected (not available in all states), and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

     o If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector(SM) charge will no longer apply.

     o If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.

ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on your contract date anniversary beginning on the next contract date anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector(SM) will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.


                                           Determining your contract's value  47


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3. Transferring your money among investment options


--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o   No transfers are permitted into the Special 10 year fixed maturity option.

New York has additional transfer restrictions. Please see Appendix VIII later in this Prospectus.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option, the interest sweep option and dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of


48  Transferring your money among investment options


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the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.


When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer two options:
"Option I" and "Option II." Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.


To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:


   (a) the percentage you want invested in each investment option (whole percentages only), and

   (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.


                            Transferring your money among investment options  49


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If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

For New York contracts, please see Appendix VIII for differences in your state.


You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging.


50  Transferring your money among investment options


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4. Accessing your money


--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of your contract's current cash value, we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the potential tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                                   Method of withdrawal
                          ------------------------------------------------------
                                                 Pre-age        Lifetime
                                                 59-1/2         required
                                             substantially     minimum
 Contract            Partial    Systematic       equal       distribution
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No            No
--------------------------------------------------------------------------------
Rollover IRA          Yes          Yes            Yes            Yes
--------------------------------------------------------------------------------
Flexible
 Premium IRA          Yes          Yes            Yes            Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                  Yes          Yes            Yes            No
--------------------------------------------------------------------------------
Flexible Premium
 Roth IRA             Yes          Yes            Yes            No
--------------------------------------------------------------------------------
Inherited IRA          No           No             No            ***
QP*                   Yes           No             No            Yes
--------------------------------------------------------------------------------
Rollover TSA**        Yes          Yes             No            Yes
--------------------------------------------------------------------------------

  * All payments are made to the trust, as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

 ** Employer or plan approval is required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.


*** The contract pays out post-death required minimum distributions. See
    "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.



PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). If you already own your contract, the applicable free withdrawal percentage may be higher. See Appendix IX later in this Prospectus for the free withdrawal amount that applies to your contract. Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election. If you already own your contract, the applicable percentages may be higher. See Appendix IX later in this Prospectus for information on what applies to your contract.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have elected a Guaranteed principal benefit. This restriction may not apply


                                                        Accessing your money  51


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to certain contract owners, depending on when you purchased your contract. See
Appendix IX later in this Prospectus for more information.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)


We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one-time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.


Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Depending on when you purchased your contract, this option may not be available if you have elected a guaranteed principal benefit. This restriction may not apply to all contract owners. See Appendix IX later in this Prospectus for more information.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH PRINCIPAL PROTECTOR(SM). If you elected Principal Protector(SM), provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was pur-


52  Accessing your money


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chased. See "Principal Protector(SM)" in "Contract features and benefits"
earlier in this Prospectus for further information.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable) in the order of the earliest maturity date(s) first. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).



HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

Transfers out of the Special 10 year fixed maturity option will reduce the GPB Option 2 amount on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).

For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in the Prospectus.

With respect to the Guaranteed minimum income benefit and the Greater of 6% (or 5%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals (including any applicable withdrawal charges) will reduce each of the benefits' 6% (or 5%) Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% (or 5%) or less of the 6% (or 5%) Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during a contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% (or 5%) of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% (or 5%) Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

The effect of withdrawals on your Guaranteed minimum income benefit and Guaranteed minimum death benefit (including the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) may be different. See Appendix IX later in this Prospectus for information on what applies to your contract.


HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR(SM)

If you elected Principal Protector(SM), any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.


WITHDRAWALS TREATED AS SURRENDERS


If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. Also, under certain contracts, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. If you are an existing contract owner, the rules in the preceding sentence may not apply under your contract or if the Guaranteed minimum income benefit no lapse guarantee is available and in effect on your contract. See Appendix IX later in this Prospectus for information. See also "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.



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SPECIAL RULES FOR PRINCIPAL PROTECTOR(SM). If you elected Principal
Protector(SM), all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector(SM)" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


LOANS UNDER ROLLOVER TSA CONTRACTS


Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o It exceeds limits of federal income tax rules;

o Interest and principal are not paid when due; or

o In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan including any accrued and unpaid loan interest, will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VIII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If fixed maturity option amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records.



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector(SM) (if applicable) if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector(SM) benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash


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value plus any other withdrawals taken in the contract year exceed 6% of the
Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VIII later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector(SM) and choose to annuitize your contract before the maturity date, Principal Protector(SM) will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector(SM). See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.



--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options      Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------

o LIFE ANNUITY: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o LIFE ANNUITY with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o LIFE ANNUITY with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recov-


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   ered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o PERIOD CERTAIN ANNUITY: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


The Income Manager(R) payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) contract is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options, no withdrawal charge is imposed under the Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin. In most states, it may not be earlier than thirteen months from the Accumulator(R) contract date. Please see Appendix VIII later in this Prospectus for information on state variations. Except with respect to the Income


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Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.


If you elected Principal Protector(SM) and your contract is annuitized at maturity, we will offer an annuity payout option for life that guarantees you will receive payments that are at least equal to what you would have received under Principal Protector until the point at which your GWB Benefit Base is depleted. After your GWB Benefit Base is depleted, you will continue to receive periodic payments while you are living. The amount of each payment will be the same as the payment amount that you would have received if you had applied your account value on the maturity date to purchase a life annuity at the annuity purchase rate guaranteed in your contract; this payment amount may be more or less than your GWB Annual Withdrawal amount.

Please see Appendix VIII later in this Prospectus for variations that may apply in your state.


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5. Charges and expenses


--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.


o On each contract date anniversary -- a charge for each optional benefit that you have elected: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector(SM); and Protection Plus(SM).


o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you have elected this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The fees and charges described are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX for the fees and charges that apply under your contract. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


SEPARATE ACCOUNT ANNUAL EXPENSES



MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.75% of the net assets in each variable investment option.


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% of the net assets in each variable investment option.


DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those


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amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable,) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non-life contingent payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options--The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


--------------------------------------------------------------------------------
                               Contract year
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8+
--------------------------------------------------------------------------------
Percentage of
  contribution      7%    7%    6%    6%    5%    3%    1%    0%
--------------------------------------------------------------------------------


For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1" and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

For contracts issued in New York, please see Appendix VIII later in this Prospectus for the New York withdrawal charge schedule applicable to monies withdrawn from and transferred among the fixed maturity options.

For Pennsylvania contracts for annuitants who are age 84 or 85 at issue, please see Appendix VIII later in this Prospectus for possible withdrawal charge schedule variations.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in the Prospectus. The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 10% free withdrawal amount defined above.

If you elected Principal Protector(SM), we will waive any withdrawal charge for any withdrawal during the contract year up to the GWB Annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Withdrawal charges, are applied to the amount of the withdrawal that exceeds the GWB Annual withdrawal amount.

The applicable free withdrawal percentage may be higher for certain contract holders, depending on when you purchased your contract. See Appendix IX later in this Prospectus for the free withdrawal amount that applies under your contract.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base as long as it does not exceed the free withdrawal amount. If your withdrawals exceed the amount described above, this waiver is not applicable to that withdrawal nor to any subsequent withdrawal for the life of the contract.


                                                        Charges and expenses  59


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See Appendix IX later in this Prospectus to see if this waiver of the withdrawal charge applies under your contract.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or
       (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

       -- its main function is to provide skilled, intermediate, or custodial nursing care;

       -- it provides continuous room and board to three or more persons;

       -- it is supervised by a registered nurse or licensed practical nurse;

       -- it keeps daily medical records of each patient;

       -- it controls and records all medications dispensed; and

       -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. If you already own your contract, the charge may be as much as 0.30% of the Annual Ratchet to age 85 benefit base. Please see Appendix IX later in this Prospectus or your contract for more information.


GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.50% of the greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base. For contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.


WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.

STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.

GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchased GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first.


60  Charges and expenses


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If such amounts are insufficient, we will deduct all or a portion from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT (THE "LIVING BENEFIT") CHARGE

If you elected the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your Prospectus for the charge that applies under your contract.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply under your contract, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option, if available).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee. This option is not available under all contracts.

PROTECTION PLUS(SM) CHARGE

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply under your contract, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


PRINCIPAL PROTECTOR(SM) CHARGE

If you elected Principal Protector(SM), we deduct a charge annually as a percentage of your account value on each contract date anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply under your contract, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus. If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, we will not deduct a pro rata portion of the charge upon your death. However, the Principal Protector(SM) charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed


                                                        Charges and expenses  61


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immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector(SM) benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector(SM), the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector(SM) with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector(SM) with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract date anniversary following the step up and on all contract anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector(SM)" in "Contract features and benefits."

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o Management fees.

o 12b-1 fees.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to 12b-1 fees. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


62  Charges and expenses


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6. Payment of death benefit


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YOUR BENEFICIARY AND PAYMENT OF BENEFIT
You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.


Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually owned IRA contracts (other than Inherited
IRAs).

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.


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o   If Principal Protector(SM) was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value. The successor owner should consult with a tax adviser before choosing to use the "5-year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elected Principal Protector(SM), the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o   A successor owner should consider naming a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2 and Principal Protector(SM). However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable Guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elected Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner


64  Payment of death benefit


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of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits," earlier in this Prospectus. For information on the operation of this feature with Protection Plus(SM), see "Protection Plus(SM)" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.


SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus(SM) benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you had the right to elect the Spousal protection option at the time you purchased your contract at no additional charge. Both spouses must have been between the ages of 20 and 70 at the time the contract was issued and must each have been named the primary beneficiary in the event of the other's death.


The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus(SM) benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus(SM) benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

o As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus(SM) benefit.

o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/annuitant.

o The Protection Plus(SM) benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

o If you elected Principal Protector(SM), the benefit and charge will remain in effect. If your GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce but do not change the owner or primary beneficiary, Spousal protection continues.

Depending on when you purchased your contract, this feature may not be available to you. See Appendix IX later in this Prospectus for more information about your contract.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VIII later in this Prospectus for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


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BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS
ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.


o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

    --  The beneficiary was 75 or younger on the original contract date.

    -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

   -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

   -- If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

   -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.



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   -- If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

   -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

   -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.


o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o   Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.


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o   If the non-spousal beneficiary chooses scheduled payments under "Withdrawal
    Option 1," as discussed above in this section, Principal Protector(SM) may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.


o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

    -- The beneficiary was 75 or younger on the original contract date.

    -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

    -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

    -- If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

    -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

    -- If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

    -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

    -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.


If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.

o   No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


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7.  Tax information


--------------------------------------------------------------------------------

OVERVIEW
In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator's(R) choice of death benefits, the Principal Protector(SM) benefit, the Guaranteed minimum income benefit, special dollar cost averaging, selection of variable investment options, guaranteed interest option, fixed maturity options and its choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



SUSPENSION OF REQUIRED MINIMUM DISTRIBUTIONS FOR 2009

Congress has enacted a limited suspension of account-based required minimum distribution withdrawals only for calendar year 2009. The suspension does not apply to annuity payments. The suspension does not affect the determination of the Required Beginning Date. Neither lifetime nor post-death required minimum distributions need to be made during 2009. Please note that if you have previously elected to have amounts automatically withdrawn from a contract to meet required minimum distribution rules (for example, our "automatic required minimum distribution (RMD) service" or our "beneficiary continuation option" under a deceased individual's IRA contract each discussed earlier in this Prospectus) we will make distributions for calendar year 2009 unless you request in writing before we make the distribution that you want no required minimum distribution for calendar year 2009. If you receive a distribution which would have been a lifetime required minimum distribution (but for the 2009 suspension), you may preserve the tax deferral on the distribution by rolling it over within 60 days after you receive it to an IRA or other eligible retirement plan. Please note that any distribution to a nonspousal beneficiary which would have been a post-death required minimum distribution (but for the 2009 suspension) is not eligible for the 60-day rollover.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


                                                             Tax information  69


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CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS


Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes.


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

In order to get annuity payment tax treatment, all amounts under the contract must be applied to the annuity payout option; we do not "partially annuitize" nonqualified deferred annuity contracts.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES


The following information applies if you purchased your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange was not taxable under Section 1035 of the Internal Revenue Code if:


o the contract that was the source of the funds you used to purchase the NQ contract was another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant were the same under the source contract and the Accumulator(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must have been the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carried over to the Accumulator(R) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Section 1035 exchanges are generally not available after the death of the owner.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a


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death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


BENEFICIARY CONTINUATION OPTION


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2";


o scheduled payments, any additional withdrawals under "Withdrawal Option 2", or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the withdrawal option selected by the beneficiary;


o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken). The ruling also does not address the effect of the retention of the Principal Protector(SM) feature discussed earlier in this Prospectus under "Contract features and benefits," which a non-spousal beneficiary may elect under certain conditions. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax.
Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES


Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.



INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o   Traditional IRAs, typically funded on a pre-tax basis; and

o   Roth IRAs, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590


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("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as either a traditional IRA or Roth IRA. The traditional IRAs we offered were the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available were the Roth Conversion IRA and Flexible Premium Roth IRA. We also offered the Inherited IRA for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs. We currently do not offer traditional IRA contracts for use as employer-funded SEP-IRA or SIMPLE IRA plans, although we may do so in the future.

The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payment (as opposed to payments from a fixed income annuitization option).

For some of the contracts covered by this Prospectus, we have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. For others, we have not applied for an opinion letter from the IRS to approve the respective forms of the Accumulator(R) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. We have submitted the respective forms of the Accumulator(R) Inherited IRA beneficiary continuation contract to the IRS for approval as to form for use as a traditional IRA or Roth IRA, respectively. We do not know if and when any such approval may be granted. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under any series of Accumulator(R) traditional and Roth IRA contracts.


Your right to cancel within a certain number of days


This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.


You can cancel any version of the Accumulator(R) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel with a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


Contributions to traditional IRAs. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o   "regular" contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


Regular contributions to traditional IRAs

Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000 your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.


Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth
IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


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If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, your fully deductible contribution can be up to $5,000, or if less, your earned income. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income ("AGI") is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.


If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

Cost of living indexing adjustments apply to the income limits to deductible contributions.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 (for 2009, AGI between $55,000 and $65,000 after adjustment).

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $80,000 and $100,000 (for 2009, AGI between $89,000 and $109,000 after adjustment).

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI between $150,000 and $160,000 (for 2009, AGI between $166,000 and $176,000 after adjustment).

To determine the deductible amount of the contribution for 2009, for example, you determine AGI and subtract $55,000 if you are single, or $89,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)     times    the maximum     Equals    the adjusted
 --------------------       x        regular         =        deductible
  divided by $10,000               contribution              contribution
                                   for the year                 limit


Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on someone else's tax return and your adjusted gross income cannot exceed $50,000 ($55,000 after cost of living indexing adjustment for 2009). The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The testing period begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution, including extensions. Saver's credit-eligible contributions may be made to a 401(k) plan, 403(b) plan, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.

Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions to traditional IRAs" later in this section for more information. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o   governmental employer 457(b) plans;

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o 403(b) plans; and

o other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


During calendar year 2009 only, due to the temporary suspension of account-based required minimum distribution withdrawals, you may be able to roll over to a traditional IRA a distribution that normally would not be eligible to be rolled over. Please note that distributions from inherited IRAs made to beneficiaries may not be rolled over once distributed.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


Rollovers from "eligible retirement plans" other than traditional IRAs


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. The Accumulator(R) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.


There are two ways to do rollovers:

o Do it yourself:
   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover:
   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan, or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:


o (for every year except 2009) "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.


Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. The Accumulator(R) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover. Also, in



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some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


Excess contributions to traditional IRAs


Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contri bution amount for the applicable taxable year; or

o regular contributions to a traditional IRA made after you reach age 70-1/2; or


o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2 (for every year except 2009).


You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional
     IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.


A distribution from a traditional IRA is not taxable if:

o    the amount received is a withdrawal of excess contributions, as described under "Excess contributions to traditional IRAs" earlier in this section; or

o    the entire amount received is rolled over to another traditional
     IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section for more information.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs in 2009 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.


Required minimum distributions

Background on Regulations--Required Minimum Distributions. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provi-


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sions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your Required Beginning
Date, which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term


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certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.


If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.


Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions:

o    on or after your death; or

o    because you are disabled (special federal income tax definition);
     or

o used to pay certain extraordinary medical expenses (special fed eral income tax definition); or

o used to pay medical insurance premiums for unemployed indi viduals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special fed eral income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the



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traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."


The Accumulator(R) Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eli gible retirement plans ("conversion rollover" contributions); or


o tax-free rollover contributions from other Roth individual retire ment arrangements or designated Roth accounts under defined contribution plans; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").


Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA or a Flexible Premium Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


Regular contributions to Roth IRAs

Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that your modified adjusted gross income exceeds the following amounts (indexed for cost of living adjustment):


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000 (for 2009, $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000 (for 2009, $120,000 after adjustment).


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000 (for 2009, between $166,000 and $176,000 after adjustment); or



o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000 (for 2009, between $105,000 and $120,000 after adjustment).


If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.


Rollovers and direct transfer contributions to Roth IRAs


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make a rollover between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o    another Roth IRA;

o    a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-     year
     rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan or a 403(b) plan (direct or 60-day); or

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o     from non-Roth accounts under another eligible retirement plan, subject to limits specified below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion rollover contributions to Roth IRAs


In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan. Until 2010, you must meet AGI limits specified below.


Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. In the case of a traditional IRA conversion rollover for example, we are required to withhold 10% federal income tax from the amount treated as converted unless you properly elect out of such withholding. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

The following rules apply until 2010: You cannot make conversion rollover contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the conversion rollover. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA or other eligible retirement plan.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.



Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original


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SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth
IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.


Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.


The following distributions from Roth IRAs are free of income tax:

o    Rollovers from a Roth IRA to another Roth IRA;

o    Direct transfers from a Roth IRA to another Roth IRA;

o    Qualified distributions from a Roth IRA; and

o Return of excess contributions or amounts recharacterized to a traditional IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 59-1/2 or older; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)   Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

      (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

      (b) Nontaxable portion.

(3)   Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:


(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contribu tions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2009 and the conversion contribution is made in 2010, the conversion contribution is treated as contributed prior to other conversion contributions made in 2010.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

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Required minimum distributions at death


Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date. The suspension of account-based required minimum distribution withdrawals for calendar year 2009 applies to post-death required minimum distribution withdrawals from Roth IRAs.


Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.


Excess contributions to Roth IRAs


Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, until 2010, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL

This section of the Prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)." If the rules are the same as those that apply to another kind of contract, for example, traditional IRA contracts, we will refer you to the same topic under "Traditional individual retirement annuities (traditional
IRAs)."

--------------------------------------------------------------------------------
The disclosure generally assumes that the TSA has 403(b) contract status or qualifies as a 403(b) contract. Due to the Internal Revenue Service and
Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.
--------------------------------------------------------------------------------
FINAL REGULATIONS UNDER SECTION 403(B)



In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.


PERMISSIBLE INVESTMENTS. The 2007 Regulations retain the rule that there are generally two types of investments available to fund 403(b) plans -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) funding vehicles qualify for tax deferral.


EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms. The IRS has announced relief measures for failure to have a written plan finalized by the beginning of 2009, as long as the written plan is adopted by December 31, 2009, and the plan operates in accordance with the 2007 Regulations beginning by January 1, 2009.

LIMITATIONS ON INDIVIDUAL INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.



EFFECT OF THE 2007 REGULATIONS ON CONTRIBUTIONS TO THE ACCUMULATOR(R) TSA
CONTRACT


Because the Accumulator(R) TSA contract (i) was designed to be purchased through either an individual-initiated, Rev. Rul. 90-24 tax-free direct transfer of funds from one 403(b) arrangement to another, or a rollover from another 403(b) arrangement and (ii) does not accept employer-remitted contributions, contributions and exchanges to an Accumulator(R) TSA contract are extremely limited as described below. Accumulator(R) TSA contracts issued pursuant to a Rev. Rul. 90-24 direct transfer where applications and all transfer paperwork were received by our processing office in good order prior to September 25, 2007 are "grandfathered" as to 403(b) status. However, future transactions such as loans and distributions under such "grandfathered"



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403(b) annuity contracts may result in adverse tax consequences to the owner unless the contracts are or become part of the employer's 403(b) plan, or the employer enters into an information sharing agreement with us.


Contributions to an Accumulator(R) TSA contract may only be made where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) TSA contract and other funding vehicles under the plan.


AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction.


CONTRIBUTIONS TO 403(B) ANNUITY CONTRACTS


Because the Accumulator(R) Rollover TSA contracts are or have been purchased through direct transfers, the characterization of funds in the contract can remain the same as under the prior contract. We provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other 403(b) annuity contracts.


EMPLOYER-REMITTED CONTRIBUTIONS. Employer-remitted contributions to TSA contracts made through the employer's payroll are subject to annual limits. (Tax-free plan-to-plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA contract are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA contract can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSA contracts are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS. It is unlikely that rollover or direct transfer contributions can be made for an individual no longer actively participating in a 403(b) plan; however, there may be circumstances where an individual must take a required minimum distribution from a distributing plan or contract before rolling over or transferring the distribution to the Accumulator(R) contract. The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the 403(b) annuity contract is issued if the owner is at least age 70-1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution. For calendar year 2009 only, account-based required minimum distribution withdrawals are suspended, so certain rollovers which would be impermissible in other years may be made.


ROLLOVER CONTRIBUTIONS. After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

o termination of employment with the employer who provided the funds for the plan; or

o   reaching age 59-1/2 even if still employed; or

o   disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) annuity contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to a traditional IRA instead.


If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Because AXA Equitable does not separately account for rollover contributions from other eligible retirement plans in the Accumulator(R) TSA contract, amounts that would be free of distribution restrictions in a traditional IRA, for example, are subject to distribution restrictions in the Accumulator(R) TSA contract.


DIRECT TRANSFER CONTRIBUTIONS. A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan." 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient


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403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b)
plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example, with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) annuity contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.


DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Rollover TSA contract as not eligible for withdrawal until:


o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o the owner dies; or

o the plan under which the Accumulator(R) TSA contract is purchased is terminated.


If any portion of the funds directly transferred to your TSA contract (in a Rev. Rul. 90-24 exchange or other permitted transfer or exchange) is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA contract distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to Accumulator(R) Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.


ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse


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might also be eligible to directly roll over a TSA contract death benefit to a
Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.



EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o   the loan does not qualify under the conditions above;

o   the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.


TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.


You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover. Rollovers are subject to the Roth IRA conversion rules, which, prior to 2010, restrict conversions of traditional IRAs to Roth IRAs to taxpayers with adjusted gross income of no more than $100,000, whether single or married filing jointly.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules. Suspension of account-based required minimum distribution withdrawals for calendar year 2009 temporarily permits distributions which would be ineligible lifetime required minimum distributions in any other year to be rolled over to another eligible retirement plan in calendar year 2009.


Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, contract exchange under the same 403(b) plan, or under Rev. Rul. 90-24 prior to the 2007 Regulations), are not distributions.


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REQUIRED MINIMUM DISTRIBUTIONS


Please note the temporary suspension of account-based required minimum distribution withdrawals, both lifetime and post-death, in calendar year 2009.


Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution.
The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.


SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.


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Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS


Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. Based on the assumption that an annuity contract owner is married and claiming three withholding exemptions, periodic annuity payments totaling less than $19,200 in 2009 will generally be exempt from federal income tax withholding. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.


A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for the life (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and designated beneficiary); or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not the plan participant's surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not the plan participant's current spouse or former spouse.

A death benefit payment to the plan participant's surviving spouse, or a qualified domestic relations order distribution to the plan participant's current or former spouse may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING
QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. More information


--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.


Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB/B shares issued by the corresponding Portfolio of its Trust.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;


(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;


(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 49;
    and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.



ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs, which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 17, 2009 and the related price per $100 of maturity value were as shown below:






--------------------------------------------------------------------------------
  Fixed Maturity
  Options with
   February 17th          Rate to               Price
 Maturity Date of     Maturity as of         Per $100 of
   Maturity Year    February 17, 2009      Maturity Value
--------------------------------------------------------------------------------
        2010               3.00%*              $ 97.09
        2011               3.00%*              $ 94.26
        2012               3.00%*              $ 91.51
        2013               3.00%*              $ 88.84
        2014               3.00%*              $ 86.25
        2015               3.00%*              $ 83.74
--------------------------------------------------------------------------------



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--------------------------------------------------------------------------------
   Fixed Maturity
   Options with
   February 17th            Rate to                    Price
 Maturity Date of         Maturity as of            Per $100 of
   Maturity Year         February 17, 2009         Maturity Value
--------------------------------------------------------------------------------
        2016                3.12%                     $ 80.64
        2017                3.42%                     $ 76.40
        2018                3.61%                     $ 72.66
        2019                3.75%                     $ 69.19
--------------------------------------------------------------------------------



HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


    (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.


   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.



ABOUT THE GENERAL ACCOUNT

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Secu-


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rities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such cases, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had its signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VIII later in this Prospectus to see if the automatic investment program is available in your state.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

         - on a non-business day;
         - after 4:00 p.m. Eastern Time on a business day; or
         - after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


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o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging received the interest rate in effect on that business day. At certain times, we may have offered the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information or you can call our processing office.

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts, we have the right to vote on certain matters involving the Portfolios, such as:

o   the election of trustees;

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's annuity and/or variable life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners. One result of proportional voting is that a small number of contract owners may control the outcome of a vote.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.



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ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS


The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus(SM), Guaranteed principal benefit option 2, and/or the Principal Protector(SM) ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. For certain contract owners, this restriction may not apply to you, depending on when you purchased your contract. See Appendix IX for more information. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

See Appendix VIII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.


You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available (except for Rollover TSA contracts) and you cannot assign IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation


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paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 1.25% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.


92  More information


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9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2008 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.



                             Incorporation of certain documents by reference  93


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Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.25%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the years ending
                                                                                                      December 31,
                                                                                               -------------------------------------
                                                                                               2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.22    $   15.35   $  14.64
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        23,024       23,506     22,269
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.54    $   12.00   $  11.48
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        11,977        5,888      5,079
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.06    $   12.65   $  12.14
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        15,870       14,367     13,188
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.97    $   13.37   $  12.74
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        68,049       69,894     68,613
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.93    $   14.74   $  14.03
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        97,959      104,476     99,167
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.87    $   14.18   $  13.88
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         9,704       10,999     12,334
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.18    $   10.93   $  10.36
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,898        2,207      2,015
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.75    $   20.03   $  18.16
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         8,362        9,113      8,352
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.05    $   16.55   $  14.37
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,292        3,394      3,592
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.74    $   11.10   $  11.38
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           719          720        562
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.51    $   11.29   $  11.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,638        1,608      2,099
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.07    $   14.48   $  14.49
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         6,950        7,283      7,573
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.10    $   19.73   $  18.13
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         6,161        7,019      7,280
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  4.68    $    7.00   $   6.83
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         5,451        4,851      5,155
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                                2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.58    $  11.79     $ 10.68
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         12,752       5,189         186
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.93    $  10.80     $ 10.32
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          3,564       1,608         153
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.31    $  11.09     $ 10.42
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,710       3,924          78
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.69    $  11.30     $ 10.52
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         49,852      22,917       1,082
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.41    $  11.78     $ 10.68
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         58,275      20,548         815
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.69    $  12.32     $ 10.94
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          9,642       5,278         307
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.17    $  10.17     $ 10.10
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,844       1,271         119
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.88    $  13.07     $ 11.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,355       1,996          93
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.35    $  12.12     $ 10.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,764       1,487         109
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.36          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             76          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.05    $  10.41     $ 10.17
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,352         417          19
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.14    $  11.94     $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,492       4,028         189
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.61    $  13.34     $ 11.11
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,025       1,602          73
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.97    $   5.69          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          3,884         224          --
------------------------------------------------------------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information

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                          www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the years ending
                                                                                                      December 31,
                                                                                           ----------------------------------------
                                                                                            2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.18    $  13.27    $  11.99
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           812         841         860
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.33    $  12.45    $  11.96
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,851       3,847       3,646
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.15    $  13.67    $  13.62
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        11,194      12,780       4,859
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.00    $  11.26    $  11.09
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,356       2,330       2,166
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.67    $  11.12    $  10.85
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,935       2,234         597
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.82    $  14.24    $  13.74
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        10,559      11,374      11,573
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.30    $  10.75    $   9.96
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,500       1,927       1,258
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.54    $  13.34    $  12.14
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,079       2,119       1,943
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.08    $  10.51    $  10.43
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         5,337       5,438       1,560
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.42    $   9.77    $  10.83
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           759         459         191
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  5.93    $   9.52          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,488       2,777          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.12    $  11.89    $  11.65
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,492       1,654       1,305
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 20.70    $  30.24    $  28.02
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,324       2,364       1,848
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.97    $  11.09    $  10.89
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        10,724      13,997      13,554
------------------------------------------------------------------------------------------------------------------------------------
 EQ International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.59    $  19.45    $  17.09
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         7,012       7,341       7,928
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.66    $  16.38    $  14.28
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,783       1,672       1,109
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.51    $  14.31    $  14.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,391       1,615       1,576
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                            2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.53     $ 10.74     $ 10.50
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            679         278          17
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.27     $ 10.86     $ 10.42
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,914         271          34
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.31     $ 11.75     $ 10.73
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,008       2,468         154
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.40          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            732          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.09     $ 11.73     $ 10.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         10,047       5,582         374
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.75          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            100          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.61     $ 11.31     $ 10.70
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,920       1,379          85
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.51          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            475          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  23.87     $ 23.18          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,166          78          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.60     $ 10.50     $ 10.21
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         10,991       4,339         252
------------------------------------------------------------------------------------------------------------------------------------
 EQ International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.52     $ 12.55     $ 11.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,898       3,195         150
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.51          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            358          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.34     $ 12.02     $ 10.98
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,298         769          63
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

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                          www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the years ending
                                                                                           -----------------------------------------
                                                                                                      December 31,
                                                                                               2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.71    $  14.10    $  13.74
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           913         965       1,098
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.75    $  13.91    $  12.36
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,387       2,459       2,328
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.10    $  14.91    $  13.06
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,751       1,842       1,399
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  4.46    $  10.43    $  11.23
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,968       2,132       2,181
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.07    $  14.42    $  15.30
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        17,011      19,821      13,336
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.06    $  10.67    $  10.06
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,362       2,086       1,819
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.86    $  12.54    $  12.28
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,713       1,737       1,836
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.76    $  12.85    $  11.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,147         928         841
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.41    $  12.30    $  12.39
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,815       4,081       3,813
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.05    $  15.35    $  13.64
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        16,060      16,822      17,558
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.03    $  16.04    $  15.04
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         8,169       8,656       9,034
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.11    $  15.27    $  15.71
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         5,616       6,788       7,522
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.82    $  10.73    $  10.38
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         9,274       4,875       3,721
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  3.91    $   5.90    $   4.95
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,564       2,019       1,387
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.57    $  10.75    $  10.71
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,806       3,036       1,134
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.78    $  11.58    $  11.09
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,127         772         217
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.75    $  11.16    $  10.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           358         378         111
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                                2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.32     $ 11.64     $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,065         679          51
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.58     $ 11.08     $ 10.36
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,804         829          60
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.27     $ 11.40     $ 10.25
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            992         530          22
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.64          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            386          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.77     $ 12.26     $ 10.95
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          9,974       5,206         329
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.01          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            753          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.61          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            757          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.57          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            415          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.16          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,971          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.63     $ 11.55     $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         12,004       4,974         348
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.66     $ 13.00     $ 11.35
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,968       3,775         306
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.15     $ 12.87     $ 11.06
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,055       2,897         148
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.06     $  9.93     $  9.98
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,172       1,335         252
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   4.64     $  4.46          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,014         143          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information


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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

-----------------------------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                                 2008        2007        2006        2005        2004        2003
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  6.57    $  10.77     $ 11.10         --          --            --
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               575         469         122         --          --            --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 10.28    $  10.85     $  9.86    $  9.94          --            --
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            10,323       7,128       6,212      2,883          --            --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 10.29    $  11.15     $ 10.80    $ 10.54     $ 10.46       $ 10.21
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             3,340       4,076       4,096       3.152      1,612            84
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 10.32    $  10.66     $ 10.25    $  9.99          --            --
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             1,426       1,111       1,130        333          --            --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  9.41    $  14.46     $ 14.92    $ 12.84     $ 12.47       $ 10.73
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             3,503       3,740       3,972      2,861       1,702           121
-----------------------------------------------------------------------------------------------------------------------------
 EQ/T. Rowe Price Growth Stock
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 10.16    $  17.81     $ 16.82    $ 17.74     $ 17.28            --
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             1,665       1,733         578        688          53            --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  6.34    $  10.85     $ 10.76         --          --            --
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             1,872       2,332         950         --          --            --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  3.73    $   6.30     $  6.30    $  5.59     $  5.19            --
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             1,764       2,181       2,323      1,420          96            --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  7.16    $  11.50     $ 11.94    $ 10.44          --            --
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             4,223       4,546       4,735      2,313          --            --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 14.72    $  34.95     $ 24.92    $ 18.41     $ 14.04       $ 11.50
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             5,840       6,239       6,367      4,108       1,431            64
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  8.40    $  16.15     $ 13.36    $ 12.38          --            --
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             3,245       2,890       2,067        742          --            --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  5.00    $   8.29          --         --          --            --
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             9,478      10,172          --         --          --            --
-----------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  7.59    $  14.42     $ 13.11    $ 12.63     $ 11.82       $ 10.68
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               834         861       1,071        674         354            14
-----------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 11.41    $  11.28     $ 10.75    $ 10.49     $ 10.44       $ 10.18
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             6,075       5,597       5,510      4,598       2,892           202
-----------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 10.01    $  13.85     $ 12.87    $ 12.40     $ 11.74       $ 10.60
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             2,953       3,186       3,336      2,552       1,325            79
-----------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  9.67    $  12.80     $ 12.57    $ 11.58     $ 11.38       $ 10.60
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             6,014       7,564       8,081      6,661       3,911           371
-----------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 10.69    $  20.51     $ 18.47    $ 14.93     $ 13.09       $ 11.25
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             3,883       4,242       4,388      2,637       1,558            68
-----------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-4


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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                             2008        2007        2006        2005        2004        2003
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  8.40     $ 14.06     $ 13.56       $ 12.09     $ 11.47     $ 10.59
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         907       1,045       1,032           794         424          26
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  6.86     $ 12.71     $ 11.57       $ 11.70     $ 11.03     $ 10.47
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,547       2,651       2,678         2,153       1,580         113
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  9.87     $ 15.97     $ 15.61       $ 13.24     $ 12.52     $ 11.08
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       4,032       4,381       4,449         3,350       1,540         106
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  8.30     $ 14.89     $ 13.48       $ 12.45     $ 11.63     $ 10.54
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,663       2,916       3,239         2,543       1,570         142
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  9.40     $ 14.86     $ 15.04       $ 13.27     $ 12.52     $ 11.01
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,512       2,709       2,904         2,263       1,454         126
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  5.19     $  9.08     $  8.87       $  8.15     $  7.67          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       4,114       4,708       3,735         1,820          59          --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  8.20     $ 13.36     $ 15.00       $ 13.08     $ 12.66     $ 10.95
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       6,215       7,198       8,534         6,948       3,850         232
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  7.60     $ 14.54     $ 12.46       $ 11.76     $ 10.70     $ 10.32
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,241       2,424       2,251         1,745         969          57
-----------------------------------------------------------------------------------------------------------------------------------




A-5 Appendix I: Condensed financial information

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The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.20%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008

-----------------------------------------------------------------------------------------------------------------------------------
                                                                              For the years ending December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   2008       2007       2006       2005       2004
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $   8.33    $  13.87       $  13.22    $  11.35    $  10.63
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             3,515       3,160          1,827       1,271         728
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $  10.08    $  11.46       $  10.96    $  10.43    $  10.31
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             4,014       1,472          1,143         397         373
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $   9.47    $  11.89       $  11.41    $  10.62    $  10.41
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             2,920       2,173          1,249         849         695
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $  40.26    $  53.95       $  51.39    $  47.15    $  45.53
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             4,257       4,308          4,475       4,798       5,029
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $   8.99    $  13.34       $  12.70    $  11.22    $  10.65
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            11,250      10,734          8,825       5,795       3,138
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 158.94    $ 286.24       $ 279.98    $ 256.01    $ 248.43
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               330         392            463         545         613
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $  20.97    $  20.49       $  19.41    $  19.05    $  19.04
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             2,492       2,914          3,131       3,491       4,043
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $  10.08    $  20.70       $  18.75    $  15.37    $  13.49
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             4,586       5,414          5,626       5,792       5,816
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $  11.62    $  21.26       $  18.44    $  17.12    $  15.54
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             2,429       2,805          3,494       3,815       4,124
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                   $   6.76    $  11.12       $  11.39    $  10.37          --
-----------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                               162         159             79           9          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $  10.28    $  11.04       $  10.82    $  10.79    $  10.16
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               523         462            691       1,352         339
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $  15.38    $  24.53       $  24.54    $  20.54    $  20.19
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             3,698       4,290          4,984       5,635       6,364
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $  14.25    $  25.30       $  23.24    $  18.71    $  17.09
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             3,321       4,143          4,607       4,933       4,781
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $   4.70    $   7.03       $   6.86    $   5.99    $   5.71
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             1,732       1,373          1,698       1,681         216
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $   5.48    $  10.13       $   9.14    $   8.79    $   8.18
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               470         554            625         723         782
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $   8.16    $  13.87       $  13.31    $  12.54    $  12.08
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             1,900       1,946          1,982       2,062       2,149
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $   7.92    $  13.28       $  13.23    $  11.95    $  11.40
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            12,691      15,162          6,465       7,166       8,080
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   For the years ending December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    2003        2002         2001         2000         1999
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  42.39    $  36.01           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              4,208       1,221           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 220.33    $ 149.11     $ 226.39       $ 256.74     $ 303.01
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                548         222          154            188          205
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  18.91    $  18.73           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              4,619       1,850           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  11.55    $   8.65           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              5,125       1,285           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  13.80    $   9.91     $  14.38       $  16.78     $  14.94
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              4,091       1,279          105            191           50
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  18.49    $  14.26           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              5,670       1,591           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  14.22    $  11.24     $  13.65       $  17.60     $  20.32
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              4,396       1,445          154            182          199
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --          --           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                 --          --           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $   8.00    $   6.33     $   8.70             --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                744         182           --             --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  11.58    $   9.46     $  13.00       $  17.41     $  21.43
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              2,153         710          193            235          245
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  10.41    $   8.01     $  10.76       $  11.12     $  10.62
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              7,741       2,252           17             10            3
-----------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-6


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                e-delivery today at www.axa-equitable.com/green

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                              2008       2007          2006       2005       2004
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  9.01    $  11.28       $  11.10    $  10.41          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          404         415            436         161          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  6.68    $  11.12       $  10.85          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        1,290         963            302          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 19.62    $  31.69       $  30.56    $  26.88    $  26.06
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        5,596       6,323          7,331       8,383       9,053
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 11.32    $  10.76       $   9.97    $   9.75          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        1,734       1,003            493          38          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  7.10    $   9.93       $   9.03    $   8.63    $   8.40
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        1,933       1,978          2,218       2,770       3,237
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  7.09    $  10.52       $  10.43          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        2,264       2,628            664          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  6.43    $   9.77       $  10.83          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          431         171             78          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  5.94    $   9.52             --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          757         863             --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 10.14    $  11.91       $  11.66    $  10.51          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          307         362            321          81          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 20.92    $  30.54       $  28.28    $  24.09    $  23.37
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          932         909            341         297          62
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  9.11    $  16.73       $  14.69    $  12.47    $  10.78
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        5,199       5,905          6,892       7,621       8,017
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  9.68    $  16.40       $  14.29    $  11.51          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          688         594            240          40          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 13.31    $  14.80       $  14.53    $  14.13    $  13.99
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        7,625      10,033         10,809      11,494      11,977
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  9.47    $  15.91       $  16.31    $  13.71    $  13.35
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        2,221       2,625          3,079       3,795       3,942
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  6.80    $  10.99       $  10.71    $   9.60    $   9.06
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        2,449       2,815          3,293       3,821       4,211
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  5.02    $   7.96       $   7.07    $   7.20    $   6.34
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        3,977       4,750          5,507       5,789       6,068
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 10.67    $  17.49       $  15.31    $  14.38    $  13.35
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        1,206       1,461          1,300       1,516       1,558
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  4.47    $  10.44       $  11.24    $  10.64          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          320         528            605          93          --
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                             2003        2002        2001           2000        1999
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  23.92     $ 18.94     $ 24.71       $ 28.47          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           8,439       2,393          71            78          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   7.95     $  5.82          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           2,600         551          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   9.60     $  7.33     $  8.73       $ 11.17     $ 13.97
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           6,516       1,628          26            23          15
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  13.60     $ 13.32     $ 12.30       $ 11.04     $ 10.47
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          11,974       3,674         280            14         139
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  12.19     $  9.73     $ 12.16       $ 13.21     $ 12.52
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           3,680       1,342         324           341         423
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   8.23     $  6.83     $  8.75       $ 10.54     $ 10.74
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           4,026         993          77            42          31
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   5.92     $  4.86     $  7.15       $  9.52     $ 11.80
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           5,986       2,292          89           114          79
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  12.00     $  9.39     $ 14.47       $ 22.21     $ 27.70
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           1,506         496         147           214         227
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              --          --          --            --          --
-----------------------------------------------------------------------------------------------------------------------------------


A-7 Appendix I: Condensed financial information

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                            2008       2007           2006        2005        2004
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  9.61    $  17.16       $  18.20    $  15.17    $  14.56
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      14,916      18,463         13,475      14,461      15,533
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 11.08    $  10.68       $  10.07    $  10.01          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         900         549            370         139          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  7.87    $  12.56       $  12.29    $  10.61          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         322         319            438          94          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  8.78    $  12.87       $  11.77    $  10.57          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         357         140            117          54          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  7.43    $  12.32       $  12.40    $  11.16          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         649         722            597         444          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 11.01    $  18.67       $  16.57    $  15.34    $  14.02
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       9,776      11,637         13,414      14,341      14,238
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  6.94    $  13.86       $  12.98    $  11.78    $  11.21
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       8,228       9,544         11,305      12,783      13,609
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 10.34    $  17.32       $  17.81    $  16.03    $  14.57
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       5,211       6,623          8,423       8,724       9,029
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 31.90    $  31.62       $  30.57    $  29.61    $  29.20
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,708       1,791          1,365       1,411       1,417
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  3.93    $   5.93       $   4.97    $   4.66    $   4.47
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       1,807         871            143         137          13
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  6.58    $  10.76       $  10.71          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         922         999            372          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  6.79    $  11.59       $  11.10          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         328         315            135          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  6.75    $  11.17       $  10.94          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         171         142             12          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  6.57    $  10.78       $  11.10          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         179         115             20          --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 10.30    $  10.86       $   9.86    $   9.94          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       3,734       1,641          1,522       1,269          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 15.94    $  17.26       $  16.71    $  16.29    $  16.17
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,700       3,276          3,669       4,057       4,383
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 10.34    $  10.68       $  10.26    $   9.99          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         478         339            356         189          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 10.97    $  16.85       $  17.38    $  14.94    $  14.50
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,545       2,937          3,525       3,854       4,174
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                               2003        2002        2001        2000        1999
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  12.99     $ 10.22     $ 11.97      $ 11.75     $ 12.13
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         14,531       4,578         114           54          46
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  12.84     $  9.91     $ 11.35           --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         13,403       2,875           2           --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   9.78     $  6.89     $  8.56      $ 10.00          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         12,491       2,799          19            7          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  12.51     $  9.51     $ 11.28      $ 10.98          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          8,508       3,161          37            9          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  29.33     $ 29.52     $ 29.51      $ 28.84     $ 27.54
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          1,972       1,554         256          266         360
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)                             --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  15.77     $ 15.42          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          4,326       1,432          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                             --          --          --           --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  12.48     $  8.66     $ 11.07      $ 10.99     $ 11.51
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          3,847       1,053          23           18          18
-----------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-8

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                            2008        2007        2006        2005        2004        2003
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/T. Rowe Price Growth Stock
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 10.27     $ 17.99    $  16.98      $  17.90    $  17.42         --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       1,438       1,687          96            88          19         --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  6.35     $ 10.86    $  10.76            --          --         --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         561         775         237            --          --         --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  3.75     $  6.32    $   6.33      $   5.61    $   5.21         --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         283         498         473           215          12         --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  7.17     $ 11.51    $  11.95      $  10.44          --         --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         493         559         811           393          --         --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 11.30     $ 26.83    $  19.12      $  14.12    $  10.76    $  8.81
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       3,004       3,820       4,088         4,095       3,531     27,090
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  8.42     $ 16.17    $  13.37      $  12.39          --         --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         971         936         320           133          --         --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  5.01     $  8.29          --            --          --         --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       1,885       1,897          --            --          --         --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 35.69     $ 67.76    $  61.57      $  59.29    $  55.46    $ 50.07
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         162         185         238           264         269        265
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 12.32     $ 12.17    $  11.59      $  11.30    $  11.24    $ 10.96
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       8,401       9,376      10,117        11,139      12,384     12,153
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  9.48     $ 13.11    $  12.18      $  11.72    $  11.09    $ 10.01
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,706       2,899       3,342         3,665       3,994      3,394
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $ 25.79     $ 34.12    $  33.49      $  30.83    $  30.28    $ 28.20
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,545       3,358       3,901         4,366       4,900      4,511
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  9.89     $ 18.96    $  17.07      $  13.79    $  12.09    $ 10.38
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       2,888       3,283       3,610         3,367       3,660      3,008
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  7.70     $ 12.89    $  12.42      $  11.07    $  10.50    $  9.69
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       1,747       2,196       2,469         2,709       2,980      2,952
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  5.76     $ 10.67    $   9.71      $   9.82    $   9.24    $  8.77
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       3,514       3,987       4,513         5,006       6,362      5,953
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  9.15     $ 14.81    $  14.47      $  12.27    $  11.60    $ 10.26
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       4,173       4,869       5,608         6,137       6,199      5,210
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  6.79     $ 12.18    $  11.01      $  10.17    $   9.50    $  8.60
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       4,628       5,331       6,249         7,050       8,108      7,657
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  8.78     $ 13.87    $  14.03      $  12.38    $  11.67    $ 10.25
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       3,405       4,059       4,691         5,098       5,827      5,443
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Company Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                              $  5.21     $  9.12    $   8.90      $   8.17    $   7.70         --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         728         884         680           554          19         --
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      2002       2001       2000       1999
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/T. Rowe Price Growth Stock
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  5.72    $  6.15    $  6.56      $ 11.08
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  737         43         55           52
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 36.85    $ 52.44    $ 70.94      $ 82.86
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  161        153        185          213
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 10.69         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                4,285         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  7.91         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  929         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 23.29    $ 24.29    $ 24.42      $ 27.13
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  903        221        260          329
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  7.82         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  923         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  7.65         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                1,004         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  6.80         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                2,130         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  7.92         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                1,722         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  6.21         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                2,602         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  7.38         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                1,889         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Company Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --         --         --           --
-----------------------------------------------------------------------------------------------------------------------------------


A-9 Appendix I: Condensed financial information

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008

-----------------------------------------------------------------------------------------------------------------------------------
                                                    For the years ending December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                           2008        2007        2006        2005        2004
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $ 10.90     $ 17.76      $ 19.94     $ 17.38     $ 16.80
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      4,558       5,608        6,898       7,963       8,796
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                             $  6.52     $ 12.47      $ 10.68     $ 10.07     $  9.16
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)      2,156       2,575        2,567       2,975       3,498
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                    For the years ending December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                     2003        2002        2001        2000        1999
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 14.55     $ 10.70     $ 12.57      $ 10.81     $ 9.23
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 8,124       2,322         111           41         20
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  8.83     $  5.67          --           --         --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 1,530         306          --           --         --
-----------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-10


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Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


This information is provided for historical purposes only. The contract is no longer available to new purchasers.

Trustees who are considering the purchase of an Accumulator(R) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.

We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If amounts attributable to an excess or mistaken contribution must be withdrawn, a withdrawal charge and/or market value adjustment may apply.

AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for participants after age 70-1/2, trustees should consider:

o whether required minimum distributions under QP contracts would cause withdrawals in excess of 6% of the Guaranteed minimum income benefit Roll-Up benefit base;

o provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed from the contract; and

o that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, the payments will be made to the trustee.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


B-1 Appendix II: Purchase considerations for QP contracts


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Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2009 to a fixed maturity option with a maturity date of February 15, 2017 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2013(a).





-------------------------------------------------------------------------------------------------------
                                                                                Hypothetical assumed
                                                                                  rate to maturity
                                                                              ("j" in the calculations
                                                                                       below)
                                                                                 February 15, 2013
-------------------------------------------------------------------------------------------------------
                                                                                   5.00%        9.00%
-------------------------------------------------------------------------------------------------------
 As of February 15, 2013 before withdrawal
-------------------------------------------------------------------------------------------------------
(1) Market adjusted amount(b)                                                  $141,389     $121,737
-------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount(c)                                                   $131,104     $131,104
-------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                         $ 10,285     $ (9,367)
-------------------------------------------------------------------------------------------------------
 On February 15, 2013 after $50,000 withdrawal
-------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                          $  3,637     $ (3,847)
-------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)    $ 46,363     $ 53,847
-------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                      $ 91,389     $ 71,737
-------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                           $ 84,741     $ 77,257
-------------------------------------------------------------------------------------------------------
(8) Maturity value(d)                                                          $111,099     $101,287
-------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:


 (a)      Number of days from the withdrawal date to the maturity date = D = 1,461

 (b)      Market adjusted amount is based on the following calculation:
          Maturity value                            $171,882
          ________________             =            ________________               where j is either 5% or 9%
                                                      (1+j)(1,461/365)
            (1+j)(D/365)

 (c)      Fixed maturity amount is based on the following calculation:
          Maturity value                            $171,882
          ________________             =            ________________
            (1+h)(D/365)                              (1+0.07)(1,461/365)

 (d)      Maturity value is based on the following calculation:

     Fixed maturity amount x (1+h)(D/365) = ($84,741 or $77,257) x
(1+0.07)(1,461/365)

                               Appendix III: Market value adjustment example C-1


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Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:



--------------------------------------------------------------------------------
   End of
 contract                       6% Roll-Up to age 85    Annual Ratchet to age 85
   year       Account value      benefit base(1)            benefit base
--------------------------------------------------------------------------------
     1         $105,000           $  106,000(1)             $  105,000(3)
--------------------------------------------------------------------------------
     2         $115,500           $  112,360(2)             $  115,500(3)
--------------------------------------------------------------------------------
     3         $129,360           $  119,102(2)             $  129,360(3)
--------------------------------------------------------------------------------
     4         $103,488           $  126,248(1)             $  129,360(4)
--------------------------------------------------------------------------------
     5         $113,837           $  133,823(1)             $  129,360(4)
--------------------------------------------------------------------------------
     6         $127,497           $  141,852(1)             $  129,360(4)
--------------------------------------------------------------------------------
     7         $127,497           $  150,363(1)             $  129,360(4)
--------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract years 1 and 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2) At the end of contract years 2 and 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.


D-1 Appendix IV: Enhanced death benefit example


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Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.42)% and 3.58% for the Accumulator(R) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus(SM) benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 Annual Ratchet to age 85" Guaranteed minimum death benefit charge, the Protection Plus(SM) benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.61%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.31% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


                                      Appendix V: Hypothetical illustrations E-1


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Variable deferred annuity
Accumulator(R)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Protection Plus(SM)
  Guaranteed minimum income benefit

                                                          Greater of 6%
                                                             Roll-Up
                                                        to age 85 or the
                                                             Annual                                     Lifetime Annual
                                                        Ratchet to age 85                      Guaranteed Minimum Income Benefit
                                                           Guaranteed                          ----------------------------------
                                                                           Total Death Benefit
                                                          Minimum Death      with Protection      Guaranteed       Hypothetical
                   Account Value        Cash Value           Benefit            Plus(SM)            Income            Income
       Contract ------------------- ------------------ ------------------- ------------------- ----------------- ----------------
 Age     Year       0%        6%       0%        6%        0%        6%        0%        6%       0%       6%       0%       6%
----- --------- --------- --------- -------- --------- --------- --------- --------- --------- -------- -------- -------- -------
 60        1     100,000  100,000    93,000    93,000   100,000  100,000    100,000  100,000     N/A      N/A      N/A      N/A
 61        2      95,917  101,896    88,917    94,896   106,000  106,000    108,400  108,400     N/A      N/A      N/A      N/A
 62        3      91,867  103,774    85,867    97,774   112,360  112,360    117,304  117,304     N/A      N/A      N/A      N/A
 63        4      87,845  105,628    81,845    99,628   119,102  119,102    126,742  126,742     N/A      N/A      N/A      N/A
 64        5      83,845  107,452    78,845   102,452   126,248  126,248    136,747  136,747     N/A      N/A      N/A      N/A
 65        6      79,859  109,241    76,859   106,241   133,823  133,823    147,352  147,352     N/A      N/A      N/A      N/A
 66        7      75,884  110,987    74,884   109,987   141,852  141,852    158,593  158,593     N/A      N/A      N/A      N/A
 67        8      71,912  112,682    71,912   112,682   150,363  150,363    170,508  170,508     N/A      N/A      N/A      N/A
 68        9      67,936  114,319    67,936   114,319   159,385  159,385    183,139  183,139     N/A      N/A      N/A      N/A
 69       10      63,951  115,890    63,951   115,890   168,948  168,948    196,527  196,527     N/A      N/A      N/A      N/A
 74       15      43,595  122,388    43,595   122,388   226,090  226,090    276,527  276,527   14,266   14,266   14,266   14,266
 79       20      21,731  125,467    21,731   125,467   302,560  302,560    383,584  383,584   20,393   20,393   20,393   20,393
 84       25           0  123,006         0   123,006         0  404,893          0  493,179   34,821   34,821   34,821   34,821
 89       30           0  127,237         0   127,237         0  429,187          0  517,472     N/A      N/A      N/A      N/A
 94       35           0  135,360         0   135,360         0  429,187          0  517,472     N/A      N/A      N/A      N/A
 95       36           0  137,145         0   137,145         0  429,187          0  517,472     N/A      N/A      N/A      N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a policy would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual policy years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


E-2 Appendix V: Hypothetical illustrations


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Appendix VI: Guaranteed principal benefit example

--------------------------------------------------------------------------------


For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 17, 2009. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance. GPB Options 1 and 2 were only available at issue. The dates in the example are provided for illustrative purposes only.




---------------------------------------------------------------------------------------------------------
                                                                                          Assuming 100%
                                                                                           in variable
                                                      Assuming    Under GPB   Under GPB     investment
                                                    100% in FMO    Option 1    Option 2      options
---------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 17, 2009
based upon a 3.75% rate to maturity                   100,000       69,190      40,000          --
---------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable
investment options on February 17, 2009                  0          30,810      60,000       100,000
---------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on
February 17, 2019                                     144,534      100,000      57,813          0
---------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on
February 17, 2019 , assuming a 0% gross rate of
return)                                               144,534      124,116    100,297**       78,272
---------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on
February 17, 2019 , assuming a 6% gross rate of
return)                                               144,534      143,798    136,131**      142,154
---------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on
February 17, 2019 , assuming a 10% gross rate of
return)                                               144,534      163,975    172,968**      207,642
---------------------------------------------------------------------------------------------------------


** Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.


                           Appendix VI: Guaranteed principal benefit example F-1


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Appendix VII: Protection Plus(SM) example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. If you purchased your contract after approximately September 2003, the example shown in the second and third columns apply. For all other contract owners, the example in the last two columns apply. The calculation is as follows:

                                                                                                        $3000            $6000
                                                                                                     withdrawal -     withdrawal -
                                                              No          $3000         $6000         Pro rata         Pro rata
                                                           withdrawal   withdrawal    withdrawal      Treatment        Treatment
-----------------------------------------------------------------------------------------------------------------------------------
A   Initial Contribution                                    100,000        100,000       100,000     100,000           100,000
-----------------------------------------------------------------------------------------------------------------------------------
B   Death Benefit: prior to withdrawal.*                    104,000        104,000       104,000     104,000           104,000
-----------------------------------------------------------------------------------------------------------------------------------
    Protection Plus Earnings: Death Benefit less net
C   contributions (prior to the withdrawal in D).            4,000         4,000         4,000           N/A               N/A
    B minus A.
-----------------------------------------------------------------------------------------------------------------------------------
D   Withdrawal                                                 0         3,000         6,000        3,000            6,000
-----------------------------------------------------------------------------------------------------------------------------------
    Withdrawal % as a % of AV (assuming Death
E   Benefit = AV)                                             0.00%         N/A           N/A          2.88%            5.77%
    greater of D divided by B
-----------------------------------------------------------------------------------------------------------------------------------
    Excess of the withdrawal over the Protection Plus
F   earnings                                                    0           0           2,000           N/A               N/A
    greater of D minus C or zero
-----------------------------------------------------------------------------------------------------------------------------------
    Net Contributions (adjusted for the withdrawal in D)
G                                                            100,000        100,000       98,000       97,115           94,231
    A reduced for E or F
-----------------------------------------------------------------------------------------------------------------------------------
    Death Benefit (adjusted for the withdrawal in D)
H                                                            104,000        101,000       98,000      101,000           98,000
    B minus D
-----------------------------------------------------------------------------------------------------------------------------------
    Death Benefit less Net Contributions
I                                                             4,000         1,000           0          3,885            3,769
    H minus G
-----------------------------------------------------------------------------------------------------------------------------------
J   Protection Plus Factor                                      40%         40%           40%            40%              40%
-----------------------------------------------------------------------------------------------------------------------------------
    Protection Plus Benefit
K
    I times J                                                 1,600          400            0          1,554            1,508
-----------------------------------------------------------------------------------------------------------------------------------
    Death Benefit: Including Protection Plus
L
    H plus K                                                 105,600        101,400       98,000      102,554           99,508
-----------------------------------------------------------------------------------------------------------------------------------

* The Death Benefit is the greater of the Account Value or any applicable death benefit.


G-1 Appendix VII: Protection Plus(SM) example


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Appendix VIII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


Certain information is provided for historical purpose only. The contract is no longer available to new purchasers.

The following information is a summary of the states where the Accumulator(R) contract or certain features and/or benefits are either not available or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state. See also the "Contract Variations" appendix later in this Prospectus for information about the availability of certain features and their charges, if applicable, under your contract.



STATES WHERE CERTAIN ACCUMULATOR(R) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:



-----------------------------------------------------------------------------------------------------------------------------------
 State           Features and Benefits                                        Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA      See "Contract features and benefits"--"Your right to      If you reside in the state of California and you are age
                cancel within a certain number of days"                   60 and older at the time the contract is issued, you may
                                                                          return your variable annuity contract within 30
                                                                          days from the date that you receive it and receive a
                                                                          refund as described below.

                                                                          If you allocate your entire initial contribution to
                                                                          the money market account (and/or guaranteed interest
                                                                          option, if available), the amount of your refund will
                                                                          be equal to your contribution less interest, unless
                                                                          you make a transfer, in which case the amount of your
                                                                          refund will be equal to your account value on the date
                                                                          we receive your request to cancel at our processing
                                                                          office. This amount could be less than your initial
                                                                          contribution. If you allocate any portion of your
                                                                          initial contribution to the variable investment
                                                                          options (other than the money market account) and/or
                                                                          fixed maturity options, your refund will be equal to
                                                                          your account value on the date we receive your request
                                                                          to cancel at our processing office.
-----------------------------------------------------------------------------------------------------------------------------------
FLORIDA         See "Transfer of ownership, collateral assignments,       The second paragraph in this
                loans and borrowing" in "More information"                section is deleted.
-----------------------------------------------------------------------------------------------------------------------------------
ILLINOIS        See "Selecting an annuity payout option" under "Your      Annuity payments may be elected twelve months from the
                annuity payout options" in "Accessing your money"         contract date.
-----------------------------------------------------------------------------------------------------------------------------------
MARYLAND        Fixed maturity options                                    Not Available

                Guaranteed principal benefit option1 and Guaranteed       Not Available
                principal benefit option 2
-----------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Automatic investment program                              Not Available

                Annual administrative charge                              The annual administrative charge continuation option is
                                                                          elected. amounts allocated to the Guaranteed interest
                                                                          option.

                See "How you can purchase and contribute to your          Additional contributions are limited to the first three
                contract" in "Contract features and benefits"             years after the contract issue date only.


                See "Disability, terminal illness, or confinement to      This section is deleted in its entirety.
                nursing home" under "Withdrawal charge" in
                "Charges and expenses"
-----------------------------------------------------------------------------------------------------------------------------------
MINNESOTA       See "Principal Protector(SM)" in "Contract features and   Principal Protector(SM) is discontinued if the
                benefits" and "Beneficiary continuation option" in        Beneficiary continuation option is elected.
                "Payment of death benefit"
-----------------------------------------------------------------------------------------------------------------------------------

                               Appendix VIII: State contract availability and/or
                                 variations of certain features and benefits H-1


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
-----------------------------------------------------------------------------------------------------------------------------------
 State     Features and Benefits                                          Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK   Greater of the 6% Roll-Up or Annual Ratchet Guaran-            Not Available (you have a choice of the standard death
           teed minimum death benefit                                     benefit or the Annual Ratchet to age 85
                                                                          guaranteed minimum death
                                                                          benefit), as described earlier
                                                                          in this Prospectus.

           Guaranteed minimum death benefit/guaranteed mini-              Not Available
           mum income benefit roll-up benefit base reset
           Principal Protector(SM)                                        Not Available

           Protection Plus(SM)                                            Not Available

           See "Contract features and benefits" -- "Self directed         No more than 25% of any contribution may be allocated
           allocation" (for contracts issued from approximately           to the guaranteed interest option.
           February 2004 to present).

           See "Insufficient account value" in "Determining your          If your account value in the variable investment options
           contract's value"                                              and the fixed maturity options is insufficient to pay the
                                                                          annual administrative charge, or the Annual Ratchet
                                                                          to age 85 death benefit charge and/or the guaranteed
                                                                          minimum income benefit charge, and you have no account
                                                                          value in the guaranteed interest option, your contract
                                                                          will terminate without value, and you will lose any
                                                                          applicable benefits. See "Charges and expenses" earlier
                                                                          in this Prospectus.

           See "Transferring your account value" in "Transferring         The following information is added as the sixth and
           your money among investment options" (for contracts            seventh bullets in this section:
           issued from approximately February 2004 to present).
                                                                        o In all contract years, a transfer into the guaranteed
                                                                          interest option will not be permitted if such transfer
                                                                          would result in more than 25% of the annuity account
                                                                          value being allocated to the guaranteed interest
                                                                          option, based on the annuity account value as of the
                                                                          previous business day.

                                                                          Under Option II, transfers into the Guaranteed interest
           See "Rebalancing your account value" in "Transferring          option not permitted if they violate are the transfer
           your money among investment options" (for contracts            rules.
           issued from approximately February 2004 to present).

           See "The amount applied to purchase an annuity                 For fixed annuity period certain payout options only,
           payout option" in "Accessing your money"                       the amount applied to the annuity benefit is the greater
                                                                          of the cash value or 95% of what the account value
                                                                          would be if no withdrawal charge applied.
           See "Annuity maturity date" in "Accessing your
           money"                                                         The maturity  date by which you must take a lump sum
                                                                          withdrawal or  select an annuity payout option is
                                                                          as follows:
                                                                                      Maximum
                                                                          Issue age   Annuitization age
                                                                          ---------   -----------------
                                                                          0-80        90
                                                                          81          91
                                                                          82          92
                                                                          83          93
                                                                          84          94
                                                                          85          95
                                                                          Please see this section earlier in this Prospectus for
                                                                          more information.


H-2 Appendix VIII: State contract availability and/or variations of certain features and benefits


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
-----------------------------------------------------------------------------------------------------------------------------------
 State           Features and Benefits                                    Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK,       See "Charges and expenses"                                With regard to the Annual administrative, Annual Ratchet
(CONTINUED)                                                               to age 85 death benefit, Guaranteed principal benefit
                                                                          option 2 and Guaranteed minimum income benefit charges,
                                                                          respectively, we will deduct the related charge, as
                                                                          follows for each: we will deduct the charge from your
                                                                          value in the variable investment options on a pro rata
                                                                          basis. If those amounts are insufficient, we will deduct
                                                                          all or a portion of the charge from the fixed maturity
                                                                          options (other than the Special 10 year fixed maturity
                                                                          option) in the order of the earliest maturity date(s)
                                                                          first. If such fixed maturity option amounts are
                                                                          insufficient, we will deduct all or a portion of the
                                                                          charge from the account for special dollar cost averaging
                                                                          (not available if the Guaranteed principal benefit
                                                                          option is elected). If such amounts are still
                                                                          insufficient, we will deduct any remaining portion from
                                                                          the Special 10 year fixed maturity option. If the
                                                                          contract is surrendered or annuitized or a death benefit
                                                                          is paid, we will deduct a pro rata portion of the
                                                                          charge for that year. A market value adjustment will
                                                                          apply to deductions from the fixed maturity options
                                                                          (including the Special 10 year fixed maturity option).


                                                                          Deductions from the fixed maturity options (including the
                                                                          Special 10 year fixed maturity option) cannot cause the
                                                                          credited net interest for the contract year to fall below
                                                                          1.5%.


                                                                          With regard to the Annual administrative, either enhanced
                                                                          death benefit and the Guaranteed minimum income benefit
                                                                          charges only, if your account value in the variable
                                                                          investment options and the fixed maturity options is
                                                                          insufficient to pay the applicable charge, and you
                                                                          have no account value in the guaranteed interest
                                                                          option, your contract will terminate without value and
                                                                          you will lose any applicable guaranteed benefits.
                                                                          Please see "Insufficient account value" in
                                                                          "Determining your contract's value" earlier in this
                                                                          Prospectus.

                Fixed maturity options -- withdrawal charges              The withdrawal charge that applies to withdrawals
                                                                          taken from amounts in the fixed maturity options will
                                                                          never exceed 7% and will be determined by applying the
                                                                          New York Alternate Scale I shown below. If you
                                                                          withdraw amounts that have been transferred from one
                                                                          fixed maturity option to another, we use the New York
                                                                          Alternate Scale II (also shown below) if it produces a
                                                                          higher charge than Alternate Scale I.

                                                                          The withdrawal charge may not exceed the withdrawal
                                                                          charge that would normally apply to the contract. If a
                                                                          contribution has been in the contract for more than 7
                                                                          years and therefore would have no withdrawal charge,
                                                                          no withdrawal charge will apply. Use of a New York
                                                                          Alternate Scale can only result in a lower charge. We
                                                                          will compare the result of applying Alternate Scale I
                                                                          or II, as the case may be, to the result of applying
                                                                          the normal withdrawal charge, and will charge the
                                                                          lower withdrawal charge.

                                                                          ------------------------------------------------------
                                                                          NY Alternate Scale I         NY Alternate Scale II
                                                                          Year of investment in fixed  Year of transfer within
                                                                          maturity option*             fixed maturity option*
                                                                          ------------------------------------------------------
                                                                          Within year 1         7%     Within year 1          5%
                                                                          ------------------------------------------------------
                                                                                 2              6%           2                4%
                                                                          ------------------------------------------------------
                                                                                 3              5%           3                3%
--------------------------------------------------------------------------------------------------------------------------------


                               Appendix VIII: State contract availability and/or
                                 variations of certain features and benefits H-3


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
-----------------------------------------------------------------------------------------------------------------------------------
 State           Features and Benefits                           Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK,                                                        NY Alternate Scale I          NY Alternate Scale II
(CONTINUED)                                                      Year of investment in fixed   Year of transfer within fixed
                                                                 maturity option*              maturity option*
                                                                 ---------------------------------------------------------
                                                                 4  4%                         4  2%
                                                                 ---------------------------------------------------------
                                                                 5  3%                         5  1%
                                                                 ---------------------------------------------------------
                                                                 6   2%                      After year 5  0
                                                                 ---------------------------------------------------------
                                                                 7  1%
                                                                 ---------------------------------------------------------
                                                                 After year 7  0%              Not to exceed 1% times the
                                                                                               number of years remaining in
                                                                                               the fixed maturity option,
                                                                                               rounded to the higher number
                                                                                               of years. In other words,
                                                                                               if 4.3 years remain, it
                                                                                               would be a 5% charge.
                                                                 ---------------------------------------------------------
                                                                 * Measured from the contract date anniversary prior to the date of the contribution or transfer

                                                                 If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

                                                                 You should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

                                                                 The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower "free withdrawal amount" than what would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.
-----------------------------------------------------------------------------------------------------------------------------------
OREGON          Guaranteed minimum death benefit/Guaranteed      Not Available
                minimum income benefit roll-up benefit base
                reset

                Guaranteed minimum income benefit no lapse       Not Available
                guarantee

                Fixed maturity options                           Not Available

                Guaranteed principal benefit option 1 and        Not Available
                Guaranteed principal benefit option 2

                Flexible Premium IRA and                         Not Available
                Flexible Premium Roth IRA

                See "How you can purchase and contribute to      o Subsequent contributions are not permitted. This is a single
                your contract" in "Contract features and           premium product.
                benefits"
                                                                 o Section 1035 exchanges, rollovers, multiple assignments
                                                                   and/or transfers are permitted provided that all documenta-
                                                                   tion is complete and received with the application.
-----------------------------------------------------------------------------------------------------------------------------------


H-4 Appendix VIII: State contract availability and/or variations of certain features and benefits


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
-----------------------------------------------------------------------------------------------------------------------------------
 State           Features and Benefits                           Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
OREGON,         See "Lifetime required minimum distribution      We generally will not impose a withdrawal charge on minimum
(CONTINUED)     withdrawals" in "Accessing your money"           distribution withdrawals even if you are not enrolled in our automatic RMD service except if, when added to a lump sum
                                                                 withdrawal previously taken in the same contract year, the mini-
                                                                 mum distribution withdrawals exceed the 10% free withdrawal amount. In order to avoid a withdrawal charge in connection with minimum distribution withdrawals outside of our automatic
                                                                 RMD service, you must notify us using our request form. Such minimum distribution withdrawals must be based solely on your contract's account value.


                See "Selecting an annuity payout option" in      The annuity commencement date may not be earlier than seven
                "Accessing your money"                           years from the contract issue date.

                See "Disability, terminal illness, or            Item (i) is deleted in its entirety.
                confinement to nursing home" under
                "Withdrawal charge" in "Charges and expenses"

                Automatic Investment Program                     Not Available

                See "Special dollar cost averaging program" in   The special dollar cost averaging program may only be selected
                "Contract Features and Benefits"                 at the time of application.

                See "We require that the following types of
                communications be on specific forms we provide   The following is added:
                for that purpose:" in "Who is AXA Equitable?"    (20) requests for required minimum distributions, other than pursuant to our automatic RMD service.
-----------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA    Contributions                                    Your contract refers to contributions as premiums.

                Contribution age limitations                     The following contribution limits apply:

                                                                                Maximum
                                                                 Issue age      Contribution age
                                                                 ---------      ----------------
                                                                 0-75           79
                                                                 76             80
                                                                 77             81
                                                                 78-80          82
                                                                 81-83          84
                                                                 84             85
                                                                 85             86

                Special dollar cost averaging program            In Pennsylvania, we refer to this
                                                                 program as "enhanced rate dol-
                                                                 lar cost averaging."

                Withdrawal charge schedule for issue ages        For annuitants that are ages 84 and 85 when the contract is
                84 and 85                                        issued in Pennsylvania, the withdrawal charge will be
                                                                 computed in the same manner as for other contracts as
                                                                 described in "Charges and expenses" under "Withdrawal charge"
                                                                 earlier in this Prospectus, except that the withdrawal charge schedule will be different. For these contracts, the withdrawal charge schedule will be 5% of each contribution made in the first contract year, decreasing by 1% each subsequent contract year to
                                                                 0% in the sixth and later contract years.
-----------------------------------------------------------------------------------------------------------------------------------


                Appendix VIII: State contract availability and/or variations of certain features and benefits H-5


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
-----------------------------------------------------------------------------------------------------------------------------------
 State           Features and Benefits                           Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA,   See "Annuity maturity date" in "Accessing your   The maturity date by which you must take a lump sum with-
(CONTINUED)     money"                                           drawal or select an annuity payout option is as follows:

                                                                             Maximum
                                                                 Issue age   annuitization age
                                                                 ---------   -----------------
                                                                 0-75        85
                                                                 76          86
                                                                 77          87
                                                                 78-80       88
                                                                 81-85       90

                Loans under Rollover TSA contracts               Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal Revenue
                                                                 Code limits.
-----------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO     IRA, Roth IRA, Inherited IRA, QP and Rollover TSA       Not Available
                contracts

                Beneficiary continuation option (IRA)                   Not Available

                Tax Information -- Special rules for NQ contracts       Income from NQ contracts we issue is U.S. source. A
                                                                        Puerto Rico resident is subject to U.S. taxation on
                                                                        such U.S. source income. Only Puerto Rico source
                                                                        income of Puerto Rico residents is excludable from
                                                                        U.S. taxation. Income from NQ contracts is also
                                                                        subject to Puerto Rico tax. The calculation of the
                                                                        taxable portion of amounts distributed from a contract
                                                                        may differ in the two jurisdictions. Therefore, you
                                                                        might have to file both U.S. and Puerto Rico tax
                                                                        returns, showing different amounts of income from the
                                                                        contract for each tax return. Puerto Rico generally
                                                                        provides a credit against Puerto Rico tax for U.S.
                                                                        tax paid. Depending on your personal situation and the
                                                                        timing of the different tax liabilities, you may not
                                                                        be able to take full advantage of this credit.
-----------------------------------------------------------------------------------------------------------------------------------
TEXAS           See "Annual administrative charge" in "Charges and      The annual administrative charge will not be deducted
                expenses"                                               from amounts allocated to the Guaranteed interest option.
-----------------------------------------------------------------------------------------------------------------------------------
UTAH            See "Transfers of ownership, collateral assignments,    The second paragraph in this section is deleted.
                loans and borrowing" in "More information"
-----------------------------------------------------------------------------------------------------------------------------------
VERMONT         Loans under Rollover TSA contracts                      Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult
                                                                        your tax adviser before taking a loan that exceeds the
                                                                        Internal Revenue Code limits.
-----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      Guaranteed interest option (for contracts issued from   Not Available
                approximately December 2004-December 2006)

                Investment simplifier -- Fixed-dollar option and        Not Available
                Interest sweep option

                Fixed maturity options                                  Not Available

                Guaranteed Principal Benefit Options 1 and 2            Not Available

                Income Manager(R) payout option                         Not Available

                Protection Plus(SM)                                     Not Available
-----------------------------------------------------------------------------------------------------------------------------------


H-6 Appendix VIII: State contract availability and/or variations of certain features and benefits

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
-----------------------------------------------------------------------------------------------------------------------------------
 State           Features and Benefits                                  Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON,     Special dollar cost averaging program (for contracts    o Available only at issue.
(CONTINUED)     issued from approximately December 2004-December        o Subsequent contributions cannot be used to elect new
                2006)                                                     programs. You may make subsequent contributions to the
                                                                          initial programs while they are still running.

                See "Guaranteed minimum death benefit" in "Con-        You have a choice of the standard death benefit, the Annual
                tract features and benefits"                           Ratchet to age 85 enhanced death benefit, or the Greater of
                                                                       4% Roll-Up to age 85 or the Annual Ratchet to age 85
                                                                       enhanced death benefit.

                See "Annual administrative charge" in "Charges and     The annual administrative charge will be deducted from the
                expenses"                                              value in the variable investment options on a pro rata basis.

                See "Withdrawal charge" in "Charges and expenses"      The 10% free withdrawal amount applies to full surrenders.

                See "Disability, terminal illness, or confinement to   The annuitant has qualified to receive Social Security
                nursing home" under "Withdrawal charge" in             disability benefits as certified by the Social Security
                "Charges and expenses"                                 Administration or a statement from an independent U.S.
                                                                       licensed physician stating that the annuitant meets the
                                                                       definition of total disability for at least 6 continuous
                                                                       months prior to the notice of claim. Such disability
                                                                       must be re-certified every 12 months.
-----------------------------------------------------------------------------------------------------------------------------------


                               Appendix VIII: State contract availability and/or
                                 variations of certain features and benefits H-7


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Appendix IX: Contract variations

--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VIII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.

-----------------------------------------------------------------------------------------------------------------------------------
 Approximate Time Period       Feature/Benefit                              Variation
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - November 2002    Inherited IRA beneficiary Continuation       Unavailable -- accordingly, all references in
                              contract                                     this Prospectus to "Inherited IRA beneficiary
                                                                           Continuation contract" are deleted in their
                                                                           entirety.
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2003    Guaranteed minimum income benefit            The fee for this benefit was 0.45%.
                              Annual Ratchet to age 85                     The fee for this benefit was 0.20%.
                              6% Roll-Up to age 85                         The fee for this benefit was 0.35%.
                              The Greater of 6% Roll-Up to age 85 of the   The fee for this benefit was 0.45%.
                              Annual Ratchet to age 85
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003   The guaranteed principal benefits            GPB 2 -- unavailable

                                                                           GPB 1 known as Principal assurance.

                                                                           GPB 1 available with both systematic and
                                                                           substantially equal withdrawals.

                                                                           GPB 1 available with the Guaranteed minimum
                                                                           income benefit.

                              Spousal protection                           Unavailable -- accordingly, all references in
                                                                           this Prospectus to "Spousal protection" are
                                                                           deleted in their entirety.

                              Maximum contributions                        The maximum contributions permitted under all
                                                                           Accumulator series contracts with the same
                                                                           owner or annuitant is $1,500,000.

                              NQ contract maximum issue age                90

                              Guaranteed minimum death benefit maximum     84 (not including Flexible Premium IRA and QP
                              issue age                                    contracts)

                              Protection Plus                              The maximum issue age for this benefit was
                                                                           79.

                                                                           For issue ages 71-79, the applicable death
                                                                           benefit will be multiplied by 25%.

                                                                           In calculating the death benefit, contributions
                                                                           are decreased for withdrawals on a pro rata
                                                                           basis.
-----------------------------------------------------------------------------------------------------------------------------------

I-1 Appendix IX: Contract variations


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
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003, continued   Guaranteed option charges      If the contract is surrendered or annuitized or
                                                                        the a death benefit is paid on a date other than
                                                                        the contract date anniversary, we will not
                                                                        deduct a pro rata portion of the charge for any
                                                                        applicable guaranteed benefit.

                                         Withdrawals treated as         We will not treat a withdrawal that results in
                                         surrenders                     a cash value of less than $500 as a request for a
                                                                        surrender. We will not terminate your contract
                                                                        if you do not make contributions for three
                                                                        contract years.

                                         Guaranteed minimum income     Subject to state availability, this option
                                         benefit option                guarantees you a minimum amount of fixed
                                                                       income under your choice of a life annuity fixed
                                                                       payout option or an Income Manager level
                                                                       payment life with a period certain payout
                                                                       option known as the Living Benefit.

                                         Annuitant issue age           Ages 86-90. For contracts with an annuitant
                                                                       who was age 86-90 at issue, the following
                                                                       apply: (1) standard death benefit only was
                                                                       available, and (2) no withdrawal charge
                                                                       applies.

                                         Partial withdrawals           Your free withdrawal amount is 15%.

                                         Systematic withdrawals        Your systematic withdrawal may not exceed
                                                                       1.20% (monthly), 3.60% (quarterly) or 15%
                                                                       (annually) of account value.
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2004                   Principal Protector(SM)       Unavailable -- accordingly, all references in
                                         benefit                       this Prospectus to "Principal Protector" are
                                                                       deleted in their entirety.

-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - December 2004               Termination of guaranteed     Your guaranteed benefits will not automatically
                                         benefits                      terminate if you change ownership of your NQ
                                                                       contract.

                                         Ownership Transfer
                                         of NQ                         If you transfer ownership of your NQ contract,
                                                                       your guaranteed benefit options will not be
                                                                       automatically terminated.

-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - January 2005                No lapse guarantee            Unavailable. Accordingly, all references to this
                                                                       feature are deleted in their entirety.
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - October 2005                Roll-Up benefit base reset    Unavailable. Accordingly, all references to this
                                                                       feature are deleted in their entirety.
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - current                     Guaranteed interest option    Your lifetime minimum interest rate is either
                                                                       1.5%, 2.25% or 3.0% (depending on the state
                                                                       and time where your contract was issued).
-----------------------------------------------------------------------------------------------------------------------------------
March 2003 - September 2003              Annual Ratchet to age 85      The fee for this benefit is 0.30%.
                                         6% Roll-Up to age 85          The fee for this benefit is 0.45%.
                                         Guaranteed minimum income     The fee for this benefit is 0.60%.
                                         benefit
-----------------------------------------------------------------------------------------------------------------------------------


                                            Appendix IX: Contract variations I-2


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
-----------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004                   Guaranteed minimum income benefit and
                                                Greater of the 6% Roll-Up to age 85 or the
                                                Annual Ratchet to age 85 enhanced death
                                                benefit:

                                                o Benefit base crediting rate               The effective annual interest credited
                                                                                            to the applicable benefit base is 5%.*
                                                                                            Accordingly, all references in this
                                                                                            Prospectus to the "6% Roll-Up benefit
                                                                                            base" are deleted in their entirety
                                                                                            and replaced with "5% Roll-Up benefit
                                                                                            base."

                                                o Fee table                                 Greater of the 5% Roll-Up to age 85
                                                                                            or the Annual Ratchet to age 85
                                                                                            enhanced death benefit charge: 0.50%.*

                                                                                            Guaranteed minimum income benefit
                                                                                            charge: 0.55%*

                                                o Effect of withdrawals on your Greater     Withdrawals will reduce each of the
                                                  of the 5% Roll-Up to age 85 or the        benefit bases on a pro rata basis only.
                                                  Annual Ratchet to age 85 enhanced
                                                  death benefit
-----------------------------------------------------------------------------------------------------------------------------------
September 2003 - February 2004 (for the         How withdrawals affect your Guaranteed      In calculating whether your withdrawal
Guaranteed minimum income benefit) and          minimum income benefit and Greater of the   will reduce your the Roll-Up benefit
January 2004 - February 2005 (for the Greater   6% Roll-Up to age 85 or the Annual Ratchet  base portion of your Guaranteed minimum
of the 6% Roll-Up to age 85 or the Annual       to age 85 enhanced death benefit:           income benefit base on a pro rata or
Ratchet to age 85 enhanced death benefit:)                                                  dollar-for-dollar basis, withdrawal
                                                                                            charges will be included in the
                                                                                            withdrawal amount.

-----------------------------------------------------------------------------------------------------------------------------------
September 2003 - present                        6% Roll-Up to age 85 enhanced death         Unavailable -- accordingly all
                                                benefit                                     references to this feature are deleted
                                                                                            in their entirety.
-----------------------------------------------------------------------------------------------------------------------------------
January 2004 - present                          Greater of 5% Roll-Up to age 85 or the      Unavailable -- accordingly all
                                                Annual Ratchet to age 85 enhanced death     references to this feature are deleted
                                                benefit                                     in their entirety.
-----------------------------------------------------------------------------------------------------------------------------------

* Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.


I-3 Appendix IX: Contract variations


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Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                           Page

Who is AXA Equitable?                                                        2
Unit Values                                                                  2

Calculation of Annuity Payments                                              2
Custodian and Independent Registered Public Accounting Firm                  3
Distribution of the Contracts                                                3
Financial Statements                                                         3



How to Obtain an Accumulator(R) Statement of Additional Information for Separate Account No. 49

Send this request form to:
 Accumulator(R)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

-----------------------------------------------------------------------------

Please send me an Accumulator(R) SAI for Separate Account No. 49 dated May 1, 2009.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip













                          x02407/Core '02/'04, '07/'07.5, 8.0/8.2 and 9.0 Series

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Accumulator(R) Plus(SM)

A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2009

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------


WHAT IS ACCUMULATOR(R) PLUS(SM)?

Accumulator(R) Plus(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options").

This Prospectus is not your contract. Your contract and any endorsements, riders and data pages as identified in your contract are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The description of the contract's provisions in this Prospectus is current as of the date of this Prospectus; however, because certain provisions may be changed after the date of this Prospectus in accordance with the contract, the description of the contract's provisions in this Prospectus is qualified in its entirety by the terms of the actual contract. The contract should be read carefully. You have the right to cancel the contract within a certain number of days after receipt of the contract. You should read this Prospectus in conjunction with any applicable supplements. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.






--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*          o EQ/Calvert Socially Responsible
o AXA Conservative Allocation*        o EQ Capital Guardian Growth
o AXA Conservative-Plus Allocation*   o EQ/Capital Guardian Research
o AXA Moderate Allocation*            o EQ/Caywood-Scholl High Yield Bon
o AXA Moderate-Plus Allocation*       o EQ/Common Stock Index**
o EQ/AllianceBernstein International  o EQ/Core Bond Index
o EQ/AllianceBernstein Small Cap      o EQ/Davis New York Venture
  Growth                              o EQ/Equity 500 Index
o EQ/Ariel Appreciation II            o EQ/Evergreen Omega
o EQ/AXA Franklin Income Core**       o EQ/Focus PLUS**
o EQ/AXA Franklin Small Cap Value     o EQ/GAMCO Mergers and Acquisition
  Core**                              o EQ/GAMCO Small Company Value
o EQ/AXA Franklin Templeton Founding  o EQ/Global Bond PLUS**
  Strategy Core**                     o EQ/Global Multi-Sector Equity**
o EQ/AXA Mutual Shares Core**         o EQ/Intermediate Government Bond
o EQ/AXA Rosenberg Value Long/Short     Index
  Equity                              o EQ/International Core PLUS
o EQ/AXA Templeton Growth Core**      o EQ/International Growth
o EQ/BlackRock Basic Value Equity     o EQ/JPMorgan Value Opportunities
o EQ/BlackRock International Value    o EQ/Large Cap Core PLUS
o EQ/Boston Advisors Equity Income    o EQ/Large Cap Growth Index
                                      o EQ/Large Cap Growth PLUS

--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o EQ/Large Cap Value Index            o EQ/T. Rowe Price Growth Stock
o EQ/Large Cap Value PLUS             o EQ/UBS Growth and Income
o EQ/Long Term Bond                   o EQ/Van Kampen Comstock
o EQ/Lord Abbett Growth and Income    o EQ/Van Kampen Mid Cap Growth
o EQ/Lord Abbett Large Cap Core       o EQ/Van Kampen Real Estate
o EQ/Lord Abbett Mid Cap Value        o Multimanager Aggressive Equity
o EQ/Mid Cap Index                    o Multimanager Core Bond
o EQ/Mid Cap Value PLUS               o Multimanager Health Care
o EQ/Money Market                     o Multimanager International Equity
o EQ/Montag & Caldwell Growth         o Multimanager Large Cap Core Equity
o EQ/Oppenheimer Global               o Multimanager Large Cap Growth
o EQ/Oppenheimer Main Street          o Multimanager Large Cap Value
  Opportunity                         o Multimanager Mid Cap Growth
o EQ/Oppenheimer Main Street Small    o Multimanager Mid Cap Value
  Cap                                 o Multimanager Multi-Sector Bond**
o EQ/PIMCO Ultra Short Bond**         o Multimanager Small Cap Growth
o EQ/Quality Bond PLUS                o Multimanager Small Cap Value
o EQ/Short Duration Bond              o Multimanager Technology
o EQ/Small Company Index
--------------------------------------------------------------------------------



*   The "AXA Allocation" portfolios.

** This is the variable investment option's new name, effective on or about May 1, 2009, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.

You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities Portfolio ("Portfolio") of the AXA Premier VIP Trust or the EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this Prospectus.

TYPES OF CONTRACTS. Contracts were offered for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                      X02397/Plus '02/'04 Series

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A contribution of at least $10,000 was required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Expenses for the contract may be higher than for a comparable contract without a credit. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2009, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

The contract is no longer available for new purchasers. The contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix IX later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.



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Contents of this Prospectus

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)
--------------------------------------------------------------------------------
ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        7
How to reach us                                                              8
Accumulator(R) Plus(SM) at a glance -- key features                         10

--------------------------------------------------------------------------------
FEE TABLE                                                                   13
--------------------------------------------------------------------------------
Example                                                                     14
Condensed financial information                                             15



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           16
--------------------------------------------------------------------------------
How you can contribute to your contract                                     16
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your investment options under the contract?                        19
Portfolios of the Trusts                                                    20
Allocating your contributions                                               27
Credits                                                                     30
Guaranteed minimum death benefit and Guaranteed
   minimum income benefit base                                              31
Annuity purchase factors                                                    32
Guaranteed minimum income benefit option*                                   32
Guaranteed minimum death benefit                                            35
Principal Protector(SM)                                                     37
Your right to cancel within a certain number of days                        40



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        41
--------------------------------------------------------------------------------
Your account value and cash value                                           41
Your contract's value in the variable investment options                    41
Your contract's value in the guaranteed interest option                     41
Your contract's value in the fixed maturity options                         41
Insufficient account value                                                  41


----------------------

*Depending on when you purchased your contract, this benefit may be called the "Living Benefit." Accordingly, if applicable, all references to the Guaranteed minimum income benefit in this Prospectus and any related registration statement documents are references to the Living Benefit.

"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsi bility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.



                                                  Contents of this Prospectus  3

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--------------------------------------------------------------------------------

3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         43
--------------------------------------------------------------------------------


Transferring your account value                                             43
Disruptive transfer activity                                                43
Rebalancing your account value                                              44



--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     46
--------------------------------------------------------------------------------
Withdrawing your account value                                              46
How withdrawals are taken from your account value                           47
How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income
   benefit, Guaranteed minimum death benefit and
   Guaranteed principal benefit option 2                                    48
How withdrawals affect Principal Protector(SM)                              48
Withdrawals treated as surrenders                                           48
Loans under Rollover TSA contracts                                          49
Surrendering your contract to receive its cash value                        49
When to expect payments                                                     50
Your annuity payout options                                                 50



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     53
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          53
Charges that the Trusts deduct                                              57
Group or sponsored arrangements                                             57
Other distribution arrangements                                             57



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 58
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     58
How death benefit payment is made                                           59
Beneficiary continuation option                                             60



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          65
--------------------------------------------------------------------------------
Overview                                                                    65
Contracts that fund a retirement arrangement                                65


Suspension of required minimum distributions for 2009                       65
Transfers among investment options                                          65


Taxation of nonqualified annuities                                          65
Individual retirement arrangements (IRAs)                                   67


   Traditional individual retirement annuities (traditional IRAs)           68
   Roth individual retirement annuities (Roth IRAs)                         73


Tax-Sheltered Annuity contracts (TSAs)                                      77
Federal and state income tax withholding and information
   reporting                                                                81
Special rules for contracts funding qualified plans                         82
Impact of taxes to AXA Equitable                                            82

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         83
--------------------------------------------------------------------------------
About Separate Account No. 49                                               83
About the Trusts                                                            83
About our fixed maturity options                                            83
About the general account                                                   84
About other methods of payment                                              85
Dates and prices at which contract events occur                             85
About your voting rights                                                    86


Statutory compliance                                                        86


About legal proceedings                                                     86
Financial statements                                                        87
Transfers of ownership, collateral assignments, loans
   and borrowing                                                            87
Distribution of the contracts                                               87



--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          89
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I    -- Condensed financial information                                     A-1
II   -- Purchase considerations for QP contracts                            B-1
III  -- Market value adjustment example                                     C-1
IV   -- Enhanced death benefit example                                      D-1
V    -- Hypothetical illustrations                                          E-1
VI   -- Guaranteed principal benefit example                                F-1
VII  -- Protection Plus(SM) example                                         G-1
VIII -- State contract availability and/or variations
        of certain features and benefits                                    H-1
IX   -- Contract variations                                                 I-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------


4  Contents of this Prospectus


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Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.





                                                              Page

   6% Roll-Up to age 85 enhanced death benefit                  31
   account value                                                41
   administrative charge                                        53
   annual administrative charge                                 53
   Annual Ratchet to age 85 enhanced death benefit              31
   annuitant                                                    16
   annuitization                                                50
   annuity maturity date                                        52
   annuity payout options                                       50
   annuity purchase factors                                     32
   automatic investment program                                 85
   beneficiary                                                  58
   Beneficiary continuation option ("BCO")                      60
   benefit base                                                 31
   business day                                                 85
   cash value                                                   41
   charges for state premium and other applicable taxes         57
   contract date                                                19
   contract date anniversary                                    19
   contract year                                                19
   Contributions to Roth IRAs                                   74
      regular contributions                                     74
      rollovers and transfers                                   74
      conversion contributions                                  75
   contributions to traditional IRAs                            68
      regular contributions                                     68
      rollovers and transfers                                   69
   credit                                                       30
   disability, terminal illness or confinement to nursing home  55
   disruptive transfer activity                                 43
   distribution charge                                          53
   ERISA                                                        57
   Fixed-dollar option                                          29
   fixed maturity options                                       26
   free look                                                    40
   free withdrawal amount                                       54
   general account                                              84
   General dollar cost averaging                                29
   guaranteed interest option                                   26
   Guaranteed minimum death benefit                             35
   Guaranteed minimum death benefit and Guaranteed
      minimum income benefit base                               31
   Guaranteed minimum death benefit charge                      55
   Guaranteed minimum death benefit/guaranteed
      minimum income benefit roll-up benefit base
      reset option                                              32
   Guaranteed minimum income benefit                            33
   Guaranteed minimum income benefit "no lapse guarantee"       33
   Guaranteed minimum income benefit charge                     56


                                                              Page

   Guaranteed principal benefits                                27
   IRA                                                       cover
   IRS                                                          65
   Investment simplifier                                        29
   lifetime required minimum distribution withdrawals           47
   loan reserve account                                         49
   loans under Rollover TSA                                     49
   market adjusted amount                                       26
   market value adjustment                                      26
   market timing                                                43
   maturity dates                                               26
   maturity value                                               27
   Mortality and expense risks charge                           53
   NQ                                                        cover
   Online Account Access                                         8
   Optional step up charge                                      56
   partial withdrawals                                          46
   Portfolio                                                 cover
   Principal assurance                                          28
   processing office                                             8
   Principal Protector(SM)                                      37
   Principal Protector(SM) charge                               56
   Protection Plus(SM)                                          56
   Protection Plus(SM) charge                                   56
   QP                                                        cover
   rate to maturity                                             26
   Rebalancing                                                  44
   Rollover IRA                                              cover
   Rollover TSA                                              cover
   Roth Conversion IRA                                       cover
   Roth IRA                                                  cover
   SAI                                                       cover
   SEC                                                       cover
   self-directed allocation                                     27
   Separate Account No. 49                                      83
   Spousal protection                                           60
   Standard death benefit                                       31
   substantially equal withdrawals                              46
   Successor owner and annuitant                                59
   systematic withdrawals                                       46
   TOPS                                                          8
   TSA                                                       cover
   traditional IRA                                           cover
   Trusts                                                       83
   unit                                                         41
   variable investment options                                  19
   wire transmittals and electronic applications                85
   withdrawal charge                                            54



                                               Index of key words and phrases  5

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To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Also, depending on when you purchased your contract, some of these may not apply to you or may be named differently under your contract. Your financial professional can provide further explanation about your contract or supplemental materials.


   -------------------------------------------------------------------------------------------
    Prospectus                        Contract or Supplemental Materials
   -------------------------------------------------------------------------------------------
   fixed maturity options             Guarantee Periods (Guaranteed Fixed Interest Accounts
                                      in supplemental materials)
   variable investment options        Investment Funds
   account value                      Annuity Account Value
   rate to maturity                   Guaranteed Rates
   unit                               Accumulation Unit
   Guaranteed minimum death benefit   Guaranteed death benefit
   Guarantee minimum income benefit   Guaranteed Income Benefit or Living Benefit
   guaranteed interest option         Guaranteed Interest Account
   Principal Protector(SM)            Guaranteed withdrawal benefit
   GWB benefit base                   Principal Protector(SM) benefit base
   GWB Annual withdrawal amount       Principal Protector(SM) Annual withdrawal amount
   GWB Annual withdrawal option       Principal Protector(SM) Annual withdrawal option
   GWB Excess withdrawal              Principal Protector(SM) Excess withdrawal
   -------------------------------------------------------------------------------------------

6 Index of key words and phrases


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Who is AXA Equitable?


--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  7


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HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
------------------------------------------------------------------



FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R) Plus(SM
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R) Plus(SM
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094





------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
------------------------------------------------------------------



FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R) Plus(SM
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Accumulator(R) Plus(SM
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.




--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o  written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------



TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:


o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for the fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o  elect to receive certain contract statements electronically;


o enroll in, modify or cancel a rebalancing program (through Online Account Access only);


o change your address (not available through TOPS);


o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and


o  access Frequently Asked Questions and Service Forms (not available through
   TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


8  Who is AXA Equitable?


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We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)  spousal consent for loans under Rollover TSA contracts;

(6)  requests for withdrawals or surrenders from Rollover TSA contracts;

(7)  tax withholding elections;

(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) Section 1035 exchanges;

(11) direct transfers and rollovers;

(12) exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(14) requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base, if applicable, under the Optional step up provision;

(15) requests to terminate or reinstate your GWB, if applicable, under the Beneficiary continuation option, if applicable;

(16) death claims;

(17) purchase by, or change of ownership to, a non-natural person;

(18) change in ownership (NQ only), if available under your contract; and

(19) enrollment in our "automatic required minimum distribution (RMD) service."


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  beneficiary changes;

(2)  contract surrender and withdrawal requests; and

(3) general dollar cost averaging (including the fixed dollar and interest sweep options)


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) dollar cost averaging (including the fixed dollar amount and interest sweep options);

(3)  substantially equal withdrawals;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.


                                                        Who is AXA Equitable?  9


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Accumulator(R) Plus(SM) at a glance -- key features

--------------------------------------------------------------------------------

--------------------------------------

(Not all of the features listed are available under all contracts or in all states.)
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Professional investment      Accumulator(R) Plus(SM) variable investment options invest in different Portfolios managed by
management                   professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o  Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years
                                (subject to availability).

                             o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                             o  Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o  Principal and interest guarantees.
option
                             o  Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations           o  No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.

                             o  No tax on transfers among variable investment options inside the contract.
                             -------------------------------------------------------------------------------------------------------
                             You should be aware that annuity contracts that were purchased as an Individual Retirement Annuity
                             (IRA) or Tax Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for these types of arrangements. Before you purchased your contract, you should have considered its features and benefits beyond tax deferral, as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement, to determine whether it would meet your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions
                             ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum           The Guaranteed minimum income benefit provides income protection for you during the annuitant's
income benefit (or "Living   life once you elect to annuitize the contract.
Benefit")
------------------------------------------------------------------------------------------------------------------------------------
Principal Protector(SM)      Principal Protector(SM) is our optional Guaranteed withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed a specified amount. This feature may not have been available under your contract.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o Initial minimum:      $10,000

                             o Additional minimum:   $500 (NQ, QP and Rollover TSA contracts)
                                                     $100 monthly and $300 quarterly under our automatic investment program
                                                     (NQ contracts)
                                                     $50 (IRA contracts)
                             -------------------------------------------------------------------------------------------------------
                             o Maximum contribution limitations apply to all contracts.
                             -------------------------------------------------------------------------------------------------------
                             In general, contributions are limited to $1.5 million. Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions. For more information, please see "How you can contribute to your contract" in "Contract features and benefits" later in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------


10 Accumulator(R) Plus(SM) at a glance -- key features

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
Credit                       We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The credit will apply to additional contribution amounts only to the extent that those amounts exceed total withdrawals from the contract. The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances. Please see Appendix IX later in this Prospectus for more information about contract variations relating to credit and credit recovery.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money         o  Partial withdrawals

                             o  Several withdrawal options on a periodic basis

                             o  Loans under Rollover TSA contracts (employer or plan approval required)

                             o  Contract surrender

                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
Payout options               o  Fixed annuity payout options

                             o  Variable Immediate Annuity payout options (described in a separate prospectus for that option)

                             o  Income Manager(R) payout options (described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------
Additional features*         o  Guaranteed minimum death benefit options

                             o  Guaranteed principal benefit options (including Principal assurance)

                             o  Dollar cost averaging

                             o  Automatic investment program

                             o  Account value rebalancing (quarterly, semiannually, and annually)

                             o  Free transfers

                             o  Waiver of withdrawal charge for disability, terminal illness, confinement to a nursing home and certain other withdrawals

                             o  Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)

                             o  Spousal protection (not available under certain contracts) o Successor owner/annuitant

                             o  Beneficiary continuation option

                             o  Guaranteed minimum income benefit no lapse guarantee (available under contracts with applications that were signed and submitted on or after January 1, 2005 subject to state availability)

                             o  Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset
                                (available under contracts with applications that were signed and submitted on or after October 1,
                                2005 subject to state availability)


*  Not all features are available under all contracts. Please see Appendix IX later in this Prospectus for more information.

------------------------------------------------------------------------------------------------------------------------------------
Fees and charges+            o  Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at an annual rate of 1.50%.

                             o  The charges for the Guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Guaranteed minimum death benefit and
                                Guaranteed minimum income benefit base" in "Contract features and benefits" later in this
                                Prospectus.

                             o  An annual charge of 0.35% of your account value for the Protection Plus(SM) optional death benefit.

                             o  An annual charge of 0.35% of your account value for the 5% GWB Annual withdrawal option (if available) or 0.50% of your account value for the 7% GWB Annual withdrawal option (if available) for the Principal Protector(SM) benefit. If you "step up" your GWB benefit base, we reserve the right to raise the charge up to 0.60% and 0.80%, respectively. See "Principal Protector(SM)" in "Contract features and benefits" later in this Prospectus.

                             o  An annual charge of 0.65% of the applicable benefit base charge for the optional Guaranteed minimum income benefit, until you exercise the benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in
                                "Contract features and benefits" later in this Prospectus.

                             o  An annual charge for the optional Guaranteed principal benefit option 2 (if available) deducted on the first ten contract date anniversaries equal to 0.50% of account value.



                          Accumulator(R) Plus(SM) at a glance -- key features 11


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
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges             o  If your account value at the end of the contract year is less than $50,000, we deduct an annual
(continued)                     administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                             o  No sales charge deducted at the time you make contributions.

                             o  During the first eight contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value at the beginning of each contract year to calculate the 10% amount available. The charge is 8% in each of the first two contract years following a contribution; the charge is 7% in the third and fourth contract years following a contribution; thereafter, it declines by 1% each year in the fifth to eighth contract year following a contribution. There is no withdrawal charge in the ninth and later contract years following a contribution. Certain other exemptions may apply. Certain contracts may provide for a higher free withdrawal amount. See Appendix IX later in this Prospectus for the free withdrawal amount that applies to your contract.

                                ----------------------------------------------------------------------------------------------------
                                The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                                ----------------------------------------------------------------------------------------------------

                             o  We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                             o  We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                             o  Annual expenses of the Trusts' Portfolios are calculated as a percentage of the average daily net assets invested in each Portfolio. Please see "Fee table" later in this Prospectus for details.

+  The fees and charges shown in this section are the maximum charges a contract owner will pay. Please see your contract for the fees and charges that apply to you. Also, some of the optional benefits may not be available under your contract.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages         NQ: 0-80
NQ: 0-80                     Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-80
                             QP: 20-70
------------------------------------------------------------------------------------------------------------------------------------



The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The contract should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.



OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.


12 Accumulator(R) Plus(SM) at a glance -- key features


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Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. The fees and charges shown in this section are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX later in this Prospectus for the fees and charges that apply under your contract.

All features listed below may not be currently available. See Appendix IX later in this Prospectus for more information.

The first table describes fees and expenses that you will pay at the time you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.


------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (Deducted if you surrender your contract, make certain
withdrawals, or apply your cash value to certain payout options.)(1)        8.00%

Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                      $350
------------------------------------------------------------------------------------------------------------------------------------


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underly- ing trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(2)
   If your account value on a contract date anniversary is less than
   $50,000(3)                                                               $30
   If your account value on a contract date anniversary is $50,000
   or more                                                                  $0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES
Mortality and expense risks                                                 0.90%(4)
Administrative                                                              0.35%
Distribution                                                                0.25%
                                                                            -------
Total Separate account annual expenses                                      1.50%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect any of the following optional benefits
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (Calculated as a
percentage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                   0.00%
   Annual Ratchet to age 85                                                 0.30% of the Annual Ratchet to age 85 benefit base
                                                                            (maximum);
                                                                            0.25% (current)
   6% Roll-Up to age 85                                                     0.45% of the 6% Roll-Up to age 85 benefit base
   Greater of 5% Roll-Up to age 85 or Annual Ratchet to age 85              0.50% of the greater of 5% Roll-Up to age 85
                                                                            benefit base of the
                                                                            Annual Ratchet to age 85 benefit base, as applicable.
   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85              0.60% of the greater of 6% Roll-Up to age 85
                                                                            benefit base or the Annual Ratchet to age 85 benefit
                                                                            base, as applicable
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed principal benefit charge for option 2 (Calculated as a percentage of the account value. Deducted annually(2) on the first
10 contract date anniversaries.)                                            0.50%
------------------------------------------------------------------------------------------------------------------------------------


                                                                    Fee table 13

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
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit (or "Living Benefit")
charge (Calculated as a percentage of the applicable benefit base.
Deducted annually(2) on each contract date anniversary for which the
benefit is in effect.)                                                                     0.65%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (Calculated as a percentage of the account value. Deducted annually(2) on each contract date anniver-
sary for which the benefit is in effect.)                                                  0.35%
------------------------------------------------------------------------------------------------------------------------------------
Principal Protector(SM) benefit charge (Calculated as a percentage                         0.35% for the 5% GWB Annual
of the account value. Deducted annually(2) on each contract date anni-                     withdrawal option
versary, provided your GWB benefit base is greater than zero.)
                                                                                           0.50% for the 7% GWB Annual
                                                                                           withdrawal option

If you "step up" your GWB benefit base, we reserve the right to                            0.60% for the 5% GWB Annual
increase your charge up to:                                                                withdrawal option

                                                                                           0.80% for the 7% GWB Annual
                                                                                           withdrawal option

Please see "Principal Protector(SM)" in "Contract features and benefits" for more information about this feature, including its benefit base and the Optional step up provision, and "Principal Protector(SM) charge" in "Charges and expenses," both later in this
Prospectus, for more information about when the charge applies.
------------------------------------------------------------------------------------------------------------------------------------
Net loan interest charge -- Rollover TSA contracts only (Cal-
culated and deducted daily as a percentage of the outstanding loan
amount.)                                                                                   2.00%(5)
------------------------------------------------------------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2008 (expenses that are deducted      Lowest          Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or   ----            ----
other expenses)(6)                                                                  0.64%           3.65%


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable.

          The withdrawal charge percentage we use is determined by the contract     Contract
          year in which you make the withdrawal or surrender your contract. For     Year
          each contribution, we consider the contract year in which we receive      1..........................................8.00%
          that contribution to be "contract year 1")                                2..........................................8.00%
                                                                                    3..........................................7.00%
                                                                                    4..........................................7.00%
                                                                                    5..........................................6.00%
                                                                                    6..........................................5.00%
                                                                                    7..........................................4.00%
                                                                                    8..........................................3.00%
                                                                                    9+.........................................0.00%

(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply under your contract. See Appendix IX later in this Prospectus for more information. For Principal Protector(SM) only (if available), if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector(SM), the pro rata deduction for the Principal Protector(SM) charge is waived.

(3) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.

(4) These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.

(5) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(6) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2008 and for the underlying portfolios.


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


14 Fee table


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The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2008, which results in an estimated administrative charge of 0.007% of contract value.


The fixed maturity options and guaranteed interest option are not covered by the examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above) the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.


Although your actual cost may be higher or lower, based on these assumptions, your cost would be:




------------------------------------------------------------------------------------------------------------------------------------
                                          If you surrender your contract at the         If you annuitize at the end of the
                                            end of the applicable time period                applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                         1 year     3 years    5 years    10 years   1 year     3 years    5 years    10 years
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios    $1,534     $2,888     $4,226      $7,154     N/A       $2,888     $4,226      $7,154
(b) assuming minimum fees and
    expenses of any of the Portfolios    $1,206     $1,949     $2,739      $4,589     N/A       $1,949     $2,739      $4,589
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                          If you do not surrender your contract at
                                           the end of the applicable time period
----------------------------------------------------------------------------------
                                          1 year   3 years    5 years    10 years
----------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios      $734     $2,188     $3,626     $7,154
(b) assuming minimum fees and
    expenses of any of the Portfolios      $406     $1,249     $2,139     $4,589
----------------------------------------------------------------------------------



For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as the end of the periods shown for each of the variable investment options available as of December 31, 2008.



                                                                    Fee table 15


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1. Contract features and benefits


--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT


You may currently make additional contributions of at least $500 each for NQ, QP and Rollover TSA contracts and $50 each for IRA contracts, subject to limitations noted below. Maximum contribution limitations also apply. The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. All ages in the table refer to the age of the annuitant named in the contract. Additional contributions may not be permitted in your state. Please see Appendix VIII later in this Prospectus to see if additional contributions are currently permitted in your state. Initial contributions are provided for informational purposes only. The contract is no longer available to new purchasers.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VIII later in this Prospectus.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant                                                                  Limitations on
 Contract type   issue ages*     Minimum contributions       Source of contributions            contributions+
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 80    o $10,000 (initial)         o After-tax money.                 o No additional contributions after
                                                                                                  attainment of age 81 or, if later,
                                 o $500 (additional)         o Paid to us by check or transfer    the first contract date
                                                               of contract value in a tax-        anniversary.*
                                 o $100 monthly and            deferred exchange under
                                   $300 quarterly under        Section 1035 of the Internal
                                   our automatic invest-       Revenue Code.
                                   ment program
                                   (additional)
------------------------------------------------------------------------------------------------------------------------------------

16 Contract features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
                  Available
                  for annuitant                                                                  Limitations on
 Contract type    issue ages*      Minimum contributions     Source of contributions             contributions+
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA      20 through 80    o $10,000 (initial)       o Eligible rollover distributions   o No contributions after attainment
                                                               from 403(b) plans, qualified        of age 81 or, if later, the first
                                   o $50 (additional)          plans, and governmental employer    contract date anniversary.*
                                                               457(b) plans.
                                                                                                 o Contributions after age 70-1/2
                                                             o Rollovers from another tradi-       must be net of required minimum
                                                               tional individual retirement        distributions.
                                                               arrangement.
                                                                                                 o Although we accept regular IRA
                                                             o Direct custodian-to-custodian       contributions (limited to $5,000)
                                                               transfers from another tradi-       under Rollover IRA contracts, we
                                                               tional individual retirement        intend that the contract be used
                                                               arrangement.                        primarily for rollover and direct
                                                                                                   transfer contributions.
                                                             o Regular IRA contributions.
                                                                                                 o Additional catch-up contributions
                                                             o Additional catch-up contribu-       of up to $1,000 per calendar year
                                                               tions.                              where the owner is at least age
                                                                                                   50 but under age 70-1/2 at any
                                                                                                   time during the calendar year for
                                                                                                   which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 80    o $10,000 (initial)       o Rollovers from another Roth IRA.  o No additional rollover or direct
IRA                                                                                                transfer contributions after
                                   o $50 (additional)        o Rollovers from a "designated Roth   attainment of age 81 or, if
                                                               contribution account" under a       later, the first contract date
                                                               401(k) plan or 403(b) plan.         anniversary.*

                                                             o Conversion rollovers from a       o Conversion rollovers after age
                                                               traditional IRA or other eligible   70-1/2 must be net of required
                                                               retirement plan.                    minimum distributions for the
                                                                                                   traditional IRA or other eligible
                                                             o Direct transfers from another       retirement plan which is the
                                                               Roth IRA.                           source of the conversion
                                                                                                   rollover.
                                                             o Regular Roth IRA contributions.
                                                                                                 o Before 2010, you cannot roll over
                                                             o Additional catch-up contribu-       funds from a traditional IRA or
                                                               tions.                              other eligible retirement plan if
                                                                                                   your adjusted gross income is
                                                                                                   $100,000 or more.

                                                                                                 o Although we accept regular Roth
                                                                                                   IRA contributions (limited to
                                                                                                   $5,000) under the Roth IRA con-
                                                                                                   tracts, we intend that the
                                                                                                   contract be used primarily for
                                                                                                   rollover and direct transfer
                                                                                                   contributions.

                                                                                                 o Additional catch-up contributions
                                                                                                   of up to $1,000 per calendar year
                                                                                                   where the owner is at least age
                                                                                                   50 at any time during the
                                                                                                   calendar year for which the con-
                                                                                                   tribution is made.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

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
------------------------------------------------------------------------------------------------------------------------------------
                  Available
                  for annuitant                                                                  Limitations on
 Contract type    issue ages*      Minimum contributions     Source of contributions             contributions+
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA**    20 through 80    o $10,000 (initial)       o With documentation of employer or o Additional rollover or direct
                                                               plan approval, and limited to       transfer contributions may be
                                   o $500 (additional)         pre-tax funds, direct               made up to attainment of age 81
                                                               plan-to-plan transfers from         or, if later, the first contract
                                                               another 403(b) plan or contract     date anniversary.*
                                                               exchanges from another 403(b)
                                                               contract under the same plan.     o Rollover or direct transfer
                                                                                                   contributions after age 70-1/2
                                                             o With documentation of employer or   must be net of any required
                                                               plan approval, and limited to       minimum distributions.
                                                               pre-tax funds, eligible rollover
                                                               distributions from other 403(b)   o We do not accept employer-
                                                               plans, qualified plans,             remitted contributions.
                                                               governmental employer 457(b)
                                                               plans or traditional IRAs.        o We do not accept after tax con-
                                                                                                   tributions, including designated
                                                                                                   Roth contributions.
------------------------------------------------------------------------------------------------------------------------------------
QP                20 through 70    o $10,000 (initial)       o Only transfer contributions from  o A separate QP contract must be
                                                               other investments within an         established for each plan
                                   o $500 (additional)         existing defined contribution       participant.
                                                               qualified plan trust.
                                                                                                 o We do not accept regular ongo-
                                                             o The plan must be qualified under    ing payroll contributions or
                                                               Section 401(a) of the Internal      contributions directly from the
                                                               Revenue Code.                       employer.

                                                             o For 401(k) plans, transferred     o Only one additional transfer con-
                                                               contributions may not include any   tribution may be made during a
                                                               after-tax contributions,            contract year.
                                                               including designated Roth
                                                               contributions.                    o No additional transfer contribu-
                                                                                                   tions after participants
                                                                                                   attainment of age 71 or, if
                                                                                                   later, the first contract date
                                                                                                   anniversary.

                                                                                                 o Contributions after age 70-1/2
                                                                                                   must be net of any required mini-
                                                                                                   mum distributions.

                                                                                                 o We do not accept contributions
                                                                                                   from defined benefit plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


+ Additional contributions may not be permitted under certain conditions in your state. If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Please see Appendix VIII later in this Prospectus to see if additional contributions are permitted in your state.

*   Please see Appendix IX for variations that may apply to your contract.


** May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Plus(SM) Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.



18 Contract features and benefits

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OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

If the Spousal protection feature is available under your contract and is elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II later in this Prospectus for more information on QP contracts.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealer, are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions.



                                              Contract features and benefits  19

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PORTFOLIOS OF THE TRUSTS



The AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.



------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust -- Class B
 Shares*                                                                                   Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                  Objective                                                 applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION        Seeks long-term capital appreciation.                     o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION      Seeks a high level of current income.                     o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS            Seeks current income and growth of capital, with a        o AXA Equitable
 ALLOCATION                      greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION          Seeks long-term capital appreciation and current income.  o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS                Seeks long-term capital appreciation and current income,  o AXA Equitable
 ALLOCATION                      with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE          Long-term growth of capital.                              o AllianceBernstein L.P.
 EQUITY                                                                                    o ClearBridge Advisors, LLC
                                                                                           o Legg Mason Capital Management, Inc.
                                                                                           o Marsico Capital Management, LLC
                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND           To seek a balance of high current income and capital      o BlackRock Financial Management, Inc.
                                 appreciation, consistent with a prudent level of risk.    o Pacific Investment Management Company
                                                                                             LLC
                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE         Long-term growth of capital.                              o Invesco Aim Capital Management, Inc.
                                                                                           o RCM Capital Management LLC
                                                                                           o SSgA Funds Management, Inc.
                                                                                           o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL       Long-term growth of capital.                              o AllianceBernstein L.P.
 EQUITY                                                                                    o JPMorgan Investment Management Inc.
                                                                                           o Marsico Capital Management, LLC
                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits


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
--------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust -- Class B
 Shares*                                                                               Investment Manager (or Sub-Adviser(s), as
 Portfolio Name                  Objective                                             applicable)
--------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP           Long-term growth of capital.                          o AllianceBernstein L.P.
 CORE EQUITY                                                                           o Janus Capital Management LLC
                                                                                       o SSgA Funds Management, Inc.
                                                                                       o Thornburg Investment Management, Inc.
--------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP           Long-term growth of capital.                          o Goodman & Co. NY Ltd.
 GROWTH                                                                                o SSgA Funds Management, Inc.
                                                                                       o T. Rowe Price Associates, Inc.
                                                                                       o Westfield Capital Management Company, L.P.
--------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP           Long-term growth of capital.                          o AllianceBernstein L.P.
 VALUE                                                                                 o Institutional Capital LLC
                                                                                       o MFS Investment Management
                                                                                       o SSgA Funds Management, Inc.
--------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP             Long-term growth of capital.                          o AllianceBernstein L.P.
 GROWTH                                                                                o Franklin Advisers, Inc.
                                                                                       o SSgA Funds Management, Inc.
                                                                                       o Wellington Management Company, LLP
--------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE       Long-term growth of capital.                          o AXA Rosenberg Investment Management LLC
                                                                                       o SSgA Funds Management, Inc.
                                                                                       o Tradewinds Global Investors, LLC
                                                                                       o Wellington Management Company, LLP
--------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR        High total return through a combination of current    o Pacific Investment Management Company
 BOND(1)                         income and capital appreciation.                        LLC
                                                                                       o Post Advisory Group, LLC
                                                                                       o SSgA Funds Management, Inc.
--------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP           Long-term growth of capital.                          o Eagle Asset Management, Inc.
 GROWTH                                                                                o SSgA Funds Management, Inc.
                                                                                       o Wells Capital Management Inc.
--------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP           Long-term growth of capital.                          o Franklin Advisory Services, LLC
 VALUE                                                                                 o Pacific Global Investment Management
                                                                                         Company
                                                                                       o SSgA Funds Management, Inc.
--------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY          Long-term growth of capital.                          o Firsthand Capital Management, Inc.
                                                                                       o RCM Capital Management LLC
                                                                                       o SSgA Funds Management, Inc.
                                                                                       o Wellington Management Company, LLP
--------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21

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
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust -- Class IB
 Shares*                                                                                    Investment Manager (or Sub-Adviser(s),
 Portfolio Name                 Objective                                                   as applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN            Seeks to achieve long-term growth of capital.               o AllianceBernstein L.P.
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      Seeks to achieve long-term growth of capital.               o AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II        Seeks to achieve long-term capital appreciation.            o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN INCOME          Seeks to maximize income while maintaining prospects        o BlackRock Investment Management, LLC
 CORE(2)                        for capital appreciation.                                   o Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       Seeks to achieve long-term total return.                    o BlackRock Investment Management, LLC
 VALUE CORE(3)                                                                              o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN TEMPLETON       Primarily seeks capital appreciation and secondarily seeks  o AXA Equitable
 FOUNDING STRATEGY CORE(4)      income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA MUTUAL SHARES CORE(5)    Seeks to achieve capital appreciation, which may occa-      o BlackRock Investment Management, LLC
                                sionally be short-term, and secondarily, income.            o Franklin Mutual Advisers, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE          Seeks to increase value through bull markets and bear       o AXA Rosenberg Investment
 LONG/SHORT EQUITY              markets using strategies that are designed to limit expo-     Management LLC
                                sure to general equity market risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA TEMPLETON GROWTH         Seeks to achieve long-term capital growth.                  o BlackRock Investment Management, LLC
 CORE(6)                                                                                    o Templeton Global Advisors Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        Seeks to achieve capital appreciation and secondarily,      o BlackRock Investment Management, LLC
 EQUITY                         income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL      Seeks to provide current income and long-term growth of     o BlackRock Investment Management
 VALUE                          income, accompanied by growth of capital.                     International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       Seeks to achieve a combination of growth and income to      o Boston Advisors, LLC
 INCOME                         achieve an above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             Seeks to achieve long-term capital appreciation.            o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                                o Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH      Seeks to achieve long-term growth of capital.               o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             Seeks to achieve long-term growth of capital.               o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH          Seeks to maximize current income.                           o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX(7)        Seeks to achieve a total return before expenses that        o AllianceBernstein L.P.
                                approximates the total return performance of the Russell
                                3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              Seeks to achieve a total return before expenses that        o SSgA Funds Management, Inc.
                                approximates the total return performance of the Barclays
                                Capital U.S. Aggregate Bond Index, including reinvest-
                                ment of dividends, at a risk level consistent with that of the Barclays Capital U.S. Aggregate Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       Seeks to achieve long-term growth of capital.               o Davis Selected Advisers, L.P.
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust -- Class IB
 Shares*                                                                                    Investment Manager (or Sub-Adviser(s),
 Portfolio Name                 Objective                                                   as applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX             Seeks to achieve a total return before expenses that        o AllianceBernstein L.P.
                                approximates the total return performance of the S&P
                                500 Index, including reinvestment of dividends, at a risk
                                level consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA              Seeks to achieve long-term capital growth.                  o Evergreen Investment Management
                                                                                              Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FOCUS PLUS(8)                Seeks to achieve long-term growth of capital.               o AXA Equitable
                                                                                            o Marsico Capital Management, LLC
                                                                                            o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND            Seeks to achieve capital appreciation.                      o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY          Seeks to maximize capital appreciation.                     o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS(9)          Seeks to achieve capital growth and current income.         o BlackRock Investment Management, LLC
                                                                                            o Evergreen Investment Management
                                                                                              Company, LLC
                                                                                            o First International Advisors, LLC (dba
                                                                                              "Evergreen International")
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR          Seeks to achieve long-term capital appreciation.            o BlackRock Investment Management, LLC
 EQUITY(10)                                                                                 o Morgan Stanley Investment
                                                                                              Management Inc
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT      Seeks to achieve a total return before expenses that        o SSgA Funds Management, Inc.
 BOND INDEX                     approximates the total return performance of the Barclays
                                Capital Intermediate Government Bond Index, including
                                reinvestment of dividends, at a risk level consistent with that of the Barclays Capital Intermediate Government
                                Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS      Seeks to achieve long-term growth of capital.               o AXA Equitable
                                                                                            o Hirayama Investments, LLC
                                                                                            o SSgA Funds Management, Inc.
                                                                                            o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH         Seeks to achieve capital appreciation.                      o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE               Seeks to achieve long-term capital appreciation.            o JPMorgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS          Seeks to achieve long-term growth of capital with a sec-    o AXA Equitable
                                ondary objective to seek reasonable current income. For     o Institutional Capital LLC
                                purposes of this Portfolio, the words "reasonable current   o SSgA Funds Management, Inc.
                                income" mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX       Seeks to achieve a total return before expenses that        o AllianceBernstein L.P.
                                approximates the total return performance of the Russell
                                1000 Growth Index, including reinvestment of dividends
                                at a risk level consistent with that of the Russell 1000
                                Growth Index.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23

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
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust -- Class IB
 Shares*                                                                                   Investment Manager (or Sub-Adviser(s), as
 Portfolio Name               Objective                                                    applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS      Seeks to provide long-term capital growth.                   o AXA Equitable
                                                                                           o Marsico Capital Management, LLC
                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX      Seeks to achieve a total return before expenses that         o SSgA Funds Management, Inc.
                              approximates the total return performance of the Russell
                              1000 Value Index, including reinvestment of dividends, at
                              a risk level consistent with that of the Russell 1000 Value
                              Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS       Seeks to achieve capital appreciation.                       o AllianceBernstein L.P.
                                                                                           o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND             Seeks to maximize income and capital appreciation            o BlackRock Financial Management, Inc.
                              through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND     Seeks to achieve capital appreciation and growth of          o Lord, Abbett & Co. LLC
 INCOME                       income without excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP      Seeks to achieve capital appreciation and growth of          o Lord, Abbett & Co. LLC
 CORE                         income with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE  Seeks to achieve capital appreciation.                       o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX              Seeks to achieve a total return before expenses that         o SSgA Funds Management, Inc.
                              approximates the total return performance of the S&P
                              Mid Cap 400 Index, including reinvestment of dividends,
                              at a risk level consistent with that of the S&P Mid Cap
                              400 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS         Seeks to achieve long-term capital appreciation.             o AXA Equitable
                                                                                           o SSgA Funds Management, Inc.
                                                                                           o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET               Seeks to obtain a high level of current income, preserve     o The Dreyfus Corporation
                              its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL          Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL         Seeks to achieve capital appreciation.                       o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET    Seeks to achieve long-term capital appreciation.             o OppenheimerFunds, Inc.
 OPPORTUNITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET    Seeks to achieve capital appreciation.                       o OppenheimerFunds, Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND(11) Seeks to generate a return in excess of traditional money    o Pacific Investment Management Company,
                              market products while maintaining an emphasis on               LLC
                              preservation of capital and liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS          Seeks to achieve high current income consistent with         o AllianceBernstein L.P.
                              moderate risk to capital.                                    o AXA Equitable
                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND        Seeks to achieve current income with reduced volatility of   o BlackRock Financial Management, Inc.
                              principal.
------------------------------------------------------------------------------------------------------------------------------------


24 Contract features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust -- Class IB
 Shares*                                                                                 Investment Manager (or Sub-Adviser(s), as
 Portfolio Name              Objective                                                   applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX       Seeks to replicate as closely as possible (before the       o AllianceBernstein L.P.
                             deduction of Portfolio expenses) the total return of the
                             Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH      Seeks to achieve long-term capital appreciation and         o T. Rowe Price Associates, Inc.
 STOCK                       secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME     Seeks to achieve total return through capital appreciation  o UBS Global Asset Management
                             with income as a secondary consideration.                     (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK       Seeks to achieve capital growth and income.                 o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP        Seeks to achieve capital growth.                            o Morgan Stanley Investment Management Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN REAL ESTATE    Seeks to provide above average current income and long-     o Morgan Stanley Investment Management Inc.
                             term capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------



* The chart below reflects the portfolio's former name in effect until on or about May 1, 2009, subject to regulatory approval. The number in the "Footnote No." column corresponds with the number contained in the chart above.

       --------------------------------------------------------
       Footnote No.   Portfolio's Former Name
       --------------------------------------------------------
                      AXA Premier VIP Trust
       --------------------------------------------------------
           (1)        Multimanager High Yield
       --------------------------------------------------------
                      EQ Advisors Trust
       --------------------------------------------------------
           (2)        EQ/Franklin Income
       --------------------------------------------------------
           (3)        EQ/Franklin Small Cap Value
       --------------------------------------------------------
           (4)        EQ/Franklin Templeton Founding Strategy
       --------------------------------------------------------
           (5)        EQ/Mutual Shares
       --------------------------------------------------------
           (6)        EQ/Templeton Growth
       --------------------------------------------------------
           (7)        EQ/AllianceBernstein Common Stock
       --------------------------------------------------------
           (8)        EQ/Marsico Focus
       --------------------------------------------------------
           (9)        EQ/Evergreen International Bond
       --------------------------------------------------------
          (10)        EQ/Van Kampen Emerging Markets Equity
       --------------------------------------------------------
          (11)        EQ/PIMCO Real Return
       --------------------------------------------------------



You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



                                               Contract features and benefits 25

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GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges and any optional benefit charges. See Appendix VIII later in this Prospectus for state variations.


Depending on the state where your contract was issued, your lifetime minimum ranges from 1.50% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2009 is 1.50%, 2.25%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers, even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VIII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under contracts that offer GPB Option 2), additional contributions will have the same maturity date as your initial contribution (See "The guaranteed principal benefits," below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value was reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) Plus(SM) contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)  withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that


26  Contract features and benefits

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date. As of February 17, 2009, the next available maturity date was February
16, 2016. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)  the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amounts of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits (at contract issue only), or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states--see Appendix VIII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. If you are an existing contract owner, this restriction may not apply. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



THE GUARANTEED PRINCIPAL BENEFITS (INCLUDING PRINCIPAL ASSURANCE)

We offered a Guaranteed principal benefit ("GPB") with two options. See Appendix VIII later in this Prospectus for more information on state availability and Appendix IX for contract variation and/or availability of these benefits. You could only elect one of the GPBs. We did not offer either GPB when the rate to maturity for the applicable fixed maturity option was 3%. Both GPB options allow you to allocate a portion of your total contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1 (also known as Principal assurance). If you elected either GPB, you could not elect the Guaranteed minimum income benefit, Principal Protector(SM), the systematic withdrawals option or the substantially equal withdrawals option. However, certain contract owners who elected GPB are not subject to these restrictions. See Appendix IX for information on what applies under your contract.

You could elect GPB Option 1 when the contract was issued (after age 75, only the 7-year fixed maturity option was available; for QP the annuitant must be age 70 or younger when the contract was issued). You could elect GPB Option 2 only if the annuitant was age 75 (70 for QP contracts) or younger when the contract was issued. If you purchased an IRA, QP or Rollover TSA contract, before you either


                                              Contract features and benefits  27

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purchased GPB Option 2 or elected GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should have considered whether your value in the variable investment options, guaranteed interest option and permissible funds outside the contract are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elected GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.



GUARANTEED PRINCIPAL BENEFIT OPTION 1 (UNDER CERTAIN CONTRACTS, THIS FEATURE IS CALLED "PRINCIPAL ASSURANCE"). GPB Option 1 was available at contract issue only. Under GPB Option 1, you selected a fixed maturity option at the time you signed your application. We specified a portion of your initial contribution (plus any applicable portion of the credit we pay) and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution (plus any credit paid under your contract) on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option was calculated based upon the rate to maturity then in effect for the fixed maturity option you chose. Your contract contains information on the amount of your contribution allocated to the fixed maturity option. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. You allocated the remainder of your initial contribution to the variable investment options and guaranteed interest option however you chose (unless you elected a dollar cost averaging program, in which case the remainder of your initial contribution was allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1. If GPB option 1 continues under the successor owner/annuitant feature, the account value will be reduced by the amount of any Credit attributable to any contributions made within one year of your death. If any portion of the Credit must be recovered from the fixed maturity option selected under GPB Option 1, the amount in the fixed maturity option may not grow to equal your initial contribution plus any applicable credit under GPB option 1.

GUARANTEED PRINCIPAL BENEFIT OPTION 2. GPB Option 2 was only available at contract issue. IF YOU PURCHASED GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable. This feature was not available under all contracts.

We have specified the portion of your initial contribution (including any applicable portion of the credit we pay), and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract contains information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract and other than the Investment simplifier (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions (excluding any credit applied to your contract), transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

If you purchased the Guaranteed principal benefit option 2, you cannot voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. However, the account value will be reduced by the amount of any Credit attributable to any contributions made within one year of your death. If any portion of the Credit must be recovered from the Special 10-year fixed maturity option, the fixed maturity amount would be affected; however, the guaranteed amount under GPB option 2 will not be affected. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase


28  Contract features and benefits


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of GPB Option 2 would not have been appropriate if you wanted to make additional contributions to your contract beyond the first six months after your contract was issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Plus(SM) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under the contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).


The purchase of GPB Option 2 also would not have been appropriate if you planned on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example, the amount of your credit, the Guaranteed death benefits and Protection Plus). You should also note that if you intended to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 would not have been appropriate because of the guarantees already provided by these options. In addition, GPB Option 2 protects only contributions (not including the credit), and therefore your account value would have to decline in an amount greater than the credit in order for the benefit to apply. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.


DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. On the last day of each month, we check to see whether you have at least $7,500 in the guaranteed interest option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                       ----------------------------------

You may not currently participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Only investment simplifier is available with the Option I rebalancing program. If you elect a GPB, you may also elect the General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may


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still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit (or the "Living Benefit") base" below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states. See Appendix VIII later in this Prospectus for more information on state availability.


CREDITS

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions. If you elected Principal Protector(SM) the credit amounts attributable to your contributions are not included for purposes of calculating your Guaranteed withdrawal benefit ("GWB") (see "Principal Protector(SM)" later in this Prospectus for more information) benefit base.

The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:

---------------------------------------------------------------
                                      Credit percentage
 First year total contributions*         applied to
          Breakpoints                  contributions+
---------------------------------------------------------------
Less than $500,000                          4%
---------------------------------------------------------------
$500,000-$999,999.99                       4.5%
---------------------------------------------------------------
$1 million or more                          5%
---------------------------------------------------------------
----------------------
* First year total contributions means your total contributions made in the first contract year.
+ If you already own an Accumulator(R) Plus contract, the credit percentages applied to your contributions may be higher. See Appendix IX for the credit percentages that apply to your contract.

The percentage of the credit is based on your first year total contributions. If you purchased GPB Option 2, you may not make additional contributions after the first six months. This credit percentage is credited to your initial contribution and each additional contribution made in the first contract year (after adjustment as described below), as well as those in the second and later contract years. The credit is applied to an additional contribution only to the extent that the sum of that contribution and all prior contributions to which no Credit was applied exceeds the total withdrawals made from the contract since the issue date.(1) Although the credit, as adjusted at the end of the first contract year, is based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicated in the application at the time you purchased your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution was at least 50% of the Expected First Year Contribution Amount, your credit percentage is as follows:

  o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage is the percentage that applies to the Expected First Year Contribution Amount based on the table above.

  o For any subsequent contribution that results in your total contri butions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

  o If at the end of the first contract year your total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

  o The "Indication of intent" approach to first year contributions is not available in all states. Please see Appendix VIII later in this Prospectus for information on state availability.

o No indication of intent:

  o For your initial contribution (if available in your state), we applied the credit percentage based upon the above table.

  o For any subsequent contribution that results in a higher appli cable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

In addition to the recovery of any Excess Credit, we will recover all of the credit or a portion of the credit in the following situations:

o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus)(2)

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VIII later in this Prospectus for information on state variations.

----------------------

(1) See Appendix IX later in this Prospectus for contract variations.

(2) The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.


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o If the annuitant dies during the one-year period following our receipt of a contribution to which a credit was applied, we will recover the amount of such Credit.(1) See "Guaranteed principal benefit option 1" and "Guaranteed principal benefit option 2" earlier in this section; "Guaranteed minimum death benefit," "Principal Protector(SM)" and "Protection Plus(SM)" later in this section; and "Your beneficiary and payment of benefit"; "Successor owner and annuitant"; "Spousal protection"; and "Beneficiary continuation option" in "Payment of death benefit," later in this Prospectus.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, the fixed maturity options in order of the earliest maturing date(s), any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the Special 10 year fixed maturity option. A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.


We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should have considered this possibility before you purchased the contract.



GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit (known as the "Living Benefit" under certain existing contracts) and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

6% (OR 5%) ROLL-UP TO AGE 85 (USED FOR THE 6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  plus

o daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to this benefit base is:


o 6% (or 5%) with respect to the variable investment options (other than EQ/Intermediate Government Bond Index, EQ/Money Market and EQ/Short Duration
  Bond); the effective annual rate is 4% in Washington. Please see Appendix VIII later in this Prospectus to see what roll-up rate applies in your state or Appendix IX for what applies to your contract; and

o 3% with respect to the EQ/Intermediate Government Bond Index, EQ/Money Market and EQ/Short Duration Bond, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


The benefit base stops rolling up after the contract date anniversary following the annuitant's 85th birthday.



ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),

or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you take a withdrawal from your contract, your benefit base will be reduced as described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is



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described under "Withdrawal charge" in "Charges and expenses" later in this
Prospectus. After such withdrawal, your benefit base is equal to the greater of either:

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).



GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% (or 5%) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.


GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.


We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base your Roll-Up benefit will not be eligible for another reset for five years. If after your death your spouse continues the contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.


It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

For information about whether the Guaranteed death benefit/
Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please contact your financial professional for more information about availability in your state.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

GUARANTEED MINIMUM INCOME BENEFIT OPTION

(DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, THIS BENEFIT MAY BE CALLED THE "LIVING BENEFIT." SEE APPENDIX IX LATER IN THIS PROSPECTUS FOR MORE INFORMATION.)

The Guaranteed minimum income benefit was available if the annuitant was age 20 through 75 at the time the contract was issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

This feature is not available if you elected a GPB option or Principal Protector(SM). Depending on when you purchased your contract, the Guaranteed minimum income benefit rider may have been available with Principal assurance.

If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.


32  Contract features and benefits

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Depending on when you purchased your contract, if you elected the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information. Also, for more information about when the Guaranteed minimum income benefit will terminate under your contract, please see Appendix IX later in this Prospectus.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. Depending on when you purchased your contract, your options may be different. See Appendix IX later in this Prospectus for more information. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



              Level payments
----------------------------------------------
                           Period certain
                               years
                       ----------------------
  Annuitant's age at
      exercise             IRAs         NQ
----------------------------------------------
    75 and younger          10          10
          76                 9          10
          77                 8          10
          78                 7          10
          79                 7          10
          80                 7          10
          81                 7           9
          82                 7           8
          83                 7           7
          84                 6           6
          85                 5           5
----------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base less, any applicable withdrawal charge remaining, to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.


The Guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". Subject to state availability, in general, if your account value falls to zero, (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.


o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);


                                              Contract features and benefits  33


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o On the contract date anniversary following the annuitant's 85th birthday.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is dependent on when, and in what state, you purchased your contract. Please see Appendices VIII and IX, later in this Prospectus.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option, if available) or the loan reserve account under Rollover TSA contracts.

-----------------------------------------------------
                              Guaranteed minimum
      Contract date        income benefit -- annual
 anniversary at exercise   income payable for life
-----------------------------------------------------
            10                     $11,891

            15                     $18,597
-----------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us along with all required information within 30 days following your contract date anniversary in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payment contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).


EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:


o If the annuitant was at least age 20 and not older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and not older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, if applicable, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85.

(iii) for Accumulator(R) Plus(SM) QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Plus(SM) QP contract into an Accumulator(R) Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee (if available), a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) for Accumulator(R) Plus(SM) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Plus(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(v) if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age


34  Contract features and benefits


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     on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If Spousal Protection is available under your contract and is elected, and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner annuitant; and

(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

      o A successor owner who is not the annuitant may not be able to exercise the Guaranteed minimum income benefit with out causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.

      o If the successor owner is the annuitant, the Guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

      o If you designate your surviving spouse as successor owner, the Guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above, even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

      o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a standard death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions (adjusted for any withdrawals and any withdrawal charges, and any taxes that apply). The standard death benefit was the only death benefit available for annuitants who were ages 76 to 80 at issue. The applicable issue ages may be different for certain contract owners, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. Once your contract has been issued, you may not change or voluntarily terminate your death benefit.

If you elected one of the guaranteed death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected guaranteed death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply) whichever provides the higher amount. If you elected the Spousal protection option, if available, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

If you elected one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the annuitant dies during the one-year period following our receipt of a contribution, the account value used to calculate the applicable guaranteed minimum death benefit will not reflect any Credits applied in the one-year period prior to death.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS. DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, YOUR AVAILABLE ISSUE AGES MAY HAVE BEEN OLDER AT THE TIME YOU PURCHASED YOUR CONTRACT.

Subject to state and contract availability (please see Appendix VIII for state availability of these benefits and Appendix IX for contract variations later in this Prospectus), the following enhanced death benefits were available:

o Annual Ratchet to age 85.

                                              Contract features and benefits  35


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o 6% Roll-Up to age 85.

o The Greater of 5% Roll-Up to age 85 or Annual Ratchet to age 85.

o The Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

If you elected Principal Protector(SM), only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit were available.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced minimum death benefit.


PROTECTION PLUS(SM)

The following section provides information about the protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract. If you purchased the Protection Plus(SM) feature, you may not voluntarily terminate the feature. If you elected Principal Protector(SM), the Protection Plus(SM) feature is not available.

Depending on when you purchased your contract, if you elected the Protection Plus(SM) option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus(SM) earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus(SM) earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals (credit amounts are not included in "net contributions"); and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death. If you are an existing contract owner and not a new purchaser, your net contributions may be reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and any TSA loans). For information about what applies to your contract, see Appendix IX later in this Prospectus.

For purposes of calculating the Protection Plus(SM) benefit, if any contributions are made in the one-year period prior to death of the annuitant, the account value will not include any Credits applied in the one-year period prior to death.

If the annuitant was age 71 through 75 (this age may be higher for certain contract owners, depending on when you purchased your contract) when we issued your contract (or if the successor owner/ annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

o Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%.

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000-$16,000).

For an example of how the Protection Plus(SM) death benefit is calculated, please see Appendix VII.

If you elected Spousal protection, the Protection Plus(SM) benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus(SM) benefit as of the date we receive due proof of death. Upon the death of the annuitant, the


36  Contract features and benefits


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value of the Protection Plus(SM) benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract if the surviving spouse is age 75 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Ask your financial professional or see Appendix VIII later in this Prospectus to see if this feature was available in your state.


PRINCIPAL PROTECTOR(SM)

The following section provides information about the Principal Protector(SM) option, which was only available at the time you purchased your contract. If Principal Protector(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently.

As described below, Principal Protector(SM) provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your GWB Annual withdrawal amount. Principal Protector(SM) is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector(SM) could be elected at contract issue, for an additional charge, if the annuitant was age 0 through 80 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elected this benefit, you cannot terminate it.

Depending on when you purchased your contract, this feature may not be available. See Appendix IX later in this Prospectus for more information.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector(SM) provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector(SM) will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector(SM) and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector(SM) under the Beneficiary continuation option is subject to state availability. If it was approved in your state, it was added to your contract if you had already elected GWB. See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector(SM) under the Beneficiary continuation option.


If you purchased the contract as a TSA or QP, Principal Protector(SM) was not available. This benefit was also not available if you elected the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus(SM), or GPB Option 1 or GPB Option 2. This benefit may not have been available under your contract. For more information, please see Appendix IX later in this Prospectus.


If you elected the Principal Protector(SM) option and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector(SM) makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector(SM) guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you. Please consult your tax adviser.


YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWB benefit base increases by the dollar amount of any additional contributions.

o Your GWB benefit base decreases by the dollar amount of withdrawals.

o Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

o Your GWB benefit base may also be increased under the Optional step up provision.

o Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector(SM).

Credit amounts attributable to your contributions are not included for purposes of calculating your GWB benefit base.


YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchased your contract, you chose between two available GWB Annual withdrawal options:

o 7% GWB Annual withdrawal option

o 5% GWB Annual withdrawal option

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic


                                              Contract features and benefits  37


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reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the GWB Annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.


EFFECT OF GWB EXCESS WITHDRAWALS

A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal (including any applicable withdrawal charge), and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

o If the account value after the deduction of the withdrawal is less than the GWB benefit base, then the GWB benefit base is reset equal to the account value.

o If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

o The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of Principal Protector(SM). If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.

Withdrawal charges, if applicable, are applied to the amount of the withdrawal exceeding the Guaranteed annual withdrawal amount, assuming the Guaranteed annual withdrawal amount is greater than the 10% free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Using the example above, if the $8,000 withdrawal is a withdrawal of contributions subject to the withdrawal charge, the withdrawal charge would apply to the $3,000 (the amount of the withdrawal charge above the Guaranteed annual withdrawal amount of $5,000). See "Certain withdrawals" in "Charges and expenses" later in this Prospectus.

You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.


In general, if you purchase the contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.


If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.

EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract date anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract date anniversary, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract date anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.

EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution


38  Contract features and benefits


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(credit amounts are not included) and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, no additional contributions will be permitted.


OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract date anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector(SM) charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation option election. The account value will be reduced by any Credits applied to contributions made within one year prior to your death before the comparison with the GWB benefit base, for purposes of the GWB benefit base step up. As of the date of the GWB benefit base step up (if applicable) your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and
(ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.

OTHER IMPORTANT CONSIDERATIONS

o Principal Protector(SM) protects your principal only through withdrawals. Your account value may be less than your total contributions.

o You can take withdrawals under your contract without purchasing Principal Protector(SM). In other words, you do not need this benefit to make withdrawals.

o Amounts withdrawn in excess of your GWB Annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year.

o Withdrawals made under Principal Protector(SM) will be treated, for tax purposes, in the same way as other withdrawals under your contract.

o All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector(SM) does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector(SM). See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

o GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

o If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector(SM) if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector(SM) when you have a GWB benefit base that is greater than zero.

o If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base


                                              Contract features and benefits  39


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   may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct),
(ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract, whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.


40  Contract features and benefits


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2. Determining your contract's value


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value of the values you have in: (i) the variable investment options; (ii) the guaranteed interest account; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge as well as any optional benefit charges;* (ii) any applicable withdrawal charge; and
(iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

                       ----------------------------------

* Depending on when you purchased your contract, your account value will be reduced by a pro rata portion of the administrative charge only. See Appendix IX later in this Prospectus for more information.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative, and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions plus the credit;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, if applicable, when we deduct the enhanced death benefit, guaranteed minimum income benefit, GPB Option 2, Principal Protector(SM) and/or Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VIII later in this Prospectus for any state variations with regard to the termination of your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.


PRINCIPAL PROTECTOR(SM) (not available under all contracts)

If you elected Principal Protector(SM) and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:


                                           Determining your contract's value  41


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o If your GWB benefit base equals zero, we will terminate your contract and make no payment.

o If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

o If your GWB benefit base is greater than the balance of your remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

o If the Beneficiary continuation option is elected (not available in all states), and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

    o If the beneficiary had elected scheduled payments we will con tinue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector(SM) charge will no longer apply.

    o If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.

ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on your contract date anniversary beginning on the next contract date anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector(SM) will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.


42  Determining your contract's value


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3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day. If you are an existing contract owner, this restriction may not apply. See Appendix IX later in this Prospectus for contract variations.

o No transfers are permitted into the Special 10 year fixed maturity option.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option, the interest sweep option and dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contracts features and benefits" for more information about your role in managing your allocations.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a Portfolio to maintain larger amounts of cash or to liquidate Portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a Portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the Portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a Portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of Portfolio investments may impede efficient Portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of Portfolio securities. Similarly, a Portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than Portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting


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Portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how Portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, "the trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of Portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each Portfolio on a daily basis. On any day when a Portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its Portfolios. Please see the prospectuses for the trusts for more information.


When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer two options:
"Option I" and "Option II." Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.


To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:


   (a) the percentage you want invested in each investment option (whole percentages only), and

   (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.


44  Transferring your money among investment options


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If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging.


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4. Accessing your money


--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of your contract's current cash value, we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the potential tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


--------------------------------------------------------------------------------
                          Method of withdrawal
--------------------------------------------------------------------------------
                                                               Lifetime
                                                               required
                                             Substantially     minimum
    Contract       Partial     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                   Yes          Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA         Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Con-
 version IRA         Yes          Yes             Yes             No
--------------------------------------------------------------------------------
Rollover
 TSA*                Yes          Yes             No             Yes
--------------------------------------------------------------------------------
QP**                 Yes          No              No             Yes
--------------------------------------------------------------------------------
* Employer or plan approval is required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.

** All payments are made to the trust as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.


PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). If you already own your contract, the applicable free withdrawal percentage may be higher. See Appendix IX later in this Prospectus for the free withdrawal amount that applies to your contract. Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(All contracts except QP contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election. If you already own your contract, the applicable percentages may be higher. See Appendix IX later in this Prospectus for information on what applies to your contract.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have elected a guaranteed principal benefit -- this restriction may not apply to certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information.

SUBSTANTIALLY EQUAL WITHDRAWALS
(All contracts except QP contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the


46  Accessing your money


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10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.


Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Depending on when you purchased your contract, this option may not be available if you have elected a guaranteed principal benefit. If you are an existing contract owner, this restriction may not apply to all contract owners. See Appendix IX later in this Prospectus for contract variations.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA and QP contracts only -- See "Tax information" later in this Prospectus)


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH PRINCIPAL PROTECTOR(SM). If you elected Principal Protector(SM), provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest account. If there is insufficient value or no value in the variable investment options and the guaranteed interest


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account, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable), in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).


HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000-$16,000).

Transfers out of the Special 10 year fixed maturity option will reduce GPB Option 2 on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).

For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in the Prospectus.

With respect to the Guaranteed minimum income benefit and the Greater of 6% (or 5%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals (including any applicable withdrawal charges) will reduce each of the benefits' 6% (or 5%) Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% (or 5%) or less of the 6% (or 5%) Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during the contract year do not affect the amount of the withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% (or 5%) of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% (or 5%) Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

The effect of withdrawals on your Guaranteed minimum income benefit and, Guaranteed minimum death benefit (including the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) may be different. See Appendix IX later in this Prospectus for information on what applies to your contract.


HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR(SM)

If you elected Principal Protector(SM), if available, any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.


WITHDRAWALS TREATED AS SURRENDERS


If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. Also, under certain contracts, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. If you are an existing contract owner, the rules in the preceding sentence may not apply under your contract or if the Guaranteed minimum income benefit no lapse guarantee is available and in effect on your contract. See Appendix IX later in this Prospectus for information. See also "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


SPECIAL RULES FOR PRINCIPAL PROTECTOR(SM) (IF AVAILABLE). If you elected Principal Protector(SM), all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract


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value" earlier in this Prospectus. Please also see "Principal Protector(SM)" in
"Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


LOANS UNDER ROLLOVER TSA CONTRACTS


Loans from a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o It exceeds limits of federal income tax rules;

o Interest and principal are not paid when due; or

o In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan including any accrued and unpaid loan interest, will be deducted from the death benefit amounts).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VIII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.


For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector(SM) (if applicable), if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector(SM) benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


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WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest account and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) Plus(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Plus(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Plus(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Plus(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VIII later in this Prospectus for variations that may apply to your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector(SM) and choose to annuitize your contract before the maturity date, Principal Protector(SM) will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector(SM). See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.


-----------------------------------------------------------------
Fixed annuity payout options           Life annuity
                                       Life annuity with period
                                         certain
                                       Life annuity with refund
                                         certain
                                       Period certain annuity
-----------------------------------------------------------------
Variable Immediate Annuity             Life annuity
   payout options                      Life annuity with period
                                         certain
-----------------------------------------------------------------
Income Manager(R) payout               Life annuity with period
   options (available for annuitants     certain
   age 83 or less at contract issue)   Period certain annuity
-----------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This


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  option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R) Plus(SM).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Plus(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Plus(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


The Income Manager(R) payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges. If amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) Plus(SM) is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) payout life contingent options, no withdrawal charge is imposed under the Accumulator(R) Plus(SM). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) Plus(SM) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin from the Accumulator(R) Plus(SM) contract. Generally, the date annuity payments begin may not be earlier than five years (in a limited number of jurisdictions this requirement may be more or less than five years) from the contract date. Please see Appendix VIII later in this Prospectus for information on state variations. Except with respect to Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contri-


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bution made within the prior three years. Please see Appendix VIII later in this Prospectus for information on state variations.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.


If you elected Principal Protector(SM) and your contract is annuitized at maturity, we will offer an annuity payout option for life that guarantees you will receive payments that are at least equal to what you would have received under Principal Protector until the point at which your GWB Benefit Base is depleted. After your GWB Benefit Base is depleted, you will continue to receive periodic payments while you are living. The amount of each payment will be the same as the payment amount that you would have received if you had applied your account value on the maturity date to purchase a life annuity at the annuity purchase rate guaranteed in your contract; this payment amount may be more or less than your GWB Annual Withdrawal amount.

Please see Appendix VIII later in this Prospectus for variations that may apply in your state.


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5. Charges and expenses


--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.


o On each contract date anniversary -- a charge for each optional benefit that you have elected: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector(SM); and Protection Plus(SM).


o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you have elected this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The fees and charges described are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX for the fees and charges that apply under your contract. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.90% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed


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interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non life contingent annuity payout option. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options -- The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus.

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


---------------------------------------------------------------------------
                              Contract year
---------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8    9+
---------------------------------------------------------------------------
 Percentage of
   contribution     8%    8%    7%    7%    6%    5%    4%    3%   0%
---------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit (or the "Living Benefit") base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in the Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

If you elected Principal Protector(SM), we will waive any withdrawal charge for any withdrawal during the contract year up to the GWB Annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Withdrawal charges are applied to the amount of the withdrawal that exceeds the GWB Annual withdrawal amount.

The applicable free withdrawal amount percentage may be higher for certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for the free withdrawal amount that applies under your contract.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base as long as it does not exceed the free withdrawal amount. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal, or to any subsequent withdrawal for the life of the contract.

See Appendix IX later in this Prospectus to see if this waiver of the withdrawal charge applies under your contract.


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DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

    (i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

    (ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

    (iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

          -- its main function is to provide skilled, intermediate, or custodial nursing care;

          -- it provides continuous room and board to three or more persons;

          -- it is supervised by a registered nurse or licensed practical nurse;

          -- it keeps daily medical records of each patient;

          -- it controls and records all medications dispensed; and

          -- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition that began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. If you are an existing contract owner, the charge may be as much as 0.30% of the Annual Ratchet to age 85 benefit base. Please see Appendix IX later in this Prospectus or your contract for more information.


GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.50% of the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.


WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting these charges from the guaranteed interest account is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.

STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.

GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchased GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata


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deduction may not apply, depending on when you purchased your contract. See
Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT (THE "LIVING BENEFIT") CHARGE

If you elected the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option, if available).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee. This option is not available under all contracts.


PROTECTION PLUS(SM) CHARGE

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply under your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


PRINCIPAL PROTECTOR(SM) CHARGE

If you elected Principal Protector(SM), we deduct a charge annually as a percentage of your account value on each contract date anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option we will not deduct a pro rata portion of the charge upon your death. However, the Principal Protector(SM) charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector(SM) benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector(SM), the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector(SM) with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector(SM) with a 7% GWB Annual withdrawal amount option is


56  Charges and expenses


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0.80%. The increased charge, if any, will apply as of the next contract date anniversary following the step up and on all contract anniversaries thereafter.


If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector(SM)" in "Contract features and benefits."

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o Management fees.

o 12b-1 fees.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to 12b-1 fees. If permitted under the terms of our exemptive order regarding Accumulator(R) Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                        Charges and expenses  57


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6. Payment of death benefit


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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit is made. Payment of the death benefit terminates the contract.


The account value used to determine the death benefit and Protection Plus(SM) benefit will first be reduced by the amount of any Credits applied in the one-year period prior to the annuitant's death.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually-owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules" under "Guaranteed minimum income benefit option" in "Contracts features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


58  Payment of death benefit


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o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

o If Principal Protector(SM) was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value. The successor owner should consult with a tax adviser before choosing to use the "5-year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elected Principal Protector(SM), the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash five years after your death (or the death of the first owner to die).

o A successor owner should consider naming a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed later under "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2, and Principal Protector(SM). However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions and information, and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals. If any contributions are made during the one-year period prior to your death, the account value will first be reduced by any Credits applied to any such contributions. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/ annuitant feature.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elected Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher,


                                                    Payment of death benefit  59


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upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits," earlier in this Prospectus. For information on the operation of this feature with Protection Plus(SM), see "Protection Plus(SM)" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.


SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus(SM) benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you had the right to elect the Spousal protection option at the time you purchased your contract at no additional charge. Both spouses must have been between the ages of 20 and 70 at the time the contract was issued and must each have been named the primary beneficiary in the event of the other's death.


The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus(SM) benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus(SM) benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

o As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus(SM) benefit. If the annuitant spouse dies, the account value will first be reduced by any Credits applied in the one-year period prior to the death of either spouse.

o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/annuitant.

o The Protection Plus(SM) benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

o If you elected Principal Protector(SM), the benefit and charge will remain in effect. If your GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce, but do not change the owner or primary beneficiary, Spousal protection continues.

Depending on when you purchased your contract, this feature may not be available to you. See Appendix IX later in this Prospectus for more information about your contract.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option avail-



60  Payment of death benefit


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able to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VIII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.



BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals. If you die during the one-year period following our receipt of a contribution, the account value will first be reduced by any Credits applied to such contribution.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs')," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:


  -- The beneficiary was 75 or younger on the original contract date.

  -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

  -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no



                                                    Payment of death benefit  61


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       additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If you die during the one-year period following our receipt of a contribution to which a Credit was applied, the account value will first be reduced by any Credits applied to such contribution before comparison with the GWB benefit base for purposes of any GWB benefit base step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

  -- If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

  -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

  -- If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

  -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

  -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.


o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we


62  Payment of death benefit


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   receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If the non-spousal beneficiary chooses scheduled payments under "Withdrawal Option 1," as discussed above in this section, Principal Protector(SM) may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.


o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

  -- The beneficiary was 75 or younger on the original contract date.

  -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

  -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If you die during the one-year period following our receipt of a contribution to which a Credit was applied, the account value will first be reduced by any Credits applied to such contribution before comparison with the GWB benefit base for purposes of any GWB benefit base step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

  -- If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

  -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

  -- If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

  -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

  -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.


If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals. If you die during the one-year period following our receipt of a contribution, the account value will first be reduced by any Credits applied to such contribution.

o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

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o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


64  Payment of death benefit


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7. Tax information


--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Plus(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Plus'(SM) extra credit on each contribution, choice of death benefits, the Principal Protector(SM) benefit, the Guaranteed minimum income benefit, guaranteed interest option, fixed maturity options, selection of variable investment options and its choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



SUSPENSION OF REQUIRED MINIMUM DISTRIBUTIONS FOR 2009

Congress has enacted a limited suspension of account-based required minimum distribution withdrawals only for calendar year 2009. The suspension does not apply to annuity payments. The suspension does not affect the determination of the Required Beginning Date. Neither lifetime nor post-death required minimum distributions need to be made during 2009. Please note that if you have previously elected to have amounts automatically withdrawn from a contract to meet required minimum distribution rules (for example, our "automatic required minimum distribution (RMD) service" or our "beneficiary continuation option" under a deceased individual's IRA contract each discussed earlier in this Prospectus) we will make distributions for calendar year 2009 unless you request in writing before we make the distribution that you want no required minimum distribution for calendar year 2009. If you receive a distribution which would have been a lifetime required minimum distribution (but for the 2009 suspension), you may preserve the tax deferral on the distribution by rolling it over within 60 days after you receive it to an IRA or other eligible retirement plan. Please note that any distribution to a nonspousal beneficiary which would have been a post-death required minimum distribution (but for the 2009 suspension) is not eligible for the 60-day rollover.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.



TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


                                                             Tax information  65


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CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS


Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes.


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

In order to get annuity payment tax treatment, all amounts under the contract must be applied to the annuity payout option; we do not "partially annuitize" nonqualified deferred annuity contracts.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES


The following information applies if you purchased your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange was not taxable under Section 1035 of the Internal Revenue Code if:


o the contract that was the source of the funds you used to purchase the NQ contract was another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant were the same under the source contract and the Accumulator(R) Plus(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must have been the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carried over to the Accumulator(R) Plus(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.

Section 1035 exchanges are generally not available after the death of the owner.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a


66  Tax information


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death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


Beneficiary continuation option

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2;"


o scheduled payments, any additional withdrawals under "Withdrawal Option 2," or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the withdrawal option selected by the beneficiary;


o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken). The ruling also does not address the effect of the retention of the Principal Protector(SM) feature discussed earlier in this Prospectus under "Contract features and benefits," which a non-spousal beneficiary may elect under certain conditions. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES


Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.



INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis; and

o Roth IRAs, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is


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usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We currently do not offer traditional IRA contracts for use as employer-funded SEP-IRA or SIMPLE IRA plans, although we may do so in the future.

The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).


For some of the contracts covered by this Prospectus, we have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Plus(SM) traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. For others, we have not applied for an opinion letter from the IRS to approve the respective forms of the Accumulator(R) Plus(SM) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under any series of Accumulator(R) Plus(SM) traditional and Roth IRA contracts.

Your right to cancel within a certain number of days

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel either type of Accumulator(R) Plus(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation would have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


Contributions to traditional IRAs. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o "regular" contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


Regular contributions to traditional IRAs

Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch up contributions" of up to $1,000 to your traditional IRA.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth
IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions." That is, your fully deductible contribution can be up to $5,000, or if less, your earned income. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions.


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If you are covered by a retirement plan during any part of the year, and your adjusted gross income ("AGI") is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.


If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

Cost of living indexing adjustments applied to the income limits to deductible contributions.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 (for 2009, AGI between $55,000 and $65,000 after adjustment).

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $80,000 and $100,000 (for 2009, AGI between $89,000 and $109,000 after adjustment).

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI between $150,000 and $160,000 (for 2009, between $166,000 and $176,000 after adjustment).

To determine the deductible amount of the contribution for 2009, for example, you determine AGI and subtract $55,000 if you are single, or $89,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


    ($10,000-excess AGI)     times    the maximum       Equals    the adjusted
    -------------------        x        regular            =       deductible
     divided by $10,000              contribution                 contribution
                                     for the year                     limit




Additional "Saver's Credit" for contributions to a traditional
IRA or Roth IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on someone else's tax return, and your adjusted gross income cannot exceed $50,000 ($55,000 after cost of living indexing adjustment for 2009). The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The testing period begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution, including extensions. Saver's credit-eligible contributions may be made to a 401(k) plan, 403(b) plan, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.

Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions to traditional IRAs" later in this section for more information. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.


Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o qualified plans;

o governmental employer 457(b) plans;

o 403(b) plans; and

o other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.


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Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


During calendar year 2009 only, due to the temporary suspension of account-based required minimum distribution withdrawals, you may be able to roll over to a traditional IRA a distribution that normally would not be eligible to be rolled over. Please note that distributions from inherited IRAs made to beneficiaries may not be rolled over once distributed.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


Rollovers from "eligible retirement plans" other than traditional IRAs


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. The Accumulator(R) Plus(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.


There are two ways to do rollovers:

o Do it yourself:
  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover:
  You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:


o (for every year except 2009) "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o hardship withdrawals; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.


Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.


Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRAunder certain circumstances. The Accumulator(R) Plus(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.



Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year); or


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o regular contributions to a traditional IRA made after you reach age 70-1/2; or



o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2 (for every year except 2009).


You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:


o the amount received is a withdrawal of excess contributions, as described under "Excess contributions to traditional IRAs" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section for more information.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs in 2009 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.



Required minimum distributions

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS

Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed


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from the contracts. If you take annual withdrawal instead of annuitizing, please consult your tax adviser concerning applicability of these complex rules to your situation.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments


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having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.


Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.


Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies using an IRS-approved distribution method.


To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."


The Accumulator(R) Plus(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


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Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRA or other eligible retirement plans ("conversion rollover" contributions); or


o tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").


Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.



Regular contributions to Roth IRAs

Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions totaling of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that your modified adjusted gross income exceeds the following amounts (indexed for cost of living adjustment):


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000 (for 2009, $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000 (for 2009, $120,000 after adjustment).


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000 (for 2009, between $166,000 and $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000 (for 2009, between $105,000 and $120,000 after adjustment).


If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.



Rollovers and direct transfer contributions to Roth IRAs



What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan or a 403(b) plan (direct or 60-day); or

o from non-Roth accounts under another eligible retirement plan, subject to limits specified below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accom-


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plished on a completely tax-free basis. However, you may make Roth IRA to Roth
IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


Conversion rollover contributions to Roth IRAs


In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan. Until 2010, you must meet AGI limits specified below.


Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. In the case of a traditional IRA conversion rollover for example, we are required to withhold 10% federal income tax from the amount treated as converted unless you properly elect out of such withholding. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA-whether or not it is the traditional IRA you are converting-a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

The following rules apply until 2010: You cannot make conversion rollover contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the conversion rollover. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA or other eligible retirement plan.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately".

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.



Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover


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contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


Withdrawals, payments and transfers of funds out of Roth
IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o rollovers from a Roth IRA to another Roth IRA;

o direct transfers from a Roth IRA to another Roth IRA;

o qualified distributions from a Roth IRA; and

o return of excess contributions or amounts recharacterized to a traditional
  IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o you are age 59-1/2 or older; or

o you die; or

o you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

    (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

    (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:


(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2009 and the conversion contribution is made in 2010, the conversion contribution is treated as contributed prior to other conversion contributions made in 2010.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


Required minimum distributions during life
Lifetime required minimum distributions do not apply.

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Required minimum distributions at death


Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming the Required Beginning Date. The suspension of account-based required minimum distribution withdrawals for calendar year 2009 applies to post-death required minimum distribution withdrawals from Roth IRAs.


Payments to a beneficiary after your death
Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions
Same as traditional IRA.


Excess contributions to Roth IRAs

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, until 2010, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax
Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL


This section of the Prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)." If the rules are the same as those that apply to another kind of contract, for example, traditional IRA contracts, we will refer you to the same topic under "Traditional individual retirement annuities (traditional
IRAs)."


--------------------------------------------------------------------------------

The disclosure generally assumes that the TSA has 403(b) contract status or qualifies as a 403(b) contract. Due to the Internal Revenue Service and
Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.
--------------------------------------------------------------------------------



FINAL REGULATIONS UNDER SECTION 403(B)


Until 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.


PERMISSIBLE INVESTMENTS. The 2007 Regulations retain the rule that there are generally two types of investments available to fund 403(b) plans -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) funding vehicles qualify for tax deferral.


EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms. The IRS has announced relief measures for failure to have a written plan finalized by the beginning of 2009, as long as the written plan is adopted by December 31, 2009, and the plan operates in accordance with the 2007 Regulations beginning by January 1, 2009.

LIMITATIONS ON INDIVIDUAL INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.



EFFECT OF THE 2007 REGULATIONS ON CONTRIBUTIONS TO THE ACCUMULATOR(R) PLUS(SM) TSA CONTRACT

Because the Accumulator(R) Plus(SM) TSA contract (i) was designed to be purchased through either an individual-initiated, Rev. Rul. 90-24 tax-


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free direct transfer of funds from one 403(b) arrangement to another, or a rollover from another 403(b) arrangement and (ii) does not accept employer-remitted contributions, contributions and exchanges to an Accumulator(R) Plus(SM) TSA contract are extremely limited as described below. Accumulator(R) Plus(SM) TSA contracts issued pursuant to a Rev. Rul. 90-24 direct transfer where applications and all transfer paperwork were received by our processing office in good order prior to September 25, 2007 are "grandfathered" as to 403(b) status. However, future transactions such as loans and distributions under such "grandfathered" 403(b) annuity contracts may result in adverse tax consequences to the owner unless the 403(b) annuity contracts are or become part of the employer's 403(b) plan, or the employer enters into an information sharing agreement with us.

Contributions to an Accumulator(R) Plus(SM) TSA contract may only be made where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Plus(SM) TSA contract and other funding vehicles under the plan.


AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Plus(SM) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction.


CONTRIBUTIONS TO 403(B) ANNUITY CONTRACTS


Because the Accumulator(R) Plus(SM) Rollover TSA contracts are or have been purchased through direct transfers, the characterization of funds in the contract can remain the same as under the prior contract. We provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other 403(b) annuity contracts.


EMPLOYER-REMITTED CONTRIBUTIONS. Employer-remitted contributions to TSA contracts made through the employer's payroll are subject to annual limits. (Tax-free plan-to-plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA contract are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA contract can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSA contracts are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS. It is unlikely that rollover or direct transfer contributions can be made for an individual no longer actively participating in a 403(b) plan; however, there may be circumstances where an individual must take a required minimum distribution from a distributing plan or contract before rolling over or transferring the distribution to the Accumulator(R) Plus(SM) contract. The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the 403(b) annuity contract is issued if the owner is at least age 70-1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution. For calendar year 2009 only, account-based requirement minimum distribution withdrawals are suspended, so certain rollovers which would be impermissible in other years may be made.


ROLLOVER CONTRIBUTIONS. After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

o termination of employment with the employer who provided the funds for the plan; or

o reaching age 59-1/2 even if still employed; or

o disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) annuity contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to a traditional IRA instead.


If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Because AXA Equitable does not separately account for rollover contributions from other eligible retirement plans in the Accumulator(R)



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Plus(SM) TSA contract, amounts that would be free of distribution restrictions in a traditional IRA, for example, are subject to distribution restrictions in the Accumulator(R) Plus(SM) TSA contract.


DIRECT TRANSFER CONTRIBUTIONS. A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan." 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example, with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) annuity contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.


DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Plus(SM) Rollover TSA contract as not eligible for withdrawal until:

o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;


o the owner dies; or

o the plan under which the Accumulator(R) Plus(SM) TSA contract is purchased is terminated.


If any portion of the funds directly transferred to your TSA contract (in a Rev. Rul. 90-24 exchange or other permitted transfer or exchange) is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA contract distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to Accumulator(R) Plus(SM) Rollover TSA contract, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distri-


                                                             Tax information  79


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butions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. The Accumulator(R) Plus(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.



EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

   (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

   (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Plus(SM) Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o the loan does not qualify under the conditions above;

o the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.


You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. The Accumulator(R) Plus(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover. Rollovers are subject to the Roth IRA conversion rules, which, prior to 2010, restrict conversions of traditional IRAs to Roth IRAs to



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taxpayers with adjusted gross income of no more than $100,000, whether single or married filing jointly.


The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules. Suspension of account-based required minimum distribution withdrawals for calendar year 2009 temporarily permits distributions which would be ineligible lifetime required minimum distributions in any other year to be rolled over to another eligible retirement plan in calendar year 2009.


Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, contract exchange under the same 403(b) plan, or under Rev. Rul. 90-24 prior to the 2007 Regulations), are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS


Please note the temporary suspension of account-based required minimum distribution withdrawals, both lifetime and post-death, in calendar year 2009.


Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution.
The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Plus(SM) Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Plus(SM) Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.


SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United


                                                             Tax information  81


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States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS


Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. Based on the assumption that an annuity contract owner is married and claiming three withholding exemptions, periodic annuity payments totaling less than $19,200 in 2009 will generally be exempt from federal income tax withholding. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.


A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)


Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for the life (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and designated beneficiary); or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o hardship withdrawals; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not the plan participant's surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not the plan participant's current spouse or former spouse.

A death benefit payment to the plan participant's surviving spouse, or a qualified domestic relations order distribution to the plan participant's current or former spouse may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. More information


--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49


Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.


Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB/B shares issued by the corresponding Portfolio of its Trust.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from Separate Account No. 49, or to add other separate accounts;


(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;


(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 49;
    and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.



ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 17, 2009 and the related price per $100 of maturity value were as shown below:





----------------------------------------------------------
   Fixed Maturity
   Options with
   February 17th          Rate to            Price
  Maturity Date of     Maturity as of     Per $100 of
   Maturity Year     February 17, 2009   Maturity Value
----------------------------------------------------------
        2010              3.00%*            $ 97.09
        2011              3.00%*            $ 94.26
        2012              3.00%*            $ 91.51
        2013              3.00%*            $ 88.84
        2014              3.00%*            $ 86.25
        2015              3.00%*            $ 83.74
----------------------------------------------------------


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----------------------------------------------------------
   Fixed Maturity
   Options with
   February 17th          Rate to            Price
  Maturity Date of     Maturity as of     Per $100 of
   Maturity Year     February 17, 2009   Maturity Value
----------------------------------------------------------
        2016               3.12%           $ 80.64
        2017               3.42%           $ 76.40
        2018               3.61%           $ 72.66
        2019               3.75%           $ 69.19
----------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


    (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.


    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.



ABOUT THE GENERAL ACCOUNT

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative. Credits allocated to your account value are funded from our general account.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance


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laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such cases, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had it signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VIII later in this Prospectus to see if the automatic investment program is available in your state.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day;

      - on a non-business day:
      - after 4:00 p.m. Eastern Time on a business day; or
      - after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your


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   broker-dealer receives your contribution and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.


CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions and credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions and credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the Portfolios, such as:

o the election of trustees;

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners. One result of proportional voting is that a small number of contract owners may control the outcome of a vote.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.



ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.


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FINANCIAL STATEMENTS


The financial statements of Separate Account No. 49, as well as consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus(SM) death benefit, Guaranteed principal benefit option 2 and/or the Principal Protector(SM) ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. For certain contract owners, this restriction may not apply to you, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information. See Appendix VIII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.


You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available (except for Rollover TSA contracts) and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 6.75% of the total contributions made under the contracts. AXA Distributors, in turn, pays the


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contribution-based compensation it receives on the sale of a contract to the
Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 1.25% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Plus(SM) on a company and\or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and\or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.


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9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2008 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.



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Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.50%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 For the years ending December 31,
                                                          --------------------------------------------------------------------------
                                                               2008          2007          2006          2005        2004       2003
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $    9.10     $   15.19     $   14.52     $  12.51    $  11.75    $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         22,425        23,792        22,907       13,134       5,787        212
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $   10.40     $   11.86     $   11.39     $  10.87    $  10.77    $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         18,465         9,705         7,544        5,980       2,987        213
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $    9.93     $   12.51     $   12.04     $  11.24    $  11.05    $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         20,789        20,000        19,344       14,424       6,175        444
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $    9.84     $   13.22     $   12.63     $  11.62    $  11.26    $ 10.51
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         85,214        85,730        84,073       66,161      30,895      2,029
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $    9.80     $   14.58     $   13.91     $  12.34    $  11.74    $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        103,155       111,034       104,098       66,976      23,331        995
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $    7.76     $   14.02     $   13.76     $  12.62    $  12.28    $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         16,700        18,987        21,038       18,381      10,684        698
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $   11.03     $   10.81     $   10.27     $  10.11    $  10.14    $ 10.10
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          4,313         3,139         3,263        2,914       2,082        216
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $    9.62     $   19.81     $   18.00     $  14.80    $  13.03    $ 11.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         10,686        12,039        10,530        7,171       2,946        147
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $    8.93     $   16.37     $   14.25     $  13.27    $  12.08    $ 10.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          5,226         5,401         5,108        3,772       2,272        157
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $    6.69     $   11.04     $   11.34     $  10.36          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            708           643           565          149          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $   10.37     $   11.17     $   10.98     $  10.99    $  10.37    $ 10.16
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2,862         3,083         3,527        2,846         958         32
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $    8.95     $   14.32     $   14.37     $  12.06    $  11.90    $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          9,830        10,153        10,040        8,863       6,079        371
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $   10.95     $   19.51     $   17.98     $  14.52    $  13.30    $ 11.10
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          8,981         9,808        10,173        7,184       2,381         55
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $    4.56     $    6.84     $    6.70     $   5.86    $   5.61         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          8,902         9,418        10,601        7,594         538         --
------------------------------------------------------------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information


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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
                                                ------------------------------------------------------------------------------------
                                                       2008       2007        2006          2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  7.08    $  13.13    $  11.89      $  11.47     $ 10.71     $ 10.49
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   862         748         778           570         333           6
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  7.23    $  12.32    $  11.86      $  11.21     $ 10.82     $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 2,693       3,097       2,829         1,697         464          83
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  8.04    $  13.53    $  13.51      $  12.24     $ 11.72     $ 10.72
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 9,561      11,133       4,660         4,062       2,784         143
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  8.91    $  11.18    $  11.05      $  10.39          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 3,181       3,432       2,907         1,183          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  6.63    $  11.08    $  10.84            --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 3,524       2,531         815            --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  8.70    $  14.09    $  13.63      $  12.02     $ 11.69     $ 10.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                15,202      16,275      16,937        14,502       8,691         620
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 11.21    $  10.69    $   9.93      $   9.75          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 7,003       3,771       2,213           228          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  9.41    $  13.20    $  12.04      $  11.54     $ 11.27     $ 10.69
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 2,152       2,342       2,163         2,383       1,795         120
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  7.04    $  10.48    $  10.42            --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 6,862       7,720       2,190            --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  6.39    $   9.73    $  10.82            --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 1,089         511         327            --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  5.91    $   9.51          --            --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 4,748       2,859          --            --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 10.03    $  11.81    $  11.60      $  10.49          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 2,068       2,544       2,148           749          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 19.66    $  28.78    $  26.74      $  22.84     $ 22.23          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 3,794       3,742       2,995         2,015         190          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 10.45    $  19.24    $  16.95      $  14.43     $ 12.51     $ 11.18
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 7,172       7,196       7,597         5,867       3,446         181
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  9.57    $  16.27    $  14.22      $  11.49          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 2,667       2,647       1,341           371          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  9.83    $  10.96    $  10.80      $  10.53     $ 10.46     $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                13,785      18,138      17,343        13,723       6,436         460
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  8.40    $  14.15    $  14.55      $  12.27     $ 11.98     $ 10.97
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 1,477       1,712       1,785         1,359         815          68
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                           -------------------------------------------------------------------------
                                                               2008        2007        2006         2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  8.60    $  13.94    $  13.63     $  12.25     $ 11.60     $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          1,160       1,258       1,278        1,164         742          69
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  8.63    $  13.75    $  12.25     $  12.51     $ 11.05     $ 10.35
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          3,017       3,186       3,308        2,395         987          80
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  8.97    $  14.75    $  12.95     $  12.20     $ 11.36     $ 10.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2,695       3,292       2,120        1,605         800          49
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  4.42    $  10.37    $  11.19     $  10.64          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2,813       3,207       3,427          614          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  7.96    $  14.27    $  15.18     $  12.69     $ 12.22     $ 10.94
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         25,055      29,046      19,714       14,454       7,621         544
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 10.96    $  10.60    $  10.02     $   9.99          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2,588       2,861       2,606        1,556          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  7.78    $  12.46    $  12.22     $  10.59          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2,006       2,178       2,458          807          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  8.68    $  12.77    $  11.71     $  10.55          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)Tc1,630                   1,630       1,237       1,013          534          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  7.35    $  12.22    $  12.33     $  11.14          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          4,221       4,635       4,143        2,560          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  8.93    $  15.19    $  13.52     $  12.56     $ 11.51     $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         21,105      21,594      22,005       14,932       7,104         642
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  7.93    $  15.87    $  14.92     $  13.58     $ 12.96     $ 11.34
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         11,084      11,622      11,897        9,581       5,395         415
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  8.99    $  15.10    $  15.58     $  14.06     $ 12.83     $ 11.05
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          8,252       9,736      10,619        8,875       4,167         314
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 10.68    $  10.62    $  10.29     $  10.00     $  9.89     $  9.97
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                         20,804      10,650       9,565        6,802       5,781       1,312
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  3.81    $   5.77    $   4.85     $   4.56     $  4.39          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          6,462       3,353       2,170        1,829         144          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  6.53    $  10.72    $  10.70           --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          2,595       3,106       1,152           --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  6.74    $  11.54    $  11.09           --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          1,080         979         270           --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  6.71    $  11.13    $  10.93           --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            516         516         144           --          --          --
------------------------------------------------------------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information


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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                                 -----------------------------------------------------------------------------------
                                                       2008        2007           2006       2005        2004            2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  6.53    $  10.73       $  11.09         --          --              --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   717         681            155         --          --              --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 10.18    $  10.78       $   9.81    $  9.92          --              --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                16,250       9,876          8,347      4,644          --              --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 10.15    $  11.03       $  10.71    $ 10.47     $ 10.42         $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 5,828       6,434          6,212      5,266       2,713             207
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 10.22    $  10.59       $  10.21    $  9.97          --              --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 1,587       1,196            979        400          --              --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  9.28    $  14.31       $  14.80    $ 12.76     $ 12.43         $ 10.72
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 5,157       5,443          5,853      4,236       2,712             208
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  9.65    $  16.95       $  16.05    $ 16.98     $ 16.58              --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 2,729       2,969          1,017        847          92              --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  6.30    $  10.81       $  10.75         --          --              --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 1,904       2,461          1,003         --          --              --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  3.63    $   6.15       $   6.17    $  5.49     $  5.11              --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 3,589       4,065          4,330      2,805         140              --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  7.09    $  11.42       $  11.89    $ 10.42          --              --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 3,571       3,774          3,972      1,952          --              --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 14.52    $  34.57       $  24.71    $ 18.31     $ 14.00         $ 11.49
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 9,735      10,658         10,717      7,390       2,669             209
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  8.32    $  16.04       $  13.30    $ 12.36          --              --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 3,987       3,601          2,056        845          --              --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  4.98    $   8.28             --         --          --              --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                14,752      15,751             --         --          --              --
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  7.49    $  14.26       $  13.00    $ 12.55     $ 11.78         $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 1,250       1,381          1,606      1,049         658              70
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 11.26    $  11.16       $  10.66    $ 10.43     $ 10.41         $ 10.17
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 9,154       8,539          8,806      7,189       4,559             446
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  9.87    $  13.70       $  12.76    $ 12.32     $ 11.70         $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 5,011       5,087          5,093      3,781       2,001             124
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $  9.54    $  12.66       $  12.46    $ 11.51     $ 11.34         $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 9,841      12,794         13,219     11,372       6,690             712
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                        $ 10.54    $  20.28       $  18.32    $ 14.84     $ 13.05         $ 11.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 6,101       6,567          6,780      4,388       2,692             191
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-4


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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                       -----------------------------------------------------------------------------
                                                              2008        2007        2006          2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  8.28     $ 13.91    $  13.45       $ 12.02     $ 11.43     $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        1,691       1,897       1,702         1,464         886         108
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  6.76     $ 12.57    $  11.47       $ 11.64     $ 10.99     $ 10.46
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        3,750       3,887       3,872         3,154       1,909         136
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  9.73     $ 15.80    $  15.48       $ 13.17     $ 12.48     $ 11.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        6,245       6,644       6,667         4,853       2,322         116
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  8.18     $ 14.73    $  13.36       $ 12.38     $ 11.59     $ 10.53
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        4,032       4,518       4,590         3,750       2,441         274
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  9.27     $ 14.70    $  14.91       $ 13.19     $ 12.48     $ 11.00
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        3,935       4,244       4,683         3,833       2,655         288
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  5.06     $  8.87    $   8.69       $  8.00     $  7.56          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        5,941       6,997       5,187         2,774          91          --
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  8.09     $ 13.21    $  14.88       $ 13.01     $ 12.61     $ 10.94
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        7,894       9,631      11,213         9,487       5,755         337
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  7.50     $ 14.38    $  12.35       $ 11.69     $ 10.66     $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        5,133       5,318       4,306         3,246       1,826         104
------------------------------------------------------------------------------------------------------------------------------------



A-5 Appendix I: Condensed financial information

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The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.40%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008

--------------------------------------------------------------------------------------------------------------------------
                                                                              For the years ending December 31,
                                                                    ------------------------------------------------------
                                                                          2008       2007         2006        2005
--------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  8.25    $  13.76     $  13.15    $  11.31
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    5,254       5,174        3,354       2,256
--------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  9.98    $  11.37     $  10.90    $  10.39
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    7,092       2,948        1,738       1,282
--------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  9.37    $  11.80     $  11.34    $  10.58
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    4,543       3,876        2,715       2,129
--------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 38.43    $  51.61     $  49.25    $  45.28
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    6,917       7,097        7,277       7,819
--------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  8.91    $  13.24     $  12.62    $  11.18
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   18,061      18,918       14,805       9,443
--------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $148.68    $ 268.31     $ 262.99    $ 240.95
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      501         602          722         838
--------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 20.23    $  19.80     $  18.80    $  18.49
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    3,868       4,012        4,496       5,175
--------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  9.80    $  20.17     $  18.31    $  15.04
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    6,793       8,075        7,944       8,041
--------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 11.35    $  20.80     $  18.08    $  16.82
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    3,557       4,176        4,668       5,243
--------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  6.71    $  11.07     $  11.36    $  10.36
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      191         166          157          63
--------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 10.18    $  10.95     $  10.75    $  10.75
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    1,173       1,129        1,575       2,005
--------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 15.02    $  24.01     $  24.06    $  20.18
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    5,575       6,226        7,155       7,988
--------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 13.91    $  24.76     $  22.79    $  18.39
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    4,395       5,376        6,439       6,535
--------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  4.61    $   6.90     $   6.75    $   5.90
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    2,442       2,508        3,452       3,461
--------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  5.38    $   9.96     $   9.01    $   8.68
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      681         793          885         933
--------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  7.97    $  13.57     $  13.05    $  12.32
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    1,933       2,022        2,154       2,074
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31,
                                                                   -------------------------------------------------
                                                                          2004           2003         2002
--------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  10.61             --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     1,088             --          --
--------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  10.29             --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       801             --          --
--------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  10.39             --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     1,570             --          --
--------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  43.82       $  40.88    $  34.80
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     7,909          6,360       1,307
--------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  10.63             --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     5,246             --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $ 234.29       $ 208.22    $ 141.20
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       942            814         112
--------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  18.52       $  18.42    $  18.29
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     5,829          6,022       2,463
--------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  13.23       $  11.35    $   8.52
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     7,600          6,792       1,026
--------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  15.30       $  13.61    $   9.80
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     5,878          5,936       1,577
--------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 --             --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        --             --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  10.14             --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       774             --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  19.88       $  18.24    $  14.10
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     9,113          8,213       2,399
--------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  16.83       $  14.03    $  11.11
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     6,084          5,257       1,712
--------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $   5.64             --          --
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       780             --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $   8.10       $   7.93    $   6.28
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     1,019            964         208
--------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                           $  11.89       $  11.43    $   9.35
--------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     2,253          2,284         762
--------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-6

              To receive this document electronically, sign up for
                e-delivery today at www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

----------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
                                                                  ---------------------------------------------------------
                                                                         2008       2007           2006        2005
----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  7.76    $  13.05       $  13.02    $  11.78
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  13,802      16,864          6,926       7,742
----------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  8.95    $  11.21       $  11.06    $  10.39
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     758         726            626         277
----------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  6.65    $  11.09       $  10.85          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   1,678       1,370            414          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 19.04    $  30.81       $  29.78    $  26.24
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   7,882       8,846         10,152      11,790
----------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 11.25    $  10.71       $   9.94    $   9.75
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   3,380       1,650            604          48
----------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  6.96    $   9.75       $   8.89    $   8.51
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   2,596       2,548          2,818       3,403
----------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  7.05    $  10.49       $  10.43          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   3,118       3,642          1,197          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  6.40    $   9.75       $  10.82          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     643         265            120          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  5.92    $   9.51             --          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   2,076       1,530             --          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 10.07    $  11.85       $  11.62    $  10.50
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     810         903            738         348
----------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 20.07    $  29.36       $  27.24    $  23.25
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   1,365       1,218            640         626
----------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  8.94    $  16.43       $  14.47    $  12.30
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   6,917       7,442          8,727       9,574
----------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  9.61    $  16.32       $  14.24    $  11.49
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   1,045       1,188            436          65
----------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 13.02    $  14.50       $  14.27    $  13.90
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  11,027      14,294         15,682      17,324
----------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  9.25    $  15.57       $  15.99    $  13.47
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   2,899       3,426          3,983       4,419
----------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  6.66    $  10.79       $  10.54    $   9.46
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   2,917       3,371          3,928       4,535
----------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  4.92    $   7.83       $   6.96    $   7.10
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   6,340       7,231          7,957       8,965
----------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                                 --------------------------------------------
                                                                        2004         2003        2002
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  11.27      $  10.30    $  7.95
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   8,947         8,367      2,246
-------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-------------------------------------------------------------------------------------------------------------
  Unit value                                                               --            --         --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --            --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
-------------------------------------------------------------------------------------------------------------
  Unit value                                                               --            --         --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --            --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  25.49      $  23.45    $ 18.61
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  13,022        12,430      3,667
-------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-------------------------------------------------------------------------------------------------------------
  Unit value                                                               --            --         --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --            --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------------------
  Unit value                                                         $   8.30      $   7.87    $  5.77
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   4,201         3,589        625
-------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
-------------------------------------------------------------------------------------------------------------
  Unit value                                                               --            --         --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --            --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
-------------------------------------------------------------------------------------------------------------
  Unit value                                                               --            --         --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --            --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
-------------------------------------------------------------------------------------------------------------
  Unit value                                                               --            --         --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --            --         --
-------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
-------------------------------------------------------------------------------------------------------------
  Unit value                                                               --            --         --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --            --         --
-------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
-------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  22.60            --         --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                     173            --         --
-------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
-------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  10.65      $   9.51    $  7.27
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  10,189         8,648      1,957
-------------------------------------------------------------------------------------------------------------
 EQ/International Growth
-------------------------------------------------------------------------------------------------------------
  Unit value                                                               --            --         --
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                      --            --         --
-------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  13.79      $  13.44    $ 13.19
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  17,843        18,211      5,930
-------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
-------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  13.15      $  12.02    $  9.62
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   4,753         4,353      1,383
-------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
-------------------------------------------------------------------------------------------------------------
  Unit value                                                         $   8.95      $   8.15    $  6.77
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   4,946         4,865      1,329
-------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
-------------------------------------------------------------------------------------------------------------
  Unit value                                                         $   6.27      $   5.86    $  4.83
-------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   8,590         8,430      2,607
-------------------------------------------------------------------------------------------------------------


A-7 Appendix I: Condensed financial information

              To receive this document electronically, sign up for
                e-delivery today at www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

----------------------------------------------------------------------------------------------------------------------------
                                                                                 For the years ending December 31,
                                                                       -----------------------------------------------------
                                                                             2008        2007          2006        2005
----------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  10.42    $  17.12      $  15.02    $  14.13
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        1,733       2,206         1,899       2,081
----------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   4.44    $  10.39      $  11.20    $  10.64
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          495         692         1,110         315
----------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   9.39    $  16.81      $  17.87    $  14.93
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       22,041      26,898        20,566      21,943
----------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  11.00    $  10.63      $  10.03    $  10.00
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          652       1,010         1,060         420
----------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   7.81    $  12.49      $  12.24    $  10.59
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          531         678         1,083         171
----------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   8.71    $  12.80      $  11.73    $  10.56
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          781         391           339         153
----------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   7.37    $  12.25      $  12.35    $  11.14
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        1,060       1,256         1,071         890
----------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  10.85    $  18.43      $  16.39    $  15.21
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       14,437      16,976        19,097      20,640
----------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   6.83    $  13.65      $  12.82    $  11.66
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       10,755      12,038        13,979      16,419
----------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  10.10    $  16.95      $  17.47    $  15.75
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        7,400       9,165        11,353      12,611
----------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  30.17    $  29.97      $  29.03    $  28.17
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        4,787       3,210         2,668       2,307
----------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   3.85    $   5.82      $   4.89    $   4.59
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        4,010       2,244           389         525
----------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   6.55    $  10.73      $  10.71          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        1,147       1,652           565          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   6.75    $  11.56      $  11.09          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          602         647           205          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   6.72    $  11.14      $  10.93          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          141         153            84          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   6.54    $  10.75      $  11.10          --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          332         327            49          --
----------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  10.22    $  10.80      $   9.83    $   9.93
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        7,245       2,804         2,107       1,434
----------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                                                                                 For the years ending December 31,
                                                                              ------------------------------------------
                                                                                    2004          2003        2002
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  13.14      $  11.84    $  9.28
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                               2,192         2,043        538
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           --            --         --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                  --            --         --
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  14.36      $  12.84    $ 10.11
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                              23,412        21,328      5,924
------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           --            --         --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                  --            --         --
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           --            --         --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                  --            --         --
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           --            --         --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                  --            --         --
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           --            --         --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                  --            --         --
------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  13.93      $  12.78    $  9.89
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                              21,440        20,675      4,362
------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  11.11      $   9.71    $  6.86
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                              17,707        16,254      3,145
------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  14.35      $  12.35    $  9.40
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                              12,978        12,257      4,007
------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $  27.84      $  28.02    $ 28.26
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                               2,473         4,639      4,457
------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                     $   4.42            --         --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                  46            --         --
------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           --            --         --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                  --            --         --
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           --            --         --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                  --            --         --
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           --            --         --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                  --            --         --
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           --            --         --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                  --            --         --
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                           --            --         --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                  --            --         --
------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-8

              To receive this document electronically, sign up for
                e-delivery today at www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

---------------------------------------------------------------------------------------------------------------------------------
                                                                                 For the years ending December 31,
                                                                    -------------------------------------------------------------
                                                                             2008        2007           2006        2005
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  15.45    $  16.77       $  16.27    $  15.90
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        4,304       5,254          5,875       6,473
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  10.26    $  10.62       $  10.23    $   9.98
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        1,221         633            497         245
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  10.73    $  16.51       $  17.06    $  14.70
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        4,046       4,494          5,392       5,841
---------------------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   9.85    $  17.29       $  16.36    $  17.28
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        2,057       2,373            159         231
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   6.32    $  10.83       $  10.76          --
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          766         963            388          --
---------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   3.67    $   6.21       $   6.22    $   5.53
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          590         629            633         450
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   7.12    $  11.45       $  11.91    $  10.42
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          878         891            977         630
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  11.05    $  26.27       $  18.76    $  13.88
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        6,223       8,000          8,412       8,800
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   8.35    $  16.08       $  13.33    $  12.37
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        1,561       1,604            553         471
---------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   4.99    $   8.28             --          --
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        3,678       3,859             --          --
---------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  34.07    $  64.81       $  59.02    $  56.94
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          206         259            312         369
---------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  12.14    $  12.02       $  11.47    $  11.21
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       13,388      15,088         17,031      18,544
---------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   9.34    $  12.95       $  12.05    $  11.63
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        3,929       4,337          4,980       5,547
---------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  24.66    $  32.70       $  32.16    $  29.67
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        3,858       5,056          5,779       6,491
---------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   9.75    $  18.73       $  16.90    $  13.68
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        4,854       5,534          6,183       6,014
---------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   7.59    $  12.73       $  12.30    $  10.98
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        2,992       3,600          4,067       4,576
---------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
---------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   5.68    $  10.54       $   9.61    $   9.74
---------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        6,433       7,322          8,795       9,386
---------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------

                                                                            For the years ending December 31,
                                                                     ------------------------------------------------
                                                                             2004           2003        2002
---------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  15.80       $  15.45     $ 15.13
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        7,011          7,296       2,167
---------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --             --          --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --             --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  14.30       $  12.32     $  8.57
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        6,730          6,188       1,437
---------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  16.85             --          --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           37             --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --             --          --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --             --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   5.15             --          --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           41             --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --             --          --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --             --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  10.60       $   8.69     $  5.66
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        7,052          5,307       1,261
---------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --             --          --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --             --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                                    --             --          --
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           --             --          --
---------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  53.37       $  48.29     $ 35.61
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          391            352          65
---------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  11.18       $  10.91     $ 10.67
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       20,725         21,868       7,979
---------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  11.03       $   9.97     $  7.89
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        5,832          5,004       1,289
---------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  29.19       $  27.25     $ 22.55
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        7,606          7,467       1,128
---------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  12.01       $  10.33     $  7.80
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        6,557          5,137       1,360
---------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $  10.44       $   9.65     $  7.64
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                        5,046          4,778       1,529
---------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                              $   9.19       $   8.74     $  6.78
---------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                       10,463          9,505       2,593
---------------------------------------------------------------------------------------------------------------------


A-9 Appendix I: Condensed financial information


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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008

------------------------------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                          ------------------------------------------------------------------------------------------
                                                2008       2007         2006        2005        2004          2003        2002
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                  $ 9.02     $ 14.63      $ 14.32    $  12.17    $  11.53      $  10.22    $  7.90
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          6,385       7,330        8,778       9,367       9,747         8,731      2,676
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                  $ 6.69     $ 12.03      $ 10.90    $  10.09    $   9.44      $   8.57    $  6.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          7,140       8,344        9,978      11,279      12,924        12,264      3,087
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                  $ 8.65     $ 13.70      $ 13.89    $  12.28    $  11.60      $  10.21    $  7.37
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          5,707       6,493        8,053       8,958      10,507         9,465      2,371
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                  $ 5.11     $  8.95      $  8.76    $   8.06    $   7.60            --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          1,483       1,926        1,478       1,311          67            --         --
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                  $10.66     $ 17.40      $ 19.58    $  17.10    $  16.57      $  14.35    $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          5,936       7,409        9,327      10,810      12,065        10,965      3,006
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                  $ 6.43     $ 12.32      $ 10.57    $   9.99    $   9.11      $   8.90    $  5.66
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          4,601       5,764        5,828       6,644       7,471         3,799      1,127
------------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-10


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Appendix II: Purchase considerations for QP contracts


--------------------------------------------------------------------------------


This information is provided for historical purposes only. The contract is no longer available to new purchasers.


Trustees who are considering the purchase of an Accumulator(R) Plus(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Plus(SM) QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Plus(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.

We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If amounts attributable to an excess or mistaken contribution must be withdrawn, a withdrawal charge and/or market value adjustment may apply.

AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for participants after age 70-1/2, trustees should consider:

o whether required minimum distributions under QP contracts would cause withdrawals in excess of 6% of the Guaranteed minimum income benefit Roll-Up benefit base;

o that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed from the contract; and

o that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the trustee.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


B-1 Appendix II: Purchase considerations for QP contracts


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Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2009 to a fixed maturity option with a maturity date of February 15, 2017 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2013(a).





------------------------------------------------------------------------------------------------------------------------------------
                                                                           Hypothetical assumed rate to maturity
                                                                              ("j" in the calculations below)
                                                                                      February 15, 2013
                                                               ---------------------------------------------------------------------
                                                                                 5.00%                    9.00%
------------------------------------------------------------------------------------------------------------------------------------
 As of February 15, 2013 before withdrawal
------------------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount(b)                                                  $141,389                 $121,737
------------------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount(c)                                                   $131,104                 $131,104
------------------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                         $ 10,285                 $ (9,367)
------------------------------------------------------------------------------------------------------------------------------------
 On February 15, 2013 after $50,000 withdrawal
------------------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
    (3) x [$50,000/(1)]                                                        $  3,637                 $ (3,847)
------------------------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)    $ 46,363                 $ 53,847
------------------------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                      $ 91,389                 $ 71,737
------------------------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                           $ 84,741                 $ 77,257
------------------------------------------------------------------------------------------------------------------------------------
(8) Maturity value(d)                                                          $111,099                 $101,287
------------------------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:


 (a)  Number of days from the withdrawal date to the maturity date = D = 1,461

 (b)  Market adjusted amount is based on the following calculation:

         Maturity value            $171,882
        ---------------   =   ---------------------   where j is either 5% or 9%
         (1+j)^(D/365)         (1+j)^(1,461/365)


 (c)  Fixed maturity amount is based on the following calculation:

         Maturity value            $171,882
        ---------------   =   -------------------
         (1+h)^(D/365)        (1+0.07)^(1,461/365)


 (d)  Maturity value is based on the following calculation:


      Fixed maturity amount x (1+h)^(D/365) =
                                     ($84,741 or $77,257) x (1+0.07)^(1,461/365)


                               Appendix III: Market value adjustment example C-1


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Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:




--------------------------------------------------------------------------------
   End of                       6% Roll-Up to
 contract                           age 85           Annual Ratchet to age 85
   year        Account value    benefit base(1)           benefit base
--------------------------------------------------------------------------------
     1           $105,000        $  106,000(1)           $  105,000(3)
--------------------------------------------------------------------------------
     2           $115,500        $  112,360(2)           $  115,500(3)
--------------------------------------------------------------------------------
     3           $129,360        $  119,102(2)           $  129,360(3)
--------------------------------------------------------------------------------
     4           $103,488        $  126,248(1)           $  129,360(4)
--------------------------------------------------------------------------------
     5           $113,837        $  133,823(1)           $  129,360(4)
--------------------------------------------------------------------------------
     6           $127,497        $  141,852(1)           $  129,360(4)
--------------------------------------------------------------------------------
     7           $127,497        $  150,363(1)           $  129,360(4)
--------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract years 1 and 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2) At the end of contract years 2 and 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.


D-1 Appendix IV: Enhanced death benefit example


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Appendix V: Hypothetical Illustrations

--------------------------------------------------------------------------------

   ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Plus(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single$100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.67)%, 3.33% for the Accumulator(R) Plus(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus(SM) benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit charge, the Protection Plus(SM) benefit charge, and the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.61%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.31% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


                                      Appendix V: Hypothetical Illustrations E-1


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Variable deferred annuity
Accumulator(R) Plus(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit

                                                           Greater of 6%                            Lifetime Annual Guaranteed
                                                         Roll-Up to age 85                            Minimum Income Benefit
                                                           or the Annual                        ----------------------------------
                                                         Ratchet to age 85  Total Death Benefit
                                                        Guaranteed Minimum    with Protection      Guaranteed       Hypothetical
                      Account Value       Cash Value       Death Benefit           Plus              Income            Income
                    ---------------- ------------------ ------------------- ------------------- ----------------- ----------------
 Age  Contract Year    0%       6%       0%       6%        0%        6%        0%       6%        0%       6%       0%       6%
----- ------------- -------- ------- -------- --------- --------- --------- --------- --------- -------- -------- -------- -------
 60        1        104,000  104,000  96,000    96,000   100,000  100,000    100,000  100,000     N/A      N/A      N/A      N/A
 61        2         99,548  105,766  91,548    97,766   106,000  106,000    108,400  108,400     N/A      N/A      N/A      N/A
 62        3         95,150  107,505  88,150   100,505   112,360  112,360    117,304  117,304     N/A      N/A      N/A      N/A
 63        4         90,800  109,211  83,800   102,211   119,102  119,102    126,742  126,742     N/A      N/A      N/A      N/A
 64        5         86,492  110,879  80,492   104,879   126,248  126,248    136,747  136,747     N/A      N/A      N/A      N/A
 65        6         82,218  112,502  77,218   107,502   133,823  133,823    147,352  147,352     N/A      N/A      N/A      N/A
 66        7         77,973  114,072  73,973   110,072   141,852  141,852    158,593  158,593     N/A      N/A      N/A      N/A
 67        8         73,749  115,583  70,749   112,583   150,363  150,363    170,508  170,508     N/A      N/A      N/A      N/A
 68        9         69,539  117,026  69,539   117,026   159,385  159,385    183,139  183,139     N/A      N/A      N/A      N/A
 69       10         65,336  118,392  65,336   118,392   168,948  168,948    196,527  196,527     N/A      N/A      N/A      N/A
 74       15         44,131  123,717  44,131   123,717   226,090  226,090    276,527  276,527   14,266   14,266   14,266   14,266
 79       20         21,784  125,367  21,784   125,367   302,560  302,560    383,584  383,584   20,393   20,393   20,393   20,393
 84       25              0  121,237       0   121,237         0  404,893          0  493,179   34,821   34,821   34,821   34,821
 89       30              0  123,556       0   123,556         0  429,187          0  517,472     N/A      N/A      N/A      N/A
 94       35              0  129,377       0   129,377         0  429,187          0  517,472     N/A      N/A      N/A      N/A
 95       36              0  130,647       0   130,647         0  429,187          0  517,472     N/A      N/A      N/A      N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


E-2 Appendix V: Hypothetical Illustrations


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Appendix VI: Guaranteed principal benefit example

--------------------------------------------------------------------------------


For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 17, 2009. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges, and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance. GPB Options 1 and 2 were only available at issue. The dates in the example are provided for illustrative purposes only.




------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Assuming 100%
                                                              Assuming 100%                                in variable
                                                            in fixed maturity   Under GPB    Under GPB      investment
                                                                 option          Option 1     Option 2       options
------------------------------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 17, 2009
based upon a 3.75% rate to maturity                             104,000          71,958      41,600            --
------------------------------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable invest-
ment options on February 17, 2009                                  0             32,042      62,400         104,000
------------------------------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on Febru-
ary 17, 2019                                                    150,315         104,000      60,126            0
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together
the value at the maturity date of the applicable fixed
maturity option plus the value of amounts in the vari-
able investment options on February 17, 2019 ,
assuming a 0% gross rate of return)                             150,315         128,445     103,156 **       79,342
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together
the value at the maturity date of the applicable fixed
maturity option plus the value of amounts in the vari-
able investment options on February 17, 2019 ,
assuming a 6% gross rate of return)                             150,315         148,462     139,593 **      144,310
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together
the value at the maturity date of the applicable fixed
maturity option plus the value of amounts in the vari-
able investment options on February 17, 2019 ,
assuming a 10% gross rate of return)                            150,315         169,003     177,091 **      210,982
------------------------------------------------------------------------------------------------------------------------------------


** Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.

                           Appendix VI: Guaranteed principal benefit example F-1


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Appendix VII: Protection Plus(SM) example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. If you purchased your contract after approximately September 2003, the example shown in the second and third columns apply. For all other contract owners, the example in the last two columns apply. The calculation is as follows:


                                                                                                          $3000            $6000
                                                                                                       withdrawal -     withdrawal -
                                                              No          $3000          $6000           Pro rata        Pro rata
                                                          Withdrawal    withdrawal     withdrawal       Treatment        Treatment
    --------------------------------------------------------------------------------------------------------------------------------
A   Initial Contribution                                    100,000      100,000        100,000         100,000           100,000
    --------------------------------------------------------------------------------------------------------------------------------
B   Death Benefit: prior to withdrawal.*                    104,000      104,000        104,000         104,000           104,000
    --------------------------------------------------------------------------------------------------------------------------------
    Protection Plus Earnings: Death Benefit less net        4,000         4,000          4,000            N/A              N/A
C   contributions (prior to the withdrawal in D).
    B minus A.
    --------------------------------------------------------------------------------------------------------------------------------
D   Withdrawal                                                0           3,000          6,000           3,000             6,000
    --------------------------------------------------------------------------------------------------------------------------------
    Withdrawal % as a % of AV (assuming Death                0.00%         N/A            N/A            2.88%             5.77%
E   Benefit = AV)
    greater of D divided by B
    --------------------------------------------------------------------------------------------------------------------------------
    Excess of the withdrawal over the Protection Plus         0             0            2,000            N/A               N/A
F   earnings
    greater of D minus C or zero
    --------------------------------------------------------------------------------------------------------------------------------
    Net Contributions (adjusted for the withdrawal in D)   100,000       100,000         98,000          97,115            94,231
G   A reduced for E or F
    --------------------------------------------------------------------------------------------------------------------------------
    Death Benefit (adjusted for the withdrawal in D)       104,000       101,000         98,000         101,000            98,000
H   B minus D
    --------------------------------------------------------------------------------------------------------------------------------
I   Death Benefit less Net Contributions                    4,000         1,000            0             3,885             3,769
    H minus G
    --------------------------------------------------------------------------------------------------------------------------------
J   Protection Plus Factor                                    40%           40%           40%              40%              40%
    --------------------------------------------------------------------------------------------------------------------------------
K   Protection Plus Benefit                                  1,600         400             0             1,554             1,508
    I times J
    --------------------------------------------------------------------------------------------------------------------------------
L   Death Benefit: Including Protection Plus               105,600       101,400        98,000          102,554            99,508
    H plus K
    --------------------------------------------------------------------------------------------------------------------------------

* The Death Benefit is the greater of the Account Value or any applicable death benefit


G-1 Appendix VII: Protection Plus(SM) example


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Appendix VIII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

The following information is a summary of the states where the Accumulator(R) Plus(SM) contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and can not be added. Please contact your financial professional for more information about availability in your state. See also the "Contract Variations" appendix later in this Prospectus for information about the availability of certain features and their charges, if applicable, under your contract.



STATES WHERE CERTAIN ACCUMULATOR(R) PLUS(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:



--------------------------------------------------------------------------------------------------------
 State        Features and Benefits                                 Availability or Variation
--------------------------------------------------------------------------------------------------------
CALIFORNIA   See "Contract features and benefits"--"Your right to   If you reside in the state of
             cancel within a certain number of days"                California and you are age 60 and
                                                                    older at the time the contract is
                                                                    issued, you may return your vari-
                                                                    able annuity contract within 30
                                                                    days from the date that you receive
                                                                    it and receive a refund as
                                                                    described below.

                                                                    If you allocate your entire initial
                                                                    contribution to the money market
                                                                    account (and/or guaranteed interest
                                                                    option, if available), the amount
                                                                    of your refund will be equal to
                                                                    your contribution less interest,
                                                                    unless you make a transfer, in
                                                                    which case the amount of your
                                                                    refund will be equal to your
                                                                    account value on the date we
                                                                    receive your request to cancel at
                                                                    our processing office. This amount
                                                                    could be less than your initial
                                                                    contribution. If you allocate any
                                                                    portion of your initial
                                                                    contribution to the variable
                                                                    investment options (other than the
                                                                    money market account) and/or fixed
                                                                    maturity options, your refund will
                                                                    be equal to your account value on
                                                                    the date we receive your request to
                                                                    cancel at our processing office.
--------------------------------------------------------------------------------------------------------
FLORIDA      See "Contract features and benefits" in "Credits"      The following information replaces
                                                                    the second bullet to the final set
                                                                    of bullets in this section:

                                                                    o You may annuitize your contract
                                                                      after thirteen months, however,
                                                                      if you elect to receive annuity
                                                                      payments within five years of the
                                                                      contract date, we will recover
                                                                      the credit that applies to any
                                                                      contribution made in that five
                                                                      years. If you start receiving
                                                                      annuity payments after five years
                                                                      from the contract date and within
                                                                      three years of making any
                                                                      contribution, we will recover the
                                                                      credit that applies to any
                                                                      contribution made within the
                                                                      prior three years.

             See "Transfers of ownership, collateral assignments,   The second paragraph in this
             loans and borrowing" in "More information"             section is deleted.
--------------------------------------------------------------------------------------------------------
ILLINOIS     See "Contract features and benefits" in "Credits"      The following information replaces
                                                                    the second bullet to the final set
                                                                    of bullets in this section:

                                                                    o You may annuitize your contract
                                                                      after thirteen months, however,
                                                                      if you elect to receive annuity
                                                                      payments within five years of the
                                                                      contract date, we will recover
                                                                      the credit that applies to any
                                                                      contribution made in that five
                                                                      years. If you start receiving
                                                                      annuity payments after five years
                                                                      from the contract date and within
                                                                      three years of making any
                                                                      contribution, we will recover the
                                                                      credit that applies to any
                                                                      contribution made within the
                                                                      prior three years.
--------------------------------------------------------------------------------------------------------

                               Appendix VIII: State contract availability and/or
                                 variations of certain features and benefits H-1


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
-------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                     Availability or Variation
-------------------------------------------------------------------------------------------------------------
MARYLAND        Fixed maturity options                                    Not Available

                Guaranteed principal benefit option1 and Guaranteed       Not Available
                principal benefit option 2
-------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Automatic investment program                              Not Available

                Annual administrative charge                              The annual administrative charge
                                                                          will not be deducted from
                                                                          amounts allocated to the
                                                                          Guaranteed interest option.

                See "How you can purchase and contribute to your          Additional contributions are
                contract" in "Contract features and benefits"             limited to the first two years
                                                                          after the contract issue date only.

                See "Disability, terminal illness, or confinement to      This section is deleted in its
                nursing home" under "Withdrawal charge" in                entirety.
                "Charges and expenses"

-------------------------------------------------------------------------------------------------------------
MINNESOTA       See "Principal Protector(SM)" in "Contract features and   Principal Protector(SM) is
                benefits" and "Beneficiary continuation option" in        discontinued if the Beneficiary
                "Payment of death benefit"                                continuation option is elected.
-------------------------------------------------------------------------------------------------------------
NEW YORK        Greater of the 6% Roll- Up or Annual Ratchet              Not Available (you have a choice of
                Guaranteed minimum death benefit                          the standard death benefit or the
                                                                          Annual Ratchet to age 85 guaranteed
                                                                          minimum death benefit), as
                                                                          described earlier in this
                                                                          Prospectus.

                Guaranteed minimum death benefit/guaranteed mini-         Not Available
                mum income benefit roll-up benefit base reset

                Guaranteed minimum income benefit no lapse guar-          Not Available
                antee

                Principal Protector(SM)                                   Not Available

                Protection Plus(SM)                                       Not Available

                Fixed maturity options                                    Not Available

                Guaranteed principal benefit option 1 and Guaranteed      Not Available
                principal benefit option 2

                "Indication of Intent"                                    The "Indication of Intent" approach
                                                                          to first year contributions in
                                                                          connection with the contribution
                                                                          crediting rate is not available.

                See "Contract features and benefits" in "Credits"         The following information is added
                                                                          as the third bullet to the final
                                                                          set of bullets in this section:

                                                                          o Where annuity payments may begin
                                                                            after the first contract year, if
                                                                            you elect to receive annuity
                                                                            payments, we will not recover the
                                                                            credit on any contributions. See
                                                                            "The amount applied to purchase
                                                                            an annuity payout option" in
                                                                            "Accessing your money" later in
                                                                            the Prospectus for more
                                                                            information on the effect of
                                                                            annuitization in New York.

                See "Insufficient account value" in "Determining your     If your account value in the
                contract's value"                                         variable investment options is
                                                                          insufficient to pay the annual
                                                                          administrative charge, or the
                                                                          Annual Ratchet to age 85 death
                                                                          benefit charge, and you have no
                                                                          account value in the guaranteed
                                                                          interest option, your contract will
                                                                          terminate without value, and you
                                                                          will lose any applicable benefits.
                                                                          See "Charges and expenses" earlier
                                                                          in this Prospectus.

                See "The amount applied to purchase an annuity            For fixed annuity period certain
                payout option" in "Accessing your money"                  payout options only, the amount
                                                                          applied to the annuity benefit is
                                                                          the greater of the cash value or
                                                                          95% of what the account value would
                                                                          be if no withdrawal charge applied.
-------------------------------------------------------------------------------------------------------------


H-2 Appendix VIII: State contract availability and/or variations of certain features and benefits


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
-------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                  Availability or Variation
-------------------------------------------------------------------------------------------------------------
NEW YORK        See "Annuity maturity date" in "Accessing your         Your contract has a maturity date
(CONTINUED)     money"                                                 by which you must either take a
                                                                       lump sum withdrawal or select an
                                                                       annuity payout option. The maturity
                                                                       date is the contract date that
                                                                       follows the annuitant's 90th
                                                                       birthday.

                See "Charges and expenses"                             With regard to the Annual
                                                                       administrative, Annual Ratchet to
                                                                       age 85 death benefit and Guaranteed
                                                                       minimum income benefit charges,
                                                                       respectively, we will deduct the
                                                                       related charge, as follows for
                                                                       each: we will deduct this charge
                                                                       from your value in the variable
                                                                       investment options on a pro rata
                                                                       basis. If the contract is
                                                                       surrendered or annuitized or a
                                                                       death benefit is paid, we will
                                                                       deduct a pro rata portion of the
                                                                       charge for that year.

                                                                       If your account value in the
                                                                       variable investment options is
                                                                       insufficient to pay the
                                                                       applicable charge, and you have no
                                                                       account value in the guaranteed
                                                                       interest option, your contract will
                                                                       terminate without value and you
                                                                       will lose any applicable guaranteed
                                                                       benefits. Please see "Insufficient
                                                                       account value" in "Determining your
                                                                       contract's value" earlier in this
                                                                       Prospectus.
-------------------------------------------------------------------------------------------------------------
OREGON          Guaranteed minimum death benefit/Guaranteed mini-      Not Available
                mum income benefit roll-up benefit base reset

                Guaranteed minimum income benefit no lapse             Not Available
                guarantee

                Fixed maturity options                                 Not Available

                Guaranteed principal benefit option 1 and Guaranteed   Not Available
                principal benefit option 2

                See "How you can purchase and contribute to your       o Subsequent contributions are not
                contract" in "Contract features and benefits"            permitted. This is a single
                                                                         premium product.

                                                                       o Section 1035 exchanges,
                                                                         rollovers, multiple assignments
                                                                         and/or transfers are permitted
                                                                         provided that all documentation
                                                                         is complete and received with the
                                                                         application.

                See "Indication of intent" in "Contract features and   Since Oregon does not permit
                benefits"                                              additional contributions, the indi-
                                                                       cation of intent approach to first
                                                                       year contributions is applicable in
                                                                       Oregon only to the extent that all
                                                                       necessary documentation for
                                                                       multiple transfers and/or exchanges
                                                                       is complete and received with the
                                                                       application.

                See "Lifetime required minimum distribution with-      We will not impose a withdrawal
                drawals" in "Accessing your money"                     charge on minimum distribution
                                                                       withdrawals even if you are not
                                                                       enrolled in our automatic RMD
                                                                       service except if, when added to a
                                                                       partial withdrawal previously
                                                                       taken in the same contract year,
                                                                       the minimum distribution
                                                                       withdrawals exceed the 10% free
                                                                       withdrawal amount. Such minimum
                                                                       distribution withdrawals must be
                                                                       based solely on your Accumulator(R)
                                                                       Plus(SM) contract's account value.

                See "Selecting an annuity payout option" in "Access-   The annuity commencement date may
                ing your money"                                        not be earlier than eight years
                                                                       from the contract issue date.

                See "Disability, terminal illness, or confinement to   Item (1) is deleted in its
                nursing home" under "Withdrawal charge" in             entirety.
                "Charges and expenses"

                See "Transfers of ownership, collateral assignments,   The second paragraph in this
                loans and borrowing" in "More information"             section is deleted.
-------------------------------------------------------------------------------------------------------------


                               Appendix VIII: State contract availability and/or
                                 variations of certain features and benefits H-3


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
------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                Availability or Variation
------------------------------------------------------------------------------------------------------------
OREGON          See "Lifetime required minimum distribution with-    We generally will not impose a
(CONTINUED)     drawals" in "Accessing your money"                   withdrawal charge on minimum
                                                                     distribution withdrawals even if
                                                                     your are not enrolled in our
                                                                     automatic RMD service except if,
                                                                     when added to a lump sum withdrawal
                                                                     previously taken in the same
                                                                     contract year, the minimum
                                                                     distribution withdrawals exceed the
                                                                     10% free withdrawal amount. In
                                                                     order to avoid a withdrawal charge
                                                                     in connection with minimum
                                                                     distribution withdrawals outside of
                                                                     our automatic RMD service, you must
                                                                     notify us using our request form.
                                                                     Such minimum distribution
                                                                     withdrawals must be based solely on
                                                                     your contract's account value.

                See "We require that the following types of          The following is added:
                communications be on specific forms we provide for     (20) requests for required
                that purpose:" in "Who is AXA Equitable?"                   minimum distributions, other
                                                                            than pursuant to our
                                                                            automatic RMD service.
------------------------------------------------------------------------------------------------------------
PENNSYLVANIA    Contributions                                        Your contract refers to
                                                                     contributions as premiums.

                Contribution age limitations                         The following contribution
                                                                     limits apply:
                                                                                 Maximum
                                                                     Issue age   Contribution age
                                                                     ---------   ----------------
                                                                     0-75        77
                                                                     76          78
                                                                     77          79
                                                                     78-80       80

                See "Annuity maturity date" in "Accessing your       The maturity date by which you must
                money"                                               take a lump sum withdrawal or
                                                                     select an annuity payout option is
                                                                     as follows:

                                                                                 Maximum
                                                                     Issue age   Annuitization age
                                                                     ---------   -----------------
                                                                     0-75        85
                                                                     76          86
                                                                     77          87
                                                                     78-80       88

                Loans under Rollover TSA contracts                   Taking a loan in excess of the
                                                                     Internal Revenue Code limits may
                                                                     result in adverse tax consequences.
                                                                     Please consult your tax adviser
                                                                     before taking a loan that exceeds
                                                                     the Internal Revenue Code limits.

------------------------------------------------------------------------------------------------------------
PUERTO RICO     IRA, Roth IRA, QP and Rollover TSA contracts         Not Available

                Beneficiary continuation option (IRA)                Not Available

                Tax Information -- Special rules for NQ contracts    Income from NQ contracts we issue
                                                                     is U.S. source. A Puerto Rico
                                                                     resident is subject to U.S.
                                                                     taxation on such U.S. source
                                                                     income. Only Puerto Rico source
                                                                     income of Puerto Rico residents is
                                                                     excludable from U.S. taxation.
                                                                     Income from NQ contracts is also
                                                                     subject to Puerto Rico tax. The
                                                                     calculation of the taxable portion
                                                                     of amounts distributed from a
                                                                     contract may differ in the two
                                                                     jurisdictions. Therefore, you might
                                                                     have to file both U.S. and Puerto
                                                                     Rico tax returns, showing different
                                                                     amounts of income from the contract
                                                                     for each tax return. Puerto Rico
                                                                     generally provides a credit
                                                                     against Puerto Rico tax for U.S.
                                                                     tax paid. Depending on your
                                                                     personal situation and the timing
                                                                     of the different tax liabilities,
                                                                     you may not be able to take full
                                                                     advantage of this credit.
------------------------------------------------------------------------------------------------------------
TEXAS           See "Annual administrative charge" in "Charges and   The annual administrative charge
                expenses"                                            will not be deducted from amounts
                                                                     allocated to the Guaranteed
                                                                     interest option.
------------------------------------------------------------------------------------------------------------


H-4 Appendix VIII: State contract availability and/or variations of certain features and benefits


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
-------------------------------------------------------------------------------------------------------------
 State       Features and Benefits                                     Availability or Variation
-------------------------------------------------------------------------------------------------------------
UTAH         See "Transfers of ownership, collateral assignments,      The second paragraph in this
             loans and borrowing" in "More information"                section is deleted.
-------------------------------------------------------------------------------------------------------------
VERMONT      Loans under Rollover TSA contracts                        Taking a loan in excess of the
                                                                       Internal Revenue Code limits may
                                                                       result in adverse tax consequences.
                                                                       Please consult your tax adviser
                                                                       before taking a loan that exceeds
                                                                       the Internal Revenue Code limits.
-------------------------------------------------------------------------------------------------------------
WASHINGTON   Guaranteed interest option (for contracts issued from     Not Available
             approximately December 2004 to December 2006)

             Investment simplifier -- Fixed-dollar option and Inter-   Not Available
             est sweep option

             Fixed maturity options                                    Not Available

             Guaranteed Principal Benefit Options 1 and 2              Not Available

             Income Manager(R) payout option                           Not Available

             Protection Plus(SM)                                       Not Available

             See "Guaranteed minimum death benefit" in "Con-           You have a choice of the standard
             tract features and benefits"                              death benefit, the Annual Ratchet
                                                                       to age 85 enhanced death benefit,
                                                                       or the Greater of 4% Roll-Up to age
                                                                       85 or the Annual Ratchet to age 85
                                                                       enhanced death benefit.

             See "Annual administrative charge" in "Charges and        The annual administrative charge
             expenses"                                                 will be deducted from the value in
                                                                       the variable investment options on
                                                                       a pro rata basis.

             See "Withdrawal charge" in "Charges and expenses"         The 10% free withdrawal amount
                                                                       applies to full surrenders.

             See "Disability, terminal illness, or confinement to      The annuitant has qualified to
             nursing home" under "Withdrawal charge" in                receive Social Security disability
             "Charges and expenses"                                    benefits as certified by the Social
                                                                       Security Administration or a
                                                                       statement from an independent U.S.
                                                                       licensed physician stating that the
                                                                       annuitant meets the definition of
                                                                       total disability for at least 6
                                                                       continuous months prior to the
                                                                       notice of claim. Such disability
                                                                       must be re-certified every 12
                                                                       months.
-------------------------------------------------------------------------------------------------------------


                               Appendix VIII: State contract availability and/or
                                 variations of certain features and benefits H-5


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Appendix IX: Contract Variations

--------------------------------------------------------------------------------


The contract described in this Prospectus is no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.


In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VIII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.



------------------------------------------------------------------------------------------------------------------------------------
 Approximate Time Period      Feature/Benefit                              Variation
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2003    Guaranteed minimum income benefit            The fee for this benefit was 0.45%

                              Annual Ratchet to age 85                     The fee for this benefit was 0.20%

                              6% Roll-Up to age 85                         The fee for this benefit was 0.35%

                              The Greater of 6% Roll-Up to age 85 of the   The fee for this benefit was 0.45%
                              Annual Ratchet to age 85
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2003        Guaranteed interest option                   No limitations regarding allocations or transfers
                                                                           into the guaranteed interest account
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003   The guaranteed principal benefits            GPB 2 -- unavailable

                                                                           GPB 1 known as Principal assurance

                                                                           GPB 1 is available with both systematic and
                                                                           substantially equal withdrawals

                                                                           GPB1 is available with guaranteed minimum
                                                                           income benefit

                              Spousal protection                           Unavailable -- accordingly, all references in
                                                                           this Prospectus to "Spousal protection" are
                                                                           deleted in their entirety.

                              Maximum contributions                        The maximum contributions permitted under all
                                                                           Accumulator series contracts with the same
                                                                           owner or annuitant is $1,500,000.

                              Guaranteed minimum death benefit maximum     80 (not including QP contracts)
                              issue age

                              Protection Plus                              The maximum issue age for this benefit was
                                                                           79.

                                                                           For issue ages 71-79, the applicable death
                                                                           benefit will be multiplied by 25%.

                                                                           In calculating the death benefit, contributions
                                                                           are decreased for withdrawals on a pro rata
                                                                           basis.
------------------------------------------------------------------------------------------------------------------------------------


I-1 Appendix IX: Contract Variations


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
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003, continued   Guaranteed option charges                  If the contract is surrendered or annuitized or
                                                                                    the a death benefit is paid on a date other than
                                                                                    the contract date anniversary, we will not
                                                                                    deduct a pro rata portion of the charge for any
                                                                                    applicable guaranteed benefit.

                                         Withdrawals treated as surrenders          We will not treat a withdrawal that results in a
                                                                                    cash value of less than $500 as a request for a
                                                                                    surrender. We will not terminate your contract
                                                                                    if you do not make contributions for three
                                                                                    contract years.

                                         Guaranteed minimum income benefit option   Subject to state availability, this option
                                                                                    guarantees you a minimum amount of fixed
                                                                                    income under your choice of a life annuity fixed
                                                                                    payout option or an Income Manager(R) level
                                                                                    payment life with a period certain payout
                                                                                    option.

                                                                                    Known as the Living Benefit.

                                         Credits                                    First year total        Credit
                                                                                    contributions           Percentage
                                                                                    Breakpoints             applied to
                                                                                                            contributions
                                                                                    ---------------------------------------
                                                                                    Less than
                                                                                    $250,000                4%
                                                                                    ---------------------------------------
                                                                                    $250,000- $999,999.99   5%
                                                                                    ---------------------------------------
                                                                                    $1 million
                                                                                    or more                 6%

                                         Partial withdrawals                        Your free withdrawal amount is 15%

                                         Systematic withdrawals                     Your systematic withdrawal may not exceed
                                                                                    1.20% (monthly), 3.60% (quarterly) or 15%
                                                                                    (annually) of account value.

                                         Guaranteed optional benefits               In calculating any guaranteed optional benefit
                                                                                    base, any applicable credit is included.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2004                   Principal Protector(SM) benefit            Unavailable -- accordingly, all references in
                                                                                    this Prospectus to "Principal Protector" are
                                                                                    deleted in their entirety.

                                         See "Transferring your account value" in   The fourth bullet is deleted in its entirety.
                                         "Transferring your money among investment
                                         options"
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - December 2004               Termination of guaranteed benefits         Your guaranteed benefits will not automatically
                                                                                    terminate if you change ownership of your NQ
                                                                                    contract.

                                         Ownership Transfer of NQ                   If you transfer ownership of your NQ contract,
                                                                                    your guaranteed benefit options will not be
                                                                                    automatically terminated.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - January 2005                No lapse guarantee                         Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - October 2005                Roll-Up benefit base reset                 Unavailable.
------------------------------------------------------------------------------------------------------------------------------------


                                            Appendix IX: Contract Variations I-2


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
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - March 2006                   Recovery of credit due to death       Not applicable
                                          within one year of contribution

                                          Net crediting                         Not applicable
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - current                      Guaranteed interest option            Your lifetime minimum interest rate
                                                                                is either 1.5%, 2.25% or 3.0%
                                                                                (depending on the state and time
                                                                                where your contract was issued).
------------------------------------------------------------------------------------------------------------------------------------
March 2003 - September 2003               Annual Ratchet to age 85              The fee for this benefit was 0.30%

                                          6% Roll-Up to age 85                  The fee for this benefit was 0.45%

                                          Guaranteed minimum income benefit     The fee for this benefit is 0.60%
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004             Greater of the 6% Roll-Up to age 85
                                          or the Annual Ratchet to age 85
                                          enhanced death benefit:

                                          o Benefit base crediting rate         The effective annual interest
                                                                                credited to the applicable benefit
                                                                                base is 5%.* Accordingly, all
                                                                                references in this Prospectus to
                                                                                the "6% Roll-Up benefit base" are
                                                                                deleted in their entirety and
                                                                                replaced with "5% Roll-Up benefit
                                                                                base."

                                          o Fee table                           Greater of the 5% Roll-Up to age 85
                                                                                or the Annual Ratchet to age 85
                                                                                enhanced death benefit charge:
                                                                                0.50%.*



                                          o Effect of withdrawals on your       Withdrawals will reduce each of the
                                            Greater of the 5% Roll-Up to age    benefit bases on a pro rata basis
                                            85 or the Annual Ratchet to age     only.
                                            85 enhanced death benefit
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - February 2004 (for       How withdrawals affect your           In calculating whether your
the Guaranteed minimum income             Guaranteed minimum income benefit     withdrawal will reduce your the
benefit) and January 2004 -               and Greater of the 6% Roll-Up to      Roll-Up benefit base portion of
February 2005 (for the Greater of         age 85 or the Annual Ratchet to age   your Guaranteed minimum income
the 6% Roll-Up to age 85 or the           85 enhanced death benefit:            benefit base on a pro rata or
Annual Ratchet to age 85 enhanced                                               dollar-for-dollar basis, withdrawal
death benefit:)                                                                 charges will be included in the
                                                                                withdrawal amount.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - present                  6% Roll-Up to age 85 enhanced death   Unavailable -- accordingly, all
                                          benefit                               references to this feature are
                                                                                deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------
January 2004 -present                     Greater of 5% Roll-Up to age 85 or    Unavailable -- accordingly, all
                                          the Annual Ratchet to age 85          references to this feature are
                                          enhanced death benefit                deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------


* Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.


I-3 Appendix IX: Contract Variations


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Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Who is AXA Equitable?                                                       2
Unit Values                                                                 2


Calculation of Annuity Payments                                             2
Custodian and Independent Registered Public Accounting Firm                 3
Distribution of the Contracts                                               3
Financial Statements                                                        3



How to obtain an Accumulator(R) Plus(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
  Accumulator(R) Plus(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547






--------------------------------------------------------------------------------


Please send me an Accumulator(R) Plus(SM) SAI for Separate Account No. 49 dated May 1, 2009.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                               State              Zip





                   X02408/Plus '02/'04, ML'02, '07/'07.5, 8.0/8.2 and 9.0 Series


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                           www.axa-equitable.com/green


Accumulator(R) Select(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2009

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust which contain important information about the portfolios.


--------------------------------------------------------------------------------


WHAT IS ACCUMULATOR(R) SELECT(SM)?


Accumulator(R) Select(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options").


This Prospectus is not your contract. Your contract and any endorsements, riders and data pages as identified in your contract are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The description of the contract's provisions in this Prospectus is current as of the date of this Prospectus; however, because certain provisions may be changed after the date of this Prospectus in accordance with the contract, the description of the contract's provisions in this Prospectus is qualified in its entirety by the terms of the actual contract. The contract should be read carefully. You have the right to cancel the contract within a certain number of days after receipt of the contract. You should read this Prospectus in conjunction with any applicable supplements. There is no withdrawal charge under the contract. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.



--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*            o EQ/Boston Advisors Equity Income
o AXA Conservative Allocation*          o EQ/Calvert Socially Responsible
o AXA Conservative-Plus Allocation*     o EQ/Capital Guardian Growth
o AXA Moderate Allocation*              o EQ/Capital Guardian Research
o AXA Moderate-Plus Allocation*         o EQ/Caywood-Scholl High Yield Bond
o EQ/AllianceBernstein International    o EQ/Common Stock Index**
o EQ/AllianceBernstein Small Cap        o EQ/Core Bond Index
  Growth                                o EQ/Davis New York Venture
o EQ/Ariel Appreciation II              o EQ/Equity 500 Index
o EQ/AXA Franklin Income Core**         o EQ/Evergreen Omega
o EQ/AXA Franklin Small Cap             o EQ/Focus PLUS**
  Value Core**                          o EQ/GAMCO Mergers and Acquisitions
o EQ/AXA Franklin Templeton Founding    o EQ/GAMCO Small Company Value
  Strategy Core**                       o EQ/Global Bond PLUS**
o EQ/AXA Mutual Shares Core**           o EQ/Global Multi-Sector Equity**
o EQ/AXA Rosenberg Value Long/Short     o EQ/Intermediate Government
  Equity                                  Bond Index
o EQ/AXA Templeton Growth Core**        o EQ/International Core PLUS
o EQ/BlackRock Basic Value Equity       o EQ/International Growth
o EQ/BlackRock International Value      o EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o EQ/Large Cap Core PLUS                o EQ/Short Duration Bond
o EQ/Large Cap Growth Index             o EQ/Small Company Index
o EQ/Large Cap Growth PLUS              o EQ/T. Rowe Price Growth Stock
o EQ/Large Cap Value Index              o EQ/UBS Growth and Income
o EQ/Large Cap Value PLUS               o EQ/Van Kampen Comstock
o EQ/Long Term Bond                     o EQ/Van Kampen Mid Cap Growth
o EQ/Lord Abbett Growth and Income      o EQ/Van Kampen Real Estate
o EQ/Lord Abbett Large Cap Core         o Multimanager Aggressive Equity
o EQ/Lord Abbett Mid Cap Value          o Multimanager Core Bond
o EQ/Mid Cap Index                      o Multimanager Health Care
o EQ/Mid Cap Value PLUS                 o Multimanager International Equity
o EQ/Money Market                       o Multimanager Large Cap Core Equity
o EQ/Montag & Caldwell Growth           o Multimanager Large Cap Growth
o EQ/Oppenheimer Global                 o Multimanager Large Cap Value
o EQ/Oppenheimer Main Street            o Multimanager Mid Cap Growth
  Opportunity                           o Multimanager Mid Cap Value
o EQ/Oppenheimer Main Street            o Multimanager Multi-Sector Bond**
  Small Cap                             o Multimanager Small Cap Growth
o EQ/PIMCO Ultra Short Bond**           o Multimanager Small Cap Value
o EQ/Quality Bond PLUS                  o Multimanager Technology
--------------------------------------------------------------------------------



*  The "AXA Allocation" portfolios.



** This is the variable investment option's new name, effective on or about May
   1, 2009, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.

You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities Portfolio ("portfolio") of the AXA Premier VIP Trust or the EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this Prospectus.

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                    X02398/Select '02/'04 Series
                                                                        (R-4/15)

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TYPES OF CONTRACTS. Contracts were offered for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA") (direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

A contribution of at least $25,000 was required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2009, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547, or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

The contract is no longer available for new purchasers. The contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VIII later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

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Contents of this Prospectus

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)

--------------------------------------------------------------------------------
ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        7
How to reach us                                                              8
Accumulator(R) Select(SM) at a glance -- key features                       10

--------------------------------------------------------------------------------
FEE TABLE                                                                   14
--------------------------------------------------------------------------------
Example                                                                     16
Condensed financial information                                             16

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           17
--------------------------------------------------------------------------------
How you can contribute to your contract                                     17
Owner and annuitant requirements                                            21
How you can make your contributions                                         21
What are your investment options under the contract?                        21
Portfolios of the Trusts                                                    22
Allocating your contributions                                               29
Guaranteed minimum death benefit and
     Guaranteed minimum income benefit base                                 32
Annuity purchase factors                                                    33
Guaranteed minimum income benefit option*                                   33
Guaranteed minimum death benefit                                            36
Principal Protector(SM)                                                     37
Inherited IRA beneficiary continuation contract                             40
Your right to cancel within a certain number of days                        41

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        42
--------------------------------------------------------------------------------
Your account value and cash value                                           42
Your contract's value in the variable investment options                    42
Your contract's value in the guaranteed interest option                     42
Your contract's value in the fixed maturity options                         42
Insufficient account value                                                  42

----------------------
* Depending on when you purchased your contract, this benefit may be called the "Living Benefit." Accordingly, if applicable, all references to the Guaranteed minimum income benefit in this Prospectus and any related registration statement documents are references to the Living Benefit.

"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                  Contents of this Prospectus  3
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--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                                     44
--------------------------------------------------------------------------------
Transferring your account value                                             44
Disruptive transfer activity                                                44
Rebalancing your account value                                              45

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     47
--------------------------------------------------------------------------------
Withdrawing your account value                                              47
How withdrawals are taken from your account value                           48
How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum
     income benefit, Guaranteed minimum death benefit and
     Guaranteed principal benefit option 2                                  48
How withdrawals affect Principal Protector(SM)                              49
Withdrawals treated as surrenders                                           49
Loans under Rollover TSA contracts                                          49
Surrendering your contract to receive its cash value                        50
When to expect payments                                                     50
Your annuity payout options                                                 50

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     53
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          53
Charges that the Trusts deduct                                              56
Group or sponsored arrangements                                             56
Other distribution arrangements                                             56

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 57
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     57
How death benefit payment is made                                           58
Spousal protection                                                          59
Beneficiary continuation option                                             59

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          63
--------------------------------------------------------------------------------
Overview                                                                    63
Contracts that fund a retirement arrangement                                63

Suspension of required minimum distributions for 2009                       63

Transfers among investment options                                          63
Taxation of nonqualified annuities                                          63
Individual retirement arrangements (IRAs)                                   65

     Traditional individual retirement annuities (traditional IRAs)         66
     Roth individual retirement annuities (Roth IRAs)                       71

Tax-sheltered annuity contracts (TSAs)                                      75
Federal and state income tax withholding and
     information reporting                                                  79
Impact of taxes to AXA Equitable                                            80

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         81
--------------------------------------------------------------------------------

About Separate Account No. 49                                               81

About the Trusts                                                            81
About our fixed maturity options                                            81
About the general account                                                   82
About other methods of payment                                              83
Dates and prices at which contract events occur                             83
About your voting rights                                                    84

Statutory compliance                                                        84

About legal proceedings                                                     84
Financial statements                                                        85
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          85
Distribution of the contracts                                               85

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          87
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I    -- Condensed financial information                                    A-1
II   -- Market value adjustment example                                    B-1
III  -- Enhanced death benefit example                                     C-1
IV   -- Hypothetical illustrations                                         D-1
V    -- Guaranteed principal benefit example                               E-1
VI   -- Protection Plus(SM) example                                        F-1
VII  -- State contract availability and/or variations of certain
           features and benefits                                           G-1
VIII -- Contract variations                                                H-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this Prospectus
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Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                                         Page in
Term                                                                  Prospectus

6% Roll-Up to age 85 enhanced death benefit                                   32
12 month dollar cost averaging                                                31
account value                                                                 42
administrative charge                                                         53
annual administrative charge                                                  53
Annual Ratchet to age 85 enhanced death benefit                               32
annuitant                                                                     17
annuitization                                                                 50
annuity maturity date                                                         52
annuity payout options                                                        50
annuity purchase factors                                                      33
automatic investment program                                                  83
beneficiary                                                                   57
Beneficiary continuation option ("BCO")                                       59
business day                                                                  83
cash value                                                                    42
charges for state premium and other applicable taxes                          55
contract date                                                                 21
contract date anniversary                                                     21
contract year                                                                 21
contributions to Roth IRAs                                                    72
  regular contributions                                                       72
  rollovers and transfers                                                     72
  conversion contributions                                                    72
contributions to traditional IRAs                                             66
  regular contributions                                                       66
  rollovers and transfers                                                     67
disruptive transfer activity                                                  44
distribution charge                                                           53
ERISA                                                                         56
Fixed-dollar option                                                           31
fixed maturity options                                                        28
free look                                                                     41
general account                                                               82
general dollar cost averaging                                                 31
guaranteed interest option                                                    28
Guaranteed minimum death benefit                                              36
Guaranteed minimum death benefit and
  Guaranteed minimum income benefit base                                      32
Guaranteed minimum death benefit charge                                       54
Guaranteed minimum death benefit/guaranteed minimum
  income benefit roll-up benefit base reset option                            33
Guaranteed minimum income benefit                                             34
Guaranteed minimum income benefit charge                                      54
Guaranteed minimum income benefit "no lapse guarantee"                        34
Guaranteed principal benefits                                                 29

                                                                         Page in
Term                                                                  Prospectus

IRA                                                                        cover
IRS                                                                           63
Inherited IRA                                                              cover
investment options                                                         cover
Investment Simplifier                                                         31
Lifetime minimum distribution withdrawals                                     48
loan reserve account                                                          50
loans under Rollover TSA                                                      49
market adjusted amount                                                        28
market timing                                                                 44
maturity dates                                                                28
market value adjustment                                                       28
maturity value                                                                28
Mortality and expense risks charge                                            53
NQ                                                                         cover
Online Account Access                                                          8
Optional step up charge                                                       55
partial withdrawals                                                           47
Portfolio                                                                  cover
Principal assurance                                                           30
processing office                                                              8
Principal Protector(SM)                                                       37
Principal Protector(SM) charge                                                55
Protection Plus(SM)                                                           37
Protection Plus(SM) charge                                                    55
rate to maturity                                                              28
Rebalancing                                                                   45
Rollover IRA                                                               cover
Roth IRA                                                                   cover
SAI                                                                        cover
SEC                                                                        cover
self-directed allocation                                                      29
Separate Account No. 49                                                       81
Spousal protection                                                            59
Standard death benefit                                                        32
substantially equal withdrawals                                               47
Successor owner and annuitant                                                 58
Systematic withdrawals                                                        47
TOPS                                                                           8
Trusts                                                                        81
traditional IRA                                                            cover
TSA                                                                        cover
unit                                                                          42
variable investment options                                                   21
wire transmittals and electronic applications                                 83


To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Also, depending on when you purchased your contract, some of these may not apply to you or may be named differently under your contract. Your financial professional can provide further explanation about your contract or supplemental materials.

                                                Index of key words and phrases 5
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--------------------------------------------------------------------------------
Prospectus                          Contract or Supplemental Materials
--------------------------------------------------------------------------------
fixed maturity options              Guarantee Periods (Guaranteed Fixed Interest
                                        Accounts in supplemental materials)
variable investment options         Investment Funds
account value                       Annuity Account Value
rate to maturity                    Guaranteed Rates
unit                                Accumulation Unit
Guaranteed minimum death benefit    Guaranteed death benefit
Guaranteed minimum income benefit   Guaranteed Income Benefit or Living Benefit
guaranteed interest option          Guaranteed Interest Account
Principal Protector(SM)             Guaranteed withdrawal benefit
GWB benefit base                    Principal Protector(SM) benefit base
GWB Annual withdrawal amount        Principal Protector(SM) Annual withdrawal
                                        amount
GWB Annual withdrawal option        Principal Protector(SM) Annual withdrawal
                                        option
GWB Excess withdrawal               Principal Protector(SM) Excess withdrawal
--------------------------------------------------------------------------------


6 Index of key words and phrases
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Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                        Who is AXA Equitable?  7
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HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R) Select(SM)
     P.O. Box 1577
     Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R) Select(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R) Select(SM)
     (SM)P.O. Box 1547
     Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Accumulator(R) Select(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:


o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;


o rates to maturity for the fixed maturity options (not available through Online Account Access);


o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o elect to receive certain contract statements electronically;


o enroll in, modify or cancel a rebalancing program (through Online Account Access only);


o change your address (not available through TOPS);


o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through EQAccess only); and


o access Frequently Asked Questions and Service Forms (not available through
  TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors, you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ rea-

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ rea-


8 Who is AXA Equitable?
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sonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)  spousal consent for loans under Rollover TSA contracts;

(6)  requests for withdrawals or surrenders from Rollover TSA contracts;

(7)  tax withholding elections;

(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) Section 1035 exchanges;

(11) direct transfers and rollovers;

(12) exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(14) requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base, if applicable, under the Optional step up provision;

(15) requests to terminate or reinstate your GWB, if applicable, under the Beneficiary continuation option, if applicable;

(16) death claims;

(17) purchase by, or change of ownership to, a non-natural person;

(18) change in ownership (NQ only, if available under your contract); and

(19) enrollment in our "automatic required minimum distribution (RMD) service."

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  beneficiary changes;

(2)  contract surrender and withdrawal requests;

(3) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(4)  12 month dollar cost averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  12 month dollar cost averaging;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

                                                        Who is AXA Equitable?  9
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Accumulator(R) Select(SM) at a glance -- key features

--------------------------------------------------------------------------------


(Not all of the features listed are available under all contracts or in all states.)

--------------------------------------------------------------------------------


Professional investment      Accumulator(R) Select(SM)'s variable investment options invest in different Portfolios managed by
management                   professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).

                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                             o Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).

                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations           o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.

                             o No tax on transfers among investment options inside the contract.

                             -------------------------------------------------------------------------------------------------------
                             You should be aware that annuity contracts that were purchased as an Individual Retirement Annuity
                             (IRA) or tax sheltered annuity (TSA) do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for these types of arrangements. Before you purchased your contract, you should have considered its features and benefits beyond tax deferral, as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement, to determine whether it would meet your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum           The Guaranteed minimum income benefit provides income protection for you during the annuitant's life
income benefit (or "Living   once you elect to annuitize the contract.
Benefit")
------------------------------------------------------------------------------------------------------------------------------------
Principal Protector(SM)      Principal Protector(SM) is our optional Guaranteed withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed a specified amount. This feature may not have been available under your contract.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o Initial minimum:      $25,000

                             o Additional minimum:   $500 (NQ and Rollover TSA)
                                                     $100 monthly and $300 quarterly under our automatic investment program
                                                     (NQ contracts)
                                                     $1,000 (Inherited IRA contracts)
                                                     $50 (IRA contracts)
                             -------------------------------------------------------------------------------------------------------
                             o Maximum contribution limitations apply to all contracts.
                             -------------------------------------------------------------------------------------------------------
                             In general, contributions are limited to $1.5 million ($500,000 for certain owners or annuitants who are age 81 and older at contract issue). Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions. For more information, see "How you can contribute to your contract" in "Contract features and benefits" later in this
                             Prospectus.
------------------------------------------------------------------------------------------------------------------------------------


10 Accumulator(R) Select(SM) at a glance -- key features
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
------------------------------------------------------------------------------------------------------------------------------------
Access to your money           o Partial withdrawals

                               o Several withdrawal options on a periodic basis

                               o Loans under Rollover TSA contracts (employer or plan approval required)

                               o Contract surrender

                               You may incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
Payout options                 o Fixed annuity payout options

                               o Variable Immediate Annuity payout options (described in a separate prospectus for that option)

                               o Income Manager(R) payout options (described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------
Additional features*           o Guaranteed minimum death benefit options

                               o Guaranteed principal benefit options (including Principal assurance)

                               o Dollar cost averaging

                               o Automatic investment program

                               o Account value rebalancing (quarterly, semi-annually and annually)

                               o Free transfers

                               o Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)

                               o Spousal protection (not available under certain contracts)

                               o Successor owner/annuitant

                               o Beneficiary continuation option

                               o Guaranteed minimum income benefit no lapse guarantee (available under contracts with applications that were signed and submitted on or after January 1, 2005 subject to state availability)

                               o Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset
                                 (available under contracts with applications that were signed and submitted on or after October 1,
                                 2005 subject to state availability).

* Not all features are available under all contracts. Please see Appendix VIII later in this Prospectus for more information.
------------------------------------------------------------------------------------------------------------------------------------

                        Accumulator(R) Select(SM) at a glance -- key features 11
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
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges+              o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.70%.

                               o The charges for the Guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Guaranteed minimum death benefit and
                                 Guaranteed minimum income benefit base" in "Contract features and benefits" later in this
                                 Prospectus.

                               o An annual charge of 0.65% of the applicable benefit base charge for the optional Guaranteed minimum income benefit until you exercise the benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in
                                 "Contract features and benefits" later in this Prospectus.

                               o An annual charge for the optional Guaranteed principal benefit option 2 (if available) deducted the first ten contract date anniversaries equal to 0.50% of account value.

                               o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                               o An annual charge of 0.35% of your account value for the 5% GWB Annual withdrawal option (if available) or 0.50% of your account value for the 7% GWB Annual withdrawal option (if available)
                                 for the Principal Protector(SM) benefit. If you "step up" your GWB benefit base, we reserve the right to raise the charge up to 0.60% and 0.80%, respectively. See "Principal Protector(SM)" in
                                 "Contract features and benefits" later in this Prospectus.

                               o An annual charge of 0.35% of your account value for the Protection Plus(SM) optional death benefit.

                               o No sales charge deducted at the time you make contributions and no withdrawal charge.

                               -----------------------------------------------------------------------------------------------------
                               The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each
                               12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                               -----------------------------------------------------------------------------------------------------

                               o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                               o We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                               o Annual expenses of the Trusts' Portfolios are calculated as a percentage of the average daily net assets invested in each Portfolio. Please see "Fee table" later in this Prospectus for details.

+ The fees and charges shown in this section are the maximum charges a contract owner will pay. Please see your contract for the fees and charges that apply to you. Also, some of the optional benefits may not be available under your contract.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages           NQ: 0-85
                               Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
                               Inherited IRA: 0-70
------------------------------------------------------------------------------------------------------------------------------------



The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The contract should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have questions.


12 Accumulator(R) Select(SM) at a glance -- key features
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Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

                        Accumulator(R) Select(SM) at a glance -- key features 13
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Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. The fees and charges shown in this section are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix VIII later in this prospectus for the fees and charges that apply under your contract.

All features listed below may not have been available at the time you purchased your contract. See Appendix IX later in this Prospectus for more information.

The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.



--------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------

Charge if you elect a variable payout
option upon annuitization (which is
described in a separate prospectus for
that option)                              $350
--------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

--------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------
Maximum annual administrative charge(1)

If your account value on a contract date
anniversary is less than $ 50,000(2)      $30

If your account value on a contract date
anniversary is $50,000 or more            $0

--------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:
Mortality and expense risks               1.10%(3)
Administrative                            0.25%
Distribution                              0.35%
                                          -------
Total Separate account annual expenses    1.70%
--------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect any of the following optional benefits
--------------------------------------------------------------------------------
Guaranteed minimum death benefit charge
(Calculated as a percentage of the
applicable benefit base. Deducted
annually(1) on each contract date
anniversary for which the benefit is in
effect.)
  Standard death benefit                  0.00%
  Annual Ratchet to age 85                0.30% of the Annual Ratchet to age 85
                                          benefit base (maximum);
                                          0.25% (current)

  6% Roll-Up to age 85                    0.45% of the 6% Roll-Up to age 85
                                          benefit base

  Greater of 5% Roll-Up to age 85 or       0.50% of the greater of 5% Roll-Up to
  Annual Ratchet to age 85                 age 85 benefit base of the Annual
                                           Ratchet to age 85 benefit base, as
                                           applicable.

  Greater of 6% Roll-Up to age 85 or      0.60% of the greater of 6% Roll-Up to
  Annual Ratchet to age 85                age 85 benefit base or the Annual
                                          Ratchet to age 85 benefit base, as
                                          applicable
--------------------------------------------------------------------------------
Guaranteed principal benefit charge
for option 2 (Calculated as a
percentage of the account value.
Deducted annually(1) on the first 10
contract date anniversaries.)             0.50%
--------------------------------------------------------------------------------
Guaranteed minimum income (or "Living
Benefit") benefit charge (Calculated
as a percentage of the applicable
benefit base. Deducted annually(1) on
each contract date anniversary for
which the benefit is in effect.)          0.65%
--------------------------------------------------------------------------------


14 Fee table
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--------------------------------------------------------------------------------
Protection Plus(SM) benefit charge
(Calculated as a percentage of the
account value. Deducted annually(1) on
each contract date anniversary for which
the benefit is in effect.)                0.35%
--------------------------------------------------------------------------------
Principal Protector(SM) benefit charge    0.35% for the 5% GWB Annual withdrawal
(Calculated as a percentage of the        option
account value. Deducted annually(1) on
each contract date anniversary, provided  0.50% for the 7% GWB Annual withdrawal
your GWB benefit base is greater than     option
zero.)

If you "step up" your GWB benefit base,   0.60% for the 5% GWB Annual withdrawal
we reserve the right to increase your     option
charge up to:
                                          0.80% for the 7% GWB Annual withdrawal
                                          option

Please see "Principal Protector(SM)" in "Contract features and benefits" for more information about this feature, including its benefit base and the optional step up provision, and "Principal Protector(SM) charge" in "Charges and expenses," both later in this Prospectus, for more information about when the charge applies.
--------------------------------------------------------------------------------
Net loan interest charge -- Rollover TSA
contracts only (Calculated and deducted
daily as a percentage of the outstanding
loan amount)                              2.00%(4)
--------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


--------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2008      Lowest       Highest
(expenses that are deducted from Portfolio assets       ------       -------
including management fees, 12b-1 fees, service          0.64%        3.65%
fees, and/or other expenses)(5)


Notes:

(1) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply under your contract. See Appendix VIII later in this Prospectus for more information. For Principal Protector(SM) only, (if available) if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector(SM), the pro rata deduction for the Principal Protector(SM) charge is waived.

(2) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.

(3) These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges.

(4) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(5) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2008 and for the underlying portfolios.


                                                                    Fee table 15
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EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2008, which results in an estimated administrative charge of 0.004% of contract value.


The fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program are not covered by the example. However, the annual administrative charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



------------------------------------------------------------------------------------------------------------------------------------
                                                                                             If you surrender or do not surrender
                                                If you annuitize at the end of the        your contract at the end of the applicable
                                                      applicable time period                            time period
------------------------------------------------------------------------------------------------------------------------------------
                                              1 year    3 years    5 years    10 years     1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and expenses of       N/A      $2,527     $3,949     $7,415       $731      $2,177     $3,599     $7,065
    any of the Portfolios

(b) assuming minimum fees and expenses of       N/A      $1,627     $2,533     $5,008       $415      $1,277     $2,183     $4,658
    any of the Portfolios
------------------------------------------------------------------------------------------------------------------------------------



CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2008.


16 Fee table
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1.  Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT


You may currently make additional contributions of at least $500 each for NQ and Rollover TSA contracts and $50 for Rollover IRA and Roth Conversion contracts and $1000 for Inherited IRA contracts, subject to limitations noted below. Maximum contribution limitations also apply. The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. In some states our rules may vary. All ages in the table refer to the age of the annuitant named in the contract. Initial contribution amounts are provided for informational purposes only. The contract is no longer available to new purchasers.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VII later in this Prospectus.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Available
Contract    for annuitant
type        issue ages*      Minimum contributions              Source of contributions          Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
NQ          0 through 85     o $25,000 (initial)                o After-tax money.               o No additional contributions after
                                                                                                   attainment of age 86 or, if
                             o $500 (additional)                o Paid to us by check or           later, the first contract date
                                                                  transfer of contract value       anniversary.*
                             o $100 monthly and $300              in a tax-deferred exchange
                               quarterly under our auto-          under Section 1035 of the
                               matic investment program           Internal Revenue Code.
                               (additional)
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 17
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
------------------------------------------------------------------------------------------------------------------------------------
               Available
Contract       for annuitant
type           issue ages*      Minimum contributions    Source of contributions                Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 85    o $25,000 (initial)      o Eligible rollover distributions      o No rollover or direct transfer
                                                           from 403(b) plans, qualified           contributions after attainment of
                                o $50 (additional)         plans, and governmental employer       age 86 or, if later, the first
                                                           457(b) plans.                          contract date anniversary.*

                                                         o Rollovers from another               o Contributions after age 70-1/2
                                                           traditional individual retire-         must be net of required minimum
                                                           ment arrangement.                      distributions.

                                                         o Direct custodian-to-custodian        o Although we accept regular IRA
                                                           transfers from another                 contributions (limited to $5,000)
                                                           traditional individual retirement      under the Rollover IRA contracts,
                                                           arrangement.                           we intend that the contract be
                                                                                                  used primarily for rollover and
                                                         o Regular IRA contributions.             direct transfer contributions.

                                                         o Additional catch-up contri-
                                                           butions.                             o Additional catch-up contri-
                                                                                                  butions of up to $1,000 per
                                                                                                  calendar year where the owner is
                                                                                                  at least age 50 but under age
                                                                                                  70-1/2 at any time during the
                                                                                                  calendar year for which the
                                                                                                  contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits
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
------------------------------------------------------------------------------------------------------------------------------------
                  Available
Contract          for annuitant
type              issue ages*     Minimum contributions   Source of contributions               Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85   o $25,000 (initial)     o Rollovers from another Roth IRA.    o No additional rollover or direct
IRA                                                                                               transfer contributions after
                                  o $50 (additional)      o Rollovers from a "designated Roth     attainment of age 86 or, if
                                                            contribution account" under a         later, the first contract date
                                                            401(k) plan or 403(b) plan.           anniversary.*

                                                          o Conversion rollovers from a         o Conversion rollovers after age
                                                            traditional IRA or other eligible     70-1/2 must be net of required
                                                            retirement plan.                      minimum distributions for the
                                                                                                  traditional IRA or other eligible
                                                          o Direct transfers from another         retirement plan which is the
                                                            Roth IRA.                             source of the conversion
                                                                                                  rollover.
                                                          o Regular Roth IRA contributions.
                                                                                                o Before 2010, you cannot roll over
                                                          o Additional catch-up contributions.    funds from a traditional IRA or
                                                                                                  other eligible retirement plan if
                                                                                                  your adjusted gross income is
                                                                                                  $100,000 or more.

                                                                                                o Although we accept regular Roth
                                                                                                  IRA contributions (limited to
                                                                                                  $5,000) under the Roth IRA
                                                                                                  contracts, we intend that the
                                                                                                  contract be used primarily for
                                                                                                  rollover and direct transfer
                                                                                                  contributions.

                                                                                                o Additional catch-up contri-
                                                                                                  butions of up to $1,000 per
                                                                                                  calendar year where the owner
                                                                                                  is at least age 50 at any time
                                                                                                  during the calendar year for
                                                                                                  which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA**    20 through 85    o $25,000 (initial)    o With documentation of employer      o No additional rollover or direct
                                                            or plan approval, and limited to      transfer contributions after
                                   o $500 (additional)      pre-tax funds, direct                 attainment of age 86 or, if
                                                            plan-to-plan transfers from           later, the first contract date
                                                            another 403(b) plan or contract       anniversary.*
                                                            exchanges from another 403(b)
                                                            plan or contract exchanges from     o Contributions after age 70-1/2
                                                            another 403(b) contract under         must be net of any required
                                                            the same plan.                        minimum distributions.

                                                          o With documentation of employer      o We do not accept employer-
                                                            or plan approval, and limited to      remitted contributions.
                                                            pre-tax funds, eligible rollover
                                                            distributions from other 403(b)     o We do not accept after tax
                                                            plans, qualified plans, gov-          contributions, including des-
                                                            ernmental employer 457(b) plans       ignated Roth contributions.
                                                            or traditional IRAs.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19
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
------------------------------------------------------------------------------------------------------------------------------------
                   Available
Contract           for annuitant
type               issue ages*     Minimum contributions   Source of contributions              Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA      0-70            o $25,000 (initial)     o Direct custodian-to-custodian      o Any additional contributions must
Beneficiary                                                  transfers of your interest as a      be from the same type of IRA of
Continuation                       o $1,000 (additional)     death beneficiary of the deceased    the same deceased owner.
Contract                                                     owner's traditional individual
(traditional IRA                                             retirement arrangement or Roth     o Non-spousal beneficiary direct
or Roth IRA)                                                 IRA to an IRA of the same type.      rollover contributions from
                                                                                                  qualified plans, 403(b) plans and
                                                                                                  governmental employer 457(b)
                                                                                                  plans may be made to an Inherited
                                                                                                  IRA contract under specified
                                                                                                  circumstances.
------------------------------------------------------------------------------------------------------------------------------------


+ If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII later in this Prospectus to see if additional contributions are permitted in your state.

*  Please see Appendix VIII for variations that may apply to your contract.


** May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Select(SM) Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.



20 Contract features and benefits

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OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit availability of the contract to other non-natural owners. Only natural persons can be joint owners.


If the Spousal protection feature is available under your contract and is elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See Inherited IRA beneficiary continuation contract later in this section for Inherited IRA owner and annuitant requirements.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions.


                                              Contract features and benefits  21
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PORTFOLIOS OF THE TRUSTS


The AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust --
Class B shares*                                                                             Investment Manager (or Sub-Adviser(s),
Portfolio Name                Objective                                                     as applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                         o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                         o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a            o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,      o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       Long-term growth of capital.                                  o AllianceBernstein L.P.
 EQUITY
                                                                                            o ClearBridge Advisors, LLC

                                                                                            o Legg Mason Capital Management, Inc.

                                                                                            o Marsico Capital Management, LLC

                                                                                            o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND        To seek a balance of high current income and capital          o BlackRock Financial Management, Inc.
                              appreciation, consistent with a prudent level of risk.
                                                                                            o Pacific Investment Management Company
                                                                                              LLC

                                                                                            o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE      Long-term growth of capital.                                  o Invesco Aim Capital Management, Inc.

                                                                                            o RCM Capital Management LLC

                                                                                            o SSgA Funds Management, Inc.

                                                                                            o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    Long-term growth of capital.                                  o AllianceBernstein L.P.
 EQUITY
                                                                                            o JPMorgan Investment Management Inc.

                                                                                            o Marsico Capital Management, LLC

                                                                                            o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust --
Class B shares*                                                                   Investment Manager (or Sub-Adviser(s),
Portfolio Name               Objective                                            as applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 CORE EQUITY
                                                                                  o Janus Capital Management LLC

                                                                                  o SSgA Funds Management, Inc.

                                                                                  o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o Goodman & Co. NY Ltd.
 GROWTH
                                                                                  o SSgA Funds Management, Inc.

                                                                                  o T. Rowe Price Associates, Inc.

                                                                                  o Westfield Capital Management Company, L.P.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 VALUE
                                                                                  o Institutional Capital LLC

                                                                                  o MFS Investment Management

                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Long-term growth of capital.                         o AllianceBernstein L.P.
 GROWTH
                                                                                  o Franklin Advisers, Inc.

                                                                                  o SSgA Funds Management, Inc.

                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Long-term growth of capital.                         o AXA Rosenberg Investment Management LLC

                                                                                  o SSgA Funds Management, Inc.

                                                                                  o Tradewinds Global Investors, LLC

                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR    High total return through a combination of current   o Pacific Investment Management Company LLC
 BOND(1)                     income and capital appreciation.
                                                                                  o Post Advisory Group, LLC

                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Eagle Asset Management, Inc.
 GROWTH
                                                                                  o SSgA Funds Management, Inc.

                                                                                  o Wells Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Franklin Advisory Services, LLC
 VALUE
                                                                                  o Pacific Global Investment Management Company

                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY      Long-term growth of capital.                         o Firsthand Capital Management, Inc.

                                                                                  o RCM Capital Management LLC

                                                                                  o SSgA Funds Management, Inc.

                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23
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
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB shares*                                                                             Investment Manager (or Sub-Adviser(s),
Portfolio Name                  Objective                                                    asapplicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN            Seeks to achieve long-term growth of capital.                o AllianceBernstein L.P.
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      Seeks to achieve long-term growth of capital.                o AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II        Seeks to achieve long-term capital appreciation.             o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN INCOME          Seeks to maximize income while maintaining prospects         o BlackRock Investment Management, LLC
 CORE(2)                        for capital appreciation.
                                                                                             o Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       Seeks to achieve long-term total return.                     o BlackRock Investment Management, LLC
 VALUE CORE(3)
                                                                                             o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN TEMPLETON       Primarily seeks capital appreciation and secondarily seeks   o AXA Equitable
 FOUNDING STRATEGY CORE(4)      income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA MUTUAL SHARES CORE(5)    Seeks to achieve capital appreciation, which may occa-       o BlackRock Investment Management, LLC
                                sionally be short-term, and secondarily, income.
                                                                                             o Franklin Mutual Advisers, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE          Seeks to increase value through bull markets and bear        o AXA Rosenberg Investment Management
 LONG/SHORT EQUITY              markets using strategies that are designed to limit expo-      LLC
                                sure to general equity market risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA TEMPLETON GROWTH         Seeks to achieve long-term capital growth.                   o BlackRock Investment Management, LLC
 CORE(6)
                                                                                             o Templeton Global Advisors Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        Seeks to achieve capital appreciation and secondarily,       o BlackRock Investment Management, LLC
 EQUITY                         income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL      Seeks to provide current income and long-term growth of      o BlackRock Investment Management
 VALUE                          income, accompanied by growth of capital.                      International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       Seeks to achieve a combination of growth and income to       o Boston Advisors, LLC
 INCOME                         achieve an above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             Seeks to achieve long-term capital appreciation.             o Calvert Asset Management Company,
 RESPONSIBLE                                                                                   Inc.

                                                                                             o Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH      Seeks to achieve long-term growth of capital.                o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             Seeks to achieve long-term growth of capital.                o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH          Seeks to maximize current income.                            o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX(7)        Seeks to achieve a total return before expenses that         o AllianceBernstein L.P.
                                approximates the total return performance of the Russell
                                3000 Index, including reinvestment of dividends, at a
                                risk level consistent with that of the Russell 3000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              Seeks to achieve a total return before expenses that         o SSgA Funds Management, Inc.
                                approximates the total return performance of the Barclays
                                Capital U.S. Aggregate Bond Index, including reinvest-
                                ment of dividends, at a risk level consistent with that
                                of the Barclays Capital U.S. Aggregate Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       Seeks to achieve long-term growth of capital.                o Davis Selected Advisers, L.P.
------------------------------------------------------------------------------------------------------------------------------------


24 Contract features and benefits
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
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB shares*                                                                           Investment Manager (or Sub-Adviser(s),
Portfolio Name               Objective                                                     as applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks to achieve a total return before expenses that          o AllianceBernstein L.P.
                             approximates the total return performance of the S&P
                             500 Index, including reinvestment of dividends, at a risk
                             level consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks to achieve long-term capital growth.                    o Evergreen Investment Management
                                                                                             Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FOCUS PLUS(8)             Seeks to achieve long-term growth of capital.                 o AXA Equitable

                                                                                           o Marsico Capital Management, LLC

                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND         Seeks to achieve capital appreciation.                        o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY       Seeks to maximize capital appreciation.                       o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS(9)       Seeks to achieve capital growth and current income.           o BlackRock Investment Management, LLC

                                                                                           o Evergreen Investment Management
                                                                                             Company, LLC

                                                                                           o First International Advisors, LLC (dba
                                                                                             "Evergreen International")
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR       Seeks to achieve long-term capital appreciation.              o BlackRock Investment Management, LLC
 EQUITY(10)
                                                                                           o Morgan Stanley Investment Management
                                                                                             Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT   Seeks to achieve a total return before expenses that          o SSgA Funds Management, Inc.
 BOND INDEX                  approximates the total return performance of the Barclays
                             Capital Intermediate Government Bond Index, including
                             reinvestment of dividends, at a risk level consistent with that of the Barclays Capital Intermediate Government
                             Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS   Seeks to achieve long-term growth of capital.                 o AXA Equitable

                                                                                           o Hirayama Invesmetnts, LLC

                                                                                           o SSgA Funds Management, Inc.

                                                                                           o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH      Seeks to achieve capital appreciation.                        o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE            Seeks to achieve long-term capital appreciation.              o JPMorgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with a sec-      o AXA Equitable
                             ondary objective to seek reasonable current income. For
                             purposes of this Portfolio, the words "reasonable current     o Institutional Capital LLC
                             income" mean moderate income.
                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses that          o AllianceBernstein L.P.
                             approximates the total return performance of the Russell
                             1000 Growth Index, including reinvestment of dividends
                             at a risk level consistent with that of the Russell 1000
                             Growth Index.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 25
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
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB shares*                                                                           Investment Manager (or Sub-Adviser(s),
Portfolio Name                  Objective                                                  as applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS        Seeks to provide long-term capital growth.                 o AXA Equitable

                                                                                           o Marsico Capital Management, LLC

                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX        Seeks to achieve a total return before expenses that       o SSgA Funds Management, Inc.
                                approximates the total return performance of the Russell
                                1000 Value Index, including reinvestment of dividends,
                                at a risk level consistent with that of the Russell
                                1000 Value Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS         Seeks to achieve capital appreciation.                     o AllianceBernstein L.P.

                                                                                           o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND               Seeks to maximize income and capital appreciation          o BlackRock Financial Management, Inc.
                                through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       Seeks to achieve capital appreciation and growth of        o Lord, Abbett & Co. LLC
 INCOME                         income without excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP        Seeks to achieve capital appreciation and growth of        o Lord, Abbett & Co. LLC
 CORE                           income with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE    Seeks to achieve capital appreciation.                     o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX                Seeks to achieve a total return before expenses that       o SSgA Funds Management, Inc.
                                approximates the total return performance of the S&P
                                Mid Cap 400 Index, including reinvestment of dividends,
                                at a risk level consistent with that of the S&P Mid Cap
                                400 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS           Seeks to achieve long-term capital appreciation.           o AXA Equitable

                                                                                           o SSgA Funds Management, Inc.

                                                                                           o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                 Seeks to obtain a high level of current income,            o The Dreyfus Corporation
                                preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            Seeks to achieve capital appreciation.                     o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL           Seeks to achieve capital appreciation.                     o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve long-term capital appreciation.           o OppenheimerFunds, Inc.
 OPPORTUNITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve capital appreciation.                     o OppenheimerFunds, Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND(11)   Seeks to generate a return in excess of traditional        o Pacific Investment Management Company,
                                money market products while maintaining an emphasis on       LLC
                                preservation of capital and liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS            Seeks to achieve high current income consistent with       o AllianceBernstein L.P.
                                moderate risk to capital.
                                                                                           o AXA Equitable

                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND          Seeks to achieve current income with reduced volatility    o BlackRock Financial Management, Inc.
                                of principal.
------------------------------------------------------------------------------------------------------------------------------------


26 Contract features and benefits
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
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB shares*                                                                        Investment Manager (or Sub-Adviser(s),
Portfolio Name              Objective                                                   as applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the       o AllianceBernstein L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH     Seeks to achieve long-term capital appreciation and         o T. Rowe Price Associates, Inc.
 STOCK                      secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital appreciation  o UBS Global Asset Management (Americas)
                            with income as a secondary consideration.                     Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Seeks to achieve capital growth and income.                 o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       Seeks to achieve capital growth.                            o Morgan Stanley Investment Management Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN REAL ESTATE   Seeks to provide above average current income and long-     o Morgan Stanley Investment Management Inc.
                            term capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------



* The chart below reflects the portfolio's former name in effect until on or about May 1, 2009, subject to regulatory approval. The number in the "Footnote No." column corresponds with the number contained in the chart above.




       -----------------------------------------------------------
       Footnote No.    Portfolio's Former Name
       -----------------------------------------------------------
                       AXA Premier VIP Trust
       -----------------------------------------------------------
            (1)        Multimanager High Yield
       -----------------------------------------------------------
                       EQ Advisors Trust
       -----------------------------------------------------------
            (2)        EQ/Franklin Income
       -----------------------------------------------------------
            (3)        EQ/Franklin Small Cap Value
       -----------------------------------------------------------
            (4)        EQ/Franklin Templeton Founding Strategy
       -----------------------------------------------------------
            (5)        EQ/Mutual Shares
       -----------------------------------------------------------
            (6)        EQ/Templeton Growth
       -----------------------------------------------------------
            (7)        EQ/AllianceBernstein Common Stock
       -----------------------------------------------------------
            (8)        EQ/Marsico Focus
       -----------------------------------------------------------
            (9)        EQ/Evergreen International Bond
       -----------------------------------------------------------
           (10)        EQ/Van Kampen Emerging Markets Equity
       -----------------------------------------------------------
           (11)        EQ/PIMCO Real Return
       -----------------------------------------------------------



You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.


                                               Contract features and benefits 27
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GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges and any optional benefit charges. See Appendix VII later in this Prospectus for state variations.


Depending on the state where your contract was issued, your lifetime minimum rate ranges from 1.50% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2009 is 1.50%, 2.25%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers to and from the guaranteed interest option.

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under contracts that offer GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "the Guaranteed Principal benefits" below.) The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value was reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) Select(SM) contract, a 60-day rate lock-in applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 17, 2009, the next available maturity date was February 16, 2016. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity

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date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options, (adjusted to reflect a similar maturity date) and

(b) the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amounts of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits (at contract issue only) or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option (subject to restrictions in certain states -- See Appendix VII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. If you are an existing contract owner, this restriction may not apply. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


THE GUARANTEED PRINCIPAL BENEFITS (INCLUDING PRINCIPAL ASSURANCE)

We offered a guaranteed principal benefit ("GPB") with two options. See Appendix VII later in this Prospectus for more information on state availability and Appendix VIII for contract variation and/or availability of these benefits. You could only elect one of the GPBs. Neither GPB was available under Inherited IRA contracts. We did not offer either GPB when the rate to maturity for the applicable fixed maturity option was 3%. Both GPB options allow you to allocate a portion of your total contributions to the variable investment options, while ensuring that your account value will at least equal your contributions, adjusted for withdrawals and transfers, on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1 (also known as Principal assurance). If you elected either GPB, you could not elect the Guaranteed minimum income benefit, Principal Protector(SM), the systematic withdrawals option or the substantially equal withdrawals option. However, certain contract owners who elected GPB are not subject to these restrictions. See Appendix VIII for information on what applies under your contract.


You could elect GPB Option 1 only if the annuitant was age 80 or younger when the contract was issued (after age 75, only the 7-year fixed maturity option was available). You could elect GPB Option 2 only if the annuitant was age 75 or younger when the contract was issued. If you purchased an IRA or Rollover TSA contract, before you either purchased GPB Option 2 or elected GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should have considered whether your value in the variable investment options, guaranteed interest option and permissible funds outside the contract were sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elected GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


                                              Contract features and benefits  29
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GUARANTEED PRINCIPAL BENEFIT OPTION 1 (UNDER CERTAIN CONTRACTS, THIS FEATURE IS
CALLED "PRINCIPAL ASSURANCE"). GPB Option I was available at contract issue only. Under GPB Option 1, you selected a fixed maturity option at the time you signed your application. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option was calculated based upon the rate to maturity then in effect for the fixed maturity option you chose. Your contract contains information on the amount of your contribution allocated to the fixed maturity option. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. You allocated the remainder of your initial contribution to the investment options however you chose, other than the Investment simplifier. (If you elected the General or 12 month dollar cost averaging program, the remainder of your initial contribution (that is, amounts other than those allocated to the fixed maturity option under GPB Option 1) was allocated to that dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.

GUARANTEED PRINCIPAL BENEFIT OPTION 2. You may purchase GPB Option 2 was only available at contract issue. IF YOU PURCHASED GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable. This feature was not available under all contracts.

We have specified the portion of your initial contribution, and any additional permitted contributions, to be allocated to a special 10 year fixed maturity option. Your contract contains information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract, and other than the Investment simplifier. (If you elect the General or 12 month dollar cost averaging program, the remainder of all contributions (that is, amounts other than those allocated to the Special 10 year fixed maturity option) must be allocated to that dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

If you purchased the Guaranteed principal benefit option 2, you can- not voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.


There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 would not have been appropriate if you wanted to make additional contributions to your contract beyond the first six months after your contract was issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Select(SM) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under the contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).


The purchase of GPB Option 2 also would not have been appropriate if you planned on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example, the guaranteed death benefits and Protection Plus(SM)). You should also note that if you intended to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 would not have been appropriate because of the guarantees already

30  Contract features and benefits
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provided by these options. An example of the effect of GPB Option 1 and GPB
Option 2 on your annuity contract is included in Appendix V later in this Prospectus.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

12 MONTH DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described earlier in this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select(SM) contract; thereafter, initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in

                                              Contract features and benefits  31
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the guaranteed interest option on the date we receive your election. On the last day of each month, we check to see whether you have at least $7,500 in the guaranteed interest option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                       ----------------------------------

You may not currently participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Only investment simplifier is available with the Option 1 rebalancing program. If you elect a GPB, you may also elect the 12 month or General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit (or the "Living Benefit") base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states (see Appendix VII later in this Prospectus for more information on state availability).

GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base (known as the "Living Benefit" under certain existing contracts) is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  less

o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

6% (OR 5%) ROLL-UP TO AGE 85 (USED FOR THE 6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  plus

o daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus.

The effective annual roll-up rate credited to this benefit base is:


o 6% (or 5%) with respect to the variable investment options (other than EQ/Intermediate Government Bond Index, EQ/Money Market, and EQ/Short Duration
  Bond) and monies allocated to the 12 month dollar cost averaging program; the effective annual rate is 4% in Washington. Please see Appendix VII later in this Prospectus to see what roll-up rate applies in your state (or Appendix VIII for what applies to your contract); and

o 3% with respect to the EQ/Intermediate Government Bond Index, EQ/Money Market, and EQ/Short Duration Bond, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


The benefit base stops rolling up after the contract date anniversary following the annuitant's 85th birthday.


ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),

                                       or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you take a withdrawal from your contract, your benefit base will be reduced as described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. After such withdrawal, your benefit base is equal to the greater of either:


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o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                       or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).


GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% (or 5%) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.


We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset for five years. If after your death your spouse continues the contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.


It is important to note that once you have reset your Roll-Up benefit base, a new 10 year waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

For information about whether the Guaranteed death benefit/ Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix VIII later in this Prospectus. The availability of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please contact your financial professional for more information about availability in your state.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

GUARANTEED MINIMUM INCOME BENEFIT OPTION

(DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, THIS BENEFIT MAY BE CALLED THE "LIVING BENEFIT." SEE APPENDIX VIII LATER IN THIS PROSPECTUS FOR MORE INFORMATION.)

The Guaranteed minimum income benefit was available if the annuitant was age 20 through 75 at the time the contract was issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.


If you purchased the contract as an Inherited IRA or if you elected a GPB option or Principal Protector(SM), the Guaranteed minimum income benefit is not available. Depending on when you purchased your contract, the Guaranteed minimum income benefit rider may have been available with Principal assurance. See Appendix VIII later in this Prospectus for more information.

If you purchased the contract to fund a charitable remainder trust, the Guaranteed minimum income benefit was not available, except for certain split-funded charitable remainder trusts. If the annuitant was older than age 60 at the time an IRA or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.


Depending on when you purchased your contract, if you elected the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under

                                              Contract features and benefits  33
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certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information. Also, for more information about when the Guaranteed minimum income benefit will terminate under your contract, please see Appendix VIII later in this Prospectus.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option, subject to state availability. Depending on when you purchased your contract, your options may be different. See Appendix VIII later in this Prospectus for more information. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:

--------------------------------------------------------------------------------
                                 Level payments
--------------------------------------------------------------------------------
                                             Period certain
                                                  years
                                           -------------------
                Annuitant's
              age at exercise                IRAs        NQ
--------------------------------------------------------------------------------
              75 and younger                  10         10
                    76                         9         10
                    77                         8         10
                    78                         7         10
                    79                         7         10
                    80                         7         10
                    81                         7         9
                    82                         7         8
                    83                         7         7
                    84                         6         6
                    85                         5         5
--------------------------------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.


The Guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". Subject to availability, in general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.


o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

34  Contract features and benefits
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o If your aggregate withdrawals during any contract year exceed 6% of the
  Roll-Up benefit base (as of the beginning of the contract year);

o On the contract date anniversary following annuitant's 85th birthday.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix VIII later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is dependent on when, and in what state, you purchased your contract. Please see Appendices VII and VIII, later in this Prospectus.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option, if available) or the loan reserve account.


--------------------------------------------------------------------------------
                                          Guaranteed minimum income
          Contract date                 benefit -- annual income pay-
     anniversary at exercise                   able for life
--------------------------------------------------------------------------------
                10                                 $11,891
                15                                 $18,597
--------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, within 30 days following your contract date anniversary in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, then end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:

o If the annuitant was at least age 20 and not older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and not older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and not older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, if applicable, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85;

(iii) for Accumulator(R) Select(SM) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Select(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day time frame following the contract date anniversary in order for you to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(v) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If Spousal Protection is available under your contract and is elected, and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner annuitant; and

                                              Contract features and benefits  35
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(vi)  if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

      o A successor owner who is not the annuitant may not be able to exercise the Guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.

      o If the successor owner is the annuitant, the Guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

      o If you designate your surviving spouse as successor owner, the Guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above, even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

      o A successor owner or beneficiary that is a trust or other non- natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a standard death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions adjusted for any withdrawals and any taxes that apply. The standard death benefit was the only death benefit available for annuitants who were ages 76 through 85 at issue. The applicable issue ages may be different for certain contract owners, depending on when you purchased your contract. Please see Appendix VIII later in this Prospectus for more information. Once your contract has been issued, you may not change or voluntarily terminate your death benefit.

If you elected one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals and taxes that apply), whichever provides the higher amount. If you elected the Spousal protection option, if available, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

If you elected one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS. DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, YOUR AVAILABLE ISSUE AGES MAY HAVE BEEN OLDER AT THE TIME YOU PURCHASED YOUR CONTRACT.

Subject to state availability and contract availability (please see Appendix VII for state availability of these benefits and Appendix VIII for contract variations later in this Prospectus), the following enhanced death benefits were available:

o Annual Ratchet to age 85.

o 6% Roll-Up to age 85.


o The Greater of 5% Roll-Up to age 85 or Annual Ratchet to age 85

o The Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

If you elected Principal Protector(SM), only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit were available.

36  Contract features and benefits
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Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals and (transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix III later in this Prospectus for an example of how we calculate an enhanced death benefit.

Protection Plus(SM)

The following section provides information about the Protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract. If you purchased the Protection Plus(SM) feature, you may not voluntarily terminate this feature. If you elected Principal Protector(SM) the Protection Plus(SM) feature is not available.

Depending on when you purchased your contract, if you elected the Protection Plus(SM) option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the annuitant was 70 or younger when we issued your Contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus(SM) earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus(SM) earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death. If you are an existing contract owner and not a new purchaser, your net contributions may be reduced on a pro rata basis to reflect withdrawals (including any TSA loans). For information about what applies to your contract, see Appendix VIII later in this Prospectus.

If the annuitant was age 71 through 75 (this age may be higher for certain contract owners, depending on when you purchased your contract) when we issued your contract (or if the successor owner/ annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%.

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Protection Plus(SM) death benefit is calculated, please see Appendix VI.

If you elected Spousal protection, the Protection Plus(SM) benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus(SM) benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus(SM) benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature was available in your state.

PRINCIPAL PROTECTOR(SM)

The following section provides information about the Principal Protector(SM) option, which was only available at the time you purchased your contract. If Principal Protector(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently.

As described below, Principal Protector(SM) provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total with-

                                              Contract features and benefits  37
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drawals do not exceed your GWB Annual withdrawal amount. Principal Protector(SM)
is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector(SM) could be elected at contract issue, for an additional charge, if the annuitant was age 0 through 85 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elected this benefit, you cannot terminate it.

Depending on when you purchased your contract, this feature may not be available. See Appendix VIII later in this Prospectus for more information.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector(SM) provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector(SM) will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector(SM) and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector(SM) under the Beneficiary continuation option is subject to state availability. If it was approved in your state, it was added to your contract if you had already elected Principal Protector(SM). See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector(SM) under the Beneficiary continuation option.


If you purchased the contract as a TSA or Inherited IRA, Principal Protector(SM) was not available. This benefit was also not available if you elected the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus(SM), GPB Option 1 or GPB Option 2. This benefit may not have been available under your contract. For more information, please see Appendix VIII later in this Prospectus.


If you elected the Principal Protector(SM) option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector(SM) makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector(SM) guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you. Please consult your tax adviser.

YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWB benefit base increases by the dollar amount of any additional contributions.

o Your GWB benefit base decreases by the dollar amount of withdrawals.

o Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

o Your GWB benefit base may also be increased under the Optional step up provision.

o Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector(SM).

YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchased your contract, you chose between two available GWB Annual withdrawal options:

o 7% GWB Annual withdrawal option

o 5% GWB Annual withdrawal option

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

EFFECT OF GWB EXCESS WITHDRAWALS

A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal, and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

38  Contract features and benefits
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o If the account value after the deduction of the withdrawal is less than the
  GWB benefit base, then the GWB benefit base is reset equal to the account value.

o If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

o The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

You should not purchase this benefit if you plan to take withdrawals in excess of your GWB Annual withdrawal amount, as such withdrawals significantly reduce or eliminate the value of Principal Protector(SM). If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.

You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.


In general, if you purchase the contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.


If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.

EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract date anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract date anniversary, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract date anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.

EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, no additional contributions will be permitted.

OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract date anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector(SM) charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

                                              Contract features and benefits  39
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For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation option election. As of the date of the GWB benefit base step up, your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and
(ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.

OTHER IMPORTANT CONSIDERATIONS

o Principal Protector(SM) protects your principal only through with-drawals. Your account value may be less than your total contributions.

o You can take withdrawals under your contract without purchasing Principal Protector(SM). In other words, you do not need this benefit to make withdrawals.

o Withdrawals made under Principal Protector(SM) will be treated, for tax purposes, in the same way as other withdrawals under your contract.

o All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector(SM) does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector(SM). See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

o GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

o If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector(SM) if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector(SM) when you have a GWB benefit base that is greater than zero.

o If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.

The contract was available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not have been available in all states. Please speak with your financial professional for further information.

Depending on when you purchased your contract, the contract may not have been available. See Appendix VIII later in this Prospectus for more information.


The inherited IRA beneficiary continuation contract could only have been purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.) The con-

40  Contract features and benefits
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tract must also contain the name of the deceased owner. In this discussion,
"you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract could have been purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but may have elected to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


o You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract.



o The beneficiary of the original IRA is the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust is the annuitant.

o An inherited IRA beneficiary continuation contract not available for annuitants over age 70.

o The initial contribution had to be a direct transfer from the deceased owner's original IRA and was subject to minimum contribution amounts. See "How you can contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

o You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300.

o The Guaranteed minimum income benefit, successor owner/ annuitant feature, 12-month dollar cost averaging program, automatic investment program, GPB Options 1 and 2, Principal Protector(SM) and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will be the same as any other surrender and you will receive your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract, which will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract, whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.

                                              Contract features and benefits  41
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2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE*

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applicable to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges*; and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

                      ----------------------------------

* Depending on when you purchased your contract, your account value will be reduced by a pro rata portion of the administrative charge only. See Appendix VIII later in this Prospectus for more information.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, if applicable, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2, Principal Protector(SM) and/or the Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VII later in this Prospectus for any state variations with regard to the termination of your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL PROTECTOR(SM) (not available under all contracts)

If you elected Principal Protector(SM) and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:

42  Determining your contract's value
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o If your GWB benefit base equals zero, we will terminate your contract and make no payment.

o If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

o If your GWB benefit base is greater than the balance of your remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

o If the Beneficiary continuation option is elected (not available in all states), and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

  o If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector(SM) charge will no longer apply.

  o If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.

ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on the contract date anniversary beginning on the next contract date anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector(SM) will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.

                                           Determining your contract's value  43
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3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o You may not transfer any amount to the 12-month dollar cost averaging program.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day. If you are an existing contract owner, this restriction may not apply. See Appendix VIII later in this Prospectus for contract variations.

o No transfers are permitted into the Special 10 year fixed maturity option.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option, the interest sweep option and dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contracts features and benefits" for more information about your role in managing your allocations.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and

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short-term trading strategies to a greater extent than portfolios that do not.
Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.


When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer two options: "Option I" and "Option II." Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.


To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:


    (a) the percentage you want invested in each investment option (whole percentages only), and

    (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in


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writing and sent to our Processing Office. Termination requests can be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general or 12 month dollar cost averaging.

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4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of your contract's current cash value, we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the potential tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

--------------------------------------------------------------------------------
                              Method of withdrawal
--------------------------------------------------------------------------------
                                                                 Lifetime
                                                                required
                                              Substantially      minimum
   Contract         Partial     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth
 Conversion IRA       Yes          Yes             Yes            No
--------------------------------------------------------------------------------
Rollover TSA*         Yes          Yes             No             Yes
--------------------------------------------------------------------------------
Inherited IRA          No           No             No             **
--------------------------------------------------------------------------------

* Employer or plan approval is required for all transactions. Your ability to take with drawals or loans from, or surrender your TSA contract may be limited. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.


** The contract pays out post-death required minimum distributions. See
   "Inherited beneficiary contract" in "Contract, features and benefits" earlier in this Prospectus.


PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRAs)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election. If you already own your contract, the applicable percentages may be higher. See Appendix VIII later in this Prospectus for information on what applies to your contract.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time. This option is not available if you have elected a guaranteed principal benefit-- this restriction may not apply to certain contract owners, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information.

SUBSTANTIALLY EQUAL WITHDRAWALS
(All Rollover IRA and Roth Conversion IRA contracts)


We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating

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fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.


Depending on when you purchased your contract, this option may not be available if you have elected a guaranteed principal benefit. This restriction may not apply to all contract owners. See Appendix VIII later in this Prospectus for more information.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH PRINCIPAL PROTECTOR(SM). If you elected Principal Protector(SM), provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options, and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option, if applicable).

HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example,

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if your account value is $30,000 and you withdraw $12,000, you have withdrawn
40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

Transfers out of the Special 10 year fixed maturity option will reduce the GPB Option 2 amount on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in the GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).

With respect to the Guaranteed minimum income benefit and the Greater of 6% (or 5%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6% (or 5%) Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% (or 5%) or less of the 6% (or 5%) Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% (or 5%) of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% (or 5%) Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

The effect of withdrawals on your Guaranteed minimum income benefit and Guaranteed minimum death benefit (including) the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, may be different. See Appendix VIII later in this Prospectus for information on what applies to your contract.

HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR(SM)

If you elected Principal Protector(SM), if available, any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

WITHDRAWALS TREATED AS SURRENDERS


If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. Also, under certain contracts, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. If you are an existing contract owner, the rules in the preceding sentence may not apply under your contract or if the Guaranteed minimum income benefit no lapse guarantee is available and in effect on your contract. See Appendix VIII later in this Prospectus for information See also "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


SPECIAL RULES FOR PRINCIPAL PROTECTOR(SM) . If you elected Principal Protector(SM), all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector(SM)" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

LOANS UNDER ROLLOVER TSA CONTRACTS


Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o It exceeds limits of federal income tax rules;

o Interest and principal are not paid when due; or

o In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.


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We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan including any accrued and unpaid loan interest, will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.


For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector(SM) (if applicable) if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector(SM) benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

Deferred annuity contracts such as Accumulator(R) Select(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your

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Accumulator(R) Select(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Select(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Select(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VII later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector(SM) and choose to annuitize your contract before the maturity date, Principal Protector(SM) will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector(SM). See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.


--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options      Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

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INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the Rollover TSA contract.

You may choose to apply only part of the account value of your Accumulator(R) Select(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Select(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


The Income Manager(R) payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin. In most states, it may not be earlier than thirteen months from the Accumulator(R) Select(SM) contract date. Please see Appendix VII later in this Prospectus for information on state variations. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.

ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.


If you elected Principal Protector(SM) and your contract is annuitized at maturity, we will offer an annuity payout option for life that guarantees you will receive payments that are at least equal to what you would have received under Principal Protector until the point at which your GWB Benefit Base is depleted. After your GWB Benefit Base is depleted, you will continue to receive periodic payments while you are living. The amount of each payment will be the same as the payment amount that you would have received if you had applied your account value on the maturity date to purchase a life annuity at the annuity purchase rate guaranteed in your contract; this payment amount may be more or less than your GWB Annual Withdrawal amount.

Please see Appendix VII later in this Prospectus for variations that may apply in your state.

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5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.


o On each contract date anniversary -- a charge for each optional benefit that you have elected: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector(SM); and Protection Plus(SM).


o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you have elected this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The fees and charges described are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix VIII for the fees and charges that apply under your contract. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section .

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

SEPARATE ACCOUNT ANNUAL EXPENSES


MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the

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contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. See Appendix VIII later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. If you are an existing contract owner, the charge may be as much as 0.30% of the Annual Ratchet to age 85 benefit base. Please see Appendix VIII later in this Prospectus or your contract for more information.


GREATER OF 5% ROLL-UP TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each date anniversary for which it is in effect. The charge is equal to 0.50% of the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix VIII later in this Prospectus or your contract for more information.


6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.

STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.

GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchased GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

GUARANTEED MINIMUM INCOME BENEFIT (THE "LIVING BENEFIT") CHARGE

If you elected the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix VIII later in this Prospectus or your contract for more information.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are still insufficient, we will deduct all or a portion of the

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charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option, if available).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee. This option is not available under all contracts.

PROTECTION PLUS(SM) CHARGE

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply under your contract. See Appendix VIII later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

PRINCIPAL PROTECTOR(SM) CHARGE

If you elected Principal Protector(SM), we deduct a charge annually as a percentage of your account value on each contract date anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information. If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, we will not deduct a pro rata portion of the charge upon your death. However the Principal Protector(SM) charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector(SM) benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector(SM), the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector(SM) with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector(SM) with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract anniversary following the step up and on all contract date anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector(SM) " in "Contract features and benefits."


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.

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CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o Management fees.

o 12b-1 fees.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to 12b-1 fees. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

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6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfer to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.


Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse, who is the sole primary beneficiary, of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contracts features and benefits," earlier in this Prospectus.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules," under "Guaranteed minimum income benefit option," in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

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o If Principal Protector(SM) was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value. The successor owner should consult with a tax adviser before choosing to use the "5 year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elected Principal Protector(SM), the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o A successor owner should consider naming a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2, and Principal Protector(SM). However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether your applicable Guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 84 or younger at death, the guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elected Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed mini-

For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed mini-


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mum income benefit option" in "Contract features and benefits," earlier in this
Prospectus. For information on the operation of this feature with Protection Plus(SM), see "Protection Plus(SM)" in "Guaranteed minimum death benefit "under "Contract features and benefits," earlier in this Prospectus.

SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus(SM) benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you had the right to elect the Spousal protection option at the time you purchased your contract at no additional charge. Both spouses must be between the ages of 20 and 70 at the time the contract was issued and must each have been named the primary beneficiary in the event of the other's death.

The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus(SM) benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus(SM) benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

o As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus(SM) benefit.

o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/annuitant.

o The Protection Plus(SM) benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If you elect Principal Protector(SM), the benefit and charge will remain in effect. If your GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce but do not change the owner or primary beneficiary, Spousal protection continues.

Depending on when you purchase your contract, this feature may not be available to you. See Appendix VIII later in this Prospectus for more information about your contract.

BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments

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must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements
(IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:


   -- The beneficiary was 75 or younger on the original contract date.

   -- The benefit and charge will remain in effect unless your ben eficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

   -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

   -- If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

   -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

   -- If scheduled payments are elected, the beneficiary's sched uled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

   -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining


60  Payment of death benefit
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      account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.


   -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If the non-spousal beneficiary chooses scheduled payments under "Withdrawal Option 1," as discussed above in this section, Principal Protector(SM) may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

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   -- The beneficiary was 75 or younger on the original contract date.

   -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

   -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

   -- If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

   -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

   -- If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

   -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

   -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.


If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o The annuity account value will not be reset to the death benefit amount.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

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7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Select(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, the amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Select(SM)'s 12 month dollar cost averaging, choice of death benefits, the Principal Protector(SM) benefit, the Guaranteed minimum income benefit, selection of variable investment options, guaranteed interest option, fixed maturity options and its choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract.


SUSPENSION OF REQUIRED MINIMUM DISTRIBUTIONS FOR 2009

Congress has enacted a limited suspension of account-based required minimum distribution withdrawals only for calendar year 2009. The suspension does not apply to annuity payments. The suspension does not affect the determination of the Required Beginning Date. Neither lifetime nor post-death required minimum distributions need to be made during 2009. Please note that if you have previously elected to have amounts automatically withdrawn from a contract to meet required minimum distribution rules (for example, our "automatic required minimum distribution (RMD) service" or our "beneficiary continuation option" under a deceased individual's IRA contract each discussed earlier in this Prospectus) we will make distributions for calendar year 2009 unless you request in writing before we make the distribution that you want no required minimum distribution for calendar year 2009. If you receive a distribution which would have been a lifetime required minimum distribution (but for the 2009 suspension), you may preserve the tax deferral on the distribution by rolling it over within 60 days after you receive it to an IRA or other eligible retirement plan. Please note that any distribution to a nonspousal beneficiary which would have been a post-death required minimum distribution (but for the 2009 suspension) is not eligible for the 60-day rollover.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

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o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS


Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes.


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

In order to get annuity payment tax treatment, all amounts under the contract must be applied to the annuity payout option; we do not "partially annuitize" nonqualified deferred annuity contracts.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

CONTRACTS PURCHASED THROUGH EXCHANGES


The following information applies if you purchased your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange was not taxable under Section 1035 of the Internal Revenue Code if:


o the contract that was the source of the funds you used to purchase the NQ contract was another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant were the same under the source contract and the Accumulator(R) Select(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must have been the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carried over to the Accumulator(R) Select(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.

Section 1035 exchanges are generally not available after the death of owner.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary

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continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2";


o scheduled payments, any additional withdrawals under "Withdrawal Option 2", or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the withdrawal option selected by the beneficiary;


o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.

The ruling specifically does not address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken). The ruling also does not address the effect of the retention of the Principal Protector(SM) feature discussed earlier in this Prospectus under "Contract features and benefits," which a non-spousal beneficiary may elect under certain conditions. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES


Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis; and

o Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as either a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We also offered the Inherited IRA for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs. We currently do not offer traditional IRA contracts for use as employer-funded SEP-IRA or SIMPLE IRA plans, although we may do so in the future.

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This Prospectus contains the information that the IRS required you to have before you purchased an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

For some of the contracts covered by this Prospectus, we have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Select(SM) traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. For others, we have not applied for an opinion letter from the IRS to approve the respective forms of the Accumulator(R) Select(SM) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under any series of Accumulator(R) Select(SM) traditional and Roth IRA contracts.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer available.

You can cancel any version of the Accumulator(R) Select(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o "regular" contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions." That is, your fully deductible contribution can be up to $5,000, or if less, your earned income. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income ("AGI") is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.


If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

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Cost of living indexing adjustments apply to the income limits to deductible contributions.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 (for 2009, AGI between $55,000 and $65,000 after adjustment).

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $80,000 and $100,000 (for 2009, AGI between $89,000 and $109,000 after adjustment).

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000 (for 2009, AGI between $166,000 and $176,000 after adjustment).

To determine the deductible amount of the contribution for 2009, for example, you determine AGI and subtract $55,000 if you are single, or $89,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

  ($10,000-excess AGI)  times    the maximum    Equals     the adjusted
   ------------------     x       regular         =         deductible
   divided by $10,000           contribution               contribution
                                for the year                  limit


ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on someone else's tax return, and your adjusted gross income cannot exceed $50,000 ($55,000 after cost of living indexing adjustment for 2009). The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The testing period begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution, including extensions. Saver's credit-eligible contributions may be made to a 401(k) plan, 403(b) plan, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions to traditional IRAs" later in this section for more information. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.

ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o qualified plans;

o governmental employer 457(b) plans;

o 403(b) plans; and

o other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


During calendar year 2009 only, due to the temporary suspension of account-based required minimum distribution withdrawals, you may


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be able to roll over to a traditional IRA a distribution that normally would not be eligible to be rolled over. Please note that distributions from inherited
IRAs made to beneficiaries may not be rolled over once distributed.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. The Accumulator(R) Select(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.


There are two ways to do rollovers:

o Do it yourself:
  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover:
  You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan, or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:


o (for every year except 2009) "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o hardship withdrawals; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. The Accumulator(R) Select(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contri bution amount for the applicable taxable year); or

o regular contributions to a traditional IRA made after you reach age 70-1/2; or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2 (for every year except 2009).


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You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:


o the amount received is a withdrawal of excess contributions, as described under "Excess contributions to traditional IRAs" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section for more information.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs in 2009 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS

Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to

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be distributed from the contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments

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having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special fed eral income tax definition); or

o used to pay medical insurance premiums for unemployed indi viduals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special fed eral income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies using an IRS-approved distribution method).


To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."


The Accumulator(R) Select(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

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CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eli gible retirement plans ("conversion rollover" contributions); or


o tax-free rollover contributions from other Roth individual retire ment arrangements or designated Roth accounts under defined contribution plans; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").


Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that your modified adjusted gross income exceeds the following amounts (indexed for cost of living adjustment);


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000 (for 2009, $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000 (for 2009, $120,000 after adjustment).


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000 (for 2009, between $166,000 and $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000 (for 2009, between $105,000 and $120,000 after adjustment).


If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.


ROLLOVERS AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS


WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make a rollover between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan or a 403(b) plan (direct or 60-day); or

o from non-Roth accounts under another eligible retirement plan, subject to limits specified below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a

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year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS


In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan. Until 2010 you must meet AGI limits specified below.


Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. In the case of a traditional IRA conversion rollover for example, we are required to withhold 10% federal income tax from the amount treated as converted unless you properly elect out of such withholding. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA--whether or not it is the traditional IRA you are converting--a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

The following rules apply until 2010: You cannot make conversion rollover contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the conversion rollover. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA or other eligible retirement plan.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

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WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o rollovers from a Roth IRA to another Roth IRA;

o direct transfers from a Roth IRA to another Roth IRA;

o qualified distributions from a Roth IRA; and

o return of excess contributions or amounts recharacterized to a traditional
  IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o you are age 59-1/2 or older; or

o you die; or

o you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

    (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

    (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:


(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contribu tions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2009 and the conversion contribution is made in 2010, the conversion contribution is treated as contributed prior to other conversion contributions made in 2010.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE


Lifetime required minimum distributions do not apply.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH


Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the required Beginning Date. The suspension of account-based required minimum distribution withdrawals for calendar year 2009 applies to post-death required minimum distribution withdrawals from Roth IRAs.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

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EXCESS CONTRIBUTIONS TO ROTH IRAS


Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, until 2010, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL


This section of the Prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)." If the rules are the same as those that apply to another kind of contract, for example, traditional IRA contracts, we will refer you to the same topic under "Traditional individual retirement annuities (traditional
IRAs)."

--------------------------------------------------------------------------------
The disclosure generally assumes that the TSA has 403(b) contract status or qualifies as a 403(b) contract. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.
--------------------------------------------------------------------------------


FINAL REGULATIONS UNDER SECTION 403(B)


In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.


PERMISSIBLE INVESTMENTS. The 2007 Regulations retain the rule that there are generally two types of investments available to fund 403(b) plans -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) funding vehicles qualify for tax deferral.


EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms. The IRS has announced relief measures for failure to have a written plan finalized by the beginning of 2009, as long as the written plan is adopted by December 31, 2009, and the plan operates in accordance with the 2007 Regulations beginning by January 1, 2009.

LIMITATIONS ON INDIVIDUAL INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.


EFFECT OF THE 2007 REGULATIONS ON CONTRIBUTIONS TO THE ACCUMULATOR(R) SELECT(SM) TSA CONTRACT

Because the Accumulator(R) Select(SM) TSA contract (i) was designed to be purchased through either an individual-initiated, Rev. Rul. 90-24 tax-free direct transfer of funds from one 403(b) arrangement to another, or a rollover from another 403(b) arrangement and (ii) does not accept employer-remitted contributions, contributions and exchanges to an Accumulator(R) Select(SM) TSA contract are extremely limited as described below. Accumulator(R) Select(SM) TSA contracts issued pursuant to a Rev. Rul. 90-24 direct transfer where applications and all transfer paperwork were received by our processing office in good order prior to September 25, 2007 are "grandfathered" as to 403(b) status. However, future transactions such as loans and distributions under such "grandfathered" 403(b) annuity contracts may result in adverse tax consequences to the owner unless the 403(b) annuity contracts are or become part of the employer's 403(b) plan, or the employer enters into an information sharing agreement with us.


Contributions to an Accumulator(R) Select(SM) TSA contract may only be made where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer


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must agree to share information with respect to the Accumulator(R) Select(SM)
TSA contract and other funding vehicles under the plan.


AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Select(SM) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction.

CONTRIBUTIONS TO 403(B) ANNUITY CONTRACTS


Because the Accumulator(R) Select(SM) Rollover TSA contracts are or have been purchased through direct transfers, the characterization of funds in the contract can remain the same as under the prior contract. We provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other 403(b) annuity contracts.


EMPLOYER-REMITTED CONTRIBUTIONS. Employer-remitted contributions to TSA contracts made through the employer's payroll are subject to annual limits. (Tax-free plan-to-plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA contract are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA contract can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSA contracts are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS. It is unlikely that rollover or direct transfer contributions can be made for an individual no longer actively participating in a 403(b) plan; however, there may be circumstances where an individual must take a required minimum distribution from a distributing plan or contract before rolling over or transferring the distribution to the Accumulator(R) Select(SM) contract. The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the 403(b) annuity contract is issued if the owner is at least age 70-1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution. For calendar year 2009 only, account-based required minimum distribution withdrawals are suspended, so certain rollovers which would be impermissible in other years may be made.


ROLLOVER CONTRIBUTIONS. After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

o termination of employment with the employer who provided the funds for the plan; or

o reaching age 59-1/2 even if still employed; or

o disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) annuity contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to a traditional IRA instead.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.


Because AXA Equitable does not separately account for rollover contributions from other eligible retirement plans in the Accumulator(R) Plus(SM) TSA contract, amounts that would be free of distribution restrictions in a traditional IRA, for example, are subject to distribution restrictions in the Accumulator(R) Select(SM) TSA contract.


DIRECT TRANSFER CONTRIBUTIONS. A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan." 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-

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plan transfer is not a complete transfer of the participant's (or beneficiary's)
interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example, with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) annuity contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Select(SM) Rollover TSA contract as not eligible for withdrawal until:


o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o the owner dies; or

o the plan under which the Accumulator(R) Select(SM) TSA contract is purchased is terminated.


If any portion of the funds directly transferred to your TSA contract (in a Rev. Rul. 90-24 exchange or other permitted transfer or exchange) is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA contract distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to Accumulator(R) Select(SM) Rollover TSA contract, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.


EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The pro-

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cessing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Select(SM) Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o   the loan does not qualify under the conditions above;

o   the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.


TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover. Rollovers are subject to the Roth IRA conversion rules, which, prior to 2010, restrict conversions of traditional IRAs to Roth IRAs to taxpayers with adjusted gross income of no more than $100,000, whether single or married filing jointly.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules. Suspension of account-based required minimum distribution withdrawals for calendar year 2009 temporarily permits distributions which would be ineligible lifetime required minimum distributions in any other year to be rolled over to another eligible retirement plan in calendar year 2009.


Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, contract exchange under the same 403(b) plan, or under Rev. Rul. 90-24 prior to the 2007 Regulations), are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS


Please note the temporary suspension of account-based required minimum distribution withdrawals, both lifetime and post-death, in calendar year 2009.


Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the

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  participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Select(SM) Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Select(SM) Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

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FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS


Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. Based on the assumption that an annuity contract owner is married and claiming three withholding exemptions, periodic annuity payments totaling less than $19,200, in 2009 will generally be exempt from federal income tax withholding. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.


A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for the life (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and designated beneficiary); ors

o substantially equal periodic payments made for a specified period of 10 years or more; or

o hardship withdrawals; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not the plan par ticipant's surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not the plan participant's current spouse or former spouse.

A death benefit payment to the plan participant's surviving spouse, or a qualified domestic relations order distribution to the plan participant's current or former spouse may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

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8. More information

--------------------------------------------------------------------------------


ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.


Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class B/B shares issued by the corresponding Portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from Separate Account No. 49 or to add other separate accounts;


(2) to combine any two or more variable investment options;


(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 49;
    and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.


ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of the Trusts may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan and other aspects of its operations, appears in the prospectuses for each Trust which generally accompany this Prospectus, or in their respective SAIs which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 17, 2009 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------------------------------------
           Fixed Maturity
            Options with
            February 15th              Rate to                  Price
          Maturity Date of         Maturity as of            Per $100 of
            Maturity Year         February 17, 2009        Maturity Value
--------------------------------------------------------------------------------
                2010                   3.00%*                  $97.09
                2011                   3.00%*                  $94.26
                2012                   3.00%*                  $91.51
                2013                   3.00%*                  $88.84
                2014                   3.00%*                  $86.25
                2015                   3.00%*                  $83.74
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
           Fixed Maturity
            Options with
            February 15th              Rate to                  Price
          Maturity Date of         Maturity as of            Per $100 of
            Maturity Year         February 17, 2009        Maturity Value
--------------------------------------------------------------------------------
                 2016                  3.12%                   $80.64
                 2017                  3.42%                   $76.40
                 2018                  3.61%                   $72.66
                 2019                  3.75%                   $69.19
--------------------------------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


    (c) We determine the current rate to maturity for your FMO based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.


    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity option, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Secu-


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rities Act of 1933 because of exemptions and exclusionary provisions that apply.
The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such cases, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had it signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VII later in this Prospectus to see if the automatic investment program is available in your state.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

     - on a non-business day;
     - after 4:00 p.m. Eastern Time on a business day; or
     - after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer

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  order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the Portfolios, such as:

o the election of trustees; or

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners. One result of proportional voting is that a small number of contract owners may control the outcome of a vote.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.


ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distributions of the contracts.

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FINANCIAL STATEMENTS


The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus(SM) death benefit, Guaranteed principal benefit option 2, and/or the Principal Protector(SM) ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. For certain contract owners, this restriction may not apply to you, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the benefit of a family member or members;
(iii) a trust qualified under section 501(c) of the Internal Revenue Code; or
(iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information. See Appendix VII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.


You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available (except for Rollover TSA contracts) and you cannot assign Rollover IRA, Roth Conversion IRA or Rollover TSA contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA or Rollover TSA contract to another similar arrangement under federal income tax rules.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.00% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 2.00% of the total contributions made under the contracts. AXA Distributors, in turn, pays the

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contribution-based compensation it receives on the sale of a contract to the
Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 1.25% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Select(SM) on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.

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9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2008 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


                             Incorporation of certain documents by reference  87
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Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.70%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                  2008      2007      2006      2005      2004      2003      2002
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.00   $ 15.05   $ 14.43   $ 12.45   $ 11.72   $ 10.66         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      8,484     6,377     3,109     1,519       656        32         --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.29   $ 11.76   $ 11.31   $ 10.82   $ 10.74   $ 10.30         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      5,824     2,454     1,800     1,000       281         1         --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.82   $ 12.40   $ 11.96   $ 11.19   $ 11.02   $ 10.41         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      4,505     2,753     3,022     2,176       414        84         --
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 35.84   $ 48.27   $ 46.21   $ 42.61   $ 41.36   $ 38.70    $ 33.05
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      4,019     3,098     2,325     1,725       893       383         86
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.69   $ 14.45   $ 13.82   $ 12.28   $ 11.71   $ 10.66         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     27,177    23,506    14,705     6,917     2,788        46         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $134.51   $243.48   $239.38   $219.99   $214.55   $191.26    $130.09
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         63        65        73        73        64        29          9
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 19.16   $ 18.82   $ 17.92   $ 17.67   $ 17.76   $ 17.72    $ 17.65
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        948       404       376       481       416       458        259
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.40   $ 19.41   $ 17.67   $ 14.55   $ 12.84   $ 11.05    $  8.32
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,924     2,236     1,508     1,037       649       530        142
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.96   $ 20.14   $ 17.56   $ 16.39   $ 14.95   $ 13.34    $  9.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        421       443       462       372       312       478        121
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.65   $ 10.99   $ 11.31   $ 10.35        --        --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        339       227       123        40        --        --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.26   $ 11.07   $ 10.91   $ 10.94        --        --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        458       383    13,017       784        --        --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 14.49   $ 23.24   $ 23.37   $ 19.66   $ 19.43   $ 17.87    $ 13.86
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        834       842       856       849       802       502        184
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 13.43   $ 23.97   $ 22.13   $ 17.91   $ 16.44   $ 13.75    $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,000     1,136     1,052       782       522       441        161
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  4.47   $  6.71   $  6.59   $  5.78   $  5.54        --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        730       571       504       326        15        --         --
------------------------------------------------------------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                 2008      2007      2006      2005      2004      2003      2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 5.23    $ 9.71    $ 8.81    $ 8.51    $ 7.96    $ 7.82    $ 6.22
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       286       373       353       314       204       249        42
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 7.70    $13.14    $12.67    $12.00    $11.62    $11.20    $ 9.19
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     1,426     1,289     1,484       351       160       164        40
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 7.54    $12.71    $12.72    $11.55    $11.08    $10.16    $ 7.86
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     2,528     3,063     1,393     1,585     1,200       776       200
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 8.85    $11.12    $11.01    $10.37        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     1,204       180       225        81        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 6.60    $11.05    $10.84        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     1,517     1,189       216        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $18.20    $29.54    $28.64    $25.31    $24.66    $22.76    $18.11
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     1,308     1,547     1,418     1,604     1,386     1,074       399
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $11.14    $10.64    $ 9.90    $ 9.74        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     1,063       476       185         8        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 6.75    $ 9.49    $ 8.67    $ 8.33    $ 8.15    $ 7.75    $ 5.70
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       353       249       215       280       377       218        32
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 7.01    $10.45    $10.42        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     1,649     1,574       368        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 6.36    $ 9.71    $10.81        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       377       421        38        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 5.89    $ 9.49        --        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     5,195     2,805        --        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 9.95    $11.75    $11.56    $10.48        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       305       337       193        77        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $18.86    $27.67    $25.76    $22.05    $21.50        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       610       618       233        79         9        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 8.68    $16.01    $14.13    $12.06    $10.47    $ 9.38    $ 7.19
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     2,341     2,289     3,208     2,337     1,926     1,026       282
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 9.50    $16.18    $14.17    $11.47        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       796       665       269        56        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $12.59    $14.07    $13.88    $13.57    $13.50    $13.20    $12.99
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     1,216     1,473     1,477     1,527     1,343     1,175       441
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 8.93    $15.08    $15.53    $13.12    $12.84    $11.78    $ 9.45
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       280       288       351       347       370       307       128
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

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                          www.axa-equitable.com/green



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                 2008      2007      2006      2005      2004      2003      2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 6.46    $ 10.50   $ 10.28   $  9.26   $  8.79   $  8.03   $  6.69
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       389        458       510       603       610       598       229
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 4.78    $  7.62   $  6.80   $  6.96   $  6.16   $  5.78   $  4.77
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     1,004      1,050     1,042     1,055       981       856       341
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $10.06    $ 16.57   $ 14.58   $ 13.76   $ 12.84   $ 11.60   $  9.12
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       298        492       192       184       149        93        38
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 4.39    $ 10.32   $ 11.17   $ 10.63        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       847        809       532       144        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 9.09    $ 16.31   $ 17.38   $ 14.57   $ 14.06   $ 12.60   $  9.96
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     2,668      3,123     2,507     2,363     2,169     1,481       530
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $10.88    $ 10.54   $  9.98   $  9.98        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       237        248       135       173        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 7.73    $ 12.39   $ 12.18   $ 10.57        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       351        369       308        83        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 8.62    $ 12.70   $ 11.67   $ 10.54        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       425        442       196        84        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 7.29    $ 12.15   $ 12.29   $ 11.12        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       922        888       591       290        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $10.61    $ 18.08   $ 16.13   $ 15.01   $ 13.79   $ 12.69   $  9.85
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     3,228      3,346     2,714     2,354     1,938     1,510       386
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 6.66    $ 13.35   $ 12.57   $ 11.47   $ 10.97   $  9.62   $  6.81
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     1,863      2,166     1,890     1,556     1,391       883       285
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 9.74    $ 16.40   $ 16.96   $ 15.34   $ 14.02   $ 12.10   $  9.24
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       902      1,069     1,156     1,107     1,007       636       237
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $27.75    $ 27.65   $ 26.86   $ 26.15   $ 25.92   $ 26.17   $ 26.47
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     1,943      1,051     1,102       845       349       434       630
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 3.74    $  5.66   $  4.77   $  4.49   $  4.34        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     1,560        657        83        72        22        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 6.50    $ 10.69   $ 10.70        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     1,644      1,727       258        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 6.71    $ 11.51   $ 11.08        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       786        674        83        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 6.68    $ 11.10   $ 10.92        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       130        154        20        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                 2008      2007      2006      2005      2004      2003      2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 6.50    $ 10.70   $ 11.09        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       340        277        19        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $10.11    $ 10.72   $  9.78   $  9.91        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     2,525      1,235       730       286        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/ Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $14.75    $ 16.06   $ 15.63   $ 15.31   $ 15.27   $ 14.97   $ 14.71
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       502        626       590       573       555       512       198
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $10.15    $ 10.53   $ 10.17   $  9.96        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       475        262       202        60        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $10.37    $ 16.02   $ 16.60   $ 14.35   $ 14.00   $ 12.10   $  8.44
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       720        713       744       596       575       449       122
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 9.26    $ 16.30   $ 15.46   $ 16.39   $ 16.03        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       421        401        47        41         6        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 6.27    $ 10.78   $ 10.75        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       848        853       178        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 3.56    $  6.04   $  6.07   $  5.41   $  5.05        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       153         89       104        69        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 7.04    $ 11.36   $ 11.85   $ 10.40        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       545        539       602       296        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $10.67    $ 25.45   $ 18.23   $ 13.53   $ 10.37   $  8.53   $  5.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     1,528      1,726     1,239       755       609       457        69
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 8.26    $ 15.95   $ 13.26   $ 12.34        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       695        782       297       179        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 4.97    $  8.27        --        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     1,342      1,440        --        --        --        --        --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $31.77    $ 60.62   $ 55.37   $ 53.59   $ 50.38   $ 45.72   $ 33.82
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        53         56        47        25        28        10         4
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $11.89    $ 11.80   $ 11.30   $ 11.08   $ 11.07   $ 10.84   $ 10.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     3,511      1,494     2,030     1,611     1,424     1,202       628
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 9.15    $ 12.72   $ 11.87   $ 11.49   $ 10.93   $  9.91   $  7.87
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       429        390       400       338       284       143        57
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $23.07    $ 30.68   $ 30.26   $ 28.00   $ 27.64   $ 25.87   $ 21.48
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       523        526       758       755       771       557       125
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 9.54    $ 18.39   $ 16.64   $ 13.51   $ 11.90   $ 10.27   $  7.78
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       951      1,047     1,030       783       806       360       135
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-4
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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                 2008      2007      2006      2005      2004      2003      2002
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 7.43    $ 12.50   $ 12.11   $ 10.85   $ 10.34   $  9.59   $  7.61
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       447        473       453       353       272       238       104
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 5.56    $ 10.35   $  9.47   $  9.62   $  9.10   $  8.68   $  6.76
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       840        881     1,014       980       876       792       408
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 8.83    $ 14.37   $ 14.10   $ 12.02   $ 11.42   $ 10.15   $  7.88
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       921      1,210     1,363     1,238     1,242       726       316
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 6.55    $ 11.81   $ 10.74   $  9.96   $  9.35   $  8.52   $  6.18
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       813        934     1,035     1,075     1,055       731       292
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 8.47    $ 13.46   $ 13.68   $ 12.13   $ 11.49   $ 10.15   $  7.34
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       727        805     1,010       876     1,011       560       206
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 4.95    $  8.71   $  8.54   $  7.89   $  7.46        --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       687        788       475       242        59        --        --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $10.31    $ 16.88   $ 19.05   $ 16.69   $ 16.22   $ 14.09   $ 10.43
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       666        748      1201       991       884       641       270
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 6.29    $ 12.10   $ 10.41   $  9.87   $  9.02   $  8.74   $  5.64
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       462        597       350       311       306        98        14
------------------------------------------------------------------------------------------------------------------------------------


A-5 Appendix I: Condensed financial information
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Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2009 to a fixed maturity option with a maturity date of February 15, 2017 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2013(a).



------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Hypothetical assumed rate to maturity
                                                                                         ("j" in the calculations below)
                                                                                                February 15, 2013
                                                                              ------------------------------------------------------
                                                                                             5.00%              9.00%
------------------------------------------------------------------------------------------------------------------------------------
As of February 15, 2013 before withdrawal
------------------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount(b)                                                              $141,389           $121,737
------------------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount(c)                                                               $131,104           $131,104
------------------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                                     $ 10,285           $ (9,367)
------------------------------------------------------------------------------------------------------------------------------------
    On February 15, 2013 after $50,000 withdrawal
------------------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
    (3) x [$50,000/(1)]                                                                    $  3,637           $ (3,847)
------------------------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)                $ 46,363           $ 53,847
------------------------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                                  $ 91,389           $ 71,737
------------------------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                                       $ 84,741           $ 77,257
------------------------------------------------------------------------------------------------------------------------------------
(8) Maturity value(d)                                                                      $111,099           $101,287
------------------------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a) Number of days from the withdrawal date to the maturity date = D = 1,461

(b) Market adjusted amount is based on the following calculation:

     Maturity value             $171,882
     ________________    =    ________________     where j is either 5% or 9%
            (D/365)                (1,461/365)
       (1+j)                  (1+j)

(c) Fixed maturity amount is based on the following calculation:

      Maturity value               $171,882
     ________________    =    ___________________
            (D/365)                   (1,461/365)
       (1+h)                  (1+0.07)

(d) Maturity value is based on the following calculation:

                               (D/365)                              (1,461/365))
    Fixed maturity amount X(1+h)       =($84,741 or $77,257)X(1+0.07)


                                Appendix II: Market value adjustment example B-1
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Appendix III: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:


--------------------------------------------------------------------------------
  End of                                                       Annual Ratchet to
 contract                           6% Roll-Up to age 85            age 85
   year         Account value          benefit base(1)           benefit base
--------------------------------------------------------------------------------
     1            $105,000               $106,000(1)             $105,000(3)
--------------------------------------------------------------------------------
     2            $115,500               $112,360(2)             $115,500(3)
--------------------------------------------------------------------------------
     3            $129,360               $119,102(2)             $129,360(3)
--------------------------------------------------------------------------------
     4            $103,488               $126,248(1)             $129,360(4)
--------------------------------------------------------------------------------
     5            $113,837               $133,823(1)             $129,360(4)
--------------------------------------------------------------------------------
     6            $127,497               $141,852(1)             $129,360(4)
--------------------------------------------------------------------------------
     7            $127,497               $150,363(1)             $129,360(4)
--------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

6% ROLL-UP TO AGE 85

(1) At the end of contract years 1 and 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2) At the end of contract years 2 and 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.

ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

C-1 Appendix III: Enhanced death benefit example
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Appendix IV: Hypothetical illustrations

--------------------------------------------------------------------------------

   ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Select(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.87)%, 3.13% for the Accumulator(R) Select(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus(SM) benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit charge, the Protection Plus(SM) benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.61%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.31% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                                     Appendix IV: Hypothetical illustrations D-1
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Variable deferred annuity
Accumulator(R) Select(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit


                                                        Greater of 6% Roll-
                                                        Up to age 85 or the                              Lifetime Annual
                                                         Annual Ratchet to                      Guaranteed Minimum Income Benefit
                                                         age 85 Guaranteed  Total Death Benefit ----------------------------------
                                                              Minimum         with Protection      Guaranteed       Hypothetical
                   Account Value         Cash Value     Benefit    Death            Plus             Income            Income
       Contract ------------------- ------------------- ------------------- ------------------- ----------------- ----------------
         Year       0%        6%        0%        6%        0%        6%        0%        6%       0%       6%       0%       6%
 Age  --------- --------- --------- --------- --------- --------- --------- --------- --------- -------- -------- -------- -------
 60        1     100,000   100,000   100,000   100,000   100,000   100,000   100,000   100,000     N/A      N/A      N/A      N/A
 61        2      95,469   101,448    95,469   101,448   106,000   106,000   108,400   108,400     N/A      N/A      N/A      N/A
 62        3      91,003   102,856    91,003   102,856   112,360   112,360   117,304   117,304     N/A      N/A      N/A      N/A
 63        4      86,597   104,219    86,597   104,219   119,102   119,102   126,742   126,742     N/A      N/A      N/A      N/A
 64        5      82,242   105,531    82,242   105,531   126,248   126,248   136,747   136,747     N/A      N/A      N/A      N/A
 65        6      77,933   106,784    77,933   106,784   133,823   133,823   147,352   147,352     N/A      N/A      N/A      N/A
 66        7      73,661   107,972    73,661   107,972   141,852   141,852   158,593   158,593     N/A      N/A      N/A      N/A
 67        8      69,419   109,086    69,419   109,086   150,363   150,363   170,508   170,508     N/A      N/A      N/A      N/A
 68        9      65,201   110,119    65,201   110,119   159,385   159,385   183,139   183,139     N/A      N/A      N/A      N/A
 69       10      60,999   111,060    60,999   111,060   168,948   168,948   196,527   196,527     N/A      N/A      N/A      N/A
 74       15      39,888   114,039    39,888   114,039   226,090   226,090   276,527   276,527   14,266   14,266   14,266   14,266
 79       20      17,852   112,958    17,852   112,958   302,560   302,560   383,584   383,584   20,393   20,393   20,393   20,393
 84       25           0   105,700         0   105,700         0   404,893         0   493,179        0   34,821        0   34,821
 89       30           0   104,468         0   104,468         0   429,187         0   517,472     N/A      N/A      N/A      N/A
 94       35           0   106,167         0   106,167         0   429,187         0   517,472     N/A      N/A      N/A      N/A
 95       36           0   106,536         0   106,536         0   429,187         0   517,472     N/A      N/A      N/A      N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

D-2 Appendix IV: Hypothetical illustrations
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Appendix V: Guaranteed principal benefit example

--------------------------------------------------------------------------------


For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 17, 2009. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance. GPB Options 1 and 2 were only available at issue. The dates in the example are provided for illustrative purposes only.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Assuming 100% in
                                                    Assuming 100% in                                                 variable
                                                     fixed maturity          Under GPB         Under GPB            investment
                                                         option               Option 1          Option 2              options
------------------------------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 17, 2009
based upon a 3.75% rate to maturity                      100,000               69,190            40,000                 --
------------------------------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable
investment options on February 17, 2009                     0                  30,810            60,000               100,000
------------------------------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on
February 17, 2019                                        144,534              100,000            57,813                  0
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value
of amounts in the variable investment options on
February 17, 2019 , assuming a 0% gross rate of
return)                                                  144,534              123,026           100,000*              74,737
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value
of amounts in the variable investment options on
February 17, 2019 , assuming a 6% gross rate of
return)                                                  144,534              141,932          132,728**              136,098
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value
of amounts in the variable investment options on
February 17, 2019 , assuming a 10% gross rate of
return)                                                  144,534              161,348          168,169**              199,118
------------------------------------------------------------------------------------------------------------------------------------


* Since the annuity account value is less than the alternate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $499 in this example

** Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.

                            Appendix V: Guaranteed principal benefit example E-1
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Appendix VI: Protection Plus(SM) example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. If you purchased your contract after approximately September 2003, the example shown in the second and third columns apply. For all other contract owners, the example in the last two columns apply. The calculation is as follows:

                                                                                                            $3000           $6000
                                                                                                        withdrawal -    withdrawal -
                                                                  No           $3000         $6000         Prorata         Prorata
                                                              Withdrawal     withdrawal    withdrawal     Treatment       Treatment
------------------------------------------------------------------------------------------------------------------------------------
A   Initial Contribution                                       100,000         100,000       100,000       100,000         100,000
------------------------------------------------------------------------------------------------------------------------------------
B   Death Benefit: prior to withdrawal.*                       104,000         104,000       104,000       104,000         104,000
------------------------------------------------------------------------------------------------------------------------------------
    Protection Plus Earnings: Death Benefit less net
C   contributions (prior to the withdrawal in D).               4,000           4,000         4,000          N/A             N/A
    B minus A.
------------------------------------------------------------------------------------------------------------------------------------
D   Withdrawal                                                    0             3,000         6,000         3,000           6,000
------------------------------------------------------------------------------------------------------------------------------------
    Withdrawal % as a % of AV (assuming Death
E   Benefit = AV)                                               0.00%            N/A           N/A          2.88%           5.77%
    greater of D divided by B
------------------------------------------------------------------------------------------------------------------------------------
    Excess of the withdrawal over the Protection Plus
F   earnings                                                      0               0           2,000          N/A             N/A
    greater of D minus C or zero
------------------------------------------------------------------------------------------------------------------------------------
    Net Contributions (adjusted for the withdrawal in D)
G                                                              100,000         100,000        98,000        97,115          94,231
    A reduced for E or F
------------------------------------------------------------------------------------------------------------------------------------
    Death Benefit (adjusted for the withdrawal in D)
H                                                              104,000         101,000        98,000       101,000          98,000
    B minus D
------------------------------------------------------------------------------------------------------------------------------------
    Death Benefit less Net Contributions
I                                                               4,000           1,000            0          3,885            3,769
    H minus G
------------------------------------------------------------------------------------------------------------------------------------
J   Protection Plus Factor                                       40%             40%            40%           40%             40%
------------------------------------------------------------------------------------------------------------------------------------
    Protection Plus Benefit
K                                                               1,600            400             0           1,554           1,508
    I times J
------------------------------------------------------------------------------------------------------------------------------------
    Death Benefit: Including Protection Plus
L                                                              105,600         101,400         98,000        102,554        99,508
    H plus K
------------------------------------------------------------------------------------------------------------------------------------

* The Death Benefit is the greater of the Account Value or any applicable death benefit.

F-1 Appendix VI: Protection Plus(SM) example

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Appendix VII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

The following information is a summary of the states where the Accumulator(R) Select(SM) contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and can not be added. Please contact your financial professional for more information about availability in your state. See also the "Contract Variations" appendix later in this Prospectus for information about the availability of certain features and their charges, if applicable, under your contract.


STATES WHERE CERTAIN ACCUMULATOR(R) SELECT(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:


------------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                                     Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA      See "Contract features and benefits"--"Your right to      If you reside in the state of California and you are age
                cancel within a certain number of days"                   60 and older at the time the contract is issued, you may
                                                                          return your variable annuity contract within 30 days
                                                                          from the date that you receive it and receive a refund
                                                                          as described below.

                                                                          If you allocate your entire initial contribution to the
                                                                          money market account (and/or guaranteed interest option,
                                                                          if available), the amount of your refund will be equal
                                                                          to your contribution less interest, unless you make a
                                                                          transfer, in which case the amount of your refund will
                                                                          be equal to your account value on the date we receive
                                                                          your request to cancel at our processing office. This
                                                                          amount could be less than your initial contribution. If
                                                                          you allocate any portion of your initial contribution to
                                                                          the variable investment options (other than the money
                                                                          market account) and/or fixed maturity options, your
                                                                          refund will be equal to your account value on the date
                                                                          we receive your request to cancel at our processing
                                                                          office.
------------------------------------------------------------------------------------------------------------------------------------
FLORIDA         See "Transfers of ownership, collateral assignments,      The second paragraph in this section is deleted.
                loans and borrowing" in "More information"
------------------------------------------------------------------------------------------------------------------------------------
ILLINOIS        See "Selecting an annuity payout option" under "Your      Annuity payments may be elected twelve months from the
                annuity payout options" in "Accessing your money"         contract date.
------------------------------------------------------------------------------------------------------------------------------------
MARYLAND        Fixed maturity options                                    Not Available

                Guaranteed principal benefit option1 and Guaranteed       Not Available
                principal benefit option 2
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Automatic investment program                              Not Available

                Annual administrative charge                              The annual administrative charge will not be deducted
                                                                          from amounts allocated to the Guaranteed interest option.
------------------------------------------------------------------------------------------------------------------------------------
MINNESOTA       See "Principal Protector(SM)" in "Contract features and   Principal Protector(SM) is discontinued if the
                benefits" and "Beneficiary continuation option" in        Beneficiary continuation option is elected.
                "Payment of death benefit"
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK        Greater of the 6% Roll-Up or Annual Ratchet Guaran-       Not Available (you have a choice of the standard death
                teed minimum death benefit                                benefit or the Annual Ratchet to age 85 guaranteed minimum death benefit), as described earlier in this Prospectus.

                Guaranteed minimum death benefit/guaranteed mini-         Not Available
                mum income benefit roll-up benefit base reset

                Guaranteed minimum income benefit no lapse guar-          Not Available
                antee
------------------------------------------------------------------------------------------------------------------------------------

                                Appendix VII: State contract availability and/or
                                 variations of certain features and benefits G-1

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
------------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                                     Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK,       Principal Protector(SM)                                   Not Available
CONTINUED
                Protection Plus(SM)                                       Not Available

                See "Insufficient account value" in "Determining your     If your account value in the variable investment options
                contract's value"                                         and the fixed maturity options is insufficient to pay the
                                                                          annual administrative charge, or the Annual Ratchet to age
                                                                          85 death benefit charge, and you have no account value in
                                                                          the guaranteed interest option, your contract will
                                                                          terminate without value, and you will lose any applicable
                                                                          benefits. See "Charges and expenses" earlier in this
                                                                          Prospectus.

                See "The amount applied to purchase an annuity payout     The amount applied to purchase an annuity payout option
                option" in "Accessing your money"                         varies, depending on the payout option that you choose,
                                                                          and the timing of your purchase as it relates to any
                                                                          market value adjustments.

                See "Charges and expenses"                                With regard to the Annual administrative, Annual Ratchet
                                                                          to age 85 death benefit, Guaranteed principal benefit
                                                                          option 2 and Guaranteed minimum income benefit charges,
                                                                          respectively, we will deduct the related charge, as
                                                                          follows for each: we will deduct the charge from your
                                                                          value in the variable investment options on a pro rata
                                                                          basis. If those amounts are insufficient, we will deduct
                                                                          all or a portion of the charge from the fixed maturity
                                                                          options (other than the Special 10 year fixed maturity
                                                                          option) in the order of the earliest maturity date(s)
                                                                          first. If such amounts are still insufficient, we will
                                                                          deduct any remaining portion from the Special 10 year
                                                                          fixed maturity option. If the contract is surrendered or
                                                                          annuitized or a death benefit is paid, we will deduct a
                                                                          pro rata portion of the charge for that year. A market
                                                                          value adjustment will apply to deductions from the fixed
                                                                          maturity options (including the Special 10 year fixed
                                                                          maturity option).

                                                                          Deductions from the fixed maturity options (including the
                                                                          Special 10 year fixed maturity option) cannot cause the
                                                                          credited net interest for the contract year to fall below
                                                                          1.5%.

                                                                          With regard to the Annual administrative, and either
                                                                          enhanced death benefit charge only, if your account value
                                                                          in the variable investment options and the fixed maturity
                                                                          options is insufficient to pay the applicable charge, and
                                                                          you have no account value in the guaranteed interest
                                                                          option, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see
                                                                          "Insufficient account value" in "Determining your
                                                                          contract's value" earlier in this Prospectus.

                See "Annuity maturity date" in "Accessing your money"     The maturity date by which you must take a lump sum with-
                                                                          drawal or select an annuity payout option is as follows:

                                                                                                  Maximum
                                                                          Issue age               Annuitization age
                                                                          0-80                    90
                                                                          81                      91
                                                                          82                      92
                                                                          83                      93
                                                                          84                      94
                                                                          85                      95

                                                                          Please see this section earlier in this Prospectus for
                                                                          more information.
------------------------------------------------------------------------------------------------------------------------------------


G-2 Appendix VII: State contract availability and/or variations of certain features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                                     Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA    Contributions                                             Your contract refers to contributions as premiums.

                Contribution age limitations                              If the annuitant was 0-75 at contract issue, the maximum
                                                                          contribution age is 85.

                See "Annuity maturity date" in "Accessing your money"     The maturity date by which you must take a lump sum
                                                                          withdrawal or select an annuity payout option is as
                                                                          follows:

                                                                                                  Maximum
                                                                          Issue age               annuitization age
                                                                          0-75                    85
                                                                          76                      86
                                                                          77                      87
                                                                          78-80                   88
                                                                          81-85                   90

                Loans under Rollover TSA contracts                        Taking a loan in excess of the Internal Revenue Code
                                                                          limits may result in adverse tax consequences. Please
                                                                          consult your tax adviser before taking a loan that exceeds the Internal Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO     IRA, Roth IRA, Inherited IRA, QP and Rollover TSA         Not Available
                contracts

                Beneficiary continuation option (IRA)                     Not Available

                Tax Information -- Special rules for NQ contracts         Income from NQ contracts we issue is U.S. source. A Puerto
                                                                          Rico resident is subject to U.S. taxation on such U.S.
                                                                          source income. Only Puerto Rico source income of Puerto
                                                                          Rico residents is excludable from U.S. taxation. Income
                                                                          from NQ contracts is also subject to Puerto Rico tax. The
                                                                          calculation of the taxable portion of amounts distributed
                                                                          from a contract may differ in the two jurisdictions.
                                                                          Therefore, you might have to file both U.S. and Puerto
                                                                          Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally
                                                                          provides a credit against Puerto Rico tax for U.S. tax
                                                                          paid. Depending on your personal situation and the timing
                                                                          of the different tax liabilities, you may not be able to
                                                                          take full advantage of this credit.
------------------------------------------------------------------------------------------------------------------------------------
TEXAS           See "Annual administrative charge" in "Charges and        The annual administrative charge will not be deducted from
                expenses"                                                 amounts allocated to the Guaranteed interest option.
------------------------------------------------------------------------------------------------------------------------------------
UTAH            See "Transfers of ownership, collateral assignments,      The second paragraph in this section is deleted.
                loans and borrowing" in "More information"
------------------------------------------------------------------------------------------------------------------------------------
VERMONT         Loans under Rollover TSA contracts                        Taking a loan in excess of the Internal Revenue Code
                                                                          limits may result in adverse tax consequences. Please
                                                                          consult your tax adviser before taking a loan that exceeds the Internal Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      Guaranteed interest option (for contracts issued from     Not Available
                approximately December 2004 to December 2006)

                Investment simplifier -- Fixed-dollar option and          Not Available
                Interest sweep option

                Fixed maturity options                                    Not Available

                Guaranteed Principal Benefit Options 1 and 2              Not Available

                Income Manager(R) payout option                           Not Available
------------------------------------------------------------------------------------------------------------------------------------

Appendix VII: State contract availability and/or variations of certain features and benefits G-3

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
------------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                                     Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON,     Protection Plus(SM)                                       Not Available
CONTINUED
                See "Guaranteed minimum death benefit" in "Contract       You have a choice of the standard death benefit, the
                features and benefits"                                    Annual Ratchet to age 85 enhanced death benefit, or the
                                                                          Greater of 4% Roll-Up to age 85 or the Annual Ratchet to
                                                                          age 85 enhanced death benefit.

                See "Annual administrative charge" in "Charges and        The annual administrative charge will be deducted from the
                expenses"                                                 value in the variable investment options on a pro rata
                                                                          basis.
------------------------------------------------------------------------------------------------------------------------------------

G-4 Appendix VII: State contract availability and/or variations of certain features and benefits

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Appendix VIII: Contract Variations

--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


------------------------------------------------------------------------------------------------------------------------------------
Approximate Time Period         Feature/Benefit                              Variation
------------------------------------------------------------------------------------------------------------------------------------
April 1, 2002 - April 4, 2002   Types of contracts                           QP defined contribution contracts were available.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - May 2002           See "Transferring your account value" in     The fifth bullet is deleted in its entirety.
                                "Transferring your money among investment
                                options"
------------------------------------------------------------------------------------------------------------------------------------
April 4, 2002 - June 2002       Owner and annuitant requirements             Non-Natural owners are not permitted.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - November 2002      Inherited IRA beneficiary Continuation       Unavailable -- accordingly, all references in this
                                contract                                     Prospectus to "Inherited IRA beneficiary  Continuation
                                                                             contract" are deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2003      Guaranteed minimum income benefit            The fee for this benefit is 0.45%

                                Annual Ratchet to age 85                     The fee for this benefit is 0.20%

                                6% Roll-Up to age 85                         The fee for this benefit is 0.35%

                                The Greater of 6% Roll-Up to age 85 of       The fee for this benefit is 0.45%
                                the Annual Ratchet to age 85
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003     The guaranteed principal benefits            GPB 2 -- unavailable

                                                                             GPB 1 known as Principal assurance

                                                                             GPB 1 is available with both systematic and
                                                                             substantially equal withdrawals.

                                                                             GPB 1 available with the Guaranteed minimum income
                                                                             benefit.

                                Spousal protection                           Unavailable -- accordingly, all references in this
                                                                             Prospectus to "Spousal protection" are deleted in their
                                                                             entirety.

                                Maximum contributions                        The maximum contributions permitted under all
                                                                             Accumulator series contracts with the same owner or
                                                                             annuitant is $1,500,000.

                                Guaranteed minimum death benefit maximum     84
                                issue age
------------------------------------------------------------------------------------------------------------------------------------


                                          Appendix VIII: Contract Variations H-1
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
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003,    Protection Plus                             The maximum issue age for this benefit was 79.
continued
                                                                            For issue ages 71-79, the applicable death benefit will
                                                                            be multiplied by 25%. In calculating the death benefit,
                                                                            contributions are decreased for withdrawals on a pro
                                                                            rata basis.

                                Guaranteed option charges                   If the contract is surrendered or annuitized or the
                                                                            death benefit is paid on a date other than the contract
                                                                            date anniversary, we will not deduct a pro rata portion
                                                                            of the charge for any applicable guaranteed benefit.

                                Withdrawals treated as surrenders           We will not treat a withdrawal that results in a cash
                                                                            value of less than $500 as a request for a surrender. We
                                                                            will not terminate your contract if you do not make
                                                                            contributions for three contract years.

                                Guaranteed minimum income benefit option    Subject to state availability, this option guarantees
                                                                            you a minimum amount of fixed income under your choice
                                                                            of a life annuity fixed payout option or an Income
                                                                            Manager(R) level payment life with a period certain
                                                                            payout option.

                                                                            Known as the Living Benefit

                                Systematic withdrawals                      Your systematic withdrawal may not exceed 1.20%
                                                                            (monthly), 3.60% (quarterly) or 15% (annually) of
                                                                            account value.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2004          Principal Protector(SM) benefit             Unavailable - accordingly, all references in this
                                                                            Prospectus to "Principal Protector" are deleted in
                                                                            their entirety.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - December 2004      Termination of guaranteed benefits          Your guaranteed benefits will not automatically
                                                                            terminate if you change ownership of your NQ contract.

                                Ownership Transfer of NQ                    If you transfer ownership of your NQ contract,

                                                                            your guaranteed benefit options will not be
                                                                            automatically terminated.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - January 2005       No lapse guarantee                          Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - October 2005       Roll-Up benefit base reset                  Unavailable
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - current            Guaranteed interest option                  Your lifetime minimum interest rate is either 1.5%,
                                                                            2.25% or 3.0% (depending on the state and time where
                                                                            your contract was issued).
------------------------------------------------------------------------------------------------------------------------------------
March 2003 - September 2003     Annual Ratchet to age 85                    The fee for this benefit is 0.30%

                                6% Roll-Up to age 85                        The fee for this benefit is 0.45%

                                The Guaranteed minimum income benefit       The fee for this benefit is 0.60%
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004   Guaranteed minimum income benefit and
                                Greater of the 6% Roll-Up to age 85 or
                                the Annual Ratchet to age 85 enhanced
                                death benefit:
------------------------------------------------------------------------------------------------------------------------------------


H-2 Appendix VIII: Contract Variations

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
------------------------------------------------------------------------------------------------------------------------------------
                           o Benefit base crediting rate                  The effective annual interest credited to the applicable
                                                                          benefit base is 5%.* Accordingly, all references in this
                                                                          Prospectus to the "6% Roll-Up benefit base" are deleted
                                                                          in their entirety and replaced with "5% Roll-Up benefit
                                                                          base."

                           o Fee table                                    Greater of the 5% Roll-Up to age 85 or the Annual
                                                                          Ratchet to age 85 enhanced death benefit charge: 0.50%.*
                                                                          Guaranteed minimum income benefit charge: 0.55%*

                           Effect of withdrawals on your Greater of the   Withdrawals will reduce each of the benefit bases on a
                           5% Roll-Up to age 85 or the Annual Ratchet     pro rata basis only.
                           to age 85 enhanced death benefit
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - present   6% Roll-Up to age 85 enhanced death benefit    Unavailable - accordingly all references are deleted in
                                                                          their entirety.
------------------------------------------------------------------------------------------------------------------------------------
January 2004 - present     The Greater of the 5% Roll-Up to age 85 or     Unavailable - accordingly all references are deleted in
                           the Annual Ratchet to age 85 enhanced death    their entirety.
                           benefit
------------------------------------------------------------------------------------------------------------------------------------

* Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.

                                          Appendix VIII: Contract Variations H-3
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Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                           Page

Who is AXA Equitable?                                                       2
Unit Values                                                                 2

Calculation of Annuity Payments                                             2
Custodian and Independent Registered Public Accounting Firm                 3
Distribution of the Contracts                                               3
Financial Statements                                                        3


How to obtain an Accumulator(R) Select(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
 Accumulator(R) Select(SM)
 P.O. Box 1547 Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------

Please send me an Accumulator(R) Select(SM) SAI for Separate Account No. 49 dated May 1, 2009.


--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City                                    State                  Zip


                        x02409/Select '02/'04, '07/'07.5, 8.0/8.2 and 9.0 Series

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Accumulator(R) Elite(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS MAY 1, 2009

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.



--------------------------------------------------------------------------------


WHAT IS ACCUMULATOR(R) ELITE(SM)?


Accumulator(R) Elite(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options or the account for special dollar cost averaging ("investment options").


This Prospectus is not your contract. Your contract and any endorsements, riders and data pages as identified in your contract are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The description of the contract's provisions in this Prospectus is current as of the date of this Prospectus; however, because certain provisions may be changed after the date of this Prospectus in accordance with the contract, the description of the contract's provisions in this Prospectus is qualified in its entirety by the terms of the actual contract. The contract should be read carefully. You have the right to cancel the contract within a certain number of days after receipt of the contract.. You should read this Prospectus in conjunction with any applicable supplements. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*          o EQ/BlackRock Basic Value Equity
o AXA Conservative Allocation*        o EQ/BlackRock International Value
o AXA Conservative-Plus Allocation*   o EQ/Boston Advisors Equity Income
o AXA Moderate Allocation*            o EQ/Calvert Socially Responsible
o AXA Moderate-Plus Allocation*       o EQ/Capital Guardian Growth
o EQ/AllianceBernstein International  o EQ/Capital Guardian Research
o EQ/AllianceBernstein Small Cap      o EQ/Caywood-Scholl High Yield Bond
  Growth                              o EQ/Common Stock Index**
o EQ/Ariel Appreciation II            o EQ/Core Bond Index
o EQ/AXA Franklin Income Core**       o EQ/Davis New York Venture
o EQ/AXA Franklin Small Cap Value     o EQ/Equity 500 Index
  Core**                              o EQ/Evergreen Omega
o EQ/AXA Franklin Templeton Founding  o EQ/Focus PLUS**
  Strategy Core**                     o EQ/GAMCO Mergers and Acquisitions
o EQ/AXA Mutual Shares Core**         o EQ/GAMCO Small Company Value
o EQ/AXA Rosenberg Value Long/Short   o EQ/Global Bond PLUS**
  Equity                              o EQ/Global Multi-Sector Equity**
o EQ/AXA Templeton Growth Core**      o EQ/Intermediate Government Bond Index
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o EQ/International Core PLUS          o EQ/Quality Bond PLUS
o EQ/International Growth             o EQ/Short Duration Bond
o EQ/JPMorgan Value Opportunities     o EQ/Small Company Index
o EQ/Large Cap Core PLUS              o EQ/T. Rowe Price Growth Stock
o EQ/Large Cap Growth Index           o EQ/UBS Growth and Income
o EQ/Large Cap Growth PLUS            o EQ/Van Kampen Comstock
o EQ/Large Cap Value Index            o EQ/Van Kampen Mid Cap Growth
o EQ/Large Cap Value PLUS             o EQ/Van Kampen Real Estate
o EQ/Long Term Bond                   o Multimanager Aggressive Equity
o EQ/Lord Abbett Growth and Income    o Multimanager Core Bond
o EQ/Lord Abbett Large Cap Core       o Multimanager Health Care
o EQ/Lord Abbett Mid Cap Value        o Multimanager International Equity
o EQ/Mid Cap Index                    o Multimanager Large Cap Core Equity
o EQ/Mid Cap Value PLUS               o Multimanager Large Cap Growth
o EQ/Money Market                     o Multimanager Large Cap Value
o EQ/Montag & Caldwell Growth         o Multimanager Mid Cap Growth
o EQ/Oppenheimer Global               o Multimanager Mid Cap Value
o EQ/Oppenheimer Main Street          o Multimanager Multi-Sector Bond**
  Opportunity                         o Multimanager Small Cap Growth
o EQ/Oppenheimer Main Street Small    o Multimanager Small Cap Value
  Cap                                 o Multimanager Technology
o EQ/PIMCO Ultra Short Bond**



*   The "AXA Allocation" portfolios.

** This is the variable investment option's new name, effective on or about May 1, 2009, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.

You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of the AXA Premier VIP Trust or the EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.


You may also allocate amounts to the guaranteed interest option, the fixed maturity option and the account for special dollar cost averaging, which are discussed later in this Prospectus.


The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                    X02399/Elite '02/'04 Series
                                                                        (R-4/15)

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TYPES OF CONTRACTS. Contracts were offered for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA") (direct transfer contributions only).

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

A contribution of at least $10,000 was required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2009, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

The contract is no longer available for new purchasers. This contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix IX later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

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Contents of this Prospectus

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)
--------------------------------------------------------------------------------
ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        7
How to reach us                                                              8
Accumulator(R) Elite(SM) at a glance -- key features                        10


--------------------------------------------------------------------------------
FEE TABLE                                                                   14
--------------------------------------------------------------------------------
Example                                                                     16
Condensed financial information                                             16


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           17
--------------------------------------------------------------------------------
How you can contribute to your contract                                     17
Owner and annuitant requirements                                            21
How you can make your contributions                                         21
What are your investment options under the contract?                        21
Portfolios of the Trusts                                                    22
Allocating your contributions                                               29
Guaranteed minimum death benefit and
     Guaranteed minimum income benefit base                                 32
Annuity purchase factors                                                    34
Guaranteed minimum income benefit option*                                   34
Guaranteed minimum death benefit                                            37
Principal Protector(SM)                                                     38
Inherited IRA beneficiary continuation contract                             41
Your right to cancel within a certain number of days                        42


--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        43
--------------------------------------------------------------------------------
Your account value and cash value                                           43
Your contract's value in the variable investment options                    43
Your contract's value in the guaranteed interest option                     43
Your contract's value in the fixed maturity options                         43
Your contract's value in the account for special dollar cost
     averaging                                                              43
Insufficient account value                                                  43


----------------------
*Depending on when you purchased your contract, this benefit may be called the "Living Benefit." Accordingly, if applicable, all references to the Guaranteed minimum income benefit in this Prospectus and any related registration statement documents are references to the Living Benefit.

"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


                                                  Contents of this Prospectus  3

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--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                                     45
--------------------------------------------------------------------------------
Transferring your account value                                             45
Disruptive transfer activity                                                45
Rebalancing your account value                                              46


--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     48
--------------------------------------------------------------------------------
Withdrawing your account value                                              48
How withdrawals are taken from your account value                           50
How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum
     income benefit, Guaranteed minimum death
     benefit and Guaranteed principal benefit option 2                      50
How withdrawals affect Principal Protector(SM)                              50
Withdrawals treated as surrenders                                           50
Loans under Rollover TSA contracts                                          51
Surrendering your contract to receive its cash value                        51
When to expect payments                                                     52
Your annuity payout options                                                 52


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     55
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          55
Charges that the Trusts deduct                                              59
Group or sponsored arrangements                                             59
Other distribution arrangements                                             59


--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 60
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     60
How death benefit payment is made                                           61
Beneficiary continuation option                                             62



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          66
--------------------------------------------------------------------------------
Overview                                                                    66
Contracts that fund a retirement arrangement                                66
Suspension of required minimum distributions for 2009                       66
Transfers among investment options                                          66
Taxation of nonqualified annuities                                          66
Individual retirement arrangements (IRAs)                                   68
     Traditional individual retirement annuities (traditional IRAs)         69
     Roth individual retirement annuities (Roth IRAs)                       75
Tax-Sheltered Annuity contracts (TSAs)                                      78
Federal and state income tax withholding and
     information reporting                                                  82
Special rules for contracts funding qualified plans                         84
Impact of taxes to AXA Equitable                                            84


--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         85
--------------------------------------------------------------------------------
About Separate Account No. 49                                               85
About the Trusts                                                            85
About our fixed maturity options                                            85
About the general account                                                   86
About other methods of payment                                              87
Dates and prices at which contract events occur                             87
About your voting rights                                                    88
Statutory compliance                                                        88
About legal proceedings                                                     88
Financial statements                                                        89
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          89
Distribution of the contracts                                               89



--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          91
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I    -- Condensed financial information                                    A-1
II   -- Purchase considerations for QP contracts                           B-1
III  -- Market value adjustment example                                    C-1
IV   -- Enhanced death benefit example                                     D-1
V    -- Hypothetical illustrations                                         E-1
VI   -- Guaranteed principal benefit
        example                                                            F-1
VII  -- Protection Plus(SM) example                                        G-1
VIII -- State contract availability and/or variations of
        certain features and benefits                                      H-1
IX   -- Contract variations                                                I-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this Prospectus
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Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.



                                                                         Page in
   Term                                                               Prospectus
   6% Roll-Up to age 85 enhanced death benefit                                33
   account value                                                              43
   administrative charge                                                      55
   annual administrative charge                                               55
   Annual Ratchet to age 85 enhanced death benefit                            33
   annuitant                                                                  17
   annuitization                                                              52
   annuity maturity date                                                      54
   annuity payout options                                                     51
   annuity purchase factors                                                   34
   automatic investment program                                               87
   beneficiary                                                                60
   Beneficiary continuation option ("BCO")                                    62
   business day                                                               87
   cash value                                                                 43
   charges for state premium and other applicable taxes                       59
   contract date                                                              21
   contract date anniversary                                                  21
   contract year                                                              21
   contributions to Roth IRAs                                                 75
     regular contributions                                                    75
     rollovers and direct transfers                                           75
     conversion contributions                                                 76
   contributions to traditional IRAs                                          69
     regular contributions                                                    69
     rollovers and transfers                                                  71
   disability, terminal illness or confinement to nursing home                57
   disruptive transfer activity                                               45
   distribution charge                                                        55
   ERISA                                                                      59
   fixed-dollar option                                                        32
   fixed maturity options                                                     28
   free look                                                                  42
   free withdrawal amount                                                     56
   general account                                                            86
   general dollar cost averaging                                              31
   guaranteed interest option                                                 28
   Guaranteed minimum death benefit                                           37
   Guaranteed minimum death benefit charge                                    57
   Guaranteed minimum death benefit and Guaranteed
    minimum income benefit base                                               32
   Guaranteed minimum death benefit/guaranteed
    minimum income benefit roll-up benefit base reset option                  33
   Guaranteed minimum income benefit                                          34
   Guaranteed minimum income benefit charge                                   58
   Guaranteed minimum income benefit "no lapse guarantee"                     35
   Guaranteed principal benefits                                              29
   Inherited IRA                                                           cover
   investment options                                                      cover
   Investment simplifier                                                      32
   IRA                                                                     cover
   IRS                                                                        66
   lifetime required minimum distribution withdrawals                         49
   loan reserve account                                                       51
   loans under rollover TSA                                                   51
   market adjusted amount                                                     28
   market timing                                                              45
   market value adjustment                                                    28
   maturity dates                                                             28
   maturity value                                                             28
   Mortality and expense risks charge                                         55
   NQ                                                                      cover
   Online Account Access                                                       8
   Optional step up charge                                                    59
   partial withdrawals                                                        48
   Portfolio                                                               cover
   Principal assurance                                                        30
   Principal Protector(SM)                                                    38
   Principal Protector(SM) charge                                             58
   processing office                                                           8
   Protection Plus(SM)                                                        37
   Protection Plus(SM) charge                                                 58
   QP                                                                      cover
   rate to maturity                                                           28
   Rebalancing                                                                46
   Rollover IRA                                                            cover
   Rollover TSA                                                            cover
   Roth Conversion IRA                                                     cover
   Roth IRA                                                                cover
   SAI                                                                     cover
   SEC                                                                     cover
   self-directed allocation                                                   29
   Separate Account No. 49                                                    85
   special dollar cost averaging                                              31
   Spousal protection                                                         62
   standard death benefit                                                     32
   substantially equal withdrawals                                            49
   Successor owner and annuitant                                              61
   systematic withdrawals                                                     48
   TOPS                                                                        8
   TSA                                                                     cover
   traditional IRA                                                         cover
   Trusts                                                                     85
   unit                                                                       43
   variable investment options                                                21
   wire transmittals and electronic applications                              87
   withdrawal charge                                                          56



                                               Index of key words and phrases  5
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To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Also, depending on when you purchased your contract, some of these may not apply to you or may be named differently under your contract. Your financial professional can provide further explanation about your contract or supplemental materials.



     -----------------------------------------------------------------------------------------------------------------------
     Prospectus                          Contract or Supplemental Materials
     -----------------------------------------------------------------------------------------------------------------------
     fixed maturity options              Guarantee Periods (Guaranteed Fixed Interest Accounts in supplemental materials)
     variable investment options         Investment Funds
     account value                       Annuity Account Value
     rate to maturity                    Guaranteed Rates
     unit                                Accumulation Unit
     Guaranteed minimum death benefit    Guaranteed death benefit
     Guaranteed minimum income benefit   Guaranteed Income Benefit or Living Benefit
     guaranteed interest option          Guaranteed Interest Account
     Principal Protector(SM)             Guaranteed withdrawal benefit
     GWB benefit base                    Principal Protector(SM) benefit base
     GWB Annual withdrawal amount        Principal Protector(SM) Annual withdrawal amount
     GWB Annual withdrawal option        Principal Protector(SM) Annual withdrawal option
     GWB Excess withdrawal               Principal Protector(SM) Excess withdrawal
     -----------------------------------------------------------------------------------------------------------------------

6 Index of key words and phrases

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Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  7
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HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R) Elite(SM)
     P.O. Box 1577
     Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R) Elite(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R) Elite(SM)
     P.O. Box 1547
     Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Accumulator(R) Elite(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o   written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.



--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:


o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;


o rates to maturity for the fixed maturity options (not available through Online Account Access);


o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o   elect to receive certain statements electronically;


o enroll in, modify or cancel a rebalancing program (through Online Account Access only);


o   change your address (not available through TOPS);


o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and


o   access Frequently Asked Questions and Service Forms (not available through
    TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or will-

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or will-

8  Who is AXA Equitable?
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ful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)  spousal consent for loans under Rollover TSA contracts;

(6)  requests for withdrawals or surrenders from Rollover TSA contracts;

(7)  tax withholding elections;

(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) Section 1035 exchanges;

(11) direct transfers and rollovers;

(12) exercise of the Guaranteed minimum income benefit;

(13) requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(14) requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base, if applicable, under the Optional step up provision;

(15) requests to terminate or reinstate your GWB, if applicable, under the Beneficiary continuation option, if applicable;

(16) death claims;

(17) purchase by, or change of ownership to, a non-natural person;

(18) change in ownership (NQ only, if available under your contract); and

(19) enrollment in our "automatic required minimum distribution (RMD) service."


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  beneficiary changes;

(2)  contract surrender and withdrawal requests;

(3) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(4)  special dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  special dollar cost averaging;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.


                                                        Who is AXA Equitable?  9
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Accumulator(R) Elite(SM) at a glance -- key features

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)
--------------------------------------------------------------------------------


Professional investment      Accumulator(R) Elite(SM)'s variable investment options invest in different Portfolios managed by
management                   professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).

                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                             o Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations           o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.

                             o No tax on transfers among investment options inside the contract.
                             -------------------------------------------------------------------------------------------------------
                             You should be aware that annuity contracts that were purchased as an Individual Retirement Annuity
                             (IRA) or Tax Sheltered Annuity (TSA) or to fund an employer retirement plan (QP or Qualified Plan) do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for these types of arrangements. Before you purchased your contract, you should have considered its features and benefits beyond tax deferral, as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement, to determine whether it would meet your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions
                             ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum           The Guaranteed minimum income benefit provides income protection for you during the annuitant's life
income benefit               once you elect to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Principal Protector(SM)      Principal Protector(SM) is our optional Guaranteed withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed a specified amount. This feature may not have been available under your contract.
------------------------------------------------------------------------------------------------------------------------------------


10 Accumulator(R) Elite(SM) at a glance -- key features
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
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o Initial minimum:                 $10,000

                             o Additional minimum:              $500 (NQ, QP and Rollover TSA contracts)
                                                                $100 monthly and $300 quarterly under our automatic investment program (NQ contracts)
                                                                $1,000 (Inherited IRA contracts)
                                                                $50 (IRA contracts)
                             -------------------------------------------------------------------------------------------------------
                             o Maximum contribution limitations apply to all contracts.
                             -------------------------------------------------------------------------------------------------------
                             In general, contributions are limited to $1.5 million ($500,000 for certain owners or annuitants who are age 81 and older at contract issue). Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions. For more information, please see "How you can contribute to your contract" in "Contract features and benefits" later in this
                             Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money         o Partial withdrawals

                             o Several withdrawal options on a periodic basis

                             o Loans under Rollover TSA contracts (employer or plan approval required)

                             o Contract surrender

                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
Payout options               o Fixed annuity payout options

                             o Variable Immediate Annuity payout options (described in a separate prospectus for that option)

                             o Income Manager(R) payout options (described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------
Additional features*         o Guaranteed minimum death benefit options

                             o Guaranteed principal benefit options (including Principal assurance)

                             o Dollar cost averaging

                             o Automatic investment program

                             o Account value rebalancing (quarterly, semi-annually, and annually)

                             o Free transfers

                             o Waiver of withdrawal charge for disability, terminal illness, confinement to a nursing home and certain other withdrawals

                             o Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)

                             o Spousal protection (not available under certain contracts)

                             o Successor owner/annuitant

                             o Beneficiary continuation option

                             o Guaranteed minimum income benefit no lapse guarantee (available under contracts with applications that were signed and submitted on or after January 1, 2005 subject to state availability)

                             o Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset
                               (available under contracts with applications that were signed and submitted on or after October 1,
                               2005 subject to state availability)

*   Not all features are available under all contracts. Please see Appendix IX later in this Prospectus for more information.
------------------------------------------------------------------------------------------------------------------------------------


                         Accumulator(R) Elite(SM) at a glance -- key features 11
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
Fees and charges+            o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges, and distribution charges at an annual rate of 1.65%.

                             o The charges for the Guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Guaranteed minimum death benefit and
                               Guaranteed minimum income benefit base" in "Contract features and benefits" later in this Prospectus.

                             o An annual charge of 0.65% of the applicable benefit base charge for the optional Guaranteed minimum income benefit until you exercise the benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in
                               "Contract features and benefits" later in this Prospectus.

                             o An annual charge for the optional Guaranteed principal benefit option 2 (if available) deducted on the first ten contract date anniversaries equal to 0.50% of the account value.

                             o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value on the contract date anniversary is $50,000 or more, we will not deduct the charge.

                             o An annual charge of 0.35% of your account value for the Protection Plus(SM) optional death benefit.

                             o An annual charge of 0.35% of your account value for the 5% GWB Annual withdrawal option (if available) or 0.50% of your account value for the 7% GWB Annual withdrawal option (if available) for the optional Principal Protector(SM) benefit. If you "step up" your GWB benefit base, we reserve the right to raise the charge up to 0.60% and 0.80%, respectively. See "Principal Protector(SM) " in
                               "Contract features and benefits" later in this Prospectus.

                             o No sales charge is deducted at the time you make contributions.

                             o During the first four contract years following a contribution, a charge of up to 8% will be deducted from amounts that you withdraw that exceed 10% of your account value. We use your account value at the beginning of each contract year to calculate the 10% amount available. There is no withdrawal charge in the fifth and later contract years following a contribution. Certain exemptions may apply.
                               Certain contracts may provide for a higher free withdrawal amount. See Appendix IX later in this
                               Prospectus for contract variations.

                             -------------------------------------------------------------------------------------------------------
                             The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each
                             12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                             -------------------------------------------------------------------------------------------------------

                             o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                             o We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                             o Annual expenses of the Trusts' Portfolios are calculated as a percentage of the average daily net assets invested in each Portfolio. Please see "Fee table" later in this Prospectus for details.

+ The fees and charges shown in this section are the maximum charges a contract owner will pay. Please see your contract for the fees and charges that apply to you. Also, some of the optional benefits may not be available under your contract.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages         NQ: 0-85
                             Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
                             Inherited IRA: 0-70
                             QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------


12 Accumulator(R) Elite(SM) at a glance -- key features
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The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The contract should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.



Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.


                         Accumulator(R) Elite(SM) at a glance -- key features 13
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Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. The fees and charges shown in this section are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX later in this Prospectus for the fees and charges that apply under your contract.

All features listed below may not have been available at the time you purchased your contract. See Appendix IX later in this Prospectus for more information.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.



------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (Deducted if you surrender your contract or make certain
withdrawals or apply your cash value to certain payout options).(1)         8.00%

Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                      $ 350
------------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underly- ing trust portfolio fees and expenses.

------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(2)
   If your account value on a contract date anniversary is less than
   $50,000(3)                                                               $  30
   If your account value on a contract date anniversary is $50,000
   or more                                                                  $   0
------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:
Mortality and expense risks                                                 1.10%(4)
Administrative                                                              0.30%
Distribution                                                                0.25%
                                                                            -------
Total Separate account annual expenses                                      1.65%
------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect any of the following optional benefits
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (Calculated as a
percentage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                   0.00%
   Annual Ratchet to age 85                                                 0.30% of the Annual Ratchet to age 85 benefit base
                                                                            (maximum);
                                                                            0.25% (current)
   6% Roll-Up to age 85                                                     0.45% of the 6% Roll-Up to age 85 benefit base
   Greater of 5% Roll-Up to age 85 or Annual Ratchet to age 85              0.50% of the greater of 5% Roll-Up to age 85
                                                                            benefit base of the Annual Ratchet to age 85 benefit
                                                                            base as applicable.
   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85              0.60% of the greater of 6% Roll-Up to age 85
                                                                            benefit base or the Annual Ratchet to age 85 benefit
                                                                            base, as applicable
------------------------------------------------------------------------------------------------------------------------------------


14 Fee table
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
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed principal benefit charge for option 2 (Calculated as a percentage of the account value. Deducted annually(2) on the first
10 contract date anniversaries.)                                         0.50%
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit (or "Living Benefit")
charge (Calculated as a percentage of the applicable benefit base.
Deducted annually(2) on each contract date anniversary for which the
benefit is in effect.)                                                   0.65%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (Calculated as a percentage of the account value. Deducted annually(2) on each contract date anniver-
sary for which the benefit is in effect.)                                0.35%
------------------------------------------------------------------------------------------------------------------------------------
Principal Protector(SM) benefit charge (Calculated as a percentage       0.35% for the 5% GWB
of the account value. Deducted annually(2) on each contract date anni-   Annual withdrawal option
versary, provided your GWB benefit base is greater than zero.)           0.50% for the 7% GWB
                                                                         Annual withdrawal option

If you "step up" your GWB benefit base, we reserve the right to          0.60% for the 5% GWB
increase your charge up to:                                              Annual withdrawal option

                                                                         0.80% for the 7% GWB
                                                                         Annual withdrawal option

Please see "Principal Protector(SM)" in "Contract features and benefits" for more information about this feature, including its benefit base and the optional step up provision, and "Principal Protector(SM) charge" in "Charges and expenses," both later in this
Prospectus, for more information about when the charge applies.
------------------------------------------------------------------------------------------------------------------------------------
Net loan interest charge - Rollover TSA contracts only (Calcu-
lated and deducted daily as a percentage of the outstanding loan
amount)                                                                  2.00%(5)
------------------------------------------------------------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2008 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses)(6)                                                                 0.64%      3.65%


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable

    The withdrawal charge percentage we use is          Contract
    determined by the contract year in which you        Year
    make the withdrawal or surrender your
    contract. For each contribution, we consider        1..................8.00%
    the contract year in which we receive that          2..................7.00%
    contribution to be "contract year 1")               3..................6.00%
                                                        4..................5.00%
                                                        5+.................0.00%

(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply under your contract. See Appendix IX later in this Prospectus for more information. For Principal Protector(SM) only (if available), if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector(SM), the pro rata deduction for the Principal Protector(SM) charge is waived.

(3) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.

(4) These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges.

(5) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(6) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2008 and for the underlying portfolios.



                                                                    Fee table 15
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EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2008, which results in an estimated administrative charge of 0.006% of contract value.


The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.


Although your actual costs may be higher or lower, based on these assumptions, your costs would be:





------------------------------------------------------------------------------------------------------------------------------------
                                        If you surrender your contract at the        If you annuitize at the end of the
                                          end of the applicable time period                applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                          1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios    $1,526     $2,763     $3,578      $7,033     N/A       $2,763     $3,578      $7,033
(b) assuming minimum fees and
    expenses of any of the Portfolios    $1,210     $1,863     $2,159      $4,613     N/A       $1,863     $2,159      $4,613
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------
                                         If you do not surrender your contract at
                                          the end of the applicable time period
-----------------------------------------------------------------------------------
                                          1 year    3 years    5 years    10 years
-----------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios      $726     $2,163     $3,578     $7,033
(b) assuming minimum fees and
    expenses of any of the Portfolios      $410     $1,263     $2,159     $4,613
--------------------------------------------------------------------------------



CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2008.



16 Fee table
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1. Contract features and benefits


--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

You may currently make additional contributions of: (i) at least $500 each for NQ, QP and Rollover TSA contracts; (ii) $50 each for Rollover IRA and Roth conversion IRA contracts; and (iii) $1,000 for Inherited IRA contracts, subject to limitations noted below. Maximum contribution limitations also apply. The following table summarizes our current rules regarding contributions to your contract, which are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. In some states, our rules may vary. All ages in the table refer to the age of the annuitant named in the contract. Initial contribution amounts are provided for informational purposes only. The contract is no longer available to new purchasers.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VIII later in this Prospectus.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                Available
                for annuitant    Minimum
Contract type   issue ages*      contributions                  Source of contributions          Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 85    o $10,000 (initial).           o After-tax money.               o No additional contributions
                                                                                                   after attainment of age 87.*
                                 o $500 (additional)            o Paid to us by check or
                                                                  transfer of contract value in
                                 o $100 monthly and               a tax-deferred exchange
                                   $300 quarterly under our       under Section 1035 of the
                                   automatic investment pro-      Internal Revenue Code.
                                   gram (additional)
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 17
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

------------------------------------------------------------------------------------------------------------------------------------
                  Available
                  for annuitant   Minimum
Contract type     issue ages*     contributions         Source of contributions            Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA      20 through 85   o $10,000 (initial)   o Eligible rollover distribu-      o No rollover or direct transfer
                                                          tions from 403(b) plans,           contributions after attainment of age
                                  o $50 (additional)      qualified plans, and govern-       87.*
                                                          mental employer 457(b)
                                                          plans.                           o Contributions after age 70-1/2 must be
                                                        o Rollovers from another             net of required minimum distributions.
                                                          traditional individual retire-
                                                          ment arrangement.                o Although we accept regular IRA
                                                                                             contributions (limited to $5,000),
                                                        o Direct custodian-to-               under the Rollover IRA contracts, we
                                                          custodian transfers from           intend that the contract be used
                                                          another traditional indi-          primarily for rollover and direct
                                                          vidual retirement                  transfer contributions.
                                                          arrangement.
                                                        o Regular IRA contributions.       o Additional catch-up contributions of up
                                                                                             to $1,000 per calendar year where the
                                                        o Additional catch-up                owner is at least age 50 but under age
                                                          contributions.                     70-1/2 at any time during the calendar
                                                                                             year for which the contribution is
                                                                                             made.
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85   o $10,000 (initial)   o Rollovers from another           o No additional rollover or direct
IRA                                                       Roth IRA.                          transfer contributions after attainment
                                  o $50 (additional)                                         of age 87.*
                                                        o Rollovers from a "desig-
                                                          nated Roth contribution          o Conversion rollovers after age 70-1/2
                                                          account" under a 401(k)            must be net of required minimum
                                                          plan or 403(b) plan.               distributions for the traditional IRA
                                                                                             or other eligible retirement plan which
                                                        o Conversion rollovers from a        is the source of the conversion
                                                          traditional IRA or other           rollover.
                                                          eligible retirement plan.
                                                                                           o Before 2010, you cannot roll over funds
                                                        o Direct transfers from              from a traditional IRA or other
                                                          another Roth IRA.                  eligible retirement plan if your
                                                                                             adjusted gross income is $100,000 or
                                                        o Regular Roth IRA                   more.
                                                          contributions.
                                                                                           o Although we accept regular Roth IRA
                                                        o Additional catch-up contri-        contributions (limited to $5,000)
                                                          butions.                           under the Roth IRA contracts, we intend
                                                                                             that the contract be used primarily for
                                                                                             rollover and direct transfer
                                                                                             contributions.

                                                                                           o Additional catch-up contributions of up
                                                                                             to $1,000 per calendar year where the
                                                                                             owner is at least age 50 at any time
                                                                                             during the calendar year for which the
                                                                                             contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits
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

------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant   Minimum
Contract type    issue ages*     contributions          Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA**   20 through 85   o $10,000 (initial)    o With documentation of           o No additional rollover or direct
                                                          employer or plan approval,        transfer contributions after attainment
                                 o $500 (additional)      and limited to pre-tax            of age 87.*
                                                          funds, direct plan-to-plan
                                                          transfers from another          o Contributions after age 70-1/2 must be
                                                          403(b) plan or contract           net of any required minimum
                                                          exchanges from another            distributions.
                                                          403(b) contract under the
                                                          same plan.                      o We do not accept employer-remitted
                                                                                            contributions.
                                                        o With documentation of
                                                          employer or plan approval,      o We do not accept after tax
                                                          and limited to pre-tax            contributions, including designated
                                                          funds, eligible rollover dis-     Roth contributions.
                                                          tributions from other 403(b)
                                                          plans, qualified plans, gov-
                                                          ernmental employer 457(b)
                                                          plans or traditional IRAs.
------------------------------------------------------------------------------------------------------------------------------------
QP               20 through 75   o $10,000 (initial)    o Only transfer contributions     o A separate QP contract must be
                                                          from other investments            established for each plan participant.
                                 o  $500 (additional)     within an existing defined
                                                          contribution qualified plan     o We do not accept regular ongoing
                                                          trust.                            payroll contributions or contributions
                                                                                            directly from the employer.
                                                        o The plan must be qualified
                                                          under Section 401(a) of the     o Only one additional transfer
                                                          Internal Revenue Code.            contribution may be made during a
                                                                                            contract year.
                                                        o For 401(k) plans, trans-
                                                          ferred contributions may        o No additional transfer contributions
                                                          not include any after-tax         after participant's attainment of age
                                                          contributions, including          76 or, if later, the first contract
                                                          designated Roth contribu-         date anniversary.
                                                          tions.
                                                                                          o Contributions after age 70-1/2 must be
                                                                                            net of any required minimum
                                                                                            distributions.

                                                                                          o We do not accept contributions from
                                                                                            defined benefit plans.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19
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

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for annuitant   Minimum
Contract type      issue ages*     contributions          Source of contributions         Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA      0 through 70    o $10,000 (initial)    o Direct custodian-to-          o Any additional contributions must be
Beneficiary Con-                   o $1,000 (additional)    custodian transfers of your     from the same type of IRA of the same
tinuation                                                   interest as a death benefi-     deceased owner.
Contract (tradi-                                            ciary of the deceased
tional IRA or                                               owner's traditional indi-     o Non-spousal beneficiary direct rollover
Roth IRA)                                                   vidual retirement               contributions from qualified plans,
                                                            arrangement or Roth IRA to      403(b) plans and governmental employer
                                                            an IRA of the same type.        457(b) plans may be made to an
                                                                                            Inherited IRA contract under specified
                                                                                            circumstances.
------------------------------------------------------------------------------------------------------------------------------------


+ Additional contributions may not be permitted under certain conditions in your state. If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Please see Appendix VIII later in the Prospectus to see if additional contributions are permitted in your state.

* Please see Appendix IX for variations that may apply to your contract.


** May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Elite(SM) Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).


See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.



20 Contract features and benefits
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OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

If the Spousal protection feature is available under your contract and elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II later in this Prospectus for more information on QP contracts.



PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST. If you purchased the contract to fund a charitable remainder trust and elected either the Guaranteed minimum income benefit ("GMIB") or an enhanced death benefit, you should strongly consider "split-funding": that is, the trust holds investments in addition to this Accumulator(R) Elite(SM) contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB and/or the enhanced death benefit base. See the discussion of these benefits later in this section.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS


 Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealer. Additional contributions may also be made under our automatic investment program. These methods of payment, are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions.



                                              Contract features and benefits  21
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PORTFOLIOS OF THE TRUSTS


The AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust --
Class B Shares*                                                                            Investment Manager (or Sub-Adviser(s), as
Portfolio Name                Objective                                                    applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                        o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                        o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a           o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.     o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,     o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       Long-term growth of capital.                                 o AllianceBernstein L.P.
 EQUITY                                                                                    o ClearBridge Advisors, LLC
                                                                                           o Legg Mason Capital Management, Inc.
                                                                                           o Marsico Capital Management, LLC
                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND        To seek a balance of high current income and capital         o BlackRock Financial Management, Inc.
                              appreciation, consistent with a prudent level of risk.       o Pacific Investment Management Company
                                                                                             LLC
                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE      Long-term growth of capital.                                 o Invesco Aim Capital Management, Inc.
                                                                                           o RCM Capital Management LLC
                                                                                           o SSgA Funds Management, Inc.
                                                                                           o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    Long-term growth of capital.                                 o AllianceBernstein L.P.
 EQUITY                                                                                    o JPMorgan Investment Management Inc.
                                                                                           o Marsico Capital Management, LLC
                                                                                           o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust --
Class B Shares*                                                                   Investment Manager (or Sub-Adviser(s), as
Portfolio Name               Objective                                            applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 CORE EQUITY                                                                      o Janus Capital Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o Goodman & Co. NY Ltd.
 GROWTH                                                                           o SSgA Funds Management, Inc.
                                                                                  o T. Rowe Price Associates, Inc.
                                                                                  o Westfield Capital Management Company, L.P.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 VALUE                                                                            o Institutional Capital LLC
                                                                                  o MFS Investment Management
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Long-term growth of capital.                         o AllianceBernstein L.P.
 GROWTH                                                                           o Franklin Advisers, Inc.
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Long-term growth of capital.                         o AXA Rosenberg Investment Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Tradewinds Global Investors, LLC
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR    High total return through a combination of current   o Pacific Investment Management Company
 BOND(1)                     income and capital appreciation.                       LLC
                                                                                  o Post Advisory Group, LLC
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Eagle Asset Management, Inc.
 GROWTH                                                                           o SSgA Funds Management, Inc.
                                                                                  o Wells Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Franklin Advisory Services, LLC
 VALUE                                                                            o Pacific Global Investment Management
                                                                                    Company
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY      Long-term growth of capital.                         o Firsthand Capital Management, Inc.
                                                                                  o RCM Capital Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23
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
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
-- Class IB Shares*                                                                        Investment Manager (or Sub-Adviser(s),
Portfolio Name                  Objective                                                  as applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN            Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II        Seeks to achieve long-term capital appreciation.           o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN INCOME          Seeks to maximize income while maintaining prospects       o BlackRock Investment Management, LLC
 CORE(2)                        for capital appreciation.                                  o Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       Seeks to achieve long-term total return.                   o BlackRock Investment Management, LLC
 VALUE CORE(3)                                                                             o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN TEMPLETON       Primarily seeks capital appreciation and secondarily       o AXA Equitable
 FOUNDING STRATEGY CORE(4)      seeks income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA MUTUAL SHARES CORE(5)    Seeks to achieve capital appreciation, which may occa-     o BlackRock Investment Management, LLC
                                sionally be short-term, and secondarily, income.           o Franklin Mutual Advisers, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE          Seeks to increase value through bull markets and bear      o AXA Rosenberg Investment Management LLC
 LONG/SHORT EQUITY              markets using strategies that are designed to limit expo-
                                sure to general equity market risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA TEMPLETON GROWTH         Seeks to achieve long-term capital growth.                 o BlackRock Investment Management, LLC
 CORE(6)                                                                                   o Templeton Global Advisors Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        Seeks to achieve capital appreciation and secondarily,     o BlackRock Investment Management, LLC
 EQUITY                         income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL      Seeks to provide current income and long-term growth of    o BlackRock Investment Management
 VALUE                          income, accompanied by growth of capital.                    International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       Seeks to achieve a combination of growth and income to     o Boston Advisors, LLC
 INCOME                         achieve an above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             Seeks to achieve long-term capital appreciation.           o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                               o Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH      Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH          Seeks to maximize current income.                          o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX(7)        Seeks to achieve a total return before expenses that       o AllianceBernstein L.P.
                                approximates the total return performance of the Russell
                                3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              Seeks to achieve a total return before expenses that       o SSgA Funds Management, Inc.
                                approximates the total return performance of the Barclays
                                Capital U.S. Aggregate Bond Index, including reinvest-
                                ment of dividends, at a risk level consistent with that of the Barclays Capital U.S. Aggregate Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       Seeks to achieve long-term growth of capital.              o Davis Selected Advisers, L.P.
------------------------------------------------------------------------------------------------------------------------------------


24 Contract features and benefits
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
-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
-- Class IB Shares*                                                                      Investment Manager (or Sub-Adviser(s), as
Portfolio Name               Objective                                                   applicable)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks to achieve a total return before expenses that        o AllianceBernstein L.P.
                             approximates the total return performance of the S&P
                             500 Index, including reinvestment of dividends, at a risk
                             level consistent with that of the S&P 500 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks to achieve long-term capital growth.                  o Evergreen Investment Management
                                                                                           Company, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FOCUS PLUS(8)             Seeks to achieve long-term growth of capital.               o AXA Equitable
                                                                                         o Marsico Capital Management, LLC
                                                                                         o SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND         Seeks to achieve capital appreciation.                      o GAMCO Asset Management Inc.
 ACQUISITIONS
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY       Seeks to maximize capital appreciation.                     o GAMCO Asset Management Inc.
 VALUE
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS(9)       Seeks to achieve capital growth and current income.         o BlackRock Investment Management, LLC
                                                                                         o Evergreen Investment Management
                                                                                           Company, LLC
                                                                                         o First International Advisors, LLC (dba
                                                                                           "Evergreen International")
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR       Seeks to achieve long-term capital appreciation.            o BlackRock Investment Management, LLC
 EQUITY(10)                                                                              o Morgan Stanley Investment Management Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT   Seeks to achieve a total return before expenses that        o SSgA Funds Management, Inc.
 BOND INDEX                  approximates the total return performance of the Barclays
                             Capital Intermediate Government Bond Index, including
                             reinvestment of dividends, at a risk level consistent with that of the Barclays Capital Intermediate Government
                             Bond Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS   Seeks to achieve long-term growth of capital.               o AXA Equitable
                                                                                         o Hirayama Investments, LLC
                                                                                         o SSgA Funds Management, Inc.
                                                                                         o Wentworth Hauser and Violich, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH      Seeks to achieve capital appreciation.                      o MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE            Seeks to achieve long-term capital appreciation.            o JPMorgan Investment Management Inc.
 OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with a sec-    o AXA Equitable
                             ondary objective to seek reasonable current income. For     o Institutional Capital LLC
                             purposes of this Portfolio, the words "reasonable current   o SSgA Funds Management, Inc.
                             income" mean moderate income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses that        o AllianceBernstein L.P.
                             approximates the total return performance of the Russell
                             1000 Growth Index, including reinvestment of dividends
                             at a risk level consistent with that of the Russell 1000
                             Growth Index.
-----------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 25
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
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
-- Class IB Shares*                                                                       Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  Objective                                                 applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS        Seeks to provide long-term capital growth.                o AXA Equitable
                                                                                          o Marsico Capital Management, LLC
                                                                                          o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX        Seeks to achieve a total return before expenses that      o SSgA Funds Management, Inc.
                                approximates the total return performance of the Russell
                                1000 Value Index, including reinvestment of dividends,
                                at a risk level consistent with that of the Russell 1000
                                Value Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS         Seeks to achieve capital appreciation.                    o AllianceBernstein L.P.
                                                                                          o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND               Seeks to maximize income and capital appreciation         o BlackRock Financial Management, Inc.
                                through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       Seeks to achieve capital appreciation and growth of       o Lord, Abbett & Co. LLC
 INCOME                         income without excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP        Seeks to achieve capital appreciation and growth of       o Lord, Abbett & Co. LLC
 CORE                           income with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE    Seeks to achieve capital appreciation.                    o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX                Seeks to achieve a total return before expenses that      o SSgA Funds Management, Inc.
                                approximates the total return performance of the S&P Mid
                                Cap 400 Index, including reinvestment of dividends, at a
                                risk level consistent with that of the S&P Mid Cap 400
                                Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS           Seeks to achieve long-term capital appreciation.          o AXA Equitable
                                                                                          o SSgA Funds Management, Inc.
                                                                                          o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                 Seeks to obtain a high level of current income, preserve  o The Dreyfus Corporation its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            Seeks to achieve capital appreciation.                    o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL           Seeks to achieve capital appreciation.                    o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve long-term capital appreciation.          o OppenheimerFunds, Inc.
 OPPORTUNITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve capital appreciation.                    o OppenheimerFunds, Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND(11)   Seeks to generate a return in excess of traditional       o Pacific Investment Management Company,
                                money market products while maintaining an emphasis on      LLC
                                preservation of capital and liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS            Seeks to achieve high current income consistent with      o AllianceBernstein L.P.
                                moderate risk to capital.                                 o AXA Equitable
                                                                                          o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND          Seeks to achieve current income with reduced volatility   o BlackRock Financial Management, Inc.
                                of principal.
------------------------------------------------------------------------------------------------------------------------------------


26 Contract features and benefits
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
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
-- Class IB Shares*                                                                      Investment Manager (or Sub-Adviser(s), as
Portfolio Name              Objective                                                    applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the        o AllianceBernstein L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH     Seeks to achieve long-term capital appreciation and          o T. Rowe Price Associates, Inc.
 STOCK                      secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
                            with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Seeks to achieve capital growth and income.                  o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       Seeks to achieve capital growth.                             o Morgan Stanley Investment Management Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN REAL ESTATE   Seeks to provide above average current income and long-      o Morgan Stanley Investment Management Inc.
                            term capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------



* The chart below reflects the portfolio's former name in effect until on or about May 1, 2009, subject to regulatory approval. The number in the "Footnote No." column corresponds with the number contained in the chart above.




   ---------------------------------------------------------
    Footnote No.  Portfolio's Former Name
   ---------------------------------------------------------
                  AXA Premier VIP Trust
   ---------------------------------------------------------
        (1)       Multimanager High Yield
   ---------------------------------------------------------
                  EQ Advisors Trust
   ---------------------------------------------------------
        (2)       EQ/Franklin Income
   ---------------------------------------------------------
        (3)       EQ/Franklin Small Cap Value
   ---------------------------------------------------------
        (4)       EQ/Franklin Templeton Founding Strategy
   ---------------------------------------------------------
        (5)       EQ/Mutual Shares
   ---------------------------------------------------------
        (6)       EQ/Templeton Growth
   ---------------------------------------------------------
        (7)       EQ/AllianceBernstein Common Stock
   ---------------------------------------------------------
        (8)       EQ/Marsico Focus
   ---------------------------------------------------------
        (9)       EQ/Evergreen International Bond
   ---------------------------------------------------------
       (10)       EQ/Van Kampen Emerging Markets Equity
   ---------------------------------------------------------
       (11)       EQ/PIMCO Real Return
   ---------------------------------------------------------



You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



                                               Contract features and benefits 27
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GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges, and any optional benefit charges. See Appendix VIII later in this Prospectus for state variations.


Depending on the state where your contract was issued, your lifetime minimum rate ranges from 1.50% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2009 is 1.50%, 2.25%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfer from the guaranteed interest option.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VIII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under contracts that offer GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "The Guaranteed Principal Benefits," below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) Elite(SM) contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed below in "Allocating your contributions," would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that


28  Contract features and benefits
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date. As of February 17, 2009 the next available maturity date was February 16,
2016. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market Option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amounts of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you selected was shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits (at contract issue only) or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states -- See Appendix VIII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. If you are an existing contract owner, this restriction may not apply. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



THE GUARANTEED PRINCIPAL BENEFITS (INCLUDING PRINCIPAL ASSURANCE)

We offered a guaranteed principal benefit ("GPB") with two options. See Appendix VIII later in this Prospectus for more information on state availability and Appendix IX for contract variation and/or availability of these benefits. You could only elect one of the GPBs. Neither GPB was available under Inherited IRA contracts. We did not offer either GPB when the rate to maturity for the applicable fixed maturity option was 3%. Both GPB options allow you to allocate a portion of your total contributions to the variable investment options, while ensuring that your account value will at least equal your contributions


                                              Contract features and benefits  29
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adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1 (also known as Principal assurance). If you elected either GPB you could not elect the Guaranteed minimum income benefit, Principal Protector(SM), the systematic withdrawals option or the substantially equal withdrawals option. However, certain contract owners who elected GPB are not subject to these restrictions. See Appendix IX for information on what applies under your contract.


You could elect GPB Option 1 only if the annuitant was age 80 or younger when the contract was issued (after age 75, only the 7-year fixed maturity option was available). You could elect GPB Option 2 only if the annuitant was age 75 or younger when the contract was issued. If you purchased an IRA, QP or Rollover TSA contract, before you either purchased GPB Option 2 or elected GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should have considered whether your value in the variable investment options, guaranteed interest option and permissible funds outside the contract were sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elected GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.



GUARANTEED PRINCIPAL BENEFIT OPTION 1 (UNDER CERTAIN CONTRACTS, THIS FEATURE IS CALLED "PRINCIPAL ASSURANCE"). GPB Option 1 was only available at contract issue. Under GPB Option 1, you selected a fixed maturity option at the time you signed your application. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The amount of your contribution allocated to the fixed maturity option was calculated based upon the rate to maturity then in effect for the fixed maturity option you chose. Your contract contains information on the percentage of your contribution allocated to the fixed maturity option. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. You allocated the remainder of your initial contribution to the investment options however you chose (unless you elected a dollar cost averaging program, in which case the remainder of your initial contribution was allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.


GUARANTEED PRINCIPAL BENEFIT OPTION 2. GPB Option 2 was only available at contract issue. IF YOU PURCHASED GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10-YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable. This feature was not available under all contracts.

We have specified the portion of your initial contribution, and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract contains information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract and other than the Investment simplifier (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

If you purchased the Guaranteed principal benefit option 2, you cannot voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.


30  Contract features and benefits
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There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 would not have been appropriate if you wanted to make additional contributions to your contract beyond the first six months after your contract was issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Elite(SM) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under the contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).


The purchase of GPB Option 2 also would not have been appropriate if you planned on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example, the Guaranteed death benefits and Protection Plus(SM)). You should also note that if you intended to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 would not have been appropriate because of the guarantees already provided by these options. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.


DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging." If you elect Principal Protector(SM), you may not participate in the special dollar cost averaging program.

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program was selected at the time you applied to purchase the Accumulator(R) Elite(SM) contract, a 60 day rate lock was applied from the date of application. Any contribution(s) received during this 60 day period were credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Elite(SM) contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value


                                              Contract features and benefits  31
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transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. On the last day of each month, we check to see whether you have at least $7,500 in the guaranteed interest option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                      ----------------------------------

You may not currently participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option 1 rebalancing program you may participate in any of the dollar cost averaging programs except general dollar cost averaging. If you elect a GPB, you may also elect the General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits. See "Guaranteed minimum death benefit and Guaranteed minimum income benefit (or the "Living Benefit") base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states (see Appendix VIII later in this Prospectus for more information on state availability).


GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit (known as the "Living Benefit" under certain existing contracts) and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.


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6% (OR 5%) ROLL-UP TO AGE 85 (USED FOR THE 6% ROLL-UP TO AGE 85 ENHANCED DEATH
BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    plus

o   daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to this benefit base is:


o 6% (or 5%) with respect to the variable investment options (other than EQ/Intermediate Government Bond Index, EQ/Money Market, and EQ/Short Duration Bond) and the account for special dollar cost averaging; the effective annual rate is 4% in Washington. Please see Appendix VIII later in this Prospectus to see what roll-up rate applies in your state or Appendix IX for what applies to your contract; and

o 3% with respect to the EQ/Intermediate Government Bond Index, EQ/Money Market, and EQ/Short Duration Bond, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


The benefit base stops rolling up after the contract date anniversary following the annuitant's 85th birthday.



ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),

                                       or

o your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you take a withdrawal from your contract, your benefit base will be reduced as described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. After such withdrawal, your benefit base is equal to the greater of either:

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                       or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).



GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% (or 5%) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.


GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the roll-up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.


We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset for five years. If after your death your spouse continues the contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.


It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as


                                              Contract features and benefits  33
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a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

For information about whether the Guaranteed death benefit/
Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please contact your financial professional for more information about availability in your state.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


GUARANTEED MINIMUM INCOME BENEFIT OPTION


(DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, THIS BENEFIT MAY BE CALLED THE "LIVING BENEFIT." SEE APPENDIX IX LATER IN THIS PROSPECTUS FOR MORE INFORMATION.)

The Guaranteed minimum income benefit was available if the annuitant was age 20 through 75 at the time the contract was issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.


If you purchased the contract as an Inherited IRA, or if you elected a GPB option or Principal Protector(SM), the Guaranteed minimum income benefit is not available. Depending on when you purchased your contract, the Guaranteed minimum income benefit rider may have been available with Principal assurance. See Appendix IX later in this Prospectus for more information.

If you purchased the contract to fund a charitable remainder trust, you must take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed minimum income benefit. See "Owner and annuitant requirements" earlier in this section. If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.


Depending on when you purchased your contract, if you elected the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information. Also, for more information about when the Guaranteed minimum income benefit will terminate under your contract, please see Appendix IX later in this Prospectus.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. Depending on when you purchased your contract, your options may be different. See Appendix IX later in this Prospectus for more information. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:

--------------------------------------------------------------------------------
                            Level payments
--------------------------------------------------------------------------------
                                            Period certain years
                                     ---------------------------------
                Annuitant's age at
                    exercise              IRAs             NQ
--------------------------------------------------------------------------------
                  75 and younger       10              10
                        76              9              10
                        77              8              10
                        78              7              10
                        79              7              10
                        80              7              10
                        81              7               9
                        82              7               8
                        83              7               7
                        84              6               6
                        85              5               5
--------------------------------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA


34  Contract features and benefits
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only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.


The Guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". Subject to state availability, in general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.


o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o   On the contract date anniversary following annuitant's 85th birthday.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is dependent on when, and in what state, you purchased your contract. Please see Appendices VIII and IX, later in this Prospectus.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option) or the loan reserve account under rollover TSA contracts.


--------------------------------------------------------------------------------
                                    Guaranteed minimum income
             Contract date         benefit -- annual income
        anniversary at exercise        payable for life
--------------------------------------------------------------------------------
                   10                      $11,891
                   15                      $18,597
--------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payment contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).


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EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:

o If the annuitant was at least age 20 and not older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and not older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, if applicable the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85;

(iii) for Accumulator(R) Elite(SM) QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Elite(SM) QP contract into an Accumulator(R) Elite(SM) Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee (if available), a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) for Accumulator(R) Elite(SM) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Elite(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(v) if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If Spousal Protection is available under your contract and is elected, and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner/annuitant; and

(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

o A successor owner who is not the annuitant may not be able to exercise the Guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.

o If the successor owner is the annuitant, the Guaranteed mini mum income benefit continues only if the benefit could be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

o If you designate your surviving spouse as successor owner, the Guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above, even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

o A successor owner or beneficiary that is a trust or other non- natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


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GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a standard death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges) and any taxes that apply. The standard death benefit was the only death benefit available for annuitants who were ages 76 through 85 at issue. The applicable issue ages may be different for certain contract owners, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. Once your contract has been issued, you may not change or voluntarily terminate your death benefit.

If you elected one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply), whichever provides the higher amount. If you elected the Spousal protection option, if applicable, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

If you elected one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS. DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, YOUR AVAILABLE ISSUE AGES MAY HAVE BEEN OLDER AT THE TIME YOU PURCHASED YOUR CONTRACT.

Subject to state and contract availability (please see Appendix VIII for state availability of these benefits and Appendix IX for contract variations later in this Prospectus), the following enhanced death benefits were available:

o   ANNUAL RATCHET TO AGE 85.

o   6% ROLL-UP TO AGE 85.


o   THE GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

o   THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

If you elected Principal Protector(SM), only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit were available.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


If you are using the contract to fund a charitable remainder trust, you must take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See "Owner and annuitant requirements" earlier in this section.


See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.


Protection Plus(SM)

The following section provides information about the Protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract. If you purchased the Protection Plus(SM) feature, you may not voluntarily terminate this feature. If you elected Principal Protector(SM), the Protection Plus(SM) feature is not available.

Depending on when you purchased your contract, if you elected the Protection Plus(SM) option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o   the account value or

o   any applicable death benefit

                                              Contract features and benefits  37
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Increased by:

o   such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus(SM) earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus(SM) earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death. If you are an existing contract owner, your net contributions may be reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and any TSA loans). For information about what applies to your contract, see Appendix IX later in this Prospectus.

If the annuitant was age 71 through 75 (this age may be higher for certain contract owners, depending on when you purchased your contract) when we issued your contract (or if the successor owner/ annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o   the account value or

o   any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%.

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Protection Plus(SM) death benefit is calculated, please see Appendix VII.

If you elected Spousal protection, the Protection Plus(SM) benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus(SM) benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus(SM) benefit is either added to the death benefit payment or to the account value if successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Ask your financial professional or see Appendix VIII later in this Prospectus to see if this feature was available in your state.


PRINCIPAL PROTECTOR(SM)

The following section provides information about the Principal Protector(SM) option, which was only available at the time you purchased your contract. If Principal Protector(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently.

As described below, Principal Protector(SM) provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your GWB Annual withdrawal amount. Principal Protector(SM) is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector(SM) could be elected at contract issue, for an additional charge, if the annuitant was age 0 through 85 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elected this benefit, you cannot terminate it.

Depending on when you purchased your contract, this feature may not have been available. See Appendix IX later in this Prospectus for more information.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector(SM) provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector(SM) will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector(SM) and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector(SM) under the Beneficiary continuation option is subject to state availability. If it was approved in your state, it was added to your contract if you had already elected GWB. See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector(SM) under the Beneficiary continuation option.


If you purchased the contract as a TSA, QP or Inherited IRA, Principal Protector(SM) was not available. This benefit was also not available if you elected the Guaranteed minimum income benefit, the Greater of 6% Roll- Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus(SM), GPB Option 1 or GPB Option 2 or the special dollar cost averaging program. This benefit may not have been



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available under your contract. For more information, please see Appendix IX later in this Prospectus.

If you elected the Principal Protector(SM) option and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector(SM) makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector(SM) guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you. Please consult your tax adviser.


YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWB benefit base increases by the dollar amount of any additional contributions.

o   Your GWB benefit base decreases by the dollar amount of withdrawals.

o Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

o Your GWB benefit base may also be increased under the Optional step up provision.

o Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector(SM).


YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchased your contract, you chose between two available GWB Annual withdrawal options:

o   7% GWB Annual withdrawal option

o   5% GWB Annual withdrawal option

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the GWB Annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.


EFFECT OF GWB EXCESS WITHDRAWALS

A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal (including any applicable withdrawal charge), and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

o If the account value after the deduction of the withdrawal is less than the GWB benefit base, then the GWB benefit base is reset equal to the account value.

o If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

o The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of Principal Protector(SM). If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.


                                              Contract features and benefits  39
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Withdrawal charges, if applicable, are applied to the amount of the withdrawal exceeding the Guaranteed annual withdrawal amount, assuming the Guaranteed annual withdrawal amount is greater than the 10% free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Using the example above, if the $8,000 withdrawal is a withdrawal of contributions subject to the withdrawal charge, the withdrawal charge would apply to the $3,000 (the amount of the withdrawal charge above the Guaranteed annual withdrawal amount of $5,000). See "Certain withdrawals" in "Charges and expenses" later in this Prospectus.

You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.


In general, if you purchase the contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.


If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.


EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract date anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract date anniversary, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract date anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.


EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, no additional contributions will be permitted.


OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract date anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector(SM) charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation


40  Contract features and benefits
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option election. As of the date of the GWB benefit base step up, your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.


OTHER IMPORTANT CONSIDERATIONS

o Principal Protector(SM) protects your principal only through withdrawals. Your account value may be less than your total contributions.

o You can take withdrawals under your contract without purchasing Principal Protector(SM). In other words, you do not need this benefit to make withdrawals.

o Amounts withdrawn in excess of your GWB Annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year.

o Withdrawals made under Principal Protector(SM) will be treated, for tax purposes, in the same way as other withdrawals under your contract.

o All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector(SM) does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector(SM). See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

o GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

o If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector(SM) if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector(SM) when you have a GWB benefit base that is greater than zero.

o If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.

The contract was available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not have been available in all states. Please speak with your financial professional for further information.

Depending on when you purchased your contract, the contract may not have been available. See Appendix IX later in this Prospectus for more information.


The inherited IRA beneficiary continuation contract could only have been purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries are treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract could have been purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but may have elected to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


                                              Contract features and benefits  41
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o   You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract.



o The beneficiary of the original IRA is the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust is the annuitant.

o An inherited IRA beneficiary continuation contract was not available for annuitants over age 70.

o The initial contribution had to be a direct transfer from the deceased owner's original IRA and was subject to minimum contribution amounts. See "How you can contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

o   You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges if applicable under your contract, will apply as described in "Charges and expenses" later in this Prospectus.

o The Guaranteed minimum income benefit, successor owner/ annuitant feature, special dollar cost averaging program (if applicable), automatic investment program, GPB Options 1 and 2, Principal Protector(SM) and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges (if applicable under your contract) will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER
OF DAYS


This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract, and (iv) any interest in the account for special dollar cost averaging through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii), or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract, whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


42  Contract features and benefits
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2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging and (v) the loan reserve account (applicable to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge as well as optional benefit charges*; (ii) any applicable withdrawal charges and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

----------------------

* Depending on when you purchased your contract, your account value will be reduced by a pro rata portion of the administrative charge only. See Appendix IX later in this Prospectus for more information.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, if applicable, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2, Principal Protector(SM) and/or the Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.


INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VIII later in this Prospectus for any state variations with regard to the termination of your contract.


GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit


                                           Determining your contract's value  43
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will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.


PRINCIPAL PROTECTOR (SM) (not available under all contracts)

If you elected Principal Protector(SM) and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:

o If your GWB benefit base equals zero, we will terminate your contract and make no payment.

o If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

o If your GWB benefit base is greater than the balance of your remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

o If the Beneficiary continuation option is elected (not available in all states), and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

      o If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector(SM) charge will no longer apply.

      o If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.

ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on your contract date anniversary beginning on the next contract date anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector(SM) will no longer apply

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.


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3. Transferring your money among investment options

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TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day. If you are an existing contractowner, this restriction may not apply. See Appendix IX later in this Prospectus for contract variations.

o   No transfers are permitted into the Special 10 year fixed maturity option.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option, the interest sweep option and dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and


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short-term trading strategies to a greater extent than portfolios that do not.
Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.


We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer two options:
"Option I" and "Option II." Option I, allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.


To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:


    (a) the percentage you want invested in each investment option (whole percentages only), and

    (b) how often you want the rebalancing to occur (quarterly, semi annually, or annually on a contract year basis)


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in



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writing and sent to our Processing Office. Termination requests can be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging.


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4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of your contract's current cash value, we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the potential tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


--------------------------------------------------------------------------------
                           Method of withdrawal
--------------------------------------------------------------------------------
                                                                Lifetime
                                              Pre-age 59-1/2    required
                                              substantially     minimum
     Contract       Partial     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                   Yes           Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA         Yes           Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth
 Conversion
 IRA                 Yes           Yes             Yes            No
--------------------------------------------------------------------------------
Inherited IRA        No            No              No              *
--------------------------------------------------------------------------------
QP**                 Yes           No              No             Yes
--------------------------------------------------------------------------------
Rollover
 TSA***              Yes           Yes             No             Yes
--------------------------------------------------------------------------------


* The contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.


** All payments are made to the trust as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

*** Employer or plan approval is required for all transactions. Your ability to take withdrawals, or loans from, or surrender your TSA contract may be limited. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.


PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). If you already own your contract, the applicable free withdrawal percentage may be higher. See Appendix IX later in this Prospectus for the free withdrawal amount that applies to your contract. Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval required).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election. If you already own your contract, the applicable percentages may be higher. See Appendix IX later in this Prospectus for information on what applies to your contract.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have elected a Guaranteed principal benefit -- this restriction may not


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apply to certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts)


We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.


Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Depending on when you purchased your contract, this option may not be available if you have elected a guaranteed principal benefit. This restriction may not apply to all contract owners. See Appendix IX later in this Prospectus for more information.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH PRINCIPAL PROTECTOR(SM). If you elected Principal Protector(SM), provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date


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has occurred before the contract was purchased. See "Principal Protector(SM)"
in "Contract features and benefits" earlier in this Prospectus for further information.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable) in the order of the earliest maturity date(s) first. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).



HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

Transfers out of the Special 10 year fixed maturity option will reduce the GPB Option 2 amount on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).

For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in the Prospectus.

With respect to the Guaranteed minimum income benefit and the Greater of 6% (or 5%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals (including any applicable withdrawal charges) will reduce each of the benefits' 6% (or 5%) Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% (or 5%) or less of the 6% (or 5%) Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% (or 5%) of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% (or 5%) Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

The effect of withdrawals on your Guaranteed minimum income benefit and Guaranteed minimum death benefit (including the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) may be different. See Appendix IX later in this Prospectus for information on what applies to your contract.


HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR(SM)

If you elected Principal Protector(SM), any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.


WITHDRAWALS TREATED AS SURRENDERS


If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. Also, under certain contracts, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. If you are an existing contract owner, the rules in the preceding sentence may not apply under your contract or if the Guaranteed minimum income benefit no lapse guarantee is available and in effect on your contract. See Appendix IX later in this Prospectus for information on what applies to your contract. See also "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.



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SPECIAL RULES FOR PRINCIPAL PROTECTOR(SM). If you elected Principal
Protector(SM), all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector(SM)" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


LOANS UNDER ROLLOVER TSA CONTRACTS


Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o   It exceeds limits of federal income tax rules;

o   Interest and principal are not paid when due; or

o   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan including any accrued and unpaid loan interest, will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VIII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option), in the order of the earliest maturity date(s) first. A market value adjustment may apply. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records.



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector(SM) (if applicable), if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector(SM) benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed


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minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charges) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) Elite(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Elite(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Elite(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Elite(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VIII later in this Prospectus for variations that may apply to your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector(SM) and choose to annuitize your contract before the maturity date, Principal Protector(SM) will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector(SM). See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.



--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period
                                        certain
                                      Life annuity with refund
                                        certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period
                                        certain
--------------------------------------------------------------------------------
Income Manager(R) payout options      Life annuity with period
   (available for annuitants age 83     certain
   or less at contract issue)         Period certain annuity
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The


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    period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your contract.

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Elite(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Elite(SM), and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


The Income Manager(R) payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) Elite(SM) contract is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options no withdrawal charge is imposed under your contract. If the withdrawal charge that otherwise would have been applied to your account value under your contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.


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You can choose the date annuity payments begin. In most states, it may not be earlier than thirteen months from the Accumulator(R) Elite(SM) contract date. Please see Appendix VIII later in this Prospectus for information on state variations. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.


If you elected Principal Protector(SM) and your contract is annuitized at maturity, we will offer an annuity payout option for life that guarantees you will receive payments that are at least equal to what you would have received under Principal Protector until the point at which your GWB Benefit Base is depleted. After your GWB Benefit Base is depleted, you will continue to receive periodic payments while you are living. The amount of each payment will be the same as the payment amount that you would have received if you had applied your account value on the maturity date to purchase a life annuity at the annuity purchase rate guaranteed in your contract; this payment amount may be more or less than your GWB Annual Withdrawal amount.

Please see Appendix VIII later in this Prospectus for variations that may apply in your state.


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5.  Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   An administrative charge

o   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.


o On each contract date anniversary -- a charge for each optional benefit that you have elected: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector(SM); and Protection Plus(SM).


o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you have elected this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The fees and charges described are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX for the fees and charges that apply under your contract. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


SEPARATE ACCOUNT ANNUAL EXPENSES


MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% of the net assets in each variable investment option.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.



ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed


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maturity option) in order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special
10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceeds the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or to apply your cash value to a non-life contingent annuity payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options--The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus.

The withdrawal charge equals a percentage of the contributions withdrawn in any of the first four years after we receive a contribution. We determine the withdrawal charge separately for each contribution according to the following table:


--------------------------------------------------------------------------------
                        Contract year
--------------------------------------------------------------------------------
                                    1     2     3     4      5
--------------------------------------------------------------------------------
     Percentage of contribution    8 %   7 %   6 %   5 %    0 %
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1" and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

For contracts issued in New York, please see Appendix VIII later in this Prospectus for the New York withdrawal charge schedule applicable to monies withdrawn from and transferred among the fixed maturity options.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and withdrawal charge from your account value. The amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in the Prospectus.

The withdrawal charge does not apply in the circumstances described below.


10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase the 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.


For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract), and (2) the 10% free withdrawal amount defined above.

If you elected Principal Protector(SM), we will waive any withdrawal charge for any withdrawal during the contract year up to the GWB Annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds the GWB Annual withdrawal amount.

The applicable free withdrawal percentage may be higher for certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for the free withdrawal amount that applies under your contract.


CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base as long as it does not exceed the free withdrawal amount. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal, nor to any subsequent withdrawal for the life of the contract.


See Appendix IX later in this Prospectus to see if this waiver of the withdrawal charge applies under your contract.


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DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:


(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;
      -- it provides continuous room and board to three or more persons;
      -- it is supervised by a registered nurse or licensed practical nurse; -- it keeps daily medical records of each patient;
      -- it controls and records all medications dispensed; and -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. If you are an existing contract owner, the charge may be as much as to 0.30% of the Annual Ratchet to age 85 benefit base. Please see Appendix IX later in this Prospectus or your contract for the charge that applies under your contract.


GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.50% of the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.


WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.

STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.

GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchased GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are insufficient, we will deduct all or a portion from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized


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or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply , depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT (THE "LIVING BENEFIT") CHARGE

If you elected the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option, if available).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee. This option is not available under all contracts.


PROTECTION PLUS(SM) CHARGE

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


PRINCIPAL PROTECTOR(SM) CHARGE

If you elected Principal Protector(SM), we deduct a charge annually as a percentage of your account value on each contract date anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, we will not deduct a pro rata portion of the charge upon your death. However, the Principal Protector(SM) charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector(SM) benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.


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If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector(SM), the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector(SM) with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector(SM) with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract date anniversary following the step up and on all contract anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector(SM)" in "Contract features and benefits."

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o   Management fees.

o   12b-1.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to 12b-1 fees. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


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6.  Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.


Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary, of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for the purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


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o   The cash value of the contract must be fully paid to the successor owner
    (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

o If Principal Protector(SM) was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value. The successor owner should consult with a tax adviser before choosing to use the "5-year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elected Principal Protector(SM), the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o   A successor owner should consider naming a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2, and Principal Protector(SM). However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable Guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elected Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner


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of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For information on the operation of successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus. For information on the operation of this feature with Protection Plus(SM), see "Protection Plus(SM)" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.


SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus(SM) benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you had the right to elect the Spousal protection option at the time you purchased your contract at no additional charge. Both spouses must have been between the ages of 20 and 70 at the time the contract was issued and must each have been named the primary beneficiary in the event of the other's death.

The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus(SM) benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus(SM) benefit, or if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

o As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus(SM) benefit.

o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/annuitant.

o The Protection Plus(SM) benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

o If you elected Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce, but do not change the owner or primary beneficiary, Spousal protection continues.

Depending on when you purchased your contract, this feature may not be available to you. See Appendix IX later in this Prospectus for more information about your contract.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VIII later in this Prospectus for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


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BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS
ONLY. The beneficiary continuation option must be elected by September 30th of the year following calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.


o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

    -- The beneficiary was 75 or younger on the original contract date.

    -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

    -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

    -- If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

    -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.



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    -- If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

    -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

    -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax information" later in this Prospectus.

o   Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.


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o   If the non-spousal beneficiary chooses scheduled payments under "Withdrawal
    Option 1," as discussed above in this section, Principal Protector(SM) may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

    -- The beneficiary was 75 or younger on the original contract date.

    -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

    -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

    -- If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

    -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

    -- If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

    -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

    -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.


If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.

o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

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7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Elite(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth Conversion IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Elite(SM)'s Guaranteed minimum income benefit, the Principal Protector(SM) benefit, dollar cost averaging, choice of death benefits, selection of variable investment options, guaranteed interest option, fixed maturity options and its choices of payout options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



SUSPENSION OF REQUIRED MINIMUM DISTRIBUTIONS FOR 2009

Congress has enacted a limited suspension of account-based required minimum distribution withdrawals only for calendar year 2009. The suspension does not apply to annuity payments. The suspension does not affect the determination of the Required Beginning Date. Neither lifetime nor post-death required minimum distributions need to be made during 2009. Please note that if you have previously elected to have amounts automatically withdrawn from a contract to meet required minimum distribution rules (for example, our "automatic required minimum distribution (RMD) service" or our "beneficiary continuation option" under a deceased individual's IRA contract each discussed earlier in this Prospectus) we will make distributions for calendar year 2009 unless you request in writing before we make the distribution that you want no required minimum distribution for calendar year 2009. If you receive a distribution which would have been a lifetime required minimum distribution (but for the 2009 suspension), you may preserve the tax deferral on the distribution by rolling it over within 60 days after you receive it to an IRA or other eligible retirement plan. Please note that any distribution to a nonspousal beneficiary which would have been a post-death required minimum distribution (but for the 2009 suspension) is not eligible for the 60-day rollover.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


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CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS


Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes.


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

In order to get annuity payment tax treatment, all amounts under the contract must be applied to the annuity payout option; we do not "partially annuitize" nonqualified deferred annuity contracts.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES


The following information applies if you purchased your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange was not taxable under Section 1035 of the Internal Revenue Code if:


o the contract that was the source of the funds you used to purchase the NQ contract was another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant were the same under the source contract and the Accumulator(R) Elite(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must have been the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carried over to the Accumulator(R) Elite(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.

Section 1035 exchanges are generally not available after the death of the owner.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a


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death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


Beneficiary continuation option


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2;"


o scheduled payments, any additional withdrawals under "Withdrawal Option 2," or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the withdrawal option selected by the beneficiary;


o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling does not specifically address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken). The ruling also does not address the effect of the retention of the Principal Protector(SM) feature discussed earlier in this Prospectus under "Contract features and benefits," which a non-spousal beneficiary may elect under certain conditions. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES


Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.



INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o   Traditional IRAs, typically funded on a pre-tax basis; and

o   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590


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("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as either a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We also offered the Inherited IRA for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs. We currently do not offer traditional IRA contracts for use as employer-funded SEP-IRA or SIMPLE IRA plans, although we may do so in the future.

This Prospectus contains the information that the IRS required you to have before you purchased an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

For some of the contracts covered by this Prospectus, we have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Elite(SM) traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. For others, we have not applied for an opinion letter from the IRS to approve the respective forms of the Accumulator(R) Elite(SM) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. We have submitted the respective forms of the Accumulator(R) Elite(SM) Inherited IRA beneficiary continuation contract to the IRS for approval as to form for use as a traditional IRA or Roth IRA, respectively. We do not know if and when any such approval may be granted. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under any series of Accumulator(R) Elite(SM) traditional and Roth IRA contracts.



Your right to cancel within a certain number of days

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel any version of the Accumulator(R) Elite(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel with in a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


Contributions to traditional IRAs. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o   "regular" contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers")


Regular contributions to traditional IRAs

Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch up contributions" of up to $1,000 to your traditional IRA.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth
IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


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If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions." That is, your fully deductible contribution can be up to $5,000, or if less, your earned income. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income ("AGI") is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.


If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

Cost of living indexing adjustments apply to the income limits to deductible contributions.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 (for 2009, AGI between $55,000 and $65,000 after adjustment).

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $80,000 and $100,000 (for 2009, AGI between $89,000 and $109,000 after adjustment).


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI between $150,000 and $160,000 (for 2009, AGI between $166,000 and $176,000 after adjustment).


To determine the deductible amount of the contribution for 2008, for example, you determine AGI and subtract $55,000 if you are single, or $89,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

    ($10,000-excess AGI)     times    the maximum       Equals the adjusted
   ---------------------      x        regular            =     deductible
     divided by $10,000               contribution             contribution
                                      for the year                 limit


Additional "Saver's Credit" for contributions to a traditional
IRA or Roth IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on someone else's tax return, and your adjusted gross income cannot exceed $50,000 ($55,000 after cost of living indexing adjustment for 2009). The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The testing period begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution, including extensions. Saver's credit-eligible contributions may be made to a 401(k) plan, 403(b) plan, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.

Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions to traditional IRAs" later in this section for more information. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.


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Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o   governmental employer 457(b) plans;

o   403(b) plans; and

o   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


During calendar year 2009 only, due to the temporary suspension of account-based required minimum distribution withdrawals, you may be able to roll over to a traditional IRA a distribution that normally would not be eligible to be rolled over. Please note that distributions from inherited IRAs made to beneficiaries may not be rolled over once distributed.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.



Rollovers from "eligible retirement plans" other than traditional IRAs


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A nonspousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. The Accumulator(R) Elite(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.


There are two ways to do rollovers:

o   Do it yourself:
    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o   Direct rollover:
    You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan, or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:


o (for every year except 2009) "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.


Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan, or governmental employer 457(b) plan.


Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A nonspousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. The Accumulator(R) Elite(SM) IRA contract is not available for



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purchase by a non-spousal death beneficiary direct rollover. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.



Excess contributions to traditional IRAs


Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year); or

o   regular contributions to a traditional IRA made after you reach age 70-1/2;
    or



o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2 (for every year except 2009).


You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:


o the amount received is a withdrawal of excess contributions, as described under "Excess contributions to traditional IRAs" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section for more information.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan, or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan, or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs in 2009 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.



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Required minimum distributions


BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS


Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from the contracts if you take annual withdrawals instead of annuitizing, Please consult your tax adviser concerning applicability of these complex rules to your situation.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime


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required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.


Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.


Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies using an IRS-approved distribution method.

To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals,


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payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income
Manager(R) payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."


The Accumulator(R) Elite(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o   regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or


o tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").


Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.



Regular contributions to Roth IRAs

Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the years is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions totaling of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that your modified adjusted gross income exceeds the following amounts (indexed for cost of living adjustment):


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000 (for 2009 $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000 (for 2008, $120,000 after adjustment).


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000 (for 2009, between $166,000 and $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000 (for 2009, between $105,000 and $120,000 after adjustment).


If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.



Rollovers and direct transfer contributions to Roth IRAs

What is the difference between rollover and direct transfer transactions?


The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types.


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However, you can only make a rollover between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o   another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan or a 403(b) plan (direct or 60-day); or

o from non-Roth accounts under another eligible retirement plan, subject to limits specified below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


Conversion rollover contributions to Roth IRAs


In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan. Until 2010, you must meet AGI limits specified below.


Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. In the case of a traditional IRA conversion rollover for example, we are required to withhold 10% federal income tax from the amount treated as converted unless you properly elect out of such withholding. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA--whether or not it is the traditional IRA you are converting--a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

The following rules apply until 2010: You cannot make conversion rollover contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the conversion rollover. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA or other eligible retirement plan.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.




Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.


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For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


Withdrawals, payments and transfers of funds out of Roth
IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o   rollovers from a Roth IRA to another Roth IRA;

o   direct transfers from a Roth IRA to another Roth IRA;

o   qualified distributions from a Roth IRA; and

o   return of excess contributions or amounts recharacterized to a traditional
    IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o   you are age 59-1/2 or older; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:


(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2009 and the conversion contribution is made in 2010, the conversion contribution is treated as contributed prior to other conversion contributions made in 2010.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.


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Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.



Required minimum distributions during life

Lifetime required minimum distributions do not apply.


Required minimum distributions at death


Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the required Beginning Date. The suspension of account-based required minimum distribution withdrawals for calendar year 2009 applies to post-death required minimum distribution withdrawals from Roth IRAs.



Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


Borrowing and loans are prohibited transactions

Same as traditional IRA.



Excess contributions to Roth IRAs


Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, until 2010, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


Early distribution penalty tax

Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL


The following information reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)." If the rules are the same as those that apply to another kind of contract, for example, traditional IRA contracts, we will refer you to the same topic under "Traditional individual retirement annuities (traditional
IRAs)."



--------------------------------------------------------------------------------
The disclosure generally assumes that the TSA has 403(b) contract status or qualifies as a 403(b) contract. Due to the Internal Revenue Service and
Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.
--------------------------------------------------------------------------------


FINAL REGULATIONS UNDER SECTION 403(B)


In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.


PERMISSIBLE INVESTMENTS. The 2007 Regulations retain the rule that there are generally two types of investments available to fund 403(b) plans -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) funding vehicles qualify for tax deferral.


EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms. The IRS has announced relief measures for failure to have a written plan finalized by the beginning of 2009, as long as the



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written plan is adopted by December 31, 2009, and the plan operates in accordance with the 2007 Regulations beginning by January 1, 2009.

LIMITATIONS ON INDIVIDUAL INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.



EFFECT OF THE 2007 REGULATIONS ON CONTRIBUTIONS TO THE ACCUMULATOR(R) ELITE(SM) TSA CONTRACT

Because the Accumulator(R) Elite(SM) TSA contract (i) was designed to be purchased through either an individual-initiated, Rev. Rul. 90-24 tax-free direct transfer of funds from one 403(b) arrangement to another, or a rollover from another 403(b) arrangement and (ii) does not accept employer-remitted contributions, contributions and exchanges to an Accumulator(R) Elite(SM) TSA contract are extremely limited as described below. Accumulator(R) Elite(SM) TSA contracts issued pursuant to a Rev. Rul. 90-24 direct transfer where applications and all transfer paperwork were received by our processing office in good order prior to September 25, 2007 are "grandfathered" as to 403(b) status. However, future transactions such as loans and distributions under such "grandfathered" 403(b) annuity contracts may result in adverse tax consequences to the owner unless the contracts are or become part of the employer's 403(b) plan, or the employer enters into an information sharing agreement with us.


Contributions to an Accumulator(R) Elite(SM) TSA contract may only be made where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Elite(SM) TSA contract and other funding vehicles under the plan.


AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Elite(SM)TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction.


CONTRIBUTIONS TO 403(B) ANNUITY CONTRACTS


Because the Accumulator(R) Elite(SM) Rollover TSA contracts are or have been purchased through direct transfers, the characterization of funds in the contract can remain the same as under the prior contract. We provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other 403(b) annuity contracts.


EMPLOYER-REMITTED CONTRIBUTIONS. Employer-remitted contributions to TSA contracts made through the employer's payroll are subject to annual limits. (Tax-free plan-to-plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA contract are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA contract can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSA contracts are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS. It is unlikely that rollover or direct transfer contributions can be made for an individual no longer actively participating in a 403(b) plan; however, there may be circumstances where an individual must take a required minimum distribution from a distributing plan or contract before rolling over or transferring the distribution to the Accumulator(R) Elite(SM) contract. The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the 403(b) annuity contract is issued if the owner is at least age 70-1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution. For calendar year 2009 only, account-based required minimum distribution withdrawals are suspended, so certain rollovers which would be impermissible in other years may be made.


ROLLOVER CONTRIBUTIONS. After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

o termination of employment with the employer who provided the funds for the plan; or

o   reaching age 59-1/2 even if still employed; or

o   disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) annuity contract without plan or employer approval under the 2007


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Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to a traditional IRA instead.


If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Because AXA Equitable does not separately account for rollover contributions from other eligible retirement plans in the Accumulator(R) Elite(SM) TSA contract, amounts that would be free of distribution restrictions in a traditional IRA, for example, are subject to distribution restrictions in the Accumulator(R) Elite(SM) TSA contract.


DIRECT TRANSFER CONTRIBUTIONS. A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan." 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example, with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) annuity contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.


DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Elite(SM) Rollover TSA contract as not eligible for withdrawal until:


o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o   the owner dies; or

o the plan under which the Accumulator(R) Elite(SM) TSA contract is purchased is terminated.


If any portion of the funds directly transferred to your TSA contract (in a Rev. Rul. 90-24 exchange or other permitted transfer or exchange) is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA contract distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to Accumulator(R) Elite(SM) Rollover TSA contract, we do not track your investment in the contract, if any.


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We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.


ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.



PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.



EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Plus(SM) Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o   the loan does not qualify under the conditions above;

o   the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.


TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.


You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any tax-



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able portion of the amount rolled over will be taxed at the time of the rollover. Rollovers are subject to the Roth IRA conversion rules, which, prior to 2010, restrict conversions of traditional IRAs to Roth IRAs to taxpayers with adjusted gross income of no more than $100,000, whether single or married filing jointly.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules. Suspension of account-based required minimum distribution withdrawals for calendar year 2009 temporarily permits distributions which would be ineligible lifetime required minimum distributions in any other year to be rolled over to another eligible retirement plan in calendar year 2009.


Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, contract exchange under the same 403(b) plan, or under Rev. Rul. 90-24 prior to the 2007 Regulations), are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS


Please note the temporary suspension of account-based required minimum distribution withdrawals, both lifetime and post-death, in calendar year 2009.


Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution.
The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Elite(SM) Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Elite(SM) Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If


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you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC
ANNUITY PAYMENTS


Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. Based on the assumption that an annuity contract owner is married and claiming three withholding exemptions, periodic annuity payments totaling less than $19,200 in 2009 will generally be exempt from federal income tax withholding. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.


A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA AND QUALIFIED
PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for the life (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and designated beneficiary); or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not the plan participant's surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not the plan participant's current spouse or former spouse.


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A death benefit payment to the plan participant's surviving spouse, or a qualified domestic relations order distribution to the plan participant's current or former spouse may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING
QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


IMPACT ON TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. More information

--------------------------------------------------------------------------------


ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.


Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB/B shares issued by the corresponding Portfolio of its Trust.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from Separate Account No. 49 or to add other separate accounts;


(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;


(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 49;
    and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.



ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 17, 2009 and the related price per $100 of maturity value were as shown below:




--------------------------------------------------------------------------------
   Fixed Maturity
    Options with
    February 17th               Rate to                    Price
  Maturity Date of          Maturity as of              Per $100 of
    Maturity Year          February 17, 2009          Maturity Value
--------------------------------------------------------------------------------
        2010                    3.00%*                    $97.09
        2011                    3.00%*                    $94.26
        2012                    3.00%*                    $91.51
        2013                    3.00%*                    $88.84
        2014                    3.00%*                    $86.25
        2015                    3.00%*                    $83.74
        2016                    3.12%                     $80.64
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
   Fixed Maturity
   Options with
   February 17th            Rate to           Price
 Maturity Date of     Maturity as of       Per $100 of
   Maturity Year    February 17, 2009     Maturity Value
--------------------------------------------------------------------------------
        2017               3.42%             $ 76.40
        2018               3.61%             $ 72.66
        2019               3.75%             $ 69.19


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


    (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.



   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT


Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not


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been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such cases, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and have it signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VIII later in this Prospectus to see if the automatic investment program is available in your state.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

         - on a non-business day;
         - after 4:00 p.m. Eastern Time on a business day; or
         - after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer


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   order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging received the interest rate in effect on that business day. At certain times, we may have offered the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information, or you can call our processing office.

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the Portfolios, such as:

o   the election of trustees; or

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in the prospectuses for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustee or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners. One result of proportional voting is that a small number of contract owners may control the outcome of a vote.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.


ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered


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material with respect to a contract owner's interest in Separate Account No.
49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or distribution of the contracts.


FINANCIAL STATEMENTS


The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.



TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus(SM) death benefit, Guaranteed principal benefit option 2 and/or the Principal Protector(SM) ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made -- for certain contract owners, this restriction may not apply to you, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

See Appendix VIII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.


You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available (except for Rollover TSA contracts) and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to


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receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 6.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 1.25% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Elite(SM) on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable product. AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.


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9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2008 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.



                             Incorporation of certain documents by reference  91

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Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.65%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008


--------------------------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                            ------------------------------------------------------------------------------
                                                    2008        2007         2006        2005        2004        2003
--------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $    9.02   $   15.09    $   14.45   $  12.46    $  11.72     $ 10.66
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              88,738      64,596       32,813     12,508       4,674         195
--------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $   10.32   $   11.79    $   11.33   $  10.83    $  10.75     $ 10.31
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              42,602      10,068        5,935      3,738       1,736         116
--------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $    9.85   $   12.43    $   11.98   $  11.20    $  11.03     $ 10.41
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              39,676      23,580       16,150      9,271       3,928         215
--------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $    9.76   $   13.13    $   12.57   $  11.58    $  11.24     $ 10.51
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             162,336     117,390       83,885     52,197      21,440         970
--------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $    9.72   $   14.48    $   13.84   $  12.29    $  11.72     $ 10.67
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             307,331     240,939      152,231     69,680      21,528         560
--------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $    7.70   $   13.93    $   13.69   $  12.58    $  12.26     $ 10.92
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               7,635       7,057        7,207      5,402       2,957         158
--------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $   10.94   $   10.74    $   10.22   $  10.07    $  10.12     $ 10.09
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               5,624       2,177        1,691      1,398         905          69
--------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $    9.54   $   19.68    $   17.91   $  14.74    $  13.00     $ 11.19
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              12,678      12,529        7,675      3,716       1,270          66
--------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $    8.85   $   16.27    $   14.18   $  13.22    $  12.06     $ 10.75
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               4,155       3,846        2,926      1,783         913          81
--------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $    6.66   $   11.00    $   11.32   $  10.35          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               2,446       1,556          907        118          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $   10.29   $   11.10    $   10.92   $  10.95    $  10.35     $ 10.16
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               4,525       3,847        3,611      2,568         878          43
--------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $    8.88   $   14.23    $   14.30   $  12.02    $  11.87     $ 10.92
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               8,195       7,001        5,785      4,888       3,020         210
--------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $   10.87   $   19.38    $   17.89   $  14.47    $  13.27     $ 11.09
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               8,942       9,184        7,223      4,026       1,161          30
--------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $    4.49   $    6.74    $    6.61   $   5.80    $   5.55          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               6,763       5,771        4,814      3,177         208          --
--------------------------------------------------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information

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                           www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------
                                                                 For the years ending December 31,
                                            ----------------------------------------------------------------------------
                                                  2008        2007         2006        2005        2004        2003
------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  7.03    $  13.04    $  11.83      $ 11.43     $ 10.68     $ 10.49
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               994         982         894          571         194           5
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  7.17    $  12.24    $  11.80      $ 11.17     $ 10.80     $ 10.41
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            10,512       9,279       6,225        2,419         273          15
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  7.97    $  13.44    $  13.44      $ 12.20     $ 11.69     $ 10.72
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            15,308      17,200       6,674        4,879       2,900          86
------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  8.86    $  11.14    $  11.02      $ 10.38          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             2,932       2,709       1,957          563          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  6.61    $  11.06    $  10.84           --          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            12,038       7,823       1,788           --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  8.63    $  14.00    $  13.56      $ 11.98     $ 11.67     $ 10.76
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            13,591      11,756       9,866        7,495       4,181         204
------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 11.16    $  10.65    $   9.91      $  9.74          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             8,932       4,959       2,013          172          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  9.34    $  13.11    $  11.98      $ 11.50     $ 11.25     $ 10.69
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             2,848       2,691       1,979        1,528       1,146         126
------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  7.01    $  10.46    $  10.42           --          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            22,020      19,931       3,992           --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  6.36    $   9.71    $  10.81           --          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             3,589       2,069         384           --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  5.90    $   9.50          --           --          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            73,834      36,003          --           --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  9.97    $  11.77    $  11.57      $ 10.48          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             2,617       2,502       1,759          442          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 19.06    $  27.94    $  26.00      $ 22.24     $ 21.68          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             4,032       3,011       1,796          802          76          --
------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 10.36    $  19.11    $  16.87      $ 14.38     $ 12.48     $ 11.17
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            12,557      12,092      11,624        7,243       3,564         178
------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  9.52    $  16.21    $  14.18      $ 11.48          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             4,806       3,860       1,674          373          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  9.76    $  10.89    $  10.74      $ 10.50     $ 10.44     $ 10.20
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            13,286      14,134      11,680        7,995       3,501         284
------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  8.33    $  14.06    $  14.47      $ 12.22     $ 11.96     $ 10.97
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             2,028       2,094       1,769        1,018         473          42
------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

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                           www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------
                                                                 For the years ending December 31,
                                            ----------------------------------------------------------------------------
                                                  2008        2007         2006        2005        2004        2003
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  8.53    $  13.85    $  13.56     $  12.21     $ 11.58     $ 10.57
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             1,341       1,364       1,455        1,271         643          69
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  8.57    $  13.66    $  12.19     $  12.46     $ 11.02     $ 10.34
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             4,045       3,311       2,506        1,386         595          44
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  8.90    $  14.66    $  12.89     $  12.16     $ 11.34     $ 10.24
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             2,429       2,960       1,215          705         369          29
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  4.40    $  10.34    $  11.17     $  10.63          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             6,687       7,005       5,957          563          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  7.90    $  14.17    $  15.10     $  12.65     $ 12.20     $ 10.93
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            17,618      19,894      14,100        9,522       5,080         310
------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 10.90    $  10.55    $   9.99     $   9.98          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             1,905       1,635         878          743          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  7.74    $  12.41    $  12.19     $  10.58          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             3,958       3,773       3,163          874          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  8.63    $  12.71    $  11.68     $  10.54          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             2,823       1,698       1,248          527          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  7.30    $  12.17    $  12.30     $  11.13          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             8,482       7,885       5,585        2,163          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  8.86    $  15.09    $  13.45     $  12.51     $ 11.49     $ 10.57
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            27,244      25,093      20,022       11,881       5,249         435
------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  7.86    $  15.77    $  14.84     $  13.53     $ 12.93     $ 11.33
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            10,589      10,337       8,706        5,920       3,260         291
------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  8.92    $  15.00    $  15.51     $  14.02     $ 12.80     $ 11.04
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             5,726       6,668       6,490        4,526       2,213         149
------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 10.59    $  10.55    $  10.24     $   9.97     $  9.87     $  9.96
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            26,885       8,854       4,632        2,041       1,005          42
------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  3.76    $   5.69    $   4.79     $   4.51     $  4.35          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             8,750       4,503       1,430          883          38          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  6.51    $  10.70    $  10.70           --          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            11,898      12,811       2,470           --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  6.71    $  11.52    $  11.08           --          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             4,013       2,779         367           --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  6.68    $  11.11    $  10.92           --          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               969         743         133           --          --          --
------------------------------------------------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information

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                           www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------
                                                                 For the years ending December 31,
                                            ----------------------------------------------------------------------------
                                                  2008        2007         2006        2005        2004        2003
------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  6.50    $  10.71       $ 11.09         --          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             2,314       1,662           182         --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 10.13    $  10.73       $  9.79    $  9.91          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            25,636      14,527         8,303      3,300          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 10.07    $  10.96       $ 10.66    $ 10.44     $ 10.40     $ 10.20
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             4,558       4,138         3,340      2,303       1,119          95
------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 10.16    $  10.55       $ 10.18    $  9.96          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             5,000       2,217         1,594        402          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  9.21    $  14.21       $ 14.72    $ 12.72     $ 12.40     $ 10.71
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             4,820       4,773         4,061      2,210       1,215          79
------------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  9.36    $  16.46       $ 15.61    $ 16.53     $ 16.17          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             3,779       3,120           907        526          22          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  6.28    $  10.79       $ 10.75         --          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             9,057      10,518         2,001         --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  3.58    $   6.07       $  6.10    $  5.43     $  5.07          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             3,308       3,079         2,346        952          71          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  7.05    $  11.38       $ 11.86    $ 10.41          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            10,821       9,921         7,856      2,852          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 14.40    $  34.34       $ 24.59    $ 18.24     $ 13.97     $ 11.48
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             9,040       8,306         6,050      3,408       1,047          46
------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  8.28    $  15.97       $ 13.27    $ 12.35          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             6,915       5,059         2,350        533          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  4.97    $   8.27            --         --          --          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            13,059      11,901            --         --          --          --
------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  7.43    $  14.17       $ 12.93    $ 12.51     $ 11.75     $ 10.66
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             1,350       1,191           976        442         210          15
------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 11.17    $  11.08       $ 10.61    $ 10.39     $ 10.38     $ 10.16
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            11,031       6,566         5,315      4,566       2,210         301
------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  9.79    $  13.61       $ 12.70    $ 12.28     $ 11.67     $ 10.59
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             4,575       4,083         3,143      1,765         716          86
------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  9.46    $  12.58       $ 12.40    $ 11.47     $ 11.32     $ 10.59
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             6,601       7,716         6,956      5,292       3,135         282
------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $ 10.46    $  20.15       $ 18.23    $ 14.79     $ 13.02     $ 11.23
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             7,867       7,136         5,220      2,536       1,127          65
------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-4

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                           www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------
                                                                 For the years ending December 31,
                                            ----------------------------------------------------------------------------
                                                  2008        2007         2006        2005        2004        2003
------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  8.22     $ 13.82     $ 13.38      $ 11.98     $ 11.41     $ 10.58
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             1,797       1,624       1,487        1,016         456          20
------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  6.71     $ 12.49     $ 11.42      $ 11.59     $ 10.97     $ 10.45
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             3,987       3,875       3,137        2,204       1,141          59
------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  9.65     $ 15.69     $ 15.40      $ 13.12     $ 12.46     $ 11.07
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             6,951       6,335       5,165        3,109       1,455          59
------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  8.12     $ 14.63     $ 13.30      $ 12.33     $ 11.57     $ 10.53
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             4,317       3,883       3,570        2,515       1,381          97
------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  9.20     $ 14.60     $ 14.83      $ 13.15     $ 12.45     $ 10.99
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             4,175       4,025       3,627        2,566       1,506         103
------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  4.98     $  8.75     $  8.58      $  7.91     $  7.49          --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             6,845       6,231       3,530        1,416          31          --
------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  8.02     $ 13.12     $ 14.80      $ 12.96     $ 12.59     $ 10.93
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             6,403       7,224       7,719        5,307       2,979         191
------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
------------------------------------------------------------------------------------------------------------------------
  Unit value                                    $  7.44     $ 14.29     $ 12.29      $ 11.65     $ 10.64     $ 10.31
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             4,301       3,743       2,164        1,431         675          35
------------------------------------------------------------------------------------------------------------------------



A-5 Appendix I: Condensed financial information

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                           www.axa-equitable.com/green



The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.60%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008


--------------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                               -----------------------------------------------------------------
                                                                       2008       2007        2006        2005        2004
--------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $   8.17    $  13.65    $  13.07    $  11.26    $  10.59
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         2,922       3,517       3,308       1,298         726
--------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $   9.88    $  11.28    $  10.84    $  10.35    $  10.27
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         3,454       1,731       1,508       1,073         686
--------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $   9.28    $  11.71    $  11.28    $  10.54    $  10.37
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         2,852       1,825       1,741       1,299         787
--------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  36.68    $  49.36    $  47.21    $  43.48    $  42.17
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         2,966       3,439       3,955       4,167       3,907
--------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $   8.82    $  13.14    $  12.55    $  11.14    $  10.61
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         8,765      10,293      11,247       7,926       3,664
--------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 139.08    $ 251.49    $ 247.00    $ 226.77    $ 220.94
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           308         377         490         586         683
--------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  19.51    $  19.14    $  18.20    $  17.94    $  18.01
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         1,664       1,956       2,358       2,881       3,326
--------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $   9.53    $  19.66    $  17.88    $  14.71    $  12.97
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         2,496       3,456       4,168       4,498       4,337
--------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  11.09    $  20.36    $  17.73    $  16.53    $  15.07
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         1,882       2,356       3,069       3,839       4,346
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $   6.67    $  11.02    $  11.33    $  10.36          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            85          89          99          53          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  10.08    $  10.86    $  10.69    $  10.71          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           374         344         669       1,084          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  14.66    $  23.49    $  23.60    $  19.83    $  19.58
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         2,175       2,711       3,644       4,227       4,909
--------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  13.59    $  24.23    $  22.35    $  18.07    $  16.57
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         2,472       3,272        4311       4,992       5,077
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $   4.51    $   6.78    $   6.64    $   5.82    $   5.57
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           613         684         907       1,277         370
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $   5.28    $   9.79    $   8.87    $   8.57    $   8.01
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           206         250         367         468         498
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $   7.79    $  13.28    $  12.80    $  12.11    $  11.71
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         1,689       2,030       2,547       2,581       2,715
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $   7.61    $  12.83    $  12.82    $  11.63    $  11.14
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        13,273      16,294       9,568      11,228      12,694
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                                                  For the years ending December 31,
                                                               -----------------------------------------------------------------
                                                                      2003        2002        2001          2000         1999
--------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --          --          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --          --          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --          --          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --          --          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --          --          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --          --          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  39.41    $  33.62    $  39.15            --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         2,733         598          97            --           --
--------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --          --          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --          --          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 196.75    $ 133.70    $ 203.81      $ 232.08     $ 275.01
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           689         581         661           618          255
--------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  17.95    $  17.86    $  16.72      $  15.75     $  14.70
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         3,448       2,501          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  11.15    $   8.38    $   9.48      $  12.56     $  16.61
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         4,026         604          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  13.43    $   9.69    $  14.11      $  16.53     $  14.78
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         4,534       3,377       3,423         3,189          818
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --          --          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --          --          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --          --          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --          --          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  17.99    $  13.94    $  17.00      $  16.37     $  14.88
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         4,335       2,235       1,559         1,079          173
--------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  13.84    $  10.98    $  13.39      $  17.34     $  20.10
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         5,316       3,555       3,126         2,033          771
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --          --          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --          --          --            --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $   7.86    $   6.24    $   8.62            --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           478         128          13            --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  11.27    $   9.24    $  12.75      $  17.16     $  21.20
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         2,971       2,171       2,221         1,658          576
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  10.21    $   7.89    $  10.65      $  11.04     $  10.60
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        12,682       9,408       3,151         2,953          987
--------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-6

    To receive this document electronically, sign up for e-delivery today at
                           www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)


--------------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                               -----------------------------------------------------------------
                                                                       2008       2007        2006        2005        2004
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  8.88    $  11.15    $  11.03    $  10.38          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            240         246         247         113          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  6.62    $  11.06    $  10.84          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            780         634         332          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 18.48    $  29.96    $  29.01    $  25.62    $  24.94
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          5,011       6,391       8,474      10,127      11,584
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 11.17    $  10.66    $   9.92    $   9.74          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,062         777         471          36          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  6.82    $   9.58    $   8.74    $   8.39    $   8.20
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,192       1,455       1,731       2,184       2,500
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  7.02    $  10.46    $  10.42          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,489       2,051         730          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  6.37    $   9.72    $  10.81          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            250          73          51          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  5.90    $   9.50          --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,164       1,153          --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  9.99    $  11.78    $  11.58    $  10.49          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            171         230         268         107          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 19.26    $  28.22    $  26.24    $  22.44    $  21.86
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            302         300         291         339          74
--------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  8.76    $  16.15    $  14.24    $  12.14    $  10.53
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          5,817       7,394       9,957      11,032      11,933
--------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  9.54    $  16.23    $  14.19    $  11.48          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            378         409         273          98          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 12.73    $  14.21    $  14.01    $  13.68    $  13.60
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          7,829      10,140      12,428      14,021      15,208
--------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  9.03    $  15.24    $  15.68    $  13.24    $  12.94
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          2,578       3,182       4,115       4,803       5,325
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  6.53    $  10.60    $  10.37    $   9.33    $   8.84
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          4,012       5,022       6,684       7,849       8,941
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  4.82    $   7.69    $   6.86    $   7.01    $   6.19
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          7,705       9,407      11,991      14,352      15,822
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 10.18    $  16.75    $  14.72    $  13.88    $  12.94
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          2,095       2,691       3,075       3,566       4,258
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  4.41    $  10.35    $  11.18    $  10.63          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            306         503         784         195          --
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                                                                                  For the years ending December 31,
                                                               -----------------------------------------------------------------
                                                                      2003        2002        2001          2000         1999
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  22.99    $  18.28    $  23.93      $  27.69          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         11,512       7,152       6,601         6,057          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $   7.79    $   5.73    $   7.66      $   9.38     $ 10.80
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          2,016         424         141            78           6
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $   9.42    $   7.22    $   8.64      $  11.09     $ 13.93
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         10,611       5,973       5,697         5,514       1,286
--------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  13.28    $  13.05    $  12.10      $  11.40     $ 10.39
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         16,175      13,419      10,537         5,112       2,026
--------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  11.86    $   9.51    $  11.94      $  13.02     $ 12.39
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          5,701       4,777       4,156         1,755         978
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $   8.07    $   6.72    $   8.64      $  10.45     $ 10.70
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          9,707       8,237       8,655         7,052       2,906
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $   5.81    $   4.79    $   7.07      $   9.45     $ 11.77
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         17,115      16,550      18,765        17,412       5,630
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  11.68    $   9.18    $  14.20      $  21.88     $ 27.40
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          4,710       4,661       5,707         5,759       1,680
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --            --          --
--------------------------------------------------------------------------------------------------------------------------------


A-7 Appendix I: Condensed financial information

    To receive this document electronically, sign up for e-delivery today at
                           www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)


--------------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                               -----------------------------------------------------------------
                                                                       2008       2007        2006        2005        2004
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  9.19    $  16.48    $  17.54    $  14.69    $  14.16
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         10,639      13,726      13,777      15,585      17,155
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 10.92    $  10.57    $  10.00    $   9.98          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            276         315         390         431          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  7.76    $  12.42    $  12.20    $  10.58          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            323         368         502         135          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  8.65    $  12.73    $  11.69    $  10.54          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            207         161         166         132          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  7.32    $  12.18    $  12.31    $  11.13          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            354         480         519         490          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 10.69    $  18.20    $  16.22    $  15.07    $  13.84
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          5,954       7,491      10,192      11,276      11,463
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  6.71    $  13.45    $  12.66    $  11.53    $  11.02
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          5,117       6,276       8,561      10,309      11,422
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  9.86    $  16.58    $  17.13    $  15.47    $  14.13
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          3,335       4,320       6,178       7,278       7,736
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 28.54    $  28.40    $  27.57    $  26.81    $  26.55
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          4,635       3,889       3,996       4,058       4,693
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  3.77    $   5.72    $   4.81    $   4.53    $   4.36
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,065         656         206         172          19
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  6.52    $  10.70    $  10.70          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            499         748         372          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  6.72    $  11.53    $  11.09          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            230         230          61          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  6.69    $  11.11    $  10.92          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             63          66          21          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  6.51    $  10.72    $  11.09          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            148         123          30          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 10.15    $  10.75    $   9.80    $   9.92          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          2,800       1,098       1,411         848          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 14.98    $  16.29    $  15.84    $  15.50    $  15.45
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,459       1,861       2,329       2,753       2,951
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 10.18    $  10.56    $  10.19    $   9.96          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            628         588         593         132          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 10.49    $  16.18    $  16.75    $  14.46    $  14.10
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,675       2,100       2,912       3,372       3.996
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                                                  For the years ending December 31,
                                                               -----------------------------------------------------------------
                                                                      2003        2002        2001          2000         1999
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  12.68     $ 10.01    $  11.78      $ 11.61     $ 12.04
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         15,959       8,615       6,000        3,700       1,532
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  12.72     $  9.86    $  11.33           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         10,296       2,423          78           --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $   9.65     $  6.83    $   8.51      $  9.99          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         10,509       4,322       2,644          617          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  12.18     $  9.29    $  11.07      $ 10.82     $ 10.45
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          7,229       3,714       2,090          251          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  26.78     $ 27.06    $  27.16      $ 26.65     $ 25.55
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          6,370       9,288      13,759           --       9,875
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  15.13     $ 14.85          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          3,122       1,064          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                              --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)             --          --          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  12.18     $  8.48    $  10.90      $ 10.86     $ 11.42
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          4,084       1,913       1,535        1,382         522
--------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-8

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)


--------------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                               -----------------------------------------------------------------
                                                                       2008       2007        2006        2005        2004
--------------------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  9.45     $ 16.62     $ 15.76      $ 16.68     $ 16.30
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,328       1,641         104          146          19
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  6.29     $ 10.80     $ 10.75           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            411         572         298           --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  3.60     $  6.10     $  6.12      $  5.45     $  5.08
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            145         300         397          286          69
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  7.07     $ 11.39     $ 11.87      $ 10.41          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            491         424         647          410          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 10.79     $ 25.72     $ 18.41      $ 13.65     $ 10.45
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          2,396       3,354       4,518        5,043       4,587
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  8.29     $ 16.00     $ 13.28      $ 12.35          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            412         507         322          172          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  4.98     $  8.28          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            731         720          --           --          --
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 32.52     $ 61.99     $ 56.56      $ 54.68     $ 51.36
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            186         233         292          331         388
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 11.97     $ 11.87     $ 11.36      $ 11.12     $ 11.11
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          4,240       5,230       6,686        7,527       8,293
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  9.21     $ 12.79     $ 11.94      $ 11.53     $ 10.96
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,104       1,241       1,865        2,078       2,231
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $ 23.59     $ 31.34     $ 30.88      $ 28.55     $ 28.15
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          2,063       2,743       3,798        4,585       5,526
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  9.61     $ 18.51     $ 16.73      $ 13.57     $ 11.94
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,547       1,972       2,676        2,300       2,160
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  7.48     $ 12.58     $ 12.18      $ 10.89     $ 10.37
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          1,012       1,291       1,745        1,956       2,038
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  5.60     $ 10.42     $  9.52      $  9.66     $  9.13
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          2,508       3,015       4,202        4,551       4,852
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  8.90     $ 14.46     $ 14.18      $ 12.07     $ 11.46
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          2,480       3,218       4,325        4,766       4,712
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  6.60     $ 11.88     $ 10.79      $ 10.01     $  9.38
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          2,611       3,156       4,520        5,281       6,078
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  8.53     $ 13.54     $ 13.75      $ 12.18     $ 11.53
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          2,077       2,710       3,885        4,432       5,059
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                         $  5.01     $  8.79     $  8.61      $  7.94     $  7.51
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            350         436         605          410          22
--------------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------------------
                                                                                  For the years ending December 31,
                                                               -----------------------------------------------------------------
                                                                      2003        2002        2001          2000         1999
--------------------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           --           --         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           --           --         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           --           --         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           --           --         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  8.58      $  5.59    $  6.04    $  6.47         $ 10.97
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        4,232        2,823      3,043      2,958             962
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           --           --         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           --           --         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 46.56      $ 34.41    $ 49.16    $ 66.77         $ 78.30
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          429          338        402        420             141
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 10.87      $ 10.64         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        8,217        3,282         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  9.93      $  7.88         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        1,758          398         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 26.32      $ 21.83    $ 22.86    $ 23.07         $ 25.73
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        5,467        2,248      1,835      1,211             574
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 10.29      $  7.79         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        1,684          553         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  9.61      $  7.62         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        1,850          635         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  8.70      $  6.77         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        4,258        1,299         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 10.17      $  7.89         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        3,848        1,272         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  8.53      $  6.18         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        5,628        1,488         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 10.17      $  7.35         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        3,927        1,262         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --           --         --         --              --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           --           --         --         --              --
--------------------------------------------------------------------------------------------------------------------------------


A-9 Appendix I: Condensed financial information

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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)


--------------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                               -----------------------------------------------------------------
                                                                       2008       2007        2006        2005        2004
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $ 10.43     $ 17.05    $ 19.22     $ 16.83     $ 16.33
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           3,075       3,968      5,693       6,888       7,850
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          $  6.34     $ 12.17    $ 10.46     $  9.91     $  9.05
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           2,147       2,564      3,343       4,090       4,725
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                                                  For the years ending December 31,
                                                               -----------------------------------------------------------------
                                                                      2003        2002        2001          2000         1999
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 14.17     $ 10.49     $ 12.37       $ 10.68     $ 9.15
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         7,354       5,021       3,274         2,109         98
--------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  8.76     $  5.65          --            --         --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         1,117         205          --            --         --
--------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-10

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Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


This information is provided for historical purposes only. The contract is no longer available to new purchasers.


Trustees who are considering the purchase of an Accumulator(R) Elite(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and other guaranteed benefits and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Elite(SM) QP contract or another annuity contracts. Therefore, you should purchase an Accumulator(R) Elite(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.

We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If amounts attributable to an excess or mistaken contribution must be withdrawn, a withdrawal charge and/or market value adjustment may apply.

AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for participants after age 70-1/2, trustees should consider:

o whether required minimum distributions under QP contracts would cause withdrawals in excess of 6% of the Guaranteed minimum income benefit Roll-Up benefit base;

o that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This may increase the amounts required to be distributed from the contract; and

o that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the trustee.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


B-1 Appendix II: Purchase considerations for QP contracts

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Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2009 to a fixed maturity option with a maturity date of February 15, 2018 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2013(a).




------------------------------------------------------------------------------------------------------------------------------------
                                                                                Hypothetical assumed rate to maturity
                                                                                    ("j" in the calculations below)
                                                                                            February 15, 2013
                                                                          ----------------------------------------------------------
                                                                                 5.00%                              9.00%
------------------------------------------------------------------------------------------------------------------------------------
As of February 15, 2013 before withdrawal
------------------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount(b)                                                    $141,389                           $121,737
------------------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount(c)                                                     $131,104                           $131,104
------------------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                           $ 10,285                           $ (9,367)
------------------------------------------------------------------------------------------------------------------------------------
 On February 15, 2013 after $50,000 withdrawal
------------------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
    (3) x [$50,000/(1)]                                                          $  3,637                           $ (3,847)
------------------------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)      $ 46,363                           $ 53,847
------------------------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                        $ 91,389                           $ 71,737
------------------------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                             $ 84,741                           $ 77,257
------------------------------------------------------------------------------------------------------------------------------------
(8) Maturity value(d)                                                            $111,099                           $101,287
------------------------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a) Number of days from the withdrawal date to the maturity date = D = 1,461

(b) Market adjusted amount is based on the following calculation:

       Maturity value               $171,882
      ----------------     =   ---------------------  where j is either 5% or 9%
        (1+j)(D/365)             (1+j)(1,461/365)

(c) Fixed maturity amount is based on the following calculation:

       Maturity value               $171,882
      -----------------    =  -----------------------
        (1+h)(D/365)            (1+0.07)(1,461/365)

(d) Maturity value is based on the following calculation:
    Fixed maturity amount x (1+h)(D/365) = ($84,741 or $77,257) x
                                           (1+0.07)(1,461/365)

                               Appendix III: Market value adjustment example C-1
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Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:


--------------------------------------------------------------------------------
  End of
 contract                      6% Roll-Up to age 85     Annual Ratchet to age 85
   year      Account value      benefit base(1)             benefit base
--------------------------------------------------------------------------------
     1        $105,000           $  106,000(1)              $  105,000(3)
--------------------------------------------------------------------------------
     2        $115,500           $  112,360(2)              $  115,500(3)
--------------------------------------------------------------------------------
     3        $129,360           $  119,102(2)              $  129,360(3)
--------------------------------------------------------------------------------
     4        $103,488           $  126,248(1)              $  129,360(4)
--------------------------------------------------------------------------------
     5        $113,837           $  133,823(1)              $  129,360(4)
--------------------------------------------------------------------------------
     6        $127,497           $  141,852(1)              $  129,360(4)
--------------------------------------------------------------------------------
     7        $127,497           $  150,363(1)              $  129,360(4)
--------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract years 1 and 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2) At the end of contract years 2 and 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85.


D-1 Appendix IV: Enhanced death benefit example

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Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

   ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Elite(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.82)% and 3.18% for the Accumulator(R) Elite(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus(SM) benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 and the Annual Ratchet to age 85" Guaranteed minimum death benefit charge, the Protection Plus(SM) benefit charge and the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.61%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.31% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios, as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.

Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.



                                      Appendix V: Hypothetical illustrations E-1

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Variable deferred annuity
Accumulator(R) Elite(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
   Greater of 6% Roll-Up or the Annual Ratchet to age 85 Guaranteed minimum death benefit
   Protection Plus
   Guaranteed minimum income benefit




                                                          Greater of 6%
                                                        Roll-Up to age 85
                                                          or the Annual                                  Lifetime Annual
                                                             Ratchet                            Guaranteed Minimum Income Benefit
                                                            to age 85                          ------------------------------------
                                                           Guaranteed      Total Death Benefit
                                                          Minimum Death      with Protection       Guaranteed       Hypothetical
                   Account Value        Cash Value           Benefit              Plus               Income            Income
       Contract ------------------- ------------------ ------------------- ------------------- ------------------ -----------------
 Age     Year       0%        6%       0%        6%        0%        6%        0%        6%        0%       6%        0%       6%
----- --------- --------- --------- -------- --------- --------- --------- --------- --------- --------- -------- --------- -------
 60        1     100,000  100,000    92,000    92,000   100,000  100,000    100,000  100,000      N/A      N/A       N/A      N/A
 61        2      95,519  101,498    88,519    94,498   106,000  106,000    108,400  108,400      N/A      N/A       N/A      N/A
 62        3      91,099  102,958    85,099    96,958   112,360  112,360    117,304  117,304      N/A      N/A       N/A      N/A
 63        4      86,735  104,375    81,735    99,375   119,102  119,102    126,742  126,742      N/A      N/A       N/A      N/A
 64        5      82,419  105,743    82,419   105,743   126,248  126,248    136,747  136,747      N/A      N/A       N/A      N/A
 65        6      78,145  107,055    78,145   107,055   133,823  133,823    147,352  147,352      N/A      N/A       N/A      N/A
 66        7      73,905  108,304    73,905   108,304   141,852  141,852    158,593  158,593      N/A      N/A       N/A      N/A
 67        8      69,693  109,481    69,693   109,481   150,363  150,363    170,508  170,508      N/A      N/A       N/A      N/A
 68        9      65,501  110,579    65,501   110,579   159,385  159,385    183,139  183,139      N/A      N/A       N/A      N/A
 69       10      61,321  111,588    61,321   111,588   168,948  168,948    196,527  196,527      N/A      N/A       N/A      N/A
 74       15      40,285  114,943    40,285   114,943   226,090  226,090    276,527  276,527   14,266   14,266    14,266   14,266
 79       20      18,262  114,297    18,262   114,297   302,560  302,560    383,584  383,584   20,393   20,393    20,393   20,393
 84       25           0  107,531         0   107,531         0  404,893          0  493,179        0   34,821         0   34,821
 89       30           0  106,846         0   106,846         0  429,187          0  517,472      N/A      N/A       N/A      N/A
 94       35           0  109,178         0   109,178         0  429,187          0  517,472      N/A      N/A       N/A      N/A
 95       36           0  109,684         0   109,684         0  429,187          0  517,472      N/A      N/A       N/A      N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


E-2 Appendix V: Hypothetical illustrations

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Appendix VI: Guaranteed principal benefit example

--------------------------------------------------------------------------------


For purposes of these examples, we assume that there was an initial contribution of $100,000, made to the contract on February 17, 2009. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance. GPB Options 1 and 2 were only available at issue. The dates in the example are provided for illustrative purposes only.





------------------------------------------------------------------------------------------------------------------
                                                                                                 Assuming 100%
                                                      Assuming 100%                               in variable
                                                    in fixed maturity   Under GPB    Under GPB     investment
                                                          option         Option 1    Option 2       options
------------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 17, 2009
based upon a 3.75% rate to maturity                      100,000          69,190      40,000           -
------------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable
investment options on February 17, 2009                     0             30,810      60,000        100,000
------------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on
February 17, 2019                                        144,534         100,000      57,813           0
------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on
February 17, 2019 , assuming a 0% gross rate of
return)                                                  144,534         123,145     100,000 *       75,122
------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on
February 17, 2019 , assuming a 6% gross rate of
return)                                                  144,534         142,135    133,099 **      136,759
------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on
February 17, 2019 , assuming a 10% gross rate of
return)                                                  144,534         161,635    168,694 **      200,050
------------------------------------------------------------------------------------------------------------------


* Since the annuity account value is less than the alternate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $3,150 in this example

** Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.


                           Appendix VI: Guaranteed principal benefit example F-1

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Appendix VII: Protection Plus(SM) example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. If you purchased your contract after approximately September 2003, the example shown in the second and third columns apply. For all other contract owners, the example in the last two columns apply. The calculation is as follows:


                                                                                                      $3000             $6000
                                                                                                   withdrawal -      withdrawal -
                                                            No           $3000          $6000        Pro rata          Pro rata
                                                        Withdrawal     withdrawal     withdrawal     Treatment         Treatment
    --------------------------------------------------------------------------------------------------------------------------------
A   Initial Contribution                                100,000          100,000        100,000      100,000           100,000
    --------------------------------------------------------------------------------------------------------------------------------
B   Death Benefit: prior to withdrawal.*                104,000          104,000        104,000      104,000           104,000
    --------------------------------------------------------------------------------------------------------------------------------
    Protection Plus Earnings: Death Benefit less net
C   contributions (prior to the withdrawal in D).       4,000           4,000          4,000            N/A              N/A
    B minus A.
    --------------------------------------------------------------------------------------------------------------------------------
D   Withdrawal                                            0             3,000          6,000          3,000             6,000
    --------------------------------------------------------------------------------------------------------------------------------
    Withdrawal % as a % of AV (assuming Death
E   Benefit = AV)                                       0.00%            N/A            N/A            2.88%            5.77%
    greater of D divided by B
    --------------------------------------------------------------------------------------------------------------------------------
    Excess of the withdrawal over the Protection Plus
F   earnings                                              0                0           2,000            N/A              N/A
    greater of D minus C or zero
    --------------------------------------------------------------------------------------------------------------------------------
    Net Contributions (adjusted for the withdrawal in D) 100,000        100,000        98,000         97,115           94,231
G   A reduced for E or F
    --------------------------------------------------------------------------------------------------------------------------------
    Death Benefit (adjusted for the withdrawal in D)     104,000        101,000        98,000        101,000           98,000
H   B minus D
    --------------------------------------------------------------------------------------------------------------------------------
    Death Benefit less Net Contributions                4,000           1,000            0            3,885            3,769
I   H minus G
    --------------------------------------------------------------------------------------------------------------------------------
J   Protection Plus Factor                                40%            40%            40%             40%              40%
    --------------------------------------------------------------------------------------------------------------------------------
    Protection Plus Benefit                             1,600            400             0            1,554            1,508
K   I times J
    --------------------------------------------------------------------------------------------------------------------------------
    Death Benefit: Including Protection Plus            105,600         101,400        98,000        102,554           99,508
L   H plus K
    --------------------------------------------------------------------------------------------------------------------------------

* The Death Benefit is the greater of the Account Value or any applicable death benefit

G-1 Appendix VII: Protection Plus(SM) example
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Appendix VIII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


Certain information is provided for historical purposes only. The contract is no longer available to new purchasers.


The following information is a summary of the states where the Accumulator(R) Elite(SM) contract or certain features and/or benefits are either not available or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and can not be added. Please contact your financial professional for more information about availability in your state. See also the "Contract Variations" appendix later in this Prospectus for information about the availability of certain features and their charges, if applicable, under your contract.


STATES WHERE CERTAIN ACCUMULATOR(R) ELITE(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:


------------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                                     Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA      See "Contract features and benefits"--"Your right to      If you reside in the state of California and you are age
                cancel within a certain number of days"                   60 and older at the time the contract is issued, you may
                                                                          return your variable annuity contract within 30 days
                                                                          from the date that you receive it and receive a refund as
                                                                          described below.

                                                                          If you allocate your entire initial contribution to the
                                                                          money market account (and/or guaranteed interest option,
                                                                          if available), the amount of your refund will be equal to
                                                                          your contribution less interest, unless you make a
                                                                          transfer, in which case the amount of your refund will be
                                                                          equal to your account value on the date we receive your
                                                                          request to cancel at our processing office. This amount
                                                                          could be less than your initial contribution. If you
                                                                          allocate any portion of your initial contribution to the
                                                                          variable investment options (other than the money market
                                                                          account) and/or fixed maturity options, your refund will
                                                                          be equal to your account value on the date we receive your request to cancel at our processing office.
------------------------------------------------------------------------------------------------------------------------------------
FLORIDA         See "Transfers of ownership, collateral assignments,      The second paragraph in this section is deleted.
                loans and borrowing" in "More information
------------------------------------------------------------------------------------------------------------------------------------
ILLINOIS        See "Selecting an annuity payout option" under "Your      Annuity payments may be elected twelve months from the
                annuity payout options" in "Accessing your money"         contract date.

------------------------------------------------------------------------------------------------------------------------------------
MARYLAND        Fixed maturity options                                    Not Available

                Guaranteed principal benefit option1 and Guaranteed       Not Available
                principal benefit option 2
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Automatic investment program                              Not Available

                Annual administrative charge                              The annual administrative charge will not be deducted from amounts allocated to the Guaranteed interest option.

                See "How you can purchase and contribute to your          Additional contributions are limited to the first two
                contract" in "Contract features and benefits"             years after the contract issue date only.

                See "Disability, terminal illness or confinement to       This section is deleted in its entirety.
                nursing home" under "Withdrawal charge" in
                "Charges and expenses"
------------------------------------------------------------------------------------------------------------------------------------
MINNESOTA       See "Principal Protector(SM)" in "Contract features and   Principal Protector(SM) is discontinued if the Beneficiary
                benefits" and "Beneficiary continuation option" in        continuation option is elected.
                "Payment of death benefit"
------------------------------------------------------------------------------------------------------------------------------------

                               Appendix VIII: State contract availability and/or
                                 variations of certain features and benefits H-1

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
------------------------------------------------------------------------------------------------------------------------------------
State      Features and Benefits                                   Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK   Greater of the 6% Roll-Up or Annual Ratchet Guaran-     Not Available (you have a choice of the standard death benefit
           teed minimum death benefit                              or the Annual Ratchet to age 85 guaranteed minimum death
                                                                   benefit), as described earlier in this Prospectus.

           Guaranteed minimum death benefit/guaranteed mini-       Not Available
           mum income benefit roll-up benefit base reset

           Guaranteed minimum income benefit no lapse guar-        Not Available
           antee

           Principal Protector(SM)                                 Not Available

           Protection Plus(SM)                                     Not Available

           See "Insufficient account value" in "Determining your   If your account value in the variable investment options and the
           contract's value"                                       fixed maturity options is insufficient to pay the annual
                                                                   administrative charge, or the Annual Ratchet to age 85 death benefit charge, and you have no account value in the guaranteed interest option, your contract will terminate without value, and you will lose any applicable benefits. See "Charges and expenses"
                                                                   earlier in this Prospectus.

           See "The amount applied to purchase an annuity          For fixed annuity period certain payout options only, the amount
           payout option" in "Accessing your money"                applied to the annuity benefit is the greater of the cash value or 95% of what the account value would be if no withdrawal charge applied.

           See "Annuity maturity date" in "accessing your          The maturity date by which you must take a lump sum withdrawal or
           money"                                                  select an annuity payout option is as follows:

                                                                                                 Maximum
                                                                   Issue age                     Annuitization age
                                                                   ---------                     -----------------
                                                                   0-80                          90
                                                                   81                            91
                                                                   82                            92
                                                                   83                            93
                                                                   84                            94
                                                                   85                            95

                                                                   Please see this section earlier in this Prospectus for more information.

           See "Charges and expenses"                              With regard to the Annual administrative, Annual Ratchet to age
                                                                   85 death benefit, Guaranteed principal benefit option 2 and
                                                                   Guaranteed minimum income benefit charges, respectively, we will deduct the related charge, as follows for each: we will deduct the charge from your value in the variable investment options on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (not available if the Guaranteed principal benefit option is elected). If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special
                                                                   10 year fixed maturity option).
------------------------------------------------------------------------------------------------------------------------------------


H-2 Appendix VIII: State contract availability and/or variations of certain features and benefits

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
------------------------------------------------------------------------------------------------------------------------------------
State       Features and Benefits                          Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK,                                                  Deductions from the fixed maturity options (including the Special 10 year
CONTINUED                                                  fixed maturity option) cannot cause the credited net interest for the contract year to fall below 1.5%.


                                                           With regard to the Annual administrative, and either enhanced death benefit and the Guaranteed minimum income benefit charges only, if your account value in the variable investment options and the fixed maturity options is insufficient to pay the applicable charge, and you have no account value in the guaranteed interest option, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

            Fixed maturity options -- withdrawal charges   The withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7% and will be determined by applying the New York Alternate Scale I shown below. If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.

                                                           The withdrawal charge may not exceed the withdrawal charge that would normally apply to the contract. If a contribution has been in the contract for more than 4 years and therefore would have no withdrawal charge, no withdrawal charge will apply. Use of a New York Alternate
                                                           Scale can only result in a lower charge. We will compare the result of applying Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal charge.

                                                           -------------------------------------------------------------------------
            Fixed maturity options -- withdrawal charges   NY Alternate Scale I                NY Alternate Scale II
            (continued)                                    Year of investment in fixed         Year of transfer within fixed
                                                           maturity option*                    maturity option*
                                                           -------------------------------------------------------------------------
                                                           Within year 1        7%             Within year 1             5%
                                                           -------------------------------------------------------------------------
                                                             2                  6%                  2                    4%
                                                           -------------------------------------------------------------------------
                                                             3                  5%                  3                    3%
                                                           -------------------------------------------------------------------------
                                                             4                  4%                  4                    2%
                                                           -------------------------------------------------------------------------
                                                           After year 5         0%              After year 5             0%
                                                           -------------------------------------------------------------------------
                                                           Not to exceed 1% times the number of years remaining in the fixed maturity option, rounded to the higher number of years. In other words, if 4.3 years remain, it would be a 5% charge.

                                                           *   Measured from the contract date anniversary prior to the
                                                               date of the contribution or transfer.

                                                           If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.
------------------------------------------------------------------------------------------------------------------------------------

                               Appendix VIII: State contract availability and/or
                                 variations of certain features and benefits H-3
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

------------------------------------------------------------------------------------------------------------------------------------
                                                                   Availability
State       Features and Benefits                                  or Variation
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK,                                                          You should consider that on the maturity date of a fixed maturity
CONTINUED                                                          option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity.
                                                                   If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

                                                                   The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower "free withdrawal amount" than what would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.
------------------------------------------------------------------------------------------------------------------------------------
OREGON      Guaranteed minimum death benefit/Guaranteed mini-      Not Available
            mum income benefit roll-up benefit base reset
            Guaranteed minimum income benefit no lapse guar-       Not Available
            antee

            Guaranteed principal benefit option 1 and Guaranteed   Not Available
            principal benefit option 2

            See "How you can purchase and contribute to your       o Subsequent contributions are not permitted. This is a single
            contract" in "Contract features and benefits"            premium product.

                                                                   o Section 1035 exchanges, rollovers, multiple assignments and/or transfers are permitted provided that all documentation is complete and received with the application.

            See "Lifetime required minimum distribution with-      We generally will not impose a withdrawal charge on minimum
            drawals" in "Accessing your money"                     distribution withdrawals even if your are not enrolled in our automatic RMD service except if, when added to a lump sum
                                                                   withdrawal previously taken in the same contract year, the minimum distribution withdrawals exceed the 10% free withdrawal amount. In order to avoid a withdrawal charge in connection with minimum distribution withdrawals outside of our automatic RMD service, you must notify us using our request form. Such minimum distribution withdrawals must be based solely on your contract's account value.

            See "Selecting an annuity payout option" in "Access-   The annuity commencement date may not be earlier than four years
            ing your money"                                        from the contract issue date.


            See "Disability, terminal illness, or confinement to   Item (i) is deleted in its entirety.
            nursing home" under "Withdrawal charge" in
            "Charges and expenses"

            Automatic Investment Program                           Not Available

            See "Special dollar cost averaging program" in "Con-   The special dollar cost averaging program may only be selected at
            tract Features and Benefits"                           the time of application.

            See "We require that the following types of communi-   The following is added:
            cations be on specific forms we provide for that       (20) requests for required minimum distributions, other than
            purpose:" in "Who is AXA Equitable?"                   pursuant to our automatic RMD service.
------------------------------------------------------------------------------------------------------------------------------------


H-4 Appendix VIII: State contract availability and/or variations of certain features and benefits
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
------------------------------------------------------------------------------------------------------------------------------------
State          Features and Benefits                                  Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA   Contributions                                          Your contract refers to contributions as premiums.

               Contribution age limitations                           The following contribution limits apply:

                                                                                                 Maximum
                                                                      Issue age                  contribution age
                                                                      ---------                  ----------------
                                                                      0-75                       82
                                                                      76                         83
                                                                      77                         84
                                                                      78-80                      85
                                                                      81-85                      87

               Special dollar cost averaging program                  In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

               See "Annuity maturity date" in "Accessing your         The maturity date by which you must take a lump sum withdrawal
               money"                                                 or select an annuity payout option is as follows:

                                                                                                 Maximum
                                                                      Issue age                  annuitization age
                                                                      ---------                  -----------------
                                                                      0-75                       85
                                                                      76                         86
                                                                      77                         87
                                                                      78-80                      88
                                                                      81-85                      90

               Loans under Rollover TSA contracts                     Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal
                                                                      Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO    IRA, Roth IRA, Inherited IRA, QP and Rollover TSA      Not Available
               contracts

               Beneficiary continuation option (IRA)                  Not Available

               Tax Information -- Special rules for NQ contracts      Income from NQ contracts we issue is U.S. source. A Puerto
                                                                      Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico
                                                                      residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing
                                                                      different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto
                                                                      Rico tax for U.S. tax paid. Depending on your personal
                                                                      situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.
------------------------------------------------------------------------------------------------------------------------------------
TEXAS          See "Annual administrative charge" in "Charges and     The annual administrative charge will not be deducted from
               expenses"                                              amounts allocated to the Guaranteed interest option.
------------------------------------------------------------------------------------------------------------------------------------
UTAH           See " Transfer of ownership, collateral assignments,   The second paragraph in this section is deleted.
               loans and borrowing" in "More information"
------------------------------------------------------------------------------------------------------------------------------------
VERMONT        Loans under Rollover TSA contracts                     Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal
                                                                      Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------

                               Appendix VIII: State contract availability and/or
                                 variations of certain features and benefits H-5
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

------------------------------------------------------------------------------------------------------------------------------------
State        Features and Benefits                                    Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON   Guaranteed interest option (for contracts issued from    Not Available
             approximately December 2004 to December 2006)

             Investment simplifier -- Fixed-dollar option             Not Available
             and Interest sweep option

             Fixed maturity options                                   Not Available

             Guaranteed Principal Benefit Options 1 and 2             Not Available

             Income Manager(R) payout option                          Not Available

             Protection Plus(SM)                                      Not Available

             Special dollar cost averaging program (for contracts     o Available only at issue.
             issued from approximately December 2004 to Decem-        o Subsequent contributions cannot be used to elect new
             ber 2006)                                                  programs. You may make subsequent contributions to the
                                                                        initial programs while they are still running.

             See "Guaranteed minimum death benefit" (SM) in "Con-     You have a choice of the standard death benefit, the Annual
             tract features and benefits"                             Ratchet to age 85 enhanced death benefit, or the Greater of 4%
                                                                      Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit.

             See "Annual administrative charge" in "Charges and       The annual administrative charge will be deducted from the
             expenses"                                                value in the variable investment options on a pro rata basis.

             See "Withdrawal charge" in "Charges and expenses"        The 10% free withdrawal amount applies to full surrenders.

             See "Withdrawal charge" in "Charges and expenses"        The annuitant has qualified to receive Social Security
             under "Disability, terminal illness, or confinement to   disability benefits as certified by the Social Security
             nursing home"                                            Administration or a statement from an independent U.S.
                                                                      licensed physician stating that the annuitant meets the
                                                                      definition of total disability for at least 6 continuous
                                                                      months prior to the notice of claim. Such disability must be re-certified every 12 months.
------------------------------------------------------------------------------------------------------------------------------------

H-6 Appendix VIII: State contract availability and/or variations of certain features and benefits
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Appendix IX: Contract variations

--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VIII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


------------------------------------------------------------------------------------------------------------------------------------
Approximate Time Period       Feature/Benefit                              Variation
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - November 2002    Inherited IRA beneficiary Continuation       Unavailable -- accordingly, all references in
                              contract                                     this Prospectus to "Inherited IRA beneficiary
                                                                           Continuation contract" are deleted in their
                                                                           entirety.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2003    Guaranteed minimum income benefit            The fee for this benefit is 0.45%.

                              Annual Ratchet to age 85                     The fee for this benefit is 0.20%.

                              6% Roll-Up to age 85                         The fee for this benefit is 0.35%.

                              The Greater of 6% Roll-Up to age 85 of the   The fee for this benefit is 0.45%.
                              Annual Ratchet to age 85
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2003        Guaranteed interest option                   No limitations regarding allocations or transfers
                                                                           into the guaranteed interest account.
                              See "Transferring your account value" in     The fifth bullet is deleted in its entirety.
                              "Transferring your money among investment
                              options"
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003   The guaranteed principal benefits            GPB 2 -- unavailable

                                                                           GPB 1 known as Principal assurance.

                                                                           GPB 1 available with both systematic and
                                                                           substantially equal withdrawals.

                                                                           GPB 1 available with the Guaranteed minimum
                                                                           income benefit.

                              Spousal protection                           Unavailable -- accordingly, all references in
                                                                           this Prospectus to "Spousal protection" are
                                                                           deleted in their entirety.

                              Maximum contributions                        The maximum contributions permitted under all
                                                                           Accumulator series contracts with the same
                                                                           owner or annuitant is $1,500,000.

                              Guaranteed minimum death benefit maximum     84 (not including QP contracts)
                              issue age

                              Protection Plus                              The maximum issue age for this benefit was
                                                                           79.

                                                                           For issue ages 71-79, the applicable death
                                                                           benefit will be multiplied by 25%.

                                                                           In calculating the death benefit, contributions
                                                                           are decreased for withdrawals on a pro rata
                                                                           basis.
------------------------------------------------------------------------------------------------------------------------------------


                                            Appendix IX: Contract variations I-1

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
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - September 2003   Guaranteed option charges                  If the contract is surrendered or annuitized or
continued                                                                the a death benefit is paid on a date other than
                                                                         the contract date anniversary, we will not
                                                                         deduct a pro rata portion of the charge for any
                                                                         applicable guaranteed benefit.

                              Withdrawals treated as surrenders          We will not treat a withdrawal that results in a
                                                                         cash value of less than $500 as a request for a
                                                                         surrender. We will not terminate your contract
                                                                         if you do not make contributions for three
                                                                         contract years.

                              Guaranteed minimum income benefit option   Subject to state availability, this option
                                                                         guarantees you a minimum amount of fixed
                                                                         income under your choice of a life annuity fixed
                                                                         payout option or an Income Manager level
                                                                         payment life with a period certain payout
                                                                         option.

                                                                         Known as the Living Benefit.

                              Annuitant issue age                        Ages 86-90. For contracts with an annuitant
                                                                         who was age 86-90 at issue, the following
                                                                         apply: (1) standard death benefit only was
                                                                         available, and (2) no withdrawal charge
                                                                         applies.

                              Systematic withdrawals                     Your systematic withdrawal may not exceed
                                                                         1.20% (monthly), 3.60% (quarterly) or 15%
                                                                         (annually) of account value.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2004        Principal Protector(SM) benefit            Unavailable -- accordingly, all references in
                                                                         this Prospectus to "Principal Protector" are
                                                                         deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - December 2004    Termination of guaranteed benefits         Your guaranteed benefits will not automatically
                                                                         terminate if you change ownership of your NQ
                                                                         contract.

                              Ownership Transfer of NQ                   If you transfer ownership of your NQ contract,
                                                                         your guaranteed benefit options will not be
                                                                         automatically terminated.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - January 2005     No lapse guarantee                         Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - October 2005     Roll-Up benefit base reset                 Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - current          Guaranteed interest option                 Your lifetime minimum interest rate is either
                                                                         1.5%, 2.25% or 3.0% (depending on the state
                                                                         and time where your contract was issued).
------------------------------------------------------------------------------------------------------------------------------------
March 2003 - September 2003   Annual Ratchet to age 85                   The fee for this benefit is 0.30%

                              6% Roll-Up to age 85                       The fee for this benefit is 0.45%

                              Guaranteed minimum income benefit          The fee for this benefit is 0.60%
------------------------------------------------------------------------------------------------------------------------------------


I-2 Appendix IX: Contract variations
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

------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004                   Guaranteed minimum income benefit and
                                                Greater of the 6% Roll-Up to age 85 or the
                                                Annual Ratchet to age 85 enhanced death
                                                benefit:

                                                o Benefit base crediting rate                   The effective annual interest
                                                                                                credited to the applicable benefit
                                                                                                base is 5%.* Accordingly, all
                                                                                                references in this Prospectus to the
                                                                                                "6% Roll-Up benefit base" are
                                                                                                deleted in their entirety and
                                                                                                replaced with "5% Roll-Up benefit
                                                                                                base."

                                                o Fee table                                     Greater of the 5% Roll-Up to age 85
                                                                                                or the Annual Ratchet to age 85
                                                                                                enhanced death benefit charge:
                                                                                                0.50%.*
                                                                                                Guaranteed minimum income benefit
                                                                                                charge: 0.55%*

                                                Effect of withdrawals on your Greater of the    Withdrawals will reduce each of the
                                                5% Roll-Up to age 85 or the Annual Ratchet      benefit bases on a pro rata basis
                                                to age 85 enhanced death benefit                only.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - February 2004 (for the         How withdrawals affect your Guaranteed          In calculating whether your
Guaranteed minimum income benefit) and          minimum income benefit and Greater of the       withdrawal will reduce your the
January 2004 - February 2005 (for the Greater   6% Roll-Up to age 85 or the Annual Ratchet      Roll-Up benefit base portion of your
of the 6% Roll-Up to age 85 or the Annual       to age 85 enhanced death benefit:               Guaranteed minimum income benefit
Ratchet to age 85 enhanced death benefit:)                                                      base on a pro rata or
                                                                                                dollar-for-dollar basis, withdrawal
                                                                                                charges will be included in the
                                                                                                withdrawal amount.
------------------------------------------------------------------------------------------------------------------------------------
January 2004 - present                          Greater of 5% Roll-up to age 85 or the          Unavailable -- accordingly all
                                                Annual Ratchet to age 85 enhanced death         references to this feature are
                                                benefit                                         deleted in their entirety.
------------------------------------------------------------------------------------------------------------------------------------


* Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.


                                            Appendix IX: Contract variations I-3
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Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                           Page
Who is AXA Equitable?                                                       2
Unit Values                                                                 2
Calculation of Annuity Payments                                             2
Custodian and Independent Registered Public Accounting Firm                 3
Distribution of the Contracts                                               3
Financial Statements                                                        3



How to obtain an Accumulator(R) Elite(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
  Accumulator(R) Elite(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547

-----------------------------------------------------------------------------

Please send me an Accumulator(R) Elite(SM) SAI for Separate Account No. 49 dated May 1, 2009.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                 State                  Zip



                          x02410/Elite '02/04, '07/'07.5, 8.0/8.2 and 9.0 Series

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Accumulator(R) Plus(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2009

Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------


WHAT IS ACCUMULATOR(R) PLUS(SM)?


Accumulator(R) Plus(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options").

This Prospectus is not your contract. Your contract and any endorsements, riders and data pages as identified in your contract are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The description of the contract's provisions in this Prospectus is current as of the date of this Prospectus; however, because certain provisions may be changed after the date of this Prospectus in accordance with the contract, the description of the contract's provisions in this Prospectus is qualified in its entirety by the terms of the actual contract. The contract should be read carefully. You have the right to cancel the contract within a certain number of days after receipt of the contract. You should read this Prospectus in conjunction with any applicable supplements. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please contact your financial professional and/or review your contract for state variations that may apply to you. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.




--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*           o EQ/Capital Guardian Research
o AXA Conservative Allocation*         o EQ/Caywood-Scholl High Yield Bond
o AXA Conservative-Plus Allocation*    o EQ/Common Stock Index**
o AXA Moderate Allocation*             o EQ/Core Bond Index
o AXA Moderate-Plus Allocation*        o EQ/Davis New York Venture
o EQ/AllianceBernstein International   o EQ/Equity 500 Index
o EQ/AllianceBernstein Small Cap       o EQ/Evergreen Omega
  Growth                               o EQ/Focus PLUS**
o EQ/Ariel Appreciation II             o EQ/GAMCO Mergers and Acquisitions
o EQ/AXA Franklin Income Core**        o EQ/GAMCO Small Company Value
o EQ/AXA Franklin Small Cap Value      o EQ/Global Bond PLUS**
  Core**                               o EQ/Global Multi-Sector Equity**
o EQ/AXA Franklin Templeton Founding   o EQ/Intermediate Government Bond
  Strategy Core**                        Index
o EQ/AXA Mutual Shares Core**          o EQ/International Core PLUS
o EQ/AXA Rosenberg Value Long/Short    o EQ/International Growth
  Equity                               o EQ/JPMorgan Value Opportunities
o EQ/AXA Templeton Growth Core**       o EQ/Large Cap Core PLUS
o EQ/BlackRock Basic Value Equity      o EQ/Large Cap Growth Index
o EQ/BlackRock International Value     o EQ/Large Cap Growth PLUS
o EQ/Boston Advisors Equity Income     o EQ/Large Cap Value Index
o EQ/Calvert Socially Responsible      o EQ/Large Cap Value PLUS
o EQ/Capital Guardian Growth           o EQ/Long Term Bond
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o EQ/Lord Abbett Growth and Income     o EQ/UBS Growth and Income
o EQ/Lord Abbett Large Cap Core        o EQ/Van Kampen Comstock
o EQ/Lord Abbett Mid Cap Value         o EQ/Van Kampen Mid Cap Growth
o EQ/Mid Cap Index                     o EQ/Van Kampen Real Estate
o EQ/Mid Cap Value PLUS                o Multimanager Aggressive Equity
o EQ/Money Market                      o Multimanager Core Bond
o EQ/Montag & Caldwell Growth          o Multimanager Health Care
o EQ/Oppenheimer Global                o Multimanager International Equity
o EQ/Oppenheimer Main Street           o Multimanager Large Cap Core Equity
  Opportunity                          o Multimanager Large Cap Growth
o EQ/Oppenheimer Main Street Small     o Multimanager Large Cap Value
  Cap                                  o Multimanager Mid Cap Growth
o EQ/PIMCO Ultra Short Bond**          o Multimanager Mid Cap Value
o EQ/Quality Bond PLUS                 o Multimanager Multi-Sector Bond**
o EQ/Short Duration Bond               o Multimanager Small Cap Growth
o EQ/Small Company Index               o Multimanager Small Cap Value
o EQ/T. Rowe Price Growth Stock        o Multimanager Technology
--------------------------------------------------------------------------------



*   The "AXA Allocation" portfolios.



** This is the variable investment option's new name, effective on or about May 1, 2009, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.

You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of the AXA Premier VIP Trust or the EQ Advisors Trust (The "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.


You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this Prospectus.



The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                       X02400/Plus/ML '02 Series




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TYPES OF CONTRACTS. Contracts were offered for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).


A contribution of at least $10,000 was required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Expenses for the contract may be higher than for a comparable contract without a credit. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2009, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

The contract is no longer available for new purchasers. The contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VI later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

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Contents of this Prospectus

--------------------------------------------------------------------------------


ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        6
How to reach us                                                              7
Accumulator(R) Plus(SM) at a glance -- key features                          9

--------------------------------------------------------------------------------
FEE TABLE                                                                   13
--------------------------------------------------------------------------------
Example                                                                     14
Condensed financial information                                             15


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           16
--------------------------------------------------------------------------------
How you can contribute to your contract                                     16
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your investment options under the contract?                        19
Portfolios of the Trusts                                                    20
Allocating your contributions                                               27
Credits                                                                     28
Your benefit base                                                           29
Annuity purchase factors                                                    30
Living Benefit option                                                       30
Guaranteed minimum death benefit                                            32
Your right to cancel within a certain number of days                        33


--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        34
--------------------------------------------------------------------------------
Your account value and cash value                                           34
Your contract's value in the variable investment options                    34
Your contract's value in the guaranteed interest account                    34
Your contract's value in the fixed maturity options                         34
Insufficient account value                                                  34



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         35
--------------------------------------------------------------------------------


Transferring your account value                                             35
Disruptive transfer activity                                                35
Rebalancing your account value                                              36


----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.



                                                  Contents of this Prospectus  3


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--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     38
--------------------------------------------------------------------------------
Withdrawing your account value                                              38
How withdrawals are taken from your account value                           39
How withdrawals affect your guaranteed
     minimum income benefit and guaranteed
     minimum death benefit                                                  39
Loans under rollover TSA contracts                                          40
Surrendering your contract to receive its cash value                        40
When to expect payments                                                     40
Your annuity payout options                                                 41


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     44
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          44
Charges that the Trusts deduct                                              46
Group or sponsored arrangements                                             46
Other distribution arrangements                                             47


--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 48
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     48
How death benefit payment is made                                           49
Beneficiary continuation option                                             49



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          52
--------------------------------------------------------------------------------
Overview                                                                    52
Contracts that fund a retirement arrangement                                52
Suspension of required minimum distributions for 2009                       52
Transfers among investment options                                          52
Taxation of nonqualified annuities                                          52
Individual retirement arrangements (IRAs)                                   54
     Traditional individual retirement annuities (traditional IRAs)         55
     Roth individual retirement annuities (Roth IRAs)                       60
Tax-Sheltered Annuity contracts (TSAs)                                      64
Federal and state income tax withholding and information
      reporting                                                             68
Special rules for contracts funding qualified plans                         70
Impact of taxes to AXA Equitable                                            70




--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         71
--------------------------------------------------------------------------------
About Separate Account No. 49                                               71
About the Trusts                                                            71
About our fixed maturity options                                            71
About the general account                                                   72
About other methods of payment                                              73
Dates and prices at which contract events occur                             73
About your voting rights                                                    74
Statutory compliance                                                        74
About legal proceedings                                                     74
Financial statements                                                        75
Transfers of ownership, collateral assignments, loans
      and borrowing                                                         75
Distribution of the contracts                                               75


--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          77
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
 I  -- Condensed financial information                                     A-1
 II -- Purchase considerations for QP contracts                            B-1
III -- Market value adjustment example                                     C-1
IV  -- Guaranteed enhanced death benefit example                           D-1
 V  -- Hypothetical illustrations                                          E-1
VI  -- Contract variations                                                 F-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this Prospectus


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Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.



                                                                           Page
   6% Roll-Up to age 85 enhanced death benefit                               29
   account value                                                             34
   administrative charge                                                     44
   annual administrative charge                                              44
   Annual ratchet to age 85 enhanced death benefit                           29
   annuitant                                                                 16
   annuitization                                                             41
   annuity maturity date                                                     43
   annuity payout options                                                    41
   annuity purchase factors                                                  30
   automatic investment program                                              73
   beneficiary                                                               48
   Beneficiary continuation option ("BCO")                                   49
   benefit base                                                              29
   business day                                                              73
   cash value                                                                34
   charges for state premium and other applicable taxes                      46
   contract date                                                             11
   contract date anniversary                                                 11
   contract year                                                             11
   contributions to traditional IRAs                                         55
      regular contributions                                                  55
      rollovers and transfers                                                57
   credit                                                                    28
   disability, terminal illness or confinement to nursing home               45
   disruptive transfer activity                                              35
   distribution charge                                                       44
   ERISA                                                                     47
   Fixed-dollar option                                                       28
   fixed maturity options                                                    26
   free look                                                                 33
   free withdrawal amount                                                    45
   general account                                                           72
   General dollar cost averaging                                             28
   guaranteed interest option                                                26
   guaranteed minimum death benefit                                          32
   guaranteed minimum death benefit charge                                   45
   guaranteed minimum income benefit                                         30
   IRA                                                                    cover
   IRS                                                                       52
   investment simplifier                                                     28
   lifetime required minimum distribution withdrawals                        39
   Limits on contributions                                                   55
   Living Benefit option                                                     30
   Living Benefit charge                                                     46
   loan reserve account                                                      40
   loans under Rollover TSA contracts                                        40
   market adjusted amount                                                    26
   market value adjustment                                                   26
   market timing                                                             35
   maturity dates                                                            26
   maturity value                                                            26
   Mortality and expense risks charge                                        44
   NQ                                                                     cover
   Online Account Access                                                      7
   partial withdrawals                                                       38
   Portfolio                                                              cover
   principal assurance allocation                                            27
   processing office                                                          7
   Protection Plus(SM)                                                       32
   Protection Plus(SM) charge                                                46
   QP                                                                     cover
   rate to maturity                                                          26
   Rebalancing                                                               36
   Rollover IRA                                                           cover
   Rollover TSA                                                           cover
   Roth Conversion IRA                                                    cover
   Roth IRA                                                               cover
   SAI                                                                    cover
   SEC                                                                    cover
   self-directed allocation                                                  27
   Separate Account No. 49                                                   71
   Standard death benefit                                                    29
   substantially equal withdrawals                                           38
   Successor owner and annuitant                                             49
   systematic withdrawals                                                    38
   TOPS                                                                       7
   TSA                                                                    cover
   traditional IRA                                                        cover
   Trusts                                                                    71
   unit                                                                      34
   variable investment options                                               19
   wire transmittals and electronic applications                             73
   Withdrawal charge                                                        44


To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.


 -----------------------------------------------------------------------------
  Prospectus                    Contract or Supplemental Materials
 -----------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest
                                Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account
 -----------------------------------------------------------------------------


                                                Index of key words and phrases 5

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Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



6  Who is AXA Equitable?


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HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:




--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------



FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R) Plus(SM)
     P.O. Box 1577
     Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R) Plus(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094




--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------



FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R) Plus(SM)
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Accumulator(R) Plus(SM)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.



--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------



TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:


o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o   rates to maturity for the fixed maturity options;

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o   elect to receive certain contract statements electronically;


o enroll in, modify or cancel a rebalancing program (through Online Account Access only);


o   change your address (not available through TOPS);


o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and


o   access Frequently Asked Questions and Service Forms (not available through
    TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or will-



                                                         Who is AXA Equitable? 7


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ful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)  spousal consent for loans under Rollover TSA contracts;

(6)  requests for withdrawals or surrenders from Rollover TSA contracts;

(7)  tax withholding elections;

(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) Section 1035 exchanges;

(11) direct transfers and rollovers;

(12) purchase by, or change of ownership to, a non-natural person;

(13) exercise of the Guaranteed minimum income benefit; and

(14) death claims.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  beneficiary changes;

(2)  contract surrender and withdrawal requests; and

(3) general dollar cost averaging (including the fixed dollar and interest sweep options).

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) dollar cost averaging (including the fixed dollar amount and interest sweep options);

(3) substantially equal withdrawals;

(4) systematic withdrawals; and

(5) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.


8  Who is AXA Equitable?


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Accumulator(R) Plus(SM) at a glance -- key features

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Professional investment     Accumulator(R) Plus(SM) variable investment options invest in different Portfolios managed by
management                  professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity              o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to
options                       availability).

                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest         o Principal and interest guarantees.
option
                            o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations          o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.

                            o No tax on transfers among variable investment options inside the contract.
                            --------------------------------------------------------------------------------------------------------
                            You should be aware that annuity contracts that were purchased as an Individual Retirement Annuity (IRA)
                            or Tax Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code arrangements.
                            Before you purchased your contract, you should have considered its features and benefits beyond tax deferral, as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement, to determine whether it would meet your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection   The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you during the annuitant's life once you elect to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Additional minimum:   $500 (NQ, QP and Rollover TSA contracts)
                                                    $100 monthly and $300 quarterly under our automatic investment program
                                                    (NQ contracts) (subject to tax maximums)
                                                    $50 (IRA contracts)
                            --------------------------------------------------------------------------------------------------------
                            o Maximum contribution limitations apply to all contracts.
                            --------------------------------------------------------------------------------------------------------
                            In general, contributions are limited to $1.5 million under all Accumulator(R) series contracts with the same owner or annuitant. We generally limit aggregate contributions made after the first contract year to 150% of first-year contributions. Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions. For more information, please see "How you can contribute to your contract" in "Contract features and benefits" later in this
                            Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
Credit                      We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
------------------------------------------------------------------------------------------------------------------------------------



                           Accumulator(R) Plus(SM) at a glance -- key features 9


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
------------------------------------------------------------------------------------------------------------------------------------
Access to your money   o Partial withdrawals

                       o Several withdrawal options on a periodic basis

                       o Loans under Rollover TSA contracts (employer or plan approval required)

                       o Contract surrender You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.

                       You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
Payout options         o Fixed annuity payout options

                       o Variable Immediate Annuity payout options (described in a separate prospectus for that option)

                       o Income Manager(R) payout options (described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit options

                       o Principal assurance allocation

                       o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and annually)

                       o Free transfers

                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home

                       o Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------


10 Accumulator(R) Plus(SM) at a glance -- key features


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
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at an annual rate of 1.40%.

                       o The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits"
                         later in this Prospectus.

                       o An annual charge of 0.35% of the account value for the Protection Plus(SM) optional death benefit.

                       o An annual charge of 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under
                         "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                       o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                       o No sales charge deducted at the time you make contributions.

                       o During the first eight contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value at the beginning of each contract year to calculate the 15% amount available. The charge is 8% in each of the first two contract years following a contribution; the charge is 7% in the third and fourth contract years following a contribution; thereafter, it declines by 1% each year in the fifth to eighth contract year following a contribution. There is no withdrawal charge in the ninth and later contract years following a contribution.
                         Certain other exemptions apply.
                       -------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your
                       "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
                       April 30.
                       -------------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                       o Annual expenses of the Trusts' Portfolios are calculated as a percentage of the average daily net assets invested in each Portfolio. Please see "Fee table" later in this Prospectus for details.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-80
                       Rollover IRA, Roth Conversion
                       IRA and Rollover TSA: 20-80
                       QP: 20-70
------------------------------------------------------------------------------------------------------------------------------------



The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. All features and benefits may not be available in all contracts or from all selling broker-dealers. Please see Appendix VI later in this Prospectus for more information on variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The contract should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.



OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling


                          Accumulator(R) Plus(SM) at a glance -- key features 11


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broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. The level of credits, fees, charges and features may vary depending (among other things) on the distribution costs associated with your particular selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.


12 Accumulator(R) Plus(SM) at a glance -- key features


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Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.


------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (Deducted if you surrender your contract, make certain
withdrawals, or apply your cash value to certain payout options.)(1)        8.00%

Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option.)                     $ 350
------------------------------------------------------------------------------------------------------------------------------------


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.



------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $50,000(2)                                                               $  30
   If your account value on a contract date anniversary is $50,000
   or more                                                                  $   0
------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:
Mortality and expense risks                                                 0.90%(3)
Administrative                                                              0.25%
Distribution                                                                0.25%
                                                                            -------
Total Separate account annual expenses                                      1.40%
------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect any optional benefits
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (Calculated as a
percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                   0.00%
   Annual Ratchet to age 85                                                 0.30% of the Annual Ratchet to age 85 benefit base
   6% Roll-Up to age 85                                                     0.45% of the 6% Roll-Up to age 85 benefit base
   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85              0.60% of the greater of the 6% Roll-Up to age 85
                                                                            benefit base or the
                                                                            Annual Ratchet to age 85 benefit base, as
                                                                            applicable
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (Calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect.)                                            0.60%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (Calculated as a percentage of the account value. Deducted annually on each contract date anniver-
sary for which the benefit is in effect.)                                   0.35%
------------------------------------------------------------------------------------------------------------------------------------




                                                                    Fee table 13


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You also bear your proportionate share of all fees and expenses paid by a
"Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2008 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or
other expenses)(4)                                                                 0.64%      3.65%


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, if applicable.

    The withdrawal charge percentage we use is        Contract
    determined by the contract year in which you      Year
    make the withdrawal or surrender your contract.   1................8.00%
    For each contribution, we consider the contract   2................8.00%
    year in which we receive that contribution to     3................7.00%
    be "contract year 1")                             4................7.00%
                                                      5................6.00%
                                                      6................5.00%
                                                      7................4.00%
                                                      8................3.00%
                                                      9+...............0.00%


(2) During the first two contract years this charge, if it applied, was equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.


(3) These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.



(4) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2008 and for the underlying portfolios.


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2008, which results in an estimated administrative charge of 0.007% of contract value.


The fixed maturity options and guaranteed interest option are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.


Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


14 Fee table


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
------------------------------------------------------------------------------------------------------------------------------------
                                        If you surrender your contract at the        If you annuitize at the end of the
                                          end of the applicable time period                applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios  $1,523     $2,857     $4,179      $7,080     N/A       $2,857     $4,179      $7,080
(b) assuming minimum fees and
    expenses of any of the Portfolios  $1,194     $1,916     $2,685      $4,486     N/A       $1,916     $2,685      $4,486
------------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                      If you do not surrender your contract at
                                       the end of the applicable time period
--------------------------------------------------------------------------------
                                       1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios    $723     $2,157     $3,579     $7,080
(b) assuming minimum fees and
    expenses of any of the Portfolios    $394     $1,216     $2,085     $4,486
--------------------------------------------------------------------------------




For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2008.



                                                                    Fee table 15


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1. Contract features and benefits


--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT


You may currently make additional contributions of at least $500 each for NQ, QP and Rollover TSA contracts and $50 each for IRA contracts, subject to limitations noted below. We can refuse to accept any contribution from you at any time, including after you purchase the contract. Maximum contribution limitations also apply. Additional contributions are not permitted in Massachusetts. The following table summarizes our rules regarding contributions to your contract, which rules are subject to change. All ages in the table refer to the age of the annuitant named in the contract. The contract is no longer available to new purchasers.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000; or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
               Annuitant     Minimum                                                           Limitations on
Contract type  issue ages    contributions               Source of contributions               contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ             0 through 80  o $500 (additional)         o After-tax money.                    o No additional
                             o $100 monthly and                                                  contributions after
                               $300 quarterly under our  o Paid to us by check or transfer       attainment of age 81 or,
                               automatic investment        of contract value in a tax-deferred   if later, the first
                               program (additional)        exchange under Section 1035 of        contract date anniversary
                                                           the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 80 o $50 (additional)          o Eligible rollover distributions     o No contributions after attainment
                                                           from 403(b) plans, qualified          of age 81 or, if later, the first
                                                           plans, and governmental               contract date anniversary.
                 -                                         employer 457(b) plans.
                                                                                               o Contributions after age 70-1/2
                                                         o Rollovers from another tradi-         must be net of required minimum
                                                           tional individual retirement          distributions.
                                                           arrangement.
                                                                                               o Although we accept regular IRA
                                                         o Direct custodian-to-custodian         contributions (limited to $5,000)
                                                           transfers from another traditional    under Rollover IRA contracts, we
                                                           individual retirement                 intend that the contract be used
                                                           arrangement.                          primarily for rollover and direct
                                                                                                 transfer contributions.
                                                         o Regular IRA contributions.
                                                                                               o Additional catch-up contributions
                                                         o Additional catch-up contribu-         of up to $1,000 can be made
                                                           tions.                                where the owner is at least age
                                                                                                 50 but under age 70-1/2 at any
                                                                                                 time during the calendar year for
                                                                                                 which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


16 Contract features and benefits


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
--------------------------------------------------------------------------------
                  Annuitant             Minimum
 Contract type    issue ages            contributions
--------------------------------------------------------------------------------
Roth Conversion   20 through 80         o $50 (additional)
IRA
--------------------------------------------------------------------------------
Rollover TSA*     20 through 80         o $500 (additional)


------------------------------------------------------------------------------------------------
                                                            Limitations on
 Contract type    Source of contributions                   contributions
------------------------------------------------------------------------------------------------
Roth Conversion   o Rollovers from another Roth IRA.        o No additional rollover or direct
IRA                                                           transfer contributions after attain-
                  o Rollovers from a "designated              ment of age 81 or, if later, the first
                    Roth contribution account" under          contract date anniversary.
                    a 401(k) plan or 403(b) plan.
                                                            o Conversion rollovers after age
                  o Conversion rollovers from a tradi-        70-1/2 must be net of required
                    tional IRA or other eligible              minimum distributions for the
                    retirement plan.                          traditional IRA or other eligible
                                                              retirement plan which is the
                  o Direct transfers from another             source of the conversion rollover.
                    Roth IRA.
                                                            o Before 2010, you cannot roll over
                  o Regular Roth IRA contributions.           funds from a traditional IRA or
                                                              other eligible retirement plan if
                  o Additional catch-up contribu-             your adjusted gross income is
                    tions.                                    $100,000 or more.

                                                            o Although we accept regular Roth
                                                              IRA contributions (limited to
                                                              $5,000 ) under the Roth IRA con-
                                                              tracts, we intend that the contract
                                                              be used primarily for rollover and
                                                              direct transfer contributions.

                                                            o Additional catch-up contributions
                                                              of up to $1,000 can be made
                                                              where the owner is at least age
                                                              50 at any time during the calen-
                                                              dar year for which the
                                                              contribution is made.
------------------------------------------------------------------------------------------------
Rollover TSA*     o With documentation of employer          o Additional rollover or direct trans-
                    or plan approval, and limited to          fer contributions may be made up
                    pre-tax funds, direct plan-to-plan        to attainment of age 81 or, if later,
                    transfers from another 403(b)             the first contract date anniversary.
                    plan or contract exchanges from
                    another 403(b) contract under           o Rollover or direct transfer contri-
                    the same plan.                            butions after age 70-1/2 must be
                                                              net of any required minimum
                  o With documentation of employer            distributions.
                    or plan approval, and limited to
                    pre-tax funds, eligible rollover        o We do not accept employer-
                    distributions from other 403(b)           remitted contributions.
                    plans, qualified plans, govern-
                    mental employer 457(b) plans or         o We do not accept after tax contri-
                    traditional IRAs.                         butions, including designated
                                                              Roth contributions.
------------------------------------------------------------------------------------------------

                                               Contract features and benefits 17


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
--------------------------------------------------------------------------------
                  Annuitant             Minimum
 Contract type    issue ages            contributions
--------------------------------------------------------------------------------
QP               20 through 70         o $500 (additional)


--------------------------------------------------------------------------------------------------------------
                                                            Limitations on
 Contract type    Source of contributions                   contributions
--------------------------------------------------------------------------------------------------------------
QP                o Only transfer contributions from        o A separate QP contract must be
                    other investments within an               established for each plan partici-
                    existing defined contribution             pant.
                    qualified plan trust.
                                                            o We do not accept regular ongoing
                  o The plan must be qualified under          payroll contributions, or contribu-
                    Section 401(a) of the Internal            tions directly from the employer.
                    Revenue Code.
                                                            o Only one additional transfer con-
                  o For 401(k) plans, transferred             tribution may be made during a
                    contributions may not include             contract year.
                    any after-tax contributions
                    including designated Roth               o No additional transfer contribu-
                    contributions.                            tions after attainment of age 71
                                                              or, if later, the first contract date
                                                              anniversary.

                                                            o We do not accept contributions
                                                              from defined benefit plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
--------------------------------------------------------------------------------------------------------------


* May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other

- 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Plus(SM) Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.



18 Contract features and benefits


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OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. These methods of payment are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------
WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions.



                                              Contract features and benefits  19


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PORTFOLIOS OF THE TRUSTS


The AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio than certain other Portfolios available to you under your contract. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust --
Class B Shares*                                                                        Investment Manager (or Sub-Adviser(s), as
Portfolio Name                 Objective                                               applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                    o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                    o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a       o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income. o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income, o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       Long-term growth of capital.                             o AllianceBernstein L.P.
 EQUITY                                                                                o ClearBridge Advisors, LLC
                                                                                       o Legg Mason Capital Management, Inc.
                                                                                       o Marsico Capital Management, LLC
                                                                                       o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND        To seek a balance of high current income and capital     o BlackRock Financial Management, Inc.
                              appreciation, consistent with a prudent level of risk.   o Pacific Investment Management Company
                                                                                         LLC
                                                                                       o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE      Long-term growth of capital.                             o Invesco Aim Capital Management, Inc.
                                                                                       o RCM Capital Management LLC
                                                                                       o SSgA Funds Management, Inc.
                                                                                       o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    Long-term growth of capital.                             o AllianceBernstein L.P.
 EQUITY                                                                                o JPMorgan Investment Management Inc.
                                                                                       o Marsico Capital Management, LLC
                                                                                       o SSgA Funds Management, Inc.

------------------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits


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
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust --
Class B Shares*                                                                   Investment Manager (or Sub-Adviser(s), as
Portfolio Name                Objective                                           applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 CORE EQUITY                                                                      o Janus Capital Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o Goodman & Co. NY Ltd.
 GROWTH                                                                           o SSgA Funds Management, Inc.
                                                                                  o T. Rowe Price Associates, Inc.
                                                                                  o Westfield Capital Management Company, L.P.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 VALUE                                                                            o Institutional Capital LLC
                                                                                  o MFS Investment Management
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Long-term growth of capital.                         o AllianceBernstein L.P.
 GROWTH                                                                           o Franklin Advisers, Inc.
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Long-term growth of capital.                         o AXA Rosenberg Investment Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Tradewinds Global Investors, LLC
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR    High total return through a combination of current   o Pacific Investment Management Company
 BOND(1)                     income and capital appreciation.                       LLC
                                                                                  o Post Advisory Group, LLC
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Eagle Asset Management, Inc.
 GROWTH                                                                           o SSgA Funds Management, Inc.
                                                                                  o Wells Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Franklin Advisory Services, LLC
 VALUE                                                                            o Pacific Global Investment Management
                                                                                    Company
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY      Long-term growth of capital.                         o Firsthand Capital Management, Inc.
                                                                                  o RCM Capital Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21


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
----------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB Shares*
Portfolio Name                   Objective
----------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN            Seeks to achieve long-term growth of capital.
 INTERNATIONAL
----------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      Seeks to achieve long-term growth of capital.
 CAP GROWTH
----------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II        Seeks to achieve long-term capital appreciation.
----------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN INCOME          Seeks to maximize income while maintaining prospects
 CORE(2)                        for capital appreciation.
----------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       Seeks to achieve long-term total return.
 VALUE CORE(3)
----------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN TEMPLETON       Primarily seeks capital appreciation and secondarily seeks
 FOUNDING STRATEGY CORE(4)      income.
----------------------------------------------------------------------------------------------------
EQ/AXA MUTUAL SHARES CORE(5)    Seeks to achieve capital appreciation, which may occa-
                                sionally be short-term, and secondarily, income.
----------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE          Seeks to increase value through bull markets and bear
 LONG/SHORT EQUITY              markets using strategies that are designed to limit expo-
                                sure to general equity market risk.
----------------------------------------------------------------------------------------------------
EQ/AXA TEMPLETON GROWTH         Seeks to achieve long-term capital growth.
 CORE(6)
----------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        Seeks to achieve capital appreciation and secondarily,
 EQUITY                         income.
----------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL      Seeks to provide current income and long-term growth of
 VALUE                          income, accompanied by growth of capital.
----------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       Seeks to achieve a combination of growth and income to
 INCOME                         achieve an above-average and consistent total return.
----------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             Seeks to achieve long-term capital appreciation.
 RESPONSIBLE
----------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH      Seeks to achieve long-term growth of capital.
----------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             Seeks to achieve long-term growth of capital.
 RESEARCH
----------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH          Seeks to maximize current income.
 YIELD BOND
----------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX(7)        Seeks to achieve a total return before expenses that
                                approximates the total return performance of the Russell
                                3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
----------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              Seeks to achieve a total return before expenses that
                                approximates the total return performance of the Barclays
                                Capital U.S. Aggregate Bond Index, including reinvest-
                                ment of dividends, at a risk level consistent with that of the Barclays Capital U.S. Aggregate Bond Index.
----------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       Seeks to achieve long-term growth of capital.
----------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB Shares*                Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  applicable)
----------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN            o AllianceBernstein L.P.
 INTERNATIONAL
----------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      o AllianceBernstein L.P.
 CAP GROWTH
----------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II        o Ariel Capital Management, LLC
----------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN INCOME          o BlackRock Investment Management, LLC
 CORE(2)                        o Franklin Advisers, Inc.
----------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       o BlackRock Investment Management, LLC
 VALUE CORE(3)                  o Franklin Advisory Services, LLC
----------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN TEMPLETON       o AXA Equitable
 FOUNDING STRATEGY CORE(4)
----------------------------------------------------------------------------------------------------
EQ/AXA MUTUAL SHARES CORE(5)    o BlackRock Investment Management, LLC
                                o Franklin Mutual Advisers, LLC
----------------------------------------------------------------------------------------------------
EQ/AXA ROSENBERG VALUE          o AXA Rosenberg Investment Management LLC
 LONG/SHORT EQUITY
----------------------------------------------------------------------------------------------------
EQ/AXA TEMPLETON GROWTH         o BlackRock Investment Management, LLC
 CORE(6)                        o Templeton Global Advisors Limited
----------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        o BlackRock Investment Management, LLC
 EQUITY
----------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL      o BlackRock Investment Management
 VALUE                            International Limited
----------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       o Boston Advisors, LLC
 INCOME
----------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             o Calvert Asset Management Company, Inc.
 RESPONSIBLE                    o Bridgeway Capital Management, Inc.
----------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH      o Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             o Capital Guardian Trust Company
 RESEARCH
----------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH          o Caywood-Scholl Capital Management
 YIELD BOND
----------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX(7)        o AllianceBernstein L.P.
----------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              o SSgA Funds Management, Inc.
----------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       o Davis Selected Advisers, L.P.
----------------------------------------------------------------------------------------------------


22 Contract features and benefits


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
----------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB Shares*
Portfolio Name               Objective
----------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks to achieve a total return before expenses that
                             approximates the total return performance of the S&P
                             500 Index, including reinvestment of dividends, at a risk
                             level consistent with that of the S&P 500 Index.
----------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks to achieve long-term capital growth.
----------------------------------------------------------------------------------------------------
EQ/FOCUS PLUS(8)             Seeks to achieve long-term growth of capital.
----------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND         Seeks to achieve capital appreciation.
 ACQUISITIONS
----------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY       Seeks to maximize capital appreciation.
 VALUE
----------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS(9)       Seeks to achieve capital growth and current income.
----------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR       Seeks to achieve long-term capital appreciation.
 EQUITY(10)
----------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT   Seeks to achieve a total return before expenses that
 BOND INDEX                  approximates the total return performance of the Barclays
                             Capital Intermediate Government Bond Index, including
                             reinvestment of dividends, at a risk level consistent with that of the Barclays Capital Intermediate Government
                             Bond Index.
----------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS   Seeks to achieve long-term growth of capital.
----------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH      Seeks to achieve capital appreciation.
----------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE            Seeks to achieve long-term capital appreciation.
 OPPORTUNITIES
----------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with a sec-
                             ondary objective to seek reasonable current income. For
                             purposes of this Portfolio, the words "reasonable current
                             income" mean moderate income.
----------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses that
                             approximates the total return performance of the Russell
                             1000 Growth Index, including reinvestment of dividends
                             at a risk level consistent with that of the Russell 1000
                             Growth Index.
----------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB Shares*             Investment Manager (or Sub-Adviser(s), as
Portfolio Name               applicable)
----------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          o AllianceBernstein L.P.
----------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           o Evergreen Investment Management
                               Company, LLC
----------------------------------------------------------------------------------------------------
EQ/FOCUS PLUS(8)             o AXA Equitable
                             o Marsico Capital Management, LLC
                             o SSgA Funds Management, Inc.
----------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND         o GAMCO Asset Management Inc.
 ACQUISITIONS
----------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY       o GAMCO Asset Management Inc.
 VALUE
----------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS(9)       o BlackRock Investment Management, LLC
                             o Evergreen Investment Management
                               Company, LLC
                             o First International Advisors, LLC (dba
                             "Evergreen International")
----------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR       o BlackRock Investment Management, LLC
 EQUITY(10)                  o Morgan Stanley Investment Management Inc.
----------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT   o SSgA Funds Management, Inc.
 BOND INDEX
----------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS   o AXA Equitable
                             o Hirayama Investments, LLC
                             o SSgA Funds Management, Inc.
                             o Wentworth Hauser and Violich, Inc.
----------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH      o MFS Investment Management
----------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE            o JPMorgan Investment Management Inc.
 OPPORTUNITIES
----------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       o AXA Equitable
                             o Institutional Capital LLC
                             o SSgA Funds Management, Inc.
----------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    o AllianceBernstein L.P.
----------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23


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
----------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB Shares*
Portfolio Name                   Objective
----------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS        Seeks to provide long-term capital growth.
----------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX        Seeks to achieve a total return before expenses that
                                approximates the total return performance of the Russell
                                1000 Value Index, including reinvestment of dividends, at
                                a risk level consistent with that of the Russell 1000 Value
                                Index.
----------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS         Seeks to achieve capital appreciation.
----------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND               Seeks to maximize income and capital appreciation
                                through investment in long-maturity debt obligations.
----------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       Seeks to achieve capital appreciation and growth of
 INCOME                         income without excessive fluctuation in market value.
----------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP        Seeks to achieve capital appreciation and growth of
 CORE                           income with reasonable risk.
----------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE    Seeks to achieve capital appreciation.
----------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX                Seeks to achieve a total return before expenses that
                                approximates the total return performance of the S&P
                                Mid Cap 400 Index, including reinvestment of dividends,
                                at a risk level consistent with that of the S&P Mid Cap
                                400 Index.
----------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS           Seeks to achieve long-term capital appreciation.
----------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                 Seeks to obtain a high level of current income, preserve
                                its assets and maintain liquidity.
----------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            Seeks to achieve capital appreciation.
 GROWTH
----------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL           Seeks to achieve capital appreciation.
----------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve long-term capital appreciation.
 OPPORTUNITY
----------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve capital appreciation.
 SMALL CAP
----------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND(11)   Seeks to generate a return in excess of traditional money
                                market products while maintaining an emphasis on
                                preservation of capital and liquidity.
----------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS            Seeks to achieve high current income consistent with
                                moderate risk to capital.
----------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND          Seeks to achieve current income with reduced volatility of principal.
----------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB Shares*                Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  applicable)
----------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS        o AXA Equitable
                                o Marsico Capital Management, LLC
                                o SSgA Funds Management, Inc.
----------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX        o SSgA Funds Management, Inc.
----------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS         o AllianceBernstein L.P.
                                o AXA Equitable
----------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND               o BlackRock Financial Management, Inc.
----------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       o Lord, Abbett & Co. LLC
 INCOME
----------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP        o Lord, Abbett & Co. LLC
 CORE
----------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE    o Lord, Abbett & Co. LLC
----------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX                o SSgA Funds Management, Inc.
----------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS           o AXA Equitable
                                o SSgA Funds Management, Inc.
                                o Wellington Management Company LLP
----------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                 o The Dreyfus Corporation
----------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            o Montag & Caldwell, Inc.
 GROWTH
----------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL           o OppenheimerFunds, Inc.
----------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      o OppenheimerFunds, Inc.
 OPPORTUNITY
----------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      o OppenheimerFunds, Inc.
 SMALL CAP
----------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND(11)   o Pacific Investment Management Company,
                                  LLC
----------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS            o AllianceBernstein L.P.
                                o AXA Equitable
                                o SSgA Funds Management, Inc.
----------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND          o BlackRock Financial Management, Inc.
----------------------------------------------------------------------------------------------------


24 Contract features and benefits


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
----------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB Shares*
Portfolio Name              Objective
----------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
----------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH     Seeks to achieve long-term capital appreciation and
 STOCK                      secondarily, income.
----------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital appreciation with income as a secondary consideration.
----------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Seeks to achieve capital growth and income.
----------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       Seeks to achieve capital growth.
 GROWTH
----------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN REAL ESTATE   Seeks to provide above average current income and long-
                            term capital appreciation.
----------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB Shares*            Investment Manager (or Sub-Adviser(s), as
Portfolio Name              applicable)
----------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      o AllianceBernstein L.P.
----------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH     o T. Rowe Price Associates, Inc.
 STOCK
----------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    o UBS Global Asset Management
                              (Americas) Inc.
----------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      o Morgan Stanley Investment Management Inc.
----------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       o Morgan Stanley Investment Management Inc.
 GROWTH
----------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN REAL ESTATE   o Morgan Stanley Investment Management Inc.
----------------------------------------------------------------------------------------------------



* The chart below reflects the portfolio's former name in effect until on or about May 1, 2009, subject to regulatory approval. The number in the "Footnote No." column corresponds with the number contained in the chart above.





---------------------------------------------------------------
   Footnote No.    Portfolio's Former Name
---------------------------------------------------------------
                   AXA Premier VIP Trust
---------------------------------------------------------------
       (1)         Multimanager High Yield
---------------------------------------------------------------
                   EQ Advisors Trust
---------------------------------------------------------------
       (2)         EQ/Franklin Income
---------------------------------------------------------------
       (3)         EQ/Franklin Small Cap Value
---------------------------------------------------------------
       (4)         EQ/Franklin Templeton Founding Strategy
---------------------------------------------------------------
       (5)         EQ/Mutual Shares
---------------------------------------------------------------
       (6)         EQ/Templeton Growth
---------------------------------------------------------------
       (7)         EQ/AllianceBernstein Common Stock
---------------------------------------------------------------
       (8)         EQ/Marsico Focus
---------------------------------------------------------------
       (9)         EQ/Evergreen International Bond
---------------------------------------------------------------
       (10)        EQ/Van Kampen Emerging Markets Equity
---------------------------------------------------------------
       (11)        EQ/PIMCO Real Return
---------------------------------------------------------------



You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



                                               Contract features and benefits 25


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GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges (if permitted in your state) or any withdrawal charges and any optional benefit charges.


The minimum yearly guaranteed interest rate is 3% for 2009. The minimum yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.


See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the Guaranteed interest option.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options (except for contracts issued in Maryland and New York) with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) Plus(SM) contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option, or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 17, 2009, the next available maturity date was February 16, 2016. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the


26  Contract features and benefits


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amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance (at contract issue only), or dollar cost averaging. We allocate subsequent contributions according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



PRINCIPAL ASSURANCE ALLOCATION

Principal assurance allocation was only available at contract issue. If you chose this allocation program, you selected a fixed maturity option. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution (plus any applicable credit) on the fixed maturity option's maturity date. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal insurance allocation. Principal assurance was not available if none of those maturity dates were available at the time your contract was issued. You allocated the remainder of your initial contribution to the investment options and guaranteed interest option however you chose.


For example, if your initial contribution is $10,000, and on February 17, 2009 you chose the fixed maturity option with a maturity date of February 15, 2019 since the rate to maturity was 3.75% on February 17, 2009, we would have allocated $6,919 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,400.


The principal assurance allocation was only available for annuitants ages 80 or younger when the contract was issued. Had the annuitant been age 76-80, your principal assurance allocation was limited to the seven year fixed maturity option only. If you anticipated taking required minimum distributions, you should have considered whether your values in the variable investment options and guaranteed interest option would be sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus.


DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of


                                              Contract features and benefits  27


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investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. On the last day of each month, we check to see whether you have at least $7,500 in the guaranteed interest option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                      ----------------------------------

You may not currently participate in any dollar cost averaging program if you are participating in our Option II rebalancing program. Investment Simplifier is currently available with Option I only. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus.


CREDITS

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions.

The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:


--------------------------------------------------------------------------------
                                          Credit percentage
   First year total contributions*           applied to
            Breakpoints                     contributions
--------------------------------------------------------------------------------
   Less than $500,000                            4%
--------------------------------------------------------------------------------
   $500,000-$999,999.99                        4.5%
--------------------------------------------------------------------------------
   $1 million or more                            5%
--------------------------------------------------------------------------------

----------------------
* First year total contributions means your total contributions made in the first contract year.

The percentage of the credit is based on your first year total contributions. This credit percentage will be credited to each contribution made in the first year (after adjustment as described below), as well as the second and later contract years. Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicated in the application at the time you purchased your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution was at least 50% of the Expected First Year Contribution Amount, your credit percentage is as follows:

o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage is the percentage that applies to the Expected First Year Contribution Amount based on the table above.


28  Contract features and benefits


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   o  For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we increased the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

   o For contracts issued in New York, the "Indication of intent" approach to first year contributions is not available.

o  No indication of intent:

   o For your initial contribution, we applied the credit percentage based upon the above table.

   o For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we increased the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.


We may recover all of the credit or a portion of the credit in the following situations:

o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus)(1)

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years.

o If at the end of the first contract year your year total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturing date(s). A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.


YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   plus

o  any applicable credit; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   plus

o  any applicable credit; plus

o  daily roll-up; less

o a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to this benefit base is:


o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Intermediate Government Bond Index, EQ/Money Market and EQ/Short Duration Bond); and

o 3% with respect to the EQ/Intermediate Government Bond Index, EQ/Money Market and EQ/Short Duration Bond, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


The benefit base stops rolling up after the contract date anniversary following the annuitant's 85th birthday.


ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT OPTION. If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),
                                       or


----------------------
(1) The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.


                                              Contract features and benefits  29


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o  your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you take a withdrawal from your contract, your benefit base will be reduced as described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. After such withdrawal, your benefit base is equal to the greater of either:

o your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                       or

o your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual ratchet to age 85, as described immediately above, on each contract date anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Living Benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are any more favorable factors that may be in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


LIVING BENEFIT OPTION

The following section provides information about the Living Benefit option, which was only available at the time you purchased your contract.

The annuitant was age 20 through 75 at the time of contract issue. The Living Benefit option is a guaranteed minimum income benefit. If you elected the Living Benefit option at purchase, you pay an additional charge that is described under "Living Benefit charge" in "Charges and expenses" or in Appendix VI, depending on when the contract was issued, later in this Prospectus. If you purchased your contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit was generally not available to you. The guaranteed minimum income benefit was available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager(R) level payment life with a period certain payout option subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager(R) payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



--------------------------------------------------------------------------------
                        Level payments
--------------------------------------------------------------------------------
                                    Period certain years
   Annuitant's age at ----------------------------------------------------------
       exercise                IRAs              NQ
--------------------------------------------------------------------------------
       60 to 75                 10               10
          76                     9               10
          77                     8               10
          78                     7               10
          79                     7               10
          80                     7               10
          81                     7                9
          82                     7                8
          83                     7                7
          84                     6                6
          85                     5                5
--------------------------------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, at guaranteed annuity purchase factors, or (ii) the income provided by applying your account value at our then current annuity purchase factors. For Rollover TSA only, we will subtract from the benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the Living Benefit guaranteed annuity purchase factors in your contract and not



30  Contract features and benefits


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to any other guaranteed or current annuity purchase rates. The amount of income you receive will be determined when we receive your request to exercise the benefit.


When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.


The guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager(R) benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager(R) payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager(R) will be smaller than each periodic payment under the Income Manager(R) payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.




--------------------------------------------------------------------------------
                                        guaranteed minimum
          Contract date              income benefit -- annual
     anniversary at exercise         income payable for life
--------------------------------------------------------------------------------
               10                             $11,891
               15                             $18,597
--------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us along with any required information within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. Payments are always made on the 15th of the month and generally begin one payment mode from issue. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).

You will be eligible to exercise the guaranteed minimum income benefit during your life and the annuitant's life, as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit option may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised;

(iv) for Accumulator(R) Plus(SM) QP contracts, the Plan participant can exercise the Living Benefit option only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Plus(SM) QP contract into an Accumulator(R) Plus(SM) Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise;

(v) for Accumulator(R) Plus(SM) Rollover TSA contracts, you may exercise the Living Benefit option only if you effect a rollover of the TSA contract to an Accumulator(R) Plus(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;


                                              Contract features and benefits  31


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(vi)  for a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect; and

(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

      o A successor owner who is not the annuitant may not be able to exercise the Living Benefit option without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.

      o If the successor owner is the annuitant, the Living Benefit option continues only if the benefit could be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Living Benefit option cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

      o If you designate your surviving spouse as successor owner, the Living Benefit option continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

      o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, plus any applicable credit (adjusted for any withdrawals and any withdrawal charges, and any taxes that apply). The standard death benefit was the only death benefit available for annuitants who were age 85 at issue.

If you elected one of the guaranteed death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected guaranteed death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply) whichever provides the highest amount.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Living Benefit option.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS WHO WERE AGES 0 THROUGH 80 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 80 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.

Subject to state availability, you may have elected one of the following enhanced death benefits:

6% ROLL-UP TO AGE 85.


ANNUAL RATCHET TO AGE 85.


THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Your enhanced death benefit election may not be changed.

In New York only the standard death benefit and the Annual ratchet to age 85 enhanced death benefit were available.

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced minimum death benefit.


PROTECTION PLUS(SM)

The following section provides information about the Protection Plus(SM) option (subject to state availability), which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract.

If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

32  Contract features and benefits


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o  the account value or

o  any applicable death benefit

Increased by:

o  such death benefit less total net contributions, multiplied by 40%

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Credit amounts are not included in "net contributions." Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant was age 71 through 79 when we issued your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant under a contract where Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o  the account value or

o  any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. This feature is not available in every state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER
OF DAYS


This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value (less loan reserve account) under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

o  you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.


                                              Contract features and benefits  33


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2. Determining your contract's value


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value of the values you have in: (i) the variable investment options; (ii) the guaranteed interest account; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge; (ii) any applicable withdrawal charge; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative, and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions plus the credit;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Living Benefit and/or Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST ACCOUNT

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all of your rights under your contract and any applicable guaranteed benefits.


34  Determining your contract's value


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3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day. If you are an existing contract owner, this restriction may not apply. See Appendix for contract variation.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contracts features and benefits" for more information about your role in managing your allocations.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of


                            Transferring your money among investment options  35


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the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.


We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer two options:
"Option I" and "Option II". Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.


To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:


    (a) the percentage you want invested in each investment option (whole percentages only), and

    (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office.. Termination requests can be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.


36  Transferring your money among investment options


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If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging.


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4. Accessing your money


--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


--------------------------------------------------------------------------------
                          Method of withdrawal
--------------------------------------------------------------------------------
                                                               Lifetime
                                                               required
                                             Substantially     minimum
    Contract       Partial     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                  Yes           Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA        Yes           Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Con-
 version IRA        Yes           Yes             Yes             No
--------------------------------------------------------------------------------
Rollover
 TSA*               Yes           Yes             No             Yes
--------------------------------------------------------------------------------
QP**                Yes           No              No             Yes
--------------------------------------------------------------------------------

* Employer or plan approval is required for all transactions. Your ability to take withdrawals, or loans from, or surrender your TSA contract may be limited. See "Tax Sheltered Annuity Contracts (TSAs)" in "Tax information" later in this Prospectus.


** All payments are made to the trust as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.



PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(All contracts except QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After con-


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sultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.


Substantially equal withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus).


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA and QP contracts only -- See "Tax information" later in this Prospectus).


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or the Living Benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------
Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest account. If there is insufficient value or no value in the variable investment options and the guaranteed interest account, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year.


                                                        Accessing your money  39


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The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000.) This pro rata example assumes that the annual 6% threshold described above has already been exceeded.


LOANS UNDER ROLLOVER TSA CONTRACTS


Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o   It exceeds limits of federal income tax rules;

o   Interest and principal are not paid when due; or

o   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts, plus any accrued and unpaid loan interest).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. See "Tax information" later in this Prospectus for general rules applicable to loans.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.



LOAN RESERVE ACCOUNT

On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.


For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or


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(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest account and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) Plus(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Plus(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Plus(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Plus(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).



--------------------------------------------------------------------------------
Fixed annuity payout options           Life annuity
                                       Life annuity with period
                                         certain
                                       Life annuity with refund
                                         certain
                                       Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity             Life annuity
   payout options                      Life annuity with period
                                         certain
--------------------------------------------------------------------------------
Income Manager(R) payout               Life annuity with period
   options (available for annuitants     certain
   age 83 or less at contract issue)   Period certain annuity
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's


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death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.


Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R) Plus(SM).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Plus(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Plus(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


The Income Manager(R) payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) Plus(SM) is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) payout life contingent options, no withdrawal charge is imposed under the Accumulator(R) Plus(SM). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) Plus(SM) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than five years from the Accumulator(R) Plus(SM) contract date. Except with respect to Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.

The amount of each annuity payment will be less with a greater frequency of payments or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annu-


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ity payout option is selected; and (ii) withdrawals or contract surrender
(subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.



ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.


For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:


------------------------------------------------
                              Maximum
       Issue age         annuitization age
------------------------------------------------
          0-75                  85
           76                   86
           77                   87
         78-80                  88
------------------------------------------------

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5. Charges and expenses


--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   An administrative charge

o   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.


o On each contract date anniversary -- a charge for each optional benefit that you elect: a death benefit (other than the Standard death benefit): the Living Benefit; and Protection Plus(SM).


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.90% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE


We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge was equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (except for contracts issued in Massachusetts and Texas) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If you surrender your contract on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non life contingent annuity payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options--The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.


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The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


--------------------------------------------------------------------------------
                              Contract year
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8    9+
--------------------------------------------------------------------------------
   Percentage of
     contribution   8%    8%    7%    7%    6%    5%    4%    3%    0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and your benefit base, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Your benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in the Prospectus.

The withdrawal charge does not apply in the circumstances described below.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. Additional contributions during the contract year do not increase your 15% free withdrawal amount. The 15% free withdrawal amount does not apply if you surrender your contract except where required by law.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

      (i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

      (ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

      (iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

            -- its main function is to provide skilled, intermediate, or custodial nursing care;

            -- it provides continuous room and board to three or more persons;

            -- it is supervised by a registered nurse or licensed practical nurse;


            --  it keeps daily medical records of each patient;

            --  it controls and records all medications dispensed; and

            -- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base. If you are an existing contract owner, your charge may be less. Please see Appendix VI later in this Prospectus or your contract for more information.

6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base. If you are an existing contract owner, your charge may be less. Please see Appendix VI later in this Prospectus or your contract for more information.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual ratchet to age 85 benefit base. If you are an existing contract owner, your charge may be less. Please see Appendix VI later in this Prospectus or your contract for more information.


                                                        Charges and expenses  45


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WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If those amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to deductions from the fixed maturity options.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

STANDARD DEATH BENEFIT. There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE

If you elected the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary. If you are an existing contract owner, your charge may be less. Please see Appendix VI later in this Prospectus or your contract for more information.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


PROTECTION PLUS(SM)

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply to deductions from the fixed maturity options.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o   Management fees.

o   12b-1 fees.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding Accumulator Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these


46  Charges and expenses


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rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                        Charges and expenses  47


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6. Payment of death benefit


--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest. Payment of the death benefit terminates the contract.


Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually-owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Living Benefit and you are the owner, but not the annuitant. Because the payments under the Living Benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Living Benefit option, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Living Benefit option, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise of guaranteed minimum income benefit" under "Living Benefit option," in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alter-


48  Payment of death benefit


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   native is elected, we will pay any cash five years after your death (or the death of the first owner to die).

o   A successor owner should name a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed later under "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions and information, and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.



BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar



                                                    Payment of death benefit  49


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year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues with your name on it for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o   Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the benefi-


50  Payment of death benefit


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    ciary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals.

o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


                                                    Payment of death benefit  51


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7. Tax information


--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Plus(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Plus(SM), extra credit on each contribution, choice of death benefits, the living benefit guaranteed minimum income benefit guaranteed interest option, selection of variable investment options and its choices of pay-out options that are available in Accumulator(R) Plus(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions or decide how to take required minimum distribution payments. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



SUSPENSION OF REQUIRED MINIMUM DISTRIBUTIONS FOR 2009

Congress has enacted a limited suspension of account-based required minimum distribution withdrawals only for calendar year 2009. The suspension does not apply to annuity payments. The suspension does not affect the determination of the Required Beginning Date. Neither lifetime nor post-death required minimum distributions need to be made during 2009. Please note that if you have previously elected to have amounts automatically withdrawn from a contract to meet required minimum distribution rules (for example, our "automatic required minimum distribution (RMD) service" or our "beneficiary continuation option" under a deceased individual's IRA contract each discussed earlier in this Prospectus) we will make distributions for calendar year 2009 unless you request in writing before we make the distribution that you want no required minimum distribution for calendar year 2009. If you receive a distribution which would have been a lifetime required minimum distribution (but for the 2009 suspension), you may preserve the tax deferral on the distribution by rolling it over within 60 days after you receive it to an IRA or other eligible retirement plan. Please note that any distribution to a nonspousal beneficiary which would have been a post-death required minimum distribution (but for the 2009 suspension) is not eligible for the 60-day rollover.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.



TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


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CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS


Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes.


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

In order to get annuity payment tax treatment, all amounts under the contract must be applied to the annuity payout option; we do not "partially annuitize" nonqualified deferred annuity contracts.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES


The following information applies if you purchased your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange was not taxable under Section 1035 of the Internal Revenue Code if:


o the contract that was the source of the funds you used to purchase the NQ contract was another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant were the same under the source contract and the Accumulator(R) Plus(SM) NQ contract. If you used a life insurance or endowment contract, the owner and the insured must have been the same on both sides of the exchange transaction.

Section 1035 exchanges are generally not available after the death of the owner (or the annuitant in a non-natural owner contract).

The tax basis, also referred to as your investment in the contract, of the source contract carried over to the Accumulator(R) Plus(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a


                                                             Tax information  53


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death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


Beneficiary continuation option

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;


o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the withdrawal option selected by the beneficiary;


o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extend it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken).

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES


Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o   Traditional IRAs, typically funded on a pre-tax basis; and

o   Roth IRAs funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and


54  Tax information


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making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as either a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We currently do not offer traditional IRA contracts for use as employer-funded SEP-IRA or SIMPLE IRA plans, although we may do so in the future.

The first part of this section covers some of the special tax rules that apply to traditional IRAs. The next part of this section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Plus(SM) traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Plus(SM) traditional and Roth IRA contracts.


Your right to cancel within a certain number of days

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel any version of the Accumulator(R) Plus(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


Contributions to traditional IRAs. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o   "regular" contributions out of earned income or compensation;

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

Regular contributions to traditional IRAs

Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch up contributions" of up to $1,000 to your traditional IRA.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth
IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, your fully deductible contribution can be up to $5,000, or if less, your earned income. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income ("AGI") is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.


If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.


                                                             Tax information  55


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If you are covered by a retirement plan during any part of the year, and your
AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

Cost of living indexing adjustments apply to the income limits to deductible contributions.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 (for 2009, AGI between $55,000 and $65,000 after adjustment).

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $80,000 and $100,000 (for 2009, AGI between $89,000 and $109,000 after adjustment).

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI between $150,000 and $160,000 (for 2009, AGI between $166,000 and $176,000 after adjustment).

To determine the deductible amount of the contribution for 2009, for example, you determine AGI and subtract $55,000 if you are single, or $89,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)    times    the maximum    Equals     the adjusted
---------------------      x        regular        =         deductible
 divided by $10,000              contribution               contribution
                                 for the year                  limit


Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on someone else's tax return, and your adjusted gross income cannot exceed $50,000 ($55,000 after cost of living indexing adjustment for 2009). The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The testing period begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution, including extensions. Saver's credit-eligible contributions may be made to a 401(k) plan, 403(b) plan, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.

Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for 2008, for people eligible to make ages 50-70-1/2 catch-up contributions. See "Excess contributions to traditional IRAs" later in this section for more information. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o   governmental employer 457(b) plans;

o   403(b) plans; and

o   other traditional IRAs.

Direct transfer contributions may only be made from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


During calendar year 2009 only, due to the temporary suspension of account-based required minimum distribution withdrawals, you may



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be able to roll over to a traditional IRA a distribution that normally would not be eligible to be rolled over. Please note that distributions from inherited IRAs made to beneficiaries may not be rolled over once distributed.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.



Rollovers from "eligible retirement plans" other than traditional IRAs


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. The Accumulator(R) Plus(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.


There are two ways to do rollovers:

o Do it yourself:
  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover:
  You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan, or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:


o (for every year except 2009) "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.


Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.


Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. The Accumulator(R) Plus(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


Excess contributions to traditional IRAs


Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o   regular contributions to a traditional IRA made after you reach age 70-1/2;
    or


o rollover contributions of amounts, which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2 (for every year except 2009).



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You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income.
It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:


o the amount received is a withdrawal of excess contributions, as described under "Excess contributions to traditional IRAs" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollovers and transfer contributions to traditional IRAs" earlier in this section for more information.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging or long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs in 2009 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.



Required minimum distributions

Background on Regulations -- Required Minimum Distri-butions. Distributions must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required


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to be distributed from the contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn 70-1/2.


When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st-April
1st). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawals to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments


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having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. The revised proposed rules permit Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.


Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.


Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2 . Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.


To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the



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traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."


The Accumulator(R) Plus(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o   regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or


o tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").


Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.



Regular contributions to Roth IRAs

Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach age 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that your modified adjusted gross income exceeds the following amounts (indexed for cost of living adjustment):


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000 (for 2009, $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000 (for 2009, $120,000 after adjustment).


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000 (for 2009, AGI between $166,000 and $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000 (for 2009, between $105,000 and $120,000 after adjustment).


If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.



Rollovers and direct transfer contributions to Roth IRAs


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make a rollover between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o   another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan or a 403(b) plan (direct or 60-day); or


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o   from non-Roth accounts under another eligible retirement plan, subject to limits specified below under "Conversion rollover contributions to Roth
    IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


Conversion rollover contributions to Roth IRAs


In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan. Until 2010, you must meet AGI limits specified below.


Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. In the case of a traditional IRA conversion rollover for example, we are required to withhold 10% federal income tax from the amount treated as converted unless you properly elect out of such withholding. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

The following rules apply until 2010: You cannot make conversion rollover contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the conversion rollover. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA or other eligible retirement plan.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.




Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The condition will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original


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SEP-IRA or SIMPLE-IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


Withdrawals, payments and transfers of funds out of Roth IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o   rollovers from a Roth IRA to another Roth IRA;

o   direct transfers from a Roth IRA to another Roth IRA;

o   qualified distributions from a Roth IRA; and

o   return of excess contributions or amounts recharacterized to a traditional
    IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o   you are age 59-1/2 or older; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time home buyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them) there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

    (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:


(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2009 and the conversion contribution is made in 2010, the conversion contribution is treated as contributed prior to other conversion contributions made in 2010.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


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Required minimum distributions during life

Lifetime required minimum distributions do not apply.


Required minimum distributions at death


Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date. The suspension of account-based required minimum distribution withdrawals for calendar year 2009 applies to post-death required minimum distribution withdrawals from Roth IRAs.



Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


Borrowing and loans are prohibited transactions

Same as traditional IRA.



Excess contributions to Roth IRAs


Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, until 2010, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

General


This section of the Prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)." If the rules are the same as those that apply to another kind of contract, for example, traditional IRA contracts, we will refer you to the same topic under "Traditional individual retirement annuities (traditional
IRAs)."


--------------------------------------------------------------------------------

The disclosure generally assumes that the TSA has 403(b) contract status or qualifies as a 403(b) contract. Due to the Internal Revenue Service and
Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.
--------------------------------------------------------------------------------

FINAL REGULATIONS UNDER SECTION 403(B)



In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.


PERMISSIBLE INVESTMENTS. The 2007 Regulations retain the rule that there are generally two types of investments available to fund 403(b) plans -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) funding vehicles qualify for tax deferral.


EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms. The IRS has announced relief measures for failure to



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have a written plan finalized by the beginning of 2009, as long as the written plan is adopted by December 31, 2009, and the plan operates in accordance with the 2007 Regulations beginning by January 1, 2009.

LIMITATIONS ON INDIVIDUAL INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.



EFFECT OF THE 2007 REGULATIONS ON CONTRIBUTIONS TO THE ACCUMULATOR(R) PLUS(SM) TSA CONTRACT


Because the Accumulator(R) Plus(SM) TSA contract (i) was designed to be purchased through either an individual-initiated, Rev. Rul. 90-24 tax-free direct transfer of funds from one 403(b) arrangement to another, or a rollover from another 403(b) arrangement and (ii) does not accept employer-remitted contributions, contributions and exchanges to an Accumulator(R) Plus(SM) TSA contract are extremely limited as described below. Accumulator(R) Plus(SM) TSA contracts issued pursuant to a Rev. Rul. 90-24 direct transfer where applications and all transfer paperwork were received by our processing office in good order prior to September 25, 2007 are "grandfathered" as to 403(b) status. However, future transactions such as loans and distributions under such "grandfathered" 403(b) annuity contracts may result in adverse tax consequences to the owner unless the 403(b) annuity contracts are or become part of the employer's 403(b) plan, or the employer enters into an information sharing agreement with us.

Contributions to an Accumulator(R) Plus(SM) TSA contract may only be made where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Plus(SM) TSA contract and other funding vehicles under the plan.



AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Plus(SM) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction.


CONTRIBUTIONS TO 403(B) ANNUITY CONTRACTS


Because the Accumulator(R) Plus(SM) Rollover TSA contracts have been purchased through direct transfers, the characterization of funds in the contract can remain the same as under the prior contract. We provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other 403(b) annuity contracts.


EMPLOYER-REMITTED CONTRIBUTIONS. Employer-remitted contributions to TSA contracts made through the employer's payroll are subject to annual limits. (Tax-free plan-to-plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA contract are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA contract can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSA contracts are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS. It is unlikely that rollover or direct transfer contributions can be made for an individual no longer actively participating in a 403(b) plan; however, there may be circumstances where an individual must take a required minimum distribution from a distributing plan or contract before rolling over or transferring the distribution to the Accumulator(R) Plus(SM) contract. The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the 403(b) annuity contract is issued if the owner is at least age 70-1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution. For calendar year 2009 only, account-based requirement minimum distribution withdrawals are suspended, so certain rollovers which would be impermissible in other years may be made.


ROLLOVER CONTRIBUTIONS. After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

o termination of employment with the employer who provided the funds for the plan; or

o   reaching age 59-1/2 even if still employed; or

o   disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b)


                                                             Tax information  65


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contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to a traditional IRA instead.


If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Because AXA Equitable does not separately account for rollover contributions from other eligible retirement plans in the Accumulator(R) Plus(SM) TSA contract, amounts that would be free of distribution restrictions in a traditional IRA, for example, are subject to distribution restrictions in the Accumulator(R) Plus(SM) TSA contract.


DIRECT TRANSFER CONTRIBUTIONS. A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan." 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example, with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) annuity contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.


DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Plus(SM) Rollover TSA contract as not eligible for withdrawal until:


o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o   the owner dies; or

o the plan under which the Accumulator(R) Plus(SM) TSA contract is purchased is terminated.


If any portion of the funds directly transferred to your TSA contract (in a Rev. Rul. 90-24 exchange or other permitted transfer or exchange) is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA contract distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to Accumulator(R) Plus(SM) Rollover


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TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

Annuity payments. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.


Payments to a beneficiary after your death. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover, beginning in 2008. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. The Accumulator(R) Plus(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.



EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

    (1) the greater of $10,000 or 50% of the participant's nonforfeit able accrued benefits; and

    (2) $50,000 reduced by the excess (if any) of the highest out standing loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Plus(SM) Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o   the loan does not qualify under the conditions above;

o   the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

Tax-deferred rollovers and funding vehicle transfers. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.


You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain



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circumstances. The Accumulator(R) Plus(SM) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.


Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover. Rollovers are subject to the Roth IRA conversion rules, which, prior to 2010, restrict conversions of traditional IRAs to Roth IRAs to taxpayers with adjusted gross income of no more than $100,000, whether single or married filing jointly.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules. Suspension of account-based required minimum distribution withdrawals for calendar year 2009 temporarily permits distributions which would be ineligible lifetime required minimum distributions in any other year to be rolled over to another eligible retirement plan in calendar year 2009.


Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, contract exchange under the same 403(b) plan, or under Rev. Rul. 90-24 prior to the 2007 Regulations), are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS


Please note the temporary suspension of account-based required minimum distribution withdrawals, both lifetime and post-death, in calendar year 2009.


Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Plus(SM) Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Plus(SM) Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.


SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution.


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Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding, as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC
ANNUITY PAYMENTS


Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. Based on the assumption that an annuity contract owner is married and claiming three withholding exemptions, periodic annuity payments totaling less than $19,200 in 2009 will generally be exempt from federal income tax withholding. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.


A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY
PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED
PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for the life (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and designated beneficiary); or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not the plan participant's surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not the plan participant's current spouse or former spouse.


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A death benefit payment to the plan participant's surviving spouse, or a qualified domestic relations order distribution to the plan participant's current or former spouse may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING
QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. More information


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ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.


Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB/B shares issued by the corresponding Portfolio of its Trusts.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from Separate Account No. 49, or to add other separate accounts;


(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;


(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 49;
    and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.



ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the Prospectuses for each Trust, which are generally attached at the end of this Prospectus, or in their respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 17, 2009 and the related price per $100 of maturity value were as shown below.




--------------------------------------------------------------------------------
     Fixed Maturity
      Options with
     February 17th                Rate to               Price
    Maturity Date of           Maturity as of        Per $100 of
      Maturity Year           February 17, 2009      Maturity Value
--------------------------------------------------------------------------------
         2010                      3.00%*               $ 97.09
         2011                      3.00%*               $ 94.26
         2012                      3.00%*               $ 91.51
         2013                      3.00%*               $ 88.84
         2014                      3.00%*               $ 86.25
         2015                      3.00%*               $ 83.74
         2016                      3.12%                $ 80.64
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
     Fixed Maturity
      Options with
     February 17th                Rate to               Price
    Maturity Date of           Maturity as of        Per $100 of
      Maturity Year           February 17, 2009      Maturity Value
--------------------------------------------------------------------------------
         2017                       3.42%               $ 76.40
         2018                       3.61%               $ 72.66
         2019                       3.75%               $ 69.19


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


    (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.


    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.



ABOUT THE GENERAL ACCOUNT

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative. Credits allocated to your account value are funded from our general account.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do


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business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such case, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had it signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

         - on a non-business day;
         - after 4:00 p.m. Eastern Time on a business day; or
         - after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents.


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    Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.


CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions and credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions and credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing center.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the Portfolios, such as:

o   the election of trustees;

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.



ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.


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FINANCIAL STATEMENTS


The financial statements of Separate Account No. 49, as well as consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.



TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.


You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 6.75% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 1.25% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Plus(SM) on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or


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other support services, including some that may benefit the contract owner.
Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.


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9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2008 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.



                             Incorporation of certain documents by reference  77


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Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.40%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2008       2007
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.25    $  13.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         5,254       5,174
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.98    $  11.37
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         7,092       2,948
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.37    $  11.80
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,543       3,876
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 38.43    $  51.61
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         6,917       7,097
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.91    $  13.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        18,061      18,918
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $148.68    $ 268.31
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           501         602
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 20.23    $  19.80
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,868       4,012
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.80    $  20.17
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         6,793       8,075
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.35    $  20.80
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,557       4,176
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.71    $  11.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           191         166
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.18    $  10.95
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,173       1,129
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 15.02    $  24.01
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         5,575       6,226
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 13.91    $  24.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,395       5,376
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  4.61    $   6.90
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,442       2,508
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.15    $  11.31    $  10.61
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          3,354       2,256       1,088
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.90    $  10.39    $  10.29
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,738       1,282         801
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.34    $  10.58    $  10.39
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,715       2,129       1,570
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  49.25    $  45.28    $  43.82
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,277       7,819       7,909
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.62    $  11.18    $  10.63
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         14,805       9,443       5,246
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 262.99    $ 240.95    $ 234.29
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            722         838         942
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  18.80    $  18.49    $  18.52
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,496       5,175       5,829
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  18.31    $  15.04    $  13.23
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,944       8,041       7,600
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  18.08    $  16.82    $  15.30
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,668       5,243       5,878
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.36    $  10.36          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            157          63          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.75    $  10.75    $  10.14
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,575       2,005         774
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  24.06    $  20.18    $  19.88
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,155       7,988       9,113
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  22.79    $  18.39    $  16.83
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,439       6,535       6,084
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   6.75    $   5.90    $   5.64
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          3,452       3,461         780
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                         For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2003         2002
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  40.88    $  34.80
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,360       1,307
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 208.22    $ 141.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            814         112
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  18.42    $  18.29
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,022       2,463
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.35    $   8.52
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,792       1,026
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.61    $   9.80
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,936       1,577
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXA Rosenberg Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  18.24    $  14.10
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,213       2,399
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.03    $  11.11
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,257       1,712
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information


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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2008       2007       2006
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  5.38    $  9.96    $  9.01
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           681        793        885
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.97    $ 13.57    $ 13.05
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,933      2,022      2,154
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.76    $ 13.05    $ 13.02
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        13,802     16,864      6,926
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.95    $ 11.21    $ 11.06
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           758        726        626
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.65    $ 11.09    $ 10.85
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,678      1,370        414
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 19.04    $ 30.81    $ 29.78
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         7,882      8,846     10,152
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.25    $ 10.71    $  9.94
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,380      1,650        604
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.96    $  9.75    $  8.89
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,596      2,548      2,818
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.05    $ 10.49    $ 10.43
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,118      3,642      1,197
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.40    $  9.75    $ 10.82
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           643        265        120
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  5.92    $  9.51         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,076      1,530         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.07    $ 11.85    $ 11.62
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           810        903        738
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 20.07    $ 29.36    $ 27.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,365      1,218        640
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.94    $ 16.43    $ 14.47
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         6,917      7,442      8,727
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.61    $ 16.32    $ 14.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,045      1,188        436
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 13.02    $ 14.50    $ 14.27
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        11,027     14,294     15,682
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.25    $ 15.57    $ 15.99
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,899      3,426      3,983
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2005       2004       2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.68    $  8.10    $  7.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           933      1,019        964
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 12.32    $ 11.89    $ 11.43
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,074      2,253      2,284
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.78    $ 11.27    $ 10.30
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         7,742      8,947      8,367
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.39         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           277         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 26.24    $ 25.49    $ 23.45
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        11,790     13,022     12,430
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.75         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            48         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.51    $  8.30    $  7.87
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,403      4,201      3,589
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.50         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           348         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 23.25    $ 22.60         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           626        173         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 12.30    $ 10.65    $  9.51
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         9,574     10,189      8,648
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.49         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            65         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 13.90    $ 13.79    $ 13.44
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        17,324     17,843     18,211
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 13.47    $ 13.15    $ 12.02
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,419      4,753      4,353
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                   For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.28
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           208
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.35
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           762
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.95
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,246
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 18.61
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,667
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  5.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           625
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.27
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,957
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 13.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         5,930
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.62
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,383
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

    To receive this document electronically, sign up for e-delivery today at
                           www.axa-equitable.com/green



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the years
                                                                                            ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2008       2007
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.66    $  10.79
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,917       3,371
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  4.92    $   7.83
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         6,340       7,231
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.42    $  17.12
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,733       2,206
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  4.44    $  10.39
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           495         692
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.39    $  16.81
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        22,041      26,898
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.00    $  10.63
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           652       1,010
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.81    $  12.49
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           531         678
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.71    $  12.80
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           781         391
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.37    $  12.25
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,060       1,256
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.85    $  18.43
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        14,437      16,976
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.83    $  13.65
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        10,755      12,038
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.10    $  16.95
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         7,400       9,165
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 30.17    $  29.97
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,787       3,210
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  3.85    $   5.82
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,010       2,244
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.55    $  10.73
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,147       1,652
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.75    $  11.56
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           602         647
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.72    $  11.14
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           141         153
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                          For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2006        2005       2004
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.54    $  9.46    $  8.95
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          3,928      4,535      4,946
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   6.96    $  7.10    $  6.27
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,957      8,965      8,590
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  15.02    $ 14.13    $ 13.14
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,899      2,081      2,192
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.20    $ 10.64         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,110        315         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  17.87    $ 14.93    $ 14.36
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         20,566     21,943     23,412
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.03    $ 10.00         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,060        420         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.24    $ 10.59         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,083        171         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.73    $ 10.56         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            339        153         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.35    $ 11.14         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,071        890         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  16.39    $ 15.21    $ 13.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         19,097     20,640     21,440
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.82    $ 11.66    $ 11.11
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         13,979     16,419     17,707
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  17.47    $ 15.75    $ 14.35
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         11,353     12,611     12,978
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  29.03    $ 28.17    $ 27.84
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,668      2,307      2,473
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   4.89    $  4.59    $  4.42
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            389        525         46
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.71         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            565         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.09         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            205         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.93         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             84         --         --
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                     For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                             2003       2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.15    $  6.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,865      1,329
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  5.86    $  4.83
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         8,430      2,607
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.84    $  9.28
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,043        538
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 12.84    $ 10.11
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        21,328      5,924
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 12.78    $  9.89
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        20,675      4,362
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.71    $  6.86
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        16,254      3,145
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 12.35    $  9.40
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        12,257      4,007
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 28.02    $ 28.26
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,639      4,457
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --         --
------------------------------------------------------------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information

    To receive this document electronically, sign up for e-delivery today at
                           www.axa-equitable.com/green



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2008       2007
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.54    $  10.75
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           332         327
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.22    $  10.80
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         7,245       2,804
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 15.45    $  16.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,304       5,254
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.26    $  10.62
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,221         633
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.73    $  16.51
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,046       4,494
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.85    $  17.29
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,057       2,373
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.32    $  10.83
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           766         963
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  3.67    $   6.21
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           590         629
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.12    $  11.45
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           878         891
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.05    $  26.27
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         6,223       8,000
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.35    $  16.08
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,561       1,604
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  4.99    $   8.28
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,678       3,859
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 34.07    $  64.81
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           206         259
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 12.14    $  12.02
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        13,388      15,088
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.34    $  12.95
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,929       4,337
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 24.66    $  32.70
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,858       5,056
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.75    $  18.73
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,854       5,534
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2006        2005       2004
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.10         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             49         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.83    $  9.93          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,107      1,434          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  16.27    $ 15.90    $  15.80
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,875      6,473       7,011
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.23    $  9.98          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            497        245          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  17.06    $ 14.70    $  14.30
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,392      5,841       6,730
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  16.36    $ 17.28    $  16.85
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            159        231          37
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.76         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            388         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   6.22    $  5.53    $   5.15
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            633        450          41
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.91    $ 10.42          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            977        630          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  18.76    $ 13.88    $  10.60
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,412      8,800       7,052
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.33    $ 12.37          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            553        471          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  59.02    $ 56.94    $  53.37
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            312        369         391
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.47    $ 11.21    $  11.18
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         17,031     18,544      20,725
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.05    $ 11.63    $  11.03
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,980      5,547       5,832
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  32.16    $ 29.67    $  29.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,779      6,491       7,606
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  16.90    $ 13.68    $  12.01
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,183      6,014       6,557
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2003         2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  15.45     $ 15.13
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,296       2,167
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.32     $  8.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,188       1,437
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.69     $  5.66
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,307       1,261
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Real Estate
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  48.29     $ 35.61
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            352          65
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.91     $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         21,868       7,979
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.97     $  7.89
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,004       1,289
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  27.25     $ 22.55
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,467       1,128
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.33     $  7.80
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,137       1,360
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-4


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UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2008       2007
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 7.59     $ 12.73
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,992       3,600
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 5.68     $ 10.54
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         6,433       7,322
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 9.02     $ 14.63
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         6,385       7,330
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 6.69     $ 12.03
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         7,140       8,344
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 8.65     $ 13.70
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         5,707       6,493
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 5.11     $  8.95
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,483       1,926
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $10.66     $ 17.40
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         5,936       7,409
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 6.43     $ 12.32
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,601       5,764
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.30    $  10.98    $  10.44
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,067       4,576       5,046
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.61    $   9.74    $   9.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,795       9,386      10,463
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 14.32    $  12.17    $  11.53
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,778       9,367       9,747
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.90    $  10.09    $   9.44
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          9,978      11,279      12,924
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 13.89    $  12.28    $  11.60
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,053       8,958      10,507
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.76    $   8.06    $   7.60
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,478       1,311          67
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 19.58    $  17.10    $  16.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          9,327      10,810      12,065
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.57    $   9.99    $   9.11
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,828       6,644       7,471
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                               2003       2002
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.65    $  7.64
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         4,778      1,529
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.74    $  6.78
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         9,505      2,593
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.22    $  7.90
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         8,731      2,676
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.57    $  6.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        12,264      3,087
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.21    $  7.37
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         9,465      2,371
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            --         --
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 14.35    $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        10,965      3,006
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.90    $  5.66
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,799      1,127
------------------------------------------------------------------------------------------------------------------------------------


A-5 Appendix I: Condensed financial information


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Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who purchased an Accumulator(R) Plus(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the Living Benefit option and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Plus(SM) QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Plus(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.

We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If amounts attributable to an excess or mistaken contribution must be withdrawn, a withdrawal charge and/or market value adjustment may apply.

AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for participants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for participants approaching or over age 70-1/2;

o provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed;

o contributions after age 70-1/2 must be net of any required minimum distributions; and

o the guaranteed minimum income benefit under the Living Benefit may not be an appropriate feature for participants who are older than 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1


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Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2009 to a fixed maturity option with a maturity date of February 15, 2017 (eight years later) at a hypothetical rate to maturity of 7.00%("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2013(a),





------------------------------------------------------------------------------------------------------------------------------------
                                                                                Hypothetical assumed
                                                                                  rate to maturity
                                                                              ("j" in the calculations
                                                                                       below)
                                                                                 February 15, 2013
                                                                                 5.00%        9.00%
------------------------------------------------------------------------------------------------------------------------------------
 As of February 15, 2013 before withdrawal
------------------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount(b)                                                  $141,389     $121,737
------------------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount(c)                                                   $131,104     $131,104
------------------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                         $ 10,285     $ (9,367)
------------------------------------------------------------------------------------------------------------------------------------
 On February 15, 2013 after $50,000 withdrawal
------------------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
    (3) x [$50,000/(1)]                                                        $  3,637     $ (3,847)
------------------------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)    $ 46,363     $ 53,847
------------------------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                      $ 91,389     $ 71,737
------------------------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                           $ 84,741     $ 77,257
------------------------------------------------------------------------------------------------------------------------------------
(8) Maturity value(d)                                                          $111,099     $101,287
------------------------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:


 (a)      Number of days from the withdrawal date to the maturity date = D = 1,461

 (b)      Market adjusted amount is based on the following calculation:

          Maturity value                              $171,882
          ________________           =             ________________               where j is either 5% or 9%
                                                   (1+j)(1,461/365)
          (1+j)(D/365)

 (c)      Fixed maturity amount is based on the following calculation:
          Maturity value                               $171,882
          ________________           =              ________________
          (1+h)(D/365)                             (1+0.07)(1,461/365)

 (d)      Maturity value is based on the following calculation:
          Fixed maturity amount x (1+h)(D/365)   =   ($84,741 or $77,257) x (1+0.07)(1,461/365)

C-1 Appendix III: Market value adjustment example


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Appendix IV: Guaranteed enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 (plus the applicable 4% credit) is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:





------------------------------------------------------------------------------------------------------------------------
                                                   6% Roll-Up to age 85      Annual ratchet to age 85
  End of Contract Year     Account Value               benefit base                benefit base
------------------------------------------------------------------------------------------------------------------------
            1                  109,200                  110,240(1)                  109,200(3)
------------------------------------------------------------------------------------------------------------------------
            2                  120,120                  116,854(2)                  120,120(3)
------------------------------------------------------------------------------------------------------------------------
            3                  134,534                  123,866(2)                  134,534(3)
------------------------------------------------------------------------------------------------------------------------
            4                  107,628                  131,298(1)                  134,534(4)
------------------------------------------------------------------------------------------------------------------------
            5                  118,390                  139,175(1)                  134,534(4)
------------------------------------------------------------------------------------------------------------------------
            6                  132,597                  147,526(1)                  134,534(4)
------------------------------------------------------------------------------------------------------------------------
            7                  132,597                  156,378(1)                  134,534(4)
------------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract years 1 and 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2) At the end of contract years 2 and 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85. At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85. At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.


                      Appendix IV: Guaranteed enhanced death benefit example D-1
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Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Plus(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.57%), 3.43% for the Accumulator(R) Plus(SM) Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the Guaranteed minimum death benefit, Protection Plus(SM) benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Guaranteed Minimum Income Benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Guaranteed Minimum Income Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.61%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.31% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


E-1 Appendix V: Hypothetical illustrations


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Variable deferred annuity
Accumulator(R) Plus(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit


                                                               Greater of 6%
                                                                  Roll-Up
                                                             to age 85 or the
                                                                  Annual
                                                             Ratchet to age 85
                                                                Guaranteed
                                                               Minimum Death
                        Account Value        Cash Value           Benefit
                     ------------------- ------------------ -------------------
 Age   Contract Year     0%        6%       0%        6%        0%        6%
----- -------------- --------- --------- -------- --------- --------- ---------
 60          1        104,000  104,000    96,000    96,000   104,000  104,000
 61          2         99,654  105,872    91,654    97,872   110,240  110,240
 62          3         95,354  107,722    88,354   100,722   116,854  116,854
 63          4         91,095  109,544    84,095   102,544   123,866  123,866
 64          5         86,872  111,333    80,872   105,333   131,298  131,298
 65          6         82,676  113,083    77,676   108,083   139,175  139,175
 66          7         78,502  114,786    74,502   110,786   147,526  147,526
 67          8         74,343  116,436    71,343   113,436   156,378  156,378
 68          9         70,193  118,023    70,193   118,023   165,760  165,760
 69         10         66,043  119,540    66,043   119,540   175,706  175,706
 74         15         45,027  125,713    45,027   125,713   235,134  235,134
 79         20         22,748  128,379    22,748   128,379   314,662  314,662
 84         25              0  125,438         0   125,438         0  421,089
 89         30              0  128,662         0   128,662         0  446,355
 94         35              0  135,436         0   135,436         0  446,355
 95         36              0  136,918         0   136,918         0  446,355



                              Lifetime Annual Guaranteed
                                Minimum Income Benefit
                          ----------------------------------
      Total Death Benefit
        with Protection      Guaranteed       Hypothetical
             Plus              Income            Income
      ------------------- ----------------- ----------------
 Age      0%        6%       0%       6%       0%       6%
----- --------- --------- -------- -------- -------- -------
 60    104,000  104,000     N/A      N/A      N/A      N/A
 61    114,336  114,336     N/A      N/A      N/A      N/A
 62    123,596  123,596     N/A      N/A      N/A      N/A
 63    133,412  133,412     N/A      N/A      N/A      N/A
 64    143,817  143,817     N/A      N/A      N/A      N/A
 65    154,846  154,846     N/A      N/A      N/A      N/A
 66    166,536  166,536     N/A      N/A      N/A      N/A
 67    178,929  178,929     N/A      N/A      N/A      N/A
 68    192,064  192,064     N/A      N/A      N/A      N/A
 69    205,988  205,988     N/A      N/A      N/A      N/A
 74    289,188  289,188   14,837   14,837   14,837   14,837
 79    400,527  400,527   21,208   21,208   21,208   21,208
 84          0  514,506   36,214   36,214   36,214   36,214
 89          0  539,771     N/A      N/A      N/A      N/A
 94          0  539,771     N/A      N/A      N/A      N/A
 95          0  539,771     N/A      N/A      N/A      N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


                                      Appendix V: Hypothetical illustrations E-2


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Appendix VI: Contract variations

--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract features and charges may vary from what is described in this Prospectus depending on the date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time you purchased your contract.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


------------------------------------------------------------------------------------------------------------------------------------
Approximate Time Period      Feature/Benefit              Variation
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2003       Guaranteed interest option   No limitations regarding allocations or transfers into the guaranteed interest account.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2003   Fee table                    Guaranteed minimum death benefit charge:
                                                               Annual Ratchet to age 85:                                0.20%
                                                               6% Roll-Up to age 85:                                    0.35%
                                                               The Greater of the 6% Roll-Up to age 85 or the
                                                               Annual Ratchet to age 85:                                0.45%
                                                          Guaranteed minimum income benefit:                            0.45%
------------------------------------------------------------------------------------------------------------------------------------

F-1 Appendix VI: Contract variations


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Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Who is AXA Equitable?                                                       2
Unit Values                                                                 2

Calculation of Annuity Payments                                             2
Custodian and Independent Registered Public Accounting Firm                 3
Distribution of the Contracts                                               3
Financial Statements                                                        3



How to obtain an Accumulator(R) Plus(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
  Accumulator(R) Plus(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547






-----------------------------------------------------------------------------

Please send me an Accumulator(R) Plus(SM) SAI for Separate Account No. 49 dated May 1, 2009.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip








                   X02408/Plus '02/'04, ML'02, '07/'07.5, 8.0/8.2 and 9.0 Series

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The Accumulator(R) Series
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2009

Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.



--------------------------------------------------------------------------------


WHAT IS THE ACCUMULATOR(R) SERIES?

The Accumulator(R) Series are deferred annuity contracts issued by AXA Equitable Life Insurance Company. The contracts provide for the accumulation of retirement savings and for income. The contracts offer income and death benefit protection as well. They also offer a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options").
This Prospectus is not your contract. Your contract and any endorsements, riders and data pages as identified in your contract are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The description of the contract's provisions in this Prospectus is current as of the date of this Prospectus; however, because certain provisions may be changed after the date of this Prospectus in accordance with the contract, the description of the contract's provisions in this Prospectus is qualified in its entirety by the terms of the actual contract. The contract should be read carefully. You have the right to cancel the contract within a certain number of days after receipt of the contract. You should read this Prospectus in conjunction with any applicable supplements. Withdrawal charges discussed in this Prospectus apply only under the Accumulator(R) contract, not the Accumulator(R) Select(SM) contract. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.

The contracts are no longer available for new purchasers. This Prospectus is designed for current contract owners. This prospectus describes both Accumulator(R) and Accumulator(R) Select(SM) contracts. Except where there is a difference between the two contracts, we refer to both contracts as "the contract."





--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*          o EQ/AXA Mutual Shares Core**
o AXA Conservative Allocation*        o EQ/AXA Templeton Growth Core**
o AXA Conservative-Plus Allocation*   o EQ/BlackRock Basic Value Equity
o AXA Moderate Allocation*            o EQ/BlackRock International Value
o AXA Moderate-Plus Allocation*       o EQ/Boston Advisors Equity Income
o EQ/AllianceBernstein International  o EQ/Calvert Socially Responsible
o EQ/AllianceBernstein Small Cap      o EQ/Capital Guardian Growth
  Growth                              o EQ/Capital Guardian Research
o EQ/Ariel Appreciation II            o EQ/Caywood-Scholl High Yield Bond
o EQ/AXA Franklin Income Core**       o EQ/Common Stock Index**
o EQ/AXA Franklin Small Cap Value     o EQ/Core Bond Index
  Core**                              o EQ/Davis New York Venture
o EQ/AXA Franklin Templeton Founding  o EQ/Equity 500 Index
  Strategy Core**
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o EQ/Evergreen Omega                  o EQ/Oppenheimer Main Street
o EQ/Focus PLUS**                       Opportunity
o EQ/GAMCO Mergers and Acquisitions   o EQ/Oppenheimer Main Street
o EQ/GAMCO Small Company Value          Small Cap
o EQ/Global Bond PLUS**               o EQ/PIMCO Ultra Short Bond**
o EQ/Global Multi-Sector Equity**     o EQ/Quality Bond PLUS
o EQ/Intermediate Government Bond     o EQ/Short Duration Bond
  Index                               o EQ/Small Company Index
o EQ/International Core PLUS          o EQ/T. Rowe Price Growth Stock
o EQ/International Growth             o EQ/UBS Growth and Income
o EQ/JPMorgan Value Opportunities     o EQ/Van Kampen Comstock
o EQ/Large Cap Core PLUS              o EQ/Van Kampen Mid Cap Growth
o EQ/Large Cap Growth Index           o Multimanager Aggressive Equity
o EQ/Large Cap Growth PLUS            o Multimanager Core Bond
o EQ/Large Cap Value Index            o Multimanager Health Care
o EQ/Large Cap Value PLUS             o Multimanager International Equity
o EQ/Long Term Bond                   o Multimanager Large Cap Core Equity
o EQ/Lord Abbett Growth and Income    o Multimanager Large Cap Growth
o EQ/Lord Abbett Large Cap Core       o Multimanager Large Cap Value
o EQ/Lord Abbett Mid Cap Value        o Multimanager Mid Cap Growth
o EQ/Mid Cap Index                    o Multimanager Mid Cap Value
o EQ/Mid Cap Value PLUS               o Multimanager Multi-Sector Bond**
o EQ/Money Market                     o Multimanager Small Cap Growth
o EQ/Montag & Caldwell Growth         o Multimanager Small Cap Value
o EQ/Oppenheimer Global               o Multimanager Technology
--------------------------------------------------------------------------------



*    The "AXA Allocation" portfolios.

** This is the variable investment option's new name, effective on or about May 1, 2009, subject to regulatory approval. Please see "Portfolios of the Trusts" under "Contract features and benefits" later in this Prospectus for the variable investment option's former name.

You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of the AXA Premier VIP Trust or the EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.


You may also allocate amounts to the fixed maturity options, which is discussed later in this Prospectus.



The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                                          X02220
                                                                     Oregon only




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TYPES OF CONTRACTS. Contracts were offered for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o    An individual retirement annuity ("IRA"), either traditional IRA or Roth
     IRA.


We also offered "Rollover IRA" and "Roth Conversion IRA."

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).


o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required.)

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2009, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.



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Contents of this Prospectus

--------------------------------------------------------------------------------


THE ACCUMULATOR(R) SERIES

--------------------------------------------------------------------------------
Index of key words and phrases                                                 5
Who is AXA Equitable?                                                          6
How to reach us                                                                7

The Accumulator(R) Series at a glance -- key features                          9


--------------------------------------------------------------------------------
FEE TABLE                                                                     12
--------------------------------------------------------------------------------

Examples                                                                      13
Condensed financial information                                               13




--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                             14
--------------------------------------------------------------------------------
How you can contribute to your contract                                       14
Owner and annuitant requirements                                              18
How you can make your contributions                                           18
What are your investment options under the contract?                          18
Portfolios of the Trusts                                                      19
Allocating your contributions                                                 25
Your benefit base                                                             27
Annuity purchase factors                                                      27
Our baseBUILDER option                                                        27
Guaranteed minimum death benefit                                              29
Your right to cancel within a certain number of days                          30



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                          32
--------------------------------------------------------------------------------
Your account value and cash value                                             32
Your contract's value in the variable investment options                      32
Your contract's value in the fixed maturity options                           32
Insufficient account value                                                    32



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                         33
--------------------------------------------------------------------------------
Transferring your account value                                               33
Disruptive transfer activity                                                  33
Rebalancing your account value                                                34

----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


                                                  Contents of this Prospectus  3


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--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                       36
--------------------------------------------------------------------------------
Withdrawing your account value                                                36
How withdrawals are taken from your account value                             37
How withdrawals affect your guaranteed minimum income benefit
     and guaranteed minimum death benefit                                     37
Loans under Rollover TSA contracts                                            38
Surrendering your contract to receive its cash value                          38
When to expect payments                                                       39
Your annuity payout options                                                   39



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                       42
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                            42
Charges that the Trusts deduct                                                43
Group or sponsored arrangements                                               44
Other distribution arrangements                                               44



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                   45
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                       45
How death benefit payment is made                                             46
Beneficiary continuation option                                               46



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                            48
--------------------------------------------------------------------------------
Overview                                                                      48

Buying a contract to fund a retirement arrangement                            48
Suspension of required minimum distributions for 2009                         48

Transfers among investment options                                            48
Taxation of nonqualified annuities                                            48
Individual retirement arrangements (IRAs)                                     50

     Traditional individual retirement annuities (traditional IRAs)           51
     Roth individual retirement annuities (Roth IRAs)                         56

Tax-sheltered annuity contracts (TSAs)                                        59
Federal and state income tax withholding and
     information reporting                                                    64
Special rules for contracts funding qualified plans                           65
Impact of taxes to AXA Equitable                                              65



--------------------------------------------------------------------------------
8. MORE INFORMATION                                                           66
--------------------------------------------------------------------------------
About Separate Account No. 45 and Separate Account No. 49                     66
About the Trusts                                                              66
About our fixed maturity options                                              66
About the general account                                                     67
About other methods of payment                                                68
Dates and prices at which contract events occur                               68
About your voting rights                                                      69

Statutory compliance                                                          69

About legal proceedings                                                       69
Financial statements                                                          69
Transfers of ownership, collateral assignments, loans
     and borrowing                                                            70
Distribution of the contracts                                                 70

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
   BY REFERENCE                                                               72
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I     -- Condensed financial information                                     A-1
II    -- Purchase considerations for QP contracts                            B-1
III   -- Market value adjustment example                                     C-1
IV    -- Guaranteed minimum death benefit example                            D-1
V     -- Hypothetical illustrations                                          E-1

VI    -- Contract variations                                                 F-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this Prospectus


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Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.





Term                                                                   Page in
                                                                      Prospectus
5% Roll-Up to age 80                                                          30
12 month dollar cost averaging                                                26
account value                                                                 32
administrative charge                                                         42
annual Ratchet to age 80                                                      30
annuitant                                                                     14
annuitization                                                                 39
annuity maturity date                                                         41
annuity payout options                                                        39
annuity purchase factors                                                      27
automatic investment program                                                  68
baseBUILDER                                                                   27
baseBUILDER Benefit charge                                                    43
beneficiary                                                                   45
Beneficiary Continuation Option ("BCO")                                       46
business day                                                                  68
cash value                                                                    32
charges for state premium and other applicable taxes                          43
contract date                                                                 10
contract date anniversary                                                     10
contract year                                                                 10
contributions to Roth IRAs                                                    56
   regular contributions                                                      56
   rollover and direct transfers                                              57
   conversion contributions                                                   57
contributions to traditional IRAs                                             51
   regular contributions                                                      51
   rollovers and transfers                                                    52
disability, terminal illness or confinement
   to nursing home                                                            43
disruptive transfer activity                                                  33
ERISA                                                                         44
fixed maturity options                                                        25
free look                                                                     31
free withdrawal amount                                                        43
general account                                                               67
Guaranteed minimum death benefit                                              28
Guaranteed minimum income benefit                                             27
IRA                                                                        cover
IRS                                                                        cover


Term                                                                   Page in
                                                                      Prospectus
investment options                                                         cover
lifetime required minimum distribution withdrawals                            37
loan reserve account                                                          38
loans under Rollover TSA contracts                                            38
market adjusted amount                                                        25
market value adjustment                                                       25
market timing                                                                 33
maturity dates                                                                25
maturity value                                                                25
Mortality and expense risks charge                                            42
NQ                                                                         cover
Online Account Access                                                          7
partial withdrawals                                                           36
Portfolio                                                                  cover
principal assurance allocation                                                26
processing office                                                              7
Protection Plus(SM)                                                           30
Protection Plus(SM) charge                                                    43
QP                                                                         cover
rate to maturity                                                              25
Rebalancing                                                                   34
Rollover IRA                                                               cover
Rollover TSA                                                               cover
Roth Conversion IRA                                                        cover
Roth IRA                                                                   cover
SAI                                                                        cover
SEC                                                                        cover
self-directed allocation                                                      26
Separate Account No. 45 and Separate Account No. 49                           66
substantially equal withdrawals                                               36
successor owner and annuitant                                                 46
systematic withdrawals                                                        36
TOPS                                                                           7
TSA                                                                        cover
traditional IRA                                                            cover
Trusts                                                                        66
unit                                                                          32
variable investment options                                                   18
wire transmittals and electronic applications                                 68
withdrawal charge                                                             42



To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.



--------------------------------------------------------------------------------
Prospectus                      Contract or Supplemental Materials
--------------------------------------------------------------------------------
fixed maturity options          Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
variable investment options     Investment Funds
account value                   Annuity Account Value
rate to maturity                Guaranteed Rates
unit                            Accumulation Unit
baseBUILDER                     Guaranteed Minimum Income Benefit
--------------------------------------------------------------------------------

                                                Index of key words and phrases 5


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Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



6  Who is AXA Equitable?


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HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:




--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     The Accumulator(R) Series
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     The Accumulator(R) Series
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     The Accumulator(R) Series
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     The Accumulator(R) Series
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.




--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.




--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:


o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;


o rates to maturity for the fixed maturity options (not available through Online Account Access);


o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o    elect to receive certain contract statements electronically;


o enroll in, modify or cancel a rebalancing program (through Online Account Access only);


o    change your address (not available through TOPS);


o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and

o    access Frequently Asked Questions and Service Forms (not available through
     TOPS).

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or will-



                                                        Who is AXA Equitable?  7


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ful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);


(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;


(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts (employer or plan approval required);

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) Section 1035 exchanges;

(12) direct transfers and rollovers;

(13) purchase by, or change of ownership to, a non natural owner;

(14) exercise of the Guaranteed minimum income benefit; and

(15) death claims.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests;

(5)  general dollar cost averaging; and

(6)  12 month dollar cost averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar cost averaging;

(3)  rebalancing;

(4)  12 month dollar cost averaging;

(5)  substantially equal withdrawals;


(6)  systematic withdrawals; and


(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.


8  Who is AXA Equitable?


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The Accumulator(R) Series at a glance -- key features


--------------------------------------------------------------------------------



Professional investment     The Accumulator(R) Series' variable investment options invest in different Portfolios managed by
management                  professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o 10 fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).

                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations          o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                            o No tax on transfers among investment options inside the contract.
                            --------------------------------------------------------------------------------------------------------
                            Annuity contracts that were purchased as an Individual Retirement Annuity (IRA), Tax Sheltered Annuity
                            (TSA) or to fund an employer retirement plan (QP or Qualified Plan) do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for these types of arrangements. Before you purchased your contract, you should have considered its features and benefits beyond tax deferral, as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement, to determine whether it would meet your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
baseBUILDER(R) protection   baseBUILDER combines a guaranteed minimum income benefit with a guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you during the annuitant's life once you elect to annuitize the contract. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
------------------------------------------------------------------------------------------------------------------------------------
Contribution Amounts        The chart below shows the minimum initial and additional contribution amounts under the contracts.
                            Please note that the contracts are no longer available for new purchasers. Initial contribution amounts are provided for informational purposes only. Please see "How you can purchase and contribute to your contract" under "Contract features and benefits" for more information.

                                                                                Accumulator(R)
                                                  Accumulator(R)                Select(SM)
                            --------------------------------------------------------------------------------------------------------
                            NQ                       $ 5,000 ($1,000)*             $ 25,000 ($1,000)*
                            --------------------------------------------------------------------------------------------------------
                            Rollover IRA             $ 5,000 ($50)                 $ 25,000 ($50)
                            --------------------------------------------------------------------------------------------------------
                            Roth Conversion IRA      $ 5,000 ($50)                 $ 25,000 ($50)
                            --------------------------------------------------------------------------------------------------------
                            QP                       $ 5,000 ($1,000)              $ 25,000 ($1,000)
                            --------------------------------------------------------------------------------------------------------
                            Rollover TSA             $ 5,000 ($1,000)              $ 25,000 ($1,000)
                            --------------------------------------------------------------------------------------------------------
                            *  $100 monthly and $300 quarterly under our automatic investment program.
                            o Maximum contribution limitations apply to all contracts.
                            --------------------------------------------------------------------------------------------------------
                            In general, contributions are limited to $1.5 million under all Accumulator(R) Series contracts with the same owner or annuitant. We generally limit aggregate contributions made after the first contract year to 150% of first-year contributions. Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions. For more information, please see "How you can contribute to your contract" in "Contract features and benefits" later in this
                            Prospectus.
------------------------------------------------------------------------------------------------------------------------------------


                         The Accumulator(R) Series at a glance -- key features 9


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
------------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Partial withdrawals

                            o Several withdrawal options on a periodic basis

                            o Loans under Rollover TSA contracts (employer or plan approval required)

                            o Contract surrender

                              You may incur a withdrawal charge (not applicable to Accumulator(R) Select(SM) contracts) for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
                              Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
Payout alternative          o Fixed annuity payout options

                            o Variable Immediate Annuity payout options (described in a separate prospectus for that option)

                            o Income Manager(SM) payout options (described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------
Additional features         o Guaranteed minimum death benefit even if you do not elect baseBUILDER

                            o Dollar cost averaging

                            o Automatic investment program

                            o Account value rebalancing (quarterly, semiannually and annually)

                            o Free transfers

                            o Waiver of withdrawal charge for disability, terminal illness or confinement to a nursing home
                              (Accumulator(R) only)

                            o Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges            o Daily charges on amounts invested in variable investment options for mortality and expense risks and administrative charges at a current annual rate of 1.35% for Accumulator(R) contracts.

                            o Daily charges on amounts invested in variable investment options for mortality and expense risks, administrative charges and distribution charges at a current rate of 1.60% for Accumulator(R)
                              Select(SM) contracts.

                            o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The annual benefit base charge is 0.15% if the 5% Roll-Up to age 70, was elected (Accumulator(R) only). The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus. If you do not elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                            o An annual charge of 0.20% of the account value for the Protection Plus(SM) optional death benefit.

                            o No sales charge deducted at the time you make contributions.

                            o For Accumulator(R) contracts, during the first seven contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value at the beginning of each contract year to calculate the 15% amount available. The charge begins at 7% in the first contract year following a contribution. It declines by 1% each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.

                            o For Accumulator(R) Select(SM) contracts, there is no withdrawal charge and no annual contract fee.

                              ------------------------------------------------------------------------------------------------------
                              The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each
                              12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                              ------------------------------------------------------------------------------------------------------
                            o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                            o We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                            o Annual expenses of the Trusts' Portfolios are calculated as a percentage of the average daily net assets invested in each Portfolio. Please see "Fee table" later in this Prospectus for details.
------------------------------------------------------------------------------------------------------------------------------------


10 The Accumulator(R) Series at a glance -- key features


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
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages        For Accumulator(R) contracts:
                            -----------------------------
                            NQ: 0-83
                            Rollover IRA, Roth Conversion IRA, and Rollover TSA: 20-83
                            QP: 20-75

                            For Accumulator(R) Select(SM) contracts:
                            ----------------------------------------
                            NQ: 0-85
                            Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
                            QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------



The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. All features and benefits may not be available in all contracts or from all selling broker-dealers. Please see Appendix VI later in this Prospectus for more information on variations of certain features and benefits.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The contract should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.



OTHER CONTRACTS



We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.


You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.


                        The Accumulator(R) Series at a glance -- key features 11


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Fee table

--------------------------------------------------------------------------------


The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.



------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions withdrawn            Accumulator(R)          Accumulator(R) Select(SM)
(Deducted if you surrender your contract, make certain withdrawals or apply         7.00%                          N/A
your cash value to certain payout options.)(1)
                                                                                ----------------------------------------------------


Charge if you elect a variable payout option upon annuitization (which is                                          $350
described in a separate prospectus for that option)
------------------------------------------------------------------------------------------------------------------------------------


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:                                               Accumulator(R)          Accumulator(R) Select(SM)
Mortality and expense risks                                                         1.10%(2)                       1.10%(2)
Administrative                                                                      0.25%                          0.25%
Distribution                                                                          --                           0.25%
                                                                                                                  ---------
Total Separate account annual expenses                                              1.35%                          1.60%
------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
baseBUILDER benefit charge(3) (Calculated as a percentage of the applicable                                        0.30%
benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect.)
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (Calculated as a percentage of the account                                      0.20%
value. Deducted annually on each contract date anniversary for which the benefit is in effect.)
------------------------------------------------------------------------------------------------------------------------------------
You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.



------------------------------------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2008 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses)(4)                                                                 0.64%      2.04%
------------------------------------------------------------------------------------------------------------------------------------



Notes:


(1) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, if applicable:


12 Fee table


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
    The withdrawal charge percentage we use is determined by the contract year in which    Contract
    you make the withdrawal or surrender your contract. For each contribution, we con-     Year  Accumulator(R)
    sider the contract year in which we receive that contribution to be "contract year 1") 1..............7.00%
                                                                                           2..............6.00%
                                                                                           3..............5.00%
                                                                                           4..............4.00%
                                                                                           5..............3.00%
                                                                                           6..............2.00%
                                                                                           7..............1.00%
                                                                                           8+.............0.00%


(2) These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges.


(3) The baseBUILDER benefit charge is 0.15% if the 5% Roll-Up to age 70 was elected under an Accumulator(R) contract.



(4) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2008 and for the underlying portfolios.



EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The examples below show the expenses that a hypothetical contract owner, who has elected baseBUILDER and Protection Plus(SM) would pay in the situations illustrated. Since the Protection Plus(SM) feature only applies under certain contracts, expenses would be lower for contracts that do not have Protection Plus(SM).

The fixed maturity options and the 12 month dollar cost averaging program are not covered by the example. However, the withdrawal charge (if applicable under your contract), the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The examples assume that you invest $10,000 in each contract for the time periods indicated and that your investment has a 5% return each year. The examples also assume maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



------------------------------------------------------------------------------------------------------------------------------------
                                                                         Accumulator(R)
------------------------------------------------------------------------------------------------------------------------------------
                                        If you surrender your contract at the     If you annuitize at the end of the appli-
                                          end of the applicable time period                   cable time period
                                       1 year    3 years    5 years    10 years    1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

(a) assuming maximum fees and
    expenses of any of the Portfolios $  961     $1,306     $1,680      $2,956     N/A       $1,306     $1,680      $2,956
(b) assuming minimum fees and
    expenses of any of the Portfolios $1,108     $1,740     $2,393      $4,318     N/A       $1,740     $2,393      $4,318
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   Accumulator(R)
                                      If you do not surrender your contract at
                                       the end of the applicable time period
                                       1 year    3 years    5 years    10 years
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(a) assuming maximum fees and
    expenses of any of the Portfolios   $261     $  806     $1,380     $2,956
(b) assuming minimum fees and
    expenses of any of the Portfolios   $408     $1,240     $2,093     $4,318
--------------------------------------------------------------------------------



For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.





------------------------------------------------------------------------------------------------------------------------------------
                                                                       Accumulator(R) Select(SM)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      If you surrender or do not surrender your
                                              If you annuitize at the end                             contract
                                             of the applicable time period            at the end of the applicable time period
                                        1 year     3 years     5 years    10 years     1 year     3 years     5 years    10 years
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and
    expenses of any of the Portfolios   N/A        $1,234      $1,860      $3,564      $288       $  884      $1,510     $3,214
(b) assuming minimum fees and
    expenses of any of the Portfolios   N/A        $1,667      $2,566      $4,891      $435       $1,317      $2,216     $4,541
------------------------------------------------------------------------------------------------------------------------------------



For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2008.



                                                                    Fee table 13


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1. Contract features and benefits


--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

Please note that the contracts are no longer available for new purchasers. Because this Prospectus is designed for current contract owners, some information in this section is being presented for informational purposes only.

The following table summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. All ages in the table refer to the age of the annuitant named in the contract. Initial contribution amounts are provided for informational purposes only.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                 Annuitant                  Minimum
Contract type    issue ages                 contributions                Source of contributions      Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ               Accumulator(R)             o $1,000 (additional)        o After-tax money.           o No additional contributions
                 0 through 83                                                                           may be made after attain-
                                            o $100 monthly and $300      o Paid to us by check or       ment of age 84 under
                 Accumulator(R) Select(SM)    quarterly under our auto-    transfer of contract value   Accumulator(R) contracts
                 0 through 85                 matic investment program     in a tax-deferred exchange   (age 86 under Accumulator(R)
                                              (additional)                 under Section 1035 of the    Select(SM) contracts) or,
                                                                           Internal Revenue Code.       if later, the first contract
                                                                                                        date anniversary.
------------------------------------------------------------------------------------------------------------------------------------


14 Contract features and benefits


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
------------------------------------------------------------------------------------------------------------------------------------
                 Annuitant                  Minimum
Contract type    issue ages                 contributions          Source of contributions         Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     Accumulator(R)             o $50 (additional)     o Eligible rollover distribu-   o No additional contributions
                 20 through 83                                       tions from 403(b) plans,        may be made after attain-
                 Accumulator(R) Select(SM)                           qualified plans, and govern-    ment of age 84 under
                 20 through 85                                       mental employer 457(b)          Accumulator(R) contracts (age
                                                                     plans.                          86 under Accumulator(R)
                                                                                                     Select(SM) contracts) or, if
                                                                   o Rollovers from another          later, the first contract date
                                                                     traditional individual          anniversary.
                                                                     retirement arrangement.
                                                                                                   o Contributions after age 70-1/2
                                                                   o Direct custodian-to-            must be net of required
                                                                     custodian transfers from        minimum distributions.
                                                                     another traditional indi-
                                                                     vidual retirement             o Although we accept regular
                                                                     arrangement.                    IRA contributions (limited to
                                                                                                     $5,000) under Rollover IRA
                                                                   o Regular IRA contributions.      contracts, we intend that
                                                                                                     this contract be used pri-
                                                                   o Additional catch-up             marily for rollover and direct
                                                                     contributions.                  transfer contributions.

                                                                                                   o Additional catch-up contri-
                                                                                                     butions of up to $1,000 can
                                                                                                     be made where the owner is
                                                                                                     at least age 50 but under
                                                                                                     age 70-1/2 at any time during
                                                                                                     the calendar year for which
                                                                                                     the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 15


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
------------------------------------------------------------------------------------------------------------------------------------
                 Annuitant                  Minimum
Contract type    issue ages                 contributions          Source of contributions         Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   Accumulator(R)            o $50 (additional)     o Rollovers from another        o No additional contributions
IRA               20 through 83                                      Roth IRA.                       may be made after attain-
                                                                                                     ment of age 84 under
                  Accumulator(R) Select(SM)                        o Rollovers from a "desig-        Accumulator(R) contracts (age
                  20 through 85                                      nated Roth contribution         86 under Accumulator(R)
                                                                     account" under a 401(k)         Select(SM) contracts) or, if
                                                                     plan or 403(b) plan.            later, the first contract
                                                                                                     date anniversary.
                                                                   o Conversion rollovers from a
                                                                     traditional IRA or other      o Conversion rollovers after
                                                                     eligible retirement plan.       age 70-1/2 must be net of
                                                                                                     required minimum distribu-
                                                                   o Direct transfers from           tions for the traditional IRA
                                                                     another Roth IRA.               or other eligible retirement
                                                                                                     plan which is the source of
                                                                   o Regular Roth IRA                the conversion rollover..
                                                                     contributions.
                                                                                                   o Before 2010, you cannot roll
                                                                   o Additional catch-up contri-     over funds from a traditional
                                                                     butions.                        IRA or other eligible retire-
                                                                                                     ment plan if your adjusted
                                                                                                     gross income is $100,000 or
                                                                                                     more.

                                                                                                   o Although we accept regular
                                                                                                     Roth IRA contributions (lim-
                                                                                                     ited to $5,000) under Roth
                                                                                                     IRA contracts, we intend
                                                                                                     that this contract be used
                                                                                                     primarily for rollover and
                                                                                                     direct transfer contributions.

                                                                                                   o Additional catch-up contri-
                                                                                                     butions of up to $1,000 can
                                                                                                     be made where the owner is
                                                                                                     at least age 50 at any time
                                                                                                     during the calendar year for
                                                                                                     which the contribution is
                                                                                                     made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA*     Accumulator(R)            o $1,000 (additional)  o With documentation of         o No additional contributions
                  20 through 83                                      employer or plan approval,      may be made after attain-
                                                                     and limited to pre-tax          ment of age 84 under
                  Accumulator(R) Select(SM)                          funds, direct plan-to-plan      Accumulator(R) contracts (age
                  20 through 85                                      transfers from another          86 under Accumulator(R)
                                                                     403(b) plan or contract         Select(SM) contracts) or, if
                                                                     exchanges from another          later, the first contract
                                                                     403(b) contract under the       date anniversary.
                                                                     same plan.
                                                                                                   o Rollover or direct transfer
                                                                   o With documentation of           contributions after age 70-1/2
                                                                     employer or plan approval,      must be net of any required
                                                                     and limited to pre-tax          minimum distributions.
                                                                     funds, eligible rollover dis-
                                                                     tributions from other 403(b)  o We do not accept employer-
                                                                     plans, qualified plans, gov-    remitted contributions.
                                                                     ernmental employer 457(b)
                                                                     plans or traditional IRAs.    o We do not accept after-tax
                                                                                                     contributions, including des-
                                                                                                     ignated Roth contributions.
------------------------------------------------------------------------------------------------------------------------------------


16 Contract features and benefits


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
------------------------------------------------------------------------------------------------------------------------------------
                 Annuitant                  Minimum
Contract type    issue ages                 contributions          Source of contributions         Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
QP               Accumulator(R)             o $1,000 (additional)  o Only transfer contributions   o A separate QP contract must
                 20 through 75                                       from other investments          be established for each plan
                 Accumulator(R) Select(SM)                           within an existing defined      participant.
                 20 through 75                                       contribution qualified plan
                                                                     trust.                        o We do not accept regular
                                                                                                     ongoing payroll contribu-
                                                                   o The plan must be qualified      tions or contributions
                                                                     under Section 401(a) of the     directly from the employer.
                                                                     Internal Revenue Code.
                                                                                                   o Only one additional transfer
                                                                   o For 401(k) plans, trans-        contribution may be made
                                                                     ferred contributions may        during a contract year.
                                                                     not include any after-tax
                                                                     contributions, including      o No additional transfer con-
                                                                     designated Roth contribu-       tributions may be made after
                                                                     tions.                          attainment of age 76, or, if
                                                                                                     later, the first contract date
                                                                                                     anniversary.

                                                                                                   o Contributions after age 70-1/2
                                                                                                     must be net of any required
                                                                                                     minimum distributions.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------



* May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Series Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).


See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus. Please review your contract for information on contribution limitations.



                                               Contract features and benefits 17


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OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


Accumulator(R) Select(SM) contracts were not available for purchase by charitable remainder trusts.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.


PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST


(This section only applies to Accumulator(R) contracts.)

If you purchased this Accumulator(R) contract to fund a charitable remainder trust, the Guaranteed minimum income benefit, generally, was not available to you. Subject to our rules, the baseBUILDER benefit may have been available. You should strongly consider "split-funding"; that is, the trust holds investments in addition to this Accumulator(R) contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) contract is the only source for such distributions, the payments you need to take may significantly reduce the value of your guaranteed benefits. See the discussion of these benefits later in this section.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. These methods of payment are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may at any time, exercise our rights to limit or terminate your contributions.



18  Contract features and benefits


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PORTFOLIOS OF THE TRUSTS


The AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of this contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In addition, due to the relative diversification of the underlying portfolios covering various asset classes and categories, the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust --
Class B Shares*                                                                          Investment Manager (or Sub-Adviser(s), as
Portfolio Name                Objective                                                  applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o ClearBridge Advisors, LLC
                                                                                         o Legg Mason Capital Management, Inc.
                                                                                         o Marsico Capital Management, LLC
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND        To seek a balance of high current income and capital       o BlackRock Financial Management, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company
                                                                                           LLC
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE      Long-term growth of capital.                               o Invesco Aim Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o SSgA Funds Management, Inc.
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o JPMorgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19


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
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust --
Class B Shares*                                                                    Investment Manager (or Sub-Adviser(s), as
Portfolio Name                Objective                                            applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP        Long-term growth of capital.                         o AllianceBernstein L.P.
 CORE EQUITY                                                                       o Janus Capital Management LLC
                                                                                   o SSgA Funds Management, Inc.
                                                                                   o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP        Long-term growth of capital.                         o Goodman & Co. NY Ltd.
 GROWTH                                                                            o SSgA Funds Management, Inc.
                                                                                   o T. Rowe Price Associates, Inc.
                                                                                   o Westfield Capital Management Company, L.P.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP        Long-term growth of capital.                         o AllianceBernstein L.P.
 VALUE                                                                             o Institutional Capital LLC
                                                                                   o MFS Investment Management
                                                                                   o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP          Long-term growth of capital.                         o AllianceBernstein L.P.
 GROWTH                                                                            o Franklin Advisers, Inc.
                                                                                   o SSgA Funds Management, Inc.
                                                                                   o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE    Long-term growth of capital.                         o AXA Rosenberg Investment Management LLC
                                                                                   o SSgA Funds Management, Inc.
                                                                                   o Tradewinds Global Investors, LLC
                                                                                   o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR     High total return through a combination of current   o Pacific Investment Management Company
 BOND(1)                      income and capital appreciation.                       LLC
                                                                                   o Post Advisory Group, LLC
                                                                                   o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP        Long-term growth of capital.                         o Eagle Asset Management, Inc.
 GROWTH                                                                            o SSgA Funds Management, Inc.
                                                                                   o Wells Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP        Long-term growth of capital.                         o Franklin Advisory Services, LLC
 VALUE                                                                             o Pacific Global Investment Management
                                                                                     Company
                                                                                   o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY       Long-term growth of capital.                         o Firsthand Capital Management, Inc.
                                                                                   o RCM Capital Management LLC
                                                                                   o SSgA Funds Management, Inc.
                                                                                   o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits


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

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class B Shares*                                                                          Investment Manager (or Sub-Adviser(s), as
Portfolio Name                Objective                                                  applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN          Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL    Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
 CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II      Seeks to achieve long-term capital appreciation.           o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN INCOME        Seeks to maximize income while maintaining prospects       o BlackRock Investment Management, LLC
 CORE(2)                      for capital appreciation.                                  o Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP     Seeks to achieve long-term total return.                   o BlackRock Investment Management, LLC
 VALUE CORE(3)                                                                           o Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN TEMPLETON     Primarily seeks capital appreciation and secondarily       o AXA Equitable
 FOUNDING STRATEGY CORE(4)    seeks income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA MUTUAL SHARES CORE(5)  Seeks to achieve capital appreciation, which may occa-     o BlackRock Investment Management, LLC
                              sionally be short-term, and secondarily, income.           o Franklin Mutual Advisers, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA TEMPLETON GROWTH       Seeks to achieve long-term capital growth.                 o BlackRock Investment Management, LLC
 CORE(6)                                                                                 o Templeton Global Advisors Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE      Seeks to achieve capital appreciation and secondarily,     o BlackRock Investment Management, LLC
 EQUITY                       income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL    Seeks to provide current income and long-term growth of    o BlackRock Investment Management
 VALUE                        income, accompanied by growth of capital.                    International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY     Seeks to achieve a combination of growth and income to     o Boston Advisors, LLC
 INCOME                       achieve an above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY           Seeks to achieve long-term capital appreciation.           o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                             o Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH    Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN           Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH        Seeks to maximize current income.                          o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX(7)      Seeks to achieve a total return before expenses that       o AllianceBernstein L.P.
                              approximates the total return performance of the Russell
                              3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX            Seeks to achieve a total return before expenses that       o SSgA Funds Management, Inc.
                              approximates the total return performance of the Barclays
                              Capital U.S. Aggregate Bond Index, including reinvest-
                              ment of dividends, at a risk level consistent with that of the Barclays Capital U.S. Aggregate Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE     Seeks to achieve long-term growth of capital.              o Davis Selected Advisers, L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX           Seeks to achieve a total return before expenses that       o AllianceBernstein L.P.
                              approximates the total return performance of the S&P
                              500 Index, including reinvestment of dividends, at a risk
                              level consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21


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
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class B Shares*                                                                          Investment Manager (or Sub-Adviser(s), as
Portfolio Name               Objective                                                   applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks to achieve long-term capital growth.                  o Evergreen Investment Management
                                                                                           Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FOCUS PLUS(8)             Seeks to achieve long-term growth of capital.               o AXA Equitable
                                                                                         o Marsico Capital Management, LLC
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND         Seeks to achieve capital appreciation.                      o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY       Seeks to maximize capital appreciation.                     o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS(9)       Seeks to achieve capital growth and current income.         o BlackRock Investment Management, LLC
                                                                                         o Evergreen Investment Management
                                                                                           Company, LLC
                                                                                         o First International Advisors, LLC (dba
                                                                                           "Evergreen International")
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR       Seeks to achieve long-term capital appreciation.            o BlackRock Investment Management, LLC
 EQUITY(10)                                                                              o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT   Seeks to achieve a total return before expenses that        o SSgA Funds Management, Inc.
 BOND INDEX                  approximates the total return performance of the Barclays
                             Capital Intermediate Government Bond Index, including
                             reinvestment of dividends, at a risk level consistent with that of the Barclays Capital Intermediate Government
                             Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS   Seeks to achieve long-term growth of capital.               o AXA Equitable
                                                                                         o Hirayama Investments, LLC
                                                                                         o SSgA Funds Management, Inc.
                                                                                         o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH      Seeks to achieve capital appreciation.                      o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE            Seeks to achieve long-term capital appreciation.            o JPMorgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with a sec-    o AXA Equitable
                             ondary objective to seek reasonable current income. For     o Institutional Capital LLC
                             purposes of this Portfolio, the words "reasonable current   o SSgA Funds Management, Inc.
                             income" mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses that        o AllianceBernstein L.P.
                             approximates the total return performance of the Russell
                             1000 Growth Index, including reinvestment of dividends
                             at a risk level consistent with that of the Russell 1000
                             Growth Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS     Seeks to provide long-term capital growth.                  o AXA Equitable
                                                                                         o Marsico Capital Management, LLC
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits


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
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class B Shares*                                                                          Investment Manager (or Sub-Adviser(s), as
Portfolio Name               Objective                                                   applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX        Seeks to achieve a total return before expenses that     o SSgA Funds Management, Inc.
                                approximates the total return performance of the Russell
                                1000 Value Index, including reinvestment of dividends,
                                at a risk level consistent with that of the Russell
                                1000 Value Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS         Seeks to achieve capital appreciation.                   o AllianceBernstein L.P.
                                                                                         o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND               Seeks to maximize income and capital appreciation        o BlackRock Financial Management, Inc.
                                through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       Seeks to achieve capital appreciation and growth of      o Lord, Abbett & Co. LLC
 INCOME                         income without excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP        Seeks to achieve capital appreciation and growth of      o Lord, Abbett & Co. LLC
 CORE                           income with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE    Seeks to achieve capital appreciation.                   o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX                Seeks to achieve a total return before expenses that     o SSgA Funds Management, Inc.
                                approximates the total return performance of the S&P
                                Mid Cap 400 Index, including reinvestment of dividends,
                                at a risk level consistent with that of the S&P Mid Cap
                                400 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS           Seeks to achieve long-term capital appreciation.         o AXA Equitable
                                                                                         o SSgA Funds Management, Inc.
                                                                                         o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                 Seeks to obtain a high level of current income, preserve o The Dreyfus Corporation its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            Seeks to achieve capital appreciation.                   o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL           Seeks to achieve capital appreciation.                   o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve long-term capital appreciation.         o OppenheimerFunds, Inc.
 OPPORTUNITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve capital appreciation.                   o OppenheimerFunds, Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND(11)   Seeks to generate a return in excess of traditional      o Pacific Investment Management Company,
                                money market products while maintaining an emphasis on     LLC
                                preservation of capital and liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS            Seeks to achieve high current income consistent with     o AllianceBernstein L.P.
                                moderate risk to capital.                                o AXA Equitable
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND          Seeks to achieve current income with reduced volatility  o BlackRock Financial Management, Inc.
                                of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX          Seeks to replicate as closely as possible (before the    o AllianceBernstein L.P.
                                deduction of Portfolio expenses) the total return of
                                the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23


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
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class B Shares*                                                                          Investment Manager (or Sub-Adviser(s), as
Portfolio Name             Objective                                                     applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH    Seeks to achieve long-term capital appreciation and           o T. Rowe Price Associates, Inc.
 STOCK                     secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME   Seeks to achieve total return through capital appreciation    o UBS Global Asset Management
                           with income as a secondary consideration.                       (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK     Seeks to achieve capital growth and income.                   o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP      Seeks to achieve capital growth.                              o Morgan Stanley Investment Management Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------



* The chart below reflects the portfolio's former name in effect until on or about May 1, 2009, subject to regulatory approval. The number in the "Footnote No." column corresponds with the number contained in the chart above.





--------------------------------------------------------------------------------
Footnote No.                 Portfolio's Former Name
--------------------------------------------------------------------------------
                             AXA Premier VIP Trust
--------------------------------------------------------------------------------
       (1)                   Multimanager High Yield
--------------------------------------------------------------------------------
                             EQ Advisors Trust
--------------------------------------------------------------------------------
       (2)                   EQ/Franklin Income
--------------------------------------------------------------------------------
       (3)                   EQ/Franklin Small Cap Value
--------------------------------------------------------------------------------
       (4)                   EQ/Franklin Templeton Founding Strategy
--------------------------------------------------------------------------------
       (5)                   EQ/Mutual Shares
--------------------------------------------------------------------------------
       (6)                   EQ/Templeton Growth
--------------------------------------------------------------------------------
       (7)                   EQ/AllianceBernstein Common Stock
--------------------------------------------------------------------------------
       (8)                   EQ/Marsico Focus
--------------------------------------------------------------------------------
       (9)                   EQ/Evergreen International Bond
--------------------------------------------------------------------------------
       (10)                  EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------
       (11)                  EQ/PIMCO Real Return
--------------------------------------------------------------------------------



You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at 1-800-789-7771.



24 Contract features and benefits


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FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied: (i) the fixed maturity option's maturity date is within the current calendar year; or (ii) the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or


(b) withdraw the maturity value, (for Accumulator(R) contracts, there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date. As of February 17, 2009, the next available maturity date is February 16, 2016.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

If fixed maturity options interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity options interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance (at contract issue only), or dollar cost averaging. We allocate subsequent contributions according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial


                                              Contract features and benefits  25


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professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.



PRINCIPAL ASSURANCE ALLOCATION

Principal assurance allocation is only available at contract issue. If you chose this allocation program, you selected a fixed maturity option. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance was not available if none of those maturity dates were available at the time your contract was issued. You allocated the remainder of your initial contribution to the variable investment options however you chose.


For example, if your initial contribution is $25,000, and on February 17, 2009 you chose the fixed maturity option with a maturity date of February 15, 2019 since the rate to maturity was 4.20% on February 17, 2009, we would have allocated $16,568 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $25,000.


The principal assurance allocation was only available for annuitant ages 75 or younger when the contract was issued. If you anticipated taking required minimum distributions, you should have considered whether your values in the variable investment options would be sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus.

You could not have elected principal assurance if you participated in the 12 month dollar cost averaging program at application.


DOLLAR COST AVERAGING


We offer two dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually transfer amounts from the EQ/Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------


12 MONTH DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described in Section 1 of this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must have allocated your entire initial contribution into the EQ/Money Market option if you selected the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Series contract; thereafter your initial allocation to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative and distribution charges from assets in the EQ/Money Market option.


You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any


26  Contract features and benefits


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time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                      ----------------------------------


You may not elect general dollar cost averaging or 12 month dollar cost averaging if you are participating in the rebalancing program. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. You could not elect the 12 month dollar cost averaging program if you elected the principal assurance program at application. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits, see "Your benefit base" below.



YOUR BENEFIT BASE

The benefit base is used to calculate both the guaranteed minimum income benefit and the 5% Roll-Up to age 80 guaranteed minimum death benefit. Your benefit base is not an account value or a cash value. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    plus

o   daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus; less


o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus, and is not applicable to Accumulator(R) Select(SM) contracts.


The effective annual roll-up rate credited to the benefit base is:


o 5% for the benefit base with respect to the variable investment options (other than the Multimanager Core Bond, EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Quality Bond PLUS and EQ/Short Duration Bond options) and the 12 month dollar cost averaging program; and

o 3% for the benefit base with respect to the Multimanager Core Bond, EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Quality Bond PLUS and EQ/Short Duration Bond options, the fixed maturity options and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract date anniversary following the annuitant's 80th birthday. Depending on your contract issue date, other roll-up rates may have been available. See Appendix VI for more information.



ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our baseBUILDER option" and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are any more favorable factors that may be in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR BASEBUILDER OPTION


The following section provides information about the baseBUILDER option, which was only available at the time you purchased your contract, if the annuitant was age 20 through 75. The baseBUILDER option combines a guaranteed minimum income benefit with the guaranteed minimum death benefit that was provided under your contract. For Rollover IRA and Rollover TSA Accumulator(R) contracts where the annuitant was between ages 20 and 60 at contract issue, we offered an additional guaranteed minimum death benefit of a 5% Roll-Up to age 70. If you elected the baseBUILDER option at purchase, you pay an additional charge that is described under "baseBUILDER benefit charge" in "Charges and expenses" later in this Prospectus. If you purchased your Accumulator(R) contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit was, generally, not available to you. Subject to our rules, the baseBUILDER benefit might have been available under your Accumulator(R) contract for certain split-funded Charitable Remainder Trusts.


The guaranteed minimum income benefit component of the baseBUILDER option is described below. Whether you elected the baseBUILDER option or not, the guaranteed minimum death benefit was provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit" below in this section.

The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager(R) contract. Only a life with a period certain Income Manager(R) payout annuity contract


                                              Contract features and benefits  27


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is available. You choose whether you want the option to be paid on a single or joint life basis at the time you exercise the option. The maximum period certain available under the Income Manager(R) payout option is 10 years. This period may be shorter, depending on the annuitant's age, as follows:


--------------------------------------------------------------------------------
                                Level Payments
--------------------------------------------------------------------------------
                                             Period certain years
--------------------------------------------------------------------------------
              Annuitant's
            Age at exercise                       IRAs   NQ
--------------------------------------------------------------------------------
                60 to 75                           10    10
                   76                               9    10
                   77                               8    10
                   78                               7    10
                   79                               7    10
                   80                               7    10
                   81                               7     9
                   82                               7     8
                   83                               7     7
--------------------------------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base, less any applicable withdrawal charge remaining (if applicable under your Accumulator(R) Series contract), at guaranteed annuity purchase factors or (ii) the income provided by applying your account value at our then current annuity purchase factors. For Rollover TSA only, we will subtract from the benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the baseBUILDER guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.


The guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager(R) benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager(R) payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager(R) will be smaller than each periodic payment under the Income Manager(R) payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The tables below illustrate the guaranteed minimum income benefit amounts under the Accumulator(R) Series contracts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the Multimanager Core Bond, EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Quality Bond PLUS or EQ/Short Duration Bond options, or the fixed maturity options.





--------------------------------------------------------------------------------
                            Accumulator(R)
--------------------------------------------------------------------------------
                                            Guaranteed minimum
                                       income benefit -- annual
      Contract date                  income payable for life with
 anniversary at exercise                10 year period certain
--------------------------------------------------------------------------------
             7                                $ 8,315
            10                                $10,342
            15                                $14,925
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
                     Accumulator(R) Select(SM)
--------------------------------------------------------------------------------
                                         Guaranteed minimum income
      Contract date                     benefit -- annual income
 anniversary at exercise                    payable for life
--------------------------------------------------------------------------------
            10                                  $10,816
            15                                  $16,132
--------------------------------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us along with any required information within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. Payments are always made on the 15th of the month and generally begin one payment mode from issue. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this


28  Contract features and benefits


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benefit. See "Accessing your money" under "Withdrawing your account value"
later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death.

You will be eligible to exercise the guaranteed minimum income benefit during your life and the annuitant's life, as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 53 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 54 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 7th contract date anniversary.


Please note:

(i) (i)the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 83rd birthday;

(ii) if the annuitant was age 75 when the Accumulator(R) Select(SM) contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first and second contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 63 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER option may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised;

(iv) for Accumulator(R) Series QP contracts, the Plan participant can exercise the baseBUILDER option only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Series QP contract into an Accumulator(R) Series Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise;

(v) for Accumulator(R) Series Rollover TSA contracts, you may exercise the baseBUILDER option only if you effect a rollover of the TSA contract to an Accumulator(R) Series Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(vi) for a successor owner/annuitant the earliest exercise date will be based on the original contract date and the age of the successor owner/annuitant as of the Processing Date successor owner/ annuitant takes effect; and

(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:


      o A successor owner who is not the annuitant may not be able to exercise the baseBUILDER option without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.

      o If the successor owner is the annuitant, the baseBUILDER option continues only if the benefit could be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the baseBUILDER option cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.


      o If you designate your surviving spouse as successor owner, the baseBUILDER option continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

      o A successor owner or beneficiary that is a trust or other non- natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.


See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing you money" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit was provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit was also provided under your contract even if you did not elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.


                                              Contract features and benefits  29


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GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANTS WHO WERE AGES 0
THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must have elected either: the "5% Roll-Up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you applied for a contract. Once you made your election, you cannot change it.


5% ROLL-UP TO AGE 80. This guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base." Depending on your contract issue date, other roll-up rates may have been available. See Appendix VI for more information.


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equaled your initial contribution. Then, on each contract date anniversary, we determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANTS WHO WERE AGES 80 THROUGH 83 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA ACCUMULATOR(R) CONTRACTS (AGES 80 THROUGH 85 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA ACCUMULATOR(R) SELECT(SM) CONTRACTS).


On the contract date, your guaranteed minimum death benefit equaled your initial contribution. Thereafter, it is increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                      ----------------------------------


Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


See Appendix IV at the end of this Prospectus for an example of how we calculate the guaranteed minimum death benefit.

PROTECTION PLUS(SM)


The following section provides information about the Protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ or IRA contract.


If the annuitant was 69 or younger when we issued your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o   the account value or

o   any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o   the total net contributions or

o   the death benefit less total net contributions


For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges (under Accumulator(R) contracts) and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.


If the annuitant was age 70 through 75 when we issued your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant under a contract where Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o   the account value or

o   any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o   the total net contributions (as described above) or

o   the death benefit (as described above) less total net contributions

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER
OF DAYS

This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund of the full amount of your contribution. To


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exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

We may require that you wait six months before you may apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              Contract features and benefits  31


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2. Determining your contract's value


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) the loan reserve account (applies for Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges (not applicable to Accumulator(R) Select(SM) contracts) and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and


(iii) distribution charges (applicable only for Accumulator(R) Select(SM) contracts).


On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;


(ii) decreased to reflect a withdrawal (plus applicable withdrawal charges if applicable under your Accumulator(R) contract);


(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the baseBUILDER benefit charge and/or the Protection Plus(SM) benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all of your rights under your contract and any applicable guaranteed benefits.


32  Determining your contract's value


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3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year or that has a rate to maturity of 3% or less.

o You may not transfer any amount to the 12 month dollar cost averaging program.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or poten-


                            Transferring your money among investment options  33


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tially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, neither trust had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options.


To enroll in our rebalancing program, you must notify us in writing or through Online Account Access and tell us:


(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.



34  Transferring your money among investment options


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You may not elect the rebalancing program if you are participating in the general dollar cost averaging or 12 month dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.


                            Transferring your money among investment options  35


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4.  Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                          Method of withdrawal
--------------------------------------------------------------------------------
                                             Pre-Age
                                             59-1/2      Lifetime
                                            substan-     required
                                             tially      minimum
 Contract           Partial    Systematic     equal    distribution
--------------------------------------------------------------------------------
NQ                   Yes          Yes          No           No
--------------------------------------------------------------------------------
Rollover IRA         Yes          Yes          Yes         Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                 Yes          Yes          Yes          No
--------------------------------------------------------------------------------
QP*                  Yes           No          No          Yes
--------------------------------------------------------------------------------
Rollover TSA**       Yes          Yes          No          Yes
--------------------------------------------------------------------------------



* All payments are made to the trust, as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

** Employer or plan approval required for all transactions. Your ability to take with drawals, or loans from, or surrender your TSA contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.



PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.


Partial withdrawals from Accumulator(R) contracts will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount. For more information, see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus. Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(All contracts except QP contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.


If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of the percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners. Also, systematic withdrawals in excess of the percentages described in the preceding paragraph are not permitted under Accumulator(R) Select(SM) contracts.


We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, the amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.


Systematic withdrawals from Accumulator(R) contracts are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.



SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this


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Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) contract). Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59-1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or (iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge under your Accumulator(R) contract, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus.)

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) contract). Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or the baseBUILDER option, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.


Currently, we do not impose a withdrawal charge on minimum distribution withdrawals under your Accumulator(R) contract if you are enrolled in our "automatic required minimum distribution (RMD) service" except if when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.


Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options. If those amounts are insufficient, we will deduct all or a portion of the charge from amounts in the 12 month dollar cost averaging program.



HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

5% ROLL-UP TO AGE 80 -- If you elected the 5% Roll-Up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the benefit base on the most recent con-


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tract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the benefit base on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year.

The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80 -- If you elected the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will reduce both your income and death benefit on a pro rata basis.

ANNUITANT ISSUE AGES 80 THROUGH 83 (OR 85) -- If your Accumulator(R) contract was issued when the annuitant was between ages 80 and 83 (or your Accumulator(R) Select(SM) contract was issued when the annuitant was between ages 80 and 85), each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.


                      ----------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners.



LOANS UNDER ROLLOVER TSA CONTRACTS


Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

o   It exceeds limits of federal income tax rules;

o   Interest and principal are not paid when due; or

o   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and


(3) the date a death benefit is paid (the outstanding loan, including any accrued or unpaid loan interest, will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. See "Tax information" later in this Prospectus for general rules applicable to loans.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records.



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer


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or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS


Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge, if applicable) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:


(1) the New York Stock Exchange is closed or restricts trading,

(2) the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as those in the Accumulator(R) Series provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Series contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Series contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Series contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under baseBUILDER (see "Our baseBUILDER option" in "Contract features and benefits" earlier in this Prospectus).



--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager((R)) payout options    Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's


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   life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.


The life annuity, life annuity with period certain and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.



FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.


Income Manager(R) NQ and IRA payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R) contract. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners.


For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.


You may choose to apply your account value of your Accumulator(R) or Accumulator(R) Select(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) contract and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION


(For purposes of this section, please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contracts.)


The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed under your Accumulator(R) contract if you select a life annuity, life annuity with period certain or life annuity with refund certain.


The withdrawal charge applicable under your Accumulator(R) contract is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.


For the Income Manager(R) life contingent payout options, no withdrawal charge is imposed under your Accumulator(R) contract. If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."



SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from your Accumulator(R) Series contract date. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.



40  Accessing your money


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The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday. We will send a notice with the contract statement one year prior to the maturity date.



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5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   An administrative charge


o   A distribution charge (not applicable to Accumulator(R) contracts)


We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge (not applicable to Accumulator(R) Select(SM) contracts).



o   A charge for baseBUILDER, if you elect this optional benefit.

o   A charge for Protection Plus(SM), if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


SEPARATE ACCOUNT ANNUAL EXPENSES


MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. This charge applies only to Accumulator(R) Select(SM) contracts, not Accumulator(R) contracts.



WITHDRAWAL CHARGE


(For Accumulator(R) contracts only)


A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non-life contingency payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options -- The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


--------------------------------------------------------------------------------
                         Contract year
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8+
--------------------------------------------------------------------------------
   Percentage of
    contribution   7%    6%    5%    4%    3%    2%    1%    0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal


42  Charges and expenses


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charge deducted from your account value. For more information, see "Your benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in this Prospectus.


15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. Additional contributions during the contract year do not increase your 15% free withdrawal amount. The 15% free withdrawal amount does not apply if you surrender your contract except where required by law.

For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 15% free withdrawal amount defined above.

DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or
       (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

       - its main function is to provide skilled, intermediate or custodial nursing care;
       - it provides continuous room and board to three or more persons;
       - it is supervised by a registered nurse or licensed practical nurse;
       - it keeps daily medical records of each patient;
       - it controls and records all medications dispensed; and
       - its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) and
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

BASEBUILDER BENEFIT CHARGE


If you elected the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary for the 5% Roll-Up to age 80. The annual benefit base charge is 0.15% if the 5% Roll-Up to age 70 was elected under your Accumulator(R) contract.


We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



PROTECTION PLUS(SM) CHARGE


If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION
ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o   Management fees.


                                                        Charges and expenses  43


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o   12b-1 fees.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge (if applicable under your Accumulator(R) contract) or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.


Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


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6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals (and any associated withdrawal charges under your Accumulator(R) contract). For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest. Payment of the death benefit terminates the contract.


Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


You should carefully consider the following if you have elected the guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise of guaranteed minimum income benefit" under "Our baseBUILDER option" in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).


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o   The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o   A successor owner should name a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract and no distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state rules, we will follow federal rules.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).


Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, upon the contract owner's death, to maintain the contract with the deceased contract owner's name on it and receive distributions under the contract instead of receiving the death benefit in a single sum.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Protection Plus(SM) feature and adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" later in this Prospectus. We will make distributions for calendar year 2009 unless we receive, before we make the payment, a written request to suspend the 2009 distribution.


Under the beneficiary continuation option for IRA and Roth IRA contracts:

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.


46  Payment of death benefit


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o   The beneficiary automatically replaces the existing annuitant.

o The contract continues with your name on it for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the ben eficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or Protection Plus(SM) feature under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any guaranteed minimum death benefit feature will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a por tion of the account value and no withdrawal charges under your Accumulator(R) contract, if any, will apply. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners.


o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


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7.  Tax information

--------------------------------------------------------------------------------

OVERVIEW


In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to your Accumulator(R) Series contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Therefore, you should consider the annuity's features and benefits, such as your contract's choice of death benefits, baseBUILDER guaranteed minimum income benefit, 12 month dollar cost averaging, selection of variable investment options and fixed maturity options and choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions or decide how to take required minimum distribution payments. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.


SUSPENSION OF REQUIRED MINIMUM DISTRIBUTIONS FOR 2009

Congress has enacted a limited suspension of account-based required minimum distribution withdrawals only for calendar year 2009. The suspension does not apply to annuity payments. The suspension does not affect the determination of the Required Beginning Date. Neither lifetime nor post-death required minimum distributions need to be made during 2009. Please note that if you have previously elected to have amounts automatically withdrawn from a contract to meet required minimum distribution rules (for example, our "automatic required minimum distribution (RMD) service" or our "beneficiary continuation option" under a deceased individual's IRA contract each discussed earlier in this Prospectus) we will make distributions for calendar year 2009 unless you request in writing before we make the distribution that you want no required minimum distribution for calendar year 2009. If you receive a distribution which would have been a lifetime required minimum distribution (but for the 2009 suspension), you may preserve the tax deferral on the distribution by rolling it over within 60 days after you receive it to an IRA or other eligible retirement plan. Please note that any distribution to a nonspousal beneficiary which would have been a post-death required minimum distribution (but for the 2009 suspension) is not eligible for the 60-day rollover.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


48  Tax information


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CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS


Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes.


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

In order to get annuity payment tax treatment, all amounts under the contract must be applied to the annuity payout option; we do not "partially annuitize" nonqualified deferred annuity contracts.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable and, for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES


The following information applies if you purchased your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange was not taxable under Section 1035 of the Internal Revenue Code if:


o the contract that was the source of the funds you used to purchase the NQ contract was another nonqualified deferred annuity contract or life insurance or endowment contract.


o the owner and the annuitant were the same under the source contract and the Accumulator(R) Series NQ contract. If you used a life insurance or endowment contract, the owner and the insured must have been the same on both sides of the exchange transaction.


Section 1035 exchanges are generally not available after the death of the owner (or the annuitant in a non-natural owner contract).


The tax basis, also referred to as your investment in the contract, of the source contract carried over to the Accumulator(R) Series NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a


                                                             Tax information  49


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death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax.
Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES


Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 45 and Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 45 and Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 45 and Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 45 and Separate Account No. 49.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)



GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o   Traditional IRAs, typically funded on a pre-tax basis; and

o   Roth IRAs, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as either a traditional IRA or Roth IRA. We offered traditional IRAs in the Rollover IRA contracts. We offered Roth IRAs in the Roth Conversion IRA contracts. We currently do not offer traditional IRA contracts for use as employer-funded SEP-IRA or SIMPLE IRA plans, although we may do so in the future.

The first part of this section covers some of the special tax rules that apply to traditional IRAs. The next part of this section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Series traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Series traditional and Roth IRA contracts.


Your right to cancel within a certain number of days

This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable.


You can cancel either type of the Accumulator(R) Series IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.



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TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


Contributions to traditional IRAs. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o   "regular" contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

Regular contributions to traditional IRAs


Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $4,000 your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.


If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.


Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, your fully deductible contribution can be up to $5,000, or if less, your earned income. The dollar limit is $6,000 for people eligible to make age 50-70-1/2 catch-up contributions.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income ("AGI") is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.


If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

Cost of living indexing adjustments apply to the income limits to deductible contributions.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000 (for 2009, AGI between $55,000 and $65,000 after adjustment).

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $80,000 and $100,000 (for 2009, AGI between $89,000 and $109,000 after adjustment).

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI between $150,000 and $160,000 (for 2009, AGI between $166,000 and $176,000 after adjustment).

To determine the deductible amount of the contribution for 2009, for example, you determine AGI and subtract $55,000 if you are single, or $89,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

 ($10,000-excess AGI)     times    the maximum       Equals the adjusted x
 --------------------       x        regular             =     deductible
  divided by $10,000             contribution for             contribution
                                     the year                    limit



Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you


                                                             Tax information  51


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may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on someone else's tax return and your adjusted gross income cannot exceed $50,000 ($55,000 after cost of living indexing adjustment for 2009). The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The testing period begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution, including extensions. Saver's credit-eligible contributions may be made to a 401(k) plan, 403(b) plan, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.



Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000, for people eligible to make age 50-70-1/2 "catch-up" contributions. See "Excess contributions to traditional IRAs" later in this section for more information. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o   governmental employer 457(b) plans;

o   403(b) plans; and

o   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


During calendar year 2009 only, due to the temporary suspension of account-based required minimum distribution withdrawals, you may be able to roll over to a traditional IRA a distribution that normally would not be eligible to be rolled over. Please note that distributions from inherited IRAs made to beneficiaries may not be rolled over once distributed.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


Rollovers from "eligible retirement plans" other than traditional IRAs


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. The Accumulator(R) Series IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

There are two ways to do rollovers:



o   Do it yourself:
    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.


o   Direct rollover:
    You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a 403(b) plan, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:


o (for every year except 2009) "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or


o   substantially equal periodic payments made at least annually for

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    your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.


Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA plan under certain circumstances. The Accumulator(R) Series IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions to traditional IRAs


Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contri bution amount for the applicable taxable year; or

o   regular contributions to a traditional IRA made after you reach age 70-1/2;
    or


o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2 (for every year except 2009).


You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.


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Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.


A distribution from a traditional IRA is not taxable if:


o the amount received is a withdrawal of excess contributions, as described under "Excess contributions to traditional IRAs" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section for more information.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs in 2009 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.


Required minimum distributions


Background on Regulations--Required Minimum Distributions. Distributions must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from the contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st-April
1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional


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IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.


Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.


Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.


If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.


Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.


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Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death. The required minimum distribution rules are applied as if your surviving spouse is the contract owner.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special fed eral income tax definition); or

o used to pay medical insurance premiums for unemployed indi viduals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special fed eral income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.



ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Series Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o   regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion rollover" contributions); or


o tax-free rollover contributions from other Roth individual retire ment arrangements or designated Roth accounts under defined contribution plans; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").


Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA or a Flexible Premium Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


Regular contributions to Roth IRAs


Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you
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IRAs and traditional IRAs. See the discussion "Special rules for spouses"
earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that your modified adjusted gross income exceeds the following amounts (indexed for cost of living adjustment):


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000 (for 2009, $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000 (for 2009, $120,000 after adjustment).


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000 (for 2009, AGI between $166,000 and $176,000 after adjustment); or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000 (for 2009, between $105,000 and $120,000 after adjustment).


If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.


Rollovers and direct transfer contributions to Roth IRAs


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make a rollover between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o   another Roth IRA;

o a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

o a "designated Roth contribution account" under a 401(k) plan or a 403(b) plan (direct or 60-day); or

o from non-Roth accounts under another eligible retirement plan, subject to limits specified below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion rollover contributions to Roth IRAs


In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan. Until 2010, you must meet AGI limits specified below.


Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. In the case of a traditional IRA conversion rollover for example, we are required to withhold 10% federal income tax from the amount treated as converted unless you properly elect out of such withholding. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.


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The following rules apply until 2010: You cannot make conversion rollover contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the conversion rollover. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA or other eligible retirement plan.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth  IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o   Rollovers from a Roth IRA to another Roth IRA;

o   Direct transfers from a Roth IRA to another Roth IRA;

o   Qualified distributions from a Roth IRA; and

o   Return of excess contributions or amounts recharacterized to a traditional
    IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o   you are age 59-1/2 or older; or

o   you die; or


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o   you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

    (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

    (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:


(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contribu tions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2009 and the conversion contribution is made in 2010, the conversion contribution is treated as contributed prior to other conversion contributions made in 2010.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death


Same as traditional IRA under "What are the required minimum distribution payments after you die?" assuming death before the Required Beginning Date. The suspension of account-based required minimum distribution withdrawals for calendar year 2009 applies to post-death required minimum distribution withdrawals from Roth IRAs.


Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.


Excess contributions to Roth IRAs


Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, until 2010, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

General

This section of the Prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)." If the rules are the same as those that apply to another kind of contract, for example,


                                                             Tax information  59


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traditional IRA contracts, we will refer you to the same topic under
"Traditional individual retirement annuities (traditional IRAs)."



--------------------------------------------------------------------------------
The disclosure generally assumes that the TSA has 403(b) contract status or qualifies as a 403(b) contract. Due to the Internal Revenue Service and
Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.
--------------------------------------------------------------------------------



FINAL REGULATIONS UNDER SECTION 403(B)


In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.


PERMISSIBLE INVESTMENTS. The 2007 Regulations retain the rule that there are generally two types of investments available to fund 403(b) plans -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) funding vehicles qualify for tax deferral.


EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms. The IRS has announced relief measures for failure to have a written plan finalized by the beginning of 2009, as long as the written plan is adopted by December 31, 2009, and the plan operates in accordance with the 2007 Regulations beginning by January 1, 2009.

LIMITATIONS ON INDIVIDUAL INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.

EFFECT OF THE 2007 REGULATIONS ON CONTRIBUTIONS TO THE
ACCUMULATOR(R) SERIES TSA CONTRACT

Because the Accumulator(R) Series TSA contract (i) was designed to be purchased through either an individual-initiated, Rev. Rul. 90-24 tax-free direct transfer of funds from one 403(b) arrangement to another, or a rollover from another 403(b) arrangement and (ii) does not accept employer-remitted contributions, contributions and exchanges to an Accumulator(R) Series TSA contract are extremely limited as described below. Accumulator(R) Series TSA contracts issued pursuant to a Rev. Rul. 90-24 direct transfer where applications and all transfer paperwork were received by our processing office in good order prior to September 25, 2007 are "grandfathered" as to 403(b) status. However, future transactions such as loans and distributions under such "grandfathered" 403(b) annuity contracts may result in adverse tax consequences to the owner unless the contracts are or become part of the employer's 403(b) plan, or the employer enters into an information sharing agreement with us.

Contributions to an Accumulator(R) Series TSA contract may only be made where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Series(SM) TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Series TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction.


CONTRIBUTIONS TO 403(B) ANNUITY CONTRACTS


Because the Accumulator(R) Series Rollover TSA contracts have been purchased through direct transfers, the characterization of funds in the contract can remain the same as under the prior contract. We provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other 403(b) annuity contracts.


EMPLOYER-REMITTED CONTRIBUTIONS. Employer-remitted contributions to TSA contracts made through the employer's payroll are subject to annual limits. (Tax-free plan-to-plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA contract are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA contract can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions


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to TSA contracts are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS. It is unlikely that rollover or direct transfer contributions can be made for an individual no longer actively participating in a 403(b) plan; however, there may be circumstances where an individual must take a required minimum distribution from a distributing plan or contract before rolling over or transferring the distribution to the Accumulator(R) Series contract. The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the 403(b) annuity contract is issued if the owner is at least age 70-1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution. For calendar year 2009 only, account-based requirement minimum distribution withdrawals are suspended, so certain rollovers which would be impermissible in other years may be made.


ROLLOVER CONTRIBUTIONS. After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

o termination of employment with the employer who provided the funds for the plan; or


o   reaching age 59-1/2 even if still employed; or

o   disability (special federal income tax definition).


If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to a traditional IRA instead.


If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Because AXA Equitable does not separately account for rollover contributions from other eligible retirement plans in the Accumulator(R) Series TSA contract, amounts that would be free of distribution restrictions in a traditional IRA, for example, are subject to distribution restrictions in the Accumulator(R) Series TSA contract.

DIRECT TRANSFER CONTRIBUTIONS. A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer, a plan participant does not receive a distribution.


The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan." 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example, with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) annuity contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.


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DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.


WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Series Rollover TSA contract as not eligible for withdrawal until:

o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o   the owner dies; or

o the plan under which the Accumulator(R) Series TSA contract is purchased is terminated.


If any portion of the funds directly transferred to your TSA contract (in a Rev. Rul. 90-24 exchange or other permitted transfer or exchange) is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA contract distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Series Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.


DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover, beginning in 2008. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.



EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:


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o   The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.


o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Series Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.


o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o   the loan does not qualify under the conditions above;

o   the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.


You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Series IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover. Rollovers are subject to the Roth IRA conversion rules, which, prior to 2010, restrict conversions of traditional IRAs to Roth IRAs to taxpayers with adjusted gross income of no more than $100,000, whether single or married filing jointly.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules. Suspension of account-based required minimum distribution withdrawals for calendar year 2009 temporarily permits distributions which would be ineligible lifetime required minimum distributions in any other year to be rolled over to another eligible retirement plan in calendar year 2009.


Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, contract exchange under the same 403(b) plan, or under Rev. Rul. 90-24 prior to the 2007 Regulations), are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS

Please note the temporary suspension of account-based required minimum distribution withdrawals, both lifetime and post-death, in calendar year 2009.


Generally the same as traditional IRA with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.
The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.


o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Series Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Series Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.


SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such con-


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sent if you are married when you request a withdrawal under the TSA contract.
In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.



FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. Based on the assumption that an annuity contract owner is married and claiming three withholding exemptions, periodic annuity payments totaling less than $19,200 in 2009 will generally be exempt from federal income tax withholding. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.


A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.


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FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.



MANDATORY WITHHOLDING FROM TSA AND QUALIFIED
PLAN DISTRIBUTIONS


Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans and TSA contracts are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. All distributions from a TSA contract or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for the life (or life expectancy) or the joint lives (or joint life expectancies) of the plan participant (and designated beneficiary); or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not the plan participant's surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not the plan participant's current spouse or former spouse.


A death benefit payment to the plan participant's surviving spouse, or a qualified domestic relations order distribution to the plan participant's current or former spouse may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING
QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. More information

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ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 45 and Separate Account No. 49 that represent our investments in Separate Account No. 45 and Separate Account No. 49 or that represent fees and charges under the contracts that we have earned, respectively. Also, we may, at our sole discretion, invest Separate Account No. 45 and Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No 45's and Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 45 and Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 45 and Separate Account No. 49 are registered under the Investment Company Act of 1940 and are registered and classified under that act as "unit investment trusts." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 45 or Separate Account No. 49. Although Separate Account No. 45 and Separate Account No. 49 are registered, the SEC does not monitor the activity of Separate Account No. 45 or Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within Separate Account No. 45 and Separate Account No. 49 invests solely in Class IB/B shares issued by the corresponding Portfolio of either Trust.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from Separate Account No. 45 and Separate Account No. 49, or to add other separate accounts;


(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;


(4) to operate Separate Account No. 45 and Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 45 and Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 45 and Separate Account No. 49 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 45 and Separate Account No. 49; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 45 and Separate Account No. 49, you will be notified of such exercise, as required by law.



ABOUT THE TRUSTS

AXA Premier VIP Trust and EQ Advisors Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.

AXA Equitable serves as the investment manager of the Trusts. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan and other aspects of its operations, appear in the prospectuses for each Trust, which are generally attached at the end of this Prospectus, or in their respective SAIs, which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Fixed maturity option rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 17, 2009, and the related price per $100 of maturity value were as shown below:



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--------------------------------------------------------------------------------
    Fixed Maturity
   Options with
   February 17th      Rate to Maturity        Price
 Maturity Date of          as of           Per $100 of
   Maturity Year     February 17, 2009    Maturity Value
--------------------------------------------------------------------------------
        2010              3.00%*              $ 97.10
        2011              3.00%*              $ 94.27
        2012              3.00%*              $ 91.53
        2013              3.00%*              $ 88.86
        2014              3.00%*              $ 86.27
        2015             3.06  %              $ 83.46
        2016             3.58  %              $ 78.18
        2017             3.87  %              $ 73.80
        2018             4.06  %              $ 69.89
        2019             4.20  %              $ 66.27
--------------------------------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.



INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT


Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.



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The general account is subject to regulation and supervision by the Insurance
Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such case, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided though electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had it signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

         - on a non-business day;
         - after 4:00 p.m. Eastern Time on a business day; or
         - after an early close of regular trading on the NYSE on a business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer


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    order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


ABOUT YOUR VOTING RIGHTS


As the owner of the shares of the Trusts, we have the right to vote on certain matters involving the Portfolios, such as:

o   the election of trustees; or


o the formal approval of independent public accounting firm selected for each Trust; or


o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.



SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.



ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Accounts Nos. 45 and 49, respectively, nor would any of these proceedings be likely to have a material adverse effect upon either Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.


FINANCIAL STATEMENTS


The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the applicable SAI. The financial statements of



                                                            More information  69


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AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.



TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING


You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your Accumulator(R) contract, we will impose a withdrawal charge, if one applies.



DISTRIBUTION OF THE CONTRACTS


The Accumulator(R) Series contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). AXA Advisors serves as the principal underwriter of Separate Account No. 45, and AXA Distributors serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.


Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.00% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 1.25% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or the Accumulator(R) Series on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling




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broker-dealer or such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.


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9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2008 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.



72  Incorporation of certain documents by reference


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Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the daily asset charge of 1.35%, such as your Accumulator(R) contract.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

------------------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                               ---------------------------------------------------------------------
                                                                    2008       2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $   8.27    $  13.79    $  13.16    $  11.32    $  10.62
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        844         603         595         286          51
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,566       1,649       1,595       1,278         688
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  10.00    $  11.39    $  10.92    $  10.40    $  10.29
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        780         434         343         285         131
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,542       1,016         438         492         237
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $   9.40    $  11.82    $  11.36    $  10.59    $  10.39
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        798         636         456         367         150
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,565         974         946         948         426
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  38.88    $  52.19    $  49.78    $  45.74    $  44.24
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)      1,952       2,239       2,505       2,919       3,361
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,346       1,500       1,399       1,314       1,132
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $   8.93    $  13.27    $  12.64    $  11.19    $  10.63
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)      3,168       2,958       1,913         711         256
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      5,241       6,731       6,975       4,170       1,617
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 151.18    $ 272.69    $ 267.14    $ 244.64    $ 237.75
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        430         529         687         900       1,044
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        555         670         876       1,138       1,384
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  20.41    $  19.97    $  18.95    $  18.62    $  18.65
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        860       1,014       1,287       1,772       2,322
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        571         579         773       1,100       1,348
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $   9.87    $  20.30    $  18.42    $  15.12    $  13.29
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)      2,218       2,628       3,112       3,477       3,816
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,498       1,872       2,019       2,553       2,475
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  11.42    $  20.92    $  18.17    $  16.90    $  15.36
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        781         916       1,201       1,468       1,733
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,048       2,476       3,532       4,499       5,465
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $   6.81    $  11.22    $  11.50    $  10.49          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         42          34          28          12          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         57          51          19           2          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  15.11    $  24.14    $  24.18    $  20.27    $  19.96
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)      1,458       1,752       2,213       2,721       3,230
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,799       2,291       2,960       3,782       4,699
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                              For the years ending December 31,
                                                               ---------------------------------------------------------------------
                                                                    2003        2002        2001         2000         1999
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  41.25    $  35.10    $  40.77           --            -
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       3,674       3,926       2,511           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         732         407         289           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 211.19    $ 143.14    $ 217.65     $ 247.21     $ 292.20
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,145       1,240       1,555        1,775        1,434
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       1,588       1,770       2,160        2,453        2,344
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  18.54    $  18.40    $  17.18     $  16.14     $  15.03
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       2,993       4,099       3,288        2,333        2,057
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       1,651       1,739          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  11.40    $   8.55    $   9.64     $  12.74     $  16.81
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       4,111       3,907         737          839          591
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       2,639         208          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  13.66    $   9.83    $  14.28     $  16.68     $  14.88
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       2,001       2,020       2,115        2,156        1,264
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       6,324       6,943       8,170        9,189        6,912
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  18.30    $  14.14    $  17.20     $  16.52     $  14.98
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       3,348       3,538       3,681        3,305        2,567
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,955       5,160       5,603        5,888        5,766
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1


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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

------------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
                                                               ---------------------------------------------------------------------
                                                                    2008        2007        2006        2005         2004
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 14.00    $  24.89    $  22.90    $  18.47     $  16.89
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         848       1,077       1,280       1,346        1,244
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,114       4,966       6,421       7,759        9,124
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  4.63    $   6.93    $   6.78    $   5.92     $   5.66
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         533         588         886         767           87
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         413         535         720         983          345
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  5.40    $  10.00    $   9.04    $   8.71     $   8.12
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          30          44          46          54           55
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         132         126         157         557          258
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  8.02    $  13.64    $  13.11    $  12.38     $  11.94
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          90          85          74          45           19
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,337       5,042       6,381       8,004        9,529
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  7.80    $  13.11    $  13.08    $  11.83     $  11.30
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,644       2,094       1,987       2,382        2,835
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       8,941      10,718      10,352      13,004       15,697
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  8.96    $  11.23    $  11.07    $  10.40           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         146         164         165          56           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          84          76         112          18           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  6.66    $  11.10    $  10.85          --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         211         168          49          --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         374         369          94          --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 19.19    $  31.03    $  29.97    $  26.40     $  25.63
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,388       1,714       2,138       2,703        3,163
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       3,764       4,648       6,213       8,100        9,685
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.34    $  10.80    $  10.02    $   9.82           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         417         225         104           8           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         499         227         125          16           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  7.00    $   9.80    $   8.92    $   8.54     $   8.33
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         199         239         292         365          431
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         309         351         275         431          573
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  7.06    $  10.50    $  10.43          --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         578         609         222          --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         474         444         141          --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  6.41    $   9.75    $  10.82          --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          86          33           8          --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         170          47          14          --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  5.92    $   9.52          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         282         245          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         619         308          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.08    $  11.86    $  11.63    $  10.50           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         137         178         114          54           --
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
                                                               ---------------------------------------------------------------------
                                                                     2003        2002        2001        2000       1999
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  14.08    $  11.14    $  13.55    $  17.50   $  20.23
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        1,181       1,196          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       10,329      12,054      14,032      15,833     13,783
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $   7.94    $   6.29    $   8.67          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           39          29          10          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          189          89           6          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  11.46    $   9.38    $  12.90    $  17.32   $  21.35
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           20          13          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       11,360      13,307      16,512      19,069     17,154
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  10.33    $   7.97    $  10.72    $  11.09   $  10.61
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        3,037       3,265         231         174         72
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       17,536      18,971       2,208       2,064        982
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  23.57    $  18.69    $  24.41    $  28.18   $  31.67
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        3,443       3,683       4,413       4,923         16
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       10,779      11,356      12,941      14,537         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $   7.89    $   5.79    $   7.72    $   9.43   $  10.82
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          286         184         161         164        139
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          552         243         140         136         91
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           --          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

    To receive this document electronically, sign up for e-delivery today at
                          www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                              For the years ending December 31,
                                                              ----------------------------------------------------------------------
                                                                    2008        2007        2006        2005         2004
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          66          77          74          17           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 20.28     $ 29.65    $  27.50    $  23.46     $  22.79
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         264         267         191         183           31
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         295         311         141         170           72
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  8.98     $ 16.51    $  14.52    $  12.35     $  10.68
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         429         388         502         525          425
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       1,946       2,344       3,119       3,695        4,078
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.63     $ 16.34    $  14.25    $  11.50           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         179         138          82          31           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         191         264          78          28           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 13.09     $ 14.57    $  14.33    $  13.96     $  13.84
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         758       1,111       1,273       1,222        1,021
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,114       5,253       6,838       8,972       10,774
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.30     $ 15.66    $  16.07    $  13.53     $  13.20
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         624         769         978       1,142        1,375
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       6,572       8,143      10,415      13,350       16,352
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  6.69     $ 10.84    $  10.58    $   9.49     $   8.98
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         255         332         411         551          635
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       1,960       2,567       3,675       4,802        5,835
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  4.94     $  7.86    $   6.99    $   7.13     $   6.28
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       2,797       3,381       4,248       5,346        6,276
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,108       4,849       6,383       8,379        9,271
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Plus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.49     $ 17.21    $  15.09    $  14.19     $  13.19
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,885       2,262       2,809       3,663        4,453
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       3,436       4,084       5,280       6,697        8,228
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  4.51     $ 10.56    $  11.38    $  10.80           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         156         159         136          28           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         147         156         182          41           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.45     $ 16.90    $  17.95    $  14.99     $  14.41
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       5,687       7,503       2,657       3,058        3,317
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,274       5,583       6,430       8,002        9,491
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.02     $ 10.64    $  10.04    $  10.00           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         122         149         121          93           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         203         246         287          55           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  7.83     $ 12.51    $  12.25    $  10.60           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          75          87         119          26           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         211         356         490          93           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  8.73     $ 12.82    $  11.74    $  10.56           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          75          48          49          25           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         202          86          80          74           --
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                              ----------------------------------------------------------------------
                                                                     2003       2002       2001       2000       1999
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.53    $  7.29    $  8.69    $  11.14   $  13.96
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         279        133         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       3,761      3,093      3,210       3,230      1,477
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 13.48    $ 13.22    $ 12.23    $  11.48   $  10.44
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         985        903         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      12,484     14,961     14,916      13,606     12,838
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 12.07    $  9.64    $ 12.08    $  13.14   $  12.47
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,530      1,663      1,936       2,045      2,057
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      18,895     21,846     25,574      28,008     29,522
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  8.17    $  6.79    $  8.71    $  10.51   $  10.72
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         715        776        948       1,014        550
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       6,684      6,910      8,228       8,940      6,033
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  5.88    $  4.84    $  7.12    $   9.49   $  11.79
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       7,382      8,409     10,884      12,132      6,304
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      10,777     12,339     15,780      17,298      8,614
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Plus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.88    $  9.31    $ 14.37    $  22.09   $  27.59
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       5,082      5,638      7,229       8,254      6,114
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       9,491     10,806     13,726      16,073     13,671
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 12.88    $ 10.14    $ 11.90    $  11.70   $  12.10
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       3,362      3,350      2,847          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      10,036     10,473     10,569      10,105      9,428
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

    To receive this document electronically, sign up for e-delivery today at
                          www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                                For the years ending December 31,
                                                              ----------------------------------------------------------------------
                                                                    2008       2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  7.39     $ 12.27     $ 12.36     $ 11.15          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        152         211         193         240          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        197         259         214         210          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.89     $ 18.49     $ 16.44     $ 15.24     $ 13.95
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)      1,203       1,298       1,541       1,644       1,467
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,313       1,429       1,821       2,123       2,102
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.86     $ 13.70     $ 12.86     $ 11.69     $ 11.14
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        935       1,100       1,330       1,652       1,605
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,046       1,295       1,862       2,752       2,883
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.16     $ 17.04     $ 17.55     $ 15.82     $ 14.40
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)      1,128       1,472       1,921       2,356       2,500
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        780       1,031       1,465       2,388       2,481
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 30.60     $ 30.37     $ 29.41     $ 28.53     $ 28.18
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)      1,288         949       1,040       1,076       1,221
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,696       2,271       2,410       2,619       2,938
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  3.87     $  5.85     $  4.91     $  4.61     $  4.43
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        637         270         136         143           3
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        617         441          28          47          20
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.56     $ 10.74     $ 10.71          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        210         225          50          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        193         210          92          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.76     $ 11.57     $ 11.09          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         70          80           8          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        102         146          34          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.73     $ 11.15     $ 10.93          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         36          36          17          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         43          67          10          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.55     $ 10.75     $ 11.10          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         30          26          12          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         42          51           9          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.24     $ 10.82     $  9.84     $  9.93          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        991         393         330         253          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,173         444         431         308          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 15.57     $ 16.89     $ 16.38     $ 15.99     $ 15.89
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        223         293         353         490         460
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        324         436         459         574         603
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.28     $ 10.63     $ 10.23     $  9.98          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        128         125         174          76          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        304         189         185          57          --
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                      2003        2002       2001        2000       1999
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 12.80    $  9.89     $ 11.34          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         1,522        767          14          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         2,058      1,041         155          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  9.73    $  6.87     $  8.54     $ 10.00         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         1,435        951         493          82         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         2,874      2,717       2,307         638         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 12.39    $  9.42     $ 11.20     $ 10.92    $ 10.53
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         2,709      2,863       2,091       1,080        972
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         2,639      3,169       2,256         223         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 28.34    $ 28.57     $ 28.61     $ 28.00    $ 26.78
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         1,537      2,299       2,501       1,860      2,900
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         3,834      5,633       6,273       5,065      7,278
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 15.53    $ 15.20          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           434        430          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           631        552          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

    To receive this document electronically, sign up for e-delivery today at
                          www.axa-equitable.com/green



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
                                                             -----------------------------------------------------------------------
                                                                    2008        2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.79     $ 16.60     $ 17.14     $ 14.76     $ 14.35
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         558         662         793         914       1,073
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         995       1,203       1,660       2,139       2,622
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.96     $ 17.46     $ 16.51     $ 17.43     $ 16.99
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         128         173          45          46          10
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         369         415         145         160          17
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  6.32     $ 10.83     $ 10.76          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         113         136          61          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         189         228          98          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  3.69     $  6.24     $  6.25     $  5.55     $  5.16
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         152         214         193         114          14
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         108         129         177         169          41
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  7.13     $ 11.47     $ 11.92     $ 10.43          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         159         159         251         156          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         244         298         350         250          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.11     $ 26.41     $ 18.85     $ 13.94     $ 10.64
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,341       1,728       1,993       2,131       1,948
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       1,671       2,238       2,967       3,667       3,845
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  8.37     $ 16.10     $ 13.34     $ 12.37          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         208         175          74          68          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         294         336         109          49          --
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 34.47     $ 65.53     $ 59.65     $ 57.52     $ 53.88
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         139         170         220         284         334
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         305         364         467         585         710
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 12.19     $ 12.06     $ 11.50     $ 11.24     $ 11.19
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         699         685         797       1,030       1,247
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         705         622         738         919       1,011
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.38     $ 12.99     $ 12.08     $ 11.65     $ 11.04
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         296         261         346         460         484
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         275         273         360         464         567
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 24.94     $ 33.05     $ 32.49     $ 29.95     $ 29.46
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         540         727         911       1,125       1,318
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       1,227       1,569       2,099       2,710       3,408
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.78     $ 18.79     $ 16.94     $ 13.70     $ 12.03
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         400         453         524         462         456
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         528         652         762         657         704
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  7.62     $ 12.77     $ 12.33     $ 11.00     $ 10.45
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         118         154         160         181         201
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         192         233         294         268         253
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
                                                              ---------------------------------------------------------------------
                                                                      2003        2002       2001        2000       1999
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 12.36    $  8.59     $ 11.01     $ 10.94    $ 11.48
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         1,030        859         899         989        756
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         3,320      2,817       3,131       3,340      2,922
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  8.72    $  5.67     $  6.11     $  6.53    $ 11.04
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         1,871      1,807       1,765       2,063      1,267
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         4,287      3,992       4,501       4,990      3,859
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                             --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)            --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 48.73    $ 35.92     $ 51.19     $ 69.35    $ 81.12
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           375        404         513         595        553
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           812        899       1,101       1,253      1,163
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 10.92    $ 10.67          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         1,242      1,119          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         1,187      1,217          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  9.98    $  7.90          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           378        205          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           383        235          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 27.48    $ 22.73     $ 23.74     $ 23.90    $ 26.59
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         1,384      1,316       1,516       1,616      1,539
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         3,959      3,827       4,307       4,697      5,048
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 10.34    $  7.81          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           377        183          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           494        118          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  9.66    $  7.64          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           230        166          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)           248        169          --          --         --
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-5

    To receive this document electronically, sign up for e-delivery today at
                          www.axa-equitable.com/green



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


----------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                              ------------------------------------------------------------
                                                                    2008       2007        2006       2005       2004
--------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  5.70     $ 10.58    $  9.64    $  9.76    $  9.20
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        228         253        336        424        449
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        415         486        568        759        801
--------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  9.06     $ 14.68    $ 14.36    $ 12.20    $ 11.54
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        404         440        512        544        503
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        478         700      1,027      1,404      1,102
--------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.72     $ 12.07    $ 10.93    $ 10.11    $  9.45
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        314         387        519        629        806
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        426         492        721        863      1,078
--------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.68     $ 13.75    $ 13.92    $ 12.30    $ 11.62
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        333         339        535        605        904
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        410         587        779        911      1,203
--------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  5.14     $  8.99    $  8.79    $  8.09    $  7.63
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        293         412        286        189         68
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        306         347        259        287         29
--------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.72     $ 17.49    $ 19.67    $ 17.17    $ 16.63
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        392         554        761        919        986
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,179       2,770      3,861      5,204      6,654
--------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.45     $ 12.36    $ 10.60    $ 10.01    $  9.12
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        444         513        609        854      1,028
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        537         647        737      1,024      1,493
--------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
                                                              ------------------------------------------------------------
                                                                    2003       2002       2001        2000        1999
--------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.74    $  6.79          --          --         --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        410        275          --          --         --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        802        305          --          --         --
--------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.23    $  7.91          --          --         --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        429        344          --          --         --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        698        384          --          --         --
--------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.58    $  6.20          --          --         --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        761        429          --          --         --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,104        369          --          --         --
--------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.22    $  7.37          --          --         --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        765        486          --          --         --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        820        388          --          --         --
--------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --         --          --          --         --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         --         --          --          --         --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         --         --          --          --         --
--------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 14.39    $ 10.62     $ 12.50     $ 10.76    $  9.20
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        840        665          --          --         --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      7,289      7,825       7,755       7,215      6,774
--------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.81    $  5.66          --          --         --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        278         44          --          --         --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        571        264          --          --         --
--------------------------------------------------------------------------------------------------------------------------




A-6 Appendix I: Condensed financial information

    To receive this document electronically, sign up for e-delivery today at
                           www.axa-equitable.com/green



The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.60%, such as your Accumulator(R) Select(SM) contract.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


---------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                              -------------------------------------------------------------
                                                                    2008       2007        2006        2005        2004
---------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $   8.17    $  13.65    $  13.07    $  11.26    $  10.59
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        121         152         189          92          24
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,922       3,517       3,308       1,298         726
---------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $   9.88    $  11.28    $  10.84    $  10.35    $  10.27
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        440         256         190         168          63
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      3,454       1,731       1,508       1,073         686
---------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $   9.28    $  11.71    $  11.28    $  10.54    $  10.37
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        681         594         462         397         279
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,852       1,825       1,741       1,299         787
---------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  36.68    $  49.36    $  47.21    $  43.48    $  42.17
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        963       1,073       1,195       1,301       1,400
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,966       3,439       3,955       4,167       3,907
---------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $   8.82    $  13.14    $  12.55    $  11.14    $  10.61
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)      1,558       1,599       1,043         408         180
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      8,765      10,293      11,247       7,926       3,664
---------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 139.08    $ 251.49    $ 247.00    $ 226.77    $ 220.94
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        127         159         200         244         275
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        308         377         490         586         683
---------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  19.51    $  19.14    $  18.20    $  17.94    $  18.01
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)      1,090       1,229       1,493       1,833       2,200
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,664       1,956       2,358       2,881       3,326
---------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $   9.53    $  19.66    $  17.88    $  14.71    $  12.97
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)      1,144       1,393       1,534       1,664       1,745
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,496       3,456       4,168       4,498       4,337
---------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  11.09    $  20.36    $  17.73    $  16.53    $  15.07
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        604         718         908       1,100       1,230
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,882       2,356       3,069       3,839       4,346
---------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $   6.67    $  11.02    $  11.33    $  10.36          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         12          19          17           5          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         85          89          99          53          --
---------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  14.66    $  23.49    $  23.60    $  19.83    $  19.58
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        627         774         917       1,046       1,213
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,175       2,711       3,644       4,227       4,909
---------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  13.59    $  24.23    $  22.35    $  18.07    $  16.57
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        313         437         514         514         468
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,472       3,272       4,311       4,992       5,077
---------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $   4.51    $   6.78    $   6.64    $   5.82    $   5.57
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        319         306         421         387          56
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        613         684         907       1,277         370
---------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
                                                                              For the years ending December 31,
                                                              -------------------------------------------------------------
                                                                    2003        2002        2001         2000         1999
---------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  39.41    $  33.62    $  39.15           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,489       1,564       1,005           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       2,733         598          97           --           --
---------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Common Stock
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 196.75    $ 133.70    $ 203.81     $ 232.08     $ 275.01
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         301         314         380          310           66
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         689         581         661          618          255
---------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Intermediate Government Securities
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  17.95    $  17.86    $  16.72     $  15.75     $  14.70
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       2,818       3,868       2,545          486           59
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       3,448       2,501          --           --           --
---------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein International
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  11.15    $   8.38    $   9.48     $  12.56     $  16.61
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,928       1,910         404          302           38
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,026         604          --           --           --
---------------------------------------------------------------------------------------------------------------------------
 EQ/AllianceBernstein Small Cap Growth
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  13.43    $   9.69    $  14.11     $  16.53     $  14.78
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,362       1,384       1,276          718           30
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,534       3,377       3,423        3,189          818
---------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock Basic Value Equity
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  17.99    $  13.94    $  17.00     $  16.37     $  14.88
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,296       1,419       1,305          431          163
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,335       2,235       1,559        1,079          173
---------------------------------------------------------------------------------------------------------------------------
 EQ/BlackRock International Value
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  13.84    $  10.98    $  13.39     $  17.34     $  20.10
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         487         498          --           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       5,316       3,555       3,126        2,033          771
---------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
---------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-7

    To receive this document electronically, sign up for e-delivery today at
                          www.axa-equitable.com/green



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


---------------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31,
                                                             --------------------------------------------------------------
                                                                    2008       2007       2006       2005       2004
---------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  5.28    $  9.79    $  8.87    $  8.57    $  8.01
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          9          8         10         10         11
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        206        250        367        468        498
---------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  7.79    $ 13.28    $ 12.80    $ 12.11    $ 11.71
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        109        145        134         45         29
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,689      2,030      2,547      2,581      2,715
---------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  7.61    $ 12.83    $ 12.82    $ 11.63    $ 11.14
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        659        910        654        775        867
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)     13,273     16,294      9,568     11,228     12,694
---------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.88    $ 11.15    $ 11.03    $ 10.38         --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         90        139        108         40         --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        240        246        247        113         --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.62    $ 11.06    $ 10.84         --         --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         75         99         33         --         --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        780        634        332         --         --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 18.48    $ 29.96    $ 29.01    $ 25.62    $ 24.94
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        453        582        723        864        968
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      5,011      6,391      8,474     10,127     11,584
---------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 11.17    $ 10.66    $  9.92    $  9.74         --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        316        113         61          4         --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,062        777        471         36         --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.82    $  9.58    $  8.74    $  8.39    $  8.20
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        147        174        157        190        242
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,192      1,455      1,731      2,184      2,500
---------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  7.02    $ 10.46    $ 10.42         --         --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        388        447        120         --         --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,489      2,051        730         --         --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.37    $  9.72    $ 10.81         --         --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         73         29          7         --         --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        250         73         51         --         --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  5.90    $  9.50         --         --         --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        122         61         --         --         --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,164      1,153         --         --         --
---------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  9.99    $ 11.78    $ 11.58    $ 10.49         --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         67         64         44         19         --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        171        230        268        107         --
---------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 19.26    $ 28.22    $ 26.24    $ 22.44    $ 21.86
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        150        151        102         89         21
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        302        300        291        339         74
---------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                              -------------------------------------------------------------
                                                                    2003       2002       2001       2000        1999
---------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  7.86    $  6.24    $  8.62          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         25         38          6          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        478        128         13          --          --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 11.27    $  9.24    $ 12.75     $ 17.16     $ 21.20
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         39         16         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,971      2,171      2,221       1,658         576
---------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.21    $  7.89    $ 10.65     $ 11.04     $ 10.60
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        896        961        166         112          13
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)     12,682      9,408      3,151       2,953         987
---------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 22.99    $ 18.28    $ 23.93     $ 27.69          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)      1,030      1,042      1,038         734          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)     11,512      7,152      6,601       6,057          --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  7.79    $  5.73    $  7.66     $  9.38     $ 10.80
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        184        143         90          17           8
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,016        424        141          78           6
---------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
---------------------------------------------------------------------------------------------------------------------------


A-8 Appendix I: Condensed financial information

    To receive this document electronically, sign up for e-delivery today at
                          www.axa-equitable.com/green



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


----------------------------------------------------------------------------------------------------------------------------------
                                                                                       For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                                                     2008       2007        2006        2005
----------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  8.76    $  16.15    $  14.24    $  12.14
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)                         228         212         235         191
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       5,817       7,394       9,957      11,032
----------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  9.54    $  16.23    $  14.19    $  11.48
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)                         110          94          24           3
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                         378         409         273          98
----------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 12.73    $  14.21    $  14.01    $  13.68
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)                         577         869         924         943
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       7,829      10,140      12,428      14,021
----------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  9.03    $  15.24    $  15.68    $  13.24
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)                         184         229         281         306
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       2,578       3,182       4,115       4,803
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  6.53    $  10.60    $  10.37    $   9.33
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)                         276         230         298         328
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       4,012       5,022       6,684       7,849
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  4.82    $   7.69    $   6.86    $   7.01
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)                       1,522       1,913       2,322       2,818
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       7,705       9,407      11,991      14,352
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 10.18    $  16.75    $  14.72    $  13.88
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)                         537         676         791         957
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                       2,095       2,691       3,075       3,566
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  4.41    $  10.35    $  11.18    $  10.63
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)                          52          73          63           6
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                         306         503         784         195
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  9.19    $  16.48    $  17.54    $  14.69
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)                       2,907       3,862       1,465       1,617
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                      10,639      13,726      13,777      15,585
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $ 10.92    $  10.57    $  10.00    $   9.98
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)                          89          99          64          55
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                         276         315         390         431
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  7.76    $  12.42    $  12.20    $  10.58
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)                          73         116          83          13
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                         323         368         502         135
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  8.65    $  12.73    $  11.69    $  10.54
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)                          48          29          22          21
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                         207         161         166         132
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                      $  7.32    $  12.18    $  12.31    $  11.13
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)                         106         128         115         102
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)                         354         480         519         490
----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  For the years ending December 31,
                                                       ----------------------------------------------------------------------------
                                                                    2004        2003       2002       2001       2000      1999
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  10.53    $  9.42    $  7.22    $  8.64    $  11.09      $ 13.93
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         193        146         59         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      11,933     10,611      5,973      5,697       5,514        1,286
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  13.60    $ 13.28    $ 13.05    $ 12.10    $  11.40      $ 10.39
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         748        804        702         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      15,208     16,175     13,419     10,537       5,112        2,026
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  12.94    $ 11.86    $  9.51    $ 11.94    $  13.02      $ 12.39
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         338        377        359        287         124           12
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       5,325      5,701      4,777      4,156       1,755          978
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $   8.84    $  8.07    $  6.72    $  8.64    $  10.45      $ 10.70
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         421        474        474        543         359          103
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       8,941      9,707      8,237      8,655       7,052        2,906
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $   6.19    $  5.81    $  4.79    $  7.07    $   9.45      $ 11.77
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       3,283      3,962      4,522      5,608       4,909        1,112
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      15,822     17,115     16,550     18,765      17,412        5,630
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  12.94    $ 11.68    $  9.18    $ 14.20    $  21.88      $ 27.40
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,142      1,345      1,556      1,966       1,834          383
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,258      4,710      4,661      5,707       5,759        1,680
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  14.16    $ 12.68    $ 10.01    $ 11.78    $  11.61      $ 12.04
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,814      1,839      1,712      1,138          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      17,155     15,959      8,615      6,000       3,700        1,532
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --           --
-----------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-9

              To receive this document electronically, sign up for
                e-delivery today at www.axa-equitable.com/green



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


--------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                                                 ---------------------------------------------
                                                                    2008        2007        2006        2005
--------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.69     $ 18.20    $  16.22    $  15.07
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         569         676         745         712
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       5,954       7,491      10,192      11,276
--------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
--------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  6.71     $ 13.45    $  12.66    $  11.53
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         823       1,036       1,207       1,413
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       5,117       6,276       8,561      10,309
--------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.86     $ 16.58    $  17.13    $  15.47
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         873       1,135       1,391       1,673
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       3,335       4,320       6,178       7,278
--------------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 28.54     $ 28.40    $  27.57    $  26.81
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,382       1,201       1,177       1,247
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,635       3,889       3,996       4,058
--------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  3.77     $  5.72    $   4.81    $   4.53
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         224          79          29          44
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       1,065         656         206         172
--------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
--------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  6.52     $ 10.70    $  10.70          --
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          89         121          23          --
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         499         748         372          --
--------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
--------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  6.72     $ 11.53    $  11.09          --
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          44          68          12          --
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         230         230          61          --
--------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  6.69     $ 11.11    $  10.92          --
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           8           5          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          63          66          21          --
--------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
--------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  6.51     $ 10.72    $  11.09          --
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          15          32          14          --
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         148         123          30          --
--------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.15     $ 10.75    $   9.80    $   9.92
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         742         316         206         120
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       2,800       1,098       1,411         848
--------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
--------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 14.98     $ 16.29    $  15.84    $  15.50
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         196         219         243         296
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       1,459       1,861       2,329       2,753
--------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.18     $ 10.56    $  10.19    $   9.96
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         145          84         104          26
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000-s)         628         588         593         132
--------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.49     $ 16.18    $  16.75    $  14.46
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         227         281         323         325
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       1,675       2,100       2,912       3,372
--------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 For the years ending December 31,
                                                            -----------------------------------------------------------------------
                                                                    2004        2003        2002       2001      2000      1999
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  13.84    $  12.72    $  9.86    $  11.33         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         676         685        427          24         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      11,463      10,296      2,423          78         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  11.02    $   9.65    $  6.83    $   8.51    $  9.99          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,558       1,665      1,471         932        126          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      11,422      10,509      4,322       2,644        617          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  14.13    $  12.18    $  9.29    $  11.07    $ 10.82     $ 10.45
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,805       2,005      2,145       1,487         87          18
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       7,736       7,229      3,714       2,090        251          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  26.55    $  26.78    $ 27.06    $  27.16    $ 26.65     $ 25.55
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,478       1,911      2,863       3,954      1,882         549
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,693       6,370      9,288      13,759         --       9,875
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $   4.36          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           3          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          19          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  15.45    $  15.13    $ 14.85          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         279         282        347          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       2,951       3,122      1,064          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000-s)          --          --         --          --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  14.10    $  12.18    $  8.48    $  10.90    $ 10.86     $ 11.42
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         378         358        240         239        113          23
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        3.996      4,084      1,913       1,535      1,382         522
-----------------------------------------------------------------------------------------------------------------------------------


A-10 Appendix I: Condensed financial information

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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


--------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                               -----------------------------------------------
                                                                    2008       2007        2006        2005
--------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  9.45     $ 16.62    $  15.76     $ 16.68
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        268         293          12          13
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,328       1,641         104         146
--------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.29     $ 10.80       10.75          --
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         65         109          28          --
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        411         572         298          --
--------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  3.60     $  6.10    $   6.12     $  5.45
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         48          65          69          33
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        145         300         397         286
--------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  7.07     $ 11.39    $  11.87     $ 10.41
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        107         116         129          40
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        491         424         647         410
--------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.79     $ 25.72    $  18.41     $ 13.65
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        687         810         929         929
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,396       3,354       4,518       5,043
--------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.29     $ 16.00    $  13.28     $ 12.35
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        127          73          30          33
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        412         507         322         172
--------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 32.52     $ 61.99    $  56.56     $ 54.68
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         32          39          53          62
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        186         233         292         331
--------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 11.97     $ 11.87    $  11.36     $ 11.12
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        707         822         915       1,033
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      4,240       5,230       6,686       7,527
--------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  9.21     $ 12.79    $  11.93     $ 11.53
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        180         179         223         269
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,104       1,241       1,865       2,078
--------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 23.59     $ 31.34    $  30.88     $ 28.55
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        300         409         475         558
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,063       2,743       3,798       4,585
--------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  9.61     $ 18.51    $  16.73     $ 13.57
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        279         343         377         423
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,547       1,972       2,676       2,300
--------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  7.48     $ 12.58    $  12.18     $ 10.89
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         96         154         175         208
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      1,012       1,291       1,745       1,956
--------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  5.60     $ 10.42    $   9.52     $  9.66
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        210         290         355         356
--------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,508       3,015       4,202       4,551
--------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  For the years ending December 31,
                                                          -------------------------------------------------------------------------
                                                                    2004        2003       2002       2001       2000      1999
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/T.Rowe Price Growth Stock
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 16.30         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           2         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          19         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Templeton Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  5.08         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)           4         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          69         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.45    $  8.58    $  5.59    $  6.04    $  6.47     $ 10.97
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         860        837        857        821        715         126
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,587      4,232      2,823      3,043      2,958         962
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          --         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          --         --         --         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Aggressive Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 51.36    $ 46.56    $ 34.41    $ 49.16    $ 66.77     $ 78.30
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          74         79         66         73         65          16
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)         388        429        338        402        420         141
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.11    $ 10.87    $ 10.64         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,124      1,240      1,234         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       8,293      8,217      3,282         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.96    $  9.93    $  7.88         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         301        265        189         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       2,231      1,758        398         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager High Yield
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 28.15    $ 26.32    $ 21.83    $ 22.86    $ 23.07     $ 25.73
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         647        634        511        500        219          35
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       5,526      5,467      2,248      1,835      1,211         574
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager International Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.94    $ 10.29    $  7.79         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         460        371        286         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       2,160      1,684        553         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Core Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.37    $  9.61    $  7.62         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         255        249        213         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       2,038      1,850        635         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.13    $  8.70    $  6.77         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         384        385        283         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,852      4,258      1,299         --         --          --
-----------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-11

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                e-delivery today at www.axa-equitable.com/green



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


-------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                                ---------------------------------------------
                                                                    2008       2007        2006        2005
-------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
-------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.90     $ 14.46     $ 14.18     $ 12.07
-------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        229         309         326         300
-------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,480       3,218       4,325       4,766
-------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
-------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.60     $ 11.88     $ 10.79     $ 10.01
-------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        242         327         402         460
-------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,611       3,156       4,520       5,281
-------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
-------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.53     $ 13.54     $ 13.75     $ 12.18
-------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        235         288         386         425
-------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,077       2,710       3,885       4,432
-------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
-------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  5.01     $  8.79     $  8.61     $  7.94
-------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        136         193         125          61
-------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)        350         436         605         410
-------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
-------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.43     $ 17.05     $ 19.22     $ 16.83
-------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        174         272         395         502
-------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      3,075       3,968       5,693       6,888
-------------------------------------------------------------------------------------------------------------
 Multimanager Technology
-------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.34     $ 12.17     $ 10.46     $  9.91
-------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)        553         701         889       1,089
-------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)      2,147       2,564       3,343       4,090
-------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  For the years ending December 31,
                                                        ----------------------------------------------------------------------------
                                                                    2004        2003        2002       2001        2000     1999
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Large Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.46     $ 10.17    $  7.89          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         304         297        292          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,712       3,848      1,272          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.38     $  8.53    $  6.18          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         503         538        344          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       6,078       5,628      1,488          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Mid Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.53     $ 10.17    $  7.35          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         575         467        381          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       5,059       3,927      1,262          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  7.51          --         --          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)          11          --         --          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)          22          --         --          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Small Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 16.33     $ 14.17    $ 10.49     $ 12.37     $ 10.68    $ 9.15
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)         499         370        275          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       7,850       7,354      5,021       3,274       2,109        98
-----------------------------------------------------------------------------------------------------------------------------------
 Multimanager Technology
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.05     $  8.76    $  5.65          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 45 number of units outstanding (000's)       1,346         281         96          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account No. 49 number of units outstanding (000's)       4,725       1,117        205          --          --        --
-----------------------------------------------------------------------------------------------------------------------------------


A-12 Appendix I: Condensed financial information


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Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who purchased an Accumulator(R) Series QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit under baseBUILDER and other guaranteed benefits and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Series QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Series QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.

We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If amounts attributable to an excess or mistaken contribution must be withdrawn, a withdrawal charge and/or market value adjustment may apply.


AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for participants after age 70-1/2, trustees should consider that:


o the QP contract may not be an appropriate purchase for participants approaching or over age 70-1/2;


o provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed;

o Contributions after age 70-1/2 must be net of any required minimum distributions; and

o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for participants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1


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Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2009 to a fixed maturity option with a maturity date of February 15, 2017 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2013(a). Please note that withdrawal charges do not apply to Accumulator(R) Select(SM) contract owners.





-------------------------------------------------------------------------------------------------------
                                                                                Hypothetical assumed
                                                                              rate to maturity("j" in
                                                                              the calculations below)
                                                                                 February 15, 2013
                                                                          -----------------------------
                                                                                   5.00%        9.00%
 As of February 15, 2013 before withdrawal
-------------------------------------------------------------------------------------------------------
(1) Market adjusted amount(b)                                                  $141,389     $121,737
-------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount(c)                                                   $131,104     $131,104
-------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                         $ 10,285     $ (9,367)
-------------------------------------------------------------------------------------------------------
 On February 15, 2013 after $50,000 withdrawal
-------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                          $  3,637     $ (3,847)
-------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)    $ 46,363     $ 53,847
-------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                      $ 91,389     $ 71,737
-------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                           $ 84,741     $ 77,257
-------------------------------------------------------------------------------------------------------
(8) Maturity value(d)                                                          $111,099     $101,287
-------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:


 (a)      Number of days from the withdrawal date to the maturity date = D = 1,461

 (b)      Market adjusted amount is based on the following calculation:
          Maturity value                            $171,882
          ________________             =            ________________               where j is either 5% or 9%
                  (D/365)                                  (1,461/365)
             (1+j)                                    (1+j)

 (c)      Fixed maturity amount is based on the following calculation:
          Maturity value                            $171,882
          ________________             =            ________________
                 (D/365)                                      (1,461/365)
            (1+h)                                     (1+0.07)

 (d)      Maturity value is based on the following calculation:

                                      (D/365)                                   (1,461/365)
          Fixed maturity amount x (1+h)       =  ($84,741 or $77,257) x (1+0.07)

C-1 Appendix III: Market value adjustment example


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Appendix IV: Guaranteed minimum death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the Multimanager Core Bond, EQ/Intermediate Government Bond Index, EQ/Money Market, EQ/Quality Bond PLUS or EQ/Short Duration Bond options or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:




------------------------------------------------------------------------------------------
   End of                           5% Roll-Up to age 80      Annual ratchet to age 80
 contract                          guaranteed minimum          guaranteed minimum
   year         Account value       death benefit(1)              death benefit
------------------------------------------------------------------------------------------
     1           $105,000             $   105,000(1)              $  105,000(3)
------------------------------------------------------------------------------------------
     2           $115,500             $   110,250(2)              $  115,500(3)
------------------------------------------------------------------------------------------
     3           $129,360             $  115,763 (2)              $  129,360(3)
------------------------------------------------------------------------------------------
     4           $103,488             $   121,551(1)              $  129,360(4)
------------------------------------------------------------------------------------------
     5           $113,837             $  127,628 (1)              $  129,360(4)
------------------------------------------------------------------------------------------
     6           $127,497             $   134,010(1)              $  129,360(4)
------------------------------------------------------------------------------------------
     7           $127,497             $  140,710 (1)              $  129,360(4)
------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL-UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the guaranteed minimum death benefit.


(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

----------

                       Appendix IV: Guaranteed minimum death benefit example D-1

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Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "the 5% Roll-Up to age 80" Guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for Accumulator(R) and Accumulator(R) Select(SM) contracts. The tables illustrate the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.48)% and 3.52% for the Accumulator(R) contract, and (2.73)% and 3.27% for the Accumulator(R) Select(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the 5% Roll-Up to age 80 guaranteed minimum death benefit, Protection Plus(SM) benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect the following contract charges:
"the 5% Roll-Up to age 80" Guaranteed minimum death benefit charge, the Protection Plus(SM) benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge and, in the case of the Accumulator(R) contract, withdrawal charge. The values shown under "Lifetime Annual Guaranteed Minimum Income Benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime Annual Guaranteed Minimum Income Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.59%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.29% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


E-1 Appendix V: Hypothetical illustrations


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Variable deferred annuity
Accumulator(R)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  5% Roll-Up to age 80 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit


                                                            5% Roll-Up
                                                             to age 80                          Lifetime Annual
                                                            Guaranteed      Total Death Benefit    Guaranteed
                                                           Minimum Death      with Protection       Minimum
                    Account Value        Cash Value           Benefit            Plus(SM)        Income Benefit
        Contract ------------------- ------------------ ------------------- ------------------- ----------------
          Year       0%        6%       0%        6%        0%        6%        0%        6%       0%       6%
  Age  --------- --------- --------- -------- --------- --------- --------- --------- --------- -------- -------
  60        1     100,000  100,000   93,000     93,000  100,000   100,000   100,000   100,000     N/A      N/A
  61        2      97,011  102,999   91,011     96,999  105,000   105,000   107,000   107,000     N/A      N/A
  62        3      94,085  106,081   89,085    101,081  110,250   110,250   114,350   114,350     N/A      N/A
  63        4      91,222  109,249   87,222    105,249  115,763   115,763   122,068   122,068     N/A      N/A
  64        5      88,417  112,504   85,417    109,504  121,551   121,551   130,171   130,171     N/A      N/A
  65        6      85,670  115,849   83,670    113,849  127,628   127,628   138,679   138,679     N/A      N/A
  66        7      82,977  119,286   81,977    118,286  134,010   134,010   147,613   147,613     N/A      N/A
  67        8      80,335  122,816   80,335    122,816  140,710   140,710   156,994   156,994     N/A      N/A
  68        9      77,744  126,442   77,744    126,442  147,746   147,746   166,844   166,844     N/A      N/A
  69       10      75,199  130,167   75,199    130,167  155,133   155,133   177,186   177,186     N/A      N/A
  74       15      63,101  150,334   63,101    150,334  197,993   197,993   237,190   237,190   13,860   13,860
  79       20      51,827  173,277   51,827    173,277  252,695   252,695   313,773   313,773   21,201   21,201
  84       25      41,485  199,699   41,485    199,699  265,330   265,330   331,462   331,462   26,560   26,560
  89       30      35,512  234,144   35,512    234,144  265,330   265,330   331,462   331,462     N/A      N/A
  94       35      31,011  275,594   31,011    275,594  265,330   265,330   331,462   331,462     N/A      N/A
  95       36      30,181  284,726   30,181    284,726  265,330   265,330   331,462   331,462     N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a policy would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual policy years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



                                      Appendix V: Hypothetical illustrations E-2


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Variable deferred annuity
Accumulator(R) Select(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  5% Roll-Up to age 80 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit



                                                             5% Roll-Up
                                                              to age 80                          Lifetime Annual
                                                             Guaranteed      Total Death Benefit    Guaranteed
                                                            Minimum Death      with Protection       Minimum
                    Account Value        Cash Value            Benefit              Plus          Income Benefit
        Contract ------------------- ------------------- ------------------- ------------------- ----------------
          Year       0%        6%        0%        6%        0%        6%        0%        6%       0%       6%
  Age  --------- --------- --------- --------- --------- --------- --------- --------- --------- -------- -------
  60        1     100,000  100,000    100,000  100,000   100,000   100,000   100,000   100,000     N/A      N/A
  61        2      96,761  102,749     96,761  102,749   105,000   105,000   107,000   107,000     N/A      N/A
  62        3      93,601  105,567     93,601  105,567   110,250   110,250   114,350   114,350     N/A      N/A
  63        4      90,517  108,454     90,517  108,454   115,763   115,763   122,068   122,068     N/A      N/A
  64        5      87,506  111,412     87,506  111,412   121,551   121,551   130,171   130,171     N/A      N/A
  65        6      84,564  114,443     84,564  114,443   127,628   127,628   138,679   138,679     N/A      N/A
  66        7      81,690  117,548     81,690  117,548   134,010   134,010   147,613   147,613     N/A      N/A
  67        8      78,879  120,727     78,879  120,727   140,710   140,710   156,994   156,994     N/A      N/A
  68        9      76,129  123,983     76,129  123,983   147,746   147,746   166,844   166,844     N/A      N/A
  69       10      73,438  127,317     73,438  127,317   155,133   155,133   177,186   177,186     N/A      N/A
  74       15      60,757  145,192     60,757  145,192   197,993   197,993   237,190   237,190   13,860   13,860
  79       20      49,119  165,189     49,119  165,189   252,695   252,695   313,773   313,773   21,201   21,201
  84       25      38,592  187,864     38,592  187,864   265,330   265,330   331,462   331,462   26,560   26,560
  89       30      32,564  217,566     32,564  217,566   265,330   265,330   331,462   331,462     N/A      N/A
  94       35      28,073  253,004     28,073  253,004   265,330   265,330   331,462   331,462     N/A      N/A
  95       36      27,252  260,756     27,252  260,756   265,330   265,330   331,462   331,462     N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a policy would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual policy years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



E-3 Appendix V: Hypothetical illustrations


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Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page


Who is AXA Equitable?                                                       2
Custodian and Independent Registered Public Accounting Firm                 2

Distribution of the Contracts                                               2

Calculating Unit Values                                                     2
Calculation of Annuity Payments                                             2
Financial Statements                                                        3


How to Obtain an Accumulator(R) Series Statement of Additional Information for Separate Account No. 45 and Separate Account No. 49


Send this request form to:

 Accumulator(R)
     P.O. Box 1547
     Secaucus, NJ 07096-1547


-----------------------------------------------------------------------------

Please send me an Accumulator(R) Series SAI for Separate Account No. 45 and Separate Account No. 49 dated May 1, 2009.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                   State        Zip








                                                                         x02413

Accumulator(R) Advisor(SM)

A combination variable and fixed deferred annuity contract




PROSPECTUS DATED MAY 1, 2006


Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.
--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) ADVISOR(SM)?


Accumulator(R) Advisor(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and the fixed maturity options ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Caywood-Scholl High Yield Bond
o AXA Conservative Allocation(1)         o EQ/Equity 500 Index
o AXA Conservative-Plus Allocation(1)    o EQ/Evergreen International Bond
o AXA Moderate Allocation(1)             o EQ/Evergreen Omega
o AXA Moderate-Plus Allocation(1)        o EQ/FI Mid Cap
o AXA Premier VIP Aggressive Equity      o EQ/FI Mid Cap Value
o AXA Premier VIP Core Bond              o EQ/GAMCO Mergers and Acquisitions
o AXA Premier VIP Health Care            o EQ/GAMCO Small Company Value
o AXA Premier VIP High Yield             o EQ/International Growth
o AXA Premier VIP International Equity   o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Core         o EQ/JPMorgan Core Bond
  Equity                                 o EQ/JPMorgan Value Opportunities
o AXA Premier VIP Large Cap Growth       o EQ/Lazard Small Cap Value
o AXA Premier VIP Large Cap Value        o EQ/Legg Mason Value Equity
o AXA Premier VIP Mid Cap Growth         o EQ/Long Term Bond
o AXA Premier VIP Mid Cap Value          o EQ/Lord Abbett Growth and Income
o AXA Premier VIP Technology             o EQ/Lord Abbett Large Cap Core
o EQ/Alliance Common Stock               o EQ/Lord Abbett Mid Cap Value
o EQ/Alliance Growth and Income          o EQ/Marsico Focus
o EQ/Alliance Intermediate Government    o EQ/Mercury Basic Value Equity
  Securities                             o EQ/Mercury International Value
o EQ/Alliance International              o EQ/MFS Emerging Growth Companies
o EQ/Alliance Large Cap Growth           o EQ/MFS Investors Trust
o EQ/Alliance Quality Bond               o EQ/Money Market
o EQ/Alliance Small Cap Growth           o EQ/Montag & Caldwell Growth
o EQ/Ariel Appreciation II               o EQ/PIMCO Real Return
o EQ/Bear Stearns Small Company          o EQ/Short Duration Bond
  Growth                                 o EQ/Small Company Index
o EQ/Bernstein Diversified Value         o EQ/TCW Equity
o EQ/Boston Advisors Equity Income       o EQ/UBS Growth and Income
o EQ/Calvert Socially Responsible        o EQ/Van Kampen Comstock
o EQ/Capital Guardian Growth             o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International        Equity
o EQ/Capital Guardian Research           o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian U.S. Equity        o EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------



(1)  The "The AXA Allocation" portfolio.



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


You may allocate amounts to the fixed maturity options, which is discussed later in this Prospectus.

TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP"). Effective May 1, 2003, we no longer offer the contracts for use as an investment vehicle for a defined benefit qualified plan.

A contribution of at least $10,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2006, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.


The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


Although this Prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and be receiving this Prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time (and, as noted above, may vary depending on your state) and you may not change your contract or its features as issued. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract.

                                                                          X01177

Contents of this Prospectus
--------------------------------------------------------------------------------



ACCUMULATOR(R) ADVISOR(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is AXA Equitable?                                                        5
How to reach us                                                              6
Accumulator(R) Advisor(SM) at a glance -- key features                       8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Example                                                                     13
Condensed financial information                                             16

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           17
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        17
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your investment options under the contract?                        19
Portfolios of the Trusts                                                    20
Allocating your contributions                                               24
Your right to cancel within a certain number of days                        25

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        26
--------------------------------------------------------------------------------
Your account value and cash value                                           26
Your contract's value in the variable investment options                    26
Your contract's value in the fixed maturity options                         26

Insufficient account value                                                  26


--------------------------------------------------------------------------------

3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         27
--------------------------------------------------------------------------------

Transferring your account value                                             27
Disruptive transfer activity                                                27
Dollar cost averaging                                                       28
Rebalancing your account value                                              28

-------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     29
--------------------------------------------------------------------------------
Withdrawing your account value                                              29
How withdrawals are taken from your account value                           30
How withdrawals affect your minimum death benefit                           30
Surrendering your contract to receive its cash value                        30
When to expect payments                                                     30
Annuity purchase factors                                                    30
Your annuity payout options                                                 30

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     33
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          33
Charges that the Trusts deduct                                              33
Group or sponsored arrangements                                             33
Other distribution arrangements                                             33

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 35
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     35
How death benefit payment is made                                           35
Beneficiary continuation option                                             36

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          38
--------------------------------------------------------------------------------
Overview                                                                    38
Buying a contract to fund a retirement arrangement                          38
Transfers among investment options                                          38
Taxation of nonqualified annuities                                          38
Individual retirement arrangements (IRAs)                                   40
Special rules for contracts funding qualified plans                         50
Impact of taxes to AXA Equitable                                            50

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         51
--------------------------------------------------------------------------------
About Separate Account No. 45 and Separate Account No. 49                   51
About the Trusts                                                            51
About our fixed maturity options                                            51
About the general account                                                   52
About other methods of payment                                              53
Dates and prices at which contract events occur                             53
About your voting rights                                                    54

About legal proceedings                                                     54

Financial statements                                                        54
Transfers of ownership, collateral assignments,
     loans and borrowing                                                    54
Distribution of the contracts                                               54

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           56
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I   --Condensed financial information                                       A-1
II  --Purchase considerations for QP contracts                              B-1
III --Market value adjustment example                                       C-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.



                                                             Page
   account value                                               26
   annuitant                                                   17
   annuitization                                               31
   annuity maturity date                                       32
   annuity payout options                                      30
   annuity purchase factors                                    30
   automatic Investment program                                53
   beneficiary                                                 35
   Beneficiary Continuation Option ("BCO")                     36
   business day                                                53
   cash value                                                  26
   charges for state premium and other applicable taxes        33
   contract date                                                9
   contract date anniversary                                    9
   contract year                                                9
   contributions to Roth IRAs                                  46
      regular contributions                                    46
      rollovers and direct transfers                           47
      conversion contributions                                 47
   contributions to traditional IRAs                           41
      regular contributions                                    41
      rollovers and transfers                                  42
   disruptive transfer activity                                27
   dollar cost averaging                                       28
   EQAccess                                                     6
   fixed maturity amount                                       24
   fixed maturity options                                      24
   free look                                                   25
   general account                                             52
   IRA                                                      cover
   IRS                                                      cover
   investment options                                       cover
   lifetime required minimum distribution withdrawals          31
   lump sum withdrawals                                        30
   market adjusted amount                                      24
   market timing                                               27
   market value adjustment                                     24
   maturity dates                                              24
   maturity value                                              24
   minimum death benefit                                       35
   Mortality and expense risks and administrative charge       33
   NQ                                                       cover
   portfolio                                                cover
   Principal assurance allocation                              24
   processing office                                            6
   QP                                                       cover
   rate to maturity                                            24
   Rebalancing                                                 28
   Rollover IRA                                             cover
   Roth Conversion IRA                                      cover
   Roth IRA                                                 cover
   SAI                                                      cover
   SEC                                                      cover
   self-directed allocation                                    24
   Separate Account No. 45 and Separate Account No. 49         51
   Substantially equal withdrawals                             29
   Successor owner and annuitant                               36
   systematic withdrawals                                      30
   TOPS                                                         6
   traditional IRA                                          cover
   Trusts                                                   cover
   unit                                                        26
   variable investment options                                 19
   wire transmittals and electronic applications               53


To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

-----------------------------------------------------------------------------
 Prospectus                     Contract or Supplemental Materials
-----------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
-----------------------------------------------------------------------------

4 Index of key words and phrases

Who is AXA Equitable?


--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Accumulator(R) Advisor(SM)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBUTIONS SENT BY EXPRESS
DELIVERY:
--------------------------------------------------------------------------------
Accumulator(R) Advisor(SM)
c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox

--------------------------------------------------------------------------------
FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL OTHER COMMUNICATIONS
(E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:
--------------------------------------------------------------------------------
Accumulator(R) Advisor(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL OTHER COMMUNICATIONS
(E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
DELIVERY:
--------------------------------------------------------------------------------
Accumulator(R) Advisor(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o    written confirmation of financial transactions;
o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and
o annual statement of your contract values as of the close of the contract year.

--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o    rates to maturity for the fixed maturity options;

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o    elect to receive certain contract statements electronically;

o    change your address (not available through TOPS);

o change your TOPS personal identification number (PIN) (available through TOPS only) and your EQAccess password (available through EQAccess only); and

o    access Frequently Asked Questions and Service Forms (not available through
     TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access EQAccess by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus)


-----------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
-----------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


6  Who is AXA Equitable?

You should send all contributions, notices, and requests to our processing office at the address above.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA contract to a Roth Conversion IRA;

(3)  election of the rebalancing program;

(4)  tax withholding elections;

(5)  election of the beneficiary continuation option;

(6)  IRA contribution recharacterizations;

(7)  certain Section 1035 exchanges;

(8)  direct transfers; and

(9)  death claims.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options; and

(4)  contract surrender and withdrawal requests.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  dollar cost averaging;

(2)  rebalancing;

(3)  substantially equal withdrawals;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                        Who is AXA Equitable?  7

Accumulator(R) Advisor(SM) at a glance -- key features
--------------------------------------------------------------------------------
Professional investment   Accumulator(R) Advisor(SM) variable investment
management                options nvest in different portfolios managed by
                          professional investment advisers.
--------------------------------------------------------------------------------
Fixed maturity options    o 10 fixed maturity options with maturities ranging
                            from approximately 1 to 10 years (subject to state availability).
                          o Each fixed maturity option offers a guarantee of
                            principal and interest rate if you hold it to maturity.
                          ------------------------------------------------------
                          If you make withdrawals or transfers from a fixed
                          maturity option before maturity, there will be a
                          market value adjustment due to differences in
                          interest rates. If you withdraw or transfer only a
                          portion of a fixed maturity amount, this may
                          increase or decrease any value that you have left in
                          that fixed maturity option. If you surrender your
                          contract, a market value adjustment also applies.
--------------------------------------------------------------------------------
Tax considerations        o No tax on earnings inside the contract until you
                            make withdrawals from your contract or receive annuity payments.
                          o No tax on transfers among investment options inside
                            the contract.
                          ------------------------------------------------------
                          If you are purchasing an annuity contract as an
                          Individual Retirement Annuity (IRA) or to fund an
                          employer retirement plan (QP or Qualified Plan), you
                          should be aware that such annuities do not provide
                          tax deferral benefits beyond those already provided
                          by the Internal Revenue Code. Before purchasing one
                          of these annuities, you should consider whether its
                          features and benefits beyond tax deferral meet your
                          needs and goals. You may also want to consider the
                          relative features, benefits and costs of these
                          annuities compared with any other investment that
                          you may use in connection with your retirement plan
                          or arrangement. (For more information see "Tax
                          information," later in this Prospectus.)
-----------------------------------------------------------------------------
Contribution amounts      o Initial minimum: $10,000
                          o Additional minimum: $1,000 (NQ and QP contracts
                                                $50 (IRA contracts)
                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
-----------------------------------------------------------------------------
Access to your money     o Lump sum withdrawals
                         o Several withdrawal options on a periodic basis
                         o Contract surrender
                         You may incur income tax and a tax penalty for certain
                         withdrawals.
-----------------------------------------------------------------------------
Payout options           o Fixed annuity payout options
                         o Variable Immediate Annuity payout options
                         o Income Manager(R) payout options
-----------------------------------------------------------------------------
Additional features      o Dollar cost averaging
                         o Account value rebalancing (quarterly, semiannually
                           and annually)
                         o Free transfers
-----------------------------------------------------------------------------

8 Accumulator(R) Advisor(SM) at a glance -- key features

-----------------------------------------------------------------------------
Fees and charges    o Daily charges on amounts invested in variable investment options for mortality and expense risks charge and administrative charge at an annual rate of up to 0.50%.
                      ----------------------------------------------------------
                      The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example if your contract date is May 1, your contract date anniversary is April 30.
                      ----------------------------------------------------------
                    o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                    o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee Table" later in this Prospectus for details.
--------------------------------------------------------------------------------
Annuitant issue      NQ: 0-83
ages                 Rollover IRA: 20-83; Roth Conversion IRA: 20-83; QP: 20-75.
--------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.


Currently, you may purchase a contract only if you are a participant in an account established under a fee-based program sponsored and maintained by a registered broker-dealer or other financial intermediary we approve (including AXA Advisors, LLC, one of the distributors of the contracts and an affiliate of AXA Equitable). We may, in the future, offer this contract through other means. The fees and expenses of a fee-based program are separate from and in addition to the fees and expenses of the contract and generally provide for various brokerage services. If you purchase this contract through a fee-based arrangement and later terminate the arrangement, your contract will continue in force. There may be charges associated with the fee-based arrangement should you decide to no longer participate in the arrangement. Please consult with your program sponsor for more details about your fee-based program.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.


                       Accumulator(R) Advisor(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Charges for certain features shown in the fee table are mutually exclusive.

This first table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.


--------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Mortality and expense risks charge and administrative charge(1)          0.50%
Total annual expenses                                                    0.50%
--------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2005 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses)(2)                                                                 0.63%      8.01%



10 Fee table

This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.




-----------------------------------------------------------------------------------------------
                                                Manage-                         Other
 Portfolio Name                               ment Fees(3)  12b-1 Fees(4)     Expenses(5)
-----------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-----------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%          0.25%            0.19%
AXA Conservative Allocation                      0.10%          0.25%            0.22%
AXA Conservative-Plus Allocation                 0.10%          0.25%            0.19%
AXA Moderate Allocation                          0.10%          0.25%            0.17%
AXA Moderate-Plus Allocation                     0.10%          0.25%            0.17%
AXA Premier VIP Aggressive Equity                0.60%          0.25%            0.20%
AXA Premier VIP Core Bond                        0.60%          0.25%            0.18%
AXA Premier VIP Health Care                      1.20%          0.25%            0.28%
AXA Premier VIP High Yield                       0.58%          0.25%            0.18%
AXA Premier VIP International Equity             1.05%          0.25%            0.28%
AXA Premier VIP Large Cap Core Equity            0.90%          0.25%            0.25%
AXA Premier VIP Large Cap Growth                 0.90%          0.25%            0.23%
AXA Premier VIP Large Cap Value                  0.90%          0.25%            0.22%
AXA Premier VIP Mid Cap Growth                   1.10%          0.25%            0.25%
AXA Premier VIP Mid Cap Value                    1.10%          0.25%            0.19%
AXA Premier VIP Technology                       1.20%          0.25%            0.22%
-----------------------------------------------------------------------------------------------
 EQ Advisors Trust:
-----------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%          0.25%            0.13%
EQ/Alliance Growth and Income                    0.56%          0.25%            0.13%
EQ/Alliance Intermediate Government Securities   0.50%          0.25%            0.14%
EQ/Alliance International                        0.72%          0.25%            0.21%
EQ/Alliance Large Cap Growth                     0.90%          0.25%            0.13%
EQ/Alliance Quality Bond                         0.50%          0.25%            0.13%
EQ/Alliance Small Cap Growth                     0.75%          0.25%            0.13%
EQ/Ariel Appreciation II                         0.75%          0.25%            7.01%
EQ/Bear Stearns Small Company Growth             1.00%          0.25%            0.20%
EQ/Bernstein Diversified Value                   0.61%          0.25%            0.13%
EQ/Boston Advisors Equity Income                 0.75%          0.25%            0.16%
EQ/Calvert Socially Responsible                  0.65%          0.25%            0.27%
EQ/Capital Guardian Growth                       0.65%          0.25%            0.17%
EQ/Capital Guardian International                0.85%          0.25%            0.23%
EQ/Capital Guardian Research                     0.65%          0.25%            0.13%
EQ/Capital Guardian U.S. Equity                  0.65%          0.25%            0.13%
EQ/Caywood-Scholl High Yield Bond                0.60%          0.25%            0.24%
EQ/Equity 500 Index                              0.25%          0.25%            0.13%
EQ/Evergreen International Bond                  0.70%          0.25%            6.36%
EQ/Evergreen Omega                               0.65%          0.25%            0.18%
EQ/FI Mid Cap                                    0.69%          0.25%            0.14%
EQ/FI Mid Cap Value                              0.73%          0.25%            0.14%
EQ/GAMCO Mergers and Acquisitions                0.90%          0.25%            0.66%
EQ/GAMCO Small Company Value                     0.79%          0.25%            0.14%
EQ/International Growth                          0.85%          0.25%            0.29%
EQ/Janus Large Cap Growth                        0.90%          0.25%            0.15%
EQ/JPMorgan Core Bond                            0.44%          0.25%            0.13%
EQ/JPMorgan Value Opportunities                  0.60%          0.25%            0.15%
EQ/Lazard Small Cap Value                        0.73%          0.25%            0.14%
EQ/Legg Mason Value Equity                       0.65%          0.25%            3.07%
EQ/Long Term Bond                                0.50%          0.25%            0.18%
EQ/Lord Abbett Growth and Income                 0.65%          0.25%            0.93%
EQ/Lord Abbett Large Cap Core                    0.65%          0.25%            1.32%
EQ/Lord Abbett Mid Cap Value                     0.70%          0.25%            0.40%
EQ/Marsico Focus                                 0.87%          0.25%            0.13%
EQ/Mercury Basic Value Equity                    0.57%          0.25%            0.13%
EQ/Mercury International Value                   0.85%          0.25%            0.23%
EQ/MFS Emerging Growth Companies                 0.65%          0.25%            0.14%
EQ/MFS Investors Trust                           0.60%          0.25%            0.18%




-----------------------------------------------------------------------------------------------------------------
                                                            Total Annual    Fee Waivers     Net Total
                                              Underlying      Expenses        and/or         Annual
                                               Portfolio        Before         Expense       Expenses
                                               Fees and       Expense       Reimburse-    After Expense
 Portfolio Name                               Expenses(6)     Limitation      ments(7)      Limitations
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-----------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.91%         1.45%           (0.19)%        1.26%
AXA Conservative Allocation                      0.58%         1.15%           (0.22)%        0.93%
AXA Conservative-Plus Allocation                 0.64%         1.18%           (0.19)%        0.99%
AXA Moderate Allocation                          0.71%         1.23%           (0.17)%        1.06%
AXA Moderate-Plus Allocation                     0.84%         1.36%           (0.17)%        1.19%
AXA Premier VIP Aggressive Equity                  --          1.05%              --          1.05%
AXA Premier VIP Core Bond                          --          1.03%           (0.08)%        0.95%
AXA Premier VIP Health Care                        --          1.73%            0.00%         1.73%
AXA Premier VIP High Yield                         --          1.01%              --          1.01%
AXA Premier VIP International Equity               --          1.58%            0.00%         1.58%
AXA Premier VIP Large Cap Core Equity              --          1.40%           (0.05)%        1.35%
AXA Premier VIP Large Cap Growth                   --          1.38%           (0.03)%        1.35%
AXA Premier VIP Large Cap Value                    --          1.37%           (0.02)%        1.35%
AXA Premier VIP Mid Cap Growth                     --          1.60%            0.00%         1.60%
AXA Premier VIP Mid Cap Value                      --          1.54%            0.00%         1.54%
AXA Premier VIP Technology                         --          1.67%            0.00%         1.67%
-----------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
-----------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                           --          0.85%              --          0.85%
EQ/Alliance Growth and Income                      --          0.94%              --          0.94%
EQ/Alliance Intermediate Government Securities     --          0.89%              --          0.89%
EQ/Alliance International                          --          1.18%           (0.08)%        1.10%
EQ/Alliance Large Cap Growth                       --          1.28%           (0.23)%        1.05%
EQ/Alliance Quality Bond                           --          0.88%              --          0.88%
EQ/Alliance Small Cap Growth                       --          1.13%              --          1.13%
EQ/Ariel Appreciation II                           --          8.01%           (6.86)%        1.15%
EQ/Bear Stearns Small Company Growth               --          1.45%           (0.15)%        1.30%
EQ/Bernstein Diversified Value                     --          0.99%           (0.04)%        0.95%
EQ/Boston Advisors Equity Income                   --          1.16%           (0.11)%        1.05%
EQ/Calvert Socially Responsible                    --          1.17%           (0.12)%        1.05%
EQ/Capital Guardian Growth                         --          1.07%           (0.12)%        0.95%
EQ/Capital Guardian International                  --          1.33%           (0.13)%        1.20%
EQ/Capital Guardian Research                       --          1.03%           (0.08)%        0.95%
EQ/Capital Guardian U.S. Equity                    --          1.03%           (0.08)%        0.95%
EQ/Caywood-Scholl High Yield Bond                  --          1.09%           (0.09)%        1.00%
EQ/Equity 500 Index                                --          0.63%              --          0.63%
EQ/Evergreen International Bond                    --          7.31%           (6.16)%        1.15%
EQ/Evergreen Omega                                 --          1.08%            0.00%         1.08%
EQ/FI Mid Cap                                      --          1.08%           (0.08)%        1.00%
EQ/FI Mid Cap Value                                --          1.12%           (0.02)%        1.10%
EQ/GAMCO Mergers and Acquisitions                  --          1.81%           (0.36)%        1.45%
EQ/GAMCO Small Company Value                       --          1.18%            0.00%         1.18%
EQ/International Growth                            --          1.39%            0.00%         1.39%
EQ/Janus Large Cap Growth                          --          1.30%           (0.15)%        1.15%
EQ/JPMorgan Core Bond                              --          0.82%            0.00%         0.82%
EQ/JPMorgan Value Opportunities                    --          1.00%           (0.05)%        0.95%
EQ/Lazard Small Cap Value                          --          1.12%           (0.02)%        1.10%
EQ/Legg Mason Value Equity                         --          3.97%           (2.97)%        1.00%
EQ/Long Term Bond                                  --          0.93%            0.00%         0.93%
EQ/Lord Abbett Growth and Income                   --          1.83%           (0.83)%        1.00%
EQ/Lord Abbett Large Cap Core                      --          2.22%           (1.22)%        1.00%
EQ/Lord Abbett Mid Cap Value                       --          1.35%           (0.30)%        1.05%
EQ/Marsico Focus                                   --          1.25%           (0.10)%        1.15%
EQ/Mercury Basic Value Equity                      --          0.95%            0.00%         0.95%
EQ/Mercury International Value                     --          1.33%           (0.08)%        1.25%
EQ/MFS Emerging Growth Companies                   --          1.04%              --          1.04%
EQ/MFS Investors Trust                             --          1.03%           (0.08)%        0.95%
-----------------------------------------------------------------------------------------------------------------


                                                                    Fee table 11

--------------------------------------------------------------------------------------
                                            Manage-                         Other
 Portfolio Name                          ment Fees(3)    12b-1 Fees(4)   Expenses(5)
--------------------------------------------------------------------------------------
 EQ Advisors Trust:
--------------------------------------------------------------------------------------
EQ/Money Market                         0.34%          0.25%            0.13%
EQ/Montag & Caldwell Growth             0.75%          0.25%            0.16%
EQ/PIMCO Real Return                    0.55%          0.25%            0.24%
EQ/Short Duration Bond                  0.44%          0.25%            0.14%
EQ/Small Company Index                  0.25%          0.25%            0.16%
EQ/TCW Equity                           0.80%          0.25%            0.16%
EQ/UBS Growth and Income                0.75%          0.25%            0.19%
EQ/Van Kampen Comstock                  0.65%          0.25%            0.39%
EQ/Van Kampen Emerging Markets Equity   1.15%          0.25%            0.48%
EQ/Van Kampen Mid Cap Growth            0.70%          0.25%            0.83%
EQ/Wells Fargo Montgomery Small Cap     0.85%          0.25%            2.28%
--------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                                  Total Annual     Fee Waivers     Net Total
                                   Underlying       Expenses         and/or         Annual
                                   Portfolio         Before         Expense       Expenses
                                    Fees and        Expense        Reimburse-    After Expense
 Portfolio Name                    Expenses(6)     Limitation       ments(7)      Limitations
----------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
----------------------------------------------------------------------------------------------------
EQ/Money Market                         --            0.72%              --          0.72%
EQ/Montag & Caldwell Growth             --            1.16%           (0.01)%        1.15%
EQ/PIMCO Real Return                    --            1.04%           (0.14)%        0.90%
EQ/Short Duration Bond                  --            0.83%            0.00%         0.83%
EQ/Small Company Index                  --            0.66%            0.00%         0.66%
EQ/TCW Equity                           --            1.21%           (0.06)%        1.15%
EQ/UBS Growth and Income                --            1.19%           (0.14)%        1.05%
EQ/Van Kampen Comstock                  --            1.29%           (0.29)%        1.00%
EQ/Van Kampen Emerging Markets Equity   --            1.88%           (0.08)%        1.80%
EQ/Van Kampen Mid Cap Growth            --            1.78%           (0.73)%        1.05%
EQ/Wells Fargo Montgomery Small Cap     --            3.38%           (2.08)%        1.30%
----------------------------------------------------------------------------------------------------


Notes:

(1)  A portion of this charge is for providing the minimum death benefit.


(2) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.


(3) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (7) for any expense limitation agreement information.


(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For portfolios of AXA Premier VIP Trust and EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(5) Other expenses shown are those incurred in 2005. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (7) for any expense limitation agreement information.

(6) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other port folios of AXA Premier VIP Trust and EQ Advisors Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/05. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(7) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



----------------------------------------------------
 Portfolio Name
----------------------------------------------------
   AXA Premier VIP Aggressive Equity       0.98%
----------------------------------------------------
   AXA Premier VIP Health Care             1.71%
----------------------------------------------------
   AXA Premier VIP International Equity    1.54%
----------------------------------------------------
   AXA Premier VIP Large Cap Core Equity   1.33%
----------------------------------------------------
   AXA Premier VIP Large Cap Growth        1.33%
----------------------------------------------------
   AXA Premier VIP Large Cap Value         1.29%
----------------------------------------------------
   AXA Premier VIP Mid Cap Growth          1.55%
----------------------------------------------------
   AXA Premier VIP Mid Cap Value           1.49%
----------------------------------------------------
   AXA Premier VIP Technology              1.61%
----------------------------------------------------
   EQ/Alliance Common Stock                0.83%
----------------------------------------------------
   EQ/Alliance Growth and Income           0.91%
----------------------------------------------------
   EQ/Alliance International               1.09%
----------------------------------------------------
   EQ/Alliance Large Cap Growth            1.02%
----------------------------------------------------
   EQ/Alliance Small Cap Growth            1.09%
----------------------------------------------------
   EQ/Bernstein Diversified Value          0.88%
----------------------------------------------------
   EQ/Boston Advisors Equity Income        1.04%
----------------------------------------------------
   EQ/Calvert Socially Responsible         1.03%
----------------------------------------------------
   EQ/Capital Guardian Growth              0.94%
----------------------------------------------------
   EQ/Capital Guardian International       1.18%
----------------------------------------------------
   EQ/Capital Guardian Research            0.94%
----------------------------------------------------
   EQ/Capital Guardian U.S. Equity         0.94%
----------------------------------------------------
   EQ/Evergreen Omega                      0.88%
----------------------------------------------------
   EQ/FI Mid Cap                           0.95%
----------------------------------------------------


12 Fee table

----------------------------------------------------
 Portfolio Name
----------------------------------------------------
   EQ/FI Mid Cap Value                     1.08%
----------------------------------------------------
   EQ/GAMCO Mergers and Acquisitions       1.38%
----------------------------------------------------
   EQ/GAMCO Small Company Value            1.17%
----------------------------------------------------
   EQ/International Growth                 1.22%
----------------------------------------------------
   EQ/Janus Large Cap Growth               1.14%
----------------------------------------------------
   EQ/Lazard Small Cap Value               1.01%
----------------------------------------------------
   EQ/Legg Mason Value Equity              0.99%
----------------------------------------------------
   EQ/Lord Abbett Growth and Income        0.97%
----------------------------------------------------
   EQ/Lord Abbett Large Cap Core           0.99%
----------------------------------------------------
   EQ/Lord Abbett Mid Cap Value            1.01%
----------------------------------------------------
   EQ/Marsico Focus                        1.14%
----------------------------------------------------
   EQ/Mercury Basic Value Equity           0.93%
----------------------------------------------------
   EQ/MFS Emerging Growth Companies        1.01%
----------------------------------------------------
   EQ/MFS Investors Trust                  0.94%
----------------------------------------------------
   EQ/Montag & Caldwell Growth             1.12%
----------------------------------------------------
   EQ/UBS Growth and Income                1.04%
----------------------------------------------------
   EQ/Van Kampen Comstock                  0.99%
----------------------------------------------------
   EQ/Van Kampen Emerging Markets Equity   1.78%
----------------------------------------------------
   EQ/Van Kampen Mid Cap Growth            1.02%
----------------------------------------------------
   EQ/Wells Fargo Montgomery Small Cap     1.12%
----------------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner would pay in the situations illustrated.

The fixed maturity options are not covered by the example. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.


The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:




                                                                    Fee table 13

-------------------------------------------------------------------------------------------------------------
                                                    If you surrender your contract at the end of the
                                                                 applicable time period
 Portfolio Name                                      1 year      3 years       5 years        10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 205.00     $   633.00   $ 1,086.00     $ 2,342.00
AXA Conservative Allocation                      $ 173.00     $   537.00   $   925.00     $ 2,011.00
AXA Conservative-Plus Allocation                 $ 176.00     $   547.00   $   941.00     $ 2,044.00
AXA Moderate Allocation                          $ 182.00     $   562.00   $   968.00     $ 2,100.00
AXA Moderate-Plus Allocation                     $ 195.00     $   604.00   $ 1,038.00     $ 2,244.00
AXA Premier VIP Aggressive Equity                $ 163.00     $   505.00   $   871.00     $ 1,898.00
AXA Premier VIP Core Bond                        $ 161.00     $   498.00   $   860.00     $ 1,875.00
AXA Premier VIP Health Care                      $ 234.00     $   721.00   $ 1,235.00     $ 2,642.00
AXA Premier VIP High Yield                       $ 159.00     $   492.00   $   849.00     $ 1,853.00
AXA Premier VIP International Equity             $ 218.00     $   674.00   $ 1,155.00     $ 2,483.00
AXA Premier VIP Large Cap Core Equity            $ 199.00     $   617.00   $ 1,059.00     $ 2,288.00
AXA Premier VIP Large Cap Growth                 $ 197.00     $   610.00   $ 1,049.00     $ 2,266.00
AXA Premier VIP Large Cap Value                  $ 196.00     $   607.00   $ 1,043.00     $ 2,255.00
AXA Premier VIP Mid Cap Growth                   $ 220.00     $   680.00   $ 1,166.00     $ 2,504.00
AXA Premier VIP Mid Cap Value                    $ 214.00     $   661.00   $ 1,134.00     $ 2,440.00
AXA Premier VIP Technology                       $ 228.00     $   702.00   $ 1,203.00     $ 2,579.00
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 141.00     $   440.00   $   760.00     $ 1,666.00
EQ/Alliance Growth and Income                    $ 151.00     $   469.00   $   809.00     $ 1,769.00
EQ/Alliance Intermediate Government Securities   $ 146.00     $   453.00   $   782.00     $ 1,712.00
EQ/Alliance International                        $ 176.00     $   546.00   $   939.00     $ 2,041.00
EQ/Alliance Large Cap Growth                     $ 187.00     $   577.00   $   993.00     $ 2,152.00
EQ/Alliance Quality Bond                         $ 145.00     $   449.00   $   776.00     $ 1,700.00
EQ/Alliance Small Cap Growth                     $ 171.00     $   530.00   $   912.00     $ 1,985.00
EQ/Ariel Appreciation II                         $ 893.00     $ 2,576.00   $ 4,128.00     $ 7,507.00
EQ/Bear Stearns Small Company Growth             $ 204.00     $   632.00   $ 1,084.00     $ 2,339.00
EQ/Bernstein Diversified Value                   $ 156.00     $   485.00   $   836.00     $ 1,826.00
EQ/Boston Advisors Equity Income                 $ 174.00     $   539.00   $   929.00     $ 2,019.00
EQ/Calvert Socially Responsible                  $ 175.00     $   542.00   $   934.00     $ 2,030.00
EQ/Capital Guardian Growth                       $ 165.00     $   510.00   $   880.00     $ 1,917.00
EQ/Capital Guardian International                $ 192.00     $   593.00   $ 1,020.00     $ 2,207.00
EQ/Capital Guardian Research                     $ 160.00     $   498.00   $   858.00     $ 1,872.00
EQ/Capital Guardian U.S. Equity                  $ 160.00     $   498.00   $   858.00     $ 1,872.00
EQ/Caywood-Scholl High Yield Bond                $ 167.00     $   517.00   $   891.00     $ 1,940.00
EQ/Equity 500 Index                              $ 118.00     $   369.00   $   639.00     $ 1,409.00
EQ/Evergreen International                       $ 820.00     $ 2,381.00   $ 3,845.00     $ 7,113.00
EQ/Evergreen Omega                               $ 166.00     $   514.00   $   885.00     $ 1,929.00
EQ/FI Mid Cap                                    $ 166.00     $   514.00   $   885.00     $ 1,929.00
EQ/FI Mid Cap Value                              $ 170.00     $   526.00   $   907.00     $ 1,974.00
EQ/GAMCO Mergers and Acquisitions                $ 242.00     $   746.00   $ 1,275.00     $ 2,724.00
EQ/GAMCO Small Company Value                     $ 176.00     $   546.00   $   939.00     $ 2,041.00
EQ/International Growth                          $ 198.00     $   613.00   $ 1,052.00     $ 2,273.00


------------------------------------------------------------------------------------------------------------------------------------


                                                           If you annuitize at the end of the
                                                                 applicable time period
 Portfolio Name                                      1 year      3 years       5 years        10 years
---------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 205.00     $   633.00   $ 1,086.00     $ 2,342.00
AXA Conservative Allocation                      $ 173.00     $   537.00   $   925.00     $ 2,011.00
AXA Conservative-Plus Allocation                 $ 176.00     $   547.00   $   941.00     $ 2,044.00
AXA Moderate Allocation                          $ 182.00     $   562.00   $   968.00     $ 2,100.00
AXA Moderate-Plus Allocation                     $ 195.00     $   604.00   $ 1,038.00     $ 2,244.00
AXA Premier VIP Aggressive Equity                $ 163.00     $   505.00   $   871.00     $ 1,898.00
AXA Premier VIP Core Bond                        $ 161.00     $   498.00   $   860.00     $ 1,875.00
AXA Premier VIP Health Care                      $ 234.00     $   721.00   $ 1,235.00     $ 2,642.00
AXA Premier VIP High Yield                       $ 159.00     $   492.00   $   849.00     $ 1,853.00
AXA Premier VIP International Equity             $ 218.00     $   674.00   $ 1,155.00     $ 2,483.00
AXA Premier VIP Large Cap Core Equity            $ 199.00     $   617.00   $ 1,059.00     $ 2,288.00
AXA Premier VIP Large Cap Growth                 $ 197.00     $   610.00   $ 1,049.00     $ 2,266.00
AXA Premier VIP Large Cap Value                  $ 196.00     $   607.00   $ 1,043.00     $ 2,255.00
AXA Premier VIP Mid Cap Growth                   $ 220.00     $   680.00   $ 1,166.00     $ 2,504.00
AXA Premier VIP Mid Cap Value                    $ 214.00     $   661.00   $ 1,134.00     $ 2,440.00
AXA Premier VIP Technology                       $ 228.00     $   702.00   $ 1,203.00     $ 2,579.00
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 141.00     $   440.00   $   760.00     $ 1,666.00
EQ/Alliance Growth and Income                    $ 151.00     $   469.00   $   809.00     $ 1,769.00
EQ/Alliance Intermediate Government Securities   $ 146.00     $   453.00   $   782.00     $ 1,712.00
EQ/Alliance International                        $ 176.00     $   546.00   $   939.00     $ 2,041.00
EQ/Alliance Large Cap Growth                     $ 187.00     $   577.00   $   993.00     $ 2,152.00
EQ/Alliance Quality Bond                         $ 145.00     $   449.00   $   776.00     $ 1,700.00
EQ/Alliance Small Cap Growth                     $ 171.00     $   530.00   $   912.00     $ 1,985.00
EQ/Ariel Appreciation II                         $ 893.00     $ 2,576.00   $ 4,128.00     $ 7,507.00
EQ/Bear Stearns Small Company Growth             $ 204.00     $   632.00   $ 1,084.00     $ 2,339.00
EQ/Bernstein Diversified Value                   $ 156.00     $   485.00   $   836.00     $ 1,826.00
EQ/Boston Advisors Equity Income                 $ 174.00     $   539.00   $   929.00     $ 2,019.00
EQ/Calvert Socially Responsible                  $ 175.00     $   542.00   $   934.00     $ 2,030.00
EQ/Capital Guardian Growth                       $ 165.00     $   510.00   $   880.00     $ 1,917.00
EQ/Capital Guardian International                $ 192.00     $   593.00   $ 1,020.00     $ 2,207.00
EQ/Capital Guardian Research                     $ 160.00     $   498.00   $   858.00     $ 1,872.00
EQ/Capital Guardian U.S. Equity                  $ 160.00     $   498.00   $   858.00     $ 1,872.00
EQ/Caywood-Scholl High Yield Bond                $ 167.00     $   517.00   $   891.00     $ 1,940.00
EQ/Equity 500 Index                              $ 118.00     $   369.00   $   639.00     $ 1,409.00
EQ/Evergreen International                       $ 820.00     $ 2,381.00   $ 3,845.00     $ 7,113.00
EQ/Evergreen Omega                               $ 166.00     $   514.00   $   885.00     $ 1,929.00
EQ/FI Mid Cap                                    $ 166.00     $   514.00   $   885.00     $ 1,929.00
EQ/FI Mid Cap Value                              $ 170.00     $   526.00   $   907.00     $ 1,974.00
EQ/GAMCO Mergers and Acquisitions                $ 242.00     $   746.00   $ 1,275.00     $ 2,724.00
EQ/GAMCO Small Company Value                     $ 176.00     $   546.00   $   939.00     $ 2,041.00
EQ/International Growth                          $ 198.00     $   613.00   $ 1,052.00     $ 2,273.00



--------------------------------------------------------------------------------------------------------------
                                                       If you do not surrender your contract at
                                                              applicable time period
 Portfolio Name                                      1 year      3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 205.00     $   633.00    $ 1,086.00     $ 2,342.00
AXA Conservative Allocation                      $ 173.00     $   537.00    $   925.00     $ 2,011.00
AXA Conservative-Plus Allocation                 $ 176.00     $   547.00    $   941.00     $ 2,044.00
AXA Moderate Allocation                          $ 182.00     $   562.00    $   968.00     $ 2,100.00
AXA Moderate-Plus Allocation                     $ 195.00     $   604.00    $ 1,038.00     $ 2,244.00
AXA Premier VIP Aggressive Equity                $ 163.00     $   505.00    $   871.00     $ 1,898.00
AXA Premier VIP Core Bond                        $ 161.00     $   498.00    $   860.00     $ 1,875.00
AXA Premier VIP Health Care                      $ 234.00     $   721.00    $ 1,235.00     $ 2,642.00
AXA Premier VIP High Yield                       $ 159.00     $   492.00    $   849.00     $ 1,853.00
AXA Premier VIP International Equity             $ 218.00     $   674.00    $ 1,155.00     $ 2,483.00
AXA Premier VIP Large Cap Core Equity            $ 199.00     $   617.00    $ 1,059.00     $ 2,288.00
AXA Premier VIP Large Cap Growth                 $ 197.00     $   610.00    $ 1,049.00     $ 2,266.00
AXA Premier VIP Large Cap Value                  $ 196.00     $   607.00    $ 1,043.00     $ 2,255.00
AXA Premier VIP Mid Cap Growth                   $ 220.00     $   680.00    $ 1,166.00     $ 2,504.00
AXA Premier VIP Mid Cap Value                    $ 214.00     $   661.00    $ 1,134.00     $ 2,440.00
AXA Premier VIP Technology                       $ 228.00     $   702.00    $ 1,203.00     $ 2,579.00
--------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 141.00     $   440.00    $   760.00     $ 1,666.00
EQ/Alliance Growth and Income                    $ 151.00     $   469.00    $   809.00     $ 1,769.00
EQ/Alliance Intermediate Government Securities   $ 146.00     $   453.00    $   782.00     $ 1,712.00
EQ/Alliance International                        $ 176.00     $   546.00    $   939.00     $ 2,041.00
EQ/Alliance Large Cap Growth                     $ 187.00     $   577.00    $   993.00     $ 2,152.00
EQ/Alliance Quality Bond                         $ 145.00     $   449.00    $   776.00     $ 1,700.00
EQ/Alliance Small Cap Growth                     $ 171.00     $   530.00    $   912.00     $ 1,985.00
EQ/Ariel Appreciation II                         $ 893.00     $ 2,576.00    $ 4,128.00     $ 7,507.00
EQ/Bear Stearns Small Company Growth             $ 204.00     $   632.00    $ 1,084.00     $ 2,339.00
EQ/Bernstein Diversified Value                   $ 156.00     $   485.00    $   836.00     $ 1,826.00
EQ/Boston Advisors Equity Income                 $ 174.00     $   539.00    $   929.00     $ 2,019.00
EQ/Calvert Socially Responsible                  $ 175.00     $   542.00    $   934.00     $ 2,030.00
EQ/Capital Guardian Growth                       $ 165.00     $   510.00    $   880.00     $ 1,917.00
EQ/Capital Guardian International                $ 192.00     $   593.00    $ 1,020.00     $ 2,207.00
EQ/Capital Guardian Research                     $ 160.00     $   498.00    $   858.00     $ 1,872.00
EQ/Capital Guardian U.S. Equity                  $ 160.00     $   498.00    $   858.00     $ 1,872.00
EQ/Caywood-Scholl High Yield Bond                $ 167.00     $   517.00    $   891.00     $ 1,940.00
EQ/Equity 500 Index                              $ 118.00     $   369.00    $   639.00     $ 1,409.00
EQ/Evergreen International                       $ 820.00     $ 2,381.00    $ 3,845.00     $ 7,113.00
EQ/Evergreen Omega                               $ 166.00     $   514.00    $   885.00     $ 1,929.00
EQ/FI Mid Cap                                    $ 166.00     $   514.00    $   885.00     $ 1,929.00
EQ/FI Mid Cap Value                              $ 170.00     $   526.00    $   907.00     $ 1,974.00
EQ/GAMCO Mergers and Acquisitions                $ 242.00     $   746.00    $ 1,275.00     $ 2,724.00
EQ/GAMCO Small Company Value                     $ 176.00     $   546.00    $   939.00     $ 2,041.00
EQ/International Growth                          $ 198.00     $   613.00    $ 1,052.00     $ 2,273.00
--------------------------------------------------------------------------------------------------------------


14 Fee table

-----------------------------------------------------------------------------------------------------
                                           If you surrender your contract at the end of the
                                                        applicable time period
 Portfolio Name                             1 year      3 years       5 years        10 years
-----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth               $ 189.00     $   584.00   $ 1,004.00     $ 2,174.00
EQ/JPMorgan Core Bond                   $ 138.00     $   430.00   $   743.00     $ 1,631.00
EQ/JPMorgan Value Opportunities         $ 157.00     $   488.00   $   842.00     $ 1,838.00
EQ/Lazard Small Cap Value               $ 170.00     $   526.00   $   907.00     $ 1,974.00
EQ/Legg Mason Value Equity              $ 469.00     $ 1,411.00   $ 2,360.00     $ 4,756.00
EQ/Long Term Bond                       $ 150.00     $   465.00   $   804.00     $ 1,758.00
EQ/Lord Abbett Growth and Income        $ 244.00     $   752.00   $ 1,286.00     $ 2,745.00
EQ/Lord Abbett Large Cap Core           $ 285.00     $   874.00   $ 1,489.00     $ 3,145.00
EQ/Lord Abbett Mid Cap Value            $ 194.00     $   600.00   $ 1,031.00     $ 2,229.00
EQ/Marsico Focus                        $ 183.00     $   568.00   $   977.00     $ 2,119.00
EQ/Mercury Basic Value Equity           $ 152.00     $   472.00   $   814.00     $ 1,781.00
EQ/Mercury International Value          $ 192.00     $   593.00   $ 1,020.00     $ 2,207.00
EQ/MFS Emerging Growth Companies        $ 161.00     $   501.00   $   863.00     $ 1,883.00
EQ/MFS Investors Trust                  $ 160.00     $   498.00   $   858.00     $ 1,872.00
EQ/Money Market                         $ 128.00     $   398.00   $   688.00     $ 1,515.00
EQ/Montag & Caldwell Growth             $ 174.00     $   539.00   $   929.00     $ 2,019.00
EQ/PIMCO Real Return                    $ 161.00     $   501.00   $   863.00     $ 1,883.00
EQ/Short Duration Bond                  $ 139.00     $   433.00   $   749.00     $ 1,643.00
EQ/Small Company Index                  $ 121.00     $   378.00   $   655.00     $ 1,444.00
EQ/TCW Equity                           $ 179.00     $   555.00   $   956.00     $ 2,074.00
EQ/UBS Growth and Income                $ 177.00     $   549.00   $   945.00     $ 2,052.00
EQ/Van Kampen Comstock                  $ 188.00     $   581.00   $   999.00     $ 2,163.00
EQ/Van Kampen Emerging Markets Equity   $ 250.00     $   768.00   $ 1,312.00     $ 2,797.00
EQ/Van Kampen Mid Cap Growth            $ 239.00     $   736.00   $ 1,259.00     $ 2,692.00
EQ/Wells Fargo Montgomery Small Cap     $ 407.00     $ 1,233.00   $ 2,074.00     $ 4,245.00


-----------------------------------------------------------------------------------------------------
                                                  If you annuitize at the end of the
                                                        applicable time period
 Portfolio Name                             1 year      3 years       5 years        10 years
-----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth               $ 189.00     $   584.00   $ 1,004.00     $ 2,174.00
EQ/JPMorgan Core Bond                   $ 138.00     $   430.00   $   743.00     $ 1,631.00
EQ/JPMorgan Value Opportunities         $ 157.00     $   488.00   $   842.00     $ 1,838.00
EQ/Lazard Small Cap Value               $ 170.00     $   526.00   $   907.00     $ 1,974.00
EQ/Legg Mason Value Equity              $ 469.00     $ 1,411.00   $ 2,360.00     $ 4,756.00
EQ/Long Term Bond                       $ 150.00     $   465.00   $   804.00     $ 1,758.00
EQ/Lord Abbett Growth and Income        $ 244.00     $   752.00   $ 1,286.00     $ 2,745.00
EQ/Lord Abbett Large Cap Core           $ 285.00     $   874.00   $ 1,489.00     $ 3,145.00
EQ/Lord Abbett Mid Cap Value            $ 194.00     $   600.00   $ 1,031.00     $ 2,229.00
EQ/Marsico Focus                        $ 183.00     $   568.00   $   977.00     $ 2,119.00
EQ/Mercury Basic Value Equity           $ 152.00     $   472.00   $   814.00     $ 1,781.00
EQ/Mercury International Value          $ 192.00     $   593.00   $ 1,020.00     $ 2,207.00
EQ/MFS Emerging Growth Companies        $ 161.00     $   501.00   $   863.00     $ 1,883.00
EQ/MFS Investors Trust                  $ 160.00     $   498.00   $   858.00     $ 1,872.00
EQ/Money Market                         $ 128.00     $   398.00   $   688.00     $ 1,515.00
EQ/Montag & Caldwell Growth             $ 174.00     $   539.00   $   929.00     $ 2,019.00
EQ/PIMCO Real Return                    $ 161.00     $   501.00   $   863.00     $ 1,883.00
EQ/Short Duration Bond                  $ 139.00     $   433.00   $   749.00     $ 1,643.00
EQ/Small Company Index                  $ 121.00     $   378.00   $   655.00     $ 1,444.00
EQ/TCW Equity                           $ 179.00     $   555.00   $   956.00     $ 2,074.00
EQ/UBS Growth and Income                $ 177.00     $   549.00   $   945.00     $ 2,052.00
EQ/Van Kampen Comstock                  $ 188.00     $   581.00   $   999.00     $ 2,163.00
EQ/Van Kampen Emerging Markets Equity   $ 250.00     $   768.00   $ 1,312.00     $ 2,797.00
EQ/Van Kampen Mid Cap Growth            $ 239.00     $   736.00   $ 1,259.00     $ 2,692.00
EQ/Wells Fargo Montgomery Small Cap     $ 407.00     $ 1,233.00   $ 2,074.00     $ 4,245.00

-------------------------------------------------------------------------------------------------------
                                               If you do not surrender your contract at
                                                         applicable time period
 Portfolio Name                             1 year      3 years            5 years        10 years
-------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth               $ 189.00     $   584.00        $ 1,004.00     $ 2,174.00
EQ/JPMorgan Core Bond                   $ 138.00     $   430.00        $   743.00     $ 1,631.00
EQ/JPMorgan Value Opportunities         $ 157.00     $   488.00        $   842.00     $ 1,838.00
EQ/Lazard Small Cap Value               $ 170.00     $   526.00        $   907.00     $ 1,974.00
EQ/Legg Mason Value Equity              $ 469.00     $ 1,411.00        $ 2,360.00     $ 4,756.00
EQ/Long Term Bond                       $ 150.00     $   465.00        $   804.00     $ 1,758.00
EQ/Lord Abbett Growth and Income        $ 244.00     $   752.00        $ 1,286.00     $ 2,745.00
EQ/Lord Abbett Large Cap Core           $ 285.00     $   874.00        $ 1,489.00     $ 3,145.00
EQ/Lord Abbett Mid Cap Value            $ 194.00     $   600.00        $ 1,031.00     $ 2,229.00
EQ/Marsico Focus                        $ 183.00     $   568.00        $   977.00     $ 2,119.00
EQ/Mercury Basic Value Equity           $ 152.00     $   472.00        $   814.00     $ 1,781.00
EQ/Mercury International Value          $ 192.00     $   593.00        $ 1,020.00     $ 2,207.00
EQ/MFS Emerging Growth Companies        $ 161.00     $   501.00        $   863.00     $ 1,883.00
EQ/MFS Investors Trust                  $ 160.00     $   498.00        $   858.00     $ 1,872.00
EQ/Money Market                         $ 128.00     $   398.00        $   688.00     $ 1,515.00
EQ/Montag & Caldwell Growth             $ 174.00     $   539.00        $   929.00     $ 2,019.00
EQ/PIMCO Real Return                    $ 161.00     $   501.00        $   863.00     $ 1,883.00
EQ/Short Duration Bond                  $ 139.00     $   433.00        $   749.00     $ 1,643.00
EQ/Small Company Index                  $ 121.00     $   378.00        $   655.00     $ 1,444.00
EQ/TCW Equity                           $ 179.00     $   555.00        $   956.00     $ 2,074.00
EQ/UBS Growth and Income                $ 177.00     $   549.00        $   945.00     $ 2,052.00
EQ/Van Kampen Comstock                  $ 188.00     $   581.00        $   999.00     $ 2,163.00
EQ/Van Kampen Emerging Markets Equity   $ 250.00     $   768.00        $ 1,312.00     $ 2,797.00
EQ/Van Kampen Mid Cap Growth            $ 239.00     $   736.00        $ 1,259.00     $ 2,692.00
EQ/Wells Fargo Montgomery Small Cap     $ 407.00     $ 1,233.00        $ 2,074.00     $ 4,245.00
-------------------------------------------------------------------------------------------------------



                                                                    Fee table 15

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2005.



16 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $10,000 to purchase a contract. You may make additional contributions of at least $1,000 each for NQ and QP contracts and $50 each for IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


We may refuse to accept any contribution if the sum of all contributions under all Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts that you own would then total more than $2,500,000. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
               Available
Contract       for annuitant                                                     Limitations on
type           issue ages       Source of contributions                          contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ             0 through 83    o After-tax money.                                o No additional contribution may be made
                                                                                   after attainment of age 84, or, if later, the
                               o Paid to us by check or transfer of contract       first contract anniversary.
                                 value in a tax-deferred exchange under
                                 Section 1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 83   o Eligible rollover distributions from TSA con-   o No rollover or direct transfer contributions
                                 tracts or other 403(b) arrangements,              may be made after attainment of age 84, or,
                                 qualified plans, and governmental employer        if later, the first contract anniversary.
                                 457(b) plans.
                                                                                 o Contributions after age 70-1/2 must be net of
                               o Rollovers from another traditional individual     required minimum distributions.
                                 retirement arrangement.
                                                                                 o Although we accept regular IRA contribu-
                               o Direct custodian-to-custodian transfers from      tions under Rollover IRA contracts, we intend
                                 another traditional individual retirement         that this contract be used primarily for
                                 arrangement.                                      rollover and direct transfer contributions.
                                                                                   Regular IRA contributions are limited to
                                                                                   $4,000 for 2006; same for 2007.
                               o Regular IRA contributions.
                                                                                 o Additional catch-up contributions of up to
                               o Additional "catch-up" contributions.              $1,000 can be made for the calendar year
                                                                                   2006 where the owner is at least age 50 but
                                                                                   under age 70-1/2 at any time during the calendar
                                                                                   year for which the contribution is made.
                                                                                   This amount stays the same for 2007.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
                   Available
Contract          for annuitant                                                      Limitations on
type              issue ages          Source of contributions                        contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 83      o Rollovers from another Roth IRA.              o No rollover or direct transfer contributions
IRA                                                                                    may be made after attainment of age 84, or,
                                     o Rollovers from a "designated Roth contribu-     if later, the first contract anniversary.
                                       tion account" under a 401(k) plan or 403(b)
                                       arrangement.                                  o Conversion rollovers after age 70-1/2 must be
                                                                                       net of required minimum distributions for the
                                     o Conversion rollovers from a traditional IRA.    traditional IRA you are rolling over.

                                     o Direct transfers from another Roth IRA.       o You cannot roll over funds from a traditional
                                                                                       IRA if your adjusted gross income is
                                     o Regular Roth IRA contributions.                 $100,000 or more.

                                     o Additional catch-up contributions.            o Although we accept regular Roth IRA contri-
                                                                                       butions under Roth IRA contracts, we intend
                                                                                       that this contract be used primarily for
                                                                                       rollover and direct transfer contributions.
                                                                                       Regular Roth IRA contributions are limited to
                                                                                       $4,000 for 2006; same for 2007.

                                                                                     o Additional catch-up contributions of up to
                                                                                       $1,000 can be made for the calendar year
                                                                                       2006 where the owner is at least age 50 at
                                                                                       any time during the calendar year for which
                                                                                       the contribution is made. This amount stays
                                                                                       the same for 2007.
------------------------------------------------------------------------------------------------------------------------------------
QP                20 through 75      o Only transfer contributions from other        o We do not accept regular ongoing payroll
                                       investments within an existing defined          contributions.
                                       contribution qualified plan trust.
                                                                                     o Only one additional transfer contribution
                                     o The plan must be qualified under Section        may be made during a contract year.
                                       401(a) of the Internal Revenue Code.
                                                                                     o No additional transfer contributions may be
                                     o For 401(k) plans, transferred contributions     made after attainment of age 76, or, if
                                       may not include any after-tax contributions.    later, the first contract anniversary.

                                                                                     o Contributions after age 70-1/2 must be net of
                                                                                       any required minimum distributions.

                                                                                     o A separate QP contract must be established
                                                                                       for each plan participant.

                                                                                     o We do not accept contributions from defined
                                                                                       benefit plans.
See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------




See "Tax information," later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


18 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors or the Uniform Transfers to Minors Act in your state.

Under all IRA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


You can choose from among the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.



                                              Contract features and benefits  19

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Advisor(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o Legg Mason Capital Management, Inc.
                                                                                         o MFS Investment Management
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     To seek a balance of a high current income and capital     o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Long-term growth of capital.                               o A I M Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    High total return through a combination of current         o Pacific Investment Management Company LLC
                              income and capital appreciation.                           o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Long-term growth of capital.                               o AllianceBernstein L.P.
 INTERNATIONAL EQUITY                                                                    o J.P. Morgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 CORE EQUITY                                                                             o Janus Capital Management LLC
                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital                                o AllianceBernstein L.P.
 GROWTH                                                                                  o RCM Capital Management LLC
                                                                                         o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------



20 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                   Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Long-term growth of capital.                            o AllianceBernstein L.P.
 VALUE                                                                                   o Institutional Capital Corporation
                                                                                         o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP          Long-term growth of capital.                            o AllianceBernstein L.P.
 GROWTH                                                                                  o Franklin Advisers, Inc.
                                                                                         o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE    Long-term growth of capital.                            o AXA Rosenberg Investment Management LLC
                                                                                         o TCW Investment Management Company
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Long-term growth of capital.                            o Firsthand Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                   Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                   o AllianceBernstein L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II         Seeks long-term capital appreciation.                   o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS                  Seeks to achieve capital appreciation.                  o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                             o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY        Seeks a combination of growth and income to achieve an  o Boston Advisors, LLC.
 INCOME                          above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                   o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                               and Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH       Seeks long-term growth of capital.                      o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                 o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                 Objective                                                   Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       Seeks to achieve long-term growth of capital.               o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         Seeks to maximize current income.                           o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that approximates      o AllianceBernstein L.P.
                               the total return performance of the S&P 500 Index,
                               including reinvestment of dividends, at a risk level
                               consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     Seeks capital growth and current income.                    o Evergreen Investment Management Com-
 BOND                                                                                        pany, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             Seeks long-term capital growth.                             o Evergreen Investment Management
                                                                                             Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                  Seeks long-term growth of capital.                          o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE            Seeks long-term capital appreciation.                       o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           Seeks to achieve capital appreciation.                      o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         Seeks to maximize capital appreciation.                     o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        Seeks to achieve capital appreciation.                      o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH      Seeks long-term growth of capital.                          o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          Seeks to provide a high total return consistent with mod-   o J.P. Morgan Investment Management Inc.
                               erate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              Long-term capital appreciation.                             o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE      Seeks capital appreciation.                                 o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     Seeks long-term growth of capital.                          o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND              Seeks to maximize income and capital appreciation           o Mercury Advisors
                               through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      Capital appreciation and growth of income without           o Lord, Abbett & Co. LLC
 INCOME                        excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       Capital appreciation and growth of income with reason-      o Lord, Abbett & Co. LLC
 CORE                          able risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   Capital appreciation.                                       o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.                          o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE         Seeks capital appreciation and secondarily, income.         o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL       Seeks to provide current income and long-term growth of     o Merrill Lynch Investment Managers
 VALUE                         income, accompanied by growth of capital.                     International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         Seeks to provide long-term capital growth.                  o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name              Objective                                                    Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with a secondary           o MFS Investment Management
                            objective to seek reasonable current income. For purposes
                            of this Portfolio, the words "reasonable current income"
                            mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve     o The Dreyfus Corporation
                            its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL        Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN        Seeks maximum real return consistent with preservation       o Pacific Investment Management Company,
                            of real capital and prudent investment management.           LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND      Seeks current income with reduced volatility of principal.   o Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the        o AllianceBernstein L.P.
                            deduction of portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY               Seeks to achieve long-term capital appreciation.             o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
                            with income as a secondary consideration.                    (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Capital growth and income.                                   o Morgan Stanley Investment
                                                                                         Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING      Seeks long-term capital appreciation.                        o Morgan Stanley Investment
 MARKETS EQUITY                                                                          Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       Capital growth.                                              o Morgan Stanley Investment
 GROWTH                                                                                  Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY   Seeks long-term capital appreciation.                        o Wells Capital Management Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------


You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives 1-800-789-7771.


                                               Contract features and benefits 23

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied: (i) the fixed maturity option's maturity date is within the current calendar year; or (ii) the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized Separate Account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Fixed maturity options are not available in Maryland and Washington.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. This rate will never be less than 3%.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2006 through 2014. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date. As of February 15, 2006 the next available maturity date was February 15, 2007.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.


If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose either of two ways to allocate your contributions under your contract: self-directed and principal assurance. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

You can elect this allocation program with a minimum initial contribution of $10,000. You select a fixed maturity option and we specify the


24  Contract features and benefits
portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on February 15, 2006 you chose the fixed maturity option with a maturity date of February 15, 2016 since the rate to maturity was 4.22% on February 15, 2006, we would have allocated $6,613 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus.

The principal assurance allocation feature is not available in Maryland.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

For California residents only, if you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.


If you allocate your entire initial contribution to the money market account and/or the principal assurance allocation feature, if available, the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial amount. If you allocate any portion of your initial contribution to the variable investment options (other than the money market account) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) and (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions

Please note that if you are holding your traditional or Roth individual retirement annuity contract in a custodial individual retirement account, your contract and your account must match: you cannot hold a Roth individual retirement annuity in a traditional individual retirement account and vice versa.


                                              Contract features and benefits  25

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options and (ii) the market adjusted amounts in the fixed maturity options.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value. Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option less daily charges for mortality and expense risks and administrative expenses.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal; and/or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option.

A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


INSUFFICIENT ACCOUNT VALUE


Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all of your rights under your contract and any applicable guaranteed benefits.


26  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.


o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.

DISRUPTIVE TRANSFER ACTIVITY


You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer



                            Transferring your money among investment options  27
privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, neither trust had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


DOLLAR COST AVERAGING

Dollar cost averaging allows you to gradually transfer amounts from the EQ/Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/ Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/ Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

                      ----------------------------------

You may not elect dollar cost averaging if you are participating in the rebalancing program. There is no charge for the dollar cost averaging feature.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect we will process the transfer as requested; your rebalancing allocations will not be changed and the rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.



28  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you request to withdraw more than 90% of a contract's current cash value, after a withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


Please see "Insufficient account value" in "Determining your contract's value" earlier in the Prospectus and "How withdrawals affect your minimum death benefit" below for more information on how withdrawals could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                                  Method of withdrawal
                   -------------------------------------------------------------
                                                              Lifetime
                                                             required
                                               Substan-      minimum
      Contract     Lump sum    Systematic   tially equal   distribution
--------------------------------------------------------------------------------
NQ                   Yes          Yes            No             No
--------------------------------------------------------------------------------
Rollover IRA         Yes          Yes            Yes           Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                 Yes          Yes            Yes            No
--------------------------------------------------------------------------------
QP                   Yes           No            No            Yes
--------------------------------------------------------------------------------

We impose no withdrawal charge for withdrawals from the Accumulator(R) Advisor(SM) variable annuity contract. However, withdrawals, including withdrawals made to pay all or part of any fee that may be associated with the fee-based program, may be subject to income tax and a 10% penalty tax, as described in "Tax information" later in this Prospectus. In addition, the fee-based program sponsor may apply a charge if you decide to no longer participate in the program. You should consult with your program sponsor for more details about your particular fee-based arrangement.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. The minimum amount you may withdraw is $300.


SYSTEMATIC WITHDRAWALS
(All contracts except QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially


                                                        Accessing your money  29
equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and QP contracts only -- See "Tax information" later in this Prospectus)


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


You may elect this option in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250 or, if less, your account value. If your account value is less than $500 after the withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR MINIMUM DEATH BENEFIT

Withdrawals will reduce your minimum death benefit on a pro rata basis.

Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the annuity payout options. The annuity payout options are discussed under "Your annuity payout options" below. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are any more favorable factors that may be in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) Advisor(SM) provide for conversion to payout status at or before the contract's "maturity date."



30  Accessing your money

This is called annuitization. When you annuitize, your Accumulator(R) Advisor(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Advisor(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your Accumulator(R) Advisor(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.



--------------------------------------------------------------------------------
Fixed annuity payout options       Life annuity
                                   Life annuity with period
                                    certain
                                   Life annuity with refund
                                    certain
                                   Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity         Life annuity (not
   payout options                   available in New York)
                                   Life annuity with period
                                    certain
--------------------------------------------------------------------------------
Income Manager(R) payout options   Life annuity with a
   (available for annuitants        period certain
   age 83 or less at               Period certain annuity
   contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A fixed life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years even if the annuitant dies before the end of the period certain. The guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.


                                                        Accessing your money  31

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For QP contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract. You must be eligible for a distribution under the QP contracts.

You may choose to apply the account value of your Accumulator(R) Advisor(SM) contract to an Income Manager(R) payout annuity.


The Income Manager(R) payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R) Advisor(SM) contract date. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:


-------------------------------
                  Maximum
 Issue age   annuitization age
-------------------------------
    0-75            85
     76             86
     77             87
   78-80            88
   81-83            90
-------------------------------


32  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS


MORTALITY AND EXPENSE RISKS CHARGE AND ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit, as well as administrative expenses under the contract. The daily charge is equivalent to an annual rate of up to 0.50% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the minimum death benefit exceeds the account value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

The administrative charge is to compensate us for administrative expenses under the contract.

We may reduce or eliminate the mortality and expense risks charge and administrative charge if we believe that the risks or administrative expenses for which this charge are imposed are reduced or eliminated. We will not permit a reduction or elimination of this charge where it would be unfairly discriminatory.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


FEE-BASED EXPENSES

The fees and expenses of a fee-based program are separate from and in addition to the fees and expenses of the contract. Please consult with your program sponsor for more details about your fee-based program.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o    Management fees ranging from 0.10% to 1.20%.

o    12b-1 fees of 0.25%.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge and administrative charge or change the minimum contribution requirements. We may offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recom-


                                                        Charges and expenses  33
mending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


34  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the minimum death benefit. The minimum death benefit is equal to your total contributions less withdrawals. See "How withdrawals affect your minimum death benefit" earlier in this Prospectus. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment.


Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner can change after the original owner's death for purposes of federal tax law required distribution from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the designated beneficiary successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).


o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


o    A successor owner should name a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable


                                                    Payment of death benefit  35
requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value (adjusted for any subsequent withdrawals). The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole primary beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o    Any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract



36  Payment of death benefit
owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o    Any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o    Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o    The annuity account value will not be reset to the death benefit amount.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


                                                    Payment of death benefit  37

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Advisor(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or QP. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the guaranteed minimum death benefit, selection of investment funds and fixed maturity options and choices of pay-out options available in Accumulator(R) Advisor(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. Currently, we believe that these provisions would not apply to Accumulator(R) Advisor(SM) contracts because of the type of benefits provided under the contract. However, you should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II for a discussion of QP contracts at the end of this Prospectus.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:


38  Tax information

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. This includes withdrawals to pay all or a part of any fee that may be associated with the fee-based program. See "Withdrawing your account value" in "Accessing your money" earlier in this Prospectus. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o The owner and the annuitant are the same under the source contract and the Accumulator(R) Advisor(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured under the life insurance or endowment contract must be the same as the owner and annuitant, respectively under the Accumulator(R) Advisor(SM) contract.

The tax basis, also referred to as your tax basis in the contract, of the source contract carries over to the Accumulator(R) Advisor(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


                                                             Tax information  39

The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o "traditional IRAs," typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing



40  Tax information
your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Advisor(SM) traditional and Roth IRA contracts for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Advisor(SM) traditional and Roth IRA contracts.


Your right to cancel within a certain number of days

You can cancel any version of the Accumulator(R) Advisor(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

Traditional individual retirement annuities (traditional IRAs)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation;

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

Regular contributions to traditional IRAs


Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $1,000 to your traditional IRA for 2006. This amount stays the same for the taxable year 2007.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of the taxable years 2006 and 2007 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, for each of the taxable years 2006 and 2007, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2006 and for 2007.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing


                                                             Tax information  41
jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2006, for example, you determine AGI and subtract $50,000 if you are single, or $75,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:



 ($10,000-excess AGI)     times    the maximum       Equals    the adjusted
 --------------------       x        regular           =        deductible
 divided by $10,000                contribution                contribution
                                   for the year                   limit

Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.


Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2006 and 2007). The dollar limit is $5,000 in 2006 and 2007 for people eligible to make ages 50-70-1/2 catch-up contributions. See "Excess contributions" later in this section. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o    governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

Direct transfer contributions may only be made from one traditional IRA to another.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


Rollovers from "eligible retirement plans" other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o    Do it yourself:
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover:
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o    substantially equal periodic payments made at least annually for

42  Tax information
     your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o regular contributions to a traditional IRA made after you reach age 70-1/2; or

o rollover contributions of amounts, which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get dis-


                                                             Tax information  43
tributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" earlier in this section; or

o    the entire amount received is rolled over to another traditional
     IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollovers and transfer contributions to traditional IRAs" earlier in this section.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging or long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

Required minimum distributions


Background on Regulations -- Required Minimum Distributions. Distributions must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts, if you take the annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn 70-1/2.


When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.


ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing.


44  Tax information

However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawals to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. The revised proposed rules permit Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


                                                             Tax information  45

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

Roth individual retirement annuities (Roth IRAs)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Accumulator(R) Advisor(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or


o    tax-free rollover contributions from other Roth arrangements; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfers" later in this section. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs


Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totaling up to $1,000 can be made for the taxable year 2006. This amount stays the same for the taxable year 2007.


With a Roth IRA, you can make regular contributions when you reach age 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.


46  Tax information

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.

Rollovers and direct transfers


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o    another Roth IRA ("tax-free rollover contribution");



o from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement;

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");

o you may not make contributions to a Roth IRA from a qualified plan under section 401(a) of the Internal Revenue Code, a TSA under section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made, beginning in 2006.

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose also excludes any lifetime required minimum distribution from a traditional IRA.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."


You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including


                                                             Tax information  47
extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The condition will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE-IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:


o    rollovers from a Roth IRA to another Roth IRA;

o    direct transfers from a Roth IRA to another Roth IRA;


o    qualified distributions from a Roth IRA; and

o    return of excess contributions or amounts recharacterized to a traditional
     IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 59-1/2 or older; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time home buyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them) there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.


48  Tax information

Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2006 and the conversion contribution is made in 2007, the conversion contribution is treated as contributed prior to other conversion contributions made in 2007.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.

Federal and state income tax withholding and information reporting

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding, as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


                                                             Tax information  49

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


Federal income tax withholding on non-periodic annuity payments (withdrawals)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan. If a non-periodic distribution from a qualified plan is not an eligible rollover distribution then the 10% withholding rate applies.

Mandatory withholding from qualified plan distributions

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a qualified plan can be rolled over to another eligible retirement plan. All distributions from a qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


50  Tax information

8.  More information

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ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49


Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 45 and Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Accounts' operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 45 and Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 45 and Separate Account No. 49 are registered under the Investment Company Act of 1940 and are registered and classified under that act as "unit investment trusts." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 45 or Separate Account No. 49. Although Separate Account No. 45 and Separate Account No. 49 are registered, the SEC does not monitor the activity of Separate Account No. 45 or Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of its Trusts.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;


(6)  to restrict or eliminate any voting rights as to the Separate Accounts;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.


ABOUT THE TRUSTS


AXA Premier VIP Trust and EQ Advisors Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


AXA Equitable serves as the investment manager of the Trusts. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about the Trusts' portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appear in the prospectuses for each Trust, which are generally attached at the end of this Prospectus, or in the respective SAIs which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2006 and the related price per $100 of maturity value were as shown below:



                                                            More information  51

-------------------------------------------------------
  Fixed Maturity
   Options with
   February 15th        Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 15, 2006   Maturity Value
-------------------------------------------------------
        2007       3.62%               $ 96.51
        2008       3.74%               $ 92.92
        2009       3.83%               $ 89.33
        2010       3.90%               $ 85.80
        2011       3.94%               $ 82.42
        2012       4.02%               $ 78.93
        2013       4.11%               $ 75.41
        2014       4.18%               $ 72.05
        2015       4.22%               $ 68.92
        2016       4.22%               $ 66.13
-------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Com-



52  More information
pany Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA or QP contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described in "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgment of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.


                                                            More information  53

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees;

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 45 or Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Accounts, our ability to meet our obligations under the contracts, or the distribution of the contracts.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

Loans are not available and you cannot assign IRA contracts as security for a loan or other obligation. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA contract to another similar arrangement under federal income tax rules.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). AXA Advisors serves as the principal underwriter of


54  More information

Separate Account No. 45, and AXA Distributors serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.


AXA Equitable does not pay sales commissions to the Distributors in connection with the sale of contracts.


The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or our products on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.



                                                            More information  55

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Report on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


56  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts 45 and 49 with the same daily asset charges of 0.50%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005


-----------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
                                                             ----------------------------------------------------------------------
                                                                2005        2004      2003        2002        2001        2000
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.50     $ 10.70        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.57     $ 10.37        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.76     $ 10.47        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 54.27     $ 52.05   $ 48.11     $ 40.59     $ 46.74          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --           1         1           3           3          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.37     $ 10.71        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          29          --        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 68.25     $ 63.39   $ 56.83     $ 41.54     $ 58.69     $ 78.83
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.63     $ 11.49   $ 11.11     $ 10.76          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2           1         1           2          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.06     $ 11.33   $ 10.16     $  7.97          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --           1        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP High Yield
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 35.26     $ 34.38   $ 31.80     $ 26.08     $ 27.00     $ 26.95
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2           2         2           2           2          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.18     $ 12.35   $ 10.52     $  7.87          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --        --           1          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.39     $ 10.72   $  9.83     $  7.71          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           1         1           2          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------------------
                                                                                  For the years ending December 31,
                                                               ----------------------------------------------------------------
                                                                2005        2004       2003       2002        2001         2000
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.10   $   9.44   $   8.90   $   6.84           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2          2          2          3           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.62   $  11.84   $  10.40   $   7.98           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.46   $   9.70   $   8.72   $   6.25           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1          1          1          3           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.73   $  11.92   $  10.40   $   7.43           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --         --         --          1           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.36   $   9.36   $   8.96   $   5.71           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          15         14         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $316.20   $ 304.68   $ 268.33   $ 180.32     $ 271.84     $ 306.09
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          10         13          7          7           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 32.70   $  31.15   $  27.85   $  21.46     $  27.40           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           3          5          6          5            4           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 21.14   $  20.98   $  20.69   $  20.36     $  18.84           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           5          7          4         10            8           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 16.58   $  14.45   $  12.29   $   9.14     $  10.22           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1          4          5          4            3           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  7.55   $   6.60   $   6.12   $   4.99     $   7.29     $   9.63
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1          1          1          4            3           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 17.77   $  17.51   $  16.96   $  16.46           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           6          6          6          6           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 18.20   $  16.41   $  14.47   $  10.32     $  14.86     $  17.22
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           3          4          4         11            4           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.38         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------------------
                                                                              For the years ending December 31,
                                                            ------------------------------------------------------------------------
                                                                2005       2004       2003        2002        2001        2000
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 8.59    $  8.04          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          4          1          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $16.05    $ 15.30     $ 13.56     $ 10.58     $ 12.31     $ 12.01
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          5          9           6          15          10          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 6.30    $  5.96          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          1          2          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 9.20    $  8.50     $  8.25     $  6.48     $  8.85          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $13.33    $ 12.75     $ 12.14     $  9.84     $ 13.43     $ 17.87
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          1          1           1           1          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $13.07    $ 11.22     $  9.92     $  7.52     $  8.90     $ 11.30
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        344        176          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $12.52    $ 11.87     $ 10.76     $  8.22     $ 10.97     $ 11.25
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --          --           6          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $12.28    $ 11.65     $ 10.71     $  7.89     $ 10.39     $ 10.66
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          2         16          17          13           1          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $10.46         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $29.22    $ 28.13     $ 25.65     $ 20.16     $ 26.11     $ 29.88
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          3          1          62          62           1          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 9.77         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 9.07    $  8.77     $  8.23     $  5.99     $  7.92          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          2          2          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $12.23    $ 11.56     $ 10.01     $  7.01     $  8.64     $ 10.03
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        324        465         576         582           6          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------------------
                                                                              For the years ending December 31,
                                                            ------------------------------------------------------------------------
                                                                2005        2004        2003        2002       2001        2000
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 17.04     $ 15.38     $ 13.12    $  9.89     $ 11.66     $ 11.27
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         215         332         407        416          13          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.56          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         301          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 27.24     $ 26.24          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.56          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  6.67     $  6.25     $  5.60    $  4.47     $  6.45     $  8.42
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           3           3          11         13          10          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.95     $ 14.70     $ 14.19    $ 13.80     $ 12.65     $ 11.78
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           9           5           1          1          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.58     $ 14.10     $ 12.78    $ 10.13     $ 12.57     $ 13.56
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 18.39     $ 17.65     $ 15.15    $ 11.08     $ 12.93     $ 11.04
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2          12          16          7          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.06          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.66          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.62          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.21          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 15.82     $ 14.36     $ 13.06    $ 10.01     $ 11.37          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           8           3           3          2          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


                                                                              For the years ending December 31,
                                                            ------------------------------------------------------------------------
                                                                2005        2004         2003        2002        2001        2000
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 21.84     $ 21.32      $ 19.38     $ 14.84     $ 17.90          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           7         189          187         185           1          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 19.90     $ 18.04      $ 14.90     $ 11.70     $ 14.10     $ 18.06
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           4           3           --           8          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 15.29     $ 14.09      $ 12.58     $  9.77     $ 14.96     $ 22.79
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.08     $  9.45      $  8.53     $  7.02     $  8.94     $ 10.69
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2          19           21          13           2          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 35.18     $ 34.45      $ 34.36     $ 34.34     $ 34.09     $ 33.08
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           2            2           1          19          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --         124          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  4.90     $  4.67           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --           2           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.99          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.04          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 15.81     $ 15.24      $ 13.02     $  8.97     $ 11.40     $ 11.22
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2          --            1           1           1          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 20.25     $ 19.57           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  5.90     $  5.44           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --           2           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.49          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         303          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.98     $ 11.34      $  9.21     $  5.94     $  6.34     $  6.72
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          12          12           11          11           2          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-5

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


                                                                          For the years ending December 31,
                                                                 ----------------------------------------------------------
                                                                     2005      2004      2003    2002    2001    2000
---------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 12.44     --        --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               --     --        --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)               --     --        --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 11.97     --        --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               --     --        --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)               --   --          --      --      --      --
---------------------------------------------------------------------------------------------------------------------------


A-6 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who purchased an Accumulator(R) Advisor(SM) QP contract in conjunction with a fee-based program should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Advisor(SM) QP contract or another annuity. Therefore, you should purchase an Accumulator(R) Advisor(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawals from the QP contract may be required. A market value adjustment may apply.


Further, AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/ employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and,


o beginning in 2006, provisions in the Treasury Regulations on required minimum distributions will require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed from the contract.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2010.



--------------------------------------------------------------------------------
                                           Hypothetical assumed
                                            rate to maturity on
                                             February 15, 2010
                                              5.00%        9.00%
--------------------------------------------------------------------------------
 As of February 15, 2010 (before withdrawal)
--------------------------------------------------------------------------------
(1) Market adjusted amount                $144,048     $ 119,487
--------------------------------------------------------------------------------
(2) Fixed maturity amount                 $131,080     $ 131,080
--------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                             $ 12,968     $ (11,593)
--------------------------------------------------------------------------------
 On February 15, 2010 (after withdrawal)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                   $  4,501     $  (4,851)
--------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
  [$50,000 - (4)]                         $ 45,499     $  54,851
--------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)      $ 85,581     $  76,229
--------------------------------------------------------------------------------
(7) Maturity value                        $120,032     $ 106,915
--------------------------------------------------------------------------------
(8) Market adjusted amount of (7)         $ 94,048     $  69,487
--------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


C-1 Appendix III: Market value adjustment example

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Unit Values                                                                  2
Custodian and Independent Registered Public Accounting Firm                  2
Distribution of the Contracts                                                2
Financial Statements                                                         2


How to obtain an Accumulator(R) Advisor(SM) Statement of Additional Information for
Separate Account No. 45 and Separate Account No. 49

Send this request form to:
 Accumulator(R) Advisor(SM)
     P.O. Box 1547
     Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Accumulator(R) Advisor(SM) SAI dated May 1, 2006.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip








                                                                  x01185/Advisor


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Income Manager(R)

Payout annuity contracts


PROSPECTUS DATED MAY 1, 2009

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. This Prospectus supersedes all prior Prospectuses and supplements.


--------------------------------------------------------------------------------

WHAT IS INCOME MANAGER(R)?

Income Manager(R) contracts are payout annuity contracts issued by AXA Equitable Life Insurance Company. They are designed to provide retirement income. We offer two versions of the Income Manager(R) payout annuity contract from which you may choose to receive your retirement income. You may choose to receive income payable for a specified period ("period certain"). Or, you may choose to receive lifetime income payable for at least a specified period ("life annuity with a period certain"). Under the life annuity with a period certain contract, you may choose whether payments are made on a single life or a joint and survivor life basis. In certain circumstances, the forms of annuity available under your Income Manager(R) contract may be limited.


This Prospectus is not your contract. Your contract and any endorsements, riders and data pages as identified in your contract are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The description of the contract's provisions in this Prospectus is current as of the date of this Prospectus; however, because certain provisions may be changed after the date of this Prospectus in accordance with the contract, the description of the contract's provisions in this Prospectus is qualified in its entirety by the terms of the actual contract. The contract should be read carefully. You have the right to cancel the contract within a certain number of days after receipt of the contract. You should read this Prospectus in conjunction with any applicable supplements. All optional features and benefits described in this Prospectus may not be available at the time you purchase the contract. We have the right to restrict availability of any optional feature or benefit. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.


Types of contracts. We offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o   A traditional individual retirement annuity ("IRA").

o A GMIB Income Manager(R) payout annuity issued upon exercise of the guaranteed minimum income benefit under an Accumulator(R) series contract ("GMIB Income Manager(R) contract"). A GMIB Income Manager(R) contract can be used as an NQ and a traditional IRA, as well as a Roth IRA contract ("Roth IRA").

Generally, a contribution of at least $10,000 is required to purchase a contract.

Fixed maturity options. We allocate your contributions to a series of fixed maturity options to provide your income payments during the period certain. Amounts allocated to each fixed maturity option will receive a fixed rate of interest during the period certain. Interest is earned at a guaranteed rate we set ("rate to maturity"). We make a market value adjustment (up or down) if you make a withdrawal from a fixed maturity option before its maturity date.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). This prospectus can be obtained from the SEC's website at www.sec.gov.


The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                          x02402

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Contents of this prospectus

--------------------------------------------------------------------------------

INCOME MANAGER(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is AXA Equitable?                                                        5
How to reach us                                                              6
Income Manager(R) at a glance -- key features                                7

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                            9
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                         9
Source of contributions (not applicable to GMIB Income
     Manager(R) contract)                                                    9
Owner and annuitant requirements                                             9
What are your investments under the contract?                                9
What are your contract choices?                                             10
Life annuity with a period certain contract                                 10
Period certain contract (not available if you are purchasing
     a GMIB Income Manager(R) contract)                                     15

--------------------------------------------------------------------------------
2. OTHER BENEFITS AND FEATURES OF THE CONTRACTS                             17
--------------------------------------------------------------------------------
How you can make your contributions                                         17
Your right to cancel within a certain number of days                        17
Surrendering your contract to receive its cash value                        17
When to expect payments                                                     18

--------------------------------------------------------------------------------
3. CHARGES                                                                  19
--------------------------------------------------------------------------------
Withdrawal charges                                                          19
Amounts applied from other contracts issued by
     AXA Equitable                                                          19
Charges for state premium and other applicable taxes                        19
Group or sponsored arrangements                                             19
Other distribution arrangements                                             20

--------------------------------------------------------------------------------
4. PAYMENT OF DEATH BENEFIT                                                 21
--------------------------------------------------------------------------------
Your beneficiary                                                            21
Your annuity payout options (not including GMIB Income
     Manager(R) contracts)                                                  21

----------------------

"We," "our" and "us" refer to AXA Equitable. "Financial professional" means the registered representative who is offering you the contract.


When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this prospectus

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--------------------------------------------------------------------------------
5. TAX INFORMATION                                                          22
--------------------------------------------------------------------------------
Overview                                                                    22

Suspension of required minimum distributions for 2009                       22

Taxation of nonqualified annuities                                          22
Special rules for NQ contracts issued in Puerto Rico                        23
Individual retirement arrangements ("IRAs")                                 23
Traditional individual retirement annuities
     ("traditional IRAs")                                                   24
Federal and state income tax withholding and
     information reporting                                                  29

--------------------------------------------------------------------------------
6. MORE INFORMATION                                                         31
--------------------------------------------------------------------------------
About our fixed maturity options                                            31
About the separate account for the fixed maturity
     options                                                                31
About our general account                                                   31
Other methods of payment                                                    32
About payments under period certain contracts                               32
Dates and prices at which contract events occur                             32

Statutory compliance                                                        32

About legal proceedings                                                     32
Transfers of ownership, collateral assignments, loans,
     and borrowing                                                          32
Distribution of contracts                                                   32

--------------------------------------------------------------------------------
7. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          35
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDIX: MARKET VALUE ADJUSTMENT
     EXAMPLE                                                               A-1
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

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Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.

                                                                     Page
account value                                                          14
annuitant                                                               9
beneficiary                                                            21
business day                                                           17
cash value                                                             17
contract date                                                           8
contract date anniversary                                               8
contract year                                                           8
contribution                                                            9
deferral period                                                        12
fixed maturity amount                                                   9
fixed maturity options                                              cover
IRA                                                                 cover
IRS                                                                    22
joint and survivor                                                     11
joint owners                                                            9
life annuity with a period certain                                     10
life contingent annuity                                                11
market adjusted amount                                                 10
market value adjustment                                                10
maturity value                                                         10
off maturity date                                                      10
NQ                                                                  cover
payout options                                                         21
period certain                                                         10
Processing Office                                                       6
rate to maturity                                                       10
Roth IRA                                                            cover
SEC                                                                 cover
separate account                                                       31
single life                                                            10
traditional IRA                                                     cover

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in the prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

--------------------------------------------------------------------------
Prospectus                   Contract or Supplemental Materials
--------------------------------------------------------------------------
fixed maturity amount        Guaranteed Period Amount
fixed maturity options       Guarantee Periods
                             (Guaranteed Interest Rate Options ("GIRO's") in
                             supplemental materials)
off maturity date payments   Modal Payment Portion
market adjusted amount       annuity account value
maturity date                Expiration Date
rate to maturity             Guaranteed Rate
--------------------------------------------------------------------------

4 Index of key words and phrases

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Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                        Who is AXA Equitable?  5
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HOW TO REACH US


Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Income Manager(R)
     P.O. Box 1577
     Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Income Manager(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Income Manager(R)
     P.O. Box 1547
     Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     IncomeManager(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVES:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on each business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o Statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o   Written confirmation of financial transactions.

You should send all contributions, required notices, and requests to exercise any of your rights or privileges to our Processing Office at the address above.

WE HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) withdrawal requests; and

(4) contract surrender.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests is normally the owner. If there are joint owners, both must sign.

6  Who is AXA Equitable?
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Income Manager(R) at a glance -- key features


------------------------------------------------------------------------------------------------------------------------------------
                                        Income Manager(R)
                                       (life annuity with                Income Manager(R)                  GMIB Income
                                        a period certain)                (period certain)               Manager(R) Contract
------------------------------------------------------------------------------------------------------------------------------------
Income payments                  NQ -- Level or increasing        NQ and IRA -- Level payments     NQ and IRA (traditional and
                                       payments.                                only.              Roth) -- Level payments only.

                                 IRA -- Level payments only.                                       o Certain NQ and IRA contracts
                                                                                                     may be eligible for
                                                                                                     increasing payments.
------------------------------------------------------------------------------------------------------------------------------------
Period certain                   You will receive payments for periods ranging from 7 to 15        o Generally, you will receive at
                                 years depending on the age of the annuitant.                        least 10 years of payments.
                                                                                                     Depending on the annuitant's
                                                                                                     age at GMIB exercise and the
                                                                                                     issue date and type of your
                                                                                                     Accumulator(R) contract, the
                                                                                                     period may be longer or
                                                                                                     shorter.

                                                                                                   o The period certain is
                                                                                                     specified in your
                                                                                                     Accumulator(R) contract and
                                                                                                     cannot be changed.
------------------------------------------------------------------------------------------------------------------------------------
Form of payment available        Single life or joint and         Single life only.                Single life or joint and
                                 survivor.                                                         survivor.
------------------------------------------------------------------------------------------------------------------------------------
Payments after the end of the    Payments continue while the      None                             Payments continue while the
period certain                   annuitant or joint annuitant                                      annuitant or joint annuitant is
                                 is living.                                                        living.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts:                                                                              The annuity account value
 Initial minimum:                o $10,000                        o $10,000                        applied from your Accumulator(R)
                                                                                                   series contract upon GMIB
 Additional minimum:             o $1,000 (subject to             o Not permitted                  exercise. Additional
                                   restrictions)                                                   contributions are not permitted.

                                 Maximum contribution             Maximum contribution
                                 limitations apply to all         limitations apply to all
                                 contracts.                       contracts.
                                 ---------------------------------------------------------------------------------------------------
                                 Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. For more information, please see
                                 "How you can purchase and contribute to your contract" in "Contract features and benefits" later in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options           o Up to 15 fixed maturity options with maturities generally ranging from approximately 1 to 15 years.

                                 o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                                 o Principal guarantees.
                                     -- If you make withdrawals from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw only a portion of a fixed maturity amount, this may increase or decrease any value you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.

------------------------------------------------------------------------------------------------------------------------------------
Taxes                            Generally, earnings will be taxed at your ordinary income tax rate when distributions are made from your contract.

                                 o NQ --  A portion of each payment is generally not considered taxable income until you have received a tax-free recovery of your investment in the contract.

                                 o IRA -- Generally, all amounts distributed from a traditional IRA are taxable. Amounts distributed from a Roth IRA are generally taxable on an income-last basis and may be eligible for tax-free treatment under certain circumstances. The contract is intended to be a payout annuity. However, there may be some instances where you can delay beginning payments, so IRS rules governing deferred annuity payments could apply.
------------------------------------------------------------------------------------------------------------------------------------
Death benefit                    A death benefit is provided if   A death benefit is provided if   A death benefit is provided if
                                 the annuitant dies before the    the annuitant dies before the    the annuitant dies or if a
                                 first payment is made or if a    end of the period certain.       single sum is elected within one
                                 single sum is elected within                                      year following the annuitant's
                                 one year following the                                            death. There is no death benefit
                                 annuitant's death. There is no                                    if the annuitant dies after the
                                 death benefit if the annuitant                                    certain period.
                                 dies after the certain period.
------------------------------------------------------------------------------------------------------------------------------------


                                 Income Manager(R) at a glance -- key features 7
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
------------------------------------------------------------------------------------------------------------------------------------
                                        Income Manager(R)
                                       (life annuity with                Income Manager(R)                  GMIB Income
                                        a period certain)                (period certain)               Manager(R) Contract
------------------------------------------------------------------------------------------------------------------------------------
Access to your money during
the period certain               o Withdrawals (no withdrawals    o Withdrawals (no withdrawals    o Withdrawals (no withdrawals
                                   permitted during the first       permitted during the first       permitted during the first
                                   contract year).                  contract year).                  contract year).

                                 o Contract surrender.            o Contract surrender.            o Contract surrender.

                                 You may also incur income tax    You may also incur income tax    You may also incur income tax
                                 and a penalty tax.               and a penalty tax.               and a penalty tax.

                                 You cannot take a withdrawal     A market value adjustment may    You cannot take a withdrawal
                                 from, or surrender, your life    apply.                           from, or surrender, your life
                                 contingent annuity.                                               contingent annuity.

                                 Withdrawals are subject to                                        Withdrawals are subject to
                                 market value adjustment and                                       market value adjustment and may
                                 may reduce your remaining                                         reduce your remaining payments
                                 payments and shorten any                                          and shorten any remaining
                                 remaining certain period. The                                     certain period. The payment
                                 payment start date under the                                      start date under the life
                                 life contingent annuity will                                      contingent annuity will be
                                 be earlier.                                                       earlier.
------------------------------------------------------------------------------------------------------------------------------------
Charges                          o We deduct a charge designed    o We deduct a charge designed    o We deduct a charge designed to
                                   to approximate certain taxes     to approximate certain taxes     approximate certain taxes that
                                   that may be imposed upon us,     that may be imposed upon us,     may be imposed upon us, such
                                   such as premium taxes in         such as premium taxes in         as premium taxes in your
                                   your state. We deduct this       your state. We deduct this       state. We deduct this charge
                                   charge from your                 charge from your                 only to the extent that the
                                   contributions.                   contributions.                   annual income provided by the
                                                                                                     contract after the deduction
                                 o During the first seven         o During the first seven           is at least equal to the
                                   contract years following a       contract years, a charge         income that would be provided
                                   contribution, a charge will      will be deducted from            by the application of your
                                   be deducted from amounts         amounts that you withdraw.       Accumulator(R) Benefit Base to
                                   that you withdraw that           The charge begins at 7% in       guaranteed GMIB annuity
                                   exceed 10% of your account       the first contract year. It      purchase factors.
                                   value. We use the account        declines each year to 1% in
                                   value at the beginning of        the seventh contract year.     o There is no charge on amounts
                                   each contract year to            There is no withdrawal           you withdraw.
                                   calculate the 10% amount         charge in the eighth and
                                   available. The charge begins     later contract years.
                                   at 7% in the first contract
                                   year following a               o There is no free withdrawal
                                   contribution. It declines        amount.
                                   each year to 1% in the
                                   seventh contract year. There
                                   is no withdrawal charge in
                                   the eighth and later
                                   contract years following a
                                   contribution.
------------------------------------------------------------------------------------------------------------------------------------


The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."


------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages             NQ and IRA level payments:       59-1/2 - 78                      For contracts purchased in
                                 45 - 83                                                           connection with the proceeds of
                                                                                                   an Accumulator(R) series
                                 NQ increasing payments:                                           contract that was issued:*
                                 53-1/2 - 83                                                       pre-May 1997: 60 - 83
                                                                                                   May 1997 - pre-May 1999: 35 - 90
                                 Different ages may apply                                          May 1999 - March 2000: 35 - 83
                                 depending on when annuity                                         March 2000 and later: 35 - 85
                                 payments start.                                                   *Actual available issue ages
                                                                                                   very depending on your
                                                                                                   Accumulator(R) series contract
                                                                                                   and the annuitant's age at the
                                                                                                   time of its issue.
------------------------------------------------------------------------------------------------------------------------------------



The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The contract should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.


8 Income Manager(R) at a glance -- key features
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1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

o For GMIB Income Manager(R) contracts, you can only purchase a contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, even if the Accumulator(R) account value is less than $10,000; no additional contributions are permitted.


o For all other contracts, you may purchase your contract by making payments to us we call "contributions." We can refuse to accept any application or contribution from you at any time, including after you purchase the contract. We require a contribution of at least $10,000 for you to purchase a contract. Under life annuity with a period certain contracts, you may currently make additional contributions subject to the limitations as described under "Additional contributions" later in this Prospectus.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------


SOURCE OF CONTRIBUTIONS (NOT APPLICABLE TO GMIB INCOME MANAGER(R) CONTRACT)


NQ contracts. We will accept only contributions made with after-tax money. You may make your contributions by check or by transfer of your entire contract value in an intended tax-free exchange under Section 1035 of the Internal Revenue Code.


Traditional IRA contracts. Contributions may be made from:

o Eligible rollover distributions from 403(b) plans, , qualified plans, and governmental employer 457(b) or "EDC" plans.

o   Rollovers from another traditional individual retirement arrangement.

o Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.


See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and contribution limitations. Please review your contract for information on contribution limitations. We currently do not accept any contribution if: (i) the aggregate contributions under one or more Income Manager(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity payout contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation.


For information on when contributions are credited see "Dates and prices at which contract events occur" later in this Prospectus.

OWNER AND ANNUITANT REQUIREMENTS

NQ contracts. The annuitant can be different from the contract owner. A joint owner may also be named provided each owner is of legal age. Only natural persons can be joint owners. This means that an entity such as a corporation or a trust cannot be a joint owner.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.

For Income Manager(R) contracts only, where payments have not started; if you are not the annuitant and you have not named a specific successor owner, the beneficiary will become the successor owner upon your death.

For GMIB Income Manager(R) contracts only, the owner and annuitant must be the same as under your Accumulator(R) series contract.
--------------------------------------------------------------------------------

IRA contracts. The owner and the annuitant must be the same person. Joint owners are not permitted. Your spouse may be named as joint annuitant. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

WHAT ARE YOUR INVESTMENTS UNDER THE CONTRACT?

FIXED MATURITY OPTIONS

To provide your income payments during the period certain, we allocate your contributions to fixed maturity options that mature in consecutive date order. When we allocate your contributions to the fixed maturity options they become part of a non-unitized separate account. They accumulate interest at a rate to maturity for each fixed maturity option. The total amount allocated to and accumulated in each fixed maturity option is called the "fixed maturity amount."

The rate to maturity you will receive for each fixed maturity amount is the interest rate in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss market value adjustment below and in greater detail under "More information" later in this Prospectus.

For applications we receive under certain types of transactions, we may offer you the opportunity to lock in rates to maturity on contributions.

                                               Contract features and benefits  9
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On the maturity date of each of your fixed maturity options, your fixed maturity amount (assuming you have not made any withdrawals) will equal amounts originally allocated to each fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amount on the date of the report. We call this your "market adjusted amount."

Rates to maturity and price per $100 of maturity value. We can determine the amount required to be allocated to each fixed maturity option in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Guaranteed rates to maturity for new allocations as of February 17, 2009 and the related price per $100 of maturity value were as follows:



--------------------------------------------------------------------------------
  Fixed maturity
  options with
  February 17th           Rate to                  Price
 maturity date of      maturity as of           per $100 of
   maturity year     February 17, 2009         maturity value
--------------------------------------------------------------------------------
        2010               3.00%*                 $ 97.10
        2011               3.00%*                 $ 94.27
        2012               3.00%*                 $ 91.53
        2013               3.00%*                 $ 88.86
        2014               3.00%*                 $ 86.27
        2015               3.00%*                 $ 83.76
        2016               3.33%                  $ 79.52
        2017               3.62%                  $ 75.24
        2018               3.81%                  $ 71.42
        2019               3.95%                  $ 67.88
        2020               4.61%                  $ 60.91
        2021               4.61%                  $ 58.22
        2022               4.61%                  $ 55.65
        2023               4.61%                  $ 53.20
        2024               4.61%                  $ 50.86
--------------------------------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.

Market value adjustment. If you make any withdrawals (including surrender of your contract or when we make deductions for withdrawal charges) from a fixed maturity option before it matures we will make a market value adjustment which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option; and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that we originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an explanation of how we calculate the market value adjustment, and information concerning our general account under "More information" later in this Prospectus. We provide an example of how we calculate the market value adjustment in the Appendix at the end of this Prospectus.

SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. We provide additional information about this separate account under "More information" later in this Prospectus.

Off maturity date payments. Generally, your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your payments made in a month other than February. We refer to payments we make annually in any month other than February as well as monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution to the separate account, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.

After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the period certain.

--------------------------------------------------------------------------------
Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.
--------------------------------------------------------------------------------

We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.

WHAT ARE YOUR CONTRACT CHOICES?

We offer two versions of the Income Manager(R) payout annuity contracts from which you may choose to receive your retirement income, a "life annuity with a period certain" and a "period certain" annuity. For GMIB Income Manager(R) contracts, a period certain annuity is not available. We discuss both versions below.

LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT

This payout annuity contract provides you with guaranteed payments during the period certain. When the period certain ends you will continue to receive payments for as long as an annuitant is living. Payments based solely on the life of one annuitant are called "single

10  Contract features and benefits
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life" payments. You may also elect to receive "joint and survivor" payments that are based on the lives of an annuitant and a joint annuitant. These payments will continue as long as one of the annuitants is living. Payments during the period certain are designed to pay out your entire account value by the end of the period certain.

For GMIB Income Manager(R) contracts, if the annuitant's age at issue is 90 and there is no joint annuitant younger than age 90, a period certain is not available. Instead, you will receive payments for the life of the annuitant, only.

--------------------------------------------------------------------------------
"Single life" payments are made to you as long as the annuitant is living. "Joint and survivor" payments continue as long as either annuitant is living. For IRA contracts, if you are married, the joint annuitant must be your spouse.
--------------------------------------------------------------------------------

For annuitant ages at which the contracts are available see the chart under "Your period certain" below.

ADDITIONAL CONTRIBUTIONS


If your annuity payments are set to begin on February 15, 2010 or later, and the annuitant is age 78 or younger, you may make additional contributions of at least $1,000 at any time up until 15 days before your payments actually begin. If the annuitant is over age 78 you can make additional contributions only during the first contract year.

Under IRA contracts we will accept additional contributions that are "regular" contributions, rollover contributions or direct transfers. Additional "regular" contributions may no longer be made after the year in which annuitant is age 70-1/2. If you make a direct transfer or rollover contribution after you turn age 70-1/2 you must have taken the required minimum distribution for the year before the contribution is applied to the contract. See "Tax information" later in this Prospectus.

If you are using the proceeds from another type of contract issued by us to purchase the contract, including a GMIB Income Manager(R) contract, you will not be permitted to make additional contributions.


HOW WE ALLOCATE YOUR CONTRIBUTIONS

We determine the allocation of your contributions based on a number of factors. They are:

o   the amount of your contribution;

o   the form of payments;

o the age and sex of the annuitant (and the age and sex of the joint annuitant, if joint and survivor annuity payments are elected);

o   the frequency of payments; and

o   the period certain.

We then allocate your initial contribution among the fixed maturity options, the separate account if we need to make payments to you off maturity dates, and the "life contingent annuity." We will allocate your additional contributions in the same manner. Additional contributions will increase the level of all future payments. You may not change this allocation.

--------------------------------------------------------------------------------
The life contingent annuity continues the payments after the period certain ends.
--------------------------------------------------------------------------------

PAYMENTS

NQ contracts. If you are age 45 (35 for GMIB Income Manager(R) contracts) or older, you may elect to receive level payments. You will receive level payments during the period certain and under the life contingent annuity. However, if you are younger than age 59-1/2, there are tax issues that you should consider before you purchase a contract. If you are age 53-1/2 or older you may instead elect to receive payments that increase. However, your payments may not start before you are age 59-1/2. Such payments will increase by 10% every three years during the period certain on each third anniversary of the date annuity payments begin. Deferral of payments is not available for GMIB Income Manager(R) contracts.

If you are using the proceeds from an Accumulator(R) series contract issued in May 1997 or later to purchase an NQ GMIB Income Manager(R) contract, only level payments are available.

After the end of the period certain, we will continue your payments under the life contingent annuity while the annuitant or joint annuitant is living. Payments continue throughout the annuitant's lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly, or annually) as the payments you received during the period certain.

--------------------------------------------------------------------------------
The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals or surrender.
--------------------------------------------------------------------------------

There is no death benefit provided under the life contingent annuity and payments are made to you only if the annuitant (or joint annuitant) is living when the payments are scheduled to begin. These payments are only made during the annuitant's lifetime and, if applicable, the lifetime of a joint annuitant. Therefore, you should consider the possibility that no payments will be made to you under the life contingent annuity if the annuitant (or joint annuitant) does not survive to the date payments are to begin.

You may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. If you elect increasing payments under NQ contracts, your first payment under the life contingent annuity will be 10% greater than the final payment under the period certain. After the period certain we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We

                                              Contract features and benefits  11
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will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.

IRA and Roth IRA GMIB contracts. Generally, only level payments are available under IRA contracts. You will receive level payments during the period certain and under the life contingent annuity. If you are using the proceeds from an Accumulator(R) series contract issued prior to May 1997 to purchase a GMIB Income Manager(R) contract (traditional or Roth IRA), both increasing and level payments are currently available, however, increasing payments may not comply with current treasury regulations. See "Required minimum distributions" under "Individual retirement arrangements" in "Tax information." Please consult your tax adviser. If you elect increasing payments, during the period certain, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the period certain, your first payment under the life contingent annuity will be 10% greater than the final payment made under the period certain. Thereafter, payments will increase annually on each anniversary of the payment start date under the life contingent annuity based on the annual increase, if any, in the Consumer Price Index, but in no event greater than 3% per year. For traditional IRA contracts, if at any time your payment would be less than the minimum amount required to be distributed under required minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn from your contract. An adjustment will be made to future scheduled payments. Or, you may take the amount from other traditional IRA funds you may have.

MODE (FREQUENCY) OF PAYMENT

Under Income Manager(R) and GMIB Income Manager(R) contracts you may choose to receive payments monthly, quarterly or annually. Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period from the contract date, unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus. Your payments will always be made on the 15th day of the month. For instance, if you choose annual payments, we make your first payment one year from the issue date of the Income Manager(R) contract. If you are at least age 59-1/2 you may elect to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract. Deferral is not available under GMIB Income Manager(R) contracts or when the owner and annuitant are different under Income Manager(R) contracts, respectively.

--------------------------------------------------------------------------------
The deferral period together with the period certain may be referred to as a "liquidity period." Unlike traditional life annuities that provide periodic payments, you will be able to make withdrawals before the end of the period certain. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.
--------------------------------------------------------------------------------

Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had purchased a contract at a later date. Deferral of the payment start date is not available if the annuitant is older than age 80. Under IRA contracts, if your deferred payment start date is after you are age 70-1/2, you should consider the effect that deferral may have on your required minimum distributions. The ability to defer payments is not available in certain states. Please consult your financial professional for more information on the ability to defer payments in your state.

YOUR PERIOD CERTAIN

Level payments for NQ and IRA Income Manager(R) contracts. Under level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the annuitant when your Income Manager(R) contract is issued is as follows:

                                  NQ CONTRACTS
--------------------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
--------------------------------------------------------------------------------
         45 through 70                    15 years
--------------------------------------------------------------------------------
         71 through 75             85 less age at issue
--------------------------------------------------------------------------------
         76 through 80                   10 years
--------------------------------------------------------------------------------
         81 through 83             90 less age at issue
--------------------------------------------------------------------------------

                                  IRA CONTRACTS

--------------------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
--------------------------------------------------------------------------------
         45 through 70                    15 years
--------------------------------------------------------------------------------
         71 through 78             85 less age at issue
--------------------------------------------------------------------------------
         79 through 83                    7 years
--------------------------------------------------------------------------------

Level payments for NQ GMIB, IRA GMIB and Roth IRA GMIB Income Manager(R) contracts. Under level payments for these contracts, you may select a period certain of not less than 7 years nor more than 10 years. The maximum period certain available based on the age of the annuitant when your GMIB Income Manager(R) contract is issued is shown in the tables below. However, if the annuitant's age at issue is age 84 or older, the only period certain available is defined in the chart below.

                      NQ GMIB INCOME MANAGER(R) CONTRACTS
--------------------------------------------------------------------------------
           Contracts purchased in connection with the proceeds from a pre-May 1997 Accumulator(R) series contract
--------------------------------------------------------------------------------
         Annuitant's age at issue*       Maximum period certain
--------------------------------------------------------------------------------
             60 through 80                   10 years
--------------------------------------------------------------------------------
             81 through 83               90 less issue age
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           Contracts purchased in connection with the proceeds from a
              May 1997-pre-May 1999 Accumulator(R) series contract
--------------------------------------------------------------------------------
         Annuitant's age at issue*       Maximum period certain
--------------------------------------------------------------------------------
             35 through 80                   10 years
--------------------------------------------------------------------------------
             81 through 90               90 less issue age
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           Contracts purchased in connection with the proceeds from a
             May 1999-pre-March 2000 Accumulator(R) series contract
--------------------------------------------------------------------------------
         Annuitant's age at issue*       Maximum period certain
--------------------------------------------------------------------------------
             35 through 80                   10 years
--------------------------------------------------------------------------------
             81 through 83               90 less issue age
--------------------------------------------------------------------------------

12  Contract features and benefits
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--------------------------------------------------------------------------------
           Contracts purchased in connection with the proceeds from a
                          March 2000 and later contract
--------------------------------------------------------------------------------
         Annuitant's age at issue*       Maximum period certain
--------------------------------------------------------------------------------
             35 through 80                   10 years
--------------------------------------------------------------------------------
             81 through 85               90 less issue age
--------------------------------------------------------------------------------

               IRA AND ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS

--------------------------------------------------------------------------------
           Contracts purchased in connection with the proceeds from a pre-May 1997 Accumulator(R) series contract
--------------------------------------------------------------------------------
         Annuitant's age at issue*       Maximum period certain
--------------------------------------------------------------------------------
             60 through 75                   10 years
--------------------------------------------------------------------------------
             76 through 78               85 less issue age
--------------------------------------------------------------------------------
             79 through 83                    7 years
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           Contracts purchased in connection with the proceeds from a
              May 1997-pre-May 1999 Accumulator(R) series contract
--------------------------------------------------------------------------------
         Annuitant's age at issue*       Maximum period certain
--------------------------------------------------------------------------------
             35 through 75                   10 years
--------------------------------------------------------------------------------
             76 through 77               85 less issue age
--------------------------------------------------------------------------------
             78 through 83                    7 years
--------------------------------------------------------------------------------
             84 through 90               90 less issue age
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           Contracts purchased in connection with the proceeds from a post May 1999-March 2000 or later Accumulator(R) series contract
--------------------------------------------------------------------------------
         Annuitant's age at issue*       Maximum period certain
--------------------------------------------------------------------------------
             35 through 75                   10 years
--------------------------------------------------------------------------------
             76 through 77               85 less issue age
--------------------------------------------------------------------------------
             78 through 83                    7 years
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           Contracts purchased in connection with the proceeds from a
               March 2000 and later Accumulator(R) series contract
--------------------------------------------------------------------------------
         Annuitant's age at issue*       Maximum period certain
--------------------------------------------------------------------------------
             35 through 75                   10 years
--------------------------------------------------------------------------------
             76 through 77               85 less issue age
--------------------------------------------------------------------------------
             78 through 83                    7 years
--------------------------------------------------------------------------------
             84 through 85               90 less issue age
--------------------------------------------------------------------------------

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.

The minimum and maximum period certain will be reduced by each year you defer the date your payments will start. Deferral is not available under GMIB Income Manager(R) contracts.

Increasing payments. Under NQ contracts (other than NQ GMIB Income Manager(R) contracts, where increasing payments are generally not available) if you elect increasing payments, you do not have a choice as to the period certain. Based on the age of the annuitant when your contract is issued, your period certain will be as follows:

--------------------------------------------------------------------------------
     Annuitant's age at issue*          Period certain
--------------------------------------------------------------------------------
        53-1/2 through 70                  15 years
--------------------------------------------------------------------------------
         71 through 75                     12 years
--------------------------------------------------------------------------------
         76 through 80                      9 years
--------------------------------------------------------------------------------
         81 through 83                      6 years
--------------------------------------------------------------------------------

If you elect increasing payments and defer the date payments will start, your period certain will be as follows:

--------------------------------------------------------------------------------
                                         Period certain based
                                          on deferral period
--------------------------------------------------------------------------------
     Annuitant's age                 1-36      37-60      61-72
      at issue*                     months     months     months
--------------------------------------------------------------------------------
   59-1/2 through 70                12 years   9 years    9 years
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                         Period certain based
                                          on deferral period
--------------------------------------------------------------------------------
     Annuitant's age                 1-36      37-60      61-72
      at issue*                     months     months     months
--------------------------------------------------------------------------------
    71 through 75                   9 years    9 years      n/a
--------------------------------------------------------------------------------
    76 through 80                   6 years    6 years      n/a
--------------------------------------------------------------------------------
    81 through 83                     n/a        n/a        n/a
--------------------------------------------------------------------------------

For GMIB Income Manager(R) contracts (NQ, IRA and Roth IRA) issued with the proceeds from a pre-May 1997 Accumulator(R) series contract, increasing payments are currently available, as follows:

--------------------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
--------------------------------------------------------------------------------
         60 through 70                    15 years
--------------------------------------------------------------------------------
         71 through 75                   12 years
--------------------------------------------------------------------------------
         76 through 80                    9 years
--------------------------------------------------------------------------------
         81 through 83                    6 years
--------------------------------------------------------------------------------

For all other IRA, Roth IRA and GMIB Income Manager(R) contracts, increasing payments are not available.

The annuitant ages at issue in the above table are also the annuitant ages for which the contracts are available. Different ages may apply if you purchase a contract by exercising a benefit under another type of contract that we issue.

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.

PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR ANNUITY PAYMENTS

If you elect payments on a joint and survivor basis;

o the joint annuitant must also be the beneficiary under the contract. Under IRA contracts, the joint annuitant must be your spouse;

o neither the annuitant nor the joint annuitant can be younger than age 45 (age 35 for GMIB Income Manager(R)), or over age 83 unless it is a GMIB Income Manager(R) contract, as described above then neither can be over the maximum age at issue shown; and

o under level payments the joint and 100% to survivor form is only available for the longest period certain we permit.

EXAMPLE OF PAYMENTS

We provide the chart below to illustrate level payments under the contract using the following assumptions:

(1) a male age 70 (who is both the contract owner and the annuitant);

(2) single life annuity payments;

(3) a contribution of $100,000;

(4) no additional contributions; and

(5) a period certain of 15 years.


If you had a contract date of February 17, 2009, based on rates to maturity on that date, an election of either monthly, quarterly, or annual payments with payments starting one payment period from the contract date, the following level payments would be provided:


                                              Contract features and benefits  13
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--------------------------------------------------------------------------------
    Payment period       Monthly       Quarterly          Annual
--------------------------------------------------------------------------------
     Start date          3/17/09        5/17/09          2/17/10
--------------------------------------------------------------------------------
       Payment          $ 596.72      $ 1,800.56       $ 7,393.29
--------------------------------------------------------------------------------


WITHDRAWALS

After the first contract year and before the end of the period certain, you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $1,000. If you request to withdraw more than 90% of your current "cash value" we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus.

--------------------------------------------------------------------------------
Your account value is the sum of your market adjusted amounts in each fixed maturity option plus your amounts held in the separate account to provide for payments off maturity dates. Your cash value is equal to your account value minus any withdrawal charge. If the life contingent annuity is already in effect, you may not make any withdrawals.
--------------------------------------------------------------------------------

Withdrawals in excess of a 10% free withdrawal amount may be subject to a withdrawal charge. There is no free withdrawal amount if your contract is surrendered for its cash value. For GMIB Income Manager(R) contracts, withdrawal charges do not apply, and, therefore, the free withdrawal amount is not applicable. Amounts withdrawn from a fixed maturity option before its maturity date will result in a market value adjustment.

ALLOCATION OF WITHDRAWALS

We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your period certain. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. We will withdraw these amounts from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates and allocate them to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for the annuitant's life, and if it applies, the life of the joint annuitant. If you have elected increasing payments, the first increase in your payments will take place no later than the date of the next planned increase.

EXAMPLE


The example below illustrates the effect of a withdrawal based on:

(1) a single contribution of $100,000 made on February 17, 2009;

(2) level annual payments of $6,861.53 to be made on February 15th of each year;

(3) joint and two-thirds to survivor payments for a male and female, both age
    70;

(4) a period certain of 15 years; and

(5) a withdrawal made at the beginning of the fourth contract year of 25% of an account value of $63,777.55 when the annuitants are age 73.

The requested withdrawal amount would be $15,944.39 ($63,777.55 x .25). In this case, $6,377.76 ($63,777.55 x .10) would be the free withdrawal amount and could be withdrawn free of a withdrawal charge. The balance of $9,566.63 ($15,944.39 - $6,377.76) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $382.67 ($9,566.63 x .04). The account value after the withdrawal is $47,450.50 ($63,777.55 - $15,944.39 - $382.67). The payments would be reduced to $6,373.74 and the remaining period certain would be reduced to 3 years from 12.


DEATH BENEFIT -- FOR ALL CONTRACTS OTHER THAN GMIB INCOME MANAGER(R) CONTRACTS

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the "beneficiary" named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1) your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit if payments have not been deferred, or payments are scheduled to begin within one year. The payments will then begin on the scheduled date. We will not make any payments under the life contingent annuity after the annuitant's death unless you have elected the joint and survivor form of payments. If you elect joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

--------------------------------------------------------------------------------
A death benefit is never payable under the life contingent annuity. The death benefit applies only during the period certain.
--------------------------------------------------------------------------------

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, we will continue to make payments during the period certain to either the joint owner or the designated beneficiary, whichever applies. If payments continue to the beneficiary, he or she will be deemed the successor owner. If there

14  Contract features and benefits
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is a joint owner, the surviving joint owner will be deemed the beneficiary, superseding any other beneficiary designation. The payments will be made on the same schedule that was in effect before the annuitant's death and will terminate at the end of the period certain. If you elected joint and survivor payments under the life contingent annuity, the payments will be made as long as one of the annuitants is living. If you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

At the beneficiary's option, payments during the period certain may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be paid as a death benefit and will be equal to the greater of:

(1) the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option, plus any amounts held in the separate account to provide for payments off maturity dates.

If a single sum is elected and there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. These payments will be made in reduced amounts to compensate for the earlier start date. If you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

When the NQ contract owner who is not the annuitant dies after the annuity payments begin.

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary, or in the case of joint owners, to the surviving owner. In either case this person becomes the new contract owner. The payments will be made on the same payment schedule that was in effect before your death. After the period certain, lifetime payments will be made under the life contingent annuity for as long as the annuitant (or joint annuitant) is living.

If a single sum is elected, we will begin making payments to you under the life contingent annuity at an earlier date. The lump sum is treated as a withdrawal. See the discussion of withdrawals earlier in this section. These payments will be made in reduced amounts to compensate for the earlier start date. When the life contingent annuity is in effect and one of the joint annuitants dies, if you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

DEATH BENEFIT -- FOR ALL GMIB INCOME MANAGER(R) CONTRACTS

For purposes of determining the death benefit in connection with any GMIB Income Manager(R) contract, the annuity payments are considered to have begun at issue of the contract.

When the annuitant dies

In general, we will continue to make payments during the period certain as described earlier in this section under "Death benefit -- for all contracts other than the GMIB Income Manager(R) contracts" under "When the annuitant dies after the annuity payments begin." However, if there is a non-owner joint annuitant, we will continue to make payments to the original owner until the death of the joint annuitant.

Payments during the period certain may be discontinued and paid in a single sum. If there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. The lump sum is treated as a withdrawal. See the discussion of withdrawals earlier in this section. These payments will be made in reduced amounts to compensate for the earlier start date.

When the NQ GMIB contract owner who is not the annuitant dies

We will continue to make annuity payments during the period certain as described earlier in this section under "Death benefit -- for all contracts other than the GMIB Income Manager(R) contracts" under "When the NQ contract owner who is not the annuitant dies after the annuity payments begin."

SURRENDERING YOUR LIFE ANNUITY WITH PERIOD CERTAIN CONTRACT

You may surrender your contract for its cash value at any time during the period certain and receive lifetime payments after that under the life contingent annuity. Once your contract is surrendered, the date your payments are to start under the life contingent annuity will be moved forward to the date when you were supposed to receive the next payment under the period certain. However, your payments will be made in reduced amounts. Once your contract is surrendered, we will return it to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

PERIOD CERTAIN CONTRACT (NOT AVAILABLE IF YOU ARE PURCHASING A GMIB INCOME MANAGER(R) CONTRACT)


You may purchase the period certain contract if you are age 59-1/2 or older. The annuitant must be at least age 59-1/2, but not older than age 78. The contract provides you with level guaranteed payments for a period certain that you select. The minimum period certain you may select is 7 years and the maximum period certain is 15 years. If the annuitant is over age 70 when the contract is issued, the maximum period certain you may select is 85 less the annuitant's age when the contract is issued.


ADDITIONAL CONTRIBUTIONS

Additional contributions are not permitted under the contract.

HOW WE ALLOCATE YOUR CONTRIBUTIONS

Based on the amount of your single contribution and the period certain you select, we allocate your contribution among the fixed maturity options and, if necessary, to the separate account to provide for payments off maturity dates. You may not change this allocation. See "More information" later in this Prospectus for an example of payments.

PAYMENTS

Whether you choose monthly, quarterly or annual payments, your payments normally will start one payment period from the contract date

                                              Contract features and benefits  15
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unless you elect otherwise as described under "Off maturity date payments"
earlier in this Prospectus. Your payments will always be made on the 15th day of the month.

--------------------------------------------------------------------------------
The period certain may also be referred to as the "liquidity period" because you have access to your money through withdrawals or surrender of your contract.
--------------------------------------------------------------------------------

WITHDRAWALS

After the first contract year you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $2,000 or 25% of your current cash value if it produces a larger amount. If you request to withdraw more than 90% of your current cash value we will treat it as a request for surrender of the contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus. Any amounts withdrawn from a fixed maturity option, before its maturity date, will result in a market value adjustment. See "Market value adjustment" earlier in this Prospectus. Withdrawals made during the first seven contract years may be subject to a withdrawal charge. There is no free withdrawal amount under the period certain contracts.

ALLOCATION OF WITHDRAWALS

We will subtract your withdrawals pro rata from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result, your payments will continue in reduced level amounts over the remaining term of the period certain.

DEATH BENEFIT

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the beneficiary named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1) your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit. The payments will then begin on the scheduled date.

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, payments will continue to be made during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death.

At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

(1) the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary or in the case of joint owners to the surviving owner. In either case, this person becomes the new contract owner and receives the payments.

16  Contract features and benefits
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2. Other benefits and features of the contracts

--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank in U.S. dollars, and made payable to AXA Equitable. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form. For GMIB Income Manager(R) contracts, you can only purchase a contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, even if the Accumulator(R) account value is less than $10,000; no additional contributions are permitted.

For your convenience, we will accept initial and additional contributions, if applicable, by wire transmittal from certain broker-dealers who have agreements with us for this purpose. These methods of payment are discussed in detail under "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days, we will inform the financial professional submitting the application, on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Generally our "business day" is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for the purposes of determining the date when contributions are applied and other transaction requests are processed.
--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES

You may apply the entire value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Income Manager(R) NQ contract in a tax-deferred exchange if you follow certain procedures as shown in the form that we require you to use. Section 1035 exchanges are generally not available after the death of the individual who is the measuring life on the exchanged contract (owner or annuitant). Please note that the IRS may not apply tax-free treatment to partial 1035 exchanges. Also see "Tax information" later in this Prospectus.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract. Your account value reflects any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Under the life annuity with a period certain your refund will also include any amount applied to the life contingent annuity. However, some states require that we refund the full amount of your contribution (not including any investment gain or loss). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

If you cancel your GMIB Income Manager(R) contracts within the free look period, we will reinstate your Accumulator(R) series contract as of the date you exercised your GMIB. Upon reinstatement, the value applied to the GMIB Income Manager(R) contract plus any charges that were deducted will be returned to your Accumulator(R) series contract in accordance with the allocations that were in effect on said date.

If you cancel your contract during the free look period, we may require that you wait six months before you may apply for a contract with us again.

For California residents, if you are age 60 or older at the time the contract is issued, you may return your contract within 30 days from the date that you receive it and receive a refund as described below.

Your refund will equal your contributions, less any payments you may have received under the Income Manager(R) payout annuity contract or, if greater, your account value, computed on the date we receive your Income Manager(R) payout annuity contract along with your request to cancel at our processing office.

The 30-day cancellation and refund policy as described above applies to Income Manager(R) payout annuity contracts only. If you have a GMIB Income Manager(R) contract please refer to its free look period and refund policy, as described above.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time during the period certain. Your cash value is equal to your account value minus any withdrawal charge. There is no free withdrawal amount if you surrender your contract. For GMIB Income Manager(R) contracts, there are no withdrawal charges, and, therefore, no free withdrawal amount applies.

For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under your contract will terminate as of that date unless you have elected the life contingent annuity. See "Surrendering your life annuity with a period certain contract" earlier in this Prospectus.

                                Other benefits and features of the contracts  17
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WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments within seven days of the transaction to which the request relates. We can defer payment of any portion of the account value (other than for death benefits) for up to six months while you are living. We also may defer payments for any reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

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3. Charges

--------------------------------------------------------------------------------

WITHDRAWAL CHARGES

A withdrawal charge applies in two circumstances: (1) if you make a withdrawal during a contract year and it exceeds any applicable free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. For GMIB Income Manager(R) contracts, withdrawal charges do not apply.

The withdrawal charge equals a percentage of each contribution (or single contribution) withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

--------------------------------------------------------------------------------
                                  Contract Year
--------------------------------------------------------------------------------
                 1       2       3       4       5       6       7       8+
--------------------------------------------------------------------------------
Percentage of
 Contribution   7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%    0.0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

We deduct the withdrawal charge from your account value in proportion to the amount withdrawn from each fixed maturity option and any amounts held in the separate account to provide for payments off maturity dates. In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge.

The withdrawal charge does not apply to the 10% free withdrawal amount described below.

The 10% free withdrawal amount applies only to life annuity with a period certain contracts (not including GMIB Income Manager(R) contracts since there are no withdrawal charges). It does not apply to your period certain contract or if you surrender your contract to receive its cash value.

Under life annuity with a period certain contracts, each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. This 10% free withdrawal amount is determined using your account value at the beginning of each contract year.

AMOUNTS APPLIED FROM OTHER CONTRACTS ISSUED BY AXA EQUITABLE

Life annuity with a period certain contract. If you own certain types of contracts that we issue, you may apply the entire account value under those contracts to purchase the life annuity with a period certain contract provided the issue age and payment restrictions for the new contract are met. Depending upon the provisions of your Accumulator(R) contract, the amount used to purchase the GMIB Income Manager(R) may be reduced by the remaining withdrawal charges on any Accumulator(R) series contract being surrendered. If the Accumulator(R) contract is a rollover TSA, we will also deduct the amount of any outstanding loan balance, including any accrued unpaid interest. If you apply your account value at a time when the dollar amount of the withdrawal charge under such other contract is greater than 2% of remaining contributions (after withdrawals), we reserve the right to waive the remaining withdrawal charge. However, a new withdrawal charge schedule will apply under the new contract. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the life annuity with a period certain contract will be "contract year 1." If you apply your account value when the dollar amount of the withdrawal charge is 2% or less, we reserve the right to waive the withdrawal charges under the new contract. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the life annuity with a period certain contract.

Period certain contract. If you own certain types of contracts that we issue, you may apply your entire account value to purchase the period certain contract once any withdrawal charges are no longer in effect under the other contracts. No withdrawal charges will apply under the period certain contract.

To purchase any Income Manager(R) contract we require that you return your original contract to us. A new Income Manager(R) contract will be issued putting this annuity into effect.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed upon us, such as premium taxes in your state. We deduct the charge from your contributions. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%. This deduction may not apply for certain GMIB Income Manager(R) contracts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We also may increase the rates to maturity for the fixed maturity options and reduce purchase rates for the life contingent annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis. IRA contracts are not available for group arrangements.

                                                                     Charges  19
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Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate withdrawal charges when sales are made in a manner that results in savings of sales and administrative expenses. This may include sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of the withdrawal charge where it will be unfairly discriminatory.

20  Charges
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4. Payment of death benefit

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YOUR BENEFICIARY

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for change is signed. For Income Manager(R) contracts only, where payments have not started; and you are not the annuitant; and you have not named a specific successor owner, the beneficiary will become the successor owner upon your death.

YOUR ANNUITY PAYOUT OPTIONS (NOT INCLUDING GMIB INCOME MANAGER(R) CONTRACTS)

If the annuitant dies before annuity payments begin, your beneficiary may elect to apply the death benefit to an annuity payout option. We offer several annuity payout options to choose from. Restrictions apply, depending on the type of contract you own. Please see "Contract features and benefits" under the "Death benefit" sections earlier in this Prospectus for more information.

ANNUITY PAYOUT OPTIONS

Your beneficiary can choose from among the following death benefit annuity payout options:

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last payment before the annuitant's death. Because there is no death benefit with this payout option, it provides the highest payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life, and, if the annuitant dies before the end of a selected period of time ("period certain"), payments to the beneficiary will continue for the balance of the period certain.

o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments continue to the beneficiary until that amount has been recovered.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments.

The life annuity; life annuity -- period certain and the life annuity -- refund certain are available on either single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, continuation of payments to the survivor.

All of the above annuity payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for the annuitant.

When the beneficiary selects a payout option, we will issue a separate written agreement confirming the beneficiary's right to receive annuity payments. We require the return of the contract before annuity payments begin.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s). Once a payout option has been chosen and payments begin, no change can be made. The amount of each annuity payment will be less with a greater frequency of payments or with a longer duration of a non-life contingent annuity or the certain period of a life contingent annuity. Your financial professional can provide you with additional information about your annuity payment options.

At the time that the beneficiary elects a payout option if the amount to be applied is less than $2,000, or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

                                                    Payment of death benefit  21
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5. Tax information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Income Manager(R) contracts owned by United States individual taxpayers. We discuss the tax aspects of each type of contract separately because the tax rules differ, depending on:

o   the type of contract, whether NQ, traditional IRA, or Roth IRA,

o how you acquired your Income Manager(R) contract, whether by purchase or exercising your GMIB benefit in accordance with your Accumulator(R) series contract, and

o   whether you have deferred your annuity payout start date.

The Income Manager(R) contract is intended to be a payout annuity. However, except for GMIB Income Manager(R) contracts, you may be able to delay beginning payments, and certain rules governing deferred annuity contracts indicated below could apply. The ability to defer payments is not available in certain states.

Federal income tax rules include the United States laws in the Internal Revenue Code and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


SUSPENSION OF REQUIRED MINIMUM DISTRIBUTIONS FOR 2009

Congress has enacted a limited suspension of account-based required minimum distribution withdrawals only for calendar year 2009. The suspension does not apply to annuity payments. The suspension does not affect the determination of the Required Beginning Date. Neither lifetime nor post-death required minimum distributions need to be made during 2009. If you receive a distribution which would have been a lifetime required minimum distribution (but for the 2009 suspension), you may preserve the tax deferral on the distribution by rolling it over within 60 days after you receive it to an IRA or other eligible retirement plan. Please note that any distribution to a nonspousal beneficiary which would have been a post-death required minimum distribution (but for the 2009 suspension) is not eligible for the 60-day rollover.


TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal, or as an annuity payment. Earnings in a deferred annuity contract are taxable even without a distribution if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse).

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract when figuring out the taxable amount of any distribution from any of those contracts.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the contract unless an exception under the federal income tax rules apply. There is an exception for immediate annuities.

--------------------------------------------------------------------------------
Immediate annuities are generally annuities in which payments begin within one year from purchase and provide for a series of substantially equal payments made at least annually.
--------------------------------------------------------------------------------

Please note that a payout contract purchased through a 1035 exchange may not be treated as an immediate annuity.

ANNUITY PAYMENTS

In order to get annuity payment tax treatment described here, all amounts under the contract must be applied to an annuity payout option; we do not "partially annuitize" nonqualitified deferred annuity contracts.

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

The tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment.

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Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

--------------------------------------------------------------------------------
The section below, "Withdrawals made before annuity payments begin," applies to NQ contracts which are deferred and does not apply to GMIB Income Manager(R) contracts.
--------------------------------------------------------------------------------

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

--------------------------------------------------------------------------------
The section below, "Contracts purchased through exchanges," applies to NQ contracts which are deferred and does not apply to GMIB Income Manager(R) contracts.
--------------------------------------------------------------------------------

CONTRACTS PURCHASED THROUGH EXCHANGES


You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:


o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o The owner and the annuitant are the same under the source contract and the Income Manager(R) contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


Section 1035 exchanges are generally not available after the death of the owner.


The tax basis of the source contract carries over to the Income Manager(R) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange. If you purchase an Income Manager(R) contract, intended to be a payout annuity, with intended partial 1035 exchange proceeds, you should discuss with your tax advisor the timing of your payout. The IRS has ruled that an exchange will not qualify as a partial 1035 exchange if amounts are received from either contract within 12 months of the exchange transaction.


SURRENDERS


If you surrender or cancel the NQ contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


If you make a withdrawal that terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a withdrawal that does not terminate all periodic payments due, then the withdrawal will generally be taxable. Also, a portion of the remaining reduced payments will be eligible for tax-free recovery of investment.

DEATH BENEFIT PAYMENT MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59-1/2 distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancies) of you and a beneficiary, in accordance with IRS formulas; or

o   payments under an immediate annuity.

Periodic annuity payments we make to you from the life annuity with a period certain while you are under age 59-1/2 should qualify for the "substantially equal payments for life" exception noted above. However, this exception may not apply if you take a withdrawal, surrender your contract or change the payment pattern in any way.

Please note that a payout contract purchased through a 1035 exchange may not be treated as an immediate annuity.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and

                                                             Tax information  23
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individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o   Traditional IRAs, typically funded on a pre-tax basis; and

o   Roth IRAs, funded on an after-tax basis.

We offer the Income Manager(R) contract for purchase only in traditional IRA form. We offer the GMIB Income Manager(R) contract in traditional IRA form or Roth IRA form, depending on the status of your Accumulator(R) series contract.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This Publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs.

We have not submitted to the IRS a request for an opinion letter to approve the form of the Income Manager(R) traditional IRA contract for use as a traditional IRA contract. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.

CANCELLATION

You can cancel an Income Manager(R) IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the Prospectus. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES ("TRADITIONAL IRAS")

--------------------------------------------------------------------------------
The sections, "Contributions to traditional IRAs," "Rollover and transfer contributions to traditional IRAs," "Rollovers from eligible retirement plans other than traditional IRAs," "Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs," "Rollovers from traditional IRAs to traditional IRAs," "Spousal rollovers and divorce-related direct transfers," and "Excess contributions" do not apply to GMIB Income Manager(R) contracts.

If you are acquiring your GMIB Income Manager(R) contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, go to "Withdrawals, payments and transfers of funds out of traditional IRAs," below; the sections pertaining to contributions to traditional IRAs in the prospectus are generally intended for individuals who acquire the Income Manager(R) traditional IRA contract by purchase.
--------------------------------------------------------------------------------

CONTRIBUTIONS TO TRADITIONAL IRAS

Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

o   "regular" contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


We require that your initial contribution to the Income Manager(R) traditional IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See "Rollover and transfer contributions to traditional IRAs" below. If you defer your annuity payout starting date you may be able to make additional contributions. Any additional contributions you make may be any of rollover, direct transfer or regular contributions. Regular contributions to IRAs are subject to a number of technical rules that differ depending on the year, your age, whether you are an active participant in an employer-sponsored plan, and your compensation. If you make subsequent regular contributions to the contract, please consult your tax adviser or IRS Publication 590 for the applicable rules.


ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o   governmental employer 457(b) plans;

o 403(b) plans (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

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o   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


During calendar year 2009 only, due to the temporary suspension of account-based required minimum distribution withdrawals, you may be able to roll over to a traditional IRA a distribution that normally would not be eligible to be rolled over. Please note that distributions from inherited IRAs made to beneficiaries may not be rolled over once distributed.

There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS


Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances.


There are two ways to do rollovers:

o   Do it yourself:

    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o   Direct rollover:

    You tell the plan trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:


o (for every year except 2009) "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions which fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this Prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS


The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS


Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year;

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o   regular contributions to a traditional IRA made after you reach age 70-1/2;
    and


o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2 (for every year except 2009).


You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed under "Early distribution penalty tax" later in this Prospectus. You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:


o the amount received is a withdrawal of excess contributions, as described under "Excess contributions to traditional IRAs" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds, (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section for more information.)


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.


Since the Income Manager(R) annuity is intended to be a payout contract, it may not be an appropriate contract if you intend to roll over funds later. Allocation of amounts to the life contingent annuity may make it difficult for you to roll the contract over to another eligible retirement plan.


Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.


Certain distributions from IRAs in 2009 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.


REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS--REQUIRED MINIMUM DISTRIBUTIONS

Distributions must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. This could increase the annual amount required to be distributed from these contracts. Generally, these provisions will not apply to Income Manager(R) contracts. They could apply if you defer your payment start dates, and if account-based withdrawals, as discussed below, are done before annuitization. In addition, other provisions of the Treasury Regulations may adversely affect increasing payment GMIB Income

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Manager(R) IRAs beginning in 2006. You should consult with your tax adviser before you elect to take increasing payments from GMIB Income Manager(R) IRAs.


There are special rules governing required minimum distributions in 2009. Please see "Suspension of required minimum distributions for 2009" earlier in this Prospectus.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based." If you are acquiring your GMIB Income Manager(R) contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, and generally for Income Manager(R) contracts where the payout starting date is not deferred, the annuity-based method applies.

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, we do not automatically make distributions from your contract before your annuity payments begin. We will calculate the amount of an account-based required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you. Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments

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having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract/certificate in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract/certificate in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

IMPORTANT INFORMATION ABOUT MINIMUM DISTRIBUTIONS UNDER YOUR CONTRACT

Although the life contingent annuity portion of the life annuity with a period certain does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. If you are using the account-based withdrawal method because you have deferred the payment start date for example, when you determine the amount of account-based required minimum distributions from your IRA this value must be included. This must be done before annuity payments begin even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distributions.

If you surrender your contract, or withdraw any remaining account value before your annuity payments begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other IRA funds you may have. Or, you may convert your IRA life contingent annuity under the IRA contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the IRA, you would not have to include its value when determining future required minimum distributions.

If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death. The required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death;

o   because you are disabled (special federal income tax definition);

o used to pay certain extraordinary medical expenses (special federal income tax definition);

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition);

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs);

o used to pay certain higher education expenses (special federal income tax definition); or

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o   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

WILL PAYMENTS WE MAKE TO YOU FROM THE LIFE ANNUITY WITH A PERIOD CERTAIN WHILE YOU ARE UNDER AGE 59-1/2 QUALIFY AS SUBSTANTIALLY EQUAL PAYMENTS FOR LIFE?

Same as nonqualified annuities under "Early distribution penalty tax."

ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS

Before you exercise your GMIB benefit in accordance with your Accumulator(R) series Roth IRA contract, you should discuss with your tax adviser the tax consequences of distributions from a Roth IRA which may apply to your personal situation.

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable, as discussed earlier in this prospectus. In any event, the issuer of the traditional IRA is entitled to report distributions from traditional IRAs as fully taxable and it is the IRA owner's responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on the owner's tax return.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period, which begins when you first contribute funds to any Roth IRA.


For example, if you purchased an Accumulator(R) series traditional IRA contract in 2003 and did not convert it into a Roth IRA until 2005, and if your Accumulator(R) series contract is your sole Roth IRA, you have not yet met the five-year aging period if you exercise your GMIB benefit in 2009. In that case, payments received before the five-year aging period is met are treated first as a recovery of contributions to the Roth IRA, and next as ordinary income, after all contributions are recovered.


Taxable withdrawals or distributions from Roth IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Since federal income rules require Roth IRA owners to aggregate all of their Roth IRAs together to determine the tax treatment and taxable amount, if any, of distributions and payments from Roth IRAs, the issuer of any Roth IRA contract generally reports on IRS Form 1099-R only the amount of distributions and payments it makes for the year as "taxable amount not determined." It is your responsibility to calculate on your tax return the tax-free, contribution recovery, or taxable income amounts as applicable.


As discussed earlier in this prospectus, traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply (suspended in part for 2009).


As in the case of a traditional IRA, borrowing and loans are prohibited transactions for a Roth IRA.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding required depends on the type of distribution and, in certain cases, the amount of a distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

Note that we are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You may elect out of withholding as described below.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States. We might have to withhold and/or report on amounts we pay under a free look or cancellation.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at their toll-free number.

If you are receiving periodic and/or non-periodic payments, you will be notified of the withholding requirements and of your right to make withholding elections.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payors to withhold differently on "periodic" and "non-periodic" payments. Payors are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election

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form. If the owner does not claim a different number of withholding exemptions or maritial status, the payor is to withhold assuming that the owner is married and claiming three withholding exemptions. Based on the assumption that an annuity contract owner is married and claiming three withholding exemptions, periodic annuity payments totaling less than $19,200 in 2009 will generally be exempt from federal income tax withholding. If the owner does not provide the owner's correct Taxpayer Identification Number a payor is to withhold from periodic annuity payments as if the owner were single with no exemptions.


A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payors generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

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6. More information

--------------------------------------------------------------------------------

ABOUT OUR FIXED MATURITY OPTIONS

How we determine the market value adjustment. We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

ABOUT THE SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS


Investments. Under New York Insurance law, the portion of the separate account assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law which applies, transfer all assets allocated to the separate account to our general account. Also, we may, at our sole discretion, invest separate account assets in any investment permitted by applicable law. We guarantee all benefits relating to your account value in the fixed maturity options regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.


We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT OUR GENERAL ACCOUNT

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account and the life contingent annuity. The disclosure, however, may be subject to certain generally applicable

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provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS

We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Other benefits and features of the contracts" earlier in this prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract.

After your contract has been issued, additional contributions under the life annuity with a period certain contract may be transmitted by wire.

ABOUT PAYMENTS UNDER PERIOD CERTAIN CONTRACTS


The following example illustrates a ten-year level stream of annual payments, each in the amount of $10,000, purchased on February 17, 2009 with the first payment on February 15, 2010. To achieve this result, a single contribution of $83,584.88 is required, and is allocated among the fixed maturity options as indicated below.



--------------------------------------------------------------------------------
                                  Price per $100
  February 17th of                  of maturity     Allocation of
   calendar year      Payment        value          contribution
--------------------------------------------------------------------------------
       2010           $10,000      $ 97.10           $  9,710.31
--------------------------------------------------------------------------------
       2011           $10,000      $ 94.27           $  9,427.49
--------------------------------------------------------------------------------
       2012           $10,000      $ 91.53           $  9,152.90
--------------------------------------------------------------------------------
       2013           $10,000      $ 88.86           $  8,885.59
--------------------------------------------------------------------------------
       2014           $10,000      $ 86.27           $  8,626.79
--------------------------------------------------------------------------------
       2015           $10,000      $ 83.76           $  8,375.52
--------------------------------------------------------------------------------
       2016           $10,000      $ 79.52           $  7,951.59
--------------------------------------------------------------------------------
       2017           $10,000      $ 75.24           $  7,524.04
--------------------------------------------------------------------------------
       2018           $10,000      $ 71.42           $  7,142.45
--------------------------------------------------------------------------------
       2019           $10,000      $ 67.88           $  6,788.21
--------------------------------------------------------------------------------
                                              Total  $ 83,584.88
--------------------------------------------------------------------------------


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.


o If your contribution or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

         - on a non-business day;
         - after 4:00 p.m. Eastern Time on a business day; or
         - after an early close of regular trading on the NYSE on a business day.

CONTRIBUTIONS

o Contributions allocated to the fixed maturity options will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the separate account to provide for payments off maturity dates will receive the interest rate in effect on that business day or the same rate as the rate to maturity that applied to the expired fixed maturity option.

o Contributions allocated to the life contingent annuity will be invested at the purchase rates in effect on that business day. If you are purchasing the Income Manager(R) (life with a period certain) option in connection with your guaranteed minimum income benefit under certain contracts, you should note that the purchase rates used are more conservative (and therefore your payments may be smaller) than those we use for other Income Manager(R) contracts.


STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.


ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon our obligations under the contracts, or the distribution of the contracts.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

The contracts may not be assigned except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

DISTRIBUTION OF CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together the "Distributors").

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AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.


Under a distribution agreement between AXA Distributors, LLC, AXA Equitable, and certain of AXA Equitable's separate accounts, including the separate account that contains the fixed maturity options, AXA Equitable paid AXA Distributors, LLC distribution fees of $750,235,874 in 2008, $1,007,208,067 in 2007 and $694,578,570 in 2006, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several AXA Equitable separate accounts, including the separate account that contains the fixed maturity options. Of these amounts for each of these three years, AXA Distributors, LLC retained $81,519,894, $95,562,846 and $88,941,713, respectively.

Pursuant to a Distribution and Servicing Agreement between AXA Advisors, AXA Equitable and certain of AXA Equitable's separate accounts, including the separate account that contains the fixed maturity options, AXA Equitable paid AXA Advisors a fee of $325,380 for each of the years 2008, 2007 and 2006. AXA Equitable paid AXA Advisors as the distributor for certain contracts, including these contracts $677,871,467 in 2008, $731,920,627 in 2007 and $672,531,658 in
2006. Of these amounts, AXA Advisors retained $356,304,358, $386,036,299 and $339,484,801, respectively.


The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays sales compensation to both Distributors based on contracts sold. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 5.00% of the total contributions made under the contracts.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Income Manager(R) on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

                                                            More information  33
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In addition AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.

34  More information
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7. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2008 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


                             Incorporation of certain documents by reference  35
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Appendix: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2009 to a fixed maturity option with a maturity date of February 15, 2017 (eight years later) at a hypothetical rate to maturity of 7.00%(h), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2013(a).



-----------------------------------------------------------------------------------------------------
                                                                                Hypothetical assumed
                                                                                rate to maturity(j)
                                                                                 February 15, 2013
                                                                             ------------------------
                                                                                   5.00%        9.00%
-----------------------------------------------------------------------------------------------------
 As of February 15, 2013 before withdrawal
-----------------------------------------------------------------------------------------------------
(1) Market adjusted amount(b)                                                  $141,389     $121,737
-----------------------------------------------------------------------------------------------------
(2) Fixed maturity amount(c)                                                   $131,104     $131,104
-----------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                         $ 10,285     $ (9,367)
-----------------------------------------------------------------------------------------------------
 On February 15, 2013 after $50,000 withdrawal
-----------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                          $  3,637     $ (3,847)
-----------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)    $ 46,363     $ 53,847
-----------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                      $ 91,389     $ 71,737
-----------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                           $ 84,741     $ 77,257
-----------------------------------------------------------------------------------------------------
(8) Maturity value(d)                                                          $111,099     $101,287
-----------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a) Number of days from the withdrawal date to the maturity date = D = 1,461

(b) Market adjusted amount is based on the following calculation:

     Maturity value             $171,882
     ________________    =    ________________     where j is either 5% or 9%
            (D/365)                (1,461/365)
       (1+j)                  (1+j)

(c) Fixed maturity amount is based on the following calculation:

      Maturity value               $171,882
     ________________    =    ___________________
            (D/365)                   (1,461/365)
       (1+h)                  (1+0.07)

(d) Maturity value is based on the following calculation:

                               (D/365)                              (1,461/365))
    Fixed maturity amount X(1+h)       =($84,741 or $77,257)X(1+0.07)


A-1 Appendix: Market value adjustment example
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Fixed Maturity Options Available Under Certain Accumulator(R) Contracts

PROSPECTUS DATED MAY 1, 2009

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract.


--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R)?


Accumulator(R) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options").

This Prospectus describes the fixed maturity options under certain Accumulator contracts that are no longer sold.


WHAT ARE THE FIXED MATURITY OPTIONS?

The fixed maturity options are some of the investment options available under certain Accumulator contracts. Please refer to your contract for details regarding whether you are eligible for the fixed maturity options. As explained in more detail in this Prospectus, each fixed maturity option has a maturity date ranging from one to 10 years, and we pay interest at a stated rate if the option is held to maturity. Under certain circumstances, such as withdrawals, selection of annuity payout option or payment of a death benefit, we may make a market value adjustment, which will increase or decrease any fixed maturity amount you will have in that fixed maturity option.

This Prospectus describes the fixed maturity options available under the following Accumulator(R) contracts, which are no longer sold:

o Accumulator(R) Advisor(SM)

o Accumulator(R)

o Accumulator(R) Elite(SM)

o Accumulator(R) Select(SM)

o Equitable Accumulator(R) Elite(SM) II

o Equitable Accumulator(R) Express(SM)

o Equitable Accumulator(R) Select(SM) II

Not all features are available under each Accumulator(R) contract. Please refer to your contract and contract prospectus.

This Prospectus does not describe the contract itself or the investment options other than the fixed maturity options. Because the contract is no longer sold, the Prospectus for the contract is no longer updated. For information about the contract, you should consult the contract itself and the most recent prospectus for the contract, which you may request by writing to our processing office at 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094 or by calling 1-800-789-7771. For additional information regarding the variable investment options, you should consult the most recent prospectuses for the portfolios underlying the variable investment options. You may request prospectuses for the portfolios underlying the variable investment options, which do not accompany this Prospectus, by writing to or calling our processing office at the address and number above.



The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                          X02642

                                                                        (R-4/15)
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Contents of this Prospectus

--------------------------------------------------------------------------------

ACCUMULATOR(R)

--------------------------------------------------------------------------------
Who is AXA Equitable?                                                        4

How to reach us                                                              5


--------------------------------------------------------------------------------

1. CONTRACT FEATURES AND BENEFITS                                            7

--------------------------------------------------------------------------------

Overview                                                                     7
Contributions generally and limitations on contributions                     7

What are your investment options under the contract?                         7

--------------------------------------------------------------------------------

2. DESCRIPTION OF THE FIXED MATURITY OPTIONS                                 8

--------------------------------------------------------------------------------

Fixed maturity options                                                       8
Rates to maturity and price per $100 of maturity value                       9
How we determine the market value adjustment                                 9
Investments under the fixed maturity options                                 9
Allocating your contributions                                               10


--------------------------------------------------------------------------------
3. DETERMINING YOUR CONTRACT'S VALUE                                        11
--------------------------------------------------------------------------------

Your account value and cash value                                           11
Your contract's value in the fixed maturity options                         11
Insufficient account value                                                  11


--------------------------------------------------------------------------------
4. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         12
--------------------------------------------------------------------------------
Transferring your account value                                             12

Disruptive transfer activity                                                12


--------------------------------------------------------------------------------
5. ACCESSING YOUR MONEY                                                     14
--------------------------------------------------------------------------------

Withdrawing your account value                                              14
Fixed Annuity Payout Options                                                14


--------------------------------------------------------------------------------
6. CHARGES AND EXPENSES                                                     15
--------------------------------------------------------------------------------



----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts.


2  Contents of this Prospectus
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--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          16
--------------------------------------------------------------------------------
Overview                                                                    16

Suspension of required minimum distributions for 2009                       16

Individual retirement arrangements (IRAs)                                   16
Tax-sheltered annuity contracts (TSAs)                                      17

Federal and state income tax withholding and information reporting          21


--------------------------------------------------------------------------------

8. MORE INFORMATION                                                         22

--------------------------------------------------------------------------------

Dates and prices at which contract events occur                             22

Distribution of the contracts                                               22

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           24
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

APPENDIX

--------------------------------------------------------------------------------

I -- Market value adjustment example                                       A-1


                                                  Contents of this Prospectus  3
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Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



4  Who is AXA Equitable?
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HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

     Accumulator(R)
     P.O. Box 1577
     Secaucus, NJ 07096-1577



FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

     Accumulator(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094



--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R)
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

     Accumulator(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.



--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND  ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:


o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o elect to receive certain contract statements electronically;

o enroll in, modify or cancel a rebalancing program (through EQ Access only);

o change your address (not available through TOPS);


o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through Online Account Access only); and


o access Frequently Asked Questions and Service Forms (not available through
  TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any


                                                        Who is AXA Equitable?  5
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act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3)  election of the automatic investment program;

(4) requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)  spousal consent for loans under Rollover TSA contracts;

(6) requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required)

(7) requests for withdrawals or surrenders from contracts with the Guaranteed withdrawal benefit for life ("GWBL");

(8)  tax withholding elections;

(9)  election of the Beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) Section 1035 exchanges;

(12) direct transfers and rollovers;

(13) exercise of the Guaranteed minimum income benefit;

(14) death claims;

(15) change in ownership (NQ only);

(16) purchase by, or change of ownership to, a nonnatural owner;

(17) enrollment in our "automatic required minimum distribution (RMD) service;"

(18) requests to opt out of or back into the annual ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base; and

(19) requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL").

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  beneficiary changes;

(2)  contract surrender and withdrawal requests;


(3) general dollar cost averaging (including the fixed dollar and interest sweep options);

(4)  special dollar cost averaging; and

(5)  12 month dollar cost averaging.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  special dollar cost averaging;


(4)  12 month dollar cost averaging;


(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.


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1. Contract features and benefits


--------------------------------------------------------------------------------


OVERVIEW

This Prospectus describes the fixed maturity options available under the following Accumulator contracts, which are no longer sold:

o Accumulator(R) Advisor(SM)

o Accumulator(R)

o Accumulator(R) Elite(SM)

o Accumulator(R) Select(SM)

o Equitable Accumulator(R) Elite(SM) II

o Equitable Accumulator(R) Express(SM)

o Equitable Accumulator(R) Select(SM) II

This Prospectus does not describe the contract itself or the investment options other than the fixed maturity options.

Because the contract is no longer sold, the prospectus for the contract is no longer updated. For information about the contract, you should consult the contract itself and the most recent prospectus for the contract, which you may request by writing to our processing office at 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094 or by calling 1-800-789-7771. In this Prospectus, we refer to the most recent prospectus for your contract, which may include supplements, as your "contract prospectus."

For additional information regarding the variable investment options, you should consult the most recent prospectuses for the portfolios underlying the variable investment options. You may request that information by writing to or calling our processing office at the address and number above.


CONTRIBUTIONS GENERALLY AND LIMITATIONS ON CONTRIBUTIONS

Subject to contractual limitations and our procedures, you may be able to make additional payments under your contract, including allocations of such payments to fixed maturity options. We call the additional payments under your contract "contributions."

Upon advance notice to you, we may exercise certain contractual rights we have regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our right to limit transfers to any of the variable investment options or fixed maturity options.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

If permitted in your state, and subject to limitations noted below, and as described in your contract and contract prospectus, you may currently make additional contributions.

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. At any time upon advance notice to you, we can reduce or increase these contribution limitations. These and other contribution limitations may not be applicable in your state.

--------------------------------------------------------------------------------
The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits. The "annuitant" is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits.
--------------------------------------------------------------------------------

Please see your contract and contract prospectus for more information regarding contributions generally, including minimum contribution requirements, permissible sources of contributions, and limitations on contributions.

Please see your contract and contract prospectus for information regarding the procedure for making contributions under your contract.


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

See your contract and contract prospectus for information regarding your investment options.



                                               Contract features and benefits  7
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2. Description of the fixed maturity options



--------------------------------------------------------------------------------


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------


Under the Special 10 year fixed maturity option, additional contributions will have the same maturity date as your initial contribution. The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.


Each new contribution is applied to a new fixed maturity option. A 60-day rate lock-in applied from the date that the application was signed. Any contributions received and designated for a fixed maturity option during this period receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after the 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.


YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 17, 2009, the next available maturity date was February 16, 2016. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.


If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.



8  Description of the fixed maturity options
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RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 17, 2009 and the related price per $100 of maturity value were as shown below:




--------------------------------------------------------------
    Fixed Maturity
     Options with
    February 17th           Rate to            Price
   Maturity Date of      Maturity as of     Per $100 of
    Maturity Year      February 17, 2009   Maturity Value
--------------------------------------------------------------
        2010               3.00%*            $97.09
        2011               3.00%*            $94.26
        2012               3.00%*            $91.51
        2013               3.00%*            $88.84
        2014               3.00%*            $86.25
        2015               3.00%*            $83.74
        2016               3.12%             $80.64
        2017               3.42%             $76.40
        2018               3.61%             $72.66
        2019               3.75%             $69.19
--------------------------------------------------------------



* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix I at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.



                                    Description of the fixed maturity options  9
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Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ALLOCATING YOUR CONTRIBUTIONS


The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

Please refer to your contract and contract prospectus for more details regarding allocating your contributions.



10  Description of the fixed maturity options
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3. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only).

Please refer to your contract and contract prospectus for more details regarding determining the values that you have in the variable investment options, guaranteed interest option, account for special dollar cost averaging, and the loan reserve account.



YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



INSUFFICIENT ACCOUNT VALUE


If your account value in the variable investment options and the fixed maturity options is insufficient to pay the annual administrative charge, or any applicable charges for the guaranteed benefits, and you have no account value in the guaranteed interest option, your contract will terminate without value, and you will lose any applicable guaranteed benefits. See "Charges and expenses" later in this Prospectus.



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4.  Transferring your money among investment options


--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE


At any time before the date annuity payments are to begin under your contract and contract prospectus, you can transfer some or all of your account value among the investment options, subject to the following:



o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o No transfers are permitted into the Special 10 year fixed maturity option.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and the interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


Please see "Allocating your contributions" in "Description of the fixed maturity options" for more information about your role in managing your allocations.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that


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do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.


Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.



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5.  Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500.

Please refer to your contract and contract prospectus for more information regarding withdrawing value from your contract.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

Please refer to your contract and contract prospectus for more information regarding payout options.



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6.  Charges and expenses



--------------------------------------------------------------------------------


Withdrawal charges may apply to any withdrawal from your contract, including a withdrawal from a fixed maturity option.

For more information regarding withdrawal charges and other charges applicable to your contract, please refer to your contract and contract prospectus.



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7.  Tax information


--------------------------------------------------------------------------------

OVERVIEW


The following information updates pertinent aspects of the "Tax information"
section in your contract prospectus. In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before making additional contributions.


SUSPENSION OF REQUIRED MINIMUM DISTRIBUTIONS FOR 2009

Congress has enacted a limited suspension of account-based required minimum distribution withdrawals only for calendar year 2009. The suspension does not apply to annuity payments. The suspension does not affect the determination of the Required Beginning Date. Neither lifetime nor post-death required minimum distributions need to be made during 2009. Please note that if you have previously elected to have amounts automatically withdrawn from a contract to meet required minimum distribution rules (for example, our "automatic required minimum distribution (RMD) service" or our "beneficiary continuation option" under a deceased individual's IRA contract) we will make distributions for calendar year 2009 unless you request in writing before we make the distribution that you want no required minimum distribution for calendar year 2009. If you receive a distribution which would have been a lifetime required minimum distribution (but for the 2009 suspension), you may preserve the tax deferral on the distribution by rolling it over within 60 days after you receive it to an IRA or other eligible retirement plan. Please note that any distribution to a nonspousal beneficiary which would have been a post-death required minimum distribution (but for the 2009 suspension) is not eligible for the 60-day rollover.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

For current information regarding IRAs you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

During calendar year 2009 only, due to the temporary suspension of account-based required minimum distribution withdrawals, you may be able to roll over to a traditional IRA a distribution that normally would not be eligible to be rolled over. Please note that distributions from inherited IRAs made to beneficiaries may not be rolled over once distributed.

Certain distributions from IRAs in 2009 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.


Conversion rollover contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan. Until 2010, you must meet AGI limits specified below.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. In the case of a traditional IRA conversion rollover for example, we are required to withhold 10% federal income tax from the amount treated as converted unless you properly elect out of such withholding. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59-1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

The following rules apply until 2010: You cannot make conversion rollover contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the conversion rollover. Modified adjusted gross income for this purpose excludes any lifetime required minimum



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distribution from a traditional IRA or other eligible retirement plan.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.



Required minimum distributions at death


Same as traditional IRA under "What are the required minimum distribution payments after you die?" in your contract prospectus, assuming death before the Required Beginning Date. The suspension of account-based required minimum distribution withdrawals for calendar year 2009 applies to post-death required minimum distribution withdrawals from Roth IRAs.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL

This section of the Prospectus reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity contracts (TSAs)." If the rules are the same as those that apply to another kind of contract, for example, traditional IRA contracts, we will refer you to the same topic under "Traditional individual retirement annuities (traditional
IRAs)" in your contract prospectus.

--------------------------------------------------------------------------------
The disclosure generally assumes that the TSA has 403(b) contract status or qualifies as a 403(b) contract. Due to the Internal Revenue Service and
Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.
--------------------------------------------------------------------------------

FINAL REGULATIONS UNDER SECTION 403(B)

In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. These rules became fully effective on January 1, 2009, but various transition rules applied beginning in 2007. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years.

PERMISSIBLE INVESTMENTS. The 2007 Regulations retain the rule that there are generally two types of investments available to fund 403(b) plans -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) funding vehicles qualify for tax deferral.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms. The IRS has announced relief measures for failure to have a written plan finalized by the beginning of 2009, as long as the written plan is adopted by December 31, 2009, and the plan operates in accordance with the 2007 Regulations beginning by January 1, 2009.

LIMITATIONS ON INDIVIDUAL INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 (Rev. Rul. 90-24), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 may still be permitted with plan or employer approval as described below.

EFFECT OF THE 2007 REGULATIONS ON CONTRIBUTIONS TO TSA CONTRACTS

Where a TSA contract (i) was designed to be purchased through either an individual-initiated, Rev. Rul. 90-24 tax-free direct transfer of funds from one 403(b) arrangement to another, or a rollover from another 403(b) arrangement and (ii) does not accept employer-remitted contributions, contributions and exchanges to such TSA contracts are extremely limited as described below. TSA contracts issued pursuant to a Rev. Rul. 90-24 direct transfer where applications and all transfer paperwork were received by our processing office in good order prior to September 25, 2007 are generally "grandfathered" as to 403(b) status. However, future transactions such as loans and distributions under such "grandfathered" 403(b) annuity contracts may result in adverse tax consequences to the owner unless the contracts are or become part of the employer's 403(b) plan, or the employer enters into an information sharing agreement with us.



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Subsequent contributions to a TSA contract may only be made where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction.

CONTRIBUTIONS TO 403(B) ANNUITY CONTRACTS

Because rollover TSA contracts are or have been purchased through direct transfers, the characterization of funds in the contract can remain the same as under the prior contract. We provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other 403(b) annuity contracts.

EMPLOYER-REMITTED CONTRIBUTIONS

Employer-remitted contributions to TSA contracts made through the employer's payroll are subject to annual limits. (Tax-free plan-to-plan direct transfer contributions from another 403(b) plan, contract exchanges under the same plan, and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA contract are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA contract can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSA contracts are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS. It is unlikely that rollover or direct transfer contributions can be made for an individual no longer actively participating in a 403(b) plan; however, there may be circumstances where an individual must take a required minimum distribution from a distributing plan or contract before rolling over or transferring the distribution to the Accumulator(R) contract. The amount of any rollover or direct transfer contributions made to a 403(b) annuity contract must be net of the required minimum distribution for the tax year in which the 403(b) annuity contract is issued if the owner is at least age 70-1/2 in the calendar year the contribution is made, and has retired from service with the employer who sponsored the plan or provided the funds to purchase the 403(b) annuity contract which is the source of the contribution. For calendar year 2009 only, account-based required minimum distribution withdrawals are suspended, so certain rollovers which would be impermissible in other years may be made.

ROLLOVER CONTRIBUTIONS. After a TSA contract has been established with 403(b) plan source funds, federal tax law permits rollover contributions to be made to a TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other 403(b) plan funding vehicles. The recipient 403(b) plan must allow such contributions to be made.

Generally, funds may be rolled over when a plan participant has a distributable event from an eligible retirement plan as a result of:

o termination of employment with the employer who provided the funds for the plan; or

o reaching age 59-1/2 even if still employed; or

o disability (special federal income tax definition).

If the source of the rollover contribution is pre-tax funds from a traditional IRA, no specific event is required.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax-qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution. Further, in light of the restrictions on the ability to take distributions or loans from a 403(b) annuity contract without plan or employer approval under the 2007 Regulations, a plan participant should consider carefully whether to roll an eligible rollover distribution (which is no longer subject to distribution restrictions) to a 403(b) plan funding vehicle, or to a traditional IRA instead.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan.

Because AXA Equitable does not separately account for rollover contributions from other eligible retirement plans in the Accumulator(R) TSA contract, amounts that would be free of distribution restrictions in a traditional IRA, for example, are subject to distribution restrictions in the Accumulator(R) TSA contract.

DIRECT TRANSFER CONTRIBUTIONS. A tax-free direct transfer occurs when changing the 403(b) plan funding vehicle, even if there is no distributable event. Under a direct transfer a plan participant does not receive a distribution.

The 2007 Regulations provide for two types of direct transfers between 403(b) funding vehicles: "plan-to-plan transfers" and "contract exchanges within the same 403(b) plan." 403(b) plans do not have to offer these options. A "plan-to-plan transfer" must meet the following conditions: (i) both the source 403(b) plan and the recipient 403(b) plan permit plan-to-plan transfers; (ii) the transfer from one 403(b) plan to another 403(b) plan is made for a participant (or beneficiary of a deceased participant) who is an employee or former employee of the employer sponsoring the recipient 403(b) plan; (iii) immediately after the transfer the accumulated benefit of the participant (or beneficiary) whose assets are being transferred is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the transfer; (iv) the recipient 403(b) plan imposes



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distribution restrictions on transferred amounts at least as stringent as those imposed under the source 403(b) plan; and (v) if the plan-to-plan transfer is not a complete transfer of the participant's (or beneficiary's) interest in the source 403(b) plan, the recipient 403(b) plan treats the amount transferred as a continuation of a pro rata portion of the participant's (or beneficiary's) interest in the source 403(b) plan (for example, with respect to the participant's interest in any after-tax employee contributions).

A "contract exchange within the same 403(b) plan" must meet the following conditions: (i) the 403(b) plan under which the contract is issued must permit contract exchanges; (ii) immediately after the exchange the accumulated benefit of the participant (or beneficiary of a deceased participant) is at least equal to the participant's (or beneficiary's) accumulated benefit immediately before the exchange (taking into account the accumulated benefit of that participant (or beneficiary) under both section 403(b) annuity contracts immediately before the exchange); (iii) the contract issued in the exchange is subject to distribution restrictions with respect to the participant that are not less stringent than those imposed on the contract being exchanged; and (iv) the employer sponsoring the 403(b) plan and the issuer of the contract issued in the exchange agree to provide each other with specified information from time to time in the future ("an information sharing agreement"). The shared information is designed to preserve the requirements of Section 403(b), primarily to comply with loan requirements, hardship withdrawal rules, and distribution restrictions.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under a Rollover TSA contract as not eligible for withdrawal until:

o the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

o the owner dies; or

o the plan under which the Accumulator(R) TSA contract is purchased is terminated.

If any portion of the funds directly transferred to your TSA contract (in a Rev. Rul. 90-24 exchange or other permitted transfer or exchange) is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA contract distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The pro-



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cessing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA.

The amount borrowed and not repaid may be treated as a distribution if:

o the loan does not qualify under the conditions above;

o the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover. Rollovers are subject to the Roth IRA conversion rules, which, prior to 2010, restrict conversions of traditional IRAs to Roth IRAs to taxpayers with adjusted gross income of no more than $100,000, whether single or married filing jointly.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules. Suspension of account-based required minimum distribution withdrawals for calendar year 2009 temporarily permits distributions which would be ineligible lifetime required minimum distributions in any other year to be rolled over to another eligible retirement plan in calendar year 2009.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, contract exchange under the same 403(b) plan, or under Rev. Rul. 90-24 prior to the 2007 Regulations), are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

Please note the temporary suspension of account-based required minimum distribution withdrawals, both lifetime and post-death, in calendar year 2009.

Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution.
The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o 403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such con-



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sent if you are married when you request a withdrawal under the TSA contract.
In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING



Federal income tax withholding on periodic annuity payments


Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. Based on the assumption that an annuity contract owner is married and claiming three withholding exemptions, periodic annuity payments totaling less than $19,200 in 2009 will generally be exempt from federal income tax withholding. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.



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8.  More information


--------------------------------------------------------------------------------


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus and your contract and contract prospectus may describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

       - on a non-business day;
       - after 4:00 p.m. Eastern Time on a business day; or
       - after an early close of regular trading on the NYSE on a business day.


o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m. Eastern Time.



CONTRIBUTIONS AND TRANSFERS TO A FIXED MATURITY OPTION

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 1.25% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation


22  More information
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which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and bonuses) if those they manage sell more affiliated variable products. AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.


                                                            More information  23
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9.  Incorporation of certain documents by reference


--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2008 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.



24  Incorporation of certain documents by reference
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Appendix I: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2009 to a fixed maturity option with a maturity date of February 15, 2017 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2013(a).




-------------------------------------------------------------------------------------------------------
                                                                                Hypothetical assumed
                                                                              rate to maturity ("j" in
                                                                                  the calculations
                                                                                       below)
                                                                                 February 15, 2013
                                                                             --------------------------
                                                                                   5.00%        9.00%
-------------------------------------------------------------------------------------------------------
As of February 15, 2013 before withdrawal
-------------------------------------------------------------------------------------------------------
(1) Market adjusted amount(b)                                                  $141,389     $121,737
-------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount(c)                                                   $131,104     $131,104
-------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                         $ 10,285     $ (9,367)
-------------------------------------------------------------------------------------------------------
On February 15, 2013 after $50,000 withdrawal
-------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
    (3) x [$50,000/(1)]                                                        $  3,637     $ (3,847)
-------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)    $ 46,363     $ 53,847
-------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                      $ 91,389     $ 71,737
-------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                           $ 84,741     $ 77,257
-------------------------------------------------------------------------------------------------------
(8) Maturity value(d)                                                          $111,099     $101,287
-------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:


(a)  Number of days from the withdrawal date to the maturity date = D = 1,461

(b)  Market adjusted amount is based on the following calculation:

         Maturity value          $171,882
         --------------  =  -------------------   where j is either 5% or 9%
          (1+j)(D/365)       (1+j)(1,461/365)

(c)  Fixed maturity amount is based on the following calculation:

         Maturity value           $171,882
         --------------  =  -------------------
        (1+h)(D/365)        (1+0.07)(1,461/365)

(d)  Maturity value is based on the following calculation:

     Fixed maturity amount x (1+h)(D/365)  =
        ($84,741 or $77,257) x (1+0.07)(1,461/365)


                                 Appendix I: Market value adjustment example A-1

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AXA EQUITABLE LIFE INSURANCE COMPANY
SUPPLEMENT DATED MAY 1, 2009 TO PROSPECTUSES FOR:


o Income Manager(R) Accumulator(R)   o Accumulator(R) Plus(SM)
o Income Manager(R) Rollover IRA     o Accumulator(R) Elite(SM)
o Accumulator(R) (IRA, NQ, QP)       o Accumulator(R) Select(SM)
o Accumulator(R)


--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any Supplements to that prospectus and statement of additional information. The Appendix sets forth the dates of such prior prospectuses, statements of additional information and supplements, which, in addition to this Supplement, should be kept for future reference.


The most recent prospectus and statement of additional information you received are not your contract. Your contract and any endorsements, riders and data pages as identified in your contract are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations. The description of the contract's provisions in that Prospectus and statement of additional information and any Supplements to that prospectus and statement of additional information is current as of their respective dates; however, because certain provisions may be changed after the date of this Supplement in accordance with the contract, the description of the contract's provisions in that Prospectus and statement of additional information and any Supplements to that prospectus and statement of additional information is qualified in its entirety by the terms of the actual contract.

We have filed with the Securities and Exchange Commission (SEC) our Statement of Additional Information (SAI) dated May 1, 2009. If you do not presently have a copy of the prospectus and prior Supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to AXA Equitable, P.O. Box 1547, Secaucus, NJ 07096-1547, or calling (800) 789-7771. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this Supplement. The SAI has been incorporated by reference into this Supplement. This Supplement and the SAI can also be obtained from the SEC's website at www.sec.gov.

In this Supplement, we provide information on the following: (1) how to reach us; (2) investment options; (3) the Trusts' annual expenses and expense example; (4) important information about your guaranteed benefits; (5) tax information; (6) updated information on AXA Equitable; (7) how you can contribute to your contract; (8) managing your allocations; (9) disruptive transfer activity; (10) wire transmittals and electronic applications information; (11) certain information about our business day; (12) your contract date and contract date anniversary; (13) legal proceedings; (14) distribution of the contracts; (15) your annuity payout options; (16) incorporation of certain documents by reference; (17) financial statements;
(18) condensed financial information; and (19) hypothetical illustrations.

(1) HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:


--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS:
--------------------------------------------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R)
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R)
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Accumulator(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.





                                                                X02403 - Global
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--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 ONLINE ACCOUNT ACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:


o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o    rates to maturity for the fixed maturity options;

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o    elect to receive certain contract statements electronically;


o enroll in, modify or cancel a rebalancing program (through Online Account Access only);


o    change your address (not available through TOPS);


o change your TOPS personal identification number ("PIN") (through TOPS only) and your Online Account Access password (through EQAccess only); and


o    access Frequently Asked Questions and Service Forms (not available through
     TOPS).


TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" in your Prospectus).



--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.
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(2) INVESTMENT OPTIONS


PORTFOLIOS OF THE TRUSTS


The AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio by AXA Equitable. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of this contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio than certain other Portfolios available to you under your contract. In addition, the AXA Allocation Portfolios and the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio may enable AXA Equitable to more efficiently manage AXA Equitable's financial risks associated with certain guaranteed features. Please see "Managing your allocations" for more information about your role in managing your allocations.

AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust --
Class B Shares*                                                                          Investment Manager (or Sub-Adviser(s) as
Portfolio Name                 Objective                                                 applicable)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION+      Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE       Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY+                                                                                 o ClearBridge Advisors, LLC
                                                                                         o Legg Mason Capital Management, Inc.
                                                                                         o Marsico Capital Management, LLC
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND        To seek a balance of high current income and capital       o BlackRock Financial Management, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company LLC
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER HEALTH CARE      Long-term growth of capital.                               o Invesco Aim Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o SSgA Funds Management, Inc.
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER INTERNATIONAL    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o JPMorgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
                                                                                         o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


                                                                              3
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
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust --
Class B Shares*                                                                   Investment Manager (or Sub-Adviser(s), as
Portfolio Name                Objective                                           applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 CORE EQUITY                                                                      o Janus Capital Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o Goodman & Co. NY Ltd.
 GROWTH                                                                           o SSgA Funds Management, Inc.
                                                                                  o T. Rowe Price Associates, Inc.
                                                                                  o Westfield Capital Management Company, L.P.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP       Long-term growth of capital.                         o AllianceBernstein L.P.
 VALUE                                                                            o Institutional Capital LLC
                                                                                  o MFS Investment Management
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP         Long-term growth of capital.                         o AllianceBernstein L.P.
 GROWTH                                                                           o Franklin Advisers, Inc.
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP VALUE   Long-term growth of capital.                         o AXA Rosenberg Investment Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Tradewinds Global Investors, LLC
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MULTI-SECTOR    High total return through a combination of current   o Pacific Investment Management Company LLC
 BOND(1)+                    income and capital appreciation.                     o Post Advisory Group, LLC
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Eagle Asset Management, Inc.
 GROWTH                                                                           o SSgA Funds Management, Inc.
                                                                                  o Wells Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP       Long-term growth of capital.                         o Franklin Advisory Services, LLC
 VALUE                                                                            o Pacific Global Investment Management
                                                                                    Company
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY      Long-term growth of capital.                         o Firsthand Capital Management, Inc.
                                                                                  o RCM Capital Management LLC
                                                                                  o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------

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
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB Shares*                                                                  Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  Objective                                         applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN            Seeks to achieve long-term growth of capital.     o AllianceBernstein L.P.
 INTERNATIONAL+
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN SMALL      Seeks to achieve long-term growth of capital.     o AllianceBernstein L.P.
 CAP GROWTH+
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II        Seeks to achieve long-term capital appreciation.  o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN INCOME          Seeks to maximize income while maintaining        o BlackRock Investment Management, LLC
 CORE(2)                        prospects for capital appreciation.               o Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL CAP       Seeks to achieve long-term total return.          o BlackRock Investment Management, LLC
 VALUE CORE(3)                                                                    o Franklin Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN TEMPLETON       Primarily seeks capital appreciation and          o AXA Equitable
 FOUNDING STRATEGY CORE(4)      secondarily seeks income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA MUTUAL SHARES CORE(5)    Seeks to achieve capital appreciation, which      o BlackRock Investment Management, LLC
                                may occasionally be short-term, and secondarily,  o Franklin Mutual Advisers, LLC income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXA TEMPLETON GROWTH         Seeks to achieve long-term capital growth.        o BlackRock Investment Management, LLC
 CORE(6)                                                                          o Templeton Global Advisors Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE        Seeks to achieve capital appreciation and         o BlackRock Investment Management, LLC
 EQUITY                         secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK INTERNATIONAL      Seeks to provide current income and long-term     o BlackRock Investment Management International
 VALUE                          growth of income, accompanied by growth of          Limited
                                capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY       Seeks to achieve a combination of growth and      o Boston Advisors, LLC
 INCOME                         income to achieve an above-average and
                                consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             Seeks to achieve long-term capital appreciation.  o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                      o Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH      Seeks to achieve long-term growth of capital.     o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             Seeks to achieve long-term growth of capital.     o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH          Seeks to maximize current income.                 o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX(7)+       Seeks to achieve a total return before expenses   o AllianceBernstein L.P.
                                that approximates the total return performance
                                of the Russell 3000 Index, including
                                reinvestment of dividends, at a risk level
                                consistent with that of the Russell 3000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX              Seeks to achieve a total return before expenses   o SSgA Funds Management, Inc.
                                that approximates the total return performance
                                of the Barclays Capital U.S. Aggregate Bond
                                Index, including reinvestment of dividends, at
                                a risk level consistent with that of the
                                Barclays Capital U.S. Aggregate Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE       Seeks to achieve long-term growth of capital.     o Davis Selected Advisers, L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX             Seeks to achieve a total return before            o AllianceBernstein L.P.
                                expenses that approximates the total return
                                performance of the S&P 500 Index, including
                                reinvestment of dividends, at a risk level
                                consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------


                                                                              5
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
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB Shares*                                                                  Investment Manager (or Sub-Adviser(s) as
Portfolio Name               Objective                                            applicable
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks to achieve long-term capital growth.           o Evergreen Investment Management Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FOCUS PLUS(8)             Seeks to achieve long-term growth of capital.        o AXA Equitable
                                                                                  o Marsico Capital Management, LLC
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND         Seeks to achieve capital appreciation.               o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY       Seeks to maximize capital appreciation.              o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS(9)       Seeks to achieve capital growth and current income.  o BlackRock Investment Management, LLC
                                                                                  o Evergreen Investment Management Company, LLC
                                                                                  o First International Advisors, LLC (dba
                                                                                    "Evergreen International")
------------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR       Seeks to achieve long-term capital appreciation.     o BlackRock Investment Management, LLC
 EQUITY(10)                                                                       o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE GOVERNMENT   Seeks to achieve a total return before expenses      o SSgA Funds Management, Inc.
 BOND INDEX+                 that approximates the total return performance of
                             the Barclays Capital Intermediate Government Bond
                             Index, including reinvestment of dividends, at a
                             risk level consistent with that of the Barclays
                             Capital Intermediate Government Bond Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE PLUS   Seeks to achieve long-term growth of capital.        o AXA Equitable
                                                                                  o  Hirayama Investments, LLC
                                                                                  o  SSgA Funds Management, Inc.
                                                                                  o Wentworth Hauser and Violich, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH      Seeks to achieve capital appreciation.               o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE            Seeks to achieve long-term capital appreciation.     o JPMorgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS       Seeks to achieve long-term growth of capital with    o AXA Equitable
                             a secondary objective to seek reasonable current     o Institutional Capital LLC
                             income. For purposes of this Portfolio, the words    o SSgA Funds Management, Inc.
                             "reasonable current income" mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX    Seeks to achieve a total return before expenses      o AllianceBernstein L.P.
                             that approximates the total return performance of
                             the Russell 1000 Growth Index, including
                             reinvestment of dividends at a risk level
                             consistent with that of the Russell 1000 Growth
                             Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS     Seeks to provide long-term capital growth.           o AXA Equitable
                                                                                  o Marsico Capital Management, LLC
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


6
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
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB Shares*                                                                  Investment Manager (or Sub-Adviser(s), as
Portfolio Name                  Objective                                         applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX        Seeks to achieve a total return before expenses   o SSgA Funds Management, Inc.
                                that approximates the total return performance
                                of the Russell 1000 Value Index, including
                                reinvestment of dividends, at a risk level
                                consistent with that of the Russell 1000 Value
                                Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS+        Seeks to achieve capital appreciation.            o AllianceBernstein L.P.
                                                                                  o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND               Seeks to maximize income and capital              o BlackRock Financial Management, Inc.
                                appreciation through investment in long-
                                maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND       Seeks to achieve capital appreciation and         o Lord, Abbett & Co. LLC
 INCOME                         growth of income without excessive fluctuation
                                in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP        Seeks to achieve capital appreciation and         o Lord, Abbett & Co. LLC
 CORE                           growth of income with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE    Seeks to achieve capital appreciation.            o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX                Seeks to achieve a total return before expenses   o SSgA Funds Management, Inc.
                                that approximates the total return performance
                                of the S&P Mid Cap 400 Index, including
                                reinvestment of dividends, at a risk level
                                consistent with that of the S&P Mid Cap 400
                                Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS           Seeks to achieve long-term capital                o AXA Equitable
                                appreciation.                                     o SSgA Funds Management, Inc.
                                                                                  o Wellington Management Company LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET+                Seeks to obtain a high level of current income,   o The Dreyfus Corporation
                                preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL            Seeks to achieve capital appreciation.            o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL           Seeks to achieve capital appreciation.            o OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve long-term capital                o OppenheimerFunds, Inc.
 OPPORTUNITY                    appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER MAIN STREET      Seeks to achieve capital appreciation.            o OppenheimerFunds, Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND(11)   Seeks to generate a return in excess of           o Pacific Investment Management Company, LLC
                                traditional money market products while
                                maintaining an emphasis on preservation of
                                capital and liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS            Seeks to achieve high current income consistent   o AllianceBernstein L.P.
                                with moderate risk to capital.                    o AXA Equitable
                                                                                  o SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND          Seeks to achieve current income with reduced      o BlackRock Financial Management, Inc.
                                volatility of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX          Seeks to replicate as closely as possible         o AllianceBernstein L.P.
                                (before the deduction of Portfolio expenses)
                                the total return of the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------


                                                                              7
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
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust --
Class IB Shares*                                                                  Investment Manager (or Sub-Adviser(s), as
Portfolio Name             Objective                                              applicable)
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH    Seeks to achieve long-term capital appreciation and    o T. Rowe Price Associates, Inc.
 STOCK                     secondarily, income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME   Seeks to achieve total return through capital          o UBS Global Asset Management
                           appreciation with income as a secondary                  (Americas) Inc.
                           consideration.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK     Seeks to achieve capital growth and income.            o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP      Seeks to achieve capital growth.                       o Morgan Stanley Investment Management Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------



* The chart below reflects the portfolio's former name in effect until on or about May 1, 2009, subject to regulatory approval. The number in the "Footnote No." column corresponds with the number contained in the chart above.

   -----------------------------------------------------------
   Footnote No.    Portfolio's Former Name
   -----------------------------------------------------------
                   AXA Premier VIP Trust
   -----------------------------------------------------------
        (1)        Multimanager High Yield
   -----------------------------------------------------------
                   EQ Advisors Trust
   -----------------------------------------------------------
        (2)        EQ/Franklin Income
   -----------------------------------------------------------
        (3)        EQ/Franklin Small Cap Value
   -----------------------------------------------------------
        (4)        EQ/Franklin Templeton Founding Strategy
   -----------------------------------------------------------
        (5)        EQ/Mutual Shares
   -----------------------------------------------------------
        (6)        EQ/Templeton Growth
   -----------------------------------------------------------
        (7)        EQ/AllianceBernstein Common Stock
   -----------------------------------------------------------
        (8)        EQ/Marsico Focus
   -----------------------------------------------------------
        (9)        EQ/Evergreen International Bond
   -----------------------------------------------------------
        (10)       EQ/Van Kampen Emerging Markets Equity
   -----------------------------------------------------------
        (11)       EQ/PIMCO Real Return
   -----------------------------------------------------------

+ If you own Income Manager(R) Accumulator(R) or Income Manager(R) Rollover IRA, your product includes Class A shares of this Portfolio in the AXA Premier VIP Trust, or Class IA shares of this Portfolio in the EQ Advisors Trust.

You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Supplement, you may call one of our customer service representatives at 1-800-789-7771.


(3) THE TRUSTS' ANNUAL EXPENSES AND EXPENSE EXAMPLE


The following table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------
 Total Annual Portfolio Operating Expenses for 2008 (expenses that are                          Lowest     Highest
deducted from Portfolio assets including management fees, 12b-1 fees, service                   ------     -------
fees, and/or other expenses) -- based, in part, on estimated amounts for options
added during the fiscal year 2008 and for the underlying portfolios.                            0.64%      2.04%


8


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EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses of 1.55% (actual expenses under your contract may be less), and underlying trust fees and expenses.


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with either the 6% Roll-Up to age 80 or the Annual Ratchet to age 80 Guaranteed minimum death benefit and Protection Plus(SM) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2008, which results in an estimated administrative charge of 0.0% of contract value. Some of these features may not be available or may be different under your contract. Some of these charges may not be applicable under your contract.


The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and example. However, the annual administrative charge, the charge if you elect a Variable Immediate Annuity payout option, the charge for any optional benefits and the withdrawal charge do apply to the fixed maturity options and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option. Some of these investment options and charges may not be applicable under your contract.


The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:




-------------------------------------------------------------------------------------------
                                                         If you surrender your contract at
                                                          the end of the applicable time
                                                                      period
                                                       ------------------------------------
                                                                   3         5        10
                                                       1 year    years     years     years
-------------------------------------------------------------------------------------------
(a) assuming maximum fees and expenses of any of the
    Portfolios                                         $  982    $1,369    $1,784    $3,163
(b) assuming minimum fees and expenses of any of the
    Portfolios                                         $1,129    $1,802    $2,492    $4,497
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              If you do not surrender your
                                                        If you annuitize at the end of the     contract at the end of the
                                                              applicable time period             applicable time period
                                                        ----------------------------------------------------------------------------
                                                                     3         5        10                  3         5      10
                                                        1 year    years     years     years     1 year    years     years   years
------------------------------------------------------------------------------------------------------------------------------------
(a) assuming maximum fees and expenses of any of the
    Portfolios                                          N/A      $1,369    $1,784    $3,163      $282    $  869    $1,484   $3,163
(b) assuming minimum fees and expenses of any of the
    Portfolios                                          N/A      $1,802    $2,492    $4,497      $429    $1,302    $2,192   $4,497
------------------------------------------------------------------------------------------------------------------------------------



For information on how your contract works under certain hypothetical circumstances, please see item (19) at the end of this Supplement.



(4) IMPORTANT INFORMATION ABOUT YOUR GUARANTEED BENEFITS


For purposes of calculating any applicable guaranteed minimum death benefit or guaranteed minimum income benefit (if elected) that rolls-up at a specified rate, the EQ/Short Duration Bond, EQ/Money Market, EQ/Intermediate Government Bond Index, and the Fixed Maturity Options are investment options for which the benefit base rolls up at 3%. In some early Accumulator(R) Series, this group of funds rolls up at 4% and certain additional variable investment options roll up at 3%. All other investment options continue to roll up at 5% or 6%, as provided by your Accumulator(R) Series contract. For more information about these benefits, please see "Contract features and benefits" in your Prospectus or your contract, or consult with your financial professional.



(5) TAX INFORMATION


HOW YOU CAN MAKE CONTRIBUTIONS


o Regular contributions to traditional IRAs and Roth IRAs are limited to $5,000 for the calendar year 2009.


o Regular contributions to traditional IRAs cannot be made during or after the calendar year the owner reaches age 70-1/2.

o Additional catch-up contributions of up to $1,000 can be made where the owner is at least age 50 at any time during the calendar year for which the contribution is made.


o Rollovers can be made to a Roth IRA from a "designated Roth contribution account" under a 401(k) or 403(b) plan which permits designated Roth elective deferral contributions to be made. Conversion rollovers may also be made from an eligible retirement plan to a Roth IRA in certain circumstances.

Certain distributions from IRAs in 2009 directly transferred to charitable organizations may be tax-free to IRA owners age 70-1/2 or older.


                                                                               9


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REQUIRED MINIMUM DISTRIBUTIONS

Congress has enacted a limited suspension of account-based required minimum distribution withdrawals only for calendar year 2009. The suspension does not apply to annuity payments. The suspension does not affect the determination of the Required Beginning Date. Neither lifetime nor post-death required minimum distributions need to be made during 2009. Please note that if you have previously elected to have amounts automatically withdrawn from a contract to meet required minimum distribution rules (for example, our "automatic required minimum distribution (RMD) service" or our "beneficiary continuation option" under a deceased individual's IRA contract each discussed earlier in this Prospectus) we will make distributions for calendar year 2009 unless you request in writing before we make the distribution that you want no required minimum distribution for calendar year 2009. If you receive a distribution which would have been a lifetime required minimum distribution (but for the 2009 suspension), you may preserve the tax deferral on the distribution by rolling it over within 60 days after you receive it to an IRA or other eligible retirement plan. Please note that any distribution to a nonspousal beneficiary which would have been a post-death required minimum distribution (but for the 2009 suspension) is not eligible for the 60-day rollover.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.



(6) UPDATED INFORMATION ON AXA EQUITABLE

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


(7) HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call
"contributions." We can refuse to accept any contribution from you at any time, including after you purchase the contract.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. Please review your contract for information on contribution limitations.


(8) MANAGING YOUR ALLOCATIONS


The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner


10


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of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.



(9) DISRUPTIVE TRANSFER ACTIVITY


You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.


We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be


                                                                              11


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stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.



(10) WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS


We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgment of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of our customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.



(11) CERTAIN INFORMATION ABOUT OUR BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

     - on a non-business day;
     - after 4:00 p.m. Eastern Time on a business day; or
     - after an early close of regular trading on the NYSE on a business day.

If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.

For more information, including additional instances when a different date may apply to your contributions, please see "More Information" in your prospectus.



(12) YOUR CONTRACT DATE AND CONTRACT DATE ANNIVERSARY


The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.



(13) LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account Nos. 45 and 49, respectively, nor would any of these proceedings be likely to have a material adverse effect upon either Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.


12


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(14) DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"), which serve as principal underwriters of Separate Account No. 45 and Separate Account No. 49, respectively. The offering of the contracts is intended to be continuous.


AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold.

Compensation paid to AXA Advisors is based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation") and will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable on the sale of a contract to the AXA Advisors financial professional and/or Selling broker-dealer making the sale. In some instances, a financial professional or Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers.

Contribution-based compensation paid by AXA Equitable to AXA Distributors on sales of AXA Equitable contracts by its Selling broker-dealers will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of a contract in combination with annual asset-based compensation of up to 1.25% of contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors also receives compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation in recognition of certain expenses that may be incurred by them or on their behalf. The Distributors may also pay certain broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain Portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the Portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or cash compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." Certain components of the compensation of financial professionals who are managers are based on the sale of affiliated variable products. Managers earn higher compensation (and credits toward awards and


                                                                              13


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bonuses) if those they manage sell more affiliated variable products. AXA
Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the FINRA, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any contribution-based and asset-based compensation paid by AXA Equitable to the Distributors will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable FINRA rules and other laws and regulations.



(15) YOUR ANNUITY PAYOUT OPTIONS

We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at five year intervals after the first change. (Please see your contract and SAI for more information.)


(16) INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This section only applies if your contract offers fixed maturity options.

AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2008 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


(17) FINANCIAL STATEMENTS

The financial statements of the separate account(s), as well as the consolidated financial statements of AXA Equitable, are in the Statement of Additional Information ("SAI"). The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.



14


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Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.


(18) CONDENSED FINANCIAL INFORMATION

The following tables set forth the unit values and number of units outstanding at the year end for each variable investment option, except those options offered for the first time after December 31, 2008. The tables show unit values based on the specified separate account charges that would apply to any contract or investment option to which this supplement relates. The tables also show the total number of units outstanding for all contracts to which this supplement relates.

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 with the same daily asset charges of 1.15%.





UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

---------------------------------------------------------------------------------------------------------------
                                                                                               For the years
                                                                                            ending December 31,
                                                                                          ---------------------
                                                                                               2008       2007
---------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation -- Class B
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $   8.35    $  13.90
---------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       488         448
---------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation -- Class B
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  10.10    $  11.48
---------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       894         387
---------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation -- Class B
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $   9.49    $  11.91
---------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       643         441
---------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation -- Class A
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  43.14    $  57.64
---------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       542         570
---------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation -- Class B
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  40.73    $  54.56
---------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       726         789
---------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation -- Class B
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $   9.02    $  13.37
---------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                     1,974       1,837
---------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock -- Class A
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 166.65    $ 299.23
---------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       164         203
---------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock -- Class B
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 161.61    $ 290.90
---------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       259         311
---------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities -- Class A
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  21.79    $  21.22
---------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       204         205
---------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities -- Class B
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  21.16    $  20.66
---------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       337         361
---------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International -- Class A
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  10.46    $  21.42
---------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       815         978
---------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International -- Class B
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  10.15    $  20.84
---------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       909       1,020
---------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth -- Class A
---------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  12.02    $  21.93
---------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       134         155
---------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                              2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.24    $  11.36    $  10.64
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        263         109          64
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.98    $  10.44    $  10.31
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        251         226          98
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.43    $  10.63    $  10.41
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        206         114          54
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  54.74    $  50.07    $  48.21
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        843         703         778
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  51.94    $  47.62    $  45.97
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        613         971       1,106
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.71    $  11.23          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,295         728          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 291.81    $ 266.03    $ 257.37
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        380         322         407
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 284.40    $ 259.92    $ 252.09
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        266         458         552
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  20.04    $  19.61    $  19.55
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        469         293         354
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  19.56    $  19.19    $  19.17
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        238         563         766
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  19.35    $  15.81    $  13.84
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,145       1,271       1,509
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  18.87    $  15.45    $  13.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,130       1,246       1,359
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  18.96    $  17.56    $  15.89
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        974         365         358
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                              2003        2002        2001
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  44.75    $  37.91    $  43.83
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        909       1,013         387
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  42.78    $  36.32    $  42.10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,263       1,386         736
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 227.59    $ 153.56    $ 232.44
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        498         560         748
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 223.47    $ 151.16    $ 229.38
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        639         698         875
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  19.35    $  19.12    $  17.76
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        460       1,043         641
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  19.03    $  18.85    $  17.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        998       1,296       1,054
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.82    $   8.83    $   9.91
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,843       1,978         816
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.61    $   8.69    $   9.77
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,568       1,624         390
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  14.06    $  10.07    $  14.57
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        402         428         497
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
                                                                                                 For the years
                                                                                                ending December
                                                                                                      31,
                                                                                             ---------------------
                                                                                              2000         1999
------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          --           --
------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          --           --
------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          --           --
------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation -- Class A
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          --           --
------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          --           --
------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          --           --
------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock -- Class A
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 262.80     $ 309.23
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         893          993
------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 260.00     $ 306.70
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         988        1,066
------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities -- Class A
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  16.62     $  15.40
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         360          451
------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  16.46     $  15.30
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         735          871
------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International -- Class A
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  13.00     $  17.08
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         941          855
------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  12.89     $  16.97
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         438          414
------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth -- Class A
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  16.95     $  15.04
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         487          192
------------------------------------------------------------------------------------------------------------------

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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
                                                                                           -----------------------
                                                                                             2008        2007
------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.69     $ 21.37
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        717         810
------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.77     $ 11.13
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         12          18
------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 15.47     $ 24.66
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        826       1,030
------------------------------------------------------------------------------------------------------------------
EQ/Black Rock International Value -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.33     $ 25.44
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        555         736
------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  4.73     $  7.06
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        364         346
------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  5.51     $ 10.17
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         11          12
------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.21     $ 13.94
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         41          58
------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.96     $ 13.34
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        860       1,117
------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.03     $ 11.29
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        128          78
------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.69     $ 11.13
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        130         105
------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index -- Class A
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 20.36     $ 32.78
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          -          --
------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 19.77     $ 31.91
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        454         521
------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.34     $ 10.77
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        280          98
------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.14     $  9.98
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         91         113
------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.10     $ 10.53
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            374         357
------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.44     $  9.78
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            103          39
------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  5.94     $  9.53
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             98          62
------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.16     $ 11.93
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         66          70
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                               2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  18.53     $ 17.20     $ 15.60
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        304       1,163       1,361
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.39     $ 10.37          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          8           2          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  24.66     $ 20.63     $ 20.27
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,201       1,488       1,843
------------------------------------------------------------------------------------------------------------------------------------
EQ/Black Rock International Value -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  23.35     $ 18.80     $ 17.16
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        795         814         779
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   6.89     $  6.01     $  5.73
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        380         367          50
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.18     $  8.82     $  8.21
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          6          12          19
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.37     $ 12.60     $ 12.12
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         38          28          15
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.28     $ 11.99     $ 11.44
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,048       1,232       1,468
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.11     $ 10.41          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         57          25          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                   10.85          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         19          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                   31.52          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  30.76     $ 27.04     $ 26.20
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        624         717         858
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.97     $  9.75          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         55           5          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.07     $  8.66     $  8.43
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        121         149         225
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.44          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             78          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.83          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              6          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.67     $ 10.52          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        198         132          --
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                            ----------------------------------------
                                                                                              2003        2002       2001
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 13.85    $  9.94     $ 14.41
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,510      1,604       1,800
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 18.55    $ 14.30     $ 17.36
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      2,009      2,129       2,223
------------------------------------------------------------------------------------------------------------------------------------
EQ/Black Rock International Value -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.27    $ 11.27          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        839        956          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.01    $  6.34     $  8.72
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         10          3          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.62    $  9.48          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         14         11          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.43    $  8.02     $ 10.78
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,625      1,727          80
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 24.04    $ 19.03     $ 24.80
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        994      1,017       1,094
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.97    $  5.83     $  7.76
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        198         84          52
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --         --          --
------------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending
                                                                                                December 31,
                                                                                            --------------------
                                                                                              2000        1999
----------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 16.81     $ 14.96
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,985       1,762
----------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
----------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 16.64     $ 15.06
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,946       2,162
----------------------------------------------------------------------------------------------------------------
EQ/Black Rock International Value -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
----------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
----------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
----------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
----------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.13     $ 10.63
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         57          20
----------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
----------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
----------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index -- Class A
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
----------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 28.57     $ 32.04
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,206          11
----------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
----------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.47     $ 10.84
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         59          44
----------------------------------------------------------------------------------------------------------------
EQ/Franklin Income -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
----------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
----------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
----------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
----------------------------------------------------------------------------------------------------------------

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                e-delivery today at www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the years ending
                                                                                                      December 31,
                                                                                            ----------------------------------------
                                                                                              2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value - Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 21.14     $ 30.84     $ 28.54
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        142         151          94
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.16     $ 16.80     $ 14.75
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        210         209         238
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.70     $ 16.43     $ 14.30
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        119         133          42
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond - Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 13.39     $ 14.87     $ 14.59
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        439         623         630
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.53     $ 16.00     $ 16.39
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        463         557         654
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.83     $ 11.04     $ 10.75
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         62          50          85
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  4.85     $  8.00     $  7.10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        558         674         995
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.74     $ 17.59     $ 15.39
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        824         954       1,056
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  4.47     $ 10.45     $ 11.24
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         65          70          54
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  5.10     $  9.06          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      3,136       4,100          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.66     $  9.05     $ 18.28
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      5,660       7,094       1,987
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.10     $ 10.70     $ 10.08
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         58          64          47
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.89     $ 12.58     $ 12.30
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         36          41          56
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.79     $ 12.89     $ 11.78
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         72          26          10
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.44     $ 12.33     $ 12.41
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        181         200         167
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.05     $ 18.73     $ 16.61
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        630         710         770
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.97     $ 13.91     $ 13.03
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        466         520         620
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.40     $ 17.41     $ 17.90
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,051       1,257       1,559
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market -- Class A
------------------------------------------------------------------------------------------------------------------------------------

CAPTION>
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
                                                                                          ------------------------------------------
                                                                                              2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value - Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 24.30     $ 23.56         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         71          20         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.51     $ 10.81    $  9.62
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        233         209        144
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.51          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         12          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond - Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.19     $ 14.04    $ 13.64
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        688         621        618
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 13.77     $ 13.40    $ 12.23
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        747         946      1,120
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.63     $  9.09    $  8.25
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        103          98        107
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.22     $  6.36    $  5.93
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,173       1,269      1,663
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.44     $ 13.40    $ 12.04
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,226       1,570      1,952
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.65          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          7          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 15.23     $ 14.61    $ 13.03
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      2,290       2,543      2,775
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.01          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         69          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.61          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         18          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.58          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          8          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.16          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        199          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 15.37     $ 14.05    $ 12.86
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        736         693        778
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.81     $ 11.24    $  9.80
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        750         697        677
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 16.10     $ 14.63    $ 12.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,833       2,058      2,302
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market -- Class A
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                             2002       2001        2000     1999
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value - Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.34          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        56          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond - Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 13.35          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       623          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.76     $ 12.19     $ 13.24   $ 12.54
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                     1,280       1,543       1,692     2,198
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.84     $  8.76     $ 10.55   $ 10.75
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        99          84          75        73
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  4.87     $  7.16     $  9.53   $ 11.81
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                     1,968       2,839       3,046     1,792
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.42     $ 14.51     $ 22.25   $ 27.74
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                     2,239       3,104       3,748     3,430
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.24     $ 12.00          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                     2,810       2,882          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        --          --          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.92     $ 11.35          --        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       439          29          --        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.90     $  8.56     $ 10.00        --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                       427         292          43        --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.53     $ 11.31     $ 11.00   $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                     2,470       2,317       1,758     2,259
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market -- Class A
------------------------------------------------------------------------------------------------------------------------------------

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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


----------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
                                                                                          ----------------------
                                                                                              2008        2007
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 33.25     $ 32.86
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        335         259
----------------------------------------------------------------------------------------------------------------
EQ/Money Market -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 32.35     $ 32.05
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        627         361
----------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  3.95     $  5.96
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        305          81
----------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.59     $ 10.77
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        107         138
----------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.79     $ 11.60
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         43          30
----------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.76     $ 11.18
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         19          13
----------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.58     $ 10.78
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          9          11
----------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.32     $ 10.88
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        566         272
----------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS-- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 16.06     $ 17.39
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        157         170
----------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.36     $ 10.69
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         69          65
----------------------------------------------------------------------------------------------------------------
EQ/Small Company Index -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.03     $ 16.94
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        241         265
----------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price Growth Stock -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.38     $ 18.16
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         83          99
----------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.35     $ 10.86
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         91          94
----------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  3.77     $  6.35
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         66          86
----------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.19     $ 11.53
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         84          93
----------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.37     $ 26.97
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        864         960
----------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.43     $ 16.19
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        162         135
----------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity -- Class A
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 37.00     $ 70.46
----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        154         186
----------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity -- Class B
----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 35.89     $ 68.51
----------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                             2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 31.67     $ 30.59     $ 30.08
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        433         238         344
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 30.96     $ 29.98     $ 29.55
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        262         400         566
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  4.99     $  4.68     $  4.49
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         50          54          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.72          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         21          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.10          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          9          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.94          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          6          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.11          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                          1          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.87     $  9.95          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        195         161          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS-- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 16.83     $ 16.40     $ 16.26
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        227         287         275
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.27     $  9.99          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         83          47          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 17.46     $ 15.00     $ 14.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        341         383         499
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price Growth Stock -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 17.14     $ 18.06     $ 17.57
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         14          12          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.76          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         20          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.35     $  5.63     $  5.23
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        146         117          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.96     $ 10.44          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        157         129          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 19.21     $ 14.18     $ 10.80
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                      1,021       1,010         876
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 13.38     $ 12.39          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         48          30          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 63.84     $ 61.29     $ 57.16
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        197         270         320
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 62.23     $ 59.89     $ 55.99
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                               2003        2002        2001
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 30.12     $ 30.22     $ 30.12
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        444         863         954
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 29.66     $ 29.84     $ 29.82
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        711       1,022         965
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS-- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 15.86     $ 15.49          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        292         240          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.51     $  8.68     $ 11.10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        427         297         320
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price Growth Stock -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.84     $  5.73     $  6.16
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        859         894         812
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 51.45     $ 37.75     $ 53.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        387         453         576
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 50.53     $ 37.17     $ 52.87
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending
                                                                                                December 31,
                                                                                           ----------------------
                                                                                              2000        1999
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 29.34     $ 27.94
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        817       1,201
-----------------------------------------------------------------------------------------------------------------
EQ/Money Market -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 29.13     $ 27.80
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        851       1,548
-----------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
-----------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
-----------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
-----------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
-----------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
-----------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
-----------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS-- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
-----------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
-----------------------------------------------------------------------------------------------------------------
EQ/Small Company Index -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.01     $ 11.52
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        303         334
-----------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price Growth Stock -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
-----------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
-----------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
-----------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
-----------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.57     $ 11.09
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        908         795
-----------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
-----------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity -- Class A
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 72.23     $ 84.11
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        705         854
-----------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 71.48     $ 83.44
-----------------------------------------------------------------------------------------------------------------

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                e-delivery today at www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

-----------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
                                                                                           ----------------------
                                                                                               2008        2007
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        133         159
-----------------------------------------------------------------------------------------------------------------
Multimanager Core Bond -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.36     $ 12.20
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        354         379
-----------------------------------------------------------------------------------------------------------------
Multimanager Health Care -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.51     $ 13.15
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        219         153
-----------------------------------------------------------------------------------------------------------------
Multimanager High Yield -- Class A
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 26.89     $ 35.48
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         59          76
-----------------------------------------------------------------------------------------------------------------
Multimanager High Yield -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 26.08     $ 34.49
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        262         326
-----------------------------------------------------------------------------------------------------------------
Multimanager International Equity -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.92     $ 19.02
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        236         260
-----------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.73     $ 12.93
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         56          65
-----------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  5.78     $ 10.70
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        170         183
-----------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.19     $ 14.86
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        247         319
-----------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.81     $ 12.21
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        256         302
-----------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.81     $ 13.91
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        200         208
-----------------------------------------------------------------------------------------------------------------
Multimanager Small Company Growth -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  5.24     $  9.16
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        142         196
-----------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.96     $ 17.85
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        208         279
-----------------------------------------------------------------------------------------------------------------
Multimanager Technology -- Class B
-----------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.54     $ 12.51
-----------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        237         274
-----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                              2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        227         234         272
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.62     $ 11.33     $ 11.26
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        416         490         551
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.21     $ 11.75     $ 11.11
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        206         216         231
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 34.71     $ 31.86     $ 31.20
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        378         110         132
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 33.83     $ 31.13     $ 30.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         93         449         548
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 17.11     $ 13.81     $ 12.11
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        315         260         243
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.46     $ 11.09     $ 10.52
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         82         131         131
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.73     $  9.84     $  9.26
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        252         270         281
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.50     $ 12.30     $ 11.61
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        302         296         259
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.04     $ 10.19     $  9.51
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        284         324         333
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.06     $ 12.40     $ 11.69
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        325         332         447
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Company Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.94     $  8.20     $  7.72
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        101          70          13
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 20.03     $ 17.45     $ 16.86
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        399         485         526
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.71     $ 10.09     $  9.18
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        316         382         537
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                              2003        2002        2001
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        297         327         399
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.97     $ 10.69          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        570         493          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.02     $  7.91          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        234         160          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield -- Class A
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 28.97     $ 23.85     $ 24.80
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        131          93         104
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 28.44     $ 23.48     $ 24.47
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        583         592         707
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.39     $  7.82          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        212         129          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.70     $  7.66          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        133          88          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.78     $  6.80          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        251         164          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.27     $  7.92          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        232         205          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.61     $  6.21          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        384         214          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.26     $  7.38          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        402         250          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Company Growth -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 14.57     $ 10.73          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        495         384          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology -- Class B
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.84     $  5.67          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        207          44          --
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending
                                                                                                December 31,
                                                                                           -----------------------
                                                                                              2000        1999
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        478         561
------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------
Multimanager Health Care -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------
Multimanager High Yield -- Class A
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 24.85     $ 27.52
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         71          99
------------------------------------------------------------------------------------------------------------------
Multimanager High Yield -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 24.59     $ 27.30
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                        796       1,064
------------------------------------------------------------------------------------------------------------------
Multimanager International Equity -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------
Multimanager Small Company Growth -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------
Multimanager Technology -- Class B
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------
 Separate Account 45 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------

    To receive this document electronically, sign up for e-delivery today at
                           www.axa-equitable.com/green

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.20%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

------------------------------------------------------------------------------------------------------------------
                                                                                               For the years
                                                                                            ending December 31,
                                                                                           -----------------------
                                                                                               2008       2007
------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $   8.33    $  13.87
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         3,515       3,160
------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  10.08    $  11.46
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,014       1,472
------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $   9.47    $  11.89
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,920       2,173
------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  40.26    $  53.95
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,257       4,308
------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $   8.99    $  13.34
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        11,250      10,734
------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $ 158.94    $ 286.24
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           330         392
------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  20.97    $  20.49
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,492       2,914
------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  10.08    $  20.70
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,586       5,414
------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  11.62    $  21.26
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,429       2,805
------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $   6.76    $  11.12
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           162         159
------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  15.38    $  24.53
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         3,698       4,290
------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $  14.25    $  25.30
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         3,321       4,143
------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $   4.70    $   7.03
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,732       1,373
------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $   5.48    $  10.13
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           470         554
------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $   8.16    $  13.87
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,900       1,946
------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------
 Unit value                                                                               $   7.92    $  13.28
------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                        12,691      15,162
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                               2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.22    $  11.35    $  10.63
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,827       1,271         728
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.96    $  10.43    $  10.31
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,143         397         373
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.41    $  10.62    $  10.41
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,249         849         695
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  51.39    $  47.15    $  45.53
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,475       4,798       5,029
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.70    $  11.22    $  10.65
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          8,825       5,795       3,138
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 279.98    $ 256.01    $ 248.43
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            463         545         613
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  19.41    $  19.05    $  19.04
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,131       3,491       4,043
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  18.75    $  15.37    $  13.49
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          5,626       5,792       5,816
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  18.44    $  17.12    $  15.54
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,494       3,815       4,124
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.39    $  10.37          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             79           9          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  24.54    $  20.54    $  20.19
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,984       5,635       6,364
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  23.24    $  18.71    $  17.09
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,607       4,933       4,781
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   6.86    $   5.99    $   5.71
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,698       1,681         216
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.14    $   8.79    $   8.18
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            625         723         782
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.31    $  12.54    $  12.08
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,982       2,062       2,149
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.23    $  11.95    $  11.40
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          6,465       7,166       8,080
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                              2003        2002         2001
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  42.39    $  36.01           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,208       1,221           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 220.33    $ 149.11     $ 226.39
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            548         222          154
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  18.91    $  18.73           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,619       1,850           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.55    $   8.65           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          5,125       1,285           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.80    $   9.91     $  14.38
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,091       1,279          105
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  18.49    $  14.26           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          5,670       1,591           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  14.22    $  11.24     $  13.65
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,396       1,445          154
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   8.00    $   6.33     $   8.70
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            744         182           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.58    $   9.46     $  13.00
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          2,153         710          193
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.41    $   8.01     $  10.76
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          7,741       2,252           17
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                                                 For the years
                                                                                              ending December 31,
                                                                                           -------------------------
                                                                                              2000         1999
--------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              --           --
--------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              --           --
--------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              --           --
--------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              --           --
--------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              --           --
--------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 256.74     $ 303.01
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             188          205
--------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              --           --
--------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              --           --
--------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  16.78     $  14.94
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             191           50
--------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              --           --
--------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              --           --
--------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  17.60     $  20.32
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             182          199
--------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              --           --
--------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                       --           --
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              --           --
--------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  17.41     $  21.43
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             235          245
--------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  11.12     $  10.62
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              10            3
--------------------------------------------------------------------------------------------------------------------

              To receive this document electronically, sign up for
                e-delivery today at www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

--------------------------------------------------------------------------------------------------------------------
                                                                                               For the years
                                                                                            ending December 31,
                                                                                           -------------------------
                                                                                             2008       2007
--------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.01    $  11.28
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           404         415
--------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.68    $  11.12
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,290         963
--------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 19.62    $  31.69
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         5,596       6,323
--------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 11.32    $  10.76
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,734       1,003
--------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.10    $   9.93
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,933       1,978
--------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.09    $  10.52
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,264       2,628
--------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.43    $   9.77
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           431         171
--------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  5.94    $   9.52
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           757         863
--------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.14    $  11.91
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           307         362
--------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 20.92    $  30.54
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           932         909
--------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.11    $  16.73
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         5,199       5,905
--------------------------------------------------------------------------------------------------------------------
EQ/International Growth
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.68    $  16.40
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           688         594
--------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 13.31    $  14.80
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         7,625      10,033
--------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  9.47    $  15.91
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,221       2,625
--------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.80    $  10.99
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,449       2,815
--------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  5.02    $   7.96
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         3,977       4,750
--------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.67    $  17.49
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,206       1,461
--------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
--------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  4.47    $  10.44
--------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           320         528
--------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                             2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.10    $  10.41          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            436         161          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.85          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            302          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  30.56    $  26.88    $  26.06
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          7,331       8,383       9,053
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.97    $   9.75          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            493          38          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.03    $   8.63    $   8.40
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          2,218       2,770       3,237
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.43          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            664          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.83          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             78          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.66    $  10.51          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            321          81          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  28.28    $  24.09    $  23.37
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            341         297          62
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  14.69    $  12.47    $  10.78
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          6,892       7,621       8,017
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  14.29    $  11.51          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            240          40          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  14.53    $  14.13    $  13.99
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         10,809      11,494      11,977
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  16.31    $  13.71    $  13.35
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,079       3,795       3,942
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.71    $   9.60    $   9.06
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,293       3,821       4,211
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   7.07    $   7.20    $   6.34
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          5,507       5,789       6,068
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  15.31    $  14.38    $  13.35
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,300       1,516       1,558
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.24    $  10.64          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            605          93          --
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                               2003        2002        2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  23.92     $ 18.94     $ 24.71
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,439       2,393          71
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   7.95     $  5.82          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,600         551          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.60     $  7.33     $  8.73
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,516       1,628          26
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.60     $ 13.32     $ 12.30
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         11,974       3,674         280
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.19     $  9.73     $ 12.16
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          3,680       1,342         324
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.23     $  6.83     $  8.75
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,026         993          77
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.92     $  4.86     $  7.15
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,986       2,292          89
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.00     $  9.39     $ 14.47
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,506         496         147
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending
                                                                                                December 31,
                                                                                           -----------------------------------------
                                                                                              2000        1999
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 28.47          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             78          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.17     $ 13.97
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             23          15
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.04     $ 10.47
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             14         139
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 13.21     $ 12.52
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            341         423
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.54     $ 10.74
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             42          31
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.52     $ 11.80
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            114          79
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 22.21     $ 27.70
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            214         227
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------

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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------
                                                                                               For the years
                                                                                            ending December 31,
                                                                                           -----------------------
                                                                                               2008       2007
------------------------------------------------------------------------------------------------------------------
 EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  9.61    $  17.16
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                        14,916      18,463
------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.08    $  10.68
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           900         549
------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.87    $  12.56
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           322         319
------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.78    $  12.87
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           357         140
------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.43    $  12.32
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           649         722
------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.01    $  18.67
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         9,776      11,637
------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.94    $  13.86
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         8,228       9,544
------------------------------------------------------------------------------------------------------------------
 EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.34    $  17.32
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         5,211       6,623
------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 31.90    $  31.62
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,708       1,791
------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  3.93    $   5.93
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,807         871
------------------------------------------------------------------------------------------------------------------
 EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.58    $  10.76
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           922         999
------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.79    $  11.59
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           328         315
------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.75    $  11.17
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           171         142
------------------------------------------------------------------------------------------------------------------
 EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.57    $  10.78
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           179         115
------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.30    $  10.86
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         3,734       1,641
------------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 15.94    $  17.26
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,700       3,276
------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.34    $  10.68
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           478         339
------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.97    $  16.85
------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         2,545       2,937
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                          ------------------------------------------
                                                                                             2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  18.20    $  15.17    $  14.56
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         13,475      14,461      15,533
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.07    $  10.01          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            370         139          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.29    $  10.61          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            438          94          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.77    $  10.57          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            117          54          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.40    $  11.16          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            597         444          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  16.57    $  15.34    $  14.02
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         13,414      14,341      14,238
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.98    $  11.78    $  11.21
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         11,305      12,783      13,609
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  17.81    $  16.03    $  14.57
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          8,423       8,724       9,029
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  30.57    $  29.61    $  29.20
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,365       1,411       1,417
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   4.97    $   4.66    $   4.47
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            143         137          13
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.71          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            372          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.10          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            135          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.94          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             12          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.10          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             20          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.86    $   9.94          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,522       1,269          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  16.71    $  16.29    $  16.17
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,669       4,057       4,383
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.26    $   9.99          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            356         189          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  17.38    $  14.94    $  14.50
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,525       3,854       4,174
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                             2003        2002        2001
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.99     $ 10.22     $ 11.97
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         14,531       4,578         114
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.84     $  9.91     $ 11.35
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         13,403       2,875           2
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.78     $  6.89     $  8.56
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         12,491       2,799          19
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.51     $  9.51     $ 11.28
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          8,508       3,161          37
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  29.33     $ 29.52     $ 29.51
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,972       1,554         256
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  15.77     $ 15.42          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,326       1,432          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.48     $  8.66     $ 11.07
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,847       1,053          23
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending
                                                                                                December 31,
                                                                                           -----------------------------------------
                                                                                               2000        1999
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.75     $ 12.13
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             54          46
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.00          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              7          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.98          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                              9          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 28.84     $ 27.54
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            266         360
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.99     $ 11.51
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             18          18
------------------------------------------------------------------------------------------------------------------------------------

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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  For the years ending
                                                                                                      December 31,
                                                                                           -----------------------------------------
                                                                                              2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.27     $ 17.99    $  16.98
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,438       1,687          96
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.35     $ 10.86    $  10.76
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            561         775         237
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  3.75     $  6.32    $   6.33
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            283         498         473
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.17     $ 11.51    $  11.95
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            493         559         811
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 11.30     $ 26.83    $  19.12
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,004       3,820       4,088
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.42     $ 16.17    $  13.37
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            971         936         320
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 35.69     $ 67.76    $  61.57
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            162         185         238
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 12.32     $ 12.17    $  11.59
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          8,401       9,376      10,117
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.48     $ 13.11    $  12.18
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          2,706       2,899       3,342
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 25.79     $ 34.12    $  33.49
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          2,545       3,358       3,901
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.89     $ 18.96    $  17.07
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          2,888       3,283       3,610
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  7.70     $ 12.89    $  12.42
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          1,747       2,196       2,469
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  5.76     $ 10.67    $   9.71
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,514       3,987       4,513
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  9.15     $ 14.81    $  14.47
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,173       4,869       5,608
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  6.79     $ 12.18    $  11.01
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,628       5,331       6,249
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  8.78     $ 13.87    $  14.03
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,405       4,059       4,691
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                               2005        2004        2003
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  17.90    $  17.42         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             88          19         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   5.61    $   5.21         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            215          12         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.44          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            393          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  14.12    $  10.76    $  8.81
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,095       3,531     27,090
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.39          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            133          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  59.29    $  55.46    $ 50.07
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            264         269        265
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.30    $  11.24    $ 10.96
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         11,139      12,384     12,153
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.72    $  11.09    $ 10.01
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,665       3,994      3,394
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  30.83    $  30.28    $ 28.20
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          4,366       4,900      4,511
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  13.79    $  12.09    $ 10.38
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          3,367       3,660      3,008
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  11.07    $  10.50    $  9.69
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          2,709       2,980      2,952
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $   9.82    $   9.24    $  8.77
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          5,006       6,362      5,953
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.27    $  11.60    $ 10.26
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          6,137       6,199      5,210
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  10.17    $   9.50    $  8.60
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          7,050       8,108      7,657
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  12.38    $  11.67    $ 10.25
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          5,098       5,827      5,443
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                              For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                             2002       2001       2000     1999
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  5.72    $  6.15    $  6.56    $ 11.08
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           737         43         55         52
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                     --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 36.85    $ 52.44    $ 70.94    $ 82.86
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           161        153        185        213
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.69         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,285         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.91         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           929         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 23.29    $ 24.29    $ 24.42    $ 27.13
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           903        221        260        329
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.82         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           923         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.65         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,004         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.80         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,130         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.92         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,722         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.21         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,602         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  7.38         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         1,889         --         --         --
------------------------------------------------------------------------------------------------------------------------------------

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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 For the years ending
                                                                                                     December 31,
                                                                                           -----------------------------------------
                                                                                            2008       2007       2006
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Company Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  5.21    $  9.12    $  8.90
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           728        884        680
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.90    $ 17.76    $ 19.94
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         4,558      5,608      6,898
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  6.52    $ 12.47    $ 10.68
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,156      2,575      2,567
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                             2005       2004       2003
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Company Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $  8.17    $  7.70          --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                           554         19          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 17.38    $ 16.80     $ 14.55
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         7,963      8,796       8,124
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                $ 10.07    $  9.16     $  8.83
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                         2,975      3,498       1,530
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                           -----------------------------------------
                                                                                             2002        2001        2000    1999
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Company Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                             --          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $ 10.70     $ 12.57     $ 10.81  $ 9.23
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                          2,322         111          41      20
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                 $  5.67          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
 Number of units outstanding (000's)                                                            306          --          --      --
------------------------------------------------------------------------------------------------------------------------------------

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The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.35%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                              ----------------------------------------------------------------------
                                                                 2008         2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $   8.27    $  13.79    $  13.16    $  11.32    $  10.62
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        844         603         595         286          51
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,566       1,649       1,595       1,278         688
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $  10.00    $  11.39    $  10.92    $  10.40    $  10.29
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        780         434         343         285         131
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,542       1,016         438         492         237
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $   9.40    $  11.82    $  11.36    $  10.59    $  10.39
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        798         636         456         367         150
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,565         974         946         948         426
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $  38.88    $  52.19    $  49.78    $  45.74    $  44.24
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,952       2,239       2,505       2,919       3,361
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,346       1,500       1,399       1,314       1,132
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $   8.93    $  13.27    $  12.64    $  11.19    $  10.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      3,168       2,958       1,913         711         256
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      5,241       6,731       6,975       4,170       1,617
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $ 151.18    $ 272.69    $ 267.14    $ 244.64    $ 237.75
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        430         529         687         900       1,044
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        555         670         876       1,138       1,384
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $  20.41    $  19.97    $  18.95    $  18.62    $  18.65
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        860       1,014       1,287       1,772       2,322
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        571         579         773       1,100       1,348
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $   9.87    $  20.30    $  18.42    $  15.12    $  13.29
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      2,218       2,628       3,112       3,477       3,816
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,498       1,872       2,019       2,553       2,475
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $  11.42    $  20.92    $  18.17    $  16.90    $  15.36
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        781         916       1,201       1,468       1,733
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,048       2,476       3,532       4,499       5,465
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $   6.81    $  11.22    $  11.50    $  10.49          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         42          34          28          12          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         57          51          19           2          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $  15.11    $  24.14    $  24.18    $  20.27    $  19.96
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,458       1,752       2,213       2,721       3,230
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,799       2,291       2,960       3,782       4,699
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $  14.00    $  24.89    $  22.90    $  18.47    $  16.89
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        848       1,077       1,280       1,346       1,244
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      4,114       4,966       6,421       7,759       9,124
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $   4.63    $   6.93    $   6.78    $   5.92    $   5.66
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        533         588         886         767          87
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        413         535         720         983         345
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                              For the years ending December 31,
                                                               ---------------------------------------------------------------------
                                                                    2003        2002        2001         2000         1999
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  41.25    $  35.10    $  40.77           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       3,674       3,926       2,511           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         732         407         289           --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 211.19    $ 143.14    $ 217.65     $ 247.21     $ 292.20
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,145       1,240       1,555        1,775        1,434
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,588       1,770       2,160        2,453        2,344
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  18.54    $  18.40    $  17.18     $  16.14     $  15.03
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       2,993       4,099       3,288        2,333        2,057
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,651       1,739          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  11.40    $   8.55    $   9.64     $  12.74     $  16.81
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       4,111       3,907         737          839          591
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,639         208          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  13.66    $   9.83    $  14.28     $  16.68     $  14.88
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       2,001       2,020       2,115        2,156        1,264
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       6,324       6,943       8,170        9,189        6,912
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  18.30    $  14.14    $  17.20     $  16.52     $  14.98
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       3,348       3,538       3,681        3,305        2,567
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       4,955       5,160       5,603        5,888        5,766
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  14.08    $  11.14    $  13.55     $  17.50     $  20.23
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,181       1,196          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      10,329      12,054      14,032       15,833       13,783
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------


                                                                             25


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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.

------------------------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                   2008       2007        2006       2005       2004
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  5.40    $  10.00    $  9.04    $  8.71    $  8.12
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         30          44         46         54         55
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        132         126        157        557        258
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.02    $  13.64    $ 13.11    $ 12.38    $ 11.94
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         90          85         74         45         19
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      4,337       5,042      6,381      8,004      9,529
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.80    $  13.11    $ 13.08    $ 11.83    $ 11.30
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,644       2,094      1,987      2,382      2,835
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      8,941      10,718     10,352     13,004     15,697
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.96    $  11.23    $ 11.07    $ 10.40         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        146         164        165         56         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         84          76        112         18         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.66    $  11.10    $ 10.85         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        211         168         49         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        374         369         94         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 19.19    $  31.03    $ 29.97    $ 26.40    $ 25.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,388       1,714      2,138      2,703      3,163
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      3,764       4,648      6,213      8,100      9,685
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 11.34    $  10.80    $ 10.02    $  9.82         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        417         225        104          8         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        499         227        125         16         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.00    $   9.80    $  8.92    $  8.54    $  8.33
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        199         239        292        365        431
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        309         351        275        431        573
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.06    $  10.50    $ 10.43         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        578         609        222         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        474         444        141         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.41    $   9.75    $ 10.82         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         86          33          8         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        170          47         14         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  5.92    $   9.52         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        282         245         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        619         308         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.08    $  11.86    $ 11.63    $ 10.50         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        137         178        114         54         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         66          77         74         17         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 20.28    $  29.65    $ 27.50    $ 23.46    $ 22.79
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        264         267        191        183         31
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        295         311        141        170         72
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                    2003       2002       2001       2000        1999
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.94    $  6.29    $  8.67          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         39         29         10          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        189         89          6          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 11.46    $  9.38    $ 12.90    $  17.32    $  21.35
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         20         13         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     11,360     13,307     16,512      19,069      17,154
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.33    $  7.97    $ 10.72    $  11.09    $  10.61
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      3,037      3,265        231         174          72
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     17,536     18,971      2,208       2,064         982
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 23.57    $ 18.69    $ 24.41    $  28.18    $  31.67
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      3,443      3,683      4,413       4,923          16
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     10,779     11,356     12,941      14,537          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.89    $  5.79    $  7.72    $   9.43    $  10.82
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        286        184        161         164         139
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        552        243        140         136          91
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------


26


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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                    2008       2007        2006        2005
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.98     $ 16.51    $  14.52    $  12.35
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        429         388         502         525
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,946       2,344       3,119       3,695
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.63     $ 16.34    $  14.25    $  11.50
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        179         138          82          31
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        191         264          78          28
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 13.09     $ 14.57    $  14.33    $  13.96
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        758       1,111       1,273       1,222
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      4,114       5,253       6,838       8,972
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.30     $ 15.66    $  16.07    $  13.53
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        624         769         978       1,142
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      6,572       8,143      10,415      13,350
------------------------------------------------------------------------------------------------------------------------------------
EQ Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.69     $ 10.84    $  10.58    $   9.49
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        255         332         411         551
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,960       2,567       3,675       4,802
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  4.94     $  7.86    $   6.99    $   7.13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      2,797       3,381       4,248       5,346
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      4,108       4,849       6,383       8,379
------------------------------------------------------------------------------------------------------------------------------------
EQ Large Cap Growth Plus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.49     $ 17.21    $  15.09    $  14.19
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,885       2,262       2,809       3,663
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      3,436       4,084       5,280       6,697
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  4.51     $ 10.56    $  11.38    $  10.80
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        156         159         136          28
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        147         156         182          41
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.45     $ 16.90    $  17.95    $  14.99
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      5,687       7,503       2,657       3,058
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      4,274       5,583       6,430       8,002
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 11.02     $ 10.64    $  10.04    $  10.00
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        122         149         121          93
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        203         246         287          55
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.83     $ 12.51    $  12.25    $  10.60
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         75          87         119          26
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        211         356         490          93
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.73     $ 12.82    $  11.74    $  10.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         75          48          49          25
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        202          86          80          74
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.39     $ 12.27    $  12.36    $  11.15
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        152         211         193         240
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        197         259         214         210
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                  2004        2003       2002       2001       2000       1999
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  10.68    $  9.53    $  7.29    $  8.69    $  11.14   $  13.96
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         425        279        133         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       4,078      3,761      3,093      3,210       3,230      1,477
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  13.84    $ 13.48    $ 13.22    $ 12.23    $  11.48   $  10.44
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,021        985        903         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      10,774     12,484     14,961     14,916      13,606     12,838
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  13.20    $ 12.07    $  9.64    $ 12.08    $  13.14   $  12.47
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,375      1,530      1,663      1,936       2,045      2,057
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      16,352     18,895     21,846     25,574      28,008     29,522
------------------------------------------------------------------------------------------------------------------------------------
EQ Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   8.98    $  8.17    $  6.79    $  8.71    $  10.51   $  10.72
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         635        715        776        948       1,014        550
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       5,835      6,684      6,910      8,228       8,940      6,033
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   6.28    $  5.88    $  4.84    $  7.12    $   9.49   $  11.79
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       6,276      7,382      8,409     10,884      12,132      6,304
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       9,271     10,777     12,339     15,780      17,298      8,614
------------------------------------------------------------------------------------------------------------------------------------
EQ Large Cap Growth Plus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  13.19    $ 11.88    $  9.31    $ 14.37    $  22.09   $  27.59
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       4,453      5,082      5,638      7,229       8,254      6,114
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       8,228      9,491     10,806     13,726      16,073     13,671
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  14.41    $ 12.88    $ 10.14    $ 11.90    $  11.70   $  12.10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       3,317      3,362      3,350      2,847          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       9,491     10,036     10,473     10,569      10,105      9,428
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------

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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                    2008        2007        2006        2005
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.89     $ 18.49     $ 16.44     $ 15.24
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,203       1,298       1,541       1,644
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,313       1,429       1,821       2,123
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  6.86     $ 13.70     $ 12.86     $ 11.69
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         935       1,100       1,330       1,652
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,046       1,295       1,862       2,752
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.16     $ 17.04     $ 17.55     $ 15.82
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,128       1,472       1,921       2,356
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         780       1,031       1,465       2,388
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 30.60     $ 30.37     $ 29.41     $ 28.53
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,288         949       1,040       1,076
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,696       2,271       2,410       2,619
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  3.87     $  5.85     $  4.91     $  4.61
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         637         270         136         143
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         617         441          28          47
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  6.56     $ 10.74     $ 10.71          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         210         225          50          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         193         210          92          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  6.76     $ 11.57     $ 11.09          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          70          80           8          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         102         146          34          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  6.73     $ 11.15     $ 10.93          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          36          36          17          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          43          67          10          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  6.55     $ 10.75     $ 11.10          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          30          26          12          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          42          51           9          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.24     $ 10.82     $  9.84     $  9.93
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         991         393         330         253
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,173         444         431         308
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 15.57     $ 16.89     $ 16.38     $ 15.99
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         223         293         353         490
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         324         436         459         574
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.28     $ 10.63     $ 10.23     $  9.98
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         128         125         174          76
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         304         189         185          57
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.79     $ 16.60     $ 17.14     $ 14.76
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         558         662         793         914
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         995       1,203       1,660       2,139
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                   2004        2003        2002       2001        2000        1999
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 13.95     $ 12.80    $  9.89     $ 11.34          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,467       1,522        767          14          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,102       2,058      1,041         155          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.14     $  9.73    $  6.87     $  8.54     $ 10.00          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,605       1,435        951         493          82          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,883       2,874      2,717       2,307         638          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 14.40     $ 12.39    $  9.42     $ 11.20     $ 10.92     $ 10.53
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       2,500       2,709      2,863       2,091       1,080         972
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,481       2,639      3,169       2,256         223          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 28.18     $ 28.34    $ 28.57     $ 28.61     $ 28.00     $ 26.78
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,221       1,537      2,299       2,501       1,860       2,900
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,938       3,834      5,633       6,273       5,065       7,278
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  4.43          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           3          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          20          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 15.89     $ 15.53    $ 15.20          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         460         434        430          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         603         631        552          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 14.35     $ 12.36    $  8.59     $ 11.01     $ 10.94     $ 11.48
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,073       1,030        859         899         989         756
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,622       3,320      2,817       3,131       3,340       2,922
------------------------------------------------------------------------------------------------------------------------------------


28


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                e-delivery today at www.axa-equitable.com/green




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                 2008       2007        2006        2005
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.96     $ 17.46     $ 16.51     $ 17.43
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        128         173          45          46
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        369         415         145         160
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.32     $ 10.83     $ 10.76          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        113         136          61          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        189         228          98          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  3.69     $  6.24     $  6.25     $  5.55
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        152         214         193         114
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        108         129         177         169
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.13     $ 11.47     $ 11.92     $ 10.43
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        159         159         251         156
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        244         298         350         250
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 11.11     $ 26.41     $ 18.85     $ 13.94
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,341       1,728       1,993       2,131
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,671       2,238       2,967       3,667
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.37     $ 16.10     $ 13.34     $ 12.37
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        208         175          74          68
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        294         336         109          49
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 34.47     $ 65.53     $ 59.65     $ 57.52
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        139         170         220         284
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        305         364         467         585
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 12.19     $ 12.06     $ 11.50     $ 11.24
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        699         685         797       1,030
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        705         622         738         919
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.38     $ 12.99     $ 12.08     $ 11.65
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        296         261         346         460
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        275         273         360         464
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 24.94     $ 33.05     $ 32.49     $ 29.95
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        540         727         911       1,125
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,227       1,569       2,099       2,710
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.78     $ 18.79     $ 16.94     $ 13.70
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        400         453         524         462
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        528         652         762         657
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.62     $ 12.77     $ 12.33     $ 11.00
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        118         154         160         181
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        192         233         294         268
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  5.70     $ 10.58     $  9.64     $  9.76
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        228         253         336         424
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        415         486         568         759
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                   2004       2003       2002       2001       2000        1999
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 16.99         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          10         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          17         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  5.16         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          14         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          41         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.64    $  8.72    $  5.67    $  6.11    $  6.53     $ 11.04
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,948      1,871      1,807      1,765      2,063       1,267
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,845      4,287      3,992      4,501      4,990       3,859
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 53.88    $ 48.73    $ 35.92    $ 51.19    $ 69.35     $ 81.12
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         334        375        404        513        595         553
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         710        812        899      1,101      1,253       1,163
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.19    $ 10.92    $ 10.67         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,247      1,242      1,119         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,011      1,187      1,217         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.04    $  9.98    $  7.90         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         484        378        205         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         567        383        235         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 29.46    $ 27.48    $ 22.73    $ 23.74    $ 23.90     $ 26.59
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,318      1,384      1,316      1,516      1,616       1,539
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,408      3,959      3,827      4,307      4,697       5,048
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 12.03    $ 10.34    $  7.81         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         456        377        183         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         704        494        118         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.45    $  9.66    $  7.64         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         201        230        166         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         253        248        169         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.20    $  8.74    $  6.79         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         449        410        275         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         801        802        305         --         --          --
------------------------------------------------------------------------------------------------------------------------------------

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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                  2008       2007        2006        2005
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.06     $ 14.68     $ 14.36     $ 12.20
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        404         440         512         544
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        478         700       1,027       1,404
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.72     $ 12.07     $ 10.93     $ 10.11
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        314         387         519         629
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        426         492         721         863
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.68     $ 13.75     $ 13.92     $ 12.30
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        333         339         535         605
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        410         587         779         911
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  5.14     $  8.99     $  8.79     $  8.09
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        293         412         286         189
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        306         347         259         287
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.72     $ 17.49     $ 19.67     $ 17.17
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        392         554         761         919
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,179       2,770       3,861       5,204
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.45     $ 12.36     $ 10.60     $ 10.01
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        444         513         609         854
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        537         647         737       1,024
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
                                                               ---------------------------------------------------------------------
                                                                   2004        2003       2002       2001         2000      1999
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.54     $ 10.23    $  7.91          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         503         429        344          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,102         698        384          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.45     $  8.58    $  6.20          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         806         761        429          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,078       1,104        369          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.62     $ 10.22    $  7.37          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         904         765        486          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,203         820        388          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  7.63          --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          68          --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          29          --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 16.63     $ 14.39    $ 10.62     $ 12.50     $ 10.76    $  9.20
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         986         840        665          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       6,654       7,289      7,825       7,755       7,215      6,774
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.12     $  8.81    $  5.66          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,028         278         44          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,493         571        264          --          --         --
------------------------------------------------------------------------------------------------------------------------------------

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The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.55%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                    2008       2007        2006        2005
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   8.19   $  13.68    $  13.09    $  11.28
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         667        566         265         106
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      44,143     31,080       6,793         342
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   9.90   $  11.30    $  10.85    $  10.36
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         992        549         334         254
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      18,171      4,087       1,202         501
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   9.30   $  11.73    $  11.29    $  10.55
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         779        627         429         360
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      16,064      7,023       2,537         671
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  37.11   $  49.91    $  47.71    $  43.93
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,572      1,879        2045       2,273
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      18,036      9,394       3,387         762
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   8.84   $  13.16    $  12.57    $  11.15
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       3,625      3,240        2127         788
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     130,940     85,777      22,340       2,035
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 141.42   $ 255.59    $ 250.91    $ 230.23
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         232        289         361         422
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         423        392         361         370
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  19.69   $  19.30    $  18.35    $  18.07
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,536      1,984        2414       2,944
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,058        813         747         873
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   9.60   $  19.79    $  17.99    $  14.79
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       2,398      2,956        3446       3,745
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       6,749      5,611       1,983       1,000
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  11.15   $  20.47    $  17.82    $  16.60
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,540      1,874        2275       2,668
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,766      2,301       1,922       1,979
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   6.68   $  11.03    $  11.34    $  10.36
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          30         27          15           4
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         709        507         100          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  14.75   $  23.62    $  23.71    $  19.92
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,279      1,597        1927       2,336
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,421      2,381       1,301       1,147
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  13.67   $  24.36    $  22.46    $  18.15
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         781      1,017        1158       1,158
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       5,347      4,881       3,580       3,145
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
                                                                  ------------------------------------------------------------------
                                                                   2004        2003        2002        2001         2000
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  10.60          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          40          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         120          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  10.27          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         140          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         286          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  10.38          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         137          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         279          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  42.57    $  39.77    $  33.91    $  39.47           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       2,498       2,668       2,816       1,417           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         659         461         279         110           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 224.21    $ 199.56    $ 135.53    $ 206.51     $ 235.03
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         469         489         510         468          217
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         430         484         521         499          204
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  18.13    $  18.07    $  17.97    $  16.81     $  15.83
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       3,603       4,546       5,993       2,919          269
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,061       1,357       1,226          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  13.03    $  11.20    $   8.42    $   9.51     $  12.60
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       3,983       4,195       3,915         702          389
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,008       1,052         135          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  15.12    $  13.48    $   9.71    $  14.14     $  16.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       3,054       3,346       3,468       2,681          825
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,313       2,809       3,037       2,971        1,248
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --          --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  19.65    $  18.05    $  13.98    $  17.04     $  16.40
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       2,719       2,785       2,900       1,793          275
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,430       1,339       1,334       1,071          299
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  16.63    $  13.89    $  11.02    $  13.42     $  17.37
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,121       1,114       1,121          --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,356       3,673       4,227       4,268        2,110
------------------------------------------------------------------------------------------------------------------------------------


                                                                             31


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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                     For the years ending December 31,
                                                               ---------------------------------------------------------------------
                                                                    2008       2007       2006       2005
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  4.54    $  6.81    $  6.67    $  5.84
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        433        479        620        632
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      3,897      2,391      1,207        536
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  5.30    $  9.83    $  8.91    $  8.60
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         43         46         52         53
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        636        349        147         65
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.83    $ 13.35    $ 12.86    $ 12.16
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        120        120         86         60
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      3,107      3,136      2,540      2,470
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.65    $ 12.88    $ 12.87    $ 11.67
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,315      1,850       1219      1,450
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      6,117      7,563      4,914      5,540
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.90    $ 11.17    $ 11.04    $ 10.38
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        178        180        178         53
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,019      1,451        382         65
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.63    $ 11.07    $ 10.84         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        263        156         35         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      5,304      3,797        665         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 18.62    $ 30.17    $ 29.20    $ 15.77
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        812        979       1200      1,369
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      4,288      4,204      3,534      3,726
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 11.19    $ 10.68    $  9.92    $  9.74
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        454        169         85          4
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      5,387      1,997        457          9
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.86    $  9.62    $  8.78    $  8.42
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        348        402        432        488
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,482      1,089        319        349
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.03    $ 10.47    $ 10.42         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        619        694        200         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      8,326      6,851      1,076         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.38    $  9.73    $ 10.82         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         69         37         12         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,829        936        153         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  5.90    $  9.50         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        157        104         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     27,745     13,483         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.01    $ 11.80    $ 11.59    $ 10.49
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        138        180        116         33
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,577      1,416        425         11
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                              ----------------------------------------------------------------------
                                                                  2004       2003       2002       2001       2000
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  5.59         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         71         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        306         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.03    $  7.87    $  6.25    $  8.63          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         30         38         35          3          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         88        101         79         19          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 11.75         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         25         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,815         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 11.18    $ 10.23    $  7.91    $ 10.66     $ 11.05
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,594      1,685      1,728        283         110
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      6,418      6,957      7,543      2,052         628
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 25.07    $ 23.10    $ 18.36    $ 24.03     $ 27.79
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,508      1,538      1,539      1,082         421
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      4,345      4,750      5,020      4,534       1,524
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.23    $  7,80    $  5.74    $  7.67     $  9.39
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        647        514        419        233          39
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        400        500        378        182          47
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------


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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                   2008        2007        2006        2005
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 19.46     $ 28.50     $ 26.49    $  22.64
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         243         223         148         129
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,270       2,211         519         111
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  8.81     $ 16.22     $ 14.30    $  12.18
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         371         338         355         366
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       4,686       3,598       2,904       2,599
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.55     $ 16.25     $ 14.20    $  11.48
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         147         113          39          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,704       1,865         310           5
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 12.80     $ 14.28     $ 14.07    $  13.73
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         782       1,284       1,359       1,399
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       6,813       8,678       7,950       8,015
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.09     $ 15.32     $ 15.76    $  13.30
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         279         361         415         466
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,921       3,721       4,048       4,589
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  6.56     $ 10.64     $ 10.41    $   9.36
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         276         327         412         507
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,845       3,557       4,130       4,965
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  4.85     $  7.72     $  6.88    $   7.03
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       2,657       3,164        4038       4,648
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       7,722       7,920       7,569       9,117
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.24     $ 16.84     $ 14.80    $  13.94
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         909       1,065        1228       1,421
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,719       2,698       2,090       2,422
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  4.42     $ 10.36     $ 11.19    $  10.64
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          64          68          63          20
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,742       1,312         738         113
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.24     $ 16.56     $ 17.62    $  14.75
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       5,899       7,968        3035       3,256
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       8,454       9,126       5,695       5,091
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.94     $ 10.58     $ 10.01    $   9.99
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         170         151         145         108
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,241       1,048         567          30
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  7.77     $ 12.44     $ 12.21    $  10.58
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          57          88         124          16
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,303       1,062         501          58
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  8.66     $ 12.75     $ 11.70    $  10.55
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          81          35          30           5
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,080         497         138          45
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                              ----------------------------------------------------------------------
                                                                  2004        2003       2002       2001       2000
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  22.05         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          30         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          63         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  10.56    $  9.44    $  7.23    $  8.65     $ 11.10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         328        238        100         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,863      2,832      2,786      2,530       1,050
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  13.65    $ 13.32    $ 13.09    $ 12.13     $ 11.41
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,172      1,191      1,232         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       8,979     10,672     12,695      8,943       1,427
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  12.99    $ 11.90    $  9.53    $ 11.97     $ 13.04
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         509        568        620        398          80
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       5,234      6,009      6,939      6,123       1,419
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   8.87    $  8.08    $  6.73    $  8.66     $ 10.47
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         599        642        706        584         298
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       5,788      6,613      7,231      7,160       2,262
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   6.21    $  5.82    $  4.80    $  7.08     $  9.46
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       5,347      6,234      6,946      6,887       3,355
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      10,421     11,828     13,521     14,217       6,200
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  12.99    $ 11.72    $  9.20    $ 14.23     $ 21.92
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,652      1,886      2,080      2,260       1,301
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,867      3,344      3,796      4,345       2,112
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  14.21    $ 12.72    $ 10.04    $ 11.80     $ 11.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       3,414      3,447      3,347      1,416          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       5,823      6,106      6,520      4,851       1,119
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --
------------------------------------------------------------------------------------------------------------------------------------


                                                                             33


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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                               ---------------------------------------------------------------------
                                                                  2008       2007        2006        2005
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.33     $ 12.20     $ 12.32     $ 11.13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        139         142         117         140
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,698       2,108         531         120
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.73     $ 18.25     $ 16.26     $ 15.11
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,092       1,275        1408       1,386
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      9,050       5,863       2,666       1,390
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.74     $ 13.50     $ 12.70     $ 11.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,671       2,075        2486       2,857
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      7,091       6,060       4,317       4,297
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.92     $ 16.67     $ 17.21     $ 15.54
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      2,080       2,791        3415       3,954
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      3,049       3,624       3,215       3,279
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 28.93     $ 28.78     $ 27.92     $ 27.14
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,454       1,294        1184       1,196
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      5,634       3,506       2,933       1,954
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  3.79     $  5.74     $  4.83     $  4.54
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        607         124          62          58
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      5,847       1,806         155          14
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.53     $ 10.71     $ 10.70          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        170         194          47          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      3,890       3,519         623          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.73     $ 11.54     $ 11.09          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         59          58          17          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,347       1,565         227          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.70     $ 11.12     $ 10.92          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         15          14           6          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        968         683         158          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.52     $ 10.73     $ 11.09          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         32          29           9          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,367       1,020         186          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.17     $ 10.76     $  9.81     $  9.92
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,103         493         337         248
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     11,794       3,625       1,202         300
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 15.10     $ 16.41     $ 15.95     $ 15.60
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        279         352         389         490
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,534       1,355         630         455
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.20     $ 10.57     $ 10.20     $  9.97
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        144         191         140          80
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,549         603         205          25
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                   2004        2003        2002       2001        2000
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 13.86     $ 12.74    $  9.87     $ 11.33         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,261       1,331        616          32         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,251       1,338        701          89         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.04     $  9.67    $  6.84     $  8.52    $  9.99
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       3,046       3,156      2,863       1,550         58
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       4,997       5,343      5,392       4,418        609
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 14.18     $ 12.22    $  9.32     $ 11.09    $ 10.84
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       4,357       4,738      5,068       2,457         70
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,574       3,783      4,067       3,015        198
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 26.87     $ 27.08    $ 27.35     $ 27.44    $ 26.91
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,317       1,572      2,248       2,060        571
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,306       3,186      4,967       4,110        826
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  4.38          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           3          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           6          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 15.54     $ 15.21    $ 14.92          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         489         495        429          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         480         519        474          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --
------------------------------------------------------------------------------------------------------------------------------------


34


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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                  2008        2007        2006        2005
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.55     $ 16.27     $ 16.83    $  14.52
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         461         571         681         710
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,777       2,196       1,231         854
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.55     $ 16.79     $ 15.90       16.83
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         410         471          27          41
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,310       2,146          71          15
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  6.29     $ 10.80     $ 10.75          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          87         124          39          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,287       2,998         531          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  3.62     $  6.12     $  6.15    $   5.47
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         116         141         158         107
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,130       1,796         424         102
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  7.08     $ 11.41     $ 11.88    $  10.41
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         107         123         142          85
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,035       1,990         900         131
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.86     $ 25.86     $ 18.50    $  13.71
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,328       1,520        1689       1,667
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       8,369       5,992       2,602       1,632
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  8.31     $ 16.02     $ 13.29    $  12.36
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         213         145          44          35
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,782       2,291         361          40
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 32.90     $ 62.68     $ 57.17    $  55.24
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          39          49          62          76
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         210         180         171         172
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 12.02     $ 11.91     $ 11.39    $  11.14
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         966       1,145        1341       1,555
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,422       2,253       1,474       1,199
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.25     $ 12.83     $ 11.96    $  11.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         295         344         427         462
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,361       1,640         696         453
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 23.85     $ 31.67     $ 31.19    $  28.82
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         536         755         896       1,045
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,874       2,103       1,654       1,626
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.64     $ 18.56     $ 16.77    $  13.59
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         417         488         569         462
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,649       2,753       1,168         480
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  7.51     $ 12.62     $ 12.21    $  10.92
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         192         251         302         332
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         981         750         346         269
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  5.62     $ 10.45     $  9.54    $   9.68
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         314         368         512         600
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                    2004        2003        2002       2001        2000
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 14.15     $ 12.21    $  8.50     $ 10.92     $ 10.87
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         783         789        660         361         106
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,001       1,152        974         825         270
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 16.44          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           9          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  5.10          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           6          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.48     $  8.61    $  5.61     $  6.06     $  6.49
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,556       1,439      1,441       1,014         541
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,515       1,462      1,464       1,482         881
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 51.85     $ 46.99    $ 34.70     $ 49.56     $ 67.28
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          88          99        102         118          36
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         181         211        241         249         106
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.13     $ 10.88    $ 10.65          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,721       1,778      1,483          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,470       1,625      1,594          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.98     $  9.94    $  7.88          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         473         420        347          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         565         375        264          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 28.41     $ 26.55    $ 22.00     $ 23.03     $ 23.23
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,146       1,144      1,013         696         145
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,924       2,218      1,906       1,632         432
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.96     $ 10.30    $  7.79          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         473         456        346          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         411         323        108          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.39     $  9.62    $  7.63          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         382         403        338          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         397         296        201          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.15     $  8.71    $  6.77          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         712         701        571          --          --
------------------------------------------------------------------------------------------------------------------------------------

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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                  2008       2007        2006        2005
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,942       1,621         999         613
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.93     $ 14.50     $ 14.21     $ 12.10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        462         510         606         636
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      3,416       2,431       1,285         919
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.62     $ 11.92     $ 10.82     $ 10.03
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        535         685         807         975
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,770       1,398         884         663
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.56     $ 13.58     $ 13.78     $ 12.20
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        451         510         656         774
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,982       1,394         838         550
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  5.03     $  8.83     $  8.65     $  7.97
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        240         362         218         117
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      3,484       2,924         627         195
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.48     $ 17.14     $ 19.31     $ 16.89
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        326         512         683         796
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,879       2,209       2,465       2,629
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.36     $ 12.21     $ 10.49     $  9.93
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,152       1,391        1590       1,869
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      4,243       3,629       2,459       2,792
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                  2004        2003        2002       2001        2000
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         930         759        424          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.47     $ 10.18    $  7.89          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         613         560        565          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         809         635        503          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.40     $  8.54    $  6.19          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,099       1,103        768          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         773         720        427          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.54     $ 10.18    $  7.35          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         995         827        678          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         720         545        364          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  7.53          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          30          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          11          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 16.39     $ 14.22    $ 10.51     $ 12.39     $ 10.69
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         837         707        482          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,013       3,182      3,460       2,447         588
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.07     $  8.77    $  5.65          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       2,185         284        150          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,478         278        386          --          --
------------------------------------------------------------------------------------------------------------------------------------

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The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.60%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                              ----------------------------------------------------------------------
                                                                  2008       2007        2006        2005        2004
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $   8.17    $  13.65    $  13.07    $  11.26    $  10.59
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        121         152         189          92          24
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,922       3,517       3,308       1,298         726
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $   9.88    $  11.28    $  10.84    $  10.35    $  10.27
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        440         256         190         168          63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      3,454       1,731       1,508       1,073         686
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $   9.28    $  11.71    $  11.28    $  10.54    $  10.37
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        681         594         462         397         279
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,852       1,825       1,741       1,299         787
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $  36.68    $  49.36    $  47.21    $  43.48    $  42.17
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        963       1,073       1,195       1,301       1,400
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,966       3,439       3,955       4,167       3,907
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $   8.82    $  13.14    $  12.55    $  11.14    $  10.61
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,558       1,599        1043         408         180
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      8,765      10,293      11,247       7,926       3,664
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $ 139.08    $ 251.49    $ 247.00    $ 226.77    $ 220.94
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        127         159         200         244         275
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        308         377         490         586         683
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $  19.51    $  19.14    $  18.20    $  17.94    $  18.01
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,090       1,229       1,493       1,833       2,200
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,664       1,956       2,358       2,881       3,326
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $   9.53    $  19.66    $  17.88    $  14.71    $  12.97
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,144       1,393       1,534       1,664       1,745
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,496       3,456       4,168       4,498       4,337
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $  11.09    $  20.36    $  17.73    $  16.53    $  15.07
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        604         718         908       1,100       1,230
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,882       2,356       3,069       3,839       4,346
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $   6.67    $  11.02    $  11.33    $  10.36          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         12          19          17           5          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         85          89          99          53          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $  14.66    $  23.49    $  23.60    $  19.83    $  19.58
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        627         774         917       1,046       1,213
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,175       2,711       3,644       4,227       4,909
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                    $  13.59    $  24.23    $  22.35    $  18.07    $  16.57
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        313         437         514         514         468
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,472       3,272       4,311       4,992       5,077
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                              For the years ending December 31,
                                                              ----------------------------------------------------------------------
                                                                   2003        2002        2001         2000         1999
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  39.41    $  33.62    $  39.15           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,489       1,564       1,005           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,733         598          97           --           --
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 196.75    $ 133.70    $ 203.81     $ 232.08     $ 275.01
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         301         314         380          310           66
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         689         581         661          618          255
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  17.95    $  17.86    $  16.72     $  15.75     $  14.70
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       2,818       3,868       2,545          486           59
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,448       2,501          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  11.15    $   8.38    $   9.48     $  12.56     $  16.61
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,928       1,910         404          302           38
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       4,026         604          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
Unit value                                                     $  13.43    $   9.69    $  14.11     $  16.53     $  14.78
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,362       1,384       1,276          718           30
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       4,534       3,377       3,423        3,189          818
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  17.99    $  13.94    $  17.00     $  16.37     $  14.88
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,296       1,419       1,305          431          163
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       4,335       2,235       1,559        1,079          173
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  13.84    $  10.98    $  13.39     $  17.34     $  20.10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         487         498          --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       5,316       3,555       3,126        2,033          771
------------------------------------------------------------------------------------------------------------------------------------

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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                 2008       2007       2006       2005       2004
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  4.51    $  6.78    $  6.64    $  5.82    $  5.57
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        319        306        421        387         56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        613        684        907      1,277        370
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  5.28    $  9.79    $  8.87    $  8.57    $  8.01
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          9          8         10         10         11
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        206        250        367        468        498
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.79    $ 13.28    $ 12.80    $ 12.11    $ 11.71
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        109        145        134         45         29
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,689      2,030      2,547      2,581      2,715
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.61    $ 12.83    $ 12.82    $ 11.63    $ 11.14
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        659        910        654        775        867
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     13,273     16,294      9,568     11,228     12,694
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.88    $ 11.15    $ 11.03    $ 10.38         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         90        139        108         40         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        240        246        247        113         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.62    $ 11.06    $ 10.84         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         75         99         33         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        780        634        332         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 18.48    $ 29.96    $ 29.01    $ 25.62    $ 24.94
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        453        582        723        864        968
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      5,011      6,391      8,474     10,127     11,584
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 11.17    $ 10.66    $  9.92    $  9.74         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        316        113         61          4         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,062        777        471         36         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.82    $  9.58    $  8.74    $  8.39    $  8.20
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        147        174        157        190        242
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,192      1,455      1,731      2,184      2,500
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.02    $ 10.46    $ 10.42         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        388        447        120         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,489      2,051        730         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.37    $  9.72    $ 10.81         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         73         29          7         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        250         73         51         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  5.90    $  9.50         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        122         61         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,164      1,153         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.99    $ 11.78    $ 11.58    $ 10.49         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         67         64         44         19         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        171        230        268        107         --
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                  2003       2002       2001       2000        1999
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.86    $  6.24    $  8.62          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         25         38          6          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        478        128         13          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 11.27    $  9.24    $ 12.75     $ 17.16     $ 21.20
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         39         16         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,971      2,171      2,221       1,658         576
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.21    $  7.89    $ 10.65     $ 11.04     $ 10.60
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        896        961        166         112          13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     12,682      9,408      3,151       2,953         987
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 22.99    $ 18.28    $ 23.93     $ 27.69          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,030      1,042      1,038         734          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     11,512      7,152      6,601       6,057          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.79    $  5.73    $  7.66     $  9.38     $ 10.80
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        184        143         90          17           8
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,016        424        141          78           6
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                  2008        2007        2006        2005
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  19.26    $  28.22    $  26.24    $  22.44
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         150         151         102          89
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         302         300         291         339
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   8.76    $  16.15    $  14.24    $  12.14
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         228         212         235         191
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       5,817       7,394       9,957      11,032
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   9.54    $  16.23    $  14.19    $  11.48
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         110          94          24           3
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         378         409         273          98
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  12.73    $  14.21    $  14.01    $  13.68
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         577         869         924         943
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       7,829      10,140      12,428      14,021
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   9.03    $  15.24    $  15.68    $  13.24
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         184         229         281         306
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,578       3,182       4,115       4,803
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   6.53    $  10.60    $  10.37    $   9.33
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         183         230         298         328
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       4,012       5,022       6,684       7,849
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   4.82    $   7.69    $   6.86    $   7.01
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,522       1,913       2,322       2,818
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       7,705       9,407      11,991      14,352
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  10.18    $  16.75    $  14.72    $  13.88
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         537         676         791         957
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,095       2,691       3,075       3,566
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   4.41    $  10.35    $  11.18    $  10.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          52          73          63           6
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         306         503         784         195
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   9.19    $  16.48    $  17.54    $  14.69
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       2,907       3,862       1,465       1,617
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      10,639      13,726      13,777      15,585
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  10.92    $  10.57    $  10.00    $   9.98
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          89          99          64          55
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         276         315         390         431
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   7.76    $  12.42    $  12.20    $  10.58
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          73         116          83          13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         323         368         502         135
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   8.65    $  12.73    $  11.69    $  10.54
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          48          29          22          21
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         207         161         166         132
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                  For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                  2004        2003       2002       2001       2000        1999
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  21.86         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          21         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          74         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  10.53    $  9.42    $  7.22    $  8.64    $  11.09     $ 13.93
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         193        146         59         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      11,933     10,611      5,973      5,697       5,514       1,286
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  13.60    $ 13.28    $ 13.05    $ 12.10    $  11.40     $ 10.39
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         748        804        702         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      15,208     16,175     13,419     10,537       5,112       2,026
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  12.94    $ 11.86    $  9.51    $ 11.94    $  13.02     $ 12.39
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         338        377        359        287         124          12
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       5,325      5,701      4,777      4,156       1,755         978
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   8.84    $  8.07    $  6.72    $  8.64    $  10.45     $ 10.70
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         421        474        474        543         359         103
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       8,941      9,707      8,237      8,655       7,052       2,906
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   6.19    $  5.81    $  4.79    $  7.07    $   9.45     $ 11.77
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       3,283      3,962      4,522      5,608       4,909       1,112
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      15,822     17,115     16,550     18,765      17,412       5,630
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  12.94    $ 11.68    $  9.18    $ 14.20    $  21.88     $ 27.40
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,142      1,345      1,556      1,966       1,834         383
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       4,258      4,710      4,661      5,707       5,759       1,680
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  14.16    $ 12.68    $ 10.01    $ 11.78    $  11.61     $ 12.04
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,814      1,839      1,712      1,138          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      17,155     15,959      8,615      6,000       3,700       1,532
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --         --         --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------

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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                 2008       2007        2006        2005
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  7.32     $ 12.18    $  12.31    $  11.13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        106         128         115         102
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        354         480         519         490
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.69     $ 18.20    $  16.22    $  15.07
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        569         676         745         712
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      5,954       7,491      10,192      11,276
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.71     $ 13.45    $  12.66    $  11.53
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        823       1,036       1,207       1,413
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      5,117       6,276       8,561      10,309
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.86     $ 16.58    $  17.13    $  15.47
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        873       1,135       1,391       1,673
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      3,335       4,320       6,178       7,278
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 28.54     $ 28.40    $  27.57    $  26.81
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)      1,382       1,201       1,177       1,247
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      4,635       3,889       3,996       4,058
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  3.77     $  5.72    $   4.81    $   4.53
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        224          79          29          44
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,065         656         206         172
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.52     $ 10.70    $  10.70          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         89         121          23          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        499         748         372          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.72     $ 11.53    $  11.09          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         44          68          12          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        230         230          61          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.69     $ 11.11    $  10.92          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          8           5          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         63          66          21          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.51     $ 10.72    $  11.09          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         15          32          14          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        148         123          30          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.15     $ 10.75    $   9.80    $   9.92
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        742         316         206         120
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,800       1,098       1,411         848
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 14.98     $ 16.29    $  15.84    $  15.50
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        196         219         243         296
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,459       1,861       2,329       2,753
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.18     $ 10.56    $  10.19    $   9.96
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        145          84         104          26
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        628         588         593         132
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                  2004        2003        2002        2001       2000      1999
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  13.84    $  12.72    $  9.86    $  11.33         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         676         685        427          24         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      11,463      10,296      2,423          78         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  11.02    $   9.65    $  6.83    $   8.51    $  9.99         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,558       1,665      1,471         932        126         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      11,422      10,509      4,322       2,644        617         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  14.13    $  12.18    $  9.29    $  11.07    $ 10.82    $ 10.45
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,805       2,005      2,145       1,487         87         18
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       7,736       7,229      3,714       2,090        251         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  26.55    $  26.78    $ 27.06    $  27.16    $ 26.65    $ 25.55
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,478       1,911      2,863       3,954      1,882        549
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       4,693       6,370      9,288      13,759         --      9,875
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   4.36          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           3          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          19          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  15.45    $  15.13    $ 14.85          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         279         282        347          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,951       3,122      1,064          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------

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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                   2008        2007        2006        2005
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.49     $ 16.18     $ 16.75     $ 14.46
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         227         281         323         325
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,675       2,100       2,912       3,372
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.45     $ 16.62     $ 15.76     $ 16.68
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         268         293          12          13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,328       1,641         104         146
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  6.29     $ 10.80     $ 10.75          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          65         109          28          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         411         572         298          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  3.60     $  6.10     $  6.12     $  5.45
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          48          65          69          33
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         145         300         397         286
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  7.07     $ 11.39     $ 11.87     $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         107         116         129          40
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         491         424         647         410
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.79     $ 25.72     $ 18.41     $ 13.65
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         687         810         929         929
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,396       3,354       4,518       5,043
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  8.29     $ 16.00     $ 13.28     $ 12.35
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         127          73          30          33
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         412         507         322         172
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 32.52     $ 61.99     $ 56.56     $ 54.68
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          32          39          53          62
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         186         233         292         331
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.97     $ 11.87     $ 11.36     $ 11.12
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         707         822         915       1,033
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       4,240       5,230       6,686       7,527
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.21     $ 12.79     $ 11.93     $ 11.53
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         180         179         223         269
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,104       1,241       1,865       2,078
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 23.59     $ 31.34     $ 30.88     $ 28.55
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         300         409         475         558
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,063       2,743       3,798       4,585
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.61     $ 18.51     $ 16.73     $ 13.57
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         279         343         377         423
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,547       1,972       2,676       2,300
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  7.48     $ 12.58     $ 12.18     $ 10.89
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          96         154         175         208
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,012       1,291       1,745       1,956
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                  2004        2003        2002       2001        2000        1999
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  14.10     $ 12.18    $  8.48     $ 10.90     $ 10.86     $ 11.42
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         378         358        240         239         113          23
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,996       4,084      1,913       1,535       1,382         522
------------------------------------------------------------------------------------------------------------------------------------
EQ/T.Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  16.30          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           2          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          19          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $   5.08          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           4          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          69          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  10.45     $  8.58    $  5.59     $  6.04     $  6.47     $ 10.97
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         860         837        857         821         715         126
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       4,587       4,232      2,823       3,043       2,958         962
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --         --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  51.36     $ 46.56    $ 34.41     $ 49.16     $ 66.77     $ 78.30
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          74          79         66          73          65          16
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         388         429        338         402         420         141
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  11.11     $ 10.87    $ 10.64          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)       1,124       1,240      1,234          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       8,293       8,217      3,282          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  10.96     $  9.93    $  7.88          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         301         265        189          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,231       1,758        398          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  28.15     $ 26.32    $ 21.83     $ 22.86     $ 23.07     $ 25.73
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         647         634        511         500         219          35
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       5,526       5,467      2,248       1,835       1,211         574
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  11.94     $ 10.29    $  7.79          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         460         371        286          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,160       1,684        553          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  10.37     $  9.61    $  7.62          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         255         249        213          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,038       1,850        635          --          --          --
------------------------------------------------------------------------------------------------------------------------------------


                                                                             41


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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                 2008         2007       2006       2005       2004
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  5.60     $ 10.42    $  9.52    $  9.66    $  9.13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        210         290        355        356        384
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,508       3,015      4,202      4,551      4,852
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.90     $ 14.46    $ 14.18    $ 12.07    $ 11.46
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        229         309        326        300        304
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,480       3,218      4,325      4,766      4,712
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.60     $ 11.88    $ 10.79    $ 10.01    $  9.38
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        242         327        402        460        503
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,611       3,156      4,520      5,281      6,078
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.53     $ 13.54    $ 13.75    $ 12.18    $ 11.53
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        235         288        386        425        575
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,077       2,710      3,885      4,432      5,059
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  5.01     $  8.79    $  8.61    $  7.94    $  7.51
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        136         193        125         61         11
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        350         436        605        410         22
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.43     $ 17.05    $ 19.22    $ 16.83    $ 16.33
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        174         272        395        502        499
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      3,075       3,968      5,693      6,888      7,850
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.34     $ 12.17    $ 10.46    $  9.91    $  9.05
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        553         701        889      1,089      1,346
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,147       2,564      3,343      4,090      4,725
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                            For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                  2003       2002       2001        2000        1999
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.70    $  6.77          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        385        283          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      4,258      1,299          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.17    $  7.89          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        297        292          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      3,848      1,272          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.53    $  6.18          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        538        344          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      5,628      1,488          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.17    $  7.35          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        467        381          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      3,927      1,262          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 14.17    $ 10.49     $ 12.37     $ 10.68     $ 9.15
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        370        275          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      7,354      5,021       3,274       2,109         98
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  8.76    $  5.65          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)        281         96          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,117        205          --          --         --
------------------------------------------------------------------------------------------------------------------------------------






42


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The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.70%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending
                                                                           December 31,
                                                                --------------------------------------------------------------------
                                                                    2008       2007        2006
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.00    $  15.05    $  14.43
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          4           7           8
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      8,484       6,377       3,084
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.29    $  11.76    $  11.31
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          2           5           5
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      5,824       2,454       1,800
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.82    $  12.40    $  11.96
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          8          12          13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      4,505       2,753       3,022
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 35.84    $  48.27    $  46.21
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          4           6          32
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      4,019       3,098       2,325
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.69    $  14.45    $  13.82
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          1           7          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)     27,177      23,506      14,705
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $134.51    $ 243.48    $ 239.38
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          1           2           3
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         63          65          73
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 19.16    $  18.82    $  17.92
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         22          26          29
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        948         404         376
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.40    $  19.41    $  17.67
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          6           7           9
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,924       2,236       1,508
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.96    $  20.14    $  17.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          8          13          18
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        421         443         462
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  6.65    $  10.99    $  11.31
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          2           2           2
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        339         227         123
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 14.49    $  23.24    $  23.37
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         13          10          14
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        834         842         856
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                    2005        2004        2003        2002
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  12.45    $  11.72    $  10.66          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          10          13          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,519         656          32          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  10.82    $  10.74    $  10.30          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           6           5          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,000         281           1          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  11.19    $  11.02    $  10.41          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,176         414          84          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  42.61    $  41.36    $  38.70    $  33.05
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          33           8           9          13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,725         893         383          86
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  12.28    $  11.71    $  10.66          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           4          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       6,917       2,788          46          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Common Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 219.99    $ 214.55    $ 191.26    $ 130.09
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           3           3           4           6
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          73          64          29           9
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  17.67    $  17.76    $  17.72    $  17.65
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          39          67          84         146
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         481         416         458         259
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein International
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  14.55    $  12.84    $  11.05    $   8.32
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          10          13          20          20
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,037         649         530         142
------------------------------------------------------------------------------------------------------------------------------------
EQ/AllianceBernstein Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  16.39    $  14.95    $  13.34    $   9.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          18          20          25          28
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         372         312         478         121
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  10.35          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          40          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  19.66    $  19.43    $  17.87    $  13.86
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          19          21          25          32
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         849         802         502         184
------------------------------------------------------------------------------------------------------------------------------------


                                                                             43


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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                For the years ending December 31,
                                                               ---------------------------------------------------------------------
                                                                    2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 13.43     $ 23.97     $ 22.13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           1           1           3
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,000       1,136        1052
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  4.47     $  6.71     $  6.59
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           2          --           1
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         730         571         504
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  5.23     $  9.71     $  8.81
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --           2
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         286         373         353
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  7.70     $ 13.14     $ 12.67
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,426       1,289        1484
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  7.54     $ 12.71     $ 12.72
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           1           1          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,528       3,063       1,393
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  8.85     $ 11.12     $ 11.01
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,204         180         225
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  6.60     $ 11.05     $ 10.84
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           5          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,517       1,189         216
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 18.20     $ 29.54     $ 28.64
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           4           5           9
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,308       1,547          64
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.14     $ 10.64     $  9.90
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           3           1           1
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,063         476         185
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  6.75     $  9.49     $  8.67
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         353         249         215
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  7.01     $ 10.45     $ 10.42
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,649       1,574         368
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  6.36     $  9.71     $ 10.81
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           2          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         377         421          38
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  5.89     $  9.49          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       5,195       2,805          --
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                   2005        2004        2003        2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/BlackRock International Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 17.91     $ 16.44     $ 13.75     $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           3           3           6           4
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         782         522         441         161
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  5.78     $  5.54          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         326          15          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  8.51     $  7.96     $  7.82     $  6.22
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           2           1           1          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         314         204         249          42
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 12.00     $ 11.62     $ 11.20     $  9.19
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         351         160         164          40
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.55     $ 11.08     $ 10.16     $  7.86
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --           1          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,585       1,200         776         200
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.37          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          81          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Davis New York Venture
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 25.31     $ 24.66     $ 22.76     $ 18.11
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          12          13          16          10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,604       1,386       1,074         399
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.74          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           1          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)           8          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  8.33     $  8.15     $  7.75     $  5.70
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --           1           2           4
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         280         377         218          32
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Franklin Templeton Founding Strategy
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------


44



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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending
                                                                           December 31,
                                                                 -------------------------------------------------------------------
                                                                    2008       2007        2006
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 9.95     $ 11.75     $ 11.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          2           3           3
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        305         337         193
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $18.86     $ 27.67     $ 25.76
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          1          --           1
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        610         618         233
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 8.68     $ 16.01     $ 14.13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,341       2,289       3,208
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 9.50     $ 16.18     $ 14.17
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          1          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        796         665         269
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $12.59     $ 14.07     $ 13.88
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          4          13           8
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,216       1,473       1,477
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 8.93     $ 15.08     $ 15.53
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         13           2           2
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        280         288         351
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 6.46     $ 10.50     $ 10.28
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        389         458         510
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 4.78     $  7.62     $  6.80
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         15           9          14
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,004       1,050       1,042
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $10.06     $ 16.57     $ 14.58
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          1           1           1
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        298         492         192
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 4.39     $ 10.32     $ 11.17
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          4           3           4
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        847         809         532
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 9.09     $ 16.31     $ 17.38
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         55          62          21
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,668       3,123       2,507
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $10.88     $ 10.54     $  9.98
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          1           1           2
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        237         248         135
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 7.73     $ 12.39     $ 12.18
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        351         369         308
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                   2005        2004        2003       2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.48          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          77          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 22.05     $ 21.50         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           1          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          79           9         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 12.06     $ 10.47    $  9.38    $  7.19
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,337       1,926      1,026        282
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.47          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          56          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 13.57     $ 13.50    $ 13.20    $ 12.99
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          12           8          7          9
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,527       1,343      1,175        441
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 13.12     $ 12.84    $ 11.78    $  9.45
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          11          11         16         13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         347         370        307        128
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Core PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.26     $  8.79    $  8.03    $  6.69
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         603         610        598        229
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  6.96     $  6.16    $  5.78    $  4.77
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          17          17         24         22
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,055         981        856        341
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 13.76     $ 12.84    $ 11.60    $  9.12
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           1           2          5          7
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         184         149         93         38
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.63          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         144          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Large Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 14.57     $ 14.06    $ 12.60    $  9.96
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          35          49         54         60
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,363       2,169      1,481        530
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.98          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         173          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.57          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          83          --         --         --
------------------------------------------------------------------------------------------------------------------------------------


                                                                             45




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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending
                                                                           December 31,
                                                                 -------------------------------------------------------------------
                                                                  2008       2007        2006
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 8.62     $ 12.70     $ 11.67
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        425         442         196
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 7.29     $ 12.15     $ 12.29
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        922         888         591
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $10.61     $ 18.08     $ 16.13
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          3           5          11
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      3,228       3,346       2,714
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 6.66     $ 13.35     $ 12.57
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         12          26          31
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,863       2,166       1,890
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 9.74     $ 16.40     $ 16.96
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          6           8          16
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        902       1,069       1,156
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $27.75     $ 27.65     $ 26.86
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         79          21          22
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,943       1,051        1102
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 3.74     $  5.66     $  4.77
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          2          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,560         657          83
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 6.50     $ 10.69     $ 10.70
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,644       1,727         258
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 6.71     $ 11.51     $ 11.08
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        786         674          83
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 6.68     $ 11.10     $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        130         154          20
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 6.50     $ 10.70     $ 11.09
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        340         277          19
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $10.11     $ 10.72     $  9.78
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          6          13           3
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      2,525       1,235         730
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $14.75     $ 16.06     $ 15.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          5          10          11
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        502         626         590
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                   2005        2004        2003        2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.54          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          84          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.12          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           1          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         290          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 15.01     $ 13.79     $ 12.69    $  9.85
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           8          11          16          8
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       2,354       1,938       1,510        386
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.47     $ 10.97     $  9.62    $  6.81
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          35          38          41         39
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,556       1,391         883        285
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 15.34     $ 14.02     $ 12.10    $  9.24
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          19          26          31         36
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,107       1,007         636        237
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 26.15     $ 25.92     $ 26.17    $ 26.47
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           8          15          37         57
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         845         349         434        630
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  4.49     $  4.34          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          72          22          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mutual Shares
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Global
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Opportunity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Oppenheimer Main Street Small Cap
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                           --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.91          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         286          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Quality Bond PLUS
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 15.31     $ 15.27     $ 14.97    $ 14.71
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          14          17          14         17
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         573         555         512        198
------------------------------------------------------------------------------------------------------------------------------------


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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                For the years ending December 31,
                                                               ---------------------------------------------------------------------
                                                                  2008        2007        2006
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.15     $ 10.53     $ 10.17
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           5           3           2
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         475         262         202
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.37     $ 16.02     $ 16.60
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           2           1           3
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         720         713         744
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.26     $ 16.30     $ 15.46
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           1           1          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         421         401          47
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  6.27     $ 10.78     $ 10.75
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         848         853         178
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  3.56     $  6.04     $  6.07
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         153          89         104
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  7.04     $ 11.36     $ 11.85
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         545         539         602
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.67     $ 25.45     $ 18.23
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           1           1           1
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,528       1,726        1239
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  8.26     $ 15.95     $ 13.26
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --           2          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         695         782         297
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 31.77     $ 60.62     $ 55.37
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --           2
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)          53          56          47
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 11.89     $ 11.80     $ 11.30
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           2           2           6
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       3,511       1,494       2,030
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.15     $ 12.72     $ 11.87
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           2          10          10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         429         390         400
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 23.07     $ 30.68     $ 30.26
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           2          10          11
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         523         526         758
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                                --------------------------------------------------------------------
                                                                  2005       2004        2003        2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  9.96          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         60          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 14.35     $ 14.00     $ 12.10    $  8.44
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          5          11          10          8
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        596         575         449        122
------------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price Growth Stock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 16.39     $ 16.03          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         41           6          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Templeton Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $  5.41     $  5.05          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         69          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 10.40          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        296          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 13.53     $ 10.37     $  8.53    $  5.56
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          1          --           6          6
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        755         609         457         69
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 12.34          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        179          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 53.59     $ 50.38     $ 45.72    $ 33.82
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          2           2           2          2
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         25          28          10          4
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Core Bond
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 11.08     $ 11.07     $ 10.84    $ 10.63
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          8          11          19         23
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)      1,611       1,424       1,202        628
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Health Care
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 11.49     $ 10.93     $  9.91    $  7.87
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         11          10          11          7
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        338         284         143         57
------------------------------------------------------------------------------------------------------------------------------------
Multimanager High Yield
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                     $ 28.00     $ 27.64     $ 25.87    $ 21.48
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         13          14          20         21
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        755         771         557        125
------------------------------------------------------------------------------------------------------------------------------------


                                                                             47


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
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED
FOR THE FIRST TIME AFTER DECEMBER 31, 2008.


------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending
                                                                           December 31,
                                                                 -------------------------------------------------------------------
                                                                  2008       2007        2006
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 9.54     $ 18.39     $ 16.64
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          1           1           1
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        951       1,047       1,030
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 7.43     $ 12.50     $ 12.11
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          1           1           1
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        447         473         453
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 5.56     $ 10.35     $  9.47
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          23          23
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        840         881       1,014
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 8.83     $ 14.37     $ 14.10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          41          41
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        921       1,210       1,363
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 6.55     $ 11.81     $ 10.74
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          3           3           3
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        813         934       1,035
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 8.47     $ 13.46     $ 13.68
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          5          27          27
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        727         805       1,010
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 4.95     $  8.71     $  8.54
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        687         788         475
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $10.31     $ 16.88     $ 19.05
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          2           5           6
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        666         748       1,201
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 6.29     $ 12.10     $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          1          15          15
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)        462         597         350
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                                 -------------------------------------------------------------------
                                                                  2005        2004        2003        2002
------------------------------------------------------------------------------------------------------------------------------------
Multimanager International Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 13.51     $ 11.90     $ 10.27    $  7.78
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           1           1           1         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         783         806         360        135
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 10.85     $ 10.34     $  9.59    $  7.61
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           1           3           3          3
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         353         272         238        104
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.62     $  9.10     $  8.68    $  6.76
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          26          27          27         21
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         980         876         792        408
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 12.02     $ 11.42     $ 10.15    $  7.88
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          44          45          45         36
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,238       1,242         726        316
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.96     $  9.35     $  8.52    $  6.18
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           4           6           8          8
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)       1,075       1,055         731        292
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 12.13     $ 11.49     $ 10.15    $  7.34
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          27          29          30         23
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         876       1,011         560        206
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  7.89     $  7.46          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          --          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         242          59          --         --
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $ 16.69     $ 16.22     $ 14.09    $ 10.43
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)           5           5           7          8
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         991         884         641        270
------------------------------------------------------------------------------------------------------------------------------------
Multimanager Technology
------------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                      $  9.87     $  9.02     $  8.74    $  5.64
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 45 number of units outstanding (000's)          15          15          14         10
------------------------------------------------------------------------------------------------------------------------------------
 Separate Account No. 49 number of units outstanding (000's)         311         306          98         14
------------------------------------------------------------------------------------------------------------------------------------






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(19) HYPOTHETICAL ILLUSTRATIONS



   ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "5% Roll-Up to age 80" guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R), Accumulator(R) Plus(SM), Accumulator(R) Elite and Accumulator(R) Select(SM) contracts, respectively. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution, takes no withdrawals, and has a current account value of $105,000 in contract year 3. For Accumulator(R) Plus(SM) we assume a current account value of $110,000 in contract year 3. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.68)% and 3.32% for the Accumulator(R) contracts; (2.73)% and 3.27% for Accumulator(R) Plus(SM) contracts; (2.93)% and 3.07% for Accumulator(R) Elite(SM) contracts; and (3.03)% and 2.97% for Accumulator(R) Select(SM) contracts, respectively at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the 5% Roll up to age 80 Guaranteed minimum death benefit, Protection Plus(SM) benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Guaranteed Minimum Income Benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime Annual Guaranteed Minimum Income Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.59%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.29% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


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Variable deferred annuity
Accumulator(R)
$100,000 Single contribution and no withdrawals
$105,000 year 3 account value
Male, issue age 60
Benefits:
  5% Roll-Up to age 80 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit


                                                             5% Roll-Up
                                                              to age 80                          Lifetime Annual
                                                             Guaranteed      Total Death Benefit    Guaranteed
                                                            Minimum Death      with Protection    Minimum Income
                    Account Value        Cash Value            Benefit              Plus             Benefit
        Contract ------------------- ------------------- ------------------- ------------------- ----------------
          Year       0%        6%        0%        6%        0%        6%        0%        6%       0%       6%
  Age  --------- --------- --------- --------- --------- --------- --------- --------- --------- -------- -------
  62        3     105,000  105,000    100,000  100,000   110,250   110,250   114,350   114,350     N/A      N/A
  63        4     101,635  107,922     97,635  103,922   115,763   115,763   122,068   122,068     N/A      N/A
  64        5      98,349  110,918     95,349  107,918   121,551   121,551   130,171   130,171     N/A      N/A
  65        6      95,140  113,989     93,140  111,989   127,628   127,628   138,679   138,679     N/A      N/A
  66        7      92,003  117,137     91,003  116,137   134,010   134,010   147,613   147,613     N/A      N/A
  67        8      88,937  120,363     88,937  120,363   140,710   140,710   156,994   156,994     N/A      N/A
  68        9      85,938  123,667     85,938  123,667   147,746   147,746   166,844   166,844     N/A      N/A
  69       10      83,002  127,053     83,002  127,053   155,133   155,133   177,186   177,186     N/A      N/A
  74       15      69,184  145,241     69,184  145,241   197,993   197,993   237,190   237,190   12,493   12,493
  79       20      56,535  165,651     56,535  165,651   252,695   252,695   313,773   313,773   17,032   17,032
  84       25      45,107  188,863     45,107  188,863   265,330   265,330   331,462   331,462   22,818   22,818
  89       30      38,279  219,259     38,279  219,259   265,330   265,330   331,462   331,462     N/A      N/A
  94       35      33,085  255,590     33,085  255,590   265,330   265,330   331,462   331,462     N/A      N/A
  95       36      32,134  263,549     32,134  263,549   265,330   265,330   331,462   331,462     N/A      N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


50


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Variable deferred annuity
Accumulator(R) Plus(SM)
$100,000 Single contribution and no withdrawals
$110,000 year 3 account value
Male, issue age 60
Benefits:
  5% Roll-Up to age 80 Guaranteed minimum death benefit
  Protection Plus


                                                                           5% Roll-Up
                                                                      to age 80 Guaranteed    Total Death Benefit
                         Account Value            Cash Value         Minimum Death Benefit    with Protection Plus
          Contract   ---------------------   ---------------------   ----------------------   --------------------
            Year         0%          6%          0%          6%          0%           6%          0%         6%
  Age    ---------   ---------   ---------   ---------   ---------   ----------   ---------   ---------   --------
  62          3       110,000    110,000      103,000    103,000      114,660     114,660     120,524     120,524
  63          4       106,784    113,370      100,784    107,370      120,393     120,393     128,550     128,550
  64          5       103,661    116,844       98,661    111,844      126,413     126,413     136,978     136,978
  65          6       100,630    120,424       96,630    116,424      132,733     132,733     145,827     145,827
  66          7        97,688    124,114       94,688    121,114      139,370     139,370     155,118     155,118
  67          8        94,832    127,917       92,832    125,917      146,338     146,338     164,874     164,874
  68          9        92,059    131,837       92,059    131,837      153,655     153,655     175,118     175,118
  69         10        89,367    135,876       89,367    135,876      161,338     161,338     185,873     185,873
  74         15        77,044    158,008       77,044    158,008      205,913     205,913     248,278     248,278
  79         20        66,420    183,745       66,420    183,745      262,803     262,803     327,924     327,924
  84         25        57,261    213,674       57,261    213,674      275,943     275,943     346,320     346,320
  89         30        49,365    248,479       49,365    248,479      275,943     275,943     346,320     346,320
  94         35        42,558    288,952       42,558    288,952      275,943     275,943     346,320     346,320
  95         36        41,314    297,805       41,314    297,805      275,943     275,943     346,320     346,320


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


                                                                              51


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Variable deferred annuity
Accumulator(R) Elite(SM)
$100,000 Single contribution and no withdrawals
$105,000 year 3 account value
Male, issue age 60
Benefits:
  5% Roll-Up to age 80 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit


                                                             5% Roll-Up
                                                              to age 80                          Lifetime Annual
                                                             Guaranteed      Total Death Benefit    Guaranteed
                                                            Minimum Death      with Protection    Minimum Income
                    Account Value        Cash Value            Benefit              Plus             Benefit
        Contract ------------------- ------------------- ------------------- ------------------- ----------------
          Year       0%        6%        0%        6%        0%        6%        0%        6%       0%       6%
  Age  --------- --------- --------- --------- --------- --------- --------- --------- --------- -------- -------
  62        3     105,000  105,000     97,000    97,000  110,250   110,250   114,350   114,350     N/A      N/A
  63        4     101,373  107,660    101,373   107,660  115,763   115,763   122,068   122,068     N/A      N/A
  64        5      97,842  110,380     97,842   110,380  121,551   121,551   130,171   130,171     N/A      N/A
  65        6      94,403  113,159     94,403   113,159  127,628   127,628   138,679   138,679     N/A      N/A
  66        7      91,052  115,998     91,052   115,998  134,010   134,010   147,613   147,613     N/A      N/A
  67        8      87,786  118,898     87,786   118,898  140,710   140,710   156,994   156,994     N/A      N/A
  68        9      84,601  121,861     84,601   121,861  147,746   147,746   166,844   166,844     N/A      N/A
  69       10      81,493  124,886     81,493   124,886  155,133   155,133   177,186   177,186     N/A      N/A
  74       15      66,992  140,976     66,992   140,976  197,993   197,993   237,190   237,190   12,493   12,493
  79       20      53,915  158,718     53,915   158,718  252,695   252,695   313,773   313,773   17,032   17,032
  84       25      42,266  178,576     42,266   178,576  265,330   265,330   331,462   331,462   22,818   22,818
  89       30      35,363  204,768     35,363   204,768  265,330   265,330   331,462   331,462     N/A      N/A
  94       35      30,175  235,825     30,175   235,825  265,330   265,330   331,462   331,462     N/A      N/A
  95       36      29,232  242,580     29,232   242,580  265,330   265,330   331,462   331,462     N/A      N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


52


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Variable deferred annuity
Accumulator(R) Select(SM)
$100,000 Single contribution and no withdrawals
$105,000 year 3 account value
Male, issue age 60
Benefits:
  5% Roll-Up to age 80 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit


                                                             5% Roll-Up
                                                              to age 80                          Lifetime Annual
                                                             Guaranteed      Total Death Benefit    Guaranteed
                                                            Minimum Death      with Protection    Minimum Income
                    Account Value        Cash Value            Benefit              Plus             Benefit
        Contract ------------------- ------------------- ------------------- ------------------- ----------------
          Year       0%        6%        0%        6%        0%        6%        0%        6%       0%       6%
  Age  --------- --------- --------- --------- --------- --------- --------- --------- --------- -------- -------
  62        3     105,000  105,000    105,000  105,000   110,250   110,250   114,350   114,350     N/A      N/A
  63        4     101,268  107,556    101,268  107,556   115,763   115,763   122,068   122,068     N/A      N/A
  64        5      97,639  110,165     97,639  110,165   121,551   121,551   130,171   130,171     N/A      N/A
  65        6      94,109  112,827     94,109  112,827   127,628   127,628   138,679   138,679     N/A      N/A
  66        7      90,674  115,545     90,674  115,545   134,010   134,010   147,613   147,613     N/A      N/A
  67        8      87,329  118,317     87,329  118,317   140,710   140,710   156,994   156,994     N/A      N/A
  68        9      84,071  121,145     84,071  121,145   147,746   147,746   166,844   166,844     N/A      N/A
  69       10      80,895  124,029     80,895  124,029   155,133   155,133   177,186   177,186     N/A      N/A
  74       15      66,132  139,302     66,132  139,302   197,993   197,993   237,190   237,190   12,493   12,493
  79       20      52,898  156,020     52,898  156,020   252,695   252,695   313,773   313,773   17,032   17,032
  84       25      41,173  174,607     41,173  174,607   265,330   265,330   331,462   331,462   22,818   22,818
  89       30      34,253  199,228     34,253  199,228   265,330   265,330   331,462   331,462     N/A      N/A
  94       35      29,077  228,333     29,077  228,333   265,330   265,330   331,462   331,462     N/A      N/A
  95       36      28,140  234,646     28,140  234,646   265,330   265,330   331,462   331,462     N/A      N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


                                                                              53


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Appendix I

--------------------------------------------------------------------------------

Dates of previous Prospectuses and Supplements


------------------------------------------------------------------------------------------------------------------------------------
                                                                     Product Distributor
                            --------------------------------------------------------------------------------------------------------
                            AXA Advisors                                            AXA Distributors
                            ------------------------------------------------------- ------------------------------------------------
                            Prospectus and                                          Prospectus and
Product Name                SAI Dates          Supplement Dates                     SAI Dates         Supplement Dates
--------------------------- ----------------- ------------------------------------- ---------------- -------------------------------
 Income Manager(SM)         4/7/95            7/1/95; 9/28/95                       4/7/95           7/1/95; 9/28/95
 Accumulator(R)             11/1/95                                                 11/1/95
 Income Manager(SM)         5/1/96                                                  10/16/96         2/10/97
 Rollover IRA               10/17/96          2/10/97                               5/1/97           5/1/97
                            5/1/97            5/1/97; 12/31/97; 5/1/98;             8/1/97
                                              1/4/99; 5/1/99; 5/1/00; 6/23/00;      12/31/97         12/31/97; 5/1/98;
                                              9/1/00; 2/9/01; 9/1/01; 1/14/02;                       1/4/99; 5/1/99; 5/1/00; 9/1/00;
                                              2/22/02; 7/15/02; 8/20/02; 1/6/03;                     2/9/01; 9/1/01; 1/14/02;
                                              2/20/03; 5/15/03; 8/15/03; 11/24/03;                   2/22/02; 7/15/02; 8/20/02;
                                              2/1/04; 8/4/04; 8/10/04; 12/13/04;                     1/6/03; 2/20/03; 5/15/03;
                                              12/31/04 ; 5/9/05; 6/10/05; 6/17/05;                   8/15/03; 11/24/03; 2/1/04;
                                              7/25/05; 8/31/05; 12/2/05; 2/8/06;                     8/4/04; 8/10/04; 12/13/04;
                                              8/25/06; 12/11/06; 5/1/07; 8/24/07;                    12/31/04; 5/9/05; 6/10/05;
                                              9/19/07; 10/19/07; 2/15/08; 6/20/08;                   6/17/05; 7/25/05; 8/31/05;
                                              7/21/08; 8/15/08; 11/13/08; 12/1/08;                   12/2/05; 2/8/06; 8/25/06;
                                              1/15/09                                                12/11/06; 5/1/07; 8/24/07;
                            ----------------- -------------------------------------                  9/19/07; 10/19/07; 2/15/08;
                            12/31/97          12/31/97; 5/1/98; 1/4/99; 5/1/99;                      6/20/08; 7/21/08; 8/15/08;
                                                                                                     11/13/08; 12/1/08; 1/15/09
                                              5/1/00; 6/23/00; 9/1/00; 2/9/01;
                                              9/1/01; 1/14/02; 2/22/02; 7/15/02;
                                              8/20/02; 1/6/03; 2/20/03; 5/15/03;
                                              8/15/03; 11/24/03; 2/1/04; 8/4/04;
                                              8/10/04; 12/13/04; 12/31/04 ; 5/9/05;
                                              6/10/05; 6/17/05; 7/25/05; 8/31/05;
                                              12/2/05; 2/8/06; 8/25/06; 12/11/06;
                                              5/1/07; 8/24/07; 9/19/07; 10/19/07;
                                              6/20/08; 7/21/08; 8/15/08; 11/13/08;
                                              12/1/08; 1/15/09
--------------------------- ----------------- ------------------------------------- ---------------- -------------------------------
Accumulator(R)              5/1/98            5/1/98; 6/18/98; 11/30/98             10/1/97(2)
(IRA, NQ and QP)            (Accumulator      5/1/99; 5/1/00; 9/1/00; 2/9/01;       12/31/97(2)
Accumulator(R)              only)             9/1/01; 1/14/02; 2/22/02; 7/15/02;    5/1/98           5/1/98; 6/18/98; 11/30/98;
Select(SM) (IRA, NQ, QP)    5/1/99            8/20/02; 1/6/03; 2/20/03; 5/15/03;                     5/1/99; 5/1/00; 9/1/00; 2/9/01;
                                              8/15/03; 11/24/03; 2/1/04; 8/4/04;                     9/1/01; 1/14/02; 2/22/02;
                                              8/10/04; 12/13/04; 12/31/04; 5/9/05;                   7/15/02; 8/20/02; 1/6/03;
                                              6/10/05; 6/17/05; 7/25/05; 8/31/05;                    2/20/03; 5/15/03; 8/15/03;
                                              12/2/05; 2/8/06; 8/25/06; 12/11/06;                    11/24/03; 2/1/04; 8/4/04;
                                              5/1/07; 8/24/07; 9/19/07; 10/19/07;                    8/10/04; 12/13/04; 12/31/04;
                                              2/15/08; 6/20/08; 7/21/08; 8/15/08;                    5/9/05; 6/10/05; 6/17/05;
                                              11/13/08; 12/1/08; 1/15/09                             7/25/05; 8/31/05; 12/2/05;
                                                                                                     2/8/06; 8/25/06; 12/11/06;
                                                                                                     5/1/07; 8/24/07;9/19/07;
                                                                                                     10/19/07; 2/15/08; 6/20/08;
                                                                                                     7/21/08; 8/15/08; 11/13/08;
                                                                                                     12/1/08;1/15/09
------------------------------------------------------------------------------------------------------------------------------------


1 Appendix I

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
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Product Distributor
                            --------------------------------------------------------------------------------------------------------
                            AXA Advisors                                            AXA Distributors
                            ------------------------------------------------------- ------------------------------------------------
                            Prospectus and                                          Prospectus and
Product Name                SAI Dates          Supplement Dates                     SAI Dates         Supplement Dates
--------------------------- ----------------- ------------------------------------- ---------------- -------------------------------
 Accumulator(R) Select(SM)  10/18/99(3)       3/20/00; 5/1/00; 6/23/00; 9/1/00;     5/1/99
 Accumulator(R)                               10/13/00; 2/9/01; 9/1/01; 1/14/02;    10/18/99         3/20/00; 5/1/00; 9/1/00;
                                              2/22/02; 7/15/02; 8/20/02; 1/6/03;                     10/13/00; 2/9/01; 9/1/01;
                                              2/20/03; 5/15/03; 8/15/03; 11/24/03;                   1/14/02; 2/22/02; 7/15/02;
                                              2/1/04; 8/4/04; 8/10/04; 12/13/04;                     8/20/02; 1/6/03; 2/20/03;
                                              12/31/04; 5/9/05; 6/10/05; 6/17/05;                    5/15/03; 8/15/03; 11/24/03;
                                              7/25/05; 8/31/05; 12/2/05; 2/8/06;                     2/1/04; 8/4/04; 8/10/04;
                                              8/25/06; 12/11/06; 5/1/07; 8/24/07;                    12/13/04; 12/31/04; 5/9/05;
                                              9/19/07; 10/19/07; 2/15/08; 6/20/08;                   6/10/05; 6/17/05; 7/25/05;
                                              7/21/08; 8/15/08; 11/13/08; 12/1/08;                   8/31/05; 12/2/05; 2/8/06;
                                              1/15/09                                                8/25/06; 12/11/06; 5/1/07;
                                                                                                     8/24/07; 9/19/07; 10/19/07;
                                                                                                     2/15/08; 6/20/08; 7/21/08;
                                                                                                     8/15/08; 11/13/08; 12/1/08;
                                                                                                     1/15/09
                            ----------------- ------------------------------------- ---------------- -------------------------------
                            5/1/00(3)         3/20/00; 6/23/00; 9/1/00; 9/6/00;     5/1/00           3/20/00; 9/1/00; 9/6/00;
                                              10/13/00; 2/9/01; 9/1/01; 1/14/02;                     10/13/00; 2/9/01; 9/1/01;
                                              2/22/02; 7/15/02; 8/20/02; 1/6/03;                     1/14/02; 2/22/02; 7/15/02;
                                              2/20/03; 5/15/03; 8/15/03; 11/24/03;                   8/20/02; 1/6/03; 2/20/03;
                                              2/1/04; 8/4/04; 8/10/04; 12/13/04;                     5/15/03; 8/15/03; 11/24/03;
                                              12/31/04; 5/9/05; 6/10/05; 6/17/05;                    2/1/04; 8/4/04; 8/10/04;
                                              7/25/05; 8/31/05; 12/2/05; 2/8/06;                     12/13/04; 12/31/04; 5/9/05;
                                              8/25/06; 12/11/06; 5/1/07; 8/24/07;                    6/10/05; 6/17/05; 7/25/05;
                                              9/19/07; 10/19/07; 2/15/08; 6/20/08;                   8/31/05; 12/2/05; 2/8/06;
                                              7/21/08; 8/15/08; 11/13/08; 12/1/08;                   8/25/06; 12/11/06; 5/1/07;
                                              1/15/09                                                8/24/07;9/19/07; 10/19/07;
                                                                                                     2/15/08; 6/20/08; 7/21/08;
                                                                                                     8/15/08; 11/13/08; 12/1/08;
                                                                                                     1/15/09
                            ----------------- ------------------------------------- ---------------- -------------------------------
                            5/1/01(3)         5/1/01(1); 7/30/01(4); 9/1/01;        5/1/01           5/1/01(1); 7/30/01(4);
                                              10/1/01(5); 12/14/01; 1/14/02;                         9/1/01; 10/1/01(5); 12/14/01;
                                              2/22/02; 7/15/02; 8/20/02; 1/6/03;                     1/14/02; 2/22/02; 7/15/02;
                                              2/20/03; 5/15/03; 8/15/03; 11/24/03;                   8/20/02; 1/6/03; 2/20/03;
                                              2/1/04; 8/4/04; 8/10/04; 12/13/04;                     5/15/03; 8/15/03; 11/24/03;
                                              12/31/04; 5/9/05; 6/10/05; 6/17/05;                    2/1/04; 8/4/04; 8/10/04;
                                              7/25/05; 8/31/05; 12/2/05; 2/8/06;                     12/13/04; 12/31/04; 5/9/05;
                                              8/25/06; 12/11/06; 5/1/07; 8/24/07;                    6/10/05; 6/17/05; 7/25/05;
                                              9/19/07; 10/19/07; 2/15/08; 6/20/08;                   8/31/05; 12/2/05; 2/8/06;
                                              7/21/08; 8/15/08; 11/13/08; 12/1/08;                   8/25/06; 12/11/06; 5/1/07;
                                              1/15/09                                                8/24/07; 9/19/07; 10/19/07;
                                                                                                     2/15/08; 6/20/08; 7/21/08;
                                                                                                     8/15/08; 11/13/08; 12/1/08;
                                                                                                     1/15/09
                            ----------------- ------------------------------------- ---------------- -------------------------------
                            8/13/01(2)        9/1/01; 10/1/01(5); 12/14/01;         N/A              N/A
                                              1/14/02; 2/22/02; 7/15/02; 8/20/02;
                                              1/6/03; 2/20/03; 5/15/03; 8/15/03;
                                              11/24/03; 2/1/04; 8/4/04; 8/10/04;
                                              12/13/04; 12/31/04; 5/9/05; 6/10/05;
                                              6/17/05; 7/25/05; 8/31/05; 12/2/05;
                                              2/8/06; 8/25/06; 12/11/06; 5/1/07;
                                              8/24/07; 9/19/07; 10/19/07; 2/15/08;
                                              6/20/08; 7/21/08; 8/15/08; 11/13/08;
                                              12/1/08; 1/15/09
------------------------------------------------------------------------------------------------------------------------------------


                                                                     Appendix I
2


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
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Product Distributor
                            --------------------------------------------------------------------------------------------------------
                            AXA Advisors                                            AXA Distributors
                            ------------------------------------------------------- ------------------------------------------------
                            Prospectus and                                          Prospectus and
Product Name                SAI Dates          Supplement Dates                     SAI Dates         Supplement Dates
--------------------------- ----------------- ------------------------------------- ---------------- -------------------------------
 Accumulator(R) Plus(SM)    9/2/99(3)         6/23/00; 9/1/00; 9/6/00; 10/13/00;    8/2/99(3)        9/1/00; 9/6/00; 10/13/00;
                            10/18/99(3)       2/9/01; 3/19/01; 7/30/01; 9/1/01;     10/18/99(3)      2/9/01; 3/19/01; 7/30/01;
                            5/1/00(3)         1/14/02; 2/22/02; 7/15/02; 8/20/02;   5/1/00(3)        9/1/01; 1/14/02; 2/22/02;
                                              1/6/03; 2/20/03; 5/15/03; 8/15/03;                     7/15/02; 8/20/02; 1/6/03;
                                              11/24/03; 2/1/04; 8/4/04; 8/10/04;                     2/20/03; 5/15/03; 8/15/03;
                                              12/13/04; 12/31/04; 5/9/05; 6/10/05;                   11/24/03; 2/1/04; 8/4/04;
                                              6/17/05; 7/25/05; 8/31/05; 12/2/05;                    8/10/04; 12/13/04; 12/31/04;
                                              2/8/06; 8/25/06; 12/11/06; 5/1/07;                     5/9/05; 6/10/05; 6/17/05;
                                              8/24/07; 9/19/07; 10/19/07; 2/15/08;                   7/25/05; 8/31/05; 12/2/05;
                                              6/20/08; 7/21/08; 8/15/08; 11/13/08;                   2/8/06; 8/25/06; 12/11/06;
                                              12/1/08; 1/15/09                                       5/1/07; 8/24/07; 9/19/07;
                                                                                                     10/19/07; 2/15/08; 6/20/08;
                                                                                                     7/21/08; 8/15/08; 11/13/08;
                                                                                                     12/1/08; 1/15/09
                            ----------------- ------------------------------------- ---------------- -------------------------------
                            5/1/01(3)         7/30/01(4); 9/1/01; 12/14/01;         5/1/01(3)        5/1/01; 7/30/01(4); 9/1/01;
                                              1/14/02; 2/22/02; 7/15/02; 8/20/02;                    12/14/01; 1/14/02; 2/22/02;
                                              1/6/03; 2/20/03; 5/15/03; 8/15/03;                     7/15/02; 8/20/02; 1/6/03;
                                              11/24/03; 2/1/04; 8/4/04;8/10/04;                      2/20/03; 5/15/03; 8/15/03;
                                              12/13/04; 12/31/04; 5/9/05; 6/10/05;                   11/24/03; 2/1/04; 8/4/04;
                                              6/17/05; 7/25/05; 8/31/05; 12/2/05;                    8/10/04; 12/13/04; 12/31/04;
                                              2/8/06; 8/25/06; 12/11/06; 5/1/07;                     5/9/05; 6/10/05; 6/17/05;
                                              8/24/07; 9/19/07; 10/19/07; 2/15/08;                   7/25/05; 8/31/05; 12/2/05;
                                              6/20/08; 7/21/08; 8/15/08; 11/13/08;                   2/8/06; 8/25/06; 12/11/06;
                                              12/1/08; 1/15/09                                       5/1/07; 8/24/07; 9/19/07;
                                                                                                     10/19/07; 2/15/08; 6/20/08;
                                                                                                     7/21/08; 8/15/08; 11/13/08;
                                                                                                     12/1/08; 1/15/09
--------------------------- ----------------- ------------------------------------- ---------------- -------------------------------
 Accumulator(R) Elite(SM)   8/13/01(3)        9/1/01; 10/1/01(6); 12/14/01;         8/13/01(3)       9/1/01; 10/1/01(6); 12/14/01;
                                              1/14/02; 2/22/02; 7/15/02; 8/20/02;                    1/14/02; 2/22/02; 7/15/02;
                                              11/11/02; 1/6/03; 2/20/03; 5/15/03;                    8/20/02; 11/11/02; 1/6/03;
                                              8/15/03; 11/24/03; 2/1/04; 8/4/04;                     2/20/03; 5/15/03; 8/15/03;
                                              8/10/04; 12/13/04; 12/31/04; 5/9/05;                   11/24/03; 2/1/04; 8/4/04;
                                              6/10/05; 6/17/05; 7/25/05; 8/31/05;                    8/10/04; 12/13/04; 12/31/04;
                                              12/2/05; 2/8/06; 8/25/06; 12/11/06;                    5/9/05; 6/10/05; 6/17/05;
                                              5/1/07; 8/24/07; 9/19/07; 10/19/07;                    7/25/05; 8/31/05; 12/2/05;
                                              6/20/08; 7/21/08; 8/15/08; 11/13/08;                   2/8/06; 8/25/06; 12/11/06;
                                              12/1/08; 1/15/09                                       5/1/07; 8/24/07; 9/19/07;
                                                                                                     10/19/07; 2/15/08; 6/20/08;
                                                                                                     7/21/08; 8/15/08; 11/13/08;
                                                                                                     12/1/08; 1/15/09
------------------------------------------------------------------------------------------------------------------------------------


(1)  applies to Accumulator(R) contracts issued in Oregon only.
(2)  applies to Accumulator(R) Select(SM) only.

(3)  applies to non-2002 Series only.
(4)  applies to contracts issued in Washington only.
(5) applies to Accumulator(R) Select(SM) and Select(SM) II contracts issued in New York only.
(6)  applies to contracts issued in New York only.



3 Appendix I

    To receive this document electronically, sign up for e-delivery today at
                           www.axa-equitable.com/green


Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Who is AXA Equitable?                                                          2
Custodian and Independent Registered Public Accounting Firm                    2
Distribution of the Contracts                                                  2

Calculating Unit Values                                                        2
Calculation of Annuity Payments                                                2
Financial Statements                                                           3



How to obtain an Accumulator(R) Statement of Additional Information

Send this request form to:
 Accumulator(R)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me a combined Accumulator(R) series SAI dated May 1, 2009



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                                    State                  Zip




                                                                         SAI 13A

                                                                          x02413

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2009 TO THE CURRENT PROSPECTUSES FOR:
ACCUMULATOR(R)              ACCUMULATOR(R) ELITE(SM)
ACCUMULATOR(R) PLUS(SM)            ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------


For delivery to Smith Barney customers
This supplement modifies certain information in the above-referenced Prospectuses, Supplements to Prospectuses and Statements of Additional Information ("SAIs"), (together, the "Prospectuses"). Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses. You should keep this supplement with your Prospectuses.

Please note the following information:

ELECTRONIC APPLICATIONS AND INITIAL CONTRIBUTIONS

Your Accumulator(R) Series contract date will generally be the business day Smith Barney receives your initial contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. We may reject your application and return your contribution or issue your contract on a later date if any of the limitations described below apply.

SUBSEQUENT CONTRIBUTIONS

Any additional contributions you may make will generally be applied to your contract on the business day Smith Barney receives the additional contribution from you and transmits your order to us in accordance with our processing procedures. We may reject your order and return your additional contribution or credit your additional contribution to your contract at a later date if any of the limitations described below apply.

LIMITATIONS

We consider Smith Barney to be a "processing office" for the purpose of receiving applications and contributions as described above.

The procedures described above are not available for Section 1035 exchanges or other replacement transactions; other types of transactions may also be excluded. You must provide all information and documents we require with respect to your initial or additional contribution. The amount of the initial or additional contribution you are making must be permitted under your contract. Your application and contribution must be made in accordance with all the other terms and conditions described in our Prospectus. After receiving your contribution, together with all required information and documents, from you, Smith Barney must deliver them to us in accordance with our processing arrangements with Smith Barney.

Smith Barney may establish a "closing time" for receipt of applications and contribution requests under the above arrangement that is earlier than the end of the business day. Any such earlier closing time may be established without prior notice to you. Also, while we are generally open on the same business days as Smith Barney, a business day for the purposes of this supplement will be our business day.

We or Smith Barney may change or discontinue these arrangements at any time without prior notice. If you change Smith Barney as your broker-dealer of record on your contract, the above procedures will no longer apply, although we may have similar arrangements with your new broker-dealer.

You may always make subsequent contributions under your contract by any other method described in the Accumulator(R) Series Prospectus for your contract, as supplemented from time to time. All applications and contributions are subject to acceptance. These arrangements may not be available in every state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below. This is also referred to as the "free look" period.

At the time of application, you will instruct your Smith Barney financial professional as to how your initial contribution and any subsequent contributions should be treated for the purpose of maintaining your free look right under the contract.

o You may choose to immediately allocate your contributions to one or more of the variable investment options. In the event you choose to exercise your free look right under the contract, you will receive a refund as described in the Prospectus.

o You may also choose "return of contribution" free look treatment of your contract. If chosen, we will allocate your entire contribution and any

SOLSB05-04 (5/09)                                                       x02404
Acc. '06/'06.5, '07/'07.5, 8.0/8.2 and 9.0               CAT NO. 133518 (5/09)
   subsequent contributions made during the 40 day period following the Contract Date, to the EQ/Money Market investment option. In the event you choose to exercise your free look right under the contract, you will receive a refund equal to your contributions.

   If you choose the "return of contribution" free look treatment and your contract is still in effect on the 40th day (or next Business Day) following the Contract Date, we will automatically reallocate your account value to the investment options chosen on your application.

   Any transfers made prior to the expiration of the 30 day free look will terminate your right to "return of contribution" treatment in the event you choose to exercise your free look right under the contract. Any transfer made prior to the 40th day following the Contract Date will cancel the automatic reallocation on the 40th day (or next Business Day) following the Contract Date described above. If you do not want AXA Equitable to perform this scheduled one-time reallocation, you must call one of our customer service representatives at 1 (800) 789-7771 before the 40th day following the Contract Date to cancel.


   LIMITATIONS ON CONTRIBUTIONS

   Smith Barney may limit contributions, so that the sum of all contributions under any Accumulator(R) contract issued on or after November 17, 2008 is less than $350,000.

   This limitation does not apply to Accumulator(R) Plus(SM), Accumulator(R) Select(SM) or Accumulator(R) Elite(SM) contracts.










Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Plus(SM), Accumulator(R)
  Select(SM) and Accumulator(R) Elite(SM) are servicemarks of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC. 1290
                            Avenue of the Americas,
                              New York, NY 10104.


   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.


                      AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                               New York, NY 10104
                                 (212) 554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2009 TO THE CURRENT PROSPECTUSES FOR:
ACCUMULATOR(R)
ACCUMULATOR(R) ELITE(SM)


--------------------------------------------------------------------------------


For delivery to Morgan Stanley customers
This supplement modifies certain information in the above-referenced Prospectuses, Supplements to Prospectuses and Statements of Additional Information ("SAIs"), (together, the "Prospectuses"), in the State of California only. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses. You should keep this supplement with your Prospectuses.

Please note the following information:


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below. This is also referred to as the "free look" period.

At the time of application, you will instruct your Morgan Stanley financial professional as to how your initial contribution and any subsequent contributions should be treated for the purpose of maintaining your free look right under the contract.

o You may choose to immediately allocate your contributions to one or more of the variable investment options. In the event you choose to exercise your free look right under the contract, you will receive a refund as described in the Prospectus.

o You may also choose "return of contribution" free look treatment of your contract. If chosen, we will allocate your entire contribution and any subsequent contributions made during the 40 day period following the Contract Date, to the EQ/Money Market investment option. In the event you choose to exercise your free look right under the contract, you will receive a refund equal to your contributions.

   If you choose the "return of contribution" free look treatment and your contract is still in effect on the 40th day (or next Business Day) following the Contract Date, we will automatically reallocate your account value to the investment options chosen on your application.

   Any transfers made prior to the expiration of the 30 day free look will terminate your right to "return of contribution" treatment in the event you choose to exercise your free look right under the contract. Any transfer made prior to the 40th day following the Contract Date will cancel the automatic reallocation on the 40th day (or next Business Day) following the Contract Date described above. If you do not want AXA Equitable to perform this scheduled one-time reallocation, you must call one of our customer service representatives at 1 (800) 789-7771 before the 40th day following the Contract Date to cancel.













Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) and Accumulator(R) Elite(SM) are servicemarks of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC. 1290 Avenue of the Americas, New York,
                                   NY 10104.


   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.



                      AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                               New York, NY 10104
                                 (212) 554-1234

Acc. Core and Elite '07/'07.5, 8.0/8.2 and 9.0-New Business             x02405
IM-04-34SUPP (5/09)                                       CAT NO 134934 (5/09)

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2009 TO THE CURRENT PROSPECTUSES FOR:
ACCUMULATOR(R)
ACCUMULATOR(R) ELITE(SM)
ACCUMULATOR(R) PLUS(SM)
ACCUMULATOR(R) SELECT(SM)


--------------------------------------------------------------------------------


For delivery to PCA/Raymond James customers
This supplement modifies certain information in the above-referenced Prospectuses, Supplements to Prospectuses and Statements of Additional Information ("SAIs"), (together, the "Prospectuses"), in the State of California only. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses. You should keep this supplement with your Prospectuses.

Please note the following information:


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below. This is also referred to as the "free look" period.

At the time of application, you will instruct your PCA/Raymond James financial professional as to how your initial contribution and any subsequent contributions should be treated for the purpose of maintaining your free look right under the contract.

o You may choose to immediately allocate your contributions to one or more of the variable investment options. In the event you choose to exercise your free look right under the contract, you will receive a refund as described in the Prospectus.

o You may also choose "return of contribution" free look treatment of your contract. If chosen, we will allocate your entire contribution and any subsequent contributions made during the 40 day period following the Contract Date, to the EQ/Money Market investment option. In the event you choose to exercise your free look right under the contract, you will receive a refund equal to your contributions.

    If you choose the "return of contribution" free look treatment and your contract is still in effect on the 40th day (or next Business Day) following the Contract Date, we will automatically reallocate your account value to the investment options chosen on your application.

    Any transfers made prior to the expiration of the 30 day free look will terminate your right to "return of contribution" treatment in the event you choose to exercise your free look right under the contract. Any transfer made prior to the 40th day following the Contract Date will cancel the automatic reallocation on the 40th day (or next Business Day) following the Contract Date described above. If you do not want AXA Equitable to perform this scheduled one-time reallocation, you must call one of our customer service representatives at 1 (800) 789-7771 before the 40th day following the Contract Date to cancel.










Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R), Accumulator(R) Plus(SM), Accumulator(R) Select(SM), and Accumulator(R) Elite(SM) are servicemarks of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC. 1290 Avenue of the Americas,
                              New York, NY 10104.


   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.


                      AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                               New York, NY 10104
                                 (212) 554-1234

IM-06-01 (5/09)
PCA/RAYMOND JAMES
Acc. '07/07.5, 8.0/8.2 and 9.0 -- New Business
                                                          Cat. no. 136087 (5/09)
                                                                          x02406